UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 1)

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Haymaker Acquisition Corp. III

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PRELIMINARY PROXY STATEMENT - SUBJECT TO COMPLETION, DATED APRIL 8, 2022

HAYMAKER ACQUISITION CORP. III

501 Madison Avenue, Floor 12

New York, New York 10022

Dear Stockholders of Haymaker Acquisition Corp. III:

We cordially invite you to attend a special meeting in lieu of the 2022 annual meeting of the stockholders of Haymaker Acquisition Corp. III, a Delaware corporation (“we,” “us,” “our” or the “Company”), which will be held on [●], 2022, at 10:00 a.m., Eastern time at https://www.cstproxy.com/haymakeracquisitioniii/2022 (the “special meeting”). In light of ongoing concerns related to the COVID-19 pandemic, the Company has determined that the special meeting will be a virtual meeting conducted exclusively via live webcast in order to facilitate stockholder attendance and participation while safeguarding the health and safety of our stockholders, directors and officers. You or your proxyholder will be able to attend the virtual special meeting online, vote, view the list of stockholders entitled to vote at the special meeting and submit questions during the special meeting by visiting https://www.cstproxy.com/haymakeracquisitioniii/2022 and using a control number assigned by Continental Stock Transfer & Trust Company. To register and receive access to the virtual meeting, registered stockholders and beneficial stockholders (those holding shares through a stock brokerage account or by a bank or other holder of record) will need to follow the instructions applicable to them provided in this proxy statement.

On December 13, 2021, the Company, Haymaker Sponsor III LLC, a Delaware limited liability company (the “Sponsor”), BioTE Holdings, LLC, a Nevada limited liability company (“Biote”), BioTE Management, LLC, a Nevada limited liability company (the “Class A Member”), Dr. Gary Donovitz, in his individual capacity (the “Biote Founder”), and Teresa S. Weber, in her capacity as the representative of the members of Biote immediately prior to the Closing (as defined below) (the “Members’ Representative”), entered into a Business Combination Agreement (as amended from time to time, the “Business Combination Agreement”). The transactions contemplated by the Business Combination Agreement are referred to herein as the “business combination.”

At the special meeting, you will be asked to consider and vote upon a proposal (the “Business Combination Proposal”) to adopt the Business Combination Agreement and approve the business combination. A copy of the Business Combination Agreement is attached to this proxy statement as Annex A. The aggregate consideration that will be paid to or retained by the members of Biote immediately prior to the Closing (the “Members”) upon the closing of the business combination (the “Closing” and the date of the Closing, the “Closing Date”) is approximately $555,000,000 (the “Biote Equity Value”), subject to the purchase price adjustments set forth in the Business Combination Agreement. The Closing is expected to take place as soon as practicable after the special meeting, subject to the satisfaction or waiver of the closing conditions in the Business Combination Agreement.

Following the Closing, the Combined Company (as defined in the accompanying proxy statement) will be organized in an “UP-C” structure in which substantially all of the assets and business of the Combined Company will be held by the Biote Companies (as defined in the accompanying proxy statement), and the Company’s only direct assets will consist of Biote Units (as defined below).

Prior to the Closing, the Company may issue up to $100,000,000 in shares of its Class A common stock, par value $0.0001 per share (“Class A common stock”) in a private placement (an “Equity Financing”), so long as the price per share in such Equity Financing is not less than $10.00. Pursuant to the terms and conditions of the Company’s amended and restated certificate of incorporation (as amended through the date of this proxy statement, the “current charter”), in connection with the Closing, all then-outstanding shares of the Company’s Class B common stock, par value $0.0001 per share (“Class B common stock”) will be converted into shares of Class A common stock on a one-for-one basis (the “Class B Common Stock Conversion”).

Immediately prior to the Closing, Biote will (i) effectuate a recapitalization, pursuant to which all its Class A Units, Class AA Units, Class AAA Units and Class AAAA Units held by the Members will be converted or exchanged (whether by direct exchange, merger or otherwise) into a number of equity interests in Biote designated as “Class A Common Units” (“Biote Units”) in the amounts determined in accordance with Biote’s Second Amended and Restated Operating Agreement (the “Biote A&R OA”), which will be entered into prior to the Closing, the result of which will be that the Members will hold a single class of Biote Units as of immediately prior to the Closing (the “Recapitalization”) and (ii) convert into a Delaware limited liability company (the “Conversion”). In connection with the business combination, BioTE Medical, LLC (“Biote Medical”), a subsidiary of Biote, has entered into a debt commitment letter with Truist Bank and Truist Securities, Inc. to obtain (i) a $50,000,000 senior secured revolving credit facility in favor of Biote Medical and (ii) a $125,000,000 senior secured term loan A facility in favor of Biote Medical (any such financing, together with any alternative financing obtained by the Company, Biote or any Biote subsidiary, the “Debt Financing”). Each holder of phantom equity in any of Biote or its direct or indirect subsidiaries (each, a “Phantom Equity Holder”) has entered into a phantom equity acknowledgement (each, a “Phantom Equity Acknowledgement”) effective as of the Closing, which shall, among other things, confirm the number of shares of Class A common stock to be issued to such Phantom Equity Holder pursuant to the Incentive Plan in satisfaction of his or her phantom equity rights and the vesting schedule for such shares.

Pursuant to the Business Combination Agreement, subject to the satisfaction or waiver of certain conditions set forth therein, at the time of the Closing, (x) in exchange for the Closing Biote Units (as defined below), the Company will transfer cash in an amount equal to (i) the cash in our trust account (the “trust account”) that holds the proceeds (including interest, net of taxes payable) of our initial public offering that closed on March 4, 2021 (our “IPO”), and any cash held by the Company outside of our trust account, less (ii) the amounts required by the redemptions of Class A common stock by our public stockholders, plus (iii) the aggregate proceeds to be received by the Company pursuant to any Equity Financing, (y) the Biote Companies will receive the aggregate proceeds from the Debt Financing (the “Debt Financing Proceeds”) (the aggregate amounts described in (x) and (y), the “Closing Date Cash”) in accordance with and in the priority set forth in the Business Combination Agreement and as described further in the accompanying proxy statement, and (z) the Company will issue to Biote a number of shares of its Class V common stock, par value $0.0001 per share (the “Class V voting stock”) equal to the number of Retained Biote Units (as defined below), which will entitle the holder thereof to one vote per share but no right to dividends or distributions. Biote will immediately thereafter distribute the Class V voting stock to its Members pursuant to the Biote A&R OA. The “Cash Consideration” will be equal to the portion of the aggregate consideration paid or payable to the Gary S. Donovitz 2012 Irrevocable Trust (the “Selling Member”) that is paid in cash, which amount shall in no event exceed $199,000,000.

At the Closing and in consideration for the acquisition of Biote Units by the Company, the Company and the Biote Companies will, subject to the Business Combination Agreement and the Trust Agreement (as defined in the Business Combination Agreement), disburse the Closing Date Cash for the following purposes and in the following order of priority: (a) first, payment of unpaid Transaction Expenses (as defined in the Business Combination Agreement), (b) second, payment to Biote (for use by the Biote Companies) in the amount of $75,000,000, (c) third, payment of Cash Consideration to the Selling Member in the amount of $50,000,000, (d) fourth, payment to Biote (for use by the Biote Companies) in the amount of $75,000,000, (e) fifth, payment of Cash Consideration to the Selling Member in the amount of $75,000,000, (f) sixth, payment to Biote and the Selling Member such that Biote and the Selling Member receive 37.8% and 62.2%, respectively, of the remaining Closing Date Cash until Biote and the Selling Member have received aggregate payments pursuant to this clause (f) equal to $45,000,000 and $74,000,000, respectively, and (g) seventh, payment to Biote (for use by the Biote Companies).

At the Closing, Biote will issue to the Company a number of Biote Units (the “Closing Biote Units”) equal to the aggregate number of shares of Class A common stock issued and outstanding as of immediately prior to the Closing (after giving effect to any redemptions of Class A common stock, any Equity Financing, the Class B Common Stock Conversion and the forfeiture of up to 793,750 shares of Class B common stock held by the Sponsor in the event cash available to the Company at Closing is less than $206,400,000). The Members will, immediately following the Closing, retain an aggregate number of Biote Units (such Biote Units retained by the Members, the “Retained Biote Units”) equal to the following (without duplication between clauses (y) and (z)): (w) (i) (A) Biote’s equity value (i.e., $555,000,000), minus (B) the aggregate amount of Biote Transaction

Expenses (as defined in the accompanying proxy statement), minus (C) the Cash Consideration, if any, divided by (ii) $10.00, plus (x) the Member Earnout Units (as defined below), minus (y) a number of Biote Units equal to the number of shares of Class A common stock to be issued to the Phantom Equity Holders pursuant to the Phantom Equity Acknowledgements (or the existing underlying phantom equity documentation with respect to any Phantom Equity Holder who has not entered into a Phantom Equity Acknowledgement as of the Closing), minus (z) a number of Biote Units equal to the quotient of (i) the amount of cash payable to the Phantom Equity Holders pursuant to the Phantom Equity Acknowledgments (or the existing underlying phantom equity documentation with respect to any Phantom Equity Holder who has not entered into a Phantom Equity Acknowledgement as of the Closing), divided by (ii) $10.00.

In connection with the Closing, on the Closing Date (a) the Members on a pro rata basis will subject (i) 10,000,000 Retained Biote Units held by them (the “Member Earnout Units”) and (ii) 10,000,000 shares of Class V voting stock distributed to them by Biote (the “Earnout Voting Shares”), (b) the Sponsor will subject 1,587,500 shares of Class A common stock held by it after giving effect to the Class B Common Stock Conversion (the “Sponsor Earnout Shares”), and (c) the Company will subject a number of Biote Units equal to the number of Sponsor Earnout Shares (the “Sponsor Earnout Units,” and, together with the Sponsor Earnout Shares, the Earnout Voting Shares and the Member Earnout Units, the “Earnout Securities”), to certain restrictions and potential forfeiture pending the achievement (if any) of certain earnout targets pursuant to the terms of the Business Combination Agreement or the occurrence of a Change of Control (as defined in the Business Combination Agreement). The Earnout Securities will have voting rights but no right to dividends or distributions (except for certain tax distributions from Biote in accordance with the Biote A&R OA) until such restrictions and potential forfeiture have lapsed. One third of each of the Member Earnout Units, Earnout Voting Shares, Sponsor Earnout Shares and Sponsor Earnout Units will vest upon the occurrence of each of the following events: (i) the first time, prior to the five-year anniversary of the Closing Date (the “Earnout Deadline”), the volume-weighted average share price of the Class A common stock (the “VWAP”) equals or exceeds $12.50 per share for 20 Trading Days (as defined in the Business Combination Agreement) of any 30 consecutive Trading Day period following the Closing, (ii) the first time, prior to the Earnout Deadline, the VWAP equals or exceeds $15.00 per share for 20 Trading Days of any 30 consecutive Trading Day period following the Closing, and (iii) the first time, prior to the Earnout Deadline, the VWAP equals or exceeds $17.50 per share for 20 Trading Days of any 30 consecutive Trading Day period following the Closing. If a definitive agreement with respect to a Change of Control (as defined in the Business Combination Agreement) is entered into on or prior to the Earnout Deadline, then effective as of immediately prior to closing of such Change of Control, unless previously vested pursuant to clauses (i) through (iii) of the preceding sentence, each of the Member Earnout Units, Earnout Voting Shares, Sponsor Earnout Shares and Sponsor Earnout Units will vest.

Assuming that none of the Company’s current stockholders exercise their right to redeem their Class A common stock and Biote Transaction Expenses (as defined in accompanying proxy statement) equal $11,521,000, and subject to certain adjustments in accordance with the Business Combination Agreement, as of immediately following the Closing and without giving effect to outstanding warrants to purchase Class A common stock or any warrants issuable in respect of the Working Capital Loans (as defined in the accompanying proxy statement) or issuance of any shares under the Incentive Plan or ESPP (each defined in the accompanying proxy statement), but including the Earnout Securities, the Company is expected to own, directly or indirectly, approximately 49.9% of the Biote Units and will control Biote as the sole manager of Biote in accordance with the terms of the Biote A&R OA and all remaining Biote Units will be owned by the Members. The Members are expected to hold a controlling voting interest in the Company after the Closing and will therefore have the ability to control Biote.

Beginning on the six month anniversary of the Closing, each Retained Biote Unit held by the Members may be redeemed, together with one share of Class V voting stock and subject to certain conditions, in exchange for either one share of Class A common stock or in certain circumstances, at the election of the Company in its capacity as the sole manager of Biote, the cash equivalent of the market value of one share of Class A common stock, pursuant to the terms and conditions of the Biote A&R OA (such exchange rights, as further described in the Biote A&R OA, the “Exchange Rights”).

Biote operates a high-growth practice-building business within the hormone optimization space. Similar to a franchise model, Biote provides the necessary components to enable third-party physicians and nurse practitioners who are certified under Biote’s training program (the “Biote-certified practitioners”) to establish, build, and successfully implement a program designed to optimize hormone levels using personalized solutions for their patient populations. The Biote Method is a comprehensive, end-to-end practice building platform that provides Biote-certified practitioners with the following components specifically developed for practitioners in the hormone optimization space: Biote Method education, training and certification, practice management software, inventory management software, and information regarding available hormone replacement therapy (“HRT”) products, as well as digital and point-of-care marketing support. Biote also sells a complementary Biote-branded line of dietary supplements. For more information about Biote, please see the section entitled “Information About Biote” of the accompanying proxy statement.

At the special meeting, you will be asked to consider and vote upon:

1. the Business Combination Proposal;

2. a proposal to approve, for purposes of complying with applicable listing rules of the Nasdaq Stock Market LLC (“Nasdaq”), the issuance of more than 20% of the Company’s issued and outstanding common stock (i) pursuant to the Business Combination Agreement and (ii) upon the redemption of the Retained Biote Units pursuant to the terms of the Biote A&R OA, in each case, that may result in a Member owning more than 20% of our outstanding common stock, or more than 20% of the voting power, which could constitute a “change of control” under Nasdaq rules (the “Nasdaq Proposal”);

3. a proposal to approve the Company’s proposed second amended and restated certificate of incorporation (the “proposed charter”), substantially in the form attached to the accompanying proxy statement as Annex C, in connection with the business combination (the “Charter Proposal”);

4. proposals to approve and adopt, on a non-binding advisory basis, certain material differences between the Company’s current charter and the proposed charter, which are being presented in accordance with the requirements of the U.S. Securities and Exchange Commission (the “SEC”) as three separate sub-proposals (collectively, the “Advisory Charter Proposals”):

a.	to elect not to be governed by Section 203 of the DGCL (“Advisory Charter Proposal A”);

b.	to change the name of the new public entity to “biote Corp.” from “Haymaker Acquisition Corp. III” (“Advisory Charter Proposal B”);

c.

to, upon completion of the business combination, increase the authorized capital stock from 221,000,000 shares, consisting of 200,000,000 shares of Class A common stock, 20,000,000 shares of Class B common stock and 1,000,000 shares of preferred stock, to [●] shares, which would consist of [●] shares of common stock, including [●] shares of Class A common stock, [●] shares of Class B common stock, [●] shares of Class V voting stock and [●] shares of preferred stock (“Advisory Charter Proposal C”);

5. a proposal to approve the Incentive Plan (as defined in the accompanying proxy statement), substantially in the form attached to the accompanying proxy statement as Annex E, including the authorization of the initial share reserve under the Incentive Plan (the “Incentive Plan Proposal”);

6. a proposal to approve the ESPP (as defined in the accompanying proxy statement), substantially in the form attached to the accompanying proxy statement as Annex F, including the authorization of the initial share reserve under the ESPP (the “ESPP Proposal” and, collectively with the Business Combination Proposal, the Nasdaq Proposal, the Charter Proposal and the Incentive Plan Proposal, the “condition precedent proposals”);

7. a proposal to consider and vote upon a proposal to elect seven directors to serve staggered terms on the board of directors of the Company (the “Board”) until immediately following the 2023, 2024 and 2025 annual meetings of our stockholders, as applicable, and until their respective successors are duly elected and qualified; alternatively, in the event the condition precedent proposals are not approved, the holders of our Class A common stock and Class B common stock, voting together as a single class, have the right under the Company’s existing certificate of incorporation to elect one director to serve as a Class I director on the Board for a term of three years expiring at the annual meeting of stockholders to be held in 2025 or until such director’s successor has been duly elected and qualified (the “Director Election Proposal”); and

8. a proposal to approve the adjournment of the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if there are insufficient votes for, or otherwise in connection with, the approval of the condition precedent proposals (the “Adjournment Proposal”). The Adjournment Proposal will only be presented at the special meeting if there are not sufficient votes to approve the condition precedent proposals.

Each of these proposals is more fully described in the accompanying proxy statement, which you are encouraged to read carefully.

Our publicly traded common stock, units and warrants are currently listed on Nasdaq under the symbols “HYAC,” “HYACU” and “HYACW,” respectively. Upon the Closing, we intend to change our name from “Haymaker Acquisition Corp. III” to “biote Corp.”, and we have applied to continue the listing of our common stock and warrants on Nasdaq under the symbols “BTMD” and “BTMDW,” respectively, upon the Closing. Our units will automatically separate into the component securities upon consummation of the business combination and, as a result, will no longer trade as a separate security.

Pursuant to the current charter, we are providing our public stockholders with the opportunity to redeem, upon the Closing, shares of Class A common stock then held by them (“public shares”) for a per-share price, payable in cash, equal to the quotient obtained by dividing the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of the business combination, including interest earned on funds held in the trust account (which interest shall be net of taxes payable), by the total number of then outstanding public shares, subject to the limitations described herein. For illustrative purposes, based on the fair value of marketable securities held in our trust account of $317,581,791 as of December 31, 2021, the estimated per share redemption price would have been approximately $10.00. Public stockholders may elect to redeem their shares even if they vote for the business combination.

You will be entitled to receive cash for any public shares to be redeemed only if you:

(i) (a) hold public shares or (b) hold public shares through units and you elect to separate your units into the underlying public shares and warrants (the “public warrants”) prior to exercising your redemption rights with respect to the public shares; and

(ii) prior to 5:00 p.m., Eastern time, on [●], 2022, (a) submit a written request to Continental Stock Transfer & Trust Company, our transfer agent (the “Transfer Agent”), that the Company redeem your public shares for cash and (b) deliver your public shares to the Transfer Agent, physically or electronically through the Depository Trust Company.

Holders of units must elect to separate the underlying public shares and public warrants prior to exercising redemption rights with respect to the public shares. Any demand for redemption, once made, may be withdrawn at any time until the deadline for exercising redemption requests and thereafter, only with our consent, until the Closing.

A public stockholder, together with any of his, her or its affiliates or any other person with whom it is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended), will be restricted from redeeming in the aggregate his, her or its shares or, if part of such a group, the group’s shares, in excess of 15% of the shares of Class A common stock included in the units sold in our IPO without the prior consent of the Company. We have no specified maximum redemption threshold under the current charter, other than the aforementioned 15% threshold and the limitation that in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001. Every share of Class A common stock that is redeemed by our public stockholders will reduce the amount in our trust account, which held marketable securities with a fair value of $317,581,791 as of December 31, 2021. The Business Combination Agreement provides that Biote’s obligation to consummate the business combination is conditioned on the availability at Closing of at least $125,000,000 in Closing Date Cash. Biote expects that the cash proceeds from the Debt Financing will be sufficient for the parties to fully meet the minimum cash requirement to close. This condition to Closing in the Business Combination Agreement is for the sole benefit of the parties thereto and may be waived in writing by Biote. If, as a result of redemptions of public shares by our public stockholders, this condition is not met (or waived), then Biote may elect not to consummate the business combination. Holders of our outstanding public warrants do not have redemption rights in connection with the business combination. Unless otherwise specified, the information in the accompanying proxy statement assumes that none of our public stockholders exercise their redemption rights with respect to their public shares.

The Sponsor and our officers and directors have agreed to waive their redemption rights with respect to any shares they may hold in connection with the consummation of the business combination, and the Class B common stock held by the Sponsor and its designees (the “founder shares”), will be excluded from the pro rata calculation used to determine the per-share redemption price. Currently, the Sponsor and our officers and directors as a group beneficially own approximately 20% of our issued and outstanding shares of common stock, including all of the founder shares. The Sponsor and our directors and officers agreed to waive such redemption rights in order to induce the Company and the underwriters of the IPO to enter into the underwriting agreement in connection with the IPO and did not receive any additional consideration in connection with the business combination. The Sponsor and our officers and directors have agreed to vote any shares of common stock owned by them in favor of the business combination. The founder shares are subject to transfer restrictions as described further herein. In connection with the signing of the Business Combination Agreement, the Sponsor agreed to waive its right to convert its founder shares at the time of the business combination into shares of Class A common stock in accordance with the terms of the current charter at a ratio of more than one-to-one. As of the Closing, assuming no redemptions and Biote Transaction Expenses (as defined in the accompanying proxy statement) equal $11,521,000, and including the Earnout Securities, the Sponsor will beneficially own approximately 10.0% of the total number of all shares of common stock outstanding after consummation of the business combination, or approximately 13.9% on a fully diluted basis. Please see the section entitled “Proposal No. 1 — The Business Combination Proposal — Total Company Shares to be Issued in the Business Combination” for additional information.

We are providing the accompanying proxy statement and accompanying proxy card to our stockholders in connection with the solicitation of proxies to be voted at the special meeting and at any adjournments or postponements of the special meeting. Information about the special meeting, the business combination and other related business to be considered by the Company’s stockholders at the special meeting is included in the accompanying proxy statement. Whether or not you plan to attend the special meeting, we urge all of our stockholders to read the accompanying proxy statement, including the Annexes and the accompanying financials statements of the Company and Biote, carefully and in their entirety. In particular, we urge you to read carefully the section entitled “Risk Factors” beginning on page 58 of the accompanying proxy statement.

After careful consideration, our Board has unanimously approved the Business Combination Agreement and the business combination, and unanimously recommends that our stockholders vote “FOR” the adoption of the Business Combination Agreement and approval of the business combination, “FOR” each of the director nominees and “FOR” all of the other proposals presented to our stockholders in the accompanying proxy statement. When you consider our Board’s recommendation of these proposals, you should keep in mind that our directors and officers have interests in the business combination that may conflict with your interests as a stockholder. Please see the section entitled “Proposal No. 1 — The Business Combination Proposal — Interests of Certain Persons in the Business Combination” for additional information.

Approval of the Business Combination Proposal, the Nasdaq Proposal, the Advisory Charter Proposals (each of which is a non-binding vote), the Incentive Plan Proposal, the ESPP Proposal and the Adjournment

Proposal each requires the affirmative vote of holders of a majority of the votes cast by our stockholders present in person (which would include presence at the virtual special meeting) or represented by proxy at the special meeting and entitled to vote thereon. Approval of the Charter Proposal requires the affirmative vote of (i) the holders of a majority of the shares of Class A common stock then outstanding, voting separately as a single class, (ii) the holders of a majority of the shares of Class B common stock then outstanding, voting separately as a single class and (iii) the holders of a majority of the then outstanding shares of common stock, voting together as a single class.

The election of directors is decided by a plurality of the votes cast by the stockholders present in person (which would include presence at the virtual special meeting) or represented by proxy at the special meeting and entitled to vote on the election of directors. This means that the director nominees will be elected if they receive more affirmative votes than any other nominee for the same position. Stockholders may not cumulate their votes with respect to the election of directors. If the condition precedent proposals are approved, we will elect seven directors to our Board, each to serve staggered terms until immediately following the 2023, 2024 and 2025 annual meetings of our stockholders, as applicable, commencing at the Closing of the transaction. Alternatively, in the event the condition precedent proposals are not approved, the holders of our Class A common stock and Class B common stock, voting together as a single class, have the right under the Company’s existing certificate of incorporation to elect one director to serve as a Class I director on the Board for a term of three years expiring at the annual meeting of stockholders to be held in 2025 or until such director’s successor has been duly elected and qualified.

A stockholder’s failure to vote by proxy or to vote in person at the special meeting (which would include voting at the virtual special meeting), as well as broker non-votes, will not be counted towards the number of shares of common stock required to validly establish a quorum. Abstentions will count as present for the purposes of establishing a quorum. Assuming a valid quorum is established, each of the failure to vote by proxy or to vote in person (which would include voting at the virtual special meeting), an abstention from voting and a broker non-vote on any of the proposals other than the Charter Proposal will have no effect on any such proposal. Each of the failure to vote by proxy or to vote in person (which would include voting at the virtual special meeting), an abstention from voting and a broker non-vote on the Charter Proposal will have the effect of voting AGAINST such proposal.

Your vote is very important. Whether or not you plan to attend the special meeting, please vote as soon as possible by following the instructions in the accompanying proxy statement to make sure that your shares are represented at the special meeting. If you hold your shares in “street name” through a bank, broker or other nominee, you will need to follow the instructions provided to you by your bank, broker or other nominee to ensure that your shares are represented and voted at the special meeting. Even if you have voted by proxy, you may still vote during the special meeting by visiting https://www.cstproxy.com/haymakeracquisitioniii/2022. To participate in the special meeting, you will need the 12-digit control number included on your proxy card, voting instruction form or notice you previously received. Unless waived by the parties to the Business Combination Agreement, the Closing is conditioned upon the approval of the condition precedent proposals. The election of seven director nominees in the Director Election Proposal is conditioned on the approval of the condition precedent proposals. The Advisory Charter Proposals are not conditioned on the approval of any other proposal set forth in the accompanying proxy statement.

If you sign, date and return your proxy card without indicating how you wish to vote, your proxy will be voted FOR each of the proposals presented at the special meeting. If you fail to return your proxy card, and do not attend the special meeting, the effect will be that your shares will not be counted for purposes of determining whether a quorum is present at the special meeting and will have the same effect as a vote against the Charter Proposal. If you are a stockholder of record and you attend the special meeting and wish to vote during the special meeting, you may withdraw your proxy and vote at the special meeting.

TO EXERCISE YOUR REDEMPTION RIGHTS, YOU MUST DEMAND THAT THE COMPANY REDEEM YOUR SHARES FOR A PRO RATA PORTION OF THE FUNDS HELD IN THE TRUST

ACCOUNT AND TENDER YOUR SHARES TO THE COMPANY’S TRANSFER AGENT AT LEAST TWO BUSINESS DAYS PRIOR TO THE SPECIAL MEETING. YOU MAY TENDER YOUR SHARES BY EITHER DELIVERING YOUR SHARE CERTIFICATE TO THE TRANSFER AGENT OR BY DELIVERING YOUR SHARES ELECTRONICALLY USING DEPOSITORY TRUST COMPANY’S DWAC (DEPOSIT WITHDRAWAL AT CUSTODIAN) SYSTEM. IF THE BUSINESS COMBINATION IS NOT COMPLETED, THEN THESE SHARES WILL NOT BE REDEEMED FOR CASH. IF YOU HOLD THE SHARES IN STREET NAME, YOU WILL NEED TO INSTRUCT YOUR BANK OR BROKER TO REDEEM THE SHARES ON YOUR BEHALF OR WITHDRAW THE SHARES FROM YOUR ACCOUNT IN ORDER TO EXERCISE YOUR REDEMPTION RIGHTS.

On behalf of the Board, we would like to thank you for your support of Haymaker Acquisition Corp. III and look forward to a successful completion of the business combination.

[●], 2022	Sincerely,

Steven J. Heyer
Chief Executive Officer and Chairman

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATORY AGENCY HAS APPROVED OR DISAPPROVED THE TRANSACTIONS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT, PASSED UPON THE MERITS OR FAIRNESS OF THE BUSINESS COMBINATION OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THE ACCOMPANYING PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY CONSTITUTES A CRIMINAL OFFENSE.

This proxy statement is dated [●], 2022 and is expected to be first mailed to our stockholders on or about [●], 2022.

NOTICE OF SPECIAL MEETING IN LIEU OF THE 2022 ANNUAL MEETING OF STOCKHOLDERS OF HAYMAKER ACQUISITION CORP. III

TO BE HELD ON [●], 2022

To the Stockholders of Haymaker Acquisition Corp. III:

NOTICE IS HEREBY GIVEN that a special meeting in lieu of the 2022 annual meeting of the stockholders of Haymaker Acquisition Corp. III, a Delaware corporation (the “Company”), will be held on [●], 2022 at 10:00 a.m., Eastern time at https://www.cstproxy.com/haymakeracquisitioniii/2022 (the “special meeting”). You are cordially invited to attend the special meeting to conduct the following items of business:

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Proposal No. 1 — Business Combination Proposal — To consider and vote upon a proposal to approve and adopt the Business Combination Agreement, dated as of December 13, 2021 (a copy of which is attached to this proxy statement as Annex A) (as amended, the “Business Combination Agreement”), by and among the Company, Haymaker Sponsor III LLC (the “Sponsor”), BioTE Holdings, LLC, a Nevada limited liability company (“Biote”), BioTE Management, LLC, a Nevada limited liability company (the “Class A Member”), Dr. Gary Donovitz, in his individual capacity (the “Biote Founder”), and Teresa S. Weber, in her capacity as the member’s representative (the “Members’ Representative), and approve the other transactions contemplated thereby (the “business combination” and such proposal, the “Business Combination Proposal”);

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Proposal No. 2 — Nasdaq Proposal — To consider and vote upon a proposal to approve, for purposes of complying with applicable Nasdaq listing rules, the issuance of more than 20% of the Company’s issued and outstanding common stock (i) pursuant to the terms of the Business Combination Agreement and (ii) upon the redemption of the Retained Biote Units pursuant to the terms of the Biote A&R OA, in each case, that may result in a Member owning more than 20% of our outstanding common stock, or more than 20% of the voting power, which could constitute a “change of control” under Nasdaq rules;

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Proposal No. 3 — Charter Proposal — To consider and vote upon a proposal to approve the Company’s proposed second amended and restated certificate of incorporation (the “proposed charter”), substantially in the form attached to the accompanying proxy statement as Annex C, in connection with the business combination (the “Charter Proposal”);

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Proposal No. 4 — Advisory Charter Proposals — To consider and act upon the following proposals to approve and adopt, on a non-binding advisory basis, certain material differences between the Company’s amended and restated certificate of incorporation (as amended through the date of this proxy statement, the “current charter”) and the proposed charter, which are being presented in accordance with the requirements of the U.S. Securities and Exchange Commission (the “SEC”) as three separate sub-proposals (collectively, the “Advisory Charter Proposals”):

•	Advisory Charter Proposal A — to elect not to be governed by Section 203 of the DGCL (“Advisory Charter Proposal A”);

•	Advisory Charter Proposal B — to change the name of the new public entity to “biote Corp.” from “Haymaker Acquisition Corp. III” (“Advisory Charter Proposal B”);

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Advisory Charter Proposal C — to, upon completion of the business combination, increase the authorized capital stock from 221,000,000 shares, consisting of 200,000,000 shares of Class A common stock, 20,000,000 shares of Class B common stock and 1,000,000 shares of preferred stock, to [●] shares, which would consist of [●] shares of common stock, including [●] shares of Class A common stock, [●] shares of Class B common stock, [●] shares of Class V voting stock and [●] shares of preferred stock (“Advisory Charter Proposal C”);

•	Proposal No. 5 — Incentive Plan Proposal — To consider and vote upon a proposal to approve the Incentive Plan, substantially in the form attached to the accompanying proxy statement as Annex E,

including the authorization of the initial share reserve under the Incentive Plan (the “Incentive Plan Proposal”);

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Proposal No. 6 — ESPP Proposal — To consider and vote upon a proposal to approve the ESPP, substantially in the form attached to the accompanying proxy statement as Annex F, including the authorization of the initial share reserve under the ESPP (the “ESPP Proposal” and, collectively with the Business Combination Proposal, the Nasdaq Proposal, the Charter Proposal and the Incentive Plan Proposal, the “condition precedent proposals”);

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Proposal No. 7 — Director Election Proposal — a proposal to consider and vote upon a proposal to elect seven directors to serve staggered terms on the Board until immediately following the 2023, 2024 and 2025 annual meetings of our stockholders, as applicable, and until their respective successors are duly elected and qualified; alternatively, in the event the condition precedent proposals are not approved, the holders of our Class A common stock and Class B common stock, voting together as a single class, have the right under the Company’s existing certificate of incorporation to elect one director to serve as a Class I director on the Board for a term of three years expiring at the annual meeting of stockholders to be held in 2025 or until such director’s successor has been duly elected and qualified; and

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Proposal No. 8 — Adjournment Proposal — To consider and vote upon a proposal to approve the adjournment of the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if there are insufficient votes for, or otherwise in connection with, the approval of the condition precedent proposals (the “Adjournment Proposal”). The Adjournment Proposal will only be presented at the special meeting if there are not sufficient votes to approve the condition precedent proposals.

The above matters are more fully described in the accompanying proxy statement, which also includes, as Annex A, a copy of the Business Combination Agreement. We urge you to read carefully the accompanying proxy statement in its entirety, including the Annexes and accompanying financial statements of the Company and Biote.

In light of ongoing concerns related to the COVID-19 pandemic, the Company has determined that the special meeting will be a virtual meeting conducted exclusively via live webcast in order to facilitate stockholder attendance and participation while safeguarding the health and safety of our stockholders, directors and officers. You or your proxyholder will be able to attend the virtual special meeting online, vote, view the list of stockholders entitled to vote at the special meeting and submit questions during the special meeting by visiting https://www.cstproxy.com/haymakeracquisitioniii/2022 and using a control number assigned by Continental Stock Transfer & Trust Company. To register and receive access to the virtual meeting, registered stockholders and beneficial stockholders (those holding shares through a stock brokerage account or by a bank or other holder of record) will need to follow the instructions applicable to them provided in this proxy statement. The record date for the special meeting is [●], 2022. Only stockholders of record at the close of business on that date may vote at the special meeting or any adjournment thereof. A complete list of our stockholders of record entitled to vote at the special meeting will be available for ten days before the special meeting at our principal executive offices for inspection by stockholders during ordinary business hours for any purpose germane to the special meeting.

Pursuant to the current charter, we are providing our public stockholders with the opportunity to redeem, upon the Closing, shares of Class A common stock then held by them (“public shares”) for a per-share price, payable in cash, equal to the quotient obtained by dividing the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of the business combination, including interest earned on funds held in the trust account (which interest shall be net of taxes payable), by the total number of then outstanding public shares, subject to the limitations described herein. For illustrative purposes, based on the fair value of marketable securities held in our trust account of $317,581,791 as of December 31, 2021, the estimated per share redemption price would have been approximately $10.00. Public stockholders may elect to redeem their shares even if they vote for the business combination.

You will be entitled to receive cash for any public shares to be redeemed only if you:

(i) (a) hold public shares or (b) hold public shares through units and you elect to separate your units into the underlying public shares and warrants (the “public warrants”) prior to exercising your redemption rights with respect to the public shares; and

(ii) prior to 5:00 p.m., Eastern time, on [●], 2022, (a) submit a written request to Continental Stock Transfer & Trust Company, our transfer agent (the “Transfer Agent”), that the Company redeem your public shares for cash and (b) deliver your public shares to the Transfer Agent, physically or electronically through the Depository Trust Company.

Holders of units must elect to separate the underlying public shares and public warrants prior to exercising redemption rights with respect to the public shares. Any demand for redemption, once made, may be withdrawn at any time until the deadline for exercising redemption requests and thereafter, only with our consent, until the Closing.

A public stockholder, together with any of his, her or its affiliates or any other person with whom it is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended), will be restricted from redeeming in the aggregate his, her or its shares or, if part of such a group, the group’s shares, in excess of 15% of the shares of Class A common stock included in the units sold in our IPO without the prior consent of the Company. We have no specified maximum redemption threshold under the current charter, other than the aforementioned 15% threshold and the limitation that in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001. Every share of Class A common stock that is redeemed by our public stockholders will reduce the amount in our trust account, which held marketable securities with a fair value of $317,581,791 as of December 31, 2021. The Business Combination Agreement provides that Biote’s obligation to consummate the business combination is conditioned on the availability at Closing of at least $125,000,000 in Closing Date Cash (as defined in the Business Combination Agreement). Biote expects that the cash proceeds from the Debt Financing will be sufficient for the parties to fully meet the minimum cash requirement to close. This condition to Closing in the Business Combination Agreement is for the sole benefit of the parties thereto and may be waived in writing by Biote. If, as a result of redemptions of public shares by our public stockholders, this condition is not met (or waived), then Biote may elect not to consummate the business combination. Holders of our outstanding public warrants do not have redemption rights in connection with the business combination. Unless otherwise specified, the information in the accompanying proxy statement assumes that none of our public stockholders exercise their redemption rights with respect to public shares.

The Sponsor and our directors and officers have agreed to waive their redemption rights with respect to any shares they may hold in connection with the consummation of the business combination, and the Class B common stock, par value $0.0001 per share (the “founder shares”), will be excluded from the pro rata calculation used to determine the per-share redemption price. The Sponsor and our directors and officers agreed to waive such redemption rights in order to induce the Company and the underwriters of the IPO to enter into the underwriting agreement in connection with the IPO and did not receive any additional consideration in connection with the business combination. Currently, the Sponsor and our directors and officers as a group beneficially own approximately 20% of our issued and outstanding shares of common stock, including all of the founder shares. The Sponsors and our directors and officers have agreed to vote any shares of common stock owned by them in favor of the business combination. The founder shares are subject to transfer restrictions. In connection with the signing of the Business Combination Agreement, the Sponsor has agreed to waive its right to convert its founder shares at the time of the business combination into shares of Class A common stock in accordance with the terms of the current charter at a ratio of more than one-to-one. As of the Closing, assuming no redemptions and Biote Transaction Expenses (as defined in the accompanying proxy statement) equal $11,521,000, and including the Earnout Securities, the Sponsor will beneficially own approximately 10.0% of the total number of all shares of common stock outstanding after consummation of the business combination, or approximately 13.9% on a fully diluted basis. Please see the section entitled “Proposal No. 1 — The Business Combination Proposal — Total Company Shares to be Issued in the Business Combination” for additional information.

Unless waived by the parties to the Business Combination Agreement, the Closing is conditioned upon the approval of the condition precedent proposals. The election of seven directors to staggered terms as part of the Director Election Proposal is conditioned on the approval of the condition precedent proposals. The Advisory Charter Proposals are not conditioned on the approval of any other proposal set forth in the accompanying proxy statement.

Approval of the Business Combination Proposal, the Nasdaq Proposal, the Advisory Charter Proposals (each of which is a non-binding vote), the Incentive Plan Proposal, the ESPP Proposal and the Adjournment Proposal each requires the affirmative vote of holders of a majority of the votes cast by our stockholders present in person (which would include presence at the virtual special meeting) or represented by proxy at the special meeting and entitled to vote thereon. Approval of the Charter Proposal requires the affirmative vote of (i) the holders of a majority of the shares of Class A common stock then outstanding, voting separately as a single class, (ii) the holders of a majority of the shares of Class B common stock then outstanding, voting separately as a single class and (iii) the holders of a majority of the then outstanding shares of common stock, voting together as a single class.

The election of directors is decided by a plurality of the votes cast by the stockholders present in person (which would include presence at the virtual special meeting) or represented by proxy at the special meeting and entitled to vote on the election of directors. This means that the director nominees will be elected if they receive more affirmative votes than any other nominee for the same position. Stockholders may not cumulate their votes with respect to the election of directors. If the condition precedent proposals are approved, we will elect seven directors to our Board, each to serve staggered terms until immediately following the 2023, 2024 and 2025 annual meetings of our stockholders, as applicable, commencing at the Closing of the transaction. Alternatively, in the event the condition precedent proposals are not approved, the holders of our Class A common stock and Class B common stock, voting together as a single class, have the right under the Company’s existing certificate of incorporation to elect one director to serve as a Class I director on the Board for a term of three years expiring at the annual meeting of stockholders to be held in 2025 or until such director’s successor has been duly elected and qualified.

A stockholder’s failure to vote by proxy or to vote in person at the special meeting (which would include voting at the virtual special meeting), as well as broker non-votes, will not be counted towards the number of shares of common stock required to validly establish a quorum. Abstentions will count as present for the purposes of establishing a quorum. Assuming a valid quorum is established, each of the failure to vote by proxy or to vote in person (which would include voting at the virtual special meeting), an abstention from voting and a broker non-vote on any of the proposals other than the Charter Proposal will have no effect on any such proposal. Each of the failure to vote by proxy or to vote in person (which would include voting at the virtual special meeting), an abstention from voting and a broker non-vote on the Charter Proposal will have the effect of voting AGAINST such proposal.

Our Board unanimously recommends that you vote “FOR” each of these proposals and “FOR” each of the director nominees.

[●], 2022	By Order of the Board of Directors,

Steven J. Heyer
Chief Executive Officer and Chairman

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CERTAIN DEFINED TERMS

Unless otherwise stated or unless the context otherwise requires, the terms “we,” “us,” “our,” the “Company” and “Haymaker” refer to Haymaker Acquisition Corp. III, and the term “Combined Company” refers to biote Corp. following the consummation of the business combination.

In this proxy statement:

“Adjournment Proposal” means the proposal to approve the adjournment of the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if there are insufficient votes for, or otherwise in connection with, the approval of the condition precedent proposals.

“Advisory Charter Proposal A” means the non-binding advisory charter proposal to elect not to be governed by Section 203 of the DGCL.

“Advisory Charter Proposal B” means the non-binding advisory charter proposal to change the name of the new public entity to “biote Corp.” from “Haymaker Acquisition Corp. III”

“Advisory Charter Proposal C” means the non-binding advisory charter proposal to, upon completion of the business combination, increase the authorized capital stock from 221,000,000 shares, consisting of 200,000,000 shares of Class A common stock, 20,000,000 shares of Class B common stock and 1,000,000 shares of preferred stock, to [●] shares, which would consist of [●] shares of common stock, including [●] shares of Class A common stock, [●] shares of Class B common stock, [●] shares of Class V voting stock and [●] shares of preferred stock.

“ASC” means Accounting Standards Codification.

“Board” means the board of directors of the Company.

“Biote” means BioTE Holdings, LLC, a Nevada limited liability company.

“Biote A&R OA” means the Second Amended and Restated Operating Agreement of Biote to be entered into at the Closing by and among the Combined Company, Biote and the Members, which will, among other things, permit the issuance and ownership of Biote Units as contemplated to be issued and owned upon the consummation of the business combination, designate the Combined Company as the sole manager of Biote, provide for the Exchange Rights, set forth the rights and preferences of the Biote Units, and establish the ownership of the Biote Units by the persons or entities indicated in the Biote A&R OA, in each case, as more fully described in the Biote A&R OA, substantially in the form attached to this proxy statement as Annex I.

“Biote Companies” means Biote, together with all of its direct and indirect subsidiaries.

“Biote Company” means Biote or any direct or indirect subsidiary of Biote.

“Biote Equity Value” means $555,000,000.

“Biote Founder” means Dr. Gary Donovitz, in his individual capacity.

“Biote Method” means Biote’s practice-building platform specifically developed for practitioners in the hormone optimization space.

“Biote Transaction Expenses” means the aggregate expenses in connection with the transactions contemplated by the Business Combination Proposal incurred by Biote, any Member, the Members’ Representative or any subsidiary of Biote, as and to the extent provided in the Business Combination Agreement.

“Biote Units” means the Class A Common Units.

“business combination” means the transactions contemplated by the Business Combination Agreement.

“Business Combination Agreement” means the Business Combination Agreement, dated as of December 13, 2021, by and among the Company, the Sponsor, Biote, BioTE Management, LLC, the Biote Founder and the Members’ Representative, a copy of which is attached to this proxy statement as Annex A.

“Business Combination Proposal” means the proposal to approve and adopt the Business Combination Agreement (a copy of which is attached to this proxy statement as Annex A) and approve the transactions contemplated thereby.

“Cash Consideration” means the portion of aggregate consideration paid or payable to the Selling Member under the Business Combination Agreement, which shall in no event exceed $199,000,000.

“cGMP” means current good manufacturing practice.

“Change of Control” means (a) a direct or indirect sale, lease, transfer, or other disposition of all or substantially all of the assets of the Company and the Biote Companies (taken as a whole) in any transaction or series of related transactions to a person or a “group” (as such term is defined under Regulation 13D under the Securities Exchange Act), or (b) any transaction with a person or “group” (as such term is defined under Regulation 13D under the Securities Exchange Act), pursuant to which such person or group acquires, directly or indirectly, in any single transaction or series of related transactions, more than 50% of the total voting power or economic rights of the equity securities of the Company or Biote (excluding, for the avoidance of doubt, (i) any Earnout Voting Shares, (ii) Member Earnout Units, (iii) Sponsor Earnout Shares or (iv) Sponsor Earnout Units to be issued or to become vested in connection with such transaction(s) pursuant to the Business Combination Agreement, in each case, in connection with such Change of Control, as applicable) (whether by merger, consolidation, sale, exchange, issuance, transfer or redemption of equity securities or otherwise).

“Charter Proposal” means the proposal to approve the proposed charter, substantially in the form attached to this proxy statement as Annex C, in connection with the business combination.

“Class A common stock” means the shares of Class A common stock, par value $0.0001 per share, of the Company.

“Class A Common Units” means the equity interests issued by Biote and designated as “Class A Common Units” after the Recapitalization and immediately prior to the Closing.

“Class A Member” means BioTE Management, LLC, a Nevada limited liability company.

“Class B Common Stock Conversion” means, in connection with the Closing, the conversion of all then-outstanding shares of Class B common stock into shares of Class A common stock on a one-for-one basis.

“Class B common stock” means the shares of Class B common stock, par value $0.0001 per share, of the Company.

“Class V voting stock” means the shares of Class V common stock, par value $0.0001 per share, of the Company.

“Closing” means the closing of the business combination.

“Closing Date” means the closing date of the business combination.

“Closing Date Cash” means an aggregate amount equal to (a) the cash in the trust account and any cash held by the Company outside of the trust account, less (b) the amounts required by the redemptions of Class A common stock by public stockholders, plus (c) the aggregate proceeds to be received by the Biote Companies from the Debt Financing, plus (d) the aggregate proceeds to be received by the Company pursuant to any Equity Financing.

“Code” means the Internal Revenue Code of 1986, as amended.

“common stock” means, prior to the Closing, the shares of Class A common stock and Class B common stock and, after the Closing, the shares of Class A common stock and Class V voting stock of the Combined Company.

“Company” means Haymaker Acquisition Corp. III, a Delaware corporation.

“condition precedent proposals” means the Business Combination Proposal, the Nasdaq Proposal, the Charter Proposal, the Incentive Plan Proposal and the ESPP Proposal.

“current bylaws” means the bylaws of the Company that are currently in effect.

“current charter” means our amended and restated certificate of incorporation, filed with the Secretary of State of the State of Delaware on March 1, 2021, substantially in the form attached to this proxy statement as Annex B.

“Debt Financing” means the debt financing provided in accordance with the debt commitment letter entered into by BioTE Medical, LLC (“Biote Medical”), a subsidiary of Biote, with Truist Bank and Truist Securities, Inc. to obtain (i) a $50,000,000 senior secured revolving credit facility in favor of Biote Medical and (ii) a $125,000,000 senior secured term loan A facility in favor of Biote Medical, or any alternative financing obtained by the Company, Biote or any Biote subsidiary.

“Debt Financing Proceeds” means the aggregate proceeds of the Debt Financing.

“DGCL” means the General Corporation Law of the State of Delaware.

“Director Election Proposal” means the proposal to consider and vote upon a proposal to elect seven directors to serve staggered terms on the Board until immediately following the 2023, 2024 and 2025 annual meetings of our stockholders, as applicable, and until their respective successors are duly elected and qualified; alternatively, in the event the condition precedent proposals are not approved, to elect one director to serve as a Class I director on the Board for a term of three years expiring at the annual meeting of stockholders to be held in 2025 or until such director’s successor has been duly elected and qualified.

“DTC” means the Depository Trust Company.

“Earnout Securities” means, collectively, the Member Earnout Units, the Earnout Voting Shares, the Sponsor Earnout Shares, and the Sponsor Earnout Units.

“Economic Common Stock” means Class A common stock together with Class B common stock.

“ESPP” means the biote Corp. 2022 Employee Stock Purchase Plan.

“ESPP Proposal” means the proposal to approve the ESPP, substantially in the form attached to this proxy statement as Annex F, including the authorization of the initial share reserve under the ESPP.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Rights” means, beginning on the six month anniversary of the Closing, the rights of the Members to have their Retained Biote Units redeemed, together with one share of Class V voting stock and subject to certain conditions, in exchange for either one share of Class A common stock or in certain circumstances, at the election of the Company in its capacity as the sole manager of Biote, the cash equivalent of the market value of one share of Class A common stock, pursuant to the terms and conditions of the Biote A&R OA.

“FDA” means the U.S. Food and Drug Administration.

“FDCA” means the Federal Food, Drug, and Cosmetic Act.

“founder shares” means the 7,937,500 shares of Class B common stock that are currently owned by the Sponsor.

“GAAP” means U.S. generally accepted accounting principles.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“HIPAA” means the Health Insurance Portability and Accountability Act.

“Incentive Plan” means the biote Corp. 2022 Equity Incentive Plan for eligible service providers of the Company and its subsidiaries that will be in place at the Closing.

“Incentive Plan Proposal” means the proposal to approve the Incentive Plan, substantially in the form attached to this proxy statement as Annex E, including the authorization of the initial share reserve under the Incentive Plan.

“Insider Letter” means that certain letter agreement, dated March 1, 2021, between the Company, the Sponsor and each of the directors and officers of the Company.

“Investor Rights Agreement” means the Investor Rights Agreement, substantially in the form attached to this proxy statement as Annex J, to be entered into at the Closing by and among the Company, the Members, the Sponsor, the Members’ Representative and certain other parties, pursuant to which, among other things, (i) the Registration Rights Agreement will be terminated, (ii) the lock-up period set forth in the Investor Rights Agreement will supersede the lock-up period set forth in the Insider Letter, (iii) the Company will provide certain registration rights for the shares of Class A common stock held by the Members, the Sponsor, and certain other parties, (iv) the Members will agree not to, subject to certain exceptions, transfer, sell, assign or otherwise dispose of the shares of Class A common stock and the Biote Units held by such Members, as applicable, for six months following the Closing, and the Member Earnout Units until the date such securities have been earned in accordance with the Business Combination Agreement and (v) the Sponsor will agree not to, subject to certain exceptions, transfer, sell, assign or otherwise dispose of its (a) shares of Class A common stock (other than the Sponsor Earnout Shares) for six months following the Closing, (b) Sponsor Earnout Shares until the date such securities have been earned in accordance with the Business Combination Agreement and (c) warrants issued to the Sponsor pursuant to that certain Private Placement Warrants Purchase Agreement, dated March 1, 2021, by and among the Company and the Sponsor, and the underlying shares of Class A common stock, for 30 days following the Closing Date (in each case, as more fully described in the Investor Rights Agreement).

“IPO” means the Company’s initial public offering, consummated on March 4, 2021, through the sale of 31,750,000 units at $10.00 per unit (including 1,750,000 units that were issued upon the partial exercise of the IPO underwriters’ overallotment option, which closed on March 5, 2021).

“JOBS Act” means the Jumpstart Our Business Startups Act.

“Members” means the members of Biote immediately prior to the Closing.

“Members’ Representative” means Teresa S. Weber, in her capacity as the Member’s representative.

“Nasdaq” means the Nasdaq Stock Market LLC.

“Nasdaq Proposal” means the proposal to approve, for purposes of complying with applicable Nasdaq listing rules, the issuance of more than 20% of the Company’s issued and outstanding common stock in connection with the business combination (i) pursuant to the terms of the Business Combination Agreement and (ii) upon the redemption of the Retained Biote Units pursuant to the terms of the Biote A&R OA, in each case, that may result in a Member owning more than 20% of our outstanding common stock, or more than 20% of the voting power, which could constitute a “change of control” under Nasdaq rules.

“Person” means any natural person, sole proprietorship, partnership, joint venture, trust, unincorporated association, corporation, limited liability company, entity or Governmental Entity.

“Phantom Equity Holder” means each holder of phantom equity in a Biote Company.

“Phantom Equity Acknowledgement” means each phantom equity acknowledgement entered into by a Phantom Equity Holder.

“preferred stock” means shares of preferred stock, par value $0.0001 per share of the Company.

“private placement warrants” means the 5,566,666 warrants issued in a concurrent private placement at the time of the IPO to the Sponsor, each exercisable to purchase one share of Class A common stock at $11.50 per share.

“proposed bylaws” means the proposed amended and restated bylaws of the Company, substantially in the form attached to this proxy statement as Annex D, which will become the Combined Company’s bylaws upon the Closing.

“proposed charter” means the proposed second amended and restated certificate of incorporation of the Company, substantially in the form attached to this proxy statement as Annex C, which will become the Combined Company’s certificate of incorporation upon the approval of the Charter Proposal, assuming the consummation of the business combination.

“public shares” means shares of Class A common stock included in the units issued in the Company’s IPO.

“public stockholders” means holders of public shares, including the Sponsor to the extent the Sponsor holds public shares, provided, that, the Sponsor will be considered a public stockholder only with respect to any public shares held by it.

“public warrants” means the 7,937,500 warrants included in the units issued in the Company’s IPO, each of which is exercisable for one share of Class A common stock at an exercise price of $11.50 per share of Class A common stock, in accordance with its terms.

“Registration Rights Agreement” means the Registration Rights Agreement, dated March 1, 2021, by and between the Company and certain security holders.

“Related Agreements” means the Biote A&R OA, the Tax Receivable Agreement, the Investor Rights Agreement and the Sponsor Letter.

“Retained Biote Equity Value” means an amount equal to (a) $555,000,000 minus (b) the aggregate amount of Biote Transaction Expenses, minus (c) the Cash Consideration (if any).

“Retained Biote Units” means the aggregate number of Biote Units retained by the Members immediately following the Closing, which shall be calculated as (a) a number of Biote Units equal to the quotient of (i) the Retained Biote Equity Value divided by (ii) ten dollars ($10.00), plus (b) the Member Earnout Units.

“SEC” means the United States Securities and Exchange Commission.

“Selling Member” means the Gary S. Donovitz 2012 Irrevocable Trust.

“Securities Act” means the Securities Act of 1933, as amended.

“SPACs” means special purpose acquisition companies.

“special meeting” means the special meeting in lieu of the 2022 annual meeting of the stockholders of the Company that is the subject of this proxy statement.

“Sponsor” means Haymaker Sponsor III LLC.

“Sponsor Forfeiture” means the forfeiture of up to 793,750 shares of Class B common stock held by the Sponsor in the event cash available to the Company at Closing is less than $206,400,000; provided, that, the number of shares of Class B common stock subject to such forfeiture shall be reduced by (i) the number of shares of Class A common stock or Class B common stock and (ii) 1/3 of the number of warrants, in each case, that are transferred by the Sponsor or its affiliates to facilitate any Equity Financing, non-redemption agreement or similar arrangement.

“Tax Receivable Agreement” means the tax receivable agreement to be entered into simultaneously with the Closing by and among the Combined Company, Biote, the Members and the Members’ Representative, which will provide for, among other things, payment by the Combined Company to the Members of 85% of the U.S. federal, state and local income tax savings realized by the Combined Company as a result of the increases in tax basis and certain other tax benefits related to the transactions contemplated under the Business Combination Agreement and the redemption of Retained Biote Units in exchange for Class A common stock or cash (as more fully described in the Tax Receivable Agreement), substantially in the form attached to this proxy statement as Annex G.

“TCJA” means the Tax Cuts and Jobs Act.

“Transfer Agent” means Continental Stock Transfer & Trust Company, in its capacity as transfer agent for the Company.

“trust account” means the trust account of the Company that holds the proceeds from the Company’s IPO and the private placement of the private placement warrants.

“units” means the public units of the Company, each consisting of one share of Class A common stock and one-fourth of one public warrant of the Company, sold in the IPO.

“USPTO” means the U.S. Patent and Trademark Office.

“Warrant Agreement” means the Warrant Agreement, dated March 1, 2021, by and between the Company and Continental Stock Transfer & Trust Company, in its capacity as warrant agent for the Company.

“Working Capital Loans” means funds that the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company as may be required in order to finance transaction costs in connection with the business combination.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains forward-looking statements. These forward-looking statements relate to expectations for future financial performance, business strategies or expectations for our or Biote’s business, as applicable, and the timing and ability for us to complete the business combination. Our forward-looking statements include, but are not limited to, statements regarding our or our directors’ and officers’ expectations, hopes, beliefs, intentions or strategies regarding the future. The information included in this proxy statement in relation to Biote has been provided by Biote and its directors and officers, and forward-looking statements include statements relating to Biote’s directors’ and officers’ expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements.

Specifically, forward-looking statements may include statements relating to:

•	the benefits of the business combination;

•	the future financial performance of the Combined Company following the business combination;

•	expansion plans and opportunities; and

•

other statements preceded by, followed by or that include the words “may,” “can,” “should,” “will,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “hope,” “anticipate,” “believe,” “seek,” “target” or similar expressions.

These forward-looking statements are based on information available as of the date of this proxy statement and our management’s current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties.

Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date. We do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

You should not place undue reliance on these forward-looking statements in deciding how your vote should be cast or in voting your shares on the proposals set forth in this proxy statement. As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include:

•	the occurrence of any event, change or other circumstances that could delay the business combination or give rise to the termination of the Business Combination Agreement;

•	the outcome of any legal proceedings that may be instituted against Biote or the Company following announcement of the business combination and transactions contemplated thereby;

•	the inability to complete the business combination due to the failure to obtain approval of the stockholders of the Company, or other conditions to closing in the Business Combination Agreement;

•	the Company’s inability to consummate another initial business combination if it is unable to consummate the business combination;

•	the inability to obtain or maintain the listing of the Combined Company’s common stock on Nasdaq following the business combination;

•	the risk that the business combination disrupts current plans and operations as a result of the announcement and consummation of the transactions described herein;

•

the inability to recognize the anticipated benefits of the business combination, which may be affected by, among other things, competition, the inability to integrate Biote and the Company businesses, and the inability of the combined business to grow and manage growth profitably;

•	the unpredictability of the effects of the COVID-19 pandemic;

•	costs related to the business combination;

•	changes in applicable laws or regulations;

•	the inability to profitably expand in existing markets and into new markets;

•	the possibility that Biote or the Company may be adversely affected by other economic, business, and/or competitive factors; and

•	other risks and uncertainties indicated in this proxy statement, including those set forth under the section entitled “Risk Factors.”

SUMMARY TERM SHEET

This summary term sheet, together with the sections entitled “Questions and Answers About the Proposals for Stockholders” and “Summary of the Proxy Statement,” summarizes certain information contained in this proxy statement, but does not contain all of the information that is important to you. You should read carefully this entire proxy statement, including the attached Annexes, for a more complete understanding of the matters to be considered at the special meeting. In addition, for definitions used commonly throughout this proxy statement, including this summary term sheet, please see the section entitled “Certain Defined Terms.”

Unless otherwise specified, all share calculations (1) assume no exercise of redemption rights by the public stockholders in connection with the business combination, (2) do not include any shares issuable upon exercise of the warrants, (3) include the Earnout Securities and (4) assume Biote Transaction Expenses of $11,521,000. In addition, unless otherwise specified and assuming no redemptions, ownership interests presented on a fully diluted basis include (1) 79,522,650 shares of common stock issued as of the Closing, (2) 7,937,500 shares of Class A common stock underlying the public warrants, (3) 5,566,666 shares of Class A common stock underlying the private placement warrants and (4) 3,887,750 shares of Class A common stock issuable to Phantom Equity Holders.

•

Haymaker Acquisition Corp. III, a Delaware corporation, which we refer to as “we,” “us,” “our,” or the “Company,” is a special purpose acquisition company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

•

The Company currently has 31,750,000 shares of Class A common stock (the “public shares”) and 7,937,500 shares of Class B common stock issued to the Sponsor. There are currently no shares of Company preferred stock issued and outstanding. In addition, we issued 7,937,500 public warrants to purchase Class A common stock (originally sold as part of the units issued in our IPO), and warrants (the “private placement warrants”) to purchase 5,566,666 shares of Class A common stock were purchased by the Sponsor for $1.50 per warrant in a private placement concurrently with the IPO. Additionally, prior to the Closing the Company may issue up to $100,000,000 in shares of Class A common stock in a private placement (an “Equity Financing”), so long as the price per share in such Equity Financing is not less than $10.00. Pursuant to the terms and conditions of the Company’s current charter, in connection with the Closing, all then-outstanding shares of Class B common stock will be converted into shares of Class A common stock (after giving effect to the Sponsor Letter) on a one-for-one basis (the “Class B Common Stock Conversion”). In order to finance transaction costs in connection with a business combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a business combination, the Company would repay the Working Capital Loans out of the proceeds of the trust account released to the Company. If a business combination does not close, the Company may use a portion of proceeds held outside the trust account to repay the Working Capital Loans but no proceeds held in the trust account would be used to repay the Working Capital Loans. Except for the foregoing, the terms of the Working Capital Loans, if any, have not been determined and no written agreements exist with respect to any such Working Capital Loans. The Working Capital Loans would either be repaid upon consummation of a business combination, without interest, or, at the lender’s discretion, up to $1,500,000 of such Working Capital Loans may be converted into warrants of the Combined Company at a price of $1.50 per warrant. The warrants would be identical to the private placement warrants. As of the date of this proxy statement, the Company does not have any Working Capital Loans outstanding. For more information regarding the Company’s warrants, please see the section entitled “Description of Securities.”

•

Concurrently with the execution of the Business Combination Agreement, the Sponsor has agreed to (a) vote in favor of the Business Combination Agreement and the transactions contemplated hereby, (b) subject to certain exceptions, not effect any sale or distribution of any Class B common stock or private placement warrants during the period described therein and (c) waive any and all anti-dilution rights described in the Company’s current charter or otherwise with respect to the conversion of the shares of Class B common stock held by the Sponsor into shares of Class A common stock in connection with the business combination, as more fully set forth in, and subject to the terms and conditions of, a letter agreement by and among the Sponsor, the Members’ Representative, Biote, the Company, and each holder of Class B common stock that is required to become bound by the terms and conditions thereof (the “Sponsor Letter”).

•

Biote is a Nevada limited liability company formed on December 11, 2012, and is headquartered in Irving, Texas. Biote is a medical practice-building company operating within the hormone optimization space. Similar to a franchise model, Biote provides the necessary components to enable Biote-certified practitioners (as defined below) to establish, build, and successfully implement a program designed to optimize hormone levels using personalized solutions for their patient populations. The Biote Method is a comprehensive, end-to-end practice building platform that provides Biote-certified practitioners with the following components specifically developed for practitioners in the hormone optimization space: Biote Method education, training and certification, practice management software, inventory management software, and information regarding outsourcing facilities of hormone replacement therapy (“HRT”) products, as well as digital and point-of-care marketing support. Biote also sells a complementary Biote-branded line of dietary supplements. For more information about Biote, please see the section entitled “Information About Biote.”

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In connection with the business combination, Biote Medical has entered into a debt commitment letter with Truist Bank and Truist Securities, Inc. (together, the “Debt Provider”) to obtain (i) a $50,000,000 senior secured revolving credit facility in favor of Biote Medical and (ii) a $125,000,000 senior secured term loan A facility in favor of Biote Medical. On the Closing Date, Biote will convert into a Delaware limited liability company by filing a certificate of conversion with the Delaware Secretary of State and filing a plan of conversion with the Nevada Secretary of State (the “Conversion”). Immediately prior to the Closing, Biote will effectuate a recapitalization, pursuant to which all its Class A Units, Class AA Units, Class AAA Units and Class AAAA Units held by the Members will be converted or exchanged (whether by direct exchange, merger or otherwise) into a number of Biote Units in the amounts determined in accordance with the Biote A&R OA, the result of which will be that the Members will hold a single class of Biote Units as of immediately prior to the Closing (the “Recapitalization”). Immediately prior to the Closing, Biote and the Members will amend and restate Biote’s operating agreement by adopting the Biote A&R OA to, among other things, reflect the Conversion and the Recapitalization, to permit the issuance and ownership of the equity interests of Biote as contemplated to be issued and owned upon consummation of the business combination, designate the Combined Company as the sole manager of Biote, set forth the rights and preferences of the Biote Units, and establish the ownership of the Biote Units by the persons indicated in the Biote A&R OA.

•

The aggregate consideration that will be paid to or retained by the Members upon the Closing is approximately $555,000,000, subject to the purchase price adjustments set forth in the Business Combination Agreement. The Closing is expected to take place as soon as practicable after the special meeting, subject to the satisfaction or waiver of the closing conditions in the Business Combination Agreement.

•

Pursuant to the Business Combination Agreement, subject to the satisfaction or waiver of certain conditions set forth therein, at the time of the Closing, the Biote Companies will hold the Debt Financing Proceeds and, in exchange for the Closing Biote Units, the Company will transfer the balance of the Closing Date Cash to Biote and will issue to Biote the number of shares of newly issued Class V voting stock equal to the number of Retained Biote Units, which will entitle the holder thereof to one vote per share but no right to dividends or distributions. Biote will immediately thereafter distribute the Class V voting stock to its Members pursuant to the Biote A&R OA. The Closing Date Cash will be utilized in accordance with and in the priority set forth in the Business Combination Agreement. The Members will, immediately following the Closing, retain an aggregate number of

Biote Units (such Biote Units retained by the Members, the “Retained Biote Units”) equal to (a) a number Biote Units equal to the quotient of (i) the Retained Biote Equity Value divided by (ii) $10.00, plus (b) the Member Earnout Units (as defined below), minus (c) without duplication of Biote Units included in clause (d), a number of Biote Units equal to the number of shares of Class A common stock to be issued to the Phantom Equity Holders pursuant to the Phantom Equity Acknowledgements (or the existing underlying phantom equity documentation with respect to any Phantom Equity Holder who has not entered into a Phantom Equity Acknowledgement as of the Closing), minus (d) without duplication of Biote Units included in clause (c), a number of Biote Units equal to the quotient of (i) the amount of cash payable to the Phantom Equity Holders pursuant to the Phantom Equity Acknowledgements (or the existing underlying phantom equity documentation with respect to any Phantom Equity Holder who has not entered into a Phantom Equity Acknowledgement as of the Closing) divided by (ii) $10.00. In connection with and on the date of the Closing (the “Closing Date”), (a) the Members on a pro rata basis will subject (i) 10,000,000 Retained Biote Units held by them (the “Member Earnout Units”) and (ii) 10,000,000 shares of Class V voting stock distributed to them by Biote (the “Earnout Voting Shares”), (b) the Sponsor will subject 1,587,500 shares (the “Sponsor Earnout Shares”) of Class A common stock held by it after giving effect to the Class B Common Stock Conversion (collectively, the “founder shares”), and (c) the Company will subject a number of Biote Units equal to the number of Sponsor Earnout Shares (the “Sponsor Earnout Units,” and, together with the Sponsor Earnout Shares, the Earnout Voting Shares and the Member Earnout Units, the “Earnout Securities”), to certain restrictions and potential forfeiture pending the achievement (if any) of certain earnout targets pursuant to the terms of the Business Combination Agreement. One third of each of the Member Earnout Units, Earnout Voting Shares, Sponsor Earnout Shares and Sponsor Earnout Units will vest upon the occurrence of each of the following events: (i) the first time, prior to the five-year anniversary of the Closing Date (the “Earnout Deadline”), the volume-weighted average share price of the Class A common stock (the “VWAP”) equals or exceeds $12.50 per share for 20 Trading Days (as defined in the Business Combination Agreement) of any 30 consecutive Trading Day period following the Closing, (ii) the first time, prior to the Earnout Deadline, the VWAP equals or exceeds $15.00 per share for 20 Trading Days of any 30 consecutive Trading Day period following the Closing, and (iii) the first time, prior to the Earnout Deadline, the VWAP equals or exceeds $17.50 per share for 20 Trading Days of any 30 consecutive Trading Day period following the Closing. If a definitive agreement with respect to a Change of Control (as defined in the Business Combination Agreement) is entered into on or prior to the Earnout Deadline, then effective as of immediately prior to closing of such Change of Control, unless previously vested pursuant to clauses (i) through (iii) of the preceding sentence, each of the Member Earnout Units, Earnout Voting Shares, Sponsor Earnout Shares and Sponsor Earnout Units will vest.

•

Pursuant to the Business Combination Agreement, the “Cash Consideration” will be equal to the portion of the aggregate consideration paid or payable to the Gary S. Donovitz 2012 Irrevocable Trust (the “Selling Member”) that is paid in cash, which amount shall in no event exceed $199,000,000, as described in more detail in the following bullet.

•

At the Closing and in consideration for the acquisition of Biote Units by the Company, the Company and the Biote Companies will, subject to the Business Combination Agreement and the Trust Agreement (as defined in the Business Combination Agreement), disburse the Closing Date Cash for the following purposes and in the following order of priority: (a) first, payment of unpaid Transaction Expenses (as defined in the Business Combination Agreement), (b) second, payment to Biote (for use by the Biote Companies) in the amount of $75,000,000, (c) third, payment of Cash Consideration to the Selling Member in the amount of $50,000,000, (d) fourth, payment to Biote (for use by the Biote Companies) in the amount of $75,000,000, (e) fifth, payment of Cash Consideration to the Selling Member in the amount of $75,000,000, (f) sixth, payment to Biote and the Selling Member such that Biote and the Selling Member receive 37.8% and 62.2%, respectively, of the remaining Closing Date Cash until Biote and the Selling Member have received aggregate payments pursuant to this clause

(f) equal to $45,000,000 and $74,000,000, respectively, and (g) seventh, payment to Biote (for use by the Biote Companies).

•

Following the Closing, the Combined Company will be organized in an “UP-C” structure in which substantially all of the assets and the business of the Combined Company will be held by the Biote Companies, and the Combined Company’s only direct assets will consist of Biote Units. Assuming that none of the Company’s current stockholders exercise their right to redeem their Class A common stock and Biote Transaction Expenses equal $11,521,000, as of immediately following the Closing and without giving effect to outstanding warrants to purchase Class A common stock or any warrants issuable in respect of the Working Capital Loans or issuance of any shares under the Incentive Plan or ESPP, but including the Earnout Securities, the Combined Company is expected to own, directly or indirectly, approximately 49.9% of the Biote Units and will control Biote as the sole manager of Biote in accordance with the terms of the Biote A&R OA (as defined and discussed below) and all remaining Biote Units will be owned by the Members. For more information about the Business Combination Agreement, please see the section entitled “Proposal No. 1 — The Business Combination Proposal — The Business Combination Agreement.”

•

Beginning on the six month anniversary of the Closing, each Retained Biote Unit held by the Members may be redeemed, together with one share of Class V voting stock and subject to certain conditions, in exchange for either one share of Class A common stock or in certain circumstances, at the election of the Company in its capacity as the sole manager of Biote, the cash equivalent of the market value of one share of Class A common stock, pursuant to the terms and conditions of the Biote A&R OA (such exchange rights, as further described in the Biote A&R OA, the “Exchange Rights”).

•	We anticipate that, upon completion of the business combination, the approximate ownership interests of the Company will be as set forth in the table below:

	Assuming No Redemptions of Public Shares(4)(5)	Assuming Maximum Redemptions of Public Shares(1)(4)(5)
Company’s Public Stockholders	39.9%	4.2%
Sponsor(2)	10.0%	10.9%
Members(3)	50.1%	84.9%

(1)

Assumes that holders of 28,987,006 public shares exercise their redemption rights in connection with the Closing for $289,870,060 at a redemption price of approximately $10.00 per share (based on $317,581,791 held in trust as of December 31, 2021).

(2)

Includes shares of Class A common stock held by the Sponsor (including 1,587,500 Sponsor Earnout Shares, which are subject to certain restrictions and potential forfeiture pending the achievement (if any) of certain earnout targets pursuant to the terms of the Business Combination Agreement), after giving effect to the Class B Common Stock Conversion and any applicable Sponsor Forfeiture (i.e., no forfeiture of founder shares assuming there are no redemptions and the forfeiture of 686,678 founder shares assuming there are maximum redemptions).

(3)

Represents the number of shares of Class V voting stock to be issued to the Members that corresponds to the number of Retained Biote Units held by the Members, including 10,000,000 Earnout Voting Shares to be issued to the Members in connection with the Closing in respect of the Member Earnout Units, which will be subject to certain restrictions and potential forfeiture pending the achievement (if any) of certain earnout targets pursuant to the terms of the Business Combination Agreement. See the section entitled “Proposal No. 1 — The Business Combination Proposal — The Business Combination Agreement — Earnout”.

(4)	Assumes Biote Transaction Expenses equal $11,521,000.
(5)

Stockholders will experience additional dilution to the extent the Combined Company issues additional shares after the Closing. The table above excludes (a) 13,504,166 shares of Class A common stock that will be issuable upon the exercise of 5,566,666 private placement warrants and 7,937,500 public warrants; (b) shares of Class A common stock that will be available for issuance under the Incentive Plan, which will initially be equal to 15% of the fully-diluted shares as of the Closing, plus 3,887,750 shares of Class A common stock that will be reserved exclusively to satisfy the Combined Company’s obligations under the Phantom Equity Acknowledgments; and (c) shares of Class A common stock that will be available for issuance under the ESPP, which will be initially equal to 1% of the fully-diluted shares as of the Closing. The following table illustrates the impact on relative ownership levels assuming the issuance of all such shares.

	Assuming No Redemptions of Public Shares		Assuming Maximum Redemptions of Public Shares
	Shares	Percentage	Shares	Percentage
Total shares of common stock outstanding at Closing (including the Earnout Securities)	79,522,650	71.1%	66,494,457	68.8%
Shares underlying public warrants	7,937,500	7.1%	7,937,500	8.2%
Shares underlying the private placement warrants	5,566,666	5.0%	5,566,666	5.8%
Shares initially reserved for issuance under the Incentive Plan(a)	17,841,772	16.0%	15,887,543	16.4%
Shares initially reserved for issuance under the ESPP(a)	930,268	0.8%	799,986	0.8%
Total Shares	111,798,856	100%	96,686,152	100%

(a)

The number of shares of Class A common stock available for issuance under the Incentive Plan and the ESPP will be increased on January 1 of each calendar year beginning in 2023 and ending in 2032 by amounts described in the sections entitled “Proposal No. 5 — The Incentive Plan Proposal” and “Proposal No. 6 — The ESPP Proposal” elsewhere in this proxy statement; provided, however, the shares of Class A common stock reserved to satisfy the Combined Company’s obligations under the Phantom Equity Acknowledgments will not be subject to such increases.

If the actual facts are different than these assumptions, the percentage ownership retained by our public stockholders following the business combination will be different. The public warrants and private placement warrants will become exercisable 30 days after the completion of the business combination and will expire five years after the completion of the business combination or earlier upon redemption or liquidation. Founder shares will be converted into shares of Class A common stock at the Closing on a one-for-one basis. For more information, please see the sections entitled “Summary of the Proxy Statement — Impact of the Business Combination on the Company’s Public Float” and “Unaudited Pro Forma Condensed Combined Financial Information.”

•

Our management and Board considered various factors in determining whether to approve the Business Combination Agreement and the business combination. For more information about our decision-making process, see the section entitled “Proposal No. 1 — The Business Combination Proposal — The Board’s Reasons for the Approval of the Business Combination.”

•

Pursuant to the current charter, in connection with the business combination, holders of our public shares may elect to have their Class A common stock redeemed for cash at the applicable redemption price per share calculated in accordance with the current charter. For illustrative purposes, based on the fair value of marketable securities held in our trust account of approximately $317,581,791 as of December 31, 2021, the estimated per share redemption price would have been $10.00. If a holder exercises his, her, or its redemption rights, then the holder will exchange his, her, or its public shares for cash and will no longer own shares of the Combined Company and will not participate in the future growth of the Combined Company, if any. Such a holder will be entitled to receive cash for his, her, or its public shares only if he, she, or it properly demands redemption and delivers his, her, or its shares (either physically or electronically) to the Transfer Agent at least two business days prior to the special meeting. Please see the section entitled “Special Meeting of Stockholders — Redemption Rights.”

•	In addition to voting on the Business Combination Proposal, stockholders are being asked to vote on the following proposals at the special meeting:

•

Proposal No. 2 — Nasdaq Proposal — To consider and vote upon a proposal to approve, for purposes of complying with applicable Nasdaq listing rules, the issuance of more than 20% of the Company’s issued and outstanding common stock (i) pursuant to the terms of the Business Combination Agreement and (ii) upon the redemption of the Retained Biote Units pursuant to the terms of the Biote A&R OA, in each case, that may result in a Member owning more than 20% of our outstanding common stock, or more than 20% of the voting power, which could constitute a “change of control” under Nasdaq rules;

•

Proposal No. 3 — Charter Proposal — To consider and vote upon a proposal to approve the proposed charter, substantially in the form attached to the accompanying proxy statement as Annex C, in connection with the business combination;

•

Proposal No. 4 — Advisory Charter Proposals — To consider and act upon the following proposals to approve and adopt, on a non-binding advisory basis, certain material differences between the Company’s current charter and the proposed charter, which are being presented in accordance with the requirements of the SEC as three separate sub-proposals:

•	Advisory Charter Proposal A — to elect not to be governed by Section 203 of the DGCL;

•	Advisory Charter Proposal B — to change the name of the new public entity to “biote Corp.” from “Haymaker Acquisition Corp. III”;

•

Advisory Charter Proposal C — to, upon completion of the business combination, increase the authorized capital stock from 221,000,000 shares, consisting of 200,000,000 shares of Class A common stock, 20,000,000 shares of Class B common stock and 1,000,000 shares of preferred stock, to [●] shares, which would consist of [●] shares of common stock, including [●] shares of Class A common stock, [●] shares of Class B common stock, [●] shares of Class V voting stock and [●] shares of preferred stock;

•

Proposal No. 5 — Incentive Plan Proposal — To consider and vote upon a proposal to approve the Incentive Plan, substantially in the form attached to this proxy statement as Annex E, including the authorization of the initial share reserve under the Incentive Plan;

•

Proposal No. 6 — ESPP Proposal — To consider and vote upon a proposal to approve the ESPP, substantially in the form attached to this proxy statement as Annex F, including the authorization of the initial share reserve under the ESPP;

•

Proposal No. 7 — Director Election Proposal — To consider and vote upon a proposal to elect seven directors to serve staggered terms on the Board until immediately following the 2023, 2024 and 2025 annual meetings of our stockholders, as applicable, and until their respective successors are duly elected and qualified; alternatively, in the event the condition precedent proposals are not approved, the holders of our Class A common stock and Class B common stock, voting together as a single class, have the right under the Company’s existing certificate of incorporation to elect a director to serve as Class I directors on the Board for a term of three years expiring at the annual meeting of stockholders to be held in 2025 or until each such director’s successor has been duly elected and qualified; and

•

Proposal No. 8 — Adjournment Proposal — To consider and vote upon a proposal to approve the adjournment of the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if there are insufficient votes for, or otherwise in connection with, the approval of the condition precedent proposals. The Adjournment Proposal will only be presented at the special meeting if there are not sufficient votes to approve the condition precedent proposals.

Please see the sections entitled “Proposal No. 1 — The Business Combination Proposal,” “Proposal No. 2 — The Nasdaq Proposal,” “Proposal No. 3 — The Charter Proposal,” “Proposal No. 4 — The Advisory Charter Proposals,” “Proposal No. 5 — The Incentive Plan Proposal,” “Proposal No. 6 — The ESPP Proposal”, “Proposal No. 7 — The Director Election Proposal” and “Proposal No. 8 — The Adjournment Proposal.” The business combination is conditioned on the approval of the condition precedent proposals at the special meeting. The election of seven director nominees in the Director Election Proposal is conditioned on the approval of the condition precedent proposals. Alternatively, in the event the condition precedent proposals are not approved, the holders of our Class A common stock and Class B common stock, voting together as a single class, have the right under the Company’s existing certificate of incorporation to elect one director to serve as a Class I director on the Board for a term of three years expiring at the annual meeting of stockholders to be held in 2025 or until such director’s successor has been duly elected and qualified. The Advisory Charter Proposals are not conditioned on the approval of any other proposal set forth in the accompanying proxy statement.

•

Upon the Closing, we anticipate increasing the initial size of our Board from five directors to seven directors. If the conditions precedent proposals are approved, the business combination is consummated, our board size is increased and the director nominees are elected to fill the vacant positions pursuant to the Director Election Proposal, our Board will consist of seven directors. Please see the section entitled “Management after the Business Combination.”

•

Unless waived by the parties to the Business Combination Agreement, and subject to applicable law, the Closing is subject to a number of conditions set forth in the Business Combination Agreement including, among others, the receipt of certain stockholder approvals contemplated by this proxy statement. For more information about the closing conditions to the business combination, please see the section entitled “Proposal No. 1 — The Business Combination Proposal — The Business Combination Agreement — Conditions to the Closing of the Business Combination.”

•

The Business Combination Agreement may be terminated at any time prior to the consummation of the business combination upon agreement of the parties thereto, or by the Company or Biote in specified circumstances. For more information about the termination rights under the Business Combination Agreement, please see the section entitled “Proposal No. 1 — The Business Combination Proposal — The Business Combination Agreement — Termination.”

•	The business combination involves numerous risks. For more information about these risks, please see the section entitled “Risk Factors.”

•

In considering the recommendation of our Board to vote for the proposals presented at the special meeting, including the Business Combination Proposal, and for each of the director nominees, you should be aware that aside from their interests as stockholders, the Sponsor and certain of its affiliates and certain members of our Board and officers have interests in the business combination that are different from, or in addition to, the interests of our stockholders generally. Our Board was aware of and considered these interests, among other matters, in evaluating the business combination and transaction agreements and in recommending to our stockholders that they vote in favor of the proposals presented at the special meeting, including the Business Combination Proposal. See “Proposal No. 1 — The Business Combination Proposal — Interests of Certain Persons in the Business Combination.” Stockholders should take these interests into account in deciding whether to approve the proposals presented at the special meeting, including the Business Combination Proposal. These interests include, among other things:

•

the fact that the Sponsor has agreed, as part of the IPO and to induce the Company and the underwriters to enter into the underwriting agreement in connection with the IPO, not to redeem any of the founder shares in connection with a stockholder vote to approve a proposed initial business combination;

•	the fact that the Sponsor paid $25,000 for the founder shares and those securities will have a significantly higher value at the time of the business combination. Because the Sponsor has agreed to waive its right to liquidating distributions from the trust account with respect to founder shares held by it, such shares will be worthless if a business combination is not consummated by March 4, 2023 (unless such date is extended in accordance with the current charter). If unrestricted and freely tradable, such shares would have had an aggregate market value of $[●] based upon the closing price of $[●] per share of Class A common stock (assuming no Sponsor Forfeiture and including the Sponsor Earnout Shares) on Nasdaq on [●], 2022, the most recent practicable date prior to the date of this proxy statement and an aggregate market value of $[●] based upon the closing price of $[●] per share of Class A common stock (assuming no Sponsor Forfeiture and including the Sponsor Earnout Shares) on Nasdaq on [●], 2022, the record date, but given the restrictions on those shares, we believe those shares have less value;

•

the fact that the Sponsor paid $8,350,000 for its 5,566,666 private placement warrants, and those warrants would be worthless if a business combination is not consummated by March 4, 2023 (unless such date is extended in accordance with the current charter). Such warrants had an aggregate market value of $[●] based upon the closing price of $[●] per public warrant on Nasdaq on [●], 2022, the most recent practicable date prior to the date of this proxy statement and an aggregate market value of $[●] based upon the closing price of $[●] per public warrant on Nasdaq on [●], 2022, the record date;

•

the fact that Sponsor has invested an aggregate of $8,375,000 (consisting of $25,000 for the founder shares, or approximately $0.003 per share, and $8,350,000 for the private placement warrants) means that the Sponsor and our officers and directors stand to make a significant profit on their investment and could potentially recoup their entire investment in the Company even if the trading price of our Class A common stock was as low as $1.06 per share (assuming no redemptions and no Sponsor Forfeiture, including the Sponsor Earnout Shares and even if the private placement warrants are worthless) and therefore our Sponsor, officers and directors may experience a positive rate of return on their investment, even if our public shareholders experience a negative rate of return on their investment;

•

the fact that after the business combination, assuming no redemptions and Biote Transaction Expenses equal $11,521,000, and including the Earnout Securities, the Sponsor will beneficially own approximately 13.9% of our common stock on a fully diluted basis. Please see the section entitled “Proposal No. 1 — The Business Combination Proposal — Total Company Shares to be Issued in the Business Combination” for additional information;

•

the fact that the Sponsor and the Company’s directors and officers may be incentivized to complete the business combination, or an alternative initial business combination with a less favorable company or on terms less favorable to stockholders, rather than to liquidate, in which case the Sponsor would lose its entire investment. As a result, the Sponsor may have a conflict of interest in determining whether Biote is an appropriate business with which to effectuate a business combination and/or in evaluating the terms of the business Combination;

•

the fact that if the trust account is liquidated, including if we are unable to complete an initial business combination within the required time period, the Sponsor has agreed that it will be liable to ensure that the proceeds in the trust account are not reduced below $10.00 per public share, or such lesser per public share amount as is in the trust account on the liquidation date, by the claims of prospective target businesses with which we have discussed entering into an acquisition agreement or claims of any third party for services rendered or products sold to us, but only if the target business or vendor has not executed a waiver of any and all rights to seek access to the trust account. If the Company consummates a business combination, on the other hand, the Company will be liable for all such claims;

•

the fact that the Sponsor and the Company’s officers and directors (or their affiliates) may make Working Capital Loans from time to time to the Company to fund certain capital requirements. The Sponsor previously loaned the Company an aggregate of up to $300,000 to cover expenses related to the IPO pursuant to a promissory note that was repaid in full on March 5, 2021. On February 28, 2022, we issued an unsecured promissory note in the principal amount of $350,000 to the Sponsor. As of the date of this proxy statement, the Sponsor has loaned an aggregate of $208,827 to the Company under such promissory note to fund operating and transaction expenses in connection with the proposed business combination, and may make additional loans after the date of this proxy statement for such purposes. If the business combination is not consummated or another business combination is not otherwise completed, the loans may not be repaid and would be forgiven except to the extent there are funds available to the Company outside of the trust account;

•

the fact that, although no compensation of any kind was or will be paid by the Company to the Sponsor, the Company’s executive officers and directors, or any of their respective affiliates, for services rendered prior to or in connection with the completion of an initial business combination, these individuals may be reimbursed for any out-of-pocket expenses incurred in connection with activities on the Company’s behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. As of the date of this proxy statement, there are no outstanding out-of-pocket expenses for which the Sponsor or the Company’s officers or directors are awaiting reimbursement;

•	the continued indemnification of our existing directors and officers and the continuation of our directors’ and officers’ liability insurance after the business combination;

•

the fact that Steven J. Heyer (Haymaker’s Chief Executive Officer and Executive Chairman), Andrew R. Heyer (Haymaker’s President and a member of the Board) and Stephen Powell (a member of the Board) are expected to serve as directors of the Combined Company following the business combination and receive compensation for their services; and

•

the fact that at the Closing we will enter into the Investor Rights Agreement, which provides for registration rights to the parties thereto (including the Sponsor) and their permitted transferees, and shortens the lock-up period, as set forth in the Insider Letter, with respect to the Sponsor’s shares of Class A common stock to six months, subject to certain exceptions, following the Closing.

QUESTIONS AND ANSWERS ABOUT THE PROPOSALS FOR STOCKHOLDERS

The questions and answers below highlight only selected information from this document and only briefly address some commonly asked questions about the proposals to be presented at the special meeting, including with respect to the business combination. The following questions and answers do not include all the information that is important to our stockholders. We urge stockholders to read carefully this entire proxy statement, including the Annexes and the other documents referred to herein, to fully understand the business combination and the voting procedures for the special meeting, which will be held on [●], 2022, at 10:00 a.m., Eastern time, at https://www.cstproxy.com/haymakeracquisitioniii/2022.

Q:	Why am I receiving this proxy statement?

A:

Our stockholders are being asked to consider and vote upon a proposal to adopt the Business Combination Agreement and approve the business combination, among other proposals. We have entered into the Business Combination Agreement, pursuant to which, subject to the satisfaction or waiver of certain conditions set forth therein, at the Closing, (x) the Biote Companies will hold the Debt Financing Proceeds, and (y) in exchange for the Closing Biote Units, the Company will transfer the balance of the Closing Date Cash to Biote and will issue to Biote the number of shares of newly issued Class V voting stock equal to the number of Retained Biote Units, which will entitle the holder thereof to one vote per share but no right to dividends or distributions. Biote will immediately thereafter distribute the Class V voting stock to its Members pursuant to the Biote A&R OA. The Closing Date Cash will be utilized in accordance with and in the priority set forth in the Business Combination Agreement. The Members will, immediately following the Closing, retain an aggregate number of Biote Units (such Biote Units retained by the Members, the “Retained Biote Units”) equal to (a) a number Biote Units equal to the quotient of (i) the Retained Biote Equity Value divided by (ii) $10.00, plus (b) the Member Earnout Units (as defined below), minus (c) without duplication of Biote Units included in clause (d), a number of Biote Units equal to the number of shares of Class A common stock to be issued to the Phantom Equity Holders pursuant to the Phantom Equity Acknowledgements (or the existing underlying phantom equity documentation with respect to any Phantom Equity Holder who has not entered into a Phantom Equity Acknowledgement as of the Closing), minus (d) without duplication of Biote Units included in clause (c), a number of Biote Units equal to the quotient of (i) the amount of cash payable to the Phantom Equity Holders pursuant to the Phantom Equity Acknowledgements (or the existing underlying phantom equity documentation with respect to any Phantom Equity Holder who has not entered into a Phantom Equity Acknowledgement as of the Closing) divided by (ii) $10.00. In connection with the Closing, on the Closing Date, (a) the Members on a pro rata basis will subject (i) 10,000,000 Retained Biote Units held by them (the “Member Earnout Units”) and (ii) 10,000,000 shares of Class V voting stock distributed to them by Biote (the “Earnout Voting Shares”), (b) the Sponsor will subject 1,587,500 shares (the “Sponsor Earnout Shares”) of Class A common stock held by it after giving effect to the Class B Common Stock Conversion (collectively, the “founder shares”), and (c) the Company will subject a number of Biote Units equal to the number of Sponsor Earnout Shares (the “Sponsor Earnout Units,” and, together with the Sponsor Earnout Shares, the Earnout Voting Shares and the Member Earnout Units, the “Earnout Securities”), to certain restrictions and potential forfeiture pending the achievement (if any) of certain earnout targets pursuant to the terms of the Business Combination Agreement.

Assuming that none of the Company’s current stockholders exercise their right to redeem their Class A common stock and Biote Transaction Expenses equal $11,521,000, as of immediately following the Closing and without giving effect to outstanding warrants to purchase Class A common stock or any warrants issuable in respect of the Working Capital Loans or issuance of any shares under the Incentive Plan or ESPP, but including the Earnout Securities, the Company is expected to own, directly or indirectly, approximately 49.9% of the Biote Units and will control Biote as the sole manager of Biote in accordance with the terms of the Biote A&R OA (as defined and discussed below) and all remaining Biote Units will be owned by the Members. Pursuant to the Business Combination Agreement, the portion of the aggregate consideration paid or payable in cash will in no event exceed $199,000,000. A copy of the Business

Combination Agreement is attached to this proxy statement as Annex A. This proxy statement and its Annexes contain important information about the business combination and the other matters to be acted upon at the special meeting. You should read this proxy statement and its Annexes carefully and in their entirety.

Your vote is important. You are encouraged to submit your proxy as soon as possible after carefully reviewing this proxy statement and its Annexes.

Q:	When and where is the special meeting?

A:	The special meeting will be held on [●], 2022, at 10:00 a.m., Eastern time at https://www.cstproxy.com/haymakeracquisitioniii/2022.

In light of ongoing concerns related to the COVID-19 pandemic, the Board determined that the special meeting will be a virtual meeting conducted exclusively via live webcast. The Board believes that this is the right choice for the Company and its stockholders at this time, as it permits stockholders to attend and participate in the special meeting while safeguarding the health and safety of the Company’s stockholders, directors and officers. You will be able to attend the special meeting online, vote, view the list of stockholders entitled to vote at the special meeting and submit your questions during the special meeting by visiting https://www.cstproxy.com/haymakeracquisitioniii/2022. To participate in the virtual meeting, you will need a 12-digit control number included on your proxy card, voting instruction form or notice you previously received. The meeting webcast will begin promptly at 10:00 a.m., Eastern time. We encourage you to access the meeting prior to the start time and you should allow ample time for the check-in procedures. Because the special meeting will be a completely virtual meeting, there will be no physical location for stockholders to attend.

Beneficial stockholders (those holding shares through a stock brokerage account or by a bank or other holder of record) who wish to attend the virtual meeting must obtain a legal proxy by contacting their account representative at the bank, broker, or other nominee that holds their shares and e-mail a copy (a legible photograph is sufficient) of their legal proxy to proxy@continentalstock.com. Beneficial stockholders who e-mail a valid legal proxy will be issued a meeting control number that will allow them to register to attend and participate in the special meeting. After contacting Continental Stock Transfer & Trust Company, a beneficial holder will receive an e-mail prior to the meeting with a link and instructions for entering the special meeting. Beneficial stockholders should contact Continental Stock Transfer & Trust Company at least five business days prior to the meeting date in order to ensure access.

Q:	What are the specific proposals on which I am being asked to vote at the special meeting?

A:	The Company’s stockholders are being asked to approve the following proposals:

•

Proposal No. 1 — Business Combination Proposal — To approve and adopt the Business Combination Agreement (a copy of which is attached to this proxy statement as Annex A) and to approve the business combination;

•

Proposal No. 2 — Nasdaq Proposal — To consider and vote upon a proposal to approve, for purposes of complying with applicable Nasdaq listing rules, the issuance of more than 20% of the Company’s issued and outstanding common stock (i) pursuant to the terms of the Business Combination Agreement and (ii) upon the redemption of the Retained Biote Units pursuant to the terms of the Biote A&R OA, in each case, that may result in a Member owning more than 20% of our outstanding common stock, or more than 20% of the voting power, which could constitute a “change of control” under Nasdaq rules;

•

Proposal No. 3 — Charter Proposal — To consider and vote upon a proposal to approve the proposed charter, substantially in the form attached to the accompanying proxy statement as Annex C, in connection with the business combination;

•

Proposal No. 4 — Advisory Charter Proposals — To consider and act upon the following proposals to approve and adopt, on a non-binding advisory basis, certain material differences between the Company’s current charter and the proposed charter, which are being presented in accordance with the requirements of the SEC as three separate sub-proposals:

•	Advisory Charter Proposal A — to elect not to be governed by Section 203 of the DGCL;

•	Advisory Charter Proposal B — to change the name of the new public entity to “biote Corp.” from “Haymaker Acquisition Corp. III”;

•

Advisory Charter Proposal C — to, upon completion of the business combination, increase the authorized capital stock from 221,000,000 shares, consisting of 200,000,000 shares of Class A common stock, 20,000,000 shares of Class B common stock and 1,000,000 shares of preferred stock, to [●] shares, which would consist of [●] shares of common stock, including [●] shares of Class A common stock, [●] shares of Class B common stock, [●] shares of Class V voting stock and [●] shares of preferred stock;

•

Proposal No. 5 — Incentive Plan Proposal — To consider and vote upon a proposal to approve the Incentive Plan, substantially in the form attached to this proxy statement as Annex E, including the authorization of the initial share reserve under the Incentive Plan;

•

Proposal No. 6 — ESPP Proposal — To consider and vote upon a proposal to approve the ESPP, substantially in the form attached to this proxy statement as Annex F, including the authorization of the initial share reserve under the ESPP;

•

Proposal No. 7 — Director Election Proposal — To consider and vote upon a proposal to elect seven directors to serve staggered terms on the Board until immediately following the 2023, 2024 and 2025 annual meetings of our stockholders, as applicable, and until their respective successors are duly elected and qualified; alternatively, in the event the condition precedent proposals are not approved, to elect a director to serve as Class I director on the Board for a term of three years expiring at the annual meeting of stockholders to be held in 2025 or until each such director’s successor has been duly elected and qualified; and

•

Proposal No. 8 — Adjournment Proposal — To consider and vote upon a proposal to approve the adjournment of the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if there are insufficient votes for, or otherwise in connection with, the approval of the condition precedent proposals. The Adjournment Proposal will only be presented at the special meeting if there are not sufficient votes to approve the condition precedent proposals.

Q:	Are the proposals conditioned on one another?

A:

Yes. The business combination is conditioned on the approval of the condition precedent proposals at the special meeting. The election of seven director nominees in the Director Election Proposal is conditioned on the approval of the condition precedent proposals. The Advisory Charter Proposals are not conditioned on the approval of any other proposal set forth in the accompanying proxy statement. It is important for you to note that if the condition precedent proposals do not receive the requisite vote for approval and are not waived by the parties to the Business Combination Agreement, then we will not consummate the business combination. If we do not consummate the business combination and fail to complete an initial business combination by March 4, 2023, we will be required to dissolve and liquidate our trust account by returning the then remaining funds in such account to the public stockholders.

Q:	Why is the Company providing stockholders with the opportunity to vote on the business combination?

A:

Under the current charter, we must provide all holders of public shares with the opportunity to have their public shares redeemed upon the consummation of our initial business combination either in conjunction with a tender offer or in conjunction with a stockholder vote. For business and other reasons, we have elected to provide our stockholders with the opportunity to have their public shares redeemed in connection with a stockholder vote rather than a tender offer. Therefore, we are seeking to obtain the approval of our stockholders of the Business Combination Proposal in order to allow our public stockholders to effectuate redemptions of their public shares in connection with the closing of our business combination. In addition, such approval is also a condition to the Closing under the Business Combination Agreement.

Q:	What revenues and profits/losses has Biote generated in the last two years?

A:

For the fiscal years ended December 31, 2021 and 2020, Biote generated revenues of approximately $139.4 million and $116.6 million, respectively, with net income of approximately $32.6 million and $29.2 million for those same periods.

For additional information, please see the sections entitled “Summary Historical Financial Information of Biote” and “Biote Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Q:	What will happen in the business combination?

A:

Pursuant to the Business Combination Agreement, subject to the satisfaction or waiver of certain conditions set forth therein, at the Closing, (x) the Biote Companies will hold the Debt Financing Proceeds, and (y) in exchange for the Closing Biote Units, the Company will transfer the balance of the Closing Date Cash to Biote and will issue to Biote the number of shares of newly issued Class V voting stock equal to the number of Retained Biote Units, which will entitle the holder thereof to one vote per share but no right to dividends or distributions. Biote will immediately thereafter distribute the Class V voting stock to its Members pursuant to the Biote A&R OA. The Closing Date Cash will be utilized in accordance with and in the priority set forth in the Business Combination Agreement. The Members will hold the Retained Biote Units. Upon the Closing, the Company will be organized in an umbrella partnership C-corporation, or “UP-C” structure, in which substantially all of the assets of the Company will be held indirectly through Biote and all of the business of the Company will be conducted through Biote. The Company’s only direct assets will consist of the Biote Units.

Q:	Following the business combination, will the Company’s securities continue to trade on a stock exchange?

A:

Yes. We have applied to continue the listing of the Combined Company’s common stock and warrants on Nasdaq under the symbols “BTMD” and “BTMDW,” respectively, upon the Closing. Our units will automatically separate into the component securities upon consummation of the business combination and, as a result, will no longer trade as a separate security.

Q:	How has the announcement of the business combination affected the trading price of Class A common stock?

A:

On December 10, 2021, the trading date before the public announcement of the business combination, the Company’s units, Class A common stock and warrants closed at $9.94, $9.73 and $0.91, respectively. On [●], 2022, the trading date immediately prior to the date of this proxy statement, the Company’s units, Class A common stock and warrants closed at $[●], $[●] and $[●], respectively.

Q:	How will the business combination impact the shares of the Company outstanding after the business combination?

A:

As a result of the business combination and the consummation of the transactions contemplated thereby, the number of shares of common stock outstanding is expected to increase from (x) 39,687,500, consisting of

(i) 31,750,000 shares of Class A common stock and (ii) 7,937,500 shares of Class B common stock, to approximately (y) 79,522,650 shares of common stock (assuming that no shares of Class A common stock are redeemed and Biote Transaction Expenses equal $11,521,000, and including the Earnout Securities), consisting of (i) 39,687,500 shares of Class A common stock and (ii) 39,835,150 shares of Class V voting stock. Additional shares of Class A common stock may be issuable in the future as a result of the issuance of additional shares that are not currently outstanding, including the issuance of shares of Class A common stock upon exercise of the public warrants and private placement warrants, pursuant to the Incentive Plan and ESPP, or upon the exercise of a Member’s Exchange Rights (which would result in such Member forfeiting an equal number of shares of Class V voting stock held by them) from time to time following the Closing pursuant to and in accordance with the terms of the Biote A&R OA. The issuance and sale of these shares in the public market could adversely impact the market price of our Class A common stock, even if our business is doing well.

Q:	Is the business combination the first step in a “going private” transaction?

A:

No. The Company does not intend for the business combination to be the first step in a “going private” transaction. One of the primary purposes of the business combination is to provide a platform for Biote to access the U.S. public markets.

Q:	Will the management of Biote change in the business combination?

A:

We anticipate that all of the executive officers of Biote will remain with the Combined Company. Assuming the condition precedent proposals are approved, the current directors of the Company will resign at the time of the business combination. Upon completion of the business combination, we intend to increase the size of the Combined Company’s board from five directors to seven directors. If, (x) after giving effect to any redemptions of shares of Class A common stock by public stockholders, the amount of cash in the Company’s trust account at the Closing, plus (y) any cash held outside of the Company’s trust account, plus (z) the aggregate proceeds to be received by the Company pursuant to any Equity Financing (the sum of (x), (y), and (z), the “Haymaker Cash”) is equal to or greater than $158,800,000 (the “Director Threshold Amount”), then, prior to the Closing, four members will be designated by Biote and three members will be designated by the Company. In that case, we expect that Teresa Weber, Andrew Heyer, Steven Heyer, Dana Jacoby, Mark Cone, M.D., Marc Beer and Stephen Powell will be appointed to serve as directors of the Combined Company upon completion of the business combination. However, if the Haymaker Cash is less than the Director Threshold Amount, five members will be designated by Biote and two members will be designated by the Company. In that case, we expect that [●], [●], [●], [●], [●], [●] and [●] will be appointed to serve as directors of the Combined Company upon completion of the business combination. Please see the section entitled “Management After the Business Combination” for additional information.

Q:	What equity stake will current stockholders of the Company hold in the Combined Company after the closing?

A:	We anticipate that, upon completion of the business combination, the approximate ownership interests of the Company will be as set forth in the table below:

	Assuming No Redemptions of Public Shares(4)(5)	Assuming Maximum Redemptions of Public Shares(1)(4)(5)
Company’s Public Stockholders	39.9%	4.2%
Sponsor(2)	10.0%	10.9%
Members(3)	50.1%	84.9%

(1)

Assumes that holders of 28,987,006 public shares exercise their redemption rights in connection with the Closing for $289,870,060 at a redemption price of approximately $10.00 per share (based on $317,581,791 held in trust as of December 31, 2021).

(2)

Includes shares of Class A common stock held by the Sponsor (including 1,587,500 Sponsor Earnout Shares, which are subject to certain restrictions and potential forfeiture pending the achievement (if any) of certain earnout targets pursuant to the terms of the Business Combination Agreement), after giving effect to the Class B Common Stock Conversion and any applicable Sponsor Forfeiture (i.e., no forfeiture of founder shares assuming there are no redemptions and the forfeiture of 686,678 founder shares assuming there are maximum redemptions).

(3)

Represents the number of shares of Class V voting stock to be issued to the Members that corresponds to the number of Retained Biote Units held by the Members, including 10,000,000 Earnout Voting Shares to be issued to the Members in connection with the Closing in respect of the Member Earnout Units, which will be subject to certain restrictions and potential forfeiture pending the achievement (if any) of certain earnout targets pursuant to the terms of the Business Combination Agreement. See the section entitled “Proposal No. 1 — The Business Combination Proposal — The Business Combination Agreement — Earnout”.

(4)	Assumes Biote Transaction Expenses equal $11,521,000.
(5)

Stockholders will experience additional dilution to the extent the Combined Company issues additional shares after the Closing. The table above excludes (a) 13,504,166 shares of Class A common stock that will be issuable upon the exercise of 5,566,666 private placement warrants and 7,937,500 public warrants; (b) shares of Class A common stock that will be available for issuance under the Incentive Plan, which will initially be equal to 15% of the fully-diluted shares as of the Closing, plus 3,887,750 shares of Class A common stock that will be reserved exclusively to satisfy the Combined Company’s obligations under the Phantom Equity Acknowledgments; and (c) shares of Class A common stock that will be available for issuance under the ESPP, which will be initially equal to 1% of the fully-diluted shares as of the Closing. The following table illustrates the impact on relative ownership levels assuming the issuance of all such shares.

	Assuming No Redemptions of Public Shares		Assuming Maximum Redemptions of Public Shares
	Shares	Percentage	Shares	Percentage
Total shares of common stock outstanding at Closing (including the Earnout Securities)	79,522,650	71.1%	66,494,457	68.8%
Shares underlying public warrants	7,937,500	7.1%	7,937,500	8.2%
Shares underlying the private placement warrants	5,566,666	5.0%	5,566,666	5.8%
Shares initially reserved for issuance under the Incentive Plan(a)	17,841,772	16.0%	15,887,543	16.4%
Shares initially reserved for issuance under the ESPP(a)	930,268	0.8%	799,986	0.8%
Total Shares	111,798,856	100%	96,686,152	100%

(a)

The number of shares of Class A common stock available for issuance under the Incentive Plan and the ESPP will be increased on January 1 of each calendar year beginning in 2023 and ending in 2032 by amounts described in the sections entitled “Proposal No. 5 — The Incentive Plan Proposal” and “Proposal No. 6 — The ESPP Proposal” elsewhere in this proxy statement; provided, however, the shares of Class A common stock reserved to satisfy the Combined Company’s obligations under the Phantom Equity Acknowledgments will not be subject to such increases.

If the actual facts are different than these assumptions, the percentage ownership retained by our public stockholders following the business combination will be different. The public warrants and private placement warrants will become exercisable 30 days after the completion of the business combination and will expire five years after the completion of the business combination or earlier upon redemption or liquidation. For more information, please see the sections entitled “Summary of the Proxy Statement —Impact of the Business Combination on the Company’s Public Float” and “Unaudited Pro Forma Condensed Combined Financial Information” for further information.

Q:	Will the Company obtain new financing in connection with the business combination?

A:

Prior to the Closing, the Company may issue up to $100,000,000 in shares of its Class A common stock in a private placement (an “Equity Financing”), so long as the price per share in such Equity Financing is not less than $10.00. In addition, Biote Medical, a subsidiary of Biote, has obtained a debt commitment letter from Truist Bank and Truist Securities, Inc. to obtain (i) a $50,000,000 senior secured revolving credit facility in favor of Biote Medical and (ii) a $125,000,000 senior secured term loan A facility in favor of Biote Medical (together, the “Debt Facilities”). The proceeds of the senior secured term loan facility are expected to be sufficient for the parties to fully meet the minimum cash requirement to close.

Q:	What conditions must be satisfied to complete the business combination?

A:

There are a number of closing conditions in the Business Combination Agreement, including the approval by the stockholders of the Company of the condition precedent proposals. For a summary of the conditions that must be satisfied or waived prior to completion of the business combination, please see the section entitled “Proposal No. 1 — The Business Combination Proposal — The Business Combination Agreement.”

Q:	Why is the Company proposing the Nasdaq Proposal?

A:

We are proposing the Nasdaq Proposal in order to comply with the applicable listing rules of Nasdaq, which require stockholder approval of certain transactions that result in the issuance of 20% or more of the outstanding voting power or shares of common stock outstanding before the issuance of stock or securities. Because we may issue 20% or more of our outstanding common stock or 20% or more of the voting power as stock consideration, in each case outstanding before the Closing, we are required to obtain stockholder approval of such issuance pursuant to Nasdaq listing rules. For more information, please see the section entitled “Proposal No. 2 — The Nasdaq Proposal.”

If the Nasdaq Proposal is adopted, (i) approximately 39,835,150 shares of Class V voting stock will be issued to the Members pursuant to the terms of the Business Combination Agreement, which will represent approximately 50.1% of the 79,522,650 shares of our common stock outstanding following the business combination, assuming (a) none of the Company’s public shareholders exercise redemption rights with respect to their public shares, (b) the Earnout Securities are included, (c) Biote Transaction Expenses equal $11,521,000, and (d) no exercise of the Company’s outstanding warrants, and (ii) up to 39,835,150 shares of Class A common stock are issuable in the future to the Members who have their Retained Biote Units redeemed in exchange for Class A common stock and forfeit an equal number of shares of Class V voting stock held by them from time to time following the Closing pursuant to and in accordance with the terms of the Biote A&R OA.

Q:	Why is the Company proposing the Charter Proposal?

A:

We are proposing the Charter Proposal in order to approve the proposed charter, substantially in the form attached to the accompanying proxy statement as Annex C. In the judgment of the Board, the proposed charter is necessary to address the needs of the Combined Company.

Pursuant to Delaware law and the Business Combination Agreement, we are required to submit the Charter Proposal to the Company’s stockholders for approval. Please see the section entitled “Proposal No. 3 — The Charter Proposal” for more information.

Q:	Why is the Company proposing the Advisory Charter Proposals?

A

We are requesting that our stockholders vote upon, on a non-binding advisory basis, a proposal to approve certain amendments contained in the proposed charter that materially affect stockholder rights.

This separate vote is not otherwise required by Delaware law separate and apart from the Charter Proposal, but pursuant to SEC guidance, the Company is required to submit these provisions to our stockholders separately for approval. Please see the section entitled “Proposal No. 4 — The Advisory Charter Proposals” for additional information.

Q:	Why is the Company proposing the Incentive Plan Proposal?

A:

The purpose of the Incentive Plan is to further align the interests of the eligible participants with those of stockholders by providing long-term incentive compensation opportunities tied to the performance of the Company. Please see the section entitled “Proposal No. 5 — The Incentive Plan Proposal” for additional information.

Q:	Why is the Company proposing the ESPP Proposal?

A:

The purpose of the ESPP is to provide eligible employees an opportunity to increase their proprietary interest in the success of the Combined Company by purchasing common stock on favorable terms and to pay for such purchases through payroll. Please see the section entitled “Proposal No. 6 — The ESPP Proposal” for additional information.

Q:	Why is the Company proposing the Director Election Proposal?

A:

Upon consummation of the transaction, our Board anticipates increasing its initial size from five directors to seven directors. Our stockholders are being asked to elect seven directors to serve staggered terms on our Board until immediately following the 2023, 2024 and 2025 annual meetings of our stockholders, as applicable, and until their respective successors are duly elected and qualified, or until each such director’s earlier death, resignation, retirement or removal; alternatively, in the event the condition precedent proposals are not approved, to elect one director to serve as a Class I director on the Board for a term of three years expiring at the annual meeting of stockholders to be held in 2025 or until such director’s successor has been duly elected and qualified, or until each such director’s earlier death, resignation, retirement or removal.

The Company believes it is in the best interests of stockholders to allow stockholders to vote upon the election of newly appointed directors. Please see the sections entitled “Proposal No. 7 — The Director Election Proposal” and “Questions and Answers About the Proposals for Stockholders — Will the management of Biote change in the business combination?” for additional information.

Q:	Why is the Company proposing the Adjournment Proposal?

A:

We are proposing the Adjournment Proposal to allow our Board to adjourn the special meeting to a later date or dates to permit further solicitation of proxies if there are insufficient votes for, or otherwise in connection with, the approval of the condition precedent proposals. The Adjournment Proposal will only be presented at the special meeting if there are not sufficient votes to approve the condition precedent proposals. Please see the section entitled “Proposal No. 8 — The Adjournment Proposal” for additional information.

Q:	What happens if I sell my shares of Class A common stock before the special meeting?

A:

The record date for the special meeting is earlier than the date that the special meeting is scheduled to occur, which will be prior to the completion of the business combination. If you transfer your shares of Class A common stock after the record date, but before the special meeting, unless the transferee obtains from you a proxy to vote those shares, you will retain your right to vote at the special meeting. However, you will not be able to seek redemption of your shares of Class A common stock because you will no longer be able to deliver them for cancellation upon consummation of the business combination. If you transfer your shares of Class A common stock prior to the record date, you will have no right to vote those shares at the special meeting or redeem those shares for a pro rata portion of the proceeds held in our trust account.

Q:	What vote is required to approve the proposals presented at the special meeting?

A:

Approval of the Business Combination Proposal, the Nasdaq Proposal, the Advisory Charter Proposals (each of which is a non-binding vote), the Incentive Plan Proposal, the ESPP Proposal and the Adjournment Proposal each requires the affirmative vote of holders of a majority of the votes cast by our stockholders present in person (which would include presence at the virtual special meeting) or represented by proxy at the special meeting and entitled to vote thereon. Approval of the Charter Proposal requires the affirmative vote of (i) the holders of a majority of the shares of Class A common stock then outstanding, voting separately as a single class, (ii) the holders of a majority of the shares of Class B common stock then outstanding, voting separately as a single class and (iii) the holders of a majority of the then outstanding shares of common stock, voting together as a single class.

The election of directors is decided by a plurality of the votes cast by the stockholders present in person (which would include presence at the virtual special meeting) or represented by proxy at the special meeting and entitled to vote on the election of directors. This means that each of the director nominees will be elected if they receive more affirmative votes than any other nominee for the same position. Stockholders may not cumulate their votes with respect to the election of directors.

A stockholder’s failure to vote by proxy or to vote in person at the special meeting (which would include voting at the virtual special meeting), as well as broker non-votes, will not be counted towards the number of shares of common stock required to validly establish a quorum. Abstentions will count as present for the purposes of establishing a quorum. Assuming a valid quorum is established, each of the failure to vote by proxy or to vote in person (which would include voting at the virtual special meeting), an abstention from voting and a broker non-vote on any of the proposals other than the Charter Proposal will have no effect on any such proposal. Each of the failure to vote by proxy or to vote in person (which would include voting at the virtual special meeting), an abstention from voting and a broker non-vote on the Charter Proposal will have the effect of voting AGAINST such proposal.

Q:	What happens if the Business Combination Proposal is not approved?

A:	If the Business Combination Proposal is not approved and we do not consummate a business combination by March 4, 2023, the Company will be required to dissolve and liquidate its trust account.

Q:	May the Company, the Sponsor or the Company’s directors or officers or their affiliates purchase shares in connection with the business combination?

A:

The Sponsor, our directors and officers, Biote or their respective affiliates, may purchase public shares in privately negotiated transactions or in the open market prior to the special meeting, although they are under no obligation to do so. Any such purchases that are completed after the record date for the special meeting may include an agreement with a selling stockholder that the stockholder, for so long as he, she or it remains the record holder of the shares in question, will vote in favor of the Business Combination Proposal and the other proposals presented at the special meeting and/or will not exercise its redemption rights with respect to the shares so purchased. There is no limit on the number of securities the Sponsor, our directors and officers, Biote or their respective affiliates may purchase in such transactions, subject to compliance with applicable law and the rules of Nasdaq. Any such price per share may be different than the amount per share a public stockholder would receive if it elected to redeem its shares in connection with our initial business combination. Additionally, at any time at or prior to our initial business combination, subject to applicable securities laws (including with respect to material nonpublic information), the Sponsor, our directors and officers, Biote or their respective affiliates may enter into transactions with investors and others to provide them with incentives to acquire public shares, vote their public shares in favor of our initial business combination or not redeem their public shares. However, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions.

The purpose of the share purchases and other transactions would be to increase the likelihood that the proposals to be voted upon at the special meeting are approved by the requisite number of votes and reduce the number of redeemed shares. If these purchases do occur, the purchasers may seek to purchase shares from stockholders who would otherwise have voted against the Business Combination Proposal and elected to redeem their shares for a portion of the trust account. Any such privately negotiated purchases may be effected at purchase prices that are below or in excess of the per-share pro rata portion of the trust account. Any public shares held by or subsequently purchased by our affiliates may be voted in favor of the Business Combination Proposal and the other proposals presented at the special meeting. This may result in the completion of a business combination that may not otherwise have been possible. Any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent the purchasers are subject to these reporting requirements.

Q:	What is an “UP-C” Structure?

A:

Our corporate structure following the business combination, as described under the section entitled “Proposal No. 1 — The Business Combination Proposal — The Business Combination Agreement,” is commonly referred to as an “UP-C” structure, which is often used by partnerships and limited liability companies when they undertake an IPO either directly or through a business combination with a special purpose acquisition company, such as the Company. The UP-C structure will allow the Members to continue to realize tax benefits associated with owning interests in an entity that is treated as a partnership, or “passthrough” entity, for U.S. federal income (and certain state and local) tax purposes following the business combination. One of these benefits is that, for U.S. federal income (and certain state and local) tax purposes, future taxable income of Biote that is allocated to the Members will be taxed on a flow-through basis and therefore will not be subject to corporate taxes at the entity level. See the sections entitled “Proposal No. 1 — The Business Combination Proposal” and “Description of Securities.”

Q:	How many votes do I have at the special meeting?

A:

Our stockholders are entitled to one vote on each proposal presented at the special meeting for each share of Class A common stock or Class B common stock held of record as of [●], 2022, the record date for the special meeting. As of the close of business on the record date, there were 31,750,000 outstanding shares of our Class A common stock and 7,937,500 shares of Class B common stock issued and outstanding.

Q:	What constitutes a quorum at the special meeting?

A:

A majority of the issued and outstanding shares of Class A common stock entitled to vote as of the record date at the special meeting must be present, in person (which would include presence at the virtual special meeting) or represented by proxy, at the special meeting to constitute a quorum and in order to conduct business at the special meeting. Abstentions will count as present for the purposes of establishing a quorum. Broker non-votes will not be counted as present for the purpose of determining a quorum. Shares held by the Sponsor and our officers and directors, who currently as a group beneficially own approximately 20% of our issued and outstanding shares of common stock, will count towards this quorum. The Sponsor and our officers and directors have agreed to attend the special meeting and vote in favor of the business combination. In the absence of a quorum, the chairman of the special meeting has the power to adjourn the special meeting. As of the record date for the special meeting, in addition to the founder shares, 11,906,251 shares of our Class A common stock would be required to achieve a quorum.

Q:	How will the Sponsor and the Company’s directors and officers vote?

A:

Prior to our IPO, we entered into an agreement with the Sponsor and each of our directors and officers, pursuant to which each agreed to vote any shares of common stock owned by them in favor of the Business Combination Proposal and the other proposals presented at the special meeting. None of the Sponsor, directors or officers has purchased any shares of our common stock during or after our IPO. As of the date of this proxy statement, neither we nor the Sponsor, directors or officers have entered into any agreement, and are not currently in negotiations, to purchase shares prior to the consummation of the business combination. Currently, the Sponsor and our officers and directors as a group beneficially own approximately 20% of our issued and outstanding shares of common stock, including all of the founder shares, and will be able to vote all of those shares at the special meeting.

Q:	What interests do the Sponsor and the Company’s current officers and directors have in the business combination?

A:

The Sponsor and certain of its affiliates and certain members of our Board and officers have interests in the business combination that are different from or in addition to (and which may conflict with) your interests. Our Board was aware of and considered these interests, among other matters, in evaluating and negotiating the business combination, and in recommending to our stockholders that they vote in favor of the proposals presented at the special meeting, including the Business Combination Proposal. Stockholders should take these interests into account in deciding whether to approve the business combination. Please see the section entitled “Proposal No. 1 — The Business Combination Proposal — Interests of Certain Persons in the Business Combination” for additional information.

Q:	Did the Board obtain a third-party fairness opinion in determining whether or not to proceed with the business combination?

A:

No. Our Board did not obtain a third-party valuation or fairness opinion in connection with its determination to approve the business combination. Our Board believes that based upon the financial skills and background of its directors, it was qualified to conclude that the business combination was fair from a financial perspective to our stockholders. Our Board also determined, without seeking a valuation from a financial advisor, that Biote’s fair market value was at least 80% of Haymaker’s net assets, excluding any taxes payable on interest earned. Accordingly, investors will be relying on the judgment of Haymaker’s board of directors as described above in valuing Biote’s business and assuming the risk that Haymaker’s board of directors may not have properly valued such business. For additional information, please see the section entitled “Proposal No. 1 — The Business Combination Proposal — The Board’s Reasons for the Approval of the Business Combination.

Q:	What happens if I vote against the Business Combination Proposal?

A:

If you vote against the Business Combination Proposal but the Business Combination Proposal still obtains the requisite vote at the special meeting, then the Business Combination Proposal will be approved and, assuming the approval of the other condition precedent proposals and the satisfaction or waiver of the other conditions to closing, the business combination will be consummated in accordance with the terms of the Business Combination Agreement.

If you vote against the Business Combination Proposal and the Business Combination Proposal does not obtain the affirmative vote of a majority of the outstanding shares of our common stock entitled to vote thereon at the special meeting, then the Business Combination Proposal will fail and we will not consummate the business combination. If we fail to complete an initial business combination by March 4, 2023, then we will be required to dissolve and liquidate the trust account by returning the then-remaining funds in that account to our public stockholders.

Q:	Do I have redemption rights?

A:

If you are a holder of public shares, you may redeem your public shares for cash at the applicable redemption price per share equal to the quotient obtained by dividing (i) the aggregate amount on deposit in the trust account as of two business days prior to the consummation of the business combination, including interest earned on the funds held in the trust account (which interest shall be net of taxes), by (ii) the total number of then-outstanding public shares; provided, that, the Company will not redeem any shares of Class A common stock issued in the IPO to the extent that the redemption would result in the Company having net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act) of less than $5,000,001. A public stockholder, together with any of his, her or its affiliates or any other person with whom he, she or it is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming in the aggregate his, her or its shares or, if part of such a group, the group’s shares, in excess of 15% of the shares of Class A common stock included in the units sold in our IPO without the prior consent of the Company. Holders of our outstanding public warrants do not have redemption rights in connection with the business combination with respect to our public warrants. The Sponsor and our directors and officers have agreed to waive their redemption rights with respect to any public shares they may hold in connection with the consummation of the business combination, and the founder shares will be excluded from the pro rata calculation used to determine the per-share redemption price. The Sponsor and our directors and officers agreed to waive such redemption rights in order to induce the Company and the underwriters of the IPO to enter into the underwriting agreement in connection with the IPO and did not receive any additional consideration in connection with the business combination. For illustrative purposes, based on the fair value of marketable securities held in the trust account of $317,581,791 as of December 31, 2021, the estimated per share redemption price would have been approximately $10.00.

You will be entitled to receive cash for any public shares to be redeemed only if you:

(i)

(a) hold public shares or (b) hold public shares through units and you elect to separate your units into the underlying public shares and public warrants prior to exercising your redemption rights with respect to the public shares; and

(ii)

prior to 5:00 p.m., Eastern time, on [●], 2022, (a) submit a written request to the Transfer Agent that the Company redeem your public shares for cash and (b) deliver your public shares to the Transfer Agent, physically or electronically through DTC.

Holders of units must elect to separate the underlying public shares and public warrants prior to exercising redemption rights with respect to the public shares. Any demand for redemption, once made, may be withdrawn at any time until the deadline for exercising redemption requests and thereafter, only with our consent, until the Closing.

Additionally, shares properly tendered for redemption will only be redeemed if the business combination is consummated; otherwise holders of such shares will only be entitled to a pro rata portion of the trust account, including interest earned on the funds held in the trust account (which interest shall be net of taxes) (less up to $100,000 of interest to pay dissolution expenses) in connection with the liquidation of the trust account, unless we complete an alternative business combination prior to March 4, 2023.

Q:	Can the Sponsor redeem its founder shares in connection with consummation of the business combination?

A:

No. The Sponsor and our officers and directors have agreed to waive their redemption rights with respect to their founder shares and any public shares they may hold in connection with the consummation of our business combination. The Sponsor and our directors and officers agreed to waive such redemption rights in order to induce the Company and the underwriters of the IPO to enter into the underwriting agreement in connection with the IPO and did not receive any additional consideration in connection with the business combination.

Q:	Is there a limit on the number of shares I may redeem?

A:

Yes. A public stockholder, together with any affiliate of the stockholder or any other person with whom the stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), is restricted from seeking redemption rights with respect to more than an aggregate of 15% of the shares sold in our IPO without the prior consent of the Company. Accordingly, all shares in excess of 15% owned by a holder will not be redeemed for cash without the prior consent of the Company. On the other hand, a public stockholder who holds less than 15% of the public shares of Class A common stock may redeem all of the public shares held by the stockholder for cash.

In no event is your ability to vote all of your shares (including those shares held by you in excess of 15% of the shares sold in our IPO) for or against our business combination restricted. We have no specified maximum redemption threshold under the current charter, other than the aforementioned 15% threshold. Every share of Class A common stock that is redeemed by our public stockholders will reduce the amount in our trust account, which held marketable securities with a fair value of $317,581,791 as of December 31, 2021. In no event will we redeem shares of our Class A common stock in an amount that would cause our net tangible assets to be less than $5,000,001.

Q:	Is there a limit on the total number of shares that may be redeemed?

A:

Yes. The current charter provides that we may not redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 (such that we are not subject to the SEC’s “penny stock” rules) or any greater net tangible asset or cash requirement which may be contained in the Business Combination Agreement. Other than this limitation, the current charter does not provide a specified maximum redemption threshold. In addition, the Business Combination Agreement provides that Biote’s obligation to consummate the business combination is conditioned on the availability at Closing of at least $125,000,000 in Closing Date Cash, after the repayment of redemptions, if any. If the aggregate cash consideration we would be required to pay for all shares of Class A common stock that are validly submitted for redemption plus the amounts required to satisfy closing cash conditions pursuant to the terms of the Business Combination Agreement exceeds the aggregate amount of cash available to us and the Biote Companies, we may not complete the business combination or redeem any shares, all shares of Class A common stock submitted for redemption will be returned to the holders thereof, and we instead may search for an alternate business combination.

Q:	Will how I vote affect my ability to exercise redemption rights?

A:

No. You may exercise your redemption rights whether you vote your shares of common stock for or against, or whether you abstain from voting on the Business Combination Proposal or any other proposal described by this proxy statement. As a result, the Business Combination Agreement can be approved by stockholders who will redeem their shares and no longer remain stockholders, leaving stockholders who choose not to redeem their shares holding shares in a company with a potentially less-liquid trading market, fewer stockholders, less cash and the potential inability to meet Nasdaq rules.

Q:	How do I exercise my redemption rights?

A:

In order to exercise your redemption rights, you must (i)(a) hold public shares or (b) hold public shares through units and you elect to separate your units into the underlying public shares and public warrants prior to exercising your redemption rights with respect to the public shares; and (ii) prior to 5:00 p.m., Eastern time, on [●], 2022, (a) submit a written request to the Transfer Agent that the Company redeem your public shares for cash and (b) deliver your public shares to the Transfer Agent, physically or electronically through DTC. Any demand for redemption, once made, may be withdrawn at any time until the deadline for exercising redemption requests and thereafter, only with our consent, until the Closing.

The Transfer Agent’s address is as follows:

Continental Stock Transfer & Trust Company

1 State Street, 30th Floor

New York, New York 10004

Attention: Mark Zimkind

Email: mzimkind@continentalstock.com

Stockholders seeking to exercise their redemption rights and opting to deliver physical certificates should allot sufficient time to obtain physical certificates from the Transfer Agent and time to effect delivery. It is our understanding that stockholders should generally allow at least two weeks to obtain physical certificates from the Transfer Agent. However, we do not have any control over this process and it may take longer than two weeks. Stockholders who hold their shares in street name will have to coordinate with their bank, broker or other nominee to have the shares certificated or delivered electronically.

Stockholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name” are required to either tender their certificates to our Transfer Agent prior to the date set forth in these proxy materials, or up to two business days prior to the vote on the proposal to approve the business combination at the special meeting, or to deliver their shares to the Transfer Agent electronically using DTC’s Deposit/Withdrawal At Custodian (DWAC) system, at the stockholder’s option. The requirement for physical or electronic delivery prior to the special meeting ensures that a redeeming stockholder’s election to redeem is irrevocable once the business combination is approved.

There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC system. The Transfer Agent will typically charge a tendering broker a fee and it is in the broker’s discretion whether or not to pass this cost on to the redeeming stockholder. However, this fee would be incurred regardless of whether or not we require stockholders seeking to exercise redemption rights to tender their shares, as the need to deliver shares is a requirement to exercising redemption rights, regardless of the timing of when delivery must be effectuated.

Q:	What are the U.S. federal income tax consequences of exercising my redemption rights?

A:

The U.S. federal income tax consequences of exercising your redemption rights depend on your particular facts and circumstances. It is possible that you may be treated as selling your public shares for cash and, as a result, recognize capital gain or capital loss. It is also possible that the redemption may be treated as a distribution for U.S. federal income tax purposes depending on the amount of public shares that you own or are deemed to own (including through the ownership of the warrants). Please see the section entitled “Proposal No. 1 — The Business Combination Proposal — U.S. Federal Income Tax Considerations for Stockholders Exercising Redemption Rights” for a more detailed discussion of the U.S. federal income tax considerations of an exercise of redemption rights. We urge you to consult your tax advisors regarding the tax consequences of exercising your redemption rights in your particular facts and circumstances.

Q:	If I am a Company warrant holder, can I exercise redemption rights with respect to my public warrants?

A:	No. The holders of our public warrants have no redemption rights with respect to our public warrants.

Q:	Do I have appraisal rights if I object to the business combination?

A:	No. Appraisal rights are not available to holders of our Class A common stock in connection with the business combination.

Q:	What happens to the funds held in the trust account upon consummation of the business combination?

A:

If the business combination is consummated, the funds held in the trust account will be used to: (i) pay the Cash Consideration and fund the operations of the Combined Company; (ii) pay our stockholders who properly exercise their redemption rights; and (iii) pay certain other fees, costs and expenses (including regulatory fees, legal fees, accounting fees, printer fees and other professional fees) that were incurred by the Company and other parties to the Business Combination Agreement in connection with the business combination.

Q:	What happens if the business combination is not consummated?

A:

There are certain circumstances under which the Business Combination Agreement may be terminated. Please see the section entitled “Proposal No. 1 — The Business Combination Proposal — The Business Combination Agreement” for information regarding the parties’ specific termination rights. If we fail to complete an initial business combination by March 4, 2023, then we will: (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem our public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of taxes payable, and less up to $100,000 of interest to pay dissolution expenses) divided by the number of then outstanding public shares, which redemption will completely extinguish our public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law; and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our Board, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including trust account assets) will be less than the initial public offering price per unit in the IPO. Please see the section entitled “Risk Factors — Risks Related to Haymaker.”

The Sponsor has waived any right to any liquidation distribution with respect to these shares and the underwriters of our IPO agreed to waive their rights to their deferred underwriting commission held in the trust account if we do not complete our initial business combination within the required period. The Sponsor and our directors and officers agreed to waive such redemption rights in order to induce the Company and the underwriters of the IPO to enter into the underwriting agreement in connection with the IPO and did not receive any additional consideration in connection with the business combination. In addition, if we fail to complete a business combination by March 4, 2023, there will be no redemption rights or liquidating distributions with respect to our outstanding warrants, which will expire worthless.

Q:	When is the business combination expected to be completed?

A:

The Closing is expected to take place as soon as practicable after the special meeting, subject to the satisfaction or waiver of the conditions described below in the subsection entitled “Proposal No. 1 — The Business Combination Proposal — The Business Combination Agreement — Conditions to the Closing of the Business Combination.” The Business Combination Agreement may be terminated by the Company or Biote if the Closing has not occurred on or before June 13, 2022.

For a description of the conditions to the completion of the business combination, see the section entitled “Proposal No. 1 — The Business Combination Proposal — The Business Combination Agreement —Conditions to the Closing of the Business Combination.”

Q:	What do I need to do now?

A:	You are urged to read carefully and consider the information contained in this proxy statement, including the Annexes, and to consider how the business combination will affect you as a stockholder.

You should then vote as soon as possible in accordance with the instructions provided in this proxy statement and on the enclosed proxy card or, if you hold your shares through a brokerage firm, bank or other nominee, on the voting instruction form provided by the broker, bank or nominee.

Q:	How do I vote?

A:	Voting of Shares by Holders of Record

If you were the record holder of shares of our common stock as of the record date, you may submit your proxy to vote such shares by mail or at the special meeting.

Voting by Mail

•

To submit your proxy by mail, simply mark your proxy card, date and sign it and return it in the postage-paid envelope. If you receive more than one proxy card, it is an indication that your shares are held in multiple accounts. Please sign and return all proxy cards to ensure that all of your shares are voted.

•	If you vote by mail, your proxy card must be received no later than the close of business on [●], 2022.

Please carefully consider the information contained in this proxy statement and, whether or not you plan to attend the special meeting, please vote by mail so that your shares will be voted in accordance with your wishes even if you later decide not to attend the special meeting.

Voting at the Special Meeting

We encourage you to vote by mail. If you attend the special meeting, you may also submit your vote at the special meeting via the special meeting website at https://www.cstproxy.com/haymakeracquisitioniii/2022, in which case any votes that you previously submitted by mail will be superseded by the vote that you cast at the special meeting. If your proxy is properly completed and submitted, and if you do not revoke it prior to or at the special meeting, your shares will be voted at the special meeting in the manner set forth in proxy statement or as otherwise specified by you. Again, your paper proxy card must be received by mail no later than the close of business on [●], 2022.

Voting of Shares Held in Street Name

If your shares are held in an account at a broker, bank, or nominee (i.e., in “street name”), you must provide the record holder of your shares with instructions on how to vote the shares. Please follow the voting instructions provided by the broker, bank, or nominee. See the section entitled “Special Meeting of Stockholders — Voting Your Shares — Beneficial Owners” for more information.

Q:	What is the difference between a stockholder of record and a “street name” holder?

A:

If your shares are registered directly in your name with the Company’s Transfer Agent, you are considered the stockholder of record with respect to those shares, and the proxy materials are being provided directly to you. If your shares are held in a stock brokerage account or by a bank or other nominee, then you are considered the beneficial owner of those shares, which are considered to be held in “street name.” The proxy materials are being provided to you by your broker, bank or other nominee who is considered the stockholder of record with respect to those shares.

Q:	If my shares are held in “street name,” will my broker, bank or nominee automatically vote my shares for me?

A:

No. Under the rules of various national and regional securities exchanges, your broker, bank, or nominee cannot vote your shares with respect to non-discretionary matters unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker, bank, or nominee. We believe all of the proposals presented to the stockholders at this special meeting will be considered non-discretionary and, therefore, your broker, bank, or nominee cannot vote your shares without your instruction on any of the proposals presented at the special meeting. If you do not provide instructions with your proxy, your broker, bank, or other nominee may deliver a proxy card expressly indicating that it is NOT voting your shares; this indication that a broker, bank, or nominee is not voting your shares is referred to as a “broker non-vote.” Broker non-votes will not be counted for the purposes of determining the existence of a quorum. Your bank, broker, or other nominee can vote your shares only if you provide instructions on how to vote. You should instruct your broker to vote your shares in accordance with directions you provide.

Q:	What will happen if I abstain from voting or fail to vote at the special meeting?

A:

A stockholder’s failure to vote by proxy or to vote in person at the special meeting (which would include voting at the virtual special meeting), as well as broker non-votes, will not be counted towards the number of shares of common stock required to validly establish a quorum. Abstentions will count as present for the purposes of establishing a quorum. Assuming a valid quorum is established, each of the failure to vote by proxy or to vote in person (which would include voting at the virtual special meeting), an abstention from voting and a broker non-vote on any of the proposals other than the Charter Proposal will have no effect on any such proposal. Each of the failure to vote by proxy or to vote in person (which would include voting at the virtual special meeting), an abstention from voting and a broker non-vote on the Charter Proposal will have the effect of voting AGAINST such proposal.

Q:	What will happen if I sign and return my proxy card without indicating how I wish to vote?

A:

Signed and dated proxies received by us without an indication of how the stockholder intends to vote on a proposal will be voted “FOR” each proposal presented to the stockholders and “FOR” each of the director nominees. The proxyholders may use their discretion to vote on any other matters which properly come before the special meeting.

Q:	How can I vote my shares without attending the special meeting?

A:

If you are a stockholder of record of our common stock as of the close of business on the record date, you can vote by proxy by mail by following the instructions provided in the enclosed proxy card or at the special meeting. Please note that if you are a beneficial owner of our common stock, you may vote by submitting voting instructions to your broker, bank or nominee, or otherwise by following instructions provided by your broker, bank or nominee. Telephone and internet voting may be available to beneficial owners. Please refer to the vote instruction form provided by your broker, bank or nominee.

Q:	May I change my vote after I have returned my proxy card or voting instruction form?

A:	Yes. If you are a holder of record of our common stock as of the close of business on the record date, you can change or revoke your proxy before it is voted at the special meeting by:

•	giving written notice of your revocation to Haymaker’s secretary, provided such revocation is received prior to the vote at the special meeting;

•	signing and delivering a new proxy, relating to the same shares and bearing a later date; or

•	attending and voting at the special meeting and voting, although attendance at the special meeting will not, by itself, revoke a proxy.

If you are a beneficial owner of our common stock as of the close of business on the record date, you must follow the instructions of your broker, bank or other nominee to revoke or change your voting instructions.

Q:	What should I do if I receive more than one set of voting materials?

A:

You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a holder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive in order to cast your vote with respect to all of your shares.

Q:	Who will solicit and pay the cost of soliciting proxies for the special meeting?

A:

The Company will pay the cost of soliciting proxies for the special meeting. The Company has engaged Morrow Sodali LLC to assist in the solicitation of proxies for the special meeting. The Company has agreed to pay Morrow Sodali LLC a fee of $35,000, plus disbursements, and will reimburse Morrow Sodali LLC for its reasonable out-of-pocket expenses and indemnify Morrow Sodali LLC and its affiliates against certain claims, liabilities, losses, damages and expenses. The Company will also reimburse banks, brokers and other custodians, nominees and fiduciaries representing beneficial owners of shares of common stock for their expenses in forwarding soliciting materials to beneficial owners of common stock and in obtaining voting instructions from those owners. Our directors, officers and employees may also solicit proxies by telephone, by facsimile, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies.

Q:	Who can help answer my questions?

A:	If you have questions about the proposals or if you need additional copies of this proxy statement or the enclosed proxy card you should contact:

Haymaker Acquisition Corp. III

501 Madison Avenue, Floor 12

New York, New York 10022

Attn: Christopher Bradley

Telephone: (212) 616-9600

You may also contact our proxy solicitor at:

Morrow Sodali LLC

333 Ludlow Street, 5th Floor, South Tower

Stamford, CT 06902

Telephone: Toll-Free (800) 662-5200 or (203) 658-9400

Email: HYAC.info@investor.morrowsodali.com

To obtain timely delivery, our stockholders must request the materials no later than five business days prior to the special meeting.

You may also obtain additional information about us from documents filed with the SEC by following the instructions in the section entitled “Where You Can Find More Information.”

If you intend to seek redemption of your public shares, you will need to send a letter demanding redemption and deliver your stock (either physically or electronically) to our Transfer Agent prior to the special meeting in accordance with the procedures detailed under the question “How do I exercise my redemption rights?” If you have questions regarding the certification of your position or delivery of your stock, please contact our Transfer Agent:

Continental Stock Transfer & Trust Company

1 State Street, 30th Floor

New York, New York 10004

Attention: Mark Zimkind

Email: mzimkind@continentalstock.com

SUMMARY OF THE PROXY STATEMENT

This summary highlights selected information contained in this proxy statement and does not contain all of the information that is important to you. You should read carefully this entire proxy statement, including the Annexes and accompanying financial statements of the Company and Biote, to fully understand the business combination (as described below) before voting on the proposals to be considered at the special meeting (as described below). Please see the section entitled “Where You Can Find More Information” beginning on page 318 of this proxy statement.

Unless otherwise specified, all share calculations assume (i) no exercise of redemption rights by the Company’s public stockholders; and (ii) no inclusion of any shares of Class A common stock issuable upon the exercise of the Company’s warrants.

Parties to the Business Combination

The Company

The Company is a blank check company whose business purpose is to effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. The Company was incorporated in Delaware on July 6, 2020.

The Company’s securities are traded on Nasdaq under the ticker symbols “HYAC”, “HYACU” and “HYACW”. The Company has applied to continue the listing of its common stock and warrants on Nasdaq under the symbols “BTMD” and “BTMDW,” respectively, upon the Closing. The Company’s units will automatically separate into the component securities upon consummation of the business combination and, as a result, will no longer trade as a separate security.

The mailing address of the Company’s principal executive office is 501 Madison Avenue, Floor 12, New York, New York 10022.

The Class A Member

The Class A Member is a Nevada limited liability company formed on December 11, 2012. The Class A Member is an entity controlled by Dr. Gary Donovitz.

The mailing address of the Class A Member’ principal executive office is 1875 W. Walnut Hill Ln #100, Irving, Texas 75038.

Biote

Biote is a Nevada limited liability company formed on December 11, 2012. Biote is headquartered in Irving, Texas.

The mailing address of Biote’s principal executive office is 1875 W. Walnut Hill Ln #100, Irving, Texas 75038.

For more information about Biote, please see the sections entitled “Information About Biote,” “Biote Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Management after the Business Combination.”

The Business Combination Proposal

On December 13, 2021, the Company, the Sponsor, Biote, the Class A Member, the Biote Founder and the Members’ Representative entered into the Business Combination Agreement. For more information about the business combination, please see the section entitled “Proposal No. 1 — The Business Combination Proposal.” A copy of the Business Combination Agreement is attached to this proxy statement as Annex A.

Consideration to the Members in the Business Combination

The aggregate consideration that will be paid to or retained by the Members upon the Closing is approximately $555,000,000, subject to the purchase price adjustments set forth in the Business Combination Agreement. Pursuant to the Business Combination Agreement, subject to the satisfaction or waiver of certain conditions set forth therein, at the time of the Closing, (x) the Biote Companies will hold the Debt Financing Proceeds, and (y) in exchange for the Closing Biote Units, the Company will transfer the balance of the Closing Date Cash to Biote and will issue to Biote the number of shares of newly issued Class V voting stock equal to the number of Retained Biote Units, which will entitle the holder thereof to one vote per share but no right to dividends or distributions. Biote will immediately thereafter distribute the Class V voting stock to its Members pursuant to the Biote A&R OA. The Closing Date Cash will be utilized in accordance with and in the priority set forth in the Business Combination Agreement. The Members will, immediately following the Closing, retain an aggregate number of Biote Units equal to the Retained Biote Units, which is equal to the following (without duplication between clauses (y) and (z)): (w) (i) (A) Biote’s equity value (i.e., $555,000,000), minus (B) the aggregate amount of Biote Transaction Expenses, minus (C) the Cash Consideration, if any, divided by (ii) $10.00, plus (x) the Member Earnout Units, minus (y) a number of Biote Units equal to the number of shares of Class A common stock to be issued to the Phantom Equity Holders pursuant to the Phantom Equity Acknowledgements (or the existing underlying phantom equity documentation with respect to any Phantom Equity Holder who has not entered into a Phantom Equity Acknowledgement as of the Closing), minus (z) a number of Biote Units equal to the quotient of (i) the amount of cash payable to the Phantom Equity Holders pursuant to the Phantom Equity Acknowledgments (or the existing underlying phantom equity documentation with respect to any Phantom Equity Holder who has not entered into a Phantom Equity Acknowledgement as of the Closing), divided by (ii) $10.00. In connection with the Closing, on the Closing Date (a) the Members on a pro rata basis will subject (i) 10,000,000 Member Earnout Units and (ii) 10,000,000 Earnout Voting Shares, (b) the Sponsor will subject 1,587,500 Sponsor Earnout Shares, and (c) the Company will subject a number of Biote Units equal to the number of Sponsor Earnout Shares, to certain restrictions and potential forfeiture pending the achievement (if any) of certain earnout targets pursuant to the terms of the Business Combination Agreement or the occurrence of a Change of Control. One third of each of the Member Earnout Units, Earnout Voting Shares, Sponsor Earnout Shares and Sponsor Earnout Units will vest upon the occurrence of each of the following events: (i) the first time, prior to the five-year anniversary of the Closing Date (the “Earnout Deadline”), the VWAP equals or exceeds $12.50 per share for 20 trading days of any 30 consecutive trading day period following the Closing, (ii) the first time, prior to the Earnout Deadline, the VWAP equals or exceeds $15.00 per share for 20 trading days of any 30 consecutive trading day period following the Closing, and (iii) the first time, prior to the Earnout Deadline, the VWAP equals or exceeds $17.50 per share for 20 trading days of any 30 consecutive trading day period following the Closing. If a definitive agreement with respect to a Change of Control is entered into on or prior to the Earnout Deadline, then effective as of immediately prior to closing of such Change of Control, unless previously vested pursuant to clauses (i) through (iii) of the preceding sentence, each of the Member Earnout Units, Earnout Voting Shares, Sponsor Earnout Shares and Sponsor Earnout Units will vest. The Earnout Securities will have voting rights but no right to dividends or distributions (except for certain tax distributions from Biote in accordance with the Biote A&R OA) until such restrictions and potential forfeiture have lapsed.

Pursuant to the Business Combination Agreement, the “Cash Consideration” will be equal to the portion of the aggregate consideration paid or payable to the Selling Member that is paid in cash, which amount shall in no event exceed $199,000,000.

At the Closing and in consideration for the acquisition of Biote Units by the Company, the Company and the Biote Companies will, subject to the Business Combination Agreement and the Trust Agreement (as defined in the Business Combination Agreement), disburse the Closing Date Cash for the following purposes and in the following order of priority: (a) first, payment of unpaid Transaction Expenses (as defined in the Business Combination Agreement), (b) second, payment to Biote (for use by the Biote Companies) in the amount of $75,000,000, (c) third, payment of Cash Consideration to the Selling Member in the amount of $50,000,000, (d) fourth, payment to Biote (for use by the Biote Companies) in the amount of $75,000,000, (e) fifth, payment of Cash Consideration to the Selling Member in the amount of $75,000,000, (f) sixth, payment to Biote and the Selling Member such that Biote and the Selling Member receive 37.8% and 62.2%, respectively, of the remaining Closing Date Cash until Biote and the Selling Member have received aggregate payments pursuant to this clause (f) equal to $45,000,000 and $74,000,000, respectively, and (g) seventh, payment to Biote (for use by the Biote Companies).

Assuming that none of the Company’s current stockholders exercise their right to redeem their Class A common stock and Biote Transaction Expenses equal $11,521,000, and subject to certain adjustments in accordance with the Business Combination Agreement, as of immediately following the Closing and without giving effect to outstanding warrants to purchase Class A common stock or any warrants issuable in respect of the Working Capital Loans or issuance of any shares under the Incentive Plan or ESPP, but including the Earnout Securities, the Company is expected to own, directly or indirectly, approximately 49.9% of the Biote Units and will control Biote as the sole manager of Biote in accordance with the terms of the Biote A&R OA and all remaining Biote Units will be owned by the Members. The Members are expected to hold a controlling voting interest in the Company after the Closing and will therefore have the ability to control Biote.

Beginning on the six month anniversary of the Closing, each Retained Biote Unit held by the Members may be redeemed, together with one share of Class V voting stock and subject to certain conditions, in exchange for either one share of Class A common stock or in certain circumstances, at the election of the Company in its capacity as the sole manager of Biote, the cash equivalent of the market value of one share of Class A common stock, pursuant to the terms and conditions of the Biote A&R OA (such exchange rights, as further described in the Biote A&R OA, the “Exchange Rights”).

For more information about the consideration to the Members, please see the section entitled “Proposal No. 1 — The Business Combination Proposal.”

Related Agreements

Second Amended and Restated Operating Agreement of Biote

At the Closing, the Combined Company, Biote and the Members will enter into the Biote A&R OA, which will, among other things, permit the issuance and ownership of Biote Units as contemplated to be issued and owned upon the consummation of the business combination, designate the Combined Company as the sole manager of Biote, provide for the Exchange Rights, set forth the rights and preferences of the Biote Units, and establish the ownership of the Biote Units by the persons or entities indicated in the Biote A&R OA, in each case, as more fully described in the Biote A&R OA.

Tax Receivable Agreement

Simultaneously with the Closing, the Combined Company will enter into the Tax Receivable Agreement with Biote, the Members and the Members’ Representative, in substantially the form attached to this proxy statement as Annex G. Pursuant to the Tax Receivable Agreement, the Combined Company generally will be required to pay to the Members 85% of certain net tax benefits, if any, that we realize (or in certain cases are deemed to realize) as a result of the increases in tax basis and tax benefits related to the transactions contemplated under the Business Combination Agreement and the redemption of Retained Biote Units in exchange for Class A common stock (or cash) pursuant to the Biote A&R OA, and tax benefits attributable to payments under the Tax Receivable Agreement. The term of the Tax Receivable Agreement will continue until all such tax benefits have been utilized or expired unless the Combined Company exercises its right to terminate the Tax Receivable Agreement for an amount representing the present value of anticipated future tax benefits under the Tax Receivable Agreement (calculated under certain assumptions) or certain other acceleration events occur. For more information regarding the Tax Receivable Agreement, please see the section entitled “Proposal No. 1 — The Business Combination Proposal — Related Agreements — Tax Receivable Agreement.”

Investor Rights Agreement

At the Closing, the Company, the Members, the Sponsor, the Members’ Representative and certain other parties will enter into an Investor Rights Agreement, pursuant to which, among other things, (i) the Registration Rights Agreement will be terminated, (ii) the lock-up period set forth in the Investor Rights Agreement will supersede the lock-up period set forth in the Insider Letter, (iii) the Company will provide certain registration rights for the shares of Class A common stock held by the Members, the Sponsor, and certain other parties, (iv) the Members will agree not to, subject to certain exceptions, transfer, sell, assign or otherwise dispose of the shares of Class A common stock, shares of Class V voting stock and Biote Units held by such Members for six months following the Closing, and the Member Earnout Units until the date such securities have been earned in accordance with the Business Combination Agreement and (v) the Sponsor will agree not to, subject to certain exceptions, transfer, sell, assign or otherwise dispose of its (a) shares of Class A common stock (other than the Sponsor Earnout Shares) for six months following the Closing, (b) Sponsor Earnout Shares until the date such securities have been earned in accordance with the Business Combination Agreement and (c) warrants issued to the Sponsor pursuant to that certain Private Placement Warrants Purchase Agreement, dated March 1, 2021, by and between the Company and the Sponsor, and the underlying shares of Class A common stock, for 30 days following the Closing Date (in each case, as more fully described in the Investor Rights Agreement).

The Sponsor Letter

In connection with the execution of the Business Combination Agreement, certain of our current officers and directors, the Sponsor, the Company, Biote and the Members’ Representative entered into a letter agreement on December 13, 2021 (the “Sponsor Letter”), pursuant to which, among other things, the Sponsor agreed to (i) vote, at any duly called meeting of stockholders of the Company, in favor of the Business Combination Agreement and the transactions contemplated thereby, (ii) subject to certain exceptions, not to effect any sale or distribution of any of its shares of Class B common stock or private placement warrants and (iii) waive any and all anti-dilution rights described in the current charter or otherwise with respect to the shares of Class B common stock held by the Sponsor that may be implicated by the business combination such that the Class B Common Stock Conversion will occur as discussed herein (and as more fully described in the Sponsor Letter).

Organizational Structure

The following diagram shows the approximate ownership of the Combined Company immediately following the business combination. The approximate ownership interests in the Combined Company and Biote shown below assume no redemptions of the Company’s public shares and that Biote Transaction Expenses equal $11,521,000, and include the Earnout Securities.

BioTe Medical Mexico, S.A. de C.V., a Mexican Sociedad Anonima de Capital Variable does not produce or sell pellets.

We anticipate that, upon completion of the business combination, the approximate number of shares outstanding of the Company will be as set forth in the table below:

	Assuming No Redemptions(5)(6)						Assuming Maximum Redemptions(1)(5)(6)
	Number of Class A Shares	Percentage of Outstanding Class A Shares	Number of Class V Shares	Percentage of Outstanding Class V Shares	Number of Class A and Class V Shares	Percentage of Class A and Class V Shares	Number of Class A Shares	Percentage of Outstanding Class A Shares	Number of Class V Shares	Percentage of Outstanding Class V Shares	Number of Class A and Class V Shares	Percentage of Class A and Class V Shares
Company’s Public Stockholders	31,750,000	80.0%	—	—	31,750,000	39.9%	2,762,994	27.6%	—	—	2,762,994	4.2%
Sponsor(2)	7,937,500	20.0%	—	—	7,937,500	10.0%	7,250,822	72.4%	—	—	7,250,822	10.9%
Members(3)(4)	—	—	39,835,150	100.0%	39,835,150	50.1%	—	—	56,480,641	100.0%	56,480,641	84.9%

Total	39,687,500	100.0%	39,835,150	100.0%	79,522,650	100.0%	10,013,816	100.0%	56,480,641	100.0%	66,494,457	100.0%

(1)

Assumes that holders of 28,987,006 public shares exercise their redemption rights in connection with the Closing for $289,870,060 at a redemption price of approximately $10.00 per share (based on $317,581,791 held in trust as of December 31, 2021).

(2)

Assuming no redemptions, includes 7,937,500 shares of Class B common stock held by the Sponsor, which will convert into shares of Class A common stock at the Closing on a one-for-one basis. Assuming maximum redemptions, includes 7,250,822 shares of Class B common stock held by the Sponsor, which will convert into shares of Class A common stock at the Closing on a one-for-one basis, and gives effect to the applicable Sponsor Forfeiture (i.e., forfeiture of 686,678 founder shares). Includes 1,587,500 Sponsor Earnout Shares which will be subject to certain restrictions and potential forfeiture pending the achievement (if any) of certain earnout targets pursuant to the terms of the Business Combination Agreement. See the section entitled “Proposal No. 1 — The Business Combination Proposal — The Business Combination Agreement — Earnout”.
(3)

Represents the number of shares of Class V voting stock to be issued to the Members that corresponds to the number of Retained Biote Units held by the Members, including 10,000,000 Earnout Voting Shares which will be subject to certain restrictions and potential forfeiture pending the achievement (if any) of certain earnout targets pursuant to the terms of the Business Combination Agreement. See the section entitled “Proposal No. 1 — The Business Combination Proposal — The Business Combination Agreement — Earnout”.

(4)

Immediately following the Closing, the Members will not directly hold shares of Class A common stock. Rather, the UP-C structure allows the Members to retain their equity ownership in Biote through the Retained Biote Units and an equivalent number of voting interests in the Company in the form of shares of Class V voting stock. Beginning on the six month anniversary of the Closing, each Retained Biote Unit held by the Members may be redeemed, subject to certain conditions, in exchange for either one share of Class A common stock or in certain circumstances, at the election of the Company in its capacity as the sole manager of Biote, the cash equivalent of the market value of one share of Class A common stock, pursuant to the terms and conditions of the Biote A&R OA. For each Retained Biote Unit so redeemed, one share of the Class V voting stock will be canceled by the Company. For more information about the Business Combination Agreement, please see the section entitled “Proposal No. 1 — The Business Combination Proposal — The Business Combination Agreement.”

(5)	Assumes Biote Transaction Expenses equal $11,521,000.
(6)

Stockholders will experience additional dilution to the extent the Combined Company issues additional shares after the Closing. The table above excludes (a) 13,504,166 shares of Class A common stock that will be issuable upon the exercise of 5,566,666 private placement warrants and 7,937,500 public warrants; (b) shares of Class A common stock that will be available for issuance under the Incentive Plan, which will initially be equal to 15% of the fully-diluted shares as of the Closing, plus 3,887,750 shares of Class A common stock that will be reserved exclusively to satisfy the Combined Company’s obligations under the Phantom Equity Acknowledgments; and (c) shares of Class A common stock that will be available for issuance under the ESPP, which will be initially equal to 1% of the fully-diluted shares as of the Closing. The following table illustrates the impact on relative ownership levels assuming the issuance of all such shares.

	Assuming No Redemptions of Public Shares		Assuming Maximum Redemptions of Public Shares
	Shares	Percentage	Shares	Percentage
Total shares of common stock outstanding at Closing (including the Earnout Securities)	79,522,650	71.1%	66,494,457	68.8%
Shares underlying public warrants	7,937,500	7.1%	7,937,500	8.2%
Shares underlying the private placement warrants	5,566,666	5.0%	5,566,666	5.8%
Shares initially reserved for issuance under the Incentive Plan(a)	17,841,772	16.0%	15,887,543	16.4%
Shares initially reserved for issuance under the ESPP(a)	930,268	0.8%	799,986	0.8%

Total Shares	111,798,856	100%	96,686,152	100%

(a)

The number of shares of Class A common stock available for issuance under the Incentive Plan and the ESPP will be increased on January 1 of each calendar year beginning in 2023 and ending in 2032 by amounts described in the sections entitled “Proposal No. 5 — The Incentive Plan Proposal” and “Proposal No. 6 — The ESPP Proposal” elsewhere in this proxy statement; provided, however, the shares of Class A common stock reserved to satisfy the Combined Company’s obligations under the Phantom Equity Acknowledgments will not be subject to such increases.

We anticipate that, upon completion of the business combination, the approximate number of Biote Units outstanding will be as set forth in the table below:

	Assuming No Redemptions(3)		Assuming Maximum Redemptions(1)(3)
	Number of Biote Units	Percentage of Outstanding Biote Units	Number of Biote Units	Percentage of Outstanding Biote Units
Company(2)	39,687,500	49.9%	10,013,816	15.1%
Members(2)	39,835,150	50.1%	56,480,641	84.9%

Total	79,522,650	100.0%	66,494,457	100.0%

(1)

Assumes that holders of 28,987,006 public shares exercise their redemption rights in connection with the Closing for $289,870,060 at a redemption price of approximately $10.00 per share (based on $317,581,791 held in trust as of December 31, 2021).

(2)

Company ownership includes 1,587,500 Sponsor Earnout Units and Members’ ownership includes 10,000,000 Member Earnout Units, but excludes up to 3,887,750 shares of Class A common stock to be issued to the Phantom Equity Holders pursuant to the Phantom Equity Acknowledgements. See the section entitled “Proposal No. 1 — The Business Combination Proposal — The Business Combination Agreement — Earnout”.

(3)	Assumes Biote Transaction Expenses equal $11,521,000.

Redemption Rights

Pursuant to the current charter, holders of public shares may elect to have their shares redeemed for cash at the applicable redemption price per share equal to the quotient obtained by dividing (i) the aggregate amount on deposit in the trust account as of two business days prior to the consummation of the business combination, including interest (which interest shall be net of taxes payable), by (ii) the total number of then-outstanding public shares. As of December 31, 2021, this would have amounted to approximately $10.00 per share.

You will be entitled to receive cash for any public shares to be redeemed only if you:

(i)

(a) hold public shares or (b) hold public shares through units and you elect to separate your units into the underlying public shares and public warrants prior to exercising your redemption rights with respect to the public shares; and

(ii)

prior to 5:00 p.m., Eastern time, on [●], 2022, (a) submit a written request to the Transfer Agent that the Company redeem your public shares for cash and (b) deliver your public shares to the Transfer Agent, physically or electronically through DTC.

Holders of units must elect to separate the underlying public shares and public warrants prior to exercising redemption rights with respect to the public shares. Any demand for redemption, once made, may be withdrawn at any time until the deadline for exercising redemption requests and thereafter, only with our consent, until the Closing.

Notwithstanding the foregoing, a holder of public shares, together with any of his, her or its affiliates or any other person with whom he, she or it is acting in concert or as a “group” (as defined in Section 13(d)-(3) of the

Exchange Act) will be restricted from seeking redemption rights with respect to more than 15% of the shares of Class A common stock included in the units sold in our IPO without the prior consent of the Company.

If a holder exercises his, her or its redemption rights, then that holder will be exchanging his, her or its public shares for cash and will no longer own shares of the Combined Company. Such a holder will be entitled to receive cash for its public shares only if he, she or it properly demands redemption and delivers his, her or its shares (either physically or electronically) to our Transfer Agent in accordance with the procedures described herein. Please see the section entitled “Special Meeting of Stockholders — Redemption Rights” for the procedures to be followed if you wish to redeem your shares for cash.

Impact of the Business Combination on the Company’s Public Float

We anticipate that, upon completion of the business combination, the approximate ownership interests of the Company will be as set forth in the table below:

	Assuming No Redemptions of Public Shares(4)(5)	Assuming Maximum Redemptions of Public Shares(1)(4)(5)
Company’s Public Stockholders	39.9%	4.2%
Sponsor(2)	10.0%	10.9%
Members(3)	50.1%	84.9%

(1)

Assumes that holders of 28,987,006 public shares exercise their redemption rights in connection with the Closing for $289,870,060 at a redemption price of approximately $10.00 per share (based on $317,581,791 held in trust as of December 31, 2021).

(2)

Includes shares of Class A common stock held by the Sponsor (including 1,587,500 Sponsor Earnout Shares, which are subject to certain restrictions and potential forfeiture pending the achievement (if any) of certain earnout targets pursuant to the terms of the Business Combination Agreement), after giving effect to the Class B Common Stock Conversion and any applicable Sponsor Forfeiture (i.e., no forfeiture of founder shares assuming there are no redemptions and the forfeiture of 686,678 founder shares assuming there are maximum redemptions.

(3)

Represents the number of shares of Class V voting stock to be issued to the Members that corresponds to the number of Retained Biote Units held by the Members, including 10,000,000 Earnout Voting Shares to be issued to the Members in connection with the Closing in respect of the Member Earnout Units, which Earnout Voting Shares will be subject to certain restrictions and potential forfeiture pending the achievement (if any) of certain earnout targets pursuant to the terms of the Business Combination Agreement. See the section entitled “Proposal No. 1 — The Business Combination Proposal — The Business Combination Agreement — Earnout”. Excludes up to 3,887,750 shares of Class A common stock to be issued to the Phantom Equity Holders pursuant to the Phantom Equity Acknowledgements.

(4)	Assumes Biote Transaction Expenses equal $11,521,000.
(5)

Stockholders will experience additional dilution to the extent the Combined Company issues additional shares after the Closing. The table above excludes (a) 13,504,166 shares of Class A common stock that will be issuable upon the exercise of 5,566,666 private placement warrants and 7,937,500 public warrants; (b) shares of Class A common stock that will be available for issuance under the Incentive Plan, which will initially be equal to 15% of the fully-diluted shares as of the Closing, plus 3,887,750 shares of Class A common stock that will be reserved exclusively to satisfy the Combined Company’s obligations under the Phantom Equity Acknowledgments; and (c) shares of Class A common stock that will be available for issuance under the ESPP, which will be initially equal to 1% of the fully-diluted shares as of the Closing.

The following table illustrates the impact on relative ownership levels assuming the issuance of all such shares.

	Assuming No Redemptions of Public Shares		Assuming Maximum Redemptions of Public Shares
	Shares	Percentage	Shares	Percentage
Total shares of common stock outstanding at Closing (including the Earnout Securities)	79,522,650	71.1%	66,494,457	68.8%
Shares underlying public warrants	7,937,500	7.19%	7,937,500	8.2%
Shares underlying the private placement warrants	5,566,666	5.0%	5,566,666	5.8%
Shares initially reserved for issuance under the Incentive Plan(a)	17,841,772	16.0%	15,887,543	16.4%
Shares initially reserved for issuance under the ESPP(a)	930,268	0.8%	799,986	0.8%

Total Shares	111,798,856	100%	96,686,152	100%

(a)

The number of shares of Class A common stock available for issuance under the Incentive Plan and the ESPP will be increased on January 1 of each calendar year beginning in 2023 and ending in 2032 by amounts described in the sections entitled “Proposal No. 5 — The Incentive Plan Proposal” and “Proposal No. 6 — The ESPP Proposal” elsewhere in this proxy statement; provided, however, the shares of Class A common stock reserved to satisfy the Combined Company’s obligations under the Phantom Equity Acknowledgments will not be subject to such increases.

If the actual facts are different than these assumptions, the percentage ownership retained by our public stockholders following the business combination will be different. The public warrants and private placement warrants will become exercisable 30 days after the completion of the business combination and will expire five years after the completion of the business combination or earlier upon redemption or liquidation. Founder shares will be converted into shares of Class A common stock at the Closing on a one-for-one basis. For more information, please see the sections entitled “Summary of the Proxy Statement — Impact of the Business Combination on the Company’s Public Float” and “Unaudited Pro Forma Condensed Combined Financial Information.”

For more information, please see the section entitled “Unaudited Pro Forma Condensed Combined Financial Information.”

Board of Directors of the Company Following the Business Combination

Upon approval of the condition precedent proposals and consummation of the business combination, our Board anticipates increasing its initial size from five directors to seven directors, with Class I directors having a term that expires at the next annual meeting of stockholders following the effectiveness of the proposed charter, Class II directors having a term that expires at the second annual meeting of stockholders following the effectiveness of the proposed charter and Class III directors having a term that expires at the third annual meeting of stockholders following the effectiveness of the proposed charter, or in each case until his or her successor is elected and qualified, or until their earlier resignation, removal or death.

The Advisory Charter Proposals

The Advisory Charter Proposals are being presented in accordance with SEC guidance and will be voted upon on an advisory basis and are not binding on the Company. Upon the Closing and assuming the approval at the special meeting of the Charter Proposal, the current charter will be amended to reflect various differences between it and the proposed charter, including some that materially affect stockholder rights.

Please see the section entitled “Proposal No. 4 — The Advisory Charter Proposals” for more information.

Other Proposals

In addition, at the special meeting the stockholders of the Company will be asked to vote on:

•

A proposal to approve, for purposes of complying with applicable Nasdaq listing rules, the issuance of more than 20% of the Company’s issued and outstanding common stock in connection with the business combination;

•	A proposal to approve the Company’s proposed charter, substantially in the form attached to the accompanying proxy statement as Annex C, in connection with the business combination;

•	A proposal to approve the Incentive Plan, substantially in the form attached to this proxy statement as Annex E, including the authorization of the initial share reserve under the Incentive Plan;

•	A proposal to approve the ESPP, substantially in the form attached to this proxy statement as Annex F, including the authorization of the initial share reserve under the ESPP;

•

A proposal to consider and vote upon a proposal to elect seven directors to serve staggered terms on the Board until immediately following the 2023, 2024 and 2025 annual meetings of our stockholders, as applicable, and until their respective successors are duly elected and qualified; alternatively, in the event the condition precedent proposals are not approved, the holders of our Class A common stock and Class B common stock, voting together as a single class, have the right under the Company’s existing certificate of incorporation to elect one director to serve as a Class I director on the Board for a term of three years expiring at the annual meeting of stockholders to be held in 2025 or until such director’s successor has been duly elected and qualified; and

•

A proposal to approve the adjournment of the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if there are insufficient votes for, or otherwise in connection with, the approval of the condition precedent proposals. The Adjournment Proposal will only be presented at the special meeting if there are not sufficient votes to approve the condition precedent proposals.

Please see the sections entitled “Proposal No. 2 — The Nasdaq Proposal,” “Proposal No. 3 — The Charter Proposal,” “Proposal No. 4 — The Advisory Charter Proposals,” “Proposal No. 5 — The Incentive Plan Proposal,” “Proposal No. 6 — The ESPP Proposal”, “Proposal No. 7 — The Director Election Proposal” and “Proposal No. 8 — The Adjournment Proposal” for more information.

Date, Time and Place of Special Meeting

The special meeting will be a virtual meeting conducted exclusively via live webcast starting at 10:00 a.m., Eastern time, on [●], 2022, or at such other date, time and place to which the meeting may be adjourned or postponed, to consider and vote upon the proposals. You may attend the special meeting online, vote, view the list of stockholders entitled to vote at the special meeting and submit your questions during the special meeting by visiting https://www.cstproxy.com/haymakeracquisitioniii/2022 and entering your 12-digit control number, which is included on the proxy card, voting instruction form or notice you previously received. Because the special meeting is completely virtual and being conducted via live webcast, stockholders will not be able to attend the meeting in person.

Registering for the Special Meeting

Pre-registration at https://www.cstproxy.com/haymakeracquisitioniii/2022 is recommended but is not required in order to attend.

Any stockholder wishing to attend the virtual meeting should register for the meeting by 9:00 a.m., Eastern Time, on [●], 2022. To register for the special meeting, please follow these instructions as applicable to the nature of your ownership of our common stock:

•

If your shares are registered in your name with Continental Stock Transfer & Trust Company and you wish to attend the online-only special meeting, go to https://www.cstproxy.com/haymakeracquisitioniii/2022, enter the 12-digit control number included on your proxy card, voting instruction form or notice you previously received and click on the [“Click here to preregister for the online meeting”] link at the top of the page. Just prior to the start of the meeting you will need to log back into the meeting site using your control number. Pre-registration is recommended but is not required in order to attend.

•

Beneficial stockholders (those holding shares through a stock brokerage account or by a bank or other holder of record) who wish to attend the virtual meeting must obtain a legal proxy by contacting their account representative at the bank, broker, or other nominee that holds their shares and e-mail a copy (a legible photograph is sufficient) of their legal proxy to proxy@continentalstock.com. Beneficial stockholders who e-mail a valid legal proxy will be issued a 12-digit meeting control number that will allow them to register to attend and participate in the special meeting. After contacting Continental Stock Transfer & Trust Company, a beneficial holder will receive an e-mail prior to the meeting with a link and instructions for entering the virtual meeting. Beneficial stockholders should contact Continental Stock Transfer & Trust Company at least five business days prior to the meeting date in order to ensure access.

Voting Power; Record Date

Only stockholders of record at the close of business on [●], 2022, the record date for the special meeting, will be entitled to vote at the special meeting. You are entitled to one vote for each share of common stock that you owned as of the close of business on the record date.

If your shares are held in “street name” or are in a margin or similar account, you should contact your broker, bank or other nominee to ensure that votes related to the shares you beneficially own are properly counted. On the record date, there were 39,687,500 shares of common stock outstanding and entitled to vote, of which 31,750,000 are shares of Class A common stock and 7,937,500 are shares of Class B common stock held by the Sponsor.

Accounting Treatment

The business combination will be accounted for as a common control transaction, in accordance with GAAP, as the Biote Founder is deemed to have continued control over the Combined Company for accounting purposes. Under this method of accounting, Haymaker’s acquisition of Biote will be accounted for at Biote’s historical carrying values, and Biote will be deemed the predecessor entity. This method of accounting is similar to a reverse recapitalization whereby the business combination will be treated as the equivalent of Biote issuing stock for the net assets of Haymaker, accompanied by a recapitalization. The net assets of Haymaker will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the business combination will be those of Biote.

Appraisal Rights

Appraisal rights are not available to our stockholders in connection with the business combination.

Proxy Solicitation

Proxies may be solicited by mail, telephone or in person. The Company has engaged Morrow Sodali LLC to assist in the solicitation of proxies.

If a stockholder grants a proxy, he, she or it may still vote his, her or its shares at the special meeting or if he, she or it revokes its proxy before the special meeting. A stockholder may also change his, her or its vote by submitting a later-dated proxy, as described in the section entitled “Special Meeting of Stockholders — Revoking Your Proxy.”

Interests of Certain Persons in the Business Combination

In considering the recommendation of our Board to vote in favor of the business combination, stockholders should be aware that aside from their interests as stockholders, the Sponsor and certain of its affiliates and certain members of our Board and officers have interests in the business combination that are different from, or in addition to, those of our other stockholders. Our Board was aware of and considered these interests, among other matters, in evaluating and negotiating the business combination, and in recommending to our stockholders that they vote in favor of the proposals presented at the special meeting, including the Business Combination Proposal. Stockholders should take these interests into account in deciding whether to approve the business combination. Please see the section entitled “Proposal No. 1 — The Business Combination Proposal — Interests of Certain Persons in the Business Combination” for additional information.

These interests include, among other things:

•

the fact that the Sponsor has agreed, as part of the IPO and to induce the Company and the underwriters to enter into the underwriting agreement in connection with the IPO, not to redeem any of the founder shares in connection with a stockholder vote to approve a proposed initial business combination;

•

the fact that the Sponsor paid $25,000 for the founder shares and those securities will have a significantly higher value at the time of the business combination. Because the Sponsor has agreed to waive its right to liquidating distributions from the trust account with respect to founder shares held by it, such shares will be worthless if a business combination is not consummated by March 4, 2023 (unless such date is extended in accordance with the current charter). If unrestricted and freely tradable, such shares would have had an aggregate market value of $[●] based upon the closing price of $[●] per share of Class A common stock (assuming no Sponsor Forfeiture and including the Sponsor Earnout Shares) on Nasdaq on [●], 2022, the most recent practicable date prior to the date of this proxy statement and an aggregate market value of $[●] based upon the closing price of $[●] per share of Class A common stock (assuming no Sponsor Forfeiture and including the Sponsor Earnout Shares) on Nasdaq on [●], 2022, the record date, but given the restrictions on those shares, we believe those shares have less value;

•

the fact that the Sponsor paid $8,350,000 for its 5,566,666 private placement warrants, and those warrants would be worthless if a business combination is not consummated by March 4, 2023 (unless such date is extended in accordance with the current charter). Such warrants had an aggregate market value of $[●] based upon the closing price of $[●] per public warrant on Nasdaq on [●], 2022, the most recent practicable date prior to the date of this proxy statement and an aggregate market value of $[●] based upon the closing price of $[●] per public warrant on Nasdaq on [●], 2022, the record date;

•

the fact that Sponsor has invested an aggregate of $8,375,000 (consisting of $25,000 for the founder shares, or approximately $0.003 per share, and $8,350,000 for the private placement warrants) means that the Sponsor and our officers and directors stand to make a significant profit on their investment and could potentially recoup their entire investment in the Company even if the trading price of our Class A common stock was as low as $1.06 per share (assuming no redemptions and no Sponsor Forfeiture, including the Sponsor Earnout Shares and even if the private placement warrants are worthless) and therefore our Sponsor, officers and directors may experience a positive rate of return on their investment, even if our public shareholders experience a negative rate of return on their investment;

•

the fact that after the business combination, assuming no redemptions and Biote Transaction Expenses equal $11,521,000, and including the Earnout Securities, the Sponsor will beneficially own approximately 13.9% of our common stock on a fully diluted basis. Please see the section entitled “Proposal No. 1 — The Business Combination Proposal — Total Company Shares to be Issued in the Business Combination” for additional information;

•

the fact that the Sponsor and the Company’s directors and officers may be incentivized to complete the business combination, or an alternative initial business combination with a less favorable company or on terms less favorable to stockholders, rather than to liquidate, in which case the Sponsor would lose its entire investment. As a result, the Sponsor may have a conflict of interest in determining whether Biote is an appropriate business with which to effectuate a business combination and/or in evaluating the terms of the business Combination;

•

the fact that if the trust account is liquidated, including if we are unable to complete an initial business combination within the required time period, the Sponsor has agreed that it will be liable to ensure that the proceeds in the trust account are not reduced below $10.00 per public share, or such lesser per public share amount as is in the trust account on the liquidation date, by the claims of prospective target businesses with which we have discussed entering into an acquisition agreement or claims of any third party for services rendered or products sold to us, but only if the target business or vendor has not executed a waiver of any and all rights to seek access to the trust account. If the Company consummates a business combination, on the other hand, the Company will be liable for all such claims;

•

the fact that the Sponsor and the Company’s officers and directors (or their affiliates) may make Working Capital Loans from time to time to the Company to fund certain capital requirements. The Sponsor previously loaned the Company an aggregate of up to $300,000 to cover expenses related to the IPO pursuant to a promissory note that was repaid in full on March 5, 2021. On February 28, 2022, we issued an unsecured promissory note in the principal amount of $350,000 to the Sponsor. As of the date of this proxy statement, the Sponsor has loaned an aggregate of $208,827 to the Company under such promissory note to fund operating and transaction expenses in connection with the proposed business combination, and may make additional loans after the date of this proxy statement for such purposes. If the business combination is not consummated or another business combination is not otherwise completed, the loans may not be repaid and would be forgiven except to the extent there are funds available to the Company outside of the trust account;

•

the fact that, although no compensation of any kind was or will be paid by the Company to the Sponsor, the Company’s executive officers and directors, or any of their respective affiliates, for services rendered prior to or in connection with the completion of an initial business combination, these individuals may be reimbursed for any out-of-pocket expenses incurred in connection with activities on the Company’s behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. As of the date of this proxy statement, there are no outstanding out-of-pocket expenses for which the Sponsor or the Company’s officers or directors are awaiting reimbursement;

•	the continued indemnification of our existing directors and officers and the continuation of our directors’ and officers’ liability insurance after the business combination.

•

the fact that Steven J. Heyer (Haymaker’s Chief Executive Officer and Executive Chairman), Andrew R. Heyer (Haymaker’s President and a member of the Board) and Stephen Powell (a member of the Board) are expected to serve as directors of the Combined Company following the business combination and receive compensation for their services; and

•

the fact that at the Closing we will enter into the Investor Rights Agreement, which provides for registration rights to the parties thereto (including the Sponsor) and their permitted transferees, and shortens the lock-up period, as set forth in the Insider Letter, with respect to the Sponsor’s shares of Class A common stock to six months, subject to certain exceptions, following the Closing.

Reasons for the Approval of the Business Combination

We were formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. The Board considered and evaluated several factors in evaluating and negotiating the business combination and the Business Combination Agreement. For additional information relating to the Board’s evaluation of the transaction and the factors it considered in connection therewith, please see the section entitled “Proposal No. 1 — The Business Combination Proposal — The Board’s Reasons for the Approval of the Business Combination.”

Conditions to Closing of the Business Combination

The respective obligations of the Company and Biote to consummate the business combination are subject to the satisfaction or written waiver by both the Company and Biote, of each of the following conditions, among others:

•	No applicable law being in effect that makes the consummation of the business combination illegal and no governmental order in effect preventing the consummation of the business combination;

•	The approval of the condition precedent proposals at the special meeting;

•	The capital stock of the Company must have been approved for listing by Nasdaq;

•	Any waiting period under the HSR Act shall have expired or terminated;

•	All other regulatory filings and approvals required to be obtained in connection with the business combination have been obtained; and

•	After giving effect to the business combination, the Company will have at least $5,000,001 of net tangible assets upon the Closing.

The obligations of the Company to affect the business combination are subject to fulfillment, on or prior to the Closing Date, of certain conditions (any or all of which may be waived in writing by the Company), including, among others:

•

The representations and warranties of Biote set forth in the Business Combination Agreement (other than certain fundamental representations), without giving effect to any materiality or “Material Adverse Effect” (as defined in the Business Combination Agreement) qualifiers contained therein, must be true and correct as of the date of the Business Combination Agreement and as of the Closing Date as though then made (or if such representations and warranties relate to a specific date, such representations and warranties must be true and correct as of such date), except in each case, to the extent such failure of the representations and warranties to be so true and correct, individually or in the aggregate, has not had a Material Adverse Effect;

•

Certain fundamental representations and warranties of Biote, without giving effect to any materiality or Material Adverse Effect qualifiers contained therein, as applicable, must be true and correct in all material respects as of the date of the Business Combination Agreement and as of the Closing Date as though then made (or if such representations and warranties relate to a specific date, such representations and warranties must be true and correct in all material respects as of such date);

•	Biote must have performed or complied in all material respects with all covenants required by the Business Combination Agreement to be performed or complied with on or prior to the Closing;

•	From December 13, 2021 through the Closing Date, there must not have been a Material Adverse Effect;

•

The Recapitalization of Biote must have been effectuated as described in the Business Combination Agreement and in compliance with Biote’s existing operating agreement, the result of which will be that, as of Closing, the Members will all hold a single class of Biote Units;

•

Biote must deliver evidence that all outstanding partnership interests of its subsidiary BioTe Medical Mexico, S.A. de C.V., a Mexican Sociedad Anonima de Capital Variable, have been transferred to, and are held by Biote or one or more Biote Company;

•	Biote must deliver duly executed counterparts to the Related Agreements and other customary documents; and

•	The Biote Board and the Class A Member must have approved the Business Combination Agreement and business combination.

The obligations of Biote to effect the business combination are subject to fulfillment, on or prior to the Closing Date, of certain conditions (any or all of which may be waived in writing by Biote), including, among others:

•

The representations and warranties of the Company set forth in the Business Combination Agreement (other than certain fundamental representations), in each case, without giving effect to any materiality or “Buyer Material Adverse Effect” (as defined in the Business Combination Agreement) qualifiers contained therein, must be true and correct as of the date of the Business Combination Agreement and as of the Closing Date as though then made (or if such representations and warranties relate to a specific date, such representations and warranties must be true and correct as of such date), except in each case, to the extent such failure of the representations and warranties to be so true and correct, individually or in the aggregate, has not had a Buyer Material Adverse Effect;

•

Certain fundamental representations and warranties of the Company, in each case, without giving effect to any materiality or Material Adverse Effect qualifiers contained therein, must be true and correct in all material respects as of the date of the Business Combination Agreement and as of the Closing Date as though then made (or if such representations and warranties relate to a specific date, such representations and warranties must be true and correct in all material respects as of such date);

•

The Company must have performed or complied in all material respects with all covenants required by the Business Combination Agreement to be performed or complied with by the Company on or prior to the Closing;

•	Closing Date Cash must not be less than $125,000,000;

•	The proposed charter must have been filed with the Secretary of State of the State of Delaware, and the Company must have adopted the proposed bylaws; and

•	The Company must deliver duly executed counterparts to the Related Agreements and other customary documents.

Please see the section entitled “Proposal No. 1 — The Business Combination Proposal — The Business Combination Agreement — Conditions to the Closing of the Business Combination” for additional information.

Regulatory Matters

At any time before or after consummation of the business combination, the applicable competition authorities could take such action under applicable antitrust laws as each deems necessary or desirable in the public interest, including seeking to enjoin the consummation of the business combination. Private parties may also seek to take legal action under the antitrust laws under certain circumstances. We cannot assure you that the Antitrust Division of the Department of Justice (“Antitrust Division”), the U.S. Federal Trade Commission (“FTC”), any state attorney general, or any other government authority will not attempt to challenge the business combination on antitrust grounds, and, if such a challenge is made, we cannot assure you as to its result. Neither the Company nor Biote is aware of any material regulatory approvals or actions that are required for completion of the business combination. It is presently contemplated that if any regulatory approvals or actions are required, those approvals or actions will be sought. There can be no assurance, however, that any approvals or actions will be obtained.

Quorum and Required Vote for Proposals for the Special Meeting

A quorum of our stockholders is necessary to hold a valid meeting. A quorum will be present at the special meeting if a majority of the common stock outstanding and entitled to vote at the special meeting is represented in person (which would include presence at the virtual special meeting) or by proxy.

Approval of the Business Combination Proposal, the Nasdaq Proposal, the Advisory Charter Proposals (each of which is a non-binding vote), the Incentive Plan Proposal, the ESPP Proposal and the Adjournment Proposal each requires the affirmative vote of holders of a majority of the votes cast by our stockholders present in person (which would include presence at the virtual special meeting) or represented by proxy at the special meeting and entitled to vote thereon. Approval of the Charter Proposal requires the affirmative vote of (i) the holders of a majority of the shares of Class A common stock then outstanding, voting separately as a single class, (ii) the holders of a majority of the shares of Class B common stock then outstanding, voting separately as a single class and (iii) the holders of a majority of the then outstanding shares of common stock, voting together as a single class. The election of directors is decided by a plurality of the votes cast by the stockholders present in person (which would include presence at the virtual special meeting) or represented by proxy at the special meeting and entitled to vote on the election of directors. This means that each of director nominees will be elected if they receive more affirmative votes than any other nominee for the same position. Stockholders may not cumulate their votes with respect to the election of directors.

A stockholder’s failure to vote by proxy or to vote in person at the special meeting (which would include voting at the virtual special meeting), as well as broker non-votes, will not be counted towards the number of shares of common stock required to validly establish a quorum. Abstentions will count as present for the purposes of establishing a quorum. Assuming a valid quorum is established, each of the failure to vote by proxy or to vote in person (which would include voting at the virtual special meeting), an abstention from voting and a broker non-vote on any of the proposals other than the Charter Proposal will have no effect on any such proposal. Each of the failure to vote by proxy or to vote in person (which would include voting at the virtual special meeting), an abstention from voting and a broker non-vote on the Charter Proposal will have the effect of voting AGAINST such proposal.

The Closing is conditioned on, among other things, the approval of the condition precedent proposals at the special meeting. The election of seven director nominees in the Director Election Proposal is conditioned on the approval of the condition precedent proposals. The Advisory Charter Proposals are not conditioned on the approval of any other proposal set forth in the accompanying proxy statement. It is important for you to note that if the condition precedent proposals do not receive the requisite vote for approval and are not waived by the parties to the Business Combination Agreement, we will not consummate the business combination. If we do not consummate the business combination and fail to complete an initial business combination by March 4, 2023, we will be required to dissolve and liquidate our trust account by returning the then remaining funds in such account to our public stockholders.

Recommendation to our Stockholders

Our Board believes that each of the Business Combination Proposal, the Nasdaq Proposal, the Charter Proposal, the Advisory Charter Proposals, the Incentive Plan Proposal, the ESPP Proposal, the Director Election Proposal and the Adjournment Proposal to be presented at the special meeting is in the best interests of the Company and our stockholders and unanimously recommends that our stockholders vote “FOR” each of the proposals and “FOR” each of the director nominees.

When you consider the recommendation of our Board in favor of approval of the Business Combination Proposal, you should keep in mind that the Sponsor and certain of its affiliates and certain members of our Board and officers have interests in the business combination that are different from or in addition to (or which may conflict with) your interests as a stockholder. Stockholders should take these interests into account in deciding whether to approve the business combination. Please see the section entitled “Proposal No. 1 — The Business Combination Proposal — Interests of Certain Persons in the Business Combination” for additional information.

Summary of Risk Factors

In evaluating the business combination and the proposals to be considered and voted on at the special meeting, you should carefully review and consider the risk factors set forth under the section entitled “Risk Factors” beginning on page 58 of this proxy statement. The occurrence of one or more of the events or circumstances described in that section, alone or in combination with other events or circumstances, may have a material adverse effect on (i) the ability of the Company and Biote to complete the business combination, and (ii) the business, cash flows, financial condition and results of operations of the Combined Company following consummation of the business combination.

These risk factors include, but are not limited to, the following:

•	Our success will depend upon whether the Biote Method and our Biote-branded dietary supplements attain significant market acceptance among clinics, practitioners and their patients.

•

Outsourcing facilities that produce bioidentical hormone pellets that we offer training on in the Biote Method and failure by those parties to adequately perform their obligations could harm our business.

•

Biote-certified practitioners and Biote partnered clinics are concentrated in certain geographic regions, which makes us sensitive to regulatory, economic, environmental and competitive conditions in those regions.

•	The frequency of use by practitioners and clinics of the Biote Method may not increase at the rate that we anticipate or at all.

•	Adoption of the Biote Method depends upon appropriate practitioner training, and inadequate training may lead to negative patient outcomes and adversely affect our business.

•	The continuing development of our training depends upon our maintaining strong working relationships with Biote-certified practitioners and other medical personnel.

•	We believe our long-term value as a company will be greater if we focus on growth, which may negatively impact our results of operations in the near term.

•

We face significant competition, and if we are unable to compete effectively, we may not be able to achieve or maintain expected levels market penetration and market share, which could have a material adverse effect on our business, financial condition and results of operations.

•

We have a limited history operating a practice-building business for practitioners in the hormone optimization space, which may make it difficult for an investor to evaluate the success of our business to date and to assess our future viability.

•

If we are unable to attract and retain executive officers, key employees and other qualified personnel, or are unable to attract and retain contracts with Biote-certified practitioners, our ability to compete could be harmed.

•

Unforeseen and unpredictable factors affecting the operations of the U.S. Food and Drug Administration, U.S. Drug Enforcement Administration and other government agencies, such as the COVID-19 pandemic and changes in funding for the FDA, DEA and other government agencies, could hinder their ability to hire and retain key leadership and other personnel, or otherwise delay inspections of the facilities of our third-party suppliers, which could negatively impact our business.

•	The healthcare industry is highly regulated, and government authorities may determine that we have failed to comply with applicable laws, rules or regulations.

•	If our estimates or judgments relating to our critical accounting policies prove to be incorrect, our results of operations could be adversely affected.

•	Product liability lawsuits against us could cause us to incur substantial liabilities and to limit commercialization of any products that we offer or may develop.

•

If we are unable to obtain and maintain patent protection for any products or methods we develop, or if the scope of the patent protection obtained is not sufficiently broad, our competitors could develop and commercialize products similar or identical to our Biote-branded dietary supplements, and our ability to successfully commercialize any products we may develop may be adversely affected. If we are not able to maintain freedom to operate for our products from third party intellectual property rights, our ability to commercialize products may be limited unless we secure a license to such rights.

•

We market dietary supplements and convenience kits, which are regulated by the FDA, and are subject to certain requirements under the FDCA and the laws enforced by the FTC. Our failure to meet those requirements could cause us to cease certain of our business activities and may involve the payment of financial penalties.

•	Compounded preparations and the pharmacy compounding industry are subject to regulatory scrutiny, which may impair our growth and sales.

•

If we fail to comply with healthcare and other governmental regulations, we could face substantial penalties and our business, financial condition and results of operations could be adversely affected.

•

The Sponsor and certain of our directors and our officers have interests in the business combination that are different from or are in addition to other stockholders in recommending that stockholders vote in favor of approval of the Business Combination Proposal and approval of the other proposals described in this proxy statement.

•

Our public stockholders may experience dilution as a consequence of the issuance of common stock as consideration in the business combination. Having a minority share position may reduce the influence that our current stockholders have on the management of the Combined Company.

•	Other risk factors listed in the “Risk Factors” section.

SUMMARY HISTORICAL FINANCIAL INFORMATION OF THE COMPANY

The following table contains summary historical financial data of the Company as of December 31, 2020 and for the period from July 6, 2020 (inception) through December 31, 2020, and as of and for the year ended December 31, 2021. The statements of operations data for the year ended December 31, 2021 and the period from July 6, 2020 (inception) through December 31, 2020, and the balance sheet data as of December 31, 2021 and 2020, are derived from the audited financial statements of the Company, which are included elsewhere in this proxy statement. The information below is only a summary and should be read in conjunction with the sections entitled “The Company’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Information About the Company” and in our financial statements, and the notes and schedules related thereto, which are included elsewhere in this proxy statement.

	Year Ended December 31, 2021	Period From July 6, 2020 (inception) through December 31, 2020
	(in thousands, except per share amounts)
Statement of Operations data:
Total revenue	$—	$—
Loss from operations	(3,322)	—
Net income	11,113	—
Net income attributable to common stockholders	11,113	—
Basic earning per share, Class A common stock	$0.33	$—
Diluted earning per share, Class A common stock	$0.32	$—
Basic earnings per share, Class B common stock	$0.33	$—
Diluted earnings per share, Class B common stock	$0.32	$—

	As of December 31,
	2021	2020
	(in thousands)
Balance Sheet data:
Total assets	$318,033	$148
Debt obligations	—	123
Total liabilities	23,163	123
Total stockholders’ equity (deficit)	(22,630)	25

	Year Ended December 31, 2021	Period From July 6, 2020 (inception) through December 31, 2020
	(in thousands)
Statement of Cash Flows Data
Net cash used in operating activities	$(1,371)	$—
Net cash used in investing activities	(317,500)	—
Net cash provided by financing activities	319,000	2

SUMMARY HISTORICAL FINANCIAL INFORMATION OF BIOTE

The following table sets forth summary consolidated financial and other data of Biote. The financial data as of December 31, 2021 and 2020 and for each of the years in the three-year period ended December 31, 2021 have been derived from Biote’s audited consolidated financial statements included in this proxy statement. Results from past periods are not necessarily indicative of results that may be expected for any future period.

The summary consolidated financial results are not indicative of expected future operating results. The following summary consolidated financial information should be read together with “Biote Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other detailed information included in this proxy statement.

	Year Ended December 31,
	2021	2020	2019
	(in thousands, except per share amounts)
Statement of Operations data:
Total revenue	$139,396	$116,568	$109,976
Income from operations	34,561	31,781	23,527
Net income	32,619	29,162	21,287
Net income attributable to common members	32,619	29,162	21,287
Basic and diluted earning per common unit	$33.29	$29.76	$21.73

	As of December 31,
	2021	2020
	(in thousands)
Balance Sheet data:
Total assets	$54,330	$32,587
Debt obligations	36,963	41,741
Total liabilities	50,205	49,662
Total members’ equity (deficit)	4,125	(17,075)

	Year Ended December 31,
	2021	2020	2019
	(in thousands)
Statement of Cash Flows data
Net cash used in operating activities	$33,720	$26,425	$25,354
Net used in investing activities	(3,807)	(1,393)	(1,672)
Net cash provided by financing activities	(20,343)	(18,319)	(13,553)

SUMMARY UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA

The following summary unaudited pro forma condensed combined financial data is derived from the unaudited pro forma condensed combined balance sheet and unaudited pro forma condensed combined statements of operations included elsewhere in this proxy statement.

The unaudited pro forma condensed combined financial statements are based on Haymaker’s historical financial statements and Biote’s historical consolidated financial statements as adjusted to give effect to the business combination. The unaudited pro forma condensed combined balance sheet gives pro forma effect to the business combination, treated as a reverse recapitalization for accounting purposes, as if it had been consummated on December 31, 2021. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2021, gives effect to the business combination as if it had occurred on January 1, 2021.

The unaudited pro forma condensed combined financial statements were prepared in accordance with Article 11 of SEC Regulation S-X, as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or reasonably expected to occur (“Management’s Adjustments”). Haymaker has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the unaudited pro forma condensed combined financial information. The adjustments presented in the unaudited pro forma condensed combined financial statements have been identified and presented to provide relevant information necessary for an understanding of the Combined Company upon consummation of the business combination.

The unaudited pro forma condensed combined financial information is for illustrative purposes only. The financial results may have been different had the companies always been combined. You should not rely on the unaudited pro forma condensed combined financial information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the Combined Company will experience. Haymaker and Biote have not had any historical relationship prior to the business combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

This information should be read together with Haymaker’s and Biote’s historical financial statements and related notes, “Unaudited Pro Forma Condensed Combined Financial Information,” “The Company’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Biote Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and other financial information relating to Haymaker and Biote included elsewhere in this proxy statement.

The summary unaudited pro forma condensed combined financial data below presents two redemption scenarios as follows:

•

Assuming no redemptions: This presentation assumes that no Haymaker public stockholders exercise their redemption rights demanding redemption of their Class A common stock for a pro rata portion of the funds in the trust account, and thus the full amount held in the trust account as of Closing is available for the business combination; and

•

Assuming maximum redemptions: This presentation assumes that Haymaker public stockholders holding 28,987,006 shares of Class A common stock will exercise their redemption rights demanding redemption of their Class A common stock for a pro rata portion of the funds in the trust account. This scenario reflects the maximum number of shares that could be redeemed while having net tangible assets of $5,000,001. Under the Business Combination Agreement, it is a condition to Biote’s obligations to close that, after giving effect to any redemptions, there is at least $125,000,000 in Closing Date Cash. Further, Haymaker’s current charter stipulates that the Company will not redeem any public shares in an amount that would cause net tangible assets to be less than $5,000,001.

	Pro Forma
	Year Ended December 31, 2021
	Assuming No Redemptions	Assuming Maximum Redemptions
	(in thousands, except per share amounts)
Combined Statement of Operations data:
Total revenue	$139,396	$139,396
Loss from operations	(58,450)	(58,450)
Net loss	(45,266)	(50,136)
Net loss attributable to common stockholders	(22,443)	(6,141)
Basic and diluted loss per share, Class A common stock	$(0.59)	$(0.73)

	Pro Forma
	As of December 31, 2021
	Assuming No Redemptions	Assuming Maximum Redemptions
	(in thousands)
Combined Balance Sheet data:
Total assets	$255,926	$85,507
Debt obligations	122,357	122,357
Total liabilities	406,265	366,312
Total stockholders’ deficit	(150,339)	(280,805)

RISK FACTORS

You should carefully review and consider the following risk factors and the other information contained in this proxy statement, including the financial statements and notes to the financial statements included herein, in evaluating the business combination and the proposals to be voted on at the special meeting. The following risk factors apply to the business and operations of Biote and its consolidated subsidiaries and generally also will apply to the business and operations of the Combined Company following the completion of the business combination. The occurrence of one or more of the events or circumstances described in these risk factors, alone or in combination with other events or circumstances, may adversely affect the ability to complete, or realize the anticipated benefits of, the business combination, and may have a material adverse effect on the business, cash flows, financial condition and results of operations of the Combined Company. You should carefully consider the following risk factors in addition to the other information included in this proxy statement, including matters addressed in the section entitled “Cautionary Note Regarding Forward-Looking Statements.” We may face additional risks and uncertainties that are not presently known to us, or that we currently deem immaterial, which may also impair our business or financial condition. The following discussion should be read in conjunction with the financial statements and notes to the financial statements included herein.

Risks Related to Our Industry and Business

Unless otherwise indicated or the context otherwise requires, references in this section to “we”, “us” and “our” generally refer to Biote in the present tense or the Combined Company from and after the business combination.

Our success will depend upon whether the Biote Method and our Biote-branded dietary supplements attain significant market acceptance among clinics, practitioners and their patients.

Our success will depend on the acceptance of the hormone optimization methods we teach in our training. We cannot predict how quickly clinics, practitioners or their patients will accept the Biote Method (as further described in the section entitled “Information About Biote”) or, if accepted, how frequently it will be used. The methods that we currently recommend and any methods we recommend in the future may never gain broad market acceptance. Demonstrated HRT health risks or side effects, as well as negative publicity relating to the same, could negatively impact the perception of patient benefit and generate resistance and opposition from practitioners, which could limit adoption of the Biote Method and have a material adverse impact on our business. To date, a substantial majority of our sales and revenue have been derived from a limited number of clinics and independent, third-party physicians and nurse practitioners who are certified under our training program (the “Biote-certified practitioners”).

Our future growth and profitability will largely depend on our ability to increase practitioner awareness of our practice-building platform as well as our Biote-branded dietary supplements, and on the willingness of clinics, practitioners and their patients to adopt them. Practitioners may not adopt the Biote Method unless they determine, based on experience, clinical data, medical society recommendations and other analyses, that our methods and the Biote-branded dietary supplements are appropriate for their patients. Healthcare practitioners must believe that our practice-building platform and Biote-branded dietary supplements offer benefits over alternatives. Even if we are able to raise awareness, practitioners may be slow in changing their medical treatment practices and may be hesitant to use the Biote Method.

Practitioners independently determine the type of treatment that will be utilized and provided to their patients. We focus our sales, marketing and education efforts primarily in the hormone optimization space and aim to educate Biote-certified practitioners regarding the patient population that would benefit from the Biote Method. Despite our efforts, we cannot assure you that we will achieve broad market acceptance among these practitioners or, more generally, that practitioners will adopt the Biote Method at all. Further, changes in the regulatory or enforcement landscape may be a factor in practitioners choosing certain methods for their patients, for example, medication compounded by a compounding pharmacy or outsourcing facility.

For example, some Biote-certified practitioners may choose to utilize the Biote Method and our Biote-branded dietary supplements on only a subset of their total patient population or may not adopt our offerings at all. If we are not able to effectively demonstrate that the use of the Biote Method and our Biote-branded dietary supplements is beneficial in a broad range of their patients, adoption of our offerings will be limited and may not occur as rapidly as we anticipate or at all, which would have a material adverse effect on our business, financial condition and results of operations. We cannot assure you that the Biote Method or our Biote-branded dietary supplements will achieve broad market acceptance among clinics and practitioners. Additionally, even if the Biote Method and our Biote-branded dietary supplements achieve initial market acceptance, they may not maintain that market acceptance over time if competing methods, procedures or technologies are considered more cost-effective or otherwise superior. Any failure of our offerings to generate sufficient demand or to achieve meaningful market acceptance and penetration will harm our future prospects and have a material adverse effect on our business, financial condition and results of operations.

Further, if the Biote Method or our Biote-branded dietary supplements do not generate sufficient patient demand for the Biote-certified practitioners or clinics we partner with (“Biote partnered clinics”), we may be unable to attract or retain contracts with practitioners or clinics to use the Biote Method or sell our Biote-branded dietary supplements. If we are unable to attract or retain contracts with practitioners or clinics, our business, results of operations and financial condition could be adversely affected.

Outsourcing facilities that produce bioidentical hormone pellets that we offer training on in the Biote Method and failure by those parties to adequately perform their obligations could harm our business.

Outsourcing facilities manufacture the products that we recommend as part of our training. The facilities used to compound and distribute bioidentical hormone pellets, which may be prescribed by Biote-certified practitioners, are registered with the U.S. Food and Drug Administration (the “FDA”) as 503B outsourcing facilities. We do not control or direct the compounding or manufacturing processes used by these outsourcing facilities. We use contract manufacturers to produce the formulations of the dietary supplements we develop and sell under Biote’s private label, and we rely on those manufacturers for compliance with the applicable regulatory requirements. As such, we have no control over the ability of third parties to maintain adequate quality control, quality assurance and qualified personnel. If the FDA or a comparable international regulatory authority does not approve these facilities for the manufacture of these products or if it withdraws any such approval in the future, we may need to identify alternative manufacturing facilities, which would significantly impact our ability to meet consumer demand. In addition, our inability to identify or enter into satisfactory arrangements with any such alternative manufacturing facilities may result in a material adverse effect on our business, financial condition and results of operations.

Further, our reliance on third-party dietary supplement contract manufacturers entails risks, including:

•	inability to meet certain product specifications and quality requirements consistently;

•	delay or inability to procure or expand sufficient manufacturing capacity;

•	issues related to scale-up of manufacturing;

•	costs and validation of new equipment and facilities required for scale-up;

•	third-party manufacturers may not be able to execute necessary manufacturing procedures and other logistical support requirements appropriately;

•	third-party manufacturers may fail to comply with current good manufacturing practice (“cGMP”) requirements and other requirements by the FDA or other comparable regulatory authorities;

•	inability for us or Biote-certified practitioners and Biote partnered clinics to negotiate manufacturing agreements with third parties under commercially reasonable terms, if at all;

•

breach, termination or non-renewal of manufacturing agreements with third parties in a manner or at a time that is costly or damaging to us or Biote-certified practitioners and Biote partnered clinics;

•	third-party manufacturers may not devote sufficient resources to the products that we recommend as part of our training or our Biote-branded dietary supplements;

•	we may not own, or may have to share, the intellectual property rights to any improvements made by third-party manufacturers in the manufacturing process for our Biote-branded dietary supplements;

•	operations of third-party manufacturers or our suppliers could be disrupted by conditions unrelated to our business or operations, including the bankruptcy of the manufacturer or supplier; and

•	logistics carrier disruptions or increased costs that are beyond our control.

Any adverse developments affecting manufacturing operations for our Biote-branded dietary supplements may result in lot failures, inventory shortages, shipment delays, product withdrawals or recalls or other interruptions in the supply of these products, which could prevent their delivery to Biote-certified practitioners or Biote partnered clinics. We may also have to write off inventory, incur other charges and expenses to replace dietary supplements that fail to meet specifications, undertake costly remediation efforts, or seek more costly manufacturing alternatives.

Any of these events could impact our ability to successfully commercialize any future products that we recommend as part of our training and our current or any future Biote-branded dietary supplements. Some of these events could be the basis for FDA action, including injunction, request for recall, seizure, or total or partial suspension of production.

We and Biote-certified practitioners and Biote partnered clinics are reliant on AnazaoHealth Corporation, Right Value Drug Stores, Inc. and F.H. Investments, Inc. to support the manufacturing of bio-identical hormones for prescribers.

We entered into a Pharmacy Services Agreement with AnazaoHealth Corporation, or AnazaoHealth, on October 30, 2020, an Outsourcing Facility Services Agreement with Right Value Drug Stores, LLC d/b/a Carie Boyd’s Prescription Shop, or Carie Boyd’s on August 1, 2020, and a Pharmacy Services Agreement with F.H. Investments, Inc. d/b/a Asteria Health on October 28, 2021, to build relationships to support Biote-certified practitioners by offering an option for the compounded bioidentical hormones that the practitioners may order or prescribe. AnazaoHealth, Carie Boyd’s, and Asteria Health are operators of FDA-registered 503B outsourcing facilities. While Biote-certified practitioners have the option to use a variety of different outsourcing facilities, AnazaoHealth, Carie Boyd’s and Asteria Health are the primary outsourcing facilities of the compound testosterone and estradiol implantable subcutaneous pellets used by Biote-certified practitioners as part of the Biote Method. However, we do not control or direct the compounding or manufacturing processes of these 503B outsourcing facilities. We also do not control the time and resources AnazaoHealth, Carie Boyd’s or Asteria Health devotes to compounding of testosterone and estradiol implantable subcutaneous pellets. If AnazaoHealth, Carie Boyd’s or Asteria Health are unable to successfully fulfill a Biote-certified practitioner’s product orders, or if the state licenses held by AnazaoHealth, Carie Boyd’s or Asteria Health to ship medications for office use throughout the United States are revoked, expire or otherwise not maintained, it could adversely impact the practices of Biote-certified Practitioners or Biote partnered clinics, which could in turn have a material adverse effect on our business, financial condition and results of operations. Other changes in state and federal regulatory and enforcement with respect to compounded drugs may also affect AnazaoHealth, Carie Boyd’s and Asteria Health, and, in turn, have the potential to harm the practices of Biote-certified practitioners or Biote partnered clinics or our business.

Any termination of the Pharmacy Services Agreement with AnazaoHealth, Outsourcing Facility Services Agreement with Carie Boyd’s or Pharmacy Services Agreement with Asteria Health could have an adverse effect on the practices of Biote-certified Practitioners or Biote partnered clinics our business, financial condition and results of operations.

In the future, we may also seek to develop relationships with other outsourcing facilities to support the manufacturing of bioidentical hormones for Biote-certified practitioners and Biote partnered clinics in the United

States and internationally, with an initial focus on expansion into Puerto Rico, Argentina, Brazil, Colombia, Mexico, Canada and the Dominican Republic, as permitted by law. If we fail to develop new relationships with any other outsourcing facilities we seek to engage, including in new markets in the United States and internationally, fail to manage or incentivize these facilities effectively, or if these facilities are not successful in their sales and marketing efforts, our ability to support to Biote-certified practitioners and Biote partnered clinics, and to generate revenue, cash flow and earnings growth could suffer, which could have a material adverse effect on our business, financial condition and results of operations. Moreover, these agreements may be non-exclusive, and some of these facilities may also have cooperative relationships with certain of our competitors.

Biote-certified practitioners and Biote partnered clinics are concentrated in certain geographic regions, which makes us sensitive to regulatory, economic, environmental and competitive conditions in those regions.

We generate revenues by charging the Biote-partnered clinics fees associated with the support Biote provides for HRT and from the sale of Biote-branded dietary supplements. In 2021, over 70% of our revenue was generated in Texas, Oklahoma, New Mexico, Colorado, Arkansas, Louisiana, Mississippi, Alabama, Georgia and Florida. Such geographic concentration makes us particularly sensitive to regulatory, economic, environmental and competitive conditions in those states. Any material changes in those factors in those states could have a material adverse effect on our business, financial condition and results of operations.

We may not be successful in expanding into new geographic areas within the United States or internationally. In addition, as we expand into new geographic areas, we may not be able to dedicate enough time or resources to maintain our market share in our core geographic areas, and our business may be negatively impacted.

The frequency of use by practitioners and clinics of the Biote Method may not increase at the rate that we anticipate or at all.

One of our key objectives is to continue to increase utilization, or the adoption and frequency of use, of both the Biote Method and our Biote-branded dietary supplements by new and existing Biote-certified practitioners and Biote partnered clinics. If utilization by our existing and newly trained Biote-certified practitioners of the Biote Method and the Biote-branded dietary supplements we sell does not occur or does not occur as quickly as we anticipate, we could experience a material adverse effect on our business, financial condition and results of operations.

Adoption of the Biote Method depends upon appropriate practitioner training, and inadequate training may lead to negative patient outcomes and adversely affect our business.

Our success depends in part on the patient selection criteria of Biote-certified practitioners and proper execution of methods discussed in training sessions conducted by our training faculty. However, the practice of medicine is the domain of the Biote-certified practitioners, who rely on their previous medical training and experience, and we cannot guarantee that Biote-certified practitioners will effectively utilize the Biote Method. Patient outcomes may not be consistent across Biote-certified practitioners and Biote partnered clinics. This result may negatively impact the perception of patient benefit and limit adoption of the Biote Method, and could result in litigation against us, in each case which would have a material adverse effect on our business, financial condition and results of operations.

The continuing development of our training depends upon our maintaining strong working relationships with Biote-certified practitioners and other medical personnel.

The development, marketing and sale of our training depend upon our maintaining working relationships with Biote-certified practitioners and other medical personnel. We rely on these relationships to provide us with considerable knowledge and experience regarding the development, marketing and sale of our training. For example, Biote-certified practitioners assist us in marketing and as researchers, consultants and public speakers. If we cannot maintain our strong working relationships and continue to receive such advice and input, the development and marketing of our training could suffer, which could have a material adverse effect on our business, financial condition and results of operations.

We believe our long-term value as a company will be greater if we focus on growth, which may negatively impact our results of operations in the near term.

We believe our long-term value as a company will be greater if we focus on longer-term growth over short-term results. As a result, our results of operations may be negatively impacted in the near term relative to a strategy focused on maximizing short-term profitability. Significant expenditures on marketing efforts, acquisitions and international expansion may not ultimately grow our business or lead to expected long-term results.

We have experienced substantial growth in our operations, and we expect to experience continued substantial growth in our business. For example, we plan to increase our headcount from 2022 through 2024. This growth has placed, and will continue to place, significant demands on our management and our operational infrastructure. Any growth that we experience in the future could require us to expand our sales and marketing personnel and general and administrative infrastructure. In addition to the need to scale our organization, future growth will impose significant added responsibilities on management, including the need to identify, recruit, train and integrate additional employees. We cannot assure you that any increases in scale will be successfully implemented or that appropriate personnel will be available to facilitate the growth of our business. Rapid expansion in personnel could mean that less experienced people market and sell the Biote Method and our Biote-branded dietary supplements, which could result in inefficiencies and unanticipated costs, lowered quality standards and disruptions to our operations. Rapid and significant growth may strain our administrative and operational infrastructure and could require significant capital expenditures that may divert financial resources from other projects, such as research and development of potential future offerings. In addition, our ability to grow may be adversely impacted due to factors beyond our control, which could have a material adverse effect on our business, reputation, financial performance, financial condition and results of operations, and could expose us to liability. Our failure to manage growth effectively could have a material and adverse effect on our business, financial condition and results of operations. To manage the growth of our operations, we must establish appropriate and scalable operational and financial systems, procedures and controls and build and maintain a qualified finance, administrative and operations staff. If we are unable to manage our growth effectively, including by failing to implement necessary procedures, transition to new processes or hire necessary personnel, we may fail to execute our business strategy which would have a material adverse effect on our business, results of operations and financial condition.

We face significant competition, and if we are unable to compete effectively, we may not be able to achieve or maintain expected levels of market penetration and market share, which could have a material adverse effect on our business, financial condition and results of operations.

The medical practice-building market and dietary supplement industry are highly competitive, subject to rapid change and significantly affected by new offerings and other market activities of industry participants. If we are unable to compete effectively, we will not be able to establish our training and Biote-branded dietary supplements in the marketplace, which would have a material adverse effect on our business, financial condition and results of operations. Further, large, well-capitalized pharmaceutical companies may enter the medical practice-building market in the hormone optimization space or dietary supplements market and would be able to spend more on development of their offerings, marketing, sales, compliance and other initiatives than we can. Some of our competitors may have:

•	significantly greater name recognition;

•	broader or deeper relations with healthcare professionals and clinics;

•	more established dietary supplement distribution networks;

•	additional lines of dietary supplements and the ability to offer rebates or bundle products to offer greater discounts or other incentives to gain a competitive advantage;

•	greater experience in conducting research and development, and marketing for their products; and

•	greater financial and human resources for development, sales and marketing and patent prosecution of our offerings.

Our continued success depends on our ability to:

•	develop innovative training as well as Biote-branded dietary supplements that aim to address patient needs;

•	adapt to regulatory and enforcement changes over time;

•	expand our sales force across key markets to increase the number of Biote-certified practitioners;

•	leverage our Biote-branded dietary supplements;

•	accelerate the expansion of our business into new markets;

•	attract and retain skilled research, development, sales and clinical personnel;

•	cost-effectively market and sell our training and our Biote-branded dietary supplements; and

•	obtain, maintain, enforce and defend our intellectual property rights and operate our business without infringing, misappropriating or otherwise violating the intellectual property rights of others.

We can provide no assurance that we will be successful in developing new training, methods, or Biote-branded dietary supplements or commercializing them in ways that achieve market acceptance. Moreover, any significant delays in the development or commercialization of new training, methods or dietary supplements may significantly impede our ability to enter or compete in a given market and may reduce the sales that we are able to generate, which could have a material adverse effect on our business, financial condition and results of operations.

We have a limited history operating a practice-building business for practitioners in the hormone optimization space, which may make it difficult for an investor to evaluate the success of our business to date and to assess our future viability.

We have a limited history operating a practice-building business for practitioners in the hormone optimization space. We commenced operations in 2012, and our operations to date have been largely focused on organizing and staffing our company, business planning, raising capital, developing the Biote Method and our training, refining our relationships with outsourcing facilities that can compound the bioidentical hormone pellet products that Biote-certified practitioners may prescribe, as well as manufacturers who produce our Biote-branded dietary supplements. Our limited operating history and evolving business make it difficult to evaluate our current business and future prospects and increase the risk of your investment. Any predictions you make about our future success or viability may not be as accurate as they could be if we had a longer operating history or a history of commercializing the Biote Method and our Biote-branded dietary supplements. In addition, as an early-stage company with a limited operating history, we may encounter unforeseen expenses, difficulties, complications, delays and other known and unknown factors which may result in our inability to maintain profitability.

Our quarterly results may fluctuate significantly and may not fully reflect the underlying performance of our business.

Our results of operations and key metrics discussed elsewhere in this proxy statement may vary significantly in the future and period-to-period comparisons of our operating results and key metrics may not provide a full picture of our performance. Accordingly, the results of any one quarter or year should not be relied upon as an indication of future performance. Our quarterly financial results and metrics may fluctuate as a result of a variety of factors, many of which are outside of our control, and as a result they may not fully reflect the underlying performance of our business. These quarterly fluctuations may negatively affect the value of our Class A common stock. Factors that may cause these fluctuations include, without limitation:

•	the level of demand for either the Biote Method or our Biote-branded dietary supplements, which may vary significantly from period to period;

•	our ability to attract new Biote partnered clinics and Biote-certified practitioners;

•	the addition or loss of one or more of our Biote partnered clinics or Biote-certified practitioners, including as the result of acquisitions or consolidations;

•	the timing of recognition of revenues;

•	the amount and timing of operating expenses;

•	general economic, industry and market conditions, both domestically and internationally, including any economic downturns and adverse impacts resulting from the COVID-19 pandemic;

•	the timing of our billing and collections;

•	Biote partnered clinic and Biote-certified practitioner renewal, expansion, and adoption rates;

•

increases or decreases in the number of patients that are served by Biote-certified practitioners or Biote partnered clinics, or pricing changes upon any renewals of Biote-certified practitioner or Biote partnered clinic agreements;

•	changes in our pricing policies or those of our competitors;

•

the timing and success of new offerings by us or our competitors or any other change in the competitive dynamics of our industry, including consolidation among competitors, practitioners, clinics or outsourcing facilities;

•	extraordinary expenses such as litigation or other dispute-related expenses or settlement payments;

•	sales tax and other tax determinations by authorities in the jurisdictions in which we conduct business;

•	the impact of new accounting pronouncements and the adoption thereof;

•	fluctuations in stock-based compensation expenses;

•	expenses in connection with mergers, acquisitions or other strategic transactions;

•	changes in regulatory and licensing requirements;

•	the amount and timing of expenses related to our expansion to markets outside the United States; and

•	the timing of expenses related to the development or acquisition of technologies or businesses and potential future charges for impairment of goodwill or intangibles from acquired companies.

Further, in future periods, our revenue growth could slow or our revenues could decline for a number of reasons, including slowing demand for either the Biote Method or our Biote-branded dietary supplements, increasing competition, a decrease in the growth of our overall market, or our failure, for any reason, to continue to capitalize on growth opportunities. In addition, our growth rate may slow in the future as our market penetration rates increase. As a result, our revenues, operating results and cash flows may fluctuate significantly on a quarterly basis and revenue growth rates may not be sustainable and may decline in the future, and we may not be able to achieve or sustain profitability in future periods, which could harm our business and cause the market price of our Class A common stock to decline.

If we are unable to attract and retain executive officers, key employees and other qualified personnel, or are unable to attract and retain contracts with Biote-certified practitioners, our ability to compete could be harmed.

Our success depends on our ability to attract and retain our executive officers, key employees and other qualified personnel, and as a relatively small company with key talent residing in a limited number of employees, our operations and prospects may be severely disrupted if we lost any one or more of their services. As we build our brand, expand into new domestic and international territories and become more well known, there is increased risk that competitors or other companies will seek to hire our personnel. While some of our employees are bound by non-competition agreements, these may prove to be unenforceable. The failure to attract, integrate, train, motivate and retain these personnel could seriously harm our business and prospects.

In addition, we are highly dependent on the services of several of our executive officers and other senior technical and management personnel, including Terry Weber, our Chief Executive Officer, Marc D. Beer, our Executive Chairman, Robb Gibbins, our Chief Financial Officer and Cary Paulette, our Vice President, Sales, who would be difficult to replace. If these or other key personnel were to depart, we may not be able to successfully attract and retain senior leadership necessary to grow our business. We do not maintain key person life insurance with respect to any member of management or other employee.

Further, our success depends in part upon our ability to attract, train and retain contracts with practitioners and clinics. We have invested substantial time and resources in building our base of Biote-certified practitioners and Biote partnered clinics. If we are unable to attract and retain contracts with practitioners and clinics capable of meeting our business needs and expectations, our business and brand image may be impaired. Any failure to grow our practitioner base of Biote-certified practitioners or any material increase in turnover rates of our Biote-certified practitioners may adversely affect our business, results of operations and financial condition.

The healthcare industry is highly regulated, and government authorities may determine that we have failed to comply with applicable laws, rules or regulations.

The healthcare industry, including the healthcare and other services that we and Biote-certified practitioners provide, are subject to extensive and complex federal, state and local laws, rules and regulations, compliance with which imposes substantial costs on us. Of particular importance are the provisions summarized as follows:

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federal laws (including the federal FCA) that prohibit entities and individuals from intentionally (or with reckless disregard or deliberate ignorance) presenting or causing to be presented false or fraudulent claims to government-funded programs, or improperly retaining known overpayments;

•

a provision of the Social Security Act, commonly referred to as the federal Anti-Kickback Statute, that prohibits the knowing and willful offer, payment, solicitation or receipt of any bribe, kickback, rebate or other remuneration, in cash or in kind, in return for the referral or recommendation of patients for, or for the purchasing, leasing, ordering or arranging for, items and services for which payment may be made, in whole or in part, by federal healthcare programs;

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similar state law provisions pertaining to anti-kickback, fee splitting, self-referral and false claims, and other fraud and abuse issues which typically are not limited to relationships involving government-funded programs. In some cases these laws prohibit or regulate additional conduct beyond what federal law affects, including applicability to items and services paid by commercial insurers and private pay patients. Penalties for violating these laws can range from fines to criminal sanctions;

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provisions of 18 U.S.C. § 1347 that prohibit knowingly and willfully executing a scheme or artifice to defraud a healthcare benefit program or falsifying, concealing or covering up a material fact or making any material false, fictitious or fraudulent statement in connection with the delivery of or payment for healthcare benefits, items or services;

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FDA marketing and promotion restrictions, as well as several other types of state and federal healthcare fraud and abuse laws have been applied in recent years to restrict certain marketing practices in the healthcare industry;

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federal and state laws related to confidentiality, privacy and security of personal information such as the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”), including protected health information, that limit the manner in which we may use and disclose that information, impose obligations to safeguard that information and require that we notify our customers in the event of a breach; and

•	state laws that prohibit general business corporations from practicing medicine, controlling physicians’ medical decisions or engaging in certain practices, such as splitting fees with physicians.

We plan to expand our operations to new markets outside the United States, creating a variety of operational challenges.

Although we currently work with numerous clinics that are multi-national in scope, our current business is primarily focused on clinics and practitioners in the United States. A component of our growth strategy involves expanding our operations outside the United States, including expansion into Puerto Rico, Argentina, Brazil, Colombia, Mexico, Canada and the Dominican Republic, as permitted by law. We may face difficulties as we expand our operations into new domestic and international markets in which we have limited or no prior operating experience.

Our growth strategy for expanding our operations outside the United States will require significant resources and management attention and will subject us to regulatory, economic and political risks that are different from those in the United States, including:

•	the need to localize and adapt our platform for specific countries, including translation into foreign languages and obtaining local regulatory and legal guidance with associated expenses;

•	data privacy laws that require customer data to be stored and processed in a designated territory;

•	difficulties in staffing and managing international operations and working with international partners;

•	different pricing environments, longer sales cycles and longer accounts receivable payment cycles and collections issues;

•	new and different sources of competition;

•

weaker protection for intellectual property and other legal rights than in the United States and practical difficulties in enforcing intellectual property and other rights outside of the United States;

•	laws and business practices favoring local competitors;

•	compliance challenges related to the complexity of multiple, conflicting and changing governmental laws and regulations, including employment, tax, privacy and data protection laws and regulations;

•	increased financial accounting and reporting burdens and complexities;

•	restrictions on the transfer of funds;

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fluctuations in currency exchange rates, which could increase the price of the products that we recommend as part of our training and of our Biote-branded dietary supplements outside of the United States, increase the expenses of our international operations and expose us to international currency exchange rate risk;

•	adverse tax consequences; and

•	unstable regional and economic political conditions.

In addition, due to potential costs from any international expansion efforts and potentially higher supplier costs outside of the United States, our international operations may operate with a lower margin profile. As a result, our margins may fluctuate as we expand our operations internationally.

As we move to expand our business into Central and South America, our success will depend, in large part, on our ability to identify and work with international distributors. If our international distributors are unable to expand our business or are unable to provide an adequate training program, our business could be harmed. Our failure to manage any of these risks successfully, or to comply with these laws and regulations, could harm our operations, reduce our sales and harm our business, operating results and financial condition. For example, in certain countries, particularly those with developing economies, certain business practices that are prohibited by laws and regulations applicable to us, such as the Foreign Corrupt Practices Act, may be more commonplace. Although we have policies and procedures designed to ensure compliance with these laws and regulations, our employees, contractors and agents, as well as partners involved in our international sales, may take actions in violation of our policies. Any such violation could have an adverse effect on our business and reputation.

Some of the outsourcing facilities we work with also have international operations and are subject to the risks described above. Even if we are able to successfully manage the risks of international operations, our business may be adversely affected if these facilities are not able to successfully manage these risks.

We may not be able to achieve or maintain satisfactory pricing and margins for our training and the Biote Method or the Biote-branded dietary supplements we sell.

Companies in our industry have a history of price competition, and we can give no assurance that we will be able to achieve satisfactory prices for the Biote Method, or our Biote-branded dietary supplements, or maintain prices at the levels we have historically achieved. If we are forced to lower the price we charge for the Biote Method or our Biote-branded dietary supplements, our revenue and gross margins will decrease, which will adversely affect our ability to invest in and grow our business. If we are unable to maintain our prices, or if our costs increase and we are unable to offset such increase with an increase in our prices, our margins could erode. We will continue to be subject to significant pricing pressure, which could materially and adversely impact our business, financial condition and results of operations.

Unforeseen and unpredictable factors affecting the operations of the FDA, U.S. Drug Enforcement Administration (the “DEA”) and other government agencies, such as the COVID-19 pandemic and changes in funding for the FDA, DEA and other government agencies, could hinder their ability to hire and retain key leadership and other personnel, or otherwise delay inspections of the 503B outsourcing facilities of our third-party dietary supplement contract manufacturers, which could negatively impact practitioners and our business.

The ability of the FDA, the DEA and other governmental agencies to conduct their regulatory duties and activities, including reviewing and approving future products, can be affected by a variety of factors, including government budget and funding levels, ability to hire and retain key personnel and accept the payment of user fees, and statutory, regulatory, and policy changes. Average review and response times at the agency have fluctuated in recent years as a result. In addition, government funding of other government agencies that fund research and development activities is subject to the political process, which is inherently fluid and unpredictable.

Since March 2020, when international and domestic inspections were largely placed on hold, the FDA has been working to resume routine surveillance and inspections on a prioritized basis and may experience delays in their regulatory activities. The FDA has developed a rating system to assist in determining when and where it is safest to conduct prioritized domestic inspections and resumed inspections in China and India in 2021. Regulatory authorities outside the United States may adopt similar restrictions or other policy measures in response to the COVID-19 pandemic. If a prolonged government shutdown occurs, or if global health concerns continue to prevent the FDA or comparable international regulatory authorities from conducting their regular inspections, reviews, or other regulatory activities, it could significantly impact the ability of the FDA or comparable international regulatory authorities to timely inspect the facilities of our third-party suppliers, which could have a material adverse effect on our business.

The size of the markets for our current and future offerings has not been established with precision and may be smaller than we estimate.

Biote-certified practitioners primarily focus their treatments on women experiencing symptoms due to hormonal imbalance before, during, and after menopause, and men experiencing symptoms of hypogonadism and male sex hormone deficiency. It is estimated that, as of 2020, the total U.S. market opportunity for HRT products, available in various forms, exceeds $7 billion and is expected to grow 7% annually through 2026. We believe our business opportunity in providing educational and practice management services is large and will similarly grow. Our estimates of our total addressable markets for our current offerings and those under development are based on a number of internal and third-party estimates, including, without limitation, the number of practitioners we can offer our training and Biote-branded dietary supplements to and the assumed prices at which we can sell offerings in markets that have not been established or that we have not yet entered. While we believe our assumptions and the data underlying our estimates are reasonable, these assumptions and estimates may not be correct and the conditions supporting our assumptions or estimates may change at any time, thereby reducing the predictive accuracy of these estimates. As a result, our estimates of the total addressable market for our current or future offerings may prove to be incorrect. If the actual number of a Biote-certified practitioner’s or Biote partnered clinic’s patients who would benefit from the Biote Method or our Biote-branded dietary supplements, the price at which we can sell training and Biote-branded dietary supplements, or the total addressable market for the Biote Method or our Biote-branded dietary supplements is smaller than we have estimated, it may impair our sales growth and have a material adverse impact on our business, financial condition and results of operations.

Our forecasted operating and financial results rely upon assumptions and analyses developed by us. If these assumptions and analyses prove to be incorrect, our actual operating and financial results may be significantly below our forecasts.

Whether actual operating and financial results and business developments will be consistent with our expectations, assumptions and analyses as reflected in our forecasted operating and financial results depends on a number of factors, many of which are outside of our control, including, but not limited to:

•	whether we can obtain sufficient capital to grow our business;

•	our ability to manage our growth;

•	whether we can manage relationships with 503B outsourcing facilities and dietary supplement contract manufacturers, and other key suppliers;

•	demand for the Biote Method and our Biote-branded dietary supplements;

•	the timing and costs of new and existing marketing and promotional efforts;

•	competition, including from established and future competitors;

•	our ability to retain existing key management, to integrate recent hires and to attract, retain and motivate qualified personnel;

•	the overall strength and stability of the economies in the markets in which we operate or intend to operate in the future; and

•	regulatory, legislative and political changes.

Unfavorable changes in any of these or other factors, most of which are beyond our control, could materially and adversely affect our business, prospects, financial condition, and results of operations.

If our estimates or judgments relating to our critical accounting policies prove to be incorrect, our results of operations could be adversely affected.

The preparation of financial statements in conformity with generally accepted accounting principles in the United States requires management to make estimates and assumptions that affect the amounts reported in our consolidated financial statements and accompanying notes appearing elsewhere in this proxy statement. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances. The results of these estimates form the basis for making judgments about the carrying values of assets, liabilities and equity, and the amount of revenue and expenses.

Our significant accounting policies are described in Note 2 to our audited consolidated financial statements included elsewhere in this proxy statement. We believe that the accounting policies described reflect our most critical accounting policies and estimates (including with respect to revenue recognition and the valuation of inventory), which represent those that involve a significant degree of judgment and complexity. Accordingly, we believe these policies are critical in fully understanding and evaluating our reported financial condition and results of operations.

Our results of operations may be adversely affected if our assumptions change or if actual circumstances differ from those in our assumptions, which could cause our results of operations to fall below the expectations of securities analysts and investors, resulting in a decline in the market price of our Class A common stock.

Off-label promotion may result in civil and criminal fines and other penalties, as well as product liability suits, which could be costly to our business.

Biote does not manufacture or distribute any drug products. Nevertheless, if the FDA determines that our practitioner training, including our paid consultants’ educational materials, constitutes off-label drug promotion, it could subject us or our business partners to enforcement action, including warning letters, untitled letters, fines and penalties, including criminal fines and/or prosecution. If we are found to have inappropriately marketed or promoted any drugs, we may become subject to significant liability. The federal government has levied large civil and criminal fines and/or other penalties against companies for alleged improper promotion and has investigated, prosecuted and/or enjoined several companies from engaging in off-label promotion. If we become subject to civil or criminal fines or other penalties, or product liability suits, such fines, penalties or lawsuits could have a material adverse effect on our business, financial condition and results of operations.

Biote intends to enter into a credit agreement which contains affirmative, negative and financial covenants that may limit its flexibility in operating its businesses.

Biote currently intends to enter into a credit agreement (the “Credit Agreement”) with Truist Bank and Truist Securities, Inc. in connection with the Closing. The Credit Agreement is expected to provide for a $125,000,000 five-year senior secured term loan facility in favor of Biote Medical as well as a $50,000,000 revolving line of credit. The proceeds of the Credit Agreement, if any, are expected to be used to repay existing debt, pay fees and expenses in connection with the business combination, and for general corporate purposes. While Biote currently intends to enter into the Credit Agreement, it may determine not to do so. If Biote were to enter into the Credit Agreement in connection with the Closing, the Credit Agreement is expected to contain affirmative, negative and financial covenants that could limit the manner in which Biote conducts its business, and Biote may be unable to expand or fully pursue its business strategies, engage in favorable business activities, or finance future operations or capital needs. Biote’s ability to comply with the covenants under the Credit Agreement may be affected by events beyond its control, and it may not be able to comply with those covenants. A breach of any of the covenants contained in the Credit Agreement could result in a default under the Credit Agreement, which could cause all of the outstanding indebtedness under the facility to become immediately due and payable. If Biote is unable to generate sufficient cash to repay its debt obligations under the Credit Agreement when they become due and payable, either as such obligations become due, when they mature, or in the event of a default, Biote may not be able to obtain additional debt or equity financing on favorable terms, if at all, which may negatively impact its business, financial condition and results of operations.

Product liability lawsuits against us could cause us to incur substantial liabilities and to limit commercialization of any products that we offer or may develop.

We face an inherent risk of product liability exposure. If we cannot successfully defend ourselves against claims that the products that we recommend as part of our training or our Biote-branded dietary supplements caused injuries, we will incur substantial liabilities. Regardless of merit or eventual outcome, liability claims may result in:

•	decreased demand for the Biote Method and our Biote-branded dietary supplements;

•	decreased demand for any new methods, training, or products that we may develop;

•	injury to our reputation and significant negative media attention;

•	significant costs to defend the related litigation, including the risk that any Biote-certified practitioners who may face such related litigation may in turn seek to recover from us;

•	substantial monetary awards paid to patients;

•	loss of revenue;

•	exhaustion of any available insurance and our capital resources;

•	reduced resources for our management to pursue our business strategy; and

•	the inability to commercialize any methods, training, or products that we may develop.

Although we maintain product liability insurance coverage, such insurance may not be adequate to cover all liabilities that we may incur and we may need to increase our insurance coverage. Insurance coverage is increasingly expensive. We may not be able to maintain insurance coverage at a reasonable cost or in an amount adequate to satisfy any liability that may arise.

Further, a Biote-certified practitioner’s failure to follow our training and the Biote Method, or accepted medical practices in any stage of treatment may result in lawsuits against us.

If we experience significant disruptions in our information technology systems, our business may be adversely affected.

We depend on our information technology systems for the efficient functioning of our business, including to support Biote Method, our end-to-end platform to enable Biote-certified practitioners to establish, build, and successfully operate a Biote partnered clinic for optimizing hormone levels in their specific aging patient population, the distribution and maintenance of our Biote-branded dietary supplements, as well as for accounting, data storage, compliance, purchasing and inventory management. Our information technology systems may be subject to computer viruses, ransomware or other malware, attacks by computer hackers, failures during the process of upgrading or replacing software, databases or components thereof, power outages, damage or interruption from fires or other natural disasters, hardware failures, telecommunication failures and user errors, among other malfunctions. We could be subject to any number of unintentional events that could involve a third party gaining unauthorized access to our systems, which could disrupt our operations, corrupt our data or result in release of our confidential information. Technological interruptions could disrupt our operations, including our ability to project inventory requirements, manage our supply chain and otherwise adequately service our Biote partnered clinics and Biote-certified practitioners or disrupt their ability use the Biote Method and our Biote-branded dietary supplements for treatments. In the event we experience significant disruptions, we may be unable to repair our systems in an efficient and timely manner. Accordingly, such events may disrupt or reduce the efficiency of our entire operation and have a material adverse effect on our business, financial condition and results of operations. To the extent that any disruption or security breach were to result in a loss of, or damage to, our data or applications, or inappropriate disclosure of confidential or proprietary information, we could incur liability and the further development and commercialization of the Biote Method and our Biote-branded dietary supplements could be delayed or disrupted.

We are increasingly dependent on complex information technology to manage our infrastructure. Our information systems require an ongoing commitment of significant resources to maintain, protect and enhance our existing systems. Failure to maintain or protect our information systems and data integrity effectively could have a material adverse effect on our business, financial condition and results of operations.

We may engage in strategic transactions that could impact our liquidity, increase our expenses and present significant distractions to our management.

From time to time, we may consider strategic transactions, such as acquisitions of companies, asset purchases and out-licensing or in-licensing of intellectual property, products or technologies. Any future transactions could increase our near and long-term expenditures, result in potentially dilutive issuances of our equity securities, including our Class A common stock, or the incurrence of debt, contingent liabilities, amortization expenses or acquired in-process research and development expenses, any of which could affect our financial condition, liquidity and results of operations. Additional potential transactions that we may consider in the future include a variety of business arrangements, including spin-offs, strategic partnerships, joint ventures, restructurings, divestitures, business combinations and investments. Future acquisitions may also require us to obtain additional financing, which may not be available on favorable terms or at all. These transactions may never be successful and may require significant time and attention of management. In addition, the integration of any business that we may acquire in the future may disrupt our existing business and may be a complex, risky and costly endeavor for which we may never realize the full benefits of the acquisition. Accordingly, although we may not undertake or successfully complete any additional transactions of the nature described above, any additional transactions that we do complete could have a material adverse effect on our business, results of operations, financial condition and prospects.

Our insurance policies are expensive and only protect us from some business risks, which will leave us exposed to significant uninsured liabilities.

Currently, we carry business interruption coverage to mitigate certain potential losses but this insurance is limited in amount and may not be sufficient in type or amount to cover us against claims related to our operations. We cannot be certain that such potential losses will not exceed our policy limits, insurance will continue to be available to us on economically reasonable terms, or at all, or any insurer will not deny coverage as to any future claim. In addition, we may be subject to changes in our insurance policies, including premium increases or the imposition of large deductible or co-insurance requirements.

Further, we do not carry insurance for all categories of risk that our business may encounter. Some of the policies we currently maintain include products and completed operations liability, business personal property and directors’ and officers’ insurance. We do not know, however, if we will be able to maintain insurance with adequate levels of coverage. Any significant uninsured liability may require us to pay substantial amounts, which would materially and adversely affect our business, financial condition and results of operations.

Our employees, independent contractors, consultants, Biote-certified practitioners, Biote partnered clinics medical advisors and suppliers may engage in misconduct or other improper activities, including non-compliance with professional and regulatory standards and requirements, which could have a material adverse effect on our business.

We are exposed to the risk that our employees, independent contractors, consultants, Biote-certified practitioners, Biote partnered clinics, medical advisors and suppliers may engage in misconduct or other improper activities. Misconduct by these parties could include intentional, reckless and/or negligent conduct or disclosure of unauthorized activities to us that violates: (i) FDA laws and regulations or those of comparable international regulatory authorities, including those laws that require the reporting of true, complete and accurate information to the FDA, (ii) compounding and manufacturing standards, (iii) federal and state data privacy, security, fraud and abuse and other healthcare laws and regulations established and enforced by comparable international regulatory authorities, or (iv) laws that require the true, complete and accurate reporting of financial information or data. It is not always possible to identify and deter misconduct by employees and third-parties, and the precautions we take to detect and prevent this activity may not be effective in controlling unknown or unmanaged risks or losses or in protecting us from governmental investigations or other actions or lawsuits stemming from a failure to be in compliance with such laws or regulations. Additionally, we are subject to the risk that a person or government could allege such fraud or other misconduct, even if none occurred. If any such actions are instituted against us, and we are not successful in defending ourselves or asserting our rights, those actions could have a significant impact on our business and results of operations, including the imposition of significant fines or other sanctions.

The COVID-19 pandemic has materially impacted the United States and global economies, and could have a material adverse impact on our employees, Biote partnered clinics or Biote-certified practitioners, which could adversely and materially impact our business, financial condition and results of operations.

The World Health Organization has declared the outbreak of the novel coronavirus COVID-19 a pandemic and public health emergency of international concern. In March 2020, the President of the United States declared a State of National Emergency due to the COVID-19 pandemic. In addition, many jurisdictions in the United States have limited social mobility and gathering. Many business establishments have closed due to restrictions imposed by the government and many governmental authorities have closed or limited the number of persons who can attend or use most public establishments, including schools, restaurants and shopping malls. Our Biote partnered clinics and Biote-certified practitioners have been, and may continue to be, negatively impacted by the shelter-in-place and other similar state and local orders, the closure of third party manufacturing sites and country borders, and the increase in unemployment. These conditions will continue to have negative implications on demand for goods, the supply chain, production of goods and transportation. As the COVID-19 pandemic persists, governments (at national, state and local levels), companies and other authorities may continue to implement restrictions or policies that could adversely impact business to business spending, consumer spending, global capital markets, the global economy and our stock price. Although we have not experienced significant business disruptions thus far from the COVID-19 pandemic, for a time, we were unable to host in-person training on a large-scale or at all in certain states. Further, some of our Biote-certified practitioners were unwilling to travel and certain Biote partnered clinics were shut down due to shelter-in-place requirements. Even after the COVID-19 pandemic subsides, we may continue to experience an adverse impact to our business as a result of its global economic impact.

The COVID-19 pandemic has caused us to modify our business practices (including employee travel and cancellation of physical participation in meetings, events and conferences), we temporarily reduced employee salaries and we may take further actions as may be required by government authorities or that we determine are in the best interests of our employees, Biote partnered clinics, Biote-certified practitioners, and business. Our modified business practices, and any further actions we may take, may adversely impact our employees and employee productivity. The COVID-19 pandemic may also adversely impact the operations of our Biote partnered clinics and Biote-certified practitioners. This direct impact of the virus, and the disruption on our employees and operations, may negatively impact both our ability to meet practitioner or clinic demand and our revenue and margins. We may experience delays or changes in practitioner or clinic demand, particularly if funding priorities change.

Both the health and economic aspects of the COVID-19 virus are highly fluid and the future course of each is uncertain. For these reasons and other reasons that may come to light if the COVID-19 pandemic and associated protective or preventative measures expand, we may experience a material adverse impact on our business operations, revenues and financial condition as well as some of our underlying business drivers such as practitioner or clinic growth; however, the ultimate impact of the COVID-19 pandemic on us and our business operations, revenues and financial condition is highly uncertain and subject to change. To the extent the COVID-19 pandemic adversely affects our business and financial results, it may also have the effect of heightening many of the other risks described in this “Risks Related to Business and Industry” section.

Extreme weather conditions, natural disasters, and other catastrophic events, including those caused by climate change, could negatively impact our results of operations and financial condition.

Extreme weather conditions and volatile changes in weather conditions in the areas in which our offices, suppliers, Biote partnered clinics, dietary supplement third-party manufacturers, and suppliers are located could adversely affect our results of operations and financial condition. Moreover, natural disasters such as earthquakes, hurricanes, tsunamis, floods, monsoons or wildfires, public health crises, such as pandemics and epidemics (including, for example, the COVID-19 pandemic), political crises, such as terrorist attacks, war and other political instability, or other catastrophic events, whether occurring in the United States or abroad, and their related consequences and effects, including energy shortages, could disrupt our operations, the operations of our vendors and other suppliers or result in economic instability that could negatively impact practitioner or clinic spending, any or all of which would negatively impact our results of operations and financial condition. In particular, these types of events could impact our global supply chain, including the ability of manufacturers to produce our Biote-branded dietary supplement products to Biote partnered clinics or Biote-certified practitioners from or to the impacted region(s).

Risks Related to Intellectual Property

Unless otherwise indicated or the context otherwise requires, references in this section to “we”, “us” and “our” generally refer to Biote in the present tense or the Combined Company from and after the business combination.

If we are unable to obtain and maintain patent protection for any products or methods we develop, or if the scope of the patent protection obtained is not sufficiently broad, our competitors could develop and commercialize products similar or identical to our Biote-branded dietary supplements, and our ability to successfully commercialize any products we may develop may be adversely affected. If we are not able to maintain freedom to operate for our products from third party intellectual property rights, our ability to commercialize products may be limited unless we secure a license to such rights.

Our success depends in part on our ability to obtain and maintain patent and other intellectual property protection in the United States and other countries with respect to our Biote-branded dietary supplements.

We rely on a combination of contractual provisions, confidentiality procedures and copyright, trademark, trade secret and other intellectual property rights to protect the proprietary aspects of our brands, technologies, and data. These legal measures afford only limited protection, and competitors or others may gain access to or use our intellectual property and proprietary information. Our success will depend, in part, on preserving our trade secrets, maintaining the security of our data and know-how, obtaining and maintaining patents and obtaining other intellectual property rights.

We may not be able to obtain and maintain intellectual property or other proprietary rights necessary to our business or in a form that provides us with a competitive advantage. For example, our trade secrets, data and know-how could be subject to unauthorized use, misappropriation or disclosure to unauthorized parties, despite our efforts to enter into confidentiality agreements with our employees, consultants, contractors, clients and other vendors who have access to such information and could otherwise become known or be independently discovered by third parties. In addition, the patent prosecution process is expensive, time-consuming and complex, and we may not be able to file, prosecute, maintain, enforce or license all necessary or desirable patent applications at a reasonable cost, in a timely manner, or in all jurisdictions where protection may be commercially advantageous, or we may not be able to protect our intellectual property at all. Despite our efforts to protect our intellectual property, unauthorized parties may be able to obtain and use information that we regard as proprietary. It is also possible that we will fail to identify patentable aspects of our research and development output in time to obtain patent protection. Although we enter into non-disclosure and confidentiality agreements with parties who have access to confidential or patentable aspects of our research and development output, such as our employees, consultants, contractors, collaborators, Biote-certified practitioners, Biote partnered clinics, vendors and other third parties, any of these parties may breach the agreements and disclose such output before a patent application is filed, thereby jeopardizing our ability to seek patent protection.

Our other intellectual property, including our trademarks, could also be challenged, invalidated, infringed and circumvented by third parties, and our trademarks could also be diluted, declared generic or found to be infringing on other marks, in which case we could be forced to re-brand our Biote-branded dietary supplements, resulting in loss of brand recognition and requiring us to devote resources to advertising and marketing new brands, and suffer other competitive harm. Third parties may also adopt trademarks similar to ours, which could harm our brand identity and lead to market confusion.

We may in the future also be subject to claims by our former employees, consultants or contractors asserting an ownership right in our patents or patent applications, as a result of the work they performed on our behalf. Although we generally require all of our employees, consultants, contractors and any other collaborators who have access to our proprietary know-how, information or technology to assign or grant similar rights to their inventions to us, we cannot be certain that we have executed such agreements with all parties who may have contributed to our intellectual property, nor can we be certain that our agreements with such parties will be upheld in the face of a potential challenge, or that they will not be breached, for which we may not have an adequate remedy.

Failure to obtain and maintain patents, trademarks and other intellectual property rights necessary to our business and failure to protect, monitor and control the use of our intellectual property rights could negatively impact our ability to compete and cause us to incur significant expenses. The intellectual property laws and other statutory and contractual arrangements in the United States and other jurisdictions we depend upon may not provide sufficient protection in the future to prevent the infringement, use, violation or misappropriation of our patents, trademarks, data, technology and other intellectual property, and may not provide an adequate remedy if our intellectual property rights are infringed, misappropriated or otherwise violated. Any of the foregoing could have a material adverse effect on our competitive position, business, financial conditions, results of operations and prospects.

We may become a party to intellectual property litigation or administrative proceedings that could be costly and could interfere with our ability to sell and market the Biote Method and our Biote-branded dietary supplements.

Our industry has been characterized by extensive litigation regarding patents, trademarks, trade secrets and other intellectual property rights, and companies in the industry have used intellectual property litigation to gain a competitive advantage. It is possible that we may be accused of misappropriating third parties’ trade secrets. Additionally, our Biote-branded dietary supplements are produced by third-party vendors and may include components that are outside of our direct control. Our competitors may have applied for or obtained, or may in the future apply for or obtain, patents or trademarks that will prevent, limit or otherwise interfere with our ability to use and sell the Biote Method, or use, sell and/or export our Biote-branded dietary supplements, or our ability to use product names. Moreover, in recent years, individuals and groups that are non-practicing entities, commonly referred to as “patent trolls,” have purchased patents and other intellectual property assets for the purpose of making claims of infringement in order to extract settlements. From time to time, we may receive threatening letters, notices or “invitations to license,” or may be the subject of claims that the Biote Method, our Biote-branded dietary supplements and business operations infringe or violate the intellectual property rights of others. The defense of these matters can be time consuming, costly to defend in litigation, divert management’s attention and resources, damage our reputation and brand and cause us to incur significant expenses or make substantial payments. Vendors from whom we purchase products may not indemnify us in the event that such products accused of infringing a third party’s patent or trademark or of misappropriating a third party’s trade secret, or any indemnification granted by such vendors may not be sufficient to address any liability and costs we incur as a result of such claims. Additionally, we may be obligated to indemnify Biote partnered clinics, Biote-

certified practitioners or business partners in connection with litigation and to obtain licenses, which could further exhaust our resources.

Even if we believe a third party’s intellectual property claims are without merit, there is no assurance that a court would find in our favor, including on questions of infringement, validity, enforceability or priority of patents. The strength of our defenses will depend on the patents asserted, the interpretation of these patents, and our ability to invalidate the asserted patents. A court of competent jurisdiction could hold that these third-party patents are valid, enforceable and infringed, which could materially and adversely affect our ability to commercialize any products or technology we may develop and any other products or technologies covered by the asserted third-party patents. In order to successfully challenge the validity of any such U.S. patent in federal court, we would need to overcome a presumption of validity. As this burden is a high one requiring us to present clear and convincing evidence as to the invalidity of any such U.S. patent claim, there is no assurance that a court of competent jurisdiction would invalidate the claims of any such U.S. patent. Conversely, the patent owner need only prove infringement by a preponderance of the evidence, which is a lower burden of proof.

Further, if patents, trademarks or trade secrets are successfully asserted against us, this may harm our business and result in injunctions preventing us from selling the Biote Method and our Biote-branded dietary supplements, or result in obligations to pay license fees, damages, attorney fees and court costs, which could be significant. In addition, if we are found to willfully infringe third-party patents or trademarks or to have misappropriated trade secrets, we could be required to pay treble damages in addition to other penalties.

Although patent, trademark, trade secret and other intellectual property disputes have often been settled through licensing or similar arrangements, costs associated with such arrangements may be substantial and could include ongoing royalties. We may be unable to obtain necessary licenses, if any, on satisfactory terms, if at all. In addition, if any license we obtain is non-exclusive, we may not be able to prevent our competitors and other third parties from using the intellectual property or technology covered by such license to compete with us. Any of these events could materially and adversely affect our business, financial condition and results of operations.

Similarly, interference or derivation proceedings provoked by third parties or brought by the U.S. Patent and Trademark Office (the “USPTO”), may be necessary to determine priority with respect to our patents, patent applications, trademarks or trademark applications. We may also become involved in other proceedings, such as reexamination, inter partes review, derivation or opposition proceedings before the USPTO or other jurisdictional body relating to our intellectual property rights or the intellectual property rights of others. Adverse determinations in a judicial or administrative proceeding or failure to obtain necessary licenses could prevent third-party suppliers from manufacturing our Biote-branded dietary supplements, which would have a significant adverse impact on our business, financial condition and results of operations.

Additionally, we have filed and may in the future file lawsuits or initiate other proceedings to protect or enforce our intellectual property rights, which could be expensive, time consuming and unsuccessful. We are currently party to two open litigation matters involving terminated practices and practitioners who we filed suit against to enforce post-termination contractual obligations where the defendants offered a competing hormone pellet therapy within the contractual two-year restrictive period without paying our requisite buy-out or residual benefit fee. Additionally, we are currently party to two open litigation matters involving former employees or contractors who we filed suit against for violation of contractual non-compete and non-solicitation clauses.

Competitors may infringe our issued patents or other intellectual property, which we may not always be able to detect. To counter infringement or unauthorized use, we may be required to file infringement claims, which can be expensive and time-consuming. Any claims we assert against perceived infringers could provoke these parties to assert counterclaims against us alleging that we infringe their intellectual property or alleging that our intellectual property is invalid or unenforceable. Grounds for a validity challenge could be an alleged failure to meet any of several statutory requirements, including lack of novelty, obviousness or non-enablement. Grounds for an unenforceability assertion could be an allegation that someone connected with prosecution of the patent withheld relevant information from the USPTO, or made a misleading statement, during prosecution. Third parties may raise challenges to the validity of certain of our owned patent claims before administrative bodies in the United States or abroad, even outside the context of litigation. Such mechanisms include re-examination, post-grant review, inter partes review, interference proceedings, derivation proceedings and equivalent proceedings in international jurisdictions (e.g., opposition proceedings). In any such lawsuit or other proceedings, a court or other administrative body may decide that a patent of ours is invalid or unenforceable, in whole or in part, construe the patent’s claims narrowly or refuse to stop the other party from using the technology at issue on the grounds that our patents do not cover the technology in question.

The outcome following legal assertions of invalidity and unenforceability is unpredictable. If a third party were to prevail on a legal assertion of invalidity or unenforceability, we would lose at least part, and perhaps all, of the protection on products that we may develop. If our patents are found to be valid and infringed, a court may refuse to grant injunctive relief against the infringer and instead grant us monetary damages and/or ongoing royalties. Such monetary compensation may be insufficient to adequately offset the damage to our business caused by the infringer’s competition in the market. An adverse result in any litigation or other proceeding could put one or more of our patents at risk of being invalidated or interpreted narrowly. Any of these events could materially and adversely affect our business, financial condition and results of operations.

Even if resolved in our favor, litigation or other proceedings relating to intellectual property claims may cause us to incur significant expenses and could distract our personnel from their normal responsibilities. In addition, there could be public announcements of the results of hearings, motions or other interim proceedings or developments, and if securities analysts or investors perceive these results to be negative, it could have a substantial adverse effect on the price of our Class A common stock. Such litigation or proceedings could substantially increase our operating losses and reduce the resources available for development activities or any future sales, marketing or distribution activities. We may not have sufficient financial or other resources to conduct such litigation or proceedings adequately. Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation, there is a risk that some of our confidential or sensitive information could be compromised by disclosure in the event of litigation. Uncertainties resulting from the initiation and continuation of patent and other intellectual property litigation or other proceedings could have a material adverse effect on our business, financial condition and results of operations.

If we are unable to protect the confidentiality of our other proprietary information, our business and competitive position may be harmed.

In addition to patent protection, we also rely on other proprietary rights, including protection of trade secrets, and other proprietary information that is not patentable or that we elect not to patent. However, trade secrets can be difficult to protect and some courts are less willing or unwilling to protect trade secrets. To maintain the confidentiality of our trade secrets and proprietary information, we rely heavily on confidentiality provisions that we have in contracts with our employees, consultants, contractors, Biote-certified practitioners, collaborators and others upon the commencement of their relationship with us. We cannot guarantee that we have entered into such agreements with each party that may have or have had access to our trade secrets or proprietary technology and processes. We may not be able to prevent the unauthorized disclosure or use of our technical knowledge or other trade secrets by such third parties, despite the existence generally of these confidentiality restrictions. These contracts may not provide meaningful protection for our trade secrets, know-how or other proprietary information in the event of any unauthorized use, misappropriation or disclosure of such trade secrets, know-how or other proprietary information. There can be no assurance that such third parties will not breach their agreements with us, that we will have adequate remedies for any breach, or that our trade secrets will not otherwise become known or independently developed by competitors. Despite the protections we do place on our intellectual property or other proprietary rights, monitoring unauthorized use and disclosure of our intellectual property is difficult, and we do not know whether the steps we have taken to protect our intellectual property or other proprietary rights will be adequate. Enforcing a claim that a party illegally disclosed or misappropriated a trade secret is difficult, expensive and time-consuming, and the outcome is unpredictable. The laws of many countries will not protect our intellectual property or other proprietary rights to the same extent as the laws of the United States. Consequently, we may be unable to prevent our proprietary technology from being exploited in the United States and abroad, which could affect our ability to expand in domestic and international markets or require costly efforts to protect our technology.

To the extent our intellectual property or other proprietary information protection is incomplete, we are exposed to a greater risk of direct competition. A third party could, without authorization, copy or otherwise obtain and use our Biote-branded dietary supplements, technology, or develop similar technology. Our competitors could purchase our Biote-branded dietary supplements and attempt to replicate some or all of the competitive advantages we derive from our development efforts or design around our protected technology. Our failure to secure, protect and enforce our intellectual property rights could substantially harm the value of our Biote-branded dietary supplements, as well as the value of our brand and business. The theft or unauthorized use or publication of our trade secrets and other confidential business information could reduce the differentiation of our Biote-branded dietary supplements and harm our business, the value of our investment in development or business acquisitions could be reduced and third parties might make claims against us related to losses of their confidential or proprietary information.

Further, it is possible that others will independently develop the same or similar technology or otherwise obtain access to our unpatented technology, and in such cases we could not assert any trade secret rights against such parties. Costly and time-consuming litigation could be necessary to enforce and determine the scope of our trade secret rights and related confidentiality and non-disclosure provisions. If we fail to obtain or maintain trade secret protection, or if our competitors obtain our trade secrets or independently develop technology similar to ours or competing technologies, our competitive market position could be materially and adversely affected. In addition, some courts are less willing or unwilling to protect trade secrets, and agreement terms that address non-competition are difficult to enforce in many jurisdictions and might not be enforceable in certain cases.

We also seek to preserve the integrity and confidentiality of our data and other confidential information by maintaining physical security of our premises and physical and electronic security of our information technology systems. While we have confidence in these individuals, organizations and systems, agreements or security measures may be breached and detecting the disclosure or misappropriation of confidential information and enforcing a claim that a party illegally disclosed or misappropriated confidential information is difficult, expensive and time-consuming, and the outcome is unpredictable. Further, we may not be able to obtain adequate remedies for any breach. Any of the foregoing could materially and adversely affect our business, financial condition and results of operations.

We may be subject to claims that we or our employees, consultants or contractors have wrongfully used, disclosed or otherwise misappropriated the intellectual property of a third party, including trade secrets or know-how, or are in breach of non-competition or non-solicitation agreements with our competitors or claims asserting an ownership interest in intellectual property we regard as our own.

Many of our employees, consultants and contractors were previously employed at or engaged by other medical device, biotechnology or pharmaceutical companies, including our competitors or potential competitors. Some of these employees, consultants and contractors may have executed proprietary rights, non-disclosure and non-competition agreements in connection with such previous employment. Although we try to ensure that our employees, consultants and contractors do not use the intellectual property, proprietary information, know-how or trade secrets of others in their work for us, we may be subject to claims that we or these individuals have, inadvertently or otherwise, used, disclosed or otherwise misappropriated intellectual property, including trade secrets or other proprietary information, of their former employers or our competitors or potential competitors. Additionally, we may be subject to claims from third parties challenging our ownership interest in intellectual property we regard as our own, based on claims that our employees, consultants or contractors have breached an obligation to assign inventions to another employer, to a former employer, or to another person or entity.

Litigation may be necessary to defend against such claims, and it may be necessary or we may desire to enter into a license to settle any such claim; however, there can be no assurance that we would be able to obtain a license on commercially reasonable terms, if at all. If our defense to those claims fails, in addition to paying monetary damages, we may lose valuable intellectual property rights or personnel. For example, a court could prohibit us from using technologies or features that are essential to the Biote Method or our Biote-branded dietary supplements, if such technologies or features are found to incorporate or be derived from the trade secrets or other proprietary information of the former employer. Even if we are successful in defending against such claims, litigation could result in substantial costs and be a distraction to management.

An inability to incorporate technologies or features that are important or essential to the Biote Method and our Biote-branded dietary supplements could have a material adverse effect on our business, financial condition and results of operations, and may prevent us from providing our training and selling our Biote-branded dietary supplements. Any litigation or the threat thereof may adversely affect our ability to hire employees or contract with independent sales representatives. A loss of key personnel or their work product could hamper or prevent our ability to commercialize the products that we recommend as part of our training and our Biote-branded dietary supplements, which could have an adverse effect on our business, financial condition and results of operations.

We may be subject to claims challenging our intellectual property.

We or our licensors may be subject to claims that former consultants, contractors or other third parties have an interest in our trade secrets or other intellectual property as an inventor or co-inventor. While it is our policy to require our employees, consultants and contractors who may be involved in the conception or development of intellectual property to execute agreements assigning such intellectual property to us, we may be unsuccessful in executing such an agreement with each party who, in fact, conceives or develops intellectual property that we regard as our own. The assignment of intellectual property rights may not be self-executing, or the assignment agreements may be breached, and we may be forced to bring claims against third parties, or defend claims that they may bring against us, to determine the ownership of what we regard as our intellectual property. If we or our licensors fail in defending any such claims, in addition to paying monetary damages, we may lose valuable intellectual property rights, such as exclusive ownership of, or right to use, intellectual property that is important to our Biote-branded dietary supplements. Any such events could have a material adverse effect on our business, financial condition and results of operations.

If our trademarks and trade names are not adequately protected, then we may not be able to build brand recognition in our markets and our business may be adversely affected.

We rely on trademarks, service marks, trade names and brand names to distinguish our training and Biote-branded dietary supplements from our competitors and have registered or applied to register these trademarks. Our registered or unregistered trademarks, service marks, trade names and brand names may be challenged, infringed, diluted, circumvented or declared generic or determined to be infringing on other marks. Additionally, we cannot assure you that our trademark applications will be approved. During trademark registration proceedings, we may receive rejections. Although we are given an opportunity to respond to those rejections, we may be unable to overcome such rejections. In addition, in proceedings before the USPTO and comparable agencies in many international jurisdictions, third parties are given an opportunity to oppose pending trademark applications and to seek to cancel registered trademarks. Opposition or cancellation proceedings may be filed against our trademarks, and our trademarks may not survive such proceedings. In the event that our trademarks are successfully challenged, we could be forced to rebrand our Biote-branded dietary supplements, which could result in loss of brand recognition and could require us to devote significant resources towards advertising and marketing new brands. At times, competitors may adopt trade names or trademarks similar to ours, thereby impeding our ability to build brand identity and possibly leading to market confusion. In some cases, we may need to litigate claims to enforce our rights in our marks to avoid market confusion. Certain of our current or future trademarks may become so well known by the public that their use becomes generic and they lose trademark protection. Over the long term, if we are unable to establish name recognition based on our trademarks and trade names, then we may not be able to compete effectively and our business, financial condition and results of operations may be adversely affected.

Risks Related to Regulation

Unless otherwise indicated or the context otherwise requires, references in this section to “we”, “us” and “our” generally refer to Biote in the present tense or the Combined Company from and after the business combination.

We market dietary supplements and convenience kits, which are regulated by the FDA, and are subject to certain requirements under the FDCA and the laws enforced by the FTC. Our failure to meet those requirements could cause us to cease certain of our business activities and may involve the payment of financial penalties.

We sell dietary supplements and convenience kits, which are regulated by the FDA. Each of these product categories have differing requirements that must be followed to ensure compliance with the FDCA and regulations promulgated thereunder, and failure to do so may result in the products being misbranded or adulterated. If we are found to have manufactured, distributed, sold, or labeled any products in violation of the FDCA, we may face significant penalties which may result in a material adverse effect on our business, financial condition, and results of operations.

The FTC enforces the Federal Trade Commission Act (the “FTCA”) and related regulations, which governs the advertising associated with the promotion and sale of our Biote-branded dietary supplements to prevent misleading or deceptive claims. For advertisements relating to dietary supplements, the FTC typically requires all factual claims, both express and implied, to be substantiated by competent and reliable scientific evidence. The FTC has promulgated policies and guidance that apply to advertising for dietary supplements that may be costly to comply with. The FDA may also determine that a particular dietary supplement or ingredient that we may market presents an unacceptable health risk. If that occurs, we could be required to cease distribution of and/or recall Biote-branded dietary supplements containing that ingredient.

The FDA or FTC may also determine that certain labeling, advertising and promotional claims, statements or activities with respect to a dietary supplement are not in compliance with applicable laws and regulations and may determine that a particular statement is an unapproved health claim, a drug claim, a false or misleading claim, or a deceptive advertising claim. Any such determination or any other failure to comply with FDA, FTCA or other regulatory requirements could prevent us from marketing our Biote-branded dietary supplements as a dietary supplement and subject us to administrative, civil or criminal penalties. The FTC has instituted numerous enforcement actions against dietary supplement companies for making false or misleading advertising claims and for failing to adequately substantiate claims made in advertising. These enforcement actions have often resulted in warning letters, consent decrees and the payment of civil penalties and/or restitution by the companies involved. Should the FTC determine that our claims are false or misleading or unsubstantiated, we could be subject to FTC enforcement action and may face significant penalties which may result in a material adverse effect on our business, financial condition, and results of operations.

We have developed and market a method and training program where the practitioner may prescribe a compounded bioidentical hormone. Compounded drugs are regulated by the FDA and are subject to certain requirements under the FDCA. Failure of compounding entities to meet those requirements could cause us to cease certain of our business activities and may involve the payment of financial penalties.

While we do not sell compounded or prescription drugs, we have developed and market a method and training program where the practitioner may prescribe a compounded bioidentical hormone that is made by a third-party 503B outsourcing facility and requires compliance with the FDCA, and failure to do so may result in the products being misbranded or adulterated. Amendments to the FDCA in 2013 created Section 503B, which creates a category of compounding pharmacies known as “outsourcing facilities” which are subject to certain FDCA requirements, including the requirement to adhere to cGMP regulations, though it exempts such facilities from certain of the FDCA requirements that otherwise apply to drug manufacturers. Understanding and complying with these laws and regulations may require substantial time, money, and effort. While we have only established relationships with 503B outsourcing facilities to support practitioners, if we are found to have manufactured, distributed, marketed, sold, or labeled any products in violation of the FDCA, we may face significant penalties which may result in a material adverse effect on our business, financial condition, and results of operations.

Compounded preparations and the pharmacy compounding industry are subject to regulatory scrutiny, which may impair our growth and sales.

Formulations prepared and dispensed by compounding pharmacies are not approved by the FDA. As we are a medical marketing and training company, we do not manufacture or compound pharmaceutical products. However, we contract with FDA-registered 503B outsourcing facilities to build relationships to support Biote-certified practitioners by offering an option for the compounding of bioidentical hormone pellets that the practitioner may order to prescribe. These pellets, compounded by 503B outsourcing facilities, are not subject to the FDA new drug approval process. Certain compounding pharmacies have been the subject of widespread negative media coverage in recent years. In 2018, the Department of Justice convicted the New England Compounding Center (NECC) supervisory pharmacist for criminal violations of the FDCA related to the improper sterilization of compounded methylprednisolone acetate. The pharmacist was originally sentenced to eight years in prison followed by two years of supervised release. After an appeal, the pharmacist was resentenced in 2021 to 14.5 years in prison and ordered to pay a forfeiture of $1.4 million and restitution of $82 million. Further, on September 9, 2019, the FDA issued a statement announcing that they have been trying to improve adverse event reporting for compounded drugs (the “FDA Statement”). The FDA Statement discussed reporting discrepancies by Carie Boyd’s and AnazaoHealth, and specifically named Biote and its reporting procedures. Because Carie Boyd’s and AnazaoHealth are two of Biote’s relationships with third-party outsourcing facilities, any regulatory action by the FDA that affects these facilities will impact practitioners’ ability to prescribe bioidentical hormones, which may have a material adverse effect on our business, results of operations and financial condition.

Additionally, the outsourcing facilities with which we have relationships must comply with applicable provision of the FDCA and its implementing regulations. They may only distribute compounded drugs either pursuant to a patient-specific prescription or in response to an order from a healthcare provider, such as a hospital, that is not for an identified individual patient (e.g., for office stock). Further, such outsourcing facilities are inspected by the FDA according to a risk-based schedule, and must meet certain other conditions, such as reporting adverse events and providing the FDA with certain information about the products they compound. When the FDA finds that a manufacturer has violated FDA regulations, the FDA may notify the manufacturer of such violations in the form of a warning letter. The FDA also will issue an FDA Form 483 at the conclusion of an inspection if an investigator has observed a violative condition relating to the manufacturing and storage conditions of any drug product that may result in the product being adulterated, or any other regulatory non-compliance such as inadequate reporting or record-keeping. The outsourcing facilities with which we have relationships have each received warning letters and FDA Form 483s from the FDA. If the FDA takes enforcement action against outsourcing facilities with which we have relationships, it may have a material adverse impact on our business, results of operations and financial conditions.

Additionally, state laws and regulations may differ from the FDCA. We and the 503B outsourcing facilities are required to comply with state laws and regulations in the states where we and they do business. Efforts to ensure compliance with these laws may require ongoing substantial cost. For example, some of the 503B outsourcing facilities with which we have relationships have received unfavorable enforcement actions from state regulators for non-compliance. Failure to comply with applicable state laws and regulations could expose us and these 503B outsourcing facilities to significant penalties which may harm our business, results of operations and financial condition.

If a compounded drug formulation provided through a compounding pharmacy or an outsourcing facility leads to patient injury or death or results in a product recall, we may be exposed to significant liabilities and reputational harm.

We could be adversely affected if compounded pellets are subject to negative publicity. We could also be adversely affected if compounded pellets sold by any compounding outsourcing facilities, prove to be, or are asserted to be, harmful to patients or are otherwise subject to negative publicity. For example, in 2015, the FDA required labeling changes for prescription testosterone replacement therapy to warn of increased risk of heart attacks and strokes. There are a number of factors that could result in the injury or death of a patient who receives a compounded formulation, including quality issues, manufacturing or labeling flaws, improper packaging or unanticipated or improper uses of the products, any of which could result from human or other error. Any of these situations could lead to a recall of, or safety alert relating to, one or more of the products we recommend as part of our training. Similarly, to the extent any of the components of approved drugs or other ingredients used by the outsourcing facilities with whom we have relationships have quality or other problems that adversely affect the finished compounded preparations, our sales could be adversely affected. For example, some of the contracted outsourcing facilities have been the subject of civil suits alleging patient harm as a result of an improper formulation unrelated to the products we recommend. If a product which we recommend as part of our training becomes the subject of a civil or criminal suit, we may be subject to significant liability for any damages suffered by the plaintiffs and associated costs and penalties. Defending against any such actions can be costly, time-consuming and may require significant financial and personnel resources. Therefore, even if we are successful in defending against any such actions that may be brought against us, our business may be impaired. In addition, in the ordinary course of business, a voluntarily recall of one of the products we recommend as part of our training or may be instituted in response to a practitioner or clinic complaint. Because of our dependence upon medical and patient perceptions, any adverse publicity associated with illness or other adverse effects resulting from the use or misuse of the compounded products we recommend as part of our training or any other compounded formulations made or sold by other companies, could have a material adverse impact on our business, results of operations and financial condition.

If the FDA takes regulatory action to implement any of the National Academies of Sciences, Engineering, and Medicine (the “NASEM”) recommendations for compounded bioidentical hormones, this may have a substantial effect on the ability of the outsourcing facilities to compound the hormone pellets utilized by Biote-certified practitioners, which would have a substantially negative impact on Biote’s revenue and business operations.

In fall 2018, the FDA commissioned the NASEM to appoint an ad hoc committee to examine the clinical utility of treating patients with compounded bioidentical hormones. The NASEM committee held a series of open and closed sessions from March 2019 to April 2020, to examine data, research, and stakeholder input in order to form conclusions and recommendations regarding the clinical utility of these products. On July 1, 2020, the NASEM committee published its report, wherein it concluded that there is a lack of high-quality clinical evidence to demonstrate the safety and effectiveness of these products and, accordingly, that there is insufficient evidence to support the overall clinical utility of these products as treatment for menopause and male hypogonadism symptoms. The NASEM Committee recommended restricted use of these products, assessments of their difficulty to compound, and additional education, state and federal regulatory oversight, and research.

More specifically, NASEM Committee made six recommendations to the FDA: (1) Restrict the use of compounded bioidentical hormone preparations; (2) Review select bioidentical hormone therapies and dosage forms as candidates for the FDA Difficult to Compound List; (3) Improve education for prescribers and pharmacists who market, prescribe, compound, and dispense these preparations; (4) Additional federal and state-level oversight should be implemented to better address public health and clinical concerns regarding the safety and effectiveness of these preparations; (5) Collect and disclose conflicts of interest; and (6) Strengthen and expand the evidence base on the safety, effectiveness, and use of these preparations. NASEM’s report is purely advisory and non-binding on the FDA. Biote cannot predict whether or not the FDA will accept the recommendations made in the NASEM report in whole, in part, or whether the FDA will reject NASEM’s recommendations. If the FDA were to take regulatory action to implement any of NASEM’s recommendations, in whole or in part, this may have a substantial effect on the ability of the outsourcing facilities to compound the hormone pellets utilized by Biote-certified practitioners as part of the Biote Method, and, in turn, have a substantially negative impact on Biote’s revenue and business operations.

Failure to comply with the FDCA and analogous state laws and regulations can result in administrative, civil, criminal penalties.

The FDA, acting under the scope of the FDCA and its implementing regulations, has broad authority to regulate the manufacture, distribution, and labeling of many products, including medical devices, cosmetics, drugs, and food, including dietary supplements (FDA-regulated products). The FDCA prohibits, among other things, the introduction or delivery for introduction into interstate commerce of any FDA-regulated product that is adulterated or misbranded, as well as the adulteration or misbranding of any FDA-regulated product while the product is in interstate commerce. However, the FDCA does not regulate the practice of medicine. Drugs that are compounded pursuant to a practitioner’s orders are considered to be the result of a compounding pharmacy or practitioner combining, mixing, or altering ingredients to create a medication tailored for the needs of a particular patient, and are not regulated as new drugs under the FDCA. We have developed relationships with 503B outsourcing facilities who compound bioidentical pellets to support Biote-certified practitioners who prescribe such products. If any of these compounded bioidentical hormone pellets are determined to be unapproved new drugs or are determined to be adulterated or misbranded under the FDCA, we could be subject to enforcement action by the FDA. If any of our operations are found to have violated the FDCA or any other federal, state, or local statute or regulation that may apply to us and our business, we could face significant penalties including the seizure of product, civil, criminal, and administrative penalties, damages, fines, disgorgement, imprisonment, contractual damages, reputational harm, and diminished profits and future earnings. Defending against any such actions can be costly, time-consuming and may require significant financial and personnel resources. Therefore, even if we are successful in defending against any such actions that may be brought against us, our business may be significantly impaired. Additionally, the FDA or analogous state agencies could determine that we or the outsourcing facilities with whom we have relationships are not in compliance with the FDCA or analogous or related state laws applicable to outsourcing facilities, which could significantly impact our business. Further, the FDA could recommend a voluntary recall, or issue a public health notification or safety notification about one or more of the products we recommend in training, which could materially harm our business, financial condition, and results of operations.

If we fail to comply with FDA or state regulations governing our Biote-branded dietary supplements, our business could suffer.

We also market Biote-branded dietary supplements that are regulated by the FDA or state regulatory authorities. We may need to develop and maintain a robust compliance and quality program to ensure that the products that we market comply with all applicable laws and regulation, including the FDCA. If we are found to have manufactured, distributed, sold, or labeled any products in violation of the FDCA, we may face significant penalties which may result in a material adverse effect on our business, financial condition, and results of operations. For example, in May 2017, we received a warning letter from the FDA concerning both cGMP violations observed during a 2016 FDA inspection of our facility, and unapproved new drug claims that were made for certain of our dietary supplement products (the “Warning Letter”). Although our response to the Warning Letter resulted in a closeout by the FDA in May 2018, we cannot assure you that we will not receive warning letters or other regulatory action by the FDA on the same or similar violations in the future.

If we fail to comply with FDA regulations governing our medical device products, our business could suffer.

We also offer for sale to practitioners two convenience kits for use with hormone optimization therapies, one for male patients and one for female patients. These kits largely contain commercially available products, including only disposable supplies (e.g., gloves, antiseptic, gauze, disposable trocar, etc.) assembled in a sterile package. The products contained in the kits are sourced, assembled, and supplied by Medline Industries, LP, with the components, including the Class 1 disposable trocars, being manufactured by various other component suppliers. Trocars and convenience kits are medical devices that are regulated by the FDA. Because we previously manufactured and sold reusable and disposable trocars, we registered with the FDA as a repackager, relabeler and specification developer, and we currently list the trocars we previously manufactured and the convenience kits we currently sell in compliance with FDA registration and listing requirements. We may need to develop and maintain a robust compliance and quality program to ensure that the convenience kits we sell comply with all applicable laws and regulation, including the FDCA and other regulatory requirements thereunder including for example cGMPs and Medical Device Reporting (MDR) where applicable. If the FDA determines that the convenience kits we sell require 510(k) clearance, or are otherwise considered unapproved medical devices, we may be in violation of the FDCA.

Additionally, we offer our proprietary clinical decision support software (“CDS”) to practitioners to provide information from published literature and clinical guidelines to assist practitioners in providing precise, patient-specific treatment options at various intervals through a patient’s therapy. If the FDA determines that our CDS is a medical device under the FDCA, the FDA may determine that our algorithm requires premarket approval or clearance, and may determine that unless and until we obtain such premarket approval or clearance that we are distributing an unapproved medical device in violation of the FDCA. If we are found to have manufactured, distributed, sold, or labeled any medical devices in violation of the FDCA, we may face significant penalties which may result in a material adverse effect on our business, financial condition, and results of operations.

If we fail to comply with healthcare and other governmental regulations, we could face substantial penalties and our business, financial condition and results of operations could be adversely affected.

Our relationships with Biote-certified practitioners, Biote partnered clinics, outsourcing facilities, and suppliers may subject us to a variety of healthcare laws including, among others, laws that prohibit fraud and abuse, including the federal Anti-Kickback Statute, the False Claims Act, the healthcare fraud provisions of the Health Insurance Portability and Accountability Act (“HIPAA”), and state anti-kickback statutes that prohibit any person from offering, soliciting, receiving, or providing remuneration in exchange for the referral of patients or the purchase, order, or recommendation of any good or service and fee splitting laws, which prohibit a practitioner from dividing compensation for their professional services with a person who did not render the service. Violations of these laws are punishable by substantial penalties and other remedies, including monetary fines, civil penalties, administrative remedies, criminal sanctions (in the case of the federal Anti-Kickback Statute and certain state anti-kickback laws) and forfeiture of amounts collected in violation of such laws.

Additionally, most states do not allow business corporations to employ practitioners to provide professional services. This prohibition against the “corporate practice of medicine” is aimed at preventing corporations such as us from exercising control over the medical judgments or decisions of practitioners. While some states have broad exceptions to the corporate practice of medicine, the state licensure statutes and regulations and agency and court decisions that enumerate the specific corporate practice rules vary considerably from state to state and are enforced by both the courts and regulatory authorities, each with broad discretion. If regulatory authorities or other parties in any jurisdiction successfully assert that we are engaged in the unauthorized corporate practice of medicine, we could be required to restructure our contractual and other arrangements. Further, violation of these laws may result in sanctions imposed against us, Biote-certified practitioners and/or Biote partnered clinics through licensure proceedings. Similarly, our compensation arrangement with Biote-certified practitioners and/or Biote partnered clinics may implicate state fee-splitting prohibitions, which prohibit providers from sharing a portion of their professional fees collected with third parties. Additionally, our relationships with healthcare providers may subject us to HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act, which impose certain requirements relating to the privacy, security and transmission of protected health information on certain healthcare providers, health plans and healthcare clearinghouses, and their business associates and their subcontractors that access or otherwise process individually identifiable health information for or on behalf of a covered entity as well as their covered subcontractors. We could also be subject to analogous state healthcare data privacy laws, which may not always be preempted by HIPAA. We are subject to laws relating to the collection, use, retention, security, and transfer of personally identifiable information about its users around the world. Much of the personal information that we collect is regulated by multiple laws.

Because of the breadth of these laws and the complexity of statutory and regulatory exemptions, it is possible that some of our activities could be subject to challenge under one or more of such laws. Any action brought against us for violations of these laws or regulations, even if successfully defended, could cause us to incur significant legal expenses and divert our management’s attention from the operation of our business.

In a regulatory climate that is uncertain, our operations may be subject to direct and indirect adoption, expansion or reinterpretation of various healthcare laws and regulations. Compliance with these and/or future healthcare laws and regulations may require us to change our practices at an undeterminable and possibly significant initial monetary and annual expense. These additional monetary expenditures may increase future overhead, which could have a material adverse effect on our results of operations. Additionally, the introduction of new training, and Biote-branded dietary supplements may require us to comply with additional laws and regulations. Compliance may require obtaining appropriate licenses or certificates, increasing our security measures, and expending additional resources to monitor developments in applicable rules and ensure compliance. The failure to adequately comply with these and/or future healthcare laws and regulations may delay or possibly prevent any new training and products from being offered to Biote-certified practitioners, Biote partnered clinics and their patients, which could have a material adverse effect on our business, financial condition, and results of operations.

Our success depends on our relationships with Biote-certified practitioners and Biote partnered clinics, and, therefore, our operations are subject to federal and state healthcare fraud and abuse, referral and reimbursement laws and regulations. If our operations are found to be in violation of any of the federal and state healthcare laws or any other current or future fraud and abuse or other healthcare laws and regulations that apply to us, including applicable healthcare fraud statutes, we may be subject to penalties. Penalties under these laws may be severe, and include without limitation treble damages, significant criminal, civil and administrative penalties, attorneys’ fees and fines, injunctions, as well as contractual damages and reputational harm. We could also be required to modify, curtail or cease our operations. Any of the foregoing consequences could seriously harm our business and our financial results and enforcement of the foregoing laws could have a material adverse effect on our business. Also, these measures may be interpreted or applied by a prosecutorial, regulatory or judicial authority in a manner that could require us to make changes in our operations or incur substantial defense and settlement expenses.

Our relationships with Biote-certified practitioners and Biote partnered clinics in connection with our current and future business activities may be subject to healthcare fraud and abuse laws and health information privacy and security laws, which could expose us to significant criminal sanctions, civil penalties, contractual damages, reputational harm, administrative burdens and diminished profits and future earnings.

Our current and future arrangements with Biote-certified practitioners and Biote partnered clinics may expose us to broadly applicable federal and state fraud and abuse and other federal and state healthcare laws and regulations that may constrain Biote’s business or financial arrangements and relationships.

Restrictions under applicable federal and state healthcare laws and regulations may include the following:

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State healthcare fraud and abuse laws that prohibit any person from offering, paying, soliciting or receiving any remuneration, directly or indirectly, in cash or in kind, for the referral of patients or other items or services to or with licensed healthcare providers, subject to limited exceptions. Some state fraud and abuse laws apply to items or services reimbursed by any third-party payor, including commercial insurers, some apply only to state healthcare program payors, while other state laws apply regardless of payor, including funds paid out of pocket by a patient.

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State corporate practice of “medicine” prohibitions that restrict unlicensed persons from engaging licensed professionals to render professional services to the public or from interfering with or influencing a licensed practitioner’s professional judgment. Certain activities other than those directly related to the delivery of healthcare services to patients may be considered an element of the practice of medicine in many states.

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State fee-splitting prohibitions, which prohibit licensed healthcare professionals from sharing a portion of their professional fees collected from their professional services with unlicensed third parties.

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HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act (HITECH) and their implementing regulations, also imposes obligations, including mandatory contractual terms, on covered entities, which are health plans, healthcare clearinghouses, and certain healthcare providers, as those terms are defined by HIPAA, and their respective business associates and their subcontractors, with respect to safeguarding the privacy, security and transmission of individually identifiable health information.

Although Biote does not bill or receive any reimbursement from any third party payor, to the extent that any Biote-certified practitioners and Biote partnered clinic with whom we partner accepts health insurance for their services, we could be subject to additional laws, including without limitation the federal Anti-Kickback Statute, False Claims Act and the healthcare fraud provisions of HIPAA.

Efforts to ensure that our current and future business arrangements with third parties will comply with applicable healthcare and data privacy laws and regulations will involve substantial ongoing costs, and may require us to undertake or implement additional policies or measures. The scope of the foregoing state laws and the interpretations of them vary by jurisdiction and are enforced by local courts and regulatory authorities, each with broad discretion. We may face claims and proceedings by private parties, and claims, investigations and other proceedings by governmental authorities, relating to allegations that our business practices do not comply with current or future statutes, regulations or case law involving applicable fraud and abuse or other healthcare laws and regulations, and it is possible that courts or governmental authorities may conclude that our arrangements with the Biote-certified practitioners, Biote partnered clinics or our sales force are not consistent with such laws, or that we may find it necessary or appropriate to settle any such claims or other proceedings. In connection with any such claims, proceedings, or settlements, we may be subject to significant penalties, including civil, criminal and administrative penalties, damages, fines, disgorgement, imprisonment, exclusion from participation in government funded healthcare programs, such as Medicare and Medicaid, integrity oversight and reporting obligations, contractual damages, reputational harm, diminished profits and future earnings and the curtailment or restructuring of our operations. Defending against any such actions can be costly, time-consuming and may require significant financial and personnel resources. Therefore, even if we are successful in defending against any such actions that may be brought against us, our business may be impaired. Further, if any Biote-certified practitioners or Biote partnered clinics with whom we expect to do business are found to be not in compliance with applicable laws, they may be subject to criminal, civil or administrative sanctions.

If our information technology systems or data is or were compromised, we could experience adverse consequences resulting from such compromise, including, but not limited to, interruptions to our operations, claims that we breached our data protection obligations, decreased use of the Biote Method, loss of Biote partnered clinics or Biote-certified practitioners or sales, and harm to our reputation.

Operating our business (including the Biote Method) involves the collection, storage, transmission, disclosure and other processing of proprietary, confidential and sensitive information, as well as the personal information of clinics. We may rely upon third-party service providers, such as identity verification and payment processing providers, for our information processing-related activities. We may share or receive sensitive information with or from third parties. In an effort to protect sensitive information, we have implemented security measures designed to protect against security incidents and protect sensitive information. However, advances in information technology capabilities, increasingly sophisticated tools and methods used by hackers, cyber terrorists and other threat actors, new or other developments may result in our failure or inability to adequately protect sensitive information. We may expend significant resources or modify our business activities in an effort to protect our information and against security incidents. Certain information privacy and security obligations may require us to implement and maintain specific security measures, industry-standard or reasonable security measures to protect our information technology systems and information.

We are subject to a variety of evolving threats including, but not limited to, hacking, malware, computer viruses, unauthorized access, phishing or social engineering attacks, ransomware attacks, credential stuffing attacks, denial-of-service attacks, supply-chain attacks, software bugs, information technology malfunction, software or hardware failures, loss of data, theft of data, misuse of data, telecommunications failures, earthquakes, fire, flood, exploitation of software vulnerabilities, and other real or perceived threats. Any of these incidents could lead to interruptions or shutdowns of our IT systems, loss or corruption of data or unauthorized access to, or disclosure of personal data or other sensitive information. Ransomware attacks, including those from organized criminal threat actors, nation-states and nation-state supported actors, are becoming increasingly prevalent and severe and can lead to significant interruptions, delays, or outages in our operations, loss of data, loss of income, significant extra expenses to restore data or systems, reputational loss and the diversion of funds. To alleviate the financial, operational and reputational impact of a ransomware attack it may be preferable to make extortion payments, but we may be unwilling or unable to do so. Cyberattacks could also result in the theft of our intellectual property, damage to our IT systems or disruption of our ability to make financial reports, and other public disclosures required of public companies. We have been subject to attempted cyber, phishing, or social engineering attacks in the past and may continue to be subject to such attacks and other cybersecurity incidents in the future. If we gain greater visibility, we may face a higher risk of being targeted by cyberattacks. Advances in information technology capabilities, new technological discoveries, or other developments are likely to result in cyberattacks becoming more sophisticated and more difficult to detect. We and third-parties upon whom we rely for our information technology systems and information, may not have the resources or technical sophistication to anticipate or prevent all threats. Moreover, techniques used to obtain unauthorized access to systems change frequently and may not be known until launched. Security breaches can also occur as a result of non-technical issues, including intentional or inadvertent actions by our personnel and third-party service providers (including their personnel). Any of the previously identified or similar threats could cause a security incident. A security incident could result in unauthorized, unlawful or accidental acquisition, modification, destruction, loss, alteration, encryption, disclosure of or access to information.

Applicable information privacy and security obligations may require us to notify relevant stakeholders of security incidents. Such disclosures are costly, and the disclosures or the failure to comply with such requirements, could lead to adverse impacts. If we (or a third party upon whom we rely) experience a security incident or are perceived to have experienced a security incident, we may experience adverse consequences. These consequences may include: government enforcement actions (for example, investigations, fines, penalties, audits, and inspections); additional reporting requirements and/or oversight; restrictions on processing data (including personal data); litigation (including class claims); indemnification obligations; negative publicity; reputational harm; monetary fund diversions; interruptions in our operations (including availability of data); financial loss; and other similar harms. Security incidents and attendant consequences may cause Biote partnered clinics or Biote-certified practitioners to stop using the Biote Method and Biote-branded dietary supplements and may deter new clinics and practitioners from using the Biote Method and Biote-branded dietary supplements and negatively impact our ability to grow and operate our business.

While we maintain cyber errors and omissions insurance coverage that covers certain aspects of cyber risks, these losses may not be adequately covered by insurance or other contractual rights available to us. The successful assertion of one or more large claims against us that exceed or are not covered by our insurance coverage or changes in our insurance policies, including premium increases or the imposition of large deductible or co-insurance requirements, could have an adverse effect on our business, financial condition, and results of operations.

Furthermore, we may be required to disclose personal data pursuant to demands from individuals, privacy advocates, regulators, government agencies, and law enforcement agencies in various jurisdictions with conflicting privacy and security laws. Any disclosure or refusal to disclose personal data may result in a breach of privacy and data protection policies, notices, laws, rules, court orders, and regulations and could result in proceedings or actions against us in the same or other jurisdictions, damage to our reputation and brand, and inability to provide our trainings and Biote-branded dietary supplements to clinics and practitioners in certain jurisdictions. Additionally, changes in the laws and regulations that govern our collection, use, and disclosure of certain data could impose additional requirements with respect to the retention and security of customer data, could limit our marketing activities, and have an adverse effect on our business, reputation, brand, financial condition, and results of operations.

Risks Related to the Business Combination

Unless otherwise indicated or the context otherwise requires, references in this section to “we”, “us” and “our” generally refer to Biote in the present tense or the Combined Company from and after the business combination.

The Board did not obtain a fairness opinion with respect to Biote and, therefore, you may be relying solely on the judgment of the Board in approving the business combination.

In analyzing the business combination, Haymaker conducted significant due diligence on Biote. The Board believes, because of the financial skills and background of its directors and the financial information supporting the business combination provided by the Company’s directors and officers, it was qualified to conclude that the business combination was fair to, and in the best interest of, the Company and the Company’s stockholders. However, the Board did not obtain a fairness opinion to assist it in its determination. There can be no assurance that the consideration paid in connection with the business combination reflects the fair market value of the assets being purchased in this transaction.

There are risks to stockholders who are not affiliates of the Sponsor of becoming stockholders of the Combined Company through the business combination rather than through an underwritten public offering, including no independent due diligence review by an underwriter and conflicts of interest of the Sponsor.

There are risks associated with Biote becoming publicly traded through the business combination with the Company (a special purpose acquisition company) instead of through an underwritten offering, including that investors will not receive the benefit of any independent review by an underwriter of Biote’s business, finances and operations, including its projections.

Underwritten public offerings of securities are typically subject to a due diligence review of the issuer by the underwriters to satisfy duties under the Securities Act, the rules of the Financial Industry Regulatory Authority, Inc. and the rules of the national securities exchange on which such securities will be listed. Additionally, underwriters conducting such public offerings are subject to liability for any material misstatements or omissions in a registration statement filed in connection with the public offering and undertake a due diligence review process in order to establish a due diligence defense against liability for claims under the federal securities laws. Stockholders must rely on the information in this proxy statement and will not have the benefit of an independent review and investigation of the type typically performed by underwriters in a public securities offering. Haymaker cannot assure you that due diligence conducted in connection with the business combination has identified all material issues that may be present in Biote’s business prior to the completion of the business combination during the course of due diligence, that it would be possible to uncover all material issues through a customary due diligence process (whether undertaken by an underwriter or by the Company), or that factors outside of Biote’s and Haymaker’s control will not later arise.

In addition, the Sponsor and Haymaker’s directors and officers have interests in the business combination that may be different from, or in addition to, the interests of its stockholders generally. Such interests may have influenced Haymaker’s directors in making their recommendation that you vote in favor of the Business Combination Proposal and the other proposals described in this proxy statement. See “Information About the Company — Conflicts of Interest”

Concentration of ownership among the Combined Company’s directors, executive officers and principal stockholders may prevent new investors from influencing significant corporate decisions.

Following the consummation of the business combination, including the Earnout Securities and assuming Biote Transaction Expenses equal $11,521,000, the Combined Company’s directors and executive officers and their affiliates, in the aggregate, will beneficially own approximately 10.0% of our outstanding stock, assuming no redemptions by holders of Haymaker’s public shares, or approximately 10.9% of our outstanding stock, assuming maximum redemptions by holders of Haymaker’s public shares (as described elsewhere in this proxy statement). In addition, following the business combination, including the Earnout Securities and assuming Biote Transaction Expenses equal $11,521,000, Dr. Gary Donovitz and the Donovitz Family Irrevocable Trust, will beneficially own approximately 4.9% and 29.9% of our outstanding stock, respectively, assuming no redemptions by holders of Haymaker’s public shares, or approximately 30.9% and 35.8% of our outstanding stock, respectively, assuming maximum redemptions by holders of Haymaker’s public shares (as described elsewhere in this proxy statement).

Subject to any fiduciary duties owed to our other stockholders under Delaware law, these stockholders may be able to exercise significant influence over matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions, and will have some control over our management and policies. Some of these persons or entities may have interests that are different from yours. For example, these stockholders may support proposals and actions with which you may disagree or which are not in your best interests. The concentration of ownership could delay or prevent a change in control of us, or otherwise discourage a potential acquirer from attempting to obtain control of us, which in turn could reduce the price of our stock.

In addition, these stockholders could use their voting influence to maintain our existing management and directors in office or support or reject other management and board of directors proposals that are subject to stockholder approval, such as amendments to our employee stock plans and approvals of significant financing transactions.

Following the consummation of the business combination, the Combined Company will incur significant increased expenses and administrative burdens as a public company, which could negatively impact its business, financial condition and results of operations.

Following the consummation of the business combination, the Combined Company will face increased legal, accounting, administrative and other costs and expenses as a public company that Biote does not incur as a private company and the Combined Company’s significantly increased expenses and administrative burdens as a public company could have an adverse effect on its business, financial condition and results of operation. The Sarbanes-Oxley Act, including the requirements of Section 404, as well as rules and regulations subsequently implemented by the SEC, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and the rules and regulations promulgated and to be promulgated thereunder, and the securities exchanges, impose additional reporting and other obligations on public companies. Compliance with public company requirements will increase costs and make certain activities more time-consuming. A number of those requirements will require the Combined Company to carry out activities Biote has not done previously. For example, the Combined Company will adopt new charters for its board committees and adopt new internal controls and disclosure controls and procedures. In addition, expenses associated with SEC reporting requirements will be incurred. Furthermore, if any issues in complying with those requirements are identified (for example, if the auditors identify a material weakness or significant deficiency in the internal control over financial reporting), the Combined Company could incur additional costs rectifying those issues, and the existence of those issues could adversely affect the Combined Company’s reputation or investor perceptions of it. It may also be more expensive to obtain director and officer liability insurance. Risks associated with the Combined Company’s status as a public company may make it more difficult to attract and retain qualified persons to serve on the Combined Company’s board of directors or as executive officers. The additional reporting and other obligations imposed by these rules and regulations will increase legal and financial compliance costs and the costs of related legal, accounting and administrative activities. These increased costs will require the Combined Company to divert a significant amount of money that could otherwise be used to expand the business and achieve strategic objectives. Advocacy efforts by stockholders and third parties may also prompt additional changes in governance and reporting requirements, which could further increase costs.

Our internal controls over financial reporting currently do not meet all of the standards contemplated by Section 404 of the Sarbanes-Oxley Act, and failure to achieve and maintain an effective system of disclosure controls and internal control over financial reporting could impair our ability to produce timely and accurate financial statements or comply with applicable regulations.

Biote is currently not subject to Section 404 of the Sarbanes-Oxley Act. However, following the completion of the business combination, the Combined Company will eventually be required to provide management’s attestation on internal controls over financial reporting. The standards required for a public company under Section 404(a) of the Sarbanes-Oxley Act are significantly more stringent than those required of Biote as a privately held company.

A material weakness is a deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the annual or interim financial statements will not be prevented or detected on a timely basis. In the course of preparing our financial statements for the fiscal years ended December 31, 2020 and 2019, our management identified a material weaknesses in the aggregate in our internal control over financial reporting. Specifically, we determined that we did not have appropriate accounting competence and capabilities to properly record in our financial statements certain complex and non-routine accounting issues, particularly related to revenue recognition, financial instruments, and equity. This resulted in incorrect accounting entries that were identified and corrected through the audit of our fiscal years ended December 31, 2020 and 2019. This material weakness has not been remediated as of December 31, 2021.

In order to remediate this material weakness in the aggregate, we plan to continue to hire personnel with public company experience and provide additional training for our personnel on internal controls as our company continues to grow, and engage external consultants to assist in the development and improvement of methodologies, policies and procedures designed to ensure adequate internal control over financial reporting, including the technical application of GAAP and evaluating segregation of duties. Although we believe these measures will remediate this material weakness, there can be no assurance that the material weakness will be remediated on a timely basis or at all, or that additional material weaknesses will not be identified in the future.

Our current controls and any new controls that we develop may also become inadequate because of changes in conditions in our business. Further, weaknesses in our disclosure controls and internal control over financial reporting may be discovered in the future. Any failure to develop or maintain effective controls or any difficulties encountered in their implementation or improvement could harm our results of operations or cause us to fail to meet our reporting obligations and may result in a restatement of our financial statements for prior periods. Any failure to implement and maintain effective internal control over financial reporting also could adversely affect the results of periodic management evaluations and annual independent registered public accounting firm attestation reports regarding the effectiveness of our internal control over financial reporting that we will eventually be required to include in our periodic reports that will be filed with the SEC. Ineffective disclosure controls and procedures and internal control over financial reporting could also cause investors to lose confidence in our reported financial and other information.

As a result, the market price of our Class A common stock could be negatively affected, and we could become subject to investigations by the stock exchange on which our securities are listed, the SEC or other regulatory authorities, which could require additional financial and management resources. In addition, if we are unable to continue to meet these requirements, we may not be able to remain listed on Nasdaq.

Our independent registered public accounting firm is not required to formally attest to the effectiveness of our internal control over financial reporting until after we are no longer an “emerging growth company” as defined in the JOBS Act. At such time, our independent registered public accounting firm may issue a report that is adverse in the event it is not satisfied with the level at which our internal control over financial reporting is then documented, designed or operating. Any failure to maintain effective disclosure controls and internal control over financial reporting could have an adverse effect on our business and results of operations and could cause a decline in the price of our Class A common stock.

Resales of shares of common stock could depress the market price of our common stock.

There may be a large number of shares of common stock sold in the market following the completion of the business combination or shortly thereafter. The shares held by Haymaker’s public stockholders will be freely tradeable, and the shares held by the Sponsor and the Members, following their exercise of Exchange Rights, will be freely tradeable on the six-month anniversary of the Closing, subject to applicable securities laws.

Assuming no redemptions, there will be approximately 79,522,650 shares of common stock outstanding after the business combination, including 10,000,000 Earnout Voting Shares to be issued to the Members in connection with the Closing that correspond to the number of Member Earnout Units and 1,587,500 Sponsor Earnout Shares to be retained by the Sponsor in connection with the Closing, in each case which will be subject to certain restrictions and potential forfeiture pending the achievement (if any) of certain earnout targets pursuant to the terms of the Business Combination Agreement. We also intend to register all shares of common stock that we may issue under the Incentive Plan or ESPP. Once we register these shares, they can be freely sold in the public market upon issuance, subject to volume limitations applicable to affiliates.

These sales of shares of common stock or the perception of these sales may depress the market price of our common stock.

Haymaker and Biote will be subject to business uncertainties and contractual restrictions while the business combination is pending.

Uncertainty about the effect of the business combination on employees and third parties may have an adverse effect on Haymaker and Biote. These uncertainties may impair our or Biote’s ability to retain and motivate key personnel and could cause third parties that deal with any of us or them to defer entering into contracts or making other decisions or seek to change existing business relationships. If key employees depart because of uncertainty about their future roles and the potential complexities of the business combination, our or Biote’s business could be harmed.

If the business combination’s benefits do not meet the expectations of investors, stockholders or financial analysts, the market price of our securities may decline.

If the benefits of the business combination do not meet the expectations of investors or securities analysts, the market price of Haymaker’s securities prior to the Closing may decline. The market values of our securities at the time of the business combination may vary significantly from their prices on the date the Business Combination Agreement was executed, the date of this proxy statement, or the date on which our stockholders vote on the business combination.

In addition, following the business combination, fluctuations in the price of our securities could contribute to the loss of all or part of your investment. Immediately prior to the business combination, there has not been a public market for Biote’s stock and trading in the shares of our Class A common stock has not been active. Accordingly, the valuation ascribed to Biote and our Class A common stock in the business combination may not be indicative of the price that will prevail in the trading market following the business combination. If an active market for our securities develops and continues, the trading price of our securities following the business combination could be volatile and subject to wide fluctuations in response to various factors, some of which are beyond our control. Any of the factors listed below could adversely affect your investment in our securities, and our securities may trade at prices significantly below the price you paid for them. In these circumstances, the trading price of our securities may not recover and may experience a further decline.

Factors affecting the trading price of the Combined Company’s securities following the business combination may include:

•	actual or anticipated fluctuations in our quarterly financial results or the quarterly financial results of companies perceived to be similar to us;

•	changes in the market’s expectations about our operating results;

•	the public’s reaction to our press releases, our other public announcements and our filings with the SEC;

•	speculation in the press or investment community;

•	success of competitors;

•	our operating results failing to meet the expectation of securities analysts or investors in a particular period;

•	changes in financial estimates and recommendations by securities analysts concerning the Combined Company or the market in general;

•	operating and stock price performance of other companies that investors deem comparable to the Combined Company;

•	our ability to market new and enhanced products on a timely basis;

•	changes in laws and regulations affecting our business;

•	commencement of, or involvement in, litigation involving the Combined Company;

•	changes in the Combined Company’s capital structure, such as future issuances of securities or the incurrence of additional debt;

•	the volume of shares of our common stock available for public sale;

•	any major change of officers or directors;

•	sales of substantial amounts of common stock by our directors, officers or significant stockholders or the perception that such sales could occur; and

•	general economic and political conditions such as recessions, interest rates, fuel prices, international currency fluctuations and acts of war or terrorism.

Broad market and industry factors may materially harm the market price of our securities irrespective of our operating performance. The stock market in general and Nasdaq have experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the particular companies affected. The trading prices and valuations of these stocks, and of our securities, may not be predictable. A loss of investor confidence in the market for the stocks of other companies that investors perceive to be similar to the Combined Company could depress our stock price regardless of our business, prospects, financial condition or results of operations. A decline in the market price of our securities also could adversely affect our ability to issue additional securities and our ability to obtain additional financing in the future.

In the past, securities class action litigation has often been initiated against companies following periods of volatility in their stock price. This type of litigation could result in substantial costs and divert our management’s attention and resources, and could also require us to make substantial payments to satisfy judgments or to settle litigation.

We will be an “emerging growth company” and a “smaller reporting company” following the business combination, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies and/or smaller reporting companies, this could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies.

Following the business combination, we will be an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor internal controls attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. As a result, our stockholders may not have access to certain information they may deem important. We could be an emerging growth company for up to five years following the IPO, although circumstances could cause us to lose that status earlier, including if the market value of our Class A common stock held by non-affiliates exceeds $700 million as of any June 30 before that time, in which case we would no longer be an emerging growth company as of the following December 31. We cannot predict whether investors will find our securities less attractive because we may rely on these exemptions. If some investors find our securities less attractive as a result of our reliance on these exemptions, the trading prices of our securities may be lower than they otherwise would be, there may be a less active trading market for our securities and the trading prices of our securities may be more volatile.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. We have elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Additionally, following the business combination, we will be a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our common stock held by non-affiliates exceeds $250 million as of the prior June 30th, or (2) our annual revenues exceeded $100 million during such completed fiscal year and the market value of our common stock held by non-affiliates exceeds $700 million as of the prior June 30th. To the extent we take advantage of such reduced disclosure obligations, it may also make comparison of our financial statements with other public companies difficult or impossible.

There can be no assurance that the Combined Company’s securities that will be issued in connection with the business combination will be approved for listing on the chosen stock exchange following the Closing, or that the Combined Company will be able to comply with the continued listing standards of such stock exchange.

The Company’s Class A common stock, units and public warrants are currently listed on Nasdaq. Haymaker’s continued eligibility for listing may depend on, among other things, the number of its shares that are redeemed. If, after the business combination, the chosen stock exchange does not approve the Combined Company’s Class A common stock for listing on such stock exchange following the Closing, or if the Combined Company’s securities are delisted from trading on such exchange for failure to meet the listing standards, the Combined Company and its stockholders could face significant adverse consequences including:

•	a limited availability of market quotations for the Combined Company’s securities;

•	reduced liquidity for the Combined Company’s securities;

•

a determination that the Combined Company’s Class A common stock is a “penny stock,” which will require brokers trading in our Class A common stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

•	a limited amount of news and analyst coverage; and

•	decreased ability to issue additional securities or obtain additional financing in the future.

Future resales of Class A common stock may cause the market price of our securities to drop significantly, even if our business is doing well.

Pursuant to the lock-up restrictions agreed to in connection with the Investors Rights Agreement, beginning on the six-month anniversary of the Closing (or, with respect to the Earnout Units, on such later date the Earnout Units are earned in accordance with the Business Combination Agreement) each Retained Biote Unit and corresponding share of Class V voting stock held by the Members may be redeemed, upon the exercise of such Members’ Exchange Rights, in exchange for either one share of Class A common stock or, at the election of the Company in its capacity as the sole manager of Biote, the cash equivalent of the market value of one share of Class A common stock, pursuant to the terms and conditions of the Biote A&R OA. Assuming the full exercise of the Exchange Rights by all of the Members (including with respect to the Earnout Units) and no redemptions of the Company’s public shares, the Members will own approximately 50.1% of our Class A common stock. Except with respect to the restrictions described above, the Members will not be restricted from selling the shares of Class A common stock held by them following their exercise of Exchange Rights, other than by applicable securities laws.

Further, pursuant to the Investor Rights Agreement, the Sponsor will agree not to, subject to certain exceptions, transfer, sell, assign or otherwise dispose of its (a) shares of Class A common stock (other than the Sponsor Earnout Shares) for six months following the Closing, (b) Sponsor Earnout Shares until the date such securities have been earned in accordance with the Business Combination Agreement and (c) warrants issued to the Sponsor pursuant to that certain Private Placement Warrants Purchase Agreement, dated March 1, 2021, by and between the Company and the Sponsor, and the underlying shares of Class A common stock, for 30 days following the Closing Date.

As such, sales of a substantial number of shares of Class A common stock in the public market could occur at any time after the lock-up period described above. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could cause the market price of our Class A common stock to decline or increase the volatility in the market price of our Class A common stock.

Biote and Haymaker will be subject to business uncertainties and contractual restrictions while the business combination is pending.

Uncertainty about the effect of the business combination on employees and third parties may have an adverse effect on Biote and Haymaker. These uncertainties may impair Biote’s or Haymaker’s ability to retain and motivate key personnel and could cause third parties that deal with Biote or Haymaker to defer entering into contracts or making other decisions or seek to change existing business relationships. If key employees depart because of uncertainty about their future roles and the potential complexities of the business combination, Biote’s or Haymaker’s business could be harmed. The ability to successfully effect the business combination and the Combined Company’s ability to successfully operate the business thereafter will be largely dependent upon the efforts of certain key personnel of Biote, all of whom we expect to stay with the Combined Company following the business combination. The loss of such key personnel could negatively impact the operations and financial results of the Combined Company.

One or more of the conditions to the business combination may be waived.

The consummation of the business combination is subject to a number of conditions and if those conditions are not satisfied or waived, the definitive agreement for the business combination may be terminated in accordance with its terms and the business combination may not be completed. Haymaker and Biote each may agree to waive, in whole or in part, one or more of the conditions to its obligations to complete the business combination, to the extent permitted by its current governing documents and applicable laws. Haymaker may not waive the condition that its stockholders approve the business combination. Please see the section entitled “Proposal No. 1 — The Business Combination Proposal — The Business Combination Agreement — Conditions to the Closing of the Business Combination” for additional information.

Haymaker and Biote have incurred and expect to incur significant transaction and transition costs in connection with the business combination.

Haymaker and Biote have incurred and expect to incur significant costs in connection with consummating the business combination and operating as a public company following the consummation of the business combination. Haymaker and Biote may incur additional costs to retain key employees. All expenses incurred in connection with the Business Combination Agreement and the transactions contemplated thereby (including the business combination), including all legal, accounting, consulting, investment banking and other fees, expenses and costs, will be paid by the Combined Company. The aggregate amount of Biote Transaction Expenses will reduce the Retained Company Equity Value (as defined in the Business Combination Agreement) which, in turn, will reduce the Members’ Retained Biote Units and Class V voting stock pursuant to the Business Combination Agreement.

The aggregate transaction expenses incurred in connection with the business combination and to be paid by the Combined Company are currently estimated to be approximately $50.8 million.

If, following the business combination, securities or industry analysts do not publish or cease publishing research or reports about the Combined Company, its business, or its market, or if they change their recommendations regarding the Combined Company’s securities adversely, the price and trading volume of the Combined Company’s securities could decline.

The trading market for the Combined Company’s Class A common stock will be influenced by the research and reports that industry or financial analysts publish about the Combined Company or the Combined Company’s business. Securities and industry analysts do not currently, and may never, publish research on the Combined Company. If no or few analysts commence coverage of the Combined Company, the trading price of the Combined Company’s stock would likely decrease. Even if the Combined Company does obtain analyst coverage, if one or more of the analysts covering the Combined Company’s business downgrade their evaluations of the Combined Company’s stock, the price of the Combined Company’s stock could decline. Further, if one or more analysts publish research reports that are interpreted negatively by the investment community, or have a negative tone regarding our business, financial condition or operating performance, industry or end-markets, our stock price could decline. If one or more of these analysts cease to cover the Combined Company’s stock, the Combined Company could lose visibility in the market for its stock, which in turn could cause the Combined Company’s stock price to decline or trading volume to decline.

If the benefits of the business combination do not meet the expectations of investors or securities analysts or for other reasons, the market price of Haymaker’s securities or, following the business combination, the Combined Company’s securities, may decline.

If the perceived benefits of the business combination do not meet the expectations of investors or securities analysts, the market price of Haymaker’s securities prior to the Closing may decline. The market values of the Combined Company’s securities at the time of the business combination may vary significantly from their prices on the date the Business Combination Agreement was executed, the date of this proxy statement, or the date on which Haymaker’s stockholders vote on the business combination.

In addition, following the business combination, fluctuations in the price of the Combined Company’s securities could contribute to the loss of all or part of your investment. Prior to the business combination, there has not been a public market for the Combined Company’s securities. Accordingly, the valuation ascribed to Biote may not be indicative of the price that will prevail in the trading market following the business combination. If an active market for the Combined Company’s Class A common stock develops and continues, the trading price of the Combined Company’s securities following the business combination may be volatile or may decline regardless of the Combined Company’s operating performance, and investors in the Combined Company may not be able to resell their shares at or above the subscription price. Any of the factors listed below could have a negative impact on your investment in the Combined Company’s securities and the Combined Company’s securities may trade at prices significantly below the price you paid for them. In such circumstances, the trading price of the Combined Company’s securities may not recover and may experience a further decline.

Factors affecting the trading price of the Combined Company’s securities may include:

•	adverse regulatory actions or decisions;

•

any delay in the Combined Company’s regulatory filings for any new products the Combined Company may develop and any adverse development or perceived adverse development with respect to the applicable regulatory authority’s review of such filings, including without limitation the FDA’s issuance of a “refusal to file” letter or a request for additional information;

•	the impacts of the ongoing COVID-19 pandemic and related restrictions;

•	unanticipated serious safety concerns related to the use of the products the Combined Company recommends as part of its training or the Combined Company’s Biote-branded dietary supplements;

•	lower than expected market acceptance of any new products the Combined Company may develop following approval for commercialization;

•	changes in financial estimates by the Combined Company or by any securities analysts who might cover its stock;

•	changes in the market valuations of similar companies;

•	stock market price and volume fluctuations of comparable companies and, in particular, those that operate in the biopharmaceutical industry;

•	publication of research reports about the Combined Company or its industry or positive or negative recommendations or withdrawal of research coverage by securities analysts;

•	announcements by the Combined Company or its competitors of significant acquisitions, strategic partnerships or divestitures;

•	announcements of investigations or regulatory scrutiny of its operations or lawsuits filed against the Combined Company;

•	investors’ general perception of the Combined Company’s business or management;

•	recruitment or departure of key personnel;

•	overall performance of the equity markets;

•

disputes or other developments relating to intellectual property rights, including patents, litigation matters and the Combined Company’s ability to obtain, maintain, defend, protect and enforce patent and other intellectual property rights for its technologies;

•	significant lawsuits, including patent or stockholder litigation;

•	proposed changes to healthcare laws in the United States or international jurisdictions, or speculation regarding such changes;

•	general political and economic conditions; and

•	other events or factors, many of which are beyond the Combined Company’s control.

In addition, the stock market in general, and medical practice-building companies in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of these companies. Broad market and industry factors may negatively affect the market price of the Combined Company’s securities, regardless of the Combined Company’s actual operating performance. In the past, stockholders have initiated class action lawsuits against companies in our space following periods of volatility in the market prices of these companies’ stock. Such litigation, if instituted against the Combined Company, could cause it to incur substantial costs and divert management’s attention and resources from its business. In addition, legal proceedings in connection with the business combination, the outcomes of which are uncertain, could delay or prevent the completion of the business combination.

Risks Related to Ownership of Our Securities

Unless the context otherwise requires, all references in this section to “we,” “us,” or “our” refer to the Combined Company.

Because there are no current plans to pay cash dividends on the Combined Company’s Class A common stock for the foreseeable future, you may not receive any return on investment unless you sell the Combined Company’s Class A common stock for a price greater than that which you paid for it.

The Combined Company may retain future earnings, if any, for future operations, expansion and debt repayment and has no current plans to pay any cash dividends for the foreseeable future. Any decision to declare and pay dividends as a public company in the future will be made at the discretion of the Combined Company’s Board and will depend on, among other things, the Combined Company’s results of operations, financial condition, cash requirements, contractual restrictions and other factors that the Combined Company’s Board may deem relevant. In addition, the Combined Company’s ability to pay dividends may be limited by covenants of any existing and future outstanding indebtedness it or its subsidiaries incur. As a result, you may not receive any return on an investment in the Combined Company’s Class A common stock unless you sell your shares of Class A common stock for a price greater than that which you paid for it.

We may require additional capital to support business growth, and if capital is not available to us or is available only by diluting existing stockholders, our business, operating results and financial condition may suffer.

We require significant capital to continue to develop and grow our business, including with respect to the design, development, marketing, distribution and sale of the Biote Method and Biote-branded dietary supplements. We may need additional capital to pursue our business objectives and respond to business opportunities, challenges or unforeseen circumstances, and we cannot be certain that additional financing will be available, which could limit our ability to grow and jeopardize our ability to continue our business operations. We fund our capital needs primarily from available working capital; however, the timing of available working capital and capital funding needs may not always coincide, and the levels of working capital may not fully cover capital funding requirements. From time to time, we may need to supplement our working capital from operations with proceeds from financing activities. To the extent that current and anticipated future sources of liquidity are insufficient to fund our future business activities and requirements, we may need to engage in equity or debt financings to secure additional funds. If we raise additional funds through further issuances of equity or convertible debt securities, our existing stockholders could suffer significant dilution, and any new equity securities we issue could have rights, preferences and privileges superior to those of holders of our Class A common stock. The amount of dilution due to equity-based compensation of our employees and other additional issuances could be substantial. Additionally, any debt financing secured by us in the future could involve restrictive covenants relating to our capital raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital and to pursue business opportunities. If we are unable to obtain adequate financing, or financing on terms satisfactory to us, when we require it, our ability to continue to pursue our business objectives and to respond to business opportunities, challenges or unforeseen circumstances could be significantly limited, and our business, operating results and financial condition could be materially and adversely affected.

Anti-takeover provisions contained in the proposed charter and proposed bylaws, as well as provisions of Delaware law, could impair a takeover attempt.

Provisions in the Combined Company’s charter documents to be entered into in connection with the business combination and under Delaware law could make an acquisition of us more difficult, may limit attempts by stockholders to replace or remove our management, may limit stockholders’ ability to obtain a favorable judicial forum for disputes with the Combined Company or its directors, officers, or employees, and may limit the market price of the Combined Company’s Class A common stock. These provisions may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.

Future sales, or the perception of future sales, by the Combined Company or its stockholders in the public market following the business combination, the issuance of rights to purchase the Combined Company’s Class A common stock, including pursuant to the Incentive Plan and the ESPP, and future exercises of registration rights could result in the additional dilution of the percentage ownership of the Combined Company’s stockholders and cause the market price for the Combined Company’s Class A common stock to decline.

The sale of shares of the Combined Company’s Class A common stock, convertible securities or other equity securities in the public market, or the perception that such sales could occur, could harm the prevailing market price of shares of the Combined Company’s Class A common stock. These sales, or the possibility that these sales may occur, also might make it more difficult for the Combined Company to sell equity securities in the future at a time and at a price that it deems appropriate. In addition, if the Combined Company sells shares of its Class A common stock, convertible securities or other equity securities, investors may be materially diluted by subsequent sales. Such sales may also result in material dilution to the Combined Company’s existing stockholders, and new investors could gain rights, preferences, and privileges senior to the holders of the

Combined Company’s Class A common stock, including the Combined Company’s Class A common stock issued in connection with the business combination.

Pursuant to the Incentive Plan, which will become effective upon Closing, the Combined Company is authorized to grant equity awards to its employees, directors and consultants. In addition, pursuant to the ESPP, which will become effective upon Closing, the Combined Company is authorized to sell shares to its employees. The Combined Company will initially reserve 15% of the shares of Class A common stock outstanding on a fully-diluted basis upon the Closing for future issuance under the Incentive Plan, plus 3,887,750 shares of Class A common stock necessary to satisfy payments to Phantom Equity Holders under the Phantom Equity Acknowledgements (such 3,887,750 shares of Class A common stock will not again become available for issuance under the Incentive Plan and will not be subject to the automatic annual increases described below). In addition, the Combined Company will initially reserve 1% of the shares of Class A common stock outstanding on a fully-diluted basis upon the Closing for future issuance under the ESPP. The Incentive Plan and ESPP provide for annual automatic increases in the number of shares reserved thereunder, beginning on January 1, 2023. As a result of such annual increases, the Combined Company’s stockholders may experience additional dilution, which could cause the price of the Combined Company’s Class A common stock to fall.

In the future, the Combined Company may also issue its securities in connection with investments or acquisitions. The amount of shares of the Combined Company’s Class A common stock issued in connection with an investment or acquisition could constitute a material portion of the Combined Company’s then-outstanding shares of Class A common stock. Any issuance of additional securities in connection with investments or acquisitions may result in additional dilution to the Combined Company’s stockholders.

We may be subject to periodic claims and litigation that could result in unexpected expenses and could ultimately be resolved against us.

From time to time, we may be involved in litigation and other proceedings, including matters related to product liability claims, stockholder class action and derivative claims, commercial disputes, copyright infringement, trademark challenges, and other intellectual property claims, as well as trade, regulatory, employment, and other claims related to our business. Any of these proceedings could result in significant settlement amounts, damages, fines, or other penalties, divert financial and management resources, and result in significant legal fees. An unfavorable outcome of any particular proceeding could exceed the limits of our insurance policies or the carriers may decline to fund such final settlements and/or judgments and could have an adverse impact on our business, financial condition, and results of operations. In addition, any proceeding could negatively impact our reputation among our practitioners and clinics and our brand image. We are currently party to three open litigation matters involving former employees or contractors who we filed suit against for violation of contractual non-compete and non-solicitation clauses.

Risks Related to Haymaker

Unless the context otherwise requires, all references in this section to “we,” “us,” or “our” refer to Haymaker.

The Sponsor and our directors and officers have agreed to vote in favor of our initial business combination, regardless of how our public stockholders vote.

The Sponsor owns 20% of our outstanding common stock and has agreed to vote its shares in favor of the initial business combination. The Sponsor and our directors and officers also may from time to time purchase shares of our Class A common stock prior to our initial business combination. Our current charter provides that, if we seek stockholder approval of an initial business combination, such initial business combination will be approved if we receive the affirmative vote of a majority of the shares voted at such meeting, including the founder shares. As a result, in addition to the founder shares, we would need only 11,906,251, or 37.5%

(assuming all outstanding shares are voted), or 1,984,376, or 6.25% (assuming only the minimum number of shares representing a quorum are voted), of the 31,750,000 public shares to be voted in favor of an initial business combination in order to have our business combination approved. Accordingly, the agreement by the Sponsor and our directors and officers to vote in favor of our initial business combination will increase the likelihood that we will receive the requisite stockholder approval for the business combination.

The Sponsor and certain of our directors and officers have interests in the business combination that are different from or are in addition to other stockholders in recommending that stockholders vote in favor of approval of the Business Combination Proposal and approval of the other proposals described in this proxy statement.

When considering our board of directors’ recommendation that our stockholders vote in favor of the approval of the Business Combination Proposal, our stockholders should be aware that certain of our directors and officers have interests in the business combination that may be different from, or in addition to, the interests of our stockholders. These interests include:

•

the fact that the Sponsor has agreed, as part of the IPO and to induce the Company and the underwriters to enter into the underwriting agreement in connection with the IPO, not to redeem any of the founder shares in connection with a stockholder vote to approve a proposed initial business combination;

•

the fact that the Sponsor paid $25,000 for the founder shares and those securities will have a significantly higher value at the time of the business combination. Because the Sponsor has agreed to waive its right to liquidating distributions from the trust account with respect to founder shares held by it, such shares will be worthless if a business combination is not consummated by March 4, 2023 (unless such date is extended in accordance with the current charter). If unrestricted and freely tradable, such shares would have had an aggregate market value of $[●] based upon the closing price of $[●] per share of Class A common stock (assuming no Sponsor Forfeiture and including the Sponsor Earnout Shares) on Nasdaq on [●], 2022, the most recent practicable date prior to the date of this proxy statement and an aggregate market value of $[●] based upon the closing price of $[●] per share of Class A common stock (assuming no Sponsor Forfeiture and including the Sponsor Earnout Shares) on Nasdaq on [●], 2022, the record date, but given the restrictions on those shares, we believe those shares have less value;

•

the fact that the Sponsor paid $8,350,000 for its 5,566,666 private placement warrants, and those warrants would be worthless if a business combination is not consummated by March 4, 2023 (unless such date is extended in accordance with the current charter). Such warrants had an aggregate market value of $[●] based upon the closing price of $[●] per public warrant on Nasdaq on [●], 2022, the most recent practicable date prior to the date of this proxy statement and an aggregate market value of $[●] based upon the closing price of $[●] per public warrant on Nasdaq on [●], 2022, the record date;

•

the fact that Sponsor has invested an aggregate of $8,375,000 (consisting of $25,000 for the founder shares, or approximately $0.003 per share, and $8,350,000 for the private placement warrants) means that the Sponsor and our officers and directors stand to make a significant profit on their investment and could potentially recoup their entire investment in the Company even if the trading price of our Class A common stock was as low as $1.06 per share (assuming no redemptions and no Sponsor Forfeiture, including the Sponsor Earnout Shares and even if the private placement warrants are worthless) and therefore our Sponsor, officers and directors may experience a positive rate of return on their investment, even if our public shareholders experience a negative rate of return on their investment;

•

the fact that after the business combination, assuming no redemptions and Biote Transaction Expenses equal $11,521,000, and including the Earnout Securities, the Sponsor will beneficially own approximately 13.9% of our common stock on a fully diluted basis. Please see the section entitled “Proposal No. 1 — The Business Combination Proposal — Total Company Shares to be Issued in the Business Combination” for additional information;

•

the fact that the Sponsor and the Company’s directors and officers may be incentivized to complete the business combination, or an alternative initial business combination with a less favorable company or on terms less favorable to stockholders, rather than to liquidate, in which case the Sponsor would lose its entire investment. As a result, the Sponsor may have a conflict of interest in determining whether Biote is an appropriate business with which to effectuate a business combination and/or in evaluating the terms of the business Combination;

•

the fact that if the trust account is liquidated, including if we are unable to complete an initial business combination within the required time period, the Sponsor has agreed that it will be liable to ensure that the proceeds in the trust account are not reduced below $10.00 per public share, or such lesser per public share amount as is in the trust account on the liquidation date, by the claims of prospective target businesses with which we have discussed entering into an acquisition agreement or claims of any third party for services rendered or products sold to us, but only if the target business or vendor has not executed a waiver of any and all rights to seek access to the trust account. If the Company consummates a business combination, on the other hand, the Company will be liable for all such claims;

•

the fact that the Sponsor and the Company’s officers and directors (or their affiliates) may make Working Capital Loans from time to time to the Company to fund certain capital requirements. The Sponsor previously loaned the Company an aggregate of up to $300,000 to cover expenses related to the IPO pursuant to a promissory note that was repaid in full on March 5, 2021. On February 28, 2022, we issued an unsecured promissory note in the principal amount of $350,000 to the Sponsor. As of the date of this proxy statement, the Sponsor has loaned an aggregate of $208,827 to the Company under such promissory note to fund operating and transaction expenses in connection with the proposed business combination, and may make additional loans after the date of this proxy statement for such purposes. If the business combination is not consummated or another business combination is not otherwise completed, the loans may not be repaid and would be forgiven except to the extent there are funds available to the Company outside of the trust account;

•

the fact that, although no compensation of any kind was or will be paid by the Company to the Sponsor, the Company’s executive officers and directors, or any of their respective affiliates, for services rendered prior to or in connection with the completion of an initial business combination, these individuals may be reimbursed for any out-of-pocket expenses incurred in connection with activities on the Company’s behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. As of the date of this proxy statement, there are no outstanding out-of-pocket expenses for which the Sponsor or the Company’s officers or directors are awaiting reimbursement;

•	the continued indemnification of our existing directors and officers and the continuation of our directors’ and officers’ liability insurance after the business combination;

•

the fact that Steven J. Heyer (Haymaker’s Chief Executive Officer and Executive Chairman), Andrew R. Heyer (Haymaker’s President and a member of the Board) and Stephen Powell (a member of the Board) are expected to serve as directors of the Combined Company following the business combination and receive compensation for their services; and

•

the fact that at the Closing we will enter into the Investor Rights Agreement, which provides for registration rights to the parties thereto (including the Sponsor) and their permitted transferees, and shortens the lock-up period, as set forth in the Insider Letter, with respect to the Sponsor’s shares of Class A common stock to six months, subject to certain exceptions, following the Closing.

The Board was aware of and considered these interests to the extent such interests existed at the time, among other matters, in approving the Business Combination Agreement and in recommending that the business combination be approved by the stockholder of Haymaker. See “Proposal No. 1 — The Business Combination Proposal — Interests of Certain Persons in the Business Combination.”

Our Sponsor may have interests in the business combination different from the interests of the Company’s stockholders.

The Sponsor has financial interests in the business combination that are different from, or in addition to, those of other Company stockholders generally. For example: (i) our Sponsor paid an aggregate of $25,000 for 8,625,000 founder shares (687,500 of which were subsequently forfeited in order for the Sponsor to maintain ownership of 20.0% of the issued and outstanding shares of the Company) which will have a significantly higher value at the time of the business combination; and (ii) our Sponsor paid an aggregate of approximately $8,350,000 for its 5,566,666 private placement warrants to purchase shares of Class A common stock and such private placement warrants will expire worthless if a business combination is not consummated by March 4, 2023. See the sections entitled “Summary of the Proxy Statement—Interests of Certain Persons in the Business Combination,” “Proposal No. 1—The Business Combination Proposal—Interests of Certain Persons in the Business Combination” and “Information About the Company—Conflicts of Interest” for a full discussion of such conflicts.

As a result, the Sponsor may be incentivized to complete the business combination, or an alternative initial business combination with a less favorable company or on terms less favorable to stockholders, rather than to liquidate, in which case the Sponsor would lose its entire investment. As a result, the Sponsor may have a conflict of interest in determining whether Biote is an appropriate business with which to effectuate a business combination and/or in evaluating the terms of the business combination. The Board was aware of and considered these interests, among other matters, in evaluating and unanimously approving the business combination and in recommending to the Company’s stockholders that they approve the business combination.

Our Sponsor can earn a positive rate of return on its investment, even if other stockholders experience a negative rate of return in the Combined Company.

On July 6, 2020, our Sponsor purchased 8,625,000 founder shares for an aggregate purchase price of $25,000, or approximately $0.003 per share. In addition, our Sponsor agreed to forfeit up to 1,125,000 founder shares to the extent that the over-allotment option in the IPO was not exercised in full by the underwriters. On March 4, 2021, we consummated our IPO of 30,000,000 units of the Company, and on March 5, 2021, the underwriters in the IPO purchased an additional 1,750,000 units pursuant to the partial exercise of their over-allotment option, and our Sponsor forfeited 687,500 of its founder shares. As of the date of this proxy statement, the Sponsor owns 7,937,500 founder shares. Thus, our Sponsor paid an aggregate of $25,000 for 7,937,500 founder shares, or approximately $0.003 per share.

Each unit consists of one share of Class A common stock, and one-fourth of one public warrant of the Company, each whole public warrant entitling the holder thereof to purchase one share of Class A common stock at an exercise price of $11.50 per share of Class A common stock. The units were sold at a price of $10.00 per unit, generating gross proceeds to us of $317,500,000. Consequently, our Sponsor may realize a positive rate of return on its initial $25,000 investment even if the public price per share of Class A common stock drops to below $10.00 per share, in which case our public stockholders will likely experience a negative rate of return on their investment.

The Sponsor holds a significant number of shares of our common stock. They will lose their entire investment in us if a business combination is not completed.

The Sponsor beneficially owns approximately 20.0% of Haymaker’s issued and outstanding shares, including 7,937,500 founder shares. The founder shares will be worthless if we do not complete a business combination by March 4, 2023. In addition, the Sponsor holds an aggregate of 5,566,666 private placement warrants that will also be worthless if we do not complete a business combination by March 4, 2023.

The founder shares are identical to the shares of Class A common stock included in the units, except that (i) the founder shares are subject to certain transfer restrictions, as described elsewhere herein, (ii) the Sponsor and our directors and officers have entered into the Insider Letter with us, pursuant to which they have agreed (A) to waive their redemption rights with respect to any founder shares and public shares they hold in connection with the completion of our initial business combination, (B) to waive their redemption rights with respect to any founder shares and public shares they hold in connection with a stockholder vote to approve an amendment to our current charter to modify the substance or timing of our obligation to redeem 100% of our public shares if we have not consummated an initial business combination within 24 months from the closing of our initial public offering or with respect to any other material provisions relating to stockholders’ rights or pre-initial business combination activity and (C) to waive their rights to liquidating distributions from the trust account with respect to any founder shares they hold if we fail to complete our initial business combination within 24 months from the closing of our initial public offering, although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within such time period, and (iii) the founder shares are automatically convertible into Class A common stock concurrently with or immediately following the consummation of our initial business combination on a one-for-one basis, subject to adjustment as described elsewhere herein and in our current charter.

The personal and financial interests of our directors and officers may have influenced their motivation in identifying and selecting Biote and completing a business combination with Biote, and may influence their operation of the Combined Company following the business combination.

The Sponsor, our directors and officers, Biote or their respective affiliates may elect to purchase shares from public stockholders, or engage in other transactions with respect to our securities, which may influence a vote on a proposed business combination and reduce the public “float” of our Class A common stock.

The Sponsor, our directors and officers, Biote or their respective affiliates, may purchase public shares in privately negotiated transactions or in the open market prior to the special meeting, although they are under no obligation to do so. Any such purchases that are completed after the record date for the special meeting may include an agreement with a selling stockholder that the stockholder, for so long as he, she or it remains the record holder of the shares in question, will vote in favor of the Business Combination Proposal and the other proposals presented at the special meeting and/or will not exercise its redemption rights with respect to the shares so purchased. There is no limit on the number of securities the Sponsor, our directors and officers, Biote or their respective affiliates may purchase in such transactions, subject to compliance with applicable law and the rules of Nasdaq. Any such price per share may be different than the amount per share a public stockholder would receive if it elected to redeem its shares in connection with our initial business combination. Additionally, at any time at or prior to our initial business combination, subject to applicable securities laws (including with respect to material nonpublic information), the Sponsor, our directors and officers, Biote or their respective affiliates may enter into transactions with investors and others to provide them with incentives to acquire public shares, vote their public shares in favor of our initial business combination or not redeem their public shares. However, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions.

The purpose of the share purchases and other transactions would be to increase the likelihood that the proposals to be voted upon at the special meeting are approved by the requisite number of votes and reduce the number of redeemed shares. If these purchases do occur, the purchasers may seek to purchase shares from stockholders who would otherwise have voted against the Business Combination Proposal and elected to redeem their shares for a portion of the trust account. Any such privately negotiated purchases may be effected at purchase prices that are below or in excess of the per-share pro rata portion of the trust account. Any public shares held by or subsequently purchased by our affiliates may be voted in favor of the Business Combination Proposal and the other proposals presented at the special meeting. This may result in the completion of a business combination that may not otherwise have been possible. Any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent the purchasers are subject to these reporting requirements.

In addition, if these purchases are made, the public “float” of our Class A common stock and the number of beneficial holders of our securities may be reduced, possibly making it difficult to maintain or obtain the quotation, listing or trading of our securities on Nasdaq or another national securities exchange or reducing the liquidity of the trading market for our Class A common stock.

Our public stockholders may experience dilution as a consequence of the issuance of common stock as consideration in the business combination. Having a minority share position may reduce the influence that our current stockholders have on the management of the Combined Company.

We anticipate that, upon completion of the business combination, assuming no redemptions and Biote Transaction Expenses equal $11,521,000, and including the Earnout Securities: (i) Haymaker’s public stockholders will retain an ownership interest of approximately 39.9% in the Combined Company (not including shares beneficially owned by the Sponsor); (ii) the Sponsor will own approximately 10.0% of the Combined Company; and (iii) the Members will own approximately 50.1% of the Combined Company. The ownership percentage with respect to the Combined Company following the business combination does not take into account (a) warrants to purchase common stock that will remain outstanding immediately following the business combination; or (b) the issuance of any shares upon completion of the business combination under the Incentive Plan, substantially in the form attached to this proxy statement as Annex E, or the ESPP, substantially in the form attached to this proxy statement as Annex F. Founder shares will be converted into shares of Class A common stock at the Closing on a one-for-one basis. Please see the section entitled “Unaudited Pro Forma Condensed Combined Financial Information” for further information. To the extent that any shares of common stock are issued upon exercise of the public warrants or the private placement warrants or pursuant to the Incentive Plan or ESPP, current stockholders may experience substantial dilution. This dilution could, among other things, limit the ability of our current stockholders to influence management of the Combined Company through the election of directors following the business combination. Please see the section entitled “Proposal No. 1 — The Business Combination Proposal — Total Company Shares to be Issued in the Business Combination” for additional information.

There can be no assurance that our common stock that will be issued in connection with the business combination will be approved for listing on Nasdaq following the Closing, or that we will be able to comply with the continued listing standards of Nasdaq.

Our Class A common stock, units and public warrants are currently listed on Nasdaq. Our continued eligibility for listing may depend on, among other things, the number of our shares that are redeemed. If, after the business combination, Nasdaq delists our common stock from trading on its exchange for failure to meet the listing standards, we and our stockholders could face significant adverse consequences including:

•	limited availability of market quotations for our securities;

•	reduced liquidity for our securities;

•

a determination that our common stock is a “penny stock,” which will require brokers trading in our common stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

•	a limited amount of news and analyst coverage; and

•	decreased ability to issue additional securities or obtain additional financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Because our Class A common stock, units and public warrants are listed on Nasdaq, they are covered securities. Although the states are preempted from regulating the sale of our securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. While we are not aware of a state, other than the state of Idaho, having used these powers to prohibit or restrict the sale of securities issued by blank check companies, certain state securities regulators view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the sale of securities of blank check companies in their states. Further, if we were no longer listed on Nasdaq, our securities would not be covered securities and we would be subject to regulation in each state in which we offer our securities, including in connection with our initial business combination.

We have no operating history and are subject to a mandatory liquidation and subsequent dissolution requirement. As such, there is a risk that we will be unable to continue as a going concern if we do not consummate an initial business combination by March 4, 2023. If we are unable to effect a business combination by March 4, 2023, we will be forced to liquidate and our warrants will expire worthless.

We are a blank check company, and as we have no operating history and are subject to a mandatory liquidation and subsequent dissolution requirement, there is a risk that we will be unable to continue as a going concern if we do not consummate an initial business combination by March 4, 2023. Unless we amend the current charter to extend the life of Haymaker and certain other agreements into which we have entered, if we do not complete an initial business combination by March 4, 2023, we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account (net of permitted withdrawals and up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, liquidate and dissolve, subject, in each case, to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including trust account assets) will be less than the initial public offering price per unit in the IPO. In addition, if we fail to complete an initial business combination by March 4, 2023, there will be no redemption rights or liquidating distributions with respect to our public warrants or the private placement warrants, which will expire worthless, unless we amend the current charter to extend the life of Haymaker and certain other agreements into which we have entered.

Our ability to effect the business combination successfully and to be successful thereafter will depend on the efforts of our key personnel, including the key personnel of Biote whom we expect to stay with the Combined Company following the business combination. The loss of key personnel could negatively impact the operations and profitability of our post-combination business and its financial condition could suffer as a result.

Our ability to effectuate our business combination successfully is dependent upon the efforts of our key personnel, including the key personnel of Biote. Although some of our key personnel may remain with the Combined Company in senior management or advisory positions following our business combination, it is possible that we will lose some key personnel, the loss of which could negatively impact the operations and profitability of our post-combination business. The officers and directors of Biote may resign upon completion of our initial business combination. The departure of Biote’s key personnel could negatively impact the operations and profitability of our post-combination business. The role of Biote’s key personnel upon the completion of our initial business combination cannot be ascertained at this time. Although we contemplate that certain members of Biote’s directors and officers will remain associated with the Combined Company following our initial business combination, it is possible that members of the management of Biote will not wish to remain in place. The loss of key personnel could negatively impact the operations and profitability of our post-combination business.

Biote’s success depends to a significant degree upon the continued contributions of senior management, certain of whom would be difficult to replace. Departure by certain of Biote’s officers could adversely effect on the Combined Company’s business, financial condition, or operating results. Biote does not maintain key-man life insurance on any of its officers. The services of these personnel may not continue to be available to the Combined Company.

We may waive one or more of the conditions to the business combination.

We may agree to waive, in whole or in part, one or more of the conditions to our obligations to complete the business combination, to the extent permitted by the current charter and bylaws and applicable laws. We may not waive the condition that our stockholders approve the business combination. Please see the section entitled “Proposal No. 1 — The Business Combination Proposal — The Business Combination Agreement — Conditions to the Closing of the Business Combination” for additional information.

The exercise of discretion by our directors and officers in agreeing to changes to the terms of or waivers of closing conditions in the Business Combination Agreement may result in a conflict of interest when determining whether such changes to the terms of, the Business Combination Agreement or waivers of, conditions are appropriate and in the best interests of our stockholders.

In the period leading up to the Closing, other events may occur that, pursuant to the Business Combination Agreement, would require Haymaker to agree to amend the Business Combination Agreement, to consent to certain actions or to waive rights that we are entitled to under the Business Combination Agreement. Such events could arise because of changes in the course of Biote’s business, a request by Biote to undertake actions that would otherwise be prohibited by the terms of the Business Combination Agreement or the occurrence of other events that would adversely affect Biote’s business and would entitle Haymaker to terminate the Business Combination Agreement. In any of these circumstances, it would be in the discretion of Haymaker, acting through its board of directors, to grant its consent or waive its rights. The existence of the financial and personal interests of the directors described elsewhere in this proxy statement may result in a conflict of interest on the part of one or more of the directors between what he may believe is best for Haymaker and our stockholders and what he may believe is best for himself or his affiliates in determining whether or not to take the requested action. As of the date of this proxy statement, we do not believe there will be any changes or waivers that our directors and officers would be likely to make after stockholder approval of the business combination has been obtained. While certain changes could be made without further stockholder approval, if there is a change to the terms of the business combination that would have a material impact on the stockholders, we will be required to circulate a new or amended proxy statement or supplement thereto and resolicit the vote of our stockholders with respect to the Business Combination Proposal.

If we are unable to complete an initial business combination, our public stockholders may receive only approximately $10.00 per share on the liquidation of the trust account (or less than $10.00 per share in certain circumstances where a third party brings a claim against us that the Sponsor is unable to indemnify), and our warrants will expire worthless.

If we are unable to complete an initial business combination by March 4, 2023, our public stockholders may receive only approximately $10.00 per share on the liquidation of the trust account (or less than $10.00 per share in certain circumstances where a third-party brings a claim against us that the Sponsor is unable to indemnify (as described below)) and our warrants will expire worthless.

If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by stockholders may be less than $10.00 per share.

Our placing of funds in the trust account may not protect those funds from third party claims against us. Although we will seek to have all vendors, service providers, prospective target businesses and other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, such parties may not execute such agreements, or even if they execute such agreements they may not be prevented from bringing claims against the trust account, including, but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain advantage with respect to a claim against our assets, including the funds held in the trust account. If any third party refuses to execute an agreement waiving such claims to the monies held in the trust account, our management will consider whether competitive alternatives are reasonably available to us and will only enter into an agreement with such third party if management believes that such third party’s engagement would be in the best interests of Haymaker under the circumstances. Marcum LLP, our independent registered public accounting firm, and the underwriters of the IPO, have not executed agreements with us waiving claims to the monies held in the trust account.

Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third-party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Upon redemption of our public shares, if we are unable to complete our initial business combination within the prescribed timeframe, or upon the exercise of a redemption right in connection with our initial business combination, we will be required to provide for payment of claims of creditors that were not waived that may be brought against us within the 10 years following redemption. Accordingly, the per-share redemption amount received by public stockholders could be less than the approximately $10.00 per public share initially held in the trust account, due to claims of such creditors. The Sponsor has agreed that it will be liable to us if and to the extent any claims by a third party for services rendered or products sold to us, or a prospective target business with which we have entered into a written letter of intent, confidentiality or other similar agreement or business combination agreement, reduce the amount of funds in the trust account to below the lesser of (i) approximately $10.00 per public share and (ii) the actual amount per public share held in the trust account as of the date of the liquidation of the trust account, if less than approximately $10.00 per public share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the trust account (whether or not such waiver is enforceable) nor will it apply to any claims under our indemnity of the underwriters of the IPO against certain liabilities, including liabilities under the Securities Act. However, we have not asked the Sponsor to reserve for such indemnification obligations, nor have we independently verified whether the Sponsor has sufficient funds to satisfy its indemnity obligations and we believe that the Sponsor’s only assets are securities of our company. Therefore, we cannot assure you that the Sponsor would be able to satisfy those obligations. As a result, if any such claims were successfully made against the trust account, the funds available for our initial business combination and redemptions could be reduced to less than approximately $10.00 per public share. In such event, we may not be able to complete our initial business combination, and you would receive such lesser amount per share in connection with any redemption of your public shares. None of our officers or directors will indemnify us for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

Our directors may decide not to enforce the indemnification obligations of the Sponsor, resulting in a reduction in the amount of funds in the trust account available for distribution to our public stockholders.

In the event that the proceeds in the trust account are reduced below the lesser of (i) approximately $10.00 per share and (ii) the actual amount per share held in the trust account as of the date of the liquidation of the trust account if less than approximately $10.00 per share due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to pay taxes, and the Sponsor asserts that it is unable to satisfy its obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against the Sponsor to enforce its indemnification obligations.

While we currently expect that our independent directors would take legal action on our behalf against the Sponsor to enforce its indemnification obligations to us, it is possible that our independent directors in exercising their business judgment and subject to their fiduciary duties may choose not to do so in any particular instance. If our independent directors choose not to enforce these indemnification obligations, the amount of funds in the trust account available for distribution to our public stockholders may be reduced below approximately $10.00 per share.

We may not have sufficient funds to satisfy indemnification claims of our directors and executive officers.

We have agreed to indemnify our officers and directors to the fullest extent permitted by law. However, our officers and directors have agreed to waive any right, title, interest or claim of any kind in or to any monies in the trust account and to not seek recourse against the trust account for any reason whatsoever. Accordingly, any indemnification provided will be able to be satisfied by us only if (i) we have sufficient funds outside of the trust account, (ii) proceeds have been received from directors’ and officers’ liability insurance policies, or (iii) we consummate an initial business combination. Our obligation to indemnify our officers and directors may discourage stockholders from bringing a lawsuit against our officers or directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against our officers and directors, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against our officers and directors pursuant to these indemnification provisions.

If, before distributing the proceeds in the trust account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the claims of creditors in the proceeding may have priority over the claims of our stockholders and the per-share amount that would otherwise be received by our stockholders in connection with our liquidation may be reduced.

If, before distributing the proceeds in the trust account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, the per-share amount that would otherwise be received by our stockholders in connection with our liquidation may be reduced.

Following the consummation of the business combination, our only significant asset will be our ownership interest in Biote and the ownership may not be sufficient to pay dividends or make distributions or loans to enable us to pay any dividends on our common stock or satisfy our other financial obligations.

Following the consummation of the business combination, we will have no direct operations and no significant assets other than our ownership interest in Biote. We will depend on Biote for distributions, loans and other payments to generate the funds necessary to meet our financial obligations, including our expenses as a publicly traded company and to pay any dividends with respect to our common stock. The financial condition and operating requirements of Biote may limit our ability to obtain cash from Biote. The earnings from, or other available assets of, Biote may not be sufficient to pay dividends or make distributions or loans to enable us to pay any dividends on our common stock or satisfy our other financial obligations.

Subsequent to our completion of our business combination, we may be required to take write-downs or write-offs, restructuring and impairment or other charges that could negatively affect our financial condition, results of operations and our stock price, which could cause you to lose some or all of your investment.

Although we have conducted due diligence on Biote, we cannot assure you that this diligence will identify all material issues that may be present in Biote’s business, that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of Biote’s and our control will not later arise. As a result of these factors, we may be forced to later write-down or write-off assets, restructure our operations, or incur impairment or other charges that could result in our reporting losses. Even if our due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with our preliminary risk analysis. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about us or our securities. In addition, charges of this nature may cause us to violate net worth or other covenants to which we may be subject as a result of assuming pre-existing debt held by a target business or by virtue of our obtaining debt financing to partially finance the initial business combination or thereafter. Accordingly, any stockholders or warrant holders who choose to remain stockholders or warrant holders following the business combination could suffer a reduction in the value of their securities. Such stockholders or warrant holders are unlikely to have a remedy for such reduction in value unless they are able to successfully claim that the reduction was due to the breach by our officers or directors of a duty of care or other fiduciary duty owed to them, or if they are able to successfully bring a private claim under securities laws that the proxy materials or tender offer documents, as applicable, relating to the business combination contained an actionable material misstatement or material omission.

We have no operating or financial history and our results of operations may differ significantly from the unaudited pro forma financial data included in this proxy statement.

We are a blank check company and we have no operating history and no revenues. This proxy statement includes unaudited pro forma condensed combined financial statements for the Combined Company. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2021 combines the historical statement of operations of Haymaker and the historical consolidated statement of operations of Biote for such period, giving effect to the business combination as if it had been consummated on January 1, 2021. The unaudited pro forma condensed combined balance sheet as of December 31, 2021 combines the historical balance sheet of Haymaker as of December 31, 2021 with the historical consolidated balance sheet of Biote as of December 31, 2021, giving effect to the business combination as if it had been consummated as of that date.

The unaudited pro forma condensed combined financial statements are presented for illustrative purposes only, are based on certain assumptions, address a hypothetical situation and reflect limited historical financial data. Therefore, the unaudited pro forma condensed combined financial statements are not necessarily indicative of the results of operations and financial position that would have been achieved had the business combination been consummated on the dates indicated above, or the future consolidated results of operations or financial position of the Combined Company. Accordingly, the Combined Company’s business, assets, cash flows, results of operations and financial condition may differ significantly from those indicated by the unaudited pro forma condensed combined financial statements included in this document. For more information, please see the section entitled “Unaudited Pro Forma Condensed Combined Financial Information.”

The proposed charter includes a forum selection clause, which could discourage claims or limit stockholders’ ability to make a claim against us, our directors, officers, other employees or stockholders.

The current charter includes, and the proposed charter will also include a forum selection clause. The proposed charter provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring any: (i) derivative action or proceeding brought on behalf of Haymaker; (ii) action asserting a claim of breach of fiduciary duty owed by any director, officer or other employee of the Combined Company to the Combined Company or its stockholders; (iii) action asserting a claim against the Combined Company, its directors, officers or employees arising pursuant to any provision of the DGCL or the proposed charter or proposed bylaws; or (iv) action asserting a claim against the Combined Company, its directors, officers or employees governed by the internal affairs doctrine (and, if brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder’s counsel), except any action (A) as to which the Court of Chancery of the State of Delaware determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery of the State of Delaware (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery of the State of Delaware within ten days following the determination), (B) that is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery of the State of Delaware, or (C) for which the Court of Chancery of the State of Delaware does not have subject matter jurisdiction. Notwithstanding the foregoing, unless the Combined Company consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under federal securities laws, including the Securities Act or the rules and regulations promulgated thereunder. Under the Securities Act, federal and state courts have concurrent jurisdiction over all suits brought to enforce any duty or liability created by the Securities Act, and stockholders cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Accordingly, there is uncertainty as to whether a court would enforce such a forum selection provision as written in connection with claims arising under the Securities Act. This forum selection clause may discourage claims or limit stockholders’ ability to submit claims in a judicial forum that they find favorable and may result in additional costs for a stockholder seeking to bring a claim. While we believe the risk of a court declining to enforce this forum selection clause is low, if a court were to determine the forum selection clause to be inapplicable or unenforceable in an action, we may incur additional costs in conjunction with our efforts to resolve the dispute in an alternative jurisdiction, which could have a negative impact on our results of operations and financial condition. Notwithstanding the foregoing, the forum selection clause will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the United States of America shall be the exclusive forum.

A market for our securities may not continue, which would adversely affect the liquidity and price of our securities.

Following the business combination, the price of our securities may fluctuate significantly due to the market’s reaction to the business combination and general market and economic conditions. An active trading market for our securities following the business combination may never develop or, if developed, it may not be sustained. In addition, the price of our securities after the business combination can vary due to general economic conditions and forecasts, our general business condition and the release of our financial reports. Additionally, if our securities are not listed on, or become delisted from, Nasdaq for any reason, and are quoted on the OTC Bulletin Board, an inter-dealer automated quotation system for equity securities that is not a national securities exchange, the liquidity and price of our securities may be more limited than if we were quoted or listed on Nasdaq or another national securities exchange. You may be unable to sell your securities unless a market can be established or sustained.

A significant portion of our total outstanding shares are restricted from immediate resale but may be sold into the market in the near future. This could cause the market price of our common stock to drop significantly, even if our business is doing well.

Sales of a substantial number of shares of common stock in the public market could occur at any time. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of our common stock. After the business combination, assuming no redemptions and Biote Transaction Expenses equal $11,521,000, and including the Earnout Securities, the Sponsor will beneficially own approximately 10.0% of our common stock, or approximately 13.9% on a fully diluted basis. Please see the section entitled “Proposal No. 1 — The Business Combination Proposal — Total Company Shares to be Issued in the Business Combination” for additional information.

At the Closing, the Combined Company will enter into the Investor Rights Agreement, substantially in the form attached as Annex J to this proxy statement, with the Members, the Sponsor, the Members’ Representative and certain other parties, pursuant to which, among other things, (i) the Registration Rights Agreement will be terminated, (ii) the lock-up period set forth in the Investor Rights Agreement will supersede the lock-up period set forth in the Insider Letter, (iii) the Company will provide certain registration rights for the shares of Class A common stock held by the Members, the Sponsor, and certain other parties, (iv) the Members will agree not to, subject to certain exceptions, transfer, sell, assign or otherwise dispose of the shares of Class A common stock, shares of Class V voting stock and Biote Units held by such Members for six months following the Closing, and the Member Earnout Units until the date such securities have been earned in accordance with the Business Combination Agreement and (v) the Sponsor will agree not to, subject to certain exceptions, transfer, sell, assign or otherwise dispose of its (a) shares of Class A common stock (other than the Sponsor Earnout Shares) for six months following the Closing, (b) Sponsor Earnout Shares until the date such securities have been earned in accordance with the Business Combination Agreement and (c) warrants issued to the Sponsor pursuant to that certain Private Placement Warrants Purchase Agreement, dated March 1, 2021, by and between the Company and the Sponsor, and the underlying shares of Class A common stock, for 30 days following the Closing Date (in each case, as more fully described in the Investor Rights Agreement).

Changes in laws, regulations or rules, or a failure to comply with any laws, regulations or rules, may adversely affect our business, including our ability to negotiate and complete our initial business combination and results of operations.

We are subject to laws, regulations and rules enacted by national, regional and local governments and Nasdaq. In particular, we are required to comply with certain SEC, NYSE and other legal or regulatory requirements. Compliance with, and monitoring of, applicable laws, regulations and rules may be difficult, time consuming and costly. Those laws, regulations or rules and their interpretation and application may also change from time to time and those changes could adversely affect our business, investments and results of operations. In addition, a failure to comply with applicable laws, regulations or rules, as interpreted and applied, could adversely affect our business, including our ability to negotiate and complete our initial business combination and results of operations.

We have not registered the shares of Class A common stock issuable upon exercise of the warrants under the Securities Act or any state securities laws at this time, and such registration may not be in place when an investor desires to exercise warrants, thus precluding such investor from being able to exercise its warrants except on a cashless basis and potentially causing such warrants to expire worthless.

We have not registered the shares of Class A common stock issuable upon exercise of the warrants under the Securities Act or any state securities laws at this time. However, under the terms of the warrant agreement, we have agreed that, as soon as practicable, but in no event later than 15 business days, after the closing of our initial business combination, we will use our best efforts to file with the SEC a registration statement covering the registration under the Securities Act of the Class A common stock issuable upon exercise of the warrants and thereafter will use our best efforts to cause the same to become effective within 60 business days following our initial business combination and to maintain a current prospectus relating to the Class A common stock issuable upon exercise of the warrants until the expiration of the warrants in accordance with the provisions of the warrant agreement. We cannot assure you that we will be able to do so if, for example, any facts or events arise which represent a fundamental change in the information set forth in the registration statement or prospectus, the financial statements contained or incorporated by reference therein are not current or correct or the SEC issues a stop order.

If the shares of Class A common stock issuable upon exercise of the warrants are not registered under the Securities Act, under the terms of the warrant agreement, holders of warrants who seek to exercise their warrants will not be permitted to do so for cash and, instead, will be required to do so on a cashless basis in accordance with Section 3(a)(9) of the Securities Act or another exemption. If holders exercise their warrants on a cashless basis, the number of shares of our Class A common stock that they will receive upon such cashless exercise will be based on a formula subject to a maximum amount of shares of 0.361 shares of our Class A common stock per warrant (subject to adjustment).

In no event will warrants be exercisable for cash or on a cashless basis, and we will not be obligated to issue any shares to holders seeking to exercise their warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, or an exemption from registration or qualification is available.

If our shares of Class A common stock are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of “covered securities” under Section 18(b)(1) of the Securities Act, we may, at our option, not permit holders of warrants who seek to exercise their warrants to do so for cash and, instead, require them to do so on a cashless basis in accordance with Section 3(a)(9) of the Securities Act; in the event we so elect, we will not be required to file or maintain in effect a registration statement or register or qualify the shares underlying the warrants under applicable state securities laws, and in the event we do not so elect, we will use our best efforts to register or qualify the shares underlying the warrants under applicable state securities laws to the extent an exemption is not available. Exercising the warrants on a cashless basis could have the effect of reducing the potential “upside” of the holder’s investment in our company because the warrant holder will hold a smaller number of shares of our Class A common stock upon a cashless exercise of the warrants they hold than they would have upon a cash exercise.

In no event will we be required to net cash settle any warrant, or issue securities (other than upon a cashless exercise as described above) or other compensation in exchange for the warrants in the event that we are unable to register or qualify the shares underlying the warrants under the Securities Act or applicable state securities laws. If the issuance of the shares upon exercise of the warrants is not so registered or qualified or exempt from registration or qualification, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In such event, holders who acquired their warrants as part of a purchase of units will have paid the full unit purchase price solely for the shares of our Class A common stock included in the units. There may be a circumstance where an exemption from registration exists for holders of our private placement warrants to exercise their warrants while a corresponding exemption does not exist for holders of the public warrants included as part of units sold in this offering. In such an instance, the Sponsor and its permitted transferees (which may include our directors and executive officers) would be able to exercise their warrants and sell the shares underlying their warrants while holders of our public warrants would not be able to exercise their warrants and sell the underlying shares. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying shares of our Class A common stock for sale under all applicable state securities laws. As a result, we may redeem the warrants as set forth above even if the holders are otherwise unable to exercise their warrants.

There is no guarantee that the warrants will ever be in the money, and they may expire worthless, and the terms of our warrants may be amended.

The exercise price for our warrants is $11.50 per share of Class A common stock. There is no guarantee that the public warrants will ever be in the money prior to their expiration, and as such, the warrants may expire worthless.

In addition, the Warrant Agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity, or cure, correct or supplement any defective provision therein, but requires the approval by the holders of at least a majority of the then outstanding public warrants to make any other change. Accordingly, the Company may amend the terms of the warrants in a manner adverse to a holder if holders of at least a majority of the then outstanding public warrants approve of such amendment. Although the Company’s ability to amend the terms of the warrants with the consent of at least a majority of the then outstanding public warrants is unlimited, examples of such amendments could be amendments to, among other things, increase the exercise price of the warrants, shorten the exercise period or decrease the number of shares of Class A common stock purchasable upon exercise of a warrant.

If you exercise your public warrants on a “cashless basis,” you will receive fewer shares of Class A common stock from such exercise than if you were to exercise such warrants for cash.

There are circumstances in which the exercise of the public warrants may be required or permitted to be made on a cashless basis. First, if a registration statement covering the shares of Class A common stock issuable upon exercise of the warrants is not effective by the 60th business day after the closing of our initial business combination, warrantholders may, until such time as there is an effective registration statement, exercise warrants on a cashless basis in accordance with Section 3(a)(9) of the Securities Act or another exemption. Second, if a registration statement covering the Class A common stock issuable upon exercise of the warrants is not effective within a specified period following the consummation of our initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act, provided that such exemption is available; if that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis. Third, if we call the public warrants for redemption, our management will have the option to require all holders that wish to exercise warrants to do so on a cashless basis. In the event of an exercise on a cashless basis, a holder would pay the warrant exercise price by surrendering the warrants for that number of shares of Class A common stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (as defined in the next sentence) by (y) the fair market value. The “fair market value” for this purpose shall mean the average reported last sale price of the Class A common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of exercise is received by the warrant agent or on which the notice of redemption is sent to the holders of warrants, as applicable. As a result, you would receive fewer shares of Class A common stock from such exercise than if you were to exercise such warrants for cash.

We may amend the terms of the warrants in a manner that may be adverse to holders of public warrants with the approval by the holders of a majority of the then outstanding public warrants. As a result, the exercise price of your warrants could be increased, the exercise period could be shortened and the number of shares of Class A common stock purchasable upon exercise of a warrant could be decreased, all without your approval.

Our warrants have been issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of a majority of the then outstanding public warrants to make any change that adversely affects the interests of the registered holders of public warrants. Accordingly, we may amend the terms of the public warrants in a manner adverse to a holder if holders of a majority of the then outstanding public warrants approve of such amendment. Although our ability to amend the terms of the public warrants with the consent of a majority of the then outstanding public warrants is unlimited, examples of such amendments could be amendments to, among other things, increase the exercise price of the warrants, convert the warrants into cash or stock (at a ratio different than initially provided), shorten the exercise period or decrease the number of shares of Class A common stock purchasable upon exercise of a warrant.

We may redeem your unexpired warrants prior to their exercise at a time that is disadvantageous to you, thereby making your warrants worthless.

We have the ability to redeem outstanding warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant, provided that the closing price of our Class A common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which we send notice of such redemption to the warrants holders and provided certain other conditions are met. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. As a result, we may redeem the warrants as set forth above even if the holders are otherwise unable to exercise the warrants. Redemption of the outstanding warrants could force you to (i) exercise your warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so, (ii) sell your warrants at the then-current market price when you might otherwise wish to hold your warrants or (iii) accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, is likely to be substantially less than the market value of your warrants.

In addition, we have the ability to redeem the outstanding public warrants at any time after they become exercisable and prior to their expiration, at a price of $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption provided that the closing price of our Class A common stock equals or exceeds $10.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to proper notice of such redemption and provided that certain other conditions are met, including that holders will be able to exercise their warrants prior to redemption for a number of shares of our Class A common stock determined based on the redemption date and the fair market value of shares of our Class A common stock. Please see “Description of Securities — Warrants — Public Stockholders’ Warrants — Redemption of Warrants When the Price Per Share of Class A Common Stock Equals or Exceeds $10.00.” The value received upon exercise of the warrants (1) may be less than the value the holders would have received if they had exercised their warrants at a later time where the underlying share price is higher and (2) may not compensate the holders for the value of the warrants, including because the number of shares received is capped at 0.361 shares of our Class A common stock per warrant (subject to adjustment) irrespective of the remaining life of the warrants.

None of the private placement warrants will be redeemable by us (except as set forth under “Description of Securities — Warrants — Public Stockholders’ Warrants — Redemption of Warrants When the Price Per Share of Class A Common Stock Equals or Exceeds $10.00”) so long as they are held by the Sponsor or its permitted transferees.

Warrants will become exercisable for our common stock, which would increase the number of shares eligible for future resale in the public market and result in dilution to our stockholders.

As of December 31, 2021, there were 7,937,500 public warrants and 5,566,666 private placement warrants outstanding, with each warrant exercisable for one share of Class A common stock at a price of $11.50 per share. In addition, prior to consummating an initial business combination, nothing prevents us from issuing additional securities in a private placement so long as they do not participate in any manner in the trust account or vote as a class with the common stock on a business combination. We expect to issue approximately 39,835,150 shares of Class V voting stock to the Members upon consummation of the business combination, which will represent approximately 50.1% of the 79,522,650 shares of our common stock outstanding following the business combination, assuming (a) none of Haymaker’s public stockholders exercise redemption rights with respect to their public shares, (b) the Earnout Securities are included, and (c) no exercise of Haymaker’s outstanding warrants. The shares of common stock issued to the Members and additional shares of our common stock issued upon exercise of our warrants will result in dilution to the then existing holders of common stock of Haymaker and increase the number of shares eligible for resale in the public market. Sales of substantial numbers of shares in the public market could adversely affect the market price of our common stock.

The private placement warrants are identical to the warrants sold as part of the units issued in our IPO except that, so long as they are held by the Sponsor or its permitted transferees, (i) they will not be redeemable by us, (ii) they (including the common stock issuable upon exercise of these warrants) may not, subject to certain limited exceptions, be transferred, assigned or sold by the Sponsor until 30 days after the completion of the business combination and (iii) they may be exercised by the holders on a cashless basis.

Our stockholders may be held liable for claims by third parties against us to the extent of distributions received by them upon redemption of their shares.

Under the DGCL, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. The pro rata portion of our trust account distributed to our public stockholders upon the redemption of our public shares in the event we do not complete our initial business combination by March 4, 2023 may be considered a liquidating distribution under Delaware law. If a corporation complies with certain procedures set forth in Section 280 of the DGCL intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of the stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, it is our intention to redeem our public shares as soon as reasonably possible following March 4, 2023 if we do not complete our business combination and, therefore, we do not intend to comply with the foregoing procedures.

Because we will not be complying with Section 280, Section 281(b) of the DGCL requires us to adopt a plan, based on facts known to us at such time, that will provide for our payment of all existing and pending claims or claims that may be potentially brought against us within the ten years following our dissolution. However, because we are a blank check company, rather than an operating company, and our operations are limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors (such as lawyers, investment bankers, etc.) or prospective target businesses. If our plan of distribution complies with Section 281(b) of the DGCL, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of the stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would likely be barred after the third anniversary of the dissolution.

We cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend beyond the third anniversary of that date. Furthermore, if the pro rata portion of our trust account distributed to our public stockholders upon the redemption of our public shares if we do not complete our initial business combination by March 4, 2023 is not considered a liquidating distribution under Delaware law and the redemption distribution is deemed to be unlawful (potentially due to the imposition of legal proceedings that a party may bring or due to other circumstances that are currently unknown), then pursuant to Section 174 of the DGCL, the statute of limitations for claims of creditors could then be six years after the unlawful redemption distribution, instead of three years, as in the case of a liquidating distribution.

If, after we distribute the proceeds in the trust account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, a bankruptcy court may seek to recover such proceeds, and the members of our board of directors may be viewed as having breached their fiduciary duties to our creditors, thereby exposing the members of our board of directors and us to claims of punitive damages.

If, after we distribute the proceeds in the trust account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover some or all amounts received by our stockholders. In addition, our board of directors may be viewed as having breached its fiduciary duty to our creditors and/or having acted in bad faith, by paying public stockholders from the trust account prior to addressing the claims of creditors, thereby exposing itself and us to claims of punitive damages.

We are an emerging growth company and a smaller reporting company within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies, this could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies.

We are an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor internal controls attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. As a result, our stockholders may not have access to certain information they may deem important. We could be an emerging growth company for up to five years following the IPO, although circumstances could cause us to lose that status earlier, including if the market value of our Class A common stock held by non-affiliates exceeds $700 million as of any June 30 before that time, in which case we would no longer be an emerging growth company as of the following December 31. We cannot predict whether investors will find our securities less attractive because we may rely on these exemptions. If some investors find our securities less attractive as a result of our reliance on these exemptions, the trading prices of our securities may be lower than they otherwise would be, there may be a less active trading market for our securities and the trading prices of our securities may be more volatile.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. We have elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our common stock held by non-affiliates exceeds $250 million as of the prior June 30th, or (2) our annual revenues exceeded $100 million during such completed fiscal year and the market value of our common stock held by non-affiliates exceeds $700 million as of the prior June 30th. To the extent we take advantage of such reduced disclosure obligations, it may also make comparison of our financial statements with other public companies difficult or impossible.

Our warrants are accounted for as liabilities and the changes in value of our warrants could have a material effect on our financial results and the market price of our common stock.

On April 12, 2021, the Staff at the SEC issued a statement (the “Statement”) discussing the accounting implications of certain terms that are common in warrants issued by special purpose acquisition companies (“SPACs”). In light of the Statement and guidance in Accounting Standards Codification (“ASC”) 815-40, “Derivatives and Hedging — Contracts in Entity’s Own Equity”, Haymaker’s management evaluated the terms of the Warrant Agreement entered into in connection with Haymaker’s initial public offering and concluded that Haymaker’s public warrants and private placement warrants include provisions that, based on the Statement, preclude the warrants from being classified as components of equity. As a result, Haymaker has classified the warrants as liabilities. Under this accounting treatment, Haymaker is required to measure the fair value of the warrants at the end of each reporting period and recognize changes in the fair value from the prior period in Haymaker’s operating results for the current period. As a result of the recurring fair value measurement, our financial statements and results of operations may fluctuate quarterly based on factors which are outside our control. We expect that we will recognize non-cash gains or losses due to the quarterly fair valuation of our warrants and that such gains or losses could be material. In addition, the impact of changes in fair value on earnings may have an adverse effect on the market price of our common stock.

We have identified material weaknesses in our internal control over financial reporting. If we are unable to develop and maintain an effective system of internal control over financial reporting, we may not be able to accurately report our financial results in a timely manner, which may adversely affect investor confidence in us and materially and adversely affect our business and operating results.

On April 12, 2021, the Acting Director of the Division of Corporation Finance and Acting Chief Accountant of the SEC together issued a statement regarding the accounting and reporting considerations for warrants issued by special purpose acquisition companies entitled “Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies (the “SEC Statement”). Following the issuance of the SEC Statement, on April 22, 2021, after consultation with our independent registered public accounting firm, our management and our audit committee concluded that, in light of the SEC Statement, it was appropriate to restate our previously issued audited financial statement as of March 4, 2021. See “— Our warrants are accounted for as liabilities and the changes in value of our warrants could have a material effect on our financial results.” As part of such process, we identified a material weakness in our internal controls over financial reporting as of December 30, 2020.

After consultation with our management, our audit committee identified, in light of the prior reclassification of warrants from equity to liability, as well as the reclassification of our redeemable Class A common stock as temporary equity, a material weakness in our internal controls over financial reporting relating to our accounting for complex financial instruments.

A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented, or detected and corrected on a timely basis. Effective internal controls are necessary for us to provide reliable financial reports and prevent fraud. In addition, any failure to develop or maintain effective controls or any difficulties encountered in their implementation or improvement could harm our results of operations or cause us to fail to meet our reporting obligations and may result in a restatement of our financial statements for prior periods. We continue to evaluate steps to remediate the material weakness. These remediation measures may be time consuming and costly and there is no assurance that these initiatives will ultimately have the intended effects.

If we identify any new material weaknesses in the future, any such newly identified material weakness could limit our ability to prevent or detect a misstatement of our accounts or disclosures that could result in a material misstatement of our annual or interim financial statements. In such case, we may be unable to maintain compliance with securities law requirements regarding timely filing of periodic reports in addition to applicable stock exchange listing requirements, investors may lose confidence in our financial reporting and our stock price may decline as a result. We cannot assure you that the measures we have taken to date, or any measures we may take in the future, will be sufficient to avoid potential future material weaknesses. In addition, even if we are successful in strengthening our controls and procedures, in the future those controls and procedures may not be adequate to prevent or identify irregularities or errors or to facilitate the fair presentation of our financial statements.

As a result of the material weaknesses in our internal controls over financial reporting described above, the change in accounting for our warrants and redeemable Class A common stock, and other matters raised or that may in the future be raised by the SEC, we may face for the prospect of litigation or other disputes which may include, among others, claims invoking the federal and state securities laws, contractual claims or other claims arising from the material weaknesses in our internal control over financial reporting and the preparation of our financial statements, any of which claims could result in adverse effects to our business. As of the date hereof, we have no knowledge of any such litigation or dispute.

Cyber incidents or attacks directed at us could result in information theft, data corruption, operational disruption and/or financial loss.

We depend on digital technologies, including information systems, infrastructure and cloud applications and services, including those of third parties with which we may deal. Sophisticated and deliberate attacks on, or security breaches in, our systems or infrastructure, or the systems or infrastructure of third parties or the cloud, could lead to corruption or misappropriation of our assets, proprietary information and sensitive or confidential data. As an early-stage company without significant investments in data security protection, we may not be sufficiently protected against such occurrences. We may not have sufficient resources to adequately protect against, or to investigate and remediate any vulnerability to, cyber incidents. It is possible that any of these occurrences, or a combination of them, could have adverse consequences on our business and lead to financial loss.

If we do not consummate a business combination with Biote, our search for an alternate business combination, and any target business with which we ultimately consummate a business combination, may be materially adversely affected by the recent coronavirus (COVID-19) pandemic.

On March 11, 2020, the World Health Organization officially declared the outbreak of COVID-19 a “pandemic.” A significant outbreak of COVID-19 and other infectious diseases could result in a widespread health crisis that could adversely affect the economies and financial markets worldwide, and, in the event we do not consummate a business combination with Biote, the business of any potential target business with which we consummate a business combination could be materially and adversely affected. Furthermore, we may be unable to complete an alternate business combination if continued concerns relating to COVID-19 restrict travel, limit the ability to have meetings with potential investors or the target company’s personnel, vendors and services providers are unavailable to negotiate and consummate a transaction in a timely manner. The extent to which COVID-19 impacts our search for an alternate business combination will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of COVID-19 and the actions to contain COVID-19 or treat its impact, among others. If the disruptions posed by COVID-19 or other matters of global concern continue for an extensive period of time, our ability to consummate an alternate business combination, or the operations of a target business with which we ultimately consummate a business combination, may be materially adversely affected.

Risks Related to Redemption

Unless the context otherwise requires, all references in this section to “we,” “us,” or “our” refer to Haymaker.

We do not have a specified maximum redemption threshold. The absence of such a redemption threshold may make it possible for us to complete an initial business combination with which a substantial majority of our stockholders do not agree.

The current charter does not provide a specified maximum redemption threshold, except that we will not redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 (such that we are not subject to the SEC’s “penny stock” rules). However, the Business Combination Agreement provides that Biote’s obligation to consummate the business combination is conditioned on the availability at Closing of at least $125,000,000 in Closing Date Cash. As a result, we may be able to complete our initial business combination even though a substantial portion of our public stockholders do not agree with the transaction and have redeemed their shares or have entered into privately negotiated agreements to sell their shares to the Sponsor or our or Biote’s directors, officers or advisors, or any of their respective affiliates, or to not redeem their shares. For more information, see “— The Sponsor, our directors and officers, Biote or their respective affiliates may elect to purchase shares from public stockholders, or engage in other transactions with respect to our securities, which may influence a vote on a proposed business combination and reduce the public “float” of our Class A common stock.” As of the date of this proxy statement, no agreements with respect to the private purchase of public shares by Haymaker or the persons described above, or to not redeem shares, have been entered into with any such investor or holder.

If the aggregate cash consideration we would be required to pay for all shares of Class A common stock that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the Business Combination Agreement exceeds the aggregate amount of cash available to us, we may not complete the initial business combination or redeem any shares, all shares of Class A common stock submitted for redemption will be returned to the holders thereof, and we instead may search for an alternate business combination.

If you or a “group” of stockholders of which you are a part are deemed to hold an aggregate of more than 15% of our Class A common stock issued in the IPO, you (or, if a member of such a group, all of the members of the group in the aggregate) will lose the ability to redeem all such shares in excess of 15% of our Class A common stock issued in the IPO without the prior consent of Haymaker.

The current charter provides that a public stockholder, together with any affiliate of that stockholder or any other person with whom it is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming in the aggregate his, her or its shares or, if part of such a group, the group’s shares, in excess of 15% of the shares of Class A common stock included in the units sold in our IPO (the “excess shares”) without the prior consent of Haymaker. In order to determine whether that stockholder is acting in concert or as a group with another stockholder, Haymaker will require each public stockholder seeking to exercise redemption rights to certify to Haymaker whether the stockholder is acting in concert or as a group with any other stockholder. These certifications, together with other public information relating to stock ownership available to Haymaker at that time, such as Schedule 13D, Schedule 13G and Section 16 filings under the Exchange Act, will be the sole basis on which Haymaker makes the above-referenced determination. Your inability to redeem any excess shares will reduce your influence over our ability to consummate the initial business combination and you could suffer a material loss on your investment in us if you sell these excess shares in open market transactions. Additionally, you will not receive redemption distributions with respect to any excess shares if we consummate the initial business combination. As a result, you will continue to hold that number of shares aggregating to more than 15% of the shares sold in our IPO and, in order to dispose of excess shares, would be required to sell your stock in open market transactions, potentially at a loss. We cannot assure you that the value of the excess shares will appreciate over time following the initial business combination or that the market price of our Class A common stock will exceed the per-share redemption price. Notwithstanding the foregoing, stockholders may challenge Haymaker’s determination as to whether a stockholder is acting in concert or as a group with another stockholder in a court of competent jurisdiction.

However, our stockholders’ ability to vote all of their shares (including any excess shares) for or against the initial business combination is not restricted by this limitation on redemption.

There is no guarantee that your decision whether to redeem your shares for a pro rata portion of the trust account will put you in a better future economic position.

We can give no assurance as to the price at which you may be able to sell you public shares in the future following the completion of the business combination or any alternative business combination. Certain events following the consummation of any initial business combination, including the business combination, may cause an increase in our share price, and may result in a lower value realized now than you might realize in the future had you not redeemed your shares. Similarly, if you do not redeem your shares, you will bear the risk of ownership of the public shares after the consummation of any initial business combination, and there can be no assurance that you can sell your shares in the future for a greater amount than the redemption price set forth in this proxy statement. You should consult your own tax and/or financial advisor for assistance on how this may affect your individual situation.

Stockholders of Haymaker who wish to redeem their shares for a pro rata portion of the trust account must comply with specific requirements for redemption that may make it more difficult for them to exercise their redemption rights prior to the deadline. If stockholders fail to comply with the redemption requirements specified in this proxy statement, they will not be entitled to redeem their shares of our Class A common stock for a pro rata portion of the funds held in our trust account.

Public stockholders who wish to redeem their shares for a pro rata portion of the trust account must, among other things (i) submit a request in writing and (ii) tender their certificates to our transfer agent or deliver their shares to the transfer agent electronically through the DWAC system at least two business days prior to the special meeting. In order to obtain a physical stock certificate, a stockholder’s broker and/or clearing broker, DTC and our transfer agent will need to act to facilitate this request. It is our understanding that stockholders should generally allow at least two weeks to obtain physical certificates from the transfer agent. However, because we do not have any control over this process or over the brokers, it may take significantly longer than two weeks to obtain a physical stock certificate. If it takes longer than anticipated to obtain a physical certificate, stockholders who wish to redeem their shares may be unable to obtain physical certificates by the deadline for exercising their redemption rights and thus will be unable to redeem their shares.

Stockholders electing to redeem their shares will receive their pro rata portion of the trust account, including interest earned on the funds held in the trust account (which interest shall be net of taxes payable), calculated as of two business days prior to the anticipated consummation of the business combination. Please see the section entitled “Special Meeting of Stockholders — Redemption Rights” for additional information on how to exercise your redemption rights.

If a stockholder fails to receive notice of our offer to redeem our public shares in connection with our business combination, or fails to comply with the procedures for tendering its shares, the shares may not be redeemed.

If, despite our compliance with the proxy rules, a stockholder fails to receive our proxy materials, that stockholder may not become aware of the opportunity to redeem his, her or its public shares. In addition, the proxy materials that we are furnishing to holders of our public shares in connection with our business combination describes the various procedures that must be complied with in order to validly redeem public shares. If a stockholder fails to comply with these procedures, its shares may not be redeemed.

Risks Related to our Organizational Structure After the Business Combination

Unless the context otherwise requires, all references in this section to “we,” “us,” or “our” refer to the Combined Company.

Our only material asset is our ownership interest in Biote, and accordingly we depend on distributions from Biote to pay distributions, dividends on our Class A common stock, taxes and other expenses, and make any payments required to be made by us under the Tax Receivable Agreement.

We are a holding company and have no material assets other than our ownership of the Biote Units. We are not expected to have independent means of generating revenue or cash flow, and our ability to pay distributions, dividends on our Class A common stock, taxes and other expenses, and make any payments required to be made by us under the Tax Receivable Agreement will be dependent upon the financial results and cash flows of Biote.

The earnings from, or other available assets of, Biote may not be sufficient to pay dividends or make distributions or loans to enable us to pay any dividends on our Class A common stock or satisfy our other financial obligations. There can be no assurance that Biote will generate sufficient cash flow to distribute funds to us or that applicable state law and contractual restrictions, including negative covenants under debt instruments, will permit such distributions. If Biote does not distribute sufficient funds to us to pay our taxes or other liabilities, we may default on contractual obligations or have to borrow additional funds. In the event that we are required to borrow additional funds it could adversely affect our liquidity and subject us to additional restrictions imposed by lenders.

Biote will continue to be treated as a partnership for U.S. federal income tax purposes and, as such, generally will not be subject to any entity-level U.S. federal income tax. Instead, taxable income or loss will be allocated, for U.S. federal income tax purposes, to the holders of Biote Units, including us. Accordingly, we will be required to pay U.S. federal income taxes on our allocable share of the net taxable income of Biote. Under the terms of the Biote A&R OA, Biote is obligated to make tax distributions to holders of Biote Units (including us) calculated at certain assumed rates. In addition to tax expenses, we also will incur expenses related to our operations, some of which expenses will be reimbursed by Biote. We intend to cause Biote to make ordinary distributions and tax distributions to the holders of Biote Units on a pro rata basis in amounts sufficient to cover all applicable taxes, relevant operating expenses (to the extent not already payable or reimbursable by Biote pursuant to the Biote A&R OA), payments under the Tax Receivable Agreement and dividends, if any, declared by us. However, as discussed herein, Biote’s ability to make such distributions may be subject to various limitations and restrictions, including, but not limited to, retention of amounts necessary to satisfy the obligations of the Biote Companies and restrictions on distributions that would violate any applicable restrictions contained in Biote’s debt agreements, or any applicable law, or that would have the effect of rendering Biote insolvent. To the extent we are unable to make payments under the Tax Receivable Agreement for any reason, such payments will be deferred and will accrue interest until paid, provided, however, that nonpayment for a specified period and/or under certain circumstances may constitute a material breach of a material obligation under the Tax Receivable Agreement and therefore accelerate payments under the Tax Receivable Agreement, which could be substantial.

Additionally, although Biote generally will not be subject to any entity-level U.S. federal income tax, it may be liable under certain U.S. federal income tax legislation for any adjustments to its tax return, absent an election to the contrary. In the event Biote’s calculations of taxable income are incorrect, Biote and/or its members, including us, in later years may be subject to material liabilities pursuant to this U.S. federal income tax legislation and its related guidance. We anticipate that the distributions we receive from Biote may, in certain periods, exceed our actual liabilities and our obligations to make payments under the Tax Receivable Agreement. The Board, in its sole discretion, will make any determination from time to time with respect to the use of any such excess cash so accumulated, which may include, among other uses, to pay dividends on our Class A common stock. We will have no obligation to distribute such cash (or other available cash other than any declared dividend) to our public stockholders. We may, if necessary, undertake ameliorative actions, which may include pro rata or non-pro rata reclassifications, combinations, subdivisions or adjustments of outstanding Biote Units, to maintain one-for-one parity between Biote Units held by us and shares of our Class A common stock.

Pursuant to the Tax Receivable Agreement, we will be required to pay to the Members 85% of the net income tax savings that we realize as a result of increases in tax basis of the Biote Companies’ assets resulting from the business combination and the future redemptions of the Retained Biote Units in exchange for shares of Class A common stock (or cash) pursuant to the Biote A&R OA and tax benefits related to the Tax Receivable Agreement, including tax benefits attributable to payments under the Tax Receivable Agreement, and those payments may be substantial.

In connection with the business combination, the Selling Member will be deemed for U.S. federal (and applicable state and local) income tax purposes to have sold Biote Units to the Company for the Cash Consideration and rights under the Tax Receivable Agreement (the “Purchase”) and the Members may in the

future have their Biote Units, together with the cancelation of an equal number of shares of Class V Voting Stock, redeemed in exchange for shares of our Class A common stock (or cash) pursuant to the Biote A&R OA, subject to certain conditions and transfer restrictions as set forth therein and in the Investor Rights Agreement. These sales and exchanges are expected to result in increases in our allocable share of the tax basis of the tangible and intangible assets of the Biote Companies. These increases in tax basis may increase (for income tax purposes) depreciation and amortization deductions allocable to us and therefore reduce the amount of income or franchise tax that we would otherwise be required to pay in the future had such sales and exchanges never occurred. We have entered into the Tax Receivable Agreement, which generally provides for the payment by us of 85% of certain net tax benefits, if any, that we realize (or in certain cases are deemed to realize) as a result of these increases in tax basis and tax benefits related to the transactions contemplated under the Business Combination Agreement and the redemption of Retained Biote Units in exchange for Class A common stock (or cash) pursuant to the Biote A&R OA and tax benefits attributable to payments under the Tax Receivable Agreement. These payments are an obligation of the Company and not of the Biote Companies. The actual increase in our allocable share of tax basis in the Biote Companies’ assets, as well as the amount and timing of any payments under the Tax Receivable Agreement, will vary depending upon a number of factors, including the timing of exchanges, the market price of the Class A common stock at the time of the exchange and the amount and timing of the recognition of our income. While many of the factors that will determine the amount of payments that we will make under the Tax Receivable Agreement are outside of our control, we expect that the payments we will make under the Tax Receivable Agreement will be substantial and could have a material adverse effect on our financial condition. Any payments we make under the Tax Receivable Agreement will generally reduce the amount of overall cash flow that might have otherwise been available to us. To the extent that we are unable to make timely payments under the Tax Receivable Agreement for any reason, the unpaid amounts will be deferred and will accrue interest until paid; however, nonpayment for a specified period and/or under certain circumstances may constitute a material breach of a material obligation under the Tax Receivable Agreement and therefore accelerate payments due under the Tax Receivable Agreement, as further described below. Furthermore, our future obligation to make payments under the Tax Receivable Agreement could make us a less attractive target for an acquisition, particularly in the case of an acquirer that cannot use some or all of the tax benefits that may be deemed realized under the Tax Receivable Agreement.

In certain cases, payments under the Tax Receivable Agreement may exceed the actual tax benefits we realize.

Payments under the Tax Receivable Agreement will be based on the tax reporting positions that we determine, and the U.S. Internal Revenue Service (the “IRS”) or another taxing authority may challenge all or any part of the tax basis increases, as well as other tax positions that we take, and a court may sustain such a challenge. In the event that any tax benefits initially claimed by us are disallowed, the Members will not be required to reimburse us for any excess payments that may previously have been made under the Tax Receivable Agreement, for example, due to adjustments resulting from examinations by the IRS or other taxing authorities. Rather, excess payments made to Members will be applied against and reduce any future cash payments otherwise required to be made to such Members, if any, after the determination of such excess. However, a challenge to any tax benefits initially claimed by us may not arise for a number of years following the initial time of such payment and, even if challenged earlier, such excess cash payment may be greater than the amount of future cash payments that we might otherwise be required to make under the terms of the Tax Receivable Agreement and, as a result, there might not be future cash payments against which such excess can be applied. As a result, in certain circumstances we could make payments under the Tax Receivable Agreement in excess of our actual income or franchise tax savings, which could materially impair our financial condition.

Although we may be entitled to tax benefits relating to additional tax depreciation or amortization deductions as a result of the tax basis step-up we receive in connection with the Purchase and future redemptions of Retained Biote Units in exchange for Class A common stock or cash and related transactions, we will be required to pay the Members 85% of these tax benefits under the Tax Receivable Agreement.

Pursuant to the lock-up restrictions agreed to in connection with the Investor Rights Agreement, beginning on the six month anniversary of the Closing (unless earlier waived by us in our capacity as the sole manager of

Biote), or with respect to the Earnout Units, on such later date the Earnout Units vest in accordance with the Business Combination Agreement, each Retained Biote Unit held by the Members may be redeemed, upon the exercise of such Members’ Exchange Rights, in exchange for either one share of Class A common stock or, at our election in our capacity as the sole manager of Biote, the cash equivalent of the market value of one share of Class A common stock, pursuant to the terms and conditions of the Biote A&R OA. The Purchase and any future exchanges pursuant to the Biote A&R OA, are expected to result in increases in our allocable share of the tax basis of the tangible and intangible assets of the Biote Companies. These increases in tax basis may increase (for tax purposes) depreciation and amortization deductions and therefore reduce the amount of income or franchise tax that we would otherwise be required to pay in the future, although the IRS or any applicable foreign, state or local tax authority may challenge all or part of that tax basis increase, and a court could sustain such a challenge. At the Closing, we entered into the Tax Receivable Agreement, which generally provides for the payment by us to the Members of 85% of certain tax benefits, if any, that we realize as a result of these increases in tax basis and of certain other tax benefits related to the Tax Receivable Agreement, including income or franchise tax benefits attributable to payments under the Tax Receivable Agreement. These payment obligations pursuant to the Tax Receivable Agreement are an obligation of the Company and not of the Biote Companies. The actual increase in our allocable share of tax basis in the Biote Companies’ assets, as well as the amount and timing of any payments under the Tax Receivable Agreement, will vary depending upon a number of factors, including the timing of redemptions, the market price of shares of our Class A common stock at the time of the exchange, the extent to which such exchanges are taxable and the amount and timing of our income. Because none of the foregoing factors are known at this time, we cannot determine the amounts (if any) that would be payable under the Tax Receivable Agreement. However, we expect that as a result of the possible size and frequency of the exchanges and the resulting increases in the tax basis of the tangible and intangible assets of the Biote Companies, the payments that we expect to make under the Tax Receivable Agreement will be substantial and could have a material adverse effect on our financial condition. The payments under the Tax Receivable Agreement are not conditioned upon continued ownership of the Combined Company by the holders of Biote Units. The Members will not be required to reimburse us for any excess payments that may previously have been made under the Tax Receivable Agreement, for example, due to adjustments resulting from examinations by taxing authorities. Rather, excess payments made to such holders will be netted against future payments otherwise to be made under the Tax Receivable Agreement, if any, after the determination of such excess. As a result, in certain circumstances we could make payments under the Tax Receivable Agreement in excess of our actual income or franchise tax savings, which could materially impair our financial condition.

In certain cases, payments under the Tax Receivable Agreement may be accelerated or significantly exceed the actual benefits we realize in respect of the tax attributes subject to the Tax Receivable Agreement.

The Tax Receivable Agreement provides that, in the event that (i) we exercise our early termination rights under the Tax Receivable Agreement, (ii) certain changes of control occur (as described in the Tax Receivable Agreement), (iii) we, in certain circumstances, fail to make a payment required to be made pursuant to the Tax Receivable Agreement by the applicable final payment date, which non-payment continues for 30 days following such final payment date or (iv) we materially breach any of our material obligations under the Tax Receivable Agreement, which breach continues without cure for 30 days following receipt by us of written notice thereof (unless, in the case of clauses (iii) and (iv), certain liquidity exceptions apply) our obligations under the Tax Receivable Agreement will accelerate and we will be required to make a lump-sum cash payment to the applicable parties to the Tax Receivable Agreement equal to the present value of all forecasted future payments that would have otherwise been made under the Tax Receivable Agreement, which lump-sum payment would be based on certain assumptions, including those relating to our future taxable income. The change of control payment to the Members could be substantial and could exceed the actual tax benefits that we receive as a result of acquiring Biote Units from the Members because the amounts of such payments would be calculated assuming that we would have been able to use the potential tax benefits each year for the remainder of the amortization periods applicable to the basis increases, and that tax rates applicable to us would be the same as they were in the year of the termination. Decisions made in the course of running our business, such as with respect to mergers, asset sales, other forms of business combinations or other changes in control, may influence the timing and amount of payments that are received by the holders of Retained Biote Units under the Tax Receivable Agreement. For example, the earlier disposition of assets following an exchange or acquisition transaction will generally accelerate payments under the Tax Receivable Agreement and increase the present value of such payments, and the disposition of assets before an exchange or acquisition transaction will increase an existing owner’s tax liability without giving rise to any rights of holders of Retained Biote Units to receive payments under the Tax Receivable Agreement. There may be a material negative effect on our liquidity if the payments under the Tax Receivable Agreement exceed the actual income or franchise tax savings that we realize in respect of the tax attributes subject to the Tax Receivable Agreement or if distributions to us by Biote are not sufficient to permit us to make payments under the Tax Receivable Agreement after we have paid taxes and other expenses. Furthermore, our obligations to make payments under the Tax Receivable Agreement could make us a less attractive target for an acquisition, particularly in the case of an acquirer that cannot use some or all of the tax benefits that are deemed realized under the Tax Receivable Agreement. We may need to incur additional indebtedness to finance payments under the Tax Receivable Agreement to the extent our cash resources are insufficient to meet our obligations under the Tax Receivable Agreement as a result of timing discrepancies or otherwise which may have a material adverse effect on our financial condition.

We may not be able to realize all or a portion of the tax benefits that are expected to result from the acquisition of Retained Biote Units from Biote Members.

Pursuant to the Tax Receivable Agreement, we will share tax savings resulting from (A) the amortization of the anticipated step-up in tax basis in the Biote Companies’ assets as a result of (i) the Purchase and (ii) the future redemption of Retained Biote Units in exchange for shares of Class A Stock or cash pursuant to the Biote A&R OA and (B) certain other related transactions with the Members. The amount of any such tax savings attributable to the Purchase and future exchanges will be paid 85% to the applicable Members and retained 15% by us. Any such amounts payable will only be due once the relevant tax savings have been realized by us, unless our obligations under the Tax Receivable Agreement are accelerated. Our ability to realize, and benefit from, these tax savings depends on a number of assumptions, including that we will earn sufficient taxable income each year during the period over which the deductions arising from any such basis increases and payments are available and that there are no adverse changes in applicable law or regulations. If our actual taxable income were insufficient to fully utilize such tax benefits or there were adverse changes in applicable law or regulations, we may be unable to realize all or a portion of these expected benefits and our cash flows and stockholders’ equity could be negatively affected.

Risks Related to Taxes

Unless otherwise indicated or the context otherwise requires, references in this section to “we”, “us” and “our” generally refer to Biote in the present tense or the Combined Company from and after the business combination.

Taxing authorities may successfully assert that we should have collected or in the future should collect sales and use, gross receipts, value added or similar taxes and may successfully impose additional obligations on us, and any such assessments or obligations could adversely affect our business, financial condition and results of operations.

The application of indirect taxes, such as sales and use tax, value-added tax, goods and services tax, business tax and gross receipts tax, to platform businesses is a complex and evolving issue. Many of the fundamental statutes and regulations that impose these taxes were established before the adoption and growth of the Internet and e-commerce. Significant judgment is required on an ongoing basis to evaluate applicable tax obligations and, as a result, amounts recorded are estimates and are subject to adjustments. In many cases, the ultimate tax determination is uncertain because it is not clear how new and existing statutes might apply to our business.

We may face various indirect tax audits in various U.S. jurisdictions. In certain jurisdictions, we collect and remit indirect taxes. However, tax authorities may raise questions about or challenge or disagree with our calculation, reporting or collection of taxes and may require us to collect taxes in jurisdictions in which we do not currently do so or to remit additional taxes and interest, and could impose associated penalties and fees. For example, after the U.S. Supreme Court decision in South Dakota v. Wayfair Inc., certain states have adopted, or started to enforce, laws that may require the calculation, collection and remittance of taxes on sales in their jurisdictions, even if we do not have a physical presence in such jurisdictions. A successful assertion by one or more tax authorities requiring us to collect taxes in jurisdictions in which we do not currently do so or to collect additional taxes in a jurisdiction in which we currently collect taxes, could result in substantial tax liabilities, including taxes on past sales, as well as penalties and interest, could harm our business, financial condition and results of operations. Although we have reserved for potential payments of possible past tax liabilities in our financial statements, if these liabilities exceed such reserves, our financial condition will be harmed.

As a result of these and other factors, the ultimate amount of tax obligations owed may differ from the amounts recorded in our financial statements and any such difference may adversely impact our results of operations in future periods in which we change our estimates of our tax obligations or in which the ultimate tax outcome is determined.

Unanticipated changes in effective tax rates or adverse outcomes resulting from examination of our income or other tax returns could adversely affect our financial condition and results of operations.

We are subject to income taxes in the United States, and our domestic tax liabilities are subject to the allocation of expenses in differing jurisdictions. Our future effective tax rates could be subject to volatility or adversely affected by a number of factors, including:

•	changes in the valuation of our deferred tax assets and liabilities;

•	expected timing and amount of the release of any tax valuation allowances;

•	tax effects of stock-based compensation;

•	costs related to intercompany restructurings;

•	changes in tax laws, regulations or interpretations thereof; and

•	lower than anticipated future earnings in jurisdictions where we have lower statutory tax rates and higher than anticipated future earnings in jurisdictions where we have higher statutory tax rates.

In addition, we may be subject to audits of our income, sales and other transaction taxes by U.S. federal and state authorities. Outcomes from these audits could adversely affect our financial condition and results of operations.

Increases in our income tax rates, changes in income tax laws or disagreements with tax authorities can adversely affect our business, financial condition or results of operations.

Increases in our income tax rates or other changes in income tax laws in the United States or any particular jurisdiction in which we operate could reduce our after-tax income from such jurisdiction and adversely affect our business, financial condition or results of operations. Existing tax laws in the United States have been and could in the future be subject to significant change. For example, in December 2017, the TCJA was signed into law in the United States which provided for significant changes to then-existing tax laws and subsequent legislation (such as the enactment of the Coronavirus Aid, Relief, and Economic Security Act in March 2020) modifying certain TCJA provisions and additional guidance issued by the IRS pursuant to the TCJA may continue to impact us in future periods. Other significant changes in U.S. federal taxation have recently been proposed. These or other additional changes in the U.S. tax regime, including changes in how existing tax laws are interpreted or enforced, can adversely affect our business, financial condition or results of operations.

We will also be subject to regular reviews, examinations and audits by the IRS and other taxing authorities with respect to income and non-income-based taxes. Economic and political pressures to increase tax revenues in jurisdictions in which we operate, or the adoption of new or reformed tax legislation or regulation, may make resolving tax disputes more difficult and the final resolution of tax audits and any related litigation can differ from our historical provisions and accruals, resulting in an adverse impact on our business, financial condition or results of operations.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information is provided to aid you in your analysis of the financial aspects of the business combination.

The following unaudited pro forma condensed combined balance sheet as of December 31, 2021 combines the historical balance sheet of Haymaker as of December 31, 2021 with the historical consolidated balance sheet of Biote as of December 31, 2021, giving effect to the business combination as if it had been consummated as of that date.

The following unaudited pro forma condensed combined statement of operations for the year ended December 31, 2021 combines the historical statement of operations of Haymaker and the historical consolidated statement of operations of Biote for such periods, giving effect to the business combination as if it had been consummated on January 1, 2021.

The unaudited pro forma condensed combined financial statements have been derived from and should be read in conjunction with:

•	the accompanying notes to the unaudited pro forma condensed combined financial statements;

•	the audited historical financial statements of Haymaker as of and for the year ended December 31, 2021, and the related notes, included elsewhere in this proxy statement;

•	the audited historical consolidated financial statements of Biote as of and for the year ended December 31, 2021, and the related notes, included elsewhere in this proxy statement; and

•

the sections entitled “The Company’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Biote Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and other financial information relating to Haymaker and Biote included elsewhere in this proxy statement.

The unaudited pro forma condensed combined financial information is for illustrative purposes only and is not necessarily indicative of what the actual results of operations and financial position would have been had the business combination taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the Combined Company.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF DECEMBER 31, 2021

(in thousands, except per share amounts)

			Assuming No			Assuming Maximum
	Historical		Redemptions			Redemptions
			Transaction		Pro Forma	Transaction		Pro Forma
	5(A)	5(B)	Accounting		Balance	Accounting		Balance
	Haymaker	Biote	Adjustments		Sheet	Adjustments		Sheet
ASSETS
Current assets:
Cash	$130	$26,766	$147,785	5(a)	$174,681	$(123,415)	5(l)	$51,266
Accounts receivable, net	—	5,231	—		5,231	—		5,231
Inventory, net	—	9,615	—		9,615	—		9,615
Prepaid expenses	321	5,473	(3,680)	5(b)	2,114	—		2,114

Total current assets	451	47,085	144,105		191,641	(123,415)		68,226
Property and equipment, net	—	2,335	—		2,335	—		2,335
Capitalized software, net	—	4,554	—		4,554	—		4,554
Operating lease right-of-use assets	—	356	—		356	—		356
Other assets	—	—	846	5(b)	846	—		846
Deferred tax asset	—	—	56,194	5(c)	56,194	(47,004)	5(c)	9,190
Cash and marketable securities held in trust account	317,582	—	(317,582)	5(d)	—	—		—

Total assets	$318,033	$54,330	$(116,437)		$255,926	$(170,419)		$85,507

LIABILITIES, COMMON STOCK SUBJECT TO POSSIBLE REDEMPTION, AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$281	$4,349	$—		$4,630	$—		$4,630
Accrued expenses	1,830	6,011	—		7,841	—		7,841
Franchise tax payable	161	—	—		161	—		161
Note payable, current	—	5,000	1,250	5(e)	6,250	—		6,250
Deferred revenue	—	1,705	—		1,705	—		1,705
Operating lease liabilities, current	—	248	—		248	—		248

Total current liabilities	2,272	17,313	1,250		20,835	—		20,835
Note payable, net of current portion	—	31,963	84,144	5(e)	116,107	—		116,107
Deferred revenue, long-term	—	802	—		802	—		802
Operating lease liabilities, long-term	—	127	—		127	—		127
Payable to related parties pursuant to tax receivable agreement	—	—	47,765	5(f)	47,765	(39,953)	5(f)	7,812
Warrant liabilities	9,779	—	—		9,779	—		9,779
Earnout liability	—	—	210,850	5(g)	210,850	—		210,850
Deferred underwriting fee payable	11,112	—	(11,112)	5(h)	—	—		—

Total liabilities	23,163	50,205	332,897		406,265	(39,953)		366,312

Class A common stock subject to possible redemption	317,500	—	(317,500)	5(i)	—	—		—

Stockholders’ equity (deficit):
Haymaker Preferred stock, $0.0001 par value	—	—	—		—	—		—
Haymaker Class A common stock, $0.0001 par value	—	—	4	5(j)	4	(3)	5(l)	1
Haymaker Class B common stock, $0.0001 par value	1	—	(1)	5(j)	—	—		—
Haymaker Class V common stock, $0.0001 par value	—	—	3	5(j)	3	2	5(l)	5
Biote Class A, AA, and AAA units	—	—	—		—	—		—
Biote Class AAAA units	—	—	—		—	—		—
Additional paid-in capital	—	—	(74,651)	5(j)	(74,651)	(130,465)	5(l)	(205,116)
Accumulated deficit	(22,631)	4,165	(59,018)	5(j)	(77,484)	(1,697)	5(l)	(79,181)
Accumulated other comprehensive loss	—	(40)	18	5(j)	(22)	16	5(l)	(6)

Total stockholders’ equity (deficit) attributable to common stockholders	(22,630)	4,125	(133,645)	5(j)	(152,150)	(132,147)	5(l)	(284,297)
Noncontrolling interest	—	—	1,811	5(k)	1,811	1,681	5(l)	3,492

Total stockholders’ equity (deficit)	(22,630)	4,125	(131,834)		(150,339)	(130,466)		(280,805)

Total liabilities and stockholders’ equity (deficit)	$318,033	$54,330	$(116,437)		$255,926	$(170,419)		$85,507

See accompanying notes to the unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(in thousands, except share and per share amounts)

	Historical		Assuming No Redemptions				Assuming Maximum Redemptions
	6(A) Haymaker	6(B) Biote	Transaction Accounting Adjustments		Pro Forma Statement of Operations		Transaction Accounting Adjustments		Pro Forma Statement of Operations
Revenue:
Product revenue	$—	$137,598	$—		$137,598		$—		$137,598
Service revenue	—	1,798	—		1,798		—		1,798

Total Revenue	—	139,396	—		139,396		—		139,396
Cost of revenue:
Cost of products	—	46,298	—		46,298		—		46,298
Cost of services	—	2,519	—		2,519		—		2,519

Total cost of revenue	—	48,817	—		48,817		—		48,817
Commissions	—	2,056	—		2,056		—		2,056
Marketing	—	4,908	—		4,908		—		4,908
Selling, general, and administrative	—	49,054	89,887	6(a)	138,941		—		138,941
Operating and formation costs	3,122	—	(198)	6(b)	2,924		—		2,924
Franchise tax expense	200	—	—		200		—		200

Income (loss) from operations	(3,322)	34,561	(89,689)		(58,450)		—		(58,450)
Other income (expense):
Interest expense	—	(1,673)	(6,217)	6(c)	(7,890)		—		(7,890)
Other income (expense), net	—	17	—		17		—		17
Transaction costs allocated to warrant liabilities	(966)	—	—		(966)		—		(966)
Net gain on investments held in Trust Account	82	—	(82)	6(d)	—		—		—
Excess of private placement warrant fair value over purchase price	(3,507)	—	—		(3,507)		—		(3,507)
Change in fair value of warrant liabilities	18,826	—	—		18,826		—		18,826

Total other income (expense)	14,435	(1,656)	(6,299)		6,480		—		6,480

Income (loss) before provision for income taxes	11,113	32,905	(95,988)		(51,970)		—		(51,970)
Income tax expense	—	286	(6,990)	6(e)	(6,704)		4,869	6(e)	(1,834)

Net income (loss)	11,113	32,619	(88,998)		(45,266)		(4,869)		(50,136)
Net income (loss) attributable to noncontrolling interest	—	—	(22,824)	6(f)	(22,824)		(21,171)	6(f)	(43,994)

Net income (loss) attributable to common stockholders	$11,113	$32,619	$(66,175)		$(22,443)		$16,301		$(6,141)

Weighted average shares outstanding, Class A common stock
Basic	26,265,068	979,800			38,100,000	6(g)			8,426,316	6(g)
Diluted	26,265,068	979,800			38,100,000	6(g)			8,426,316	6(g)

Earning (loss) per share, Class A common stock
Basic	$0.33	$33.29			$(0.59)	6(g)			$(0.73)	6(g)
Diluted	$0.32	$33.29			$(0.59)	6(g)			$(0.73)	6(g)

Weighted average shares outstanding, Class B common stock
Basic	7,860,788
Diluted	8,058,048

Earnings per share, Class B common stock
Basic	$0.33
Diluted	$0.32

See accompanying notes to the unaudited pro forma condensed combined financial information.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1. Description of the Transactions

The Business Combination

On December 13, 2021, the Company, the Sponsor, Biote, the Class A Member, the Biote Founder and the Members’ Representative entered into the Business Combination Agreement.

The aggregate consideration that will be paid to or retained by the Members upon the Closing is approximately $555,000,000, subject to the purchase price adjustments set forth in the Business Combination Agreement. Pursuant to the Business Combination Agreement, subject to the satisfaction or waiver of certain conditions set forth therein, at the time of the Closing, (x) the Biote Companies will hold the Debt Financing Proceeds, and (y) in exchange for the Closing Biote Units, the Company will transfer the balance of the Closing Date Cash to Biote and will issue to Biote the number of shares of newly issued Class V voting stock equal to the number of Retained Biote Units, which will entitle the holder thereof to one vote per share but no right to dividends or distributions. Biote will immediately thereafter distribute the Class V voting stock to its Members pursuant to the Biote A&R OA. The Closing Date Cash will be utilized in accordance with and in the priority set forth in the Business Combination Agreement. The Members will, immediately following the Closing, retain an aggregate number of Biote Units equal to the Retained Biote Units, which is equal to the following (without duplication between clauses (y) and (z)): (w) (i) (A) Biote’s equity value (i.e., $555,000,000), minus (B) the aggregate amount of Biote Transaction Expenses, minus (C) the Cash Consideration, if any, divided by (ii) $10.00, plus (x) the Member Earnout Units, minus (y) a number of Biote Units equal to the number of shares of Class A common stock to be issued to the Phantom Equity Holders pursuant to the Phantom Equity Acknowledgements (or the existing underlying phantom equity documentation with respect to any Phantom Equity Holder who has not entered into a Phantom Equity Acknowledgement as of the Closing), minus (z) a number of Biote Units equal to the quotient of (i) the amount of cash payable to the Phantom Equity Holders pursuant to the Phantom Equity Acknowledgments (or the existing underlying phantom equity documentation with respect to any Phantom Equity Holder who has not entered into a Phantom Equity Acknowledgement as of the Closing), divided by (ii) $10.00. In connection with the Closing, on the Closing Date (a) the Members on a pro rata basis will subject (i) 10,000,000 Member Earnout Units and (ii) 10,000,000 Earnout Voting Shares, (b) the Sponsor will subject 1,587,500 Sponsor Earnout Shares, and (c) the Company will subject a number of Biote Units equal to the number of Sponsor Earnout Shares, to certain restrictions and potential forfeiture pending the achievement (if any) of certain earnout targets pursuant to the terms of the Business Combination Agreement or the occurrence of a Change of Control. One third of each of the Member Earnout Units, Earnout Voting Shares, Sponsor Earnout Shares and Sponsor Earnout Units will vest upon the occurrence of each of the following events: (i) the first time, prior to the Earnout Deadline, the VWAP equals or exceeds $12.50 per share for 20 trading days of any 30 consecutive trading day period following the Closing, (ii) the first time, prior to the Earnout Deadline, the VWAP equals or exceeds $15.00 per share for 20 trading days of any 30 consecutive trading day period following the Closing, and (iii) the first time, prior to the Earnout Deadline, the VWAP equals or exceeds $17.50 per share for 20 trading days of any 30 consecutive trading day period following the Closing. If a definitive agreement with respect to a Change of Control is entered into on or prior to the Earnout Deadline, then effective as of immediately prior to closing of such Change of Control, unless previously vested pursuant to clauses (i) through (iii) of the preceding sentence, each of the Member Earnout Units, Earnout Voting Shares, Sponsor Earnout Shares and Sponsor Earnout Units will vest. The Earnout Securities will have voting rights but no right to dividends or distributions (except for certain tax distributions from Biote in accordance with the Biote A&R OA) until such restrictions and potential forfeiture have lapsed.

Pursuant to the Business Combination Agreement, the “Cash Consideration” will be equal to the portion of the aggregate consideration paid or payable to the Selling Member that is paid in cash, which amount shall in no event exceed $199,000,000.

At the Closing and in consideration for the acquisition of Biote Units by the Company, the Company and the Biote Companies will, subject to the Business Combination Agreement and the Trust Agreement (as defined in the Business Combination Agreement), disburse the Closing Date Cash for the following purposes and in the following order of priority: (a) first, payment of unpaid Transaction Expenses (as defined in the Business Combination Agreement), (b) second, payment to Biote (for use by the Biote Companies) in the amount of $75,000,000, (c) third, payment of Cash Consideration to the Selling Member in the amount of $50,000,000, (d) fourth, payment to Biote (for use by the Biote Companies) in the amount of $75,000,000, (e) fifth, payment of Cash Consideration to the Selling Member in the amount of $75,000,000, (f) sixth, payment to Biote and the Selling Member such that Biote and the Selling Member receive 37.8% and 62.2%, respectively, of the remaining Closing Date Cash until Biote and the Selling Member have received aggregate payments pursuant to this clause (f) equal to $45,000,000 and $74,000,000, respectively, and (g) seventh, payment to Biote (for use by the Biote Companies).

Assuming that none of the Company’s current stockholders exercise their right to redeem their Class A common stock and Biote Transaction Expenses equal $11,521,000, and subject to certain adjustments in accordance with the Business Combination Agreement, as of immediately following the Closing and without giving effect to outstanding warrants to purchase Class A common stock or any warrants issuable in respect of the Working Capital Loans or issuance of any shares under the Incentive Plan or ESPP, but including the Earnout Securities, the Company is expected to own, directly or indirectly, approximately 49.9% of the Biote Units and will control Biote as the sole manager of Biote in accordance with the terms of the Biote A&R OA and all remaining Biote Units will be owned by the Members. The Members are expected to hold a controlling voting interest in the Company after the Closing and will therefore have the ability to control Biote.

Beginning on the six month anniversary of the Closing, each Retained Biote Unit held by the Members may be redeemed, together with one share of Class V voting stock and subject to certain conditions, in exchange for either one share of Class A common stock or in certain circumstances, at the election of the Company in its capacity as the sole manager of Biote, the cash equivalent of the market value of one share of Class A common stock, pursuant to the terms and conditions of the Biote A&R OA (such exchange rights, as further described in the Biote A&R OA, the “Exchange Rights”).

2. Basis of Presentation

The unaudited pro forma condensed combined financial statements were prepared in accordance with Article 11 of SEC Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or reasonably expected to occur (“Management’s Adjustments”). The Company has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the unaudited pro forma condensed combined financial information. The adjustments presented in the unaudited pro forma condensed combined financial statements have been identified and presented to provide relevant information necessary for an understanding of the Combined Company upon consummation of the business combination.

The unaudited pro forma condensed combined balance sheet as of December 31, 2021 gives effect to the business combination as if it occurred on December 31, 2021. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2021 gives effect to the business combination as if it occurred on January 1, 2021.

The pro forma adjustments reflecting the consummation of the business combination are based on certain currently available information and certain assumptions and methodologies that the Company believes are reasonable under the circumstances. The pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments, and it is possible the difference may be material. The

Company believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the business combination based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the business combination. Haymaker and Biote have not had any historical relationship prior to the business combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies. Amounts are presented in thousands, except for share and per share amounts or as otherwise specified.

The unaudited pro forma condensed combined financial information presents two redemption scenarios as follows:

•

Assuming no redemptions: This presentation assumes that no Haymaker public stockholders exercise their redemption rights demanding redemption of their Class A common stock for a pro rata portion of the funds in the trust account, and thus the full amount held in the trust account as of Closing is available for the business combination;

•

Assuming maximum redemptions: This presentation assumes that Haymaker public stockholders holding 28,987,006 shares of Class A common stock will exercise their redemption rights demanding redemption of their Class A common stock for a pro rata portion of the funds in the trust account. This scenario reflects the maximum number of shares that could be redeemed while having net tangible assets of $5,000,001. Under the Business Combination Agreement, it is a condition to Biote’s obligations to close that, after giving effect to any redemptions, there is at least $125,000,000 in Closing Date Cash. Further, Haymaker’s current charter stipulates that the Company will not redeem any public shares in an amount that would cause net tangible assets to be less than $5,000,001.

These unaudited pro forma condensed combined financial statements and related notes have been derived from and should be read in conjunction with:

•	the audited historical financial statements of Haymaker as of and for the year ended December 31, 2021, and the related notes, included elsewhere in this proxy statement;

•	the audited historical consolidated financial statements of Biote as of and for the year ended December 31, 2021, and the related notes, included elsewhere in this proxy statement; and

•

the sections entitled “The Company’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Biote Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and other financial information relating to Haymaker and Biote included elsewhere in this proxy statement.

The unaudited pro forma condensed combined financial information is for illustrative purposes only and is not necessarily indicative of what the actual results of operations and financial position would have been had the business combination taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the Combined Company.

3. Accounting for the Business Combination

The business combination will be accounted for as a common control transaction, in accordance with GAAP, as the Biote Founder is deemed to have continued control over the Combined Company for accounting purposes. Under this method of accounting, Haymaker’s acquisition of Biote will be accounted for at Biote’s historical carrying values, and Biote will be deemed the predecessor entity. This method of accounting is similar to a reverse recapitalization whereby the business combination will be treated as the equivalent of Biote issuing stock for the net assets of Haymaker, accompanied by a recapitalization. The net assets of Haymaker will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the business combination will be those of Biote.

4. Capitalization

The following summarizes the approximate pro forma ownership of common stock of the Combined Company following the business combination under each redemption scenario:

	Assuming No		Assuming Maximum
	Redemptions		Redemptions(1)
Equity Capitalization Summary	Shares	%	Shares	%
Biote Members(2)	39,835,150	50.1%	56,480,641	84.9%
Haymaker Public Stockholders	31,750,000	39.9%	2,762,994	4.2%
Haymaker Sponsor(3)	7,937,500	10.0%	7,250,822	10.9%

Total common stock of PubCo	79,522,650	100.0%	66,494,457	100.0%

(1)

Assumes redemptions of 28,987,006 shares of Class A common stock of Haymaker for aggregate redemption payments of $289,870,060 using a per-share redemption price of $10.00. Additionally, the Sponsor would forfeit 686,678 shares as a result of the assumed maximum redemptions in accordance with the terms of the Business Combination Agreement.

(2)

In each scenario, includes 10,000,000 Earnout Voting Shares which are subject to forfeiture if the Earnout triggering events are not achieved and excludes up to 3,887,750 shares of Class A common stock to be issued to the Phantom Equity Holders pursuant to the Phantom Equity Acknowledgements.

(3)	In each scenario, includes 1,587,500 Sponsor Earnout Shares which are subject to forfeiture if the Earnout triggering events are not achieved.
(4)	Assumes Biote Transaction Expenses equal $11,521,000.

5. Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet as of December 31, 2021 (in thousands, except share and per share amounts)

The pro forma notes and adjustments, based on preliminary estimates that could change materially as additional information is obtained, are as follows:

Pro forma notes

(A)	Derived from the audited balance sheet of Haymaker as of December 31, 2021.

(B)	Derived from the audited consolidated balance sheet of Biote as of December 31, 2021.

Pro forma adjustments

(a)	To reflect the net cash proceeds from the business combination as follows:

Release of Trust Account	$317,582	5	(d)
Payment of Haymaker deferred underwriting fee payable	(11,112)	5	(h)
Payment of Biote cash-settled Phantom Equity Awards	(7,250)	5	(j)
Payment of Biote executive bonus	(2,000)	5	(j)
Repayment of Biote long-term debt	(37,500)	5	(e)
Proceeds from new term loan facility	122,357	5	(e)
Payment of debt issuance costs on revolving credit facility	(1,107)	5	(b)
Payment of cash consideration	(199,000)	5	(j)
Payment of transaction expenses	(34,185)	5	(j)

Cash and cash equivalents	$147,785

(b)

To reflect the reclassification of $3,941 of deferred transaction expenses from prepaid expenses to additional paid-in capital (see Note 5(j)) as well as the payment of $1,107 of debt issuance costs related to the revolving credit facility, of which $261 is capitalized in prepaid expenses and $846 is capitalized in other assets.

(c)

Represents adjustments to reflect applicable deferred income taxes of $56,194 assuming no redemptions, and deferred income taxes of $9,190 assuming maximum redemptions. The deferred taxes are primarily related to the difference between the financial statement carrying amount and the tax basis in the Biote partnership interest. The basis difference primarily results from the business combination where the Company will record a step-up in basis on the Biote partnership interests. The adjustment related to the deferred tax asset was calculated assuming: (1) the GAAP balance sheet as of December 31, 2021 adjusted for the pro forma entries described herein, (2) estimated tax basis as of December 31, 2021 adjusted for the pro forma entries described herein, and (3) a blended federal and state income tax rate of 23%.

(d)	To reflect the release of $317,549 from the trust account upon consummation of the business combination (see Note 5(a)).

(e)	To reflect the refinancing of Biote’s long-term debt as follows.

Repayment of Biote long-term debt	(37,500)	5	(a)
Write-off of unamortized discount and debt issuance costs in connection with repayment of Biote long-term debt	537	5	(j)
Proceeds from new long-term debt	122,357	5	(a)

Note payable, current and Note payable, net of current portion	$85,394

(f)

Upon the Closing, the Combined Company will be a party to a Tax Receivable Agreement. Under the terms of that agreement, the Combined Company generally will be required to pay to the Members 85% of the U.S. federal, state and local income tax savings that the Combined Company realizes or is deemed to realize in certain circumstances as a result of (i) tax basis adjustments resulting from the deemed taxable acquisition of Biote Units by the Combined Company at the Closing of the business combination and on future taxable exchanges of Retained Biote Units acquired by the Combined Company, and (ii) tax deductions in respect of portions of certain payments made under the Tax Receivable Agreement. The Combined Company generally will retain the benefit of the remaining 15% of the applicable tax savings.

Upon the completion of the business combination, the Selling Member will be deemed, for tax purposes, to have exchanged a portion of its Biote Units for Cash Consideration, which would create tax attributes and, thus, an obligation under the Tax Receivable Agreement. The $47,765 adjustment and $7,812 adjustment related to the Tax Receivable Agreement assuming no redemptions and assuming maximum redemptions, respectively, both assume: (1) cash consideration is paid to the Selling Member in connection with the business combination, (2) a price per share of Class A common stock equal to $10.00, (3) a blended federal and state income tax rate of 23%, (4) no material changes in tax law, (5) the ability to utilize all of the tax attributes based on current taxable income forecasts, and (6) future payments under the Tax Receivable Agreement.

The amount of expected future payments under the Tax Receivable Agreement is dependent upon a number of factors, including the Combined Company’s cash tax savings, the enacted tax rate in the years in which it utilizes tax attributes subject to the Tax Receivable Agreement, and current taxable income forecasts. These estimated rates and forecasts are subject to change based on actual results and realizations, which could have a material impact on the liability to be paid. If the Combined Company exercises its right to terminate the Tax Receivable Agreement or in the case of a change in control of the Combined Company or a material breach of the Combined Company’s material obligations under the Tax Receivable Agreement, all obligations under the Tax Receivable Agreement will be accelerated and the Combined Company will be required to make a payment to the Members. Such payment would be in an amount equal to the present value of future payments under the Tax Receivable Agreement, as determined based on certain assumptions, including that the Combined Company would have sufficient taxable income to fully utilize the tax deductions and other tax attributes subject to the Tax Receivable Agreement.

Due to the uncertainty as to the amount and timing of future exchanges of Retained Biote Units by the Members and as to the price of the Class A common stock at the time of any such exchanges, the unaudited pro forma condensed combined financial information does not assume that any Member has exchanged Retained Biote Units that would create an obligation to the Members under the Tax Receivable Agreement. Future exchanges will result in incremental tax attributes and potential cash tax savings for the Combined Company. Depending on the Combined Company’s assessment on realizability of such tax attributes, the Tax Receivable Agreement liability then arising will be recorded at the exchange date.

(g)

To record the preliminary estimated fair value of the Earnout Securities which vest upon the achievement of certain triggering events. The preliminary estimated fair value of the Earnout Securities was determined using a Monte Carlo simulation valuation model, and the Earnout Securities are classified as a liability because they are not indexed to the company’s own stock (see Note 5(j)). The significant assumptions utilized in estimating the fair value of the Earnout Securities include the following: (1) Haymaker’s common stock price of $10.00 at the Closing of the business combination; (2) the volatility of Haymaker’s common stock of 60.0% over the length of the earnout period; and (3) a drift rate equal to the risk-free rate of 1.3% over the length of the earnout period. After the Closing, the earnout liability will be remeasured to its fair value at the end of each reporting period, and subsequent changes in the fair value will be recognized in earnings.

(h)	To reflect the payment of $11,112 of deferred underwriting fees incurred during the IPO that are contractually due upon Closing of the business combination (see Note 5(a)).

(i)

Assuming no Haymaker Public Shares are redeemed, the Haymaker common stock subject to possible redemption of $317,500 would be transferred to permanent equity immediately prior to the consummation of the business combination (see Note 5(j)).

(j)	To reflect the recapitalization of the Combined Company through the following equity transactions:

Reclassification of common stock subject to possible redemption	$317,500	5	(i)
Payment of Biote cash-settled Phantom Equity Awards	(7,250)	5	(a)
Payment of Biote executive bonus	(2,000)	5	(a)
Payment of cash consideration	(199,000)	5	(a)
Payment of transaction expenses	(34,185)	5	(a)
Reclass of prepaid transaction expenses	(3,941)	5	(b)
Write-off of unamortized discount and debt issuance costs in connection with repayment of Biote long-term debt	(537)	5	(e)
Earnout liability	(210,850)	5	(g)
Deferred tax asset	56,194	5	(c)
Payable to related parties pursuant to tax receivable agreement	(47,765)	5	(f)
Reclass of noncontrolling interest	(1,811)	5	(k)

Total stockholders’ equity (deficit) attributable to common stockholders	$(133,645)

(k)

To reflect the reclassification of $1,811 to noncontrolling interest as a result of the Biote Units retained by the Members in the UP-C structure, which is calculated as the pre-combination carrying amounts of Biote’s net assets ($4,125) multiplied by 43.9%, the percentage of outstanding Biote Units retained by the Members (excluding any Earnout Securities from such calculation).

(l)

Assuming 28,987,006 shares are redeemed for cash by the Haymaker Public Stockholders, $289,870 would be paid out in cash to redeeming stockholders and cash consideration would be reduced by $166,455 to $32,545. Additionally, the noncontrolling interest would be adjusted by $1,681 as a result of the Members retaining 84.7% of the outstanding Biote Units, and additional paid-in capital would be reduced by $7,051 as a result of the changes to deferred tax asset and the Tax Receivable Agreement liability described in Notes 5(c) and 5(f).

6. Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations for the Year Ended December 31, 2021 (in thousands, except share and per share amounts)

The pro forma notes and adjustments, based on preliminary estimates that could change materially as additional information is obtained, are as follows:

Pro forma notes

(A)	Derived from the audited statement of operations of Haymaker for the year ended December 31, 2021.

(B)	Derived from the audited consolidated statement of operations of Biote for the year ended December 31, 2021.

Pro forma adjustments

(a)

To record share-based compensation expense related to Biote’s Phantom Equity awards and incentive unit awards which vest upon Closing as well as $2,000 of compensation expense related to an executive bonus payable upon Closing and $1,031 of Biote Transaction Expenses expected to be paid upon Closing but which do not qualify to be recorded in equity under GAAP and will be expensed as incurred.

(b)	To eliminate fees incurred by Haymaker under the administrative services agreement which will cease upon closing of the business combination.

(c)	To eliminate interest expense on Biote’s existing long-debt to be refinanced upon closing of the business combination and accrue interest expense on the new debt facility.

(d)	To eliminate net gain on investments held in trust account which will be released upon closing of the business combination.

(e)

As a result of the Combined Company’s UP-C structure, the Combined Company will be a tax-paying entity. For pro forma purposes, income tax expense has been determined utilizing an estimated blended federal and state tax rate of 23% which is applied to the Company’s share of Biote’s net income.

(f)	To reflect net income (loss) attributable to noncontrolling interest as a result of the Biote Units retained by the Members in the UP-C structure.

(g)

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statement of operations are based upon the number of shares outstanding at the Closing assuming the Closing occurred on January 1, 2021. As the unaudited pro forma condensed combined statement of operations is in a loss position, anti-dilutive instruments were not included in the calculation of diluted weighted average number of common shares outstanding.

COMPARATIVE SHARE INFORMATION

The following table sets forth historical comparative per share information of Haymaker and Biote, each on a stand-alone basis, and the unaudited pro forma condensed combined per share information after giving effect to the business combination, assuming no redemptions and maximum redemptions, respectively.

The historical information should be read in conjunction with the information in the sections entitled “Summary Historical Financial Information of the Company” and “Summary Historical Financial Information of Biote” and the historical financial statements of Haymaker and Biote included elsewhere in this proxy statement. The unaudited pro forma condensed combined per share information is derived from, and should be read in conjunction with, the information contained in the section of this proxy statement entitled “Unaudited Pro Forma Condensed Combined Financial Information.”

The unaudited pro forma combined per share information does not purport to represent what the actual results of operations of the Combined Company would have been had the business combination been completed or to project Haymaker’s and Biote’s results of operations that may be achieved after the business combination.

(in thousands, except share and per share amounts)	Historical		Pro Forma
			Assuming No	Assuming Maximum
Year ended December 31, 2021	Haymaker	Biote	Redemptions	Redemptions
Net income (loss)	$11,113	$32,619	$(45,266)	$(50,136)
Net income (loss) attributable to common stockholders	$11,113	$32,619	$(22,443)	$(6,141)
Weighted average shares outstanding, Class A common stock
Basic	26,265,068	979,800	38,100,000	8,426,316
Diluted	26,265,068	979,800	38,100,000	8,426,316
Earning (loss) per share, Class A common stock
Basic	$0.33	$33.29	$(0.59)	$(0.73)
Diluted	$0.32	$33.29	$(0.59)	$(0.73)
Weighted average shares outstanding, Class B common stock
Basic	7,860,788
Diluted	8,058,048
Earnings per share, Class B common stock
Basic	$0.33
Diluted	$0.32

SPECIAL MEETING OF STOCKHOLDERS

This proxy statement is being provided to our stockholders as part of a solicitation of proxies by the Board for use at the special meeting in lieu of the 2022 annual meeting of our stockholders to be held on [●], 2022, and at any adjournment or postponement thereof. This proxy statement contains important information regarding the special meeting, the proposals on which you are being asked to vote and information you may find useful in determining how to vote and voting procedures.

This proxy statement is being first mailed on or about [●], 2022 to all stockholders of record of the Company as of [●], 2022, the record date for the special meeting. Stockholders of record who owned common stock at the close of business on the record date are entitled to receive notice of, attend and vote at the special meeting. On the record date, there were 39,687,500 shares of common stock outstanding.

Date, Time and Place of Special Meeting

The special meeting will be a virtual meeting conducted exclusively via live webcast starting at 10:00 a.m., Eastern time, on [●], 2022, or another date, time and place to which the meeting may be adjourned or postponed, to consider and vote upon the proposals. You may attend the special meeting online, vote, view the list of stockholders entitled to vote at the special meeting and submit your questions during the special meeting by visiting https://www.cstproxy.com/haymakeracquisitioniii/2022 and entering your 12-digit control number, which is included on the proxy card, voting instruction form or notice you previously received. Because the special meeting is completely virtual and being conducted via live webcast, stockholders will not be able to attend the meeting in person.

Registering for the Special Meeting

Pre-registration at https://www.cstproxy.com/haymakeracquisitioniii/2022 is recommended but is not required in order to attend.

Any stockholder wishing to attend the virtual meeting should register for the meeting by 9:00 a.m. on [●], 2022. To register for the special meeting, please follow these instructions as applicable to the nature of your ownership of our common stock:

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If your shares are registered in your name with Continental Stock Transfer & Trust Company and you wish to attend the online-only special meeting, go to https://www.cstproxy.com/haymakeracquisitioniii/2022, enter the 12-digit control number included on your proxy card, voting instruction form or notice you previously received and click on the [“Click here to preregister for the online meeting”] link at the top of the page. Just prior to the start of the meeting you will need to log back into the meeting site using your control number. Pre-registration is recommended but is not required in order to attend.

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Beneficial stockholders (those holding shares through a stock brokerage account or by a bank or other holder of record) who wish to attend the virtual meeting must obtain a legal proxy by contacting their account representative at the bank, broker, or other nominee that holds their shares and e-mail a copy (a legible photograph is sufficient) of their legal proxy to proxy@continentalstock.com. Beneficial stockholders who e-mail a valid legal proxy will be issued a 12-digit meeting control number that will allow them to register to attend and participate in the special meeting. After contacting Continental Stock Transfer & Trust Company, a beneficial holder will receive an e-mail prior to the meeting with a link and instructions for entering the virtual meeting. Beneficial stockholders should contact Continental Stock Transfer & Trust Company at least five business days prior to the meeting date in order to ensure access.

Voting Power; Record Date

As a stockholder of the Company, you have a right to vote on certain matters affecting the Company. The proposals that will be presented at the special meeting and upon which you are being asked to vote are summarized below and fully set forth in this proxy statement. You will be entitled to vote or direct votes to be cast at the special meeting if you owned shares of our common stock at the close of business on [●], 2022, which is the record date for the special meeting. You are entitled to one vote for each share of our common stock that you owned as of the close of business on the record date.

If your shares are held in “street name” or are in a margin or similar account, you should contact your broker, bank or other nominee to ensure that votes related to the shares you beneficially own are properly counted. On the record date, there were 39,687,500 shares of common stock outstanding, of which 31,750,000 are shares of Class A common stock and 7,937,500 are founder shares held by the Sponsor.

Proposals at the Special Meeting

At the special meeting, our stockholders will vote on the following proposals:

•	Proposal No. 1 — Business Combination Proposal — To approve and adopt the Business Combination Agreement and to approve the business combination;

•

Proposal No. 2 — Nasdaq Proposals — To approve, for purposes of complying with applicable Nasdaq listing rules, the issuance of more than 20% of the Company’s issued and outstanding common stock (i) pursuant to the terms of the Business Combination Agreement and (ii) upon the redemption of the Retained Biote Units pursuant to the terms of the Biote A&R OA, in each case, that may result in a Member owning more than 20% of our outstanding common stock, or more than 20% of the voting power, which could constitute a “change of control” under Nasdaq rules;

•

Proposal No. 3 — Charter Proposal — To consider and vote upon a proposal to approve the proposed charter, substantially in the form attached to the accompanying proxy statement as Annex C, in connection with the business combination;

•

Proposal No. 4 — Advisory Charter Proposals — To consider and act upon the following proposals to approve and adopt, on a non-binding advisory basis, certain material differences between the Company’s current charter and the proposed charter, which are being presented in accordance with the requirements of the SEC as three separate sub-proposals:

•	Advisory Charter Proposal A — to elect not to be governed by Section 203 of the DGCL;

•	Advisory Charter Proposal B — to change the name of the new public entity to “biote Corp.” from “Haymaker Acquisition Corp. III”;

•

Advisory Charter Proposal C — to, upon completion of the business combination, increase the authorized capital stock from 221,000,000 shares, consisting of 200,000,000 shares of Class A common stock, 20,000,000 shares of Class B common stock and 1,000,000 shares of preferred stock, to [●] shares, which would consist of [●] shares of common stock, including [●] shares of Class A common stock, [●] shares of Class B common stock, [●] shares of Class V voting stock and [●] shares of preferred stock;

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Proposal No. 5 — Incentive Plan Proposal — To approve the Incentive Plan, substantially in the form attached to this proxy statement as Annex E, including the authorization of the initial share reserve under the Incentive Plan;

•	Proposal No. 6 — ESPP Proposal — To approve the ESPP, substantially in the form attached to this proxy statement as Annex F, including the authorization of the initial share reserve under the ESPP;

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Proposal No. 7 — Director Election Proposal — To consider and vote upon a proposal to elect seven directors to serve staggered terms on the Board until immediately following the 2023, 2024 and 2025 annual meetings of our stockholders, as applicable, and until their respective successors are duly elected and qualified; alternatively, in the event the condition precedent proposals are not approved, the holders of our Class A common stock and Class B common stock, voting together as a single class, have the right under the Company’s existing certificate of incorporation to elect one director to serve as a Class I director on the Board for a term of three years expiring at the annual meeting of stockholders to be held in 2025 or until such director’s successor has been duly elected and qualified; and

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Proposal No. 8 — Adjournment Proposal — To consider and vote upon a proposal to approve the adjournment of the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if there are insufficient votes for, or otherwise in connection with, the approval of the condition precedent proposals. The Adjournment Proposal will only be presented at the special meeting if there are not sufficient votes to approve the condition precedent proposals.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” EACH OF

THESE PROPOSALS AND “FOR” EACH OF THE DIRECTOR NOMINEES.

Vote of the Company’s Sponsor, Directors and Officers

Prior to our IPO, we entered into an agreement with the Sponsor and our directors and officers, pursuant to which each agreed to vote any shares of common stock owned by them in favor of an initial business combination. This agreement applies to the Sponsor, as it relates to the founder shares and the requirement to vote all of the founder shares in favor of the Business Combination Proposal and for all other proposals presented to our stockholders in this proxy statement.

The Sponsor and our directors and officers have waived any redemption rights, including with respect to shares of Class A common stock purchased in our IPO or in the aftermarket, in connection with the business combination. The Sponsor and our directors and officers agreed to waive such redemption rights in order to induce the Company and the underwriters of the IPO to enter into the underwriting agreement in connection with the IPO and did not receive any additional consideration in connection with the business combination. The founder shares held by the Sponsor have no redemption rights upon our liquidation and will be worthless if no business combination is effected by us by March 4, 2023. However, the Sponsor is entitled to redemption rights upon our liquidation with respect to any public shares it may own.

Quorum and Required Vote for Proposals for the Special Meeting

Approval of the Business Combination Proposal, the Nasdaq Proposal, the Advisory Charter Proposals (each of which is a non-binding vote), the Incentive Plan Proposal, the ESPP Proposal and the Adjournment Proposal each requires the affirmative vote of holders of a majority of the votes cast by our stockholders present in person (which would include presence at the virtual special meeting) or represented by proxy at the special meeting and entitled to vote thereon. Approval of the Charter Proposal requires the affirmative vote of (i) the holders of a majority of the shares of Class A common stock then outstanding, voting separately as a single class, (ii) the holders of a majority of the shares of Class B common stock then outstanding, voting separately as a single class and (iii) the holders of a majority of the then outstanding shares of common stock, voting together as a single class.

A stockholder’s failure to vote by proxy or to vote in person at the special meeting (which would include voting at the virtual special meeting), as well as broker non-votes, will not be counted towards the number of shares of common stock required to validly establish a quorum. Abstentions will count as present for the purposes of establishing a quorum. Assuming a valid quorum is established, each of the failure to vote by proxy or to vote in person (which would include voting at the virtual special meeting), an abstention from voting and a broker non-vote on any of the proposals other than the Charter Proposal will have no effect on any such proposal. Each of the failure to vote by proxy or to vote in person (which would include voting at the virtual special meeting), an abstention from voting and a broker non-vote on the Charter Proposal will have the effect of voting AGAINST such proposal.

Unless waived by the parties to the Business Combination Agreement, the Closing is conditioned upon the approval of the condition precedent proposals. The Advisory Charter Proposals are not conditioned on the approval of any other proposal set forth in the accompanying proxy statement.

It is important for you to note that, if the condition precedent proposals do not receive the requisite vote for approval and are not waived by the parties to the Business Combination Agreement, we will not consummate the business combination. If we do not consummate the business combination and fail to complete an initial business combination by March 4, 2023, we will be required to dissolve and liquidate our trust account by returning the then remaining funds in such account to the public stockholders.

Recommendation to Stockholders

Our Board believes that each of the condition precedent proposals to be presented at the special meeting is in the best interests of the Company and our stockholders and unanimously recommends that its stockholders vote “FOR” each of the proposals and “FOR” each of the director nominees.

When you consider the recommendation of our Board in favor of approval of the Business Combination Proposal, you should keep in mind that the Sponsor and certain of its affiliates and certain members of our Board and officers have interests in the business combination that are different from or in addition to (or which may conflict with) your interests as a stockholder. Stockholders should take these interests into account in deciding whether to approve the proposals presented at the special meeting, including the Business Combination Proposal. These interests include, among other things:

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the fact that the Sponsor has agreed, as part of the IPO and to induce the Company and the underwriters to enter into the underwriting agreement in connection with the IPO, not to redeem any of the founder shares in connection with a stockholder vote to approve a proposed initial business combination;

•

the fact that the Sponsor paid $25,000 for the founder shares and those securities will have a significantly higher value at the time of the business combination. Because the Sponsor has agreed to waive its right to liquidating distributions from the trust account with respect to founder shares held by it, such shares will be worthless if a business combination is not consummated by March 4, 2023 (unless such date is extended in accordance with the current charter). If unrestricted and freely tradable, such shares would have had an aggregate market value of $[●] based upon the closing price of $[●] per share of Class A common stock (assuming no Sponsor Forfeiture and including the Sponsor Earnout Shares) on Nasdaq on [●], 2022, the most recent practicable date prior to the date of this proxy statement and an aggregate market value of $[●] based upon the closing price of $[●] per share of Class A common stock (assuming no Sponsor Forfeiture and including the Sponsor Earnout Shares) on Nasdaq on [●], 2022, the record date, but given the restrictions on those shares, we believe those shares have less value;

•

the fact that the Sponsor paid $8,350,000 for its 5,566,666 private placement warrants, and those warrants would be worthless if a business combination is not consummated by March 4, 2023 (unless such date is extended in accordance with the current charter). Such warrants had an aggregate market value of $[●] based upon the closing price of $[●] per public warrant on Nasdaq on [●], 2022, the most recent practicable date prior to the date of this proxy statement and an aggregate market value of $[●] based upon the closing price of $[●] per public warrant on Nasdaq on [●], 2022, the record date;

•

the fact that Sponsor has invested an aggregate of $8,375,000 (consisting of $25,000 for the founder shares, or approximately $0.003 per share, and $8,350,000 for the private placement warrants) means that the Sponsor and our officers and directors stand to make a significant profit on their investment and could potentially recoup their entire investment in the Company even if the trading price of our Class A common stock was as low as $1.06 per share (assuming no redemptions and no Sponsor Forfeiture, including the Sponsor Earnout Shares and even if the private placement warrants are worthless) and therefore our Sponsor, officers and directors may experience a positive rate of return on their investment, even if our public shareholders experience a negative rate of return on their investment;

•	the fact that after the business combination, assuming no redemptions and Biote Transaction Expenses equal $11,521,000, and including the Earnout Securities, the Sponsor will beneficially own approximately 13.9% of our common stock on a fully diluted basis. Please see the section entitled “Proposal No. 1 — The Business Combination Proposal — Total Company Shares to be Issued in the Business Combination” for additional information;

•

the fact that the Sponsor and the Company’s directors and officers may be incentivized to complete the business combination, or an alternative initial business combination with a less favorable company or on terms less favorable to stockholders, rather than to liquidate, in which case the Sponsor would lose its entire investment. As a result, the Sponsor may have a conflict of interest in determining whether Biote is an appropriate business with which to effectuate a business combination and/or in evaluating the terms of the business Combination;

•

the fact that if the trust account is liquidated, including if we are unable to complete an initial business combination within the required time period, the Sponsor has agreed that it will be liable to ensure that the proceeds in the trust account are not reduced below $10.00 per public share, or such lesser per public share amount as is in the trust account on the liquidation date, by the claims of prospective target businesses with which we have discussed entering into an acquisition agreement or claims of any third party for services rendered or products sold to us, but only if the target business or vendor has not executed a waiver of any and all rights to seek access to the trust account. If the Company consummates a business combination, on the other hand, the Company will be liable for all such claims;

•

the fact that the Sponsor and the Company’s officers and directors (or their affiliates) may make Working Capital Loans from time to time to the Company to fund certain capital requirements. The Sponsor previously loaned the Company an aggregate of up to $300,000 to cover expenses related to the IPO pursuant to a promissory note that was repaid in full on March 5, 2021. On February 28, 2022, we issued an unsecured promissory note in the principal amount of $350,000 to the Sponsor. As of the date of this proxy statement, the Sponsor has loaned an aggregate of $208,827 to the Company under such promissory note to fund operating and transaction expenses in connection with the proposed business combination, and may make additional loans after the date of this proxy statement for such purposes. If the business combination is not consummated or another business combination is not otherwise completed, the loans may not be repaid and would be forgiven except to the extent there are funds available to the Company outside of the trust account;

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the fact that, although no compensation of any kind was or will be paid by the Company to the Sponsor, the Company’s executive officers and directors, or any of their respective affiliates, for services rendered prior to or in connection with the completion of an initial business combination, these individuals may be reimbursed for any out-of-pocket expenses incurred in connection with activities on the Company’s behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. As of the date of this proxy statement, there are no outstanding out-of-pocket expenses for which the Sponsor or the Company’s officers or directors are awaiting reimbursement;

•	the continued indemnification of our existing directors and officers and the continuation of our directors’ and officers’ liability insurance after the business combination;

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the fact that Steven J. Heyer (Haymaker’s Chief Executive Officer and Executive Chairman), Andrew R. Heyer (Haymaker’s President and a member of the Board) and Stephen Powell (a member of the Board) are expected to serve as directors of the Combined Company following the business combination and receive compensation for their services; and

•

the fact that at the Closing we will enter into the Investor Rights Agreement, which provides for registration rights to the parties thereto (including the Sponsor) and their permitted transferees, and shortens the lock-up period, as set forth in the Insider Letter, with respect to the Sponsor’s shares of Class A common stock to six months, subject to certain exceptions, following the Closing.

The Board was aware of and considered these interests to the extent such interests existed at the time, among other matters, in approving the Business Combination Agreement and in recommending that the business combination be approved by the stockholder of Haymaker. See “Proposal No. 1 — The Business Combination Proposal — Interests of Certain Persons in the Business Combination.”

Broker Non-Votes and Abstentions

A stockholder’s failure to vote by proxy or to vote in person at the special meeting (which would include voting at the virtual special meeting), as well as broker non-votes, will not be counted towards the number of shares of common stock required to validly establish a quorum. In general, if your shares are held in “street” name and you do not instruct your broker, bank or other nominee on a timely basis on how to vote your shares, your broker, bank or other nominee, in its sole discretion, may either leave your shares unvoted or vote your shares on routine matters, but not on any non-routine matters. None of the proposals at the special meeting are routine matters. As such, without your voting instructions, your brokerage firm cannot vote your shares on any proposal to be voted on at the special meeting. Broker non-votes will not be counted for the purposes of determining the existence of a quorum or for purposes of determining the number of votes cast at the special meeting. Abstentions will count as present for the purposes of establishing a quorum. Assuming a valid quorum is established, each of the failure to vote by proxy or to vote in person (which would include voting at the virtual special meeting), an abstention from voting and a broker non-vote on any of the proposals other than the Charter Proposal will have no effect on any such proposal. Each of the failure to vote by proxy or to vote in person (which would include voting at the virtual special meeting), an abstention from voting and a broker non-vote on the Charter Proposal will have the effect of voting AGAINST such proposal.

Voting Your Shares — Stockholders of Record

If you are a stockholder of record, you may vote by mail or at the special meeting. Each share of our common stock that you own in your name entitles you to one vote on each of the proposals on which you are entitled to vote at the special meeting. Your one or more proxy cards show the number of shares of our common stock that you own.

Voting by Mail. You can vote your shares by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided. By signing the proxy card and returning it in the enclosed prepaid and addressed envelope, you are authorizing the individuals named on the proxy card to vote your shares at the special meeting in the manner you indicate. We encourage you to sign and return the proxy card even if you plan to attend the special meeting so that your shares will be voted if you are unable to attend the special meeting. If you receive more than one proxy card, it is an indication that your shares are held in multiple accounts. Please sign and return all proxy cards to ensure that all of your shares are voted. If you sign and return the proxy card but do not give instructions on how to vote your shares, your shares of our common stock will be voted as recommended by our Board. Our Board recommends voting “FOR” the Business Combination Proposal, “FOR” the Nasdaq Proposal, “FOR” the Charter Proposal, “FOR” the Advisory Charter Proposals, “FOR” the election of each of the director nominees, “FOR” the Incentive Plan Proposal, “FOR” the ESPP Proposal and “FOR” the Adjournment Proposal. Votes submitted by mail must be received by the close of business on [●], 2022.

Voting at the Special Meeting. If you attend the special meeting, you may also submit your vote at the special meeting via the special meeting website at https://www.cstproxy.com/haymakeracquisitioniii/2022, in which case any votes that you previously submitted by mail will be superseded by the vote that you cast at the special meeting. See “— Registering for the Special Meeting” above for further details on how to attend the special meeting.

Voting Your Shares — Beneficial Owners

If your shares are held in an account at a brokerage firm, bank or other nominee, then you are the beneficial owner of shares held in “street name” and this proxy statement is being sent to you by that broker, bank or other nominee. The broker, bank or other nominee holding your account is considered to be the stockholder of record for purposes of voting at the special meeting. As a beneficial owner, you have the right to direct your broker, bank or other nominee regarding how to vote the shares in your account by following the instructions that the broker, bank or other nominee provides you along with this proxy statement. As a beneficial owner, if you wish to vote at the special meeting, you will need to obtain a legal proxy from your bank, broker, or other nominee and e-mail a copy (a legible photograph is sufficient) of the legal proxy to proxy@continentalstock.com. You will then be issued a 12-digit meeting control number that will allow you to register to attend and participate in the special meeting. Please see “— Registering for the Special Meeting” above for further details on how to attend the special meeting.

Revoking Your Proxy

If you give a proxy, you may revoke it at any time before the special meeting or at the special meeting by doing any one of the following:

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delivering a signed written notice of revocation to our Secretary at Haymaker Acquisition Corp. III, 501 Madison Avenue, Floor 12, New York, New York 10022, bearing a date later than the date of the proxy, stating that the proxy is revoked;

•	signing and delivering a new proxy, relating to the same shares and bearing a later date; or

•	attending and voting at the special meeting and voting, although attendance at the special meeting will not, by itself, revoke a proxy.

If you are a beneficial owner of our common stock as of the close of business on the record date, you must follow the instructions of your broker, bank or other nominee to revoke or change your voting instructions.

No Additional Matters

The special meeting has been called only to consider the approval of the Business Combination Proposal, the Nasdaq Proposal, the Charter Proposal, the Advisory Charter Proposals, the Incentive Plan Proposal, the ESPP Proposal, the Director Election Proposal and the Adjournment Proposal. Under our current bylaws, other than procedural matters incident to the conduct of the special meeting, no other matters may be considered at the special meeting if they are not included in this proxy statement, which serves as the notice of the special meeting.

Who Can Answer Your Questions About Voting

If you have any questions about how to vote or direct a vote in respect of your shares of our common stock, you may contact Morrow Sodali LLC, our proxy solicitor, at:

Morrow Sodali LLC

333 Ludlow Street, 5th Floor, South Tower

Stamford, CT 06902

Telephone: Toll-Free (800) 662-5200 or (203) 658-9400

Email: HYAC.info@investor.morrowsodali.com

Redemption Rights

Pursuant to our current charter, holders of public shares may elect to have their shares redeemed for cash at the applicable redemption price per share equal to the quotient obtained by dividing (i) the aggregate amount on deposit in the trust account as of two business days prior to the consummation of the transaction, including interest earned on the funds held in the trust account (which interest shall be net of taxes), by (ii) the total number of then-outstanding public shares. If demand is properly made and the business combination is consummated, these shares, immediately prior to the business combination, will cease to be outstanding and will represent only the right to receive a pro rata share of the aggregate amount on deposit in the trust account which holds the proceeds of our IPO (calculated as of two business days prior to the consummation of the business combination, less franchise and income taxes payable). For illustrative purposes, based on the fair value of marketable securities held in the trust account of $317,581,791 as of December 31, 2021, the estimated per share redemption price would have been approximately $10.00.

In order to exercise your redemption rights, you must:

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(a) hold public shares or (b) hold public shares through units and you elect to separate your units into the underlying public shares and public warrants prior to exercising your redemption rights with respect to the public shares; and

•

prior to 5:00 p.m., Eastern time, on [●], 2022, (a) submit a written request to the Transfer Agent that the Company redeem your public shares for cash and (b) deliver your public shares to the Transfer Agent, physically or electronically through DTC.

The Transfer Agent’s address is as follows:

Continental Stock Transfer & Trust Company

1 State Street, 30th Floor

New York, New York 10004

Attention: Mark Zimkind

Email: mzimkind@continentalstock.com

Stockholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name” are required to either (i) tender their certificates to our Transfer Agent or (ii) deliver their shares to the Transfer Agent electronically using DTC’s DWAC system, at the stockholder’s option, in each case prior to deadline for submitting redemption requests set forth in these proxy materials. The requirement for physical or electronic delivery prior to the special meeting ensures that a redeeming stockholder’s election to redeem is irrevocable once the business combination is approved.

Holders of outstanding units must separate the underlying public shares and public warrants prior to exercising redemption rights with respect to the public shares. Any demand for redemption, once made, may be withdrawn at any time until the deadline for exercising redemption requests and thereafter, only with our consent, until the Closing.

If you hold units registered in your own name, you must deliver the certificate for those units to Continental Stock Transfer & Trust Company, our Transfer Agent, with written instructions to separate those units into public shares and public warrants. This must be completed far enough in advance to permit the mailing of the public share certificates back to you so that you may then exercise your redemption rights upon the separation of the public shares from the units.

If a broker, dealer, commercial bank, trust company or other nominee holds your units, you must instruct the nominee to separate your units. Your nominee must send written instructions by facsimile to Continental Stock Transfer & Trust Company, our Transfer Agent. The written instructions must include the number of units to be split and the nominee holding your units. Your nominee must also initiate electronically, using DTC’s DWAC system, a withdrawal of the relevant units and a deposit of an equal number of public shares and public warrants. This must be completed far enough in advance to permit your nominee to exercise your redemption rights upon the separation of the public shares from the units. While this is typically done electronically on the same business day, you should allow at least one full business day to accomplish the separation. If you fail to cause your public shares to be separated in a timely manner, you will likely not be able to exercise your redemption rights. Any demand for redemption, once made, may be withdrawn at any time until the deadline for exercising redemption requests and thereafter, only with our consent, until the Closing.

Each redemption of shares of Class A common stock by our public stockholders will reduce the amount in our trust account, which held marketable securities with a fair value of $317,581,791 as of December 31, 2021. The Business Combination Agreement provides that Biote’s obligation to consummate the business combination is conditioned on the availability at Closing of at least $125,000,000 in Closing Date Cash. This condition to closing in the Business Combination Agreement is for the sole benefit of the parties thereto and may be waived in writing by Biote. If, as a result of redemptions of public shares by our public stockholders, this condition is not met (or waived), then Biote may elect not to consummate the business combination. In addition, in no event will we redeem shares of our Class A common stock in an amount that would cause our net tangible assets to be less than $5,000,001.

Prior to exercising redemption rights, stockholders should verify the market price of our Class A common stock as they may receive higher proceeds from the sale of their Class A common stock in the public market than from exercising their redemption rights if the market price per share is higher than the redemption price. We cannot assure you that you will be able to sell your shares of our Class A common stock in the open market, even if the market price per share is higher than the redemption price stated above, as there may not be sufficient liquidity in our Class A common stock when you wish to sell your shares.

If you exercise your redemption rights, your shares of our Class A common stock will cease to be outstanding immediately prior to the business combination and will only represent the right to receive a pro rata share of the aggregate amount on deposit in the trust account. You will no longer own those shares and will have no right to participate in, or have any interest in, the future growth of the Combined Company, if any. You will be entitled to receive cash for these shares only if you properly and timely demand redemption.

If the business combination is not approved and we do not consummate an initial business combination by March 4, 2023, we will be required to dissolve and liquidate our trust account by returning the then remaining funds in the account to the public stockholders and our warrants will expire worthless.

Appraisal Rights

Appraisal rights are not available to holders of shares of our common stock in connection with the business combination.

Proxy Solicitation Costs

The Company is soliciting proxies on behalf of its Board. This proxy solicitation is being made by mail, but also may be made by telephone or in person. The Company has engaged Morrow Sodali LLC to assist in the solicitation of proxies for the special meeting. The Company and its directors, officers and employees may also solicit proxies in person. The Company will ask banks, brokers and other institutions, nominees and fiduciaries to forward the proxy materials to their principals and to obtain their authority to execute proxies and voting instructions.

The Company will bear the entire cost of the proxy solicitation, including the preparation, assembly, printing, mailing and distribution of the proxy materials. The Company will pay Morrow Sodali LLC a fee of $35,000, plus disbursements, reimburse Morrow Sodali LLC for its reasonable out-of-pocket expenses and indemnify Morrow Sodali LLC and its affiliates against certain claims, liabilities, losses, damages and expenses for their services as our proxy solicitor. We will reimburse brokerage firms and other custodians for their reasonable out-of-pocket expenses for forwarding the proxy materials to our stockholders. Directors, officers and employees of the Company who solicit proxies will not be paid any additional compensation for soliciting proxies.

PROPOSAL NO. 1 — THE BUSINESS COMBINATION PROPOSAL

We are asking our stockholders to approve and adopt the Business Combination Agreement and approve the business combination. Our stockholders should read carefully this proxy statement in its entirety for more detailed information concerning the Business Combination Agreement, which is attached as Annex A to this proxy statement. Please see the subsection entitled “The Business Combination Agreement” below for additional information and a summary of certain terms of the Business Combination Agreement. You are urged to read carefully the Business Combination Agreement in its entirety before voting on this proposal.

We may consummate the business combination only if a majority of the outstanding shares of common stock voted are voted in favor of the business combination at the special meeting.

The Business Combination Agreement

This section describes the material provisions of the Business Combination Agreement but does not purport to describe all of the terms of the Business Combination Agreement. The following summary is qualified in its entirety by reference to the complete text of the Business Combination Agreement, a copy of which is attached as Annex A hereto, which is incorporated herein by reference. Stockholders and other interested parties are urged to read the Business Combination Agreement carefully and in its entirety (and, if appropriate, with the advice of financial and legal counsel), because it is the primary legal document that governs the business combination.

The Business Combination Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of the Business Combination Agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating the Business Combination Agreement. The representations, warranties and covenants in the Business Combination Agreement are also modified in part by the underlying disclosure letters (the “disclosure letters”), which are not filed publicly and which are subject to a contractual standard of materiality different from that generally applicable to stockholders and were used for the purpose of allocating risk among the parties rather than establishing matters as facts. We do not believe that the disclosure letters contain information that is material to an investment decision. Additionally, the representations and warranties of the parties to the Business Combination Agreement may or may not have been accurate as of any specific date and do not purport to be accurate as of the date of this proxy statement. Accordingly, no person should rely on the representations and warranties in the Business Combination Agreement or the summaries thereof in this proxy statement as characterizations of the actual state of facts about the Company, Biote, or any other matter.

General; Structure of the Business Combination

On December 13, 2021, the Company entered into the Business Combination Agreement with Biote, the Sponsor, the Class A Member, the Biote Founder and the Members’ Representative. The Business Combination Agreement provides that, among other things:

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pursuant to the Sponsor Letter, the Sponsor has agreed to (x) vote in favor of the Business Combination Agreement and the business combination, (y) not effect any sale or distribution of any Class B common stock or public warrants or private placement warrants, and (z) waive any and all anti-dilution rights described in the current charter or otherwise with respect to the shares of Class B common stock held by the Sponsor that may be implicated by the business combination,

•	the parties will effectuate the Class B Common Stock Conversion as discussed herein (and as more fully described in the current charter and the Sponsor Letter),

•	Biote will effectuate a recapitalization, pursuant to which all classes of equity held by the Members will be converted or exchanged (whether by direct exchange, merger or otherwise) into a number of

Biote Units in the amounts determined in accordance with the Biote A&R OA, the result of which will be that the Members will collectively hold a single class of equity interests in Biote as of immediately prior to the Closing (the “Recapitalization”),

•

Biote and the Members’ Representative will adopt the Biote A&R OA, among other things, to reflect the conversion of Biote from a Nevada limited liability company into a Delaware limited liability company (the “Conversion”) and the Recapitalization, to permit the issuance and ownership of Biote Units as more fully set forth in the Business Combination Agreement, to designate the Company as the sole manager of Biote, set forth the rights and preferences of the Biote Units, and to establish the ownership of the Biote Units, as set forth in the Biote A&R OA,

•

on the Closing Date (x) the Members on a pro rata basis will subject 10,000,000 Member Earnout Units and 10,000,000 Earnout Voting Shares, (y) the Sponsor will subject 1,587,500 Sponsor Earnout Shares, and (z) the Company will subject a number of Biote Units equal to the number of Sponsor Earnout Shares, to certain restrictions and potential forfeiture pending the achievement (if any) of certain earnout targets pursuant to the terms of the Business Combination Agreement or the occurrence of a Change of Control,

•

the Company will acquire a number of Biote Units equal to the number of shares of Class A common stock issued and outstanding as of immediately prior to the Closing (after giving effect to any redemptions by the Company’s public stockholders, any Equity Financing, the Class B Common Stock Conversion, and any Sponsor Forfeiture) in exchange for (x) the Closing Date Cash, (y) that number of shares of Class V voting stock equal to the number of Retained Biote Units (including the Member Earnout Units) and (z) certain rights under the Related Agreements, in each case, in accordance with the terms of the Business Combination Agreement,

•

the Members will, immediately following the Closing, retain an aggregate number of Biote Units (such Biote Units retained by the Members, the “Retained Biote Units”) equal to the following (without duplication between clauses (y) and (z)): (w) (i) (A) the Biote equity value (i.e., $555,000,000), minus (B) the aggregate amount of Biote Transaction Expenses, minus (C) the Cash Consideration (as defined in the Business Combination Agreement), if any, divided by (ii) $10.00, plus (x) the Member Earnout Units, minus (y) a number of Biote Units equal to the number of shares of Class A common stock to be issued to the Phantom Equity Holders (as defined below) pursuant to the Phantom Equity Acknowledgements (as defined in the Business Combination Agreement), minus (z) a number of Biote Units equal to the quotient of (i) the amount of cash payable to the Phantom Equity Holders pursuant to the Phantom Equity Acknowledgments (or the existing underlying phantom equity documentation with respect to any Phantom Equity Holder who has not entered into a Phantom Equity Acknowledgement as of the Closing), divided by (ii) $10.00,

•	the Members, the Members’ Representative, Biote and the Combined Company will enter into the Tax Receivable Agreement, substantially in the form attached to the Business Combination Agreement,

•

the Members’ Representative, certain of the other Members, the Sponsor, the Company and certain officers and directors of the Company will enter into the Investor Rights Agreement, substantially in the form attached to the Business Combination Agreement, and

•

prior to the Closing Date, Teresa S. Weber and Robbin C. Gibbins (each, a “Biote executive”) will each enter into an employment agreement with the Company, effective as of the Closing, and each holder of phantom equity in any Biote Company (each, a “Phantom Equity Holder”) will enter into a Phantom Equity Acknowledgement, effective as of the Closing, which, among other things, will confirm the number of shares of Class A common stock to be issued to such Phantom Equity Holder pursuant to the Incentive Plan in satisfaction of his or her phantom equity rights and the vesting schedule for such shares.

Following the consummation of the business combination, the Company will be organized in an “UP-C” structure, in which substantially all of the assets of the Combined Company will be held by the Biote Companies, and the Company’s only direct assets will be its Biote Units.

Post-Business Combination Ownership Structure

We anticipate that, upon completion of the business combination, the approximate voting interests in the Company will be as set forth in the table below:

	Assuming No Redemptions of Public Shares(4)(5)	Assuming Maximum Redemptions of Public Shares(1)(4)(5)
Company’s Public Stockholders	39.9%	4.2%
Sponsor(2)	10.0%	10.9%
Members(3)	50.1%	84.9%

(1)

Assumes that holders of 28,987,006 public shares exercise their redemption rights in connection with the Closing for $289,870,060 at a redemption price of approximately $10.00 per share (based on $317,581,791 held in trust as of December 31, 2021).

(2)

Includes shares of Class A common stock held by the Sponsor (including 1,587,500 Sponsor Earnout Shares, which are subject to certain restrictions and potential forfeiture pending the achievement (if any) of certain earnout targets pursuant to the terms of the Business Combination Agreement), after giving effect to the Class B Common Stock Conversion and any applicable Sponsor Forfeiture (i.e., no forfeiture of founder shares assuming there are no redemptions and the forfeiture of 686,678 founder shares assuming there are maximum redemptions).

(3)

Represents the number of shares of Class V voting stock to be issued to the Members that corresponds to the number of Retained Biote Units held by the Members, including 10,000,000 Earnout Voting Shares to be issued to the Members in connection with the Closing in respect of the Member Earnout Units, which will be subject to certain restrictions and potential forfeiture pending the achievement (if any) of certain earnout targets pursuant to the terms of the Business Combination Agreement. See the section entitled “Proposal No. 1 — The Business Combination Proposal — The Business Combination Agreement — Earnout”.

(4)	Assumes Biote Transaction Expenses equal $11,521,000.
(5)

Stockholders will experience additional dilution to the extent the Combined Company issues additional shares after the Closing. The table above excludes (a) 13,504,166 shares of Class A common stock that will be issuable upon the exercise of 5,566,666 private placement warrants and 7,937,500 public warrants; (b) shares of Class A common stock that will be available for issuance under the Incentive Plan, which will initially be equal to 15% of the fully-diluted shares as of the Closing, plus 3,887,750 shares of Class A common stock that will be reserved exclusively to satisfy the Combined Company’s obligations under the Phantom Equity Acknowledgments; and (c) shares of Class A common stock that will be available for issuance under the ESPP, which will be initially equal to 1% of the fully-diluted shares as of the Closing. The following table illustrates the impact on relative ownership levels assuming the issuance of all such shares.

	Assuming No Redemptions of Public Shares		Assuming Maximum Redemptions of Public Shares
	Shares	Percentage	Shares	Percentage
Total shares of common stock outstanding at Closing (including the Earnout Securities)	79,522,650	71.1%	66,494,457	68.8%
Shares underlying public warrants	7,937,500	7.1%	7,937,500	8.2%
Shares underlying the private placement warrants	5,566,666	5.0%	5,566,666	5.8%
Shares initially reserved for issuance under the Incentive Plan(a)	17,841,772	16.0%	15,887,543	16.4%
Shares initially reserved for issuance under the ESPP(a)	930,268	0.8%	799,986	0.8%
Total Shares	111,798,856	100%	96,686,152	100%

(a)

The number of shares of Class A common stock available for issuance under the Incentive Plan and the ESPP will be increased on January 1 of each calendar year beginning in 2023 and ending in 2032 by amounts described in the sections entitled “Proposal No. 5 — The Incentive Plan Proposal” and “Proposal No. 6 — The ESPP Proposal” elsewhere in this proxy statement; provided, however, the shares of Class A common stock reserved to satisfy the Combined Company’s obligations under the Phantom Equity Acknowledgments will not be subject to such increases.

If the actual facts are different than these assumptions, the percentage ownership retained by our public stockholders following the business combination will be different. The public warrants and private placement warrants will become exercisable 30 days after the completion of the business combination and will expire five years after the completion of the business combination or earlier upon redemption or liquidation. Founder shares will be converted into shares of Class A common stock at the Closing on a one-for-one basis. The issuance of 20% or more of our outstanding shares of common stock in connection with the Business Combination Agreement requires stockholder approval of the Nasdaq Proposal.

For more information, please see the sections entitled “Summary of the Proxy Statement — Impact of the Business Combination on the Company’s Public Float” and “Unaudited Pro Forma Condensed Combined Financial Information.” In addition, following the Business Combination, the ownership of the Company and Biote will change based on the exercise of the rights set forth in the Biote A&R OA and the achievement of certain earnout targets. For additional information on the Biote A&R OA, please see the section entitled “Related Agreements — Biote A&R OA” below. For additional information on the earnout targets, please see the section entitled “Earnout” below.

Consideration to be Received in the Business Combination

The aggregate consideration payable or issuable by the Company in exchange for the Biote Units is comprised of: (i) the Closing Date Cash (distributed in accordance with the Business Combination Agreement, as described below), (ii) that number of shares of Class V voting stock equal to the number of Retained Biote Units (including the Member Earnout Units), (iii) rights related to the Member Earnout Units and the Earnout Voting Shares, and (iv) certain other rights under the Related Agreements.

The Closing Date Cash consists of (a) the cash in the trust account and any cash held by the Company outside of the trust account, minus (b) the amounts required to repay the redemptions of Class A common stock by the Company’s public stockholders, plus (c) the aggregate proceeds to be received by any Biote Company from the Debt Financing, plus (d) the aggregate proceeds to be received by the Company pursuant to any Equity Financing. Pursuant to the Business Combination Agreement, the Cash Consideration will be equal to the portion of the Closing Date Cash paid or payable to the Selling Member in an amount up to (and not to exceed) $199,000,000. At the Closing, the Company and the Biote Companies will, subject to the Business Combination Agreement and the trust agreement, disburse the Closing Date Cash for the following purposes and in the following order of priority:

•	first, payment of unpaid Transaction Expenses (as defined in the Business Combination Agreement);

•

second, to the extent any Closing Date Cash remains after the first disbursement (such remaining amount, the “primary capital”), payment to Biote (for use by any Biote Company) in the amount of $75,000,000;

•	third, to the extent any primary capital remains after the disbursements described above, payment of Cash Consideration to the Selling Member in the amount of $50,000,000;

•	fourth, to the extent any primary capital remains after the disbursements described above, payment to Biote (for use by any Biote Company) in the amount of $75,000,000;

•	fifth, to the extent any primary capital remains after the disbursements described above, payment of Cash Consideration to the Selling Member in the amount of $75,000,000;

•	sixth, to the extent any primary capital remains after the disbursements described above, payment to Biote and the Selling Member such that Biote and the Selling Member receive 37.8% and 62.2%,

respectively, of the remaining Closing Date Cash until Biote and the Selling Member have received aggregate payments pursuant to this distribution equal to $45,000,000 and $74,000,000, respectively; and

•	seventh, to the extent any primary capital remains after the disbursements described above, payment to Biote (for use by any Biote Company).

Earnout

The Earnout Securities will be issued to the Members, the Sponsor, and the Company as of the Closing Date, subject to certain restrictions and potential forfeiture pending the achievement (if any) of certain earnout targets pursuant to the terms of the Business Combination Agreement.

Subject to certain exceptions, the Earnout Securities are nontransferable until vested upon the achievement of certain triggering events, as follows (and as more fully described in the Business Combination Agreement):

•

One-third of each of the Earnout Securities will vest and no longer be subject to earnout restrictions the first time, during the period beginning as of the Closing and ending at the end of the day on the 5-year anniversary of the Closing Date (the “earnout deadline”), the volume weighted average price of the Class A common stock for 20 out of 30 consecutive trading days equals or exceeds $12.50 per share (“Price Target 1”);

•

One-third of each of the Earnout Securities will vest and no longer be subject to earnout restrictions the first time, prior to the earnout deadline, the volume weighted average price of the Class A common stock for 20 out of 30 consecutive trading days equals or exceeds $15.00 per share (“Price Target 2”);

•

One-third of each of the Earnout Securities will vest and no longer be subject to earnout restrictions the first time, prior to the earnout deadline, the volume weighted average price of the Class A common stock for 20 out of 30 consecutive trading days equals or exceeds $17.50 per share (“Price Target 3”);

•

If a definitive agreement with respect to a Change of Control is entered into on or prior to the earnout deadline, then, effective as of immediately prior to closing of such Change of Control, unless previously vested pursuant to the earnout targets described above, each of (A) the Earnout Voting Shares, (B) the Member Earnout Units, (C) the Sponsor Earnout Shares and (D) the Sponsor Earnout Units will vest and no longer be subject to the earnout restrictions; and

•

If the Combined Company, at any time prior to a triggering event, pays a dividend or makes a distribution in cash, securities or other assets to the holders of Class A common stock on account of such Class A common stock (or other shares of common stock or preferred stock into which the Earnout Voting Shares or Member Earnout Shares, as applicable, are convertible) (an “Extraordinary Dividend”), then Price Target 1, Price Target 2 and Price Target 3 will be decreased by the amount of cash and/or the fair market value (as determined by the Board, in good faith) of any securities or other assets paid on each share of Class A common stock in respect of such Extraordinary Dividend. No Sponsor Earnout Shares will be entitled to any Extraordinary Dividend unless and until a triggering event has occurred.

Closing of the Business Combination

The Closing will take place at 10:00 a.m. Eastern time on the third business day after the conditions described below under the subsection entitled “Conditions to the Closing of the Business Combination” have been satisfied, or, if permissible, waived by the party entitled to the benefit of the same (other than those conditions which by their terms are required to be satisfied at closing, but subject to the satisfaction or waiver of such conditions) or such other date as the parties mutually agree.

Conditions to the Closing of the Business Combination

Conditions to the Obligations of Each Party

The obligations of each party to the Business Combination Agreement to consummate the business combination are subject to the satisfaction or written waiver, at or prior to the Closing Date, of each of the following conditions:

•	no applicable law being in effect that makes the consummation of the business combination illegal and no governmental order in effect preventing the consummation of the business combination;

•	the approval of the condition precedent proposals at the special meeting;

•	the capital stock of the Company must have been approved for listing by Nasdaq;

•	any waiting period under the HSR Act must have expired or terminated;

•	all other regulatory filings and approvals required to be obtained in connection with the business combination have been obtained; and

•	after giving effect to the business combination, the Company has at least $5,000,001 of net tangible assets upon the Closing.

Conditions to the Obligations of the Company

The obligations of the Company to consummate the business combination are subject to the satisfaction, or written waiver by the Company, of each of the following conditions:

•

the representations and warranties of Biote set forth in the Business Combination Agreement (other than certain fundamental representations), without giving effect to any materiality or “Material Adverse Effect” (as defined in the Business Combination Agreement) qualifiers contained therein, must be true and correct as of the date of the Business Combination Agreement and as of the Closing Date as though then made (or if such representations and warranties relate to a specific date, such representations and warranties must be true and correct as of such date), except in each case, to the extent such failure of the representations and warranties to be so true and correct, individually or in the aggregate, has not had a Material Adverse Effect;

•

certain fundamental representations and warranties of Biote, without giving effect to any materiality or Material Adverse Effect qualifiers contained therein, as applicable, must be true and correct in all material respects as of the date of the Business Combination Agreement and as of the Closing Date as though then made (or if such representations and warranties relate to a specific date, such representations and warranties must be true and correct in all material respects as of such date);

•	Biote must have performed or complied in all material respects with all covenants required by the Business Combination Agreement to be performed or complied with by Biote, on or prior to the Closing;

•	from December 13, 2021 through the Closing Date, there must not have been a Material Adverse Effect;

•

the Recapitalization of Biote must have been effectuated as described in the Business Combination Agreement and in compliance with Biote’s existing operating agreement, the result of which will be that, as of Closing, the Members will all hold a single class of Biote Units;

•

Biote must deliver evidence that all outstanding partnership interests of its subsidiary BioTe Medical Mexico, S.A. de C.V., a Mexican Sociedad Anonima de Capital Variable, have been transferred to, and are held by Biote or one or more Biote Company;

•	Biote must deliver duly executed counterparts to the Related Agreements and other customary documents; and

•	the Biote Board and the Class A Member must have approved the Business Combination Agreement and the business combination.

Conditions to the Obligations of Biote

The obligations of Biote to consummate the business combination are subject to the satisfaction, or written waiver by Biote of each of the following conditions:

•

the representations and warranties of the Company set forth in the Business Combination Agreement (other than certain fundamental representations), in each case, without giving effect to any materiality or “Buyer Material Adverse Effect” (as defined in the Business Combination Agreement) qualifiers contained therein, must be true and correct as of the date of the Business Combination Agreement and as of the Closing Date as though then made (or if such representations and warranties relate to a specific date, such representations and warranties must be true and correct as of such date), except in each case, to the extent such failure of the representations and warranties to be so true and correct, individually or in the aggregate, has not had a Buyer Material Adverse Effect;

•

certain fundamental representations and warranties of the Company, in each case, without giving effect to any materiality or Material Adverse Effect qualifiers contained therein, must be true and correct in all material respects as of the date of the Business Combination Agreement and as of the Closing Date as though then made (or if such representations and warranties relate to a specific date, such representations and warranties must be true and correct in all material respects as of such date);

•

the Company must have performed or complied in all material respects with all covenants required by the Business Combination Agreement to be performed or complied with by the Company on or prior to the Closing;

•	Closing Date Cash must not be less than $125,000,000;

•	the proposed charter must have been filed with the Secretary of State of the State of Delaware, and the Company must have adopted the proposed bylaws; and

•	the Company must deliver duly executed counterparts to the Related Agreements and other customary documents.

Efforts to Obtain Stockholder Approval and Consummate the Business Combination

The Class A Member’s and the Biote Board’s approval of the Business Combination Agreement and the business combination as of the date of the Business Combination Agreement must be in full force and effect as of the Closing Date. The Company has agreed to use reasonable best efforts to obtain, or cause to be obtained, approval of its stockholders of the Business Combination Agreement and the business combination and the other proposals included in this proxy statement.

Termination

The Business Combination Agreement may be terminated, and the business combination abandoned, at any time prior to the Closing as follows:

(a)    by the mutual written consent of the Company and Biote;

(b)    by the Company or Biote by written notice to the other if any applicable law is in effect making the consummation of the business combination illegal or any final, non-appealable order is in effect permanently preventing the consummation of the business combination;

(c)    by the Company or Biote by written notice to the other if the consummation of the business combination has not occurred on or before June 13, 2022 (the “Outside Date”);

(d)    by Biote if the Company breaches in any material respect its representations or warranties in the Business Combination Agreement or breaches or fails to perform in any material respect its agreements or covenants contained therein, which breach or failure to perform (i) would render a condition precedent to Biote’s obligations to consummate the business combination not capable of being satisfied, and (ii) after the giving of written notice of such breach or failure to perform to the Company by Biote, cannot be cured or has not been cured by the earlier of the Outside Date and thirty days after receipt of such written notice and Biote has not waived in writing such breach or failure; and

(e)    by the Company if Biote breaches in any material respect its representations or warranties in the Business Combination Agreement or breaches or fails to perform in any material respect its agreements or covenants contained therein, which breach or failure to perform (i) would render a condition precedent to the Company’s obligations to consummate the business combination not capable of being satisfied, and (ii) after the giving of written notice of such breach or failure to perform to Biote by the Company, cannot be cured or has not been cured by the earlier of the Outside Date and thirty days after the delivery of such written notice and the Company has not waived in writing such breach or failure.

Generally, the foregoing termination rights are subject to exceptions and the complete terms more fully set forth in the Business Combination Agreement, including the concept that generally the right to terminate will not be available to a party whose breach of or failure to perform any of its representations, warranties, covenants, agreements, or other obligations contained in the Business Combination Agreement has been the cause of the above circumstances.

Effect of Termination

In the event of proper termination by either party, the Business Combination Agreement will become null and void, without any liability on the part of the parties or any other person, and all rights and obligations of each party will cease except that:

•	the confidentiality obligations set forth in the confidentiality agreement and the Business Combination Agreement will survive;

•	the requirement to obtain consent of the other party to issue any press or other public release or public announcement concerning the Business Combination Agreement will survive;

•	the fees and expenses incurred in connection with the Business Combination Agreement and the business combination will be paid by the party incurring such expenses;

•

the rights of the parties to bring actions against each other for any liability arising out of or incurred as a result of its fraud or its willful and material breach of the Business Combination Agreement will survive; and

•

the right to bring claims against the Class A Member or the Biote Founder for any liability arising out of or incurred as a result of their respective breach of the exclusivity obligations set forth in the Business Combination Agreement will survive.

Fees and Expenses

Upon Closing, the parties have agreed to disburse a portion of the Closing Date Cash to pay the following transaction expenses:

•

all fees, costs and expenses incurred by or attributable to (a) the Company, (b) the Sponsor, only to the extent the Company is obligated to pay, has paid, or has agreed to pay such fees, costs and expenses, (c) Biote, (d) any Member, only to the extent a Biote Company is obligated to pay, has paid, or has agreed to pay such fees, costs and expenses, (e) the Members’ Representative, or (f) any Biote Company, in each case, under the Business Combination Agreement;

•

any fees, costs and expenses incurred or payable by the Company, Biote or the Members’ Representative through the Closing in connection with any financing activities in connection with the business combination and the performance and compliance with all agreements and conditions contained therein;

•

the Biote Transaction Expenses, which are deemed to include: (i) only to the extent a Biote Company is obligated to pay, has paid, or has agreed to pay, all fees, costs and expenses (including fees, costs and expenses of third-party advisors, legal counsel, accountants, investment bankers, or other representatives), including brokerage fees and commissions, incurred or payable by any of the Biote Companies, the Members, or the Members’ Representative through the Closing in connection with the preparation of the financial statements of any of the Biote Companies in connection with the business combination (including in any SEC filings required in connection therewith, including SEC filings of the Company), the negotiation, preparation and execution of the Business Combination Agreement, certain ancillary agreements and this proxy statement and the consummation of the business combination (including due diligence) or in connection with Biote’s pursuit of the business combination, and the performance and compliance with all agreements and conditions contained therein to be performed or complied with; (ii) any liability of the Biote Companies in the nature of compensation under any sale, change-of-control, “stay around,” retention, severance or similar bonus or payment plans or similar arrangements paid or payable to current or former directors, officers or employees of the Biote Companies, in whole or in part, as a result of or in connection with the business combination or certain ancillary agreements to the Business Combination Agreement; (iii) all fees, costs and expenses paid or payable pursuant to the purchase of a directors’ and officers’ liability tail policy; (iv) all filing (or similar) fees paid or payable to a governmental entity in connection with any filing made under or pursuant to the Business Combination Agreement or otherwise in connection with the business combination, including in connection with this proxy statement and any filing made under the HSR Act; and (v) all fees, costs and expenses paid or payable to the transfer agent or the trustee; and

•

the Buyer Transaction Expenses (as defined in the Business Combination Agreement), which are deemed to include: (i) only to the extent the Company is or becomes obligated to pay, has paid, or has agreed to pay, all fees, costs, bonuses and expenses (including fees, costs and expenses of third-party advisors, legal counsel, accountants, investment bankers, or other representatives), including brokerage fees and commissions, incurred or payable by the Company or the Sponsor through the Closing in connection with the preparation of the financial statements of the Company in connection with the filings required in connection with the business combination, the negotiation, preparation and execution of the Business Combination Agreement, certain ancillary agreements and this proxy statement and the consummation of the business combination (including due diligence) or in connection with the Company’s pursuit of a business combination with Biote, and the performance and compliance with all agreements and conditions contained therein to be performed or complied with; and (ii) all transfer taxes.

Any amounts paid in respect of the Biote Transaction Expenses will reduce the Retained Biote Equity Value on a dollar-for-dollar basis, which has the effect of reducing the Retained Biote Units and therefore reducing the Members’ pro forma ownership of the Combined Company.

Interim Operations Pending the Closing

Interim Operating Covenants (Biote)

From the date of the Business Combination Agreement until the earlier of: (1) the date the Business Combination Agreement is terminated in accordance with its terms and (2) the Closing Date (such period, the “Pre-Closing Period”), unless the Company has otherwise given prior consent in writing (which consent must not be unreasonably withheld, conditioned, or delayed) and except (w) in the ordinary course of business, (x) as specifically contemplated by the Business Combination Agreement or the Related Agreements (including the Recapitalization), (y) as expressly permitted by Biote’s disclosure letter, (z) as required by any law or order (including any COVID-19 measures) applicable to any Biote Company or the assets, or operation of the business, of any Biote Company, Biote must, and must cause each of its subsidiaries to, conduct and operate their business in all material respects in the ordinary course of business and use its commercially reasonable efforts in the ordinary course of business to preserve their existing relationships with governmental entities, material customers, suppliers and distributors, and Biote must not, and must cause its subsidiaries not to:

•	amend or otherwise modify any of the governing documents of any Biote Company in any manner that would be adverse to the Company;

•	make any material changes to its financial or accounting policies, methods or practices, other than as required by GAAP;

•

sell, issue, redeem, assign, transfer, pledge (other than in connection with existing credit facilities or pursuant to any existing Biote employee benefit plans), convey or otherwise dispose of (A) any equity interests of Biote or any of its subsidiaries or (B) any options, warrants, rights of conversion or other rights or agreements, arrangements or commitments obligating any Biote Company to issue, deliver or sell any equity interests of any Biote Company;

•	adjust, split, combine or reclassify any of its equity interests;

•

(A) incur, assume, guarantee, receive or otherwise become liable for (whether directly, contingently or otherwise) any Indebtedness (as defined in the Business Combination Agreement) (other than (1) additional Indebtedness under existing credit facilities or refinancings, replacements, or extensions thereof, (2) capital leases entered into in the ordinary course of business, and (3) other Indebtedness incurred in the ordinary course of business or as expressly set forth on Biote’s disclosure letter, not to exceed $1,500,000 in the aggregate, or (B) make any advances or capital contributions to, or investments in, any person, other than a Biote Company;

•

commit to, authorize or enter into any agreement in respect of, any capital expenditure (or series of commitments or capital expenditures), other than capital expenditures in an amount not to exceed $400,000;

•

enter into any material amendment or termination (other than an expiration in accordance with the terms thereof) of, or waive compliance with, any material term of any material contract or material lease or enter into any contract that if entered into prior to date of the Business Combination Agreement would be a Material Contract or Material Lease (as such terms are defined in the Business Combination Agreement);

•

acquire the business, properties or assets, including equity interests of another person, except, in each case, for acquisitions whose consideration in an aggregate amount (for all such acquisitions) is not greater than $1,800,000 and the consideration for which is payable only in cash, so long as, based upon the advice of the Company’s accountants, such acquisition, individually or in the aggregate, would not require any additional disclosure pursuant to the rules and regulations adopted by PCAOB (whether through merger, consolidation, share exchange, business combination or otherwise);

•

propose, adopt or effect any plan of complete or partial liquidation, dissolution, recapitalization or reorganization, or voluntarily subject to any material lien, any of the material rights or material assets owned by, or leased or licensed to, any Biote Company, except for (A) Permitted Liens (as defined in the Business Combination Agreement), (B) Liens under existing credit facilities or other Indebtedness (as defined in the Business Combination Agreement) permitted pursuant to the Business Combination Agreement and (C) as required or contemplated by the Business Combination Agreement;

•

compromise, commence or settle any pending or threatened proceeding (A) involving payments (exclusive of attorney’s fees) by a Biote Company not covered by insurance in excess of $400,000 in any single instance or in excess of $1,500,000 in the aggregate, (B) granting injunctive or other equitable remedy against a Biote Company that would reasonably be expected to a Material Adverse Effect (as defined in the Business Combination Agreement), (C) which imposes any restrictions on the operations of businesses of the Biote Companies that would reasonably be expected to a Material Adverse Effect, or (D) by the equityholders of Biote or any other person which relates to the business combination;

•

except as required under applicable law or the terms of any Biote employee benefit plan existing as of the date of the Business Combination Agreement or otherwise in the ordinary course of business, (A) increase in any manner the compensation, bonus, severance or termination pay of any of the current or former directors, officers, employees or individual consultants of the Biote Companies, except as required pursuant to an existing written contract between any Biote Company and any employee or annual increases in the ordinary course of business, (B) become a party to, establish, materially amend (other than as part of an annual renewal for health and/or welfare benefits) commence participation in, or terminate any stock option plan or other stock-based compensation plan, or any Biote employee benefit plan, (C) grant any new awards or equity interests under any Biote employee benefit plan, (D) enter into, amend or terminate any collective bargaining agreement or other agreement with a labor union, works council or other labor organization respecting employees of any of the Biote Companies, (E) hire or engage any new employee or consultant if such new employee or consultant will receive, annual base compensation (or annual base wages or fees) in excess of $300,000, unless agreed to in advance in writing by the Company, or (F) implement any employee layoffs, plant closings, or similar events that individually or in the aggregate would give rise to any obligations or liabilities on the part of the Biote Companies under the WARN Act;

•

(A) sell, lease, assign, transfer, convey, license, sublicense, covenant not to assert, permit to lapse, abandon, allow to lapse, or otherwise dispose of, create, grant or issue any liens (other than permitted liens as more expressly set forth in the Business Combination Agreement), debentures or other securities in or on, any material rights or assets owned by, or leased or licensed to, any Biote Company, other than (1) inventory or products in the ordinary course of business, (2) assets with an aggregate fair market value less than $1,500,000, (3) pursuant to non-exclusive licenses of owned intellectual property granted by any Biote Company to customers in the ordinary course of business, or (4) in connection with the incurrence of Indebtedness that is permitted to be incurred under the Business Combination Agreement; or (B) subject any owned intellectual property to copyleft terms;

•

fail to take any action required to maintain any material insurance policies of any Biote Company in force (other than (A) substitution of an insurance policy by an insurance policy with a substantially similar coverage or (B) with respect to any policy that covers any asset or matter that has been disposed or is no longer subsisting or application), or knowingly take or omit to take any action that could reasonably result in any such insurance policy being void or voidable (other than (A) substitution of an insurance policy by an insurance policy with a substantially similar coverage, (B) with respect to any policy that covers any asset or matter that has been disposed or is no longer subsisting or application, or (C) actions expressly set forth on Biote’s disclosure letter);

•

except to the extent required by applicable law, (a) make, change or revoke any material election relating to taxes, (b) change (or request to change) any method of accounting for tax purposes, (c) enter into any agreement, settlement or compromise with any taxing authority relating to a material amount of taxes, (d) consent to any extension or waiver of the statutory period of limitations applicable to any tax matter, (e) enter into any tax sharing agreement (other than an ordinary course tax sharing agreement), (f) surrender any right to claim any refund of a material amount of taxes, (g) initiate any discussion, voluntary disclosure or examination with any taxing authority regarding taxes or tax returns with respect to any Biote Company, or (h) take any action or fail to take any action that would reasonably be expected to prevent, impair or impede the tax treatment contemplated by the Business Combination Agreement;

•	amend, modify, terminate or waive any material right under any Biote permit;

•

declare, set aside, make or pay and dividend or other distribution (whether payable in cash, stock, property, a combination thereof or otherwise) in respect of, or enter into any contract with respect to the voting of, any of Biote’s capital stock or other equity interest or securities;

•

enter into, renew, modify or revise any transaction with any affiliate of Biote (or any contract that, if entered into prior to the execution and delivery of the Business Combination Agreement, would be a transaction with an affiliate of Biote); or

•	agree or commit to do any of the foregoing.

Nothing contained in the Business Combination Agreement will be deemed to give the Company, directly or indirectly, the right to control or direct Biote or any operations of any Biote Company prior to the Closing. Prior to the Closing, the Biote Companies will exercise control over their respective businesses and operations, consistent with the terms and conditions of the Business Combination Agreement.

Interim Operating Covenants (the Company)

During the Pre-Closing Period, unless Biote has otherwise given its prior consent in writing (which consent must not be unreasonably withheld, conditioned, or delayed) and except as contemplated by the Business Combination Agreement or the Related Agreements or as expressly set forth in the Company’s disclosure letter, the Company must not:

•	conduct any activities or enter into any contracts directed toward or in contemplation of an alternative business combination;

•

amend or otherwise modify the (A) trust agreement, (B) the Private Placement Warrants Purchase Agreement, dated March 1, 2021, between the Company and the Sponsor, or (C) the Company’s governing documents;

•	withdraw any of the trust amount, other than as permitted by the Company’s governing documents or the trust agreement;

•	make any material changes to its accounting policies, methods or practices, other than as required by GAAP or applicable law;

•

except to the extent required by applicable law, (a) make, change or revoke any material election relating to taxes, (b) change (or request to change) any method of accounting for tax purposes, (c) enter into any agreement, settlement or compromise with any taxing authority relating to a material amount of taxes, (d) consent to any extension or waiver of the statutory period of limitations applicable to any tax matter, (e) file any amended material tax return, (f) enter into any tax sharing agreement (other than an ordinary course tax sharing agreement), (g) surrender any right to claim any refund of a material amount of taxes, (h) initiate any discussion, voluntary disclosure or examination with any taxing authority regarding taxes or tax returns with respect to the Company, or (i) take any action that would reasonably be expected to prevent, impair or impede the tax treatment contemplated by the Business Combination Agreement;

•

other than in connection with a redemption or any Equity Financing, sell, issue, redeem, assign, transfer, convey or otherwise dispose of (a) any of its equity interests, or (b) any options, warrants, rights of conversion or other rights or agreements, arrangements or commitments obligating the company to issue, deliver or sell any equity interests of Company, other than contracts for Indebtedness from the Sponsor or its affiliates or any director or officer of the Company or the Sponsor incurred in order to finance working capital and tax needs and expenses; provided, that the amount of any such Working Capital Loans that may be converted into private placement warrants may not exceed $1,500,000;

•	other than the redemptions of Company shares, declare, make or pay any dividend, other distribution or return of capital (whether in cash or in kind) to the equityholders of the Company;

•

adjust, split, combine or reclassify (other than a reclassification pursuant to a conversion of shares of Company Class B common stock into shares Company Class A common stock pursuant to the Company’s governing documents) any of its equity interests;

•	reduce the exercise price of any Company warrant;

•

incur, assume, guarantee or otherwise become liable for (whether directly, contingently or otherwise) any Indebtedness, material liabilities, debts or obligations other than contracts for Indebtedness from the Sponsor or its affiliates or any director or officer of the Company or the Sponsor incurred in order to finance working capital and tax needs and expenses;

•

enter into any transaction or Contract with the Sponsor or any of its affiliates for the payment of finder’s fees, consulting fees, monies in respect of any payment of a loan or other compensation paid by Company to the Sponsor, Company’s officers or directors, or any affiliate of the Sponsor or Company’s officers, for services rendered prior to, or for any services rendered in connection with, the consummation of the business combination;

•

compromise, commence or settle any pending or threatened proceeding (A) involving payments (exclusive of attorney’s fees) by the Company not covered by insurance in excess of $400,000 in any single instance or in excess of $1,500,000 in the aggregate, (B) granting material injunctive or other equitable remedy against the Company, or (C) which imposes any material restrictions on the operations of businesses of the Company; or

•	agree or commit to do any of the foregoing.

Nothing contained in the Business Combination Agreement will be deemed to give the Members’ Representative or Biote, directly or indirectly, the right to control or direct the Company prior to the Closing. Prior to the Closing, the Company will exercise control over its business, consistent with the terms and conditions of the Business Combination Agreement.

Additional Covenants

Mutual Covenants

The parties made certain mutual covenants in the Business Combination Agreement, including agreeing to:

•	notify each other of any developments which would cause or would reasonably be expected to result in a failure of a Closing condition to be satisfied;

•

use commercially reasonable efforts to obtain, or cause to be obtained, all consents, authorizations, orders, clearances and approvals from all governmental entities that may be or become necessary with respect to the business combination;

•	cooperate on certain tax matters;

•

certain consent rights related to public statements about the business combination and cooperating with each other to prepare and make certain SEC filings (including the preparation of this proxy statement); and

•

take all necessary action so that, effective as of immediately following the Closing, the board of directors of the Combined Company consists of seven directors, with four directors designated by Biote (of which two must be considered “independent” under Nasdaq rules, and one must qualify as an audit committee financial expert and be qualified to act as a chairman of the audit committee) and three directors designated by the Company (of whom one must be considered “independent” under Nasdaq rules); provided, that, if, the amount of Haymaker Cash at the Closing is less than the Director Threshold Amount, then prior to the Closing, five directors will be designated by Biote and two directors will be designated by the Company.

Company Covenants

The Company made certain other covenants in the Business Combination Agreement, including agreeing to:

•	ensure that its shares of Class A common stock and warrants remain listed on Nasdaq;

•	approve and, subject to the applicable stockholder approvals, adopt the Incentive Plan and the ESPP;

•	cease all existing discussions or negotiation with any person with respect to any alternative acquisition and refrain from entering into new negotiations or discussions for alternative acquisitions;

•

subject to receipt of the Company stockholder approval, immediately prior to the Closing, (i) file the proposed charter with the Secretary of State of the State of Delaware and (ii) adopt the proposed bylaws, in each case, in the form attached to the Business Combination Agreement;

•	release certain affiliates of Biote from certain pre-Closing actions;

•

maintain indemnification for current and former directors and officers of the Biote Companies and obtain 6-year run-off coverage as provided by any director and officer insurance policy or fiduciary and employee benefit policies of any Biote Company or the Company for any pre-Closing officers and directors of the Company and the Biote Companies;

•	provide the Members’ Representative access to Biote’s books, records and tax returns after the Closing; and

•	change the Company’s name in connection with the Closing to “biote Corp.”

Biote Covenants

Biote made certain other covenants in the Business Combination Agreement, including agreeing to:

•	provide the Company with reasonable access to Biote’s books and records and furnish financial and operating information as the Company may reasonably request;

•	cease all existing discussions or negotiation with any person with respect to any alternative acquisition and refrain from entering into new negotiations or discussions for alternative acquisitions;

•	release certain affiliates of the Company and the Sponsor from certain pre-Closing actions;

•

to the extent reasonably requested by the Company, cooperate in connection with the arrangement of any Equity Financing and the marketing of the transactions contemplated by the Business Combination Agreement and the Related Agreements in the public markets and with existing equityholders of the Company;

•

use commercially reasonable efforts to enter into the Debt Facilities on or before the Closing Date, which must reflect the terms of the debt commitment letter from Truist Bank and Truist Securities, Inc. (the “debt commitment letter”), negotiate and enter into definitive agreements with respect to the Debt Facilities on terms and conditions not materially less favorable to Biote than the terms and conditions contained in such commitment letter, and take all actions necessary to enable Biote to utilize the Debt Facilities on the Closing Date (including, if required to satisfy the Closing Date Cash condition, a drawdown of not less than $125,00,000);

•

if the Debt Financing becomes unavailable on the terms and conditions contemplated by the debt commitment letter, (i) promptly notify the Company of such an event and (ii) use, and cause its affiliates to use, commercially reasonable efforts to, as promptly as practicable following the occurrence of such event, arrange for and obtain alternative financing on terms and conditions to funding and availability that are not (unless otherwise consented to in writing by the Company) materially less favorable, in the aggregate, to Biote than those in the debt commitment letter and, in any event, without adding new or additional conditions precedent or contingencies, or amending, modifying or expanding existing conditions, to receipt of the Debt Financing from those set forth in the debt commitment letter as of the date the Business Combination Agreement was entered into;

•

subject to certain exceptions set forth in the Business Combination Agreement, terminate all liabilities and obligations of the Biote Companies under any affiliated transactions, without any cost or other liability to, or obligations of, any Biote Company or the Company;

•

as soon as reasonably practicable after the deadline for the public stockholders to submit redemption requests and in any event prior to the special meeting, notify the Company of any changes to the Recapitalization steps plan as a result of any changes to the Cash Consideration to be paid to the Selling Member or other changes to the calculation of Retained Biote Units;

•

use reasonable best efforts to, prior to the Closing, enter into employment agreements with each of Teresa S. Weber and Robbin C. Gibbins in form and substance satisfactory to such Biote executive, Biote, and the Company;

•	use its reasonable best efforts to enter into the Phantom Equity Acknowledgements with each of the Phantom Equity Holders on or prior to December 31, 2021, and in any event prior to the Closing; and

•	following the Closing, refrain from disclosing or using certain confidential information of Biote.

Class A Member Covenants

The Class A Member made certain other covenants in the Business Combination Agreement, including agreeing:

•	not to transfer any of its equity interests in Biote;

•

not to enter into (i) any option, warrant, purchase right, or other contract that would (either alone or in connection with one or more events, developments or events (including the satisfaction or waiver of any conditions precedent)) require the Class A Member to transfer any of its equity interests in Biote or (ii) any voting trust, proxy or other contract with respect to the voting or transfer of any of its equity interests in Biote;

•	not to take any actions in furtherance of any of the matters described above; and

•

to vote (or cause to be voted) its equity interests in Biote against and/or withhold consent with respect to (A) any alternative transactions involving Biote or any subsidiary thereof or (B) any other matter, action, agreement, transaction or proposal that would reasonably be expected to result in (x) a breach of any of Biote’s covenants, representation or warranty or any other agreements or obligations under the Business Combination or (y) any of the Closing conditions not being satisfied.

Trust Account

Subject to the satisfaction or waiver of the Closing conditions (other than those conditions that by their nature are to be satisfied at Closing, but subject to the satisfaction or waiver of those conditions) and provision of notice thereof to the trustee (which notice must be provided by the Company to the trustee in accordance with the terms of the trust agreement), at the Closing and subject to the terms of the trust agreement and the current charter, (i) the Company will cause (a) the documents, opinions and notices required to be delivered to the trustee pursuant to the trust agreement to be so delivered, and (b) the trustee to pay as and when due (x) all amounts payable to stockholders of the Company who have validly elected to redeem their shares of Class A common stock pursuant to the current charter, and (y) all amounts payable pursuant to the Business Combination Agreement and (ii) thereafter the trust account will terminate, except as otherwise provided in the trust agreement.

Trust Account Waiver

Each of the parties to the Business Combination Agreement has agreed that it does not and will not at any time have any right, title, interest or claim of any kind in or to any assets in the trust account (or distributions therefrom to the Company’s public stockholders or to the underwriters of the Company’s initial public offering in respect of their deferred underwriting commissions held in the trust account, in each case as set forth in the trust agreement), and has waived any claims it had or may have at any time against or with respect to the trust account (or distributions therefrom to the Company’s public stockholders) as a result of, or arising out of, any discussions, contracts or agreements (including the Business Combination Agreement) among the Company and Biote and agreed not to seek recourse against the trust account (or distributions therefrom to the Company’s public stockholders or to the underwriters of the Company’s initial public offering in respect of their deferred underwriting commissions held in the trust account, in each case as set forth in the trust agreement) for any reason whatsoever.

Specific Performance

Each party to the Business Combination Agreement agreed that each other party will be entitled to specific performance, an injunction or other equitable relief (without posting of bond or other security or needing to prove irreparable harm) to prevent breaches of or the failure to perform the provisions of the Business Combination Agreement and to enforce specifically the Business Combination Agreement and the terms and provisions thereof in any proceeding, in addition to any other remedy to which such party may be entitled. Notwithstanding the foregoing, the Company is not entitled to seek specific performance of the Business Combination Agreement directly against the Financing Sources (as defined in the Business Combination Agreement) solely in their capacities as lenders or arrangers in connection with the Debt Financing.

Representations and Warranties

The Business Combination Agreement contains usual and customary representations and warranties for transactions of this nature by the parties thereto.

The Company has made customary representations and warranties regarding itself, including in relation to: organization, authority, enforceability; capitalization, brokerage; trust account; the Company’s SEC filings; information supplied; this proxy statement; litigation; listing; investment company; contracts, no defaults; non-contravention; business activities; investment intent; tax matters; compliance with laws; inspections; title to property and takeover statutes.

Biote has made representations and warranties regarding itself and its subsidiaries, including relating to: organization, authority, enforceability; non-contravention; capitalization; financial statements, no undisclosed liabilities; no material adverse effect; absence of certain developments; real property; tax matters; contracts; intellectual property; data security and data privacy; litigation; brokerage; labor maters; employee benefit plans; insurance; compliance with laws and permits; title to and sufficiency of assets; no bankruptcy; regulatory matters; anti-money laundering compliance; affiliate transactions; information supplied; this proxy statement; investment intent; and debt financing.

No Survival of Representations and Warranties or Pre-Closing Covenants

Other than claims against a party that committed fraud with respect to the making of its applicable representation and warranty in the Business Combination Agreement, the obligations of the parties that survive termination of the Business Combination Agreement (as described in the section titled “Proposal No. 1 — The Business Combination Proposal — The Business Combination Agreement — Effect of Termination”), the representations and warranties set forth in the Business Combination Agreement and all covenants that are to be fully performed prior to the Closing will not survive the Closing.

Amendment to the Business Combination Agreement

Amendments to the Business Combination Agreement must be in writing and signed by the Company, Biote and the Members’ Representative in order to be valid. In addition, any waiver of any provision or condition of the Business Combination Agreement must be in writing and signed by the party against which such waiver is to be enforced. No waiver by any party of any default, breach of representation or warranty or breach of covenant under the Business Combination Agreement, whether intentional or not, will be deemed to extend to any other, prior or subsequent default or breach or affect in any way any rights arising by virtue of any other, prior or subsequent such occurrence. Under the Business Combination Agreement, any such amendment or waiver may occur after the approval of the proposals set forth in this proxy statement.

In addition, certain provisions of the Business Combination Agreement related to amendments thereto; assignment thereof; governing law; waiver of jury trial; jurisdictions; specific performance; no third-party beneficiaries; and no recourse (and any other provision of the Business Combination Agreement to the extent a modification, waiver or termination of such provision would modify the substance of such provisions) may not be modified, waived or terminated in a manner that impacts or is adverse in any respect to the Financing Source Parties (as defined in the Business Combination Agreement) without the prior written consent of the Financing Sources (as defined in the Business Combination Agreement).

Related Agreements

This section describes the material provisions of certain additional agreements to be entered into in connection with the Business Combination Agreement, which we refer to as the “Related Agreements,” but does not purport to describe all of the terms thereof. The following summary is qualified in its entirety by reference to the complete text of each of the Related Agreements. A form of the Incentive Plan is attached to this proxy statement as Annex E. A form of the ESPP is attached to this proxy statement as Annex F.

A form of the Tax Receivable Agreement is attached to this proxy statement as Annex G. The Sponsor Letter is attached to this proxy statement as Annex H. A form of the Biote A&R OA is attached to this proxy statement as Annex I. A form of the Investor Rights Agreement is attached to this proxy statement as Annex J. Stockholders and other interested parties are urged to read the form of Investor Rights Agreement and form of Incentive Plan in their entirety prior to voting on the proposals presented at the special meeting.

Second Amended and Restated Operating Agreement of Biote

At the Closing, the Combined Company, Biote and the Members will enter into the Biote A&R OA, which will, among other things, permit the issuance and ownership of Biote Units as contemplated to be issued and owned upon the consummation of the business combination, designate the Combined Company as the sole manager of Biote, provide for the Exchange Rights, set forth the rights and preferences of the Biote Units, and establish the ownership of the Biote Units by the persons or entities indicated in the Biote A&R OA, in each case, as more fully described in the Biote A&R OA.

Tax Receivable Agreement

Simultaneously with the Closing, the Combined Company will enter into the Tax Receivable Agreement with Biote, the Members and the Members’ Representative, in substantially the form attached to this proxy statement as Annex G. Pursuant to the Tax Receivable Agreement, the Combined Company generally will be required to pay to the Members 85% of certain net tax benefits, if any, that we realize (or in certain cases are deemed to realize) as a result of the increases in tax basis and tax benefits related to the transactions contemplated under the Business Combination Agreement and the redemption of Retained Biote Units in exchange for Class A common stock (or cash) pursuant to the Biote A&R OA, and tax benefits attributable to payments under the Tax Receivable Agreement. The term of the Tax Receivable Agreement will continue until all such tax benefits have been utilized or expired unless the Combined Company exercises its right to terminate the Tax Receivable Agreement for an amount representing the present value of anticipated future tax benefits under the Tax Receivable Agreement (calculated under certain assumptions) or certain other acceleration events occur.

If there were redemptions of all of the outstanding Retained Biote Units immediately after the business combination, we estimate that the resulting tax benefits to the Combined Company subject to the Tax Receivable Agreement would be approximately $133.4 million, based on certain assumptions, including but not limited to a $10.00 per share trading price of Class A common stock, a 23% blended U.S. federal corporate income tax rate and state and local income tax rates, no material change in U.S. federal income tax law, and that the Combined Company will have sufficient taxable income to utilize such estimated tax benefits. If the Tax Receivable Agreement were terminated immediately after the closing of the business combination and based on the same assumptions used to estimate the tax benefits as described above, the estimated early termination payments to the Members under the Tax Receivable Agreement would be, in the aggregate, approximately $97.3 million (calculated using a discount rate of 1.58%, applied against an undiscounted liability of approximately $113.4 million, representing an amount equal to 85% of the approximately $133.4 million of estimated tax benefits to the Combined Company that are subject to the Tax Receivable Agreement). The foregoing numbers are merely estimates and the actual tax benefits and early termination payments could differ materially.

A delay in the timing of redemptions of Retained Biote Units, holding other assumptions constant, would be expected to decrease the discounted value of the amounts payable under the Tax Receivable Agreement, as the benefit of the depreciation and amortization deductions would be delayed and the estimated increase in tax basis could be reduced as a result of allocations of Biote’s taxable income to the Members prior to the redemption of their Retained Biote Units. Increases or decreases in the price per share of Combined Company Class A common stock at the time of each redemption of Retained Biote Units would be expected to result in a corresponding increase or decrease in the undiscounted amounts payable under the Tax Receivable Agreement in an amount equal to 85% of the tax-effected change in price, and it is nearly certain that the actual stock price at the time of each redemption will deviate from the $10.00 per share assumed above. Increases in the applicable corporate income tax rate and estimated applicable state and local income tax rates would be expected to result in a corresponding increase in the undiscounted amounts payable under the Tax Receivable Agreement as a result of the corresponding increase in the expected net cash savings. The amounts payable under the Tax Receivable Agreement are dependent upon the Combined Company having sufficient future taxable income to avail itself of the tax benefits on which it is required to make payments under the Tax Receivable Agreement. If the Combined Company’s projected taxable income is reduced, the expected payments would be reduced to the extent that tax benefits covered by the Tax Receivable Agreement do not result in a reduction of the Combined Company’s future income tax liabilities.

Investor Rights Agreement

At the Closing, the Company, the Members, the Sponsor, the Members’ Representative and certain other parties will enter into an Investor Rights Agreement, pursuant to which, among other things, (i) the Registration Rights Agreement will be terminated, (ii) the lock-up period set forth in the Investor Rights Agreement will supersede the lock-up period set forth in the Insider Letter, (iii) the Company will provide certain registration rights for the shares of Class A common stock held by the Members, the Sponsor, and certain other parties, (iv) the Members will agree not to, subject to certain exceptions, transfer, sell, assign or otherwise dispose of the shares of Class A common stock, shares of Class V voting stock and Biote Units held by such Members for six months following the Closing, and the Member Earnout Units until the date such securities have been earned in accordance with the Business Combination Agreement and (v) the Sponsor will agree not to, subject to certain exceptions, transfer, sell, assign or otherwise dispose of its (a) shares of Class A common stock (other than the Sponsor Earnout Shares) for six months following the Closing, (b) Sponsor Earnout Shares until the date such securities have been earned in accordance with the Business Combination Agreement and (c) warrants issued to the Sponsor pursuant to that certain Private Placement Warrants Purchase Agreement, dated March 1, 2021, by and between the Company and the Sponsor, and the underlying shares of Class A common stock, for 30 days following the Closing Date (in each case, as more fully described in the Investor Rights Agreement).

Sponsor Letter

In connection with the execution of the Business Combination Agreement, certain of our current officers and directors, the Sponsor, the Company, Biote and the Members’ Representative entered into a letter agreement (the “Sponsor Letter”), pursuant to which, among other things, the Sponsor agreed to (i) vote, at any duly called meeting of stockholders of the Company, in favor of the Business Combination Agreement and the transactions contemplated thereby, (ii) subject to certain exceptions, not to effect any sale or distribution of any of its shares of Class B common stock or private placement warrants and (iii) waive any and all anti-dilution rights described in the current charter or otherwise with respect to the shares of Class B common stock held by the Sponsor that may be implicated by the business combination such that the Class B Common Stock Conversion will occur as discussed herein (and as more fully described in the Sponsor Letter).

Background of the Business Combination

Haymaker is a blank check company incorporated in Delaware on July 6, 2020, and formed for the purpose of entering into a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more target businesses. The proposed business combination was the result of an extensive search for a potential transaction utilizing the global network and investing and operating experience of Haymaker’s officers and directors. The terms of the business combination were the result of extensive arms-length negotiations between representatives of the board of directors of Haymaker, Haymaker’s officers, and the Sponsor, on the one hand, and Biote and its members on the other hand. The following chronology summarizes the key meetings and events that led to the signing of the Business Combination Agreement. The following chronology does not purport to catalogue every conversation among representatives of Haymaker, Biote, the members of Biote, and other parties. All meetings described herein were held telephonically or virtually, unless otherwise noted.

On March 4, 2021, Haymaker completed its initial public offering through the sale of 30,000,000 public units at $10.00 per unit, and on March 5, 2021, the underwriters in Haymaker’s initial public offering purchased an additional 1,750,000 units pursuant to the partial exercise of their over-allotment option. Haymaker’s initial public offering (including the partial exercise of the underwriters’ overallotment option) generated gross proceeds of $317,500,000. Each unit consisted of one share of Class A common stock and one-fourth of one public warrant. Each whole public warrant is exercisable to purchase one share of Class A common stock. Simultaneously with the IPO, the Sponsor purchased an aggregate of 5,333,333 private placement warrants at a price of $1.50 per warrant, for an aggregate purchase price of $8,000,000. In connection with the partial exercise of the over-allotment option, the Sponsor purchased an additional 233,333 private placement warrants for $350,000, resulting in the Sponsor holding 5,566,666 private placement warrants. Pursuant to the Insider Letter, the Sponsor and our directors and officers agreed to waive their redemption rights in order to induce Haymaker and the underwriters of the IPO to enter into the underwriting agreement in connection with the IPO, and did not receive any additional consideration in connection with the business combination. Each of Citigroup Global Markets Inc. (“Citi”) and Cantor Fitzgerald & Co. (“Cantor”) served as underwriters in the IPO.

Prior to consummation of the IPO, neither Haymaker, nor anyone on its behalf, contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to a transaction with Haymaker.

Promptly following the IPO, Haymaker’s officers and directors commenced an active search for prospective businesses and assets to acquire using the Sponsor’s network of investment bankers, private equity firms, consulting firms, legal and accounting firms, and numerous other business relationships. Andrew R. Heyer, President and a director of Haymaker, Steven J. Heyer, Chief Executive Officer and a director of Haymaker, Stephen Powell, a director of Haymaker, and Christopher Bradley, Chief Financial Officer and Secretary of Haymaker, as representatives of Haymaker, contacted and were contacted by a number of individuals and entities with respect to acquisition opportunities. As part of this process, Haymaker management considered and conducted an analysis of over 150 potential acquisition targets (including Biote) in a wide variety of industry sectors. The revenues of the potential acquisition targets ranged from approximately $20.0 million to over

$2.3 billion. Haymaker completed some level of analysis on 42 of those potential targets, and entered into non-disclosure agreements with, and engaged in significant due diligence and detailed discussions directly with senior executives and/or shareholders of, 27 of those potential acquisition targets, including target businesses in the healthcare, aviation, media and consumer services industries. Of those 27 target businesses, Haymaker executed three indications of interest and three letters of intent (including Biote).

The first of these indications of interest was submitted on March 18, 2021, to a company in the recreational vehicles industry (“Company A”), which reflected a pro forma enterprise value of approximately $1.07 billion. On April 1, 2021, Haymaker submitted an indication of interest to a company in the travel service industry (“Company B”), which reflected a pro forma enterprise value of approximately $1.3 billion. On April 7, 2021, Haymaker submitted an indication of interest to a company in the marine industry (“Company C”), which reflected a pro forma enterprise value of approximately $1.07 billion. Haymaker ultimately decided to end its negotiations with Company A because Haymaker, after conducting initial diligence, determined that the proposed valuation of the target business would be difficult to sustain in the public equity markets. Negotiations with Company B and Company C ended because such companies elected to remain private rather than entering the public markets. Haymaker did not enter into any letters of intent or agree on proposed structures or valuations in connection with any of the aforementioned alternative transactions.

In addition to the letter of intent entered into with Biote, which is described below, Haymaker executed a non-binding letter of intent on April 18, 2021, with a company in the aviation industry (“Company D”), which reflected a pro forma enterprise value of approximately $2.8 billion. On May 19, 2021, the exclusivity period set forth in the letter of intent with Company D expired, which effectively terminated such agreement. Based on the initial due diligence conducted by Haymaker, Haymaker elected to not extend its exclusivity period with Company D and terminated discussions regarding a potential transaction. On June 22, 2021, Haymaker entered into a non-binding letter of intent with a company in the cosmetic treatment industry (“Company E”). The exclusivity provision of such non-binding letter of intent restricted Haymaker from entering into a letter of intent or definitive agreement concerning a business combination transaction, but it did not prevent Haymaker from engaging in discussions with other potential targets. On July 9, 2021, Haymaker and Company E agreed to terminate their non-binding letter of intent following Company E’s decision to pursue an alternative transaction. Each of Company A, Company B, Company C, Company D and Company E were identified through the broad network of contacts and corporate relationships of Haymaker’s directors and officers. Haymaker ultimately determined that the business of Biote was more attractive because of its historical performance, attractive growth prospects and valuations relative to other potential targets.

On May 3, 2021, Biote engaged Jefferies LLC (“Jefferies”) as financial and capital markets advisor in connection with Biote’s exploration of strategic and financial alternatives, including a potential de-SPAC transaction.

On June 12, 2021, Haymaker was contacted by Jefferies to discuss, on a preliminary and introductory basis, a potential business combination with Biote.

Beginning on June 14, 2021, Haymaker’s directors and officers, led by Steven J. Heyer and Christopher Bradley, commenced due diligence on Biote based on the information provided on behalf of Biote. In addition, Andrew R. Heyer, Steven J. Heyer, and Christopher Bradley, among other directors and officers of Haymaker, commenced discussions with Marc D. Beer, Chairman of Biote’s Board of Managers, and Teresa Weber, Biote’s Chief Executive Officer, and conducted research on Biote, the industry in which Biote operates and other companies in Biote’s industry sector. This due diligence review continued until the execution of the Business Combination Agreement on December 13, 2021. As part of an extensive due diligence process, certain of Haymaker’s directors and officers met with practitioners and were evaluated for HRT, attended practitioner trainings and participated in discussions with various subject matter experts to better understand Biote’s business, operations, opportunities and risks. During the same period, Christopher Bradley, Steven J. Heyer and Andrew R. Heyer, with the assistance of other Haymaker directors and officers, reviewed trading values of certain publicly-traded companies to analyze the potential transaction. Further information about the Board’s financial and valuation analysis is available under the section entitled “Proposal No. 1 — The Business Combination Proposal — Summary of Haymaker Financial and Valuation Analysis — Selected Company Analysis.”

On June 16, 2021, Andrew R. Heyer and Christopher Bradley of Haymaker and Marc D. Beer and Teresa Weber of Biote had their first telephonic meeting to discuss a potential business combination.

Between June 2021 and December 2021, Haymaker conducted industry research and analyzed the public market viability of Biote.

On June 30, 2021, Haymaker and Biote executed a non-disclosure agreement.

On July 2, 2021, Haymaker received additional financial information regarding Biote, including audited historical financials, and legal and tax information, via an electronic data room. After receiving such information, Haymaker began to initiate an analysis focused on valuation and structure of a potential transaction.

On July 5, 2021, Andrew R. Heyer, Steven J. Heyer and Christopher Bradley of Haymaker received Biote’s confidential information memorandum, including a detailed business plan, a financial forecast, and other financial and business information, which was subsequently distributed to the Board.

On July 9, 2021, Steven J. Heyer and Christopher Bradley held a telephonic conference with Teresa Weber and Robbin Gibbins, Biote’s Chief Financial Officer, to discuss Biote’s financial model, which included financial projections summarized under the section entitled “Proposal No. 1 — The Business Combination Proposal — Summary of Haymaker Financial and Valuation Analysis — Certain Biote Projected Financial Information.”

During July 2021, DLA Piper LLP (US) (“DLA”), legal counsel to Haymaker, and Cooley LLP and Cooley (UK) LLP (together, “Cooley”), legal counsel to Biote, exchanged multiple drafts of the letter of intent, reflecting divergent views on various business and legal points.

On July 14, 2021, following extensive discussion and review, the board of directors of Haymaker approved the most recent draft non-binding letter of intent. On the same date, Andrew R. Heyer, Steven J. Heyer and Christopher Bradley attended a telephonic meeting with representatives of Jefferies to discuss Haymaker’s proposal, where such representatives of Haymaker presented their analysis to Jefferies. Between that date and July 26, 2021, Haymaker, represented by Andrew R. Heyer and Christopher Bradley, and Biote, represented by Marc D. Beer, together with their respective legal counsels and Jefferies, negotiated the final form of the letter of intent. Haymaker’s management kept the board of directors of Haymaker apprised of the substantive changes that occurred during those negotiations.

On July 26, 2021, with the approval of the board of directors of Haymaker, Christopher Bradley executed and delivered the non-binding letter of intent to Biote, which was accepted and agreed upon as of such date. The non-binding letter of intent was based on an enterprise valuation of Biote of approximately $796 million and provided for an exclusivity period until September 9, 2021, subject to extension unless a party gave timely notice of termination. Following the execution of the letter of intent, Haymaker focused exclusively on pursuing the acquisition of Biote as its initial business combination and began confirmatory due diligence efforts.

On July 28, 2021, DLA and Cooley held a telephonic conference to discuss legal due diligence regarding Biote and various considerations for the structure of a potential transaction.

On various dates during the Summer and Fall of 2021, including July 28, August 2, August 5, August 9, August 10, August 11, August 17, August 25, August 26, September 3, September 8, September 13, September 15, September 17 and September 23, 2021, representatives of Haymaker, including Christopher Bradley, Andrew R. Heyer, Steven J. Heyer, Roger Meltzer, a director of Haymaker, and Stephen Powell, and representatives of Biote, including Teresa Weber, Marc D. Beer, Robbin Gibbins and Jonathan Sackner-Bernstein, Biote’s Chief Medical and Regulatory Officer at the time, held telephonic conferences to further discuss business, tax, legal, insurance, regulatory and financial due diligence.

On August 12, 2021, DLA and Cooley held a telephonic conference to further discuss the proposed “UP-C” transaction structure.

On August 30, 2021, Christopher Bradley held a telephonic conference with Teresa Weber and Robbin Gibbins to discuss Biote’s financial model.

Between September and November 2021, representatives of Haymaker, including Steven J. Heyer, Andrew R. Heyer, Roger Meltzer, Stephen Powell and Christopher Bradley, and representatives of Biote, including Teresa Weber, Marc D. Beer, Robbin Gibbins and Mary Elizabeth Conlon, Biote’s General Counsel, held weekly telephonic conferences to discuss, among other things, the status of due diligence and the steps and timing necessary to finalize the definitive transaction documentation, including the Business Combination Agreement, and to prepare the proxy statement. These weekly telephonic conferences generally included Haymaker’s and Biote’s respective legal counsel, as well as their respective advisors and accountants, including William Blair & Company, L.L.C. (“William Blair”), Citi, Jefferies, Deloitte & Touche LLP and Marcum LLP.

On September 2, 2021, DLA provided an initial draft of the Business Combination Agreement to Cooley.

On September 3, 2021, Haymaker and Biote agreed to extend the exclusivity period of the non-binding letter of intent to September 30, 2021, subject to an additional potential extension to October 30, 2021. The exclusivity period was subsequently extended to November 30, 2021, subject to further extension unless a party gave timely notice of termination.

On September 14, 2021, DLA and Cooley held a telephonic conference to discuss transaction structure and tax implications related to the Phantom Equity Holders and certain partner and employee-level arrangements with respect to the Biote Companies.

In September 2021, Haymaker engaged Citi as a placement agent and financial advisor, Truist Securities, Inc. (“Truist”) as a placement agent and capital markets advisor, and William Blair as a placement agent, financial advisor and capital markets advisor, and in October 2021 Haymaker engaged Alvarium MB (US) BD, LLC (“Alvarium” and, together with Citi, Truist, and William Blair, the “HYAC Financial Advisors”) as a placement agent and financial advisor, in each case, in connection with a potential business combination with Biote. The aggregate fees payable to Citi that are contingent on the completion of the business combination with respect to its portion of the deferred underwriting commission, and in consideration for acting as financial advisor, are approximately $11.8 million. The roles of the HYAC Financial Advisors were limited to those described above. The HYAC Financial Advisors did not conduct any due diligence on Biote on behalf of the Company.

From September 20, 2021 through November 2021, Andrew R. Heyer, Steven J. Heyer and Christopher Bradley of Haymaker and Teresa Weber, Marc D. Beer and Jonathan Sackner-Bernstein of Biote conducted numerous management meetings with institutional investors regarding the attributes of the transaction and to gauge interest in participating in a private placement. During the course of these discussions, the parties were unable to reach an agreement on the terms of a private placement with such institutional investors and, as further described below, Haymaker elected to proceed without a private placement. As a result, the HYAC Financial Advisors will not be entitled to a fee for their services as placement agents.

On September 29, 2021, DLA and Cooley held a telephonic conference to discuss the steps and timing necessary to prepare and file this proxy statement, including with respect to the audit of the financial statements required to be included herein.

On October 14, 2021, Cooley sent comments to the Business Combination Agreement to DLA. The revised draft generally addressed various business and drafting points, including changes to the transaction structure, representations and warranties, covenants and closing conditions.

On October 19, 2021, DLA and Cooley held a telephonic conference to discuss various matters related to the Business Combination Agreement and the business combination generally, including tax diligence, structural and timing considerations with respect to the business combination and related documentation, and the status of negotiations with institutional investors in connection with various potential private placement transactions.

On October 21, 2021, DLA provided a revised draft of the Business Combination Agreement to Cooley. The revised draft of the Business Combination Agreement addressed, among other things, certain terms related to the pre-Closing Recapitalization and the earnout mechanics and transfer, vesting and economic restrictions with respect to the Sponsor Earnout Shares.

On November 4, 2021, Cooley sent comments to the Business Combination Agreement to DLA, which addressed, among other things, certain undertakings of the parties in respect of the Debt Financing and the modified priority and allocation of the distribution of the Closing Date Cash at the Closing. Pursuant to the terms set forth in the non-binding letter of intent entered into on July 26, 2021, between Haymaker and Biote, the Closing Date Cash was to be paid out for the following purposes and in the following order: (a) first, payment of unpaid Transaction Expenses (as defined in the Business Combination Agreement), (b) second, payment to Biote in the amount of $62,500,000 (the “Second Cash Distribution”), (c) third, payment to the Members in the amount of $62,500,000 (the “Third Cash Distribution”), (d) fourth, payment to Biote in the amount of $75,000,000, (e) fifth, payment to the Members in the amount of $75,000,000 (the “Fifth Cash Distribution”), (f) sixth, payment of 50% of the remaining Closing Date Cash to each of Biote and certain Members until the total proceeds received by such Members pursuant to the Third Cash Distribution, the Fifth Cash Distribution and this Sixth Cash Distribution (as defined below) reaches $200,000,000 (the “Sixth Cash Distribution”), and (g) payment to Biote of the remaining Closing Date Cash. The comments sent by Cooley on November 4, 2021 increased the Second Cash Distribution to Biote from $62,500,000 to $75,000,000 and decreased the Third Cash Distribution to the Members from $62,500,000 to $50,000,000.

On November 4, 2021, November 9, 2021, and November 11, 2021, Cooley and DLA held telephonic conferences to discuss the overall process and timing for various workstreams being undertaken in connection with the proposed business combination, as well as certain open issues related to the business combination, the Business Combination Agreement, and the other transaction agreements and ancillary documentation related to the business combination.

Between November 5, 2021, and December 10, 2021, DLA and Haymaker, on the one hand, and Cooley and Biote, on the other hand, exchanged drafts of the other transaction documents related to the business combination, including the Biote A&R OA, the Sponsor Letter, the Investor Rights Agreement, the Tax Receivable Agreement, the proposed charter and the proposed bylaws of the Combined Company, and engaged in negotiations of such documents and agreements. For a description of the aforementioned ancillary agreements, see the section entitled “Certain Agreements Related to the Business Combination.”

On November 14, 2021, DLA provided to Cooley a revised draft of the Business Combination Agreement, which provided for, among other things, additional covenants (i) prohibiting the Class A Member and the Biote Founder from engaging in certain actions with respect to alternative transactions, (ii) requiring the Class A Member to vote against (or withhold its consent with respect to) such alternative transactions, (iii) prohibiting the Class A Member from transferring its equity interests in Biote, in each case, prior to the Closing or earlier termination of the Business Combination Agreement, and (iv) relating to cooperation and efforts to obtain the Debt Financing or other debt financing on terms similar to those set forth in the debt commitment letter.

On November 22, 2021, in light of investor feedback obtained during discussions about the possibility of a private placement, Haymaker proposed, among other things, a reduction in the enterprise value of Biote. Following discussions, Haymaker and Biote agreed to a pro forma enterprise value of Biote of $667 million, reflecting $555 million of equity held by the Members, and certain other changes to the terms and structure of the transaction, including with respect to the Earnout Securities, potential Sponsor equity forfeitures, post-closing governance, the minimum cash condition, and the contemplated amount of Biote debt.

On December 6, 2021, DLA and Cooley held a telephonic conference to discuss certain matters related to tax diligence and analysis and related implications under the Business Combination Agreement.

Between December 8, 2021 and December 12, 2021, DLA and Cooley exchanged several drafts of the Business Combination Agreement, the substantially final form of which provided for, among other things, (i) an agreed upon series of transactions relating to the Recapitalization and reorganization of Biote, including the Conversion, (ii) that the employment agreements to be entered into with each of the Biote executives would be executed between the signing of the Business Combination Agreement and the Closing, (iii) an agreed upon earnout structure and target thresholds, (iv) agreed upon representations, warranties and closing conditions related to the business combination, (v) an aggregate share reserve of 15% for the Incentive Plan with a 5% evergreen provision and a 1% pool for the ESPP with a 1% evergreen provision, (vi) a mechanism reflecting that the number of directors Haymaker and Biote are each entitled to designate to the board of directors of the Combined Company would decrease and increase, respectively, in the event the Haymaker Cash is less than a certain threshold, and (vii) agreed upon certain covenants, including with respect to claims against Haymaker’s trust account.

The distribution of the Closing Date Cash at Closing was modified a second time in Cooley’s draft of the Business Combination Agreement delivered to DLA on December 8, 2021. Specifically, the Third Cash Distribution, Fifth Cash Distribution and Sixth Cash Distribution were revised such that the Selling Member, rather than the Members, would receive the allocated payments contemplated by such distributions.

On December 10, 2021, Cooley sent an updated draft of the Business Combination Agreement, which again revised the distribution of the Closing Date Cash at Closing. The Sixth Cash Distribution was modified such that Biote and the Selling Member would receive 37.8% and 62.2%, respectively, of the remaining Closing Date Cash until Biote and the Selling Member receive aggregate payments under the Sixth Cash Distribution of $45,000,000 and $74,000,000, respectively. Please see the section entitled “Proposal No. 1 — The Business Combination Proposal — The Business Combination Agreement — Consideration to be Received in the Business Combination” for additional information.

On December 10, 2021, DLA and Cooley held a telephonic conference to discuss certain economic considerations and exchange mechanics set forth in the Biote A&R OA.

On December 12, 2021, the board of directors of Haymaker held a telephonic meeting to discuss the Business Combination Agreement and the transactions contemplated by the Business Combination Agreement. Mr. Bradley and representatives from DLA and William Blair also participated in the meeting. Following discussions among the participants and determining that the business combination was in the best interest of Haymaker and its stockholders, the board of directors of Haymaker unanimously approved the Business Combination Agreement and the business combination.

On December 13, 2021, the parties executed and delivered the Business Combination Agreement and certain other related transaction documents, and a press release was issued announcing the business combination. On December 13, 2021, and December 14, 2021, Haymaker filed current reports on Form 8-K, which included, among other things, a press release and investor presentation to be used the following day in a telephonic conference call available to the public, and the Business Combination Agreement.

The Board’s Reasons for the Approval of the Business Combination

The Board, in evaluating the transaction with Biote, consulted with its legal counsel and financial, accounting, insurance, risk management and other due diligence advisors. In reaching its unanimous resolution

(i) that the terms and conditions of the Business Combination Agreement and the transactions contemplated thereby, including the business combination, are advisable, fair to and in the best interests of Haymaker and its stockholders and (ii) to recommend that the stockholders adopt and approve the Business Combination Proposal, the Nasdaq Proposal, the Charter Proposal, the Advisory Charter Proposals, the Incentive Plan Proposal, the ESPP Proposal, the Director Election Proposal and the Adjournment Proposal, the Board considered and evaluated a number of factors, including, but not limited to, the factors discussed below. In light of the number and wide variety of factors considered in connection with its evaluation of the business combination, the Board did not consider it practicable to, and did not attempt to, quantify or otherwise assign relative weights to the specific factors that it considered in reaching its determination and supporting its decision. The Board viewed its decision as being based on all of the information available and the factors presented to and considered by it. In addition, individual directors may have given different weight to different factors. This explanation of Haymaker’s reasons for the business combination and all other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under “Cautionary Note Regarding Forward-Looking Statements” of this document.

The Board considered a number of factors pertaining to the business combination as generally supporting its decision to enter into the Business Combination Agreement and the transactions contemplated thereby, including but not limited to, the following material factors:

•

Attractive, Growing Category with Resilience to Economic Disruptions. The anti-aging market and hormone replacement therapy markets have demonstrated long-term growth. The global anti-aging industry is estimated to grow at a 5% CAGR and the global hormone replacement therapy market is estimated to grow at a 7% CAGR, in each case, during the period from 2020 to 2026, according to Market Data Forecast. Furthermore, Biote was able to grow successfully during the COVID-19 pandemic.

•

Market Position. Biote is a market leader in an attractive and growing industry as evidenced by its size as compared to competitors. The Board noted Biote built its market position on its innovative delivery system, product innovation, growing network of practitioners and the practitioners’ growing customer base, training and logistics, and exceptional protocol standards, and believes that Biote is approximately eleven times the size of its closest competitor.

•

Favorable Industry Outlook and Consumer Trends. Secular trends in the hormone optimization industry, including strong consumer demand, an aging population, and both the awareness and acceptance of the Biote Method by both practitioners and patients, has driven growth in the use of Biote’s methods and products that it recommends as part of its training. In addition, the Board considered that Biote is the beneficiary of what the Board believes is a broader societal movement towards healthy aging.

•

Long-Term Growth Opportunities. The Board believes that Biote’s business model is well-positioned for sustained and profitable long-term growth. Biote’s practitioner contracts provide exclusivity for its hormone treatment method, which erects switching costs amongst its provider network; similarly, patients who benefit from its treatment method are averse to switching because of the positive effects of their treatments. The Board also noted Biote’s practitioner retention rates and practitioners’ repeat patient rates as providing subscription-like revenue predictability.

•

Asset-Light Operations and Scalability. Because practitioners pay Biote to train them on the Biote Method, and because Biote has minimal capital expenditures, Biote has an attractive asset-light profile with high free cash flow relative to many other business models. The Board noted that Biote’s business model would be difficult for a competitor to replicate at Biote’s scale and that the robust infrastructure and processes required to operate and maximize revenue across a network of practitioners and, in particular, its training programs, support center, and the capabilities of its clinic support software, separates Biote from its peers.

•	Experienced and Proven Management Team. Following the business combination, Biote’s current management team will remain in place. Ms. Weber is an accomplished executive with an outstanding business track record, and notably improved Biote’s revenues and profitability. Several other directors and officers of Biote, including its Chief Financial Officer and Chief Operating Officer, have outstanding backgrounds and are proven leaders of the Biote platform.

•

Financial Condition and Valuation. The Board also considered factors such as Biote’s historical financial results, outlook, financial plan, debt structure and owned asset base, as well as valuations and trading of selected publicly traded companies and valuations of selected precedent merger and acquisition targets in similar and adjacent sectors.

•

Other Alternatives. The Board believed, after a thorough review of other business combination opportunities reasonably available to Haymaker, that the proposed business combination represented the best potential business combination reasonably available to Haymaker and, based upon the process utilized to evaluate and assess other potential acquisition targets, the Board believed that such processes had not presented a better alternative.

•

Terms of the Business Combination Agreement. The Board considered the terms and conditions of the Business Combination Agreement and the transactions contemplated thereby, including the business combination and the UP-C structure contemplated by the Business Combination Agreement.

•

Independent Director Role. The Board is comprised of a majority of independent directors who are not affiliated with the Sponsor and its affiliates. Haymaker’s independent directors evaluated and unanimously approved, as members of the Board, the Business Combination Agreement and the transactions contemplated therein, including the business combination.

The Board also considered a variety of uncertainties and risks and other potentially negative factors concerning the Business Combination, including, but not limited to, the following:

•	Benefits Not Achieved. The risk that the potential benefits of the business combination may not be fully achieved, or may not be achieved within the expected timeframe.

•

Liquidation of Haymaker. The risks and costs to Haymaker if the business combination is not completed, including the risk of diverting management focus and resources from other business combination opportunities, which could result in Haymaker being unable to effect a business combination by March 4, 2023, and force Haymaker to liquidate.

•

No Third-Party Valuation or Fairness Opinion. The risk that the Board may not have properly valued Biote’s business and did not obtain a fairness opinion to assist in its analysis. For more information, see “Questions and Answers About the Proposals for Stockholders—Did the Board obtain a third-party fairness opinion in determining whether or not to proceed with the business combination?”

•	Stockholder Vote. The risk that Haymaker’s stockholders may fail to provide the respective votes necessary to effect the business combination.

•	Closing Conditions. The fact that completion of the business combination is conditioned on the satisfaction of certain closing conditions that are not within Haymaker’s control.

•

Litigation. The possibility of litigation challenging the business combination or that an adverse judgment granting permanent injunctive relief could indefinitely enjoin consummation of the business combination.

•	Fees and Expenses. The fees and expenses associated with completing the business combination.

•

Regulatory Risks. Biote markets or recommends products that are regulated by the FDA, and are subject to certain requirements under the FDCA. Biote’s failure to meet those requirements could cause the Combined Company to cease certain of its business activities and may involve the payment of financial penalties.

•	Other Risks. Various other risks associated with the business combination, the business of Haymaker and the business of Biote described under the section entitled “Risk Factors” of this document.

In addition to considering the factors described above, the Board also considered that:

•

Interests of Certain Persons. Some officers and directors of Haymaker have interests in the business combination as individuals that are in addition to, and that may be different from, the interests of Haymaker’s stockholders (see “The Business Combination—Interests of Certain Persons in the Business Combination”). The members of the Board, including Haymaker’s independent directors, reviewed and considered these interests during the negotiation of the business combination and in evaluating and unanimously approving the Business Combination Agreement and the transactions contemplated therein, including the business combination.

The Board concluded that the potential benefits that it expected Haymaker and its stockholders to achieve as a result of the business combination outweighed the potentially negative factors associated with the business combination. Accordingly, the Board unanimously determined, based on its consideration of the specific factors listed above, that the Business Combination Agreement and the transactions contemplated thereby, including the business combination, and the consideration to be paid by Haymaker in the business combination, were advisable, fair to, and in the best interests of, Haymaker and its stockholders.

Satisfaction of 80% Test

It is a requirement under the current charter and Nasdaq rules that the business or assets acquired in our initial business combination have a fair market value equal to at least 80% of the balance of the funds in the trust account (excluding the deferred underwriting commissions and taxes payable on the income earned on the trust account) at the time of the execution of a definitive agreement for our initial business combination. As of December 13, 2021, the date of the execution of the Business Combination Agreement, the fair value of marketable securities held in the trust account was approximately $317.5 million (excluding $11,112,500 of deferred underwriting commissions and taxes payable on the income earned on the trust account) and 80% thereof represents approximately $254.0 million. The Board has determined that the business combination meets the 80% test.

Summary of Haymaker Financial and Valuation Analysis

Certain Biote Projected Financial Information

Biote provided Haymaker with its internally prepared forecasts for the years ending December 31, 2022 and 2021. Biote does not, as a matter of general practice, publicly disclose long-term forecasts or projections of its future performance, revenue, financial condition or other results. However, in connection with the proposed business combination, Biote prepared the financial projections set forth below to present key elements of the forecasts provided to Haymaker. Biote’s forecasts were prepared solely for internal use and not with a view toward public disclosure, the published guidelines of the SEC regarding projections or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information but, in the view of Biote, was prepared on a reasonable basis, reflects the best currently available estimates and judgments, and presents, to the best of Biote’s knowledge and belief, the expected course of action and the expected future financial performance of Biote.

The inclusion of financial projections in this proxy statement should not be regarded as an indication that Haymaker, the Board, or their respective affiliates, advisors or other representatives considered, or now considers, such financial projections necessarily to be predictive of actual future results or to support or fail to support your decision whether to vote for or against the Business Combination Proposal or any other action (including your decision whether or not to exercise any redemption right). The financial projections are not fact and should not be relied upon as being necessarily indicative of future results, and readers of this proxy statement, including investors or holders, are cautioned not to place undue reliance on this information. Stockholders are cautioned not to rely on the projections in making a decision regarding the transaction, as the projections may be materially different than actual results. We will not refer back to the financial projections in future periodic reports filed under the Exchange Act.

The financial projections reflect numerous estimates and assumptions with respect to general business, economic, regulatory, market and financial conditions and other future events, as well as matters specific to Biote’s business, all of which are difficult to predict and many of which are beyond Biote’s and Haymaker’s control. The financial projections are forward-looking statements that are inherently subject to significant uncertainties and contingencies, many of which are beyond Biote’s control. The various risks and uncertainties include those set forth in the “Risk Factors,” “Biote Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “The Company’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Cautionary Note Regarding Forward-Looking Statements” sections of this proxy statement, respectively. As a result, there can be no assurance that the projected results will be realized or that actual results will not be significantly higher or lower than projected. Since the financial projections cover multiple years, such information by its nature becomes less reliable with each successive year. These financial projections are subjective in many respects and thus are susceptible to multiple interpretations and periodic revisions based on actual experience and business developments.

None of Biote’s independent registered accounting firm, Haymaker’s independent registered accounting firm or any other independent accountants, have compiled, examined or performed any procedures with respect to the financial projections included below, nor have they expressed any opinion or any other form of assurance on such information or their achievability, and they assume nor responsibility for, and disclaim any association with, the financial projections. Nonetheless, a summary of the financial projections is provided in this proxy statement because they were made available to Haymaker and the Board in connection with their review of the proposed transaction.

THE FINANCIAL PROJECTIONS ARE BEING PROVIDED SOLELY TO PRESENT INFORMATION AVAILABLE TO THE PARTIES AT THE TIME THEY WERE PREPARED AND EXCHANGED. THEY HAVE NOT BEEN AND WILL NOT BE UPDATED FOR ANY EVENTS THAT OCCURRED AFTER THEIR PREPARATION, OR THE EFFECTS OF ANY SUCH EVENTS ON BIOTE’S OPERATIONS AND FINANCIAL CONDITION AND RESULTS. EXCEPT TO THE EXTENT REQUIRED BY APPLICABLE FEDERAL SECURITIES LAWS, BY INCLUDING IN THIS PROXY STATEMENT A SUMMARY OF THE FINANCIAL PROJECTIONS FOR BIOTE, HAYMAKER UNDERTAKES NO OBLIGATIONS AND EXPRESSLY DISCLAIMS ANY RESPONSIBILITY TO UPDATE OR REVISE, OR PUBLICLY DISCLOSE ANY UPDATE OR REVISION TO, THESE FINANCIAL PROJECTIONS TO REFLECT CIRCUMSTANCES OR EVENTS (SUCH AS THE COVID-19 PANDEMIC), INCLUDING UNANTICIPATED EVENTS, THAT MAY HAVE OCCURRED OR THAT MAY OCCUR AFTER THE PREPARATION OF THESE FINANCIAL PROJECTIONS, EVEN IN THE EVENT THAT ANY OR ALL OF THE ASSUMPTIONS UNDERLYING THE FINANCIAL PROJECTIONS ARE SHOWN TO BE IN ERROR OR CHANGE.

The key elements of the initial projections provided by Biote to Haymaker are summarized in the table below:

($ in millions)	2021E	2022E
Revenue	$136	$160–166
Gross Profit Margin	65%	67%
EBITDA	$38	$46–50
EBITDA Margin	~28%	~29%

Projected revenue is based on a variety of operational assumptions, including market share gains, engagement of new clinics, and organic growth within Biote’s existing clinic base.

Projected gross profit margin is driven by product sales mix, clinics’ mix of male and female patients treated, product costs from vendors, marketing costs and other general and administrative expenses.

Projected EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization), a non-GAAP measure, is an addition, and not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP and should not be considered as an alternative to net income, operating income or any other performance measures derived in accordance with GAAP or as an alternative to cash flows from operating activities as a measure of liquidity. Not all of the information necessary for a quantitative reconciliation of this non-GAAP financial measure to the most directly comparable GAAP financial measures is available without unreasonable efforts at this time.

Selected Company Analysis

Haymaker’s management utilized a selected company analysis to assess the value that the public markets would likely ascribe to the Combined Company and this analysis was presented to the Board. The selected companies the Board reviewed were based on two categories: Consumer-oriented Healthcare and Consumer Wellness. Consumer-oriented Healthcare companies included 1Life Healthcare, Inc. (d/b/a One Medical), Revance Therapeutics Inc., Hims & Hers Health, Inc., Airsculpt Technologies Inc., The Beauty Health Company (d/b/a Hydrafacial), InMode Ltd., Establishment Labs Holdings Inc. and Align Technology Inc. Consumer Wellness companies included Bellring Brands, Inc., Simply Good Foods Co. and Jamieson Wellness Inc.

These companies were selected by Haymaker as publicly traded companies having businesses that were considered, in certain respects, to be similar to Biote’s business. Many of the selected companies are significantly larger enterprises, with a more diversified product base, and have larger financial resources than Biote. Although none of the selected companies reviewed in this analysis are directly comparable to Biote, the selected companies had one or more similar operating and financial characteristics as Biote:

•

Consumer-oriented Healthcare: These selected companies sell into end-markets and to customers that are similar in certain respects to Biote, facing similar macro trends driven by end-consumer preferences. Similar to Biote, these companies capture the drivers of end-consumer demand around health and wellness products, services and experiences that are similar in certain respects to Biote’s service and product offerings.

•

Consumer Wellness: These selected companies generally sell products into end markets and to customers that are similar in certain respects to Biote. Although the selected companies are in different industry sectors and have different drivers of end-consumer demand, these companies have barriers to entry and leading market shares like Biote.

The Board reviewed the estimated sales compound annual growth rate, estimated EBITDA compound annual growth rate, EBITDA margin and free cash flow conversion of each of the selected companies. These estimates were based on publicly available consensus research analysts’ estimates and other publicly available information, all as of November 26, 2021.

The estimated sales compound annual growth rate, EBITDA compound annual growth rate, EBITDA margin and free cash flow conversion for the selected companies are summarized in the table below:

	2021E – 2022E Sales CAGR	2021E – 2022E EBITDA CAGR	2022E EBITDA Margin	2022E FCF Conversion(1)
Consumer-oriented Healthcare
One Medical	75.5%	NM	NM	NM
Revance Therapeutics	55.5%	11.9%	NM	NM
Him & Hers Health	31.9%	20.9%	NM	NM
AirSculpt Technologies	31.2%	26.1%	33.9%	85.1%
Hydrafacial	25.7%	35.1%	12.9%	53.9%
InMode	23.5%	17.3%	46.4%	99.5%
Establishment Labs	23.0%	28.6%	NM	NM
Align Technology	22.1%	20.3%	30.8%	80.1%

Median	28.4%	20.9%	32.3%	82.6%

Consumer Wellness
Bellring Brands	11.2%	11.9%	18.9%	98.7%
Simply Good Foods	7.9%	8.6%	20.7%	97.6%
Jamieson	6.6%	9.2%	22.7%	87.0%

Median	7.9%	9.2%	20.7%	97.6%

Note: “NM” reflects a negative value.

(1)	Calculated as (EBITDA – Capex) / EBITDA

The Board compared the estimated sales compound annual growth rate for 2021 to 2022, EBITDA compound annual growth rate for 2021 to 2022, EBITDA margin for 2022 and free cash flow conversion for 2022 for Biote with the median of these metrics for the Consumer-oriented Healthcare and Consumer Wellness companies. This comparison illustrated an estimated 2021 to 2022 sales compound annual growth rate of approximately 19.9%, an estimated 2021 to 2022 EBITDA compound annual growth rate of approximately 26.3%, an EBITDA margin of approximately 29.0% for 2022 and free cash flow conversion of approximately of 93.8% with respect to Biote, and median sales compound annual growth rate of 28.4% for 2021 to 2022, a median EBITDA compound annual growth rate of 20.9% for 2021 to 2022, a median EBITDA margin of 32.3% for 2022 and median free cash flow conversion of 82.6% for 2022 for the Consumer-oriented Healthcare companies, and median sales compound annual growth rate of 7.9% for 2021 to 2022, a median EBITDA compound annual growth rate of 9.2% for 2021 to 2022, a median EBITDA margin of 20.7% for 2022 and median free cash flow conversion of 97.6% for 2022 for the Consumer Wellness companies. The Board’s comparison of Biote to the selected companies allowed the Board to conclude that Biote’s estimated sales compound annual growth rate for 2021 to 2022, EBITDA compound annual growth rate for 2021 to 2022, EBITDA margin for 2022 and free cash flow conversion for 2022 were similar to or above the selected companies’ benchmarks. This analysis supported the Board’s determination that the terms of the business combination were fair to and in the best interest of Haymaker and its stockholders.

In addition, the Board reviewed an analysis of the trading metrics and historical and projected/forecasted financial performance for selected publicly traded companies that the directors and officers of Haymaker deemed relevant for purposes of this analysis.

Haymaker management calculated, as of November 26, 2021, among other things, various public market trading multiples for the selected publicly traded companies (based on publicly available consensus research analysts’ estimates and other publicly available information, including each company’s most recent publicly available financial filings), which are summarized in the table below:

	FV / 2022E Sales	FV / 2022E EBITDA
Consumer-oriented Healthcare
InMode	16.0x	34.5x
Hydrafacial	14.7x	114.1x
Establishment Labs	10.6x	NM
Align Technology	10.2x	33.2x
Revance Therapeutics	8.4x	NM
AirSculpt Technologies	4.1x	12.0x
Hims & Hers Health	3.5x	NM
One Medical	2.7x	NM

Median	9.3x	33.9x

Consumer Wellness
Simply Good Foods	3.9x	18.8x
Jamieson	3.8x	16.8x
Bellring Brands	3.1x	16.5x

Median	3.8x	16.8x

Note: “NM” reflects a negative multiple or a multiple greater than 100.0x.

The Board compared the estimated enterprise value, based on the value implied by the terms of the business combination (excluding the Earnout Securities), to estimated 2022 sales and estimated 2022 EBITDA for Biote with the median estimated enterprise value over sales and median estimated enterprise value over EBITDA for the Consumer-oriented Healthcare and Consumer Wellness companies. This comparison illustrated an estimated enterprise value over estimated 2022 sales of 4.0-4.2x and an estimated enterprise value over estimated 2022 EBITDA of 13.3-14.5x with respect to Biote, a median estimated enterprise value to estimated 2022 sales of 9.3x and a median estimated enterprise value to estimated 2022 EBITDA of 33.9x with respect to the Consumer-oriented Healthcare companies and a median estimated enterprise value to estimated 2022 sales of 3.8x and a median estimated enterprise value to estimated 2022 EBITDA of 16.8x with respect to the Consumer Wellness companies. This analysis further supported the Board’s determination that the terms of the business combination were fair to and in the best interest of Haymaker and its stockholders.

Non-GAAP Measures

EBITDA is a non-GAAP performance measure that provides supplemental information that Biote’s management believes is useful to analysts and investors to evaluate the company’s ongoing results of operations when considered alongside other GAAP measures.

Biote believes that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP.

In addition, other companies, including companies in Biote’s industry, may calculate similarly titled non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of Biote’s non-GAAP financial measures as tools for comparison. Investors are encouraged to review the reconciliation, and not to rely on any single financial measure to evaluate Biote’s business.

The following is a reconciliation of net income to EBITDA (in thousands) for the years ended December 31, 2021, 2020 and 2019:

	Year Ended December 31,
	2021	2020	2019
	(in thousands)
Net income	$32,619	$29,162	$21,287
Interest expense	1,673	2,425	2,082
Income tax expense	286	189	93
Depreciation and amortization	1,400	1,138	832

EBITDA	$35,978	$32,914	$24,294

Interests of Certain Persons in the Business Combination

In considering the recommendation of our Board to vote in favor of the business combination, stockholders should be aware that aside from their interests as stockholders, the Sponsor and certain members of our Board and officers have interests in the business combination that are different from, or in addition to, those of other stockholders generally. Our Board was aware of and considered these interests, among other matters, in evaluating the business combination, and in recommending to stockholders that they approve the business combination. Stockholders should take these interests into account in deciding whether to approve the business combination.

These interests include, among other things:

•

the fact that the Sponsor has agreed, as part of the IPO and to induce the Company and the underwriters to enter into the underwriting agreement in connection with the IPO, not to redeem any of the founder shares in connection with a stockholder vote to approve a proposed initial business combination;

•

the fact that the Sponsor paid $25,000 for the founder shares and those securities will have a significantly higher value at the time of the business combination. Because the Sponsor has agreed to waive its right to liquidating distributions from the trust account with respect to founder shares held by it, such shares will be worthless if a business combination is not consummated by March 4, 2023 (unless such date is extended in accordance with the current charter). If unrestricted and freely tradable, such shares would have had an aggregate market value of $[●] based upon the closing price of $[●] per share of Class A common stock (assuming no Sponsor Forfeiture and including the Sponsor Earnout Shares) on Nasdaq on [●], 2022, the most recent practicable date prior to the date of this proxy statement and an aggregate market value of $[●] based upon the closing price of $[●] per share of Class A common stock (assuming no Sponsor Forfeiture and including the Sponsor Earnout Shares) on Nasdaq on [●], 2022, the record date, but given the restrictions on those shares, we believe those shares have less value;

•

the fact that the Sponsor paid $8,350,000 for its 5,566,666 private placement warrants, and those warrants would be worthless if a business combination is not consummated by March 4, 2023 (unless such date is extended in accordance with the current charter). Such warrants had an aggregate market value of $[●] based upon the closing price of $[●] per public warrant on Nasdaq on [●], 2022, the most recent practicable date prior to the date of this proxy statement and an aggregate market value of $[●] based upon the closing price of $[●] per public warrant on Nasdaq on [●], 2022, the record date;

•

the fact that Sponsor has invested an aggregate of $8,375,000 (consisting of $25,000 for the founder shares, or approximately $0.003 per share, and $8,350,000 for the private placement warrants) means that the Sponsor and our officers and directors stand to make a significant profit on their investment and could potentially recoup their entire investment in the Company even if the trading price of our Class A common stock was as low as $1.06 per share (assuming no redemptions and no Sponsor

Forfeiture, including the Sponsor Earnout Shares and even if the private placement warrants are worthless) and therefore our Sponsor, officers and directors may experience a positive rate of return on their investment, even if our public shareholders experience a negative rate of return on their investment;

•

the fact that after the business combination, assuming no redemptions and Biote Transaction Expenses equal $11,521,000, and including the Earnout Securities, the Sponsor will beneficially own approximately 13.9% of our common stock on a fully diluted basis. Please see the section entitled “Proposal No. 1 — The Business Combination Proposal — Total Company Shares to be Issued in the Business Combination” for additional information;

•

the fact that the Sponsor and the Company’s directors and officers may be incentivized to complete the business combination, or an alternative initial business combination with a less favorable company or on terms less favorable to stockholders, rather than to liquidate, in which case the Sponsor would lose its entire investment. As a result, the Sponsor may have a conflict of interest in determining whether Biote is an appropriate business with which to effectuate a business combination and/or in evaluating the terms of the business Combination;

•

the fact that if the trust account is liquidated, including if we are unable to complete an initial business combination within the required time period, the Sponsor has agreed that it will be liable to ensure that the proceeds in the trust account are not reduced below $10.00 per public share, or such lesser per public share amount as is in the trust account on the liquidation date, by the claims of prospective target businesses with which we have discussed entering into an acquisition agreement or claims of any third party for services rendered or products sold to us, but only if the target business or vendor has not executed a waiver of any and all rights to seek access to the trust account. If the Company consummates a business combination, on the other hand, the Company will be liable for all such claims;

•

the fact that the Sponsor and the Company’s officers and directors (or their affiliates) may make Working Capital Loans from time to time to the Company to fund certain capital requirements. The Sponsor previously loaned the Company an aggregate of up to $300,000 to cover expenses related to the IPO pursuant to a promissory note that was repaid in full on March 5, 2021. On February 28, 2022, we issued an unsecured promissory note in the principal amount of $350,000 to the Sponsor. As of the date of this proxy statement, the Sponsor has loaned an aggregate of $208,827 to the Company under such promissory note to fund operating and transaction expenses in connection with the proposed business combination, and may make additional loans after the date of this proxy statement for such purposes. If the business combination is not consummated or another business combination is not otherwise completed, the loans may not be repaid and would be forgiven except to the extent there are funds available to the Company outside of the trust account;

•

the fact that, although no compensation of any kind was or will be paid by the Company to the Sponsor, the Company’s executive officers and directors, or any of their respective affiliates, for services rendered prior to or in connection with the completion of an initial business combination, these individuals may be reimbursed for any out-of-pocket expenses incurred in connection with activities on the Company’s behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. As of the date of this proxy statement, there are no outstanding out-of-pocket expenses for which the Sponsor or the Company’s officers or directors are awaiting reimbursement;

•	the continued indemnification of our existing directors and officers and the continuation of our directors’ and officers’ liability insurance after the business combination;

•

the fact that Steven J. Heyer (Haymaker’s Chief Executive Officer and Executive Chairman), Andrew R. Heyer (Haymaker’s President and a member of the Board) and Stephen Powell (a member of the Board) are expected to serve as directors of the Combined Company following the business combination and receive compensation for their services; and

•

the fact that at the Closing we will enter into the Investor Rights Agreement, which provides for registration rights to the parties thereto (including the Sponsor) and their permitted transferees, and shortens the lock-up period, as set forth in the Insider Letter, with respect to the Sponsor’s shares of Class A common stock to six months, subject to certain exceptions, following the Closing.

These interests may influence our directors in making their recommendation that you vote in favor of the approval of the business combination.

Potential Purchases of Public Shares and Other Transactions

The Sponsor, our directors and officers, Biote or their respective affiliates, may purchase public shares in privately negotiated transactions or in the open market prior to the special meeting, although they are under no obligation to do so. Any such purchases that are completed after the record date for the special meeting may include an agreement with a selling stockholder that the stockholder, for so long as he, she or it remains the record holder of the shares in question, will vote in favor of the Business Combination Proposal and the other proposals presented at the special meeting and/or will not exercise its redemption rights with respect to the shares so purchased. There is no limit on the number of securities the Sponsor, our directors and officers, Biote or their respective affiliates may purchase in such transactions, subject to compliance with applicable law and the rules of Nasdaq. Any such price per share may be different than the amount per share a public stockholder would receive if it elected to redeem its shares in connection with our initial business combination. Additionally, at any time at or prior to our initial business combination, subject to applicable securities laws (including with respect to material nonpublic information), the Sponsor, our directors and officers, Biote or their respective affiliates may enter into transactions with investors and others to provide them with incentives to acquire public shares, vote their public shares in favor of our initial business combination or not redeem their public shares. However, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions.

The purpose of the share purchases and other transactions would be to increase the likelihood that the proposals to be voted upon at the special meeting are approved by the requisite number of votes and reduce the number of redeemed shares. If these purchases do occur, the purchasers may seek to purchase shares from stockholders who would otherwise have voted against the Business Combination Proposal and elected to redeem their shares for a portion of the trust account. Any such privately negotiated purchases may be effected at purchase prices that are below or in excess of the per-share pro rata portion of the trust account. Any public shares held by or subsequently purchased by our affiliates may be voted in favor of the Business Combination Proposal and the other proposals presented at the special meeting. This may result in the completion of a business combination that may not otherwise have been possible. Any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent the purchasers are subject to these reporting requirements.

Total Company Shares to be Issued in the Business Combination

We anticipate that, upon completion of the business combination, the approximate ownership interests of the Company will be as set forth in the table below:

	Assuming No Redemptions of Public Shares(4)(5)	Assuming Maximum Redemptions of Public Shares(1)(4)(5)
Company’s Public Stockholders	39.9%	4.2%
Sponsor(2)	10.0%	10.9%
Members(3)	50.1%	84.9%

(1)

Assumes that holders of 28,987,006 public shares exercise their redemption rights in connection with the Closing for $289,870,060 at a redemption price of approximately $10.00 per share (based on $317,581,791 held in trust as of December 31, 2021).

(2)

Includes shares of Class A common stock held by the Sponsor (including 1,587,500 Sponsor Earnout Shares, which are subject to certain restrictions and potential forfeiture pending the achievement (if any) of certain earnout targets pursuant to the terms of the Business Combination Agreement), after giving effect to the Class B Common Stock Conversion and any applicable Sponsor Forfeiture (i.e., no forfeiture of founder shares assuming there are no redemptions and the forfeiture of 686,678 founder shares assuming there are maximum redemptions).

(3)

Represents the number of shares of Class V voting stock to be issued to the Members that corresponds to the number of Retained Biote Units held by the Members, including 10,000,000 Earnout Voting Shares to be issued to the Members in connection with the Closing in respect of the Member Earnout Units, which will be subject to certain restrictions and potential forfeiture pending the achievement (if any) of certain earnout targets pursuant to the terms of the Business Combination Agreement. See the section entitled “Proposal No. 1 — The Business Combination Proposal— The Business Combination Agreement — Earnout”.

(4)	Assumes Biote Transaction Expenses equal $11,521,000.
(5)

Stockholders will experience additional dilution to the extent the Combined Company issues additional shares after the Closing. The table above excludes (a) 13,504,166 shares of Class A common stock that will be issuable upon the exercise of 5,566,666 private placement warrants and 7,937,500 public warrants; (b) shares of Class A common stock that will be available for issuance under the Incentive Plan, which will initially be equal to 15% of the fully-diluted shares as of the Closing, plus 3,887,750 shares of Class A common stock that will be reserved exclusively to satisfy the Combined Company’s obligations under the Phantom Equity Acknowledgments; and (c) shares of Class A common stock that will be available for issuance under the ESPP, which will be initially equal to 1% of the fully-diluted shares as of the Closing. The following table illustrates the impact on relative ownership levels assuming the issuance of all such shares.

	Assuming No Redemptions of Public Shares		Assuming Maximum Redemptions of Public Shares
	Shares	Percentage	Shares	Percentage
Total shares of common stock outstanding at Closing (including the Earnout Securities)	79,522,650	71.1%	66,494,457	68.8%
Shares underlying public warrants	7,937,500	7.1%	7,937,500	8.2%
Shares underlying the private placement warrants	5,566,666	5.0%	5,566,666	5.8%
Shares initially reserved for issuance under the Incentive Plan	17,841,772	16.0%	15,887,543	16.4%
Shares initially reserved for issuance under the ESPP	930,268	0.8%	799,986	0.8%

Total Shares	111,798,856	100%	96,686,152	100%

(a)

The number of shares of Class A common stock available for issuance under the Incentive Plan and the ESPP will be increased on January 1 of each calendar year beginning in 2023 and ending in 2032 by amounts described in the sections entitled “Proposal No. 5 — The Incentive Plan Proposal” and “Proposal No. 6 — The ESPP Proposal” elsewhere in this proxy statement; provided, however, the shares of Class A common stock reserved to satisfy the Combined Company’s obligations under the Phantom Equity Acknowledgments will not be subject to such increases.

If the actual facts are different than these assumptions, the percentage ownership retained by our public stockholders following the business combination will be different. The public warrants and private placement warrants will become exercisable 30 days after the completion of the business combination and will expire five years after the completion of the business combination or earlier upon redemption or liquidation. Founder shares will be converted into shares of Class A common stock at the Closing on a one-for-one basis. The issuance of 20% or more of our outstanding shares of common stock in connection with the Business Combination Agreement requires stockholder approval of the Nasdaq Proposal.

For more information, please see the sections entitled “Summary of the Proxy Statement — Impact of the Business Combination on the Company’s Public Float” and “Unaudited Pro Forma Condensed Combined Financial Information.”

Sources and Uses for the Business Combination

The following table summarizes the sources and uses for funding the business combination:

Sources & Uses

No Redemption Scenario — assuming no redemptions of the outstanding shares of Class A common stock by the public stockholders

(in millions)(2)

Sources		Uses
Haymaker Cash in Trust Account(1)	$317.6	Biote Equity Rollover(2)	$398.4
Existing Cash from Balance Sheet	26.9	Secondary Proceeds	199.0
Biote Equity Rollover(2)	398.4	Cash to the Balance Sheet	178.5
Founder Shares(3)	79.4	Haymaker Estimated Fees & Expenses	39.3
New Debt	83.8	Biote Estimated Fees & Expenses	11.5
		Founder Shares(3)	79.4

Total Sources	$906.1	Total Uses	$906.1

(1)	Based on December 31, 2021 financial statements.
(2)

Includes 10,000,000 Earnout Voting Shares to be issued to the Members at the Closing which will be subject to certain restrictions and potential forfeiture pending the achievement (if any) of certain earnout targets pursuant to the terms of the Business Combination Agreement, and excludes up to 3,887,750 shares of Class A common stock to be issued to the Phantom Equity Holders pursuant to the Phantom Equity Acknowledgements.

(3)

Includes shares of Class A common stock held by the Sponsor (including 1,587,500 Sponsor Earnout Shares, which are subject to certain restrictions and potential forfeiture pending the achievement (if any) of certain earnout targets pursuant to the terms of the Business Combination Agreement), after giving effect to the Class B Common Stock Conversion.

Maximum Redemption Scenario — assuming redemptions of 28,987,006 shares of Class A common stock by the public stockholders

(in millions)(2)(3)

Sources		Uses
Haymaker Cash in Trust Account (1)	$27.7	Biote Equity Rollover	$564.8
Existing Cash from Balance Sheet	26.9	Secondary Proceeds	32.5
Biote Equity Rollover	564.8	Cash to the Balance Sheet	55.1
Founder Shares(4)	72.5	Haymaker Estimated Fees & Expenses	39.3
New Debt	83.8	Biote Estimated Fees & Expenses	11.5
		Founder Shares(4)	72.5

Total Sources	$775.7	Total Uses	$775.7

(1)	Based on December 31, 2021 financial statements.
(2)	Assumes 28,987,006 shares of Class A common stock have been redeemed by the public stockholders to receive cash from the trust account. Based on $317,581,791 held in trust as of December 31, 2021.
(3)

Includes 10,000,000 Earnout Voting Shares to be issued to the Members at the Closing which will be subject to certain restrictions and potential forfeiture pending the achievement (if any) of certain earnout targets pursuant to the terms of the Business Combination Agreement, and excludes up to 3,887,750 shares of Class A common stock to be issued to the Phantom Equity Holders pursuant to the Phantom Equity Acknowledgements.
(4)

Includes 7,250,822 shares of Class B common stock held by the Sponsor, which will convert into shares of Class A common stock at the Closing on a one-for-one basis, and gives effect to the forfeiture of 686,678 founder shares.

Deferred Underwriting Fees

$11,112,500 of the underwriting fee was deferred and conditioned upon completion of a business combination. The following table illustrates the effective deferred underwriting fee on a percentage basis for public shares at each redemption level identified below.

Underwriting Fees	Assuming No Redemptions	Assuming Maximum Redemptions(1)
Unredeemed public shares	31,750,000	2,762,994
Trust proceeds	$317,500,000	$27,629,940
Deferred underwriting fee	$11,112,500	$11,112,500
Effective deferred underwriting fee	3.5%	40.2%

(1)	Assumes 28,987,006 shares of Class A common stock have been redeemed by the public stockholders to receive cash from the trust account. Based on $317,581,791 held in trust as of December 31, 2021.

Board of Directors of the Company Following the Business Combination

Upon consummation of the business combination, our Board anticipates increasing its initial size from five directors to seven directors. For additional information, please see the sections entitled “Proposal No. 7 — The Director Election Proposal.”

Certificate of Incorporation; Bylaws

Upon the Closing, the current charter will be amended to reflect:

•

that the Company opts out of Section 203 of the Delaware General Corporation Law, which prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with certain “interested stockholders” and their affiliates; for more information on Section 203 of the DGCL, see the section titled “Description of Securities — Certain Anti-Takeover Provisions of Delaware Law and the Combined Company’s Proposed Charter and Proposed Bylaws”;

•	changing the name of the new public entity to “biote Corp.” from “Haymaker Acquisition Corp. III”; and

•

upon completion of the business combination, increasing the authorized capital stock from 221,000,000 shares, consisting of 200,000,000 shares of Class A common stock, 20,000,000 shares of Class B common stock and 1,000,000 shares of preferred stock, to [●] shares, which would consist of [●] shares of common stock, including (i) [●] shares of Class A common stock, (ii) [●] shares of Class B common stock, and (iii) [●] shares of Class V voting stock and [●] shares of preferred stock.

For additional information, please see the sections entitled “Proposal No. 3 — The Charter Proposal” and “Proposal No. 4 — The Advisory Charter Proposals.”

Name; Headquarters

The name of the Combined Company will be biote Corp. and our headquarters will be located in Irving, Texas.

Redemption Rights

Pursuant to the current charter, holders of public shares may elect to have their shares redeemed for cash at the applicable redemption price per share calculated in accordance with the current charter. As of the date of this proxy statement, this would have amounted to approximately $10.00 per share. If a holder exercises his, her or its redemption rights, then the holder will be exchanging his, her or its public shares for cash and will no longer own shares of the Combined Company. Such a holder will be entitled to receive cash for his, her or its public shares only if he, she or it properly demands redemption and delivers his, her or its shares (either physically or electronically) to our Transfer Agent in accordance with the procedures described herein. Notwithstanding the foregoing, a holder of public shares, together with any affiliate of his, her or its or any other person with whom he, she or it is acting in concert or as a “group” (as defined in Section 13d-3 of the Exchange Act) will be restricted from seeking redemption rights with respect to more than 15% of the shares of Class A common stock included in the units sold in our IPO without the consent of the Company. Accordingly, all public shares in excess of the 15% threshold beneficially owned by a public stockholder or group will not be redeemed for cash without the consent of the Company. We have no specified maximum redemption threshold under the current charter, other than the aforementioned 15% threshold. Each redemption of shares of Class A common stock by our public stockholders will reduce the amount in our trust account, which held marketable securities with a fair value of $317,581,791 as of December 31, 2021. The Business Combination Agreement provides that Biote’s obligation to consummate the business combination is conditioned on the availability at Closing of at least $125,000,000 in Closing Date Cash. This condition to closing in the Business Combination Agreement is for the sole benefit of the parties thereto and may be waived in writing by Biote. If, as a result of redemptions of public shares by our public stockholders, this condition is not met (or waived), then Biote may elect not to consummate the business combination. In addition, in no event will we redeem shares of our Class A common stock in an amount that would cause our net tangible assets to be less than $5,000,001. Holders of our outstanding public warrants do not have redemption rights in connection with the business combination.

Any demand for redemption, once made, may be withdrawn at any time until the deadline for exercising redemption requests and thereafter, only with our consent, until the Closing. Please see the section entitled “Special Meeting of Stockholders — Redemption Rights” for the procedures to be followed if you wish to redeem your shares for cash.

Appraisal Rights

Appraisal rights are not available to our stockholders in connection with the business combination.

Accounting Treatment

The business combination will be accounted for as a common control transaction, in accordance with GAAP, as the Biote Founder is deemed to have continued control over the Combined Company for accounting purposes. Under this method of accounting, Haymaker’s acquisition of Biote will be accounted for at Biote’s historical carrying values, and Biote will be deemed the predecessor entity. This method of accounting is similar to a reverse recapitalization whereby the business combination will be treated as the equivalent of Biote issuing stock for the net assets of Haymaker, accompanied by a recapitalization. The net assets of Haymaker will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the business combination will be those of Biote.

U.S. Federal Income Tax Considerations for Stockholders Exercising Redemption Rights

The following is a discussion of material U.S. federal income tax considerations for holders of our shares of Class A common stock that elect to have their Class A common stock redeemed for cash if the business combination is completed. This discussion is based on the Code and administrative pronouncements, laws, judicial decisions and final, temporary and proposed Treasury regulations in effect as of the date hereof, all of which are subject to change, possibly on a retroactive basis, and changes to any of which subsequent to the date of this proxy statement may affect the tax consequences described herein. This discussion applies only to Class A common stock that is held as a “capital asset” for U.S. federal income tax purposes (generally, property held for investment).

This discussion does not describe all of the U.S. federal income tax consequences that may be relevant to any particular holder based on such holder’s particular circumstances, including the alternative minimum tax and

Medicare tax on net investment income and the different consequences that may apply to holders that are subject to special rules under U.S. federal income tax law, such as:

•	our sponsor, founders, officers or directors;

•	financial institutions or financial services entities;

•	mutual funds;

•	qualified plans, such as 401(k) plans, individual retirement accounts, etc.;

•	broker-dealers;

•	governments or agencies or instrumentalities thereof;

•	persons that directly, indirectly or constructively own 5% or more (by vote or value) of our shares;

•	persons that acquired our Class A common stock pursuant to an exercise of employee share options, in connection with employee share incentive plans or otherwise as compensation;

•	insurance companies;

•	persons that are subject to a mark-to-market accounting rules;

•	persons holding Class A common stock as part of a “straddle,” constructive sale, hedge, conversion or other integrated transaction or similar transaction;

•	U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

•	“specified foreign corporations” (including “controlled foreign corporations”), “passive foreign investment companies” and corporations that accumulate earnings to avoid U.S. federal income tax;

•	U.S. expatriates or former long-term residents of the United States;

•	regulated investment companies (RICs) or real estate investment trusts (REITs);

•

partnerships (or entities or arrangements classified as partnerships or other pass-through entities for U.S. federal income tax purposes) and any beneficial owners of such partnerships or other pass-through entities; and

•	tax-exempt entities.

If you are a partnership (or an entity or arrangement classified as a partnership or other pass-through entity) for U.S. federal income tax purposes, the U.S. federal income tax treatment of your partners (or other beneficial owners) generally will depend on the status of the partners (or other beneficial owners) and your and the partners’ or other beneficial owners’ activities. If you are a partner (or other beneficial owner) in such a partnership or other pass-through entity holding shares of Class A common stock, you are urged to consult your tax advisor regarding the tax consequences of a redemption of Class A common stock.

This discussion does not address any aspect of state, local or non-U.S. taxation, or any U.S. federal taxes other than income taxes (such as gift and estate taxes) and does not address any tax treatment of other transactions occurring in connection with the business combination.

We have not sought, and do not intend to seek, a ruling from the U.S. Internal Revenue Service (the “IRS”) as to any U.S. federal income tax consequences described herein. The IRS may disagree with the discussion herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion.

You are urged to consult your tax advisor with respect to the application of U.S. federal tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or non-U.S. jurisdiction.

THIS DISCUSSION IS ONLY A SUMMARY OF CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS ASSOCIATED WITH THE REDEMPTION OF OUR CLASS A COMMON STOCK. EACH INVESTOR IN OUR CLASS A COMMON STOCK IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH INVESTOR OF THE REDEMPTION OF OUR CLASS A COMMON STOCK, INCLUDING THE APPLICABILITY AND EFFECT OF ANY U.S. FEDERAL NON-INCOME, STATE, LOCAL, AND NON-U.S. TAX LAWS.

Redemption of Class A Common Stock

In the event that a holder’s shares of Class A common stock are redeemed pursuant to the redemption provisions described in this proxy statement under the section entitled “Special Meeting of Stockholders — Redemption Rights,” the treatment of the redemption for U.S. federal income tax purposes will depend on whether the redemption qualifies as a sale, taxable exchange or other taxable disposition (a “sale”) of Class A common stock under Section 302 of the Code. If the redemption qualifies as a sale of shares of Class A common stock, a U.S. holder (as defined below) will be treated as described below under the section entitled “U.S. Holders — Taxation of Redemption as a Sale of Class A Common Stock,” and a Non-U.S. holder (as defined below) will be treated as described under the section entitled “Non-U.S. Holders — Taxation of Redemption as a Sale of Class A Common Stock.” If the redemption does not qualify as a sale of shares of Class A common stock, a holder will be treated as receiving a corporate distribution, with the tax consequences to a U.S. holder described below under the section entitled “U.S. Holders — Taxation of Redemption as a Distribution,” and the tax consequences to a Non-U.S. holder described below under the section entitled “Non-U.S. Holders — Taxation of Redemption as a Distribution.”

Whether a redemption of shares of Class A common stock qualifies for sale treatment will depend largely on the total number of shares of our stock treated as held by the redeemed holder before and after the redemption (including any stock constructively owned by the holder as a result of owning warrants and any of our stock that a holder would directly or indirectly acquire pursuant to the business combination or Equity Financing, if any) relative to all of our shares outstanding both before and after the redemption. The redemption of Class A common stock generally will be treated as a sale of Class A common stock (rather than as a corporate distribution) if the redemption (i) is “substantially disproportionate” with respect to the holder, (ii) results in a “complete termination” of the holder’s interest in us or (iii) is “not essentially equivalent to a dividend” with respect to the holder. These tests are explained more fully below.

In determining whether any of the foregoing tests result in a redemption qualifying for sale treatment, a holder takes into account not only shares of our stock actually owned by the holder, but also shares of our stock that are constructively owned by it. A holder may constructively own, in addition to stock owned directly, stock owned by certain related individuals and entities in which the holder has an interest or that have an interest in such holder, as well as any stock that the holder has a right to acquire by exercise of an option, which would generally include Class A common stock that could be acquired pursuant to the exercise of the warrants. Moreover, any of our stock that a holder directly or constructively acquires pursuant to the business combination or Equity Financing, if any, generally should be included in determining the U.S. federal income tax treatment of the redemption.

In order to meet the substantially disproportionate test, the percentage of our outstanding voting stock actually and constructively owned by the holder immediately following the redemption of shares of Class A common stock must, among other requirements, be less than 80% of the percentage of our outstanding voting stock actually and constructively owned by the holder immediately before the redemption. There will be a complete termination of a holder’s interest if either (i) all of the shares of our stock actually and constructively owned by the holder are redeemed or (ii) all of the shares of our stock actually owned by the holder are redeemed and the holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of stock owned by certain family members and the holder does not constructively own any other shares of our stock (including any stock constructively owned by the holder as a result of owning warrants). The redemption of

Class A common stock will not be essentially equivalent to a dividend if the redemption results in a “meaningful reduction” of the holder’s proportionate interest in us. Whether the redemption will result in a meaningful reduction in a holder’s proportionate interest in us will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority stockholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.”

If none of the foregoing tests is satisfied, then the redemption of shares of Class A common stock will be treated as a corporate distribution to the redeemed holder and the tax effects of such distribution to U.S. holders will be as described below under the section entitled “U.S. Holders — Taxation of Redemption Treated as a Distribution,” and the tax effects of such distribution to Non-U.S. holders as described below under the section entitled “Non-U.S. Holders — Taxation of Redemption Treated as a Distribution.” After the application of those rules, any remaining tax basis of the holder in the redeemed Class A common stock will be added to the holder’s adjusted tax basis in its remaining stock, or, if it has none, to the holder’s adjusted tax basis in its warrants or possibly in other stock constructively owned by it.

EACH HOLDER SHOULD CONSULT WITH ITS OWN TAX ADVISORS AS TO THE TAX CONSEQUENCES OF A REDEMPTION.

U.S. Holders

This section applies to you if you are a “U.S. holder.” A U.S. holder is a beneficial owner of our shares of Class A common stock who or that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity taxable as a corporation) organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is includible in gross income for U.S. federal income taxation regardless of its source; or

•

a trust if (i) a U.S. court can exercise primary supervision over the trust’s administration and one or more “United States persons” (as defined in the Code) have the authority to control all substantial decisions of the trust or (ii) the trust validly elected to be treated as a United States person.

Taxation of Redemption Treated as a Distribution. If our redemption of a U.S. holder’s shares of Class A common stock is treated as a corporate distribution, as discussed above under the section entitled “Redemption of Class A Common Stock,” such distribution generally will constitute a dividend for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of our current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. holder’s adjusted tax basis in our Class A common stock. Any remaining excess will be treated as gain realized on the sale of the Class A common stock and will be treated as described below under the section entitled “U.S. Holders —Taxation of Redemption Treated as a Sale of Class A Common Stock.”

Dividends we pay to a U.S. holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. Such dividends also may be subject to the “extraordinary dividends” provisions of the Code, which could cause a reduction in the tax basis of such corporate U.S. holder’s shares and cause such U.S. holder to recognize capital gain. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. holder generally will constitute “qualified dividend income” that will be subject to reduced tax rates. It is unclear whether the redemption rights with respect to the Class A common stock described in this proxy statement may prevent a U.S. holder from satisfying the applicable holding period requirements with respect to the dividends received deduction or the reduced tax rate on qualified dividend income, as the case may be. If the holding period requirements are not satisfied, then U.S. corporate holders may not be able to qualify for the dividends received deduction and would have taxable income equal to the entire dividend amount, and non-corporate U.S. holders may be subject to tax on such dividend at regular ordinary income tax rates instead of the reduced tax rate that applies to qualified dividend income.

Taxation of Redemption Treated as a Sale of Class A Common Stock. If our redemption of a U.S. holder’s shares of Class A common stock is treated as a sale, as discussed above under the section entitled “Redemption of Class A Common Stock,” a U.S. holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. holder’s adjusted tax basis in the shares of Class A common stock redeemed. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. holder’s holding period for the Class A common stock so disposed of exceeds one year. It is unclear, however, whether the redemption rights with respect to the Class A common stock described in this proxy statement may suspend the running of the applicable holding period for this purpose. Long-term capital gains recognized by non-corporate U.S. holders may be eligible to be taxed at reduced rates. If the running of the holding period for the Class A common stock is suspended, then non-corporate U.S. holders may not be able to satisfy the one-year holding period requirement for long-term capital gain treatment, in which case any gain on the sale of Class A common stock would be subject to short-term capital gain treatment and would be taxed at regular ordinary income tax rates. The deductibility of capital losses is subject to limitations.

Generally, the amount of gain or loss recognized by a U.S. holder is an amount equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such sale and (ii) the U.S. holder’s adjusted tax basis in its Class A common stock so disposed of. A U.S. holder’s adjusted tax basis in its Class A common stock generally will equal the U.S. holder’s acquisition cost less any prior distributions paid to the U.S. holder with respect to its shares of Class A common stock that were treated as a return of capital.

U.S. holders who hold different blocks of Class A common stock (shares of Class A common stock purchased or acquired on different dates or at different prices) should consult their tax advisors to determine how the above rules apply to them.

Information Reporting and Backup Withholding. In general, information reporting requirements may apply to dividends paid to a U.S. holder and to the proceeds of the sale of shares of Class A common stock unless the U.S. holder is an exempt recipient. Backup withholding may apply to such payments if the U.S. holder fails to provide a taxpayer identification number, a certification of exempt status or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn).

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a credit against a U.S. holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided the required information is timely furnished to the IRS.

Non-U.S. Holders

This section applies to you if you are a “Non-U.S. holder.” A Non-U.S. holder is a beneficial owner of our Class A common stock that, for U.S. federal income tax purposes, is an individual (other than certain former citizens and residents of the United States subject to U.S. tax as expatriates), corporation, estate or trust that is not a U.S. holder.

Taxation of Redemption Treated as a Distribution. If our redemption of a Non-U.S. holder’s shares of Class A common stock is treated as a corporate distribution, as discussed above under the section entitled

“Redemption of Class A Common Stock,” to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), such distribution will constitute a dividend for U.S. federal income tax purposes. Subject to the discussions of FATCA (as defined below) and backup withholding below, and, provided such dividend is not effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States, we will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless such Non-U.S. holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and timely provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E). Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the Non-U.S. holder’s adjusted tax basis in its shares of our Class A common stock and, to the extent such distribution exceeds the Non-U.S. holder’s adjusted tax basis, as gain realized from the sale of the Class A common stock, which will be treated as described below under the section entitled “Non-U.S. Holders — Taxation of Redemption Treated as a Sale of Class A Common Stock.”

Because it may not be certain at the time a Non-U.S. holder is redeemed whether such Non-U.S. holder’s redemption will be treated as a sale of shares or a distribution constituting a dividend, and because such determination will depend in part on a Non-U.S. holder’s particular circumstances, we or the applicable withholding agent may not be able to determine whether (or to what extent) a Non-U.S. holder is treated as receiving a dividend for U.S. federal income tax purposes. Therefore, we or the applicable withholding agent may withhold tax at a rate of 30% (or a lower applicable treaty rate) on the gross amount of any consideration paid to a Non-U.S. holder in redemption of such Non-U.S. holder’s Class A common stock, unless (i) we or the applicable withholding agent have established special procedures allowing Non-U.S. holders to certify that they are exempt from such withholding tax and (ii) such Non-U.S. holders are able to certify that they meet the requirements of such exemption (e.g., because such Non-U.S. holders are not treated as receiving a dividend under the Section 302 tests described above under the section entitled “Redemption of Class A Common Stock”). There can be no assurance, however, that we or any applicable withholding agent will establish such special certification procedures. If we or an applicable withholding agent withhold excess amounts from the amount payable to a Non-U.S. holder, such Non-U.S. holder generally may obtain a refund of any such excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. holders should consult their own tax advisors regarding the application of the foregoing rules in light of their particular facts and circumstances.

The withholding tax described above generally does not apply to dividends paid to a Non-U.S. holder who provides an IRS Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States. Instead, any such effectively connected dividends will be subject to regular U.S. federal income tax as if the Non-U.S. holder were a U.S. resident, subject to an applicable income tax treaty providing otherwise. A Non-U.S. holder that is treated as a corporation for U.S. federal income tax purposes and is receiving effectively connected dividends may also be subject to an additional “branch profits tax” imposed at a rate of 30% (or a lower applicable treaty rate).

Taxation of Redemption Treated as a Sale of Class A Common Stock. If our redemption of a Non-U.S. holder’s shares of Class A common stock is treated as a sale, as discussed above under the section entitled “Redemption of Class A Common Stock,” subject to the discussions of FATCA (as defined below) and backup withholding below, a Non-U.S. holder generally will not be subject to U.S. federal income or withholding tax in respect of gain recognized in connection with the redemption of our Class A common stock, unless:

•

the gain is effectively connected with the conduct of a trade or business by the Non-U.S. holder within the United States (and, under certain income tax treaties, is attributable to a U.S. permanent establishment or fixed base maintained by the Non-U.S. holder);

•	such Non-U.S. holder is an individual who is present in the United States for 183 days or more during the taxable year in which such disposition takes place and certain other conditions are met; or

•

we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of redemption or the period that the Non-U.S. holder held our Class A common stock, and, in the case where shares of our Class A common stock are regularly traded on an established securities market, the Non-U.S. holder has owned, directly or constructively, more than 5% of our Class A common stock at any time within the shorter of the five-year period preceding the disposition or such Non-U.S. holder’s holding period for the shares of our Class A common stock. It is unclear how the rules for determining the 5% threshold for this purpose would be applied with respect to our Class A common stock, including how a Non-U.S. holder’s ownership of warrants impacts the 5% threshold determination with respect to its Class A common stock. In addition, there can be no assurance that our Class A common stock is or has been treated as regularly traded on an established securities market for this purpose.

Unless an applicable treaty provides otherwise, gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates as if the Non-U.S. holder were a U.S. resident. Any gains described in the first bullet point above of a corporate Non-U.S. holder may also be subject to an additional “branch profits tax” imposed at a 30% rate (or a lower applicable treaty rate). If the second bullet point applies to a Non-U.S. holder, such Non-U.S. holder will be subject to U.S. tax on such Non-U.S. holder’s net capital gain for such year (including any gain realized in connection with the redemption) at a tax rate of 30%.

If the third bullet point above applies to a Non-U.S. holder, gain recognized by such holder on the sale of shares of our Class A common stock will be subject to tax at generally applicable U.S. federal income tax rates. In addition, a buyer of our Class A common stock (which would include us in respect of a redemption of Class A common stock) may be required to withhold U.S. federal income tax at a rate of 15% of the amount realized upon such sale. We believe that we are not and have not been at any time since our formation a United States real property holding corporation and we do not expect to be a United States real property holding corporation immediately after the business combination is completed. Even if we became a United States real property holding corporation, a Non-U.S. holder would not be subject to U.S. federal income tax on a sale of our Class A common stock by reason of our status as United States real property holding corporation so long as our Class A common stock is regularly traded on an established securities market (within the meaning of the applicable regulations) and such Non-U.S. holder does not own and is not deemed to own (directly, indirectly or constructively) more than 5% of our outstanding common stock at any time during the shorter of the five year period ending on the date of disposition and such holder’s holding period. Non-U.S. holders are encouraged to consult their own tax advisors regarding the possible consequences to them if we are, or were to become, a United States real property holding corporation.

Information Reporting and Backup Withholding

We generally must report annually to the IRS and each Non-U.S. holder the amount of distributions paid (including constructive distributions pursuant to a redemption of Class A common stock) to such holder and the tax withheld with respect to such distributions, regardless of whether withholding was required. Copies of the information returns reporting such distributions and withholding may also be made available to the tax authorities in the country in which the Non-U.S. holder resides under the provisions of an applicable income tax treaty.

A Non-U.S. holder generally will be subject to backup withholding for dividends paid to such holder unless such holder certifies under penalties of perjury that it is a Non-U.S. holder (and the payor does not have actual knowledge or reason to know that such holder is a United States person as defined under the Code), or generally by properly certifying its Non-U.S. holder status on an IRS Form W-8BEN, W-8BEN-E or other applicable or successor form, or such holder otherwise establishes an exemption.

Information reporting and, depending on the circumstances, backup withholding generally will apply to the proceeds of a sale of Class A common stock within the United States or conducted through certain U.S.-related financial intermediaries, unless the beneficial owner certifies under penalty of perjury that it is a Non-U.S. holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a United States person as defined under the Code), or such beneficial owner otherwise establishes an exemption.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a credit against a Non-U.S. holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.

FATCA Withholding Taxes

Sections 1471 through 1474 of the Code and Treasury regulations and administrative guidance promulgated thereunder (commonly referred to as the “Foreign Account Tax Compliance Act” or “FATCA”) generally impose withholding at a rate of 30% in certain circumstances on dividends in respect of, and (subject to the proposed Treasury regulations discussed below) gross proceeds from the sale or other disposition of securities (including Class A common stock) which are held by or through certain foreign financial institutions (including investment funds), unless any such institution enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and withhold on certain payments. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Accordingly, the entity through which the Class A common stock is held will affect the determination of whether such withholding is required. Similarly, dividends in respect of, and (subject to the proposed Treasury regulations discussed below) gross proceeds from the sale or other disposition of, Class A common stock held by an investor that is a non-financial foreign entity that does not qualify under certain exceptions will generally be subject to withholding at a rate of 30%, unless such entity either (i) certifies to the applicable withholding agent that such entity does not have any “substantial U.S. owners” or (ii) provides certain information regarding the entity’s “substantial U.S. owners” which will in turn be provided to the U.S. Department of Treasury.

Under the applicable Treasury regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends (including constructive dividends) in respect of Class A common stock. While withholding under FATCA generally would also apply to payments of gross proceeds from the sale or other disposition of securities (including Class A common stock), proposed Treasury regulations eliminate FATCA withholding on payments of gross proceeds entirely. The preamble to the proposed Treasury regulations states that taxpayers generally may rely on the proposed Treasury regulations until final Treasury regulations are issued. All holders should consult their tax advisors regarding the possible implications of FATCA on their investment in Class A common stock and the redemption of such Class A common stock.

Regulatory Matters

At any time before or after consummation of the business combination, the applicable competition authorities could take such action under applicable antitrust laws as each deems necessary or desirable in the public interest, including seeking to enjoin the consummation of the business combination. Private parties may also seek to take legal action under the antitrust laws under certain circumstances. We cannot assure you that the Antitrust Division, the FTC, any state attorney general, or any other government authority will not attempt to challenge the business combination on antitrust grounds, and, if such a challenge is made, we cannot assure you as to its result. Neither the Company nor Biote is aware of any material regulatory approvals or actions that are required for completion of the business combination. It is presently contemplated that if any regulatory approvals or actions are required, those approvals or actions will be sought. There can be no assurance, however, that any approvals or actions will be obtained.

Vote Required for Approval

Unless waived by the parties to the Business Combination Agreement, the Closing is conditioned upon the approval of the condition precedent proposals. The election of seven directors to staggered terms as part of the Director Election Proposal is conditioned on the approval of the condition precedent proposals. The Advisory Charter Proposals are not conditioned on the approval of any other proposal.

This Business Combination Proposal (and consequently, the Business Combination Agreement and the business combination) requires the affirmative vote of holders of at least a majority of the votes cast by holders of outstanding shares of our common stock represented in person (which would include presence via the virtual meeting platform) or by proxy and entitled to vote thereon at the special meeting. Accordingly, if a valid quorum is established, failure to vote by proxy or to vote in person (which would include presence via the virtual meeting platform) at the special meeting, abstentions and broker non-votes will have no effect on the Business Combination Proposal.

As of the date of this proxy statement, the Sponsor has agreed to vote any shares of common stock owned by it in favor of the business combination. As of the date hereof, the Sponsor beneficially owns approximately 20% of our issued and outstanding shares of common stock. The Sponsor and our officers and directors have not purchased any public shares.

Recommendation of the Board

OUR BOARD UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE

“FOR” THE BUSINESS COMBINATION PROPOSAL.

PROPOSAL NO. 2 — THE NASDAQ PROPOSAL

Overview

Assuming the other condition precedent proposals are approved, our stockholders are also being asked to approve the Nasdaq Proposal.

The Nasdaq Proposal is a proposal to approve, for purposes of complying with applicable listing rules of the Nasdaq Stock Market LLC (“Nasdaq”), the issuance of more than 20% of the Company’s issued and outstanding common stock (i) pursuant to the terms of the Business Combination Agreement and (ii) upon the redemption of the Retained Biote Units pursuant to the terms of the Biote A&R OA, in each case, that may result in a Member owning more than 20% of our outstanding common stock, or more than 20% of the voting power, which could constitute a “change of control” under Nasdaq rules.

Reasons for the Approval for Purposes of Nasdaq Listing Rule 5635

Under Nasdaq Listing Rule 5635(a)(1), stockholder approval is required prior to the issuance of securities in connection with the acquisition of another company if such securities are not issued in a public offering for cash and (i) the common stock have, or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance of common stock (or securities convertible into or exercisable for common stock); or (ii) the number of shares of common stock to be issued is or will be equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of the stock or securities. Additionally, under Nasdaq Listing Rule 5635(b), stockholder approval is required prior to the issuance of securities when the issuance or potential issuance will result in a change of control of the issuer. Under Nasdaq Listing Rule 5635(c), stockholder approval is required prior to the issuance of securities when a plan or other equity compensation arrangement is established or materially amended. Under Nasdaq Listing Rule 5635(d), stockholder approval is required for a transaction other than a public offering, involving the sale, issuance or potential issuance by an issuer of common stock (or securities convertible into or exercisable for common stock) at a price that is less than the lower of the official Nasdaq closing price immediately before signing of the binding agreement and the average official Nasdaq closing price for the five trading days immediately preceding the signing of the binding agreement of the common stock if the number of shares of common stock to be issued is or may be equal to 20% or more of the common stock, or 20% or more of the voting power, outstanding before the issuance.

Effect of Proposal on Current Stockholders

If the Nasdaq Proposal is adopted, (i) approximately 39,835,150 shares of Class V voting stock will be issued to the Members pursuant to the terms of the Business Combination Agreement, which will represent approximately 50.1% of the 79,522,650 shares of our common stock outstanding following the business combination, assuming (a) none of the Company’s public shareholders exercise redemption rights with respect to their public shares, (b) the Earnout Securities are included, (c) Biote Transaction Expenses equal $11,521,000, and (d) no exercise of the Company’s outstanding warrants, and (ii) up to 39,835,150 shares of Class A common stock are issuable in the future to the Members who have their Retained Biote Units redeemed in exchange for Class A common stock and forfeit an equal number of shares of Class V Voting Stock, from time to time following the Closing pursuant to and in accordance with the terms of the Biote A&R OA.

In the event that this proposal is not approved by our stockholders, the business combination may not be consummated. In the event that this proposal is approved by our stockholders, but the Business Combination Agreement is terminated (without the business combination being consummated) prior to the issuance of shares of common stock pursuant to the Business Combination Agreement, the Company will not issue the shares of common stock.

Vote Required for Approval

The approval of the Nasdaq Proposal requires the affirmative vote of holders of at least a majority of the votes cast by holders of outstanding shares of our common stock represented in person (which would include presence via the virtual meeting platform) or by proxy and entitled to vote thereon at the special meeting. Accordingly, if a valid quorum is established, failure to vote by proxy or to vote in person (which would include presence via the virtual meeting platform) at the special meeting, abstentions and broker non-votes will have no effect on the Nasdaq Proposal. Abstentions will be counted in connection with the determination of whether a valid quorum is outstanding, but will have no effect on the outcome of the Nasdaq Proposal.

The Nasdaq Proposal is conditioned upon approval of the other condition precedent proposals. If the other condition precedent proposals are not approved, the Nasdaq Proposal will have no effect, even if approved by our stockholders.

Recommendation of the Board

OUR BOARD UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE

“FOR” THE NASDAQ PROPOSAL.

PROPOSAL NO. 3 — THE CHARTER PROPOSAL

Overview

In connection with the business combination, we are asking our stockholders to approve the adoption of the proposed charter, substantially in the form attached to this proxy statement as Annex C, to be effective prior to the consummation of the business combination. If the business combination and the Charter Proposal are approved, the proposed charter would replace the current charter.

Comparison of Current Charter to Proposed Charter

The following is a summary of the key changes effected by the proposed charter relative to the current charter. This summary is qualified in its entirety by reference to the full text of the proposed charter, substantially in the form included as Annex C to this proxy statement.

•

to provide that the Company opts out of Section 203 of the Delaware General Corporation Law, which prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with certain “interested stockholders” and their affiliates; for more information on Section 203 of the DGCL, see the section titled “Description of Securities — Certain Anti-Takeover Provisions of Delaware Law and the Combined Company’s Proposed Charter and Proposed Bylaws”;

•	to change the name of the new public entity to “biote Corp.” from “Haymaker Acquisition Corp. III”; and

•

to, upon completion of the business combination, increase the authorized capital stock from 221,000,000 shares, consisting of 200,000,000 shares of Class A common stock, 20,000,000 shares of Class B common stock and 1,000,000 shares of preferred stock, to [●] shares, which would consist of [●] shares of common stock, including [●] shares of Class A common stock, [●] shares of Class B common stock, [●] shares of Class V voting stock and [●] shares of preferred stock.

Reasons for the Approval of the Charter Proposal

In the judgment of the Board, the proposed charter is necessary to address the needs of the Combined Company. In particular, the proposed charter will:

•	opt out of Section 203 of the Delaware General Corporation Law;

•	change the name of the new public entity to reflect the Combined Company’s future operations and branding; and

•	authorize additional shares of our common stock to be used to issue shares pursuant to the Business Combination Agreement, under the Incentive Plan, the ESPP and for general corporate purposes.

For a discussion of the reasons for the approval of certain provisions in the proposed charter, see “Proposal No. 4 — The Advisory Charter Proposals — Reasons for the Approval of the Advisory Charter Proposals” below.

Vote Required for Approval

The approval of the Charter Proposal requires the affirmative vote of (i) the holders of a majority of the shares of Class A common stock then outstanding, voting separately as a single class, (ii) the holders of a majority of the shares of Class B common stock then outstanding, voting separately as a single class and (iii) the holders of a majority of the then outstanding shares of common stock, voting together as a single class. Failure to vote by proxy or to vote in person (which would include voting at the virtual special meeting), an abstention from voting, or a broker non-vote will have the same effect as a vote “AGAINST” the Charter Proposal.

The Charter Proposal is conditioned upon approval of the other condition precedent proposals. If the other condition precedent proposals are not approved, the Charter Proposal will have no effect, even if approved by our stockholders.

Recommendation of the Board

OUR BOARD UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE

“FOR” THE CHARTER PROPOSAL.

PROPOSAL NO. 4 — ADVISORY CHARTER PROPOSALS

Overview

We are asking our stockholders to vote upon, on a non-binding advisory basis, a proposal to approve certain governance provisions contained in the proposed charter. These proposals are being presented in accordance with SEC guidance and will be voted upon on an advisory basis and are not binding on the Company or our Board (separate and apart from the approval of the Charter Proposal). In the judgment of the Board, these provisions are necessary to adequately address the needs of the Combined Company. Furthermore, the business combination is not conditioned on the separate approval of any of the Advisory Charter Proposals (separate and apart from approval of the Charter Proposal). Accordingly, regardless of the outcome of the non-binding advisory vote on the Advisory Charter Proposals, the Company intends that the proposed charter will take effect prior to the consummation of the business combination (assuming approval of the Charter Proposal and the other condition precedent proposals).

Advisory Charter Proposals

The following table sets forth a summary of the governance provisions applicable to the Advisory Charter Proposals. This summary is qualified by reference to the complete text of the proposed charter, substantially in the form attached to this proxy statement as Annex C. All stockholders are encouraged to read the proposed charter in its entirety for a more complete description of its terms.

Advisory Charter Proposal	Current Charter	Proposed Charter
Advisory Charter Proposal A — Section 203	The current charter does not currently affirmatively opt out of Section 203 of the Delaware General Corporation Law.	The proposed charter will provide that the Company opts out of Section 203 of the DGCL.

Advisory Charter Proposal B — Name Change	The Company’s current name is Haymaker Acquisition Corp. III	Under the proposed charter, the Company’s name will be biote Corp.

Advisory Charter Proposal C — Common Stock; Preferred Stock	The current charter authorizes 221,000,000 shares of common stock, including (i) 200,000,000 shares of Class A common stock and (ii) 20,000,000 shares of Class B common stock; and the current charter authorizes 1,000,000 shares of preferred stock.	The proposed charter will provide that, upon completion of the business combination, increase the authorized capital stock from 221,000,000 shares, consisting of 200,000,000 shares of Class A common stock, 20,000,000 shares of Class B common stock and 1,000,000 shares of preferred stock, to [●] shares, which would consist of [●] shares of common stock, including [●] shares of Class A common stock, [●] shares of Class B common stock and [●] shares of Class V voting stock, and [●] shares of preferred stock.

Reasons for the Approval of the Advisory Charter Proposals

Section 203

While Section 203 is the default provision under the DGCL, the DGCL allows companies to opt out of such law by, among other things, including a provision in their certificate of incorporation expressly electing not to be governed by Section 203 of the DGCL. In accordance with Section 203, the Combined Company has elected to opt out of Section 203 in the proposed charter. Section 203 prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with certain “interested stockholders” and their affiliates. For more information on Section 203 of the Delaware General Corporation Law, see the section titled “Description of Securities — Certain Anti-Takeover Provisions of Delaware Law and the Combined Company’s Proposed Charter and Proposed Bylaws.”

Name Change

Changing the post-business combination corporate name from “Haymaker Acquisition Corp. III” to “biote Corp.” is desirable to reflect the business combination with Biote and to clearly identify the Company as the publicly traded entity.

Common Stock

The principal purpose of this proposal is to authorize additional shares of common stock, which will be used to issue shares pursuant to the Business Combination Agreement, under the Incentive Plan, the ESPP and for general corporate purposes. Our Board believes that it is important for us to have available for issuance a number of authorized shares of common stock and preferred stock sufficient to support the Company’s growth and to provide flexibility for future corporate needs (including, if needed, as part of financing for future growth and/or acquisitions). In addition, the proposal authorizes and defines the terms of the Class V voting stock, which will provide holders with voting rights, but not economic rights.

Notwithstanding the foregoing, authorized but unissued common shares may enable our Board to render it more difficult or to discourage an attempt to obtain control of the Company and thereby protect continuity of or entrench its management, which may adversely affect the market price of common shares. If, in the due exercise of its fiduciary duties, for example, our Board were to determine that a takeover proposal was not in the best interests of the Company, these shares could be issued by our Board without stockholder approval in one or more private placements or other transactions that might prevent or render more difficult or make more costly the completion of any attempted takeover transaction by diluting voting or other rights of the proposed acquirer or insurgent stockholder group, by creating a substantial voting bloc in institutional or other hands that might support the position of the incumbent board of directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise. The authorization of additional shares will, however, enable the Company to have the flexibility to authorize the issuance of shares in the future for financing its business, for acquiring other businesses, for forming strategic partnerships and alliances and for stock dividends and stock splits. The Company currently has no plans, proposals, or arrangements, written or otherwise, to issue any of the additional authorized shares for these purposes.

Vote Required for Approval

The approval of the Advisory Charter Proposals requires the affirmative vote of holders of at least a majority of the votes cast by holders of outstanding shares of our common stock represented in person (which would include presence via the virtual meeting platform) or by proxy and entitled to vote thereon at the special meeting. Accordingly, if a valid quorum is established, failure to vote by proxy or to vote in person (which would include presence via the virtual meeting platform) at the special meeting, abstentions and broker non-votes will have no effect on the Advisory Charter Proposals. Abstentions will be counted in connection with the determination of whether a valid quorum is outstanding, but will have no effect on the outcome of the Advisory Charter Proposals.

As discussed above, the Advisory Charter Proposals are advisory votes and therefore are not binding on the Company or our Board. Furthermore, the business combination is not conditioned on the separate approval of the Advisory Charter Proposals (separate and apart from approval of the Charter Proposal). Accordingly, regardless of the outcome of the non-binding advisory vote on the Advisory Charter Proposals, the Company intends that the proposed charter will take effect prior to the consummation of the business combination (assuming approval of the Charter Proposal).

Recommendation of the Board

OUR BOARD UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE

“FOR” THE ADVISORY CHARTER PROPOSALS.

PROPOSAL NO. 5 — THE INCENTIVE PLAN PROPOSAL

Overview

In connection with the business combination, our Board recommends that the stockholders approve the Incentive Plan. Subject to stockholder approval, the Incentive Plan will be effective as of, and contingent on, the Closing. If the Incentive Plan is approved by stockholders, the Combined Company will be authorized to grant equity and cash incentive awards to eligible service providers. A copy of the Incentive Plan is attached to this proxy statement as Annex E.

Purpose of the Incentive Plan

The purpose of the Incentive Plan is to secure and retain the services of employees, directors and consultants, to provide incentives for such persons to exert maximum efforts for our success and to provide a means by which such persons may be given an opportunity to benefit from increases in value of the Class A common stock through the granting of awards thereunder. We believe that the equity-based awards to be issued under the Incentive Plan will motivate award recipients to offer their maximum effort to the Combined Company and help focus them on the creation of long-term value consistent with the interests of our stockholders. The Company believes that grants of incentive awards are necessary to enable the Combined Company to attract and retain top talent.

Summary of the Incentive Plan

This section summarizes certain principal features of the Incentive Plan. The summary is qualified in its entirety by reference to the complete text of the Incentive Plan.

Eligibility. The Combined Company’s employees, consultants and directors, and employees and consultants of its affiliates, may be eligible to receive awards under the Incentive Plan. Following the Closing, the Combined Company is expected to have approximately 250 employees, seven non-employee directors and 48 consultants who may be eligible to receive awards under the Incentive Plan.

Award Types. The Incentive Plan provides for the grant of incentive stock options (“ISOs”) to employees and for the grant of nonstatutory stock options (“NSOs”), stock appreciation rights, restricted stock awards, restricted stock unit awards, performance awards and other forms of stock awards to employees, directors, and consultants.

Share Reserve. The Combined Company will initially reserve 15% of the shares of Class A common stock outstanding on a fully-diluted basis upon the Closing for future issuance under the Incentive Plan (the “Share Reserve”). The number of shares of the Class A common stock reserved for issuance under the Incentive Plan will automatically increase on January 1 of each year, for a period of ten years, beginning on January 1, 2023, and continuing through (and including) January 1, 2032, by 5% of the total number of shares of the Combined Company’s common stock outstanding on a fully-diluted basis and securities convertible into or exchangeable for the Combined Company’s common stock on December 31 of the preceding calendar year, or a lesser number of shares as may be determined by the Combined Company’s Board. The maximum number of shares that may be issued pursuant to the exercise of ISOs under the Incentive Plan will equal three times the number of shares of the Class A common stock initially reserved under the Incentive Plan. Shares issued under the Incentive Plan may be authorized but unissued or reacquired shares. Shares subject to stock awards granted under the Incentive Plan that expire or terminate without being exercised in full, or that are paid out in cash rather than in shares, will not reduce the number of shares available for issuance under the Incentive Plan. Additionally, shares issued pursuant to stock awards under the Incentive Plan that are repurchased or forfeited, as well as shares that are reacquired as consideration for the exercise or purchase price of a stock award or to satisfy tax withholding obligations related to a stock award, will become available for future grant under the Incentive Plan. An additional 3,887,750 shares of Class A common stock, subject to adjustment to reflect any capitalization adjustments, will be reserved under the Incentive Plan exclusively to satisfy the Company’s obligations under the Phantom Equity Acknowledgements (as defined in the Business Combination Agreement) (the “Phantom Share Reserve”). The Phantom Share Reserve shall be in addition to and shall not reduce the Share Reserve but will not be subject to the automatic increase described above and will not again become available for issuance as described above with respect to the Share Reserve.

Plan Administration. The Combined Company’s Board, or a duly authorized committee thereof, will have the authority to administer the Incentive Plan. The Combined Company’s Board may also delegate to one or more officers the authority to (i) designate employees other than officers to receive specified stock awards and (ii) determine the number of shares to be subject to such stock awards. Subject to the terms of the Incentive Plan, the plan administrator has the authority to determine the terms of awards, including recipients, the exercise price or strike price of stock awards, if any, the number of shares subject to each stock award, the fair market value of a share, the vesting schedule applicable to the awards, together with any vesting acceleration, the form of consideration, if any, payable upon exercise or settlement of the stock award and the terms and conditions of the award agreements for use under the Incentive Plan. The plan administrator has the power to modify outstanding awards under the Incentive Plan. Subject to the terms of the Incentive Plan, the plan administrator also has the authority to reprice any outstanding option or stock award, cancel and re-grant any outstanding option or stock award in exchange for new stock awards, cash or other consideration, or take any other action that is treated as a repricing under generally accepted accounting principles, with the consent of any materially adversely affected participant.

Stock Options. ISOs and NSOs are granted under stock option agreements adopted by the plan administrator. The plan administrator determines the exercise price for stock options, within the terms and conditions of the Incentive Plan, provided that the exercise price of a stock option generally cannot be less than 100% of the fair market value of a share of the Class A common stock on the date of grant (however, a stock option may be granted with an exercise or strike price lower than 100% of the fair market value on the date of grant of such award if such award is granted pursuant to an assumption of or substitution for another option pursuant to a corporate transaction, as such term is defined in the Incentive Plan, and in a manner consistent with the provisions of Sections 409A and, if applicable, 424(a) of the Code). Options granted under the Incentive Plan vest at the rate specified in the stock option agreement as determined by the plan administrator. The plan administrator determines the term of stock options granted under the Incentive Plan, up to a maximum of ten years. Unless the terms of an optionholder’s stock option agreement provide otherwise, if an optionholder’s service relationship ceases for any reason other than disability, death or cause, the optionholder may generally exercise any vested options for a period of three months following the cessation of service. The option term may be extended in the event that the exercise of the option following such a termination of service is prohibited by applicable securities laws or the Combined Company’s insider trading policy. If an optionholder’s service relationship ceases due to disability or death, or an optionholder dies within a certain period following cessation of service, the optionholder or a beneficiary may generally exercise any vested options for a period of 12 months in the event of disability and 18 months in the event of death. Options generally terminate immediately upon the termination of an optionholder’s service for cause. In no event may an option be exercised beyond the expiration of its term. Acceptable consideration for the purchase of the Class A common stock issued upon the exercise of a stock option will be determined by the plan administrator and may include (i) cash, check, bank draft, or money order, (ii) a broker-assisted cashless exercise, (iii) the tender of shares of the Class A common stock previously owned by the optionholder, (iv) a net exercise of the option if it is an NSO and (v) other legal consideration approved by the plan administrator.

Tax Limitations on ISOs. The aggregate fair market value, determined at the time of grant, of the Class A common stock with respect to ISOs that are exercisable for the first time by an optionholder during any calendar year under all stock plans maintained by the Combined Company may not exceed $100,000. Options or portions thereof that exceed such limit will generally be treated as NSOs. No ISO may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of the Combined Company’s total combined voting power or that of any of the Combined Company’s affiliates unless (1) the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant, and (2) the option is not exercisable after the expiration of five years from the date of grant.

Restricted Stock Awards. Restricted stock awards are granted under restricted stock award agreements adopted by the plan administrator. A restricted stock award may be awarded in consideration for cash, check, bank draft or money order, past services, or any other form of legal consideration that may be acceptable to the plan administrator and permissible under applicable law. The plan administrator determines the terms and conditions of restricted stock awards, including vesting and forfeiture terms. Except as provided otherwise in the applicable award agreement, if a participant’s service relationship ends for any reason, the Combined Company may receive through a forfeiture condition or a repurchase right any or all of the shares held by the participant under the participant’s restricted stock award that have not vested as of the date the participant terminates service.

Restricted Stock Unit Awards. Restricted stock units are granted under restricted stock unit award agreements adopted by the plan administrator. Restricted stock units may be granted in consideration for any form of legal consideration that may be acceptable to the plan administrator and permissible under applicable law. A restricted stock unit may be settled by cash, delivery of stock, a combination of cash and stock as deemed appropriate by the plan administrator, or in any other form of consideration set forth in the restricted stock unit agreement. Additionally, dividend equivalents may be credited in respect of shares covered by a restricted stock unit. Except as otherwise provided in the applicable award agreement, restricted stock units that have not vested will be forfeited once the participant’s continuous service ends for any reason.

Stock Appreciation Rights. Stock appreciation rights are granted under stock appreciation grant agreements adopted by the plan administrator. The plan administrator determines the purchase price or strike price for a stock appreciation right, which generally cannot be less than 100% of the fair market value of the Class A common stock on the date of grant (however, a stock appreciation right may be granted with an exercise or strike price lower than 100% of the fair market value on the date of grant of such award if such award is granted pursuant to an assumption of or substitution for another option pursuant to a corporate transaction, as such term is defined in the Incentive Plan, and in a manner consistent with the provisions of Sections 409A). A stock appreciation right granted under the Incentive Plan vests at the rate specified in the stock appreciation right agreement as determined by the plan administrator.

Performance Awards. The Incentive Plan permits the grant of performance-based stock and cash awards. The plan administrator may structure awards so that the shares of the Class A common stock, cash, or other property will be issued or paid only following the achievement of certain pre-established performance goals during a designated performance period. The performance criteria that will be used to establish such performance goals may be based on any measure of performance selected by the plan administrator. The performance goals may be based on a company-wide basis, with respect to one or more business units, divisions, affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Unless specified otherwise (i) in the award agreement at the time the award is granted or (ii) in such other document setting forth the performance goals at the time the goals are established, the plan administrator will appropriately make adjustments in the method of calculating the attainment of performance goals as follows: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of any statutory adjustments to corporate tax rates; (5) to exclude the effects of items that are “unusual” in nature or occur “infrequently” as determined under generally accepted accounting principles; (6) to exclude the dilutive effects of acquisitions or joint ventures; (7) to assume that any business divested by the Combined Company achieved performance objectives at targeted levels during the balance of a performance period following such divestiture; (8) to exclude the effect of any change in the outstanding shares of the Class A common stock by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to stockholders other than regular cash dividends; (9) to exclude the effects of stock-based compensation and the award of bonuses under the Combined Company’s bonus plans; (10) to exclude costs incurred in connection with potential acquisitions or divestitures that are required to expense under generally accepted accounting principles; and (11) to exclude the goodwill and intangible asset impairment charges that are required to be recorded under generally accepted accounting principles. In addition, the plan administrator retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of the performance goals. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the applicable award agreement or the written terms of a performance cash award. The performance goals may differ from participant to participant and from award to award.

Other Stock Awards. The plan administrator may grant other awards based in whole or in part by reference to the Class A common stock. The plan administrator will set the number of shares under the stock award and all other terms and conditions of such awards.

Non-Employee Director Compensation Limit. The aggregate value of all compensation granted or paid by the Combined Company to any individual for service as a non-employee director with respect to any calendar year (such period, the “annual period”), including stock awards and cash fees paid by the Combined Company to such non-employee director, will not exceed (i) $750,000 in total value or (ii) in the event such non-employee director is first appointed or elected to the board during such annual period, $1,200,000 in total value. For purposes of these limitations, the value of any such stock awards is calculated based on the grant date fair value of such stock awards for financial reporting purposes.

Changes to Capital Structure. In the event there is a specified type of change in the Combined Company’s capital structure, such as a merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, reverse stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or any similar equity restructuring transaction, appropriate adjustments will be made for the purposes of preventing dilution or enlargement of the benefits or potential benefits intended to be made available under the Incentive Plan to (i) the class(es) and maximum number of shares of the Class A common stock subject to the Incentive Plan and the maximum number of shares by which the share reserve may annually increase; (ii) the class(es) and maximum number of shares that may be issued pursuant to the exercise of ISOs; and (iii) the class(es) and number of securities and exercise price, strike price or purchase price of common stock subject to outstanding awards.

Corporate Transactions. The following applies to stock awards under the Incentive Plan in the event of a corporate transaction, as defined in the Incentive Plan, unless otherwise provided in a participant’s stock award agreement or other written agreement with the Combined Company or unless otherwise expressly provided by the plan administrator at the time of grant. In the event of a corporate transaction, any stock awards outstanding under the Incentive Plan may be assumed, continued or substituted by any surviving or acquiring corporation (or its parent company), and any reacquisition or repurchase rights held by the Combined Company with respect to the stock award may be assigned to the successor (or its parent company). If the surviving or acquiring corporation (or its parent company) does not assume, continue or substitute such stock awards, then with respect to any such stock awards that are held by participants whose continuous service has not terminated prior to the effective time of the transaction, or current participants, the vesting (and exercisability, if applicable) of such stock awards will be accelerated in full to a date prior to the effective time of the transaction (contingent upon the effectiveness of the transaction), and such stock awards will terminate if not exercised (if applicable) at or prior to the effective time of the transaction, and any reacquisition or repurchase rights held by the Combined Company with respect to such stock awards will lapse (contingent upon the effectiveness of the transaction). With respect to performance awards with multiple vesting levels depending on performance level, unless otherwise provided by an award agreement or by the plan administrator, the award will accelerate at 100% of target. If the surviving or acquiring corporation (or its parent company) does not assume, continue or substitute such stock awards, then with respect to any such stock awards that are held by persons other than current participants, such awards will terminate if not exercised (if applicable) prior to the effective time of the transaction, except that any reacquisition or repurchase rights held by the Combined Company with respect to such stock awards will not terminate and may continue to be exercised notwithstanding the transaction. The plan administrator is not obligated to treat all stock awards or portions of stock awards in the same manner and is not obligated to take the same actions with respect to all participants. In the event a stock award will terminate if not exercised prior to the effective time of a transaction, the plan administrator may provide, in its sole discretion, that the holder of such stock award may not exercise such stock award but instead will receive a payment equal in value, at the effective time, to the excess (if any) of (1) the value of the property the participant would have received upon the exercise of the stock award over (2) any exercise price payable by such holder in connection with such exercise.

Change in Control. In the event of a change in control, as defined under the Incentive Plan, awards granted under the Incentive Plan will not receive automatic acceleration of vesting and exercisability, although this treatment may be provided for in an award agreement.

Plan Amendment or Termination. The Combined Company will have the authority to amend, suspend, or terminate the Incentive Plan, provided that such action does not materially impair the existing rights of any participant without such participant’s written consent. No ISOs may be granted after the tenth anniversary of the date the board of directors of the Company adopts the Incentive Plan.

Certain U.S. Federal Income Tax Aspects of Awards Under the Incentive Plan

This is a brief summary of the federal income tax aspects of awards that may be made under the Incentive Plan based on existing U.S. federal income tax laws. This summary provides only the basic tax rules. It does not describe a number of special tax rules, including the alternative minimum tax and various elections that may be applicable under certain circumstances. It also does not reflect provisions of the income tax laws of any municipality, state or foreign country in which a holder may reside, nor does it reflect the tax consequences of a holder’s death. The tax consequences of awards under the Incentive Plan depend upon the type of award.

Incentive Stock Options. The recipient of an ISO generally will not be taxed upon grant of the option. Federal income taxes are generally imposed only when the shares of the Class A common stock from exercised ISOs are disposed of, by sale or otherwise. If the ISO recipient does not sell or dispose of the shares of the Class A common stock until more than one year after the receipt of the shares and two years after the option was granted, then, upon sale or disposition of the shares, the difference between the exercise price and the market value of the shares of the Class A common stock as of the date of exercise will be treated as a long-term capital gain, and not ordinary income. If a recipient fails to hold the shares for the minimum required time the recipient will recognize ordinary income in the year of disposition generally in an amount equal to any excess of the market value of the Class A common stock on the date of exercise (or, if less, the amount realized or disposition of the shares) over the exercise price paid for the shares. Any further gain (or loss) realized by the recipient generally will be taxed as short-term or long-term gain (or loss) depending on the holding period. The Combined Company will generally be entitled to a tax deduction at the same time and in the same amount as ordinary income is recognized by the option recipient.

Nonstatutory Stock Options. The recipient of an NSO generally will not be taxed upon the grant of the option. Federal income taxes are generally due from a recipient of NSOs when the options are exercised. The excess of the fair market value of the Class A common stock purchased on such date over the exercise price of the option is taxed to the recipient as ordinary income. Thereafter, the tax basis for the acquired shares is equal to the amount paid for the shares plus the amount of ordinary income recognized by the recipient. The Combined Company will generally be entitled to a tax deduction at the same time and in the same amount as ordinary income is recognized by the option recipient by reason of the exercise of the option.

Other Awards. Recipients who receive restricted stock unit awards will generally recognize ordinary income when they receive shares upon settlement of the awards in an amount equal to the fair market value of the shares at that time. Recipients who receive awards of restricted shares subject to a vesting requirement will generally recognize ordinary income at the time vesting occurs in an amount equal to the fair market value of the shares at that time minus the amount, if any, paid for the shares. However, a recipient who receives restricted shares which are not vested may, within 30 days of the date the shares are transferred, elect in accordance with Section 83(b) of the Code to recognize ordinary compensation income at the time of transfer of the shares rather than upon the vesting dates. Recipients who receive stock appreciation rights will generally recognize ordinary income upon exercise in an amount equal to the excess of the fair market value of the underlying shares of the Class A common stock on the exercise date over the exercise price. The Combined Company will generally be entitled to a tax deduction at the same time and in the same amount as ordinary income is recognized by the recipient.

Incentive Plan Benefits

Grants of awards under the Incentive Plan are subject to the discretion of the plan administrator. Therefore, it is not possible to determine the future benefits that will be received by participants under the Incentive Plan.

Interests of Directors and Officers

When you consider the recommendation of the board of directors in favor of approval of the Incentive Plan, you should keep in mind that certain directors and officers may have interests in the Incentive Plan that are different from, or in addition to, your interests as a stockholder or warrantholder, including, among other things, the existence of financial and personal interests.

Form S-8

Following the consummation of the business combination, when permitted by SEC rules, we intend to file with the SEC a registration statement on Form S-8 covering the common stock issuable under the Incentive Plan.

Vote Required for Approval

The approval of the Incentive Plan Proposal requires the affirmative vote of holders of at least a majority of the votes cast by holders of outstanding shares of our common stock represented in person (which would include presence via the virtual meeting platform) or by proxy and entitled to vote thereon at the special meeting. Accordingly, if a valid quorum is established, failure to vote by proxy or to vote in person (which would include presence via the virtual meeting platform) at the special meeting, abstentions and broker non-votes will have no effect on the Incentive Plan Proposal. Abstentions will be counted in connection with the determination of whether a valid quorum is outstanding, but will have no effect on the outcome of the Incentive Plan Proposal.

The Incentive Plan Proposal is conditioned upon approval of the other condition precedent proposals. If the other condition precedent proposals are not approved, the Incentive Plan Proposal will have no effect, even if approved by our stockholders.

Recommendation of the Board of Directors

Our Board believes that the Incentive Plan will provide us with the continued ability to link participants’ pay to stockholder returns, and that it is a critical compensation component in our ability to attract, retain and motivate employees, officers, directors, consultants and advisors by aligning their interests with the interests of our stockholders.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR”

THE INCENTIVE PLAN PROPOSAL.

PROPOSAL NO. 6 — THE ESPP PROPOSAL

Overview

In connection with the business combination our Board recommends that the stockholders approve the biote Corp. 2022 Employee Stock Purchase Plan (the “ESPP”), effective as of, and contingent on, the Closing. If the ESPP is approved by stockholders, the Combined Company will be authorized to provide eligible employees with an opportunity to request payroll deductions to purchase a number of shares of Class A common stock at a discount and in an amount determined in accordance with the ESPP’s terms. A copy of the ESPP is attached to this proxy statement as Annex F.

Purpose of the ESPP

The purpose of the ESPP is to provide eligible employees with an opportunity to increase their proprietary interest in the success of the Combined Company by purchasing the Class A common stock from the Combined Company on favorable terms and to pay for such purchases through payroll deductions. We believe by providing eligible employees with an opportunity to increase their proprietary interest in the success of the Combined Company, the ESPP will motivate recipients to offer their maximum effort to the Combined Company and help focus them on the creation of long-term value consistent with the interests of our stockholders.

Summary of the ESPP

This section summarizes certain principal features of the ESPP. The summary is qualified in its entirety by reference to the complete text of the ESPP.

Share Reserve. The Combined Company will initially reserve 1% of the shares of Class A common stock outstanding on a fully-diluted basis upon the Closing under the ESPP. The number of shares of the Class A common stock reserved for issuance will automatically increase on January 1 of each calendar year, beginning on January 1, 2023, and continuing through (and including) January 1, 2032, by the lesser of (i) 1% of the total number of shares of the Combined Company common stock outstanding on a fully diluted basis and securities convertible into or exchangeable for the Combined Company’s common stock on December 31 of the preceding calendar year, and (ii) the initial share reserve; provided that prior to the date of any such increase, the Combined Company’s Board may determine that such increase will be less than the amount set forth in clauses (i) and (ii). If purchase rights granted under the ESPP terminate without having been exercised, the shares of the Class A common stock not purchased under such purchase rights will again become available for issuance under the ESPP.

Plan Administration. The Combined Company’s Board, or a duly authorized committee thereof, will have the authority to administer the ESPP. The ESPP is implemented through a series of offerings under which eligible employees are granted purchase rights to purchase shares of the Class A common stock on specified dates during such offerings. Under the ESPP, the plan administrator may specify offerings with durations of not more than 27 months, and may specify shorter purchase periods within each offering. Each offering will have one or more purchase dates on which shares of the Class A common stock will be purchased for employees participating in the offering. An offering under the ESPP may be terminated under certain circumstances.

Payroll Deductions. Generally, all regular employees, including executive officers, employed by the Combined Company or by any of the Combined Company’s designated affiliates, will be eligible to participate in the ESPP and may contribute, normally through payroll deductions, up to a specified percentage of their earnings (as defined by the Board in each offering) for the purchase of the Class A common stock under the ESPP. The Class A common stock will be purchased for the accounts of employees participating in the ESPP at a price per share equal to not less than the lesser of (i) 85% of the fair market value of a share of the Class A common stock on the first date of an offering or (ii) 85% of the fair market value of a share of the Class A common stock on the date of purchase.

Limitations. Employees may have to satisfy one or more of the following service requirements before participating in the ESPP, as determined by the plan administrator, including: (i) being customarily employed for more than 20 hours per week; (ii) being customarily employed for more than five months per calendar year; or (iii) continuous employment for a period of time (not to exceed two years). No employee may purchase shares under the ESPP at a rate in excess of $25,000 worth of the Class A common stock based on the fair market value per share of the Class A common stock at the beginning of an offering for each year such a purchase right is outstanding. No employee will be eligible for the grant of any purchase rights under the ESPP if immediately after such rights are granted, such employee has voting power over 5% or more of the Combined Company’s common stock measured by vote or value pursuant to Section 424(d) of the Code. Additionally, the Board may provide that highly compensated employees within the meaning of Section 423(b)(4)(D) of the Code may be prohibited from participating in an offering.

Changes to Capital Structure. In the event that there occurs a change in the Combined Company’s capital structure through such actions as a stock split, merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other similar equity restructuring transactions, the plan administrator will make appropriate adjustments to (i) the class(es) and maximum number of shares reserved under the ESPP, (ii) the class(es) and maximum number of shares by which the share reserve may increase automatically each year, (iii) the class(es) and maximum number of shares and purchase price applicable to all outstanding offerings and purchase rights and (iv) the class(es) and number of shares that are subject to purchase limits under ongoing offerings.

Corporate Transactions. In the event of a corporate transaction, as defined in the ESPP, any then-outstanding rights to purchase shares under the ESPP may be assumed, continued or substituted by any surviving or acquiring entity (or its parent company). If the surviving or acquiring entity (or its parent company) elects not to assume, continue or substitute such purchase rights, then the participants’ accumulated payroll contributions will be used to purchase shares of the Class A common stock within ten business days prior to such corporate transaction, and such purchase rights will terminate immediately.

ESPP Amendment or Termination. The Combined Company’s Board will have the authority to amend or terminate the ESPP, provided that except in certain circumstances such amendment or termination may not materially impair any outstanding purchase rights without the holder’s consent. the Combined Company must obtain stockholder approval of any amendment to the ESPP to the extent required by applicable law or listing rules.

Certain Federal Income Tax Consequences of Participating in the ESPP

The following brief summary of the effect of U.S. federal income taxation upon the participant and the Combined Company with respect to the shares purchased under the ESPP does not purport to be complete and does not discuss the tax consequences of a participant’s death or the income tax laws of any state or non-U.S. jurisdiction in which the participant may reside.

The ESPP, and the right of U.S. participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant until the shares purchased under the ESPP are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant generally will be subject to tax in an amount that depends upon whether the sale occurs before or after expiration of the holding periods described in the following sentence. If the shares are sold or otherwise disposed of more than two years from the first day of the applicable offering and one year from the applicable date of purchase, the participant will recognize ordinary income measured as the lesser of (1) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or (2) the excess of the fair market value of a share on the offering date that the right was granted over the purchase price for the right as determined on the offering date. Any additional gain will be treated as long-term capital gain. If the shares are sold or otherwise disposed of before the expiration of either of these holding periods, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on how long the shares have been held from the date of purchase. the Combined Company generally will not be entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant, except to the extent of ordinary income recognized by participants upon a sale or disposition of shares prior to the expiration of the holding periods described above.

ESPP Benefits

Purchase rights are subject to an eligible employee’s discretion, including an employee’s decision not to participate in the ESPP. Therefore, it is not possible to determine future awards under the ESPP. Directors who are not employees are not eligible to participate in, and will not receive any benefit under, the ESPP.

Interests of Directors and Officers

When you consider the recommendation of the board of directors in favor of approval of the ESPP, you should keep in mind that certain directors and officers may have interests in the ESPP that are different from, or in addition to, your interests as a stockholder or warrantholder, including, among other things, the existence of financial and personal interests.

Form S-8

Following the consummation of the business combination, when permitted by SEC rules, we intend to file with the SEC a registration statement on Form S-8 covering the common stock issuable under the ESPP.

Vote Required for Approval

The approval of the ESPP Proposal requires the affirmative vote of holders of at least a majority of the votes cast by holders of outstanding shares of our common stock. represented in person (which would include presence via the virtual meeting platform) or by proxy and entitled to vote thereon at the special meeting. Accordingly, if a valid quorum is established, failure to vote by proxy or to vote in person (which would include presence via the virtual meeting platform) at the special meeting, abstentions and broker non-votes will have no effect on the ESPP Proposal. Abstentions will be counted in connection with the determination of whether a valid quorum is outstanding, but will have no effect on the outcome of the ESPP Proposal.

The ESPP Proposal is conditioned upon approval of the other condition precedent proposals. If the other condition precedent proposals are not approved, the ESPP Proposal will have no effect, even if approved by our stockholders.

Recommendation of the Board of Directors

Our Board believes that the ESPP will provide us with the continued ability to link participants’ pay to stockholder returns, and that it is a critical compensation component in our ability to attract, retain and motivate employees, officers, directors, consultants and advisors by aligning their interests with the interests of our stockholders.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE

“FOR” THE ESPP PROPOSAL.

PROPOSAL NO. 7 — THE DIRECTOR ELECTION PROPOSAL

Overview

Our Board is currently divided into three classes, with only one class of directors being elected in each year and each class (except for those directors appointed prior to our first annual meeting of stockholders) serving a three-year term. The term of office of our Class I director, Mr. Powell, will expire at the special meeting.

If the condition precedent proposals are approved, our Board has determined to increase the size of our Board from five to seven if the business combination is completed.

If the condition precedent proposals are not approved or the business combination is not completed, our Board will remain at five directors, with the term of office of the Company’s Class I director, if elected, beginning upon the conclusion of the special meeting.

Director Nominees

Our Board has determined to increase the size of the Board from five to seven if the business combination is completed.

The Company’s stockholders are being asked to consider and vote upon a proposal to elect seven directors to our Board, effective immediately upon the Closing of the business combination, with each Class I director having a term that expires at the next annual meeting of stockholders following the effectiveness of the proposed charter, each Class II director having a term that expires at the second annual meeting of stockholders following the effectiveness of the proposed charter and each Class III director having a term that expires at the third annual meeting of stockholders following the effectiveness of the proposed charter, or, in each case, until his or her respective successor is duly elected and qualified, or until their earlier resignation, removal or death.

If the Haymaker Cash is equal to or greater than the Director Threshold Amount, then, prior to the Closing, four members of the Board will be designated by Biote and three members will be designated by the Company. In that case, we are proposing Stephen Powell and Dana Jacoby to serve as the Class I directors, Steven Heyer and Mark Cone to serve as Class II directors and Andrew R. Heyer, Marc Beer and Terry Weber to serve as Class III directors, to take effect immediately after the Closing.

However, if the amount of Haymaker Cash at the Closing is less than the Director Threshold Amount, five members of the Board will be designated by Biote and two members will be designated by the Company. In that case, we are proposing [●] and [●] to serve as the Class I directors, [●] and [●] to serve as Class II directors and [●], [●] and [●] to serve as Class III directors, to take effect immediately after the Closing.

For more information on the experience of Teresa Weber, Andrew Heyer, Steven Heyer, Dana Jacoby, Mark Cone, M.D., Marc Beer and Stephen Powell, please see the sections entitled “Management After the Business Combination” and “Information About the Company — Management — Directors and Officers.”

Alternatively, in the event the condition precedent proposals are not approved, the holders of our Class A common stock and Class B common stock, voting together as a single class, have the right under the Company’s current charter to elect a director to serve as a Class I director on the Board for a term of three years expiring at the annual meeting of stockholders to be held in 2025 or until each such director’s successor has been duly elected and qualified. In that case, we are proposing Stephen Powell to serve as a Class I director.

Vote Required for Approval

The election of directors is decided by a plurality of the votes cast by the stockholders present in person (which would include presence at the virtual special meeting) or represented by proxy at the special meeting and entitled to vote on the election of directors. This means that each of the director nominees will be elected if they receive more affirmative votes than any other nominee for the same position. Stockholders may not cumulate their votes with respect to the election of directors.

If a valid quorum is established, failure to vote by proxy or to vote in person (which would include voting at the virtual special meeting), an abstention from voting, or a broker non-vote will have no effect on the election of directors.

The election of seven director nominees in the Director Election Proposal is conditioned on the approval of the condition precedent proposals. If the condition precedent proposals are not approved, one director will be elected to a three-year term in Class I.

Recommendation of the Board

OUR BOARD UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES TO THE BOARD OF DIRECTORS.

PROPOSAL NO. 8 — THE ADJOURNMENT PROPOSAL

Overview

The Adjournment Proposal, if adopted, will allow our Board to adjourn the special meeting to a later date or dates to permit further solicitation of proxies. The Adjournment Proposal will only be presented to our stockholders if there are insufficient votes for, or otherwise in connection with, the approval of the condition precedent proposals, but no other proposal if the condition precedent proposals are approved.

Consequences if the Adjournment Proposal is Not Approved

If the Adjournment Proposal is not approved by our stockholders, our Board may not be able to adjourn the special meeting to a later date if there are insufficient votes for, or otherwise in connection with, the approval of the condition precedent proposals or any other proposal.

Vote Required for Approval

The approval of the Adjournment Proposal requires the affirmative vote of holders of at least a majority of the votes cast by holders of outstanding shares of our common stock represented in person (which would include presence via the virtual meeting platform) or by proxy and entitled to vote thereon at the special meeting. Accordingly, if a valid quorum is established, failure to vote by proxy or to vote in person (which would include presence via the virtual meeting platform) at the special meeting, abstentions and broker non-votes will have no effect on the Adjournment Proposal. Abstentions will be counted in connection with the determination of whether a valid quorum is outstanding, but will have no effect on the outcome of the Adjournment Proposal. The Adjournment Proposal is not conditioned upon the approval of any other proposal.

Recommendation of the Board

OUR BOARD UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE

“FOR” THE ADJOURNMENT PROPOSAL.

INFORMATION ABOUT THE COMPANY

General

We are a blank check company whose business purpose is to effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. We were incorporated in Delaware on July 6, 2020.

On March 4, 2021, we consummated our IPO of 30,000,000 units at a price of $10.00 per unit, generating total proceeds of $300,000,000. Each unit consists of one share of Class A common stock and one-half of one redeemable common stock purchase warrant. Each public warrant entitles the holder to purchase one share of Class A common stock at an exercise price of $11.50 per share. Simultaneously with the consummation of the IPO, the Sponsor purchased an aggregate of 5,333,333 private placement warrants, at a price of $1.50 per private placement warrant, in a private placement, generating total proceeds of $8,000,000. The proceeds from the sale of the private placement warrants were added to the proceeds from the IPO held in the trust account. On March 5, 2021, the underwriters partially exercised their over-allotment option to purchase an additional 1,750,000 units, generating gross proceeds of $17,500,000. In connection with the exercise of the over-allotment option, the Sponsor purchased an aggregate of 233,333 private placement warrants, at a price of $1.50 per private placement warrant, in a private placement, generating total proceeds of $350,000. If we do not complete a business combination by March 4, 2023, the proceeds from the sale of the private placement warrants will be used to fund the redemption of public shares (subject to the requirements of applicable law), and the founder shares and the private placement warrants will be worthless.

Upon the closing of the IPO and the private placement, $317,500,000 was placed in a trust account. As of December 31, 2021, the Company had $317,581,791 in the trust account.

On December 13, 2021, the Company entered into the Business Combination Agreement. Following the Closing, the Combined Company will be organized in an “UP-C” structure in which substantially all of the assets and business of the Combined Company will be held by the Biote Companies, and the Company’s only direct assets will consist of Biote Units (as defined below).

Immediately prior to the Closing, Biote will effectuate the Recapitalization, pursuant to which all its Class A Units, Class AA Units, Class AAA Units and Class AAAA Units held by the Members will be converted or exchanged (whether by direct exchange, merger or otherwise) into Biote Units in the amounts determined in accordance with the Biote A&R OA, which will be entered into prior to the Closing, the result of which will be that the Members will hold a single class of Biote Units as of immediately prior to the Closing.

Pursuant to the Business Combination Agreement, subject to the satisfaction or waiver of certain conditions set forth therein, at the time of the Closing, (x) in exchange for the Closing Biote Units, the Company will transfer cash in an amount equal to (i) the cash in our trust account (the “trust account”) that holds the proceeds (including interest, net of taxes payable) of our initial public offering that closed on March 4, 2021 (our “IPO”), and any cash held by the Company outside of our trust account, less (ii) the amounts required by the redemptions of Class A common stock by our public stockholders, plus (iii) the aggregate proceeds to be received by the Company pursuant to any Equity Financing, (y) the Biote Companies will receive the aggregate proceeds from the Debt Financing (the “Debt Financing Proceeds”) (the aggregate amounts described in (x) and (y), the “Closing Date Cash”) and (z) the Company will issue to Biote a number of shares of its Class V voting stock equal to the number of Retained Biote Units, which will entitle the holder thereof to one vote per share but no right to dividends or distributions. Biote will immediately thereafter distribute the Class V voting stock to its Members pursuant to the Biote A&R OA. The “Cash Consideration” will be equal to the portion of the aggregate consideration paid or payable to the Gary S. Donovitz 2012 Irrevocable Trust (the “Selling Member”) that is paid in cash, which amount shall in no event exceed $199,000,000.

Pursuant to the Business Combination Agreement, subject to the satisfaction or waiver of certain conditions set forth therein, at the time of the Closing, (x) the Biote Companies will hold the Debt Financing Proceeds, and

(y) in exchange for the Closing Biote Units, the Company will transfer the balance of the Closing Date Cash to Biote and will issue to Biote the number of shares of newly issued Class V voting stock equal to the number of Retained Biote Units, which will entitle the holder thereof to one vote per share but no right to dividends or distributions. Biote will immediately thereafter distribute the Class V voting stock to its Members pursuant to the Biote A&R OA. The Closing Date Cash will be utilized in accordance with and in the priority set forth in the Business Combination Agreement.

The Members will, immediately following the Closing, retain an aggregate number of Biote Units (such Biote Units retained by the Members, the “Retained Biote Units”) equal to the following (without duplication between clauses (y) and (z)): (w) (i) (A) Biote’s equity value (i.e., $555,000,000), minus (B) the aggregate amount of Biote Transaction Expenses, minus (C) the Cash Consideration (as defined below), if any, divided by (ii) $10.00, plus (x) the Member Earnout Units (as defined below), minus (y) a number of Biote Units equal to the number of shares of Class A common stock to be issued to the Phantom Equity Holders pursuant to the Phantom Equity Acknowledgements (or the existing underlying phantom equity documentation with respect to any Phantom Equity Holder who has not entered into a Phantom Equity Acknowledgement as of the Closing), minus (z) a number of Biote Units equal to the quotient of (i) the amount of cash payable to the Phantom Equity Holders pursuant to the Phantom Equity Acknowledgments (or the existing underlying phantom equity documentation with respect to any Phantom Equity Holder who has not entered into a Phantom Equity Acknowledgement as of the Closing), divided by (ii) $10.00.

In connection with the Closing, on the Closing Date (a) the Members on a pro rata basis will subject (i) 10,000,000 Member Earnout Units and (ii) 10,000,000 Earnout Voting Shares, (b) the Sponsor will subject 1,587,500 Sponsor Earnout Shares, and (c) the Company will subject a number of Biote Units equal to the number of Sponsor Earnout Shares to certain restrictions and potential forfeiture pending the achievement (if any) of certain earnout targets pursuant to the terms of the Business Combination Agreement or the occurrence of a Change of Control (as defined in the Business Combination Agreement). The Earnout Securities will have voting rights but no right to dividends or distributions (except for certain tax distributions from Biote in accordance with the Biote A&R OA) until such restrictions and potential forfeiture have lapsed. One third of each of the Earnout Securities will vest upon the occurrence of each of the following events: (i) the first time, prior to the Earnout Deadline, the VWAP equals or exceeds $12.50 per share for 20 trading days of any 30 consecutive trading day period following the Closing, (ii) the first time, prior to the Earnout Deadline, the VWAP equals or exceeds $15.00 per share for 20 trading days of any 30 consecutive trading day period following the Closing, and (iii) the first time, prior to the Earnout Deadline, the VWAP equals or exceeds $17.50 per share for 20 trading days of any 30 consecutive trading day period following the Closing. If a definitive agreement with respect to a Change of Control is entered into on or prior to the Earnout Deadline, then effective as of immediately prior to closing of such Change of Control, unless previously vested pursuant to clauses (i) through (iii) of the preceding sentence, each of the Earnout Securities will vest.

Beginning on the six month anniversary of the Closing, each Retained Biote Unit held by the Members may be redeemed, together with one share of Class V voting stock and subject to certain conditions, in exchange for either one share of Class A common stock or in certain circumstances, at the election of the Company in its capacity as the sole manager of Biote, the cash equivalent of the market value of one share of Class A common stock, pursuant to the terms and conditions of the Biote A&R OA.

The mailing address of the Company’s principal executive office is 501 Madison Avenue, Floor 12, New York, New York 10022, and its telephone number is (212) 616-9600.

Initial Business Combination

Nasdaq rules require that an initial business combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the balance in our trust account (less any deferred underwriting commissions and taxes payable on interest earned) at the time of our signing a definitive agreement in connection with an initial business combination. Our Board has determined that the business combination meets the 80% test.

Redemption Rights for Holders of Public Shares

We are providing our public stockholders with the opportunity to redeem, upon the Closing, their public shares for a per-share price, payable in cash, equal to the quotient obtained by dividing the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of the business combination, including interest earned on the funds held in the trust account (which interest shall be net of taxes payable), by the total number of then outstanding public shares, subject to the limitations described herein. As of December 31, 2021, the fair value of the marketable securities held in the trust account was $317,581,791. The Sponsor and our current directors and officers have agreed to waive their redemption rights with respect to the founder shares and any public shares they may hold in connection with the consummation of the business combination. The Sponsor and our directors and officers agreed to waive such redemption rights in order to induce the Company and the underwriters of the IPO to enter into the underwriting agreement in connection with the IPO and did not receive any additional consideration in connection with the business combination. The founder shares will be excluded from the pro rata calculation used to determine the per-share redemption price.

Limitations on Redemption Rights

Notwithstanding the foregoing, the current charter provides that a public stockholder, together with any affiliate of that stockholder or any other person with whom that stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemptions with respect to more than an aggregate of 15% of the shares of Class A common stock included in the units sold in our IPO without the prior consent of the Company.

Submission of the Business Combination to a Stockholder Vote

The special meeting of our stockholders to which this proxy statement relates is to solicit your approval of the business combination. Unlike many other blank check companies, our public stockholders are not required to vote against the business combination in order to exercise their redemption rights. If the business combination is not completed, then public stockholders electing to exercise their redemption rights will not be entitled to receive these payments. The Sponsor has agreed to vote any shares of common stock owned by it in favor of the business combination.

Employees

We currently have four executive officers: Steven J. Heyer, Andrew R. Heyer, Christopher Bradley and Joseph M. Tonnos. We also have one significant employee: Brian Shimko. These individuals are not obligated to devote any specific number of hours to our matters but they intend to devote as much of their time as they deem necessary to our affairs until we have completed our initial business combination. The amount of time they will devote in any time period will vary based on whether a target business has been selected for our initial business combination and the stage of the business combination process we are in. We do not intend to have any full-time employees prior to the completion of our initial business combination.

Management

As of the date of this proxy statement, the Company’s executive officers, non-employee directors and significant employee were as follows:

Name	Age	Position
Steven J. Heyer	69	Chief Executive Officer and Director
Andrew R. Heyer	64	President and Director
Christopher Bradley	44	Chief Financial Officer and Secretary
Joseph M. Tonnos	34	Senior Vice President
Roger Meltzer	71	Director
Frederic H. Mayerson	75	Director
Stephen W. Powell	63	Director
Brian Shimko	36	Senior Vice President

Executive Officers

Steven J. Heyer, our Chief Executive Officer and Executive Chairman since July 2020, has over 40 years of experience in the consumer and consumer-related products and services industries, leading a range of companies and brands. Mr. Heyer has applied his experience and analytical skills in a variety of leadership positions across diverse industry groups, including broadcast media, consumer products, and hotel and leisure companies. Over the past ten years, he has been acting as an advisor and director to, and investor in, several private companies across the consumer subsectors of health and wellness, restaurants, technology, marketing services and technology and furniture. Mr. Heyer currently serves as Chief Executive Officer and a Director of Haymaker Acquisition Corp. IV, a SPAC that has not yet completed its initial public offering. Mr. Heyer served as the Chief Executive Officer and Chairman of Haymaker Acquisition Corp. II (“Haymaker II”) until it completed its business combination in December 2020 with GPM Investments, LLC (“GPM”) and ARKO Holdings Ltd. (“ARKO Holdings”), which together merged under a new holding company, ARKO Corp. (Nasdaq: ARKO) as part of the business combination, and has remained on its board since such time as a director. Mr. Heyer was Chief Executive Officer and Chairman of Haymaker I from its formation until it completed its business combination with OneSpaWorld Holdings (Nasdaq: OSW) in March 2019. Since its business combination, he has served as Vice Chairman on the board of directors of OneSpaWorld Holdings. Mr. Heyer’s operating experiences include: leading the turnaround of Outback Steakhouse as an advisor (from 2010 to 2012); as Chief Executive Officer of Starwood Hotels & Resorts Worldwide (from 2004 until 2007); as President and Chief Operating Officer of The Coca-Cola Company (from 2001 to 2004); as a member of the boards of Coca-Cola FEMSA, and Coca-Cola Enterprises (all from 2001 to 2004); as President and Chief Operating Officer of Turner Broadcasting System, Inc., and a member of AOL Time Warner’s Operating Committee (from 1994 to 2001); as President and Chief Operating Officer of Young & Rubicam Advertising Worldwide (from 1992 to 1994); and before that spending 15 years at Booz Allen & Hamilton, ultimately becoming Senior Vice President and Managing Partner. For the last five years, Mr. Heyer has served on the boards of Lazard Ltd, Lazard Group, and Atkins Nutritionals Inc. (each as further described below) as well as investing in a private capacity in early stage and venture consumer and consumer media companies. Mr. Heyer has extensive board experience, including: the board of Atkins Nutritionals Inc. until 2017, when it was acquired by Conyers Park Acquisition Corp, a publicly traded special purpose acquisition company; Lazard Ltd and Lazard Group (2005 to present); the board of WPP Group, a publicly traded digital, internet, and traditional advertising company (2000 to 2004); the board of Equifax, the publicly traded consumer credit reporting and insights company (2002 through 2003); the board of Omnicare, Inc., a supplier of pharmaceutical care to the elderly (2008 through 2015); the board of Vitrue, Inc., a provider of social marketing publishing technologies (2007 through 2012); and the board of Internet Security Systems, Inc. a provider of internet security software, appliance, and services (2004 through 2005). In March 2011, Harry & David Holdings, Inc. (“Harry & David”), a company where Mr. Heyer had been Chief Executive Officer from 2010 until February 2011, filed a prearranged Chapter 11 plan under the U.S. Bankruptcy Code. Subsequently, Harry & David filed a reorganization plan in bankruptcy court in May 2011 and emerged from bankruptcy in September 2011. Mr. Heyer received his B.S. from Cornell University and an M.B.A. from New York University. Mr. Heyer is the brother of Mr. Andrew Heyer, our President. Mr. Heyer is qualified to serve as a director due to his extensive operations, management and business background, particularly in the consumer and consumer-related products and services industries.

Andrew R. Heyer, our President and a Director since July 2020 is a finance professional with over 40 years of experience investing in the consumer and consumer-related products and services industries, as well as a senior banker in leveraged finance during which time his clients included many large private equity firms. Mr. Heyer served as President and Director of Haymaker II until it completed its business combination in December 2020 with GPM and ARKO Holdings, which together merged under a new holding company, ARKO Corp. (Nasdaq: ARKO) as part of the business combination, and has remained on the board since such time. Mr. Heyer was President and Director of Haymaker I until it completed its business combination with OneSpaWorld Holdings in March 2019, and has since remained on its board since such time. Currently, Mr. Heyer is the Chief Executive Officer and founder of Mistral Equity Partners (“Mistral”), a private equity fund manager founded in 2007 that invests in the consumer industry. Prior to founding Mistral in 2007, from 2000 to 2007, Mr. Heyer served as a Founding Managing Partner of Trimaran Capital Partners, a $1.3 billion private equity fund. Mr. Heyer was formerly a vice chairman of CIBC World Markets Corp. and a co-head of the CIBC Argosy Merchant Banking Funds from 1995 to 2001. Prior to joining CIBC World Markets Corp. in 1995, Mr. Heyer was a founder and Managing Director of The Argosy Group L.P. from 1985 to 1995. Before Argosy, from 1984 to 1985, Mr. Heyer was a Managing Director at Drexel Burnham Lambert Incorporated and, previous to that, he worked at Shearson/American Express. Mr. Heyer currently serves on the board of Tastemaker Acquisition Corp. (Nasdaq: TMKR), a SPAC which completed its $276 million initial public offering on January 12, 2021 and is searching for a target business in the restaurant, hospitality and related technology and service sectors. Mr. Heyer also currently serves as President and a Director of Haymaker Acquisition Corp. IV, a SPAC that has not yet completed its initial public offering, a Director of AF Acquisition Corp. (Nasdaq: AFAQ), a SPAC that completed its $224 million initial public offering on March 23, 2021, and a Director of Coliseum Acquisition Corp. (Nasdaq: MITA), a SPAC that completed its $150 million initial public offering on June 25, 2021. In addition, Mr. Heyer serves as an advisor to the board of directors of Ascendant Digital Acquisition Corp. III (NYSE: ACDI), a SPAC that completed its $300 million initial public offering on November 15, 2021. From 1993 through 2009, Mr. Heyer also served on the board of The Hain Celestial Group, Inc. (Nasdaq: HAIN), a natural and organic food and products company, rejoining the board from 2012 to April 2019. Mr. Heyer also serves on the board of several private companies owned in whole or in part by Mistral, including Worldwise, Inc., a pet accessories business from 2011 to the present, and The Lovesac Company, Inc. (Nasdaq: LOVE), a branded omni-channel retailer of technology-forward furniture, from 2010 to the present. Mr. Heyer has also served on the board of Insomnia Cookies, a retailer of desserts open primarily in the evening and nighttime, and on the investment committee of AF Ventures, an investor in high-growth consumer product companies. In the past, Mr. Heyer has served as a director of XpresSpa Group, Inc. from 2016 to 2019, Las Vegas Sands Corp., a casino company, from 2006 to 2008, El Pollo Loco Holdings, Inc., a casual Mexican restaurant, from 2005 to 2008, and Reddy Ice Holdings, Inc., a manufacturer of packaged ice products, from 2003 to 2006. Mr. Heyer received his B.Sc. and M.B.A. from the Wharton School of the University of Pennsylvania, graduating magna cum laude. Mr. Heyer is the brother of Mr. Steven Heyer, our Chief Executive Officer. Mr. Heyer is qualified to serve as a director due to his extensive finance, investment and operations experience, particularly in the consumer and consumer-related products and services industries.

Christopher Bradley, our Chief Financial Officer and Secretary since July 2020, is a Managing Director at Mistral, which he joined in 2008. Mr. Bradley brings over 20 years of experience identifying acquisition candidates, due diligence experience including accounting and financial modeling acumen, and a background in deal structuring. He currently serves as the Chief Financial Officer of Tastemaker Acquisition Corp. (Nasdaq: TMKR), a blank check company which completed its $276 million initial public offering on January 12, 2021 and is searching for a target business in the restaurant, hospitality and related technology and service sectors. In addition, he currently serves as the Chief Financial Officer and Secretary of AF Acquisition Corp. (Nasdaq: AFAQ), a SPAC that completed its $224 million initial public offering on March 23, 2021. Mr. Bradley also serves as Chief Financial Officer and Secretary of Haymaker Acquisition Corp. IV, a SPAC that has not yet completed its initial public offering. Mr. Bradley also serves as an advisor to Coliseum Acquisition Corp. (Nasdaq: MITA), a SPAC that completed its $150 million initial public offering on June 25, 2021, and The Growth for Good Acquisition Corporation (Nasdaq: GFGDU), a SPAC that completed its $253 million initial public offering on December 14, 2021. From 2019 until its business combination in December 2020, Mr. Bradley served as the Chief Financial Officer and Secretary of Haymaker II. From 2017 until its business combination in March 2019, he served as the Chief Financial Officer of Haymaker I. Since 2016, Mr. Bradley has served as the Co-CEO and a member of the board of directors of The Beacon Consumer Incubator Fund, a venture capital fund that invests in consumer technology companies. Mr. Bradley has also previously served on the board of directors of Creminelli Fine Meats, LLC, a privately held premium-priced charcuterie wholesaler from 2016 to January 2020 and The Lovesac Company, Inc. (Nasdaq: LOVE) from 2010 to 2018. Mr. Bradley has also guided Mistral portfolio companies in an operational role and, through Mistral, served on the board of Jamba, Inc. (Nasdaq: JMBA) from 2009 to 2013. Prior to Mistral, Mr. Bradley served as an investment banker at Banc of America Securities from 2005 to 2006, a Manager in Burger King’s strategy group in 2004, and a Manager at PricewaterhouseCoopers management consulting practice from 1999 to 2004. Mr. Bradley earned an A.B. from the University of Chicago and an M.B.A. from Harvard Business School.

Joseph Tonnos, one of our Senior Vice Presidents since July 2020, is a Principal and Associate Portfolio Manager at Meteora Capital, LLC and the Chief Financial Officer of GSR II Meteora Acquisition Corp. (Nasdaq: GSRM), a SPAC that completed its $316 million initial public offering on March 1, 2022. He previously served as a Vice President and Principal at Mistral from July 2017 to March 2021 and as Associate Portfolio Manager at Glazer Capital, LLC from March 2021 to December 2021. Mr. Tonnos has over 10 years of experience investing in and advising acquisition candidates, completing due diligence, financial modeling and deal structuring. From 2019 until its business combination in December 2020, Mr. Tonnos served as the Senior Vice President of Haymaker II. From 2017 until its business combination in March 2019, he was an officer of Haymaker I. His experience spans evaluating, executing and monitoring public, private and venture capital investments. He has advised companies and shareholders on capital raising, mergers, acquisitions, divestitures, leveraged buyouts and capital structure alternatives. In the last five years, he served or continues to serve on the boards of Worldwise, Inc., a privately held pet products company, Los Sundays Tequila, a lifestyle beverage company, and B’more Organic, an Icelandic Skyr drinkable yogurt producer. Mr. Tonnos has also been a board observer of The Lovesac Company, Inc. (Nasdaq: LOVE) from 2017 to 2021 and the Co-Sponsor of Ketch Ventures, LLC, an early-stage consumer investment fund since 2017. Mr. Tonnos also serves as a Venture Partner at Natureza Growth Partners, a growth equity firm focused on impactful consumer brands. Mr. Tonnos also serves on the Advisory Board of Niagara University. Prior to Mistral, Mr. Tonnos served as an investment banker at Bank of America Merrill Lynch from 2015 to 2017 and Lazard Ltd from 2013 to 2015 in the Consumer & Retail groups and as a foreign exchange trader at CIBC Capital Markets from 2011 to 2013. Mr. Tonnos received his B.S. and M.B.A. from Niagara University, graduating magna cum laude.

Non-Employee Directors

Frederic H. Mayerson, one of our directors as of March 2021, is a finance and law professional with over 40 years of venture capital, consumer and entertainment and real estate experience. Mr. Mayerson has been the Sponsor, Chairman and Managing General Partner of Maywic Select Investments, a venture capital firm focusing on growth companies, since 2013, and the Sponsor and Principal of The Frederic H. Mayerson Group, a diversified investment firm, since 1974. Mr. Mayerson has board and operation experience and has served as a member of the board of directors at numerous corporate and non-profit organizations. Mr. Mayerson currently serves on the board of Fortis Security Products, LLC, a provider of security products for financial institutions, pharmacies and other commercial applications, since 2018; ThinOptics, Inc., a reading glasses company, since 2017; and GoldieBlox, Inc., a toy and entertainment company for girls that designed to develop early interest in engineering and confidence in problem-solving, since 2014. Mr. Mayerson’s has served as a director of Peloton Interactive, Inc., a connected fitness and entertainment company, from 2014 to 2015, Build-A-Bear Workshop, Inc., a plush toy retailer, from 1999 to 2002, ITC Telcom, from 1994 — 1996, Cap Toys, a toy producer, from 1987 to 1997, and Chi-Chi’s, a Mexican restaurant chain, from 1980 to 1984. Mr. Mayerson’s non-profit organization experience includes: Trustee of The Mayerson Foundation (1986 to present); Member of the League of American Theatres and Producers (1983 to 2018); Member of the Board of Advisors of The Korey String

Institute of the National Football League (2010 to 2013); Director of The Robert F. Kennedy Center for Human Rights (2007 to 2010); and Director of Board of Advisors of U.S. Bank (2002 to 2008). Mr. Mayerson is also a Broadway producer, having co-produced 12 Tony Award winning musicals and a Pulitzer Prize winning drama. He was Chairman of United Sports Ventures, an owner of minor league baseball and hockey teams that won six championships. Mr. Mayerson practiced law in New York City at Robinson Silverman Pearce LLP (n/k/a Bryan Cave Leighton Paisner LLP) from 1972 to 1974 before embarking on his business career and founding The Frederic H. Mayerson Group in 1974. Mr. Mayerson received Juris Doctor degree in law from the University of Michigan and a B.S. from Miami University. Mr. Mayerson is qualified to serve as a director due to his experience with consumer companies, finance and operations as a director, advisor, manager and investor.

Roger Meltzer, Esq., one of our directors as of March 2021, is a distinguished global leader, having produced substantial innovations for global firms, including one of the largest and most well-known firms in the world while demonstrating agility, compassion, and consistency, who has successfully navigated firms and local offices through challenges such as major worldwide financial headwinds, transnational cyberattacks and global pandemics, who has clearly established moral and business imperatives and has pioneered industry precedents for institutionalized equality, diversity and inclusivity and nurtured a global iconic pro bono effort, and who is known for leading and nurturing entrepreneurial, high performing, and team centric cultures. Mr. Meltzer practiced law at DLA Piper LLP from 2007 to 2021 and held various roles: Global Co-Chairman, from 2015 to 2021; Americas Co-Chairman, from 2013 to 2021; Member, Office of the Chair, from 2011 to 2021; Member, Global Board, from 2008 to 2021; Co-Chairman, U.S. Executive Committee, from 2013 to 2021; Member, U.S. Executive Committee, from 2007 to 201; and Global Co-Chairman, Corporate Finance Practice, from 2007 through 2015. Since 2021, Mr. Meltzer has served as Chairman Emeritus of DLA Piper LLP. Prior to joining DLA Piper LLP, Mr. Meltzer practiced law at Cahill Gordon & Reindel LLP from 1977 through 2007 where he was a member of the Executive Committee from 1987 through 2007, Co-Administrative Partner and Hiring Partner from 1987 through 1999, and Partner from 1984 through 2007. Mr. Meltzer currently serves on the board of directors of Lionheart Acquisition Corporation II (Nasdaq: LCAP), a SPAC that announced its business combination with MSP Recovery, LLC, Lionheart III Corp (Nasdaq: LION), a SPAC that completed its $125 million initial public offering on November 3, 2021, and is a director nominee of Lionheart IV Corp, a SPAC that has not yet completed its initial public offering, and Haymaker Acquisition Corp. IV, a SPAC that has not yet completed its initial public offering. In addition, Mr. Meltzer has served on the Board of Directors of Nordic Aviation 17 Limited and Nordic Aviation 20 Limited, subsidiaries of Nordic Aviation Capital, since December 2021, Ubicquia LLC, a privately-held smart lighting solutions provider, since February 2021, the Advisory Board of Harvard Law School’s Center on the Legal Profession since May 2015 and the Board of Trustees of New York University Law School since September 2011. In addition, Mr. Meltzer served on the Corporate Advisory Board of the Johns Hopkins Carey Business School from January 2009 to December 2012. He has also previously served on the board of directors of The Legal Aid Society from November 2013 to January 2020, The Hain Celestial Group, Inc. from December 2000 to February 2020 and The Coinmach Service Corporation from December 2009 to June 2013. Mr. Meltzer has also received several awards and honors and has been actively involved in philanthropic activity throughout his career. Mr. Meltzer received his Juris Doctor degree in law from New York University School of Law and an A.B. from Harvard College. Roger Meltzer, Esq. is qualified to serve as a director due to his experience representing corporate clients on high-profile, complex, and cross-border matters and his leadership qualities.

Stephen W. Powell, one of our directors as of March 2021, invests in and advises private growth companies in the consumer products, services and technologies sectors. His experience spans investment, corporate finance, public accounting and corporate operating roles. From 2019 until its business combination in December 2020, Mr. Powell served as a director of Haymaker II. Since March 2019, Mr. Powell has served as a member of the board of directors and a member of the audit and compensation committees of OneSpaWorld, and since 2013 as a member of the board of directors and a member of the audit committee of Massage Envy Holdings. Previously, he served as a member of the boards of directors of Atkins Nutritionals from 2010 to 2017 and Strivectin Skincare from 2009 to 2011. Mr. Powell served as a managing director of Prospect Capital Management from 2015 to 2017 and as a senior advisor to private equity firms Roark Capital Group from 2012 to 2015 and

Catterton Partners from 2009 to 2011. From 2006 to 2009, Mr. Powell co-led the capitalization, acquisitions, operations and sale of a national-scale consumer services, specialty retail and direct marketing business. From 2001 to 2006, Mr. Powell was head of Consumer Investment Banking for RBC Capital Markets. Previously, Mr. Powell served in investment banking positions with Prudential Securities, Wheat First Securities, L.F. Rothschild and Merrill Lynch Capital Markets and as an audit manager with Arthur Andersen & Co. Mr. Powell earned an M.B.A. and a B.S. in Commerce from the University of Virginia. Mr. Powell is qualified to serve as a director due to his experience with corporate governance, finance and operations as a director, advisor, manager and investor.

Significant Employee

Brian Shimko, one of our Senior Vice Presidents since February 2022, has served as a Partner at Maywic Select Investments, a private venture capital fund, since April 2017. Mr. Shimko has over 15 years of experience in investing in and advising acquisition candidates, completing due diligence, financial modeling, and deal structuring. He has served on the boards of Fortis Security Products, LLC., a privately held banking infrastructure company, since 2018, and Lake Ridge Academy, a private school located in North Ridgeville, Ohio, since 2017. Prior to Maywic, Mr. Shimko served as a Manager of Merger and Acquisitions at Ernst & Young from 2016 to 2017 and held various financial analysis positions at General Electric (NYSE: GE) from 2007 to 2016. Mr. Shimko received his B.A. from Fordham University and his M.B.A. from the University of Michigan.

Stockholder Communications

Our Board has established a process for stockholders to send communications to our Board. Stockholders may communicate with our Board generally or a specific director at any time by writing to our Secretary, c/o Haymaker Acquisition Corp. III, 501 Madison Avenue, Floor 12, New York, New York 10022. We will review all messages received, and forward any message that reasonably appears to be a communication from a stockholder about a matter of stockholder interest that is intended for communication to our Board. Communications are sent as soon as practicable to the director to whom they are addressed, or if addressed to our Board generally, to the Chairman of our Board. Because other appropriate avenues of communication exist for matters that are not of stockholder interest, such as general business complaints or employee grievances, communications that do not relate to matters of stockholder interest are not forwarded to our Board.

Director Independence

Nasdaq rules currently require that a majority of our Board be independent. An “independent director” is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which in the opinion of the company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Our Board has determined that Messrs. Mayerson, Meltzer and Powell are “independent directors” as defined in Rule 10A-3 of the Exchange Act and the rules of Nasdaq. Our independent directors have regularly scheduled meetings at which only independent directors are present.

Number and Terms of Office of Officers and Directors

Our Board is divided into three classes with only one class of directors being elected in each year and each class (except for those directors appointed prior to our first annual meeting of stockholders) serving a three-year term. The term of office of the first class of directors, consisting of Mr. Powell, will expire at the special meeting. The term of office of the second class of directors, consisting of Messrs. Meltzer and Mayerson, will expire at the 2023 annual meeting of stockholders. The term of office of the third class of directors, consisting of Messrs. Heyer and Heyer, will expire at the 2024 annual meeting of stockholders. For information about the composition of the Board after the business combination, please see the section entitled “Proposal No. 7 — The Director Election Proposal — Director Nominees.”

Our officers are appointed by the Board and serve at the discretion of the Board, rather than for specific terms of office. Our Board is authorized to appoint persons to the offices set forth in our current bylaws as it deems appropriate pursuant to our current charter.

Committees of the Board of Directors

Our Board has two standing committees: an audit committee and a compensation committee. Subject to phase-in rules and a limited exception, Nasdaq rules and Rule 10A-3 of the Exchange Act require that the audit committee of a listed company be comprised solely of independent directors, and Nasdaq rules require that the compensation committee of a listed company be comprised solely of independent directors.

Audit Committee

We have established an audit committee of the Board. Messrs. Mayerson, Meltzer and Powell serve as members of our audit committee, and Mr. Powell chairs the audit committee. All of the members of the audit committee are independent.

Each member of the audit committee is financially literate and our Board has determined that Mr. Powell qualifies as an “audit committee financial expert” as defined in applicable SEC rules.

We have adopted an audit committee charter, which details the principal functions of the audit committee, including:

•

assisting board oversight of (1) the integrity of our financial statements, (2) our compliance with legal and regulatory requirements, (3) our independent registered public accounting firm’s qualifications and independence, and (4) the performance of our internal audit function and system of internal control and independent registered public accounting firm;

•	the appointment, compensation, retention, replacement, and oversight of the work of the independent auditors and any other independent registered public accounting firm engaged by us;

•

pre-approving all audit and non-audit services to be provided by the independent auditors or any other registered public accounting firm engaged by us, establishing pre-approval policies and procedures and approving all related fees and other terms of engagement;

•	reviewing and discussing with the independent registered public accounting firm all relationships the auditors have with us in order to evaluate their continued independence;

•

verifying the rotation of the lead audit partner having primary responsibility for the audit, the concurring audit partner and the audit partner response for reviewing the audit as required by law, and setting clear policies for audit partner rotation in compliance with applicable laws and regulations;

•

obtaining and reviewing a report, at least annually, from the independent registered public accounting firm describing (1) the independent registered public accounting firm’s internal quality-control procedures, (2) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues, and (3) all relationships between the independent registered public accounting firm and the Company to assess the independent registered public account firm’s independence;

•

meeting to review and discuss our annual audited financial statements and quarterly financial statements with management (including our internal audit group) and our independent registered public accounting firm, including reviewing our specific disclosures under “The Company’s Management’s Discussion and Analysis of Financial Condition and Results of Operations”;

•	reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC prior to us entering into such transaction; and

•

reviewing with management, the independent registered public accounting firm, and our legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding our financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities.

Compensation Committee

We have established a compensation committee of the Board. Messrs. Meltzer, Mayerson and Powell serve as members of our compensation committee. Mr. Mayerson chairs the compensation committee.

We have adopted a compensation committee charter, which details the principal functions of the compensation committee, including:

•

reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officer based on such evaluation;

•

reviewing and making recommendations to the Board with respect to management compensation, and any incentive compensation, equity-based plans and pension plans, if any, that are subject to board approval of all of our other officers;

•	reviewing our executive compensation policies and plans;

•	implementing and administering our incentive compensation equity-based remuneration plans;

•	assisting our directors and officers in complying with our proxy statement and annual report disclosure requirements;

•	approving all special perquisites, special cash payments and other special compensation and benefits arrangements for our officers and employees;

•	producing a report on executive compensation to be included in our annual proxy statement; and

•	reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

Notwithstanding the foregoing, other than the payment to an affiliate of the Sponsor of $20,000 per month for office space, utilities and secretarial and administrative support and reimbursement of expenses, no compensation of any kind, including finders, consulting or other similar fees, will be paid to any of our Sponsor, officers, directors or any of their respective affiliates, prior to, or for any services they render in order to effectuate, the consummation of an initial business combination. Accordingly, it is likely that prior to the consummation of an initial business combination, the compensation committee will only be responsible for the review and recommendation of any compensation arrangements to be entered into in connection with such initial business combination.

The current charter also provides that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by Nasdaq and the SEC.

Director Nominations

We do not have a standing nominating committee, though we intend to form a corporate governance and nominating committee as and when required to do so by law or Nasdaq rules. In accordance with Rule 5605(e)(2) of the Nasdaq rules, a majority of the independent directors may recommend a director nominee for selection by our board of directors. Our board of directors believes that the independent directors can satisfactorily carry out the responsibility of properly selecting or approving director nominees without the formation of a standing nominating committee. The directors who will participate in the consideration and recommendation of director nominees are Messrs. Mayerson, Meltzer and Powell. In accordance with Rule 5605(e)(1)(A) of the Nasdaq rules, all such directors are independent. As there is no standing nominating committee, we do not have a nominating committee charter in place.

The board of directors will also consider director candidates recommended for nomination by our stockholders during such times as they are seeking proposed nominees to stand for election at the next annual meeting of stockholders (or, if applicable, a special meeting of stockholders). Our stockholders that wish to nominate a director for election to our board of directors should follow the procedures set forth in our bylaws.

We have not formally established any specific, minimum qualifications that must be met or skills that are necessary for directors to possess. In general, in identifying and evaluating nominees for director, our board of directors considers educational background, diversity of professional experience, knowledge of our business, integrity, professional reputation, independence, wisdom, and the ability to represent the best interests of our stockholders.

Committee Meetings and Attendance

During the fiscal year ended December 31, 2021, our audit committee held four meetings and our compensation committee did not hold any meetings.

We encourage all of our directors to attend our annual meetings of stockholders.

Compensation Committee Interlocks and Insider Participation

None of our officers currently serves, or in the past year has served, as a member of the compensation committee of any entity that has one or more officers serving on our Board.

Code of Conduct and Ethics

We have adopted a Code of Conduct and Ethics applicable to our directors, officers and employees. We previously filed a copy of our form of the Code of Conduct and Ethics and our audit committee and compensation committee charters as exhibits to the registration statement in connection with our initial public offering. You may review this document by accessing our public filings at the SEC’s web site at www.sec.gov. In addition, a copy of the Code of Conduct and Ethics and the charters of the committees will be provided without charge upon request from us. If we make any amendments to our Code of Conduct and Ethics other than technical, administrative or other non-substantive amendments, or grant any waiver, including any implicit waiver, from a provision of the Code of Conduct and Ethics applicable to our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions requiring disclosure under applicable SEC or Nasdaq rules, we will disclose the nature of such amendment or waiver on our website. The information included on our website is not incorporated by reference into this proxy statement or in any report or document we file with the SEC, and any references to our website are intended to be inactive textual references only.

Conflicts of Interest

In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

•	the corporation could financially undertake the opportunity;

•	the opportunity is within the corporation’s line of business; and

•	it would not be fair to our company and its stockholders for the opportunity not to be brought to the attention of the corporation.

Each of our officers and directors presently has, and any of them in the future may have additional, fiduciary or contractual obligations to another entity pursuant to which such officer or director is or will be required to present a business combination opportunity to such entity. Accordingly, if any of our officers or directors becomes aware of a business combination opportunity which is suitable for an entity to which he or she has then-current fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such business combination opportunity to such entity. Our current charter provides that we renounce our interest in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of the Company and such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue, and to the extent the director or officer is permitted to refer that opportunity to us without violating another legal obligation. We do not believe, however, that the fiduciary duties or contractual obligations of our officers or directors will materially affect our ability to complete our initial business combination.

Potential investors should also be aware of the following other potential conflicts of interest:

•

the fact that the Sponsor has agreed, as part of the IPO and to induce the Company and the underwriters to enter into the underwriting agreement in connection with the IPO, not to redeem any of the founder shares in connection with a stockholder vote to approve a proposed initial business combination;

•

the fact that the Sponsor paid $25,000 for the founder shares and those securities will have a significantly higher value at the time of the business combination. Because the Sponsor has agreed to waive its right to liquidating distributions from the trust account with respect to founder shares held by it, such shares will be worthless if a business combination is not consummated by March 4, 2023 (unless such date is extended in accordance with the current charter). If unrestricted and freely tradable, such shares would have had an aggregate market value of $[●] based upon the closing price of $[●] per share of Class A common stock (assuming no Sponsor Forfeiture and including the Sponsor Earnout Shares) on Nasdaq on [●], 2022, the most recent practicable date prior to the date of this proxy statement and an aggregate market value of $[●] based upon the closing price of $[●] per share of Class A common stock (assuming no Sponsor Forfeiture and including the Sponsor Earnout Shares) on Nasdaq on [●], 2022, the record date, but given the restrictions on those shares, we believe those shares have less value;

•

the fact that the Sponsor paid $8,350,000 for its 5,566,666 private placement warrants, and those warrants would be worthless if a business combination is not consummated by March 4, 2023 (unless such date is extended in accordance with the current charter). Such warrants had an aggregate market value of $[●] based upon the closing price of $[●] per public warrant on Nasdaq on [●], 2022, the most recent practicable date prior to the date of this proxy statement and an aggregate market value of $[●] based upon the closing price of $[●] per public warrant on Nasdaq on [●], 2022, the record date;

•

the fact that Sponsor has invested an aggregate of $8,375,000 (consisting of $25,000 for the founder shares, or approximately $0.003 per share, and $8,350,000 for the private placement warrants) means that the Sponsor and our officers and directors stand to make a significant profit on their investment and could potentially recoup their entire investment in the Company even if the trading price of our Class A common stock was as low as $1.06 per share (assuming no redemptions and no Sponsor Forfeiture, including the Sponsor Earnout Shares and even if the private placement warrants are worthless) and therefore our Sponsor, officers and directors may experience a positive rate of return on their investment, even if our public shareholders experience a negative rate of return on their investment;

•	the fact that after the business combination, assuming no redemptions and Biote Transaction Expenses equal $11,521,000, and including the Earnout Securities, the Sponsor will beneficially own approximately 13.9% of our common stock on a fully diluted basis. Please see the section entitled “Proposal No. 1 — The Business Combination Proposal — Total Company Shares to be Issued in the Business Combination” for additional information;

•

the fact that the Sponsor and the Company’s directors and officers may be incentivized to complete the business combination, or an alternative initial business combination with a less favorable company or on terms less favorable to stockholders, rather than to liquidate, in which case the Sponsor would lose its entire investment. As a result, the Sponsor may have a conflict of interest in determining whether Biote is an appropriate business with which to effectuate a business combination and/or in evaluating the terms of the business Combination;

•

the fact that if the trust account is liquidated, including if we are unable to complete an initial business combination within the required time period, the Sponsor has agreed that it will be liable to ensure that the proceeds in the trust account are not reduced below $10.00 per public share, or such lesser per public share amount as is in the trust account on the liquidation date, by the claims of prospective target businesses with which we have discussed entering into an acquisition agreement or claims of any third party for services rendered or products sold to us, but only if the target business or vendor has not executed a waiver of any and all rights to seek access to the trust account. If the Company consummates a business combination, on the other hand, the Company will be liable for all such claims;

•

the fact that the Sponsor and the Company’s officers and directors (or their affiliates) may make Working Capital Loans from time to time to the Company to fund certain capital requirements. The Sponsor previously loaned the Company an aggregate of up to $300,000 to cover expenses related to the IPO pursuant to a promissory note that was repaid in full on March 5, 2021. On February 28, 2022, we issued an unsecured promissory note in the principal amount of $350,000 to the Sponsor. As of the date of this proxy statement, the Sponsor has loaned an aggregate of $208,827 to the Company under such promissory note to fund operating and transaction expenses in connection with the proposed business combination, and may make additional loans after the date of this proxy statement for such purposes. If the business combination is not consummated or another business combination is not otherwise completed, the loans may not be repaid and would be forgiven except to the extent there are funds available to the Company outside of the trust account;

•

the fact that, although no compensation of any kind was or will be paid by the Company to the Sponsor, the Company’s executive officers and directors, or any of their respective affiliates, for services rendered prior to or in connection with the completion of an initial business combination, these individuals may be reimbursed for any out-of-pocket expenses incurred in connection with activities on the Company’s behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. As of the date of this proxy statement, there are no outstanding out-of-pocket expenses for which the Sponsor or the Company’s officers or directors are awaiting reimbursement;

•	the continued indemnification of our existing directors and officers and the continuation of our directors’ and officers’ liability insurance after the business combination;

•

the fact that Steven J. Heyer (Haymaker’s Chief Executive Officer and Executive Chairman), Andrew R. Heyer (Haymaker’s President and a member of the Board) and Stephen Powell (a member of the Board) are expected to serve as directors of the Combined Company following the business combination and receive compensation for their services; and

•

the fact that at the Closing we will enter into the Investor Rights Agreement, which provides for registration rights to the parties thereto (including the Sponsor) and their permitted transferees, and shortens the lock-up period, as set forth in the Insider Letter, with respect to the Sponsor’s shares of Class A common stock to six months, subject to certain exceptions, following the Closing.

The Board was aware of and considered these interests to the extent such interests existed at the time, among other matters, in approving the Business Combination Agreement and in recommending that the business combination be approved by the stockholder of Haymaker. See “Proposal No. 1 — The Business Combination Proposal — Interests of Certain Persons in the Business Combination.”

We are not prohibited from pursuing an initial business combination with a business combination target that is affiliated with our Sponsor, officers or directors or completing the business combination through a joint venture or other form of shared ownership with our Sponsor, officers or directors. In the event we seek to complete our initial business combination with a business combination target that is affiliated with our Sponsor, executive officers or directors, we, or a committee of independent directors, would obtain an opinion from an independent investment banking which is a member of FINRA or a valuation or appraisal firm, that such initial business combination is fair to our company from a financial point of view. We are not required to obtain such an opinion in any other context. Furthermore, in no event will our Sponsor or any of our existing officers or directors, or any of their respective affiliates, be paid by the company any finder’s fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the completion of our initial business combination. Further, commencing on the date our securities were first listed on Nasdaq, we agreed to pay an affiliate of the Sponsor $20,000 per month for office space, utilities, secretarial and administrative services provided to our officers and directors.

We cannot assure you that any of the above mentioned conflicts will be resolved in our favor.

The Sponsor and the other members of our directors and officers have agreed to vote any founder shares they hold and any shares purchased during or after the IPO in favor of our initial business combination.

Limitation on Liability and Indemnification of Officers and Directors

Our current charter provides that our officers and directors will be indemnified by us to the fullest extent authorized by Delaware law, as it now exists or may in the future be amended. In addition, our current charter provides that our directors will not be personally liable for monetary damages to us or our stockholders for breaches of their fiduciary duty as directors, unless they violated their duty of loyalty to us or our stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived an improper personal benefit from their actions as directors.

We have entered into agreements with our officers and directors to provide contractual indemnification in addition to the indemnification provided for in the current charter. Our current bylaws also permit us to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit such indemnification. We have purchased a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors. Except with respect to any public shares they have or may acquire (in the event we do not consummate an initial business combination), our officers and directors have agreed to waive (and any other persons who may become an officer or director prior to the initial business combination will also be required to waive) any right, title, interest or claim of any kind in or to any monies in the trust account, and not to seek recourse against the trust account for any reason whatsoever, including with respect to such indemnification.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against officers and directors, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against officers and directors pursuant to these indemnification provisions.

We believe that these provisions, the directors’ and officers’ liability insurance and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.

Audit Fees

The firm of Marcum LLP (“Marcum”) acts as our independent registered public accounting firm. The following is a summary of fees paid to Marcum for services rendered.

Audit Fees. Audit fees consist of fees billed for professional services rendered for the audit of our year-end financial statements and services that are normally provided by Marcum in connection with regulatory filings. The aggregate fees billed by Marcum for professional services rendered for the audit of our annual financial statements, review of the financial information included in our Forms 10-Q for the respective periods and other required filings with the SEC for the year ended December 31, 2021 and for the period from July 6, 2020 (inception) through December 31, 2020 totaled approximately $139,000 and $15,000, respectively. The aggregrate fees of Marcum related to audit services in connection with our IPO totaled approximately $47,380. The above amounts include interim procedures and audit fees, as well as attendance at audit committee meetings.

Audit-Related Fees. Audit-related services consist of fees billed for assurance and related services that are reasonably related to performance of the audit or review of our financial statements and are not reported under “Audit Fees.” These services include attest services that are not required by statute or regulation and consultations concerning financial accounting and reporting standards. We did not pay Marcum for audit-related services for the year ended December 31, 2021 and the period from July 6, 2020 (inception) through December 31, 2020, respectively.

Tax Fees. During the year ended December 31, 2021, we paid Marcum approximately $7,200 for tax planning and tax advice. We did not pay Marcum for tax planning and tax advice for the period from July 6, 2020 (inception) through December 31, 2020.

All Other Fees. We did not pay Marcum for other services during the year ended December 31, 2021 and the period from July 6, 2020 (inception) through December 31, 2020.

Pre-Approval Policy

Our audit committee was formed upon the consummation of our IPO. As a result, the audit committee did not pre-approve the foregoing services that were provided prior to the consummation of our IPO, although such services rendered prior to the formation of our audit committee were approved by our Board. Since the formation of our audit committee and after the consummation of our IPO, on a going-forward basis, the audit committee has and will pre-approve all auditing services and permitted non-audit services to be performed for us by our auditors, including the fees and terms thereof (subject to the de minimis exceptions for non-audit services described in the Exchange Act which are approved by the audit committee prior to the completion of the audit).

Legal Proceedings

There is no material litigation, arbitration, governmental proceeding or any other legal proceeding currently pending or known to be contemplated against us or any of our officers or directors in their capacity as such.

THE COMPANY’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with the financial statements and related notes of the Company included elsewhere in this proxy statement. This discussion contains forward-looking statements reflecting our current expectations, estimates and assumptions concerning events and financial trends that may affect our future operating results or financial position. Actual results and timing of events may differ materially from those contained in these forward-looking statements due to a number of factors, including those discussed in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.”

Overview

We are a blank check company incorporated on July 6, 2020 as a Delaware corporation and formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. We intend to effectuate our business combination using cash from the proceeds of our IPO and the sale of the private placement warrants that occurred simultaneously with the completion of our IPO, our capital stock, debt or a combination of cash, stock and debt.

The issuance of additional shares of our stock in a business combination:

•

may significantly dilute the equity interest of investors, which dilution would increase if the anti-dilution provisions in the Class B common stock resulted in the issuance of Class A shares on a greater than one-to-one basis upon conversion of the Class B common stock;

•	may subordinate the rights of holders of our common stock if preferred stock is issued with rights senior to those afforded our common stock;

•

could cause a change in control if a substantial number of shares of our common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors;

•	may have the effect of delaying or preventing a change of control of us by diluting the stock ownership or voting rights of a person seeking to obtain control of us; and

•	may adversely affect prevailing market prices for our Class A common stock and/or warrants.

Similarly, if we issue debt securities or otherwise incur significant indebtedness, it could result in:

•	default and foreclosure on our assets if our operating revenues after a business combination are insufficient to repay our debt obligations;

•

acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand;

•	our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is outstanding;

•	our inability to pay dividends on our common stock;

•

using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our common stock if declared, our ability to pay expenses, make capital expenditures and acquisitions, and fund other general corporate purposes;

•	limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

•	increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation;

•	limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, and execution of our strategy; and

•	other disadvantages compared to our competitors who have less debt.

We expect to continue to incur significant costs in the pursuit of our acquisition plans. We cannot assure you that our plans to complete a business combination will be successful.

Recent Developments

On December 13, 2021, the Company entered into the Business Combination Agreement with Biote, the Class A Member, the Biote Founder and the Members’ Representative. Upon consummation of the business combination, the Company will change its name to “biote Corp.”

Following the Closing, the Combined Company will be organized in an “UP-C” structure in which substantially all of the assets and business of the Combined Company will be held by the Biote Companies, and the Company’s only direct assets will consist of Biote Units.

Immediately prior to the Closing, Biote will effectuate the Recapitalization, pursuant to which all its Class A Units, Class AA Units, Class AAA Units and Class AAAA Units held by the Members will be converted or exchanged (whether by direct exchange, merger or otherwise) into Biote Units in the amounts determined in accordance with the Biote A&R OA, which will be entered into prior to the Closing, the result of which will be that the Members will hold a single class of Biote Units as of immediately prior to the Closing.

Pursuant to the Business Combination Agreement, subject to the satisfaction or waiver of certain conditions set forth therein, at the time of the Closing, (x) the Biote Companies will hold the Debt Financing Proceeds, and (y) in exchange for the Closing Biote Units, the Company will transfer the balance of the Closing Date Cash to Biote and will issue to Biote the number of shares of newly issued Class V voting stock equal to the number of Retained Biote Units, which will entitle the holder thereof to one vote per share but no right to dividends or distributions. Biote will immediately thereafter distribute the Class V voting stock to its Members pursuant to the Biote A&R OA. The Closing Date Cash will be utilized in accordance with and in the priority set forth in the Business Combination Agreement.

The Members will, immediately following the Closing, retain an aggregate number of Biote Units equal to the following (without duplication between clauses (y) and (z)): (w) (i) (A) Biote’s equity value (i.e., $555,000,000), minus (B) the aggregate amount of Biote Transaction Expenses, minus (C) the Cash Consideration (as defined below), if any, divided by (ii) $10.00, plus (x) the Member Earnout Units (as defined below), minus (y) a number of Biote Units equal to the number of shares of Class A common stock to be issued to the Phantom Equity Holders pursuant to the Phantom Equity Acknowledgements (or the existing underlying phantom equity documentation with respect to any Phantom Equity Holder who has not entered into a Phantom Equity Acknowledgement as of the Closing), minus (z) a number of Biote Units equal to the quotient of (i) the amount of cash payable to the Phantom Equity Holders pursuant to the Phantom Equity Acknowledgments (or the existing underlying phantom equity documentation with respect to any Phantom Equity Holder who has not entered into a Phantom Equity Acknowledgement as of the Closing), divided by (ii) $10.00.

In connection with the Closing, on the Closing Date (a) the Members on a pro rata basis will subject (i) 10,000,000 Member Earnout Units and (ii) 10,000,000 Earnout Voting Shares, and (b) the Sponsor will subject

1,587,500 Sponsor Earnout Shares, and Biote will subject the Sponsor Earnout Units, to certain restrictions and potential forfeiture pending the achievement (if any) of certain earnout targets pursuant to the terms of the Business Combination Agreement or the occurrence of a Change of Control (as defined in the Business Combination Agreement). The Earnout Securities will have voting rights but no right to dividends or distributions (except for certain tax distributions from Biote in accordance with the Biote A&R OA) until such restrictions and potential forfeiture have lapsed. One third of each of the Member Earnout Units, Earnout Voting Shares, Sponsor Earnout Shares and Sponsor Earnout Units will vest upon the occurrence of each of the following events: (i) the first time, prior to the Earnout Deadline, the VWAP equals or exceeds $12.50 per share for 20 consecutive trading days of any 30 consecutive trading day period following the Closing, (ii) the first time, prior to the Earnout Deadline, the VWAP equals or exceeds $15.00 per share for 20 Trading Days of any 30 consecutive Trading Day period following the Closing, and (iii) the first time, prior to the Earnout Deadline, the VWAP equals or exceeds $17.50 per share for 20 trading days of any 30 consecutive trading day period following the Closing. If a definitive agreement with respect to a Change of Control is entered into on or prior to the Earnout Deadline, then effective as of immediately prior to closing of such Change of Control, unless previously vested pursuant to clauses (i) through (iii) of the preceding sentence, each of the Member Earnout Units, Earnout Voting Shares, Sponsor Earnout Shares and Sponsor Earnout Units will vest.

At the Closing and in consideration for the acquisition of Biote Units by the Company, the Company and the Biote Companies will, subject to the Business Combination Agreement and the Trust Agreement (as defined in the Business Combination Agreement), disburse the Closing Date Cash for the following purposes and in the following order of priority: (a) first, payment of unpaid Transaction Expenses (as defined in the Business Combination Agreement), (b) second, payment to Biote (for use by the Biote Companies) in the amount of $75,000,000, (c) third, payment of Cash Consideration to the Selling Member in the amount of $50,000,000, (d) fourth, payment to Biote (for use by the Biote Companies) in the amount of $75,000,000, (e) fifth, payment of Cash Consideration to the Selling Member in the amount of $75,000,000, (f) sixth, payment to Biote and the Selling Member such that Biote and the Selling Member receive 37.8% and 62.2%, respectively, of the remaining Closing Date Cash until Biote and the Selling Member have received aggregate payments pursuant to this clause (f) equal to $45,000,000 and $74,000,000, respectively, and (g) seventh, payment to Biote (for use by the Biote Companies).

Beginning on the six month anniversary of the Closing, each Retained Biote Unit held by the Members may be redeemed, together with one share of Class V voting stock and subject to certain conditions, in exchange for either one share of Class A common stock or in certain circumstances, at the election of the Company in its capacity as the sole manager of Biote, the cash equivalent of the market value of one share of Class A common stock, pursuant to the terms and conditions of the Biote A&R OA.

Representations, Warranties and Covenants

The parties to the Business Combination Agreement have agreed to customary representations and warranties for transactions of this type. The representations and warranties made under the Business Combination Agreement will not survive the Closing, other than claims against a party that committed fraud with respect to the making of its applicable representation and warranty. In addition, the parties to the Business Combination Agreement agreed to be bound by certain customary covenants for transactions of this type, including, among others, covenants with respect to the conduct of Biote, the Company and their respective subsidiaries during the period between execution of the Business Combination Agreement and the Closing. The covenants made under the Business Combination Agreement will not survive the Closing, unless by their terms, they are to be performed in whole or in part after the Closing. Each of the parties to the Business Combination Agreement has agreed to use its commercially reasonable efforts to cause the Business Combination to be consummated after the date of the execution of the Business Combination Agreement in the most expeditious manner practicable.

Conditions to Closing

Under the Business Combination Agreement, the obligations of the parties (or, in some cases, some of the parties) to consummate the business combination are subject to the satisfaction or waiver of certain customary closing conditions of the respective parties, including, without limitation: (i) the approval and adoption of the Business Combination Agreement and transactions contemplated thereby and certain other matters by requisite vote of the Company’s stockholders (the “Company Stockholder Approval”); (ii) if required, the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; (iii) the absence of a Material Adverse Effect (as defined in the Business Combination Agreement) since the date of the Business Combination Agreement; and (iv) material compliance by the parties with their respective pre-Closing and Closing obligations and the accuracy of each party’s representations and warranties in the Business Combination Agreement, in each case subject to the certain materiality standards contained in the Business Combination Agreement. In addition, Biote’s obligation to consummate the business combination is subject to the condition that the Company have at least $125,000,000 in Closing Date Cash available at Closing.

Termination

The Business Combination Agreement may be terminated under certain customary and limited circumstances at any time prior to the Closing, including only as follows, (i) upon the mutual written consent of the Company and Biote; (ii) by the Company or Biote by written notice to the other if any applicable law is in effect making the consummation of the business combination illegal or any final, non-appealable order is in effect permanently preventing the consummation of the business combination; (iii) by the Company or Biote by written notice to the other if the Closing has not occurred on or before the Outside Date; or (iv) by the Company, on the one hand, or Biote, on the other hand, as a result of certain breaches by the counterparties to the Business Combination Agreement that remain uncured after any applicable cure period. Generally, the right to terminate will not be available to a party whose breach of or failure to perform any of its representations, warranties, covenants, agreements, or other obligations contained in the Business Combination Agreement has been the cause of the above circumstances.

Other Agreements

The Business Combination Agreement contemplates the execution of various additional agreements and instruments, on or before the Closing, including, among others, the following:

Tax Receivable Agreement

Simultaneously with the Closing, the Combined Company will enter into the Tax Receivable Agreement with Biote, the Members and the Members’ Representative, in substantially the form attached to this proxy statement as Annex G. Pursuant to the Tax Receivable Agreement, the Combined Company generally will be required to pay to the Members 85% of certain net tax benefits, if any, that we realize (or in certain cases are deemed to realize) as a result of the increases in tax basis and tax benefits related to the transactions contemplated under the Business Combination Agreement and the redemption of Retained Biote Units in exchange for Class A common stock (or cash) pursuant to the Biote A&R OA, and tax benefits attributable to payments under the Tax Receivable Agreement. The term of the Tax Receivable Agreement will continue until all such tax benefits have been utilized or expired unless the Combined Company exercises its right to terminate the Tax Receivable Agreement for an amount representing the present value of anticipated future tax benefits under the Tax Receivable Agreement (calculated under certain assumptions) or certain other acceleration events occur. For more information regarding the Tax Receivable Agreement, please see the section entitled “Proposal No. 1 — The Business Combination Proposal — Related Agreements — Tax Receivable Agreement.”

Second Amended and Restated Certificate of Incorporation of the Company and Amended and Restated Bylaws of the Company

In connection with the Closing, the Company will amend and restate (i) subject to receipt of Company Stockholder Approval, its current charter by adopting the proposed charter and (ii) the current bylaws by adopting the proposed bylaws, to establish a structure containing Class A common stock, which will carry such economic and voting rights as set forth in the proposed charter and proposed bylaws, and Class V voting stock, which will carry only such voting rights as set forth in the proposed charter and proposed bylaws (as more fully described in the proposed charter and proposed bylaws).

Second Amended and Restated Operating Agreement of Biote

At the Closing, the Combined Company, Biote and the Members will enter into the Biote A&R OA, which will, among other things, permit the issuance and ownership of Biote Units as contemplated to be issued and owned upon the consummation of the business combination, designate the Combined Company as the sole manager of Biote, provide for the Exchange Rights, set forth the rights and preferences of the Biote Units, and establish the ownership of the Biote Units by the persons or entities indicated in the Biote A&R OA, in each case, as more fully described in the Biote A&R OA.

Sponsor Letter

In connection with the execution of the Business Combination Agreement, certain of our current officers and directors, the Sponsor, the Company, Biote and the Members’ Representative entered into the Sponsor Letter, pursuant to which, among other things, the Sponsor agreed to (i) vote, at any duly called meeting of stockholders of the Company, in favor of the Business Combination Agreement and the transactions contemplated thereby, (ii) subject to certain exceptions, not to effect any sale or distribution of any of its shares of Class B common stock or private placement warrants and (iii) waive any and all anti-dilution rights described in the current charter or otherwise with respect to the shares of Class B common stock held by the Sponsor that may be implicated by the business combination such that the Class B Common Stock Conversion will occur as discussed herein (and as more fully described in the Sponsor Letter).

Investor Rights Agreement

At the Closing, the Company, the Members, the Sponsor, the Members’ Representative and certain other parties will enter into an Investor Rights Agreement, pursuant to which, among other things, (i) the Registration Rights Agreement will be terminated, (ii) the lock-up period set forth in the Investor Rights Agreement will supersede the lock-up period set forth in the Insider Letter, (iii) the Company will provide certain registration rights for the shares of Class A common stock held by the Members, the Sponsor, and certain other parties, (iv) the Members will agree not to, subject to certain exceptions, transfer, sell, assign or otherwise dispose of the shares of Class A common stock, shares of Class V voting stock and Biote Units held by such Members for six months following the Closing, and the Member Earnout Units until the date such securities have been earned in accordance with the Business Combination Agreement and (v) the Sponsor will agree not to, subject to certain exceptions, transfer, sell, assign or otherwise dispose of its (a) shares of Class A common stock (other than the Sponsor Earnout Shares) for six months following the Closing, (b) Sponsor Earnout Shares until the date such securities have been earned in accordance with the Business Combination Agreement and (c) warrants issued to the Sponsor pursuant to that certain Private Placement Warrants Purchase Agreement, dated March 1, 2021, by and between the Company and the Sponsor, and the underlying shares of Class A common stock, for 30 days following the Closing Date (in each case, as more fully described in the Investor Rights Agreement).

Results of Operations

We have neither engaged in any operations nor generated any operational revenues to date. Our only activities for the year ended December 31, 2021 and for the period from July 6, 2020 (inception) through December 31, 2020 were organizational activities, those necessary to prepare for the IPO, and, after our IPO offering, identifying target companies for a business combination, conducting due diligence on such target companies and negotiating the Business Combination Agreement with Biote. We do not expect to generate any operating revenues until after the completion of our initial business combination. We generate non-operating income in the form of interest income on cash and cash equivalents held after the IPO. We incur expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as due diligence expenses.

For the year ended December 31, 2021, we had net income of $11,112,910, which resulted from a gain on change in the fair value of warrant liabilities of 18,826,459 and unrealized gain on marketable securities held in trust account in the amount of $81,791, offset in part by operating costs of $3,121,694, transaction costs allocated to warrant liabilities of $966,646, franchise tax expense of $200,000, and a loss on the sale of private placement warrants of $3,507,000.

For the period from July 6, 2020 (inception) through December 31, 2020, we had no net income or loss.

Liquidity and Capital Resources

On March 4, 2021, we consummated an initial public offering of 30,000,000 units generating gross proceeds to the Company of $300,000,000. Simultaneously with the consummation of the IPO, we completed the private sale of 5,333,333 private placement warrants to the Sponsor at a purchase price of $1.50 per warrant, generating gross proceeds of $8,000,000. The proceeds from the sale of the private placement warrants were added to the net proceeds from the IPO held in a trust account. If we do not complete an initial business combination within 24 months from the closing of the IPO, the proceeds from the sale of the private placement warrants will be used to fund the redemption of the public shares (subject to the requirements of applicable law) and the private placement warrants will expire worthless.

The underwriters exercised the over-allotment option in part and on March 5, 2021, 1,750,000 additional units were sold at an offering price of $10.00 per unit, generating gross proceeds of $17,500,000. In connection with the exercise of the over-allotment option, on March 5, 2021, the Company sold an additional 233,333 private placement warrants to the Sponsor at a purchase price of $1.50 per private placement warrant, generating gross proceeds of $350,000. As a result, an additional $17,500,000 (which amount includes $612,500 of the underwriters’ deferred discount) was placed in the trust account.

For the year ended December 31, 2021, net cash used in operating activities was $1,370,775, which was due to a non-cash gain on the change in fair value of warrant liabilities of $18,826,459, and interest and dividend income on investments held in trust account of $81,791 offset in part by our net income of $11,112,910, changes in working capital of $1,950,919, transaction costs allocated to warrant liabilities of $966,646 and a non-cash loss on the sale of private placement warrants of $3,507,000.

For the year ended December 31, 2021, net cash used in investing activities of $317,500,000 was the result of the amount of net proceeds from the IPO being deposited to the trust account.

For the year ended December 31, 2021 net cash provided by financing activities of $318,999,539 was comprised of $311,150,000 in proceeds from the issuance of units in the IPO net of underwriter’s discount paid, $8,350,000 in proceeds from the issuance of warrants in a private placement to our Sponsor, and $41,500 in proceeds from the Sponsor note, offset in part by the payment of $377,961 for offering costs associated with the IPO and repayment of the outstanding balance on a promissory note to our Sponsor of $164,000.

For the period from July 6, 2020 (inception) through December 31, 2020 net cash provided by financing activities of $1,594 was comprised of proceeds from the issuance of a promissory note to our Sponsor of $122,500, and $25,000 from the issuance of Class B common stock to our Sponsor, offset in part by the payment of offering costs in the amount of $145,906.

As of December 31, 2021 and December 31, 2020, we had cash of $130,359 and $1,594, respectively, held outside the trust account. We intend to use the funds held outside the trust account primarily to identify and evaluate target businesses, perform business due diligence on prospective target businesses, travel to and from the offices, plants or similar locations of prospective target businesses or their representatives or owners, review corporate documents and material agreements of prospective target businesses, and structure, negotiate and complete a business combination.

In order to fund working capital deficiencies or finance transaction costs in connection with an intended initial business combination, our Sponsor or an affiliate of our Sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required on a non-interest basis. If we complete our initial business combination, we would repay such loaned amounts. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment. Up to $1,500,000 of such loans may be convertible into warrants of the Combined Company at a price of $1.50 per warrant at the option of the lender. The warrants would be identical to the private placement warrants. Except for the foregoing, the terms of such loans, if any, have not been determined and no written agreements exist with respect to such loans. Prior to the completion of our initial business combination, we do not expect to seek loans from parties other than our Sponsor or an affiliate of our Sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account. On February 28, 2022, the Company entered into a Working Capital Loan with the Sponsor in the amount of $350,000, pursuant to which the Company received proceeds of $208,827.

Simultaneously with the Closing, the Combined Company, Biote, the Members and the Members’ Representative will enter into the Tax Receivable Agreement, which will provide for, among other things, payment by the Combined Company to the Members of 85% of the U.S. federal, state and local income tax savings realized by the Combined Company as a result of the increases in tax basis and certain other tax benefits related to the transactions contemplated under the Business Combination Agreement and the redemption of Retained Biote Units in exchange for Class A common stock or cash (as more fully described in the Tax Receivable Agreement). For more information regarding the Tax Receivable Agreement, please see the section entitled “Proposal No. 1 — The Business Combination Proposal — Related Agreements — Tax Receivable Agreement.”

We have incurred and expect to continue to incur significant costs in pursuit of our acquisition plans. We may have insufficient funds available to operate our business prior to our initial business combination. Moreover, we may need to obtain additional financing either to complete our business combination or because we become obligated to redeem a significant number of public shares upon completion of our business combination, in which case we may issue additional securities or incur debt in connection with such business combination. If we are unable to complete our initial business combination because we do not have sufficient funds available to us, we will be forced to cease operations and liquidate the trust account. In addition, following our business combination, if cash on hand is insufficient, we may need to obtain additional financing in order to meet our obligations.

As of December 31, 2021, the Company had $130,359 in cash held outside of the trust account and a working capital deficit of $1,820,560. The Company has incurred and expects to continue to incur significant costs in pursuit of its acquisition plans. These conditions raise substantial doubt about the Company’s ability to continue as a going concern for a period of time within one year after the date that the financial statements are issued. Management plans to address this uncertainty through the business combination and potential Working Capital Loans, as discussed in Note 5 to our audited financial statements included elsewhere in this proxy statement. There is no assurance that the Company’s plans to consummate the business combination will be successful or successful by March 4, 2023, or if the Sponsor will commit to the Working Capital Loans. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Off-Balance Sheet Arrangements

We did not have any off-balance sheet arrangements as of December 31, 2021 and December 31, 2020.

Contractual Obligations

Registration Rights

The holders of the founder shares, private placement warrants and warrants that may be issued upon conversion of Working Capital Loans (and any Class A common stock issuable upon the exercise of the private placement warrants) have registration rights to require the Company to register a sale of any of its securities held by them pursuant to a registration rights agreement. The holders of these securities are entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of a business combination. The Company will bear the expenses incurred in connection with the filing of any such registration statements. As further described above, the aforementioned registration rights will be superseded by the terms set forth in the Investor Rights Agreement upon the closing of the business combination.

Underwriting Agreement

The Company granted the underwriters a 45-day option to purchase up to 4,500,000 additional Units to cover over-allotments at the IPO price, less the underwriting discounts and commissions. On March 5, 2021, the underwriters purchased an additional 1,750,000 Units at an offering price of $10.00 per Unit, generating additional gross proceeds of $17,500,000 to the Company.

The underwriters were paid a cash underwriting fee of $0.20 per Unit, or $6,350,000 in the aggregate. In addition, $0.35 per Unit, or $11,112,500 in the aggregate will be payable to the underwriters for deferred underwriting commissions. The deferred fee will become payable to the underwriters from the amounts held in the trust account solely in the event that the Company completes a business combination, subject to the terms of the underwriting agreement.

Critical Accounting Policies

The preparation of financial statements and related disclosures in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and income and expenses during the periods reported. Actual results could materially differ from those estimates. We have identified the following critical accounting policies:

Warrant Liabilities

The Company accounts for warrants as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance in ASC 480, Distinguishing Liabilities from Equity (“ASC 480”) and ASC 815, Derivatives and Hedging (“ASC 815”). The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the warrants meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to the Company’s own common stock, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of warrant issuance and as of each subsequent quarterly period end date while the warrants are outstanding.

For issued or modified warrants that meet all of the criteria for equity classification, the warrants are required to be recorded as a component of additional paid-in capital at the time of issuance. For issued or modified warrants that do not meet all the criteria for equity classification, the warrants are required to be recorded at their initial fair value on the date of issuance, and each balance sheet date thereafter. Changes in the estimated fair value of the warrants are recognized as a non-cash gain or loss on the statements of operations. The initial fair value of the public warrants was estimated using a binomial lattice model and the fair value of the Private Warrants was estimated using a Black-Scholes Option Pricing model (see Note 10 to our audited financial statements included elsewhere in this proxy statement). The subsequent measurement of the public warrants as of December 31, 2021 is classified as Level 1, as such, an observable market quote in an active market, which has been available since April 29, 2021, under the ticker HYACW, was used.

Common stock subject to possible redemption

All of the 31,750,000 shares of Class A common stock sold as part of the Units in the IPO contain a redemption feature which allows for the redemption of such shares of Class A common stock in connection with the Company’s liquidation, if there is a stockholder vote or tender offer in connection with our business combination and in connection with certain amendments to the Company’s proposed charter. In accordance with SEC and its staff’s guidance on redeemable equity instruments, which has been codified in ASC 480-10-S99, redemption provisions not solely within the control of the Company require common stock subject to redemption to be classified outside of permanent equity. Therefore, all Class A common stock has been classified outside of permanent equity. The Company recognizes changes in redemption value immediately as they occur and adjusts the carrying value of redeemable common stock to equal the redemption value at the end of each reporting period. Increases or decreases in the carrying amount of redeemable common stock are affected by charges against additional paid in capital and accumulated deficit.

Net Income Per Common Share

Net income per common share is computed by dividing net earnings by the weighted-average number of shares of common stock outstanding during the period (for all periods during which these shares were subject to forfeiture, the calculation of weighted average shares outstanding excludes an aggregate of 1,125,000 shares held by the Sponsor that were subject to forfeiture to the extent that the underwriter’s over-allotment was not exercised in full). Net income is allocated between Class A and Class B shares based on weighted average shares outstanding. The Company has not considered the effect of the Warrants sold in the IPO and private placement to purchase an aggregate of 13,504,166 shares in the calculation of diluted income per share, since the exercise of the Warrants are contingent upon the occurrence of future events and the inclusion of such Warrants would be anti-dilutive. The calculation does not include the remeasurement of Class A common stock to possible redemption amount because redemption value approximates fair value.

Recent Accounting Standards

In August 2020, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2020-06, Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40) (“ASU 2020-06”) to simplify accounting for certain financial instruments. ASU 2020-06 eliminates the current models that require separation of beneficial conversion and cash conversion features from convertible instruments and simplifies the derivative scope exception guidance pertaining to equity classification of contracts in an entity’s own equity. The new standard also introduces additional disclosures for convertible debt and freestanding instruments that are indexed to and settled in an entity’s own equity. ASU 2020-06 amends the diluted earnings per share guidance, including the requirement to use the if-converted method for all convertible instruments. ASU 2020-06 is effective for the Company on January 1, 2024 and should be applied on a full or modified retrospective basis, with early adoption permitted beginning on January 1, 2021. The Company early adopted ASU 2020-06 effective January 1, 2021 using the modified retrospective method of transition. The adoption of ASU 2020-06 did not have a material impact on the financial statements for the fiscal year ended December 31, 2021. Management does not believe that any other recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.

INFORMATION ABOUT BIOTE

Unless the context otherwise requires, all references in this section to “Biote,” “we,” “our,” and “us” refer to the Biote Companies prior to the consummation of the business combination in the present tense or the Combined Company and its subsidiaries from and after the business combination. Our business and the industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section titled “Risk Factors” and elsewhere in this proxy statement. These and other factors could cause results to differ materially from those expressed in the estimates made by certain independent parties and by Biote.

Overview

We operate a high-growth practice-building business within the hormone optimization space. Similar to a franchise model, we provide the necessary components to enable Biote-certified practitioners to establish, build, and successfully implement a program designed to optimize hormone levels using personalized solutions for their patient populations. The Biote Method is a comprehensive, end-to-end practice building platform that provides Biote-certified practitioners with the following components specifically developed for practitioners in the hormone optimization space: Biote Method education, training and certification, practice management software, inventory management software, and information regarding available hormone replacement therapy (“HRT”) products, as well as digital and point-of-care marketing support. We also sell a complementary Biote-branded line of dietary supplements. We generate revenues by charging the Biote-partnered clinics fees associated with the support Biote provides for HRT and from the sale of Biote-branded dietary supplements. By virtue of our historical performance over the ten years ended December 31, 2021, we believe that our business model has been successful, remains differentiated, and is well positioned for future growth.

By incorporating the Biote Method in their practices, we enable practitioners to participate in the large and growing hormone optimization space. Bioidentical hormone therapy, which is offered by Biote-certified practitioners, is one segment of the large HRT market. It is estimated that, as of 2020, the total U.S. market opportunity for HRT products, available in various forms, exceeds $7 billion and is expected to grow 7% annually through 2026. We believe our business opportunity in providing educational and practice management services is large and will similarly grow. Growth in this field is expected to be fueled by “aging” demographics and expanding consumer demand for medical information and treatment options to address hormonal imbalances.

Patient symptoms associated with menopause in women and andropause in men, such as hot flashes, night sweats, depressed mood, low libido, weight gain, and issues with concentration and focus, while negatively impacting quality of life, may also be associated with higher risks for chronic diseases attributable to declining hormone levels, including cardiovascular disease, osteoporosis and breast cancer. Approximately 13.8 million men over age 45 in the United States are affected by hypogonadism and only about 1.3 million (9%) of those affected undergo testosterone treatment. An average of 27 million women between the ages of 45 and 64, or 20% of the American workforce, experience menopause every year. Despite the prevalence of symptoms—84% of women report menopausal symptoms that interfere with their lives—only 58% have discussed menopause with a health provider, and only 28%, or approximately 13 million, undergo HRT (and of that 28%, only 31%, or approximately 4 million, undergo bioidentical HRT). By 2030, over 1.2 billion women, 14% of the global population, will be in menopause or post-menopause. Yet, despite the growing number of women experiencing menopause, they remain an underserved population.

One key driver of this unmet medical need is the lack of knowledge and experience of treating physicians. For many practitioners, the last time they received meaningful instruction on treating menopause and andropause was during medical school. Based on a 2018 article by Jennifer Wolff, entitled “What Doctors Don’t Know About Menopause,” among newer doctors surveyed in 2015, 80% of medical residents reported feeling “barely comfortable” discussing or treating menopause. While this knowledge gap applies to training, we believe it also applies to the understanding of treatment alternatives, access to new therapies, methods to drive efficiencies in a hormone optimization practice and finally, how to profitably treat this growing population.

To capitalize on this large and underserved market opportunity, we developed a highly differentiated practice-building platform to enable practitioners to treat the hormone imbalance symptoms experienced by their patients. The Biote Method has been designed specifically for practitioners who focus on treating perimenopause in women; post-menopause in women; and andropause/hypogonadism in men. It is constructed to bridge the existing gaps which exist in education and treatment options, while improving the efficiency of practitioners’ business operations and the hormone health of their aging patient base. Over the past ten years, we have built our platform to provide highly differentiated education and training, practice support resources and inventory management tools that would be difficult for a practice to otherwise attain on their own.

We empower Biote-certified practitioners by requiring rigorous in-person training, testing and certification for all Biote-certified practitioners and office staff wishing to use the Biote Method in their practice. Our practitioner instructors are clinical experts in hormonal therapy and are among the nation’s most experienced. We teach clinicians how to identify early indicators of hormone-related aging conditions, and we believe we are the top practitioner educators by virtue of our experience over ten years, with over 2.5 million hormone optimization procedures performed by Biote-certified practitioners to date, including approximately 300,000 active patients. We offer training centrally and regionally to provide consistent and ongoing technical education. On an ongoing basis, we provide access to around-the-clock clinical and technical support for Biote-certified practitioners.

The Biote Method’s proprietary clinical decision support software (“CDS”) assists physicians in establishing individualized dosing for patients. Our BioTracker software and business tools allow practitioners to efficiently manage the record management, product acquisition, inventory logistics and the business end of a robust hormone optimization practice. We provide Biote partnered clinics access to FDA-registered outsourcing facilities that can supply a wide array of hormone optimization products for Biote-certified practitioner patients. We provide information to Biote-certified practitioners regarding how to integrate with our BioTracker software. Our BioTracker software allows Biote-certified practitioners to manage orders and maintain accurate inventory records to keep their regulatory and business systems up to date.

Beyond the breadth and depth of our commercial and operational platform, the Biote name has achieved strong brand recognition among practitioners and patients in the communities we serve, as illustrated by QY Research’s market research publication entitled “South & North America Hormone Replacement Therapy Market Insights and Forecast to 2026.” Practitioners undertaking the Biote Method can be confident that our exclusive training and practice building tools will prepare them to provide excellent and differentiated care to patients. This has led to high practitioner satisfaction and an approximate 90% retention rate among Biote-certified practitioners. We are contracted with and provide comprehensive support to over 5,300 practitioners that have adopted the Biote Method in their practices. Leveraging our brand strength, we offer marketing assistance, including office signage and patient education materials, to every Biote-certified practitioner within our network.

We believe by virtue of their participation in our robust training and practice certification, Biote-certified practitioners are well informed on all aspects of hormone optimization. We believe our brand advantage with both practitioners and patients is a key element of our commercial growth strategy, and an asset that we intend to leverage to expand our business.

Complementing the Biote Method is our expanding line of private-labeled dietary supplements to address hormone, vitamin, and physiological deficiencies that regularly manifest in an aging population. This business segment appeals to practitioners’ patient demographic and enables patients the opportunity to receive practitioner-recommended Biote-branded dietary supplements to support healthy aging. By leveraging our existing Biote-certified practitioner base to sell and distribute our Biote-branded dietary supplements, we believe we have created an efficient and complementary business.

We also designed the Biote Method to permit beneficial practice economics for our Biote partnered clinics. Our educational training and practice management platform helps enable Biote partnered clinics to execute this all-cash model with minimal reimbursement risk. This contrasts to consistently decreasing reimbursement rates for most other treatments and therapies offered by physician offices.

We have a track record of consistently achieving accelerated and highly profitable growth. Our five-year revenue CAGR from 2016–2020 was 22%. Our revenue was $117 million and $139 million for the years ended December 31, 2020 and 2021, respectively. Net income in 2020 was $29.2 million and for 2021 was $34.6 million, an increase of $5.4 million or 19%.

The Clinical Need to Treat Hormone Imbalance

Biote-certified practitioners primarily focus their treatments on women experiencing symptoms due to hormonal imbalance before, during, and after menopause, and men experiencing symptoms of hypogonadism and male sex hormone deficiency. According to a 2015 study entitled “Use of Compounded Hormone Therapy in the

United States: Report of The North American Menopause Society Survey,” by Margery L.S. Gass, Cynthia A. Stuenkel, Wulf H. Utian, Andrea LaCroix, James H. Liu and Jan L. Shifren, it is estimated that as many as 200 million Americans are affected by hormonal imbalance and approximately 80% are untreated, according to a 2014 study entitled “Systematic Literature Review of the Epidemiology of Nongenetic Forms of Hypogonadism in Adult Males” by Victoria Zarotsky, et al. The corresponding treatment market for hormone replacement therapies is large and diverse, both in terms of the number of products, the number of suppliers, the type of administration and regulatory requirements for producing and distributing these products. Bioidentical optimization, which provides hormone supplementation that can be administered to patients just two or three times per year, is a highly differentiated segment of this market. Biote-certified practitioners perform about 80% of their hormone optimization procedures on female patients and approximately 20% of such procedures on male patients. As the U.S. population continues to age, we believe the number of patients seeking relief from the symptoms of hormone imbalance will continue to grow.

Menopausal Symptoms Segment (Female)

Approximately 40-50 million women in the U.S. will experience hot flashes, a symptom of menopause,

according to a study entitled “Psychosocial and Socioeconomic Burden of Vasomotor Symptoms in Menopause: A Comprehensive Review” by Wulf H. Utian. Based on a study entitled “Change in Follicle- Stimulating and Estradiol Across the Menopausal Transition: Effect of Age at the Final Menstrual Period” by John F. Randolph, et al., Women experience a 67% reduction in estradiol between their mid-40s and mid-50s. Testosterone, a prevalent sex hormone in the female body also starts decreasing early, and by age 40, a woman has lost half of her testosterone production. Based on a 2018 article by Shelly Emling, entitled “Menopause Symptoms Can Last Decades,” this decline in hormone production and the resulting imbalance between estrogen and testosterone levels results in menopause symptoms that can continue for 10 years or more. According to a 1984 study, entitled “The Effects of Subcutaneous Hormone Implants During Climacteric” by Linda Cardozo, et al., these menopause symptoms include, but are not limited to:

• Hot flashes	• Low libido
• Night sweats / excessive sweating	• Vaginal dryness
• Sleep disturbance	• Fatigue / exhaustion
• Irritability / anxiety	• Joint / muscle ache
• Depressed mood	• Weight gain
• Brain fog	• Decrease in bone density

Beyond immediate symptoms, medical evidence exists linking untreated hormone imbalance with more serious health risks. A substantial collection of studies and analyses reported in the medical literature further illustrates the association between HRT and a deceased risk of heart disease, breast cancer, osteoporosis, and neurodegenerative diseases. For example, Dr. Rebecca L. Glaser, a prominent breast cancer surgeon, studied the incidence of breast cancer during 10 years of treating menopausal women with testosterone. In a study entitled “Incidence of Invasive Breast Cancer in Women Treated with Testosterone Implants: A Prospective 10-year Cohort Study,” she concluded that testosterone was demonstrated to be associated with a 39% reduction in the incidence of invasive breast cancer compared to the age-matched SEER expected incidence. Additionally, a study entitled “Efficacy of Pharmacological Therapies for the Prevention of Fractures in Postmenopausal Women: A Network Meta-Analysis” by Patricia Barrionuevo, et al. published a systemic analysis of pharmacological therapies for prevention of fractures in postmenopausal women and concluded that estrogen with progesterone produces reductions in hip fractures, non-vertebral fractures and vertebral fractures.

Menopause treatment options involving hormones are most frequently comprised of estrogen, testosterone and/or progesterone. Hormones are available in a broad range of formulations administered as oral tablets, injectable, gels, creams, pellet implants and vaginal devices.

Oral Estrogen +/- Progesterone formulations – Routinely prescribed as estrogen tablets or estrogen plus progesterone tablets (depending on uterus status), parenteral and oral dosage forms are the most widely prescribed HRT products. Practitioners can choose to prescribe from a number of oral estrogens, with the most popular being estradiol, estrone, estropipate and conjugated estrogens.

Testosterone Therapy – The use of testosterone for the treatment of female menopause symptoms has been well established for more than 70 years, as evidenced by a 1949 study entitled “Indications for Hormonal Pellets in the Therapy of Endocrine and Gynecic Disorders” by Robert B. Greenblatt & Susan R. Roland. Despite this scientific and clinical evidence, there is no FDA-approved testosterone therapy for use in females. Practitioners desiring to use testosterone for their female patients need to choose between prescribing off-label use of testosterone products approved exclusively for male use, or testosterone products custom-formulated and compounded by pharmacies for use in female patients which is consistent with the Biote Method.

The lack of testosterone products approved for women contrasts with the extensive peer-reviewed literature that consists of studies showing that testosterone levels drop in women with age, particularly in menopause, and that testosterone supplementation improves sexual health and addresses symptoms associated with menopause.

The Cochrane Review analysis of trials addressing therapy targeting hypoactive female sexual desire disorder, and two meta-analyses published by Chiara Achilli, et al. and Rakibul M Islam, et al., entitled “Efficacy and Safety of Transdermal Testosterone in Postmenopausal Women with Hypoactive Sexual Desire Disorder: A Systematic Review and Meta-analysis” and “Safety and Efficacy of Testosterone for Women: A Systematic Review and Meta-analysis of Randomised Controlled Trial Data,” respectively, all concluded that testosterone therapy produces statistically significant improvement in multiple measures relating to menopausal women’s sexual heath. In addition, preliminary studies, including “Mechanisms of Testosterone Deficiency-related Endothelial Dysfunction” by Alexios S. Antonopoulos & Charalambos Antoniades, “Testosterone Therapy and Cardiovascular Risk: Advances and Controversies” by Abraham Morgantaler, et al. and “Breast Cancer Incidence Reduction in Women Treated with Subcutaneous Testosterone: Testosterone Therapy and Breast Cancer Incidence Study” by Gary Donovitz & Mandy Cotton, report marked improvements in other menopausal symptoms and potential beneficial effects on cardiovascular risk, breast cancer risk, bone growth, depressed mood, and exhaustion.

Hypogonadism & Sex Hormone Segment (Male)

Male hypogonadism is a deficiency in testosterone. It is characterized by serum testosterone levels of less than 300 ng/dL in combination with at least one clinical sign or symptom, according to a 2010 study by Peeyush Kumar, et al., entitled “Male hypogonadism: Symptoms and Treatment.” In the period through their 20s, male testosterone levels are approximately 900 ng/dL or higher as presented in a study entitled “Reference Ranges for Testosterone in Men Generated Using Liquid Chromatography Tandem Mass Spectrometry in a Community-Based Sample of Healthy Nonobese Young Men in the Framingham Heart Study and Applied to Three Geographically Distinct Cohorts” by Shalender Bhasin, et al. In men, testosterone levels decline 1—1.5% per year after age thirty, according to “Age, disease, and changing sex hormone levels in middle-aged men: results of the Massachusetts Male Aging Study” by Anna Gray, Henry A Feldman, John B. McKinlay and Christopher Longcope. Multiple studies on hypogonadism, including “Age Trends in the Level of Serum Testosterone and Other Hormones in Middle-Aged Men: Longitudinal Results from the Massachusetts Male Aging Study” by Henry A. Feldman, et al. and “Prevalence of Hypogonadism in Males Aged at Least 45 years: The HIM Study”

by Thomas Mulligan, et al., estimate the prevalence of low testosterone (total testosterone less than 300 ng/dL) is as high as 38.7% in males over 45. Not every male experiences testosterone decline at the same rate or to the same level, but over time, all males experience testosterone level decrease. Men experience a 44% average reduction in testosterone between ages 30 and 74, according to the Cleveland Clinic. Testosterone deficiency is a clinical syndrome that relates to a man’s symptoms and physical signs, not necessarily to the specific level detected in a blood test. There are many men suffering from testosterone deficiency who may not have laboratory values less than 300 ng/dL. The primary signs of low testosterone include:

• Decrease in libido	• Decrease bone mineral density
• Memory, focus and concentration issues	• Erectile Dysfunction (ED)
• Sarcopenia or muscle loss

A 2019 study entitled “Testosterone Therapy in Men with Hypogonadism Prevents Progression from Prediabetes to Type 2 Diabetes: Eight-year Data from a Registry Study” published by Aksam Yassin, et al. supports the use of testosterone as a treatment for diabetes in hypogonadal men.

Hormone Imbalance: The Treatment Challenge

Hormone imbalance symptoms experienced by aging men and women can be highly bothersome, and negatively impact quality of life. Current demographics indicate the number of adults experiencing menopause and andropause symptoms is large and expanding. Under the best of circumstances, the surge in people requiring medical care might overwhelm available resources. Adding to this situation, significant gaps exist that exacerbate the treatment challenge:

•

Practitioner education in the diagnosis and treatment of menopause and andropause symptoms is frequently dated, leaving them unprepared on how to best manage these patients with optimal and contemporary therapies.

•	While extensive peer-reviewed literature extolling the benefits of testosterone therapy exists, FDA-approved medications exist for males only.

•	There is low awareness among both medical and public audiences of alternative hormone optimization therapies.

•	Given pressing workloads and declining reimbursements, physicians have little practical incentives to invest their time and resources (or that of their staff) in exploring new treatment modalities.

Taken together, we believe these factors have resulted in a medical system often ill-prepared to treat menopause and andropause and patients, particularly women, needlessly suffering its symptoms. We believe that the Biote Method is well designed to help partnered clinics overcome these challenges.

What We Offer

Biote Business Model/Solution

We have developed a comprehensive platform for Biote-certified practitioners to establish and operate a personalized hormone optimization program in their practices. Biote-certified practitioners seek to optimize imbalances in their patients’ hormone, vitamin, and mineral levels and may prescribe bioidentical hormone therapies and/or recommend dietary supplements to accomplish this end.

We believe our competitive advantage lies in the breadth and completeness of our offering, which supports practices in pursuing excellence in all facets of patient care. We provide partnered clinics with up-to-date scientific education delivered by highly experienced practitioner instructors. Our training content is based on a scientifically rigorous approach and is continually updated. We further provide Biote-certified practitioners with the clinical mentorship, practice support resources, inventory management tools and marketing capability necessary to operate an efficient hormone optimization practice. Biote-certified practitioners can access

FDA-registered outsourcing facilities that can supply hormone optimization therapies should practitioners determine such treatment is appropriate for their patients. Further, our practice management software allows Biote-certified practitioners to efficiently order, track and manage hormone optimization product inventory, and meet other administrative requirements. Our BioTracker software is integrated with the outsourcing facilities’ own software to facilitate ordering and inventory control.

Biote-certified practitioners who are trained in the Biote Method may prescribe bioidentical compounded hormone pellets prepared by independent third-party compounding pharmacies, known as outsourcing facilities, which are governed by Section 503B of the FDCA. Section 503B includes requirements regarding registration and reporting, use of bulk drug substances in compounding, a prohibition on compounding copies of FDA-approved drugs and wholesaling, and certain requirements for labeling, among others. Entities registering as outsourcing facilities are subject to current good manufacturing practices (cGMP) requirements and regular FDA inspections, among other requirements.

Drugs compounded by outsourcing facilities in compliance with Section 503B are exempt from the new drug approval requirements of the FDCA and certain labeling requirements of the FDCA. This means that FDA does not review or verify the safety or effectiveness of compounded products distributed or dispensed by outsourcing facilities; rather Section 503B of the FDCA establishes standards for manufacturing processes and controls applicable to outsourcing facilities as a means to ensure drug quality. Section 503B outsourcing facilities are subject to FDA inspection and are inspected by FDA on a risk-based schedule.

Biote contracts with operators of certain FDA-registered 503B outsourcing facilities, namely AnazaoHealth Corporation, or AnazaoHealth, Right Value Drug Stores, LLC d/b/a Carie Boyd’s Prescription Shop, or Carie Boyd’s, and F.H. Investments, Inc. d/b/a Asteria Health. While Biote-certified practitioners have the option to use a variety of different outsourcing facilities, AnazaoHealth, Carie Boyd’s and Asteria Health are the primary outsourcing facilities for the compounded testosterone and estradiol implantable subcutaneous pellets used by Biote-certified practitioners as part of the Biote Method. It is Biote’s understanding that these 503B outsourcing facilities make these compounded drugs from bulk substances that comport with FDA’s final guidance on its interim policy on bulk substances. However, we do not control or direct the compounding or manufacturing processes of these 503B outsourcing facilities. While Biote generates revenue by charging the Biote-partnered clinics fees associated with the Biote-provided support for running an efficient practice that includes tracking compounded products ordered from 503B outsourcing facilities, as well as other service fees, Biote does not receive compensation for the sale of bioidentical pellets from these 503B outsourcing facilities to Biote-certified practitioners. For more information about compounding facilities, please see the section entitled “Regulation of Compounded Drug Products.”

Our Biote-branded dietary supplements are a natural extension of our practice-building business and represent approximately 20% of our annual revenues. We sell dietary supplements that may support hormone, vitamin and physiological balances in an aging population. Our Biote-branded dietary supplements provide Biote-certified practitioners with an opportunity to further balance other important aspects of a patient’s profile and simultaneously increase practice revenue. Biote-partnered clinics directly purchase Biote-branded dietary supplements from us, and our third-party logistics suppliers fill and ship directly to the ordering practice. The Biote-partnered clinic then sets their own pricing in compliance with our applicable policies and sells Biote-branded dietary supplements directly to patients. We have leveraged out existing commercial infrastructure and relationships with Biote-certified practitioners to build our Biote-branded dietary supplement business. As a result, as of December 2021, approximately 85% of Biote-branded dietary supplements were sold through Biote-certified practitioners. Approximately 78% of our partnered clinics offer Biote-branded dietary supplements, for an average supplement volume per practice of approximately $13,500 as of 2021.

Hormone Therapy

The Biote Method is purpose built to enable Biote-certified practitioners to treat hormone imbalance using bioidentical estrogen and testosterone products as necessary. The term bioidentical refers to hormone formulations that match the hormones of the human body. Estradiol (the most active estrogen), progesterone and testosterone can be produced as bioidentical formulations.

Estradiol is FDA approved and commercially available under several different brand names. Examples include Vivelle Dot (patch), Estrogel, Elestrin, Evamist, Vagifem, Estring and FemRing.

Testosterone can be formulated for use by both women and men. However, FDA-approved testosterone products exist exclusively for males. Testopel is an example.

Progesterone is FDA approved, and available commercially as a capsule of micronized progesterone in peanut (or olive) oil. Progesterone is also available in patch and cream formulations. Prometrium is an example.

Hormones that are not bioidentical are commonly known as synthetic hormone formulations. Examples of synthetic hormones include conjugated equine estrogens, oral contraceptive pills, medroxyprogesterone (Provera) and methyltestosterone.

The Biote Method is focused on promoting the use of bioidentical hormones to provide optimized clinical results using bioidentical estrogen, progesterone and testosterone rather than synthetic, chemically-modified versions of the hormone. The Biote Method encourages practitioners to begin each patient treatment with comprehensive lab testing, which includes checking testosterone, thyroid and vitamin levels. Patients complete symptom questionnaires to enable practitioners to appropriately gauge symptom scores. These questionnaires and lab results are evaluated by the practitioner, along with patient data such as age, weight, medical history and desired outcomes. The Biote software then can assist Biote-certified practitioners in developing and prescribing patient-specific treatment options.

The Biote Difference

Biote training and certification program – For many practitioners, medical school was the last time they received instruction in menopause, andropause and hormone deficiency. In fact, according to a 2018 article, in a survey of more than 1,000 medical professionals, only 57% reported being “up-to-date” on information regarding HRT for menopause symptoms. Effectively managing hormone levels is an involved, complex and highly data-intensive process. We believe that contemporary medical training is a critical element of our platform and seek to bridge any gap in a practitioner’s experience and clinical education. To become a Biote-certified practitioner, we carefully vet healthcare providers to ensure they possess the necessary commitment, patient population and office staff needed to build a successful hormone optimization practice.

Prospective practitioners and their staff attend a two-day Biote Method training program. The training includes didactic lectures designed to educate practitioners on the latest science of HRT. The training program also includes in-clinic training during which practitioners gain experience performing hormone replacement procedures in a supervised setting. We also understand the importance of staff interaction in any patient experience and require each prospective Biote partnered clinic’s office staff to attend training regarding the best practices for maintaining a hormone therapy practice. We believe that this comprehensive training program, as well as continuing education and mentoring, is critical to the successful establishment of new Biote-certified practitioners.

In addition to completing training, Biote-certified practitioners must:

•	Be in good standing with their respective state professional licensing board;

•	Successfully pass a post-training certification exam / requirements;

•	Utilize our BioTracker platform to comply with the DEA’s inventory control regulations for all scheduled drugs; and

•	Use our proprietary technology, including training materials, therapy instruction and training videos to facilitate optimal therapy and patient outcomes.

Biote training facilities & faculty – We operate one national and five regional training facilities for Biote-certified practitioners, healthcare providers and medical staff. The 10-person practitioner clinical faculty and seven medical advisors provide on-site and virtual educational programs, seminars, training, refresher courses in hormone optimization, vitamin and Biote-branded dietary supplement guidance, and other topics. As of December 2021, over 5,300 providers in more than 2,800 clinics nationwide have successfully completed our rigorous curriculum and clinical training program. Upon completion, each Biote-certified practitioner is teamed with an experienced Biote-certified practitioner who is committed to providing mentorship and guidance, including with respect to regulatory compliance, education and new research updates.

Biote BioTracker system – We require Biote partnered clinics to keep patient and inventory records, which was accomplished historically with manually-completed paper copies. We offer our BioTracker system as part of our platform to serve as a fully automated, timesaving and efficient system for Biote partnered clinics. BioTracker also facilitates inventory management, as well as electronically transmitting to us the number of hormone optimization procedures performed. Our BioTracker software is integrated with the outsourcing facilities’ own software to facilitate ordering and inventory control.

Biote Clinical Decision Support software – The CDS is part of our offerings available to Biote-certified practitioners. The CDS programs assist practitioners in identifying potential patient-specific treatment options and provides these practitioners with access to publications and guidelines that serve as independently verifiable bases for treatment recommendations. The practitioner enters a patient’s clinical markers into the program, and an algorithm based on the published literature with clinical data and clinical guidelines suggests potential individualized treatment option for the practitioner’s evaluation and consideration. While Biote-certified practitioners may consider the treatment options identified by the CDS, responsibility for treatment decisions remains solely with the practitioners in the exercise of their independent medical judgment.

Biote-branded Dietary Supplements – Our expanding Biote-branded dietary supplements business sells dietary supplements that may support hormone, vitamin and physiological balances in an aging population. We introduced our line of Biote-branded dietary supplements in 2013 with two specific dietary supplement products, DIM SGS+ and ADK 5. The line has since grown to include 18 dietary supplements, priced between $19 and $99. We offer wholesale sales directly to over 2,200 Biote-certified practitioners through our own eCommerce site, efficiently leveraging the core Biote provider platform. Practitioners then re-sell to their patients through online stores or in-clinic. As of December 2021, 78% of Biote partnered clinics also offer our Biote-branded dietary supplement products. Biote-branded dietary supplement sales accounted for approximately 18% of our revenue in 2020 and approximately 20% of our revenue from January through October 2021.

In 2021, we launched a direct-to-patient eCommerce platform whereby practitioners can invite their patients to buy Biote-branded dietary supplement products online via their own online store. Enhancements to the direct-to-patient platform include a subscription service that will launch in early 2022 for added convenience to patients, and to help drive reoccurring revenue for both us and Biote partnered clinics. Our team plans to continue researching new formulations, product expansion opportunities and architecting an innovation pipeline that will offer solutions and revenue expansion for our practitioners and for Biote.

We believe that as awareness of our Biote brand name associated with our supplements continues to increase, so too will the incidence of our Biote-branded dietary supplements being sold in online stores. In the broader global dietary supplement market, in 2019, approximately 17.6% of sales are generated through online markets, mirroring trends across global retail trade. We are preparing for this shift with the introduction of an online direct-to-patient store in conjunction with expanding our digital marketing outreach.

Our Competitive Strengths

We believe we are a leader in the practice-building market focused on the hormone optimization space as evidenced by our size as compared to competitors. We have designed the Biote Method to offer practitioners an end-to-end platform to enable them to successfully establish and grow a profitable hormone therapy practice.

Proprietary end-to-end hormone optimization platform – The Biote Method provides a comprehensive solution that quickly enables new clinics to effectively start and run an efficient bioidentical HRT practice. Our two-day mandatory, practitioner-paid training program educates the practitioner on clinical and back-office aspects of treating patients. Biote’s CDS identifies treatment options while customized practice management and data software enable efficient workflow and inventory and vendor management. By virtue of the breadth and quality of the systems and services provided by the Biote Method, we believe our platform is differentiated within our industry and represents a competitive advantage.

Accretive practice economics – Our relationship with Biote-certified practitioners delivers positive practice economics. As of July 2021, Biote partnered clinics generated average profits of approximately $100,000 per year from the hormone optimization space. In an environment of expanding patient needs due to an aging population and declining reimbursement for patient care related costs, extending quality of care while providing a profitable revenue stream are compelling contributors to practitioners joining the Biote network.

Size compared to competition and brand awareness among practitioners – With more than 2,800 clinics, 5,300 Biote-certified practitioners and 2.5 million procedures performed to date, and approximately 300,000 current active patients, we believe we are approximately 11 times larger than our nearest competitor. We believe that our patient education materials reinforce the commitment by our Biote-certified practitioners to be medically and technically well-prepared to effectively address patients’ symptoms by providing individualized treatment to help patients “achieve their best self”. We believe that Biote-certified practitioners identify with the Biote brand because we provide a reliable education and business platform and enable them to build a profitable practice area.

Complementary product lines augment growth – In addition to our practice building business, our growth opportunities are also driven by our Biote-branded dietary supplement products. These Biote-branded dietary supplements support consumer health with differentiated formulations. Biote-branded dietary supplements are contract manufactured to approved specifications by a select group of experienced supplement manufacturers. These supplements are primarily sold by Biote-certified practitioners as well as on a direct-to-consumer basis, extending their consumer appeal beyond the HRT patient base.

Proven leadership team with expansive industry experience – We have a highly experienced leadership team comprised of senior corporate leaders from within global healthcare and consumer markets. Our team has demonstrated skill in scaling our business model to-date. We believe we possess the skills and knowledge to complete our national expansion and capitalize on the growing category awareness.

Practitioner Growth, Sales, Brand and Marketing

Clinic and Practitioner Growth

As of December 2021, we contract with over 5,300 Biote-certified practitioners in approximately 2,700 partnered clinics, and many Biote-certified practitioners are also patients. Between 2017 and 2020, the number of partnered clinics grew from 1,112 to 2,606, a CAGR of 33%. In 2021, we contracted with 567 new partnered clinics, bringing the total number of partnered clinics to 2,978. The 567 new partnered clinics account for 29% of our 2021 revenue growth. Since we started in 2012, our commercial footprint has expanded to 10 core states, which, as of December 2021, generated 67% of our revenue:

• Texas	• New Mexico	• Mississippi
• Oklahoma	• Louisiana	• Alabama
• Colorado	• Florida	• Georgia
• Arkansas

We employ targeted methodologies that consider practice demographics and practitioner prescribing history to identify the best potential practitioners within each area of medical specialty and geography. We also utilize these analytics in determining optimal geographies for new sales territories. Although there are approximately 1.2 million total providers in the United States, we target practitioners who are already prescribing alternative HRT patient care-related and having conversations with patients about hormone-related symptoms that impact patient health and wellbeing. This target set includes practitioners in OB/GYN, family and general practice, urology, and internal medicine. In our experience, patients most often seek out practitioners within these distinct specialties when experiencing menopause or andropause symptoms. There are approximately 260,000 practitioners in the United States within our targeted specialties. Of this group, we currently target the top three deciles from the relevant specialties, which represents approximately 78,000 practitioners. Practitioners in these four specialties have appropriate patient demographics and have proven they can be developed into capable hormone optimization practices. Our own business experience confirms that more than half of our revenue in 2021 was generated from two provider specialties: family and general practice and OB/GYN.

We believe medical practitioners choose our company for three primary reasons: 1) our intensive, onsite and virtual education and training, and ongoing mentorship, is unique and highly valued; 2) our proprietary, end-to-end business platform enables efficient practice start-up and management; and 3) through the Biote cash pay model, the average Biote partnered clinic generates meaningful incremental, comparatively high margin profit to their legacy profitability. Our all-cash, minimal reimbursement model is cost-effective for patients across income levels while delivering strong profits to our partnered clinics. As of 2019, 50% of Biote-certified practitioners’ patients had an annual household income of less than $100,000. We believe this demonstrates the affordability of the procedures and their accessibility to patients of varying income levels, and the scale of the addressable consumer market.

We derive the majority of our revenue through service fees from Biote partnered clinics. During the year ended December 31, 2021, these service fees generated approximately 79% of our revenue.

Sales

Our company began in Texas in 2012 and, since that time, has expanded into the geographically adjacent states. We currently have an over 100-person sales force, structured to attract new Biote-certified practitioners while simultaneously supporting the productivity within existing partnered clinics. Regional sales teams consist of 44 liaisons and practice development managers (“PDMs”) and are led locally by a regional manager. Liaisons are charged with identifying non-Biote-certified practitioners and educating them on value in attending the comprehensive two-day training program to become a Biote-certified practitioner. The role of the PDM is to act as a resource and facilitate the practice management of the Biote Method in both new and existing partnered clinics.

Throughout the initial years of our rapid growth, high practitioner and patient satisfaction made referrals from satisfied practitioners and patients one of our most important marketing tools. Many patients of Biote-certified practitioners or Biote partnered clinics share their experiences with friends, family, and other practitioners. Biote-certified practitioners often report the positive clinical results and powerful patient descriptions of their hormone optimization experience.

Brand

The Biote brand has been cultivated over ten years to reinforce a “science-based, patient focused” approach to our practice building model. We believe that the quality of our platform, our size and scale differential, combined with strong brand placement throughout point-of-care delivery has enabled us to establish Biote as a highly recognized brand in the hormone optimization space. By the end of 2021, more than 2.5 million patient procedures had been performed by Biote-certified practitioners. We believe the patient experiences generated through the Biote Method are both strong and unique in our competitive environment.

For practitioners, we believe that those who choose to engage with Biote understand that we offer them a practice-building platform that is highly refined and delivers the critical elements necessary to build a successful hormone optimization practice. Each facet of the Biote Method’s end-to-end platform reinforces our commitment to developing practitioner excellence. Biote-certified practitioners thus understand the value of operating their practice under the Biote brand and are highly loyal.

For patients visiting a Biote-certified practitioner, our brand represents an opportunity for them to be the “best version of themselves”. Patients can be confident that their Biote-certified practitioner will have a keen, informed focus on their unique symptoms and provide top notch medical care accordingly. Patients see the Biote logo and imagery at every step along the way, from the practitioner’s website to the decal on the door.

We believe that the acceptance and strength of the Biote brand has enabled us to successfully launch and build our companion Biote-branded dietary supplement line. Practitioners frequently prescribe supplements as adjunct to hormone therapy. As of December 2021, approximately 78% of Biote partnered clinics also sell Biote-branded dietary supplement products. As patients trust the recommendations of their practitioner, our Biote-branded dietary supplements are likewise trusted and purchased. As a company, we benefit from this continued brand leverage.

Marketing

Clinic / Practitioner Marketing

Our primary objective in marketing to healthcare providers is to inform them of the value in becoming a Biote-certified practitioner. We accomplish this through referrals from existing Biote-certified practitioners to their healthcare provider relationships, a dedicated sales force, and through digital and traditional marketing channels. We target specific healthcare providers based on their specialty, prescribing data, demographic information and location match with our existing geographic footprint and targeted new geographic markets.

There are 260,000 practitioners in the United States within our targeted specialties: family and general practice (108,000); obstetricians and gynecologists (39,000); internal medicine (104,000); and urologists (9,000). These are the specialties that patients typically initially contact when experiencing the symptoms associated with menopause and andropause. As a result, these practitioners are actively searching for a therapeutic solution to the health challenges faced by their existing patients. Currently, approximately 68% of our customer base is comprised of OB/GYN, family and general practice, urology and internal medicine practices. We believe this target mix accurately reflects our potential by specialty, and we expect similar trends moving forward. As such, our practitioner-focused marketing efforts are directed accordingly.

Lead generation through sales force efforts remains our highest priority channel. To that end, we plan to meaningfully expand the number of sales representatives calling on practitioners within targeted specialties in both current and new geographies. From a central marketing perspective, we have carefully built comprehensive omnichannel expertise and leverage evidence- based content to drive differentiated Biote branding. All tactical execution of marketing and promotion is handled internally. We have invested significantly in building our digital marketing capabilities, we are utilizing this extensive capability to generate practitioner leads and have established media capabilities across all digital channels. We believe the scale and breadth of our marketing capabilities to be a significant competitive advantage that will be very difficult to duplicate.

Consumer Marketing

Consumer outreach is a growing portion of our marketing. We believe that the Biote brand is highly differentiated and leverageable across key consumer channels. We direct consumers that are actively seeking care to Biote-certified practitioners via the “Find A Provider” feature on our company website. Through our growing digital outreach capabilities, we connect with consumers seeking general information to Biote-certified practitioners for more information. This not only builds incremental patient starts, but also extends strong practitioner loyalty to our company.

Our Corporate Growth Strategy

U.S. Geographic Expansion

Since our initial founding in Texas, we have demonstrated a strong ability to scale. During the year ended December 31, 2021, we conducted 67% of our business within ten U.S. states across the South. Informed by both data and our past success, we are confident in our ability to further expand our U.S. geographic footprint. For example, in 2021, we grew the size of our sales force by approximately 33% to over 100 customer-facing representatives. In 2022 and 2023, we plan to meaningfully expand our field sales and support staff to add liaisons in critical locations, add new geographies and expand our training capacity to meet the increased rate of new Biote-partnered clinics. In order to efficiently identify new growth opportunities, we use demographic and practitioner-level data such as identifying prescription patterns and prescription purchasing data to assist in understanding the needs of new practices.

International Scale-up

The market for private-label dietary supplement products, and the training and support requirements for practitioners outside of the United States is well-established and growing. According to the Mater Data Forecast’s “Global Hormone Replacement Therapy Market Size, Share, Trends, COVID-19 Impact & Growth Analysis Report - Segmented By Type, Route of Administration & Region - Industry Forecast (2022 to 2027),” as of April 2021, 57% of the current global market for hormone products exists outside of North America. We believe there is a significant potential opportunity for our practice building platform in a core group of Latin American countries, in Europe and potentially in Asia, which some market analysts project to be the fastest growing market globally. We believe market acceptance is well established in these geographies and targeted population demographics are favorable. We believe this will allow our streamlined tools and education to find a market in these regions.

We believe that international expansion may require a different access model, such as a license model, which may require the utilization of one or more local distributors with established practitioner relationships. We are in the process of evaluating international expansion on a market-by-market basis with the intention to determine the most appropriate go-to-market strategy and to enter select international market entries in 2023.

Country/Territory	Total Population (2019)	Population Over 65	Historical or Projected Biote Market Entrance[1]
United States	328.3 million	54.8 million	2012
Puerto Rico	3.2 million	681,600	2016
Mexico	127.6 million	9.8 million	2018
Canada	37.6 million	6.9 million	2018
Dominican Republic	10.7 million	816,600	2022E
Brazil	211 million	20.4 million	2023E
Columbia	50.34 million	4.6 million	2023E
Argentina	44.94 million	5.2 million	2023E
Mexico	127.6 million	9.8 million	2023E

(1)	As of February 2022.

We recognize the challenges and potential risk associated with simultaneously expanding in multiple geographies. As such, our U.S. growth strategy is the most strategically and financially vital. Ensuring that the US plan is on-track and moving toward success will be our primary focus prior to launching international expansion.

Our current presence outside of the continental United States is in Puerto Rico, where we enjoy a fast growing but still nascent business. In 2021, we trained 42 Biote-certified practitioners and the Biote-certified practitioners performed upwards of 15,000 procedures in Puerto Rico.

Clinical Research Support

The clinical research program supports our education programs through systematic literature reviews and analysis of patient therapy effects in clinical practice. By leveraging existing literature and existing data, we will strengthen our educational programs.

In 2021, we published a nine-year retrospective breast cancer study in the European Journal of Breast Health. This study demonstrated testosterone is breast protective. Testosterone and/or testosterone/estradiol delivered subcutaneously significantly reduced the incidence of breast cancer. Additionally, in 2021, we published a safety review of seven years of adverse events data regarding the use of subcutaneous hormone therapy. This study showed an overall complication rate of less than 1%.

This and other peer-reviewed medical literature has the strongest influence on defining the proper suggestions for clinical practice when focused on the data from controlled clinical trials.

In parallel, we are engaging with clinical practices to define how to access, analyze and publish their clinical findings. Over the past decade, the FDA and academic communities have targeted real-world evidence as critical to understanding the effects of therapy and process in clinical practice, a trend that we can utilize to teach Biote-certified practitioners about optimal use of hormone therapies.

New Product Development

We are committed to advancing healthcare through product improvement. We constantly evaluate the potential for advanced education and tools to support the hormone optimization market.

Our Biote-branded dietary supplement business has grown at a 24% CAGR between 2019 and 2021. In addition to generating continued growth through new patients added via our geographic expansion and through direct-to-consumer channels, we believe there is an important growth opportunity to expand the size of our Biote-branded dietary supplement portfolio through new product launches and increased education of Biote-certified practitioners on these products.

Strategic Acquisitions and Product Offerings

We have historically reinvested our revenue to fund our geographic expansion. Over the next three years, we plan to accelerate that expansion to grow our practice-building business in the hormone optimization market.

We also believe that by becoming a public company, the resources and access to public markets will provide us with the financial leverage to become strategically acquisitive. We currently evaluate selective business development opportunities as they present themselves, while simultaneously strategizing on moves that we believe could benefit our model and our shareholders.

Employees

As of January 24, 2022, we had 152 employees, across nine departments. This includes ten employees on the executive team, 107 in sales and marketing, and 11 in finance and operations. We believe our employee relations are good. None of our employees work under any collective bargaining agreements.

All of our employment and consulting agreements include employees’ and consultants’ covenants with respect to confidentiality, noncompetition and assignment to us of intellectual property rights developed in the course of their employment with us. However, there can be no assurance that these agreements will be enforceable or that they will provide us with adequate protection.

We are committed to creating, nurturing and sustaining an inclusive culture where differences drive innovative solutions to meet the needs of our practitioners and partnered clinics, their patients, and our employees. We believe that having varied perspectives helps generate better ideas to solve the complex healthcare problems of a changing — and increasingly diverse — world. A diverse, equitable and inclusive workforce is a critical focus of ours for 2022 and beyond.

Organizationally, we are progressing our diversity recruiting and advancement goals by:

•	Targeting diverse job boards that market to diverse candidate pools

•	Targeting networking/user groups that are diverse in nature

•	Developing an employer brand that conveys our diversity, equality and inclusion commitment and initiatives

•	Creating and continually improving company policies that appeal to diverse candidates

•	Offering future talent acquisition recruiters the opportunity to attend and complete a thorough diversity certification course

•	Nurturing a respectful and encouraging workplace

•	Providing professional development assessments and opportunities to support skill and career growth

These initiatives represent the next steps in our diversity, equity and inclusion commitments. With time and consistent focus, we are building a truly inclusive and equitable workplace.

Supply Chain for Dietary Supplements and Pellet Insertion Kits

Our supply chain management enables precise planning of near-term and long-term business growth because we have full visibility into the production and distribution of resources that influence capacity planning. We sell 18 custom-branded dietary supplements, manufactured to exacting specifications by six U.S.-based suppliers. Currently, no one supplier manufactures more than seven products within our portfolio. We have chosen and continually evaluate our dietary supplement suppliers based on multiple factors including: 1) reputation and experience in the dietary supplement space; 2) expertise they bring to a specific product category; 3) ability to consistently execute all aspects of the manufacturing and packaging process to Biote quality standards; 4) on-time order fulfillment; and 5) cost.

We strive for supplier consistency within our supply chain. However, we do not hesitate to change or add new suppliers when there is potential to either improve our dietary supplement product offerings or gain operational leverage through better cost position and/or supplier service levels. We aim to maintain rigid quality control standards, ensuring the products and services of every dietary supplement and ingredient supplier and vendor meet or exceed our expectations. While all dietary supplement products are currently single source manufactured, we have identified potential back-up suppliers for contingency situations, should they arise. While no single dietary supplement product is sufficiently large enough to justify dual source of supply, we regularly evaluate this decision from a risk management perspective and will add second source dietary supplement suppliers when appropriate.

Our Biote-branded dietary supplement inventory and shipping are executed by a third-party logistics (“3PL”) partner. Our current structure is with B2B as our 3PL ships Biote-branded dietary supplements directly to Biote-certified practitioners, who in turn, sell directly to patients. As our business scales, we envision that our dietary supplement distribution mix will also evolve. We expect to add more Biote-certified practitioners and that a growing percentage of our dietary supplement sales will be direct–to-consumer. We anticipate this will result in fulfillment shifting to a much greater volume of more frequent, smaller orders – directly to patients. While these shifts will occur over time, we are currently planning for the necessary changes to our 3PL structure, including adding one or more shipping locations, to successfully manage this expansion.

We also offer for sale to practitioners two sterile pellet insertion kits for use with hormone optimization therapies, one for male patients and one for female patients. These kits largely contain commercially available products, including disposable supplies (gloves, antiseptic, gauze, disposable trocar, etc.) assembled in a sterile package. The products contained in the kits are sourced, assembled, and supplied by a third party with whom we have an agreement. Sales of these products are modest as most clinics currently choose to assemble these parts in-house.

Administering hormone therapy via subcutaneous placement of hormone pellets is a procedure performed by health care providers in the office. Once the patient’s individualized dose is established, a local anesthetic is applied to the upper buttock or flank. A small incision (about 3-4mm in length) is made and the pellets (about the size of a grain of rice) are inserted into the subcutaneous fat using a-trocar insertion device. Upon placement of the pellets and removal of the trocar insertion device, wound closure tape is placed over the incision. A protective dressing is then placed over the wound closure tape. Experienced practitioners typically complete the pellet insertion process in four to seven minutes, depending on the number of pellets inserted.

Biote-certified practitioners utilize a wide variety of hormone therapies. In addition to bioidentical hormone pellets, practitioners may also choose to administer hormone therapy to their patients via topical methods (creams, gels, patches), oral methods (sublingual tablets, pills), or injections depending on the practitioners’ medical assessment of their patients’ clinical needs.

In a 2014 study published in the Journal of Sexual Medicine, pellet therapy was chosen by 17% of 382 male patients when presented with the choice of the following methods of hormone therapy: gels, injections, and implantable subcutaneous pellets. Further, according to a 2013 study published in the same journal, of 113 men who underwent a subcutaneous testosterone pellets therapy, 52.5% had switched to subcutaneous pellet therapy from topical gel therapy and 35.4% had switched from injection therapy.

We manage and monitor our supply chain, in part, via a Sales and Operations Planning Process (“S&OP”). This has a goal of continually iterating a capital-efficient supply chain that underpins practitioners’ confidence in providing care for their patients. This process collects inputs from the following as part of our direct responsibility for planning and sourcing:

•	Feedback from dietary supplement suppliers we talk to regularly regarding inventory availability and fulfillment performance

•	Sales and finance teams that monitor sales volumes, and develop product pricing structures

•	Marketing teams that monitor sales and inventory metrics, developing promotional events to optimize revenue and inventory investment

•	New dietary supplement product development teams that create new offerings to bring to market, based on industry trends and customer needs

These and other inputs are reconciled monthly as part of the S&OP process to ensure that expected market demand, product forecasts, orders and dietary supplement production delivery are tightly aligned across all involved functions, including sales, marketing, finance and operations. This process helps ensure that product inventories are managed to appropriate levels, simultaneously enabling targeted customer service levels and optimized inventory costs.

Our Biote-branded dietary supplement supply chain has remained highly stable over the past two years. As a preventative measure due to global supply chain disruptions, we increased our safety stock (minimum required inventory on hand) from three weeks to four weeks. For the foreseeable future, we will continue to monitor the marketplace and assess potential dietary supplement supply chain changes and alter our strategy accordingly.

Intellectual Property

We develop and continue to refine our CDS and proprietary formulations for our Biote-branded dietary supplements. We believe the completeness of our offerings represents a sustainable competitive advantage and is but one contributing factor to our high rate of practice retention. While their existence is not a trade secret, their details, as well as the investment and practice experience required by a competitor to reproduce them represents a barrier of entry in that respect.

Patents

As of January 31, 2022, we owned three issued U.S. design patents related to trocars. The first filed of these three patents, D773,664, is subject to a 14-year term and will expire on December 6, 2030. The remaining two patents, D791,322 and D800,307, are subject to a 15-year term and will expire on July 4, 2032, and October 17, 2032, respectively. We pursued these patents to protect the unique design qualities of the trocars recommended for use in our education and training. However, we are no longer using our design patents as specifications for trocar manufacturing, opting instead to purchase and market trocar convenience kits that include commercially available and sourced disposable trocars.

Trademarks

As of January 31, 2022, our trademark portfolio comprises 24 trademark registrations or active trademark applications worldwide. Such portfolio includes five U.S. trademark registrations, five non-U.S. trademark registrations, nine pending non-U.S. trademark applications and five pending U.S. trademark applications.

Trade Secrets

In addition to our reliance on trademark protection for our brand and tradename, we also rely on trade secrets, know-how, confidentiality agreements and continuing technological innovation to develop and maintain our competitive position. New employee hires, as well as vendors and consultants, are required to sign contractual agreements to protect our confidential information from disclosure. We take various physical security and cybersecurity measures, including having policies in place to prevent data breaches and help prevent our confidential information from being transferred to unsecured systems.

Facilities

We lease our corporate headquarters, practitioner training, call center, and patient clinic facilities, located in Irving, Texas. We lease a total of 23,334 square feet at this combined facility, pursuant to a lease that expires June 30, 2023.

Additionally, we lease three modest storage facilities, located in Irving, Texas. These spaces, which include a total of 680 square feet, are leased on a month-to-month basis.

We believe that our current office space is sufficient to meet our anticipated needs for the foreseeable future and is suitable for the conduct of our business.

Competition

Although we have competitors, we believe that no current competitor has the strength and size of our practice-building business within the hormone optimization space. We believe our company is significantly larger than our next competitors in a highly fragmented space. The below chart details our principal competitors’ offerings compared to Biote (based on publicly available information):

Company Name	Biote	Evexipel	Sottopelle	BodyLogicMD	Pellecome	HTCA	Propell

Number of Practice’s Locations	2800	300	150	45	100	120	150

Geographic Area	North America	U.S.	U.S. South America	28 States	Most U.S. States	Most U.S. States	29 States

Services Provided	BHRT Education, Training, and Inventory Management	Pellet Therapy Education	Pellet Therapy Education	BHRT Modalities and Wellness Program Franchise	Pellet Training, Pellet Insertion Devices	Pellet Therapy Education	Pellet Training, Compounding Pharmacy Items

Products Sold	Training Classes, Dietary Supplements & Convenience Kits	Training Classes, Dietary Supplements & Convenience Kits	Training Classes & Pellets	Memberships to Provider offices	Training Classes, Dietary Supplements & Convenience Kits	Training Classes	Training, Pellets, Supplements

The dietary supplement space is both more highly fragmented and competitive. For example, an internet search for providers of DIM, a popular dietary supplement, illustrates more than 20 accessible brands available online. However, the contents of different brands can vary substantially and consumers must be vigilant to ensure that their purchase matches their physiologic needs. In contrast to other competitors, our Biote-branded dietary supplements are primarily sold and recommended by Biote-certified practitioners. As of December 2021, 78% of our Biote-branded dietary supplements were sold directly through Biote partnered clinics. We believe consumers trust our Biote-branded dietary supplements as they are recommended by their practitioner.

Government Regulations/Healthcare Laws

Government Regulation

Our business is the development and instruction in the Biote Method to practitioners who then become certified in the Biote Method. We offer training courses in our Biote Method and access to a network of other providers who have been trained in the Biote Method. The Biote Method involves educating and training medical providers in the analysis of patient hormone wellness. The Biote-certified practitioner will use both our proprietary user platform and his or her own independent medical judgment to assess patient wellness and make recommendations to improve wellness. This assessment may result in the Biote-certified practitioner’s prescription for drugs, including compounded bioidentical hormones and/or recommendation of dietary supplements.

The healthcare industry in the United States is subject to extensive regulation by a number of governmental entities at the federal, state and local level. The healthcare regulatory landscape is also subject to frequent change. Laws and regulations in the healthcare industry are extremely complex and, in many instances, the industry does not have the benefit of significant regulatory or judicial interpretation. Moreover, our business is impacted not only by those laws and regulations that are directly applicable to us but also by certain laws and regulations that are applicable to vendors, medical providers, outsourcing facilities and traditional compounding pharmacies. While our management believes that we are in substantial compliance with all of the existing laws and regulations applicable to us as stated below, such laws and regulations are subject to rapid change and often are uncertain and inconsistent in their application. As controversies continue to arise in the healthcare industry, federal and state regulation and enforcement priorities in this area may increase, the impact of which cannot be predicted. There can be no assurance that we will not be subject to scrutiny or challenge under one or more of these laws or that any such challenge would not be successful. Any such challenge, whether or not successful, could have a material adverse effect upon our business and results of operations.

Among the various federal and state laws and regulations which may govern or impact our current and planned operations are the following:

Regulation of Dietary Supplements

Biote-certified practitioners who are trained in the Biote Method may recommend dietary supplements. We are a private-labeler of dietary supplements.

Under the FDCA, “dietary supplements” are defined as vitamins, minerals, herbs, other botanicals, amino acids and other dietary substances that are used to supplement the diet, as well as concentrates, constituents, extracts, metabolites, or combinations of such dietary ingredients. The FDCA and its amendments, such as the Food Safety Modernization Act and the Dietary Supplement Health and Education Act of 1994 (the “DSHEA”), provide the FDA with the authority to regulate dietary supplements and the dietary ingredients in the supplement products and ensure that they comply with the requirements for identity, purity, quality, strength, and composition. The FDA has the authority to regulate the entire lifecycle of a dietary supplement product, and regulates the formulation, development, manufacture, packaging, labeling, holding, promotion, sale, and distribution of dietary supplements. Under the FDCA, introduction into interstate commerce of misbranded, adulterated, or otherwise unlawful FDA-regulated products is prohibited. Violations such as non-compliance with the FDA labeling requirements, false or misleading statements on a product’s labeling, or non-compliant nutrient declarations can render a product misbranded. In addition, violations such as inclusion of prohibited or dangerous ingredients, production in facilities that do not comply with the current good manufacturing processes (“cGMP”) requirements, or production under insanitary conditions can render a product adulterated.

In addition, a dietary supplement product can become adulterated if it includes a new dietary ingredient and the product does not comply with the requirements for new dietary ingredients. A new dietary ingredient is a dietary ingredient that was not marketed in the United States before October 15, 1994. Under the DSHEA, manufacturers and distributors of dietary supplements containing new dietary ingredients must submit a new dietary ingredient notification, unless the ingredient has been present in the food supply as an article used for food in a form in which the food has not been chemically altered. A new dietary ingredient notification must provide the FDA with evidence of a “history of use or other evidence of safety” that establishes that use of the dietary ingredient “will reasonably be expected to be safe.” A new dietary ingredient notification must be submitted to the FDA at least 75 days before the new dietary ingredient can be marketed. There can be no assurance that the FDA will accept evidence purporting to establish the safety of any new dietary ingredients that we may want to market, and the FDA’s refusal to accept such evidence could prevent the marketing of such dietary ingredients. In addition, there is no definitive list of dietary ingredients that are exempt from the new dietary ingredient notification requirement. There is no guarantee that the FDA will agree with us that all of our dietary ingredients comply with this requirement.

In determining whether a product should be regulated as a dietary supplement, the FDA reviews the objective intent of a product’s manufacturer and/or distributor, as evidenced by the manufacturer and/or distributor’s expressed or implied labeling claims, advertising matter, and oral and written statements, to determine the product’s classification. The FDA may classify a product as a drug, food, or supplement depending on the objective intent. For example, claims to cure diseases can render a product a drug that is subject to FDA’s drug requirements, such as the requirement to submit to the FDA a new drug application prior to marketing the product. However, certain “health claims,” which are claims that have been reviewed and approved by the FDA associating a nutrient with risk-reduction, but not treatment, of a disease or health-related condition may be included on dietary supplement product’s labeling. In addition, “statements of nutritional support,” including so-called “structure/function claims,” can be included in labeling without the FDA’s review of the statement. Such statements may describe how a particular dietary ingredient affects the structure, function or general well-being of the body, or the mechanism of action by which a dietary ingredient may affect the structure, function or well-being of the body, but such statements may not claim that a dietary supplement will reduce the risk or incidence of a disease unless such claim has been reviewed and approved by the FDA. A company that uses a statement of nutritional support in labeling must possess evidence – at the time that the statement is made – substantiating that the statement is truthful and not misleading. Such statements must be submitted to the FDA no later than thirty days after first marketing the product with the certification that the company possesses the necessary evidence and must be accompanied by an FDA-mandated label disclaimer tied to the statement, indicating that “This statement has not been evaluated by the FDA. This product is not intended to diagnose, treat, cure or prevent any disease.” There is no assurance, however, that the FDA will agree with our positions on these matters, and it may interpret a claim as an unauthorized health claim, in which case we may not be able to use the claim for our products, and we may be subject to enforcement actions stemming from the claims that render a dietary supplement misbranded or cause a product to become an unapproved new drug under the FDCA.

As authorized by the FDCA, the FDA has adopted and implemented cGMPs, specifically for dietary supplements. These cGMPs impose extensive process controls on the manufacture, holding, labeling, packaging, and distribution of dietary supplements and the components of dietary supplements. They require that every dietary supplement be made in accordance with a master manufacturing record with all dietary ingredients verified by identity testing before use; that each step in manufacture, holding, labeling, packaging, and distribution be defined with written standard operating procedures, monitored, and documented; and that any deviation in manufacture, holding, labeling, packaging, or distribution be contemporaneously documented, assessed by a quality-control expert, and corrected through documented corrective action steps (whether through an intervention that restores the product to the specifications in the master manufacturing record or to document destruction of the non-conforming product). The cGMPs are designed to ensure documentation, including testing results that confirm the identity, purity, quality, strength, and composition of finished dietary supplements. In addition, cGMPs require a company to make and keep written records of every product complaint that is related to cGMPs. The regulations directly affect all who manufacture the dietary supplements that we sell and our distribution of dietary supplements. The FDA may deem any dietary supplement adulterated, whether presenting a risk of illness or injury or not, based on a failure to comply with any one or more process controls in the cGMP regulations. If deemed adulterated, a dietary supplement may not be lawfully distributed and may have to be recalled from the market. It is possible that the FDA will find one or more of the process controls for our products to be inadequate and may require corrective action, may render any one or more of the dietary supplements we sell unlawful for sale, or may result in a judicial order that may impair our ability to market and sell dietary supplements.

The FDA also requires product labels to include phone numbers or addresses for reporting of adverse events, and requires serious adverse event reporting for all supplements. An “adverse event” is defined by statute to include “any health-related event associated with the use of a dietary supplement that is adverse.” While all adverse event complaints received must be recorded in accordance with the cGMPs discussed above, only serious adverse events must be reported to the FDA. A “serious adverse event” is an adverse event that: results in death, a life-threatening experience, inpatient hospitalization, a persistent or significant disability or incapacity, or a congenital anomaly or birth defect; or requires, based on reasonable medical judgment, a medical or surgical intervention to prevent an outcome described above. When a manufacturer, packer, or distributor whose name appears on the product label of a dietary supplement receives any report of a serious adverse event associated with the use of the dietary supplement in the United States, the company must submit a “serious adverse event report” on MedWatch Form 3500A. The report must be filed within 15 business days of receipt of information regarding the adverse event. All adverse event reports, whether serious or not, must be recorded and kept in company records under the cGMP rules. A company must maintain records of each report of any adverse event (both serious and non-serious) for a minimum of 6 years. These records should include any documents related to the report, including: the company’s serious adverse event report to the FDA with attachments; any new medical information about the serious adverse event received; all reports to the FDA of new medical information related to the serious adverse event; and any communications between the company and any other person(s) who provided information related to the adverse event.

Under the FDCA, the FDA also has the authority to inspect facilities that manufacture, process, pack, hold, or otherwise further the introduction of dietary supplement products into interstate commerce. The FDA typically reviews the facilities and the products that are manufactured, processed, packed, or held in those facilities for compliance with the requirements under the FDCA and its implementing regulations. If the FDA finds non-compliance during the inspection, the FDA may issue a Form 483 Notice of Inspectional Observations that lists and explains the deficiencies that the FDA identified during the inspection. Facilities then must implement corrective actions and provide responses to the FDA; if the FDA finds the corrective actions and responses to be satisfactory, the FDA will close out the inspection. Non-compliance with any of the FDA requirements under the FDCA can result in enforcement actions, including civil and criminal penalties. The FDA may send warning letters, untitled letters, or it-has-come-to-our-attention letters, make public announcements about illegal products, require mandatory or recommend voluntary recalls, or it may place the violative company and its products on the Import Alert, thereby stopping all applicable incoming shipments. For more serious or repeat violations, the FDA may seek more drastic remedies such as seizures, disgorgement, or injunctions. Criminal violations can result in fines or incarceration. Enforcement actions from the FDA can severely interfere with a company’s ability to conduct its business and can also negatively impact the company’s ability to operate in the future.

The FTC enforces the Federal Trade Commission Act (the “FTCA”) and related regulations, which govern the advertising associated with the promotion and sale of our products to prevent misleading or deceptive claims. The FTC requires advertising for any product, including dietary supplements, to be truthful, not misleading, and properly substantiated. For advertisements relating to dietary supplements, the FDA typically requires a substantiation standard of competent and reliable scientific evidence for all express and implied claims. The FTC has promulgated policies and guidance that apply to advertising for food and dietary supplements. Advertisers must possess adequate substantiation for the product claims before disseminating advertisements. The FTC also regulates other aspects of consumer purchases including, but not limited to, promotional offers, telemarketing, continuity plans, and “free” offers. The FTC has instituted numerous enforcement actions against dietary supplement companies for making false or misleading advertising claims and for failing to adequately substantiate claims made in advertising. These enforcement actions have often resulted in warning letters, consent decrees and the payment of civil penalties and/or restitution by the companies involved. Should the FTC determine that our claims are false or misleading or unsubstantiated, we could be subject to FTC enforcement action.

Our business is also subject to regulation under various state and local laws that include provisions governing, among other things, the formulation, manufacturing, packaging, labeling, advertising and distribution of dietary supplements. For example, under Proposition 65 in the State of California, there is a list of substances that are deemed to pose a risk of carcinogenicity or birth defects at or above certain levels. If any such ingredient exceeds the permissible levels in a dietary supplement, cosmetic, or drug, the product may be lawfully sold in California only if accompanied by a prominent warning label alerting consumers that the product contains an ingredient linked to cancer or birth-defect risk. Private actions as well as California attorney general actions may be brought against non-compliant parties and can result in substantial costs and fines. In addition, there are state consumer protection statutes that allow consumers to bring lawsuits against marketers of FDA-regulated products. For example, California has a law called the “Consumers Legal Remedies Act” (Cal. Civ. Code § 1750 et seq.) that allows private parties to assert a class action claim for false or deceptive advertising. It is typically asserted in combination with claims for false advertising and unfair competition under the California Business and Professions Code. California law firms specializing in this type of consumer class action claims have recently been targeting dietary supplement and OTC homeopathic drug makers and sellers of products sold in

California, claiming injury based on the products’ failure to deliver results as claimed in product labeling and promotion. Many other states, such as New York and Illinois, have similar laws and we may become the subject of lawsuits filed under such laws, which tend to be plaintiff-friendly.

Congress continues to enact new laws or amend the existing laws that are applicable to some of our business. From time to time in the future, we may become subject to additional laws or regulations administered by the FDA; the FTC; or by other federal, state, or local regulatory authorities; to the repeal of laws or regulations, or to more stringent interpretations of current laws or regulations. We are not able to predict the nature of such future laws, regulations, repeals or interpretations, and we cannot predict what effect additional governmental regulation, if and when it occurs, would have on our business in the future. Such developments could, however, require reformulation of certain products to meet new standards, recalls or discontinuance of certain products not able to be reformulated, additional record-keeping requirements, increased documentation of the properties of certain products, additional or different labeling, additional scientific substantiation, additional personnel or other new requirements. Any such developments could have a material adverse effect on our business. There can be no assurance that, if more stringent statutes are enacted for dietary supplements, or if more stringent regulations are promulgated, we will be able to comply with such statutes or regulations or that compliance won’t first require us to incur substantial expense.

Regulation of Compounded Drug Products

Section 503B Outsourcing Facilities

Biote-certified practitioners who are trained in the Biote Method may prescribe bioidentical compounded hormone pellets prepared by independent third-party compounding pharmacies, known as outsourcing facilities. Outsourcing facilities must be registered with the FDA under Section 503B of the FDCA. Outsourcing facilities are primarily regulated by Section 503B, however, outsourcing facilities may also be subject to state statutes and regulations governing the practice of pharmacy, and the Controlled Substances Act (the “CSA”) and corresponding state-controlled substance regulations, as applicable.

Food, Drug & Cosmetic Act. Under Section 503B of the FDCA, outsourcing facilities are permitted to compound large quantities of drug formulations pursuant to a practitioner’s order, and to distribute drug formulations without a patient-specific prescription for office administration or for the purpose of dispensing. Section 503B includes requirements regarding registration and reporting, use of bulk drug substances, a prohibition on wholesaling and compounding copies of FDA-approved drugs, and certain requirements for labeling, among others. Entities registering as outsourcing facilities are subject to cGMP requirements and regular FDA inspections, among other requirements. FDA has issued a series of draft and final guidance which further explain FDA’s positions on the requirements of certain portions of Section 503B.

Drugs compounded by outsourcing facilities in compliance with Section 503B are exempt from the new drug approval requirements of the FDCA and certain labeling requirements. This means that FDA does not verify the safety or effectiveness of compounded products distributed by outsourcing facilities; rather Section 503B of the FDCA establishes standards for manufacturing processes and controls to ensure drug quality applicable to outsourcing facilities. Drugs compounded by outsourcing facilities also lack an FDA finding of manufacturing quality before such drugs are marketed. Section 503B outsourcing facilities are subject to FDA inspection and are inspected by FDA on a risk-based schedule. Non-compliance with FDA requirements can result in FDA enforcement actions. FDA may send warning letters or untitled letters; make public announcements about illegal products; request recalls; or it may place the violative company and its products on Import Alert, thereby stopping all applicable incoming shipments. For more serious or repeat violations, FDA may seek more drastic remedies such as seizures, disgorgement, injunctions, or prosecution.

State Regulation. Outsourcing facilities are primarily regulated by the FDCA, however, certain states impose state licensing requirements on outsourcing facilities and may, where applicable, require that such facilities comply with applicable state statutes and regulations governing the preparation of drug products. Depending on the state, outsourcing facilities may be subject to further inspection by state regulatory authorities.

Controlled Substance Act. The CSA regulates the manufacture, importation, possession, use, and distribution of certain substances. These controlled substances are categorized into one of five schedules, and their placement is based upon the substance’s medical use, potential for abuse, and safety or dependence liability. Controlled substances are subject to extensive regulation by the DEA, as well as state and local regulatory agencies, regarding procurement, manufacture, storage, shipment, sale, and use. These regulations add additional complications and costs to the storage, use, sale and distribution of such products. All pharmacies, including outsourcing facilities, that handle controlled substances must register with DEA and ensure compliance with the CSA as it relates to the controlled substances in the pharmacy’s possession. All pharmacies, including outsourcing facilities, that are registered with DEA are subject to inspection by DEA. Failure to comply with the CSA may result in civil and criminal liabilities.

Regulation of Medical Devices

In the United States, FDA defines a medical device as an instrument, apparatus, implement, machine, contrivance, implant, in vitro reagent or other similar or related article, including any component part or accessory, which is (i) intended for use in the diagnosis of disease or other conditions, or in the cure, mitigation, treatment, or prevention of disease, in man or other animals, or (ii) intended to affect the structure or any function of the body of man or other animals and which does not achieve any of its primary intended purposes through chemical action within or on the body of man or other animals and which is not dependent upon being metabolized for the achievement of any of its primary intended purposes. Medical devices are subject to extensive regulation by the FDA under the FDCA and its implementing regulations, and other federal and state statutes and regulations. The laws and regulations govern, among other things, medical device design and development, pre-clinical and clinical testing, pre-market clearance, authorization or approval, establishment registration and product listing, product manufacturing, product packaging and labeling, product storage, advertising and promotion, product distribution, recalls and field actions, servicing and post-market clinical surveillance. A number of U.S. states also impose licensing and compliance regimes on companies that manufacture or distribute prescription devices into or within the state.

Trocar Convenience Kits

The FDA classifies medical devices into three classes based on risk. The level of regulatory control increases from Class I (lowest risk), to Class II (moderate risk), to Class III (highest risk). Marketing of most Class II and III medical devices within the United States must be preceded either by (a) pre-market notification and FDA clearance pursuant to Section 510(k) of the FDCA or (b) the granting of pre-market approval (“PMA”). Both 510(k) notifications and PMA applications must be submitted to the FDA with significant user fees, although reduced fees for small businesses are available. Class I devices are generally exempt from pre-market review and notification, as are some moderate-risk Class II devices. Most Class II devices are subject to the requirement to submit a 510(k) notification and receive a clearance for marketing. Manufacturers of all classes of devices must comply with the FDA’s Quality System Regulation (“QSR”), establishment registration, medical device listing, labeling requirements, and medical device reporting (“MDR”) regulations, which are collectively referred to as medical device general controls. Class II devices may also be subject to special controls such as performance standards, post-market surveillance, FDA guidelines, or particularized labeling. Some Class I and Class II devices can be exempted by regulation from the requirement of compliance with substantially all of the QSR.

FDA regulations for medical devices include requirements to (a) register medical devices establishments and (b) list marketed medical devices in the FDA medical device database. We are registered with FDA for our facility as a repackager/relabeler and a specification developer and our Class I disposable and reusable trocars which are included in convenience kits for sale to our customers are listed on FDA’s device database. We currently market only disposable trocar convenience kits. The convenience kits include commercially available and sourced disposable trocar with obdurator and tip protector; a sterile tray; sterile, latex free, CSR wrap; a medicine cup; latex free gloves, a Syringe and needles; alcohol prep pad; chlorhexidine gluconate and isopropyl alcohol skin antiseptic swab stick; compound benzoin tincture vial; a fenestrated drape; gauze dressings; a plastic forceps; a scalpel, tape strips, and transparent dressing. These convenience kits are assembled by Medline Industries, LP, with the components, including the trocars, being manufactured by various other component suppliers.

A “convenience kit” is defined in 21 CFR 801.3 as “two or more different medical devices packaged together for the convenience of the user.” FDA interprets this to mean a convenience kit is a device that contains two or more different medical devices packaged together and intended to remain packaged together and not to be replaced, substituted, repackaged, sterilized, or otherwise processed or modified before being used by an end user.

Most medical devices, including the devices within a convenience kit, must undergo pre-market review by and receive clearance, authorization, or approval from the FDA prior to commercialization, unless the device is of a type exempted from such review by statute, regulation, or an FDA exercise of enforcement discretion. However, if a convenience kit falls under enforcement discretion such that it is not required to obtain a premarket clearance, the convenience kit must not modify the intended use(s) of the individual kit components. If the labeling of the kit suggests an intended use for components that differs from the approved uses, the FDA may require premarket review.

Under FDA’s Convenience Kits Interim Regulatory Guidance, FDA exercises enforcement discretion and thereby does not require premarket clearance for convenience kits, as it is FDA’s current thinking that such clearance may not be necessary to ensure protection of the public health. Accordingly, unless and until there is formal rulemaking on this issue, FDA intends to exercise its enforcement discretion, i.e. not require 510(k) clearance, for convenience kits if they are consistent with the “Types of Convenience Kits” list. To qualify for the enforcement discretion guidance and not be required to obtain premarket clearance, these kits must consist of components that do not alter the intended use of the individual kit components; only contain components that are legally marketed preamendments devices, exempt from premarket notification, or have been found to be substantially equivalent through premarket notification process; and where the assembler/manufacturer is able to reasonably conclude that any further processing of the kit and its components does not significantly affect the safety or effectiveness of any of its components.

State Oversight of Convenience Kits

The distribution of convenience kits is also regulated by certain states, some of which impose state licensure requirements as a resident or nonresident distributor. That is, even if a facility does not handle the physical distribution of the convenience kit, the facility could still be required to obtain a state distributor license if the facility causes the convenience kit to be distributed or furthers the marketing of the convenience kit. We cause the convenience kits to be distributed and further the marketing of the same, therefore, we hold a resident device distributor license with the Texas Department of State Health Services. We also cause the distribution of convenience kits into several other states, some of which require Biote, as a nonresident facility, to hold a nonresident device distributor license. Accordingly, we also hold all applicable and required nonresident distributor licenses.

Clinical Decision Support Software

As stated above, our proprietary CDS provides Biote-certified practitioners with information from published literature and clinical guidelines to assist practitioners in evaluating patient-specific treatment options.

FDA has become increasingly active in addressing the regulation of computer software functions intended for use in healthcare settings. FDA has the authority to regulate a software function as a medical device if it falls within the definition of a “device” under the FDCA. However, FDA has exercised enforcement discretion for software said to be “low risk.”

The 21st Century Cures Act clarified FDA’s authority to regulate software functions as medical devices by amending the definition of “device” in the FDCA to exclude certain software functions, including clinical decision support software that meet certain criteria. In December 2017, FDA issued a draft guidance document describing FDA’s proposed interpretation of the exemption under the 21st Century Cures Act for CDS software. FDA issued a revised draft of this CDS software guidance document in September 2019. Under the 21st Century Cures Act and FDA CDS guidance, certain software functions are excluded from FDA’s definition of “device” when they meet all the following criteria:

1. not intended to acquire, process, or analyze a medical image or a signal from an in vitro diagnostic device or a pattern or signal from a signal acquisition system;

2. intended for the purpose of displaying, analyzing, or printing medical information about a patient or other medical information (such as peer-reviewed clinical studies and clinical practice guidelines);

3. intended for the purpose of supporting or providing recommendations to a healthcare professional about prevention, diagnosis, or treatment of a disease or condition; and

4. intended for the purpose of enabling such healthcare professional to independently review the basis for such recommendations that such software presents so that it is not the intent that such healthcare professional rely primarily on any of such recommendations to make a clinical diagnosis or treatment decision regarding an individual patient.

Although we believe that our technologies and software are not subject to active FDA regulation, there is a risk that the FDA could disagree. There is also a risk that FDA could finalize its guidance for CDS software in such a way that it excludes our software and technologies from the scope of the CDS software exclusion under the 21st Century Cures Act.

If the FDA determines that any of our current or future services, technologies or software applications, including our CDS software, are regulated by the FDA as medical devices, we would become subject to various statutes, regulations and policies enforced by the FDA and other governmental authorities, including both pre-market and post-market requirements, and we would need to bring the affected services, technologies, and/or software into compliance with such requirements.

Other Laws

Regulation of Advertising

The FTC regulates advertising pursuant to its authority to prevent “unfair or deceptive acts or practices in or affecting commerce” under the Federal Trade Commission Act. The FTC will find an advertisement to be deceptive if it contains a representation or omission of fact that is likely to mislead consumers acting reasonably under the circumstances, and the representation or omission is material and if the advertiser does not possess and rely upon a reasonable basis, such as competent and reliable evidence, substantiating the claim. The FTC may attack unfair or deceptive advertising practices through either an administrative adjudication or judicial enforcement action, including preliminary or permanent injunction. The FTC may also seek consumer redress from the advertiser in instances of dishonest or fraudulent conduct.

In addition, the FDA regulates the advertising of prescription drugs. Promotional materials for prescription compounded drugs may not be false or misleading. Failure to comply with FDA requirements can result in a prescription drug being deemed misbranded under the FDCA. This can result in administrative or judicial penalties, including civil penalties, injunctions, or in extreme instances, criminal prosecution.

Moreover, states have similar unfair and deceptive acts and practices statutes (sometimes called “little FTC Acts” or “UDAP” statutes). They vary, but often the state regulator can seek monetary relief along with an order of discontinuance. Under certain state UDAP laws, consumers can bring private claims against companies who disseminate false or deceptive advertising claims. Although those UDAP statutes often provide for statutory damages in the case of individual consumers, more often such cases take the form of class actions, which can lead to damages awards and awards of attorney’s fees.

Finally, federal and state laws also give causes of action to competitors to seek injunctive and monetary relief for false and misleading advertising statements. Any person who is or may be likely to be damaged by false or misleading advertising statements may bring an action in federal court pursuant to the Lanham Act, § 43(a). Proven damages may be trebled and attorney’s fees and costs may be awarded in appropriate cases. There are state analogs of this sort of unfair competition statute as well.

Corporate Practice of Medicine Laws; Fee Splitting

We contract with Biote-certified practitioners to provide them with access to our services. These contractual relationships are subject to various state laws that prohibit fee splitting or the practice of a healthcare profession by lay entities or persons that are intended to prevent unlicensed persons from interfering with or influencing a practitioner’s professional judgment, known as the corporate practice of medicine. Activities other than those directly related to the delivery of healthcare may be considered an element of the practice of medicine in many states. Under the corporate practice of medicine prohibition of certain states, decisions and activities that may be performed by unlicensed individuals or entities and perceived as impacting the clinical decision-making of licensed professionals such as policy and procedure development, contracting, setting rates and the hiring and management of clinical personnel may implicate the restrictions on the corporate practice of medicine. Similarly, certain compensation arrangements between licensed professionals and unlicensed individuals and entities can implicate state fee-splitting prohibitions, which prohibit providers from sharing a portion of their professional fees collected with third parties.

State corporate practice of medicine and fee-splitting laws and rules vary from state to state and are not always consistent across various healthcare professions within the same state. In addition, these requirements are subject to broad interpretation and enforcement by state regulators. Some of these requirements may apply to our business even if we do not have a physical presence in the state, based solely on our relationship with a practitioner licensed in the state. Thus, regulatory authorities or other parties, including Biote-certified practitioners, may assert that we are engaged in the corporate practice of medicine or that our contractual arrangements with Biote-certified practitioners or their practice groups constitute unlawful fee splitting. In such event, failure to comply could lead to adverse judicial or administrative action against us and/or Biote-certified practitioners, civil, criminal or administrative penalties, receipt of cease-and-desist orders from state regulators, loss of provider licenses, the need to make changes to the terms of engagement of our Biote-certified practitioners that interfere with our business, and other materially adverse consequences.

Licenses and Accreditations

We, as well as the Biote-certified practitioners, may be subject to professional and private licensing, certification and accreditation requirements. These include, but are not limited to, requirements imposed by Medicare, Medicaid, state licensing authorities, voluntary accrediting organizations and third-party private payors. Receipt and renewal of such licenses, certifications and accreditations are often based on inspections, surveys, audits, investigations or other reviews, some of which may require affirmative compliance actions by us to ensure we are accurately representing our services that could be burdensome and expensive. The applicable standards may change in the future. There can be no assurance that we will be able to maintain all necessary licenses or certifications in good standing or that they will not be required to incur substantial costs in doing so. The failure to maintain all necessary licenses, certifications and accreditations in good standing, or the expenditure of substantial funds to maintain them, could have an adverse effect on our business.

U.S. State Healthcare Fraud and Abuse Laws

Many states, including certain states in which we conduct our business, prohibit any person from offering, paying, soliciting or receiving any remuneration, directly or indirectly, in cash or in kind, for the referral of patients or other items or services to or with licensed healthcare providers, subject to limited exceptions. The scope of these laws and the interpretations of them vary by jurisdiction and are enforced by local courts and regulatory authorities, each with broad discretion. Some state fraud and abuse laws apply to items or services reimbursed by any third-party payor, including commercial insurers, some apply only to state healthcare program payors, while other state laws apply regardless of payor, including funds paid out of pocket by a patient. A determination of liability under such state fraud and abuse laws could result in fines and penalties and restrictions on our ability to operate in these jurisdictions.

The federal Anti-Kickback Statute prohibits the knowing and willful offer, payment, solicitation or receipt of any form of remuneration to induce the referral of a patient or the purchase, lease or order (or the arranging for or recommending of the purchase, lease or order) of healthcare items or services paid for by federal healthcare programs, including Medicare or Medicaid. A violation does not require proof that a person had actual knowledge of the statute or specific intent to violate the statute, and court decisions under the Anti-Kickback Statute have consistently held that the law is violated where one purpose of a payment is to induce or reward referrals. Violation of the federal Anti-Kickback Statute could result in felony conviction, administrative penalties, liability (including penalties) under the False Claims Act and/or exclusion from federal healthcare programs. A number of states have enacted anti-kickback laws that sometimes apply not only to state-sponsored healthcare programs, but also to items or services that are paid for by private insurance and self-pay patients. State anti-kickback laws can vary considerably in their applicability and scope and sometimes have fewer statutory and regulatory exceptions than does the federal law. We consider the importance of anti-kickback laws when structuring company operations and relationships. That said, we cannot ensure that the applicable regulatory authorities will not determine that some of our arrangements with physicians violate the Anti-Kickback Statute or other applicable laws. An adverse determination could subject us to different liabilities, including criminal penalties, civil monetary penalties and exclusion from participation in Medicare, Medicaid or other healthcare programs, any of which could have a material adverse effect on our business, financial condition or results of operations.

Under the Civil Monetary Penalties Law, a person (including an organization) is prohibited from knowingly presenting or causing to be presented to any United States officer, employee, agent, or department, or any state agency, a claim for payment for medical or other items or services where the person knows or should know (a) the items or services were not provided as described in the coding of the claim, (b) the claim is a false or fraudulent claim, (c) the claim is for a service furnished by an unlicensed physician, (d) the claim is for medical or other items or service furnished by a person or an entity that is in a period of exclusion from the program, or (e) the items or services are medically unnecessary items or services. Penalties range from $10,000 to $50,000 per violation up to $10,000 per claim, treble damages, and exclusion from federal healthcare programs. The Civil Monetary Penalties Law also prohibits a person from transferring any remuneration to a Medicare or Medicaid beneficiary that the person knows or should know is likely to influence the beneficiary’s selection of a particular provider of Medicare or Medicaid payable items or services.

The federal False Claims Act, 31 U.S.C. § 3729, imposes civil penalties for knowingly submitting or causing the submission of a false or fraudulent claim for payment to a government-sponsored program, such as Medicare and Medicaid. Violations of the False Claims Act present civil liability of treble damages plus a penalty of at least $11,803 per false claim. The False Claims Act has “whistleblower” or “qui tam” provisions that allow individuals to commence a civil action in the name of the government, and the whistleblower is entitled to share in any subsequent recovery (plus attorney’s fees). Many states also have enacted civil statutes that largely mirror the federal False Claims Act but allow states to impose penalties in a state court. The existence of the False Claims Act, under which so-called qui tam plaintiffs can allege liability for a wide range of regulatory noncompliance, increases the potential for such actions to be brought and has increased the potential financial exposure for such actions. These actions are costly and time-consuming to defend.

U.S. State and Federal Health Information Privacy and Security Laws

There are numerous U.S. federal and state laws and regulations related to the privacy and security of personal identifiable information (“PII”), including health information. The Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) is a federal law that required the creation of national standards to protect sensitive patient health information from being disclosed without the patient’s consent or knowledge. In particular, HIPAA establishes privacy and security standards that limit the use and disclosure of protected health information (“PHI”), and require the implementation of administrative, physical, and technical safeguards to ensure the confidentiality, integrity and availability of PHI in electronic form. Biote-certified practitioners and their clinics may be regulated as covered entities under HIPAA. We may be a business associate of our covered entity clients when we are working on behalf of our covered entity clients and providing services to those clients.

To the extent we qualify as a business associate, we will also be regulated by HIPAA and may be required to provide satisfactory written assurances to our covered entity clients through written business associate agreements that we will provide our services in accordance with HIPAA. Failure to comply with these contractual agreements could lead to loss of clients, contractual liability to our clients, and direct action by HHS Office for Civil Rights, including monetary penalties. Violations of HIPAA may result in significant civil and criminal penalties, including a tiered system of civil monetary penalties that range from $100 to $50,000 per violation, with a cap of $1.5 million per year for identical violations. However, a single breach incident can result in violations of multiple standards. Under the breach notification rule, covered entities must notify affected individuals without unreasonable delay in the case of a breach of unsecured PHI, which may compromise the privacy, security or integrity of the PHI. In addition, notification must be provided to HHS and the local media in cases where a breach affects more than 500 individuals. Breaches affecting fewer than 500 individuals must be reported to HHS on an annual basis. HIPAA also requires a business associate to notify its covered entity clients of breaches by the business associate without unreasonable delay and no later than 60 days from the discovery of the breach.

State attorneys general also have the right to prosecute HIPAA violations committed against residents of their states. While HIPAA does not create a private right of action that would allow individuals to sue in civil court for a HIPAA violation, its standards have been used as the basis for the duty of care in state civil suits, such as those for negligence or recklessness in misusing personal information. It also tasks HHS with establishing a methodology whereby harmed individuals who were the victims of breaches of unsecured PHI may receive a percentage of the Civil Monetary Penalty fine paid by the violator. In light of the HIPAA Omnibus Final Rule, recent enforcement activity, and statements from HHS, we expect increased federal and state HIPAA privacy and security enforcement efforts.

Many states where we operate and where patients treated by Biote-certified practitioners reside also have laws that protect the privacy and security of sensitive and personal information, including health information. These laws may be similar to or even more protective than HIPAA and other federal privacy laws. For example, the laws of the State of California that govern personal information and medical information such as the California Consumer Protection Act or the California Confidentiality of Medical Information Act, in which we operate, are more restrictive than HIPAA. Where state laws are more protective than HIPAA, we must comply with the state laws we are subject to, in addition to HIPAA. In certain cases, it may be necessary to modify our planned operations and procedures to comply with these more stringent state laws. Not only may some of these state laws impose fines and penalties upon violators, but, unlike HIPAA, some may afford private rights of action to individuals who believe their personal information has been misused. In addition, state laws are changing rapidly, and there have been proposals for a new federal privacy law or federal breach notification law, to which we may be subject.

In addition to HIPAA and state health information privacy laws, we may be subject to other state and federal privacy laws, including laws that prohibit unfair privacy and security acts or practices and deceptive statements about privacy and security and laws that place specific requirements on certain types of activities, such as data security and texting. The FTC and states’ attorneys general have brought enforcement actions and prosecuted some data breach cases as unfair and/or deceptive acts or practices under the FTC Act and similar state laws. FTC jurisdiction in data privacy and security cases is concurrent with the HHS Office for Civil Rights’ jurisdiction with respect to HIPAA.

In recent years, there have been a number of well-publicized data breaches involving the improper use and disclosure of PII and PHI. Many states have responded to these incidents by enacting laws requiring holders of personal information to maintain safeguards and to take certain actions in response to a data breach, such as providing prompt notification of the breach to affected individuals and state officials and provide credit monitoring services and/or other relevant services to impacted individuals. In addition, under HIPAA and pursuant to the related contracts that we may enter into with Biote-certified practitioners or Biote partnered clinics who are covered entities, we must report breaches of unsecured PHI to them following discovery of the breach within a set timeframe. Notification must also be made in certain circumstances to affected individuals, federal and state authorities, media, and other relevant parties.

Legal Proceedings

From time to time, we may be involved in various legal proceedings and subject to claims that arise in the ordinary course of business. Although the results of litigation and claims are inherently unpredictable and uncertain, we are not currently a party to any legal proceedings the outcome of which, if determined adversely to us, are believed to, either individually or taken together, have a material adverse effect on our business, operating results, cash flows or financial condition. Regardless of the outcome, litigation has the potential to have an adverse impact on us due to defense costs and possible settlement expenses, diversion of management resources and other factors.

BIOTE MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Unless the context otherwise requires, all references in this section to the “Company,” “we,” “us, or “our” refer to the business of the Biote Companies prior to the consummation of the business combination. Throughout this section, unless otherwise noted, “Biote” refers to BioTE Holdings, LLC and its consolidated subsidiaries.

You should read the following discussion and analysis of our financial condition and results of operations together with the “Summary Historical Financial Information of Biote” section of this proxy statement and our financial statements and the related notes appearing elsewhere in this proxy statement. This discussion contains forward-looking statements that reflect our plans, estimates, and beliefs that involve risks and uncertainties. As a result of many factors, such as those set forth under the “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” sections and elsewhere in this proxy statement, our actual results may differ materially from those anticipated in these forward-looking statements.

Overview

We operate a high growth practice-building business within the hormone optimization space. Similar to a franchise model, we provide the necessary components to enable Biote-certified practitioners to establish, build, and successfully implement a program designed to optimize hormone levels using personalized solutions for their aging patient populations. The Biote Method is a comprehensive, end-to-end practice building platform that provides Biote-certified practitioners with the components specifically developed for practitioners in the hormone optimization space: Biote Method education, training and certification, practice management software, inventory management software, and information regarding available hormone replacement therapy (“HRT”) products, as well as digital and point-of-care marketing support. We also sell a complementary Biote-branded line of dietary supplements. We generate revenues by charging the Biote-partnered clinics fees associated with the support Biote provides for HRT and from the sale of Biote-branded dietary supplements. By virtue of our historical performance over the past ten years, we believe that our business model has been successful, remains differentiated, and is well positioned for future growth.

Our go-to-market strategy focuses on:

•

Increase the number of Biote-certified practitioners. Our primary objective in marketing to healthcare providers is to inform them of the value in joining the Biote network. We accomplish this through provider referrals, a dedicated sales force, and through digital and traditional marketing channels. We target specific physicians based on their specialty, prescribing data, demographic information and location match with our existing geographic footprint.

•

Grow the practice of our Biote-certified practitioners and Biote partnered clinics. When the practices of our Biote-certified practitioners and Biote partnered clinics grow, we grow. We help our Biote-certified practitioners and Biote partnered clinics grow by, among other things:

•	providing mentorship, practice management and marketing capability necessary to operate an efficient hormone optimization practice;

•	providing high-quality Biote-branded dietary supplement products;

•	providing Biote-certified practitioners and Biote partnered clinics a full array of wellness education and marketing materials;

•	directing consumers that are actively seeking care to Biote-certified practitioners via the “Find A Provider” feature on our company website; and

•	utilizing our growing digital outreach capabilities to connect with consumers seeking general information.

•

Increasing sales of Biote-branded dietary supplements. As of March 15, 2022, our Biote-branded dietary supplement line includes 18 dietary supplements that we offer to over 2,335 Biote-certified practitioners through our eCommerce site, efficiently leveraging our core Biote provider platform. Practitioners then re-sell Biote-branded dietary supplements to their patients, enabling patients to receive physician- guided therapies to manage the related effects of aging. In August 2021, we launched a direct-to-patient eCommerce platform whereby practitioners can invite their patients to buy Biote-branded dietary supplements online via our online store.

The hormone pellet products used by Biote-certified practitioners are manufactured by third-party compounding pharmacies and shipped directly to Biote-certified practitioners. Custody of the pellets is with Biote-certified practitioners. However, the pellets are recorded as inventory on our financial statements from the date of shipment until such time as they are administered in a patient treatment as monitored and recorded in our BioTracker system as an additional service for administrative convenience of Biote-certified practitioners and Biote partnered clinics. The unused pellets located at the Biote partnered clinics are recorded in our consolidated balance sheets as inventory until such time as they are dispensed in treatments which initiates the revenue recognition process.

These products have a finite life ranging from six to twelve months. We assume the risk of loss due to expiration, damage or otherwise. Additionally, the products offered in our Biote-branded dietary supplement portfolio are produced by third-party manufacturers located in the United States. Prior to 2021, our Biote-branded dietary supplements were dropped-shipped directly to our customers from our vendors. Beginning in 2021, Biote contracted with a third-party to provide warehousing, co-packing and logistics services for our Biote-branded dietary supplements. As such our consolidated balance sheets as of December 31, 2021 reflect inventories relating to these items.

Revenue generated from individual Biote partnered clinics varies significantly. This variability is due to many factors. These include: tenure of its practitioners as Biote-certified practitioners; the number of certified practitioners in an individual clinic; the number of patients served by a clinic; the clinic’s patient demographics; and the clinic’s geographic location and population density. The master services agreements (“MSAs”) we enter into with Biote partnered clinics contain tiered pricing provisions for the management fees. These provisions provide for decreasing management fees owed to us based on the number of new patients treated. This can result in declines in revenue we realize from management fees from existing Biote partnered clinics unless these are offset by revenues generated from newly acquired Biote partnered clinics which begin at higher fee levels under the MSA.

Our revenue was $139.4 million,$116.6 million and $85.7 million, our net income was $32.6 million, $29.2 million and $19.7 million, and our EBITDA was $36.0 million, $32.9 million and $22.6 million, for the years ended December 31, 2021, 2020 and 2019, respectively.

Impact of the COVID-19 Pandemic

In March 2020, the World Health Organization declared the COVID-19 outbreak a pandemic (the “COVID-19 pandemic”), and the virus continues to spread in areas where we partner with Biote-certified practitioners and Biote partnered clinics and sell our dietary supplements. Several public health organizations have recommended, and many local governments have implemented, certain measures to slow and limit the transmission of the virus, including shelter in place and social distancing ordinances, which have resulted in a significant deterioration of economic conditions in many of the states in which we operate.

The impact of the COVID-19 pandemic and the related disruptions caused to the global economy did not have a material impact on our business during the year ended December 31, 2021. We experienced a decrease in Biote partnered clinic demand and Biote-branded dietary supplement shipments in the second quarter of fiscal year 2020. This decrease was primarily the result of closures or reduced capacity at Biote partnered clinics in various geographies within the United States. During the second half of fiscal year 2020, clinic demand returned to pre-COVID-19 pandemic levels. During this and subsequent periods, we have not experienced any material disruptions in our supply chain or in our ability to fulfill orders as a result of the COVID-19 pandemic.

Business Combination

On December 13, 2021, we entered into the Business Combination Agreement with Haymaker and certain other parties. Pursuant to the Business Combination Agreement, and assuming a favorable vote of Haymaker’s stockholders, we will affect a series of transactions resulting in the business combination. The surviving parent company will be renamed “biote Corp.” See “Proposal No. 1 — The Business Combination Proposal.”

The business combination will be accounted for as a common control transaction, in accordance with GAAP, as the Biote Founder is deemed to have continued control over the Combined Company for accounting purposes. Under this method of accounting, Haymaker’s acquisition of Biote will be accounted for at Biote’s historical carrying values, and Biote will be deemed the predecessor entity. This method of accounting is similar to a reverse recapitalization whereby the business combination will be treated as the equivalent of Biote issuing stock for the net assets of Haymaker, accompanied by a recapitalization. The net assets of Haymaker will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the business combination will be those of Biote. The business combination is expected to have a significant impact on our future reported financial position and results as a consequence of the reverse capitalization. The most significant changes in Biote’s future reported financial position and results are expected to be an estimated net increase in cash (as compared to our consolidated balance sheet as of December 31, 2021) of between approximately $23.3 million, assuming maximum shareholder redemptions permitted under the Business Combination Agreement, and $144.1 million, assuming no shareholder redemptions. The estimated transaction costs of the business combination are approximately $50.8 million. See “Unaudited Pro Forma Condensed Combined Financial Information” elsewhere in this proxy statement for additional information.

In connection with the transactions contemplated by the Business Combination Agreement, BioTE Medical, LLC, a subsidiary of Biote, has entered into a debt commitment letter with Truist Bank and Truist Securities, Inc. to obtain (i) a $50 million senior secured revolving credit facility in favor of Biote Medical and (ii) a $125 million senior secured term loan A facility in favor of Biote Medical.

Components of Results of Operations

Revenue

We sell Biote partnered clinics the Biote Method, the components of which are specifically developed for practitioners in the hormone optimization space: Biote Method education, training and certification, practice management resources, inventory management resources, and digital and point-of-care-marketing support. Our revenue represents fees paid for the training, marketing support, practice development, equipment, IP licensing, and product sales of Biote-branded dietary supplements, physician-prescribed procedures, and manual surgical instruments intended for use by Biote-certified practitioners, or trocars.

Our revenues fluctuate in response to a combination of factors, including the following:

•	sales volumes;

•	the mix of male and female patients treated by Biote-certified practitioners, as treatment for males generates more revenue per patient than treatment for females;

•	our overall product mix of dietary supplements sold;

•	the effects of competition on market share;

•	new Biote partnered clinics acquired as customers, less any existing clinics lost as customers (“net new clinics”);

•	number of procedures performed by practitioners;

•	medical industry acceptance of hormone optimization generally as a solution to unmet medical needs;

•	the number of business days in a particular reporting period, including as a result of holidays;

•	weather disruptions impacting medical offices’ ability to maintain regular operating schedules;

•	the effects of competition and competitive pricing strategies;

•	governmental regulations influencing our markets; and

•	global and regional economic cycles.

Generally, our MSAs require us to provide (1) initial training to practitioners on the Biote Method, (2) inventory management services and (3) other contract-term marketing and practice development services (including recurring training and licenses of Biote IP). Historically, we have provided the optional free lease of reusable trocars by Biote-certified practitioners.

Substantially all of our revenue originates from sales to clinic locations in the United States.

Product Revenue

Product revenue includes both pellets, in connection with the service described above, and the related inventory management services provided to clinics. Product revenue is recognized at the point in time when the clinic obtains ownership of the pellet, which we determined to be when the Biote-certified practitioner performs the procedure to implant the pellet into their patient. The consideration allocated to this performance obligation is a procedure-based service fee which we refer to as procedure revenue. Our product revenues also include revenues earned from sales of pellet insertion kits and Biote-branded dietary supplements. Revenue from the sale of Biote-branded dietary supplements and pellet insertion kits is recognized when the clinic or clinic’s patient, with regard to our Biote-branded dietary supplements, obtains control of the product and is generally at the time of shipment from our distribution facility or supplier. Any shipping or handling fees paid by clinics are also recorded within product revenues.

Service Revenue

Service revenue is revenue earned from fees paid by Biote partnered clinics for training services and other contract term services pursuant to our MSAs. While the option to receive and right to use the reusable trocars through the term of the contract represents an embedded lease, we have adopted the practical expedient within ASC 842 to combine the lease and non-lease components and account for the combined component under ASC 606.

For Biote Method arrangements, we recognize revenue for trainings and for management services over time. For initial trainings, progress is measured by the number of training sessions completed, and for contract-term services, progress is measured on a time-elapsed basis.

The training completion and time-elapsed bases represent the most reliable measure of transfer of control to the clinic for trainings and contract-term services, respectively. Revenue is deferred for amounts billed or received prior to delivery of the services.

Cost of Revenue

Cost of service revenue consists primarily of costs incurred to deliver trainings to Biote partnered clinics. Cost of product revenues include the pass-through cost of pellets purchased from outsourcing facilities, the cost of pellet insertion kits and Biote-branded dietary supplements purchased from manufacturing facilities, and the shipping and handling costs incurred to deliver these products to Biote partnered clinics.

Commissions

Commissions consist primarily of fees paid to a third-party sales force and fees paid to Biote partnered clinics that participate in our clinic mentor program (our “Mentor Program”), which pairs experienced Biote- certified practitioners with newly contracted practitioners.

Commissions paid to the Company’s third-party sales forces relate to market support and development activities undertaken to increase sales through the acquisition of new Biote partnered clinics and growth from existing clinics. These are not considered incremental costs to obtain a clinic contract. As a result of investing in growing our internal sales capabilities beginning in 2019, we rely less on third-party sales forces and our commissions have decreased over time. We expect external commissions expenses to continue to decrease as we focus our growth initiatives based on an internal sales force model. However, the employee salaries we pay to our internal sales force are considered compensation expense and allocated to selling, general, and administrative expense. We’ve also made improvements to our Mentor Program that have resulted in lower commissions paid since 2019.

Marketing

Marketing consists primarily of advertising expenses, other non-advertising marketing and training program costs, and management services costs. These costs are all expensed as incurred.

Selling, General, and Administrative Expense

Selling, general, and administrative expense consists primarily of software licensing and maintenance and the cost of employees who engage in corporate functions, such as finance and accounting, information technology, human resources, legal, and executive management. Selling, general, and administrative expense also includes rent occupancy costs, office expenses, recruiting expenses, entertainment allocations, depreciation and amortization, other general overhead costs, insurance premiums, professional service fees, research and development, and costs related to regulatory and legal matters.

Interest Expense

Interest expense consists primarily of cash and non-cash interest under our term loan facility and commitment fees for our unused line of credit.

Other Income/Expense

Other income and expense consists of the foreign currency exchange gains and losses for sales denominated in foreign currencies, interest income and other income or payments not appropriately classified as operating expenses.

Income Taxes

We are a limited liability company treated as a partnership for U.S. federal income tax purposes. BioTE Holdings, LLC is not subject to U.S. federal income tax, but may be subject to certain taxes and fees imposed by the states in which we operate. As such, all federal taxable income for BioTE Holdings, LLC is passed directly to the members, and is subject to income tax at the members’ level. We remain liable for Texas and other state franchise taxes, which are based on income and accounted for under ASC 740, Income Taxes.

Refer to Note 2, Summary of Significant Accounting Policies, in our accompanying financial statements elsewhere in this proxy statement for additional discussion.

Following the business combination, our parent company will be subject to U.S federal, state and foreign income taxes as a corporation.

Results of Operations

Comparison of the Years Ended December 31, 2021 and 2020

The table and discussion below present our results for the years ended December 31, 2021 and 2020:

	Year Ended December 31,		Increase/(Decrease)
(U.S. dollars, in thousands)	2021	2020	$	%
Revenue
Product revenue	$137,598	$114,640	$22,958	20.0%
Service revenue	1,798	1,928	(130)	(6.7%)

Total revenue	139,396	116,568	22,828	19.6%
Cost of revenue (excluding depreciation and amortization included in selling, general, and administrative, below)
Cost of products	46,298	42,538	3,760	8.8%
Cost of services	2,519	2,391	128	5.4%

Cost of revenue	48,817	44,929	3,888	8.7%

Commissions	2,056	2,432	(376)	(15.5%)
Marketing	4,908	4,409	499	11.3%
Selling, general, and administrative	49,054	33,017	16,037	48.6%

Income from operations	34,561	31,781	2,780	8.7%

Other income (expense):
Interest expense	(1,673)	(2,425)	752	(31.0%)
Other income (expense)	17	(5)	22	*

Total other expense	(1,656)	(2,430)	774	(31.9%)

Income before provision for income taxes	32,905	29,351	3,554	12.1%
Income tax expense	286	189	97	51.3%

Net income	$32,619	$29,162	3,457	11.9%

*	Not a meaningful change

Revenue

Revenue for the year ended December 31, 2021 increased by $22.8 million to $139.4 million, or 19.6% as compared to the year ended December 31, 2020. The increase was primarily driven by a $23.0 million increase in procedure and Biote-branded dietary supplement revenue. Procedures performed increased by 20% versus the prior year resulting in a $16.7 million increase in procedure revenue. During the year ended December 31, 2021, 415 net new clinics were added versus 297 net new clinics for the year ended December 31, 2020. Biote-branded dietary supplement sales increased by 30.2%, or $6.3 million, over the same period in the prior year. The increase was due to $4.5 million, or 22%, in sales from the core product line and $1.8 million, or 8.4%, in sales from new dietary supplements introduced in the quarter ended December 31,2020. Additionally, there was a 13% increase in the number of Biote partnered clinics that sell our Biote-branded dietary supplements from the previous year. Service revenues decreased by 6.7% during 2021, attributable to a certain one-time virtual training event that was sponsored to coincide with the new dietary supplements launch in 2020.

Cost of revenue

Cost of revenue for the year ended December 31, 2021 increased by $3.9 million, to $48.8 million, or 8.7% as compared to the year ended December 31, 2020. The increase was primarily due to the net impact of higher volumes at lower unit costs. Cost of procedures increased by $1.4 million for the period, consisting of $5.2 million attributable to volume increases in pellets dispensed which was offset by a reduction in the per unit cost of certain pellets totaling $3.8 million. Biote-branded dietary supplement costs increased by 18.6%, or $2.4 million, during the period, consisting of $3.9 million attributable to higher volumes which was offset by price reductions and increases in sales of lower cost dietary supplements totaling $1.5 million.

Commissions

Commissions expense for the year ended December 31, 2021 decreased by $0.4 million to $2.1 million, or 15.5%, as compared to the year ended December 31, 2020. The decrease was primarily driven by our shift to an internal sales force for generating product demand.

Marketing

Marketing expense for the year ended December 31, 2021 increased by $0.5 million to $4.9 million, or 11.3%, as compared to the year ended December 31, 2020. This increase was attributable to an increase in clinic support and incentive programs of $0.7 million, driven by new clinic acquisition and increases in Biote partnered clinics qualifying for incentives. These increases were offset by reductions in media related expenses of $0.2 million in the year ended December 31, 2021 as compared to the year ended December 31, 2020.

Selling, General, and Administrative

Selling, general, and administrative expense for the year ended December 31, 2021 increased by $16.1 million to $49.1 million, or 48.6%, as compared to the year ended December 31, 2020. The increase included a $6.9 million increase in payroll and related expenses related to sales incentives consistent with sales growth for the period and additional management hiring. The increase also reflected increases in technology licensing and support costs of $0.7 million from higher personnel headcount and ongoing technology initiatives, $1 million of travel and entertainment expenses due to the easing of travel restrictions in place during 2020 resulting from the COVID-19 pandemic and merchant bank processing fees of $1.2 million consistent with sales growth. Professional fees also increased during the period by $3.9 million. Of these professional fees, $2.7 million was due to additional services rendered related to our pursuit of the business combination with Haymaker, with the remaining $1.2 million attributable to other legal matters incurred in the normal course of operations.

Interest Expense

Interest expense for the year ended December 31, 2021 decreased by $0.8 million to $1.7 million, or 31%, as compared to the year ended December 31, 2020. The decrease was primarily due to the reduction in the amount outstanding on the note payable as compared to the prior year as well as a reduction in interest rates realized during the year. Interest expense relates primarily to interest on an outstanding note payable and amortization of origination fees.

Other income/(expense)

Other income for the years ended December 31, 2021 increased by $23 thousand to $17 thousand as compared to the year ended December 31, 2020. The increase was primarily due to currency fluctuations during the period that resulted in a net foreign exchange gain in 2021 and a net foreign exchange loss in 2020.

Income Tax Expense

Income tax expense for the year ended December 31, 2021 increased by $98 thousand to $0.3 million, or 52%, as compared to the year ended December 31, 2020. This increase was attributable to increases in operating income in specific jurisdictions where the Company is subject to franchise and other taxes.

Comparison of the Years Ended December 31, 2020 and 2019

The table and discussion below present our results of operations for the years ended December 31, 2020 and 2019:

	Year Ended December 31,		Increase/(Decrease)
(U.S. dollars, in thousands)	2020	2019	$	%
Revenue
Product revenue	$114,640	$108,315	$6,325	5.8%
Service revenue	1,928	1,661	267	16.1%

Total revenue	116,568	109,976	6,592	6.0%
Cost of revenue (excluding depreciation and amortization included in selling, general, and administrative, below)
Cost of products	42,538	39,749	2,789	7.0%
Cost of services	2,391	3,816	(1,425)	(37.3%)

Cost of revenue	44,929	43,565	1,364	3.1%
Commissions	2,432	3,592	(1,160)	(32.3%)
Marketing	4,409	7,264	(2,855)	(39.3%)
Selling, general, and administrative	33,017	32,028	989	3.1%

Income from operations	31,781	23,527	8,254	35.1%
Other income (expense):
Interest expense	(2,425)	(2,082)	(343)	16.5%
Other expense	(5)	(65)	60	(92.3%)

Total other expense	(2,430)	(2,147)	(283)	13.2%
Income before provision for income taxes	29,351	21,380	7,971	37.3%
Income tax expense	189	93	96	103.2%

Net income	$29,162	$21,287	7,875	37.0%

Revenue

Revenue for the year ended December 31, 2020 increased $6.6 million to $116.6 million, or 6.0%, as compared to the year ended December 31, 2019. The increase was primarily driven by a $6.3 million increase in procedures, Biote-branded dietary supplements, and sale of trocar kits. Patient procedures performed increased by 6% in 2020 resulting in a $2.6 million increase in procedure revenues. During the year ended December 31, 2020, 297 net new clinics were added versus 204 in the year ended December 31, 2019. Biote-branded dietary supplement sales increased by $3.4 million, or 19%, during 2020. Of that, 10% was attributable to organic growth in our core product line and 9% growth was realized from new products introduced during 2020. Other product revenue, related to pellet insertion kit sales, increased by $0.3 million, or 60%, during 2020. Service revenues increased by 16% during 2020, of which 11% was attributable to certain one-time virtual training events that were sponsored to coincide with the new dietary supplements launched in 2020.

Cost of revenue

Cost of revenue for the year ended December 31, 2020 increased $1.4 million to $44.9 million, or 3.1%, as compared to the year ended December 31, 2019. The increase was primarily due to an increase of cost of products, which includes procedures, Biote-branded dietary supplements and trocar kits, by $2.8 million, of which $2.3 million was attributable to volume increases in products sold, with the remaining increase attributable to product mix. This increase in cost of products was partially offset by a decrease in cost of services of $1.4 million due the reduction of facilities expense of $1.3 million as we shifted our approach to trainings due to the COVID-19 pandemic.

Commissions

Commissions expense for the year ended December 31, 2020 decreased by $1.2 million to $2.4 million, or 32.3%, as compared to the year ended December 31, 2019. The decrease was driven by our shift to an internal sales force for generating product demand and less reliance upon third-parties to represent Biote in certain geographic territories.

Marketing

Marketing expense for the year ended December 31, 2020 decreased by $2.9 million to $4.4 million, or 39.3%, as compared to the year ended December 31, 2019. This decrease was primarily driven by a reduction in media expense of $3.5 million which was due to the elimination of certain television advertising initiatives as well as conversion to a more cost-effective digital marketing platform. The decrease in media expense was offset by increases in our clinic incentives and support programs of $0.6 million.

Selling, General, and Administrative

Selling, general, and administrative expense for the year ended December 31, 2020 increased by $1.0 million to $33.0 million, or 3.1%, as compared to the year ended December 31, 2019. The increase was primarily from a $0.9 million increase in software licensing/maintenance expense due to an increase in technology upgrades initiated during 2020, payroll and related expenses of $1 million, due to an increase in sales and management personnel hired in 2020, as well as an increase in depreciation and amortization of $0.3 million due to an increase in assets placed in service in 2020 and late 2019. These increases were offset by a reduction of $1.5 million in legal fees, which were due to an overall decrease in category spend.

Interest Expense

Interest expense for the year ended December 31, 2020 was $2.4 million, an increase of $0.3 million, or 16.5%, as compared to the year ended December 31, 2019. Interest expense relates primarily to interest on an outstanding note payable and amortization of the note’s origination fees. The note payable was issued in 2019, was outstanding for seven months of the year, and replaced a previous line of credit with a smaller principal balance. The increase in expense for 2020 reflects the outstanding balance on the note for the full year of 2020.

Other expense

Other expense for the year ended December 31, 2020 decreased $60 thousand to $5 thousand as compared to the year ended December 31, 2019. The change was primarily due to a reduction of approximately $60 thousand in certain non-operating expenses that were recognized in the year ended 2019 but not 2020.

Income Tax Expense

Income tax expense for the year ended December 31, 2021 increased by $98 thousand to $0.3 million, or 52% as compared to the year ended December 31, 2020. This increase was attributable to increases in operating income in specific jurisdictions where the Company is subject to franchise and other taxes.

Liquidity and Capital Resources

Our primary sources of cash are our cash flow from operations, less amounts paid to fund operating expenses, and working capital requirements related to inventory, accounts payable and accounts receivable, and general and administrative expenditures. We primarily use cash to fund our debt service obligations, fund operations, meet working capital requirements, capital expenditures and strategic investments. As of December 31, 2021, we had cash and cash equivalents of $26.8 million. Based on past performance and current expectations, we believe that our current available sources of funds (including cash and cash equivalents plus proceeds from the business combination and debt financing) will be adequate to finance our operations, working capital requirements, capital expenditures, debt servicing obligations, and potential dividends for at least the next twelve months.

Since our inception, we have financed our operations and capital expenditures primarily through capital investment from our founder and other members, debt financing in the form of short-term lines of credit and long-term notes payable, and net cash inflows from operations.

We expect our operating and capital expenditures to increase as we increase headcount, expand our operations and grow our clinic base. If additional funds are required to support our working capital requirements, acquisitions or other purposes, we may seek to raise funds through additional debt or equity financings or from other sources. If we raise additional funds through the issuance of equity or convertible debt securities, the percentage ownership of our equity holders could be significantly diluted, and these newly issued securities may have rights, preferences or privileges senior to those of existing equity holders. If we raise additional funds by obtaining loans from third-parties, the terms of those financing arrangements may include negative covenants or other restrictions on our business that could impair our operating flexibility and also require us to incur additional interest expense. We can provide no assurance that additional financing will be available at all or, if available, that we would be able to obtain additional financing on terms favorable to us.

Cash Flows

The following table summarizes our consolidated cash flows for the years ended December 31, 2021,2020 and 2019:

	Year Ended December 31,
	2021	2020	2019
Consolidated Statements of Cash Flow Data:
Net cash provided by operating activities	$33,720	$26,425	$25,354
Net cash used in investing activities	(3,807)	(1,393)	(1,672)
Net cash used in financing activities	(20,343)	(18,319)	(13,553)

We derive liquidity primarily from debt and equity financing activities. As of December 31, 2021, our balance of cash and cash equivalents was $26.8 million, which is an increase of $9.6 million, or 55%, compared to December 31, 2020. Our total outstanding debt principal balance as of December, 2021 was $37 million, which represents a decrease of $4.7 million over the total debt outstanding at December 31, 2020 of $41.7 million.

Operating Activities

Comparison of the Years Ended December 31, 2021 and 2020

Cash flows provided by operating activities for the year ended December 31, 2021 increased compared to the year ended December 31, 2020, driven primarily by an increase in net income from operations, adjusted for non-cash expenses such as depreciation and amortization, provisions for bad debts, and provisions for obsolete inventories. This increase of $3.2 million was impacted by a $2.4 million net increase in inventory and related accounts payable and $4.6 million related to certain expense accruals for professional fees and legal resolutions. The remaining decreases in working capital consist of $0.7 million related to the timing of customer payments, $0.5 million of reductions in certain revenue deferrals and $0.7 million reductions in vendor prepayments

Comparison of the Years Ended December 31, 2020 and 2019

Cash flows provided by operating activities for the year ended December 31, 2020 increased compared to the year ended December 31, 2019, driven by an increase in net income from operations, adjusted for non-cash expenses such as depreciation and amortization, provisions for bad debts, and provisions for obsolete inventories. This increase of $9.0 million was offset by a net increase in our investment in working capital of $8.0 million, due to cyclical increases in inventory and decreases in accounts payable and accrued expenses related to the timing of our inventory purchases and payments and increases in accounts receivable and decreases in deferred revenue arising from increased sales and fluctuations in the timing of when we receive customer payments in relation to when we recognize revenue.

Investing Activities

Comparison of the Years Ended December, 2021 and 2020

Net cash used in investing activities for the year ended December 31, 2021 increased $2.4 million as compared to the year ended December 31, 2020. This increase was driven by increased purchases of property and equipment costs associated with expanding our corporate offices, which account for $0.8 million of the increase. Additionally, we incurred increased costs for the development of internal-use capitalized software, which we continue to develop to meet our growth objectives. These software development costs accounted for $1.3 million of the increase.

Comparison of the Years Ended December 31, 2020 and 2019

Net cash used in investing activities for the year ended December 30, 2020 decreased $0.3 million as compared to the year ended December 31, 2019. This decrease was the result of a decrease in our purchases of property and equipment totaling $0.4 million, and an increase in our expenditures on internally developed software of $0.1 million.

Financing Activities

Comparison of the Years Ended December 31, 2021 and 2020

Net cash used in financing activities for the year ended December 31, 2021 increased $2 million as compared to the year ended December 31, 2020. The increase was due to $3.9 million of certain costs capitalized in conjunction with the anticipated business combination with Haymaker. This increase was offset by a reduction in member distributions of $1.9 million between to two years.

Comparison of the Years Ended December 31, 2020 and 2019

Net cash used in financing activities for the year ended December 31, 2020 increased $4.8 million as compared to the year ended December 31, 2019. This increase is primarily the result of a $6.6 million increase from$56.6 million in distributions to members, net of $50 million of long-term note proceeds used to pay these distributions. This increase is partially offset by a decrease in net repayments of our previous line of credit of $2.6 million resulting from the final repayments and termination of that line of credit in 2019, a decrease of $1.1 million related to the debt origination fees that were incurred in 2019, and an increase of $1.8 million of principal repayments on our long-term note payable resulting from a full year of payments in 2020.

Critical Accounting Policies and Estimates

The preparation of financial statements and related disclosures in accordance with GAAP requires our management to make judgments, assumptions and estimates that affect the amounts reported in our accompanying consolidated financial statements and the accompanying notes included elsewhere in this proxy statement.

Our management bases its estimates and judgments on historical experience, current economic and industry conditions and on various other factors that are believed to be reasonable under the circumstances. Actual results may differ from these estimates under different assumptions or conditions.

The methods, estimates, and judgments that we use in applying our accounting policies have a significant impact on the results that we report in our consolidated financial statements. Some of our accounting policies require us to make difficult and subjective judgments, often as a result of the need to make estimates regarding matters that are inherently uncertain.

Our most critical accounting estimates include revenue recognition and the valuation of inventory.

Our significant accounting policies are described in Note 2 to our audited consolidated financial statements included elsewhere in this proxy statement. We believe that the accounting policies described reflect our most critical accounting policies and estimates, which represent those that involve a significant degree of judgment and complexity. Accordingly, we believe these policies are critical in fully understanding and evaluating our reported financial condition and results of operations.

Revenue Recognition

Prior to January 1, 2019, we recognized revenue when there was persuasive evidence of an arrangement, delivery had occurred, the fee was fixed or determinable and collection was reasonably assured.

We adopted Financial Accounting Standards Board (FASB) Accounting Standard Update (ASU) 2014-09, Revenue from Contracts with Customers, and subsequent amendments (collectively, “ASC 606”), on January 1, 2019. We applied ASC 606 using the modified retrospective method and elected to apply this initial application of the standard only to contracts that are not completed at the date of initial application. The cumulative effect of adopting ASC 606 resulted in a $3.5 million adjustment to the opening balance of retained earnings as of January 1, 2019, with an offsetting adjustment to deferred revenue, current and long-term.

To determine revenue recognition for arrangements within the scope of ASC 606, we perform the following five steps: (1) identify the contract(s) with a clinic; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to the performance obligations in the contract; and (5) recognize revenue when (or as) we satisfy performance obligations. We recognize revenue when the control of the promised goods or services is transferred to Biote partnered clinics in an amount that reflects the consideration we expect to receive in exchange for such goods or services.

The majority of our revenue is derived from our long-term service agreements for Biote partnered clinics of the Biote Method. In determining the transaction price, we evaluate whether the price is subject to discounts or adjustments to determine the net consideration to which we expect to be entitled.

Revenue is recognized when control of the product or service is transferred to the clinic (i.e., when our performance obligation is satisfied), which varies between the different performance obligations within the contract. In determining whether control has transferred for a product, we consider if there is a present right to payment and legal title, and whether risks and rewards of ownership have transferred to the clinic. For services, we consider whether we have an enforceable right to payment and when the clinic receives the benefits of our performance. Refer to Note 2 to our consolidated financial statements included elsewhere in this proxy statement for additional discussion of our revenue recognition policy.

Inventories

Our inventories consist of physician-prescribed pellets used by Biote-certified practitioners in partnered clinics and Biote-branded dietary supplements which are sold and distributed to the Biote partnered clinics and their patients. Custody of the pellets remains with Biote-certified practitioners. The pellets are presented as inventory on our financial statements from the date of shipment until such time as they are administered in a treatment by a Biote-certified practitioner on their patient for the convenience of Biote-certified practitioners and Biote partnered clinics. Beginning the quarter ended June 30, 2021, we maintained our Biote-branded dietary supplement inventory at a third-party facility that provides Biote with co-packing and logistics services in the distribution of these products. From April 1, 2019 through March 31, 2021, we did not maintain our own stock of inventories on these products. During that time period these were distributed to Biote partnered clinics via drop shipment arrangements with our respective vendors.

Inventories are valued at the lower of cost or net realizable value. We regularly review our inventories and write down our inventories for estimated losses due to obsolescence or expiration. The allowance for pellets is determined based on the age of the specific manufacturing lots of the product and its remaining life until expiration. Dietary supplements are evaluated at the product level based on sales of our products in the recent past and/or expected future demand. Future demand is affected by market conditions, new products and strategic plans, each of which is subject to change with little or no forewarning. In estimating obsolescence, we utilize information that includes projecting future demand.

The need for strategic inventory levels to ensure competitive delivery performance to our Biote partnered clinics are balanced against the risk of inventory obsolescence due to clinic requirements.

Off-Balance Sheet Commitments and Arrangements

As of December 31, 2021, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K.

Contractual Obligations

Our principal contractual obligations and commitments consist of obligations to pay loan principal and interest under our long-term debt agreement and obligations under our operating lease agreement.

Refer to Note 8 and Note 10 to our consolidated financial statements included elsewhere in this proxy statement for a discussion of the nature and timing of our obligations under these agreements. The future amount and timing of interest payments under our long-term debt agreement are expected to vary with the amount and then-prevailing contractual interest rates of our debt, which are discussed in Note 8 to our consolidated financial statements.

Recently Issued and Adopted Accounting Pronouncements

See Note 2 to our consolidated financial statements included elsewhere in this proxy statement for a discussion of accounting pronouncements recently adopted and recently issued accounting pronouncements not yet adopted and their potential impact to our financial statements.

JOBS Act Accounting Election

We are an emerging growth company, as defined in the JOBS Act. Section 107 of the JOBS Act provides that an emerging growth company can take advantage of an extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards applicable to public companies, allowing them to delay the adoption of those standards until those standards would otherwise apply to private companies. We have elected to use this extended transition period under the JOBS Act. As a result, following the business combination, our consolidated financial statements may not be comparable to the financial statements of companies that are required to comply with the effective dates for new or revised accounting standards that are applicable to public companies, which may make our common stock less attractive to investors.

Quantitative and Qualitative Disclosures about Market Risk

We are exposed to market risks in the ordinary course of our business, including the effects of interest rate changes and inflation. Information relating to quantitative and qualitative disclosures about these market risks is set forth below.

Interest Rate Fluctuation Risk

The primary objective of our investment activities is to maintain cash reserves to meet the capital requirements of our operations and our contractual obligations. In future periods, we will continue to evaluate our investment policy in order to ensure that we continue to meet our overall objectives.

We are exposed to interest rate risk in relation to our long-term debt outstanding. As is more fully described in Note 8 to the consolidated financial statements elsewhere in this proxy statement, our outstanding long-term debt has a variable rate of interest, which is primarily based on the Eurodollar rate. We estimate that an increase of 100 basis points in the interest rates related to our long-term debt would increase our annualized interest expense by $0.5 million.

We do not engage in any strategies to limit our exposure to this interest rate risk. In addition to the interest rate risk related to our current borrowings, changes in interest rates could affect the interest we pay under any future borrowings on the line of credit available to us under our long-term debt agreement.

The variable interest rate on our long-term debt has declined since our last fiscal year, from a rate of 4.09% as of December 31, 2020 to a rate of 3.1% as of December 31, 2021.

Inflation

We do not believe that inflation has had a material effect on our business, financial condition, or results of operations. We continue to monitor the impact of inflation in order to minimize its effects through pricing strategies, productivity improvements and cost reductions. If our costs were to become subject to significant inflationary pressures, we may not be able to fully offset such higher costs through price increases. Our inability or failure to do so could harm our business, financial condition, and results of operations.

BIOTE MANAGEMENT

Executive Officers and Senior Management Team

The following table sets forth certain information regarding Biote’s executive officers and key employees as of December 31, 2021. Biote expects that these executive officers and key employees will continue as executive officers and key employees following the business combination.

Name	Age	Position(s)
Executive Officers
Gary S. Donovitz	66	Founder
Teresa S. Weber	69	Chief Executive Officer
Robbin Gibbins	57	Chief Financial Officer
Joe Butler	59	Chief Information Officer
Richard K. Key	52	Chief Digital Officer
Cary Paulette	60	Vice President, Sales
Ed Orlandi	62	Senior Director, Supply Chain & Facility
Mary Elizabeth Conlon	42	Vice President, Business Development & General Counsel
Jennifer Schimmel	49	Director, Human Resources & Talent

Executive Officers

The following is a brief biography of each of Biote’s executive officers and key employees.

Gary S. Donovitz, Founder and Director. Dr. Gary S. Donovitz, M.D. has served as the Founder of the Biote Companies since December 2012 as well as a member of the Board of Managers since December 2012. During his time at Biote he has also served in different capacities, including serving as Chief Executive Officer, President, and Secretary of BioTE IP, LLC and the Chief Executive Officer, President, and Secretary of BioTE Management, LLC. Additionally, Dr. Donovitz has served as the Medical Director for The Institute for Hormonal Balance, L.L.C. since 2009. He also practiced as a board-certified OB/GYN for 30 years. Dr. Donovitz holds an M.D. from the University of Texas, San Antonio Long School of Medicine.

Teresa S. Weber, Chief Executive Officer, Director. Ms. Teresa S. Weber has served as the Chief Executive Officer of Biote since March 2019 and on its Board of Managers since June 2018. Prior to joining Biote, Ms. Weber served as the Chief Executive Officer of Amen Clinics, Inc., an outpatient healthcare clinic company, from January 2015 to March 2019. Ms. Weber has also been a partner and consultant at Mattioli Weber Consulting, a marketing, service and retain consulting firm, since June 2013. She holds an M.S. in Management from Purdue University and a B.S. in Economics from New College Florida. Ms. Weber is qualified to serve as a director due to her significant leadership experience.

Robbin Gibbins, Chief Financial Officer. Mr. Robbin Gibbins has served as the Chief Financial Officer of Biote since May 2019. Prior to joining Biote, Mr. Gibbins served as the Chief Financial Officer of American Achievement Corporation, a manufacturer and distributor of commemorative jewelry and recognition products, from January 2017 to April 2019 and as the Chief Financial Officer of Allgoods, LLC, an apparel manufacturer and supplier, from January 2013 to May 2016. Mr. Gibbins holds a B.S. in Accounting from the University of Nebraska-Lincoln.

Joe Butler, Chief Information Officer. Mr. Joe Butler has served as the Chief Information Officer of Biote since March 2019. Prior to joining Biote, Mr. Butler served in various roles at DHL International GmbH from 2004 to 2019, most recently as Global Head of Integration Services for DHL Supply Chain from April 2013 to January 2016 and as the Vice President, Head of Global Infrastructure Programs from February 2016 to June 2019. Mr. Butler holds an M.B.A. in Technology Management from the University of Phoenix and a B.A. in Liberal Arts from Arizona State University.

Richard K. Key, Chief Digital Officer. Mr. Richard K. Key has served as the Chief Digital Officer of Biote since January 2021. Prior to joining Biote, Mr. Key served as the Vice President, Digital Marketing for Mr. Cooper Group Inc. from 2018 to 2021, where he led digital marketing strategy for the third largest home loan servicer in the United States. Prior to that, Mr. Key served as AVP, Digital & Marketing Strategy for General Motors Company from 2016 to 2018, where he led digital and marketing strategy for General Motors Financial. Mr. Key also served as a Digital Consultant for Tandem Labs from 2013 to 2021. Mr. Key holds a B.A. in Business and Marketing from the University of Texas at Arlington.

Cary Paulette, Vice President, Sales. Mr. Cary Paulette has served as the Vice President of Sales of Biote since July 2019. Prior to joining Biote, Mr. Paulette served as the Executive Vice President, Sales, Marketing & Sales Operations of ThermiHealth, LLC, from August 2017 to August 2019 and as the Senior Vice President, Sales of Ellman International from October 2013 to August 2017. Mr. Paulette holds a B.A. in Marketing from Baylor University.

Ed Orlandi, Senior Director, Supply Chain & Facility. Mr. Ed Orlandi has served as the Senior Director, Supply Chain & Facility Management of Biote since January 2021. Mr. Orlandi also currently serves as the President of Turning Point Solutions, LLC and has served in that capacity since March 2020. Prior to joining Biote, Mr. Orlandi served as the Senior Director of Operations of ThermiHealth, LLC from August 2017 to March 2020 and as the Director, Supply Chain of Galderma Laboratories, L.P., a Nestle Skin Health Company, from December 2016 to August 2017. Mr. Orlandi graduated from the Massachusetts Institute of Technology in 2018 with a MicroMasters in Supply Chain Management and also holds a variety of other degrees, including an M.S. in Engineering Management/Operations Research from Southern Methodist University, an M.B.A in Finance & Operations from the University of Texas and a B.S. in Aerospace Engineering from Texas A&M University.

Mary Elizabeth Conlon, Vice President, Business Development & General Counsel. Ms. Mary Elizabeth Conlon has served as the Vice President, Business Development and General Counsel of Biote since June 2021. Prior to joining Biote, Ms. Conlon founded The Conlon Law Firm, P.C., where she practiced law from January 2012 to June 2021. Prior to that, Ms. Conlon was named partner at Travis, Calhoun & Conlon, P.C., where she practiced law from September 2004. Ms. Conlon holds a J.D. from Baylor Law School and a B.A. in Communications from Baylor University.

Jennifer Schimmel, Director, Human Resources & Talent. Ms. Schimmel has served as the Director, Human Resources & Talent of Biote since June 2019. Prior to joining Biote, Ms. Schimmel served as the Director of Human Resources of DeliverCareRx Pharmacy, LLC from April 2017 to June 2019 and served as the Director, Human Resources & Organizational Effectiveness, of Cogensia, a CAC Group Company, from July 2013 to September 2016. Ms. Schimmel graduated from Roosevelt University with a B.S. in Business Administration.

MANAGEMENT AFTER THE BUSINESS COMBINATION

Unless otherwise indicated or the context otherwise requires, references in this section to “we”, “us” and “our” generally refer to the Company in the present tense or the Combined Company from and after the business combination.

Management and Board of Directors

The Company anticipates that the current executive officers of Biote will become executive officers of the Combined Company following the business combination. The following persons are anticipated to be the directors and executive officers of the Combined Company, which will be renamed “biote Corp.” following the business combination:

Name	Age	Position(s)
Marc D. Beer	57	Class III Director
Dana Jacoby	47	Class I Director
Mark Cone	59	Class II Director
Steven J. Heyer	69	Class II Director
Andrew R. Heyer	64	Class III Director
Stephen W. Powell	63	Class I Director
Teresa S. Weber	69	Chief Executive Officer, Class III Director
Robbin Gibbins	57	Chief Financial Officer
Joe Butler	59	Chief Information Officer
Richard K. Key	52	Chief Digital Officer
Cary Paulette	60	Chief Revenue Officer
Ed Orlandi	62	Senior Director, Supply Chain & Facility
Mary Elizabeth Conlon	42	Vice President, Business Development & General Counsel
Jennifer Schimmel	49	Director, Human Resources & Talent

Executive Officers

See “Biote Management — Executive Officers and Senior Management Team” for biographies on the Executive Officers who will serve in the positions listed above following the business combination.

Non-Employee Directors

Marc D. Beer, Executive Chairman, Director. Mr. Marc Beer has served as the Chairman of the Board of Managers of Biote since January 2021. Mr. Beer has also served as the Chairman of the Board of Origami Surgical LLC since April 2020 and as the Chairman of the Board of LumeNXT LLC since August 2018 as well. Prior to that, Mr. Beer co-founded Renovia Inc. in August 2016, where he previously held the positions of Chairman of the Board and Chief Executive Officer and continues to serve as a strategic advisor. Before starting Renovia Inc., Mr. Beer was the Chairman of the Board of Minerva Neurosciences, Inc. (NASDAQ:NERV) from December 2013 to January 2018. Mr. Beer holds a BS from Miami University. Mr. Beer is qualified to serve as a director due to his significant leadership background and industry experience.

Dana Jacoby, Director. Ms. Dana Jacoby has served as a member of the Board of Managers of Biote since August 2021. Prior to Biote, Ms. Jacoby served as the Chief Executive Officer of Specialty Networks Consulting from November 2015 to December 2020. In October 2017, Ms. Jacoby founded Vector Medical Group, where she continues to serve as Chief Executive Officer. Ms. Jacoby holds an M.S. in Business and Healthcare, Master of Health Systems from the Robert Wood Johnson Medical School at the University of Medicine and Dentistry of New Jersey and a B.S. in Political Science and Public Relations from Louisiana State University. Ms. Jacoby is qualified to serve as a director due to her extensive leadership experience and background in the industry.

Mark Cone, Director. Dr. Mark Cone has served as a member of the Board of Managers of Biote since August 2021. Dr. Cone has also served as the Market President of Privia Health’s South Texas market (Nasdaq: PRVA) since October 2015 and as the President of Privia Medical Group Gulf Coast since October 2015. Additionally, since December 2013, Dr. Cone has served as Vice President of the Board of Directors of the U.S. Women’s Health Alliance and since October 2020, as Chairman of the Board of Global Women’s Health Providers, a Cedar Gate Technologies company. Prior to these positions, Dr. Cone was the CEO of Complete MD Solutions, a physician management company from December 2014 to October 2015. He holds an M.D. from Baylor College of Medicine and a Bachelor of Science in Biology and Medicine from Texas A&M University. Dr. Cone is qualified to serve as a director due to his extensive industry and leadership experience.

For biographical information concerning Andrew R. Heyer, Steven J. Heyer and Stephen Powell, see “Information About The Company — Management.”

Information about Anticipated Executive Officers and Directors Upon the Closing of the Business Combination

Upon the Closing, we anticipate increasing the initial size of our Board from five directors to seven directors. If the proposed charter is approved, the business combination is consummated and our board size is increased and the director nominees are appointed to fill the vacant positions, our Board will consist of seven directors. If the amount of Haymaker Cash at the Closing is equal to or greater than the Director Threshold Amount, then four members will be designated by Biote and three members will be designated by the Company. If, however, the amount of Haymaker Cash at the Closing is less than the Director Threshold Amount, then five members will be designated by Biote and two members will be designated by the Company.

Family Relationships

Directors, Mr. Steven J. Heyer and Mr. Andrew R. Heyer are brothers.

Classified Board of Directors

As discussed above, in connection with the business combination, the number of directors on our Board will be increased to seven members and will be divided into three staggered classes. Each of our Class I directors, consisting of Stephen Powell and Dana Jacoby, will have a term that expires at the next annual meeting of stockholders following the effectiveness of the proposed charter, each of our Class II directors, consisting of Steven Heyer and Mark Cone, will have a term that expires at the second annual meeting of stockholders following the effectiveness of the proposed charter and each of our Class III directors, consisting of Andrew Heyer, Marc Beer and Terry Weber, will have a term that expires at the third annual meeting of stockholders following the effectiveness of the proposed charter, or in each case until their respective successors are elected and qualified, or until their earlier resignation, removal or death, or in each case until their respective successors are elected and qualified, or until their earlier resignation, removal or death.

Committees of the Board of Directors

The standing committees of our Board after the closing of the business combination will include an audit committee, a compensation committee and a nominating and corporate governance committee. Each of the committees will report to the Board as they deem appropriate and as the Board may request. The composition, duties and responsibilities of these committees are set forth below.

Audit Committee

The principal functions of the audit committee will include, among other things:

•

assisting board oversight of (1) the integrity of our financial statements, (2) our compliance with legal and regulatory requirements, (3) our independent registered public accounting firm’s qualifications and independence, and (4) the performance of our internal audit function and independent registered public accounting firm; the appointment, compensation, retention, replacement, and oversight of the work of the independent auditors and any other independent registered public accounting firm engaged by us;

•

pre-approving all audit and non-audit services to be provided by the independent auditors or any other registered public accounting firm engaged by us, and establishing pre-approval policies and procedures; reviewing and discussing with the independent registered public accounting firm all relationships the auditors have with us in order to evaluate their continued independence;

•

setting clear policies for audit partner rotation in compliance with applicable laws and regulations; obtaining and reviewing a report, at least annually, from the independent registered public accounting firm describing (1) the independent registered public accounting firm’s internal quality-control procedures and (2) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues;

•

meeting to review and discuss our annual audited financial statements and quarterly financial statements with management and the independent auditor, including reviewing our specific disclosures under “Biote Management’s Discussion and Analysis of Financial Condition and Results of Operations”; reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC prior to us entering into such transaction; and

•

reviewing with management, the independent auditor, and our legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding our financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities.

Upon consummation of the business combination, we anticipate our audit committee will consist of Mr. Andrew Heyer, Mr. Stephen Powell and Mr. Steven Heyer, with Mr. Andrew Heyer serving as the chair of the audit committee. We anticipate that each of Messrs. Heyer, Powell and Heyer will qualify as independent directors according to the rules and regulations of the SEC and Nasdaq with respect to audit committee membership. We also believe that Mr. [●] will qualify as our “audit committee financial expert,” as that term is defined in Item 401(h) of Regulation S-K. Our Board has adopted a written charter for the Audit Committee, which will be available free of charge on our corporate website (Biote.com) upon the completion of the business combination. The information on our website is not part of this proxy statement.

Compensation Committee

The principal functions of the compensation committee will include, among other things:

•

reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officer based on such evaluation;

•

reviewing and making recommendations to our board of directors with respect to the compensation, and any incentive compensation and equity-based plans that are subject to board approval of all of our other officers;

•	reviewing our executive compensation policies and plans;

•	implementing and administering our incentive compensation equity-based remuneration plans;

•	assisting management in complying with our proxy statement and annual report disclosure requirements;

•	approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our officers and employees;

•	producing a report on executive compensation to be included in our annual proxy statement; and

•	reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

Upon consummation of the business combination, we anticipate our compensation committee will consist of [●], [●] and [●], with [●] serving as the chair of the compensation committee. We anticipate that each of [●], [●] and [●] will qualify as independent directors according to the rules and regulations of the SEC and Nasdaq with respect to compensation committee membership. Our Board has adopted a written charter for the compensation committee, which will be available free of charge on our corporate website (Biote.com) upon the completion of the business combination. The information on our website is not part of this proxy statement.

Nominating and Corporate Governance Committee

The principal functions of the nominating and corporate governance committee will include, among other things:

•

screening and reviewing individuals qualified to serve as directors, consistent with criteria approved by the board, and recommending to the board of directors candidates for nomination for election at the annual meeting of stockholders or to fill vacancies on the board of directors;

•	developing and recommending to the board of directors and overseeing implementation of our corporate governance guidelines;

•	coordinating and overseeing the annual self-evaluation of the board of directors, its committees, individual directors and management in the governance of the company; and

•	reviewing on a regular basis our overall corporate governance and recommending improvements as and when necessary.

Upon consummation of the business combination, we anticipate our nominating and corporate governance committee will consist of [●], [●] and [●], with [●] serving as the chair of the nominating and corporate governance committee. We expect that our Board will adopt a written charter for the nominating and corporate governance committee, which will be available free of charge on our corporate website (Biote.com) upon the completion of the business combination. The information on our website is not part of this proxy statement.

Code of Ethics

The Combined Company will adopt a Code of Ethics applicable to our directors, executive officers and employees that complies with the rules and regulations of Nasdaq. Upon the completion of the business combination, our code of business conduct and ethics will be available free of charge on our corporate website (www.biote.com). In addition, we intend to post on our website all disclosures that are required by law or the listing standards of concerning any amendments to, or waivers from, any provision of the code. The reference to our website address does not constitute incorporation by reference of the information contained at or available through our website, and you should not consider it to be a part of this proxy statement. We also intend to disclose any amendments to or waivers of certain provisions of our Code of Ethics in a Current Report on Form 8-K. You may review these documents by accessing public filings at the SEC’s web site at www.sec.gov.

EXECUTIVE COMPENSATION

This section discusses the material components of the executive compensation program for Biote’s named executive officers who are identified in the 2021 Summary Compensation Table below, who are also the named executive officers of BioTE Medical, LLC, its wholly-owned subsidiary (“Biote Medical”). This discussion may contain forward-looking statements that are based on Biote’s current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that the Combined Company adopts following the completion of the business combination may differ materially from the existing and currently planned programs summarized or referred to in this discussion.

Overview

We have opted to comply with the executive compensation disclosure rules applicable to emerging growth companies, as the Combined Company will be an emerging growth company. The scaled down disclosure rules require compensation disclosure for Biote’s principal executive officer and its two most highly compensated executive officers other than the principal executive officer whose total compensation for 2021 exceeded $100,000 and who were serving as executive officers as of December 31, 2021. We refer to these individuals as “named executive officers.” For 2021, Biote’s named executive officers were:

•	Teresa S. Weber, Chief Executive Officer

•	Robb Gibbins, Chief Financial Officer

•	Cary Paulette, Vice President of Sales

We expect that the Combined Company’s executive compensation program will evolve to reflect its status as a newly publicly traded company, while still supporting Biote’s overall business and compensation objectives, including attracting, retaining and incentivizing our human talent.

2021 Compensation of Named Executive Officers

Base Salary / Guaranteed Payments

Base salaries or the equivalent are intended to provide a level of compensation sufficient to attract and retain an effective management team when considered in combination with the other components of the executive compensation program. In general, we seek to provide a level of guaranteed base salary or equivalent compensation designed to reflect each executive officer’s scope of responsibility and accountability. See the “Salary” column in the 2021 Summary Compensation Table for the amounts earned by the named executive officers in 2021.

Bonuses

Historically, cash bonuses have been provided on a discretionary basis pursuant to each named executive officer’s employment agreement and reflect the performance of each officer as determined by Biote’s board of directors.

Equity Awards

To further focus Biote’s named executive officers on Biote’s long-term performance, Biote has granted equity compensation in the form of an incentive unit award of Class AAAA Units of Biote (“Incentive Unit Award”) to Ms. Weber, and phantom equity awards (“Phantom Equity Awards”) to Biote’s other named executive officers.

Vesting of Ms. Weber’s Incentive Unit Award will be triggered by the business combination.

The Phantom Equity Awards are subject to continued employment with Biote following the business combination, and generally vest in a specified number of quarterly installments, as provided in the applicable award agreement, following a change of control (as defined in the award agreements), which Biote Medical’s board of managers has determined will occur in connection with the business combination.

Following the Closing of the business combination, it is anticipated that no further Phantom Equity Awards or Incentive Unit Awards will be granted.

Benefits and Perquisites

In April 2021, Biote implemented a 401(k) plan for its employees, including its executive officers, to encourage its employees to save some portion of their cash compensation for their eventual retirement. Pursuant to a discretionary employer match, during 2021, Biote matched all employee contributions at 100% of the employee’s contribution up to a limit of six percent of the employee’s eligible compensation.

Pursuant to her employment agreement, Ms. Weber is entitled to reimbursement of up to $20,000 for participation in certain professional association activities.

Summary Compensation Table

The following table presents information regarding the total compensation awarded to, earned by, and paid to Biote’s named executive officers for the fiscal year ended December 31, 2021.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	All Other Compensation ($)(4)		Total ($)
Teresa Weber Chief Executive Officer	2021	1,472,530	—	—	1,799	(5)	1,474,329
Robbin Gibbins Chief Financial Officer	2021	196,924	128,472	872,739	3,771		1,201,906
Cary M. Paulette Vice President of Sales	2021	249,847	165,021	999,172	7,331		1,421,371

(1)	For Ms. Weber, includes $48,726 in salary, $450,000 in “guaranteed payments” to partners from Biote and $973,804 in monthly distributions related to her ownership of Class AAAA Units.
(2)	The amounts represent performance-based bonuses earned with respect to Biote’s 2021 fiscal year.
(3)

Messrs. Gibbins and Paulette were granted Phantom Equity Awards in 2019 and 2020, respectively, which were modified on January 1, 2021. Pursuant to SEC rules, the values shown in this column represent the incremental fair value of the Phantom Equity Awards incurred on January 1, 2021 in accordance with ASC 718.

(4)	The amounts in this column represent Biote’s matching contributions to the named executive officer’s 401(k) plan account and life insurance premiums.
(5)	For Ms. Weber, the amounts in this column also include reimbursements for participation in certain professional association activities incurred for our year ended December 31, 2021.

Employment Agreements

Biote intends to enter into new employment agreements with our named executive officers prior to the Closing of the business combination. If entered into, any such new employment agreements will supersede and replace Biote’s existing employment agreements with the named executive officers described below.

Teresa Weber

Ms. Weber’s employment agreement, dated as of March 1, 2019, which was effective for our fiscal year ending December 31, 2021, provides for Ms. Weber to serve as the Chief Executive Officer of Biote Medical and

BioTE Management, LLC, and as a member of Biote Medical’s board of managers. The employment agreement provides for Ms. Weber to receive (i) an annual base salary of $400,000, (ii) three percent of the regular monthly distributions of Biote commencing in April 2019 and (iii) provided she remains in continuous service through the closing date of a “Change in Control” of Biote (which will include the business combination), a specified amount of net sale proceeds. For this purpose, the board of managers has determined that the net sale proceeds from the business combination shall be $555,000,000, and it is therefore expected that Ms. Weber shall receive approximately 3,919,688 shares of Class V voting stock and approximately 3,919,688 Biote Units. For 2021, Ms. Weber received $48,726 of base salary, $450,000 in guaranteed payments to partners from Biote and $973,804 in monthly distributions related to her Class AAAA Units. In addition, Ms. Weber’s employment agreement provides for severance benefits upon an involuntary termination, as described below under “— Potential Payments upon Termination or Change in Control.”

In addition to the shares of Class V voting stock and Biote Units described above, in connection with the business combination Ms. Weber will receive a $2 million cash bonus upon and subject to the closing of the business combination.

Robbin Gibbins

Mr. Gibbins’ employment agreement, dated as of May 6, 2019, which was effective for our fiscal year ending December 31, 2021, provides for Mr. Gibbins to serve as Biote Medical’s Chief Financial Officer. The employment agreement provides for Mr. Gibbins to receive an annual base salary of $200,000 and to be eligible for a discretionary annual cash bonus, with a target of 75% of base salary based on annual performance standards to be established and determined by Biote in its sole discretion. For 2021, Mr. Gibbins received $196,924 of base salary and a cash bonus of $128,472. Mr. Gibbins also received a Phantom Equity Award in connection with his employment, pursuant to which he is entitled to receive a stated percentage of net sale proceeds resulting from a “Change of Control” of Biote in excess of certain thresholds. For purposes of such award, the board of managers has determined that the net sale proceeds from this business combination shall be $555,000,000, and that such amount shall be satisfied through the issuance of approximately 295,000 shares of Class A common stock, to be issued in four equal quarterly installments following the Closing of the business combination. In addition, Mr. Gibbins’ employment agreement provides for severance benefits upon an involuntary termination, as described below under “— Potential Payments upon Termination or Change in Control.”

Cary Paulette

Mr. Paulette’s offer letter, dated as of July 2, 2019, which was effective for our fiscal year ending December 31, 2021, provides for Mr. Paulette to serve as Biote Medical’s Vice President of Sales. The offer letter provides for Mr. Paulette to receive an annual base salary of $235,000, which was increased to $275,000 effective as of July 12, 2021, and to participate in a cash bonus plan reflecting quarterly sales contribution incentives and sales compensation plan payments. For 2021, Mr. Paulette received $249,847 of base salary and a cash bonus of $165,021. Mr. Paulette received a Phantom Equity Award in connection with his employment on March 26, 2020. Under such offer letter, if Mr. Paulette’s employment is terminated for any reason other than by Biote Medical for “cause,” Biote Medical will extend a formal severance agreement with an offer of up to six months of his annual base salary.

Potential Payments Upon Termination or Change in Control

With respect to the outstanding Phantom Equity Awards held by Messrs. Gibbins and Paulette as of December 31, 2021, the board of managers has determined that the business combination will constitute a change in control and that the value of such awards shall be satisfied through the issuance of a number of shares of Class A common stock. Following the Closing, the shares in respect of such Phantom Equity Awards will be issued over four, with respect to Mr. Gibbins, and eight, with respect to Mr. Paulette, calendar quarters of continuous service, subject to accelerated issuance in the event of an involuntary termination without cause (including as a result of death or disability).

Terry Weber

Under Ms. Weber’s prior employment agreement, if Ms. Weber’s employment is terminated for any reason, the employment agreement provides that Biote Medical will pay to Ms. Weber or her estate her accrued and unpaid salary, accrued and unused vacation pay (if any), reimbursement of any unreimbursed expenses and all other payments or benefits to which she may be entitled under the terms of any applicable employee benefit plans (the “Accrued Amounts”).

In addition, if Ms. Weber’s employment is terminated by Biote Medical without cause or if she resigns for certain good reasons, then (i) all of her then-remaining unvested Incentive Unit Awards shall vest and she shall receive as cash severance an amount equal to the sum of 12 months of (a) her then-current monthly base salary plus (b) the monthly value of the premiums paid by Biote Medical for her active medical, dental and life insurance plans coverage (if any) as in effect on the day prior to the effective date of her termination, paid either in 12 monthly installments or in a lump sum, at the sole discretion of Biote. Such payments are contingent on Ms. Weber’s execution and nonrevocation of an effective written release of claims.

Further, in the event of her death or disability, Biote will pay Ms. Weber the Accrued Amounts and, in the event of her death, a death benefit equal to 12 months of base salary payable monthly over a 12 month period.

In addition, Ms. Weber’s unvested Class AAAA Units underlying her Incentive Unit Award will vest in full in connection with the Closing of the business combination, as noted in the table below, Ms. Weber will receive a $2 million cash bonus upon and subject to the closing of the business combination.

Robbin Gibbins

Under Mr. Gibbins’s employment agreement, if Mr. Gibbins’ employment is terminated by Biote Medical without cause, or by Mr. Gibbins for certain good reasons, Biote Medical will pay to Mr. Gibbins or his estate an amount equal to the sum of six months of (a) his then-current monthly base salary plus (b) the monthly value of the premiums paid by Biote Medical for his active medical, dental and life insurance plans coverage (if any) as in effect on the day prior to the effective date of his termination, paid either in six monthly installments or in a lump sum, at the sole discretion of Biote Medical. Such payments are contingent on Mr. Gibbins’ execution and nonrevocation of an effective written release of claims.

Outstanding Equity Awards at 2021 Fiscal Year-End

The following table presents information regarding the outstanding Incentive Unit Awards and Phantom Equity Awards held by each of the named executive officers as of December 31, 2021:

Stock Awards
Name	Grant Date	Number of Shares or Units that Have Not Vested (#)		Market Value of Shares or Units that Have Not Vested ($)(1)
Teresa Weber Chief Executive Officer	4/1/2019	30,396	(2)	15,526,623
Robbin Gibbins Chief Financial Officer	5/6/2019	295,000	(3)	2,204,614
Cary M. Paulette Vice President of Sales	3/26/2020	315,000	(4)	3,023,339

(1)

As no public market existed for the Incentive Unit Awards on December 31, 2021, the amounts in this column reflect the aggregate fair value of outstanding awards as of their modification date calculated in accordance with FASB ASC Topic 718.

(2)	Represents unvested Class AAAA Units subject to an Incentive Unit Award agreement entered into with Biote as of April 1, 2019 and amended as of August 29, 2019, pursuant to which Ms. Weber was granted

30,396 Class AAAA Units. The Class AAAA Units will vest in full in connection with the Closing of the business combination.
(3)

Represents unvested interests subject to a Phantom Equity Rights Grant Notice and Award Agreement entered into with Biote as of May 6, 2019, as amended on January 1, 2021. Such award will be satisfied by the issuance of 295,000 shares of Class A common stock, such shares to be issued upon completion of each of four calendar quarters of continuous service following the Closing of the business combination.

(4)

Represents unvested interests subject to a Phantom Equity Rights Grant Notice and Award Agreement entered into with Biote as of March 26, 2020, as amended on January 1, 2021. Such award will be satisfied by the issuance of 315,000 shares of Class A common stock, such shares to be issued upon completion of each of eight calendar quarters of continuous service following the Closing of the business combination.

2021 Director Compensation Table

The following table sets forth in summary form information concerning the compensation that Biote paid or awarded during the year ended December 31, 2021 to each of its non-employee directors who served on its board of directors during 2021. None of our non-employee directors received any cash compensation during the year ended December 31, 2021. They were each reimbursed for all reasonable out-of-pocket expenses incurred in performing services for Biote, in accordance with Biote policies.

Name	Stock Awards ($)(1)		Total ($)(1)
Marc D. Beer	26,634,488	(2)	26,634,488
Dana Jacoby	380,265	(3)	380,265
Mark Cone	380,265	(3)	380,265

(1)	Represents the ASC 718 grant-date fair value of the award of Class AAAA Units of Biote and the Phantom Equity Awards.
(2)

Represents a Class AAAA Unit of Biote intended to qualify as a “profits interest” for U.S. Federal tax purposes subject to an Incentive Unit Award Agreement, entered into with Biote as of May 30, 2021, pursuant to which Mr. Beer acquired one Class AAAA Unit. The Class AAAA Unit will vest in full in connection with the Closing of the business combination. It is expected that this award will convert into approximately 3,919,688 shares of Class V voting stock and approximately 3,919,688 Biote Units in respect of such Class AAAA Unit. Mr. Beer’s award of Class AAAA Units was granted in order to reflect his significant role with Biote as Chairman, and expected contributions in advising Biote in connection with, and in preparation for, a potential corporate transaction. Mr. Beer’s award was approved by disinterested members of the Board of Managers of Biote.

(3)

Represents a Phantom Equity Award granted pursuant to a Phantom Equity Rights Grant Notice and Award Agreement entered into with Biote as of January 1, 2021. Such award will be satisfied by the issuance to the individual of 39,375 shares of Class A common stock, such shares to be issued upon completion of each of four calendar quarters of continuous service following the Closing of the business combination.

DESCRIPTION OF SECURITIES

The following summary of the material terms of the Combined Company’s securities following the business combination is not intended to be a complete summary of the rights and preferences of such securities. The full text of the proposed charter and proposed bylaws are attached as Annex C and Annex D to this proxy statement, respectively. We urge you to read the proposed charter and proposed bylaws in their entirety for a complete description of the rights and preferences of the Combined Company’s securities following the business combination.

Authorized and Outstanding Stock

The proposed charter authorizes the issuance of 221,000,000 shares, consisting of 200,000,000 shares of common stock, including (i) [●] shares of Class A common stock, (ii) [●] shares of Class B common stock, and (iii) [●] shares of Class V voting stock, and [●] shares of preferred stock. The outstanding shares of our common stock are, and the shares of common stock issuable in connection with the business combination pursuant to the Business Combination Agreement will be, duly authorized, validly issued, fully paid and non-assessable. As of the record date for the special meeting, there were 39,687,500 shares of common stock outstanding, held of record by [●] holders, no shares of preferred stock outstanding and [●] warrants outstanding held of record by [●] holders. These numbers of holders do not include DTC participants or beneficial owners holding shares through nominee names.

Following the consummation of the business combination, the Company will be organized in an “UP-C” structure, in which substantially all of the assets of the Combined Company will be held by the Biote Companies, and the Company’s only assets will be its equity interests in Biote. In order to effectuate the UP-C structure, pursuant to the Business Combination Agreement, subject to the satisfaction or waiver of certain conditions set forth therein, at the time of the Closing, (x) the Biote Companies will hold the Debt Financing Proceeds, and (y) in exchange for the Closing Biote Units, the Company will transfer the balance of the Closing Date Cash to Biote and will issue to Biote the number of shares of newly issued Class V voting stock equal to the number of Retained Biote Units, which will entitle the holder thereof to one vote per share but no right to dividends or distributions. Biote will immediately thereafter distribute the Class V voting stock to its Members pursuant to the Biote A&R OA. The Closing Date Cash will be utilized in accordance with and in the priority set forth in the Business Combination Agreement.

The Members will, immediately following the Closing, retain an aggregate number of Biote Units equal to the following (without duplication between clauses (y) and (z)): (w) (i) (A) Biote’s equity value (i.e., $555,000,000), minus (B) the aggregate amount of Biote Transaction Expenses, minus (C) the Cash Consideration, if any, divided by (ii) $10.00, plus (x) the Member Earnout Units, minus (y) a number of Biote Units equal to the number of shares of Class A common stock to be issued to the Phantom Equity Holders pursuant to the Phantom Equity Acknowledgements (or the existing underlying phantom equity documentation with respect to any Phantom Equity Holder who has not entered into a Phantom Equity Acknowledgement as of the Closing), minus (z) a number of Biote Units equal to the quotient of (i) the amount of cash payable to the Phantom Equity Holders pursuant to the Phantom Equity Acknowledgments (or the existing underlying phantom equity documentation with respect to any Phantom Equity Holder who has not entered into a Phantom Equity Acknowledgement as of the Closing), divided by (ii) $10.00.

In connection with the Closing, on the Closing Date (a) the Members on a pro rata basis will subject (i) 10,000,000 Member Earnout Units and (ii) 10,000,000 Earnout Voting Shares, (b) the Sponsor will subject 1,587,500 Sponsor Earnout Shares, and (c) the Company will subject a number of Biote Units equal to the number of Sponsor Earnout Shares, to certain restrictions and potential forfeiture pending the achievement (if any) of certain earnout targets pursuant to the terms of the Business Combination Agreement or the occurrence of a Change of Control. The Earnout Securities will have voting rights but no right to dividends or distributions (except for certain tax distributions from Biote in accordance with the Biote A&R OA) until such restrictions and potential forfeiture have lapsed. One third of each of the Member Earnout Units, Earnout Voting Shares, Sponsor Earnout Shares and Sponsor Earnout Units will vest upon the occurrence of each of the following events: (i) the first time, prior to the Earnout Deadline, the VWAP equals or exceeds $12.50 per share for 20 consecutive trading days of any 30 consecutive trading day period following the Closing, (ii) the first time, prior to the Earnout Deadline, the VWAP equals or exceeds $15.00 per share for 20 trading days of any 30 consecutive trading day period following the Closing, and (iii) the first time, prior to the Earnout Deadline, the VWAP equals or exceeds $17.50 per share for 20 trading days of any 30 consecutive trading day period following the Closing. If a definitive agreement with respect to a Change of Control is entered into on or prior to the Earnout Deadline, then effective as of immediately prior to closing of such Change of Control, unless previously vested pursuant to clauses (i) through (iii) of the preceding sentence, each of the Member Earnout Units, Earnout Voting Shares, Sponsor Earnout Shares and Sponsor Earnout Units will vest.

Beginning on the six month anniversary of the Closing, each Retained Biote Unit held by the Members may be redeemed, together with one share of Class V voting stock and subject to certain conditions, in exchange for either one share of Class A common stock or in certain circumstances, at the election of the Company in its capacity as the sole manager of Biote, the cash equivalent of the market value of one share of Class A common stock, pursuant to the terms and conditions of the Biote A&R OA.

Common Stock

After the Closing, our outstanding capital stock will consist of shares of Class A common stock and Class V voting stock.

Voting Power

Except as otherwise required by law or the proposed charter (including any preferred stock designation), the holders of common stock exclusively possess all voting power with respect to the Company. Except as otherwise required by law or the proposed charter (including any preferred stock designation), the holders of shares of common stock shall be entitled to one vote per share on each matter properly submitted to the stockholders on which the holders of the common stock are entitled to vote. Except as otherwise required by law or the proposed charter (including any preferred stock designation), at any annual or special meeting of the stockholders of the Company, holders of the Class A common stock and holders of the Class V voting stock, voting together as a single class, shall have the exclusive right to vote for the election of directors and on all other matters properly submitted to a vote of the stockholders. Notwithstanding the foregoing, except as otherwise required by law or the proposed charter (including any preferred stock designation), holders of shares of any series of common stock shall not be entitled to vote on any amendment to the proposed charter (including any amendment to any preferred stock designation) that relates solely to the terms of one or more outstanding series of preferred stock or other series of common stock if the holders of such affected series of preferred stock or common stock, as applicable, are entitled exclusively, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the proposed charter (including any preferred stock designation) or the DGCL.

Class B Common Stock

Shares of Class B common stock shall be convertible into shares of Class A common stock on a one-for-one basis (the “Initial Conversion Ratio”) automatically concurrently with or immediately following the Closing.

Notwithstanding the Initial Conversion Ratio, in the case that additional shares of Class A common stock or equity-linked securities are issued or deemed issued in excess of the amounts sold in the IPO and related to or in connection with the Closing, all issued and outstanding shares of Class B common stock shall automatically convert into shares of Class A common stock at the time of the Closing, the ratio for which the shares of Class B common stock shall convert into shares of Class A common stock will be adjusted (unless the holders of a majority of the outstanding shares of Class B common stock waive such adjustments with respect to any such issuance or deemed issuance) so that the number of shares of Class A common stock issuable upon conversion of all shares of Class B common stock will equal, in the aggregate, 25% of the sum of (a) the total number of all shares of Class A common stock issued in the IPO (including any shares of Class A common stock issued pursuant to the underwriters’ over-allotment option) plus (b) the sum of all shares of Class A common stock issued or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued in connection with or in relation to the consummation of a business combination (including any shares of Class A common stock issued pursuant to a forward purchase agreement), excluding any shares of Class A common stock or equity-linked securities or rights issued, or to be issued, to any seller in a business combination in consideration for such seller’s interest in the business combination target, any private placement warrants issued to the Sponsor or other investors, or an affiliate of the Sponsor or the Company’s officers and directors upon the conversion of Working Capital Loans made to the Company.

Notwithstanding anything to the contrary contained in the proposed charter, (i) the foregoing adjustment to the Initial Conversion Ratio may be waived as to any particular issuance or deemed issuance of additional shares of Class A common stock or equity-linked securities by the written consent or agreement of holders of a majority of the shares of Class B common stock then outstanding consenting or agreeing separately as a single class in the manner provided in the proposed charter, and (ii) in no event shall the Class B common stock convert into Class A common stock at a ratio that is less than one-for-one. Pursuant to the Sponsor Letter, among other things, the Sponsor agreed to waive any and all anti-dilution rights described in the current charter or otherwise with respect to the shares of Class B common stock held by the Sponsor that may be implicated by the business combination such that the Class B Common Stock Conversion will occur as discussed herein.

The foregoing conversion ratio shall also be adjusted to account for any subdivision (by stock split, subdivision, exchange, stock dividend, reclassification, recapitalization or otherwise) or combination (by reverse stock split, exchange, reclassification, recapitalization or otherwise) or similar reclassification or recapitalization of the outstanding shares of Class A common stock into a greater or lesser number of shares occurring after the original filing of the proposed charter without a proportionate and corresponding subdivision, combination or similar reclassification or recapitalization of the outstanding shares of Class B common stock.

Each share of Class B common stock shall convert into its pro rata number of shares of Class A common stock pursuant to the proposed charter. The pro rata share for each holder of Class B common stock will be determined as follows: Each share of Class B common stock shall convert into such number of shares of Class A common stock as is equal to the product of one (1) multiplied by a fraction, the numerator of which shall be the total number of shares of Class A common stock into which all of the issued and outstanding shares of Class B common stock shall be converted and the denominator of which shall be the total number of issued and outstanding shares of Class B common stock at the time of conversion.

Except as otherwise required by law or the proposed charter (including any preferred stock designation), for so long as any shares of Class B common stock shall remain outstanding, the Company shall not, without the prior vote or written consent of the holders of a majority of the shares of Class B common stock then outstanding, voting separately as a single class, amend, alter or repeal any provision of the proposed charter, whether by merger, consolidation or otherwise, if such amendment, alteration or repeal would alter or change the powers, preferences or relative, participating, optional or other or special rights of the Class B common stock. Any action required or permitted to be taken at any meeting of the holders of Class B common stock may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of the outstanding Class B common stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of Class B common stock were present and voted and shall be delivered to the Company by delivery to its registered office in the State of Delaware, its principal place of business, or to the Secretary of the Company or another officer or agent of the Company having custody of the book in which minutes of proceedings of stockholders are recorded. Delivery made to the Company’s registered office shall be by hand or by certified or registered mail, return receipt requested. Prompt written notice of the taking of corporate action without a meeting by less than unanimous written consent of the holders of Class B common stock shall, to the extent required by law, be given to those holders of Class B common stock who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of such meeting had been the date that written consents signed by a sufficient number of holders of Class B common stock to take the action were delivered to the Company.

Dividends

Our “Economic Common Stock” means Class A common stock together with Class B common stock. Subject to applicable law, the rights, if any, of the holders of any outstanding series of preferred stock and the provisions of the proposed charter, holders of shares of Economic Common Stock will be entitled to receive dividends and other distributions (payable in cash, property or capital stock of the Company), when, as and if declared thereon by our Board from time to time out of any assets or funds of the Company legally available therefor and shall share equally on a per share basis in such dividends and distributions. Dividends or distributions of cash, property or shares of capital stock of the Company may not be declared or paid on the Class V voting stock.

Liquidation, Dissolution and Winding Up

Subject to applicable law, the rights, if any, of the holders of any outstanding series of preferred stock and the provisions of the proposed charter, in the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up of the Company, after payment or provision for payment of the debts and other liabilities of the Company, the holders of shares of Economic Common Stock shall be entitled to receive all the remaining assets of the Company available for distribution to its stockholders, ratably in proportion to the number of shares of Economic Common Stock held by them. The holders of shares of Class V voting stock will not be entitled to receive, with respect of such shares, any assets of the Company in excess of the par value thereof, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company.

Preemptive or Other Rights

Our stockholders have no preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to our common stock, except that we will provide our public stockholders with the opportunity to redeem their public shares for cash at a per share price equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account (net of permitted withdrawals), divided by the number of then outstanding public shares, upon the completion of our initial business combination, subject to the limitations described herein.

Election of Directors

Our Board is divided into three classes, with only one class of directors being elected in each year and each class (except for those directors appointed prior to the first annual meeting of stockholders of the Combined Company) generally serving a term of three years. Assuming the proposed charter is approved, our initial Class I directors will serve until the next annual meeting of stockholders following the Closing, initial Class II directors will serve until the second annual meeting of stockholders following the Closing and initial Class III directors will serve until the third annual meeting of stockholders.

Preferred Stock

The proposed charter provides that shares of preferred stock may be issued from time to time in one or more series. Our Board is authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our Board is able, without stockholder approval, to issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the common stock and could have anti-takeover effects. The ability of our Board to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. We have no preferred stock outstanding at the date hereof. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Capital Stock Prior to the Business Combination

The following is a summary of our authorized capital stock prior to the business combination. On the effective date of the business combination, the currently issued and outstanding shares of Class B common stock will convert into 7,937,500 shares of Class A common stock, subject to adjustment, in accordance with the terms of the current charter, the Business Combination Agreement, and the Sponsor Letter. In addition, each of our outstanding warrants will entitle the holder thereof to purchase one share of Class A common stock in accordance with its terms.

Units

Public Units

Each unit consists of one share of Class A common stock and one-fourth of one redeemable warrant. Each whole warrant entitles the holder thereof to purchase one share of Class A common stock at a price of $11.50 per share.

Common Stock

Common Stock

Pursuant to the current charter, our authorized capital stock consists of 220,000,000 shares of common stock, $0.0001 par value and 1,000,000 shares of undesignated preferred stock, $0.0001 par value. Common stockholders of record are entitled to one vote for each share held on all matters to be voted on by stockholders. Holders of the Class A common stock and holders of the Class B common stock vote together as a single class on all matters submitted to a vote of our stockholders, except as required by law. Unless specified in the current charter or current bylaws, or as required by applicable provisions of the DGCL or applicable stock exchange rules, the affirmative vote of a majority of our shares of common stock that are voted is required to approve any such matter voted on by our stockholders. Our Board is divided into three classes, each of which generally serves for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the majority of the shares voted for the election of directors can elect all of the directors. Our stockholders are entitled to receive ratable dividends when, as and if declared by the Board out of funds legally available therefor.

We are providing stockholders with the opportunity to redeem, upon the Closing, all or a portion of their public shares for a per-share price, payable in cash, equal to the quotient obtained by dividing the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of the business combination, including interest earned on funds held in the trust account (net of permitted withdrawals), by the total number of then outstanding public shares, subject to the limitations described herein. The Sponsor and our directors and officers have agreed to waive their redemption rights with respect to the founder shares and any public shares they may hold in connection with the consummation of the business combination. The Sponsor and our directors and officers agreed to waive such redemption rights in order to induce the Company and the underwriters of the IPO to enter into the underwriting agreement in connection with the IPO and did not receive any additional consideration in connection with the business combination.

We will consummate the business combination only if a majority of our outstanding shares of common stock are voted in favor of the Business Combination Proposal at the special meeting. However, the participation of the Sponsor, officers, directors and advisors, or their affiliates in privately negotiated transactions (as described in this proxy statement), if any, could result in the approval of the business combination even if a majority of the stockholders vote, or indicate their intention to vote, against the business combination. Public stockholders may elect to redeem their public shares whether they vote for or against the business combination.

The Sponsor has agreed to vote its founder shares and any public shares purchased during or after our IPO in favor of the business combination. As of the date of filing this proxy statement, the Sponsor, directors and officers do not currently hold any public shares.

Pursuant to the current charter, if we are unable to consummate a business combination by March 4, 2023, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account (net of permitted withdrawals and up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, liquidate and dissolve, subject, in each case, to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. The Sponsor and our officers and directors have agreed to waive their rights to liquidating distributions from the trust account with respect to the founder shares if we fail to complete our initial business combination by March 4, 2023 or any extended period of time that we may have to consummate an initial business combination as a result of an amendment to our current charter. The Sponsor and our directors and officers agreed to waive such redemption rights in order to induce the Company and the underwriters of the IPO to enter into the underwriting agreement in connection with the IPO and did not receive any additional consideration in connection with the business combination. However, if our Sponsor or our directors and officers acquire public shares in or after the IPO, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to complete our initial business combination by March 4, 2023.

In the event of a liquidation, dissolution or winding up of the Company after our initial business combination, holders of our common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of stock, if any, having preference over the common stock.

Our stockholders have no preemptive or other subscription rights. There are no sinking fund provisions applicable to our common stock, except that upon the consummation of our initial business combination, subject to the limitations described herein, we will provide our stockholders with the opportunity to redeem, upon the Closing, their public shares for a per-share price, payable in cash, equal to the quotient obtained by dividing the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of the business combination, including interest earned on funds held in the trust account (which interest shall be net of taxes payable), by the total number of then outstanding public shares, subject to the limitations described herein.

Founder Shares

The founder shares are identical to the shares of Class A common stock included in the units sold in the IPO, and holders of founder shares have the same stockholder rights as public stockholders, except that (i) the founder shares are subject to certain transfer restrictions, as described in more detail below, (ii) the Sponsor and our officers and directors have entered into the Insider Letter with us, pursuant to which they have agreed (A) to waive their redemption rights with respect to any founder shares and any public shares held by them in connection with the completion of our initial business combination, (B) to waive their redemption rights with respect to their founder shares and public shares in connection with a stockholder vote to approve an amendment to our current charter to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete out initial business combination by March 4, 2023 or with respect to any other material provisions relating to stockholders’ rights or pre-initial business combination activity, and (C) to waive their rights to liquidating distributions from the trust account with respect to any founder shares held by them if we fail to complete our initial business combination by March 4, 2023, although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination by such date and (iii) the founder shares are shares of our Class B common stock that will automatically convert into shares of our Class A common stock concurrently with or immediately following the consummation our initial business combination on a one-for-one basis, subject to adjustment as described herein and in the current charter. If we submit our initial business combination to our public stockholders for a vote, our Sponsor has agreed to vote its founder shares and any public shares purchased during or after the IPO in favor of our initial business combination.

The shares of Class B common stock will automatically convert into shares of Class A common stock concurrently with or immediately following the consummation of our initial business combination on a one-for-one basis, subject to adjustment for stock splits, stock dividends, reorganizations, recapitalizations and the like, and subject to further adjustment as provided herein. In the case that additional shares of Class A common stock or equity-linked securities are issued or deemed issued in connection with our initial business combination, the number of shares of Class A common stock issuable upon conversion of all founder shares will equal, in the aggregate, on an as-converted basis, 20% of the total number of shares of Class A common stock outstanding after such conversion , including the total number of shares of Class A common stock issued, or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued, by the Company in connection with or in relation to the consummation of the initial business combination, excluding any shares of Class A common stock or equity-linked securities or rights exercisable for or convertible into shares of Class A common stock issued, or to be issued, to any seller in the initial business combination and any private placement warrants issued to our Sponsor, officers or directors upon conversion of Working Capital Loans, provided that such conversion of founder shares will never occur on a less than one-for-one basis.

At the Closing, the Company, the Members, the Sponsor, the Members’ Representative and certain other parties will enter into an Investor Rights Agreement, pursuant to which, among other things, (i) the Registration Rights Agreement will be terminated, (ii) the lock-up period set forth in the Investor Rights Agreement will supersede the lock-up period set forth in the Insider Letter, (iii) the Company will provide certain registration rights for the shares of Class A common stock held by the Members, the Sponsor, and certain other parties, (iv) the Members will agree not to, subject to certain exceptions, transfer, sell, assign or otherwise dispose of the shares of Class A common stock, shares of Class V voting stock and Biote Units held by such Members for six months following the Closing, and the Member Earnout Units until the date such securities have been earned in accordance with the Business Combination Agreement and (v) the Sponsor will agree not to, subject to certain exceptions, transfer, sell, assign or otherwise dispose of its (a) shares of Class A common stock (other than the Sponsor Earnout Shares) for six months following the Closing, (b) Sponsor Earnout Shares until the date such securities have been earned in accordance with the Business Combination Agreement and (c) warrants issued to the Sponsor pursuant to that certain Private Placement Warrants Purchase Agreement, dated March 1, 2021, by and between the Company and the Sponsor, and the underlying shares of Class A common stock, for 30 days following the Closing Date (in each case, as more fully described in the Investor Rights Agreement).

Our current charter provides that shares of preferred stock may be issued from time to time in one or more series. Our Board will be authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our Board is able to, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the common stock and could have anti-takeover effects. The ability of our Board to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. We have no preferred stock outstanding at the date hereof.

Warrants

Public Stockholders’ Warrants

Each whole warrant entitles the registered holder to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing on the later of 12 months from the closing of the IPO and 30 days after the completion of our initial business combination, provided in each case that we have an effective registration statement under the Securities Act covering the shares of Class A common stock issuable upon exercise of the warrants and a current prospectus relating to them is available (or we permit holders to exercise their warrants on a cashless basis under the circumstances specified in the Warrant Agreement) and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder. Pursuant to the Warrant Agreement, a warrant holder may exercise its warrants only for a whole number of shares of Class A common stock. This means only a whole warrant may be exercised at a given time by a warrant holder. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Accordingly, unless you purchase at least four units, you will not be able to receive or trade a whole warrant. The warrants will expire five years after the completion of our initial business combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

We will not be obligated to deliver any shares of Class A common stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of Class A common stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration. No warrant will be exercisable and we will not be obligated to issue shares of Class A common stock upon exercise of a warrant unless Class A common stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will we be required to net cash settle any warrant, except as described in the following paragraph. In the event that a registration statement is not effective for the exercised warrants, the purchaser of a unit containing such warrant will have paid the full purchase price for the unit solely for the share of Class A common stock underlying such unit.

Under the Warrant Agreement, we have agreed that as soon as practicable, but in no event later than fifteen (15) business days after the closing of our initial business combination, we will use our best efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the Class A common stock issuable upon exercise of the warrants. We will use our best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the Warrant Agreement. If a registration statement covering the shares of Class A common stock issuable upon exercise of the warrants is not effective by the sixtieth (60th) business day after the closing of our initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when we will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the above, if our Class A common stock are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, and in the event we do not so elect, we will use our best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of Class A common stock equal to the lesser of (A) the quotient obtained by dividing (x) the product of the number of shares of Class A common stock underlying the warrants, multiplied by the excess of the “fair market value” (defined below) less the exercise price of the warrants by (y) the fair market value and (B) 0.361. The “fair market value”

as used in this paragraph shall mean the volume weighted average price of the Class A common stock for the 10 trading days ending on the trading day prior to the date on which the notice of exercise is received by the warrant agent.

Redemption of Warrants When the Price Per Share of Class A Common Stock Equals or Exceeds $18.00

Once the warrants become exercisable, we may call the warrants for redemption (except as described herein with respect to the private placement warrants):

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon a minimum of 30 days’ prior written notice of redemption (the “30-day redemption period”) to each warrantholder; and

•

if, and only if, the closing price of the Class A common stock equals or exceeds $18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “— Warrants — Public Stockholders’ Warrants — Anti-Dilution Adjustments”) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which we send the notice of redemption to the warrantholders.

We will not redeem the warrants as described above unless a registration statement under the Securities Act covering the issuance of the shares of the Class A common stock issuable upon exercise of the warrants is then effective and a current prospectus relating to those shares of the Class A common stock is available throughout the 30-day redemption period. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.

We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the warrants, each warrant holder will be entitled to exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the Class A common stock may fall below the $18.00 redemption trigger price (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “— Warrants — Public Stockholders’ Warrants — Anti-Dilution Adjustments”) as well as the $11.50 warrant exercise price after the redemption notice is issued.

Redemption of Warrants When the Price Per Share of Class A Common Stock Equals or Exceeds $10.00

Once the warrants become exercisable, we may redeem the warrants:

•	in whole and not in part;

•

at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares of the Class A common stock to be determined by reference to the table below, based on the redemption date and the “fair market value” of shares of the Class A common stock (as defined below) except as otherwise described below;

•

if, and only if, the closing price of shares of the Class A common stock equals or exceeds $10.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “— Warrants — Public Stockholders’ Warrants — Anti-Dilution Adjustments”) for any 20 trading days within the 30-trading day period ending on the third trading day prior to the date on which we send the notice of redemption to the warrantholders; and

•

if the closing price of the Class A common stock for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which we send the notice of redemption to the warrant holders is less than $18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “— Warrants — Public Stockholders’ Warrants — Anti-Dilution Adjustments”), the private placement warrants must also be concurrently called for redemption on the same terms as the outstanding public warrants, as described above.

Beginning on the date the notice of redemption is given until the warrants are redeemed or exercised, holders may elect to exercise their warrants on a cashless basis. The numbers in the table below represent the number of shares of the Class A common stock that a warrantholder will receive upon such cashless exercise in connection with a redemption by us pursuant to this redemption feature, based on the “fair market value” of shares of the Class A common stock on the corresponding redemption date (assuming holders elect to exercise their warrants and such warrants are not redeemed for $0.10 per warrant), determined for these purposes based on the volume weighted average price of shares of the Class A common stock during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of warrants, and the number of months that the corresponding redemption date precedes the expiration date of the warrants, each as set forth in the table below. We will provide our warrantholders with the final fair market value no later than one business day after the 10-trading day period described above ends.

Pursuant to the Warrant Agreement, references above to shares of our Class A common stock shall include any security other than shares of our Class A common stock into which the shares of our Class A common stock have been converted or exchanged for in the event we are not the surviving company in our initial business combination. The numbers in the table below will not be adjusted when determining the number of such securities to issue upon exercise of the warrants if we are not the surviving entity following our initial business combination. However, the share prices set forth in the column headings of the table below will be adjusted as of any date on which the number of shares issuable upon exercise of a warrant or the exercise price of a warrant is adjusted as set forth under the heading “— Anti-Dilution Adjustments” below.

If the number of shares issuable upon exercise of a warrant is adjusted, the adjusted share prices in the column headings will equal the share prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the number of shares deliverable upon exercise of a warrant immediately prior to such adjustment and the denominator of which is the number of shares deliverable upon exercise of a warrant as so adjusted. The number of shares in the table below shall be adjusted in the same manner and at the same time as the number of shares issuable upon exercise of a warrant. If the exercise price of a warrant is adjusted, (a) in the case of an adjustment pursuant to the sixth paragraph under the heading “— Anti-Dilution Adjustments” below, the adjusted share prices in the column headings will equal the unadjusted share price multiplied by a fraction, the numerator of which is the higher of the Market Value and the Newly Issued Price as set forth under the heading “— Anti-Dilution Adjustments” and the denominator of which is $10.00 and (b) in the case of an adjustment pursuant to the third paragraph under the heading “— Anti-Dilution Adjustments” below, the adjusted share prices in the column headings will equal the unadjusted share price less the decrease in the exercise price of a warrant pursuant to such exercise price adjustment.

Redemption Date (period to expiration of warrants)	Fair Market Value of Shares of our Class A common stock
	≤$10.00	$11.00	$12.00	$13.00	$14.00	$15.00	$16.00	$17.00	≥$18.00
60 months	0.237	0.259	0.278	0.295	0.311	0.325	0.338	0.350	0.361
57 months	0.233	0.255	0.275	0.293	0.309	0.324	0.338	0.350	0.361
54 months	0.229	0.251	0.272	0.291	0.307	0.323	0.337	0.350	0.361
51 months	0.225	0.248	0.269	0.288	0.305	0.321	0.336	0.349	0.361
48 months	0.220	0.243	0.265	0.285	0.303	0.320	0.335	0.349	0.361
45 months	0.214	0.239	0.261	0.282	0.301	0.318	0.334	0.348	0.361
42 months	0.208	0.234	0.257	0.278	0.298	0.316	0.333	0.348	0.361
39 months	0.202	0.228	0.252	0.275	0.295	0.314	0.331	0.347	0.361
36 months	0.195	0.222	0.247	0.271	0.292	0.312	0.330	0.346	0.361
33 months	0.187	0.215	0.241	0.266	0.288	0.309	0.328	0.345	0.361
30 months	0.179	0.208	0.235	0.261	0.284	0.306	0.326	0.345	0.361
27 months	0.170	0.199	0.228	0.255	0.280	0.303	0.324	0.343	0.361
24 months	0.159	0.190	0.220	0.248	0.274	0.299	0.322	0.342	0.361
21 months	0.148	0.179	0.210	0.240	0.268	0.295	0.319	0.341	0.361
18 months	0.135	0.167	0.200	0.231	0.261	0.289	0.315	0.339	0.361
15 months	0.120	0.153	0.187	0.220	0.253	0.283	0.311	0.337	0.361
12 months	0.103	0.137	0.172	0.207	0.242	0.275	0.306	0.335	0.361
9 months	0.083	0.117	0.153	0.191	0.229	0.266	0.300	0.332	0.361
6 months	0.059	0.092	0.130	0.171	0.213	0.254	0.292	0.328	0.361
3 months	0.030	0.060	0.100	0.145	0.193	0.240	0.284	0.324	0.361
0 months	—	—	0.042	0.115	0.179	0.233	0.281	0.324	0.361

The exact fair market value and redemption date may not be set forth in the table above, in which case, if the fair market value is between two values in the table or the redemption date is between two redemption dates in the table, the number of shares of the Class A common stock to be issued for each warrant exercised will be determined by a straight-line interpolation between the number of shares set forth for the higher and lower fair market values and the earlier and later redemption dates, as applicable, based on a 365- or 366-day year, as applicable. For an example where the exact fair market value and redemption date are not as set forth in the table above, if the volume weighted average price of shares of our Class A common stock during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of the warrants is $13.50 per share, and at such time there are 38 months until the expiration of the warrants, holders may choose to, in connection with this redemption feature, exercise their warrants for 0.284 shares of our Class A common stock for each whole warrant. In no event will the warrants be exercisable on a cashless basis in connection with this redemption feature for more than 0.361 shares of the Class A common stock per warrant (subject to adjustment). Finally, as reflected in the table above, if the warrants are out of the money and about to expire, they cannot be exercised on a cashless basis in connection with a redemption by us pursuant to this redemption feature, since they will not be exercisable for any shares of the Class A common stock.

This redemption feature differs from the typical warrant redemption features used in many other blank check offerings, which typically only provide for a redemption of warrants for cash (other than the private placement warrants) when the trading price for the shares of our Class A common stock exceeds $18.00 per share for a specified period of time. Our redemption feature is structured to allow for all of the outstanding warrants to be redeemed when the shares of our Class A common stock are trading at or above $10.00 per share, which may be at a time when the trading price of shares of our Class A common stock is below the exercise price of the warrants. We have established this redemption feature to provide us with the flexibility to redeem the warrants without the warrants having to reach the $18.00 per share threshold set forth above under “— Redemption of Warrants When the Price Per Share of Class A Common Stock Equals or Exceeds $18.00.” Holders choosing to exercise their warrants in connection with a redemption pursuant to this feature will, in effect, receive a number of shares for their warrants based on an option pricing model with a fixed volatility input as of the date of the Company’s IPO prospectus. This redemption right provides us with an additional mechanism by which to redeem all of the outstanding warrants and therefore provides us with certainty as to our capital structure as the warrants would no longer be outstanding if redeemed. The redemption right will allow us to quickly proceed with a redemption of the warrants if we determine it is in our best interest to do so. As such, we would redeem the warrants in this manner when we believe it is in our best interest to update our capital structure to remove the warrants and pay the redemption price to the warrant holders.

As stated above, we have the right to redeem the warrants when the shares of our Class A common stock are trading at a price equal to or exceeding $10.00, which is below the exercise price of $11.50. This right will provide us certainty with respect to our capital structure and cash position while providing warrant holders with the opportunity to exercise their warrants on a cashless basis for the applicable number of shares. If we choose to redeem the warrants when the shares of the Class A common stock are trading at a price below the exercise price of the warrants, this could result in the warrant holders receiving fewer shares of our Class A common stock than they would have received if they had chosen to wait to exercise their warrants for shares of our Class A common stock if and when such shares of the Class A common stock were trading at a price higher than the exercise price of $11.50.

No fractional shares of the Class A common stock will be issued upon exercise. If, upon exercise, a holder would be entitled to receive a fractional interest in a share, we will round down to the nearest whole number of shares of the Class A common stock to be issued to the holder. If, at the time of redemption, the warrants are exercisable for a security other than the shares of the Class A common stock pursuant to the Warrant Agreement (for instance, if we are not the surviving company in our initial business combination), the warrants may be exercised for such security. At such time as the warrants become exercisable for a security other than the shares of our Class A common stock, the surviving company will use its commercially reasonable efforts to register under the Securities Act the security issuable upon the exercise of the warrants within fifteen business days of the closing of an initial business combination.

Exercise Limitations

A holder of a warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (as specified by the holder) of the Class A common stock outstanding immediately after giving effect to such exercise.

Anti-Dilution Adjustments

If the number of outstanding shares of Class A common stock is increased by a stock dividend payable in shares of Class A common stock, or by a split-up of common stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of Class A common stock issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding shares of common stock. A rights offering to holders of common stock entitling holders to purchase Class A common stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of Class A common stock equal to the product of (i) the number of shares of Class A common stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Class A common stock) and (ii) the quotient of (x) the price per share of Class A common stock paid in such rights offering and (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for shares of Class A common stock, in determining the price payable for Class A common stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of shares of Class A common stock as reported during the 10 trading day period ending on the trading day prior to the first date on which the Class A common stock trades on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of Class A common stock on account of such Class A common stock (or other securities into which the warrants are convertible), other than (a) as described above, (b) certain ordinary cash dividends, (c) to satisfy the redemption rights of the holders of Class A common stock in connection with a proposed initial business combination or extension of the time period in which we must complete an initial business combination, or (d) in connection with the redemption of our public shares upon our failure to complete our initial business combination, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Class A common stock in respect of such event.

If the number of outstanding shares of Class A common stock is decreased by a consolidation, combination, reverse stock split or reclassification of Class A common stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Class A common stock issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding shares of Class A common stock.

Whenever the number of shares of Class A common stock purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Class A common stock purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of Class A common stock so purchasable immediately thereafter.

In addition, if (x) we issue additional shares of Class A common stock or equity-linked securities for capital raising purposes in connection with the closing of our initial business combination, at an issue price or effective issue price of less than $9.20 per share of Class A common stock (with such issue price or effective issue price to be determined in good faith by our board of directors and, in the case of any such issuance to our Sponsor or its affiliates, without taking into account any founder shares held by our Sponsor or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of our initial business combination on the date of the consummation of our initial business combination (net of redemptions) and (z) the volume weighted average trading price of our Class A common stock during the 20 trading day period starting on the trading day after the day on which we consummate our initial business combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, the $18.00 per share redemption trigger price described above under “Redemption of Warrants When the Price per Share of Class A Common Stock Equals or Exceeds $18.00” will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price, and the $10.00 per share redemption trigger price described above under “Redemption of Warrants When the Price per Share of Class A Common Stock Equals or Exceeds $10.00” will be adjusted (to the nearest cent) to be equal to the higher of the Market Value and the Newly Issued Price.

In case of any reclassification or reorganization of the outstanding Class A common stock (other than those described above or that solely affects the par value of such Class A common stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding Class A common stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the Class A common stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of Class A common stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of Class A common stock in such a transaction is payable in the form of Class A common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the Warrant Agreement based on the Black-Scholes Warrant Value (as defined in the Warrant Agreement) of the warrant. The purpose of such exercise price reduction is to provide additional value to holders of the warrants when an extraordinary transaction occurs during the exercise period of the warrants pursuant to which the holders of the warrants otherwise do not receive the full potential value of the warrants.

The warrants have been issued in registered form under the Warrant Agreement. The Warrant Agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, and that all other modifications or amendments will require the vote or written consent of the holders of a majority of the then outstanding public warrants, and, solely with respect to any amendment to the terms of the private placement warrants, a majority of the then outstanding private placement warrants. You should review a copy of the Warrant Agreement, which was filed as an exhibit to our registration statement on Form S-1, available at https://www.sec.gov/Archives/edgar/data/1819253/000119312521050985/d944856dex44.htm, for a complete description of the terms and conditions applicable to the warrants.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive Class A common stock. After the issuance of Class A common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round the number of shares of Class A common stock to be issued to the warrant holder down to the nearest whole number.

We have agreed that, subject to applicable law, any action, proceeding or claim against us arising out of or relating in any way to the Warrant Agreement will be brought and enforced in the courts of the State of New

York or the United States District Court for the Southern District of New York, and we irrevocably submit to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim. This provision applies to claims under the Securities Act but does not apply to claims under the Exchange Act or any claim for which the federal district courts of the United States of America are the sole and exclusive forum.

Private Placement Warrants

The private placement warrants (including the Class A common stock issuable upon exercise of the private placement warrants) will not be transferable, assignable or salable until 30 days after the completion of our initial business combination (except, among other limited exceptions, to our officers and directors and other persons or entities affiliated with the initial purchasers of the private placement warrants) and they will not be redeemable by us so long as they are held by the Sponsor or its permitted transferees. The initial purchasers, or their permitted transferees, have the option to exercise the private placement warrants on a cashless basis. Except as described in this section, the private placement warrants have terms and provisions that are identical to those of the warrants sold as part of the units in the IPO, including that they may be redeemed for shares of Class A common stock. If the private placement warrants are held by holders other than the initial purchasers or their permitted transferees, the private placement warrants will be redeemable by us in all redemption scenarios and exercisable by the holders on the same basis as the warrants included in the units sold in the IPO.

Except as described under “— Public Stockholders’ Warrants — Redemption of Warrants When the Price Per Share of Class A Common Stock Equals or Exceeds $10.00,” if holders of the private placement warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering his, her or its warrants for that number of shares of Class A common stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A common stock underlying the warrants, multiplied by the excess of the “fair market value” of our Class A common stock (defined below) over the exercise price of the warrants by (y) the fair market value. The “fair market value” will mean the average closing price of the Class A common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent. The reason that we have agreed that these warrants will be exercisable on a cashless basis so long as they are held by the initial purchasers or their permitted transferees is because it is not known at this time whether they will be affiliated with us following a business combination. If they remain affiliated with us, their ability to sell our securities in the open market will be significantly limited. We expect to have policies in place that prohibit insiders from selling our securities except during specific periods of time. Even during such periods of time when insiders will be permitted to sell our securities, an insider cannot trade in our securities if he or she is in possession of material non-public information. Accordingly, unlike public stockholders who could exercise their warrants and sell the shares of Class A common stock received upon such exercise freely in the open market in order to recoup the cost of such exercise, the insiders could be significantly restricted from selling such securities. As a result, we believe that allowing the holders to exercise such warrants on a cashless basis is appropriate.

In order to finance transaction costs in connection with an intended initial business combination, the Sponsor or an affiliate of the Sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. Up to $1,500,000 of such loans may be convertible into warrants of the Combined Company at a price of $1.50 per warrant at the option of the lender. Such warrants would be identical to the private placement warrants.

Our Sponsor has agreed not to transfer, assign or sell any of the private placement warrants (including the Class A common stock issuable upon exercise of any of these warrants) until the date that is 30 days after the date we complete our initial business combination, except that, among other limited exceptions, transfers can be made to our officers and directors and other persons or entities affiliated with the Sponsor.

Dividends

We have not paid any cash dividends on our common stock to date and do not intend to pay cash dividends prior to the completion of a business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any cash dividends subsequent to a business combination will be within the discretion of our Board at that time. Our Board is not currently contemplating and does not anticipate declaring any stock dividends in the foreseeable future. Further, if we incur any indebtedness, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

Transfer Agent and Warrant Agent

The transfer agent for our common stock and warrant agent for our warrants is Continental Stock Transfer & Trust Company. We have agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent and warrant agent, its agents and each of its stockholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct or bad faith of the indemnified person or entity. Continental Stock Transfer & Trust Company has agreed that it has no right of set-off or any right, title, interest or claim of any kind to, or to any monies in, the trust account, and has irrevocably waived any right, title, interest or claim of any kind to, or to any monies in, the trust account that it may have now or in the future. Accordingly, any indemnification provided will only be able to be satisfied, or a claim will only be able to be pursued, solely against us and our assets outside the trust account and not against the any monies in the trust account or interest earned thereon.

Certain Anti-Takeover Provisions of Delaware Law and the Combined Company’s Proposed Charter and Proposed Bylaws

We are currently subject to the provisions of Section 203 of the DGCL, which we refer to as “Section 203,” regulating corporate takeovers. This statute prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:

•	a stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an “interested stockholder”);

•	an affiliate of an interested stockholder; or

•	an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

A “business combination” includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 do not apply if:

•	our Board approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;

•

after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or

•

on or subsequent to the date of the transaction, the business combination is approved by our Board and authorized at a meeting of our stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

The proposed charter opts out of Section 203 of the Delaware General Corporation Law.

The proposed charter contains certain limitations on convening special stockholder meetings. In addition, the current charter and proposed charter do not provide for cumulative voting in the election of directors. Our Board is empowered to elect a director to fill a vacancy created by the expansion of the Board or the resignation, death, or removal of a director in certain circumstances; and our advance notice provisions require that stockholders must comply with certain procedures in order to nominate candidates to our Board or to propose matters to be acted upon at a stockholders’ meeting.

Our authorized but unissued common stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Forum Selection Clause

The proposed charter provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring: (i) any derivative action or proceeding brought on behalf of the Combined Company; (ii) any action asserting a claim of breach of fiduciary duty owed by any of the Combined Company’s directors, officers or other employees of the Combined Company to the Combined Company or its stockholders; (iii) any action asserting a claim against the Combined Company, its directors, officers or employees arising pursuant to any provision of the DGCL or the proposed charter or proposed bylaws; or (iv) any action asserting a claim against the Combined Company, its directors, officers or employees governed by the internal affairs doctrine and, if brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder’s counsel except any action (A) as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), (B) which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery or (C) for which the Court of Chancery does not have subject matter jurisdiction. Unless the Combined Company consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. Under the Securities Act, federal and state courts have concurrent jurisdiction over all suits brought to enforce any duty or liability created by the Securities Act, and stockholders cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Accordingly, there is uncertainty as to whether a court would enforce such a forum selection provision as written in connection with claims arising under the Securities Act. Notwithstanding the foregoing, the forum selection clause will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the United States of America shall be the sole and exclusive forum.

Rule 144

Pursuant to Rule 144 promulgated by the SEC under the Securities Act, as may be amended from time to time (“Rule 144”), a person who has beneficially owned restricted shares of our common stock or warrants for at least six months would be entitled to sell their securities provided that, (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted shares of our common stock or warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•	1% of the total number of shares of Class A common stock then outstanding, or 317,500 shares as of the date of this proxy statement; or

•	the average weekly reported trading volume of the Class A common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•

the issuer of the securities has filed all Exchange Act reports and materials required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Current Reports on Form 8-K; and

•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As of the date of this proxy statement, we had 39,687,500 shares of common stock outstanding. Of these shares, 31,750,000 shares sold in our IPO are freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144. All of the 7,937,500 founder shares are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. If the business combination is approved, the shares of our common stock we issue to the Members pursuant to the Business Combination Agreement will be restricted securities for purposes of Rule 144.

As of the date of this proxy statement, there are 13,504,166 warrants of the Company outstanding, consisting of 7,937,500 public warrants originally sold as part of the units issued in the IPO and 5,566,666 private placement warrants held by the Sponsor. Each warrant is exercisable for one share of Class A common stock, in accordance with the terms of the Warrant Agreement governing the warrants. The public warrants are freely tradable. In addition, we will be obligated to file no later than 15 business days after the Closing a registration statement under the Securities Act covering the 7,937,500 shares of Class A common stock that may be issued upon the exercise of the public warrants, and cause the registration statement to become effective and maintain the effectiveness of such registration statement until the expiration of the warrants.

Investor Rights

At the Closing, the Company, the Members, the Sponsor, the Members’ Representative and certain other parties will enter into an Investor Rights Agreement, pursuant to which, among other things, (i) the Registration Rights Agreement will be terminated, (ii) the lock-up period set forth in the Investor Rights Agreement will supersede the lock-up period set forth in the Insider Letter, (iii) the Company will provide certain registration rights for the shares of Class A common stock held by the Members, the Sponsor, and certain other parties, (iv) the Members will agree not to, subject to certain exceptions, transfer, sell, assign or otherwise dispose of the shares of Class A common stock, shares of Class V voting stock and Biote Units held by such Members for six months following the Closing, and the Member Earnout Units until the date such securities have been earned in accordance with the Business Combination Agreement and (v) the Sponsor will agree not to, subject to certain exceptions, transfer, sell, assign or otherwise dispose of its (a) shares of Class A common stock (other than the Sponsor Earnout Shares) for six months following the Closing, (b) Sponsor Earnout Shares until the date such securities have been earned in accordance with the Business Combination Agreement and (c) warrants issued to the Sponsor pursuant to that certain Private Placement Warrants Purchase Agreement, dated March 1, 2021, by and between the Company and the Sponsor, and the underlying shares of Class A common stock, for 30 days following the Closing Date (in each case, as more fully described in the Investor Rights Agreement).

Listing of Securities

We have applied to continue the listing of our common stock and warrants on Nasdaq under the symbols “BTMD” and “BTMDW,” respectively, upon the Closing. Our units will automatically separate into the component securities upon consummation of the business combination and, as a result, will no longer trade as a separate security.

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth information regarding (i) the actual beneficial ownership of the common stock at [●], 2022 (pre-business combination) and (ii) expected beneficial ownership of the common stock immediately following the Closing, assuming that no public shares are redeemed, and alternatively that 28,987,006 public shares are redeemed, by:

•	each person known by us who is, or is expected to be after the business combination, the beneficial owner of more than 5% of our issued and outstanding common stock;

•	each of our current executive officers and directors;

•	each person who will become an executive officer and director of the Combined Company; and

•	all executive officers and directors of the Company as a group pre-business combination and all executive officers and directors of the Combined Company

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. In computing the number of shares beneficially owned by a person or entity and the percentage ownership of that person or entity in the table below, all shares subject to options and restricted stock units held by such person or entity were deemed outstanding if such securities are currently exercisable, or exercisable or would vest based on service-based vesting conditions within 60 days of [●], 2022, assuming that the liquidity-event vesting conditions had been satisfied as of such date. These shares were not deemed outstanding, however, for the purpose of computing the percentage ownership of any other person or entity.

The beneficial ownership of our common stock pre-business combination is based on 39,687,500 shares of common stock (of which 31,750,000 are shares of Class A common stock and 7,937,500 are founder shares held by the Sponsor) issued and outstanding as of December 31, 2021 (pre-business combination). There are currently no shares of Company preferred stock issued and outstanding. In addition, we issued 7,937,500 public warrants to purchase Class A common stock (originally sold as part of the units issued in our IPO), and 5,566,666 private placement warrants in a private placement concurrently with our IPO.

The expected beneficial ownership of shares of our common stock post-business combination, assuming none of our public shares are redeemed, has been determined based upon the following assumptions: (i) that none of our public stockholders have exercised their redemption rights to receive cash from the trust account in exchange for their shares of Class A common stock and we have not issued any additional shares of our Class A common stock; (ii) that 39,835,150 shares of Class V voting stock are issued to the Members, including the Earnout Voting Shares; (iii) that no warrants have been exercised by any warrantholder; (iv) Biote Transaction Expenses equal $11,521,000; and (iv) there will be an aggregate of 79,522,650 shares of our common stock issued and outstanding at the Closing.

The expected beneficial ownership of shares of our common stock post-business combination assuming the maximum number of public shares have been redeemed has been determined based on the following assumptions: (i) that holders of 28,987,006 public shares have exercised their redemption rights (maximum redemption scenario); (ii) that 56,480,641 shares of Class V voting stock are issued to the Members, including the Earnout Voting Shares; (iii) that no warrants have been exercised by any warrantholder; (iv) Biote Transaction Expenses equal $11,521,000; and (v) there will be an aggregate of 66,494,457 shares of our common stock issued and outstanding at the Closing.

Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

			After Business Combination and Related Transactions
	Prior to Business Combination and Related Transactions		Assuming No Redemption		Assuming Maximum Redemption
	Number of Shares Beneficially Owned	Percentage Of Outstanding Shares	Number of Shares Beneficially Owned	Percentage of Outstanding Shares	Number of Shares Beneficially Owned	Percentage of Outstanding Shares
Current Directors and Executive Officers(1)
Steven J. Heyer(2)	7,937,500	20.0%	7,937,500	10.0%	7,250,822	10.9%
Andrew R. Heyer(2)	7,937,500	20.0%	7,937,500	10.0%	7,250,822	10.9%
Christopher Bradley(2)	—	—	—	—	—	—
Joseph M. Tonnos(2)	—	—	—	—	—	—
Roger Meltzer(2)	—	—	—	—	—	—
Frederic H. Mayerson(2)	—	—	—	—	—	—
Stephen W. Powell(2)	—	—	—	—	—	—
All executive officers and directors of the Company as a group (pre-business combination, 7 individuals)	7,937,500	20%	7,937,500	10.0%	7,250,822	10.9%
Five Percent Stockholders:
Haymaker Sponsor III LLC(2)	7,937,500	20%	7,937,500	10.0%	7,250,822	10.9%
Dr. Gary Donovitz(3)	—	—	3,909,752	4.9%	20,555,243	30.9%
Donovitz Family Irrevocable Trust(4)	—	—	23,809,752	29.9%	23,809,752	35.8%
Teresa S. Weber(5)	—	—	3,908,995	4.9%	3,908,995	5.9%
Marc D. Beer(5)	—	—	3,908,995	4.9%	3,908,995	5.9%
Entities affiliated with Glazer Capital, LLC(6)	2,941,279	7.5%	2,941,279	3.7%	2,941,279	4.4%
Directors and Executive Officers of the Combined Company After Consummation of the Business Combination
Steven J. Heyer(2)	7,937,500	20.0%	7,937,500	10.0%	7,250,822	10.8%
Andrew R. Heyer(2)	7,937,500	20.0%	7,937,500	10.0%	7,250,822	10.8%
Dana Jacoby(5)	—	—	—	—	—	—
Marc D. Beer(5)	—	—	3,908,995	4.9%	3,908,995	5.9%
Mark Cone(5)	—	—	—	—	—	—
Stephen W. Powell(5)	—	—	—	—	—	—
Teresa S. Weber(5)	—	—	3,908,995	4.9%	3,908,995	5.9%
Robbin Gibbins(5)	—	—	—	—	—	—
Joe Butler(5)	—	—	—	—	—	—
Richard K. Key(5)	—	—	—	—	—	—
Cary Paulette(5)	—	—	—	—	—	—
Ed Orlandi(5)	—	—	—	—	—	—
Mary Elizabeth Conlon(5)	—	—	—	—	—	—
Jennifer Schimmel(5)	—	—	—	—	—	—
All executive officers and directors of the Company as a group (post-business combination, 14 individuals)	7,937,500	20.0%	15,775,490	19.8%	15,068,812	22.7%

(1)	Unless otherwise stated, the business address of each of these entities or individuals is 501 Madison Avenue, Floor 12, New York, NY 10022.
(2)

Haymaker Sponsor III LLC (the “Sponsor”) is the record holder of the shares reported herein. Steven J. Heyer and Andrew R. Heyer are the managing members of the Sponsor and have voting and investment discretion with respect to the securities held of record by the Sponsor and may be deemed to have shared beneficial ownership of the securities held directly by the Sponsor. All of our officers and directors are members of the Sponsor. Each such person disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest they may have therein, directly or indirectly.

(3)

Assuming no redemptions, consists of: (i) 868,040 shares held by BioTE Management, LLC, of which Dr. Donovitz is the sole member; and (ii) 3,106,841 shares held by the Gary S. Donovitz 2012 Irrevocable Trust (formerly Marci M. Donovitz Trust), of which Gary S. Donovitz is the trustee. Assuming maximum redemptions, consists of: (i) 868,040 shares held by BioTE Management, LLC; and (ii) 20,124,019 shares held by the Gary S. Donovitz 2012 Irrevocable Trust (formerly Marci M. Donovitz Trust). The business address of BioTE Management, LLC is 1875 W Walnut Hill Ln #100, Irving, TX 75038, United States. The business address of the Gary S. Donovitz 2012 Irrevocable Trust (formerly Marci M. Donovitz Trust) is 1875 W Walnut Hill Ln #100, Irving, TX 75038, United States.

(4)

Consists of 3,974,881 shares held by the Donovitz Family Irrevocable Trust. The address of the Donovitz Family Irrevocable Trust is Synergy Wealth Partners, 600 N Shepherd Drive, Suite 200, Houston, TX 77007.

(5)	The business address of each of these individuals is 1875 W Walnut Hill Ln #100, Irving, TX 75038, United States.
(6)

The information in the table above is based solely on information contained in this stockholder’s Schedule 13G under the Exchange Act filed by such shareholder with the SEC on February 11, 2022. Glazer Capital, LLC (“Glazer Capital”) and Paul J. Glazer, who serves as the managing member of Glazer Capital, have shared voting and dispositive power with respect to the shares of Class A common stock held by certain funds and managed accounts to which Glazer Capital serves as investment manager (collectively, the “Glazer Funds”). The address for the Glazer Funds and Paul J. Glazer is 250 West 55th Street, Suite 30A, New York, New York 10019.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company’s Related Party Transactions

On July 6, 2020, the Sponsor paid $25,000 to cover certain of our offering costs in exchange for 8,625,000 shares of Class B common stock, 687,500 of which were subsequently forfeited in connection with the partial exercise of the over-allotment option by the underwriters in order for the Sponsor to maintain ownership of 20.0% of the issued and outstanding shares of the Company.

The Sponsor purchased an aggregate of 5,566,666 private placement warrants, exercisable for one share of Class A common stock at $11.50 per share for an aggregate purchase price of $8,350,000, or $1.50 per warrant, in a private placement that occurred simultaneously with the IPO. The private placement warrants, including the shares of Class A common stock issuable upon exercise of the private placement warrants, may not, subject to certain limited exceptions, be transferred, assigned or sold until 30 days after the completion of our initial business combination.

We currently utilize office space at 501 Madison Avenue, Floor 12, New York, New York 10022 from our Sponsor. We pay an affiliate of our Sponsor $20,000 per month for office space, utilities, secretarial and administrative services provided to our directors and officers. Upon completion of our initial business combination or our liquidation, we will cease paying these monthly fees.

Except as otherwise disclosed, no compensation of any kind, including finder’s and consulting fees, will be paid by the Company to the Sponsor, executive officers and directors, or any of their respective affiliates, for services rendered prior to or in connection with the completion of our initial business combination. However, these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee reviews on a quarterly basis all payments that were made to the Sponsor, officers, directors or our or their affiliates.

The Sponsor agreed to loan us up to $300,000 to be used for a portion of the expenses of the IPO. These loans were non-interest bearing, unsecured and were due at the earlier of December 31, 2020 or the closing of the IPO. The loan was fully paid off at the completion of the IPO on March 4, 2021. On February 28, 2022, we issued an unsecured promissory note in the principal amount of $350,000 to the Sponsor. This loan is non-interest bearing. At the election of the Sponsor, all or a portion of the unpaid principal amount of such note may be converted into private placement warrants of the Combined Company at a price of $1.50 per warrant. The principal balance of the promissory note is due at the earliest to occur of (i) the completion of the business combination and (ii) the date that the winding up of the Company is effective. As of February 28, 2022, the outstanding balance under the promissory note was $208,827.

In addition, in order to finance transaction costs in connection with an intended initial business combination, the Sponsor or an affiliate of the Sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required on a non-interest basis. If we complete an initial business combination, we would repay such loaned amounts. In the event that the initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment. Up to $1,500,000 of such loans may be convertible into private placement warrants of the Combined Company at a price of $1.50 per warrant at the option of the lender. The warrants would be identical to the private placement warrants. Except as set forth above, the terms of such loans, if any, have not been determined and no written agreements exist with respect to such loans. Prior to the completion of our initial business combination, we do not expect to seek loans from parties other than the Sponsor or an affiliate of the Sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.

Any of the foregoing payments to an affiliate of the Sponsor, repayments of loans from the Sponsor or repayments of Working Capital Loans prior to our initial business combination will be made using funds held outside the trust account and may be made from interest earned on the trust account and released to us to pay our taxes.

After our initial business combination, our directors and officers who remain with us may be paid consulting, management or other fees from the Combined Company to the extent disclosed to our stockholders, to the extent then known, in this proxy statement or other proxy materials furnished to our stockholders. It is unlikely the amount of such compensation will be known at the time of the special meeting, as it will be up to the directors of the Combined Company to determine executive and director compensation.

Related Party Policy

The audit committee of the Board has adopted a policy setting forth the policies and procedures for its review and approval or ratification of “related party transactions.” A “related party transaction” is defined in the policy as any consummated or proposed transaction or series of transactions: (i) in which the Company was or is to be a participant; (ii) the amount of which exceeds (or is reasonably expected to exceed) the lesser of $120,000 or 1% of the average of the Company’s total assets at year-end for the prior two completed fiscal years in the aggregate over the duration of the transaction (without regard to profit or loss); and (iii) in which a “related party” had, has or will have a direct or indirect material interest. “Related parties” under this policy include: (i) our directors, nominees for director or executive officers; (ii) any record or beneficial owner of more than 5% of any class of our voting securities; (iii) any immediate family member of any of the foregoing if the foregoing person is a natural person; and (iv) any other person who maybe a “related person” pursuant to Item 404 of Regulation S-K under the Exchange Act. Pursuant to the policy, the audit committee will consider (i) the relevant facts and circumstances of each related party transaction, including if the transaction is on terms comparable to those that could be obtained in arm’s-length dealings with an unrelated third party, (ii) the extent of the related party’s interest in the transaction, (iii) whether the transaction contravenes our code of ethics or other policies, (iv) whether the audit committee believes the relationship underlying the transaction to be in the best interests of the Company and its stockholders and (v) the effect that the transaction may have on a director’s status as an independent member of the Board and on his or her eligibility to serve on the Board’s committees. Management will present to the audit committee each proposed related party transaction, including all relevant facts and circumstances relating thereto. Under the policy, we may consummate related party transactions only if our audit committee approves or ratifies the transaction in accordance with the guidelines set forth in the policy. The policy does not permit any director or executive officer to participate in the discussion of, or decision concerning, a related person transaction in which he or she is the related party.

Biote’s Related Party Transactions

Other than compensation and indemnification arrangements for our directors and executive officers, which are described elsewhere in this proxy statement, the following is a description of each transaction since January 1, 2020 and each currently proposed transaction in which:

•	Biote has been or is to be a participant;

•	the amounts involved exceeded or exceeds the lesser of (i) $120,000 or (ii) one percent of the average of our total assets on a consolidated basis at year end for the past two fiscal years; and

•

any of our directors, executive officers or holders of more than five percent of our outstanding capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.

Guarantees

On June 25, 2021, Gary S. Donovitz, Biote’s founder, chairman and one of our five percent or greater shareholders entered into a Personal Guaranty of Lease pursuant to which Dr. Donovitz guaranteed the performance of Biote Medical’s covenants and agreements under that certain Revised Lease Agreement (the “Office Lease”), dated June 25, 2021, by and between Hollman Inc., as landlord, and Biote Medical, as tenant, for the lease of office and warehouse space located at 1875 Walnut Hill Lane, Suite 100, Irving, Texas 75038. Over the term of the Office Lease, Biote Medical is obligated to pay Hollman Inc. a total of $2,279,400, with remaining rental payments of $21,400 per month owed through June 30, 2023.

Employment Relationships

Mandy Cotten, the daughter of Gary S. Donovitz, Biote’s founder, chairman and one of our five percent or greater shareholders, has been employed by Biote Medical as a Clinic Director since September 1, 2015. Mandy Cotten also provides services as a proctor and as of January 1, 2021, Mandy Cotten also manages Biote’s therapy hotline. Mandy Cotten’s compensation includes an annual salary of $137,000 in addition to a potential bonus based on services performed for Biote.

Biote Medical granted Mandy Cotten phantom equity for her contributions as key personnel pursuant to that certain Phantom Equity Rights Grant Notice and Award Agreement, dated January 1, 2021, by and between Biote Medical and Mandy Cotten (the “Cotten Phantom Equity Award”). Pursuant to the Cotten Phantom Equity Award, Mandy Cotten is entitled to receive a stated percentage of the net sales proceeds of a change in control paid or payable to Biote or Biote’s members. The phantom equity vests 1/8th upon the conclusion of each calendar quarter following such change in control of Biote, with any pro-rated amount due for a partial quarter following a change in control to be paid with the first such payment. For purposes of the Cotten Phantom Equity Award, Biote Medical’s board of managers has determined that the net sale proceeds from this Business Combination shall be $555,000,000, and that such amount shall be satisfied through the issuance of, in the aggregate, approximately 138,750 shares of Class A common stock to Mandy Cotten, to be issued in eight equal quarterly installments following the Closing of the Business Combination.

Lani Hammonds-Donovitz, the wife of Gary S. Donovitz, Biote’s founder, chairman and one of our five percent or greater shareholders, was employed by Biote Medical as a Liaison beginning February 1, 2018. On May 3, 2021, Biote Medical entered into an Independent Contractor Agreement with Lani D. Consulting, a company affiliated with Ms. Hammonds-Donovitz. Total compensation received by Ms. Hammonds-Donovitz and Lani D. Consulting was $222,456 and $165,936 for the years ended December 31, 2020 and December 31, 2021, respectively.

Related Party Policy

Although Biote has not had a written policy for the review and approval of transactions with related persons, its board of managers has historically reviewed and approved any transaction where a managers or officer had a financial interest, including the transactions described above. Prior to approving such a transaction, the material facts as to a manager or officer’s relationship or interest in the agreement or transaction were disclosed to the board of managers.

Related Party Transactions in Connection with the Business Combination

Tax Receivable Agreement

Simultaneously with the Closing, the Combined Company will enter into the Tax Receivable Agreement with Biote, the Members and the Members’ Representative, in substantially the form attached to this proxy statement as Annex G. Pursuant to the Tax Receivable Agreement, the Combined Company generally will be required to pay to the Members 85% of certain net tax benefits, if any, that we realize (or in certain cases are deemed to realize) as a result of the increases in tax basis and tax benefits related to the transactions contemplated under the Business Combination Agreement and the redemption of Retained Biote Units in exchange for Class A common stock (or cash) pursuant to the Biote A&R OA, and tax benefits attributable to payments under the Tax Receivable Agreement. The term of the Tax Receivable Agreement will continue until all such tax benefits have been utilized or expired unless the Combined Company exercises its right to terminate the Tax Receivable Agreement for an amount representing the present value of anticipated future tax benefits under the Tax Receivable Agreement (calculated under certain assumptions) or certain other acceleration events occur. For more information regarding the Tax Receivable Agreement, please see the section entitled “Proposal No. 1 — The Business Combination Proposal — Related Agreements — Tax Receivable Agreement.”

Sponsor Letter

In connection with the execution of the Business Combination Agreement, certain of our current officers and directors, the Sponsor, the Company, Biote and the Members’ Representative entered into the Sponsor Letter, pursuant to which, among other things, the Sponsor agreed to (i) vote, at any duly called meeting of stockholders of the Company, in favor of the Business Combination Agreement and the transactions contemplated thereby, (ii) subject to certain exceptions, not to effect any sale or distribution of any of its shares of Class B common stock or private placement warrants and (iii) waive any and all anti-dilution rights described in the current charter or otherwise with respect to the shares of Class B common stock held by the Sponsor that may be implicated by the business combination such that the Class B Common Stock Conversion will occur as discussed herein (and as more fully described in the Sponsor Letter).

Investor Rights Agreement

At the Closing, the Company, the Members, the Sponsor, the Members’ Representative and certain other parties will enter into an Investor Rights Agreement, pursuant to which, among other things, (i) the Registration Rights Agreement will be terminated, (ii) the lock-up period set forth in the Investor Rights Agreement will supersede the lock-up period set forth in the Insider Letter, (iii) the Company will provide certain registration rights for the shares of Class A common stock held by the Members, the Sponsor, and certain other parties, (iv) the Members will agree not to, subject to certain exceptions, transfer, sell, assign or otherwise dispose of the shares of Class A common stock, shares of Class V voting stock and Biote Units held by such Members for six months following the Closing, and the Member Earnout Units until the date such securities have been earned in accordance with the Business Combination Agreement and (v) the Sponsor will agree not to, subject to certain exceptions, transfer, sell, assign or otherwise dispose of its (a) shares of Class A common stock (other than the Sponsor Earnout Shares) for six months following the Closing, (b) Sponsor Earnout Shares until the date such securities have been earned in accordance with the Business Combination Agreement and (c) warrants issued to the Sponsor pursuant to that certain Private Placement Warrants Purchase Agreement, dated March 1, 2021, by and between the Company and the Sponsor, and the underlying shares of Class A common stock, for 30 days following the Closing Date (in each case, as more fully described in the Investor Rights Agreement).

Second Amended and Restated Operating Agreement of Biote

At the Closing, the Combined Company, Biote and the Members will enter into the Biote A&R OA, which will, among other things, permit the issuance and ownership of Biote Units as contemplated to be issued and owned upon the consummation of the business combination, designate the Combined Company as the sole manager of Biote, provide for the Exchange Rights, set forth the rights and preferences of the Biote Units, and establish the ownership of the Biote Units by the persons or entities indicated in the Biote A&R OA, in each case, as more fully described in the Biote A&R OA.

Director and Officer Indemnification

The proposed charter, which will be effective upon the Closing of the business combination, will contain provisions limiting the liability of directors, and provide that the Combined Company will indemnify each of its directors and officers to the fullest extent permitted under Delaware law.

The Combined Company intends to enter into new indemnification agreements with each of its directors and executive officers. The indemnification agreements will provide that the Combined Company will indemnify each of its directors and executive officers against any and all expenses incurred by that director, executive officer, or other key employee because of his or her status as one of the Combined Company’s directors or executive officers to the fullest extent permitted by Delaware law, the proposed charter and the proposed bylaws (each assuming that the Business Combination Proposal and the Charter Proposal are approved). In addition, the indemnification agreements will provide that, to the fullest extent permitted by Delaware law, the Combined Company will advance all expenses incurred by its directors and executive officers in connection with a legal proceeding involving his or her status as a director, executive officer, or key employee.

Policies and Procedures for Related Person Transactions After the Business Combination

Effective upon the consummation of the business combination, the Combined Company’s Board will adopt a written related person transaction policy that will set forth the policies and procedures for the review and approval or ratification of related person transactions. The Combined Company’s policy will require that a “related person” (as defined in paragraph (a) of Item 404 of Regulation S-K) must promptly disclose to the Combined Company’s general counsel any “related person transaction” (defined as any transaction that is reportable by the Combined Company under Item 404(a) of Regulation S-K in which the Combined Company is or will be a participant and the amount involved exceeds $120,000 and in which any related person has or will have a direct or indirect material interest) and all material facts with respect thereto. The general counsel will promptly communicate such information to the Combined Company’s audit committee or another independent body of our Board. No related person transaction will be entered into without the approval or ratification of our audit committee or another independent body of our Board. Directors interested in a related person transaction will be required to recuse themselves from any such vote. The Combined Company’s policy will not specify the standards to be applied by its audit committee or another independent body of its board of directors in determining whether or not to approve or ratify a related person transaction, although such determinations will be made in accordance with Delaware law.

MARKET PRICE, TICKER SYMBOL AND DIVIDEND INFORMATION

The Company

Market Price and Ticker Symbol

The Company’s units, common stock and warrants are currently listed on the Nasdaq Capital Market under the symbols “HYACU,” “HYAC,” and “HYACW,” respectively.

On December 10, 2021, the trading date before the public announcement of the business combination, the Company’s units, common stock and warrants closed at $9.94, $9.73 and $0.91, respectively. On [●], 2022, the trading date immediately prior to the date of this proxy statement, the Company’s units, common stock and warrants closed at $[●], $[●] and $[●], respectively.

Holders

As of December 31, 2021, there was one holder of record of our units, one holder of record of our common stock, and one holder of record of our warrants. The number of holders of record does not include a substantially greater number of “street name” holders or beneficial holders whose units, common stock and warrants are held of record by banks, brokers and other financial institutions.

Dividend Policy

We have not paid any cash dividends on our common stock to date and do not intend to pay cash dividends prior to the completion of the business combination. The payment of any cash dividends subsequent to the business combination will be within the discretion of the Combined Company’s board of directors at such time. We currently expect that the Combined Company will retain future earnings to finance operations and grow its business, and we do not expect the Combined Company to declare or pay cash dividends for the foreseeable future.

Biote

There is no public market for shares of Biote capital stock.

APPRAISAL RIGHTS

Appraisal rights are not available to holders of our shares of common stock in connection with the business combination.

HOUSEHOLDING INFORMATION

Unless we have received contrary instructions, we may send a single copy of this proxy statement to any household at which two or more stockholders reside if we believe the stockholders are members of the same family. This process, known as “householding,” reduces the volume of duplicate information received at any one household and helps to reduce our expenses. However, if stockholders prefer to receive multiple sets of our disclosure documents at the same address this year or in future years, the stockholders should follow the instructions described below. Similarly, if an address is shared with another stockholder and together both of the stockholders would like to receive only a single set of our disclosure documents, the stockholders should follow these instructions:

•

If the shares are registered in the name of the stockholder, the stockholder should contact us at our offices at Haymaker Acquisition Corp. III, 501 Madison Avenue, Floor 12, New York, New York 10022 or by telephone at (212) 616-9600, to inform us of his or her request; or

•	If a bank, broker or other nominee holds the shares, the stockholder should contact the bank, broker or other nominee directly.

TRANSFER AGENT AND REGISTRAR

The transfer agent for our securities is Continental Stock Transfer & Trust Company.

SUBMISSION OF STOCKHOLDER PROPOSALS

Our Board is aware of no other matter that may be brought before the special meeting. Under Delaware law, only business that is specified in the notice of special meeting to stockholders may be transacted at the special meeting.

FUTURE STOCKHOLDER PROPOSALS

If you are a stockholder and you want to include a proposal in the proxy statement for the year 2023 annual meeting of stockholders (the “2023 annual meeting”), assuming the meeting is held on or about [●], 2023, you must provide it to the Company by no later than [●], 2023. You should direct any proposals to the Company’s Secretary at the Company’s principal executive offices. If you are a stockholder and you want to present a matter of business to be considered, you must give timely notice of the matter or the nomination, in writing, to the Company’s Secretary at the Company’s principal executive offices. To be timely, the notice must be received by the Secretary at the Company’s principal executive offices not later than the close of business on [●], 2023 nor earlier than the close of business on [●], 2023. In the event that the annual meeting is called for a date that is more than 30 days before or more than 60 days after the anniversary date of the special meeting, to be timely notice by the stockholder must be so received no earlier than the close of business on the 120th day before the meeting and not later than the later of (x) the close of business on the 90th day before the meeting or (y) the close of business on the 10th day following the day on which public announcement of the date of the annual meeting is first made by the Company. The inclusion of any stockholder proposal in the proxy materials for the 2023 annual meeting will be subject to the applicable rules of the SEC and the Company’s proposed bylaws.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other information with the SEC as required by the Exchange Act. You can read the Company’s SEC filings, including this proxy statement, over the Internet at the SEC’s website at http://www.sec.gov.

If you would like additional copies of this proxy statement or if you have questions about the business combination or the proposals to be presented at the special meeting, you should contact the Company at the following address and telephone number:

Haymaker Acquisition Corp. III

501 Madison Avenue, Floor 12

New York, New York 10022

(212) 616-9600

Attention: Christopher Bradley

You may also obtain these documents by requesting them in writing or by telephone from the Company’s proxy solicitation agent at the following address and telephone number:

Morrow Sodali LLC

333 Ludlow Street, 5th Floor, South Tower

Stamford, CT 06902

Telephone: Toll-Free (800) 662-5200 or (203) 658-9400

Email: HYAC.info@investor.morrowsodali.com

If you are a stockholder of the Company and would like to request documents, please do so no later than five business days before the special meeting in order to receive them before the special meeting. If you request any documents from us, we will mail them to you by first class mail, or another equally prompt means.

All information contained in this proxy statement relating to the Company has been supplied by the Company, and all such information relating to Biote has been supplied by Biote. Information provided by either the Company or Biote does not constitute any representation, estimate or projection of any other party.

This document is a proxy statement of the Company for the special meeting. We have not authorized anyone to give any information or make any representation about the business combination, the Company or Biote that is different from, or in addition to, that contained in this proxy statement. Therefore, if anyone does give you information of this sort, you should not rely on it. The information contained in this proxy statement speaks only as of the date of this proxy statement, unless the information specifically indicates that another date applies.

INDEX TO CONSOLIDATED FINANCIAL INFORMATION

HAYMAKER ACQUISITION CORP. III

Page
Audited Financial Statements
Report of Independent Registered Public Accounting Firm	F-2
Balance Sheets as of December 31, 2021 and December 31, 2020	F-3
Statements of Operations for the year ended December 31, 2021 and for the period from July 6, 2020 (inception) through December 31, 2020	F-4
Statements of Changes in Stockholder’s Equity (Deficit) for the year ended December 31, 2021 and for the period from July 6, 2020 (inception) through December 31, 2020	F-5
Statements of Cash Flows for the year ended December 31, 2021 and for the period from July 6, 2020 (inception) through December 31, 2020	F-6
Notes to Financial Statements	F-7

BIOTE HOLDINGS, LLC

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and the Board of Directors of

Haymaker Acquisition Corp. III

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Haymaker Acquisition Corp. III (the “Company”) as of December 31, 2021 and 2020, the related statements of operations, changes in stockholders’ equity (deficit) and cash flows for the year ended December 31, 2021 and for the period from July 6, 2020 (inception) through December 31, 2020, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of its operations and its cash flows for the year ended December 31, 2021 and for the period from July 6, 2020 (inception) through December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph – Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 1 to the financial statements, the Company lacks the financial resources it needs to sustain operations for a reasonable period of time and if the Company is unable to complete a Business Combination by the close of business on March 4, 2023, the Company will cease all operations except for the purpose of liquidating. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Marcum LLP

Marcum LLP

We have served as the Company’s auditor since 2020.

Houston, TX

April 6, 2022

HAYMAKER ACQUISITION CORP. III

BALANCE SHEETS

	December 31, 2021	December 31, 2020
ASSETS
Current assets:
Cash	$130,359	$1,594
Due from Sponsor	300	—
Prepaid expenses	320,959	—

Total current assets	451,618	1,594
Deferred offering costs	—	145,906
Investments held in Trust Account	317,581,791	—

Total Assets	$318,033,409	$147,500

LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY
Current liabilities:
Accounts payable	$281,304	$—
Accrued expenses	1,830,000	—
Franchise tax payable	160,874	—
Sponsor note	—	122,500

Total current liabilities	2,272,178	122,500
Warrant liabilities	9,778,666	—
Deferred underwriting fee payable	11,112,500	—

Total Liabilities	23,163,344	122,500

Commitments and Contingencies (Note 6)
Class A common stock, $0.0001 par value, subject to possible redemption; 31,750,000 and 0 shares at redemption value of $10.00 per share at December 31, 2021 and December 31, 2020, respectively	317,500,000	—
Stockholders’ (Deficit) Equity:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; 0 shares issued and outstanding at December 31, 2021 and December 31, 2020	—	—
Class A common stock, $0.0001 par value; 200,000,000 shares authorized; 0 shares issued and outstanding (excluding 31,750,000 and 0 shares subject to possible redemption) at December 31, 2021 and December 31, 2020, respectively	—	—
Class B common stock, $0.0001 par value; 20,000,000 shares authorized; 7,937,500 and 8,625,000 shares issued and outstanding at December 31, 2021 and December 31, 2020, respectively	794	863
Additional paid-in capital	—	24,137
Accumulated deficit	(22,630,729)	—

Total Stockholders’ (Deficit) Equity	(22,629,935)	25,000

Total Liabilities and Stockholders’ (Deficit) Equity	$318,033,409	$147,500

The accompanying notes are an integral part of these financial statements.

HAYMAKER ACQUISITION CORP. III

STATEMENTS OF OPERATIONS

	For the year ended December 31, 2021	For the period from July 6, 2020 (inception) through December 31, 2020
Operating and formation costs	$3,121,694	$—
Franchise tax expense	200,000	—

Loss from operations	(3,321,694)	—
Transaction costs allocated to warrant liabilities	(966,646)	—
Net gain on investments held in Trust Account	81,791	—
Excess of private placement warrant fair value over purchase price	(3,507,000)	—
Change in fair value of warrant liabilities	18,826,459	—

Net income	$11,112,910	$—

Basic and diluted weighted average shares outstanding, Class A common stock	26,265,068	—

Basic net income per share, Class A common stock	$0.33	$—

Diluted net income per share, Class A common stock	$0.32	$—

Basic weighted average shares outstanding, Class B common stock	7,860,788	7,500,000

Basic net income per share, Class B common stock	$0.33	$—

Diluted weighted average shares outstanding, Class B common stock	$8,058,048	7,500,000

Diluted net income per share, Class B common stock	$0.32	$—

The accompanying notes are an integral part of these financial statements.

HAYMAKER ACQUISITION CORP. III

STATEMENTS OF CHANGES IN STOCKHOLDER’S EQUITY (DEFICIT)

FOR THE YEAR ENDED DECEMBER 31, 2021 AND FOR THE PERIOD FROM JULY 6, 2020 (INCEPTION) THROUGH DECEMBER 31, 2020

	Common Stock
	Class A		Class B		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Equity (Deficit)
	Shares	Amount	Shares	Amount
Balance, July 6, 2020 (Inception)	—	$—	—	$—	$—	$—	$—
Sale of Class B common stock to Sponsor	—	—	8,625,000	863	24,137	—	25,000
Net income	—	—	—	—	—	—	—

Balance, December 31, 2020	—	—	8,625,000	$863	$24,137	$—	$25,000
Forfeiture of Class B common stock	—	—	(687,500)	(69)	69	—	—
Remeasurement of Class A common stock to redemption amount	—	—	—	—	(24,206)	(33,743,639)	(33,767,845)
Net income	—	—	—	—	—	11,112,910	11,112,910

Balance, December 31, 2021	—	$—	7,937,500	$794	$—	$(22,630,729)	$(22,629,935)

The accompanying notes are an integral part of these financial statements.

HAYMAKER ACQUISITION CORP. III

STATEMENTS OF CASH FLOWS

	For the year ended December 31, 2021	For the period from July 6, 2020 (inception) through December 31, 2020
Cash Flows from Operating Activities:
Net income	$11,112,910	$—
Adjustments to reconcile net income to net cash used in operating activities:
Transaction costs allocated to warrant liabilities	966,646	—
Net gain on investments held in Trust Account	(81,791)	—
Excess of private placement warrant fair value over purchase price	3,507,000	—
Change in fair value of warrant liabilities	(18,826,459)	—
Changes in operating assets and liabilities:
Due from Sponsor	(300)
Prepaid expenses	(320,959)	—
Accounts payable	281,304
Accrued Expenses	1,830,000	—
Franchise tax payable	160,874	—

Net cash used in operating activities	(1,370,775)	—

Cash Flows from Investing Activities:
Cash deposited into Trust Account	(317,500,000)	—

Net cash used in investing activities	(317,500,000)	—

Cash Flows from Financing Activities:
Proceeds from initial public offering, net of underwriter’s discount paid	311,150,000	—
Proceeds from Sponsor note	41,500	122,500
Repayment of Sponsor note	(164,000)	—
Proceeds from sale of private placement warrants	8,350,000	—
Payment of offering costs	(377,961)	(145,906)
Proceeds from sale of Class B common stock to Sponsor	—	25,000

Net cash provided by financing activities	318,999,539	1,594

Increase in cash	128,765	1,594
Cash at beginning of period	1,594	—

Cash at end of period	$130,359	$1,594

Supplemental disclosure of noncash investing and financing activities:
Deferred underwriting fee payable	$11,112,500	$—

Initial classification of warrant liabilities	$28,605,125	$—

Remeasurement of Class A common stock subject to possible redemption to redemption value	$33,767,845	$—

Reclassification of deferred offering costs to equity upon completion of the initial public offering	$130,355	$—

The accompanying notes are an integral part of these financial statements.

HAYMAKER ACQUISITION CORP. III

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2021

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

Haymaker Acquisition Corp. III (the “Company” or “Haymaker”) is a blank check company incorporated in Delaware on July 6, 2020. The Company was formed for the purpose of entering into a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (a “Business Combination”).

The Company is not limited to a particular industry or geographic region for purposes of consummating a Business Combination. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

As of December 31, 2021, the Company had not commenced any operations. All activity for the year ended December 31, 2021 and for the period from July 6, 2020 (inception) through December 31, 2020 relates to the Company’s formation, the initial public offering (“Initial Public Offering”) as described below, and since the closing of the Initial Public Offering, the search for a prospective initial Business Combination. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income or gains on investments on the cash and investments held in a trust account from the proceeds derived from the Initial Public Offering. In addition, the Company will recognize non-operating income or loss on the change in fair value of warrant liabilities.

The registration statement for the Company’s Initial Public Offering was declared effective on March 1, 2021. On March 4, 2021, the Company consummated the Initial Public Offering of 30,000,000 units (the “Units” and, with respect to the shares of Class A common stock included in the Units sold, the “Public Shares”), at $10.00 per Unit, generating gross proceeds of $300,000,000, which is discussed in Note 3.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 5,333,333 warrants (the “Private Placement Warrants”) at a price of $1.50 per Private Placement Warrant in a private placement to Haymaker Sponsor III, LLC (the “Sponsor”) generating gross proceeds of $8,000,000, which is described in Note 4.

On March 3, 2021, the underwriters partially exercised the over-allotment option by purchasing 1,750,000 Units at an offering price of $10.00 per Unit (generating gross proceeds of $17,500,000), which was settled on March 5, 2021. In connection with the exercise of the over-allotment option, on March 5, 2021, the Company sold 233,333 Private Placement Warrants (the “Additional Private Placement Warrants”) to the Sponsor at a purchase price of $1.50 per Private Placement Warrant, generating gross proceeds of $350,000, this amount was purchased on March 4, 2021, in anticipation of the closing of the over-allotment option. As a result, an additional $17,500,000 (which amount includes $612,500 of the underwriters’ deferred discount) was placed in the Trust Account. As a result of the partial exercise of the over-allotment option to purchase 1,750,000 Units, the Sponsor forfeited 687,500 Founder Shares on March 5, 2021 in order to maintain ownership of 20% of issued and outstanding shares of the Company. The Founder Shares forfeited by the Sponsor were cancelled by the Company.

Following the closing of the Initial Public Offering and partial exercise of the over-allotment, an amount of $317,500,000 ($10.00 per Unit) from the net proceeds of the sale of the Units and the sale of the Private Placement Warrants was placed in the Trust Account and is being invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with maturities of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company

HAYMAKER ACQUISITION CORP. III

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2021

Act of 1940, as amended (the “Investment Company Act”), which invest only in direct U.S. government treasury obligations, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the funds held in the Trust Account, as described below.

Transaction costs related to the issuances described above amounted to $17,986,366, consisting of $6,350,000 of underwriting fees, $11,112,500 of deferred underwriting fees and $523,866 of other offering costs. In addition, at December 31, 2021 and December 31, 2020, $130,359 and $1,594 of cash was held outside of the Trust Account and is available for working capital purposes, respectively.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering, although substantially all of the net proceeds of the Initial Public Offering are intended to be generally applied toward consummating an Initial Business Combination. The Initial Business Combination must occur with one or more target businesses that together have an aggregate fair market value of at least 80% of the assets held in the Trust Account (excluding the deferred underwriting commissions and taxes payable on income earned on the Trust Account) at the time of the agreement to enter into the Initial Business Combination. Furthermore, there is no assurance that the Company will be able to successfully effect an Initial Business Combination.

The Company, after signing a definitive agreement for an Initial Business Combination, will either (i) seek stockholder approval of the Initial Business Combination at a meeting called for such purpose in connection with which stockholders may seek to redeem their shares, regardless of whether they vote for or against the Initial Business Combination, for cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the Initial Business Combination, including interest but less taxes payable, or (ii) provide stockholders with the opportunity to sell their Public Shares to the Company by means of a tender offer (and thereby avoid the need for a stockholder vote) for an amount in cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the Initial Business Combination, including interest but less taxes payable. The decision as to whether the Company will seek stockholder approval of the Initial Business Combination or will allow stockholders to sell their Public Shares in a tender offer will be made by the Company, solely in its discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require the Company to seek stockholder approval, unless a vote is required by law or under NASDAQ rules. If the Company seeks stockholder approval, it will complete its Initial Business Combination only if a majority of the outstanding shares of common stock voted are voted in favor of the Initial Business Combination. However, in no event will the Company redeem its Public Shares in an amount that would cause its net tangible assets to be less than $5,000,001 either immediately prior to or upon consummation of the Initial Business Combination. In such case, the Company would not proceed with the redemption of its Public Shares and the related Initial Business Combination, and instead may search for an alternate Initial Business Combination.

Notwithstanding the foregoing redemption rights, if the Company seeks stockholder approval of the Initial Business Combination and the Company does not conduct redemptions in connection with the Initial Business Combination pursuant to the tender offer rules, the Company’s amended and restated certificate of incorporation provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the Public Shares, without the prior consent of the Company.

The Sponsor has agreed to waive (i) redemption rights with respect to any Founder Shares and Public Shares held in connection with the completion of an initial Business Combination, (ii) redemption rights with respect to any

HAYMAKER ACQUISITION CORP. III

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2021

Founder Shares and Public Shares held in connection with a stockholder vote to approve an amendment to an amended and restated certificate of incorporation to modify the substance or timing of our obligation to allow redemption in connection with an initial Business Combination or to redeem 100% of Public Shares if the Company has not consummated an initial Business Combination within 24 months from the closing of the Initial Public Offering or with respect to any other provisions relating to stockholders’ rights or pre-initial Business Combination activity and (iii) rights to liquidating distributions from the Trust Account with respect to any Founder Shares held if the Company fails to complete an initial Business Combination within 24 months from the closing of the Initial Public Offering or any extended period of time that the Company may have to consummate an initial Business Combination.

The Company will have until March 4, 2023 to complete a Business Combination (the “Combination Period”). If the Company is unable to complete a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of remaining stockholders and board of directors, liquidate and dissolve, subject, in each case, to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to all of the Company’s warrants, which will expire worthless if the Company fails to complete a Business Combination within the Combination Period.

If the Company holds a stockholder vote or there is a tender offer for shares in connection with an Initial Business Combination, a public stockholder will have the right to redeem its shares for an amount in cash equal to its pro rata share of the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the Initial Business Combination, including interest but less taxes payable. As a result, all such shares of Class A common stock are recorded at redemption amount and classified as temporary equity since the completion of the Initial Public Offering, in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 480—Distinguishing Liabilities from Equity.

Business Combination Agreement

On December 13, 2021, the Company entered into a Business Combination Agreement (the “Business Combination Agreement”) with the Sponsor, BioTe Holdings, LLC, a Nevada limited liability company (“Biote”), BioTe Management, LLC, a Nevada limited liability company, Dr. Gary Donovitz, in his individual capacity, and Teresa S. Weber, in her capacity as the members’ representative (in such capacity, the “Members’ Representative”). Upon the closing of the Business Combination (the “Closing”), the Company will change its name to “biote Corp.” The aggregate consideration that will be paid to or retained by the members of Biote (the “Members”) immediately prior to the closing of the Business Combination upon the Closing is approximately $555,000,000, subject to the purchase price adjustments set forth in the Business Combination Agreement. Following the Closing, the Combined Company will be organized in an “UP-C” structure in which substantially all of the assets and business of the Combined Company will be held by Biote and its direct and indirect subsidiaries (together, the “Biote Companies”), and the Company’s only direct assets will consist of Biote Units (as defined below).

HAYMAKER ACQUISITION CORP. III

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2021

Prior to the Closing, the Company may issue up to $100,000,000 in shares of Class A common stock in a private placement (an “Equity Financing”), so long as the price per share in such Equity Financing is not less than $10.00. Pursuant to the terms and conditions of the amended and restated certificate of incorporation, in connection with the Closing of the Business Combination, all then-outstanding shares of Class B common stock will be converted into shares of Class A common stock on a one-for-one basis (the “Class B Common Stock Conversion”), subject to adjustment and Class B Common Stock shall not be convertible into Class A Common Stock at a rate of less than one-to-one.

Immediately prior to the Closing, Biote will (i) effectuate a recapitalization, pursuant to which all its Class A Units, Class AA Units, Class AAA Units and Class AAAA Units held by the Members will be converted or exchanged (whether by direct exchange, merger or otherwise) into a number of equity interests in Biote designated as “Class A Common Units” (“Biote Units”) in the amounts determined in accordance with Biote’s Second Amended and Restated Operating Agreement (the “Biote A&R OA”), which will be entered into prior to the Closing, the result of which will be that the Members will hold a single class of Biote Units as of immediately prior to the Closing and (ii) convert into a Delaware limited liability company. In connection with the Business Combination, BioTE Medical, LLC (“Biote Medical”), a subsidiary of Biote, has entered into a debt commitment letter with Truist Bank and Truist Securities, Inc. to obtain (i) a $50,000,000 senior secured revolving credit facility in favor of Biote Medical and (ii) a $125,000,000 senior secured term loan A facility in favor of Biote Medical (together, the “Debt Facilities,” and any such financing, together with any alternative financing obtained by the Company, Biote or any Biote subsidiary, the “Debt Financing”). Each holder of phantom equity in any of Biote or its direct or indirect subsidiaries (each, a “Phantom Equity Holder”) has entered into a phantom equity acknowledgement (each, a “Phantom Equity Acknowledgement”) effective as of the Closing, which shall, among other things, confirm the number of shares of Class A common stock to be issued to such Phantom Equity Holder pursuant to the biote Corp. 2022 Equity Incentive Plan (the “Incentive Plan”) in satisfaction of his or her phantom equity rights and the vesting schedule for such shares.

Pursuant to the Business Combination Agreement, subject to the satisfaction or waiver of certain conditions set forth therein, at the time of the Closing, (x) in exchange for the Closing Biote Units (as defined below), the Company will transfer cash in an amount equal to (i) the cash in the trust account and any cash held by the Company outside of the trust account, less (ii) the amounts required by the redemptions of Class A common stock by the public stockholders, plus (iii) the aggregate proceeds to be received by the Company pursuant to any Equity Financing, (y) the Biote Companies will receive the aggregate proceeds from the Debt Financing (the aggregate amounts described in (x) and (y), the “Closing Date Cash”) in accordance with and in the priority set forth in the Business Combination Agreement and as described further below, and (z) the Company will issue to Biote a number of shares of its Class V common stock, par value $0.0001 per share (the “Class V Voting Stock”) equal to the number of Retained Biote Units (as defined below), which will entitle the holder thereof to one vote per share but no right to dividends or distributions. Biote will immediately thereafter distribute the Class V Voting Stock to its Members pursuant to the Biote A&R OA. The “Cash Consideration” will be equal to the portion of the aggregate consideration paid or payable to the Gary S. Donovitz 2012 Irrevocable Trust (the “Selling Member”) that is paid in cash, which amount shall in no event exceed $199,000,000.

At the Closing and in consideration for the acquisition of Biote Units by the Company, the Company and the Biote Companies will, subject to the Business Combination Agreement and the Trust Agreement (as defined in the Business Combination Agreement), disburse the Closing Date Cash for the following purposes and in the following order of priority: (a) first, payment of unpaid Transaction Expenses (as defined in the Business Combination Agreement), (b) second, payment to Biote (for use by the Biote Companies) in the amount of $75,000,000, (c) third, payment of Cash Consideration to the Selling Member in the amount of $50,000,000, (d) fourth, payment to Biote (for use by the Biote Companies) in the amount of $75,000,000, (e) fifth, payment of

HAYMAKER ACQUISITION CORP. III

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2021

Cash Consideration to the Selling Member in the amount of $75,000,000, (f) sixth, payment to Biote and the Selling Member such that Biote and the Selling Member receive 37.8% and 62.2%, respectively, of the remaining Closing Date Cash until Biote and the Selling Member have received aggregate payments pursuant to this clause (f) equal to $45,000,000 and $74,000,000, respectively, and (g) seventh, payment to Biote (for use by the Biote Companies).

At the Closing, Biote will issue to the Company a number of Biote Units (the “Closing Biote Units”) equal to the aggregate number of shares of Class A common stock issued and outstanding as of immediately prior to the Closing (after giving effect to any redemptions of Class A common stock, any Equity Financing, the Class B Common Stock Conversion and the forfeiture of up to 793,750 shares of Class B common stock held by the sponsor in the event cash available to the Company at the Closing is less than $206,400,000). The Members will, immediately following the Closing, retain an aggregate number of Biote Units (such Biote Units retained by the Members, the “Retained Biote Units”) equal to the following (without duplication between clauses (y) and (z)): (w) (i) (A) Biote’s equity value (i.e., $555,000,000), minus (B) the aggregate amount of Company Transaction Expenses (as defined in the Business Combination Agreement), minus (C) the Cash Consideration, if any, divided by (ii) $10.00, plus (x) the Member Earnout Units (as defined below), minus (y) a number of Biote Units equal to the number of shares of Class A common stock to be issued to the Phantom Equity Holders pursuant to the Phantom Equity Acknowledgements (or the existing underlying phantom equity documentation with respect to any Phantom Equity Holder who has not entered into a Phantom Equity Acknowledgement as of the Closing), minus (z) a number of Biote Units equal to the quotient of (i) the amount of cash payable to the Phantom Equity Holders pursuant to the Phantom Equity Acknowledgments (or the existing underlying phantom equity documentation with respect to any Phantom Equity Holder who has not entered into a Phantom Equity Acknowledgement as of the Closing), divided by (ii) $10.00.

In connection with the Closing, on the date of the Closing (the “Closing Date”) (a) the Members on a pro rata basis will subject (i) 10,000,000 Retained Biote Units held by them (the “Member Earnout Units”) and (ii) 10,000,000 shares of Class V Voting Stock distributed to them by Biote (the “Earnout Voting Shares”), (b) the Sponsor will subject 1,587,500 shares of Class A common stock held by it after giving effect to the Class B Common Stock Conversion (the “Sponsor Earnout Shares”), and (c) the Company will subject a number of Biote Units equal to the number of Sponsor Earnout Shares (the “Sponsor Earnout Units,” and, together with the Sponsor Earnout Shares, the Earnout Voting Shares and the Member Earnout Units, the “Earnout Securities”), to certain restrictions and potential forfeiture pending the achievement (if any) of certain earnout targets pursuant to the terms of the Business Combination Agreement or the occurrence of a Change of Control (as defined in the Business Combination Agreement). The Earnout Securities will have voting rights but no right to dividends or distributions (except for certain tax distributions from Biote in accordance with the Biote A&R OA) until such restrictions and potential forfeiture have lapsed. One third of each of the Member Earnout Units, Earnout Voting Shares, Sponsor Earnout Shares and Sponsor Earnout Units will vest upon the occurrence of each of the following events: (i) the first time, prior to the five-year anniversary of the Closing Date (the “Earnout Deadline”), the volume-weighted average share price of the Class A common stock (the “VWAP”) equals or exceeds $12.50 per share for 20 Trading Days (as defined in the Business Combination Agreement) of any 30 consecutive Trading Day period following the Closing, (ii) the first time, prior to the Earnout Deadline, the VWAP equals or exceeds $15.00 per share for 20 Trading Days of any 30 consecutive Trading Day period following the Closing, and (iii) the first time, prior to the Earnout Deadline, the VWAP equals or exceeds $17.50 per share for 20 Trading Days of any 30 consecutive Trading Day period following the Closing. If a definitive agreement with respect to a Change of Control (as defined in the Business Combination Agreement) is entered into on or prior to the Earnout Deadline, then effective as of immediately prior to closing of such Change of Control, unless previously vested pursuant to clauses (i) through (iii) of the preceding sentence, each of the Member Earnout Units, Earnout Voting Shares, Sponsor Earnout Shares and Sponsor Earnout Units will vest.

HAYMAKER ACQUISITION CORP. III

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2021

Assuming that none of the Company’s current stockholders exercise their right to redeem their shares of Class A common stock of the Company and Company Transaction Expenses (as defined in the Business Combination Agreement) equal $11,521,000, as of immediately following the Closing and without giving effect to the outstanding warrants to purchase Class A common stock or issuance of any shares under the Incentive Plan or biote Corp. 2022 Employee Stock Purchase Plan, but including the Earnout Securities, the Combined Company is expected to own, directly or indirectly, approximately 49.9% of the Biote Units and will control Biote as the sole manager of Biote in accordance with the terms of the Biote A&R OA and all remaining Biote Units will be owned by the Members. The Members are expected to hold a controlling interest in the Company after the Closing and will therefore have the ability to control Biote.

Beginning on the six month anniversary of the Closing, each Retained Biote Unit held by the Members may be redeemed, together with one share of Class V Voting Stock and subject to certain conditions, in exchange for either one share of Class A common stock or in certain circumstances, at the election of the Company in its capacity as the sole manager of Biote, the cash equivalent of the market value of one share of Class A common stock, pursuant to the terms and conditions of the Biote A&R OA (such exchange rights, as further described in the Biote A&R OA, the “Exchange Rights”).

Consummation of the Business Combination is subject to customary mutual conditions and covenants of the respective parties, including the receipt of the requisite approval of the Company’s stockholders. The Business Combination Agreement may be terminated at any time prior to the consummation of the Business Combination by mutual written consent of the Company and Biote and in certain other limited circumstances, including if the consummation of the Business Combination has not occurred on or before June 13, 2022, which is prior to the Company’s initial Business Combination deadline of March 4, 2023. The Business Combination Agreement contains usual and customary representations and warranties for transactions of this nature by the parties thereto. The Business Combination Agreement has been approved by the Company’s board of directors, and the board has recommended that the Company’s stockholders adopt the Business Combination Agreement and approve the Business Combination.

On February 11, 2022, the Company filed a preliminary proxy statement with the SEC setting forth all of the above information and inviting the Company’s stockholders to attend the special meeting in lieu of the 2022 annual meeting of the stockholders to approve, among other things, the Business Combination Agreement and the Business Combination.

Other Agreements - Business Combination

The Business Combination Agreement contemplates the execution of various additional agreements and instruments, on or before the Closing, including, among others, the following:

Tax Receivable Agreement

Simultaneously with the Closing, the Company, BioTE, the Members and the Members’ Representative will enter into a tax receivable agreement (the “Tax Receivable Agreement”), which will provide for, among other things, payment by the Company to the Members of 85% of the U.S. federal, state and local income tax savings realized by the Company as a result of the increases in tax basis and certain other tax benefits related to the transactions contemplated under the Business Combination Agreement and the exchange of Retained BioTE Units for Class A Common Stock or cash.

HAYMAKER ACQUISITION CORP. III

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2021

Second Amended and Restated Certificate of Incorporation of the Company and Amended and Restated Bylaws of the Company

In connection with the Closing, the Company will amend and restate (i) subject to receipt of Company Stockholder Approval, its current Certificate of Incorporation by adopting the Second Amended and Restated Certificate of Incorporation of the Company (the “Second A&R Certificate of Incorporation”) and (ii) the current Bylaws of the Company by adopting the Amended and Restated Bylaws of Company (the “A&R Bylaws”), to establish a structure containing Class A Common Stock, which will carry such economic and voting rights as set forth in the Second A&R Certificate of Incorporation and A&R Bylaws, and Class V Voting Stock, which will carry only such voting rights as set forth in the Second A&R Certificate of Incorporation and A&R Bylaws.

Second Amended and Restated Operating Agreement of Biote

At the Closing, the Combined Company, Biote and the Members will enter into the Biote A&R OA, which will, among other things, permit the issuance and ownership of Biote Units as contemplated to be issued and owned upon the consummation of the Business Combination, designate the Combined Company as the sole manager of Biote, provide for the Exchange Rights, set forth the rights and preferences of the Biote Units, and establish the ownership of the Biote Units by the persons or entities indicated in the Biote A&R OA.

Sponsor Letter

In connection with the execution of the Business Combination Agreement, certain of the Company’s officers and directors, the Company, the Sponsor, Biote and the Members’ Representative entered into a letter agreement (the “Sponsor Letter”), pursuant to which, among other things, the Sponsor agreed to (i) vote, at any duly called meeting of stockholders of the Company, in favor of the Business Combination Agreement and the transactions contemplated thereby, (ii) subject to certain exceptions, not to effect any sale or distribution of any of its shares of Class B common stock or private placement warrants and (iii) waive any and all anti-dilution rights described in the amended and restated certificate of incorporation or otherwise with respect to the shares of Class B common stock held by the Sponsor that may be implicated by the Business Combination such that the Class B Common Stock Conversion will occur as discussed herein.

Investor Rights Agreement

At the Closing, the Company, the Members, the Sponsor, the Members’ Representative and certain other parties will enter into an Investor Rights Agreement (the “Investor Rights Agreement”), pursuant to which, among other things, (i) the Registration Rights Agreement, dated as of March 1, 2021, entered into in connection with the Company’s initial public offering will be terminated, (ii) the lock-up period set forth in the Investor Rights Agreement will supersede the lock-up period set forth in the letter agreement, dated March 1, 2021, entered into in connection with the Company’s initial public offering, (iii) the Company will provide certain registration rights for the shares of Class A common stock held by the Members, the Sponsor, and certain other parties, (iv) the Members will agree not to, subject to certain exceptions, transfer, sell, assign or otherwise dispose of the shares of Class A common stock, Class V Voting Stock and the Biote Units held by such Members for six months following the Closing, and the Member Earnout Units until the date such securities have been earned in accordance with the Business Combination Agreement and (v) the Sponsor will agree not to, subject to certain exceptions, transfer, sell, assign or otherwise dispose of its (a) shares of Class A common stock (other than the Sponsor Earnout Shares) for six months following the Closing, (b) Sponsor Earnout Shares until the date such securities have been earned in accordance with the Business Combination Agreement and (c) warrants issued to the Sponsor pursuant to that certain Private Placement Warrants Purchase Agreement, dated March 1, 2021, by and between the Company and the Sponsor, and the underlying shares of Class A common stock, for 30 days following the Closing Date.

HAYMAKER ACQUISITION CORP. III

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2021

The Trust Account

The proceeds held in the Trust Account are invested only in U.S. government treasury bills with a maturity of one hundred eighty (180) days or less or in money market funds that meet certain conditions under Rule 2a-7 under the Investment Company Act of 1940 and that invest only in direct U.S. government obligations. Funds will remain in the Trust Account until the earlier of (i) the consummation of the Initial Business Combination or (ii) the distribution of the Trust Account proceeds as described below. The remaining proceeds outside the Trust Account may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses.

The Company’s certificate of incorporation provides that, other than the withdrawal of interest to pay taxes, if any, none of the funds held in the Trust Account will be released until the earlier of: (i) the completion of the Initial Business Combination; (ii) the redemption of any Public Shares sold in the Initial Public Offering that have been properly tendered in connection with a stockholder vote to amend the Company’s certificate of incorporation to modify the substance or timing of its obligation to redeem 100% of such shares of Class A common stock if it does not complete the Initial Business Combination within 24 months from the closing of the Initial Public Offering; and (iii) the redemption of 100% of the shares of Class A common stock included in the Units being sold in the Initial Public Offering if the Company is unable to complete an Initial Business Combination within 24 months from the closing of the Initial Public Offering (subject to the requirements of law). The proceeds held in the Trust Account could become subject to the claims of the Company’s creditors, if any, which could have priority over the claims of the Company’s public stockholders. As of December 31, 2021, the Company has not used any interest earned from the Trust Account to pay taxes.

Indemnity

In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below (i) $10.00 per Public Share or (ii) such lesser amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account due to reductions in the value of the trust assets. This liability will not apply with respect to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under the Company’s indemnity of the underwriter of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers, prospective target businesses or other entities with which the Company does business (except for the Company’s independent registered public accountant), execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

Going Concern Consideration

As of December 31, 2021, the Company had $130,359 in cash held outside of the Trust Account and a working capital deficit of $1,820,560. The Company has incurred and expects to continue to incur significant costs in pursuit of its acquisition plans. These conditions raise substantial doubt about the Company’s ability to continue as a going concern for a period of time within one year after the date that the financial statements are issued. Management plans to address this uncertainty through the Business Combination as discussed above and potential Working Capital Loans, as discussed in Note 5. There is no assurance that the Company’s plans to

HAYMAKER ACQUISITION CORP. III

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2021

consummate the Business Combination will be successful or successful within the Combination Period, which will end on March 4, 2023, at which time the Company will cease all operations except for the purpose of liquidating, or if the Sponsor will commit to the Working Capital Loans, by which, in February 2022, the Company entered into a promissory note with the Sponsor in the amount of $350,000 (see Note 11). The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Risks and Uncertainties

Management continues to evaluate the impact of the COVID-19 pandemic on the industry and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations, and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements of the Company are presented in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statement with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

HAYMAKER ACQUISITION CORP. III

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2021

Use of Estimates

The preparation of the financial statement in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, and expenses, and disclosure of contingent assets, liabilities, and expenses at the date of the financial statements.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future events. Accordingly, the actual results could differ significantly from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of December 31, 2021 and December 31, 2020.

Investments Held in Trust Account

At December 31, 2021, the assets held in the Trust Account were held in money market funds, which are invested in U.S. Treasury securities. All of the Company’s investments held in the Trust Account are classified as trading securities. Such trading securities are presented on the balance sheet at fair value at the end of each reporting period. Gains and losses resulting from the change in fair value of investments held in Trust Account are included in net gain (loss) on investments held in Trust Account in the accompanying statements of operations. The estimated fair values of investments held in Trust Account are determined using available market information.

Class A Common Stock Subject to Possible Redemption

All of the 31,750,000 shares of Class A common stock sold as part of the Units in the Initial Public Offering contain a redemption feature which allows for the redemption of such Public Shares in connection with the Company’s liquidation, if there is a stockholder vote or tender offer in connection with the Business Combination and in connection with certain amendments to the Company’s second amended and restated certificate of incorporation. In accordance with SEC and its staff’s guidance on redeemable equity instruments, which has been codified in ASC 480-10-S99, redemption provisions not solely within the control of the Company require common stock subject to redemption to be classified outside of permanent equity. Therefore, all Class A common stock has been classified outside of permanent equity.

The Company recognizes changes in redemption value immediately as they occur and adjusts the carrying value of redeemable common stock to equal the redemption value at the end of each reporting period. Increases or decreases in the carrying amount of redeemable common stock are affected by charges against additional paid-in capital (to the extent available) and accumulated deficit.

HAYMAKER ACQUISITION CORP. III

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2021

As of December 31, 2021, the Class A common stock reflected in the balance sheet are reconciled in the following table:

Gross proceeds from the Initial Public Offering	$317,500,000
Less:
Proceeds allocated to Public Warrants	(16,748,125)
Issuance costs allocated to Class A common stock	(17,019,720)
Plus:
Remeasurement of carrying value to redemption value	33,767,845

Class A common stock subject to possible redemption—December 31, 2021	$317,500,000

There were no shares of Class A common stock outstanding as of December 31, 2020.

Offering Costs Associated with the Initial Public Offering

The Company complies with the requirements of ASC 340-10-S99-1 and SEC Staff Accounting Bulletin Topic 5A—Expenses of Offering. Offering costs consist principally of professional and registration fees incurred through the balance sheet date that are related to the Initial Public Offering. Offering costs directly attributable to the issuance of an equity contract to be classified in equity are recorded as a reduction in equity. Offering costs for temporary equity contracts that are classified as assets and liabilities are expensed immediately. The Company incurred offering costs amounting to $17,986,366 as a result of the Initial Public Offering (consisting of $6,350,000 of cash underwriting discounts, $11,112,500 in deferred underwriting fees and $523,866 of other offering costs). As such, the Company recorded $17,019,720 of offering costs as a reduction of temporary equity in connection with the shares of Class A common stock included in the Units. The Company expensed $966,646 of offering costs allocated to the Public Warrants and Private Placement Warrants that were classified as liabilities.

Warrant Liabilities

The Company accounts for warrants as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance in ASC 480, Distinguishing Liabilities from Equity (“ASC 480”) and ASC 815, Derivatives and Hedging (“ASC 815”). The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the warrants meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to the Company’s own common stock, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of warrant issuance and as of each subsequent quarterly period end date while the warrants are outstanding.

For issued or modified warrants that meet all of the criteria for equity classification, the warrants are required to be recorded as a component of additional paid-in capital at the time of issuance. For issued or modified warrants that do not meet all the criteria for equity classification, the warrants are required to be recorded at their initial fair value on the date of issuance, and each balance sheet date thereafter. Changes in the estimated fair value of the warrants are recognized as a non-cash gain or loss on the statements of operations. The initial fair value of the Public Warrants was estimated using a binomial lattice model and the fair value of the Private Warrants was

HAYMAKER ACQUISITION CORP. III

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2021

estimated using a Black-Scholes Option Pricing model (see Note 9). The subsequent measurement of the Public Warrants as of December 31, 2021 is classified as Level 1, as such, an observable market quote in an active market, which has been available since April 29, 2021, under the ticker HYACW was used.

Income Taxes

The Company complies with the accounting and reporting requirements of ASC Topic 740—Income Taxes, which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits, if any, as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of December 31, 2021 and December 31, 2020. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company, for tax purposes, had a loss from operations during the year ended December 31, 2021. The Company is subject to income tax examinations by major taxing authorities since inception.

Net Income Per Share of Common Stock

Net income per common share is computed by dividing net earnings by the weighted-average number of shares of common stock outstanding during the period (for all periods during which these shares were subject to forfeiture, the calculation of weighted average shares outstanding excludes an aggregate of 1,125,000 shares held by the Sponsor that were subject to forfeiture to the extent that the underwriter’s over-allotment was not exercised in full). Net income is allocated between Class A and Class B shares based on weighted average shares outstanding. The Company has not considered the effect of the Warrants sold in the Initial Public Offering and private placement to purchase an aggregate of 13,504,166 shares in the calculation of diluted income per share, since the exercise of the Warrants are contingent upon the occurrence of future events and the inclusion of such Warrants would be anti-dilutive. The calculation does not include the remeasurement of Class A common stock to possible redemption amount because redemption value approximates fair value.

The following table reflects the calculation of basic and diluted net income per common share (in dollars, except per share amounts):

	For the Year ended December 31, 2021		For the Period from July 6, 2020 (inception) Through December 31, 2020
	Class A	Class B	Class A	Class B
Numerator:
Net income - Basic	$8,553,085	$2,559,825	—	$—
Effect of dilutive securities:
Class B common stock subject to forfeiture	(49,156)	49,156	—	—

Net income - Diluted	$8,503,929	$2,608,981	—	$—

HAYMAKER ACQUISITION CORP. III

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2021

	For the Year ended December 31, 2021		For the Period from July 6, 2020 (inception) Through December 31, 2020
	Class A	Class B	Class A	Class B

Denominator:
Weighted average shares outstanding - Basic	26,265,068	7,860,788	—	7,500,000
Effect of dilutive securities:
Class B common stock subject to forfeiture	—	197,260	—	—

Weighted average shares outstanding - Diluted	26,265,068	8,058,048	—	7,500,000

Basic net income per share	$0.33	$0.33	—	$0.00
Diluted net income per share	$0.32	$0.32	—	$0.00

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of a cash account in a financial institution which, at times may exceed the Federal depository insurance coverage of $250,000. The Company has not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

Fair Value of Financial Instruments

The Company applies ASC Topic 820, Fair Value Measurement (“ASC 820”), which establishes a framework for measuring fair value and clarifies the definition of fair value within that framework. ASC 820 defines fair value as an exit price, which is the price that would be received for an asset or paid to transfer a liability in the Company’s principal or most advantageous market in an orderly transaction between market participants on the measurement date. The fair value hierarchy established in ASC 820 generally requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. Observable inputs reflect the assumptions that market participants would use in pricing the asset or liability and are developed based on market data obtained from sources independent of the reporting entity. Unobservable inputs reflect the entity’s own assumptions based on market data and the entity’s judgments about the assumptions that market participants would use in pricing the asset or liability and are to be developed based on the best information available in the circumstances.

The carrying amounts reflected in the balance sheets for cash, prepaid expenses, accrued expense, and franchise tax payable approximate fair value due to their short-term nature.

Level 1 — Assets and liabilities with unadjusted, quoted prices listed on active market exchanges. Inputs to the fair value measurement are observable inputs, such as quoted prices in active markets for identical assets or liabilities.

Level 2 — Inputs to the fair value measurement are determined using prices for recently traded assets and liabilities with similar underlying terms, as well as direct or indirect observable inputs, such as interest rates and yield curves that are observable at commonly quoted intervals.

Level 3 — Inputs to the fair value measurement are unobservable inputs, such as estimates, assumptions, and valuation techniques when little or no market data exists for the assets or liabilities.

HAYMAKER ACQUISITION CORP. III

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2021

Recent Accounting Standards

In August 2020, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2020-06, Debt — Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging —Contracts in Entity’s Own Equity (Subtopic 815-40) (“ASU 2020-06”) to simplify accounting for certain financial instruments. ASU 2020-06 eliminates the current models that require separation of beneficial conversion and cash conversion features from convertible instruments and simplifies the derivative scope exception guidance pertaining to equity classification of contracts in an entity’s own equity. The new standard also introduces additional disclosures for convertible debt and freestanding instruments that are indexed to and settled in an entity’s own equity. ASU 2020-06 amends the diluted earnings per share guidance, including the requirement to use the if converted method for all convertible instruments. ASU 2020-06 is effective for the Company on January 1, 2024 and should be applied on a full or modified retrospective basis, with early adoption permitted beginning on January 1, 2021. The Company early adopted ASU 2020-06 effective January 1, 2021 using the full retrospective method of transition. The adoption of ASU 2020-06 did not have a material impact on the financial statements for the fiscal year ended December 31, 2021.

Management does not believe that any other recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.

NOTE 3. INITIAL PUBLIC OFFERING

Pursuant to the Initial Public Offering, the Company sold 30,000,000 Units at a purchase price of $10.00 per Unit. Each Unit consists of one share of the Company’s Class A common stock, $0.0001 par value, and one-fourth of one redeemable warrant (“Redeemable Warrant”). Each whole Redeemable Warrant is exercisable to purchase one share of Class A common stock and only whole warrants are exercisable. No fractional warrants were issued upon separation of the Units and only whole warrants were traded. The Redeemable Warrants will become exercisable on the later of 30 days after the completion of the Initial Business Combination or 12 months from the closing of the Initial Public Offering. Each whole Redeemable Warrant entitles the holder to purchase one share of Class A common stock at an exercise price of $11.50 (see Note 7).

In addition, the 8,625,000 shares of Class B common stock of the Company (the “Founder Shares”) held by the Sponsor (prior to the exercise of the over-allotment) included an aggregate of up to 1,125,000 Founder Shares subject to forfeiture by the Sponsor to the extent that the underwriters’ over-allotment option was not exercised in full, so that the Sponsor would own 20% of issued and outstanding common stock after the Initial Public Offering. As a result of the partial exercise of the over-allotment option to purchase 1,750,000 Units, the Sponsor forfeited 687,500 Founder Shares on March 5, 2021 in order to maintain ownership of 20% of issued and outstanding shares of the Company. The Founder Shares forfeited by the Sponsor were cancelled by the Company.

NOTE 4. PRIVATE PLACEMENT

Simultaneously with the closing of the Initial Public Offering, the Sponsor purchased an aggregate of 5,333,333 warrants at a price of $1.50 per warrant in a private placement (the “Private Placement Warrants”), generating proceeds of $8,000,000 in the aggregate. On March 4, 2021, the underwriters notified the Company of their intention to exercise the over-allotment option in part, resulting in the Sponsor paying an aggregate of $350,000 in exchange for an additional 233,333 Private Placement Warrants. Each Private Placement Warrant is exercisable to purchase one share of Class A common stock at a price of $11.50 per share. The proceeds from the sale of the Private Placement Warrants were added to the net proceeds from the Initial Public Offering held in the

HAYMAKER ACQUISITION CORP. III

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2021

Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Placement Warrants will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Private Placement Warrants will expire worthless. The excess of fair value of the Private Placement Warrants over the cash received for such warrants totaled $3,507,000, which was expensed at the date of the Initial Public Offering. There will be no redemption rights or liquidating distributions from the Trust Account with respect to the Private Placement Warrants.

The Sponsor and the Company’s officers and directors have agreed, subject to limited exceptions, not to transfer, assign or sell any of their Private Placement Warrants until 30 days after the completion of the Initial Business Combination.

NOTE 5. RELATED PARTY TRANSACTIONS

Founder Shares

In July 2020, the Company issued an aggregate of 8,625,000 shares of Class B common stock to the Sponsor (“Founder Shares”) for an aggregate purchase price of $25,000. The Founder Shares will automatically convert into Class A common stock upon the consummation of the Initial Business Combination on a one-for-one basis, subject to adjustments as described in Note 9. Holders of Founder Shares may also elect to convert their shares of Class B convertible common stock into an equal number of shares of Class A common stock, subject to adjustment as provided above, at any time.

The Initial Stockholders have agreed not to transfer, assign or sell any of their Founder Shares until the earlier to occur of: (A) one year after the completion of the Initial Business Combination or (B) subsequent to the Initial Business Combination, (x) if the last sale price of the Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Initial Business Combination, or (y) the date on which the Company completes a liquidation, merger, stock exchange or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Pursuant to the letter agreement, the Sponsor, officers and directors have agreed to vote any Founder Shares held by them and any Public Shares purchased during or after the Initial Public Offering (including in open market and privately negotiated transactions) in favor of the Initial Business Combination.

Administrative Services Agreement

The Company entered into an agreement whereby, commencing on March 4, 2021 through the earlier of the consummation of the Initial Business Combination or the Company’s liquidation, the Company will pay the Sponsor a monthly fee of $20,000 for office space, utilities and administrative support. The total amounts of administrative service fees expensed for the year ended December 31, 2021 was $198,000. Upon completion of the Business Combination or the Company’s liquidation, the Company will cease paying these monthly fees.

Promissory Note—Related Party

On July 6, 2020, the Sponsor agreed to loan the Company an aggregate of up to $300,000 to cover expenses related to the Initial Public Offering pursuant to a promissory note (the “Note”). This loan was non-interest bearing and payable on the earlier of June 30, 2021 or the completion of the Initial Public Offering. The outstanding balance under the Note of $164,000 was repaid on March 5, 2021.

HAYMAKER ACQUISITION CORP. III

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2021

Related Party Loans

In order to finance transaction costs in connection with the Initial Business Combination, the Sponsor, the Company’s officers and directors or their affiliates may, but are not obligated to, loan the Company funds from time to time or at any time, as may be required (the “Working Capital Loans”). Each Working Capital Loan would be evidenced by a promissory note. The Working Capital Loans would either be paid upon consummation of the Initial Business Combination, without interest, or, at the holder’s discretion, up to $1,500,000 of the Working Capital Loans may be converted into warrants at a price of $1.50 per warrant that would be identical to Placement Warrants, including as to exercise price, exercisability and exercise period. The Company has not received any proceeds from Working Capital Loans as of December 31, 2021.

NOTE 6. COMMITMENTS AND CONTINGENCIES

Registration Rights

The holders of Founder Shares, Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans, if any, will be entitled to registration rights (in the case of the Founder Shares, only after conversion of such shares to shares of Class A common stock) pursuant to a registration rights agreement. These holders will be entitled to certain demand and “piggyback” registration rights. The holders of Founder Shares, Placement Warrants and Warrants that may be issued upon conversion of Working Capital Loans will not be able to sell these securities until the termination of the applicable lock-up period for the securities to be registered. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The underwriters were paid a cash underwriting discount of two percent (2.0%) of the gross proceeds of the Initial Public Offering and over-allotment of $317,500,000, or $6,350,000. In addition, the underwriters have earned an additional three and one half percent (3.50%) on $317,500,000 of the gross proceeds of the Initial Public Offering and over-allotment, or $11,112,500 (“Deferred Underwriting Commission”) that will be paid upon consummation of the Company’s Initial Business Combination. This commitment of $11,112,500 has been recorded as deferred underwriting fee payable on the balance sheet as of December 31, 2021. The underwriting agreement provides that the Deferred Underwriting Commission will be waived by the underwriter if the Company does not complete its Initial Business Combination.

Placement and Advisory Fees

On September 9, 2021, the Company entered into an agreement (which was amended on November 1, 2021) with an advisor for placement and advisory services in connection with the Business Combination. The agreement calls for the Company to pay the advisor an amount of $3,000,000 only upon the closing of the Business Combination.

On September 12, 2021, the Company entered into an agreement with a second advisor for placement and advisory services in connection with the Business Combination. The agreement calls for the Company to pay the advisor an amount of $6,500,000 only upon the closing of the Business Combination.

On September 30, 2021, the Company entered into an agreement with a third advisor for placement and advisory services in connection with the Business Combination. In exchange for such services, the Company will pay the M&A advisor an amount of $4,000,000 upon successful completion of the Business Combination.

HAYMAKER ACQUISITION CORP. III

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2021

On November 4, 2021, the Company entered into an agreement with a fourth advisor for placement and advisory services in connection with the Business Combination. The agreement calls for the Company to pay the advisor an amount equal to the greater of 4.0% of the total gross proceeds received by the Company from the sale of securities from investors first introduced to the Company by the advisor, or $200,000 payable only upon the closing of the Business Combination.

NOTE 7. WARRANTS

Redeemable Warrants

Each whole Redeemable Warrant is exercisable to purchase one share of Class A common stock and only whole warrants are exercisable. The Redeemable Warrants will become exercisable on the later of 30 days after the completion of the Initial Business Combination or 12 months from the closing of the Initial Public Offering. Each whole Redeemable Warrant entitles the holder to purchase one share of Class A common stock at an exercise price of $11.50.

Pursuant to the warrant agreement, a warrant holder may exercise its warrants only for a whole number of shares of Class A common stock. This means that only a whole warrant may be exercised at any given time by a warrant holder. No fractional warrants were issued upon separation of the units and only whole warrants were traded, requiring a purchase of at least four units to receive or trade a whole warrant. The warrants will expire five years after the completion of the Initial Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

If the shares issuable upon exercise of the warrants are not registered under the Securities Act within 60 business days following the Initial Business Combination, the Company will be required to permit holders to exercise their warrants on a cashless basis. However, no warrant will be exercisable for cash or on a cashless basis, and the Company will not be obligated to issue any shares to holders seeking to exercise their warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, unless an exemption is available. In the event that the conditions in the immediately preceding sentence are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will the Company be required to net cash settle any warrant. In the event that a registration statement is not effective for the exercised warrants, the purchaser of a unit containing such warrant will have paid the full purchase price for the unit solely for the share of Class A common stock underlying such unit.

The Company has agreed that as soon as practicable, but in no event later than 15 business days, after the closing of the Initial Business Combination, the Company will use its reasonable best efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the shares of Class A common stock issuable upon exercise of the warrants. The Company will use its reasonable best efforts to cause the same to become effective within 60 business days following its Initial Business Combination and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the warrant agreement. Notwithstanding the above, if the Company’s Class A common stock is at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, the Company will not be required to file or maintain in effect a registration statement, but the Company will be required to use its best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

HAYMAKER ACQUISITION CORP. III

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2021

Once the warrants become exercisable, the Company may call the warrants for redemption:

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each warrant holder;

•

if, and only if, the closing price of shares of our Class A common stock equals or exceeds $10.00 per share for any 20 trading days within the 30-trading day period ending on the third tradingÝay prior to the date on which we send the notice of redemption to the warrant holders; and

•

if, and only if, the reported last sale price of the Class A common stock equals or exceeds $18.00 per share for any 20 trading days within a 30-trading day period ending three business days before the Company sends the notice of redemption to the warrant holders.

In addition, if (x) the Company issues additional shares of Class A common stock or equity-linked securities for capital raising purposes in connection with the closing of the Initial Business Combination at an issue price or effective issue price of less than $9.20 per share of Class A common stock (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to the Sponsor or its affiliates, without taking into account any founder shares held by the Sponsor or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, inclusive of interest earned on equity held in trust, available for the funding of the Initial Business Combination on the date of the consummation of the Initial Business Combination (net of redemptions), and (z) the volume weighted average trading price of the Company’s common stock during the 20 trading day period starting on the trading day prior to the day on which the Initial Business Combination is consummated (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price described above will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price.

Private Placement Warrants

The Sponsor purchased an aggregate of 5,333,333 Private Placement Warrants at a price of $1.50 per whole warrant in a private placement that occurred simultaneously with the closing of the Initial Public Offering. Subsequently, the Sponsor purchased an additional 233,333 Private Placement Warrants for an aggregate purchase price of $350,000 in conjunction with the partial exercise of the underwriters’ overallotment option. Each whole Private Placement Warrant is exercisable for one share of the Company’s Class A common stock at a price of $11.50 per share. The purchase price of the Private Placement Warrants was added to the proceeds from the Initial Public Offering and held in the Trust Account. If the Initial Business Combination is not completed within 24 months from the closing of the Initial Public Offering, the proceeds from the sale of the Private Placement Warrants held in the Trust Account will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Private Placement Warrants will expire worthless. The Private Placement Warrants will be non-redeemable and exercisable on a cashless basis so long as they are held by the Sponsor or its permitted transferees.

The Private Placement Warrants (including the Class A common stock issuable upon exercise of the Private Placement Warrants) will not be transferable, assignable or saleable until 30 days after the completion of the Initial Business Combination and they will not be redeemable so long as they are held by the Company’s Sponsor

HAYMAKER ACQUISITION CORP. III

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2021

or its permitted transferees. Otherwise, the Private Placement Warrants have terms and provisions that are identical to those of the Redeemable Warrants, including as to exercise price, exercisability and exercise period. If the Private Placement Warrants are held by holders other than the Sponsor or its permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by the holders on the same basis as the Redeemable Warrants.

If holders of the Private Placement Warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering their warrants for that number of shares of Class A common stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Class A common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent. The reason that the Company has agreed that these warrants will be exercisable on a cashless basis so long as they are held by the Sponsor, or its permitted transferees is because it is not known at this time whether they will be affiliated with us following the Initial Business Combination. If they remain affiliated with the Company, their ability to sell the Company’s securities in the open market will be significantly limited. The Company expects to have policies in place that prohibit insiders from selling the Company’s securities except during specific periods of time. Even during such periods of time when insiders will be permitted to sell the Company’s securities, an insider cannot trade in the Company’s securities if he or she is in possession of material non-public information. Accordingly, unlike public stockholders who could sell the shares of Class A common stock issuable upon exercise of the warrants freely in the open market, the insiders could be significantly restricted from doing so. As a result, the Company believes that allowing the holders to exercise such warrants on a cashless basis is appropriate.

The Company’s Sponsor has agreed not to transfer, assign or sell any of the Private Placement Warrants (including the Class A common stock issuable upon exercise of any of these warrants) until the date that is 30 days after the date the Company completes its Initial Business Combination.

At December 31, 2021, there were 7,937,500 Public Warrants and 5,566,666 Private Placement Warrants outstanding. The Company accounts for the Public Warrants and Private Placement Warrants in accordance with the guidance contained in ASC 815-40. Such guidance provides that because the warrants do not meet the criteria for equity treatment thereunder, each warrant must be recorded as a liability.

At December 31, 2020, there were no Public Warrants or Private Placement Warrants outstanding.

The accounting treatment of derivative financial instruments required that the Company record the warrants as derivative liabilities at fair value upon the closing of the Initial Public Offering. The Public Warrants were allocated a portion of the proceeds from the issuance of the Units equal to their fair value.

The warrant liabilities are subject to re-measurement at each balance sheet date. With each such re-measurement, the warrant liabilities are adjusted to current fair value, with the change in fair value recognized in the Company’s statements of operations. The Company reassesses the classification at each balance sheet date. If the classification changes as a result of events during the period, the warrants will be reclassified as of the date of the event that causes the reclassification. No such events requiring a change in reclassification of the warrants have occurred through December 31, 2021.

HAYMAKER ACQUISITION CORP. III

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2021

NOTE 8. INCOME TAX

The income tax provision for the year ended December 31, 2021 consists of the following:

Federal
Current	$—
Deferred	(240,421)
State
Current	—
Deferred	—
Change in valuation allowance	240,421

Income tax provision	$—

The Company’s net deferred tax assets (liabilities) as of December 31, 2021 is as follows:

Deferred tax assets:
Start-up costs	$215,597
Net operating loss carryforwards	42,000

Total deferred tax assets	257,597
Valuation allowance	(240,421)
Deferred tax liabilities:
Unrealized gain on investments	(17,176)

Total deferred tax liabilities	(17,176)

Deferred tax assets, net of allowance	$—

As of December 31, 2021, the Company has available U.S. federal operating loss carry forwards of approximately $200,000 that may be carried forward indefinitely.

In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences representing future deductible amounts become deductible. Management considers the scheduled reversal of deferred tax assets, projected future taxable income and tax planning strategies in making this assessment. After consideration of all the information available, management believes that significant uncertainty exists with respect to future realization of the deferred tax assets and has therefore established a full valuation allowance. For the year ended December 31, 2021, the change in the valuation allowance was $240,421.

HAYMAKER ACQUISITION CORP. III

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2021

A reconciliation of the federal income tax rate to the Company’s effective tax rate for the year ended December 31, 2021 is as follows:

For the year ended December 31, 2021
Statutory federal income tax rate	21.0%
State taxes, net of federal tax benefit	0.0%
Loss on sale of Private Placement Warrants	5.8%
Change in fair value of warrant liabilities	(35.6)%
Non-deductible transaction costs	1.8%
Non-deductible business combination expense	3.9%
Change in valuation allowance	3.1%

Income tax provision	0.0%

Deferred tax assets were deemed to be de minimis as of December 31, 2020.

NOTE 9. STOCKHOLDERS’ EQUITY

Preferred stock — The Company is authorized to issue 1,000,000 shares of $0.0001 par value preferred stock. As of December 31, 2021 and December 31, 2020, there were no shares of preferred stock issued or outstanding.

Class A common stock — The Company is authorized to issue up to 200,000,000 shares of Class A common stock, with a par value of $0.0001 per share. Holders of the Class A common stock are entitled to one vote for each share. As of December 31, 2021 and December 31, 2020, there were 31,750,000 and 0 shares of Class A common stock issued or outstanding, including 31,750,000 and 0 shares of Class A common stock subject to possible redemption, respectively.

Class B common stock — The Company is authorized to issue up to 20,000,000 shares of Class B common stock, with a par value of $0.0001 per share. Holders of the Class B common stock are entitled to one vote for each share. As of December 31, 2021 and December 31, 2020, there were 7,937,500 and 8,625,000 shares of Class B common stock issued and outstanding, respectively.

Holders of Class A common stock and Class B common stock will vote together as a single class on all other matters submitted to a vote of shareholders except as required by law. Prior to an initial Business Combination, holders of Class B common stock will have the right to elect all of the Company’s directors and may remove members of the board of directors for any reason.

The Class B common stock will automatically convert into shares of Class A common stock concurrently with or immediately following the consummation of an initial Business Combination, or earlier at the option of the holder, on a one-for-one basis, subject to adjustment for stock splits, stock dividends, reorganizations, recapitalizations and the like, and subject to further adjustment. In the case that additional shares of Class A common stock or equity-linked securities are issued or deemed issued in connection with an initial Business Combination, the number of shares of Class A common stock issuable upon conversion of all Founder Shares will equal, in the aggregate, on an as-converted basis, 20% of the total number of shares of Class A common stock outstanding after such conversion (after giving effect to any redemptions of shares of Class A common stock by public stockholders), including the total number of shares of Class A common stock issued, or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued,

HAYMAKER ACQUISITION CORP. III

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2021

by the company in connection with or in relation to the consummation of the initial Business Combination, excluding any shares of Class A common stock or equity-linked securities or rights exercisable for or convertible into shares of Class A common stock issued, or to be issued, to any seller in the initial Business Combination and any Private Placement Warrants issued to the Sponsor, officers or directors upon conversion of working capital loans, provided that such conversion of Founder Shares will never occur on a less than one-for-one basis.

NOTE 10. FAIR VALUE MEASUREMENTS

The following table presents information about the Company’s financial assets that are measured at fair value on a recurring basis at December 31, 2021, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

Description	Amount at Fair Value	Level 1	Level 2	Level 3
December 31, 2021
Assets
Investments held in Trust Account:
Money Market investments	$317,581,791	$317,581,791	$—	$—
Liabilities
Warrant liability – Public Warrants	$5,715,000	$5,715,000	$—	$—
Warrant liability – Private Placement Warrants	$4,063,666	$—	$—	$4,063,666

The Company utilized a Monte Carlo simulation model for the initial valuation of the Public Warrants. The subsequent measurement of the Public Warrants as of December 31, 2021 is classified as Level 1 due to the use of an observable market quote in an active market under the ticker HYACW. The quoted price of the Public Warrants, on NASDAQ, beginning on April 29, 2021, was $0.72 per warrant as of December 31, 2021.

The Company utilizes a Black-Scholes Option Pricing Model to value the Private Placement Warrants at each reporting period, with changes in fair value recognized in the statements of operations. The estimated fair value of the Private Placement warrant liability is determined using Level 3 inputs. Inherent in a binomial lattice model are assumptions related to expected share-price volatility, expected life, risk-free interest rate and dividend yield. The Company estimates the volatility of its common stock based on historical volatility that matches the expected remaining life of the warrants. The risk-free interest rate is based on the U.S. Treasury zero-coupon yield curve on the grant date for a maturity similar to the expected remaining life of the warrants. The expected life of the warrants is assumed to be equivalent to their remaining contractual term. The dividend rate is based on the historical rate, which the Company anticipates to remain at zero.

The aforementioned warrant liabilities are not subject to qualified hedge accounting.

Transfers to/from Levels 1, 2, and 3 are recognized at the end of the reporting periods. The estimated fair value of the Public Warrants transferred from a Level 3 measurement to a Level 1 fair value measurement in April 2021 after the Public Warrants were separately listed and traded.

HAYMAKER ACQUISITION CORP. III

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2021

The following table provides the significant inputs to the Monte Carlo Simulation for the fair value of the Public Warrants:

At March 4, 2021 (Initial Measurement)
Stock Price on Valuation Date	$10.00
Strike price (Exercise Price per Share)	$11.50
Probability of completing a Business Combination	85.0%
Term (in years)	6.6
Volatility	4% pre-merger / 34% post-merger
Risk-free rate	1.1%
Fair value of warrants	$2.11

The following table provides the significant inputs to the Modified Black Scholes model for the fair value of the Private Placement Warrants:

	As of March 4, 2021 (Initial Measurement)	As of December 31, 2021
Stock price	$10.00	$9.80
Strike price	$11.50	$11.50
Probability of completing a Business Combination	85.0%	N/A *
Dividend yield	—%	—%
Term (in years)	6.6	5.8
Volatility	27.4%	11.3%
Risk-free rate	1.1%	1.3%
Fair value of warrants	$2.13	$0.73

*	The probability of completing a Business Combination is considered within the volatility implied by the traded price of the Public Warrants which is used to value the Private Placement Warrants.

The following table presents the changes in the fair value of the Company’s Level 3 financial instruments that are measured at fair value:

Fair value as of December 31, 2020	$—
Initial measurement of Public Warrants and Private Placement Warrants as of March 4, 2021	27,185,000
Additional warrants issued in over-allotment	1,420,125
Transfer of Public Warrants to Level 1 measurement	(16,748,125)
Change in valuation inputs or other assumptions	(7,793,334)

Fair value as of December 31, 2021	$4,063,666

The Company recognized gains in connection with changes in the fair value of warrant liabilities of $18,826,459 within change in fair value of warrant liabilities in the Statements of Operations for the year ended December 31, 2021 and $0 for the period from July 6, 2020 (inception) through December 31, 2020.

HAYMAKER ACQUISITION CORP. III

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2021

NOTE 11. SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were issued. Based upon this review, other than the event described below, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

On February 28, 2022, the Company entered into a Working Capital Loan (see Note 5) with the Sponsor (the “Sponsor Working Capital Loan”) in the amount of $350,000, pursuant to which the Company received proceeds of $208,827. The Sponsor Working Capital Loan is non-interest bearing and payable upon the earlier of (i) completion of the initial Business Combination or (ii) the date the winding up of the Company is effective. The unpaid principal balance on the Promissory Note may be convertible into warrants at the option of the Sponsor at a price of $1.50 per warrant. The warrants would be identical to the Private Placement Warrants.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Members and the Board of Directors of BioTE Holdings, LLC

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of BioTE Holdings, LLC and subsidiaries (the “Company”) as of December 31, 2021 and 2020, the related consolidated statements of income and comprehensive income, members’ equity (deficit), and cash flows for each of the three years in the period ended December 31, 2021, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Deloitte & Touche LLP

Dallas, Texas

April 7, 2022

We have served as the Company’s auditor since 2021.

BioTE Holdings, LLC

CONSOLIDATED BALANCE SHEETS

(in thousands)

	December 31,
	2021	2020
Assets
Current assets:
Cash	$26,766	$17,208
Accounts receivable, net	5,231	4,720
Inventory, net	9,615	4,324
Other current assets	5,473	1,570

Total current assets	47,085	27,822
Property and equipment, net	2,335	1,583
Capitalized software, net	4,554	2,600
Operating lease right-of-use assets	356	582

Total assets	$54,330	$32,587

Liabilities and Members’ Equity (Deficit)
Current liabilities:
Accounts payable	$4,349	$2,445
Accrued expenses	6,011	1,982
Note payable, current	5,000	5,000
Deferred revenue	1,705	2,044
Operating lease liabilities, current	248	239

Total current liabilities	17,313	11,710

Note payable, net of current portion	31,963	36,741
Deferred revenue, long-term	802	836
Operating lease liabilities, long-term	127	375

Total liabilities	50,205	49,662

Commitments and contingencies (See Note 12)

Members’ Equity (Deficit)
Class A, Class AA, and Class AAA, no par value; unlimited units authorized; 16,721 Class A, 903,079 Class AA, and 60,000 Class AAA units issued and outstanding at December 31, 2021 and 2020	—	—
Class AAAA units, no par value; unlimited units authorized; 33,397 and 33,396 units issued; 3,000 units outstanding at December 31, 2021 and 2020, respectively.	—	—
Retained Earnings/(Accumulated deficit)	4,165	(17,052)
Accumulated other comprehensive loss	(40)	(23)

Total members’ equity (deficit)	4,125	(17,075)

Total liabilities and members’ equity (deficit)	$54,330	$32,587

The accompanying notes are an integral part of these consolidated financial statements.

BioTE Holdings, LLC

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

(in thousands, except share and per share amounts)

	Years Ended December 31,
	2021	2020	2019
Revenue
Product revenue	$137,598	$114,640	$108,315
Service revenue	1,798	1,928	1,661

Total revenue	139,396	116,568	109,976

Cost of revenue
(excluding depreciation and amortization included in selling, general, and administrative, below)
Cost of products	46,298	42,538	39,749
Cost of services	2,519	2,391	3,816

Cost of revenue	48,817	44,929	43,565

Commissions	2,056	2,432	3,592
Marketing	4,908	4,409	7,264
Selling, general, and administrative	49,054	33,017	32,028

Income from operations	34,561	31,781	23,527

Other income (expense):
Interest expense	(1,673)	(2,425)	(2,082)
Other income (expense)	17	(5)	(65)

Total other expense	(1,656)	(2,430)	(2,147)
Income before provision for income taxes	32,905	29,351	21,380

Income tax expense	286	189	93

Net income	$32,619	$29,162	$21,287

Other comprehensive income:
Foreign currency translation adjustments	(17)	10	(35)

Other comprehensive income (loss)	(17)	10	(35)

Comprehensive income	$32,602	$29,172	$21,252

Earnings per common unit
Class A, AA, and AAA, basic and diluted	$33.29	$29.76	$21.73
Weighted average common units outstanding
Class A, AA, and AAA, basic and diluted	979,800	979,800	979,800

The accompanying notes are an integral part of these consolidated financial statements.

BioTE Holdings, LLC

CONSOLIDATED STATEMENTS OF MEMBERS’ EQUITY (DEFICIT)

(in thousands, except share amounts)

	Class A, AA, and AAA		Class AAAA		Retained Earnings / (Accumulated Deficit)	Accumulated Other Comprehensive Income (Loss)	Total Members’ Equity (Deficit)
	Units	Amount	Units	Amount
Balance at January 1, 2019	979,800	$—	2,000	$—	$2,452	$2	$2,454
Vesting of incentive units	—	—	1,000	—	—	—	—
Distributions	—	—	—	—	(56,634)	—	(56,634)
Net income	—	—	—	—	21,287	—	21,287
Other comprehensive loss	—	—	—	—	—	(35)	(35)

Balance at January 1, 2020	979,800	$—	3,000	$—	$(32,895)	$(33)	$(32,928)
Vesting of incentive units	—	—	—	—	—	—	—
Distributions	—	—	—	—	(13,319)	—	(13,319)
Net income	—	—	—	—	29,162	—	29,162
Other comprehensive loss	—	—	—	—	—	10	10

Balance at December 31, 2020	979,800	$—	3,000	$—	$(17,052)	$(23)	$(17,075)
Distributions	—	—	—	—	(11,402)	—	(11,402)
Net income	—	—	—	—	32,619	—	32,619
Other comprehensive income	—	—	—	—	—	(17)	(17)

Balance at December 31, 2021	979,800	$—	3,000	$—	$4,165	$(40)	$4,125

The accompanying notes are an integral part of these consolidated financial statements.

BioTE Holdings, LLC

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Years Ended December 31,
	2021	2020	2019
Operating Activities
Net income	$32,619	$29,162	$21,287
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,400	1,138	832
Bad debt expense	240	776	293
Amortization of capitalized note payable issuance costs	222	222	127
Provision for obsolete inventory	471	497	208
Non-cash lease expense	226	218	209
Changes in operating assets and liabilities:
Accounts receivable	(752)	(1,481)	(714)
Inventory	(5,762)	(904)	1,299
Other current assets	34	(684)	(604)
Accounts payable	1,605	(884)	1,217
Deferred revenue	(373)	(877)	175
Accrued expenses	4,029	(528)	1,247
Operating lease liabilities	(239)	(230)	(222)

Net cash provided by operating activities	33,720	26,425	25,354

Investing Activities
Purchases of property and equipment	(1,448)	(295)	(704)
Purchases of capitalized software	(2,359)	(1,098)	(968)

Net cash used in investing activities	(3,807)	(1,393)	(1,672)

Financing Activities
Borrowings on line of credit	—	—	14,292
Payments on line of credit	—	—	(16,908)
Borrowings on note payable	—	—	50,000
Payments on note payable	(5,000)	(5,000)	(3,195)
Note payable issuance costs	—	—	(1,108)
Distributions	(11,402)	(13,319)	(56,634)
Capitalized Transaction Costs	(3,941)	—	—

Net cash used in financing activities	(20,343)	(18,319)	(13,553)
Effect of exchange rate changes on cash and cash equivalents	(12)	9	(9)

Net increase in cash and cash equivalents	9,558	6,722	10,120
Cash and cash equivalents at beginning of year	17,208	10,486	366

Cash and cash equivalents at end of year	$26,766	$17,208	$10,486

Supplemental Disclosure of Cash Flow Information
Cash paid for interest	$1,462	$2,493	$1,627
Cash paid for income taxes	171	189	178

Non-cash investing and financing activities
Capital expenditures in accounts payable and capital software	$282	$140	$46

The accompanying notes are an integral part of these consolidated financial statements.

BioTE Holdings, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(amounts in thousands, except share and per share amounts)

1. DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

Description of Business—BioTE Holdings, LLC (the “Company”) is a limited liability company headquartered in Irving, Texas. The Company was founded by Gary S. Donovitz, M.D. and trains physicians and nurse practitioners in hormone optimization using bio-identical hormone replacement pellet therapy in men and women experiencing hormonal imbalance. The Company primarily operates in the United States, Canada, and Mexico.

Basis of Presentation—The consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“US GAAP”). The consolidated financial statements include the accounts of BioTE Holdings, LLC and its subsidiaries. All intercompany balances and transactions have been eliminated in consolidation.

Impact of COVID-19—On March 11, 2020, the World Health Organization declared the recent novel coronavirus (“COVID-19”) outbreak a pandemic. In response to the pandemic, many jurisdictions, including those in which we operate, have implemented measures to combat the outbreak, such as restrictions on non-essential travel and shelter in place orders. Many healthcare providers were also forced to limit the scope of non-essential (i.e., “elective”) medical procedures. These restrictions had an immediate short-term impact on our operations in March and April of 2020 but have not had an ongoing impact to our results of operations, cash flows, and financial condition for the years ended December 31, 2021 or 2020.

The extent to which this outbreak will ultimately impact our results of operations, cash flows, and financial condition cannot be determined at this time and will depend on future developments, which are highly uncertain and unpredictable, including new information which may emerge concerning the severity and duration of this outbreak and the actions taken by governmental authorities and us to contain it or treat its impact.

On March 27, 2020, the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”) was signed into law. The CARES Act provides numerous tax provisions and other stimulus measures, including temporary suspension of certain payment requirements for the employer portion of Social Security taxes and the creation of certain refundable employee retention credits. These provisions of the CARES Act did not have a significant impact on the Company’s financial statements.

Business Combinations—On December 13, 2021, the Company entered into a business combination agreement with Haymaker Acquisition Corp. III (“Haymaker”), a publicly traded Special Purpose Acquisition Company (“SPAC”), pursuant to which Haymaker will acquire an interest in the Company through a s series of transactions. As a result of the transaction, the combined company will be renamed biote Corp.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates—The preparation of the consolidated financial statements in accordance with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of income and expense during the reporting period. The most significant estimates relate to the allowance for doubtful accounts, the selection of useful lives of property and equipment and capitalized software, and the reserves for inventory obsolescence. Management evaluates its estimates and assumptions on an ongoing basis using historical experience and other factors, including the current economic environment, and makes adjustments when facts and circumstances dictate. These estimates are based on information available as of the date of the consolidated financial statements; therefore, actual results could differ from those estimates.

Segment Information—Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance. The Company’s chief operating decision maker is the chief executive officer. The Company has one business activity and there are no segment managers who are held accountable for operations, operating results, and plans for levels or components below the consolidated unit level. Accordingly, the Company has one operating segment and, therefore, one reportable segment.

Cash—As of December 31, 2021 and 2020, cash consists primarily of checking and savings deposits. The Company maintains deposits primarily with two financial institutions, which may at times exceed amounts covered by insurance provided by the U.S. Federal Deposit Insurance Corporation (“FDIC”). The Company has not experienced any losses related to amounts in excess of FDIC limits. The Company does not hold any cash equivalents, which would consist of highly liquid investments with original maturities of three months or less at the time of purchase.

Accounts Receivable and Allowance for Doubtful Accounts—Accounts receivable are recorded net of allowances for doubtful accounts. Accounts receivable consist primarily of invoiced amounts to clinics that are not yet paid. On a periodic basis, management evaluates its accounts receivable and determines whether to provide an allowance or if any accounts should be written off based on past history of write-offs, collections, and current credit conditions. The Company maintains an allowance for doubtful accounts to provide for uncollectible amounts based on historical collection experience and an analysis of the aging of receivables. Management provides for probable uncollectible amounts through a charge to earnings and a credit to a valuation allowance based on its assessment of the current status of individual accounts. Balances still outstanding after management has exhausted all reasonable collection efforts are written off through a charge to the valuation allowance and a credit to accounts receivable.

Bad debt expense is classified in selling, general, and administrative expense within the consolidated statements of income and comprehensive income. The Company generally does not require any security or collateral to support its receivables. A rollforward of the allowance for doubtful accounts is as follows (in thousands):

As of December 31, 2018	$—
Provisions charged to operating results	(293)
Account write-off and recoveries	(163)

As of December 31, 2019	$(456)
Provisions charged to operating results	(776)
Account write-off and recoveries	75

As of December 31, 2020	$(1,157)
Provisions charged to operating results	(240)
Account write-off and recoveries	(9)

As of December 31, 2021	$(1,406)

Other Current Assets—As of December 31, 2021 and 2020, the Company’s total other current assets consist of the following (in thousands):

	2021	2020
Prepaid expenses	$847	$1,570
Advances	685	—
Capitalized transaction costs	3,941	—

Total other current assets	$5,473	$1,570

Prepaid expenses include software and technology licensing agreements, insurance premiums and other advance payments for services to be received over the next 12 months. Advances are comprised of deposit payments to vendors for inventory purchase orders to be received in the next 12 months. The capitalized transaction costs relate to costs incurred that are directly related to the planned future issue of equity securities upon completion of the business combination agreement as described in note 1.

Property and Equipment, Net—Property and equipment are stated at cost less accumulated depreciation. Depreciation is calculated using the straight-line method and is recorded in Selling, general, and administrative expense over the estimated useful lives of the assets. The estimated useful lives of property and equipment are as follows:

Estimated useful life (in years)
Trocars	5
Leasehold improvements	Shorter of lease term or useful life of the improvement
Office equipment	5
Computer software (purchased)	3-5
Furniture and fixtures	5-7
Computer equipment	3-5

See Note 5 for further details.

Capitalized Software, Net—Capitalization of costs related to internally developed software begins when the preliminary project stage is completed and it is probable that the project will be completed and used for its intended function. Once an application has reached the development stage, internal and external costs, if direct and incremental, are capitalized until the software is substantially complete and ready for its intended use. Capitalization ceases upon completion of all substantial testing. The Company also capitalizes costs related to specific upgrades and enhancements when it is probable the expenditures will result in additional features and functionality. Maintenance costs are expensed as incurred. Internal use software is amortized on a straight-line basis over its estimated useful life, generally three to eight years. Capitalized software is included within capitalized software, net on the consolidated balance sheet. See Note 6 for further details.

Debt Issuance Costs—Costs incurred in connection with the issuance of the Company’s long-term debt have been recorded as a direct reduction of the debt and amortized over the life of the associated debt as a component of interest expense using the straight-line method, which is not materially different compared to the effective interest method.

Impairment of Long-Lived Assets—Long-lived assets, such as property and equipment and capitalized software, are reviewed for impairment annually or whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. The carrying amount of a long-lived asset is not recoverable if it exceeds the sum of the undiscounted future cash flows expected to result from the use and eventual disposition of the asset. The amount of impairment loss, if any, is measured as the difference between the carrying value of the asset and its estimated fair value. Fair value is determined through various valuation techniques, including discounted cash flow models, quoted market values, and third-party independent appraisals, as considered necessary. No impairment charges have been recorded during the years ended December 31, 2021 and 2020.

Leases—At the inception of an arrangement, the Company determines whether the arrangement is or contains a lease based on the unique facts and circumstances present in the arrangement including the use of an identified asset(s) and the Company’s control over the use of that identified asset. The Company elected, as allowed under Financial Accounting Standards Board (“FASB”) ASU 2016-02, Leases (“ASC 842”), to not recognize leases with a lease term of one year or less on its balance sheet. Leases with a term greater than one year are recognized on the balance sheet as right-of-use (“ROU”) assets and current and non-current lease liabilities, as applicable. As of December 31, 2021, and 2020, the Company does not have any financing leases.

Lease liabilities and their corresponding ROU assets are initially recorded based on the present value of lease payments over the expected remaining lease term. Certain adjustments to the ROU asset may be required for items such as incentives, prepaid lease payments, or initial direct costs. When an option to extend the lease exists, a determination is made whether that option is reasonably certain of exercise based on economic factors present at the measurement date and as circumstances may change. Lease cost for operating leases is recognized on a straight-line basis over the lease term as an operating expense. Variable lease costs are expensed as incurred as an operating expense.

As the rates implicit in the Company’s leases have not historically been readily determinable, the Company utilizes the appropriate incremental borrowing rate, which is the rate the Company would incur to borrow on a collateralized basis over a similar term an amount equal to the lease payments in a similar economic environment over the lease term. To estimate our incremental borrowing rate, a credit rating applicable to the Company is estimated using a synthetic credit rating analysis, since the Company does not currently have a rating agency-based credit rating.

In accordance with ASC 842, contracts containing a lease should be split into three categories: lease components, non-lease components, and activities or costs that do not transfer a distinct good or service (“non-components”). The fixed and in-substance fixed contract consideration (including any consideration related to non-components) must be allocated, based on the respective relative fair values, to the lease components and non-lease components.

Entities may elect not to separate lease and non-lease components. Accordingly, entities making this election would account for each lease component and related non-lease component together as a single lease component. The Company has elected to account for lease and non-lease components together as a single lease component for all underlying assets and allocate all of the contract consideration to the lease component only.

See Note 10 for further details.

Revenue Recognition—The Company accounts for revenue in accordance with FASB, Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers, as amended, (Topic 606), which the Company adopted on January 1, 2019 using the modified retrospective method. Revenue is measured based on the consideration specified in a contract with a customer. The Company recognizes revenue when it satisfies a performance obligation by transferring control of a product or service to a customer.

Taxes assessed by a governmental authority that are both imposed on and concurrent with a specific revenue-producing transaction, that are collected by the Company from a customer, are excluded from revenue.

Shipping and handling costs associated with outbound freight after control of a product has transferred to a customer are accounted for as fulfillment costs and are included in cost of products in the statements of income and comprehensive income. Shipping and handling costs billed to customers are considered part of the transaction price and are recognized as revenue with the underlying product sales for dietary supplements and trocars.

The following is a description of the principal contract activities, disaggregated by the contract type, from which the Company generates its revenue.

The Biote Method

The Company generates revenues through standard service agreements with customers who participate in the Biote Method. The Biote Method is a bioidentical hormone replacement therapy which has been developed as a treatment designed to alleviate hormone imbalances. Under this agreement, the Company provides a bundle of goods and services to customers, including initial training to medical practitioners, bioidentical hormone pellets and software tools used for inventory management and dosing, and ongoing practice development and marketing support services, which includes a license to use the Company’s trademarks and trade names in the customer’s marketing materials. The initial contract term is three years, and customers have the option to renew for additional one-year periods.

For the bundled goods and services, the Company accounts for individual products and services separately if they are distinct, i.e., if a product or service is separately identifiable from other items in the bundled package and if a customer can benefit from it on its own or with other resources that are readily available to the customer. The Company has identified three distinct obligations in its standard service agreement: initial training, pellet procedures (including sales of bioidentical hormone pellets, use of inventory management software to monitor pellet inventory, and use of the Company’s blood dosing website to determine the appropriate pellets to use in each procedure), contract-term services (including ongoing practice development and marketing support, options to receive reusable trocars, and the right to use the reusable trocars through the term of the contract, if the option is exercised). The third obligation includes a combined lease/nonlease component for which the Company has adopted the practical expedient within ASC 842 which allows lessors to combine lease and non-lease components that have the same pattern of transfer to the customer-lessee and account for the combined component under the guidance relevant to the predominant portion of the component. By applying this expedient, the Company applies Topic 606 to the combined component.

The consideration in the contract is allocated between separate products and services in the bundle based on the stand-alone selling prices of each good and service. The stand-alone selling prices are determined based on the prices at which the Company separately sells the initial training and the pellet procedures. Judgment is required to determine the standalone selling price for each distinct performance obligation. For items that are not sold separately and for which the Company has not established a standalone selling price, the Company allocates consideration based on the residual approach.

The Company recognizes revenue for initial training over time as the customer completes the training. Training sessions generally occur over the course of 2-3 consecutive days at or near the time of contract inception. The Customer is charged an initial fixed-rate fee for this training. Customers pay in full for the initial training at the time of contract inception. The standalone selling price of these services is based on the lowest price offered by the Company for the services.

The Company recognizes revenue for pellet procedures at the point in time the procedures are performed by the practitioner, which is when control of the pellets transfers to the customer. Consideration for these services is in the form of a management fee assessed for each procedure performed, which includes a volume-based tiered pricing schedule. The standalone selling price for these services requires judgment and is estimated based on the Company’s historical experience with prices offered to similar customers throughout the initial term of the contract. Billings in excess of the standalone selling price constitute a premium charged to customers early in a relationship and are deferred and recognized when or as the remaining goods and services are transferred to the customer. Fees are billed and paid on a semimonthly basis.

The Company recognizes revenue for contract-term services on a straight-line basis over the initial term of the contract, which aligns with the Company’s satisfaction of the performance obligation. The Company allocates the residual consideration to this performance obligation, which is consistent with the allocation objective.

Dietary Supplements

Dietary supplements are supplements that customer practitioners resell to patients that aid the patients with maintaining hormone balances. The Company recognizes revenue for these, net of any discounts given, when control transfers to the customer, which is generally the point of shipment from the Company’s distributor. Products are billed at standalone selling price for the dietary supplements and invoiced at shipment.

Disposable Trocars

Disposable Trocars are manual surgical instruments intended for use by Biote-certified practitioners. These tools are used to implant the bioidentical hormone pellets into the customers’ patients. The Company recognizes revenue at the time control transfers, which is generally the point of shipment from the distributor. Products are billed at the standalone selling price for the trocars and invoiced at shipment.

Revenue disaggregated by the nature of the product or service and by geography is included within Note 3: Revenue Recognition.

As of the years ended December 31, 2021, 2020, and 2019 the Company had allocated $67, $57, and $50 respectively, of consideration to the unsatisfied initial training obligations, and $1,393, $1,413, and $1,669 respectively, of consideration to the unsatisfied contract-term service obligations provided to the Biote Method customers.

Consideration allocated to initial training due to deposits paid upfront is presented within deferred revenue on the consolidated balance sheets and is expected to be recognized as revenue within one year, as the training is complete. Consideration allocated to contract-term services is presented within deferred revenue and deferred revenue, long-term for the amounts expected to be recognized within one year and longer than one year, respectively. The amount of consideration allocated to contract-term services presented within deferred revenue was $849, $862, and $932 as of December 31, 2021, 2020, and 2019 respectively, and the amount presented within deferred revenue, long-term was $544, $551, and $737 as of December 31, 2021, 2020, and 2019 respectively.

The Consideration allocated to the premiums within the management fee for pellet procedures is presented within deferred revenue current and deferred revenue, long-term for amounts expected to be recognized within one year and longer than one year, respectively. The amount of these premiums within deferred revenue was $789, $1,125, and $1,601 as of December 31, 2021, 2020, and 2019 respectively, and the amount within deferred revenue, long-term was $258, $285, and $436 as of December 31, 2021, 2020, and 2019 respectively.

The Company has also elected the practical expedient in ASC 606 to not disclose consideration allocated to contracts with an original term of one year or less, which includes contracts for point-in-time sales of dietary supplements, disposable trocars, and pellet procedures. Pellet procedures are included in the Company’s Biote Method service agreement, which has a three-year stated term, but as revenues are recognized at a point in time, there are no minimum purchase volumes, and the contract allows for cancellation with ninety days’ notice from the customer, there are no pellet procedure obligations that are satisfied over a period greater than one year.

Contract Assets and Liabilities

Customer receivables are made up of consideration to which the Company has an unconditional right to payment, regardless of whether the Company has satisfied the performance obligations in the contract. All customer receivables are presented within accounts receivable, net of allowance for doubtful accounts in the consolidated balance sheets.

Contract assets are the Company’s right to consideration for goods or services that the entity has transferred to the customer when that right is conditioned on something other than the passage of time. The Company does not have any contract assets for the years ended December 31, 2021 or 2020.

Contract liabilities are the Company’s obligation to transfer goods or services to a customer for which the Company has received consideration or has an unconditional right to receive consideration. The Company’s contract liabilities include deposits for initial training and contract-term services paid in advance which have not been recognized as revenue during the period. Contract liabilities are presented within deferred revenue and deferred revenue, long-term in the consolidated balance sheets. Contract liabilities are classified as current liabilities for the amount of revenue that the Company expects to recognize within one year of the reporting date.

Changes in contract liabilities between each period are attributable to fees paid by new customers, revenue recognized for completed trainings, and revenue recognized for the Company’s over-time satisfaction of contract-term services.

The Company does not have a history of material returns or refunds, and generally does not offer warranties or guarantees for any products or services. Expected returns and refunds are recorded as a reduction of revenue and are $0 and $0 for the years ended December 31, 2021 and 2020, respectively.

A reconciliation of the beginning and ending contract liabilities is included within Note 3: Revenue Recognition.

Cost of Revenue—Cost of services primarily consist of the costs incurred to deliver trainings to Biote Method customers. Cost of products includes the cost of pellets purchased from compounding pharmacies and sold to customers of the Biote Method, the cost of trocars and dietary supplements purchased from manufacturing facilities or third-party co-packers, and the shipping and handling costs incurred to deliver these products to the customers.

Marketing—Marketing expense includes advertising costs, marketing events, and program costs. These costs are expensed as incurred.

Selling, General, and Administrative—Selling, general, and administrative expense consists primarily of software licensing and maintenance and the cost of employees who engage in corporate functions, such as finance and accounting, information technology, human resources, legal, and executive management. Selling, general, and administrative expense also includes rent occupancy costs, office expenses, recruiting expenses, entertainment allocations, depreciation and amortization, other general overhead costs, insurance premiums, professional service fees, research and development, and costs related to regulatory and litigation matters.

Commissions—Commissions consist primarily of fees paid to a third-party sales force, internal sales force, and partner clinics which participate in the Company’s new clinic mentor program. Commissions paid to the Company’s internal and third-party sales forces relate to market support and development activities undertaken to drive channel sales through existing customers and are not considered incremental costs to obtain a customer contract. Expenses incurred for these commission programs were $317, $976, and $1,209 for 2021, 2020, and 2019 respectively.

Commissions paid to clinics under the Company’s mentorship program represent amounts paid to existing clinics which provide services to help new customers complete onboarding and other startup activities and are only incurred after contract initiation. These costs are expensed as incurred, consistent with other contract fulfillment costs. Commissions paid under this program were $1,738, $1,457, and $2,382 in 2021, 2020, and 2019 respectively.

Members’ Equity (Deficit)—The Company’s capital structure includes common voting units (Class A), common non-voting units (Class AA and AAA), and non-voting incentive units (Class AAAA), with no limit to the number of units that may be issued. Class A units have 100% of the voting rights, and there is no par value assigned to any of the classes of units.

As of December 31, 2021, 2020, and 2019 the following members’ equity units were issued and outstanding:

	December 31,
	2021		2020		2019
Units	Issued	Outstanding	Issued	Outstanding	Issued	Outstanding
Class A (Voting)	16,721	16,721	16,721	16,721	16,721	16,721
Class AA (Non-Voting)	903,079	903,079	903,079	903,079	903,079	903,079
Class AAA (Non-Voting)	60,000	60,000	60,000	60,000	60,000	60,000
Class AAAA (Non-Voting Incentive Units)	33,397	3,000	33,396	3,000	33,396	3,000

Total	1,013,197	982,800	1,013,196	982,800	1,013,196	982,800

In the case of any voluntary or involuntary liquidation, dissolution, or winding up of the Company, the Class AAAA members will not be entitled to any distributions. The Company shall distribute any residual net assets to the members as follows:

(i)	First, to the Class A and Class AA members pro rata in accordance with their relative Sharing Percentages until the aggregate amount distributed is equal to $3,000;

(ii)	Next, to the Class A, Class AA, and Class AAA members pro rata in accordance with their relative Sharing Percentages until the aggregate amount distributed is equal to $125,000;

(iii)	Next, to the Class AA and Class AAA members, an amount equal to the product of (A) the total amount of net assets remaining to be distributed, multiplied by (B) such member’s Sharing Percentage; and

(iv)	The balance, if any, to the Class A members.

In the case of any operating distributions, the amounts distributed to members will be allocated as follows:

(i)

First, to the Class AA and Class AAA members, an amount equal to the product of (A) the total amount to be distributed (less amounts agreed to be paid to the Class AAAA members in accordance with (ii) below), multiplied by (B) such member’s Sharing Percentage;

(ii)	Second to each Class AAAA member, in accordance with the terms of such member’s Grant Agreement; and

(iii)	The balance, if any, to the Class A members.

The Company made operating distributions to unit holders and taxing authorities on the unit holders’ behalf totaling $11,402, $13,319, and $56,634 for the years ended December 31, 2021, 2020, and 2019 respectively.

Unit-Based Compensation—The Company grants Class AAAA units (“incentive units”) and phantom equity rights (collectively, the “equity awards”) to certain key members of management. The equity awards are entitled to share in the distributions of the Company from a change in control or qualifying liquidity event. The equity awards are accounted for under ASC 718, Compensation—Stock Compensation. The fair value of the equity-classified awards is determined using a Monte-Carlo simulation as of the grant date. The awards begin to vest on the date of a change in control or qualifying event. No compensation cost will be recognized until a change of control or qualifying liquidity event is deemed probable to occur. As of the date of these financial statements, the performance condition was not deemed probable, and accordingly, no unit-based compensation cost has been recognized. See Note 9 for further details.

Income Taxes—The Company is organized as a limited liability company treated as a partnership for U.S. federal income tax purposes. As a result, income and losses are taxable to or deductible by the Company’s members rather than at the Company level, and no provision has been made for federal income taxes in the accompanying consolidated financial statements. In certain instances, the Company is subject to state taxes on income arising in or derived from the state tax jurisdictions in which it operates. In 2021, 2020, and 2019 the Company’s income tax expense primarily relates to Texas state franchise tax, which is calculated based on the gross receipts of the Company.

State income tax positions are evaluated in a two-step process. The Company first determines whether it is more likely than not that a tax position will be sustained upon examination. If a tax position meets the more-likely-than-not threshold, it is then measured to determine the amount of expense to record in the consolidated financial statements. The tax expense recorded would equal the largest amount of expense related to the outcome that is 50% or greater likely to occur. The Company classifies any potential accrued interest recognized on an underpayment of income taxes as interest expense and classifies any statutory penalties recognized on a tax position taken as an operating expense. Management of the Company has not taken a tax position that, if challenged, would be expected to have a material effect on the consolidated financial statements as of or for the years ended December 31, 2021, 2020, and 2019.

The Company did not incur any penalties or interest related to its state tax returns during the years ended December 31, 2021, 2020, and 2019.

Under the centralized partnership audit rules effective for tax years beginning after 2017, the Internal Revenue Service (“IRS”) assesses and collects underpayments of tax from the Company instead of from each member. The Company may be able to pass the adjustments through to its members by making a push-out election or, if eligible, by electing out of the centralized partnership audit rules.

The collection of tax from the Company is only an administrative convenience for the IRS to collect any underpayment of income taxes including interest and penalties. Income taxes on Company income, regardless of who pays the tax or when the tax is paid, is attributed to the members. Any payment made by the Company as a result of an IRS examination will be treated as a distribution from the Company to the members in the consolidated financial statements. Tax years 2019 through 2021 are still open for examination by the IRS. There were no payments made to the IRS as a result of examinations in 2021, 2020, and 2019.

Earnings Per Common Unit—Earnings per common unit is computed by dividing net income by the weighted average number of common units outstanding for the period. Diluted earnings per common unit is computed including the impacts of potential dilutive securities. For the years ended December 31, 2021, 2020, and 2019, there were no potential dilutive securities, and as such, basic and diluted earnings per common unit are the same. See Note 11 for further details.

Fair Value Measurements—Fair value accounting is applied for all assets and liabilities and non-financial assets and liabilities that are recognized or disclosed at fair value in the consolidated financial statements on a recurring basis (at least annually). Fair value is defined as the exchange price that would be received for an asset or an exit price that would be paid to transfer a liability in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. The Company follows the established framework for measuring fair value.

Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. The authoritative guidance establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to measurements involving significant unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are as follows:

Level 1—Inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

Level 2—Inputs are observable, unadjusted quoted prices in active markets for similar assets or liabilities, unadjusted quoted prices for identical or similar assets or liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the related assets or liabilities.

Level 3—Inputs are unobservable inputs for the asset or liability.

The level in the fair value hierarchy within which a fair value measurement in its entirety falls is based on the lowest-level input that is significant to the fair value measurement in its entirety.

The Company’s financial instruments consist of accounts receivable, accounts payable, accrued expenses, and short-and long-term debt. Accounts receivable, accounts payable, and accrued expenses are stated at their carrying value, which approximates fair value due to the short time to the expected receipt or payment date. The carrying value of short- and long-term debt also approximates fair value since these instruments bear market rates of interest. None of these instruments are held for trading purposes.

Concentrations—Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash, accounts receivable, credit agreements, and inventory purchases. The Company’s cash balances exceed those that are federally insured. To date, the Company has not recognized any losses caused by uninsured balances.

As of December 31, 2021, 100% of the Company’s outstanding debt and available line of credit was from one provider. A failure of the counterparty to perform could result in the loss of access to the available borrowing capacity under the line of credit.

Inventory purchases from three vendors totaled approximately 94%, 93%, and 95% for the years ended December 31, 2021, 2020, and 2019 respectively. Due to the nature of the markets and availability of alternative suppliers, the Company does not believe the loss of any one vendor would have a material adverse impact on the Company’s financial position, results of operations, or cash flows for any significant period of time.

Significant customers are those which represent more than 10% of the Company’s total revenue or gross accounts receivable balance. As of and for the years ended December 31, 2021, 2020, and 2019 the Company did not have any customers that accounted for 10% or more of total revenue or outstanding gross accounts receivable.

Inventory—Inventory is carried at the lower of cost or net realizable value using the first-in, first-out (FIFO) method. Inventory consists of bioidentical hormone pellets and dietary supplements. Bioidentical hormone pellets contain bioidentical testosterone or estrogen used to achieve hormone balance. Dietary supplements are high-grade supplements used to enhance pellet therapy. The Company reviews its inventory balances and writes down its inventory for estimated obsolescence or excess inventory equal to the difference between the cost of inventory and the estimated net realizable value based upon assumptions about future demand and market conditions. Inventory write-downs are recorded within cost of goods sold. Management recorded a reserve for obsolescence of inventory related to inventory which has expired. See Note 4 for further details.

Recently Adopted Accounting Pronouncements—In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606), as amended (“ASU 2014-09”). ASU 2014-09 establishes principles for recognizing revenue upon the transfer of promised goods or services to customers in an amount that reflects the expected consideration received in exchange for those goods or services. ASU 2014-09 requires entities to recognize revenue when control of the promised goods or services is transferred to customers at an amount that reflects the consideration to which the entity expects to be entitled to in exchange for those goods or services. The Company adopted the new standard using the modified retrospective method on January 1, 2019.

The primary impact of adopting this new standard relates to services provided to customers who participate in the Biote Method. These customers pay fixed fees at contract inception and additional fees for each procedure performed, which will vary over the term of the contract. Under the previous accounting standard, the Company recognized the fixed fee at or near contract inception and additional fees as they became due (as procedures were performed by our customers). Under ASC 606, the Company allocates the consideration in each contract to the performance obligations based on their stand-alone selling prices, which may differ from the allocation stated in the contract. This change resulted in some consideration being re-allocated and deferred over the term of the customer contract. The effect of this change was an increase to accumulated deficit of $3,468 which was recorded as of January 1, 2019.

In August 2018, the FASB issued ASU No. 2018-13, Disclosure Framework—Changes to the Disclosure Requirements for Fair Value Measurement (“ASU 2018-13”), which eliminates, adds, and modifies certain fair value measurement disclosure requirements of ASC 820, Fair Value Measurement. On January 1, 2020, the Company adopted ASU 2018-13, which did not impact the consolidated financial statements and related disclosures.

In March 2020, the FASB issued ASU 2020-04, Reference Rate Reform (Topic 848): Facilitation of the Effects of Reference Rate Reform on Financial Reporting. This ASU provides temporary optional expedients and exceptions to the GAAP guidance on contract modifications and hedge accounting to ease the financial reporting burdens related to the expected market transition from the London Interbank Offered Rate (“LIBOR”) and other interbank offered rates to alternative reference rates. This ASU is effective for all entities beginning as of its date of effectiveness, March 12, 2020. The guidance is temporary and can be applied through December 31, 2022. This ASU did not have a material impact on our consolidated financial statements.

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842), as amended (“ASU 2016-02”). Under ASU 2016-02, lessees are required to recognize a lease liability, which is a lessee’s obligation to make lease payments arising from a lease measured on a discounted basis, and a right-of-use asset, which is an asset that represents the lessee’s right to control the use of an identified asset for the lease term, at the commencement date for all leases with a term greater than one year. In June 2020, the FASB issued ASU 2020-05, Revenue from Contracts with Customers (Topic 606) and Leases (Topic 842)—Effective Dates for Certain Entities (“ASU 2020-05”), which defers the effective date of ASU 2016-02 for private entities to fiscal years beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2022. The Company early-adopted the new standard on January 1, 2019. Adoption of this standard did not have a material impact to the Company’s consolidated statements of income and comprehensive income, members’ deficit, or cash flows. The effects of the changes, including those discussed above, made to the Company’s consolidated balance sheet as of January 1, 2019 as a result of the adoption of the new standard were as follows (in thousands):

	Balance at December 31, 2018	Change due to adoption of ASC 842	Adjusted Balance at January 1, 2019
Assets
Operating lease right-of-use assets	$—	$1,009	$1,009

Total increase to assets		$1,009

Liabilities and Members’ Deficit
Accrued expenses	$1,323	$(57)	$1,266
Operating lease liabilities, current	—	222	222
Operating lease liabilities, long-term	—	844	844

Total increase to liabilities and members’ deficit		$1,009

Recent Accounting Pronouncements Not Yet Adopted—In June 2016, the FASB issued ASU 2016-13, Measurement of Credit Losses on Financial Instruments (“ASU 2016-13”). The main objective of the update is to provide financial statement users with more decision-useful information about the expected credit losses on financial instruments and other commitments to extend credit held by companies at each reporting date. For trade and other receivables, held to maturity debt securities, and other instruments, companies will be required to use a new forward-looking “expected losses” model that generally will result in the recognition of allowances for losses earlier than under current accounting guidance. Further, the FASB issued ASU 2019-04, ASU 2019-05 and ASU 2019-11 to provide additional guidance on the credit losses standard. The standard will be adopted using the modified retrospective approach. ASU 2016-13 is effective for annual and interim periods beginning after December 15, 2022, with early adoption permitted. The Company is evaluating the potential impact of adopting ASU 2016-13 on its consolidated financial statements and related disclosures.

In August 2020, the FASB issued ASU 2020-06, Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity (“ASU 2020-06”). ASU 2020-06 changes how entities account for convertible instruments and contracts in an entity’s own equity and simplifies the accounting for convertible instruments by removing certain separation models for convertible instruments. ASU 2020-06 also modifies the guidance on diluted earnings per share calculations. The amendments are effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years. The Company is currently evaluating the impact of this standard on its consolidated financial statements and related disclosures.

In December 2019, the FASB issued ASU 2019-12, Income Taxes (Topic 740)—Simplifying the Accounting for Income Taxes, which simplifies the accounting for income taxes by removing certain exceptions to the general principles of ASC 740, Income Taxes. The amendments also improve consistent application of and simplify GAAP for other areas of ASC 740 by clarifying and amending existing guidance. ASU 2019-12 is effective for fiscal years beginning after December 15, 2020 and early adoption is permitted. Depending on the amendment, adoption may be applied on a retrospective, modified retrospective, or prospective basis. The Company is currently assessing the impact that this standard will have on its consolidated financial statements and related disclosures.

3. REVENUE RECOGNITION

Revenues recognized for each revenue stream are as follows (in thousands):

Financial Statement Caption	Revenue Stream	For the year ended December 31,
Product revenue:		2021	2020	2019
	Pellet procedures	$109,465	$92,773	$90,132
	Dietary supplements	27,241	20,887	17,562
	Disposable trocars	860	921	573
	Shipping fees	32	59	48

Total product revenue		137,598	114,640	108,315

Service revenue:
	Training	$859	$949	$705
	Contract-term services	939	979	956

Total service revenue		1,798	1,928	1,661

Total revenue		$139,396	$116,568	$109,976

Revenues recognized by geographic region are as follows (in thousands):

Financial Statement Caption	Country	For the year ended December 31,
Product revenue:		2021	2020	2019
	United States	137,349	114,557	108,176
	All other	249	83	139

Total product revenue		137,598	114,640	108,315

Service revenue:
	United States	1,798	1,928	1,661
	All other	—	—	—

Total service revenue		1,798	1,928	1,661

Total revenue		139,396	116,568	109,976

Significant changes in contract liability balances are as follows (in thousands):

	For the year ended December 31,
	2021		2020		2019
Description of change	Deferred Revenue	Deferred Revenue, Long-term	Deferred Revenue	Deferred Revenue, Long-term	Deferred Revenue	Deferred Revenue, Long-term
Revenue recognized that was included in the contract liability balance at the beginning of the period	(2,048)	—	(2,584)	—	(2,381)	—

Increases due to cash received, excluding amounts recognized as revenue during the period:	1,022	652	1,100	605	1,622	934

Transfers between current and non-current liabilities due to the expected revenue recognition period:	697	(697)	944	(944)	961	(961)

Other changes to the balance:	—	—	—	—	—	—

Total increase(decrease) in contract liabilities:	$(329)	$(45)	$(540)	$(339)	$202	$(27)

Consideration allocated to initial training due to deposits paid upfront is presented within deferred revenue on the condensed consolidated balance sheets and is expected to be recognized as revenue within one year, as the training is complete. Consideration allocated to contract-term services is presented within deferred revenue and deferred revenue, long-term for the amounts expected to be recognized within one year and longer than one year, respectively.

Consideration allocated to the premiums within the management fee for pellet procedures is presented within deferred revenue current and deferred revenue, long-term for amounts expected to be recognized within one year and longer than one year, respectively.

	For the year ended December 31,
	2021	2020	2019
Unsatisfied training obligations - Current	$67	$57	$50

Unsatisfied contract-term services - Current	849	862	932
Unsatisfied contract-term services - Long-term	544	551	737

Total allocated to unsatisfied contract-term services	1,393	1,413	1,669

Unsatisfied pellet procedures - Current	789	1,125	1,601
Unsatisfied pellet procedures - Long-term	258	284	436

Total allocated to unsatisfied pellet procedures	1,047	1,409	2,038

Total Deferred Revenue - Current	$1,705	$2,044	$2,584

Total Deferred Revenue - Long-term	$802	$836	$1,173

The Company does not have a history of material returns or refunds, and generally does not offer warranties or guarantees for any products or services. Expected returns and refunds are recorded as a reduction of revenue and are $0 for December 31, 2021, 2020, and 2019.

4. INVENTORY, NET

Inventory, net consists of the following (in thousands):

	2021	2020
Product Inventory - Pellets	$6,318	$5,404
Less: obsolete and expired pellet allowance	(1,356)	(1,080)

	4,962	4,324

Product Inventory - Dietary supplements	4,849	—
Less: obsolete and expired dietary supplement allowance	(196)	—

	4,653	—

Net Inventory	$9,615	$4,324

5. PROPERTY AND EQUIPMENT, NET

Property and equipment, net consists of the following (in thousands):

	2021	2020
Trocars	$4,448	$3,754
Leasehold improvements	254	254
Office equipment	223	204
Computer software	135	135
Furniture and fixtures	119	72
Computer equipment	97	97
Construction in process	705	—

	5,981	4,516

Less: accumulated depreciation	(3,646)	(2,933)

	$2,335	$1,583

Total depreciation expense related to property and equipment, net was $713, $676, and $669 for the years ended December 31, 2021, 2020, and 2019 respectively and was included in selling, general, and administrative expense in the consolidated statements of income and comprehensive income. The Company has not acquired any property and equipment under finance leases.

The Company’s property and equipment are all held within the United States.

6. CAPITALIZED SOFTWARE, NET

Capitalized software, net consist of the following (in thousands):

	2021	2020
Website costs	$3,571	$2,522
Development in process	2,294	703
Less: accumulated amortization	(1,311)	(625)

	$4,554	$2,600

Total amortization expense for capitalized software was $687, $462, and $163 for the years ended December 31, 2021, 2020, and 2019 respectively.

The Company’s capitalized software is all held within the United States.

7. ACCRUED EXPENSES

Accrued liabilities consist of the following (in thousands):

	2021	2020
Accrued professional fees	$1,192	$50
Accrued employee related costs	2,213	1,359
Accrued merchant fees	184	137
Accrued interest	27	38
Legal accrual	1,302	—
Other	1,093	398

	$6,011	$1,982

8. LONG-TERM DEBT

The Company had a note payable with an original balance of $2,600, which matured in April 2019, and was paid in full. The note was unsecured and did not contain restrictive covenants. The note required monthly installments of $175 and bore interest at 5.50%.

In May 2019, the Company entered into a credit arrangement with a financial institution for $50,000, which bears an interest rate quoted as LIBOR + 300 basis points. At December 31, 2021, the interest rate charged to the company was approximately 3.1%, and the average rate paid during 2021 was 3.5%. The credit arrangement matures in May of 2024. The term note is secured by a general security agreement covering all of the Company’s assets and requires principal payments of $1,250 in quarterly installments on the last day of each calendar quarter, commencing on September 30, 2019, with repayment of the outstanding amount of the note due on maturity. As of December 31, 2021 and 2020, the outstanding principal on this note payable was $37,500 and $42,500, respectively.

The credit arrangement also included a line of credit arrangement, under which the Company could borrow up to $10,000. The line expires in May of 2024 and is secured by all assets of the Company. The Company has not drawn on the line of credit during the years ended December 31, 2021 and 2020.

The credit agreement includes covenants customary for credit facilities of these types that limit the ability of the Company and its subsidiaries to, among other things, create or assume liens on assets, make certain types of investments, incur other indebtedness, merge, dissolve, or liquidate the Company, or declare dividends in excess of those needed to meet the income tax obligations of the members. The credit agreement also includes a financial covenant that requires the Company to maintain a ratio of indebtedness to trailing 12-month EBITDA of no greater than 3.00:1 through the fiscal quarter ended June 30, 2021, and 2.50:1 thereafter, and a financial covenant that requires the Company to maintain a ratio of trailing 12-month EBITDA, adjusted for capital expenditures, taxes, and distributions to principal and interest repayments of at least 1.25:1 in each fiscal quarter. Violation of any of these covenants is considered an event of default. If an event of default is continuing, the Company may be required to immediately repay all amount outstanding under the credit agreement, and the lender may terminate any unused lines of credit. The Company was in compliance with all required covenants associated with this term note as of December 31, 2021.

In connection with obtaining the credit arrangement in May of 2019 the Company incurred lender’s fees and related attorney’s fees of $1,108. The Company capitalized these costs and is amortizing them to interest expense over the maturity of the term loan. The debt issuance costs are presented in the consolidated balance sheet net of the related note payable. Amortization expense related to debt issuance costs was $222, $222, and $127 for the year ended December 31, 2021, 2020, and 2019 respectively.

Future maturities of long-term debt, excluding debt issuance costs, are as follows:

2022	$5,000
2023	5,000
2024	27,500

$37,500

9. UNIT-BASED COMPENSATION

Class AAAA Incentive Units

The Company has authorized the grant of Class AAAA incentive units, which entitle the holder to participate in the net transaction proceeds from a change in control or qualifying liquidity event. As of December 31, 2021 and 2020, a total of 33,397 and 33,396 incentive units had been awarded, respectively, to current and former members of senior management, of which 3,000 units were fully vested at each date. The remaining awards fully vest upon the occurrence of a change in control or qualifying liquidity event, and each holder is entitled to receive a stated percentage of the net transaction proceeds in excess of certain thresholds in accordance with the terms of their respective award agreement. The Company has not recognized any compensation expense associated with the incentive units as a change in control or qualifying liquidity event is not deemed probable until it occurs.

Phantom Equity Rights

The Company has also authorized the grant of phantom equity rights, which entitle the holder to participate in the net transaction proceeds from a change in control or qualifying liquidity event. For existing employees, these awards vest quarterly over a period of one or two years after a change in control or qualifying liquidity event, and each holder is entitled to receive a stated percentage of the net transaction proceeds in excess of certain thresholds in accordance with the terms of their respective award agreement. Awards related to former employees vest at the time of a change in control or qualifying liquidity event, and each holder is entitled to receive a stated percentage of the net transaction proceeds in excess of certain thresholds or a maximum amount in accordance with the terms of their respective award agreement. The Company has not recognized any compensation expense associated with the phantom equity rights as a change in control or qualifying liquidity event is not deemed probable until it occurs.

The phantom equity rights are equity-classified awards. Upon occurrence of a qualifying change of control, the Company will (1) recognize a cumulative-effect adjustment to compensation cost for the service that has already been provided (from the grant date to the change of control) and (2) record the unrecognized compensation cost over the remaining vesting period.

The grant date fair value of the phantom equity rights and Class AAAA incentive units are determined using a Monte-Carlo simulation. The significant assumptions used in valuation include the constant risk free rate, constant volatility factor and the Geometric Brownian Motion.

10. LEASES

On July 1, 2014, the Company entered into a contract to lease office space in the Las Colinas Business Center in Irving, TX. Subsequent to execution of the contract, the Company revised the lease to include additional space and extend the lease term through June 30, 2023. The Company was not a party to any lease arrangements prior to this lease.

The Company recognizes operating lease expense on a straight-line basis over the lease term. The Company utilizes the straight-line method of recognizing lease expense. The following table contains a summary of the lease costs recognized under ASC 842 and supplemental cash flow information for leases for the years ended December 31, 2021, 2020, and 2019 (in thousands):

Operating Leases	The year ended December 31,
	2021	2020	2019
Fixed lease expense	$244	$244	244

Total lease cost	244	244	$244

Other information:
Cash paid for amounts included in the measurement of lease liabilities	$257	$257	$257

The following table summarizes the balance sheet classification of the Company’s operating leases, amounts of right-of-use assets and lease liabilities, the weighted average remaining lease term, and the weighted average discount rate for the Company’s operating leases (asset and liability amounts are in thousands):

Leases	December 31
	2021	2020
Assets
Operating lease right-of-use assets	$356	$582

Total lease assets	$356	$582

Liabilities
Current
Operating lease liabilities	$248	$239
Noncurrent
Operating lease liabilities	127	375

Total lease liabilities	$375	$614

Weighted-average remaining lease term—operating leases (years)	1.50	2.50
Weighted-average discount rate—operating leases	3.75%	3.75%

The following table summarizes the payments by date for the Company’s operating lease, which is then reconciled to our total lease obligation (in thousands):

Maturity of Lease Liabilities	The year ended December 31, 2021
Operating Leases
2022	$257
2023	128
2024	—
2025	—
Thereafter	—

Total lease payments	385
Less: interest	(10)

Present value of lease liabilities	$375

11. EARNINGS PER COMMON UNIT

The computation of basic and diluted earnings per common unit is based on net income divided by the basic weighted average number of common units and diluted weighted average number of common units, respectively. The following table sets forth the computation of net income (loss) per common unit:

	Year ended December 31,
	2021	2020	2019
Net income (loss) per unit
Numerator
Net Income (loss)	$32,619	$29,162	$21,287
Income allocated to participating securities	—	—	—

Numerator for basic net income (loss) per unit	32,619	29,162	21,287

Effect of dilutive securities on allocated net income to common units
Class A, AA, and AAA	—	—	—

Numerator for diluted net income (loss) per unit	32,619	29,162	21,287

Denominator (Weighted average units outstanding)
Class A, AA, and AAA	979,800	979,800	979,800
Effect of dilutive securities on weighted average units outstanding
Class A, AA, and AAA	—	—	—

Denominator for diluted net income (loss) per weighted average common units	979,800	979,800	979,800

Net income (loss) per common unit
Class A, Class AA, and Class AAA
Basic and diluted	$33.29	$29.76	$21.73
Basic and diluted weighted average common units outstanding	979,800	979,800	979,800
Percentage allocated to common members	100.0%	100.0%	100.0%

The Company did not have any potentially dilutive common units outstanding during the period.

12. COMMITMENTS AND CONTINGENCIES

Litigation Risk

From time to time, the Company may become involved in various legal actions arising in the ordinary course of business. Management is of the opinion that the ultimate liability, if any, from these actions will not have a material effect on its financial condition or results of operations.

13. RELATED-PARTY TRANSACTIONS

The Company utilizes a professional services firm to perform accounting and tax services for the Company. The Company’s Class AAA units are entirely held by trusts whose beneficiaries are the children of a partner of the firm. Fees paid to the firm were $456 and $532 during the years ended December 31, 2021 and 2020, respectively. Amounts due to the firm as of December 31, 2021 and 2020 were $0 and $7, respectively.

An employee and member of our Medical Advisory Board, is the beneficiary of a trust which holds approximately 51% of the Company’s Class AA units as well as being the child of the Company’s founder, chairman, and beneficial owner of the Company’s Class A units. Compensation paid to the employee was $201 and $182 for the years ended December 31, 2021 and 2020, respectively. Amounts due to the employee were $0 and $5 as of December 31, 2021 and 2020, respectively.

In addition to their employment by the Company, the above referenced employee owns a clinic which is a customer of the Company. Revenues recognized from sales to this customer were $744 and $615 for the years ended December 31, 2021 and 2020, respectively. Amounts due from this customer were $57 and $57 as of December 31, 2021 and 2020 respectively.

An employee of the Company is the spouse of the Company’s founder, chairman, and beneficial owner of the Company’s Class A units. Compensation paid to the employee was $285 and $196 for the years ended December 31, 2021 and 2020, respectively. Amounts due to the employee were $0 as of December 31, 2021 and 2020.

The Company purchases dietary supplement inventories from a vendor in which the Company’s founder holds a minority interest. Inventory purchases from this vendor were $888 and $584 for the years ended December 31, 2021 and 2020, respectively. Amounts due to the vendor were $0 and $52 as of December 31, 2021 and 2020, respectively.

The Company’s founder and chairman has personally guaranteed the Company’s performance under their lease agreement for their primary headquarters. Under this guaranty, the Company’s lessor may seek recovery of amounts owed from the founder in an event of default, regardless of whether they have sought recovery from the Company.

14. SUBSEQUENT EVENTS

The Company evaluated subsequent events from December 31, 2021, the date of these consolidated financial statements, through April 7, 2022, which represents the date the consolidated financial statements were issued, for events requiring adjustment to or disclosure in these consolidated financial statements. There are no material events that require adjustment to or disclosure in these consolidated financial statements.

Annex A

BUSINESS COMBINATION AGREEMENT

by and among

HAYMAKER ACQUISITION CORP. III,

HAYMAKER SPONSOR III LLC,

BIOTE HOLDINGS, LLC,

BIOTE MANAGEMENT, LLC,

DR. GARY DONOVITZ

IN HIS INDIVIDUAL CAPACITY

and

TERESA S. WEBER

AS THE MEMBERS’ REPRESENTATIVE HEREUNDER

DATED AS OF DECEMBER 13, 2021

A-i

(Continued)

A-ii

(Continued)

A-iii

EXHIBITS

Exhibit A – Debt Commitment Letter

Exhibit B – Buyer Second A&R Certificate of Incorporation

Exhibit C – Buyer A&R Bylaws

Exhibit D – Sponsor Letter Agreement

Exhibit E – Company A&R OA

Exhibit F – Tax Receivable Agreement

Exhibit G – Investor Rights Agreement

Exhibit H – Phantom Equity Acknowledgement & Schedule of Awards

Exhibit I – Recapitalization Steps Plan

A-iv

BUSINESS COMBINATION AGREEMENT

This Business Combination Agreement (this “Agreement”) is made and entered into as of December 13, 2021 (the “Effective Date”), by and among (i) Haymaker Acquisition Corp. III, a Delaware corporation (the “Buyer”), (ii) Haymaker Sponsor III LLC, a Delaware limited liability company (the “Sponsor”), (iii) BioTe Holdings, LLC, a Nevada limited liability company (the “Company”), (iv) BioTe Management, LLC, a Nevada limited liability company (the “Class A Member”); (v) Dr. Gary Donovitz (the “Founder”), in his individual capacity and (vi) Teresa S. Weber (the “Members’ Representative”). Each of the Buyer, the Sponsor, the Company, the Class A Member, the Founder and the Members’ Representative is also referred to herein as a “Party” and, collectively, as the “Parties.” Capitalized terms used and not otherwise defined herein have the meanings ascribed to them under Section 1.1.

RECITALS

WHEREAS, the Buyer is a special purpose acquisition company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses;

WHEREAS, in connection with the transactions contemplated hereby, BioTE Medical, LLC (the “Borrower”) has entered into a certain debt commitment letter with Truist Bank and Truist Securities, Inc. (together, the “Debt Provider”) to obtain (i) a $50,000,000 senior secured revolving credit facility in favor of the Company and (ii) a $125,000,000 senior secured term loan A facility in favor of the Borrower (the “Debt Commitment Letter”), attached hereto as Exhibit A;

WHEREAS, the Buyer Board has (i) determined that the transactions contemplated by this Agreement are fair, advisable and in the best interests of the Buyer and the Buyer Stockholders, and (ii) approved this Agreement and the transactions contemplated hereby, upon the terms and subject to the conditions set forth herein;

WHEREAS, each of the Company Board and the Class A Member has (i) determined that the transactions contemplated hereby are fair, advisable and in the best interest of the Company, and (ii) approved this Agreement and the transactions contemplated hereby, including the Company A&R OA, upon and subject to the conditions set forth herein and in accordance with the Company OA (the “Requisite Consent”);

WHEREAS, on the terms and subject to the conditions of this Agreement, not later than immediately prior to the Closing, the Buyer shall amend and restate (i) the Buyer Certificate of Incorporation by adopting the Second Amended and Restated Certificate of Incorporation of the Buyer, substantially in the form attached hereto as Exhibit B (the “Buyer Second A&R Certificate of Incorporation”) and (ii) the Buyer Bylaws by adopting the Amended and Restated Bylaws of the Buyer, substantially in the form attached hereto as Exhibit C (the “Buyer A&R Bylaws”), to (among other things) establish a structure containing Buyer Class A Common Stock, which will carry such economic and voting rights as set forth in the Buyer Second A&R Certificate of Incorporation and Buyer A&R Bylaws, and Buyer Class V Voting Stock, which will carry only such voting rights as set forth in the Buyer Second A&R Certificate of Incorporation and Buyer A&R Bylaws;

WHEREAS, pursuant to the terms and conditions of the Buyer Certificate of Incorporation, in connection with the Closing, all then-outstanding shares of Buyer Class B Common Stock will be converted into shares of Buyer Class A Common Stock (after giving effect to the Sponsor Letter Agreement) on a one-for-one basis (the “Buyer Class B Common Stock Conversion”);

WHEREAS, as of the Effective Date, the Sponsor has agreed to (a) vote in favor of this Agreement and the transactions contemplated hereby, (b) subject to certain exceptions, not effect any sale or distribution of any

Buyer Class B Common Stock or Buyer Warrants during the period described therein and (c) waive any and all anti-dilution rights described in Buyer’s Certificate of Incorporation or otherwise with respect to the conversion of the shares of Buyer Class B Common Stock held by the Sponsor into shares of Buyer Class A Common Stock in connection with the transactions contemplated by this Agreement, as more fully set forth in, and subject to the terms and conditions of, a letter agreement by and among the Sponsor, the Members’ Representative, the Company, the Buyer, and each holder of Buyer Class B Common Stock that is required to become bound by the terms and conditions thereof, in the form attached hereto as Exhibit D (the “Sponsor Letter Agreement”);

WHEREAS, on the Closing Date, the Company will convert into a Delaware limited liability company pursuant to the provisions of Section 18-214 of the Delaware Limited Liability Company Act, Del. Code title 6, Section 18-101, et seq., as amended from time to time or any corresponding provisions of succeeding law by filing a certificate of conversion with the Delaware Secretary of State and filing a plan of conversion with the Nevada Secretary of State (the “Conversion”);

WHEREAS, immediately prior to the Closing, the Company will effectuate a recapitalization, pursuant to which all Class A Units, Class AA Units, Class AAA Units and Class AAAA Units held by the Members will be converted or exchanged (whether by direct exchange, merger or otherwise) into a number of Equity Interests designated as “Class A Common Units” (“Company Units”) in the amounts determined in accordance with the Company A&R OA, the result of which will be that the Members will hold a single class of Company Units as of immediately prior to the Closing (the “Recapitalization”);

WHEREAS, immediately prior to the Closing, the Company and the Members shall amend and restate the Company’s operating agreement by adopting the Second Amended and Restated Operating Agreement of the Company substantially in the form attached hereto as Exhibit E (the “Company A&R OA”) to, among other things, reflect the Conversion, the Recapitalization, to permit the issuance and ownership of the Equity Interests of the Company as contemplated to be issued and owned upon consummation of the transactions contemplated by this Agreement, designate the Buyer as the sole manager of the Company, otherwise amend and restate the rights and preferences of the Company Units and set forth the rights and preferences of the Company Units, and establish the ownership of the Company Units by the Persons indicated in the Company A&R OA, in each case, as set forth in the Company A&R OA;

WHEREAS, in connection with Closing, on the Closing Date, (a) the Members on a Pro Rata Basis will subject (i) ten million (10,000,000) Retained Company Units held by them (the “Member Earnout Units”) and (ii) ten million (10,000,000) shares of the Buyer Class V Voting Stock distributed to them by the Company (the “Earnout Voting Shares”); and (b) the Sponsor will subject one million five hundred eighty-seven thousand and five hundred (1,587,500) shares (the “Sponsor Earnout Shares”) of Buyer Class A Common Stock held by it after giving effect to the Buyer Class B Common Stock Conversion (collectively, the “Sponsor Shares”), and Buyer will subject a number of Closing Company Units equal to the number of Sponsor Earnout Shares (the “Sponsor Earnout Units,” and, together with the Sponsor Earnout Shares, the Earnout Voting Shares and the Member Earnout Units, the “Earnout Securities”) to certain restrictions and potential forfeiture pending the achievement (if any) of certain earnout targets pursuant to the terms of this Agreement;

WHEREAS, upon the terms and subject to the conditions set forth in this Agreement, the Buyer wishes to acquire the Closing Company Units from the Company in exchange for the Closing Date Cash paid pursuant to Sections 2.2(b)-(g), that number of shares of Buyer Class V Voting Stock equal to the number of Retained Company Units (including the Member Earnout Units) and certain rights under the Tax Receivable Agreement, in each case, in accordance with the terms of this Agreement;

WHEREAS, simultaneously with the Closing, the Members’ Representative, the Company and the Buyer will enter into a Tax Receivable Agreement substantially in the form attached hereto as Exhibit F (the “Tax Receivable Agreement”);

WHEREAS, simultaneously with the Closing, the Members’ Representative, the Sponsor, the Buyer and, solely for the limited purpose set forth therein, the Buyer Insiders will enter into an Investor Rights Agreement substantially in the form attached hereto as Exhibit G (the “Investor Rights Agreement”);

WHEREAS, prior to the Closing Date, as a condition and inducement to the willingness of the Buyer to enter into this Agreement, each of the Executives will enter into an Employment Agreement with the Company, effective as of the Closing;

WHEREAS, as a material inducement to the Buyer to enter into this Agreement, each holder of phantom equity in any BioTE Company (each, a “Phantom Equity Holder”) will enter into a phantom equity acknowledgement in substantially the form attached hereto as Exhibit H (the “Phantom Equity Acknowledgement”), to be effective as of the Closing; and

WHEREAS, as a condition to the consummation of the transactions contemplated by this Agreement and by the Ancillary Agreements, the Buyer shall provide an opportunity to the Buyer Stockholders to exercise their rights to participate in the Buyer Share Redemption, on the terms and subject to the conditions and limitations, set forth in this Agreement and the applicable Buyer Governing Documents in conjunction with, inter alia, obtaining approval from the Buyer Stockholders for the transactions contemplated by this Agreement and by the Ancillary Agreements.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement, and subject to the terms and conditions set forth in this Agreement, the Parties, intending to be legally bound, hereby agree as follows:

ARTICLE I

CERTAIN DEFINITIONS

Section 1.1 Certain Definitions. For purposes of this Agreement, capitalized terms used in this Agreement but not otherwise defined herein shall have the meanings set forth below.

“ACA” has the meaning set forth in Section 3.15(c).

“Additional Buyer Filings” has the meaning set forth in Section 5.11(f).

“Affiliate” of any particular Person means any other Person controlling, controlled by, or under common control with such Person, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of voting securities, by Contract, its capacity as a sole or managing member, or otherwise.

“Affiliated Transactions” has the meaning set forth in Section 3.22.

“Agreement” has the meaning set forth in the Preamble.

“Allocation” has the meaning set forth in Section 7.1(f).

“Alternative Target” has the meaning set forth in Section 5.17(b).

“Ancillary Agreements” means the Company A&R OA, the Tax Receivable Agreement, the Investor Rights Agreement, the Sponsor Letter Agreement, the documents and approvals underlying the Requisite Consent and each other agreement, instrument and certificate required by this Agreement to be executed by any of the Parties as contemplated by this Agreement, in each case only as applicable to the relevant Party or Parties to such Ancillary Agreement, as indicated by the context in which such term is used.

“Annual Financial Statements” has the meaning set forth in Section 3.4(a).

“Anti-Money Laundering Laws” means applicable Laws related to money laundering, including the Currency and Foreign Transaction Reporting Act of 1970 (also known as the Bank Secrecy Act), the Money Laundering Control Act of 1986 and any other applicable Law related to money laundering of any jurisdictions in which any BioTE Company conducts business, including any anti-racketeering laws involving money laundering or bribery as a racketeering act.

“Assets” has the meaning set forth in Section 3.19(a).

“At-Risk Sponsor Shares” means, after giving effect to the Buyer Class B Common Stock Conversion, an aggregate amount of 793,750 Sponsor Shares. For the avoidance of doubt, the At-Risk Sponsor Shares shall not overlap with or reduce the Sponsor Earnout Shares.

“BioTE Companies” means, collectively, the Company and the Company Subsidiaries.

“BioTE Mexico Equity Interests” means all partnership interests representing the outstanding capital of BioTE Mexico Sub.

“BioTE Mexico Sub” means Bio-Pellet Mexico, S. de R.L. de C.V., a Mexican Sociedad de Responsabilidad Limitada de Capital Variable.

“BioTE Mexico Transfer” has the meaning set forth in Section 2.4(a)(ix).

“Business Combination” has the meaning ascribed to such term in the Buyer Certificate of Incorporation and the Buyer Bylaws.

“Business Day” means any day except a Saturday, a Sunday or any other day on which commercial banks are required or authorized to close in the State of New York.

“Buyer” has the meaning set forth in the Preamble.

“Buyer A&R Bylaws” has the meaning set forth in the Recitals.

“Buyer Balance Sheet” has the meaning set forth in Section 4.12(c).

“Buyer Board” means, at any time, the board of directors of the Buyer.

“Buyer Board Recommendation” has the meaning set forth in Section 4.1.

“Buyer Bylaws” means the bylaws of the Buyer as in effect on the Effective Date.

“Buyer Capital Stock” means (a) prior to the Closing, the Buyer Class A Common Stock, the Buyer Class B Common Stock and the Buyer Preferred Stock and (b) following the Closing, the Buyer Class A Common Stock, the Buyer Class V Voting Stock and the Buyer Preferred Stock.

“Buyer Certificate of Incorporation” means the amended and restated certificate of incorporation of the Buyer, dated as of March 1, 2021, as in effect on the Effective Date.

“Buyer Class A Common Stock” means the Class A common stock of the Buyer, par value one ten-thousandth of one dollar ($0.0001) per share, authorized pursuant to the Buyer Certificate of Incorporation and the Buyer Second A&R Certificate of Incorporation.

“Buyer Class B Common Stock” means the Class B common stock of the Buyer, par value one ten-thousandth of one dollar ($0.0001) per share, authorized pursuant to the Buyer Certificate of Incorporation.

“Buyer Class B Common Stock Conversion” has the meaning set forth in the Recitals.

“Buyer Class V Voting Stock” means the Class V common stock of the Buyer, par value one ten-thousandth of one dollar ($0.0001) per share, authorized pursuant to the Buyer Second A&R Certificate of Incorporation.

“Buyer Competing Transaction” means any transaction involving, directly or indirectly, any merger or consolidation with, or acquisition of, purchase of all or substantially all of the assets or equity of, consolidation or similar business combination with, or other transaction that would constitute a Business Combination with or involving the Buyer and a third party, other than the BioTE Companies.

“Buyer D&O Provisions” has the meaning set forth in Section 5.14(a).

“Buyer’s Disclosure Letter” means the Disclosure Letter delivered by the Buyer to the Company concurrently with the execution and delivery of this Agreement.

“Buyer Executives” means Andrew Heyer, Steven Heyer, and Christopher Bradley.

“Buyer Fundamental Representations” means the representations and warranties set forth in Section 4.1 (Organization; Authority; Enforceability), Section 4.2 (Capitalization), Section 4.3 (Brokerage), Section 4.4 (Trust Account) and Section 4.13 (Investment Intent).

“Buyer Governing Documents” means, at any time prior to the Closing, the Buyer Certificate of Incorporation and the Buyer Bylaws, and, at any time following the Closing, the Buyer Second A&R Certificate of Incorporation and the Buyer A&R Bylaws, as in effect at such time.

“Buyer Indemnified Person” has the meaning set forth in Section 5.14(a).

“Buyer Insiders” means Steven J. Heyer, Andrew J. Heyer, Christopher Bradley, Joseph M. Tonnos, Roger Meltzer, Frederic H. Mayerson, and Stephen W. Powell.

“Buyer Material Adverse Effect” means any event, circumstance or state of facts that, individually or in the aggregate, has had or would reasonably be expected to have a material and adverse effect upon the ability of the Buyer to perform its obligations and to consummate the transactions contemplated by this Agreement and the Ancillary Agreements; provided that the consummation of any Buyer Share Redemptions shall not be deemed to constitute a Buyer Material Adverse Effect.

“Buyer Parties” has the meaning set forth in Section 10.2(a).

“Buyer Post-Closing Representation” has the meaning set forth in Section 10.16(b)(i).

“Buyer Preferred Stock” means the preferred stock of the Buyer, par value one ten-thousandth of one dollar ($0.0001) per share, authorized pursuant to the Buyer Certificate of Incorporation and the Buyer Second A&R Certificate of Incorporation.

“Buyer Prepared Returns” has the meaning set forth in Section 7.1(a)(i).

“Buyer Public Securities” has the meaning set forth in Section 4.8.

“Buyer Released Matters” has the meaning set forth in Section 5.13(b).

“Buyer Released Parties” has the meaning set forth in Section 5.13(b).

“Buyer Releasing Parties” has the meaning set forth in Section 5.13(b).

“Buyer SEC Documents” has the meaning set forth in Section 4.5(a).

“Buyer SEC Filing” means the forms, reports, schedules, registration statements and other documents required to be filed by the Buyer with the SEC, including the Proxy Statement, Additional Buyer Filings, the Signing Form 8-K and the Closing Form 8-K, and all amendments, modifications and supplements thereto.

“Buyer Second A&R Certificate of Incorporation” has the meaning set forth in the Recitals.

“Buyer Share Redemption” means the election of an eligible holder of the Buyer Class A Common Stock (as determined in accordance with the applicable Buyer Governing Documents and the Trust Agreement) to redeem all or a portion of such holder’s Buyer Class A Common Stock, at the per-share price, payable in cash, equal to such holder’s pro rata share of the Trust Account (as determined in accordance with the applicable Buyer Governing Documents and the Trust Agreement), by tendering such holders Buyer Class A Common Stock for redemption not later than the Buyer Share Redemption Deadline.

“Buyer Share Redemption Deadline” means 5:00 p.m. Eastern Time on the date that is two (2) Business Days prior to the date of the Buyer Stockholder Meeting

“Buyer Stockholder Meeting” means a special meeting of the Buyer Stockholders to vote on the Buyer Stockholder Voting Matters.

“Buyer Stockholder Voting Matters” means, collectively, proposals to approve (a) the adoption of this Agreement and the transactions contemplated by this Agreement, (b) the proposed Buyer Second A&R Certificate of Incorporation, (c) the adoption of the Equity Incentive Plan, (d) the issuance of the Buyer Class A Common Stock and Buyer Class V Voting Stock, including the Earnout Voting Shares, pursuant to this Agreement, to the extent required by the Stock Exchange, and (e) any other proposals that are required for the consummation of the transactions contemplated by this Agreement that are submitted to, and require the vote of, the Buyer Stockholders in the Proxy Statement and agreed to by the Buyer and the Company.

“Buyer Stockholders” means the holders of the Buyer Class A Common Stock, Buyer Class B Common Stock and Buyer Preferred Stock, in each case, as of immediately prior to the Closing.

“Buyer Transaction Expenses” means the aggregate Transaction Expenses incurred by, or attributable to, (i) the Buyer or (ii) the Sponsor, in each case, as set forth herein, and in the case of the Sponsor, only to the extent the Buyer is obligated to pay, has paid, or has agreed to pay such Transaction Expense, in each case, as set forth herein.

“Buyer Transaction Expenses Certificate” has the meaning set forth in Section 2.4(b)(v).

“Buyer Warrants” has the meaning set forth in Section 4.2(a).

“CARES Act” means the Coronavirus Aid, Relief, and Economic Security Act of 2020.

“Cash Consideration” means the portion of the aggregate consideration paid or payable to the Selling Member in accordance with Section 2.2, which amount shall in no event exceed one hundred ninety-nine million dollars ($199,000,000).

“Change of Control” means, solely for purposes of Section 2.5, (a) a direct or indirect sale, lease, transfer, or other disposition of all or substantially all of the assets of the Buyer and the BioTE Companies (taken as a whole)

in any transaction or series of related transactions to a Person or a “group” (as such term is defined under Regulation 13D under the Securities Exchange Act), or (b) any transaction with a Person or “group” (as such term is defined under Regulation 13D under the Securities Exchange Act), pursuant to which such Person or group acquires, directly or indirectly, in any single transaction or series of related transactions, more than 50% of the total voting power or economic rights of the equity securities of Buyer or the Company (excluding, for the avoidance of doubt, (i) any Earnout Voting Shares, (ii) Member Earnout Units, (iii) Sponsor Earnout Shares or (iv) Sponsor Earnout Units to be issued or to become vested in connection with such transaction(s) pursuant to Section 2.5, in each case, in connection with such Change of Control, as applicable) (whether by merger, consolidation, sale, exchange, issuance, transfer or redemption of equity securities or otherwise). For the avoidance of doubt, the Recapitalization shall not constitute a Change of Control.

“Class A Units” means the Class A Units (as defined in the Company OA) issued and outstanding immediately prior to the consummation of the Recapitalization.

“Class AA Units” means the Class AA Units (as defined in the Company OA) issued and outstanding immediately prior to the consummation of the Recapitalization.

“Class AAA Units” means the Class AAA Units (as defined in the Company OA) issued and outstanding immediately prior to the consummation of the Recapitalization.

“Class AAAA Units” means the Class AAAA Units (as defined in the Company OA) issued and outstanding immediately prior to the consummation of the Recapitalization.

“Closing” has the meaning set forth in Section 2.3.

“Closing Company Units” means a number of Company Units equal to the aggregate number of outstanding shares of Buyer Class A Common Stock issued and outstanding as of immediately prior to the Closing (after giving effect to any Buyer Share Redemptions, any Equity Financing, the Buyer Class B Common Stock Conversion and any forfeiture of At-Risk Sponsor Shares pursuant to Section 2.5(e)).

“Closing Date” has the meaning set forth in Section 2.3.

“Closing Date Cash” means, as of immediately prior to the Closing, an aggregate amount equal to (without duplication) (a) the cash in the Trust Account and any Buyer cash held outside of the Trust Account, less (b) the amounts required for the Buyer Share Redemptions, plus (c) the aggregate proceeds to be received by any BioTE Company from the Debt Financing, plus (d) the aggregate proceeds to be received by Buyer pursuant to the Equity Financing.

“Closing Form 8-K” has the meaning set forth in Section 5.11(g).

“Closing Press Release” has the meaning set forth in Section 5.11(g).

“Code” means the U.S. Internal Revenue Code of 1986.

“Company” has the meaning set forth in the Preamble.

“Company A&R OA” has the meaning set forth in the Recitals.

“Company Board” means, prior to Closing, the board of managers of the Company.

“Company Employee Benefit Plan” means each “employee benefit plan” (as such term is defined in Section 3(3) of ERISA, whether or not subject to ERISA) and each equity, phantom equity, or equity-based compensation, retirement, pension, savings, profit sharing, bonus, incentive, severance, separation, employment, individual consulting or individual independent contractor, change in control, retention, deferred compensation, vacation, paid time off, medical, dental, life or disability, retiree or post-termination health or welfare, salary continuation, fringe or other compensatory or benefit plan, program, policy, arrangement or Contract, in each case, that is currently maintained, sponsored or contributed to (or required to be contributed to) on behalf of or for the benefit of any current or former employees, directors or other service providers of the BioTE Companies or under or with respect to which any of the BioTE Companies has any material Liability.

“Company D&O Provisions” has the meaning set forth in Section 5.14(a).

“Company Equity Value” means an amount equal to five hundred and fifty-five million dollars ($555,000,000).

“Company Fundamental Representations” means the representations and warranties set forth in Section 3.1 (Organization Authority; Enforceability), Section 3.3 (Capitalization), Section 3.5 (No Material Adverse Effect) and Section 3.13 (Brokerage).

“Company Indemnified Person” has the meaning set forth in Section 5.14(a).

“Company OA” means that certain Amended and Restated Operating Agreement of the Company effective as of December 31, 2015, as amended by that certain First Amendment to Amended and Restated Operating Agreement effective as of March 31, 2019.

“Company Parties” has the meaning set forth in Section 10.2(a).

“Company Permits” has the meaning set forth in Section 3.17(b).

“Company Post-Closing Representation” has the meaning set forth in Section 10.16(a)(i).

“Company PPP Loan” means that certain Promissory Note entered into between BioTE Medical, LLC and Bank of America dated April 28, 2020, in the principal amount of $2,224,638.00.

“Company Products” means all (a) products made commercially available, marketed, distributed, supported, sold, leased, imported for resale or licensed out by or on behalf of any of the BioTE Companies, or which any of the BioTE Companies intends to make commercially available, market, distribute, support, sell, lease, import for resale, or license, (b) services offered, made commercially available, marketed, delivered or provided by any of the BioTE Companies, and (c) technology used in the provision or delivery of services by or on behalf of any of the BioTE Companies including but not limited to any software products or application services utilizing such products currently marketed, licensed, sold, or distributed by or on behalf of any of the BioTE Companies.

“Company Released Matters” has the meaning set forth in Section 5.13(a).

“Company Released Parties” has the meaning set forth in Section 5.13(a).

“Company Releasing Parties” has the meaning set forth in Section 5.13(a).

“Company Subsidiaries” means the direct and indirect Subsidiaries of the Company.

“Company Transaction Expenses” means the aggregate Transaction Expenses incurred by, or attributable to (whether or not billed or accrued for), (i) the Company, (ii) any Member, (iii) the Members’ Representative and (iv) the BioTE Companies, in each case, as set forth herein, and in the case of any Member, only to the extent a BioTE Company is obligated to pay, has paid, or has agreed to pay such Transaction Expense, in each case, as set forth herein.

“Company Transaction Expenses Certificate” has the meaning set forth in Section 2.4(a)(vi).

“Company Units” has the meaning set forth in the Recitals.

“Company’s Disclosure Letter” means the Disclosure Letter delivered by the Company to the Buyer concurrently with the execution and delivery of this Agreement.

“Competing Buyer” has the meaning set forth in Section 5.17(a).

“Competing Transaction” means (a) any transaction involving any BioTE Company, which, upon consummation thereof, would (x) result in any BioTE Company becoming a public company or (y) which would impede, interfere with, or prevent the transactions contemplated hereby, (b) any direct or indirect sale (including by way of a merger, consolidation, license, transfer, sale, or other business combination or similar transaction) of any material portion of the assets (including sale or transfer of any material Intellectual Property) or business of the BioTE Companies, taken as a whole (but excluding the sale of assets in the Ordinary Course of Business that in the aggregate could not reasonably be expected to impede, interfere with, or prevent the transactions contemplated hereby), (c) any direct or indirect sale (including by way of an issuance, dividend, distribution, merger, consolidation, license, transfer, sale, or other business combination or similar transaction) of Equity Interests of any BioTE Company (excluding any such sale between or among the BioTE Companies) (except, in each case, as contemplated by this Agreement), or (d) any liquidation or dissolution (or the adoption of a plan of liquidation or dissolution) of any BioTE Company (except to the extent contemplated by the terms of this Agreement), in all cases of clauses (a) through (d), either in one or a series of related transactions, where such transaction(s) is to be entered into with a Competing Buyer (including any Interested Party or any representatives of any Interested Party); provided that, notwithstanding anything herein to the contrary, “Competing Transaction” shall be deemed to exclude any transaction, arrangement, Contract or understanding involving any Person (other than a BioTE Company) that is an Affiliate of any Interested Party so long as such transaction, arrangement, Contract or understanding does not directly or indirectly involve any BioTE Company or any assets or Equity Interests of the BioTE Companies.

“Compliance Program” has the meaning set forth in Section 3.20(k).

“Confidentiality Agreement” means that certain Confidentiality Agreement dated as of June 21, 2021, by and between the Buyer and the Company, as the same may be further amended or supplemented from time to time.

“Contract” means any written contract, agreement, license, sublicense, Lease, use or occupancy agreement, sublease, sales order, purchase order, credit agreement, indenture, mortgage, note, bond or warrant (including all amendments, supplements and modifications thereto).

“Cooley” has the meaning set forth in Section 10.16(a)(i).

“Copyleft Terms” has the meaning set forth in Section 3.10(d).

“COVID-19” means SARS-CoV-2 or COVID-19, and any evolutions or mutations thereof or related or associated epidemics, pandemics, or disease outbreaks.

“COVID-19 Actions” means all reasonable actions taken, or planned to be taken, by a BioTE Company in the Ordinary Course of Business in response to events, occurrences, conditions, circumstances, or developments arising directly or indirectly as a result of the COVID-19 outbreak, its impact on economic conditions, its impact on the operations of the Company, risks to the health and safety of any Person, or actions taken by an applicable Governmental Entity.

“COVID-19 Measures” means any applicable quarantine, ‘shelter in place,’ ‘stay at home,’ workforce reduction, social distancing, shut down, closure, sequester, safety or similar Law, Order, directive, guideline, or recommendation promulgated by an applicable Governmental Entity (including the Centers for Disease Control and Prevention and the World Health Organization), in each case, in connection with or in response to COVID-19, including, but not limited to, the CARES Act and the Families First Coronavirus Response Act of 2020.

“Data Room” has the meaning set forth in Section 10.7.

“Debt Commitment Letters” has the meaning set forth in the Recitals.

“Debt Facilities” means the debt facilities entered into between the Buyer or any BioTE Company and the Debt Provider on the terms of the Debt Commitment Letters or any alternative financing entered into by the Buyer or any BioTE Company pursuant to the terms of Section 5.19.

“Debt Financing” means the debt financing pursuant to the Debt Facilities.

“Debt Provider” has the meaning set forth in the Recitals.

“Deemed Sale” has the meaning set forth in Section 7.1(f).

“DGCL” means the Delaware General Corporation Law.

“Director Threshold Amount” means one hundred fifty-eight million eight hundred thousand dollars ($158,800,000).

“Disclosure Letters” means the Buyer’s Disclosure Letter and the Company’s Disclosure Letter.

“Discrimination Complaint” has the meaning set forth in Section 3.14(i).

“DLA” has the meaning set forth in Section 10.16(b)(i).

“DRE Subsidiaries” has the meaning set forth in Section 7.1(f).

“Earnout Deadline” has the meaning set forth in Section 2.5(b)(v).

“Earnout Notice” has the meaning set forth in Section 2.5(b)(ii).

“Earnout Restrictions” has the meaning set forth in Section 2.5(b)(iv).

“Earnout Securities” has the meaning set forth in the Recitals.

“Earnout Voting Shares” has the meaning set forth in the Recitals.

“Effective Date” has the meaning set forth in the Preamble.

“Enforceability Exceptions” has the meaning set forth in Section 3.1.

“Environmental Laws” means all Laws concerning pollution, human health or safety, Hazardous Materials or protection of the environment.

“Environmental Permits” means all permits, licenses, authorizations, registrations, certifications and other approvals issued under or required by Environmental Laws.

“Equity Financing” has the meaning set forth in Section 5.18.

“Equity Incentive Plan” has the meaning set forth in Section 5.6.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock, or equity of (or other ownership or profit interests in) such Person, all of the warrants, options, or other rights for the purchase or acquisition from such Person of shares of capital stock or equity of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock or equity of (or other ownership or profit interests in) such Person, or warrants, rights, or options for the purchase or acquisition from such Person of such shares or equity (or such other interests), restricted stock awards, restricted stock units, equity appreciation rights, phantom equity rights, profit participation and all of the other ownership or profit interests of such Person (including partnership or member interests therein), whether voting or nonvoting.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“Executives” means Teresa S. Weber and Robbin C. Gibbons.

“Extraordinary Dividend” has the meaning set forth in Section 2.5(d)(ii).

“Family Member” means, with respect to any individual, (a) (i) such individual, (ii) the spouse and lineal descendants (whether natural or adopted) of such individual, (iii) any spouse of any of the individuals described in clause (ii), and (iv) a trust solely for the benefit of any individuals described in the foregoing clauses (i) through (iii); and (b) any siblings or parents of any of the individuals described in clause (a)(i) through (iii); provided that, with respect any representation or warranty related to an Interested Party or Family Member, clause (b) shall be limited to the Knowledge of the Company.

“FDA” means U.S. Food and Drug Administration.

“Federal Trade Commission Act” means the Federal Trade Commission Act of 1914.

“Final Allocation” has the meaning set forth in Section 7.1(f).

“Final Tax Basis Balance Sheet” has the meaning set forth in Section 7.1(f).

“Financial Statements” has the meaning set forth in Section 3.4(a).

“Financing Source Parties” means, collectively, the Financing Sources, their affiliates and such Persons’ and their affiliates’ respective current, former and future directors, officers, general or limited partners, shareholders, members, managers, controlling persons, employees, representatives and agents, and the respective successors and assigns of each of the foregoing.

“Financing Sources” means entities that have committed to provide or otherwise entered into agreements in connection with the Debt Financing or other financings in connection with the transactions contemplated hereby.

“Flow-Thru Entity” means (a) any entity, plan or arrangement that is treated for Income Tax purposes as a partnership, (b) a “controlled foreign corporation” within the meaning of Code Section 957, (c) a “specified foreign corporation” within the meaning of Code Section 965 or (d) a “passive foreign investment company” within the meaning of Code Section 1297.

“Fraud” means a claim for Delaware common law fraud brought against a Party based on a representation of such Party contained in this Agreement; provided that at the time such representation was made (a) such representation was inaccurate, (b) such Party had actual knowledge (and not imputed or constructive knowledge)

of the inaccuracy of such representation, (c) such Party had the specific intent to deceive another Party and (d) the other Party acted in reliance on such inaccurate representation and suffered losses as a result of such inaccuracy. For the avoidance of doubt, “Fraud” does not include any claim for equitable fraud, promissory fraud, unfair dealings fraud, or any torts (including a claim for fraud) based on negligence or recklessness.

“GAAP” means United States generally accepted accounting principles, consistently applied.

“Governing Documents” means (a) in the case of a corporation, its certificate of incorporation (or analogous document) and bylaws; (b) in the case of a limited liability company, its certificate of formation (or analogous document) and limited liability Company OA; or (c) in the case of a Person other than a corporation or limited liability company, the documents by which such Person (other than an individual) establishes its legal existence or which govern its internal affairs.

“Governmental Entity” means any nation or government, any state, province, county, municipal or other political subdivision thereof, any entity exercising executive, legislative, tribal, judicial, regulatory or administrative functions of or pertaining to government, including any court, arbitrator (public or private) or other body or administrative, regulatory or quasi-judicial authority, agency, department, board, commission or instrumentality of any federal, state, local or foreign jurisdiction, or any self-regulated organization or other non-governmental regulatory authority (to the extent that the rules, regulations or orders of such organization or authority have the force of law).

“Hazardous Materials” means all substances, materials or wastes regulated by, or for which Liability or standards of conduct are imposed pursuant to, Environmental Laws, including petroleum products or byproducts, asbestos, polychlorinated biphenyls, radioactive materials and per- and polyfluoroalkyl substances.

“Health Care Laws” means any and all federal, state or local laws, rules or regulations relating to the health care industry and applicable to the business and operations of any BioTE Company, including without limitation, Regulatory Laws, the manufacture, distribution, marketing, sale, or provision of, payment for, or arrangement for, health care products or services; licensure, certification, qualification or authority to transact business in connection with the manufacture, distribution, marketing, sales, or provision of, payment for, or arrangement for, health care products or services; referrals to or by healthcare professionals or facilities; healthcare quality or safety; applicable Privacy and Security Requirements; mandated reporting of incidents, occurrences, diseases and events in connection with providing healthcare products and services; health care fraud and abuse, including but not limited to, the federal Anti-Kickback Law (42 U.S.C. § 1320a-7b(b)), the federal False Claims Act (31 U.S.C. § 3279, et seq.), the federal Civil Monetary Penalties Law (42 U.S.C. § 1320a-7a), the federal Exclusion Laws (42 U.S.C. § 1320a-7), 18 U.S.C. § 1347, California Physician Ownership and Referral Act, California Business & Professions Code §§ 650 and 2273(a), California Health & Safety Code § 445, and the California Insurance Frauds Prevention Act; the corporate practice of medicine and other healing arts; and the advertising or marketing of healthcare services.

“HIPAA” has the meaning set forth in Section 3.20(n).

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules promulgated thereunder.

“Income Tax Returns” means Tax Returns relating to Income Taxes.

“Income Taxes” means Taxes (a) imposed on, or with reference to, net income or gross receipts, or (b) imposed on, or with reference to, multiple bases including net income or gross receipts.

“Indebtedness” means, with respect to a Party, without duplication: (a) the outstanding principal amount of, and accrued (but unpaid) interest arising for borrowed money owed to a third party; (b) all indebtedness evidenced by any note, bond, debenture, mortgage, or other debt instrument or debt security; (c) all indebtedness for borrowed money of any Person for which such Party has guaranteed payment; (d) all capitalized Lease obligations or obligations required to be capitalized in accordance with GAAP; (e) any Liabilities in respect of deferred purchase price for property or services with respect to which such Person is liable, contingently or otherwise, as obligor or otherwise for additional purchase price (excluding any purchase commitments for capital expenditures or otherwise incurred in the Ordinary Course of Business); (f) reimbursement obligations under any drawn letters of credit; and (g) obligations under derivative financial instruments, including hedges, currency and interest rate swaps and other similar instruments.

“Independent Accountant” has the meaning set forth in Section 2.5(b)(ii).

“Insurance Policies” has the meaning set forth in Section 3.16.

“Intellectual Property” means any and all intellectual property and proprietary rights arising in any jurisdiction throughout the world, including each of the following: (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice) and invention disclosures, all improvements thereto, and all patents, utility models and industrial designs and all applications for any of the foregoing, together with all reissuances, provisionals, continuations, continuations-in-part, divisionals, extensions, renewals and reexaminations thereof, (b) all trademarks, service marks, certification marks, trade dress, logos, slogans, trade names, corporate and business names, and other indicia of source, including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith (collectively, “Trademarks”), (c) Internet domain names and rights of publicity and in social media usernames, handles, and accounts; (d) all works of authorship, copyrightable works, all copyrights and rights in Software, databases, and all applications, registrations, and renewals in connection therewith and all moral rights associated with any of the foregoing, (e) all mask works and design rights and all applications, registrations, and renewals in connection therewith, and (f) all trade secrets, confidential business information, and confidential or proprietary ideas, research and development, know-how, formulas, compositions, algorithms, source code, data analytics, manufacturing and production processes and techniques, technical data and information, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals, (g) Software, (h) all other intellectual property and proprietary rights; (i) copies and tangible embodiments or descriptions of any of the foregoing (in whatever form or medium); and (j) all rights to sue for past or present infringement, misappropriation or other violation of any of the foregoing.

“Intended Tax Treatment” has the meaning set forth in Section 7.1(f).

“Interested Party” means any Person holding Equity Interests of the Company and any Family Member or Affiliate of such Person.

“Investor Rights Agreement” has the meaning set forth in the Recitals.

“IRS” means Internal Revenue Service.

“IT Assets” means Software, systems, servers, computers, hardware, firmware, middleware, applications, networks, data communications lines, routers, hubs, switches and all other information technology equipment, and all associated documentation, in each case, owned by one of the BioTE Companies.

“Key Employee” means any employee of a BioTE Company with an annual base compensation in excess of $200,000.

“Knowledge” (a) as used in the phrase “to the Knowledge of the Company” or phrases of similar import means the actual knowledge of any of the Executives, including after reasonable due inquiry of such Executive’s direct reports, and (b) as used in the phrase “to the Knowledge of the Buyer” or phrases of similar import means the actual knowledge of the Buyer Executives, including after reasonable due inquiry of such Buyer Executive’s direct reports.

“Labor Organization” has the meaning set forth in Section 3.14(c).

“Latest Balance Sheet” has the meaning set forth in Section 3.4(a).

“Latest Balance Sheet Date” means September 30, 2021.

“Laws” means all applicable federal, state, local, municipal, foreign or other laws, acts, statutes, constitutions, treaties, ordinances, codes, rules, requirements, regulations and rulings of a Governmental Entity, including common law. All references to a Law shall be deemed to include any amendments thereto, and any successor Law, unless the context otherwise requires.

“Leased Real Property” means all leasehold or subleasehold estates and other rights to use, license or occupy any land, buildings, structures, improvements, fixtures or other interest in real property held by the BioTE Companies.

“Leases” means all leases, subleases, licenses, concessions and other Contracts pursuant to which any BioTE Company holds any Leased Real Property.

“Liability” or “Liabilities” means any and all debts, liabilities and obligations, whether accrued or fixed, known or unknown, absolute or contingent, matured or unmatured or determined or determinable.

“Liens” means, with respect to any specified asset, any and all liens, mortgages, hypothecations, claims, encumbrances, options, pledges, licenses, rights of priority, easements, covenants, restrictions and security interests thereon.

“Lookback Date” means the date which is three (3) years prior to the Effective Date.

“Material Adverse Effect” means any event, circumstance, state of facts, condition, change, development, occurrence or effect (each, an “Event”) that, individually or in the aggregate, has had or would reasonably be expected to have a material and adverse effect on (a) the business, results of operations, or financial condition of the BioTE Companies, taken as a whole, or (b) the ability of the BioTE Companies, taken as a whole, to perform their respective obligations and to consummate the transactions contemplated by this Agreement and the Ancillary Agreements; provided, however, that, with respect to the foregoing clause (a), none of the following (or the effect of the following), alone or in combination, will constitute a Material Adverse Effect, or will be considered in determining whether a Material Adverse Effect has occurred: (i) changes that are the result of factors generally affecting the industries or markets in which the BioTE Companies operate; (ii) the public announcement or pendency of the transactions contemplated by this Agreement, including the impact thereof on the relationships, contractual or otherwise, of the BioTE Companies with their respective employees, investors, contractors, lenders, partners, licensors, licensees or other third parties related thereto (it being understood and agreed that this clause (ii) shall not apply with respect to any representation or warranty that is intended to address the consequences of the execution, delivery, or performance of this Agreement); (iii) changes in Law or GAAP or the interpretation thereof, in each case effected after the Effective Date; (iv) any failure of any BioTE Company to achieve any projected revenue, earnings, expense, sales or other projections, forecasts, predictions or budgets prior to the Closing (it being understood that the underlying Events giving rise to such failure that are not otherwise excluded from the definition of Material Adverse Effect may be taken into account in determining whether a Material Adverse Effect has occurred); (v) changes that are the result of economic factors affecting the national, regional, or world economy or financial markets, including changes in interest rates in the United States; (vi) any change in the financial, banking, or securities markets; (vii) any earthquake, hurricane, tsunami, tornado, flood, mudslide, wild fire, other weather-related or meteorological event, pandemic (including COVID-19, or the worsening thereof, and any COVID-19 Measures), epidemic, disease outbreak or other natural disaster or act of god; (viii) any national or international political conditions in or affecting any jurisdiction in which the BioTE Companies conduct business; (ix) the engagement by the United States or any district or state thereof in hostilities or the escalation thereof, whether or not pursuant to the declaration of a national or state emergency or war, or the occurrence or the escalation of any military or terrorist attack upon the United States or any district or state thereof, or any United States territories, possessions or diplomatic or consular offices or upon any United States government or military installation, equipment, or personnel; or (x) any consequences arising from any action taken (or omitted to be taken) by any BioTE Company after the Effective Date at the written request of the Buyer; provided, however, that any Event resulting from a matter described in any of the foregoing clauses (i), (iii), (v), (vi), (vii), (viii), and (ix) may be taken into account in determining whether a Material Adverse Effect has occurred only to the extent such Event has a material and disproportionate effect on the BioTE Companies, taken as a whole, relative to other similarly situated entities operating in the industries or markets in which the BioTE Companies operate.

“Material Contract” has the meaning set forth in Section 3.9(a).

“Material Leases” means all Leases for each Leased Real Property that provide for a current monthly base rent of more than $500,000.

“Material Providers” means the top ten (10) providers of the BioTE Companies (determined by the amount paid to the BioTE Companies), taken as a whole, for the fiscal years ended December 31, 2019 and December 31, 2020.

“Material Vendors” means the top ten (10) vendors of the BioTE Companies (determined by the amount purchased by the BioTE Companies), taken as a whole, for the fiscal years ended December 31, 2019 and December 31, 2020.

“Members” means the members of the Company immediately following the Recapitalization, excluding, for the avoidance of doubt, the Phantom Equity Holders.

“Member Earnout Units” has the meaning set forth in the Recitals.

“Members’ Representative” has the meaning set forth in the Preamble.

“Non-Party Affiliate” has the meaning set forth in Section 10.15.

“Order” means any order, writ, judgment, injunction, temporary restraining order, stipulation, determination, decree, ruling, administrative order, executive order, assessment or award entered by or with any Governmental Entity.

“Ordinary Course of Business” means, with respect to any Person, (a) any action taken or not taken by such Person in the ordinary course of business consistent with past practice, and (b) any other reasonable action reasonably required to be taken or not taken by such Person in good faith in response to any COVID-19 Measures, in each case, with respect to this clause (b) in connection with or in response to COVID-19.

“Ordinary Course Tax Sharing Agreement” means any written commercial agreement entered into in the Ordinary Course of Business of which the principal subject matter is not Tax but which contains customary Tax indemnification provisions.

“Outside Date” has the meaning set forth Section 9.1(c).

“Owned Intellectual Property” means all Intellectual Property owned or purported to be owned, in whole or in part, by any of the BioTE Companies.

“Party” or “Parties” has the meaning set forth in the Recitals.

“PCAOB” means the Public Company Accounting Oversight Board.

“Permits” means all permits, licenses, registrations (excluding Intellectual Property registrations and certifications), approvals, consents, accreditations, waivers, charters, no-action letters, memberships, bonds, privileges, certificates, orders, listings, clearances, exemptions, certifications, grants, regulatory waivers or exemptive relief, qualifications, exemptions or authorizations of any Governmental Entity.

“Permitted Liens” means (a) Liens securing obligations under leases relating to fixed assets; (b) easements, permits, rights of way, restrictions, covenants, reservations or encroachments, and documents of record which do not or would not, individually or in the aggregate, materially impair the use or occupancy of such real property in the operation of the business of any of the BioTE Companies as currently conducted thereon; (c) Liens for Taxes, assessments or governmental charges or levies imposed with respect to property which are not yet due and payable or which are being contested in good faith by appropriate Proceedings (provided appropriate reserves required pursuant to GAAP have been made in respect thereof on the books and records of the BioTE Companies); (d) Liens in favor of suppliers of goods for which payment is not yet due or delinquent (provided appropriate reserves required pursuant to GAAP have been made in respect thereof); (e) mechanics’, materialmen’s, workmen’s, repairmen’s, warehousemen’s, carrier’s and other similar Liens arising or incurred in the Ordinary Course of Business which are not yet due and payable or which are being contested in good faith (provided appropriate reserves required pursuant to GAAP have been made in respect thereof); (f) Liens arising under workers’ compensation Laws or similar legislation, unemployment insurance or similar Laws; (g) Liens arising under municipal bylaws, development agreements, restrictions or regulations, and zoning, entitlement, land use, building or planning restrictions or regulations, in each case, promulgated by any Governmental Entity, which do not restrict or are not violated by the BioTE Companies’ current use of its real property; (h) in the case of Leased Real Property, any Liens to which the underlying fee interest in the leased premises (or the land on which or the building in which the leased premises may be located) is subject, including rights of the landlord under the Lease and all superior, underlying and ground Leases and renewals, extensions, amendments or substitutions thereof, in each case, that do not or would not, individually or in the aggregate, materially interfere with any BioTE Company’s occupancy or use of such Leased Real Property for purposes for which it is currently used in connection the conduct of such BioTE Company’s business; (i) Securities Liens; (j) non-exclusive licenses of Owned Intellectual Property granted to customers in the Ordinary Course of Business; and (k) those Liens set forth on Section 1.1 of the Company’s Disclosure Letter.

“Person” means any natural person, sole proprietorship, partnership, joint venture, trust, unincorporated association, corporation, limited liability company, entity or Governmental Entity.

“Personal Information” means any information relating to an identified or identifiable natural person (one who can be identified, directly or indirectly, in particular by reference to an identifier such as a name, an identification number, location data, an online identifier or to one or more factors specific to the physical, physiological, genetic, mental, economic, cultural or social identity of that natural person) to the extent that such data is defined as Personal Information or similar term as defined under applicable Privacy and Security Requirements.

“Phantom Equity Acknowledgement” has the meaning set forth in the Recitals.

“Phantom Equity Holder” has the meaning set forth in the Recitals.

“PPP Lender” means Bank of America, N.A.

“PPP Loan” means any covered loan obtained under 15 U.S.C. 636(a)(36) (as added to the Small Business Act by Section 1102 of the CARES Act).

“Pre-Closing Period” has the meaning set forth in on Section 5.1(a).

“Pre-Closing Tax Period” means any taxable period ending on or before the Closing Date and the portion of any Straddle Period through and including the Closing Date.

“Premium Cap” has the meaning set forth in Section 5.14(b)(ii).

“Price Target 1” has the meaning set forth in Section 2.5(c)(i).

“Price Target 2” has the meaning set forth in Section 2.5(c)(ii).

“Price Target 3” has the meaning set forth in Section 2.5(b)(iii).

“Primary Capital” has the meaning set forth in Section 2.2(b).

“Primary Units” means the Closing Company Units that are not Purchased Units.

“Privacy and Security Requirements” means all applicable laws, regulations, internal and external Company policies and requirements in Material Contracts concerning data privacy, data security, cybersecurity and data protection.

“Pro Rata Basis” means with respect to each Member, in accordance with the ratio calculated by dividing (x) the number of Retained Company Units held by such Member as of immediately following the Closing, by (y) the aggregate number of Retained Company Units held by all of the Members as of immediately following the Closing.

“Proceeding” means any action, claim, inquiry, suit, charge, litigation, arbitration, notice of violation or citation received, investigation or other proceeding at law or in equity (whether civil, criminal or administrative) by or before any Governmental Entity.

“Process” or “Processing” means the creation, collection, use (including for the purposes of sending telephone calls, text messages and emails), storage, maintenance, processing, recording, distribution, transfer, transmission, receipt, import, export, protection (including safeguarding, security measures and notification in the event of a breach of security), access, disposal or disclosure or other activity regarding Personal Information (whether electronically or in any other form or medium).

“Proxy Statement” has the meaning set forth in Section 5.11(c).

“Proxy Statement Clearance Date” has the meaning set forth in Section 5.11(c).

“Publicly Available Software” means any Software (or portion thereof) (a) that is distributed (i) as free Software or open source Software (including, for example, Software distributed under the GNU General Public License, the GNU Lesser General Public License, the Affero General Public License, Mozilla Public License, or Apache Software License), or (ii) pursuant to open source, copyleft or similar licensing and distribution models, or (b) that requires as a condition of use, modification and/or distribution of such Software that such Software or other Software incorporated into, derived from or distributed with such Software (i) be disclosed or distributed in source code form, (ii) be licensed for the purpose of making derivative works, or (iii) be redistributable at no or minimal charge.

“Purchased Units” means the number of Closing Company Units equal to the quotient of (x) the Cash Consideration divided by (y) ten dollars ($10.00).

“Recapitalization” has the meaning set forth in the Recitals.

“Recapitalization Steps Plan” has the meaning set forth in Section 8.1(b)(iv).

“Regulatory Laws” means any United States federal, state, local or foreign Law, statute, standard, ordinance, code, rule, regulation or any governmental order, or any license, registration, permit or similar right granted under any of the foregoing, or any similar provision having the force or effect of law, relating in each of the foregoing cases to any product regulated by FDA, including but not limited those regarding non-clinical testing, clinical research, establishment registration, drug and device listing, good manufacturing practices, record-keeping, adverse event reporting, and reporting of corrections and removals, including but not limited to the Food, Drug, and Cosmetic Act (21 U.S.C. § 301 et seq.); the Public Health Service Act, (42 U.S.C. § 201 et seq.), any and all amendments thereto, and any similar state and local Laws that address the subject matter of any of the foregoing.

“Required Vote” means the vote of the Buyer Stockholders set forth in the Proxy Statement to the extent required to approve the Buyer Stockholder Voting Matters, as determined in accordance with applicable Law, the Buyer Governing Documents and the rules and regulations of the Stock Exchange.

“Retained Company Equity Value” means an amount equal to (a) the Company Equity Value, minus (b) the aggregate amount of Company Transaction Expenses, minus (c) the Cash Consideration (if any).

“Retained Company Units” means the aggregate number of Company Units held by the Members immediately following the Closing, which shall be calculated as (a) a number of Company Units equal to the quotient of (i) the Retained Company Equity Value divided by (ii) ten dollars ($10.00), plus (b) the Member Earnout Units, minus (c) without duplication of Company Units included in clause (d), a number of Company Units equal to the number of shares of Buyer Class A Common Stock to be issued to the Phantom Equity Holders pursuant to the Phantom Equity Acknowledgements (or the existing underlying phantom equity documentation with respect to any Phantom Equity Holder who has not entered into a Phantom Equity Acknowledgement as of the Closing), minus (d) without duplication of Company Units included in clause (c), a number of Company Units equal to the quotient of (i) the amount of cash payable to the Phantom Equity Holders pursuant to the Phantom Equity Acknowledgements (or the existing underlying phantom equity documentation with respect to any Phantom Equity Holder who has not entered into a Phantom Equity Acknowledgement as of the Closing) divided by (ii) $10.00. For the avoidance of doubt, no Company Units as described in either clause (c) or (d) herein shall be counted more than once.

“SEC” means the United States Securities and Exchange Commission.

“Section 6226 Election” has the meaning set forth in Section 7.1(h).

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Securities Liens” means Liens arising out of, under or in connection with (a) applicable federal, state and local securities Laws and (b) restrictions on transfer, hypothecation or similar actions contained in any Governing Documents.

“Security Breach” means any loss, damage, or unauthorized access, disclosure, use, or breach of security of any IT networks or systems, and the data (including Personal Information or sensitive or proprietary business information) thereon.

“Self-Help Code” means any back door, time bomb, drop dead device, or other Software routine designed to disable a computer program without input from, knowledge of, or notice to the user of the program.

“Signing Form 8-K” has the meaning set forth in Section 5.11(b).

“Signing Press Release” has the meaning set forth in Section 5.11(b).

“Software” means all computer software, applications, and programs (and all versions, releases, fixes, upgrades and updates thereto, as applicable), including software compilations, development tools, compilers, files, scripts, manuals, design notes, programmers’ notes, architecture, application programming interfaces, mobile applications, algorithms, data, databases, and compilations of data, comments, user interfaces, menus, buttons, icons, and other items and documentation related thereto or associated therewith as well as any foreign language versions, fixes, upgrades, updates, enhancements, new versions, previous versions, new releases and previous releases thereof, in each case, whether in source code, object code or human readable form.

“SPAC Cash” has the meaning set forth in Section 2.5(e).

“SPD” has the meaning set forth in Section 3.15(a).

“Sponsor” has the meaning set forth in the Preamble.

“Sponsor Directors” means each Andrew Heyer, Steven Heyer and Stephen Powell.

“Sponsor Earnout Shares” has the meaning set forth in the Recitals.

“Sponsor Letter Agreement” has the meaning set forth in the Recitals.

“Sponsor Loans” has the meaning set forth in Section 5.2(a)(vi).

“Sponsor Shares” has the meaning set forth in the Recitals.

“Sponsor Warrant” means a Buyer Warrant held by the Sponsor.

“Stock Exchange” means the Nasdaq Stock Market LLC.

“Straddle Period” means any taxable period that begins on or before (but does not end on) the Closing Date.

“Subsidiaries” means, of any Person, any corporation, association, partnership, limited liability company, joint venture or other business entity of which more than fifty percent (50%) of the voting power or equity is owned or controlled directly or indirectly by such Person, or one (1) or more of the Subsidiaries of such Person, or a combination thereof.

“Tail Policy” has the meaning set forth in Section 5.14(b)(ii).

“Tax” or “Taxes” means (a) all United States federal, state, local, foreign, and other net or gross income, net or gross receipts, net or gross proceeds, payroll, employment, excise, severance, stamp, occupation, windfall or excess profits, profits, customs, capital stock, net worth, withholding, social security, unemployment, disability, real property, personal property (tangible and intangible), sales, use, transfer, value added, alternative or add-on minimum, capital gains, user, leasing, lease, natural resources, ad valorem, franchise, license, capital, estimated, goods and services, fuel, interest equalization, registration, recording, premium, turnover, environmental or other taxes, charges, duties, fees, levies or other governmental charges of any kind whatsoever, including all interest, penalties, assessments and additions imposed with respect to the foregoing, imposed by (or otherwise payable to) any Governmental Entity, and, in each case, whether disputed or not, whether payable directly or by withholding and whether or not requiring the filing of a Tax Return, and (b) any liability for any items described in clause (a) payable by reason of (i) an obligation under a Contract, (ii) transferee or successor liability, (iii) operation of Treasury Regulations Section 1.1502-6(a) (or any predecessor or successor thereof of any analogous or similar provision under applicable Law) or any other applicable Law, or (iv) otherwise.

“Tax Accounting Firm” has the meaning set forth in Section 7.1(f).

“Tax Basis Balance Sheet” has the meaning set forth in Section 7.1(f).

“Tax Positions” has the meaning set forth in Section 7.1(g).

“Tax Proceeding” means any audit, examination, claim or Proceeding with respect to Taxes, Tax matters, or Tax Returns.

“Tax Receivable Agreement” has the meaning set forth in the Recitals.

“Tax Returns” means all United States federal, state, local, foreign and other returns, declarations, forms, reports, claims for refund, information returns, elections, disclosures, statements, or other documents (including any related or supporting schedules, attachments, statements or information, and including any amendments thereof) filed or required to be filed with a Taxing Authority in connection with, or relating to, Taxes.

“Tax Sharing Agreement” means any agreement or arrangement (including any provision of a Contract) pursuant to which any BioTE Company or the Buyer is or may be obligated to indemnify any Person for, or otherwise pay, any Tax of or imposed on another Person, or indemnify, or pay over to, any other Person any amount determined by reference to actual or deemed Tax benefits, Tax assets, or Tax savings, excluding, for the avoidance of doubt, the Tax Receivable Agreement.

“Taxing Authority” means any Governmental Entity having jurisdiction over the assessment, determination, collection, administration or imposition of any Tax.

“Threshold Amount” means two hundred six million four hundred thousand dollars ($206,400,000).

“Trading Day” means any day on which the Buyer Class A Common Stock is traded on the Stock Exchange, or, if Stock Exchange is not the principal trading market for the Buyer Class A Common Stock on such day, then on the principal national securities exchange or securities market on which the Buyer Class A Common Stock is then-traded.

“Transaction Expenses” means:

(a) all fees, costs and expenses designated as Buyer Transaction Expenses or Company Transaction Expenses in this Agreement;

(b) only to the extent Buyer is or becomes obligated to pay, has paid, or has agreed to pay, all fees, costs, bonuses and expenses (including fees, costs and expenses of third-party advisors, legal counsel, accountants, investment bankers, or other representatives), including brokerage fees and commissions, incurred or payable by the Buyer or the Sponsor through the Closing in connection with the preparation of the financial statements of the Buyer in connection with the filings required in connection with the transactions contemplated by this Agreement, the negotiation, preparation and execution of this Agreement, the Ancillary Agreements and the Proxy Statement and the consummation of the transactions contemplated hereby and thereby (including due diligence) or in connection with the Buyer’s pursuit of a Business Combination with the Company, and the performance and compliance with all agreements and conditions contained herein or therein to be performed or complied with (which fees, costs and expenses shall be deemed Buyer Transaction Expenses hereunder);

(c) only to the extent a BioTE Company is obligated to pay, has paid, or has agreed to pay, all fees, costs and expenses (including fees, costs and expenses of third-party advisors, legal counsel, accountants, investment bankers, or other representatives), including brokerage fees and commissions, incurred or payable by any of the BioTE Companies, the Members, or the Members’ Representative through the Closing in connection with the preparation of the financial statements of any of the BioTE Companies in connection with the transactions contemplated by this Agreement (including in any SEC filings required in connection therewith, including SEC filings of the Buyer), the negotiation, preparation and execution of this Agreement, the Ancillary Agreements and the Proxy Statement and the consummation of the transactions contemplated hereby and thereby (including due diligence) or in connection with the Company’s pursuit of the transactions contemplated by this Agreement, and the performance and compliance with all agreements and conditions contained herein or therein to be performed or complied with (which fees, costs and expenses shall be deemed Company Transaction Expenses hereunder);

(d) any fees, costs and expenses incurred or payable by the Buyer, the Company or the Members’ Representative through the Closing in connection with any financing activities in connection with the transactions contemplated hereby and the performance and compliance with all agreements and conditions contained therein;

(e) any Liability of the BioTE Companies in the nature of compensation under any sale, change-of-control, “stay around,” retention, severance or similar bonus or payment plans or similar arrangements paid or payable to current or former directors, officers or employees of the BioTE Companies, in whole or in part, as a result of or in connection with the transactions contemplated this Agreement or any Ancillary Agreement (which fees, costs and expenses shall be deemed Company Transaction Expenses hereunder);

(f) all fees, costs and expenses paid or payable pursuant to the Tail Policy (which shall be deemed Company Transaction Expenses hereunder);

(g) all filing (or similar) fees paid or payable to a Governmental Entity in connection with any filing made under or pursuant to this Agreement or otherwise in connection with the transactions contemplated hereby, including in connection with the Proxy Statement and any filing made under the HSR Act (which shall be deemed Company Transaction Expenses hereunder);

(h) all fees, costs and expenses paid or payable to the Transfer Agent or the Trustee (which shall be deemed Company Transaction Expenses hereunder); and

(i) all Transfer Taxes (one hundred percent (100%) of which shall be deemed Buyer Transaction Expenses hereunder).

Notwithstanding anything to the contrary, “Transaction Expenses” shall not include any Liability with respect to the Phantom Equity Acknowledgements (or the existing underlying phantom equity documentation with respect to any Phantom Equity Holder who has not entered into a Phantom Equity Acknowledgement as of the Closing) that is accounted for in clause (c) or clause (d) of the definition of Retained Company Units.

“Transfer Agent” means Continental Stock Transfer & Trust Company.

“Transfer Taxes” means all transfer, documentary, sales, use, stamp, registration, notarial fees and other similar Taxes and fees incurred in connection with the transactions contemplated by this Agreement.

“Treasury Regulations” means the United States Treasury Regulations promulgated under the Code.

“Triggering Event” has the meaning set forth in Section 2.5(c).

“Trust Account” means the trust account established by the Buyer pursuant to the Trust Agreement.

“Trust Agreement” means the Investment Management Trust Agreement, effective as of March 1, 2021, by and between the Buyer and the Trustee.

“Trust Amount” has the meaning set forth in Section 4.4(a).

“Trust Distributions” has the meaning set forth in Section 10.11.

“Trustee” means Continental Stock Transfer & Trust Company, acting as trustee of the Trust Account.

“Unaudited Financial Statements” has the meaning set forth in Section 3.4(a).

“Unauthorized Code” means any virus, Trojan horse, worm, or other Software routines or hardware components designed to permit unauthorized access, to disable, erase, or otherwise harm Software, hardware or data that is not developed or authorized by any BioTE Company or the licensor of the Software or hardware components.

“VWAP” means the volume-weighted average share price of Buyer Class A Common Stock as displayed on the Buyer’s page on Bloomberg (or any successor service) in respect of the period from 9:30 a.m. to 4:00 p.m., New York City time, on such Trading Day.

“Waiving Parties” has the meaning set forth in Section 10.16(a)(i).

“Warrant Agreement” means that certain Warrant Agreement dated as of March 1, 2021, by and between the Buyer and the Transfer Agent, as warrant agent thereunder.

“WARN Act” means the Worker Adjustment and Retraining Notification Act of 1988, or any similar or related Law.

ARTICLE II

PURCHASE AND SALE TRANSACTIONS

Section 2.1 Purchase and Sale of Closing Company Units; Issuance of Buyer Class V Voting Stock. On the terms and subject to the conditions set forth in this Agreement, at the Closing:

(a) The Company shall issue, sell, transfer, convey, assign and deliver to the Buyer the Closing Company Units (including the Sponsor Earnout Units), free and clear of all Liens (other than Securities Liens).

(b) The Buyer shall (i) issue, sell, transfer, convey, assign and deliver to the Company, in the aggregate, one (1) share of Buyer Class V Voting Stock for each Retained Company Unit (including Member Earnout Units, the Earnout Voting Shares with respect to which shall be subject to vesting, transfer restrictions, and potential forfeiture in accordance with Section 2.5) held by the Members following the Recapitalization as of immediately prior to Closing, free and clear of all other Liens (other than Securities Liens), and (ii) make (or cause to be made) appropriate book entries evidencing the issuance to the Company of such shares of Buyer Class V Voting Stock.

(c) The Buyer shall be designated as the sole manager of the Company pursuant to the terms of the Company A&R OA.

(d) Immediately after the transactions set forth in Section 2.1(a), Section 2.1(b) and Section 2.1(c), (i) the Company shall distribute the shares of Buyer Class V Voting Stock received by the Company under Section 2.1(b) to the Members pursuant to the Company A&R OA, and (ii) the Buyer shall make (or cause to be made) appropriate book entries (to the accounts designated by the Company in writing prior to Closing) evidencing the distribution to the Members of such shares of Buyer Class V Voting Stock.

Section 2.2 Purchase Price and Closing Date Payments. Subject to the satisfaction or waiver of the conditions set forth in Section 8.1 (other than those conditions that by their nature are to be satisfied at Closing, but subject to the satisfaction or waiver of those conditions), at the Closing and in consideration for the acquisition of the Closing Company Units as specifically set forth in Section 2.1(a), the Buyer and the BioTE Companies shall, subject to this Agreement and the Trust Agreement, disburse the Closing Date Cash for the following purposes and in the following order of priority:

(a) first, to the payment of the unpaid Transaction Expenses by wire transfer of immediately available funds on behalf of the Persons that incurred such Transaction Expenses or by whom such Transaction Expenses are payable;

(b) second, to the extent of any Closing Date Cash remaining after giving effect to the payments made (or to be made) in accordance with Section 2.2(a) (such remaining amount, the “Primary Capital”), payment to the Company (for use by any BioTE Company) in the amount of seventy-five million dollars ($75,000,000);

(c) third, to the extent of any Primary Capital remaining after giving effect to the payments made (or to be made) in accordance with Section 2.2(b), payment of Cash Consideration to the Gary S. Donovitz 2012 Irrevocable Trust (the “Selling Member”), which held Class AA Units immediately prior to the Recapitalization, by wire transfer of immediately available funds to the account or accounts designated in writing by the Members’ Representative no later than three (3) Business Days prior to the Closing in the amount of fifty million dollars ($50,000,000);

(d) fourth, to the extent of any Primary Capital remaining after giving effect to the payments made (or to be made) in accordance with Section 2.2(b) and Section 2.2(c), payment to the Company (for use by any BioTE Company) in the amount of seventy-five million dollars ($75,000,000);

(e) fifth, to the extent any Primary Capital remains after giving effect to the payments made (or to be made) in accordance with Section 2.2(b), Section 2.2(c), and Section 2.2(d), payment of Cash Consideration to the Selling Member, by wire transfer of immediately available funds to the account or accounts designated in writing by the Members’ Representative in the amount of seventy-five million dollars ($75,000,000);

(f) sixth, to the extent of any Primary Capital remaining after giving effect to the payments made (or to be made) in accordance with Section 2.2(b), Section 2.2(c), Section 2.2(d), and Section 2.2(e), payments to the Company and the Selling Member, by wire transfer of immediately available funds to the account or accounts designated in writing by the Members’ Representative, such that the Company and the Selling Member receive 37.8% and 62.2%, respectively, of such Primary Capital payments pursuant to this Section 2.2(f), until the Company and the Selling Member have received aggregate payments under this Section 2.2(f) equal to forty-five million dollars ($45,000,000) and seventy-four million dollars ($74,000,000), respectively;

(g) seventh, to the extent of any Primary Capital remaining after giving effect to the payments made (or to be made) in accordance with Section 2.2(b), Section 2.2(c), Section 2.2(d), Section 2.2(e) and Section 2.2(f), payment to the Company (for use by any BioTE Company).

Section 2.3 Closing Transactions. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place (a) by conference call and by exchange of signature pages by email or other electronic transmission as promptly as practicable (and in any event no later than 10:00 a.m. New York City time on the third (3rd) Business Day after the conditions set forth in Section 8.1 have been satisfied, or, if permissible, waived by the Party entitled to the benefit of the same (other than those conditions which by their terms are required to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions)) or (b) such other date and time as the Parties mutually agree (the date upon which the Closing occurs, the “Closing Date”).

Section 2.4 Closing Deliveries.

(a) Company and Members’ Representative’s Deliveries. At the Closing (or such earlier time as may be specified below), the Company or the Members’ Representative, as applicable, shall deliver to the Buyer:

(i) evidence reasonably acceptable to the Buyer that the Recapitalization has been effectuated as described herein;

(ii) a certificate, duly executed by an authorized Person of each of the Company, in form and substance reasonably acceptable to the Buyer, dated as of the Closing Date, certifying that the conditions set forth in Section 8.1(b)(i) and Section 8.1(b)(ii) with respect to the Company have been satisfied;

(iii) the Company A&R OA, duly executed by the Company and the Members;

(iv) the Tax Receivable Agreement, duly executed by the Members, the Company and the Members’ Representative;

(v) the Investor Rights Agreement, duly executed by the Members and the Members’ Representative;

(vi) the Debt Facilities, duly executed by the applicable BioTE Companies and the Debt Provider;

(vii) at least three (3) Business Days prior to the Closing Date, (A) copies of all invoices for Company Transaction Expenses (whether payable on, prior to, or after the Closing), (B) as well as a certificate setting forth in reasonable detail the Company’s good faith calculation of the aggregate amount of Company Transaction Expenses (the “Company Transaction Expenses Certificate”), (C) wire transfer or other applicable delivery instructions for payment of each item of Company Transaction Expenses to be paid at Closing, and (D) any IRS Form W-9, Form 1099 or other tax forms reasonably requested in connection with payment thereof;

(viii) evidence, in form and substance reasonably acceptable to the Buyer, of the termination of the Affiliated Transactions pursuant to Section 5.20;

(ix) evidence, in form and substance reasonably acceptable to the Buyer, of the transfer of any BioTE Mexico Equity Interests as may be necessary to ensure that, at the Closing, the Company and one or more other BioTE Companies owns, directly or indirectly, all of the issued and outstanding BioTE Mexico Equity Interests (the “BioTE Mexico Transfer”);

(x) at least three (3) Business Days prior to the Closing Date, a fully executed payoff letter with respect to that certain Credit Agreement, by and between BioTE Medical, LLC, BioTE Holdings, LLC and certain of its subsidiaries party thereto from time to time, Bank of America, N.A. and other lenders party thereto, dated May 17, 2019 (the “Credit Agreement”); and

(xi) on the Closing Date, evidence of the termination of the Credit Agreement and any liens under the Credit Agreement.

(b) Buyer Closing Deliveries. At the Closing (or such earlier time as may be specified below), the Buyer shall deliver to the Company:

(i) a certificate, duly executed by an authorized Person of the Buyer, in form and substance reasonably acceptable to the Company, dated as of the Closing Date, certifying that the conditions set forth in Section 8.1(c)(i) and Section 8.1(c)(ii) have been satisfied;

(ii) the Company A&R OA, duly executed by the Buyer;

(iii) the Tax Receivable Agreement, duly executed by the Buyer;

(iv) the Investor Rights Agreement, duly executed by the Buyer, the Sponsor and the Buyer Insiders; and

(v) at least three (3) Business Days prior to the Closing Date, (A) copies of all invoices for Buyer Transaction Expenses (whether payable on, prior to, or after the Closing), (B) as well as a certificate setting forth in reasonable detail the Buyer’s good faith calculation of the aggregate amount of Buyer Transaction Expenses (the “Buyer Transaction Expenses Certificate”), (C) wire transfer or other applicable delivery instructions for payment of each item of Buyer Transaction Expenses to be paid at Closing, and (D) any IRS Form W-9, Form 1099 or other tax forms reasonably requested in connection with payment thereof.

Section 2.5 Earnout.

(a) Earnout Securities. Upon the Closing, the Earnout Securities shall be subject to restrictions on transfer, as more fully described in Section 2.5(b)(iv), and subject to forfeiture in the event such Earnout Securities are not earned in accordance with Section 2.5(c). The Earnout Voting Shares and Member Earnout Units shall be allocated to the Members on a Pro Rata Basis in accordance with this Section 2.5.

(b) Procedures Applicable to the Earnout Securities.

(i) At the Closing, (x) the Buyer shall place the restrictive legends, in substantially the form set forth in this Section 2.5(b)(i), on the certificates or book entries representing the Earnout Voting Shares and the Sponsor Earnout Shares, and (y) the Company shall place the restrictive legends, in substantially the form set forth in this Section 2.5(b)(i) on the certificates or book entries representing the Member Earnout Units and Sponsor Earnout Units: “THESE SECURITIES ARE SUBJECT TO THE TRANSFER RESTRICTIONS SET FORTH IN THE BUSINESS COMBINATION AGREEMENT DATED DECEMBER 13, 2021 (THE “COMBINATION AGREEMENT”), BY AND AMONG HAYMAKER ACQUISITION CORP. III, BIOTE HOLDINGS, LLC, AND CERTAIN OTHER PARTIES THERETO, AS THE SAME MAY BE AMENDED OR RESTATED FROM TIME TO TIME, AND NO TRANSFER OF THESE SECURITIES WILL BE VALID OR EFFECTIVE UNTIL THE CONDITIONS CONTAINED IN THE COMBINATION AGREEMENT, IF ANY, HAVE BEEN FULFILLED.”

(ii) Promptly upon the occurrence of any Triggering Event, or as soon as practicable after the Buyer or the Company becomes aware of the occurrence of such Triggering Event, the Buyer shall prepare and deliver, or cause to be prepared and delivered, in consultation with the Company, a mutually agreeable written notice to the Members’ Representative and the Sponsor (each, an “Earnout Notice”), which Earnout Notice shall set forth in reasonable detail the Triggering Event giving rise to the Earnout Securities becoming vested and the number of Earnout Securities that are so vested. The Buyer, on the one hand, and the Members’ Representative or the Sponsor, as applicable, on the other hand, shall use commercially reasonable efforts to resolve any disputes in good faith that may arise between any of them with respect to the determination of the occurrence of a Triggering Event and the preparation of the applicable Earnout Notice. In the event the Buyer and the Members’ Representative or the Sponsor, as the case may be, are unable to reach mutual agreement with each other with respect to the determination of the occurrence of a Triggering Event, all unresolved disputed items shall be promptly referred to an impartial nationally recognized firm of independent certified public accountants appointed by mutual agreement of the Buyer, on the one hand, and the Members’ Representative or the Sponsor, as applicable, on the other hand (the “Independent Accountant”). The Independent Accountant shall be directed to render a written report on the unresolved disputed items with respect to the applicable Triggering Event and related Earnout Notice as promptly as practicable and to resolve only those unresolved disputed items. The Buyer, on the one hand, and the Members’ Representative or the Sponsor, as applicable, on the other hand, shall each furnish to the Independent Accountant such work papers, schedules and other documents and information relating to the unresolved disputed items as the Independent Accountant may reasonably request. The Independent Accountant shall resolve the disputed items based solely on the terms and conditions in this Agreement and the presentations made on behalf of the Buyer and the Members’ Representative and not by

independent review. The resolution of any such dispute by the Independent Accountant shall be final and binding on the Parties absent manifest error in its determination, in which case the matter will be brought back to the Independent Accountant for correction no more than one time by the Buyer, on the one hand, or the Members’ Representative or the Sponsor, as applicable, on the other hand, after which the determination of the Independent Accountant shall be final and binding. The fees and expenses of the Independent Accountant shall be borne equally by the Buyer, on the one hand, and the Members’ Representative or the Sponsor, as applicable, on the other hand.

(iii) Promptly following the date of an Earnout Notice (or the final resolution of any disputes with respect to such Earnout Notice in accordance with Section 2.5(b)(ii)), the Buyer (with respect to the Earnout Voting Shares and Sponsor Earnout Shares that are so determined to have vested) and the Company (with respect to the Member Earnout Units and Sponsor Earnout Units that are finally determined to have vested) shall cause the restrictive legends set forth in Section 2.5(b)(i) to be removed from certificates or book entries representing such Earnout Voting Shares, Sponsor Earnout Shares, and Member Earnout Units and Sponsor Earnout Units, as applicable.

(iv) Subject to the terms of the Investor Rights Agreement and/or the Company A&R OA, as may be applicable, the holders of the Earnout Securities shall not, directly or indirectly, sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of, either voluntarily or involuntarily, any of the Earnout Securities until the date on which the relevant Triggering Event has been satisfied as described in Section 2.5(c) and it is finally determined that such Earnout Securities have become vested pursuant to Section 2.5(b)(ii) (the foregoing restrictions, the “Earnout Restrictions”), and thereafter, such Earnout Securities shall continue to be subject to the terms and restrictions of the Investor Rights Agreement, the Buyer Second A&R Certificate of Incorporation, the Buyer A&R Bylaws and the Company A&R OA, as applicable; provided that, subject to the procedures and restrictions of the Company A&R OA in the case of a transfer of Earnout Securities that are Company Units, a holder of Earnout Securities may transfer such Earnout Securities to a Permitted Transferee (as defined in the Investor Rights Agreement) if such Permitted Transferee agrees in writing to become bound by the Earnout Restrictions. Notwithstanding anything to the contrary contained herein, in the event that the members or former members of the Sponsor hold any Sponsor Earnout Shares directly, such members or former members of the Sponsor shall be treated as the Sponsor under this Section 2.5; provided that such members or former members of the Sponsor, taken as a whole, shall (i) exercise their rights based on the majority-in-interest of such members or former members holding Sponsor Earnout Shares; and (ii) not be entitled to rights in excess of those conferred on the Sponsor, as if the Sponsor remained a single entity party to this Agreement.

(v) For the avoidance of doubt, no additional shares of Buyer Capital Stock or Company Units will be subject to the Earnout Restrictions in this Section 2.5, and upon the earlier of (A) all of the Earnout Securities becoming vested in accordance with this Section 2.5, or (B) the final determination that no unvested Earnout Securities will become vested, the provisions of this Section 2.5 shall no longer have any force or effect. Notwithstanding the foregoing, any Earnout Securities that are not vested in accordance with the terms of Section 2.5 as of the end of the day on the five (5)-year anniversary of the Closing Date (the “Earnout Deadline”) (or such later date as may be applicable in the case of the Triggering Event set forth in Section 2.5(c)(iii)) shall thereafter be forfeited to the Buyer, with respect to the Earnout Voting Shares and the Sponsor Earnout Shares, and the Company, with respect to the Member Earnout Units and Sponsor Earnout Units, and cancelled and retired and the Buyer, the Sponsor and/or the Members, as applicable, shall not have any rights with respect thereto.

(c) Triggering Events. The Earnout Securities shall be vested, and as a result no longer subject to the Earnout Restrictions, as follows (each such event, a “Triggering Event”):

(i) the first time, prior to the Earnout Deadline, that the VWAP equals or exceeds twelve and one-half dollars ($12.50) per share (such share price as adjusted pursuant to this Section 2.5, the “Price Target 1”) for twenty (20) Trading Days of any thirty (30) consecutive Trading Day period following the Closing, one-third (1/3) of each of the (w) Earnout Voting Shares, (x) Member Earnout Units, (y) Sponsor Earnout Shares and (z) Sponsor Earnout Units shall be vested and no longer subject to the Earnout Restrictions;

(ii) the first time, prior to the Earnout Deadline, that the VWAP equals or exceeds fifteen dollars ($15.00) per share (such share price as adjusted pursuant to this Section 2.5, the “Price Target 2”) for twenty (20) Trading Days of any thirty (30) consecutive Trading Day period following the Closing, one-third (1/3) of each of the (w) Earnout Voting Shares, (x) Member Earnout Units, (y) Sponsor Earnout Shares and (z) Sponsor Earnout Units shall be vested and no longer subject to the Earnout Restrictions;

(iii) the first time, prior to the Earnout Deadline, that the VWAP equals or exceeds seventeen and one-half dollars ($17.50) per share (such share price as adjusted pursuant to this Section 2.5, the “Price Target 3”) for twenty (20) Trading Days of any thirty (30) consecutive Trading Day period following the Closing, one-third (1/3) of each of the (w) Earnout Voting Shares, (x) Member Earnout Units, (y) Sponsor Earnout Shares and (z) Sponsor Earnout Units shall be vested and no longer subject to the Earnout Restrictions; and

(iv) if a definitive agreement with respect to a Change of Control is entered into on or prior to the Earnout Deadline, then, effective as of immediately prior to closing of such Change of Control, unless previously vested pursuant to Section 2.5(c)(i), Section 2.5(c)(ii), or Section 2.5(c)(iii), each of (A) the Earnout Voting Shares, (B) the Member Earnout Units, (C) the Sponsor Earnout Shares and (D) the Sponsor Earnout Units shall vest and no longer be subject to the Earnout Restrictions.

(d) Achievement of Multiple of Triggering Events; Equitable Adjustments.

(i) For the avoidance of doubt, if the condition for more than one Triggering Event is met pursuant to Section 2.5(c), (i) the Earnout Voting Shares, Member Earnout Units, Sponsor Earnout Shares and Sponsor Earnout Units vested in connection with each such Triggering Event shall be vested and no longer subject to the Earnout Restrictions accordance with this Section 2.5, and shall be cumulative with the Earnout Voting Shares, Member Earnout Units, Sponsor Earnout Shares and Sponsor Earnout Units vested prior to such time in connection with the satisfaction of any other Triggering Event (if any) and (ii) in no event shall the Buyer, the Sponsor, the Members, or any other Person be entitled to a number of Earnout Voting Shares, Member Earnout Units, Sponsor Earnout Shares or Sponsor Earnout Units, as applicable, in the aggregate which is greater than the number of Earnout Voting Shares, Member Earnout Units, Sponsor Earnout Shares or Sponsor Earnout Units, as applicable. For the avoidance of doubt, the terms of this Section 2.5 shall be subject to Section 2.7 with respect to equitable adjustments.

(ii) If the Buyer, at any time prior to a Triggering Event, shall pay a dividend or make a distribution in cash, securities or other assets to the holders of Buyer Class A Common Stock on account of such Buyer Class A Common Stock (or other shares of the Buyer Capital Stock into which the Earnout Voting Shares or the Member Earnout Units, as applicable, are convertible), other than as described in Section 2.7 (any such non-excluded event being referred to herein as an “Extraordinary Dividend”), then Price Target 1, Price Target 2 and Price Target 3 shall each be decreased, effective immediately after the effective date of such Extraordinary Dividend, by the amount of cash and/or the fair market value (as determined by the Buyer Board, in good faith) of any securities or other assets paid on each share of Buyer Class A Common Stock in respect of such Extraordinary Dividend. Without limiting the foregoing and for the avoidance of doubt, no Sponsor Earnout Shares shall be entitled to any Extraordinary Dividend unless and until a Triggering Event has occurred.

(e) Other Forfeiture Events. Notwithstanding anything to the contrary contained herein, if, (x) after giving effect to the Buyer Share Redemptions, the amount of cash in the Trust Account to be released to the Buyer at Closing, plus (y) any Buyer cash held outside of the Trust Account, plus (z) the aggregate proceeds to be received by Buyer pursuant to the Equity Financing (the sum of (x), (y), and (z), the “SPAC Cash”) is less than the Threshold Amount, then a portion of the At-Risk Sponsor Shares shall, in each case, be forfeited on a pro rata basis based on linear interpolation, with the forfeiture of all of the At-Risk Sponsor Shares if $0 of SPAC

Cash remains, and no forfeiture if the SPAC Cash is equal to the Threshold Amount; provided that the number of At-Risk Sponsor Shares forfeited pursuant to this Section 2.5(e) shall be reduced by (i) the number of shares of Buyer Class A Common Stock or Buyer Class B Common Stock and (ii) 1/3 of the number of Buyer Warrants, in each case, that are transferred by the Sponsor or its affiliates to facilitate any Equity Financing, non-redemption agreement, or similar arrangement.

Section 2.6 Withholding.

(a) The Buyer and the Company (and any of their respective representatives) shall be entitled to deduct and withhold (or cause to be deducted and withheld) from any amount otherwise payable under this Agreement such amounts as are required to be deducted and withheld with respect to the making of such payment under the Code or any other provision of applicable Laws; provided, however, that the relevant payor will reasonably cooperate with the relevant payee prior to the making of such deductions and withholding payments to determine whether any such deductions or withholding payments (other than with respect to compensatory payments, if any) are required under applicable Law and in obtaining any available exemption or reduction of, or otherwise minimizing to the extent permitted by applicable Law, such deduction and withholding; provided, further, that such cooperation shall not require the Buyer or the Company or their respective Affiliates to incur any Taxes or costs that are not reimbursed by the relevant payee. To the extent that such withheld amounts are paid over to or deposited with the applicable Governmental Entity, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding were made.

(b) The Company shall deliver to the Buyer a properly signed certification, dated as of the Closing Date, pursuant to Treasury Regulations Section 1.1445-11T(d)(2), signed under penalties of perjury by a member of the Company with management authority over the Company in form and substance reasonably satisfactory to the Buyer, certifying that fifty percent (50%) or more of the value of the gross assets of the Company does not consist of “U.S. real property interests” (as used in Treasury Regulations Section 1.1445-11T), or that ninety percent (90%) or more of the value of the gross assets of the Company does not consist of “U.S. real property interests” plus “cash or cash equivalents” (as used in Treasury Regulations Section 1.1445-11T). If such certification is not provided, the Buyer or the Company, as applicable, shall be permitted to withhold from the amount realized by the Member to the extent it has not provided an IRS Form W-9 in respect of such Company Units as provided in Section 1445.

(c) If a Member of the Company is unable to provide a duly executed and properly completed IRS Form W-9, then (i) the Member shall provide a certificate substantially in the form described in Treasury Regulations Section 1.1446(f)-2(c)(2)(ii)(B) or, at the Member’s election and expense, (ii) the Company shall deliver a certificate substantially in the form described in Treasury Regulations Section 1.1446(f)-2(c)(2)(ii)(C), in each case setting forth the liabilities of the Company allocated to the Company Units sold or deemed to be sold pursuant to this Agreement under Section 752 of the Code, and the Buyer or the Company, as applicable, shall be permitted to withhold from the amount realized by such Member in respect of such Company Units as provided in Section 1446(f) of the Code and Treasury Regulations thereunder and consistent with the certificate provided pursuant to clause (i) or (ii) of this sentence, as applicable (unless a greater amount is withheld pursuant to Section 2.6(b)); provided, however, that the Buyer or the Company, as applicable, shall be permitted to withhold a different amount as the Buyer or the Company determines to be required by applicable Law to be withheld if the Buyer or the Company, as applicable, has actual knowledge that the certificate provided pursuant to clause (i) or (ii) is incorrect or unreliable; provided, further, that, prior to making any such withholding, the Buyer provides to the Member notice and the basis for the Buyer’s determination that the certificate provided pursuant to clause (i) or (ii) is incorrect or unreliable.

Section 2.7 Equitable Adjustments. If the outstanding shares of Buyer Capital Stock shall have been changed into a different number of shares or a different class, with the prior written consent of the Members’ Representative and the Sponsor to the extent required by this Agreement, by reason of any stock dividend, share capitalization, subdivision, reclassification, recapitalization, split, combination, consolidation or exchange of shares, or any similar event shall have occurred, then any number or amount contained in this Agreement that is based upon the number of shares of Buyer Capital Stock or price of Buyer Capital Stock shall be appropriately adjusted to provide the same economic effect as contemplated by this Agreement prior to such event.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE MEMBERS’ REPRESENTATIVE

As an inducement to the Buyer to enter into this Agreement and consummate the transactions contemplated by this Agreement, except (i) as set forth in the Company’s Disclosure Letter (which shall be interpreted in accordance with Section 10.14), or (ii) for the consequences of COVID-19 on the BioTE Companies, their Affiliates or their respective businesses, or the implementation or effect of any COVID-19 Actions or COVID-19 Measures, all of which the Buyer acknowledges may have been or may be material to the BioTE Companies, their Affiliates and their respective businesses, the Company and the Members’ Representative, jointly and severally, hereby represent and warrant to the Buyer as follows as of the Effective Date and as of the Closing Date (or in the case of representations and warranties that speak of a specified date, as of such specified date):

Section 3.1 Organization; Authority; Enforceability. Each BioTE Company is (a) duly organized or formed, validly existing and in good standing (or the equivalent) under the Laws of its jurisdiction of organization or formation (or, if continued in another jurisdiction, under the Laws of its current jurisdiction of registration (as applicable)), (b) qualified to do business and is in good standing (or the equivalent) in the jurisdictions in which the conduct of its business or locations of its assets and/or its leasing, ownership, or operation of properties makes such qualification necessary, except where the failure to be so qualified to be in good standing (or the equivalent) would not have a Material Adverse Effect and (c) each BioTE Company has the requisite limited liability company power and authority to own, lease and operate its properties and to carry on its businesses as presently conducted. The Company has the limited liability company power and authority to execute and deliver this Agreement and the Ancillary Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby, and each of the BioTE Companies have taken all limited liability company action necessary in order to execute, deliver and perform their respective obligations hereunder and under and the Ancillary Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby and no other limited liability company proceedings on the part of any BioTE Company are necessary to approve and authorize the execution, delivery and performance of this Agreement and the Ancillary Agreement to which it is a party and to consummate the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, reorganization or other Laws affecting creditors’ rights generally and by general equitable principles (the “Enforceability Exceptions”). Correct and complete copies of the Governing Documents of each BioTE Company, as in effect on the Effective Date, have been made available to the Buyer. None of the BioTE Companies is the subject of any bankruptcy, dissolution, liquidation, reorganization or similar proceeding.

Section 3.2 Noncontravention. The consummation by the Company of the transactions contemplated by this Agreement and the Ancillary Agreements to which the Company is a party do not (a) conflict with or result in any breach of any of the terms, conditions or provisions of, (b) constitute a default under (whether with or without the giving of notice, the passage of time or both), (c) result in a violation of, (d) give any third party the right to terminate or accelerate, or cause any termination or acceleration of, any right or obligation under, (e) result in the creation of any Lien upon the Company Units under, (f) require any approval under, from, or pursuant to, or (g) require any filing with, (i) any Material Contract or Material Lease, (ii) any Governing Document of a BioTE Company, (iii) any Company Permit, or (iv) any Governmental Entity under or pursuant to any Law or Order to which any BioTE Company is bound or subject, except, in the case of clauses (i), (ii), and (iii), as would not have a Material Adverse Effect. No BioTE Company is in violation of any of the Governing Documents of such BioTE Company.

Section 3.3 Capitalization.

(a) Section 3.3(a) of the Company’s Disclosure Letter sets forth with respect to each BioTE Company as of the Effective Date, (i) its name and jurisdiction of organization or formation, (ii) its form of organization or formation and (iii) the Equity Interests issued by each BioTE Company (including the number and class (as applicable) of vested and unvested Equity Interests) and the record ownership (including the percentage interests held thereby) thereof. The Equity Interests set forth on Section 3.3(a) of the Company’s Disclosure Letter comprise all of the Equity Interests of the BioTE Companies that are issued and outstanding as of the Effective Date and immediately prior to giving effect to the transactions occurring on the Closing Date (including prior to the Recapitalization) set forth in this Agreement and in the Ancillary Agreements.

(b) Except as set forth on Section 3.3(b) of the Company’s Disclosure Letter, or set forth in this Agreement, and if applicable, as further detailed in the Ancillary Agreements or the Governing Documents of the BioTE Companies:

(i) there are no outstanding options, warrants, Contracts, calls, puts, rights to subscribe, conversion rights or other similar rights to which any BioTE Company is a party or which are binding upon any BioTE Company providing for the offer, issuance, redemption, exchange, conversion, voting, transfer, disposition or acquisition of any of its Equity Interests;

(ii) none of the BioTE Companies is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any of its Equity Interests;

(iii) none of the BioTE Companies is a party to any voting trust, proxy or other agreement or understanding with respect to the voting of any of its Equity Interests;

(iv) there are no contractual equityholder preemptive or similar rights, rights of first refusal, rights of first offer or registration rights in respect of Equity Interests of any of the BioTE Companies to which any BioTE Company is a party;

(v) none of the BioTE Companies has violated in any material respect any applicable securities Laws or any preemptive or similar rights created by Law, Governing Document or Contract to which such BioTE Company is a party in connection with the offer, sale or issuance of any of its Equity Interests; and

(vi) other than pursuant to applicable Law, there are no contractual restrictions which prevent the payment of dividends or distributions by any of the BioTE Companies.

(c) All of the issued and outstanding Equity Interests of the BioTE Companies have been duly authorized, validly issued, fully paid and non-assessable and are free of any preemptive rights in respect thereto, and were not issued in violation of any preemptive rights, call options, rights of first refusal, subscription rights, transfer restrictions or similar rights of any Person or applicable Law (other than Securities Liens and other than as set forth in the Governing Documents of the BioTE Companies). All of the Closing Company Units have been duly authorized and when issued against payment therefor as contemplated by this Agreement will be validly issued, fully paid and non-assessable and free of any preemptive rights in respect thereto, and will not be issued in violation of any preemptive rights, call options, rights of first refusal, subscription rights, transfer restrictions or similar rights of any Person or applicable Law (other than Securities Liens and other than as set forth in the Governing Documents of the BioTE Companies). Upon delivery of and payment for the Closing Company Units at the Closing, (i) the Buyer will acquire good and valid title to all of the Closing Company Units, free and clear of any Liens (other than Securities Liens and other than as set forth in the Company A&R OA, this Agreement or the Ancillary Agreements) and (ii) the Closing Company Units (including the Sponsor Earnout Units) together with the Retained Company Units (including the Member Earnout Units), will represent all of the Equity Interests of the Company.

(d) No BioTE Company currently owns, directly or indirectly, any Equity Interests in any Person (other than another BioTE Company), and no BioTE Company has agreed to acquire any Equity Interests of any Person.

(e) As of immediately prior to the Closing, the Members listed in Section 3.3(e) of the Company’s Disclosure Letter will be the sole record or beneficial owners of Company Units (in the amount provided for in this Agreement), and the Company shall not have any other outstanding Equity Interests, and the Company will own, directly or indirectly all of the outstanding Equity Interests of the Company Subsidiaries.

Section 3.4 Financial Statements; No Undisclosed Liabilities.

(a) Attached as Section 3.4(a) of the Company’s Disclosure Letter are (i) the audited consolidated balance sheet of the BioTE Companies as of December 31, 2020 and December 31, 2019 and the related audited consolidated statements of income, members’ equity and cash flows for the years ended December 31, 2020 and December 31, 2019 (the “Annual Financial Statements”) and (ii) the unaudited consolidated balance sheets of the BioTE Companies as of September 30, 2021 (the “Latest Balance Sheet”), and the related unaudited consolidated statements of operations for the fiscal periods then-ended (the “Unaudited Financial Statements,” and, together with the Annual Financial Statements, the “Financial Statements”).

(b) Each of the Financial Statements have been derived from the books and records of the BioTE Companies. Each of the Financial Statements (i) has been prepared in all material respects in accordance with GAAP applied on a consistent basis throughout the periods indicated therein and (ii) fairly presents, in all material respects, the combined assets, liabilities and financial condition as of the respective dates thereof and the operating results of the BioTE Companies for the periods covered thereby, except in each of clauses (i) and (ii): (A) as otherwise noted therein, (B) that the Unaudited Financial Statements do not include footnotes, schedules, statements of equity and statements of cash flow and disclosures required by GAAP, (C) that the Unaudited Financial Statements have not been prepared in accordance with Regulation S-X of the SEC or the standards of the PCAOB, and (D) that the Unaudited Financial Statements do not include all year-end adjustments required by GAAP, in each case of clauses (A), (B), (C), or (D), which are not material, individually or in the aggregate, in amount or effect. The Annual Financial Statements were prepared in accordance with Regulation S-X of the SEC and the standards of the PCAOB.

(c) Each of the independent auditors for the BioTE Companies, with respect to their report included in the Annual Financial Statements, is an independent registered public accounting firm within the meaning of the Securities Act and the applicable rules and regulations adopted by the SEC and the PCAOB.

(d) The BioTE Companies have no Liabilities that are required to be disclosed on a balance sheet in accordance with GAAP, other than (i) Liabilities set forth in or reserved against in the Unaudited Financial Statements or the notes thereto or books and records of the BioTE Companies; (ii) Liabilities that have arisen after the date of the Latest Balance Sheet in the Ordinary Course of Business; (iii) Liabilities arising under this Agreement, the Ancillary Agreements and/or the performance by the BioTE Companies of their respective obligations hereunder or thereunder or incurred in connection with the transactions contemplated by this Agreement or the Ancillary Agreements, including the Transaction Expenses; (iv) Liabilities disclosed in the Company’s Disclosure Letter; or (v) Liabilities for Company Transaction Expenses.

Section 3.5 No Material Adverse Effect. Since the Latest Balance Sheet Date through the Effective Date, there has been no Material Adverse Effect.

Section 3.6 Absence of Certain Developments. Since the Latest Balance Sheet Date, except as required by Law (including any COVID-19 Measures), (a) each BioTE Company has conducted its business in all material respects in the Ordinary Course of Business and (b) no BioTE Company has taken (or has had taken on its behalf) any action that, if taken after the Effective Date, would require the Buyer’s consent under Section 5.1(a).

Section 3.7 Real Property.

(a) Neither the Company nor any other BioTE Company owns, or has ever owned, any real property.

(b) Set forth on Section 3.7(b) of the Company’s Disclosure Letter is a correct and complete list (with address) of all Material Leases. With respect to each of the Material Leases: (i) no BioTE Company subleases, licenses, or otherwise grants to any Person the right to use or occupy the Leased Real Property or any portion thereof; (ii) the applicable BioTE Company’s possession and quiet enjoyment of the Leased Real Property under such Material Lease, to the extent applicable, is not being disturbed in any material respect; (iii) each applicable BioTE Company has made available to the Buyer a correct and complete copy of all Material Leases; (iv) all rent and other material undisputed amounts due and payable with respect to the Material Leases on or prior to the Effective Date have been paid and all rent and other material undisputed amounts due and payable with respect to the Leased Real Property on or prior to the Closing Date, to the extent then due and payable, will have been paid prior to the Closing Date; and (v) the Company is not in material default under any such Material Lease nor, to the Company’s Knowledge, has an event occurred which would, with the giving of notice or the expiration of time, result in such material default by it or by any other party to such Material Lease.

(c) The Leased Real Property comprises all of the real property used in the business of the BioTE Companies.

(d) Since the Lookback Date, no portion of the Leased Real Property that is the subject of a Material Lease has suffered damage by fire or other casualty loss, which has not been repaired and restored in all material respects.

Section 3.8 Tax Matters.

(a) Each BioTE Company has timely filed all Income and other material Tax Returns required to be filed by it on or prior to the Closing Date pursuant to applicable Laws (taking into account any validly obtained extensions of time within which to file). All Income and other material Tax Returns filed by each of the BioTE Companies are correct and complete in all material respects and have been prepared in compliance with all applicable Laws. All Income and other material Taxes due and payable by each of the BioTE Companies for which the applicable statute of limitations remains open have been timely paid (whether or not shown as due and payable on any Tax Return).

(b) Each BioTE Company has timely and properly withheld or collected and paid to the applicable Taxing Authority all material amounts of Taxes required to have been withheld and paid by it in connection with any amounts paid or owing to any employee, independent contractor, creditor, equityholder or other third party and has otherwise complied in all material respects with all applicable Laws relating to such withholding, collection and payment of Taxes.

(c) No written claim has been made by a Taxing Authority in a jurisdiction where a BioTE Company does not file a particular type of Tax Return, or pay a particular type of Tax, that such BioTE Company is or may be subject to taxation of that type by, or required to file that type of Tax Return in, that jurisdiction, which claim has not been settled or resolved.

(d) No BioTE Company is currently or has been within the prior five (5) taxable years the subject of any Tax Proceeding with respect to any Taxes or Tax Returns of or with respect to any BioTE Company, no such Tax Proceeding is pending, and, to the Knowledge of the Company, no such Tax Proceeding has been threatened in writing, in each case, that has not been settled or resolved. No BioTE Company has commenced a voluntary disclosure proceeding in any jurisdiction that has not been resolved or settled. All deficiencies, assessments, claims, or adjustments with respect to a material amount of Taxes asserted or assessed in writing against any BioTE Company have been fully and timely (taking into account applicable extensions) paid, settled or withdrawn, and, to the Knowledge of the Company, no such deficiency, assessment, claim, or adjustment has been threatened or proposed in writing against any BioTE Company.

(e) There are no outstanding agreements extending or waiving the statute of limitations applicable to any Tax or Tax Return with respect to any BioTE Company or extending a period of collection, assessment or deficiency for Taxes due from or with respect to any BioTE Company, which period (after giving effect to such extension or waiver) has not yet expired, and no written request for any such waiver or extension is currently pending. No BioTE Company is the beneficiary of any extension of time (other than an automatic extension of time not requiring the consent of the applicable Governmental Entity) within which to file any Tax Return that has not been filed. No private letter ruling, administrative relief, technical advice, request for change of any method of accounting, or other similar ruling or request has been granted or issued by, or is pending with, any Governmental Entity that relates to any Taxes or Tax Returns of any BioTE Company.

(f) No BioTE Company has been a party to any “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(2) (or any similar provision of U.S. state or local or non-U.S. Tax Law).

(g) The Company is and at all times since its formation has been classified as a partnership for U.S. federal income tax purposes and each of the Company Subsidiaries is and at all times since its formation has been classified as an entity disregarded as separate from the Company or a partnership, for U.S. federal Income Tax purposes.

(h) No BioTE Company will be required to include any material item of income, or exclude any material item of deduction, from taxable income for any taxable period (or portion thereof) beginning after the Closing Date as a result of: (i) an installment sale transaction occurring on or before the Closing Date governed by Code Section 453 (or any similar provision of state, local or non-U.S. Laws); (ii) a disposition occurring on or before the Closing Date reported as an open transaction for U.S. federal income Tax purposes (or any similar doctrine under state, local, or non-U.S. Laws); (iii) any prepaid amounts received or deferred revenue realized, accrued or received , on or prior to the Closing Date outside the Ordinary Course of Business; (iv) a change in method of accounting that occurs or was requested on or prior to the Closing Date (or as a result of an impermissible method used in a Pre-Closing Tax Period), including by reason of the application of Section 481 of the Code (or any analogous provision of state, local or non-U.S. Laws); or (v) an agreement entered into with any Governmental Entity (including a “closing agreement” under Code Section 7121) on or prior to the Closing Date. No BioTE Company uses the cash method of accounting for income Tax purposes. No BioTE Company has any “long-term contracts” that are subject to a method of accounting provided for in Section 460 of the Code or has any deferred income pursuant to IRS Revenue Procedure 2004-34, Treasury Regulations Section 1.451-5, Section 455 of the Code, or Section 456 of the Code (or any corresponding provision of state or local Law). No BioTE Company owns an interest in any “controlled foreign corporation” within the meaning of Code Section 957.

(i) There is no Lien for Taxes on any of the assets of any BioTE Company, other than Permitted Liens.

(j) Neither the Company nor any of its Subsidiaries has ever been a member of an affiliated group as defined in Section 1504 of the Code (or any analogous combined, consolidated or unitary group defined under state, local or non-U.S. Law) (other than a group the common parent of which is the Company or a Subsidiary thereof). No BioTE Company has any Liability for Taxes of any other Person (other than any BioTE Company) as a successor or transferee, by Contract, by operation of Law, or otherwise (other than pursuant to an Ordinary Course Tax Sharing Agreement). No BioTE Company is party to or bound by any Tax Sharing Agreement, except for any Ordinary Course Tax Sharing Agreement (and except that the Company OA provides for the payment of tax distributions to the Members). All amounts payable by each BioTE Company with respect to (or reference to) Taxes pursuant to any Ordinary Course Tax Sharing Agreement have been timely paid in accordance with the terms of such Contracts.

(k) No Member of the Company is a foreign person within the meaning of Section 1445 or Section 1446(f) of the Code.

(l) No election has been made under Treasury Regulations Section 301.9100-22 (or any similar provision of state, local, or non-U.S. Laws) with respect to any BioTE Company.

(m) The Company has a valid election under Section 754 of the Code (and any similar provision of state, local or non-U.S. Law) in effect, and such election will remain in effect for any taxable period that includes the Closing Date.

(n) All material accrued but unpaid Taxes of the Company and its Subsidiaries (i) for periods covered by the Financial Statements have been accrued and adequately disclosed on the Financial Statements in accordance with GAAP and (ii) for periods not covered by the Financial Statements have been accrued and adequately disclosed on the books and records of the Company and its Subsidiaries.

(o) No Section 197 intangible (within the meaning of Section 197 of the Code) of any of the BioTE Companies existing as of the end of the day on the Closing Date will be excluded from the term “amortizable section 197 intangible” pursuant to Section 197(f)(9) of the Code and Treasury Regulations Section 1.197-2(h).

(p) Other than with respect to the United States, Mexico, or any political subdivision of either of the foregoing, neither the Company nor any of its Subsidiaries (i) has or has had in the last three (3) years an office, permanent establishment, branch, agency or taxable presence outside the country of its organization (other than such countries with respect to which such company has filed Income Tax Returns) or (ii) is or has been in the last three (3) years a resident for Tax purposes in any country outside the country of its organization (other than such countries with respect to which such company has filed Income Tax Returns).

(q) The BioTE Companies have (i) to the extent they elected to defer the payment of any “applicable employment taxes” (as defined in Section 2302(d)(1) of the CARES Act) pursuant to Section 2302 of the CARES Act, properly complied in all material respects with all requirements of applicable Law in order to defer such Taxes, (ii) not deferred payment of any Taxes (including withholding Taxes) pursuant to Internal Revenue Service Notice 2020-65 or any related or similar order or declaration from any Governmental Entity (including, without limitation, the Presidential Memorandum, dated August 8, 2020, issued by the President of the United States) and (iii) to the extent they have claimed any “employee retention credit” pursuant to Section 2301 of the CARES Act, properly complied in all material respects with all requirements of applicable Law to claim such Tax credits.

Section 3.9 Contracts.

(a) Section 3.9(a) of the Company’s Disclosure Letter contains a listing of all Contracts described in clauses (i) through (xxi) below (collectively, such Contracts that are listed or should be listed in Section 3.9(a) of the Company’s Disclosure Letter, “Material Contracts”) to which any BioTE Company is a party to, or otherwise bound. No BioTE Company is a party to, or otherwise bound by, any (other than any Contracts that are no longer in effect and under which no BioTE Company has any continuing or potential Liability):

(i) collective bargaining agreement;

(ii) Contract with any Material Vendor;

(iii) Contract with any Material Provider;

(iv) Material Lease;

(v) (x) Contract for the employment or engagement of any directors, officers, employees, or individual independent contractors providing for an annual base compensation in excess of $200,000, (y) Contract providing for severance payments in excess of $100,000, in the aggregate, or (z) Contract requiring the payment of any compensation by any BioTE Company that is triggered as a result of the consummation of the transactions contemplated by this Agreement;

(vi) Contract under which any BioTE Company has created, incurred, assumed, or borrowed any money or issued any note, indenture, or other evidence of Indebtedness or guaranteed Indebtedness of others, in each case, having an outstanding principal amount (x) in excess of $500,000 annually (other than borrowings under the existing revolving credit facility of the BioTE Companies) or (y) or in excess of $1,000,000, in the aggregate;

(vii) written license or royalty Contract licensing-in or granting to any BioTE Company any right in or immunity under any Intellectual Property, other than Contracts (A) concerning uncustomized, commercially available Software (whether software, software-as-a-service services, platform-as-a-service services, and/or infrastructure-as-a-service services) licensed for less than $50,000 in annual fees; or (B) that include a license in of any commercially available Intellectual Property pursuant to stock, boilerplate, or other generally non-negotiable terms, such as, for example, website and mobile application terms and conditions or terms of use, stock photography licenses, and similar Contracts having an annual value of less than $50,000;

(viii) written license or royalty Contract licensing out or granting any rights in or immunity under any Intellectual Property from any BioTE Company to any Person (other than another BioTE Company), other than Contracts pursuant to which any BioTE Company grants non-exclusive licenses of Owned Intellectual Property to customers in the Ordinary Course of Business;

(ix) Contract that the Company reasonably expects will require aggregate future payments to or from any BioTE Company in excess of $500,000 in the twelve (12)-month period immediately following Closing, other than those that can be terminated without material penalty by such BioTE Company upon ninety (90) days’ notice or less and can be replaced with a similar Contract on materially equivalent terms in the Ordinary Course of Business; provided that the listing of a Contract on Section 3.9(a)(ix) of the Company’s Disclosure Letter is not a representation or warranty that such Contract will actually require aggregate future payments in such period in excess of $500,000;

(x) joint venture, partnership, or similar Contract;

(xi) other than this Agreement, Contract for the sale or disposition of any material assets or Equity Interests of any BioTE Company (other than those providing for sales or dispositions of assets and inventory in the Ordinary Course of Business, and assets no longer used in the businesses of the BioTE Companies), in each case, under which there are material outstanding obligations of the applicable BioTE Company (including any sale or disposition agreement that has been executed, but has not closed);

(xii) Contract that materially limits or restricts, or purports to limit or restrict, any BioTE Company (or after the Closing, the Buyer or any BioTE Company) from engaging or competing in any line of business or business activity in any jurisdiction;

(xiii) Contract that contains a provision providing for the sharing of any revenue or cost-savings with any other Person in excess of $100,000 in any one-year period;

(xiv) Contract involving the payment of any earnout or similar contingent payment with a value in excess of $250,000 in any single instance or in excess of $750,000 in the aggregate;

(xv) Contract involving the settlement, conciliation or similar agreement of any Proceeding or threatened Proceeding (x) involving payments (exclusive of attorney’s fees) in excess of $250,000 in any single instance or in excess of $750,000 in the aggregate, (y) that by its terms limits or restricts any BioTE Company from engaging or competing in any line of business in any jurisdiction or (z) involving any claims of harassment or discrimination based on any legally protected characteristic;

(xvi) Contract requiring any capital commitment or capital expenditure (or series of capital commitments or expenditures) following the Closing Date by any BioTE Company in an amount in excess of $500,000 annually or $1,000,000 over the life of the Contract;

(xvii) Contract that relates to the future acquisition of material business, assets or properties by any BioTE Company (including the acquisition of any business, stock or material assets of any Person or any real property and whether by merger, sale of stock, sale of assets or otherwise) for a purchase price in excess of $2,500,000 in any single instance or in excess of $5,000,000 in the aggregate, except for (x) any agreement related to the transactions contemplated by this Agreement, (y) any non-disclosure, indications or interest, term sheets, letters of intent or similar agreements entered into in connection with such acquisitions, and (z) any agreement for the purchase of inventory or other assets or properties in the Ordinary Course of Business;

(xviii) Contract pursuant to which any Person (other than a BioTE Company) has guaranteed the Liabilities of a BioTE Company;

(xix) Contract limiting, in any material respect, the freedom of any BioTE Company to compete in any line of business or industry, with any Person or in any geographic area;

(xx) supervisory Contract with a Governmental Entity; or

(xxi) terms of conditional approval from any Governmental Entity for any Company Permit.

(b) Each Material Contract is in full force and effect and is valid, binding and enforceable against the applicable BioTE Company party thereto and, to the Knowledge of the Company, against each other party thereto, except as such may be limited by the Enforceability Exceptions. The Company has made available to the Buyer a correct and complete copy of each Material Contract. With respect to all Material Contracts, none of the BioTE Companies or, to the Knowledge of the Company, any other party to any such Material Contract is in breach or default thereunder (or is alleged in writing to be in breach or default thereunder), and there does not exist under any Material Contract any event or circumstance which, with the giving of notice or the lapse of time (or both), would constitute such a breach or default by any BioTE Company thereunder, or to the Knowledge of the Company, any other party to such Material Contract. During the twelve (12) months prior to the Effective Date, no BioTE Company has received any written claim or notice, or, to the Knowledge of the Company, oral claim or notice, of material breach of or material default under any such Material Contract (which claim or notice has not been rescinded).

(c) Set forth on Section 3.9(c) of the Company’s Disclosure Letter is a list of the Material Vendors. Since the Latest Balance Sheet Date, no such Material Vendor has canceled, terminated, or, to the Knowledge of the Company, materially and adversely altered its relationship with any BioTE Company or threatened in writing to cancel, terminate, or materially and adversely alter its relationship with any BioTE Company. There have been no material disputes between any BioTE Company and any Material Vendor since the Lookback Date.

(d) Set forth on Section 3.9(d) of the Company’s Disclosure Letter is a list of the Material Providers. Since the Latest Balance Sheet Date, no such Material Provider has canceled, terminated, or, to the Knowledge of the Company, materially and adversely altered its relationship with any BioTE Company or threatened in writing to cancel, terminate, or materially and adversely alter its relationship with any BioTE Company. There have been no material disputes between any BioTE Company and any Material Provider since the Lookback Date.

Section 3.10 Intellectual Property.

(a) The BioTE Companies and the former and current products and services, the use of any Owned Intellectual Property and the operation of the business of the BioTE Companies, in each case, as advertised, marketed, offered for sale, sold, performed, or conducted (as applicable), have not, since the Lookback Date, infringed, misappropriated or otherwise violated, and do not currently infringe, misappropriate or otherwise violate, any Intellectual Property rights of any Person. There are no Proceedings pending (threatened in writing, and, in the three (3) years prior to the Effective Date, no BioTE Company has received any written charge, complaint, claim, demand, or notice that has not been fully resolved with prejudice) alleging any such infringement, misappropriation or other violation (including any claim that such BioTE Company must license or refrain from using any material Intellectual Property rights of any Person) or challenging the ownership, registration, validity or enforceability of any Owned Intellectual Property. To the Knowledge of the Company, no Person is, infringing upon, misappropriating, or otherwise violating any Owned Intellectual Property in a manner that is material to any of the BioTE Companies (nor has done so since the Lookback Date).

(b) (i) The BioTE Companies are the sole and exclusive owner of all right, title and interest in and to all Owned Intellectual Property, free and clear of all Liens (other than Permitted Liens), and each BioTE Company owns, or has the valid right to use, all other Intellectual Property and IT Assets, pursuant to a valid, written Contract, that are used in or necessary for the conduct of the business of such BioTE Company as currently conducted and none of the foregoing will be adversely impacted by (nor will require the payment or grant of additional material amounts or material consideration as a result of) the execution, delivery, or performance of this Agreement or any Ancillary Agreement or the consummation of the transactions contemplated hereby or thereby. (ii) Set forth on Section 3.10(b) of the Company’s Disclosure Letter is a true and complete listing of each item of Owned Intellectual Property that is registered or subject to a pending application with any Governmental Entity, internet domain registrar or social media site, in each case which is owned by any BioTE Company or, with respect to Internet domain names, is controlled by or registered in the name of any BioTE Company. All the Intellectual Property disclosed or required to be disclosed on Section 3.10(b) of the Company’s Disclosure Letter is subsisting, and all Owned Intellectual Property is valid and enforceable. (iii) The Owned Intellectual Property is not subject to any outstanding Order restricting the use or licensing thereof by such BioTE Company or the business of the BioTE Companies. All the Owned Intellectual Property disclosed or required to be disclosed on Section 3.10(b) of the Company’s Disclosure Letter t has been maintained effective, subject to any expiration of term under applicable Law, by the filing of all necessary filings, maintenance and renewals that have been required to be filed and timely payment of requisite fees that have become due, except in the event the BioTE Companies have decided in the exercise of good business judgment not to maintain such application, registration, or issuance.

(c) Section 3.10(c) of the Company’s Disclosure Letter sets forth a true and complete list of all Software that is Owned Intellectual Property that are currently made available as products or services of any BioTE Company or that is otherwise material to the BioTE Companies. All such Software (i) conforms and functions and is designed to function in all material respects in accordance with all specifications, representations, warranties and other descriptions established in written Contracts by the BioTE Companies or in other documents conveyed thereby to their customers or other licensees, and (ii) has been maintained for its intended purpose and is free of any material defects or material deficiencies and, to the Knowledge of the Company, does not contain any Self-Help Code or Unauthorized Code or similar programs; and (iii) is in all material respects sufficient for the BioTE Companies’ current (and to the Knowledge of the Company, reasonably anticipated future) needs. No Person other than a BioTE Company possesses, or has a right to possess, a copy, in any form (print, electronic or otherwise), of any source code for such Software (other than employees, contractors and consultants of the BioTE Companies that have confidentiality obligations to the BioTE Companies with respect to such source code and solely to the extent necessary for them to maintain and develop such Software for a BioTE Company) and all such source code is in the sole possession of the BioTE Companies and has been maintained as confidential.

(d) All Publicly Available Software used by the BioTE Companies in connection with the BioTE Companies’ business has been used in all material respects in accordance with the terms of its governing license. None of the BioTE Companies has used any Publicly Available Software in connection with Owned Intellectual Property, nor licensed or distributed to any third party any combination of Publicly Available Software and Owned Intellectual Property, in each case, in a manner that (i) requires or conditions the use or distribution of any Software that is Owned Intellectual Property on the disclosure, licensing, or distribution of any source code for any Owned Intellectual Property or (ii) otherwise imposes any limitation, restriction, or condition on the right or ability of the BioTE Companies to use, distribute, or enforce Owned Intellectual Property in any manner (the terms of such Publicly Available Software giving rise to the events in clauses (i) and (ii), “Copyleft Terms”).

(e) No current or former director, officer, manager, employee, agent or third-party representative of any BioTE Company has any right, title, or interest, directly or indirectly, in whole or in part, in any material Intellectual Property owned or used by the BioTE Companies, in each case except as would not be, individually or in the aggregate, material to the BioTE Companies. Each BioTE Company has obtained from all Persons (including all current and former founders, officers, directors, stockholders, employees, contractors, consultants and agents) who have contributed to the creation of any Owned Intellectual Property a valid written present assignment of all rights, title, and interest in and to any such Owned Intellectual Property to such BioTE Company, or all such rights, title, and interest in and to such Owned Intellectual Property have vested in such BioTE Company by operation of Law. To the Knowledge of the Company, no Person is in violation of any such written assignment agreements.

(f) Each BioTE Company has taken commercially reasonable measures to protect the confidentiality of all trade secrets and any other material confidential information (including material proprietary source code) owned by such BioTE Company (and any confidential information owned by any Person to whom any of the BioTE Companies has a confidentiality obligation). Except as required by Law or as part of any audit or examination by a regulatory authority or self-regulatory authority, no such trade secret or confidential information has been disclosed by any BioTE Company to any Person other than to Persons subject to a duty of confidentiality or pursuant to a written agreement restricting the disclosure and use of such trade secrets or any other confidential information by such Person. To the Knowledge of the Company, no Person is in violation of any such written confidentiality agreements.

(g) The IT Assets are sufficient in all material respects for the current business operations of the BioTE Companies. The BioTE Companies have in place commercially reasonable disaster recovery and security plans and procedures and have taken commercially reasonable steps to safeguard the confidentiality, availability, security and integrity of the IT Assets owned by the BioTE Companies and all confidential or sensitive data and information stored thereon, such as Personal Information, including from unauthorized access and infection by Unauthorized Code. The BioTE Companies have maintained in the Ordinary Course of Business all required licenses and service contracts, including the purchase of a sufficient number of license seats, for all Software material to the operation of the BioTE Companies as currently conducted.

(h) Each item of Intellectual Property owned or used by the BioTE Companies immediately prior to the Closing will be owned or available for use by the BioTE Companies immediately subsequent to the Closing on identical terms and conditions as owned or used by the BioTE Companies immediately prior to the Closing.

Section 3.11 Data Security; Data Privacy.

(a) Since the Lookback Date, to the Knowledge of the Company, no BioTE Company has not received any written notice of a Security Breach from any vendor processing Personal Information on their behalf. The BioTE Companies have implemented and, as applicable, required their third-party vendors to implement, and maintain adequate policies and commercially reasonable security measures regarding: (i) the confidentiality, integrity, and availability of Personal Information and proprietary or sensitive business information in their possession, custody, or control or held or processed on their behalf, and (ii) the integrity and availability of the IT Assets. To the Knowledge of the Company, the IT Assets are free from malicious software, hardware, or any other implement designed to disrupt, damage, or gain unauthorized access to any software or hardware. Except as set forth on Section 3.11(a) of the Company’s Disclosure Letter, the BioTE Companies have not experienced any material information security incident that has materially compromised the confidentiality, integrity or availability of the IT Assets or the data thereon. Since the Lookback Date, no BioTE Company has received any written complaint, claim, demand, inquiry or other notice, including a notice of investigation, from any Person (including any Governmental Entity or self-regulatory authority or entity) regarding any of the BioTE Companies’ Processing of Personal Information, any Security Breach or compliance with applicable Privacy and Security Requirements. Since the Lookback Date, no BioTE Company has notified in writing, or, to the Knowledge of the BioTE Companies, has been required by any Privacy and Security Requirement to notify in writing, any person or entity of any Security Breach.

(b) Each BioTE Company is, and since the Lookback Date has been, in material compliance with all applicable Privacy and Security Requirements.

Section 3.12 Litigation. There are no Proceedings (or to the Knowledge of the Company, investigations by a Governmental Entity) pending or, to the Knowledge of the Company, threatened in writing against any BioTE Company or any director or officer of a BioTE Company (in their capacity as such) in which the reasonably expected damages are in excess of $500,000, and since the Lookback Date, the BioTE Companies have not been subject to or bound by any material outstanding Orders. No Proceeding concerning hormones has ever been brought or threatened against any of the BioTE Companies.

Section 3.13 Brokerage. No BioTE Company has any Liability in connection with this Agreement or the Ancillary Agreements, or the transactions contemplated hereby or thereby, that would result in the obligation of any BioTE Company or the Buyer to pay any finder’s fee, brokerage, or agent’s commissions or other like payments.

Section 3.14 Labor Matters.

(a) The Company has made available to the Buyer a complete list of all employees of the BioTE Companies as of on or about September 30, 2021, and, as applicable, their classification as exempt or non-exempt under the Fair Labor Standards Act and any applicable state law, employer, title and/or job description, job location (city and state) and any and all base compensation (including without limitation identifying whether such individuals are paid hourly or on a salary basis, their annual compensation, for non-exempt workers their regular hourly rate, and any commissions paid with respect to fiscal year 2020 and through September 30, 2021 with respect to fiscal year 2021), any bonuses paid with respect to the 2020 fiscal year and fiscal year 2021, and any other future bonuses for which any employees may be eligible. As of the Effective Date, to the Knowledge of the Company, all employees of the BioTE Companies are legally permitted to be employed by the BioTE Companies in the jurisdiction in which such employees are employed in their current job capacities, including without limitation being authorized to work in the country in which they perform services and holding any and all necessary licenses or other certifications required to perform their duties with respect to the BioTE Companies. The BioTE Companies have properly completed all reporting and verification requirements pursuant to applicable Law relating to immigration control for all of employees thereof. Except as set forth in Section 3.14(a) of the Company’s Disclosure Letter, no freelancer, consultant, independent contractor or other contracting party whose services the BioTE Companies use or has used can effectively claim the existence of an employment relationship with any of the BioTE Companies.

(b) The Company has made available to Buyer true, correct and complete copies of each of the following: (i) all existing employment agreements, and all forms of offer letters and employment agreements and a true, correct and complete list of employees subject thereto, (ii) all forms of services agreements and agreements with current and former consultants and/or independent contractors, (iii) all forms of restrictive covenant agreements (including but not limited to agreements containing confidentiality, noncompetition, nonsolicitation or inventions provisions) between current and former employees, consultants or independent contractors and the BioTE Companies (and a true, correct and complete list of employees, consultants, independent contractors and/or other Persons subject thereto), (iv) the most current management organization chart(s), (v) all forms of bonus plans and any form award agreement thereunder, (vi) a schedule of bonus commitments made to current employees of the BioTE Companies, (vii) employee handbooks and other material policies/manuals applicable to employees, and (viii) any other materials relating to the termination of employees by any BioTE Company during the preceding two-year period, including all settlement and/or separation agreements entered into by any BioTE Company and/or any former employees during such period.

(c) No BioTE Company is a party to, negotiating or bound by any collective bargaining agreement, works agreements and or other representative agreement with respect to employees of any BioTE Company, and no employees of any of the BioTE Companies are represented by any labor union, works council, trade union or other labor organization (the foregoing, collectively, a “Labor Organization”), nor have they been during the preceding three (3) year period. There are no strikes, walkouts, picketing, hand billing, labor arbitrations, work stoppages, slowdowns, or other material labor disputes pending, and no such strikes, walkouts, picketing, hand billing, labor arbitrations, work stoppages, slowdowns or other material labor disputes have occurred in the preceding three years, nor has any such action been threatened against any BioTE Company in the preceding three (3) years. In the preceding three years, (i) no Labor Organization, or group of employees of any BioTE Company, has made a written demand for recognition or certification with respect to any employees of any BioTE Company, and there are no representation or certification proceedings presently pending or to the Knowledge of any BioTE Company threatened to be brought or filed with the National Labor Relations Board or any similar labor relations tribunal or authority, (ii) there have been no pending or to the Knowledge of any BioTE Company threatened union organizing activities with respect to employees of any BioTE Company, and (iii) there has been no actual or to the Knowledge of any BioTE Company threatened unfair labor practice charges, grievances or other labor disputes arising under a collective bargaining agreement or relating to any Labor Organization with respect to any of the BioTE Companies. The Company warrants and represents that, with respect to the transactions contemplated by this Agreement and the execution of same, they have no notice and bargaining obligations to any Labor Organizations representing its employees under applicable Law or any collective bargaining agreement.

(d) Except as set forth on Section 3.14(d) of the Company’s Disclosure Letter, the BioTE Companies and, to the Company’s Knowledge, each third party that is a single employer or joint employer with any BioTE Company with respect to any employees, are, and for the preceding three year period have been, in compliance in all material respects with all applicable Laws relating to labor, employment and employment practices, including (where applicable) provisions thereof relating to wages and hours, classification (including employee, independent contractor classification and the proper classification of employees as exempt employees and nonexempt employees under the Fair Labor Standards Act and applicable state and local Laws), equal opportunity, employment harassment, discrimination and/or retaliation, disability rights, maternity benefits, accessibility, pay equity, workers’ compensation, affirmative action, collective bargaining, workplace health and safety, COVID-19, immigration (including the completion of Forms I-9 for all employees and the proper confirmation of employee visas), whistleblowing, plant closures and layoffs (including the WARN Act), employee trainings and notices, labor relations, employee leave issues, unemployment insurance, and the payment of social security and other Taxes. Since the Lookback Date, none of the BioTE Companies has implemented any plant closing or mass layoff of their employees triggering notice requirements under the WARN Act, nor is there presently any outstanding liability under the WARN Act with respect to any such actions, and as of the Effective Date, no such plant closings or employee layoffs are currently planned or have been announced by the BioTE Companies.

(e) Since the Lookback Date, none of the BioTE Companies has been party to any Proceeding, Order or other dispute involving, or had any Liability with respect to, any single employer, joint employer or co-employer claims or causes of action by any individual who was employed or engaged by a third party but providing services to any of the BioTE Companies. To the Company’s Knowledge, each third party providing individuals to the BioTE Companies, including without limitation as a single employer, joint employer or co-employer, on a temporary, seasonal or leased basis is in compliance in all material respects with all applicable labor and employment Laws. The BioTE Companies do not have reason to believe they are a single employer, joint employer or co-employer of any individuals with any third party.

(f) Since the Lookback Date, (i) each of the BioTE Companies has withheld all amounts required by Law or by agreement to be withheld from the wages, salaries and other payments that have become due and payable to employees; (ii) no BioTE Company has been liable for any arrears of wages, compensation or related Taxes, penalties, or other sums with respect to its employees; (iii) each of the BioTE Companies has paid in full (or properly accrued) to all employees and independent contractors all wages, salaries, commissions, bonuses and other compensation due and payable to or on behalf of such employees and such independent contractors; and (iv) each individual who during the preceding three years has provided or is providing services to any BioTE

Company, and has been classified as (y) an independent contractor, consultant, leased employee, or other non-employee service provider, or (z) an exempt employee, has been properly classified as such under all applicable Laws, including without limitation relating to wage and hour and Tax. No BioTE Company has any Liability under any applicable Laws arising out of improperly treating any such individual as a consultant, independent contractor or temporary employee, as applicable, during the preceding three years, and no such individual is entitled to any compensation or benefits that such Person has not been afforded under any applicable Laws or benefit plan or program of any BioTE Company. No BioTE Company has material liability for any delinquent payment to any trust or other fund or to any Governmental Entity with respect to unemployment compensation benefits, social security or other benefits or obligations for such BioTE Company employees (other than routine payments to be made in the Ordinary Course of Business and consistent with past practice).

(g) No employee or independent contractor of any BioTE Company is, with respect to his or her employment by or relationship with any BioTE Company, in breach of the terms of any employment agreement, nondisclosure agreement, noncompetition agreement, nonsolicitation agreement, restrictive covenant or similar obligation (i) owed to the BioTE Companies; or (ii) to the Knowledge of any BioTE Company, owed to any third party with respect to such Person’s employment or engagement by the BioTE Companies. Since the Lookback Date, no third party has made an allegation, asserted or threatened to assert any suit, claim or action against any of the BioTE Companies to the effect that any BioTE Company has hired or engaged any employee or independent contractor in breach of the terms of any employment agreement, nondisclosure agreement, noncompetition agreement, nonsolicitation agreement, restrictive covenant or similar obligation. No Key Employee has provided oral or written notice of any present intention to terminate his or her relationship with any BioTE Company prior to the twelve (12) month anniversary of the Closing.

(h) Except as set forth on Section 3.14(h) of the Company’s Disclosure Letter, the employment of each of the employees of the BioTE Companies is “at will” and the BioTE Companies have no obligation to provide any particular form or period of notice prior to terminating the employment of any of its employees and/or any payment of severance or other compensation or consideration in connection with such termination of employment. As of the date hereof, the BioTE Companies have not, (i) entered into any Contract that obligates or purports to obligate Buyer to make an offer of employment to any present or former employee or independent contractor of the BioTE Companies and/or (ii) promised or otherwise provided any assurances (contingent or otherwise) to any present or former employee or independent contractor of the BioTE Companies of any terms or conditions of employment with Buyer following the Effective Date.

(i) With respect to the preceding three-year period, Section 3.14(i) of the Company’s Disclosure Letter sets forth a complete list of any and all complaints, claims, allegations or other contentions, whether made internally to any BioTE Company or representative thereof or externally to any third party, which were made, whether formally or informally, concerning or regarding discrimination, harassment, retaliation or other misconduct based on any characteristic protected under applicable law, including without limitation sex-based harassment or discrimination, which were made by or against, or otherwise involved any act or omission of, any employee, officer, director, consultant, contractor or other person working for or directly providing services to any BioTE Company (the foregoing collectively, “Discrimination Complaints”). With respect to the preceding three-year period, the BioTE Companies have promptly, thoroughly and impartially investigated all Discrimination Complaints, and Section 3.14(i) of the Company’s Disclosure Letter further sets forth a complete list of all such investigations conducted, the results of such investigations and any remedial or corrective actions taken with respect to same. The BioTE Companies do not reasonably expect any material Liabilities with respect to any such Discrimination Complaint.

(j) Since the Lookback Date, there are no pending or, to the Company’s Knowledge, threatened charges, complaints, arbitrations, audits, or investigations before any Governmental Entity brought against the BioTE Companies by or on behalf of any current or former employee (or any person alleging to be an employee), any applicant for employment, any class of the foregoing, or any Governmental Entity, that involve the labor or employment relations and practices of the BioTE Companies that would reasonably be expected to result, individually or in the aggregate, in material liability to the BioTE Companies taken as a whole.

(k) The Company complies with all applicable Laws relating to occupational safety and health. Except as set forth in Section 3.14(k) of the Company’s Disclosure Letter, to the Company’s Knowledge, since the Lookback Date, there have been no workplace accidents, injuries, or illnesses (including with respect to COVID-19) involving any employee or independent contractor which are likely to result in a claim for worker’s compensation payments or benefits or a violation of Law.

(l) Except as set forth on Section 3.14(l) of the Company’s Disclosure Letter, no employee layoff, facility closure or shutdown (whether voluntary or by Order), reduction-in-force, furlough, temporary layoff, material work schedule change or reduction in hours, or reduction in salary or wages, or other workforce changes affecting employees or independent contractors of the BioTE Companies has occurred since March 1, 2020 or is currently contemplated, planned or announced, including as a result of COVID-19 or any Law, Order, or directive by any Governmental Entity in connection with or in response to COVID-19. The BioTE Companies have not otherwise experienced any material employment-related Liability with respect to COVID-19. No current or former employee of any BioTE Company has filed or, to the Knowledge of the Company, has threatened, any claims against any BioTE Company related to COVID-19.

Section 3.15 Employee Benefit Plans.

(a) Section 3.15(a) of the Company’s Disclosure Letter sets forth a list of each material Company Employee Benefit Plan. With respect to each material Company Employee Benefit Plan, the Company has made available to the Buyer correct and complete copies of, as applicable, (i) the current plan document (and all amendments thereto), (ii) the most recent summary plan description (“SPD”) (with all summaries of material modifications thereto), (iii) the most recent determination, advisory or opinion letter received from the IRS, (iv) (except with respect to any benefit plan sponsored and maintained by a professional employer organization in which the Company is a participating employer) the most recently filed Form 5500 annual report with all schedules and attachments as filed, (v) all current related material insurance Contracts, trust agreements or other funding arrangements, and (vi) all material non-routine correspondence to or from the IRS, the United States Department of Labor, the Pension Benefit Guaranty Corporation, or any other Governmental Entity received in the two (2) years prior to the Effective Date with respect to any Company Employee Benefit Plan.

(b) No BioTE Company has any current or contingent obligation to provide retiree or post-employment health or life insurance or any other retiree or post-employment welfare-type benefits to any Person other than as required under Section 4980B of the Code or any similar Law. No BioTE Company sponsors, maintains, or contributes to (or is required to contribute to), or has any Liability under or with respect to, a “defined benefit plan” (as defined in Section 3(35) of ERISA) or a plan that is or was subject to Title IV of ERISA or Section 412 or 430 of the Code. No BioTE Company contributes to, or has any obligation to contribute to, or has any Liability under or with respect to, any “multiemployer plan,” as defined in Section 3(37) of ERISA. No Company Employee Benefit Plan is (i) a “multiple employer plan” within the meaning of Section 413(c) of the Code or Section 210 of ERISA, or (ii) a “multiple employer welfare arrangement” (as defined in Section 3(40) of ERISA). No BioTE Company has or may have any Liability under Title IV of ERISA on account of being considered a single employer under Section 414 of the Code with any other Person.

(c) Each Company Employee Benefit Plan that is intended to be qualified within the meaning of Section 401(a) of the Code has received, or may rely upon, a current favorable determination, advisory or opinion letter from the IRS. Each Company Employee Benefit Plan has been established, operated, maintained, funded and administered in accordance in all material respects with its respective terms and in compliance in all material respects with all applicable Laws, including ERISA and the Code. No BioTE Company, nor to the Knowledge of the Company, any other Person, has engaged in any material “prohibited transactions” within the meaning of Section 4975 of the Code or Sections 406 or 407 of ERISA that are not otherwise exempt under

Section 408 of ERISA and to the Knowledge of the Company, no breaches of fiduciary duty (as determined under ERISA) have occurred with respect to any Company Employee Benefit Plan that would, in each case, reasonably be expected to result in material Liability to the BioTE Companies. There is no Proceeding (other than routine claims for benefits) pending or, to the Knowledge of the Company, threatened, with respect to any Company Employee Benefit Plan or against the assets of any Company Employee Benefit Plan, in each case that would result in material liability to the BioTE Companies. The BioTE Companies have complied in all material respects with the requirements of the Patient Protection and Affordable Care Act, including the Health Care and Education Reconciliation Act of 2010 (the “ACA”), and none of the BioTE Companies have incurred (whether or not assessed), nor is reasonably expected to incur, any material penalty or Tax under the ACA (including with respect to the reporting requirements under Sections 6055 and 6056 of the Code, as applicable) or under Section 4980H, 4980B or 4980D of the Code. All material contributions, distributions, reimbursements and premium payments that are required to be made or paid by any of the BioTE Companies have been made in all material respects in accordance with the terms of the Company Employee Benefit Plans and in all material respects in compliance with the requirements of applicable Law and all contributions, distributions, reimbursements and premium payments required to be made or paid by any of the BioTE Companies for any period ending on or before the Closing Date that are not yet due have in all material respects been made or accrued in accordance with the terms of the Company Employee Benefit Plans and material compliance with the requirements of applicable Law.

(d) The consummation of the transactions contemplated by this Agreement, alone or together with any other event will not (i) result in any material payment or benefit becoming due or payable to any current or former officer, employee, director, or independent contractor under a Company Employee Benefit Plan, (ii) increase the amount or value of any benefit or compensation otherwise payable or required to be provided to any current or former officer, employee, director, or independent contractor under a Company Employee Benefit Plan, (iii) result in the acceleration of the time of payment, vesting or funding, or forfeiture, of any such benefit or compensation under a Company Employee Benefit Plan, or (iv) result in the forgiveness in whole or in part of any outstanding loans made by the BioTE Companies to any current or former officer, employee, director, or individual independent contractor.

(e) No Person has any right against the BioTE Companies to be grossed up for, reimbursed or otherwise indemnified for any Tax or interest imposed under Section 409A of the Code or otherwise.

(f) Neither the execution or delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement would reasonably be expected to, either alone or in conjunction with any other event, result in the payment of any amount that could, individually or in combination with any other payment, constitute a “parachute payment” (as defined in Section 280G(b)(2) of the Code). No BioTE Company has agreed to pay, gross-up, reimburse or otherwise indemnify any Person for any Tax imposed under Section 4999 of the Code or otherwise.

Section 3.16 Insurance. The BioTE Companies have in effect policies of insurance (including all policies of property, fire and casualty, liability, workers’ compensation, directors and officers and other forms of insurance as may be applicable to the businesses of the BioTE Companies) in amounts and scope of coverage as are customary for companies of a similar nature and size operating in the industries in which the BioTE Companies operate (the “Insurance Policies”). As of the Effective Date: (a) all of the Insurance Policies held by, or for the benefit of, the BioTE Companies with respect to policy periods that include the Effective Date are in full force and effect, and (b) since the Lookback Date, no BioTE Company has received a written notice of cancellation of any of the Insurance Policies or of any changes that are required in the conduct of the business of the BioTE Companies as a condition to the continuation of coverage under, or renewal of, any of the Insurance Policies. The Insurance Policies satisfy all insurance-related requirements necessary for the BioTE Companies to maintain in good standing all Company Permits. No BioTE Company is in breach or default under, nor has it taken any action or failed to take any action which, with notice or the lapse of time, or both, would constitute a breach or default under, or permit an increase in premium, cancellation, reduction in coverage, denial or non-renewal with respect to any Insurance Policy. During the twelve (12) months prior to the Effective Date, there have been no claims by or with respect to the BioTE Companies under any Insurance Policy as to which coverage has been denied or disputed by the underwriters of such Insurance Policy.

Section 3.17 Compliance with Laws; Permits.

(a) Each BioTE Company is and, since the Lookback Date, has been, in material compliance with all Laws applicable to the conduct of the business of such BioTE Company and, since the Lookback Date, no written notices have been received by any BioTE Company from any Governmental Entity or any other Person alleging a violation of any such Laws.

(b) Each BioTE Company holds all Permits material for the conduct of such BioTE Company’s business as presently conducted or required for the ownership and use of its assets and properties (including for the occupation and use of the Leased Real Property) as currently conducted (collectively, “Company Permits”). The operations of the BioTE Companies are and, since the Lookback Date, have been conducted in compliance in all material respects with all terms and conditions of all Company Permits. Section 3.17(b) of the Company’s Disclosure Letter sets forth (i) all Company Permits of each BioTE Company and (ii) all pending Permits of each BioTE Company. All Company Permits are valid and in full force and effect and none of such Company Permits will be terminated or become terminable as a result of, or in connection with, the consummation of the transactions contemplated by this Agreement. No BioTE Company is or has, since the Lookback Date, been in default under any Permit, and no Company Permit has been suspended, terminated, revoked, withdrawn, modified, or limited since the Lookback Date. To the Knowledge of the Company, no condition exists that, with the giving of notice or lapse of time or both, would constitute a default under any Company Permit, and no Proceeding (or to the Knowledge of the Company, investigation by a Governmental Entity) is pending or, to the Knowledge of the Company, threatened, to suspend, terminate, revoke, or withdraw any Company Permit, or to modify or limit any Company Permit in a manner that has had or would reasonably be expected to have a material adverse effect on the ability of the applicable BioTE Company to use such Company Permit or conduct its business.

(c) Section 3.17(c) of the Company’s Disclosure Letter sets forth, as of the Effective Date, all bank accounts of the BioTE Companies. Since the Lookback Date, no bank has closed or, to the Knowledge of the Company, threatened to close, any bank account of a BioTE Company.

(d) The BioTE Companies have implemented all policies, procedures, and processes required of them by their bank partners and otherwise as would be consistent with standard industry practices, but in no event less than commercially reasonable practices, to ensure compliance with applicable Law, including sufficient allocation of resources, internal and external, and appropriate board of directors review of such policies, procedures, and processes and oversight day to day by qualified management.

(e) The application for any PPP Loan made by any BioTE Company, including all representations and certifications contained therein, was true, correct and complete in all respects when made and was otherwise completed in accordance with all guidance issued in respect of the CARES Act and Payroll Protection Program and no misleading statements were made in connection with, nor material information omitted from, such application. The BioTE Companies have used the proceeds of the Company PPP Loan solely for the purposes permitted by the CARES Act and Payroll Protection Program and have complied in all respects with all requirements of the CARES Act and Payroll Protection Program in connection therewith. The BioTE Companies have fully repaid (without any forgiveness) all PPP Loans made to them.

Section 3.18 Environmental Matters. Except as set forth on Section 3.18 of the Company’s Disclosure Letter:

(a) to the Company’s Knowledge, each BioTE Company is, and since the Lookback Date, has been, in compliance in all material respects with all Environmental Laws and Environmental Permits, except where the failure to comply with Environmental laws or Environmental Permits would not be reasonably expected to result in a material liability, and all past non-compliance has been resolved without ongoing obligations or costs;

(b) to the Company’s Knowledge, all Environmental Permits are in full force and effect;

(c) each BioTE Company has not received any written notice regarding any actual or alleged material violation by such BioTE Company of, or material Liabilities of such BioTE Company under, any Environmental Laws, the subject of which remains unresolved or under which there are continuing unsatisfied obligations;

(d) no BioTE Company has used, generated, manufactured, distributed, sold, treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled or released, or exposed any Person to any Hazardous Materials, or owned, leased or operated any property or facility contaminated by, any Hazardous Materials, in each case, except in material compliance with applicable Environmental Laws;

(e) there are no material Proceedings pending or, to the Knowledge of the Company, threatened against any BioTE Company under any Environmental Laws;

(f) no BioTE Company is subject to any material outstanding Order of any Governmental Entity under Environmental Laws and all other Orders of any Governmental Entity under Environmental Laws have been resolved without material ongoing obligations or costs;

(g) no consent, approval or authorization of or registration or filing with any Governmental Entity is required by Environmental Laws or Environmental Permits in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated by this Agreement;

(h) no BioTE Company has assumed, undertaken, or provided an unexpired indemnity with respect to any material Liability, in each case relating to Hazardous Materials or relating to Environmental Laws; and

(i) the Company has made available to the Buyer copies of all Phase I environmental reports, Phase II environmental reports, environmental health and safety audits or inspections (in the case of such audits or inspections, conducted since the Lookback Date or earlier to the extent any finding contained therein is currently unresolved and material), and material documents related to any Proceeding or unresolved material Liability arising under Environmental Laws relating to the BioTE Companies or their current or former properties, facilities or operations in the Company’s possession.

Section 3.19 Title to and Sufficiency of Assets; No Bankruptcy.

(a) Each BioTE Company has good and marketable title to, or, in the case of leased or subleased assets, a valid and binding leasehold interest in, or, in the case of licensed assets, a valid license in, all of its tangible or intangible assets, properties and rights free and clear of all Liens other than Permitted Liens (collectively, the “Assets”). All such tangible Assets that are material to the operation of the business of the BioTE Companies are in reasonably good condition and in a state of reasonably good maintenance and repair (ordinary wear and tear excepted) and are suitable for the purposes used.

(b) The Assets constitute all of the material tangible and intangible assets, properties and rights necessary to conduct the business of the BioTE Companies immediately after the Closing, in all material respects, as it has been operated for the six (6) months leading up to the Effective Date.

(c) None of the BioTE Companies is the subject of any bankruptcy, dissolution, liquidation, reorganization, or similar Proceeding.

Section 3.20 Regulatory Matters.

(a) The BioTE Companies have obtained all Permits that are necessary for the development, testing, manufacturing, packaging, labeling, distribution, promotion, storage, sale, marketing, import or export of the Company Products as presently conducted, and each of such Permits is valid and in full force and effect. There is no Proceeding pending, or to the Knowledge of the Company, threatened, that would result in the termination, revocation, suspension or the imposition of a restriction on any such Permit or the imposition of any fine, penalty or other sanction for the violation of any such Permit.

(b) Since January 1, 2016, all of the Company Products are being and have been manufactured, processed, developed, packaged, labeled, promoted, marketed, sold, stored, tested, distributed, imported and exported in material compliance with all applicable requirements under any applicable Law, including all Regulatory Laws and/or those regarding non-clinical testing, clinical research, establishment registration, drug and device listing, good manufacturing practices, record-keeping, adverse event reporting, and reporting of corrections and removals.

(c) The BioTE Companies have timely filed with the applicable regulatory authorities (including, without limitation, the FDA or any other Governmental Entity performing functions similar to those performed by the FDA) all material filings, documents, declarations, listings, registrations, reports, statements, amendments, supplements or submissions, including but not limited to adverse event reports, required to be filed by it under applicable Law, including all Regulatory Laws and/or those regarding non-clinical testing, clinical research, establishment registration, drug and device listing, good manufacturing practices, record-keeping, adverse event reporting, and reporting of corrections and removals. All such filings, documents, declarations, listings, registrations, reports, statements, amendments, supplements or submissions were in material compliance with applicable Laws when filed, and no material deficiencies have been asserted by any applicable Governmental Entity with respect to any such filings, documents, declarations, listing, registrations, reports, statements, amendments, supplements or submissions. To the Knowledge of the Company, (i) each such filing was true and correct in all material respects as of the date of submission or was corrected in or supplemented by a subsequent filing, and (ii) any material and legally necessary or required updates, changes, corrections, amendments, supplements or modifications to such filings have been submitted to the applicable Governmental Entity.

(d) Except as set forth in Section 3.20(d) of the Company’s Disclosure Letter, no BioTE Company has received any notification of any pending or, to the Knowledge of the Company, threatened (i) Proceeding or Order alleging potential or actual non-compliance with any Permits or Regulatory Laws; or (ii) non-ordinary course audit, inspection or investigation by any Governmental Entity.

(e) No Company Product has been seized, withdrawn, recalled, detained or subject to a suspension of manufacturing and, to the Knowledge of the Company, there are no facts or circumstances reasonably likely to cause the seizure, denial, withdrawal, recall, detention, field notification, field correction, safety alert or suspension of manufacturing relating to any such product. No Proceedings in the United States or any other jurisdiction seeking the withdrawal, recall, correction, suspension, import detention or seizure of any such Company Product are pending or, to the Knowledge of the Company, threatened against any BioTE Company.

(f) Except as set forth in Section 3.20(f) of the Company’s Disclosure Letter, no BioTE Company has received or been subject to any action, notice, warning, administrative proceeding, review, or investigation by a Governmental Entity, including any FDA Form 483, FDA warning letter or untitled letter or any similar notice, that (i) alleged or asserted that a BioTE Company violated any applicable Regulatory Laws, (ii) commenced, or threatened to initiate, any Proceeding or Order to withdraw a premarket clearance or investigational device exemption of any Company Product or product candidate, (iii) commenced, or threatened to initiate, any Proceeding or Order to enjoin manufacture or distribution of any Company Product or product candidate; or (iv) commenced, or threatened to initiate any action, suit, claim, investigation, proceeding or order to change the labeling or classification of any Company Product or product candidate.

(g) To the Knowledge of the Company, none of the BioTE Companies nor any of their respective officers, directors, employees, or agents has (i) made an untrue statement of material fact or fraudulent statement to the FDA or any other Governmental Entity, (ii) failed to disclose a material fact required to be disclosed to the FDA or any other Governmental Entity or (iii) committed any other act, made any statement or failed to make any statement, that (in any such case) establishes a reasonable basis for a Governmental Entity to allege a violation of any applicable Law and/or Regulatory Law. None of the BioTE Companies nor, to the Knowledge of the Company, any of their respective officers, directors, employees, or agents is the subject of any pending or threatened investigation by the or by any other Governmental Entity pursuant to any Regulatory Law.

(h) To the Knowledge of the Company, each BioTE Company is and has operated in all material respects in compliance with all applicable Contracts of any BioTE Company and all applicable Health Care Laws relating to the BioTE Companies’ respective business during the last six (6) years. No BioTE Company has been notified in writing during the last six (6) years of any violation or alleged violation of any Health Care Laws, except as disclosed in Section 3.20(f) of the Company’s Disclosure Letter.

(i) Each of the BioTE Companies is in possession of all Permits of all Governmental Entities material to the conduct of such BioTE Company’s business as presently conducted. A complete list of all such Permits is set forth in Section 3.20(i) of the Company’s Disclosure Letter. Except as set forth in Section 3.20(i) of the Company’s Disclosure Letter, all Permits required to be set forth on Section 3.20(i) of the Company’s Disclosure Letter are in full force and effect in all material respects and no such Permit will be subject to material loss or limitation or obligation to re-apply, as a result of the consummation of the transactions contemplated by this Agreement. No event has occurred that, with or without notice or lapse of time or both, would reasonably be expected to result in the revocation, suspension, lapse or limitation of any Permit set forth in Section 3.20(i) of the Company’s Disclosure Letter.

(j) None of the BioTE Companies have, directly or indirectly: (i) offered, paid or received, or made arrangements to offer, pay or receive, any remuneration, in cash or in kind, to any past, present or potential customers or providers, past or present suppliers, patients, contractors or third-party payors in order to obtain business or payments from such Persons that would reasonably be expected to subject any BioTE Company to any material damage or penalty in any civil, criminal or governmental litigation or proceeding, (ii) given or agreed to give, or has knowledge that there has been made or that there is any agreement or other arrangement to make, any improper, noncompliant or illegal gift or gratuitous payment of any kind, nature or description (whether in money, property or services) to any customer or potential customer, patient or potential patient, supplier or potential supplier, contractor, third-party payor or any other Person, other than in connection with promotional or entertainment expenses in the ordinary and lawful conduct of business; (iii) made or agreed to make, or has knowledge that there has been made or that there is any agreement or other arrangement to make, any contribution, payment or gift of funds or property to, or for the private use of, any Governmental Entity where either the contribution, payment or gift is or was illegal under applicable Laws under which such payment, contribution or gift was made; (iv) established or maintained any unrecorded fund or asset for any purpose or made any false or artificial entries on any of its books or records for any reason in material violation of Health Care Laws; (v) made, or agreed to make, or has Knowledge that there has been made or that there is any agreement or other arrangement to make, any payment to any Person with the intention or understanding that any part of such payment would be used for any unlawful purpose other than any legitimate business purpose as described in the documents supporting such payment; or (vi) paid, offered to pay, accepted or offered to accept any illegal remuneration for any referral in violation of the Health Care Laws. Except as set forth in Section 3.20(j) of the Company’s Disclosure Letter, none of the BioTE Companies are a party to any Contract (including any joint venture or consulting agreement) with any physician, health care facility, hospital, or other licensed health care professional or other Person who is in a position to make or influence referrals to or otherwise generate business for any BioTE Company to provide services, lease space, lease equipment or engage in any other venture or activity.

(k) Each of the BioTE Companies maintains compliance protocols, including policies and procedures, designed to promote compliance with applicable Laws including without limitation the Health Care Laws,

compliance driven culture and ethical standards, to improve the quality and performance of operations, and to detect, prevent, and address violations of legal or ethical standards applicable to the operations of the BioTE Companies (the “Compliance Program”). Each of the BioTE Companies have taken all actions necessary to comply in all material respects with all requirements of the Compliance Program. None of the BioTE Companies (i) is a party to a Corporate Integrity Agreement with the U.S. Department of Health and Human Services Office of Inspector General; (ii) has reporting obligations pursuant to any settlement agreement entered into with any Governmental Entity; (iii) has been the subject of any federal or state governmental reimbursement program investigation conducted by any federal or state enforcement agency other than audits conducted in the ordinary course of business; (iv) has been a defendant in any unsealed qui tam/False Claims Act litigation; and/or (v) has been served with or received any search warrant, subpoena, civil investigation demand or contact letter from any federal or state enforcement agency related to its respective participation in any federal or state governmental reimbursement program.

(l) None of the BioTE Companies receives any reimbursement from any health insurer, whether a private or governmental payor, for the Company Product or services of any BioTE Company. The BioTE Companies receive payments from providers for the Company Products and services provided by the BioTE Companies at fair market value, and to the Knowledge of the Company, these payments are not billed to any health insurer, whether a private or governmental payor, or otherwise passed along in any way to any private or government payor. No BioTE Company bills or participates in any way in any reimbursement program, including federal, state, local, and private health insurance programs.

(m) None of the BioTE Companies nor any officer, employee, contractor, or agent of any BioTE Company, has (i) been convicted or sanctioned of any crime or engaged in any conduct for which debarment is mandated or authorized by 21 U.S.C. § 335a or excluded pursuant to 42 U.S.C. § 1320a-7, nor has any such Person been so debarred, (ii) been convicted or sanctioned of any crime or engaged in any conduct for which such Person could be excluded from participating in the federal health care programs under 42 U.S.C. § 1320a-7, nor has any such Person been excluded from participation in such programs, (iii) been convicted of or charged or threatened in writing with prosecution or is under an investigation or subject to any enforcement action by a Governmental Entity, including the Center for Medicare and Medicaid Services, the U.S. Department of Health and Human Services Officer of Inspector General, Office for Civil Rights and the U.S. Department of Justice, or assessed any Civil Monetary Penalty, for any violation of a Health Care Law or any Law applicable to a federal or state government health care reimbursement program, and/or (iv) been subject to reporting obligations pursuant to a deferred prosecution agreement, consent decree, settlement, integrity agreement, corrective action plan, or other similar obligations, Order, or agreement with any Governmental Entity.

(n) The Company is not subject to the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) and does not receive any “Protected Health Information” (as defined by HIPAA) from any entity that is a covered entity or business associate under HIPAA.

Section 3.21 Anti-Money Laundering Compliance.

(a) There have been no matters of material non-compliance with any Anti-Money Laundering Laws by the BioTE Companies in the five (5) years prior to the Effective Date.

(b) No BioTE Company nor, to the Knowledge of the Company, any of their respective directors, officers, managers, employees, agents or third-party representatives (in their capacities as such) has knowingly engaged in a transaction that involves the proceeds of crime in violation of any Anti-Money Laundering Laws.

(c) There are no legal, regulatory, or administrative Proceedings, filings, Orders, or, to the Knowledge of the Company, governmental investigations, alleging any violations of any Anti-Money Laundering Laws by any BioTE Company or any of their respective directors, officers, managers, or employees.

Section 3.22 Affiliate Transactions. There are no Contracts (except for the Governing Documents) between any of the BioTE Companies, on the one hand, and any Interested Party (other than another BioTE Company) on the other hand and no Interested Party (other than another BioTE Company) (a) owes any amount to any BioTE Company, (b) owns any material assets, tangible or intangible, necessary for the conduct of the business of any BioTE Company as it has been operated for the twelve (12) months prior to the Effective Date, or (c) owns any interest in, or is a director, officer, or owner of, or lender to or borrower from, or has the right to participate in the profits of, any Person that is a competitor, supplier, or landlord of any BioTE Company (other than in connection with ownership of less than five percent (5%) of the stock of a publicly traded company) (such Contracts or arrangements, “Affiliated Transactions”).

Section 3.23 Information Supplied; Proxy Statement. The information supplied or to be supplied by the BioTE Companies, the Members, and the Members’ Representative for inclusion in the Proxy Statement, the Additional Buyer Filings, any other Buyer SEC Filing, any document submitted to any other Governmental Entity or any announcement or public statement regarding the transactions contemplated by this Agreement (including the Signing Press Release and the Closing Press Release) shall not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading at (a) the time such information is filed, submitted or made publicly available, (b) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the Buyer Stockholders, or (c) the time of the Buyer Stockholder Meeting (subject to the qualifications and limitations set forth in the materials provided by the Buyer or that are included in such filings and/or mailings), except that no warranty or representation is made by the Company, the Members or the Members’ Representative with respect to (i) statements made or incorporated by reference therein based on information supplied by the Buyer or its Affiliates for inclusion therein and (ii) any projections or forecasts included in such materials.

Section 3.24 Investment Intent.

(a) The Company understands and acknowledges that the acquisition of the Buyer Class V Voting Stock (and/or the Buyer Class A Common Stock) involves substantial risk. The Company can bear the economic risk of its investment (which the Company acknowledges may be for an indefinite period) and has such knowledge and experience in financial or business matters that the Company is capable of evaluating the merits and risks of its investment in the Buyer Class V Voting Stock (and/or the Buyer Class A Common Stock).

(b) The Company is acquiring the Buyer Class V Voting Stock (and any Buyer Class A Common Stock into which such Buyer Class V Voting Stock converts) for its own account, for investment purposes only and not with a view toward, or for sale in connection with, any distribution thereof, or with any present intention of distributing or selling any Buyer Class V Voting Stock (or any Buyer Class A Common Stock, as applicable) in violation of the federal securities Laws, any applicable foreign or state securities Laws or any other applicable Law.

(c) The Company qualifies as an “accredited investor,” as such term is defined in Rule 501(a) promulgated pursuant to the Securities Act.

(d) The Company understands and acknowledges that the Buyer Class V Voting Stock has not been registered under the Securities Act, any United States state securities Laws or any other applicable foreign Law. The Company acknowledges that such securities may not be transferred, sold, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act and any other provision of applicable United States federal, United States state, or other Law or pursuant to an applicable exemption therefrom. The Company acknowledges that there is no public market for the Buyer Class V Voting Stock and that there can be no assurance that a public market will develop.

Section 3.25 Debt Financing. The Company has delivered to the Buyer true, correct and complete copies of the Debt Commitment Letters (including all exhibits, annexes, schedules, term sheets and executed fee letters).

As of the Effective Date, each of the Debt Commitment Letters is a legal, valid and binding obligation of the Company and, to the Knowledge of the Company, each other party thereto, and enforceable against the Company and, to the Knowledge of the Company, each other party thereto in accordance with its terms, except to the extent enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws affecting the enforcement of creditors’ rights generally and principles of equity. There are no conditions precedent related to the funding of the full amounts of the Debt Financing and, to the Knowledge of the Company, no other contingencies or rights that would permit the parties thereto to reduce the total amount of the Debt Financing contemplated by the Debt Commitment Letters to be funded on the Closing Date, in each case other than as set forth in the Debt Commitment Letters. Except for the Debt Commitment Letters, as of the Effective Date, there are no other contracts, agreements, “side letters” or other arrangements to which the Company or any of its Affiliates is a party relating to the Debt Commitment Letters or the Debt Financing that could reasonably be expected to adversely affect the conditionality, enforceability, availability, termination or aggregate principal amount of the Debt Financing on the Closing Date.

Section 3.26 No Other Representations and Warranties. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS ARTICLE III (AS MODIFIED BY THE COMPANY’S DISCLOSURE LETTER) OR IN ANY ANCILLARY AGREEMENT, NO BIOTE COMPANY NOR ANY OF THEIR RESPECTIVE REPRESENTATIVES, DIRECTORS, MANAGERS, PARTNERS, OFFICERS, OR DIRECT OR INDIRECT EQUITYHOLDERS HAS MADE ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, OF ANY NATURE WHATSOEVER RELATING TO THE MEMBERS’ REPRESENTATIVE, ANY BIOTE COMPANY OR THE BUSINESS OF SUCH BIOTE COMPANY, OR OTHERWISE IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, INCLUDING ANY REPRESENTATIONS AND WARRANTIES AS TO THE ACCURACY OR COMPLETENESS OF ANY EVALUATION MATERIAL OR AS TO THE FUTURE SALES, REVENUE, PROFITABILITY, OR SUCCESS OF ANY BIOTE COMPANY, OR ANY REPRESENTATIONS OR WARRANTIES ARISING FROM STATUTE OR OTHERWISE IN LAW, FROM A COURSE OF DEALING, OR USAGE OF TRADE. ALL SUCH OTHER REPRESENTATIONS AND WARRANTIES ARE EXPRESSLY DISCLAIMED BY THE COMPANY AND THE MEMBERS’ REPRESENTATIVE.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE BUYER

As an inducement to the Company to enter into this Agreement and consummate the transactions contemplated by this Agreement, except (i) as set forth in the applicable section of the Buyer’s Disclosure Letter (which shall be interpreted in accordance with Section 10.13), or (ii) as disclosed in the Buyer SEC Documents filed or furnished with the SEC prior to the Effective Date (excluding any disclosures in any risk factors section that do not constitute statements of fact, disclosures in any forward-looking statements disclaimer and other disclosures that are generally cautionary, predictive or forward-looking in nature), the Buyer hereby represents and warrants to the Company as follows as of the Effective Date:

Section 4.1 Organization; Authority; Enforceability. The Buyer is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware. The Buyer is qualified to do business and is in good standing as a foreign entity in each jurisdiction in which the character of its properties, or in which the transaction of its business, makes such qualification necessary, except where the failure to be so qualified and in good standing (or equivalent) would not have a Buyer Material Adverse Effect. The Buyer has the requisite power and authority to execute and deliver this Agreement and the Ancillary Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement, the Ancillary Agreements to which the Buyer is a party and the transactions contemplated hereby and thereby have been duly approved and authorized by all requisite Buyer Board action on the part of the Buyer (the “Buyer Board Recommendation”). No other proceedings on the part of the Buyer (including any action by the Buyer Board or the Buyer Stockholders), except for the receipt of the Required Vote, are necessary to approve and authorize the execution, delivery or performance of this Agreement and the Ancillary Agreements to which the Buyer is a party and the consummation of the transactions contemplated hereby and thereby. This Agreement has been, and the Ancillary Agreements to be executed and delivered by the Buyer at Closing will be, duly executed and delivered by Buyer and constitute valid and binding agreement of the Buyer, enforceable against the Buyer in accordance with their respective terms, except as such may be limited by the Enforceability Exceptions. The Buyer is not the subject of any bankruptcy, dissolution, liquidation, reorganization or similar proceeding.

Section 4.2 Capitalization.

(a) The authorized share capital of the Buyer consists of (i) 200,000,000 shares of Buyer Class A Common Stock, (ii) 20,000,000 shares of Buyer Class B Common Stock, and (iii) 1,000,000 shares of Buyer Preferred Stock. As of the Effective Date and as of immediately prior to the Closing (without giving effect to the Buyer Share Redemptions, the Buyer Class B Common Stock Conversion, or the consummation of any Equity Financing), (A) 31,750,000 shares of Buyer Class A Common Stock are and will be issued and outstanding, (B) 7,937,500 shares of Buyer Class B Common Stock are and will be issued and outstanding, (C) no shares of Buyer Preferred Stock are and will be issued and outstanding, and (D) 13,504,166 warrants of the Buyer are and will be issued and outstanding, in such amounts, type, exercise price and with such expiration date as set forth on Section 4.2(a) of the Buyer’s Disclosure Letter (the “Buyer Warrants”). The exercise price of each Buyer Warrant has not been reduced to an amount less than $11.50 per Buyer Warrant. Except for this Agreement and the Warrant Agreement, the Equity Interests set forth in this Section 4.2(a) comprise all of the Equity Interests of the Buyer that are issued and outstanding (without giving effect to the Buyer Share Redemptions, the Buyer Class B Common Stock Conversion, or the consummation of any Equity Financing).

(b) Except as (v) set forth on Section 4.2(b) of the Buyer’s Disclosure Letter, (w) set forth in this Agreement (including as set forth in Section 4.2(a)), the Ancillary Agreements or the Governing Documents of the Buyer, (x) as contemplated by the Sponsor Letter Agreement, (y) for the Buyer Share Redemptions, or (z) as contemplated by any subscription agreement for an Equity Financing:

(i) there are no outstanding options, warrants, Contracts, calls, puts, bonds, debentures, notes, rights to subscribe, conversion rights or other similar rights to which the Buyer is a party or which are binding upon the Buyer providing for the offer, issuance, redemption, exchange, conversion, voting, transfer, disposition or acquisition of any of its Equity Interests, and the Buyer has not granted any share appreciation rights or any other contractual rights the value of which is derived from the financial performance of the Buyer or the value of any of its Equity Interests;

(ii) there are no contractual obligations of the Buyer pursuant to which the Buyer could be required to register shares of the Buyer Capital Stock or other securities under the Securities Act;

(iii) the Buyer is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any of its Equity Interests;

(iv) the Buyer is not a party to any stockholder agreement, investment agreement, side letter, subscription agreement, voting trust, proxy or other agreement or understanding with respect to the voting or transfer of any of its Equity Interests;

(v) there are no contractual equityholder preemptive or similar rights, rights of first refusal, rights of first offer, or registration rights in respect of Equity Interests of the Buyer; and

(vi) the Buyer has not violated in any material respect any applicable securities Laws or any preemptive or similar rights created by Law, Governing Document, or Contract to which the Buyer is a party in connection with the offer, sale or issuance of any of its Equity Interests.

(c) All of the issued and outstanding Equity Interests of the Buyer have been duly authorized, validly issued and fully paid and are non-assessable and free of any preemptive rights in respect thereto, and were not issued in violation of any preemptive rights, call options, rights of first refusal or similar rights of any Person or applicable Law, other than in each case Securities Liens.

(d) Except as set forth on Section 4.2(d) of the Buyer’s Disclosure Letter, the Buyer does not own, directly or indirectly, any Equity Interests, participation or voting right or other investment (whether debt, equity or otherwise) in any Person (including any Contract in the nature of a voting trust or similar agreement or understanding) or any other equity equivalents in or issued by any other Person.

(e) Upon issuance and delivery of the Buyer Class V Voting Stock to the Company at the Closing, and upon the further distribution of the Buyer Class V Voting Stock to the Members, such Buyer Class V Voting Stock will (i) be duly authorized and validly issued, and fully paid and nonassessable, (ii) be issued in compliance in all material respects with applicable Law, (iii) not be issued in breach or violation of any preemptive rights or any Contract, (iv) be issued to the Company with good and valid title, free and clear of any Liens other than Securities Liens and the Earnout Restrictions and forfeiture rights as described in Section 2.5 in relation to the Earnout Voting Shares, and (v) represent all of the Buyer Class V Voting Stock issued or outstanding.

(f) Except as set forth on Section 4.2(f) of the Buyer’s Disclosure Letter, the Buyer has no Liability with respect to indebtedness for borrowed money.

Section 4.3 Brokerage. Except as set forth on Section 4.3 of the Buyer’s Disclosure Letter, the Buyer has not incurred any Liability in connection with this Agreement or the Ancillary Agreements, or the transactions contemplated hereby or thereby, that would result in the obligation of any BioTE Company or the Buyer to pay a finder’s fee, brokerage or agent’s commissions or other like payments.

Section 4.4 Trust Account.

(a) As of the Effective Date, the Buyer has at least three hundred seventeen million five hundred five hundred forty-eight thousand nine hundred eighty-one dollars ($317,548,981) (the “Trust Amount”) in the Trust Account, with such funds invested in United States government securities or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940, and held in trust by the Trustee pursuant to the Trust Agreement. The Trust Agreement is in full force and effect and is a legal, valid and binding obligation of the Buyer, and, to the Knowledge of the Buyer, the Trustee, enforceable in accordance with its terms. The Trust Agreement has not been terminated, repudiated, rescinded, amended, supplemented or modified, in any respect by the Buyer or the Trustee, and no such termination, repudiation, rescission, amendment, supplement or modification is contemplated by the Buyer. The Buyer is not party to or bound by any side letters with respect to the Trust Agreement or (except for the Trust Agreement) any Contracts, arrangements or understandings, whether written or oral, with the Trustee or any other Person that would (i) cause the description of the Trust Agreement in the Buyer SEC Documents to be inaccurate in any material respect or (ii) explicitly by their terms, entitle any Person (other than (A) the Buyer Stockholders who shall have exercised their rights to participate in the Buyer Share Redemptions, (B) the underwriters of the Buyer’s initial public offering, who are entitled to the deferred discount (as such is described in the Trust Agreement) and (C) the Buyer with respect to income earned on the proceeds in the Trust Account to cover any of its Tax obligations and up to one hundred thousand dollars ($100,000) of interest on such proceeds to pay dissolution expenses) to any portion of the proceeds in the Trust Account. Prior to the Closing, none of the funds held in the Trust Account may be released except in accordance with the Trust Agreement or the Governing Documents of the Buyer. There are no Proceedings (or to the Knowledge of the Buyer, investigations) pending or, to the Knowledge of the Buyer, threatened with respect to the Trust Account. The Buyer has not released any money from the Trust Account (other than interest income earned on the principal held in the Trust Account as permitted by the Trust Agreement). As of the Closing, the obligations of the Buyer to dissolve or liquidate pursuant to the Governing

Documents of the Buyer shall terminate, and, as of the Closing, the Buyer shall have no obligation whatsoever pursuant to the Governing Documents of the Buyer to dissolve and liquidate the assets of the Buyer by reason of the consummation of the transactions contemplated hereby. Following the Closing, no stockholder of the Buyer shall be entitled to receive any amount from the Trust Account other than any stockholder of the Buyer who properly effectuates a Buyer Share Redemption.

(b) As of the Effective Date, assuming the accuracy of the representations and warranties of the Company herein and the compliance by the Company with its obligations hereunder, the Buyer has no reason to believe that any of the conditions to the use of funds in the Trust Account will not be satisfied or funds available in the Trust Account will not be available to the Buyer on the Closing Date.

Section 4.5 Buyer SEC Documents; Controls.

(a) The Buyer has timely filed or furnished all material forms, reports, schedules, statements and other documents required to be filed by it with the SEC since the consummation of the initial public offering of the Buyer’s securities, together with any material amendments, restatements or supplements thereto, and all such forms, reports, schedules, statements and other documents required to be filed or furnished under the Securities Act or the Securities Exchange Act (excluding Section 16 under the Securities Exchange Act) (all such forms, reports, schedules, statements and other documents filed with the SEC, the “Buyer SEC Documents”). As of their respective dates, each of the Buyer SEC Documents, as amended (including all financial statements included therein, exhibits and schedules thereto and documents incorporated by reference therein), complied in all material respects with the applicable requirements of the Securities Act, or the Securities Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Buyer SEC Documents. None of the Buyer SEC Documents contained, when filed or, if amended prior to the Effective Date, as of the date of such amendment with respect to those disclosures that are amended, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. To the Knowledge of the Buyer, as of the Effective Date, (i) none of the Buyer SEC Documents are the subject of ongoing SEC review or outstanding SEC comment and (ii) neither the SEC nor any other Governmental Entity is conducting any investigation or review of any Buyer SEC Document.

(b) Each of the financial statements of the Buyer included in the Buyer SEC Documents, including all notes and schedules thereto, complied in all material respects, when filed or if amended prior to the Effective Date, as of the date of such amendment, with the rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Rule 10-01 of Regulation S-X of the SEC) and fairly present in all material respects in accordance with applicable requirements of GAAP (subject, in the case of the unaudited statements, to normal year-end audit adjustments) the financial position of the Buyer, as of their respective dates and the results of operations and the cash flows of the Buyer, for the periods presented therein. Each of the financial statements of the Buyer included in the Buyer SEC Documents were derived from the books and records of the Buyer, which books and records are, in all material respects, correct and complete and have been maintained in all material respects in accordance with commercially reasonable business practices.

(c) No notice of any SEC review or investigation of the Buyer or Buyer SEC Documents has been received by the Buyer. Since the consummation of its initial public offering, all comment letters received by the Buyer from the SEC or the staff thereof and all responses to such comment letters filed by or on behalf of the Buyer are publicly available on the SEC’s EDGAR website.

(d) Since the consummation of the initial public offering of the Buyer’s securities, the Buyer has timely filed all certifications and statements required by (x) Rule 13a-14 or Rule 15d-14 under the Securities Exchange Act or (y) 18 U.S.C. Section 1350 (Section 906 of the Sarbanes-Oxley Act of 2002) with respect to any Buyer

SEC Document. Each such certification is correct and complete. The Buyer maintains disclosure controls and procedures required by Rule 13a-15 or Rule 15d-15 under the Securities Exchange Act; such controls and procedures are reasonably designed to ensure that all material information concerning the Buyer is made known on a timely basis to the individuals responsible for the preparation of the Buyer’s SEC Filings. As used in this Section 4.5(d), the term “file” shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the SEC.

(e) The Buyer has designed and maintains a system of internal controls over financial reporting, as defined in Rules 13a-15(f) and 15d-15(f) of the Securities Exchange Act, sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. The Buyer maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability and (iii) access to assets is permitted only in accordance with management’s general or specific authorization.

Section 4.6 Information Supplied; Proxy Statement. The information supplied or to be supplied by the Buyer for inclusion in the Proxy Statement, the Additional Buyer Filings, any other Buyer SEC Filing, any document submitted to any other Governmental Entity or any announcement or public statement regarding the transactions contemplated by this Agreement (including the Signing Press Release and the Closing Press Release) shall not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading at (a) the time such information is filed, submitted or made publicly available, (b) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the Buyer Stockholders, or (c) the time of the Buyer Stockholder Meeting (subject to the qualifications and limitations set forth in the materials provided by the Buyer or that are included in such filings and/or mailings), except that no warranty or representation is made by the Buyer with respect to (i) statements made or incorporated by reference therein based on information supplied by the Members, the Members’ Representative, the BioTE Companies or their respective Affiliates for inclusion therein or (ii) any projections or forecasts included in such materials. The Proxy Statement will comply in all material respects with the applicable requirements of the Securities Exchange Act and the rules and regulations of the SEC thereunder applicable to the Proxy Statement.

Section 4.7 Litigation. There are no material Proceedings (or to the Knowledge of the Buyer, investigations) pending or, to the Knowledge of the Buyer, threatened against the Buyer or, to the Knowledge of the Buyer, any director, officer or employee of the Buyer (in their capacity as such) and since the Lookback Date there have not been any such Proceedings and the Buyer is not subject to or bound by any material outstanding Orders. There are no material Proceedings pending or threatened by the Buyer against any other Person.

Section 4.8 Listing. The issued and outstanding Buyer Class A Common Stock and the Buyer Warrants (the foregoing, collectively, the “Buyer Public Securities”) are registered pursuant to Section 12(b) of the Securities Exchange Act and are listed for trading on the Stock Exchange under the symbols “HYAC,” and “HYACW,” respectively. There is no Proceeding or investigation pending or, to the Knowledge of the Buyer, threatened against the Buyer by the Stock Exchange or the SEC with respect to any intention by such entity to deregister the Buyer Public Securities or prohibit or terminate the listing of the Buyer Public Securities on the Stock Exchange. The Buyer has taken no action that is designed to terminate the registration of the Buyer Public Securities under the Securities Exchange Act. The Buyer is in compliance in all material respects with the listing rules of the Stock Exchange and has not received any written or, to the Knowledge of the Buyer, oral deficiency notice from the Stock Exchange relating to the continued listing requirements of the Buyer Public Securities.

Section 4.9 Investment Company. The Buyer is not an “investment company” within the meaning of the Investment Company Act of 1940.

Section 4.10 Contracts; No Defaults. Section 4.10 of the Buyer’s Disclosure Letter contains a listing of every “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) (other than confidentiality and non-disclosure agreements and this Agreement), to which, as of the Effective Date, the Buyer is a party or by which any of its assets are bound. True, correct and complete copies of the Contracts listed in Section 4.10 of the Buyer’s Disclosure Letter have been delivered to or made available to the Company or its agents or representatives. Each Contract of a type required to be listed in Section 4.10 of the Buyer’s Disclosure Letter, whether or not set forth in Section 4.10 of the Buyer’s Disclosure Letter, was entered into at arm’s length and in the ordinary course of business. Except for any Contract that has terminated or will terminate upon the expiration of the stated term thereof prior to the Closing Date, with respect to any Contract of the type described in Section 4.10 of the Buyer’s Disclosure Letter, whether or not set forth in Section 4.10 of the Buyer’s Disclosure Letter, (i) such Contracts are in full force and effect and represent the legal, valid and binding obligations of the Buyer and, to the Knowledge of the Buyer, represent the legal, valid and binding obligations of the other parties thereto, and, to the Knowledge of the Buyer, are enforceable by the Buyer in accordance with their terms, subject in all respects to the Enforceability Exceptions, (ii) none of the Buyer nor, to the Knowledge of the Buyer, any other party thereto is in material breach of or material default (or would be in material breach, violation or default but for the existence of a cure period) under any such Contract, (iii) the Buyer has not received any written or, to the Knowledge of the Buyer, oral claim or notice of material breach of or material default under any such Contract, (iv) to the Knowledge of the Buyer, no event has occurred which, individually or together with other events, would reasonably be expected to result in a material breach of or a material default under any such Contract by the Buyer or its Subsidiaries or, to the Knowledge of the Buyer, any other party thereto (in each case, with or without notice or lapse of time or both) and (v) through the Effective Date, the Buyer has not received written notice from any other party to any such Contract that such party intends to terminate or not renew any such Contract.

Section 4.11 Noncontravention. Except for the filings pursuant to Section 5.10 or Section 5.11, the consummation by the Buyer of the transactions contemplated by this Agreement and the Ancillary Agreements do not (a) conflict with or result in any breach of any of the material terms, conditions or provisions of, (b) constitute a material default under (whether with or without the giving of notice, the passage of time or both), (c) result in a material violation of, (d) give any third party the right to terminate or accelerate, or cause any termination or acceleration of, any material right or material obligation under, (e) result in the creation of any Lien upon its Equity Interests under, (f) require any approval under, from or pursuant to, or (g) require any filing with, (i) any Contract or Lease to which the Buyer is a party, (ii) any Governing Document of the Buyer, or (iii) any Governmental Entity under or pursuant to any Law or Order to which the Buyer is bound or subject, with respect to clauses (i) and (iii) that are or would reasonably be expected to be material to Buyer. The Buyer is not in material violation of any of its Governing Documents except as would not have a Buyer Material Adverse Effect.

Section 4.12 Business Activities.

(a) Since its organization, other than as described in the Buyer SEC Documents, the Buyer has not conducted any material business activities other than activities related to the Buyer’s initial public offering or directed toward the accomplishment of a Business Combination. Except as set forth in the Buyer Governing Documents, there is no Contract, commitment, or Order binding upon the Buyer or to which the Buyer is a party which has or would reasonably be expected to have the effect of prohibiting or impairing any business practice of the Buyer or any acquisition of property by the Buyer or the conduct of business by the Buyer after the Closing, other than such effects, individually or in the aggregate, which are not, and would not reasonably be expected to be, material to the Buyer.

(b) Except for this Agreement and the transactions contemplated by this Agreement, the Buyer has no interests, rights, obligations or Liabilities with respect to, and the Buyer is not party to, bound by or has its assets or property subject to, in each case whether directly or indirectly, any Contract or transaction which is, or could reasonably be interpreted as constituting, a Business Combination.

(c) The Buyer has no material Liabilities that are required to be disclosed on a balance sheet in accordance with GAAP, other than (i) Liabilities set forth in or reserved against in the balance sheet of the Buyer as of September 30, 2021 (the “Buyer Balance Sheet”); (ii) Liabilities which have arisen after the date of the Buyer Balance Sheet in the Ordinary Course of Business (none of which results from, arises out of, or was caused by any breach of warranty, breach of Contract or infringement or violation of Law); (iii) Liabilities arising under this Agreement, the Ancillary Agreements and/or the performance by the Buyer of its obligations hereunder or thereunder; or (iv) for fees, costs and expenses for advisors and Affiliates of the Buyer or the Sponsor, including with respect to legal, accounting or other advisors incurred by the Buyer in connection with the transactions contemplated by this Agreement.

(d) As of the Effective Date and except for this Agreement and the Ancillary Agreements and transactions contemplated hereby and thereby (including with respect to expenses and fees incurred in connection therewith), the Buyer is not party to any Contract with any other Person that would require payments by the Buyer or any of its Subsidiaries after the Effective Date in excess of $100,000 in the aggregate with respect to any individual Contract.

Section 4.13 Investment Intent.

(a) The Buyer understands and acknowledges that the acquisition of the Closing Company Units involves substantial risk. The Buyer can bear the economic risk of its investment (which the Buyer acknowledges may be for an indefinite period) and has such knowledge and experience in financial or business matters that the Buyer is capable of evaluating the merits and risks of its investment in the Closing Company Units.

(b) The Buyer is acquiring the Closing Company Units for its own account, for investment purposes only and not with a view toward, or for sale in connection with, any distribution thereof, or with any present intention of distributing or selling any Closing Company Units in violation of the federal securities Laws, any applicable foreign or state securities Laws or any other applicable Law.

(c) The Buyer qualifies as an “accredited investor,” as such term is defined in Rule 501(a) promulgated pursuant to the Securities Act.

(d) The Buyer understands and acknowledges that the Closing Company Units have not been registered under the Securities Act, any United States state securities Laws or any other applicable foreign Law. The Buyer acknowledges that such securities may not be transferred, sold, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act and any other provision of applicable United States federal, United States state, or other Law or pursuant to an applicable exemption therefrom. The Buyer acknowledges that there is no public market for the Closing Company Units and that there can be no assurance that a public market will develop.

Section 4.14 Tax Matters.

(a) The Buyer has timely filed all Income and other material Tax Returns required to be filed by it on or prior to the Closing Date pursuant to applicable Laws (taking into account any validly obtained extensions of time within which to file). All Income and other material Tax Returns filed by the Buyer are correct and complete in all material respects and have been prepared in compliance with all applicable Laws. All Income and other material Taxes due and payable by the Buyer for which the applicable statute of limitations remains open have been timely paid (whether or not shown as due and payable on any Tax Return).

(b) The Buyer has timely and properly withheld or collected and paid to the applicable Taxing Authority all material amounts of Taxes required to have been withheld and paid by it in connection with any amounts paid or owing to any employee, independent contractor, creditor, equityholder or other third party and has otherwise complied in all material respects with all applicable Laws relating to such withholding, collection and payment of Taxes.

(c) No written claim has been made by a Taxing Authority in a jurisdiction where the Buyer does not file a particular type of Tax Return, or pay a particular type of Tax, that the Buyer is or may be subject to taxation of that type by, or required to file that type of Tax Return in, that jurisdiction that has not been settled or resolved.

(d) The Buyer is not currently and has never been the subject of any Tax Proceeding with respect to any Taxes or Tax Returns of or with respect to the Buyer, no such Tax Proceeding is pending, and, to the Knowledge of the Buyer, no such Tax Proceeding has been threatened in writing, in each case, that has not been settled or resolved. The Buyer has not commenced a voluntary disclosure proceeding in any jurisdiction that has not been resolved or settled. All deficiencies, assessments, claims or adjustments with respect to a material amount of Taxes asserted or assessed in writing against the Buyer have been fully and timely (taking into account applicable extensions) paid, settled or withdrawn, and, to the Knowledge of the Buyer, no such deficiency, assessment, claim or adjustment has been threatened or proposed in writing against the Buyer.

(e) There are no outstanding agreements extending or waiving the statute of limitations applicable to any Tax or Tax Return with respect to the Buyer or extending a period of collection, assessment or deficiency for Taxes of the Buyer, which period (after giving effect to such extension or waiver) has not yet expired, and no written request for any such waiver or extension is currently pending. The Buyer is not the beneficiary of any extension of time (other than an automatic extension of time not requiring the consent of the applicable Governmental Entity) within which to file any Tax Return that has not been filed. No private letter ruling, administrative relief, technical advice, request for change of any method of accounting or other similar ruling or request has been granted or issued by, or is pending with, any Governmental Entity that relates to any Taxes or Tax Returns of the Buyer.

(f) The Buyer has not been a party to any “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(2) (or any similar provision of U.S. state or local or non-U.S. Tax Law).

(g) There is no Lien for Taxes on any of the assets of the Buyer, other than Permitted Liens.

(h) The Buyer has not been a member of an affiliated group as defined in Section 1504 of the Code (or any analogous combined, consolidated or unitary group defined under state, local or non-U.S. Law) and does not have any liability for Taxes of any other Person as a result of Treasury Regulations Section 1.1502-6 (or any similar provision of state, local, or non-U.S. Laws), as a successor or transferee, by Contract, by operation of Law, or otherwise (other than pursuant to this Agreement or any of the Ancillary Agreements, if any). The Buyer is not party to or bound by any Tax Sharing Agreement except for any Ordinary Course Tax Sharing Agreement. All amounts payable by the Buyer with respect to (or reference to) Taxes pursuant to any Ordinary Course Tax Sharing Agreement have been timely paid in accordance with the terms of such Contracts.

(i) All material accrued but unpaid Taxes of the Buyer (i) for periods covered by the financial statements incorporated by reference in the Buyer SEC Documents have been accrued and adequately disclosed on the Buyer’s financial statements in accordance with GAAP and (ii) for periods not covered by any financial statements incorporated by reference in the Buyer SEC Documents have been accrued and adequately disclosed on the books and records of the Buyer.

(j) The Buyer has not distributed stock of another Person, or has had its stock distributed by another Person, in a transaction that was governed, or intended or reported to be governed, in whole or in part by Section 355 or Section 361 of the Code or that could otherwise constitute part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) that includes the transactions contemplated by this Agreement.

(k) Since the date of its formation, the Buyer has been classified as a U.S. corporation for U.S. federal, state and local Income Tax purposes.

(l) Buyer has (i) to the extent it has deferred the payment of any “applicable employment taxes” (as defined in Section 2302(d)(1) of the CARES Act) pursuant to Section 2302 of the CARES Act, properly complied in all material respects with all requirements of applicable Law in order to defer such Taxes (ii) not deferred payment of any payroll Taxes pursuant to Internal Revenue Service Notice 2020-65 or any related or similar order or declaration from any Governmental Entity (including, without limitation, the Presidential Memorandum, dated August 8, 2020, issued by the President of the United States) or (iii) to the extent it has claimed any “employee retention credit” pursuant to Section 2301 of the CARES Act, properly complied in all material respects with all requirements of applicable Law to claim such Tax credits.

Section 4.15 Compliance with Laws. The Buyer is, and has been since its date of incorporation, in compliance in all material respects with all Laws applicable to the conduct of the business of the Buyer, and no written or oral notices have been received by Buyer from any Governmental Entity or any other Person alleging a material violation of any such Laws.

Section 4.16 Inspections; Company Representations. The Buyer is an informed and sophisticated purchaser, and has engaged advisors, experienced in the evaluation and investment in businesses such as the BioTE Companies. The Buyer has undertaken such investigation and has been provided with and has evaluated such documents and information as it has deemed necessary to enable it to make an informed and intelligent decision with respect to the execution, delivery and performance of this Agreement. The Buyer agrees to engage in the transactions contemplated by this Agreement based upon its own inspection and examination of the BioTE Companies and on the accuracy of the representations and warranties set forth in Article III and any Ancillary Agreement or certificate delivered by any BioTE Company pursuant to this Agreement and hereby disclaims reliance upon any express or implied representations or warranties of any nature made by the Company or its Affiliates or representatives, except for those set forth in Article III and in any Ancillary Agreement or certificate delivered by any BioTE Company pursuant to this Agreement.

Section 4.17 Title to Property. The Buyer (a) does not own or lease any real or personal property or (b) is not a party to any agreement or option to purchase any real property, personal property or other material interest therein.

Section 4.18 Takeover Statutes and Charter Provisions. The board of directors of the Buyer has taken all action necessary so that the restrictions on a “business combination” (as such term is used in Section 203 of the DGCL) contained in Section 203 of the DGCL or any similar restrictions under any foreign Laws will be inapplicable to this Agreement and the transactions contemplated hereby, including the Business Combination and the issuance to the Company of the Buyer Class V Voting Stock and the Member Earnout Units. As of the Effective Date, no “fair price,” “moratorium,” “control share acquisition” or other anti-takeover statute or similar domestic or foreign Law applies with respect to the Buyer in connection with this Agreement, the Business Combination, the issuance of the Buyer Class V Voting Stock and the Member Earnout Units, or any of the other transactions contemplated hereby. As of the Effective Date, there is no stockholder rights plan, “poison pill” or similar anti-takeover agreement or plan in effect to which the Buyer is subject, party or otherwise bound.

ARTICLE V

PRE-CLOSING AGREEMENTS

Section 5.1 Interim Operating Covenants (Company).

(a) From the Effective Date until the earlier of: (1) the date this Agreement is terminated in accordance with Article IX and (2) the Closing Date (such period, the “Pre-Closing Period”), unless the Buyer shall otherwise give prior consent in writing (which consent shall not be unreasonably withheld, conditioned, or delayed) and except (w) in the Ordinary Course of Business (excluding for this purpose Section 5.1(a)(xvi)), (x) as specifically contemplated by this Agreement or the Ancillary Agreements (including the Recapitalization), (y)

as set forth on Section 5.1(a) of the Company’s Disclosure Letter, (z) as required by any Law or Order (including any COVID-19 Measures) applicable to any BioTE Company or the assets, or operation of the business, of any BioTE Company, the Company shall, and shall cause the other BioTE Companies to, conduct and operate their business in all material respects in the Ordinary Course of Business and use its commercially reasonable efforts in the Ordinary Course of Business to preserve their existing relationships with Governmental Entities, material customers, suppliers and distributors, and the Company shall not, and shall cause the other BioTE Companies not to:

(i) amend or otherwise modify any of the Governing Documents of any BioTE Company in any manner that would be adverse to the Buyer;

(ii) make any material changes to its financial or accounting policies, methods or practices, other than as required by GAAP;

(iii) sell, issue, redeem, assign, transfer, pledge (other than in connection with existing credit facilities or pursuant to any existing Company Employee Benefits Plans), convey or otherwise dispose of (A) any Equity Interests of any BioTE Company or (B) any options, warrants, rights of conversion or other rights or agreements, arrangements or commitments obligating any BioTE Company to issue, deliver or sell any Equity Interests of any BioTE Company;

(iv) adjust, split, combine or reclassify any of its Equity Interests;

(v) (A) incur, assume, guarantee, receive or otherwise become liable for (whether directly, contingently or otherwise) any Indebtedness (other than (1) additional Indebtedness under existing credit facilities or refinancings, replacements, or extensions thereof, (2) capital leases entered into in the Ordinary Course of Business, and (3) other Indebtedness incurred in the Ordinary Course of Business or as set forth on Section 5.1(a)(v) of the Company’s Disclosure Letter, not to exceed $1,500,000 in the aggregate, or (B) make any advances or capital contributions to, or investments in, any Person, other than a BioTE Company;

(vi) commit to, authorize or enter into any agreement in respect of, any capital expenditure (or series of commitments or capital expenditures), other than capital expenditures in an amount not to exceed $400,000;

(vii) enter into any material amendment or termination (other than an expiration in accordance with the terms thereof) of, or waive compliance with, any material term of any Material Contract or Material Lease or enter into any Contract that if entered into prior to the Effective Date would be a Material Contract or Material Lease;

(viii) acquire the business, properties or assets, including Equity Interests of another Person, except, in each case, for acquisitions whose consideration in an aggregate amount (for all such acquisitions) is not greater than $1,800,000 and the consideration for which is payable only in cash, so long as, based upon the advice of the Company’s accountants, such acquisition, individually or in the aggregate, would not require any additional disclosure pursuant to the rules and regulations adopted by PCAOB (whether through merger, consolidation, share exchange, business combination or otherwise);

(ix) propose, adopt or effect any plan of complete or partial liquidation, dissolution, recapitalization or reorganization, or voluntarily subject to any material Lien, any of the material rights or material assets owned by, or leased or licensed to, any BioTE Company, except for (A) Permitted Liens, (B) Liens under existing credit facilities or other Indebtedness permitted pursuant to Section 5.1(a)(v) and (C) as required or contemplated by this Agreement;

(x) compromise, commence or settle any pending or threatened Proceeding (A) involving payments (exclusive of attorney’s fees) by a BioTE Company not covered by insurance in excess of $400,000 in any single instance or in excess of $1,500,000 in the aggregate, (B) granting injunctive or other equitable remedy against a BioTE Company that would reasonably be expected to a Material Adverse Effect, (C) which imposes any restrictions on the operations of businesses of the BioTE Companies that would reasonably be expected to a Material Adverse Effect, or (D) by the equityholders of the Company or any other Person which relates to the transactions contemplated by this Agreement;

(xi) except as required under applicable Law or the terms of any Company Employee Benefit Plan existing as of the Effective Date or otherwise in the Ordinary Course of Business, (A) increase in any manner the compensation, bonus, severance or termination pay of any of the current or former directors, officers, employees or individual consultants of the BioTE Companies, except as required pursuant to an existing written Contract between any BioTE Company and any employee or annual increases in the Ordinary Course or Business, (B) become a party to, establish, materially amend (other than as part of an annual renewal for health and/or welfare benefits) commence participation in, or terminate any stock option plan or other stock-based compensation plan, or any Company Employee Benefit Plan, (C) grant any new awards or Equity Interests under any Company Employee Benefit Plan, (D) enter into, amend or terminate any collective bargaining agreement or other agreement with a Labor Organization respecting employees of any of the BioTE Companies, (E) hire or engage any new employee or consultant if such new employee or consultant will receive, annual base compensation (or annual base wages or fees) in excess of $300,000, unless agreed to in advance in writing by the Buyer, or (F) implement any employee layoffs, plant closings, or similar events that individually or in the aggregate would give rise to any obligations or liabilities on the part of the BioTE Companies under the WARN Act;

(xii) (A) sell, lease, assign, transfer, convey, license, sublicense, covenant not to assert, permit to lapse, abandon, allow to lapse, or otherwise dispose of, create, grant or issue any Liens (other than Permitted Liens), debentures or other securities in or on, any material rights or assets owned by, or leased or licensed to, any BioTE Company, other than (1) inventory or products in the Ordinary Course of Business, (2) assets with an aggregate fair market value less than $1,500,000, (3) pursuant to non-exclusive licenses of Owned Intellectual Property granted by any BioTE Company to customers in the Ordinary Course of Business, (4), or (4) in connection with the incurrence of Indebtedness that is permitted to be incurred under this Agreement; or (B) subject any Owned Intellectual Property to Copyleft Terms;

(xiii) fail to take any action required to maintain any material Insurance Policies in force (other than (A) substitution of an Insurance Policy by an Insurance Policy with substantially similar coverage or (B) with respect to any policy that covers any asset or matter that has been disposed or is no longer subsisting or application), or knowingly take or omit to take any action that could reasonably result in any such Insurance Policy being void or voidable (other than (A) substitution of an Insurance Policy by an Insurance Policy with substantially similar coverage, (B) with respect to any policy that covers any asset or matter that has been disposed or is no longer subsisting or application, or (C) actions set forth on Section 5.1(a)(xiii) of the Company’s Disclosure Letter);

(xiv) except to the extent required by applicable Law, (A) make, change or revoke any material election relating to Taxes, (B) change (or request to change) any method of accounting for Tax purposes, (C) enter into any agreement, settlement or compromise with any Taxing Authority relating to a material amount of Taxes, (D) consent to any extension or waiver of the statutory period of limitations applicable to any Tax matter, (E) enter into any Tax Sharing Agreement (other than an Ordinary Course Tax Sharing Agreement), (F) surrender any right to claim any refund of a material amount of Taxes, (G) initiate any discussion, voluntary disclosure or examination with any Taxing Authority regarding Taxes or Tax Returns with respect to any BioTE Company, or (H) take any action that would reasonably be expected to prevent, impair or impede the Intended Tax Treatment;

(xv) amend, modify, terminate or waive any material right under any Company Permit;

(xvi) declare, set aside, make or pay any dividend or other distribution (whether payable in cash, stock, property, a combination thereof or otherwise) in respect of, or enter into any Contract with respect to the voting of, any of its capital stock or other Equity Interests or securities therein;

(xvii) enter into, renew, modify or revise any Affiliated Transaction (or any Contract that, if entered into prior to the execution and delivery of this Agreement, would be an Affiliated Transaction); or

(xviii) agree or commit to do any of the foregoing.

(b) Nothing contained in this Agreement shall be deemed to give the Buyer, directly or indirectly, the right to control or direct the Company or any operations of any BioTE Company prior to the Closing. Prior to the Closing, the BioTE Companies shall exercise, consistent with the terms and conditions of this Agreement, control over their respective businesses and operations.

Section 5.2 Interim Operating Covenants (Buyer).

(a) During the Pre-Closing Period, unless the Company shall otherwise give prior consent (which consent shall not be unreasonably withheld, conditioned, or delayed) in writing and except as contemplated by this Agreement or the Ancillary Agreements or as set forth on Section 5.2(a) of the Buyer’s Disclosure Letter, the Buyer shall not:

(i) conduct any activities or enter into any Contracts directed toward or in contemplation of an alternative Business Combination to the Business Combination contemplated by this Agreement;

(ii) amend or otherwise modify the (A) Trust Agreement, (B) Private Placement Warrants Agreement dated March 1, 2021, by and between and the Buyer and the Sponsor, or (C) Buyer Governing Documents;

(iii) withdraw any of the Trust Amount, other than as permitted by the Buyer Governing Documents or the Trust Agreement;

(iv) make any material changes to its accounting policies, methods or practices, other than as required by GAAP or applicable Law;

(v) except to the extent required by applicable Law, (A) make, change or revoke any material election relating to Taxes, (B) change (or request to change) any method of accounting for Tax purposes, (C) enter into any agreement, settlement or compromise with any Taxing Authority relating to a material amount of Taxes, (D) consent to any extension or waiver of the statutory period of limitations applicable to any Tax matter, (E) file any amended material Tax Return, (F) enter into any Tax Sharing Agreement (other than an Ordinary Course Tax Sharing Agreement), (G) surrender any right to claim any refund of a material amount of Taxes, (H) initiate any discussion, voluntary disclosure or examination with any Taxing Authority regarding Taxes or Tax Returns with respect to the Buyer, or (I) take any action that would reasonably be expected to prevent, impair or impede the Intended Tax Treatment;

(vi) other than in connection with a Buyer Share Redemption or an Equity Financing, sell, issue, redeem, assign, transfer, convey or otherwise dispose of (A) any of its Equity Interests, or (B) any options, warrants, rights of conversion or other rights or agreements, arrangements or commitments obligating the Buyer to issue, deliver or sell any Equity Interests of the Buyer, other than Contracts for Indebtedness from the Sponsor or its Affiliates or any director or officer of the Buyer or the Sponsor incurred in order to finance working capital and Tax expenses needs and expenses (“Sponsor Loans”); provided, that the amount of any such Sponsor Loans that may be converted into Buyer Warrants shall not exceed one million five hundred thousand dollars ($1,500,000);

(vii) other than the Buyer Share Redemption, declare, make or pay any dividend, other distribution or return of capital (whether in cash or in kind) to the equityholders of the Buyer;

(viii) adjust, split, combine or reclassify (other than a reclassification pursuant to a conversion of shares of Buyer Class B Common Stock into shares Buyer Class A Common Stock pursuant to the Buyer Governing Documents) any of its Equity Interests;

(ix) reduce the exercise price of any Buyer Warrant;

(x) incur, assume, guarantee or otherwise become liable for (whether directly, contingently or otherwise) any Indebtedness, material Liabilities, debts or obligations other than Contracts for Indebtedness from the Sponsor or its Affiliates or any director or officer of the Buyer or the Sponsor incurred in order to finance working capital and Tax expenses needs and expenses;

(xi) enter into any transaction or Contract with the Sponsor or any of its Affiliates for the payment of finder’s fees, consulting fees, monies in respect of any payment of a loan or other compensation paid by Buyer to the Sponsor, Buyer’s officers or directors, or any Affiliate of the Sponsor or Buyer’s officers, for services rendered prior to, or for any services rendered in connection with, the consummation of the transactions contemplated by this Agreement;

(xii) compromise, commence or settle any pending or threatened Proceeding (A) involving payments (exclusive of attorney’s fees) by Buyer not covered by insurance in excess of $400,000 in any single instance or in excess of $1,500,000 in the aggregate, (B) granting material injunctive or other equitable remedy against the Buyer, or (C) which imposes any material restrictions on the operations of businesses of the Buyer; or

(xiii) agree or commit to do any of the foregoing.

(b) Nothing contained in this Agreement shall be deemed to give the Members’ Representative or the Company, directly or indirectly, the right to control or direct the Buyer prior to the Closing. Prior to the Closing, the Buyer shall exercise, consistent with the terms and conditions of this Agreement, control over its business.

Section 5.3 Commercially Reasonable Efforts; Further Assurances.

(a) Subject to the terms and conditions set forth in this Agreement, and to applicable Laws, during the Pre-Closing Period, the Parties shall cooperate and use their respective commercially reasonable efforts to take, or cause to be taken, all appropriate action (including executing and delivering any documents, certificates, instruments and other papers that are necessary for the consummation of the transactions contemplated by this Agreement), and do, or cause to be done, and assist and cooperate with the other Parties in doing, all things necessary to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement. No Party shall willfully take any action that would have the effect of delaying, impairing or impeding in any material respect the consummation of the transactions contemplated by this Agreement.

(b) The Company shall use its commercially reasonable efforts, and the Buyer shall cooperate in all reasonable respects with the Company, to solicit and obtain the consents of the Persons who are parties to the Contracts listed on Section 5.1 of the Company’s Disclosure Letter prior to the Closing; provided, however, that no Party nor any of their Affiliates shall be required to pay or commit to pay any amount to (or incur any obligation in favor of) any Person from whom any such consent may be required (unless such payment is required in accordance with the terms of the relevant Contract requiring such consent). Any payment pursuant to the foregoing proviso shall be a Transaction Expense (which payment shall be treated as a Company Transaction Expense hereunder).

Section 5.4 Trust & Closing Funding. Subject to the satisfaction or waiver of the conditions set forth in Section 8.1 (other than those conditions that by their nature are to be satisfied at Closing, but subject to the satisfaction or waiver of those conditions) and provision of notice thereof to the Trustee (which notice the Buyer shall provide to the Trustee in accordance with the terms of the Trust Agreement), (i) in accordance with the Trust Agreement and the Buyer Governing Documents, at the Closing, the Buyer shall cause (a) the documents, opinions and notices required to be delivered to the Trustee pursuant to the Trust Agreement to be so delivered, and (b) the Trustee to pay as and when due (x) all amounts payable to Buyer Stockholders who shall have validly elected to redeem their shares of Buyer Class A Common Stock pursuant to the Buyer Certificate of Incorporation, and (y) all amounts payable pursuant to Section 2.2 and (ii) thereafter, the Trust Account shall terminate, except as otherwise provided in the Trust Agreement.

Section 5.5 Listing. During the Pre-Closing Period, the Buyer shall remain listed as a public company on, and for the Buyer Class A Common Stock and Buyer Warrants to be listed on, the Stock Exchange. During the Pre-Closing Period, the Buyer will keep current and timely file all of its public filings with the SEC and otherwise comply in all material respects with applicable securities Laws. During the Pre-Closing Period, if the Buyer receives any written or, to the Knowledge of the Buyer, oral notice from the Stock Exchange that the Buyer has failed, or would reasonably be expected to fail, to meet the Stock Exchange listing requirements as of the Closing or within one (1) year thereafter for any reason, then the Buyer shall give prompt written notice of such Stock Exchange notice to the Company, including a copy of any written notice received from the Stock Exchange or a summary of any oral notice received from the Stock Exchange.

Section 5.6 Equity Incentive Plan. Prior to the Closing Date, the Buyer shall approve and, subject to the approval of the Buyer Stockholders, adopt, an omnibus incentive equity plan, to be effective in connection with the Closing, which shall provide for (i) an aggregate share reserve thereunder equal to (x) fifteen percent (15%) of the shares of Buyer Class A Common Stock on a fully diluted basis plus (y) a number of shares of Buyer Class A Common Stock necessary to satisfy payments to Phantom Equity Holders under the Phantom Equity Acknowledgement (as mutually agreed by the Buyer and the Company), and providing for an annual “evergreen” increase of five percent (5%) of the shares of Buyer Class A Common Stock outstanding as of the day prior to such increase and (ii) an employee stock purchase plan, that provides for grant of purchase rights with respect to Buyer Class A Common Stock to employees of the BioTE Companies, with a total pool of Buyer Class A Common Stock not exceeding one percent (1%) and providing for an annual “evergreen” increase of one percent (1%) of the shares of Buyer Class A Common Stock outstanding as of the day prior to such increase, in each case, to be based on such other terms and conditions as reasonably mutually agreed upon between the Buyer, the Company and the Members’ Representative to be effective upon and following the Closing (the “Equity Incentive Plan”). Nothing contained in this Section 5.6 (whether express or implied) shall confer any rights, remedies or benefits whatsoever (including any third-party beneficiary rights) on any Person other than the Parties to this Agreement.

Section 5.7 Confidential Information. During the Pre-Closing Period, each Party shall be bound by and comply with the provisions set forth in the Confidentiality Agreement as if such provisions were set forth herein, and such provisions are hereby incorporated herein by reference. Each Party acknowledges and agrees that each is aware, and each of their respective Affiliates and representatives is aware (or upon receipt of any material nonpublic information of the other Party, will be advised), of the restrictions imposed by the United States federal securities Laws and other applicable foreign and domestic Laws on Persons possessing material nonpublic information about a public company. Each Party hereby agrees, that during the Pre-Closing Period, except in connection with or support of the transactions contemplated by this Agreement, while any of them are in possession of such material nonpublic information, none of such Persons shall, directly or indirectly (through its Affiliates or otherwise), acquire, offer or propose to acquire, agree to acquire, sell or transfer or offer or propose to sell or transfer any securities of the Buyer, communicate such information to any other Person or cause or encourage any Person to do any of the foregoing.

Section 5.8 Access to Information.

(a) During the Pre-Closing Period, upon reasonable prior written notice, the BioTE Companies shall afford the representatives of the Buyer reasonable access, during normal business hours, to the properties, books and records of the BioTE Companies and furnish to the representatives of the Buyer such additional financial and operating data and other information regarding the business of the BioTE Companies as the Buyer or its representatives may from time to time reasonably request for purposes of consummating the transactions contemplated by this Agreement, but only to the extent that the BioTE Companies may do so without violating any obligations to any third party or any applicable Law and to the extent that the BioTE Companies have the authority to grant such access without breaching any restrictions binding on them (and provided that the Buyer shall abide by the terms of the Confidentiality Agreement). The Buyer agrees to be responsible for the reasonable and documented out-of-pocket expenses incurred by the BioTE Companies as a result of providing such access (which shall be treated as Buyer Transaction Expenses hereunder).

(b) The Buyer shall coordinate its access rights with the Company to reasonably minimize any inconvenience to or interruption of the conduct of the business of the BioTE Companies.

(c) Notwithstanding anything to the contrary in this Section 5.8, neither the Members’ Representative nor any BioTE Company or any of their respective representatives shall be required to disclose any information to Buyer during the Pre-Closing Period if such disclosure would (i) jeopardize any attorney-client or other applicable legal privilege, (ii) require disclosure of any trade secrets of the BioTE Companies or of third parties, cause a violation of any BioTE Company’s obligations with respect to confidentiality, or violate any Privacy and Security Requirement, or (iii) contravene any applicable Contracts or Laws; provided, that, in the case of each of (i), (ii), and (iii), the Members’ Representative and the Company shall use their respective reasonable best efforts to provide such access or information as can be provided (or otherwise convey such information regarding the applicable matter as can be conveyed) in a manner without violating such privilege, obligation, Contract, or Law, and shall provide notice of the withholding of access or information on any such basis. Prior to the Closing, without the prior written consent of the Company, which may be withheld for any reason, Buyer shall not contact any suppliers to, or customers or other material business relationships of, any BioTE Company in relation to the transactions contemplated by this Agreement and Buyer shall have no right to perform invasive or subsurface investigations of any of the Leased Real Property.

Section 5.9 Notification of Certain Matters.

(a) During the Pre-Closing Period, each of the Parties shall give prompt notice to the other Parties if such Party or its Affiliates: (a) fails to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it or its Affiliates hereunder in any material respect; (b) receives any notice or other communication in writing from any third party (including any Governmental Entity) alleging (i) that the consent, approval, waiver or filing of such third party is or may be required in connection with the transactions contemplated by this Agreement or (ii) any non-compliance with any Law by such Party or its Affiliates; (c) receives any notice or other communication from any Governmental Entity in connection with the transactions contemplated by this Agreement; or (d) becomes aware of the commencement or threat, in writing, of any action against such Party or any of its Affiliates, or any of their respective properties or assets, or, to the knowledge of such Party, any officer, director, partner, member or manager, in his, her or its capacity as such, of such Party or of its Affiliates with respect to the consummation of the transactions contemplated by this Agreement. No such notice shall constitute an acknowledgement or admission by the Party providing the notice regarding whether or not any of the conditions to the Closing have been satisfied or in determining whether or not any of the representations, warranties or covenants contained in this Agreement have been breached.

(b) During the Pre-Closing Period, the Company shall disclose to the Buyer in writing any development, fact or circumstance of which the Company has Knowledge, arising before or after the Effective Date, that would cause or would reasonably be expected to result in the failure of the conditions set forth in Section 8.1(a) or Section 8.1(b) to be satisfied.

(c) During the Pre-Closing Period, Buyer shall disclose to the Company in writing any development, fact or circumstance of which the Buyer has Knowledge, arising before or after the Effective Date, that would cause or would reasonably be expected to result in the failure of the conditions set forth in Section 8.1(a) or Section 8.1(c) to be satisfied.

Section 5.10 Regulatory Approvals; Efforts.

(a) Each Party shall, as promptly as reasonably practicable, use commercially reasonable efforts to obtain, or cause to be obtained, all consents, authorizations, orders, clearances and approvals from all Governmental Entities that may be or become necessary for its execution and delivery of this Agreement and the performance of its obligations pursuant to this Agreement (including those required by applicable Company Permits of the BioTE Companies) (the “Regulatory Filings”). Each Party shall use commercially reasonable efforts to cooperate fully with the other Parties and their Affiliates in promptly seeking to obtain all such consents, authorizations, orders and approvals and effect any such Regulatory Filing. With respect to the Regulatory Filings, each Party agrees to use its commercially reasonable efforts and cooperate with the other Parties (i) in timely making inquiries with Governmental Entities regarding the Regulatory Filings, (ii) in determining if any Regulatory Filings are required by Governmental Entities, and (iii) in timely making all Regulatory Filings (except with respect to such jurisdictions where the Parties agree that a Regulatory Filing is not required). If the Buyer determines that it is required to make any Regulatory Filing or otherwise provide information with respect to the Buyer or any of the Buyer’s personnel or Affiliates to a Governmental Entity in connection with any Company Permit, then the Company will, except as prohibited by applicable Law (in which case the Company will use commercially reasonable efforts to obtain any required permission to allow disclosure), provide upon the Buyer’s request relevant portions of all past filings and correspondence with Governmental Entities with respect to any Company Permits related to such Regulatory Filing or information provision requirement that the Buyer reasonably determines to be necessary to make a complete, accurate and timely Regulatory Filing or provision of information. The Parties shall not willfully take any action that will have the effect of delaying, impairing or impeding in any material respect the receipt of any Regulatory Filings or any other required consents, authorizations, orders, clearances and approvals that, if not received, would have or would reasonably be expected to have, a Material Adverse Effect.

(b) Subject to the terms and conditions herein provided and without limiting the foregoing, the Parties agree to make or cause to be made an appropriate filing under the HSR Act as promptly as practicable, and in any event no later than ten (10) Business Days after the Effective Date. Notwithstanding anything in this Agreement to the contrary, whether or not the transactions contemplated in this Agreement are consummated, the Company shall be responsible for all fees and payments (including filing fees) to any Governmental Entity in connection with any Regulatory Filings made or required to be made pursuant to this Agreement or the transactions contemplated hereby (including with respect to the Proxy Statement and under the HSR Act).

(c) Notwithstanding anything in this Agreement to the contrary, but subject to compliance with Section 5.7, nothing in this Section 5.10 shall require Buyer, Sponsor, the Members’ Representative or any of their respective Affiliates to take any action with respect to any of their respective Affiliates (other than, with respect to Buyer and Sponsor, Buyer’s Subsidiaries and the BioTE Companies), any of their respective affiliated investment funds or any portfolio company (as such term is commonly understood in the private equity industry) or investment of the Buyer, Sponsor, the Members’ Representative or their respective Affiliates (other than, with respect to Buyer and the Sponsor, Buyer’s Subsidiaries and the BioTE Companies), or any interests therein, including selling, divesting or otherwise disposing of, licensing, holding separate, or otherwise restricting or limiting its freedom to operate with respect to, any business, products, rights, services, licenses, investments, or assets, of the Buyer, the Sponsor, the Members’ Representative or their respective Affiliates (other than, with respect to the Buyer and the Sponsor, Buyer’s Subsidiaries and the BioTE Companies), any of their respective affiliated investment funds or any portfolio company (as such term is commonly understood in the private equity industry) or investment of the Buyer, the Sponsor, the Members’ Representative or their respective Affiliates (other than the BioTE Companies), or any interests therein.

Section 5.11 Communications; Press Release; SEC Filings.

(a) Prior to the Closing, any press or other public release or public announcement concerning this Agreement or the transactions contemplated by this Agreement or any matter contemplated by the foregoing shall not be issued without the prior written consent of each of the Buyer and the Company, which consent shall not be unreasonably withheld, conditioned, or delayed; provided, however, that each Party may make any public announcement that is required by applicable Law or the requirements of any national securities exchange (it being understood that, to the extent practicable, the Party making such public announcement shall provide such announcement to the other Parties prior to release and consider in good faith any comments from such other Parties); and provided, further, that each Party may make announcements regarding this Agreement and the transactions contemplated hereby consisting solely of information contained in and otherwise consistent with any such mutually agreed press release or public announcement and the Buyer SEC Documents to their directors, officers, employees, customers, suppliers and other interested parties without the consent of the other Parties; and provided, further, that subject to this Section 5.11, the foregoing shall not prohibit any Party from communicating with third parties to the extent necessary for the purpose of seeking any third party consent that is required under this Agreement.

(b) As promptly as practicable following the Effective Date, the Buyer shall prepare and file a Current Report on Form 8-K pursuant to the Securities Exchange Act to report the execution of this Agreement (the “Signing Form 8-K”) and the Parties shall issue a mutually agreeable press release announcing the execution of this Agreement (the “Signing Press Release”). Buyer shall provide the Company with a reasonable opportunity to review and comment on the Signing Form 8-K prior to its filing and shall consider such comments in good faith. The Buyer shall not file any such documents with the SEC without the prior written consent of the Company (such consent not to be unreasonably withheld, conditioned, or delayed).

(c) As promptly as reasonably practicable after the Effective Date, but in any event following delivery of any information required to be delivered by the Company pursuant to this Section 5.11, the Buyer and the Company shall prepare, and the Buyer shall file with the SEC, a proxy statement relating to the transactions contemplated by this Agreement and the Ancillary Agreements (as amended from time to time, the “Proxy Statement”), which shall comply as to form, in all material respects, with, as applicable, the provisions of the Securities Exchange Act and the rules and regulations promulgated thereunder, for the purpose of (A) providing Buyer Stockholders with the opportunity to participate in the Buyer Share Redemption and (B) soliciting proxies from the Buyer Stockholders to vote at the Buyer Stockholder Meeting in favor of the Buyer Stockholder Voting Matters. The Buyer shall file the definitive Proxy Statement with the SEC and cause the Proxy Statement to be mailed to its stockholders of record, as of the record date to be established by the Buyer Board in accordance with Section 5.11(j), at such time as reasonably agreed by Buyer and the Company promptly following (x) in the event the preliminary Proxy Statement is not reviewed by the SEC, the expiration of the waiting period in Rule 14a-6(a) under the Securities Exchange Act or (y) in the event the preliminary Proxy Statement is reviewed by the SEC, receipt of oral or written notification of the completion of the review by the SEC (the date in (x) or (y), the “Proxy Statement Clearance Date”).

(d) Prior to filing with the SEC, the Buyer will make available to the Company drafts of the Proxy Statement and any other documents to be filed with the SEC that relate to the transactions completed hereby, both preliminary and final, and drafts of any amendment or supplement to the Proxy Statement or such other document and will provide the Company with a reasonable opportunity to comment on such drafts and shall consider such comments in good faith. The Buyer will advise the Company promptly after it receives notice thereof, of (i) the time when the Proxy Statement has been filed, (ii) in the event the preliminary Proxy Statement is not reviewed by the SEC, the expiration of the waiting period in Rule 14a-6(a) under the Securities Exchange Act, (iii) in the event the preliminary Proxy Statement is reviewed by the SEC, receipt of oral or written notification of the completion of the review by the SEC, (iv) the filing of any supplement or amendment to the Proxy Statement, (v) any request by the SEC for amendment of the Proxy Statement, (vi) any comments, written or oral, from the SEC relating to the Proxy Statement and responses thereto and (vii) requests by the SEC for additional information in connection with the Proxy Statement. The Buyer shall promptly respond to any comments of the SEC on the Proxy Statement, and shall use its commercially reasonable efforts to have the Proxy Statement cleared by the SEC under the Securities Exchange Act as soon after filing as practicable; provided that prior to responding to any requests or comments from the SEC, the Buyer will make available to the Company drafts of any such response and provide the Company with reasonable opportunity to comment on such drafts.

(e) If at any time prior to the Closing (including prior to the Buyer Stockholder Meeting) any Party discovers or becomes aware of any information that is required to be set forth in an amendment or supplement to the Proxy Statement so that the Proxy Statement would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, such Party shall promptly inform the other Parties and the Parties shall cooperate reasonably in connection with preparing and, to the extent required by Law, disseminating (including by promptly transmitting to the Buyer Stockholders) any such amendment or supplement describing such information to be filed with the SEC; provided that no information received by the Buyer pursuant to this Section 5.11(e) shall operate as a waiver or otherwise affect any representation, warranty or agreement given or made hereunder by any Party, and no such information shall be deemed to change, supplement or amend the Disclosure Letters hereto.

(f) The Parties acknowledge that a substantial portion of the Proxy Statement and certain other forms, reports and other filings required to be made by the Buyer under the Securities Exchange Act in connection with the transactions contemplated by this Agreement (collectively, “Additional Buyer Filings”) shall include disclosure regarding the BioTE Companies and the business of the BioTE Companies and the BioTE Companies’ management, operations and financial condition. Accordingly, the Company agrees to, and agrees to cause the other BioTE Companies to, as promptly as reasonably practicable, provide the Buyer with all information concerning the Members, the Members’ Representative, the Company and the other BioTE Companies, and their respective business, management, operations and financial condition, in each case, that is reasonably requested by the Buyer to be included in the Proxy Statement, Additional Buyer Filings or any other Buyer SEC Filing. The Company shall make, and shall cause the other BioTE Companies to, make, and shall cause their Affiliates, directors, officers, managers and employees to make, such information available to the Buyer and its counsel, auditors and other representatives in connection with the drafting of the Proxy Statement and Additional Buyer Filings, as reasonably requested by the Buyer, and responding in a timely manner to comments thereto from the SEC. The Buyer shall make all necessary filings with respect to the transactions contemplated by this Agreement under the Securities Act, the Securities Exchange Act and applicable blue-sky Laws and the rules and regulations thereunder, and the Members’ Representative and the Company shall reasonably cooperate in connection therewith.

(g) Prior to Closing, the Company shall begin preparing a draft Current Report on Form 8-K in connection with and announcing the Closing, together with, or incorporating by reference, such information that is or may be required to be disclosed with respect to the transactions contemplated by this Agreement pursuant to Form 8-K (the “Closing Form 8-K”). The Company shall provide the Buyer and the Sponsor with a reasonable opportunity to review and comment on the Closing Form 8-K prior to its filing and shall consider such comments in good faith. Prior to the Closing, the Parties shall prepare a mutually agreeable press release announcing the consummation of the transactions contemplated by this Agreement (“Closing Press Release”). Concurrently with the Closing, the Buyer shall distribute the Closing Press Release, and within four (4) Business Days thereafter, file the Closing Form 8-K with the SEC.

(h) The Company shall provide to the Buyer as promptly as reasonably practicable after the Effective Date, (i) audited consolidated balance sheets of the BioTE Companies as of December 31, 2020 and December 31, 2019, and related audited consolidated statements of operations, members’ equity and cash flows for the fiscal years ended on such dates, together with all related notes and schedules thereto, accompanied by the reports thereon of the BioTE Companies’ independent auditors, prepared in accordance with GAAP, applied on a consistent basis throughout the covered periods and Regulation S-X of the SEC and in each case, audited in accordance with the standards of the PCAOB, (ii) all other audited and unaudited financial statements of the BioTE Companies and any company or business units acquired by the BioTE Companies, as applicable, required under the applicable rules and regulations and guidance of the SEC to be included in the Proxy Statement and/or the Closing Form 8-K (including pro forma financial information), (iii) all selected financial data of the BioTE Companies required by Item 301 of Regulation S-K, as necessary for inclusion in the Proxy Statement and Closing Form 8-K and (iv) management’s discussion and analysis of financial condition and results of operations prepared in accordance with Item 303 of Regulation S-K of the SEC (as if the BioTE Companies were subject thereto) with respect to the periods described in clauses (i) and (ii) above, as necessary for inclusion in the Proxy Statement and Closing Form 8-K (including pro forma financial information).

(i) Each Party covenants and agrees that the information supplied or to be supplied by such Party or its Affiliates for inclusion in the Proxy Statement, the Additional Buyer Filings, any other Buyer SEC Filing, any document submitted to any other Governmental Entity or any announcement or public statement regarding the transactions contemplated by this Agreement (including the Signing Press Release and the Closing Press Release) shall not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading at (i) the time such information is filed, submitted or made publicly available, (ii) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the Buyer Stockholders, (iii) the time of the Buyer Stockholder Meeting, or (iv) the Closing (subject to the qualifications and limitations set forth in the materials provided by such Party or that are included in such filings and/or mailings).

(j) The Buyer shall, prior to or as promptly as practicable following the Proxy Statement Clearance Date (and in no event later than the date the Proxy Statement is required to be mailed in accordance with Section 5.11(c)), establish a record date (which date shall be mutually agreed with the Company) for, duly call and give notice of, the Buyer Stockholder Meeting. The Buyer shall convene and hold a meeting of the Buyer Stockholders, for the purpose of obtaining the approval of the Buyer Stockholder Voting Matters, which meeting shall be held not more than forty-five (45) days after the date on which the Buyer commences the mailing of the Proxy Statement to its stockholders. The Buyer shall use its reasonable best efforts to take all actions necessary to obtain the approval of the Buyer Stockholder Voting Matters at the Buyer Stockholder Meeting, including as such Buyer Stockholder Meeting may be adjourned or postponed in accordance with this Agreement, including by soliciting proxies as promptly as practicable in accordance with applicable Law for the purpose of seeking the approval of the Buyer Stockholder Voting Matters. The Buyer shall include the Buyer Board Recommendation in the Proxy Statement. The Buyer Board shall not (and no committee or subgroup thereof shall) change, withdraw, withhold, qualify or modify, or publicly propose to change, withdraw, withhold, qualify or modify, the Buyer Board Recommendation. The Buyer agrees that its obligation to establish a record date for, duly call, give notice of, convene and hold the Buyer Stockholder Meeting for the purpose of seeking approval of the Buyer Stockholder Voting Matters shall not be affected by any intervening event or circumstance, and Buyer agrees to establish a record date for, duly call, give notice of, convene and hold the Buyer Stockholder Meeting and submit for the approval of the Buyer Stockholders the Buyer Stockholder Voting Matters, in each case as contemplated by this Section 5.11(j), regardless of whether or not there shall have occurred any intervening event or circumstance. Notwithstanding anything to the contrary contained in this Agreement, the Buyer shall be entitled to (and in the case of the following clauses (ii) and (iv), at the request of the Company, shall) postpone or adjourn the Buyer Stockholder Meeting for a period of no longer than 15 Business Days: (i) to ensure that any supplement or amendment to the Proxy Statement that the Buyer Board has determined in good faith is required by applicable Law is disclosed to the Buyer Stockholders and for such supplement or amendment to be promptly disseminated to the Buyer Stockholders prior to the Buyer Stockholder Meeting; (ii) if, as of the time for which the Buyer Stockholder Meeting is originally scheduled (as set forth in the Proxy Statement), there are insufficient shares of outstanding Buyer Capital Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business to be conducted at the Buyer Stockholder Meeting; (iii) to seek withdrawals of redemption requests from Buyer Stockholders; or (iv) in order to solicit additional proxies from Buyer Stockholders for purposes of obtaining approval of the Buyer Stockholder Voting Matters; provided that, in the event of any such postponement or adjournment, the Buyer Stockholder Meeting shall be reconvened as promptly as practicable following such time as the matters described in such clauses have been resolved.

Section 5.12 Expenses. Except as otherwise provided in this Agreement (including Section 2.1), each Party shall be solely liable for and pay all of its own costs and expenses (including attorneys’, accountants’ and investment bankers’ fees and other out-of-pocket expenses) incurred by such Party or its Affiliates in connection with the negotiation and execution of this Agreement and the Ancillary Agreements, the performance of such Party’s obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby.

Section 5.13 Releases.

(a) Subject to the other provisions in this Section 5.13, effective upon the Closing, and in consideration of the transactions contemplated by this Agreement, and the additional covenants and promises set forth in this Agreement, the Company, on behalf of itself and its current and former Subsidiaries, Affiliates, members and their respective successors and assigns (collectively, the “Company Releasing Parties”), hereby releases and discharges the Buyer, Sponsor, each BioTE Company and their respective Affiliates and each of their respective current and former managers, directors, officers, employees, members, stockholders, partners, benefit plan fiduciaries and administrators and their respective successors and assigns (the “Company Released Parties”) from and against any and all Liabilities, and causes of actions of the Company Releasing Parties, of any kind or nature whatsoever arising out of the ownership of any BioTE Company (whether directly or indirectly) as to facts, conditions, transactions, events or circumstances prior to the Closing (the “Company Released Matters”), and the Company shall not, and shall cause the other Company Releasing Parties not to, seek to recover any amounts in connection with such Company Released Matters from any Company Released Party; provided, however, that nothing contained in this Section 5.13(a) shall waive, release or discharge any Company Released Party from any Liability such Person may have to any Company Releasing Party with respect to indemnification under the Governing Documents of the BioTE Companies or any Liability such Person may have to any Company Releasing Party pursuant to any Contract, advance or balance set forth on Section 3.22 of the Company’s Disclosure Letter that is not cancelled in connection with the transactions contemplated by this Agreement.

(b) Subject to the other provisions in this Section 5.13, effective upon the Closing, and in consideration of the transactions contemplated by this Agreement, and the additional covenants and promises set forth in this Agreement, the Buyer, on behalf of itself and the BioTE Companies, the Buyer’s controlled Affiliates and their respective successors and assigns (collectively, the “Buyer Releasing Parties”), hereby releases and discharges the Company, its Affiliates and each of their respective current and former managers, directors, officers, employees, members, stockholders, partners, benefit plan fiduciaries and administrators and their respective successors and assigns (the “Buyer Released Parties”) from and against any and all Liabilities, and causes of actions of any BioTE Company, of any kind or nature whatsoever arising out of such the Company’s ownership of any BioTE Company (whether directly or indirectly), as to facts, conditions, transactions, events or circumstances prior to the Closing (the “Buyer Released Matters”), and Buyer shall not, and shall cause the other Buyer Releasing Parties not to, seek to recover any amounts in connection with such Buyer Released Matters from any Buyer Released Party; provided, however, that nothing contained in this Section 5.13(b) shall waive, release or discharge any Buyer Released Party from any Liability such Person may have to any Buyer Releasing Party with respect to indemnification under the Governing Documents of the Buyer or pursuant to any Contract, advance or balance set forth on Section 4.2 of the Buyer’s Disclosure Letter.

(c) It is the intention of the Company in executing the release contained in Section 5.13(a) and in giving and receiving the consideration called for in this Agreement, that this release shall be effective as a full and final accord and satisfaction and general release of and from all Company Released Matters. The Company hereby represents to the Buyer that (i) it has not voluntarily or involuntarily assigned or transferred or purported to assign or transfer to any Person any Company Released Matters or possible Company Released Matters against any Company Released Parties, (ii) it fully intends to release, except in the case of claims against a

Person in respect of such Person’s Fraud, all Company Released Matters against the Company Released Parties including unknown and contingent Company Released Matters (other than those specifically reserved above), (iii) it has consulted with counsel with respect to the execution and delivery of this general release and has been fully apprised of the consequences hereof; and (iv) to the Knowledge of the Company, no Person other than the Company has any interest in any Company Released Matters by applicable Law or Contract by virtue of any action or inaction by it in a manner that would derogate from or otherwise prejudice the foregoing waiver. Furthermore, the Company further agrees not to institute any Proceeding against any Company Released Party with respect to the Company Released Matters, except in the case of claims against a Person in respect of such Person’s Fraud.

(d) It is the intention of the Buyer in executing the release contained in Section 5.13(b) and in giving and receiving the consideration called for in this Agreement, that this release shall be effective as a full and final accord and satisfaction and general release of and from all Buyer Released Matters. The Buyer represents to the Company that (i) the Buyer has not voluntarily or involuntarily assigned or transferred or purported to assign or transfer to any Person any Buyer Released Matters or possible Buyer Released Matters against any Buyer Released Parties, (ii) the Buyer fully intends to release, except in the case of claims against a Person in respect of such Person’s Fraud, all Buyer Released Matters against the Buyer Released Parties including unknown and contingent Buyer Released Matters (other than those specifically reserved above), (iii) the Buyer has consulted with counsel with respect to the execution and delivery of this general release and has been fully apprised of the consequences hereof; and (iv) to the Knowledge of the Buyer, no Person other than Buyer has any interest in any Buyer Released Matters by applicable Law or Contract by virtue of any action or inaction by the Buyer in a manner that would derogate from or otherwise prejudice the foregoing waiver. Furthermore, the Buyer further agrees not to institute any Proceeding against any Buyer Released Party with respect to the Buyer Released Matters, except in the case of claims against a Person in respect of such Person’s Fraud.

(e) Notwithstanding anything to the contrary in this Section 5.13, nothing in this Section 5.13 shall waive, release, discharge, limit, modify, restrict, operate as a waiver with respect to or otherwise affect, any Liabilities or rights any Party may have (i) under this Agreement, any Ancillary Agreement or the transactions contemplated hereby and thereby, (ii) under the Confidentiality Agreement, (iii) arising out of actions or omissions occurring after the Closing or (iv) arising out of, or resulting from, Fraud of the released Person. The invalidity or unenforceability of any part of this Section 5.13 shall not affect the validity or enforceability of the remainder of this Section 5.13, which shall remain in full force and effect.

Section 5.14 Directors and Officers.

(a) Indemnification. Beginning on the Closing Date and continuing until the sixth (6th) anniversary of the Closing Date, the Buyer (i) shall cause each BioTE Company to maintain in effect all rights to indemnification, advancement of expenses, exculpation and other limitations on Liability to the extent provided in the Governing Documents of such BioTE Company in effect as of the Effective Date (“Company D&O Provisions”) in favor of any current or former director, officer, or manager, or, to the extent authorized under the applicable Company D&O Provisions, any employee, agent or representative of any BioTE Company (collectively, with such Person’s heirs, executors or administrators, the “Company Indemnified Persons”), (ii) shall maintain in effect all rights to indemnification, advancement of expenses, exculpations and other limitations on Liability to the extent provided in the Governing Documents of the Buyer in effect as of the Effective Date (the “Buyer D&O Provisions”) in favor of any current or former director, officer, or manager, or, to the extent authorized under the applicable Buyer D&O Provisions, any employee, agent or representative of the Buyer (collectively, with such Person’s heirs, executors or administrators, the “Buyer Indemnified Persons”), and (iii) shall not, and shall not permit any BioTE Company or the Buyer to, amend, repeal or modify in a manner adverse to the beneficiary thereof any provision in the Company D&O Provisions or the Buyer D&O Provisions, as the case may be, as it relates to any Company Indemnified Person or Buyer Indemnified Person, in each case, relating to a state of facts existing prior to Closing, without the written consent of such affected Company Indemnified Person or Buyer Indemnified Person (it being agreed that each Company Indemnified Person and

Buyer Indemnified Person shall be a third party beneficiary of this Section 5.14). After the Closing, in the event that any BioTE Company, the Buyer or their respective successors (i) consolidates with or merges into any other Person and is not the continuing or surviving company or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then in each such case, the Buyer shall cause proper provision to be made so that the successors of the BioTE Company or the Buyer, as applicable, shall succeed to and be bound by the obligations set forth in this Section 5.14.

(b) Tail Policy.

(i) For a period of six (6) years from and after the Closing Date, the Buyer shall purchase and maintain in effect policies of directors’ and officers’ liability insurance covering those Persons who are currently covered by such policies of the BioTE Companies and the Buyer with respect to claims arising from facts or events that occurred on or before the Closing and with no less favorable coverage and amounts as, and contain terms and conditions no less advantageous than, in the aggregate, the coverage currently provided by such current policy.

(ii) At or prior to the Closing Date, the Buyer shall purchase and maintain in effect for a period of six (6) years thereafter, “run-off” coverage as provided by any BioTE Company’s and the Buyer’s fiduciary and employee benefit policies, in each case, covering those Persons who are covered on the Effective Date by such policies and with terms, conditions, retentions and limits of liability that are no less advantageous than the coverage provided under any BioTE Company’s or the Buyer’s existing policies (the policies contemplated by the foregoing clauses (i) and (ii), collectively, the “Tail Policy”); provided that in no event shall the Buyer be required to expend on the premium thereof in excess of three hundred percent (300%) of the aggregate annual premiums currently payable by the Company and the Buyer with respect to such current policies (the “Premium Cap”); provided, further, that if such minimum coverage under any such Tail Policy is or becomes not available at the Premium Cap, then any such Tail Policy shall contain the maximum coverage available at the Premium Cap. No claims made under or in respect of such Tail Policy related to any fiduciary or employee of any BioTE Company shall be settled without the prior written consent of the Company.

(c) The provisions of this Section 5.14 are (i) intended to be for the benefit of, and shall be enforceable by, each Company Indemnified Person and each Buyer Indemnified Person, his or her heirs and his or her representatives and (ii) in addition to, and not in substitution for, any other rights to indemnification or contribution that any such individual may have under the applicable party’s Governing Documents or in any Contract of the applicable party or its respective Subsidiaries in effect as of the Effective Date.

(d) Nothing in this Agreement is intended to, shall be construed to, or shall release, waive or impair any rights to directors’ and officers’ insurance claims under any policy that is or has been in existence with respect to the Buyer or the Company or any of their respective Subsidiaries for any of their respective directors, officers, or other employees, it being understood and agreed that the indemnification provided for in this Section 5.14 is not prior to or in substitution for any such claims under such policies.

(e) This Section 5.14 shall survive the consummation of the transactions contemplated by this Agreement and shall be binding on all successors and assigns of the Buyer and the Company.

(f) Post-Closing Buyer Board and Officers.

(i) Except as otherwise agreed in writing by the Buyer and the Company, prior to the Closing, and conditioned upon the occurrence of the Closing, the Parties shall take all necessary action, including causing the directors of the Buyer to resign (effective as of the Closing), so that, effective as of immediately following the Closing, the Buyer Board shall consist of seven (7) directors, of which, subject to Section 5.14(f)(ii) below:

(A) the Company shall designate four (4) individuals to serve as directors on the Buyer Board, at least two (2) of which shall be considered independent under the requirements of the Stock Exchange

(including one who shall qualify as an audit committee financial expert and be qualified to act as chairman of the audit committee); and

(B) the Buyer shall designate three (3) individuals to serve as directors on the Buyer Board, at least one (1) of which shall be considered independent under the requirements of the Stock Exchange.

(ii) Notwithstanding anything to the contrary contained herein, if, after giving effect to the Buyer Share Redemptions, the amount of SPAC Cash at Closing is less than the Director Threshold Amount, then prior to Closing, the Company and the Buyer shall designate five (5) individuals and two (2) individuals, respectively, to serve as directors on the Buyer Board.

(iii) The Parties shall take all action necessary, including causing the officers of the Buyer to resign, so that effective as of the Closing, the officers of the Buyer will consist of the individuals listed on Section 5.14(f)(iii) of the Company’s Disclosure Letter.

Section 5.15 Buyer Second A&R Certificate of Incorporation and Buyer A&R Bylaws. Subject to receipt of the Required Vote, immediately prior to the Closing, the Buyer shall (a) file the Buyer Second A&R Certificate of Incorporation in accordance with the provisions hereof and the DGCL and (b) adopt the Buyer A&R Bylaws as its bylaws until thereafter amended in accordance with the provisions thereof, the Buyer Second A&R Certificate of Incorporation and the DGCL.

Section 5.16 Name Change. In connection with the adoption of the Buyer Second A&R Certificate of Incorporation and Buyer A&R Bylaws, the Buyer will change its name from “Haymaker Acquisition Corp. III” to “biote Corp.”.

Section 5.17 Exclusivity; Transaction Support.

(a) From the Effective Date, until the earlier of the Closing or the termination of this Agreement in accordance with Section 9.1, the Company, the Members’ Representative, the Class A Member, the Founder, and their respective Affiliates shall not, directly or indirectly, (i) solicit, initiate or take any action to facilitate or encourage any inquiries or the making, submission or announcement of, any proposal or offer from any Person or group of Persons other than the Buyer and the Sponsor (and their respective representatives, acting in their capacity as such) (a “Competing Buyer”) that may constitute, or could reasonably be expected to lead to, a Competing Transaction; (ii) enter into, participate in, continue or otherwise engage in, any discussions or negotiations with any Competing Buyer regarding a Competing Transaction; (iii) furnish (including through any virtual data room) any information relating to any BioTE Company or any of its assets or businesses, or afford access to the assets, business, properties, books or records of any BioTE Company to a Competing Buyer, in all cases for the purpose of assisting with or facilitating, or that could otherwise reasonably be expected to lead to, a Competing Transaction; (iv) approve, endorse or recommend any Competing Transaction; or (v) enter into a Competing Transaction or any agreement, arrangement or understanding (including any letter of intent or term sheet) relating to a Competing Transaction or publicly announce an intention to do so. Without limiting the generality of the foregoing, prior to the Closing, the Class A Member shall vote (or cause to be voted) its Equity Securities in the Company against and/or withhold consent with respect to (A) any Competing Transaction or (B) any other matter, action, agreement, transaction or proposal that would reasonably be expected to result in (x) a breach of any of the Company’s covenants, representation or warranty or any other agreements or obligations under this Agreement or (y) any of the conditions to the Closing set forth in Sections 8.1 of this Agreement not being satisfied.

(b) From the Effective Date, until the earlier of the Closing or the termination of this Agreement in accordance with Section 9.1, the Sponsor and the Buyer shall not directly or indirectly, (i) solicit, initiate or take any action to facilitate or encourage any inquiries or the making, submission or announcement of, any proposal or offer from any Person or group of Persons other than the Company (and their respective representatives, acting in their capacity as such) (an “Alternative Target”) that may constitute or could reasonably be expected to lead to, a Buyer Competing Transaction, (ii) enter into, participate in, continue or otherwise engage in, any discussions or negotiations with any Alternative Target regarding a Buyer Competing Transaction; (iii) furnish (including through any virtual data room) any non-public information relating to Buyer or any of its assets or businesses, or afford access to the assets, business, properties, books or records of the Buyer to an Alternative Target, in all cases for the purpose of assisting with or facilitating, or that could otherwise reasonably be expected to lead to, a Buyer Competing Transaction; (iv) approve, endorse or recommend any Buyer Competing Transaction; or (v) enter into a Buyer Competing Transaction or any agreement, arrangement or understanding (including any letter of intent or term sheet) relating to a Buyer Competing Transaction or publicly announce an intention to do so.

(c) The Class A Member hereby ratifies and approves the Requisite Consent and the appointment of the Members’ Representative pursuant to Section 10.3.

(d) Except as expressly contemplated by this Agreement or with the prior written consent of Buyer (such consent to be given or withheld in its sole discretion), from and after the date hereof until the earlier of the Closing or the termination of this Agreement in accordance with its terms, the Class A Member agrees not to (A) Transfer any of its Equity Interests in the Company, (B) enter into (i) any option, warrant, purchase right, or other contract that would (either alone or in connection with one or more events, developments or events (including the satisfaction or waiver of any conditions precedent)) require the Class A Member to Transfer any of its Equity Interests in the Company or (ii) any voting trust, proxy or other contract with respect to the voting or Transfer of any of its Equity Interests in the Company, or (C) take any actions in furtherance of any of the matters described in the foregoing clauses (A) or (B). For purposes of this Agreement, “Transfer” means any, direct or indirect, sale, transfer, assignment, pledge, mortgage, exchange, hypothecation, grant of a security interest in or disposition or encumbrance of an interest or the underlying economic rights (whether with or without consideration, whether voluntarily or involuntarily or by operation of law or otherwise). Notwithstanding anything to the contrary herein, the Class A Member may from time to time Transfer any of its Equity Interests in the Company to its Affiliates without Buyer’s prior written consent if, prior to such Transfer, such Affiliate enters into a joinder to this Agreement in a form reasonably acceptable to Buyer (and any other Transfer shall be void ab initio).

Section 5.18 Equity Financing; Cooperation.

(a) During the Pre-Closing Period, the Buyer may issue up to $100,000,000 in shares of Buyer Class A Common Stock in a private placement pursuant to subscription agreements in a customary form agreed to by the Buyer and the Company (the “Equity Financing”), provided that, without the prior written consent of the Company, no such subscription agreement shall provide for an issue price per share of Buyer Class A Common Stock that is less than $10.00 per share.

(b) Prior to the earlier of the Closing and the termination of this Agreement pursuant to Section 9.1, the Company agrees, and shall cause the appropriate officers and employees thereof to cooperate in connection with (x) the arrangement of any Equity Financing and (y) the marketing of the transactions contemplated by this Agreement and the Ancillary Agreements in the public markets and with existing equityholders of the Buyer (including in the case of clauses (x) and (y) with respect to the satisfaction of the relevant conditions precedent), in each case as may be reasonably requested by the Buyer, including by (i) upon reasonable prior notice, participating in meetings, calls, drafting sessions, presentations, and due diligence sessions (including accounting due diligence sessions) and sessions with prospective investors at mutually agreeable times and locations and upon reasonable advance notice (including the participation in any relevant “roadshow”), (ii) assisting with the preparation of customary materials and (iii) providing the Financial Statements and such other financial information regarding the Company as is reasonably requested in connection therewith, subject to confidentiality obligations acceptable to the Company; provided, that nothing in this Section 5.18 shall require such cooperation to the extent it would unreasonably interfere with the business of the Company, or conflict with or violate any applicable Law or Contract, or require the Company to breach, waive or amend any terms of this Agreement.

Section 5.19 Debt Financing. The Company shall use its commercially reasonable efforts to (i) enter into the Debt Facilities, which shall reflect the terms of the Debt Commitment Letters, on or before the Closing Date, (ii) negotiate and enter into definitive agreements with respect to the Debt Facilities on terms and conditions not materially less favorable to the Company, taken as a whole (including with respect to the conditionality thereof), than the terms and conditions contained in the Debt Commitment Letters (as of the Effective Date), and (iii) take all actions necessary to enable it to utilize the Debt Facilities on the Closing Date (including, if required to satisfy the condition in Section 8.1(c)(iii), a drawdown of not less than $125,000,000). If the Debt Financing contemplated by any of the Debt Commitment Letters becomes unavailable on the terms and conditions contemplated therein, in whole or in part, the Company shall (i) promptly notify the Buyer thereof and (ii) use, and cause its affiliates to use, commercially reasonable efforts to, as promptly as practicable following the occurrence of such event, arrange for and obtain alternative financing on terms and conditions to funding and availability that are not (unless otherwise consented to in writing by the Buyer) materially less favorable, in the aggregate, to the Company than those in the Debt Commitment Letters in respect of the Debt Financing which has become unavailable and, in any event, without adding new or additional conditions precedent or contingencies, or amending, modifying or expanding existing conditions, to receipt of the Debt Financing from those set forth in the Debt Commitment Letters as of the Effective Date. In no event shall the receipt by, or the availability of any funds or financing to, the Company or any of its affiliates or any other financing be a condition to the Company’s obligation to consummate the transactions contemplated by this Agreement.

Section 5.20 Affiliate Obligations. On or before the Closing Date, except as set forth on Section 5.20 of the Company’s Disclosure Letter and as provided for in this Agreement and any Ancillary Agreements, the Company shall take all actions necessary to cause all Liabilities and obligations of the BioTE Companies under any Affiliated Transaction to be terminated in full without any further force and effect and without any cost to or other Liability to or obligations of any BioTE Company or the Buyer.

Section 5.21 Recapitalization Steps Plan. As soon as reasonably practicable after the Buyer Share Redemption Deadline and, in any event, prior to the Buyer Stockholder Meeting, the Company shall notify the Buyer of any changes to the Recapitalization Steps Plan as a result of any changes to the Cash Consideration to be paid to the Selling Member pursuant to Section 2.2(c) or any other changes in inputs to the calculation of Retained Company Units.

Section 5.22 Employment Agreements. The Company shall use its reasonable best efforts to enter into any employment agreement with each Executive, in form and substance satisfactory to such Executive, the Company, and the Buyer, prior to the Closing.

Section 5.23 Phantom Equity Acknowledgements. The Company shall use its reasonable best efforts to enter into the Phantom Equity Acknowledgements (in the form attached hereto as Exhibit H or such other form that is mutually acceptable to the Company, the Buyer, and the applicable Phantom Equity Holder) with the Phantom Equity Holders on or prior to December 31, 2021, and, in any event prior to the Closing.

ARTICLE VI

ADDITIONAL AGREEMENTS

Section 6.1 Access to Books and Records. From and after the Closing, the Buyer and its Affiliates shall make or cause to be made available to the Members’ Representative (including the right to copy at the Members’ Representative’s sole expense, as applicable) all books, records and documents relating to periods prior to the Closing Date of any BioTE Company (and the assistance of employees responsible for such books, records and documents) during regular business hours and upon reasonable prior written request as may be reasonably necessary for (a) investigating, settling, preparing for the defense or prosecution of, defending or prosecuting any Proceeding (other than an actual or potential Proceeding (i) brought or threatened to be brought by the Members’ Representative or its Affiliates arising under this Agreement or (ii) brought or threatened to be brought by the

Buyer or their Affiliates against the Members’ Representative or its Affiliate relating to or arising under this Agreement), (b) preparing reports to Governmental Entities or (c) such other purposes (that do not involve an actual or potential Proceeding brought by the Members’ Representative or its Affiliates against the Buyer or by the Buyer or its Affiliates against the Members’ Representative arising under this Agreement) for which access to such documents is reasonably necessary. The Buyer shall (at the Company’s sole expense) cause each BioTE Company to maintain and preserve all such books, records and other documents in the possession of the BioTE Companies as of the Closing Date for the greater of (i) six (6) years after the Closing Date and (ii) any applicable statutory or regulatory retention period, as the same may be extended, and in each case, shall offer to transfer such records to the Members’ Representative, at the end of such period. Notwithstanding anything in this Agreement to the contrary, the Buyer shall not be required to provide any access or information to the Sponsor, the Members’ Representative, their respective Affiliates or any of their respective representatives which constitutes information protected by attorney-client privilege or which would violate any obligation owed to a third party under Contract or Law. This Section 6.1 shall not apply to Taxes or Tax matters, which are the subject of Section 7.1.

ARTICLE VII

TAX MATTERS

Section 7.1 Certain Tax Matters.

(a) Tax Returns.

(i) The Members’ Representative shall prepare and file, or cause to be prepared and filed, at the cost and expense of the Company, (A) all Tax Returns of each BioTE Company that are due on or prior to the Closing Date (taking into account applicable extensions) and (B) all Income Tax Returns of each BioTE Company for any taxable period ending on or prior to the Closing Date, in each case, that are due after the Closing Date (collectively, the “Member Prepared Returns”). The Member Prepared Returns filed after the Closing Date shall be prepared in a manner consistent with the BioTE Companies’ past practices, except as otherwise required by applicable Law. The Member Prepared Returns filed after the Closing Date (taking into account applicable extensions) shall be submitted to the Buyer no later than thirty (30) days prior to the due date for filing such Tax Return (taking into account applicable extensions) for review. The Members’ Representative shall consider in good faith all reasonable comments received from the Buyer no later than ten (10) days prior to the due date for filing any such Tax Return (taking into account applicable extensions) and shall not file such Tax Return without the consent of the Buyer, such consent not to be unreasonably withheld, conditioned, or delayed. Except as otherwise required by law or as would not reasonably be expected to have a material effect on the Buyer, no filed Member Prepared Return may be amended after the Closing without the prior written consent of the Buyer, which consent shall not be unreasonably withheld, conditioned or delayed; provided that in all cases the Members’ Representative shall submit to the Buyer no later than thirty (30) days prior to filing any amended Member Prepared Return for review and comment by the Buyer and the Members’ Representative shall consider in good faith all reasonable comments received from Buyer within twenty (20) days of delivering any such Tax Returns to the Buyer. The Buyer shall prepare and file, or cause to be prepared and filed, at the cost and expense of the BioTE Companies, all Tax Returns of each BioTE Company (other than Member Prepared Returns) for any Pre-Closing Tax Period or Straddle Period that are due after the Closing Date (taking into account applicable extensions) (the “Buyer Prepared Returns”). Each Buyer Prepared Return shall be prepared in a manner consistent with the BioTE Companies’ past practices except as otherwise required by applicable Law. Each Buyer Prepared Return shall be submitted to the Members’ Representative no later than thirty (30) days prior to the due date for filing such Tax Return (taking into account applicable extensions) for review and approval, which approval shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, each Income Tax Return described in this Section 7.1(a) for a taxable period that includes the Closing Date (x) for which the “interim closing method” under Section 706 of the Code (or any similar provision of state, local or non-U.S. Law) is available shall be prepared in accordance with such method, (y) for which an election under

Section 754 of the Code (or any similar provision of state, local or non-U.S. Law) may be made and has not already been made shall make such election and (z) shall be prepared in a manner such that any and all deductions, losses, or credits of any of the BioTE Companies resulting from, attributable to or accelerated by the payment of the Transaction Expenses in connection with the transactions contemplated by this Agreement are reported by the BioTE Companies and allocated to the taxable period ending on the Closing Date (or the portion of any Straddle Period ending on the Closing Date) to the maximum extent permitted by applicable Law (and the parties agree that, if the transactions contemplated by this Agreement are described in Treasury Regulations Section 1.263(a)-5(e)(3), the amount of such Transaction Expenses will be computed assuming that an election is made to deduct 70% of any success-based fees for U.S. federal or state Income Tax purposes pursuant to Revenue Procedure 2011-29, 2011-18 IRB).

(ii) After the Closing, without the prior written consent of the Members’ Representative (which consent shall not be unreasonably withheld, conditioned or delayed), Buyer shall not (and shall neither cause nor permit any BioTE Company to) take any of the following actions: (w) except for Buyer Prepared Returns as permitted under Section 7.1(a)(i), file , amend, re-file or otherwise modify any Tax Return relating in whole or part to any BioTE Company with respect to any Pre-Closing Tax Period or Straddle Period, (x) enter into an agreement to extend the statute of limitations with respect to Tax Returns relating in whole or part to any BioTE Company with respect to any Pre-Closing Tax Period or Straddle Period, (y) make any Tax election or take any position on any Tax Return with respect to any BioTE Company that would have retroactive effect to a Pre-Closing Tax Period or Straddle Period, or (z) initiate discussion, voluntary disclosure or examination with any Taxing Authority regarding Taxes or Tax Returns with respect to any BioTE Company for any Pre-Closing Tax Period or Straddle Period (except that the Buyer and the BioTE Companies shall be permitted to continue to comply with any voluntary disclosure program that was initiated prior to the Closing Date).

(iii) Notwithstanding the deadlines set forth in Section 7.1(a)(i) with respect to any Tax Return described therein, the Members’ Representative, and the Buyer shall reasonably cooperate to set later deadlines if it is reasonably necessary in order to allow sufficient time for preparation and review of such Tax Return prior to the due date of such Tax Return (including applicable extensions).

(b) For purposes of determining whether the following Taxes are attributable to a Pre-Closing Tax Period:

(i) in the case of property Taxes and other similar Taxes imposed for a Straddle Period, the amounts that are allocable to the Pre-Closing Tax Period shall be deemed to be the amount of such Tax for the entire taxable period multiplied by a fraction, the numerator of which is the number of days in the portion of the taxable period ending on and including the Closing Date and the denominator of which is the number of days in the entire Straddle Period;

(ii) in the case of all other Taxes for a Straddle Period (including Taxes based on or measured by income, receipts, payments, or payroll (to the extent not covered by clause (i) above)), the amount allocable to the Pre-Closing Tax Period shall be determined based on an interim closing of the books as of the end of the day on the Closing Date using a “closing of the books” methodology (including deductions under Section 168(k) of the Code) (and in the case of any Taxes attributable to the ownership of any equity interest in Flow-Thru Entity, as if the taxable period of such Flow-Thru Entity ended as of the end of the Closing Date); provided that for purposes of this clause (ii), any item determined on an annual or periodic basis (including amortization and depreciation deductions and the effects of graduated rates but not including deductions under Section 168(k) of the Code) shall be allocated to the portion of the Straddle Period ending on the Closing Date based on the mechanics set forth in clause (i) for periodic Taxes unless otherwise required by applicable Law; and

(iii) in the case of Taxes in the form of interest, penalties or additions, all such Taxes shall be treated as attributable to a Pre-Closing Tax Period to the extent relating to a Tax for a Pre-Closing Tax Period (determined in accordance with clauses (i) and (ii) above) whether such items are incurred, accrued, assessed or similarly charged on, before or after the Closing Date.

(c) Each Party shall reasonably cooperate (and cause its Affiliates to reasonably cooperate), as and to the extent reasonably requested by each other Party, in connection with the preparation and filing of Tax Returns required to be filed by the Company and Tax Returns pursuant to Section 7.1(a), including the Buyer signing Member Prepared Returns that have been prepared in accordance with Section 7.1(a)(i) on behalf of a BioTE Company, the preparation of the Allocation and the Tax Basis Balance Sheet, and any Tax Proceeding with respect to Taxes or Tax Returns of any BioTE Company. Such cooperation shall include the provision of records and information which are reasonably relevant to any such Tax Return, Tax Proceeding or other Tax related matter and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Following the Closing, the Buyer and the Company shall (and the Company shall cause the BioTE Companies to) retain all books and records with respect to Tax matters pertinent to the BioTE Companies relating to any taxable period beginning before the Closing Date until the seven (7) year anniversary of the Closing Date, and to abide by all record retention agreements entered into with any Taxing Authority. The Company shall (and shall cause their respective Affiliates to) provide any information reasonably requested to allow the Buyer or any BioTE Company to comply with any information reporting or withholding requirements contained in the Code or other applicable Laws or to compute the amount of payroll or other employment Taxes due with respect to any payment made in connection with this Agreement.

(d)

(i) Each Party shall promptly notify the other Parties in writing upon receipt by the applicable Party or its Affiliates of notice of any Tax Proceeding with respect to Taxes or Tax Returns of any BioTE Company relating to any Pre-Closing Tax Period or Straddle Period. Such notification shall specify in reasonable detail the basis for such Tax Proceeding and shall include a copy of the relevant portion of any correspondence received from the Taxing Authority.

(ii) The Members’ Representative shall have the right to control, at the cost and expense of the BioTE Companies, any Tax Proceeding in respect of any BioTE Company with respect to any Income Tax matters for any taxable period ending on or before the Closing Date; provided, however, that (A) the Buyer shall have the right, at the cost and expense of the BioTE Companies, to participate in any such Tax Proceeding, (B) the Members’ Representative shall provide the Buyer with a timely and reasonably detailed account of each stage of such Tax Proceeding, (C) the Members’ Representative shall not settle, compromise or abandon any such Tax Proceeding without obtaining the prior written consent of the Buyer, which consent shall not be unreasonably withheld, conditioned or delayed and (D) the Members’ Representative shall defend such Tax Proceeding diligently and in good faith and consult with the Buyer in good faith concerning the appropriate strategy for contesting such Tax Proceeding; provided, further, that the Buyer, at the cost and expense of the BioTE Companies, may control and contest any such Tax Proceeding (1) for which the Members’ Representative would otherwise have the right to control under this Section 7.1(d)(ii) if the Members’ Representative elects in writing not to conduct such Tax Proceeding and (2) in respect of any BioTE Company with respect to any Income Tax matters for any Straddle Period; provided, further, however, that if the Buyer exercises its right to control any such Tax Proceeding under the preceding clause, the Members’ Representative shall have the right, at the cost and expense of the BioTE Companies, to participate in any such Tax Proceeding and the Buyer shall (x) provide the Members’ Representative with a timely and reasonably detailed account of each stage of such Tax Proceeding, (y) not settle, compromise or abandon any such Tax Proceeding without obtaining the prior written consent of the Members’ Representative, which consent shall not be unreasonably withheld, conditioned or delayed, and (z) consult with the Members’ Representative in good faith concerning the appropriate strategy for contesting such Tax Proceeding.

(e) All Transfer Taxes shall be treated as Buyer Transaction Expenses. The Company shall prepare and file or shall cause the applicable BioTE Company to prepare and file in a timely manner, all necessary Tax Returns and other documentation with respect to all Transfer Taxes, and, if required by applicable Law, the Company and the Buyer will, and will cause their respective Affiliates to, reasonably cooperate and join in the execution of any such Tax Returns and other documentation. The Parties shall reasonably cooperate to establish any available exemption from (or reduction in) any Transfer Tax. The Company shall provide the other Parties with evidence reasonably satisfactory to such other Party or Parties that such Transfer Taxes have been paid, or if the relevant transactions are exempt from Transfer Taxes, evidence of the filing of an appropriate certificate or other evidence of exemption.

(f) The Parties acknowledge and agree that for U.S. federal (and, as applicable, state and local) Income Tax purposes, they intend that (i) the Buyer Class V Voting Stock and cash amounts contributed to the Company pursuant to Section 2.1(b) and Section 2.2(a), (b), (d), (f) and (g) (but only to the extent not otherwise accounted for in clause (ii) of this Section 7.1(f)) in exchange for the Primary Units constitute a transaction governed by Section 721 of the Code, and (ii) any Cash Consideration contributed to the Company pursuant to Section 2.2(c), (e) and (f), and distributed to the Selling Member by the Company pursuant to Section 2.2, and certain rights provided under the Tax Receivable Agreement, shall be treated together as a disguised sale of partnership interests governed by Section 707(a)(2)(B) of the Code and the Treasury Regulations thereunder pursuant to which Buyer received the Purchased Units (the “Deemed Sale”), which Deemed Sale gives rise to an adjustment to the Buyer’s tax basis in the direct and indirect assets of the Company pursuant to Section 743(b) of the Code (collectively, the “Intended Tax Treatment”). Within one hundred eighty (180) days following the final determination of the Buyer Transaction Expenses and the Company Transaction Expenses, the Company will prepare, and deliver (or cause to be prepared and delivered) to the Members’ Representative, (i) an allocation statement allocating the Cash Consideration (if any) and any other amounts treated as consideration for U.S. federal income Tax purposes with respect to the Deemed Sale among the assets of the Company (other than its Equity Interests in the Company Subsidiaries that are classified as entities that are disregarded as separate from the Company for U.S. federal Income Tax purposes (“DRE Subsidiaries”)) and the assets of the DRE Subsidiaries (the “Allocation”) and (ii) a balance sheet, as of the Closing Date, that sets out the Tax basis of the assets then owned by the Company (other than its Equity Interests in the DRE Subsidiaries) and assets of the DRE Subsidiaries on the Closing Date and the amount of the liabilities of the Company and the DRE Subsidiaries on the Closing Date (the “Tax Basis Balance Sheet”). The Allocation shall be prepared in accordance with Section 1060 of the Code and contain sufficient detail to permit the Parties to make the computations and adjustments required under Sections 734(b), 743(b), 751 and 755 of the Code and the Treasury Regulations thereunder. Within thirty (30) days after the receipt of the Tax Basis Balance Sheet and Allocation, the Members’ Representative will propose any changes or will indicate its concurrence therewith. If the Buyer and the Members’ Representative do not agree with the Tax Basis Balance Sheet or Allocation, then the Buyer and the Members’ Representative shall attempt in good faith to reach agreement on the Tax Basis Balance Sheet or the Allocation, as applicable, in a manner consistent with applicable Income Tax Law. If the Buyer and the Members’ Representative cannot reach an agreement on the Tax Basis Balance Sheet or the Allocation within fifteen (15) days after receipt of the Members’ Representative’s proposed changes, then the Buyer and the Members’ Representative shall submit the dispute to a nationally recognized accounting firm mutually acceptable to the Buyer and the Members’ Representative (the “Tax Accounting Firm”) for resolution, acting as an accounting expert (and not as an arbitrator). For this purpose, (x) the Tax Accounting Firm may not assign a value to any disputed item greater than the greatest value for such disputed item claimed by any party or less than the lowest value for such disputed item claimed by any party and (y) all fees and expenses relating to the work, if any, to be performed by the Tax Accounting Firm will be allocated between the Buyer on the one hand, and the Members, on the other hand, in the same proportion that the aggregate amount of the disputed items so submitted to the Tax Accounting Firm that is unsuccessfully disputed by each such Party (as finally determined by the Tax Accounting Firm) bears to the total amount of such disputed items so submitted. The Tax Basis Balance Sheet and the Allocation, as agreed to by the Buyer and the Members’ Representative or as finally determined by the Tax Accounting Firm, as the case may be, shall be binding on all Parties (the “Final Tax Basis Balance Sheet” and the “Final Allocation,” respectively). Within thirty (30) days following a Deemed Sale, the Buyer shall deliver a Section 743 notification to the Company in accordance with Treasury Regulation Sections 1.743-1(k)(2). The Parties also agree that no value shall be allocated to the Buyer Class V Voting Stock and shall report consistently with such determination for U.S. federal (and applicable state and local) Income Tax purposes.

(g) The Parties shall, and shall cause each of their respective applicable Affiliates to: (1) prepare and file all Tax Returns consistent with the Final Tax Basis Balance Sheet, Final Allocation and Intended Tax Treatment (collectively, the “Tax Positions”) unless otherwise required to do so by a “determination” as defined in Section 1313 of the Code (or any similar provision of applicable state, local or non-U.S. Law); (2) take no position in any communication (whether written or unwritten) with any Governmental Entity or any other action inconsistent with the Tax Positions; (3) promptly inform each other of any challenge by any Governmental Entity to any portion of the Tax Positions; (4) consult with and keep one another informed with respect to the status of, and any discussion, proposal or submission with respect to, any such challenge to any portion of the Tax Positions; and (5) use their respective commercially reasonable efforts to defend the Tax Positions in any Tax Proceeding.

(h) Without the prior written consent of the Buyer, the Company shall not, and shall cause its Affiliates not to, make or cause to be made any election under Treasury Regulations Section 301.9100-22 (or any similar provision of state, local, or non-U.S. Laws) with respect to any BioTE Company. With respect to any Tax Proceeding of any BioTE Company treated as a partnership for U.S. federal Income Tax purposes for any Pre-Closing Tax Period or any Straddle Period and such Tax Proceeding is governed under subchapter C of Chapter 63 of the Code, as amended by the Bipartisan Budget Act of 2015 (or any similar provision of state, local or non-U.S. Law), the Company shall (and Buyer shall cause the Company to), and shall cause its eligible Subsidiaries to, timely make an election under Section 6226 of the Code (or any similar provision of state, local or non-U.S. Law) in accordance with applicable Laws (and the Members expressly consent to, and shall reasonably cooperate to the extent requested by the Buyer in, the making of all such elections) (a “Section 6226 Election”). The Company shall (and Buyer shall cause the Company to), and shall cause all of its respective eligible Subsidiaries, if any, to, make or cause to remain in effect, as applicable, a valid election under Section 754 of the Code (and any similar provision of state, local or non-U.S. Law) for any taxable period that includes the Closing Date (and, with respect to the Company and its eligible Subsidiaries, if any, for any taxable period that includes the date of any Exchange (as defined in the Company A&R OA)).

(i) The Members and the BioTE Companies shall terminate or cause to be terminated any and all of the Tax Sharing Agreements (excluding, for the avoidance of doubt, the Company A&R OA) in effect between the Members, on the one hand, and any BioTE Company, on the other hand, written or unwritten, on the Closing Date, and there shall be no continuing obligation for the BioTE Companies to make any payments under any such agreements, arrangements or undertakings.

ARTICLE VIII

CONDITIONS TO CLOSING

Section 8.1 Conditions to the Obligations of the Parties.

(a) Conditions to the Obligations of Each Party. The obligation of each Party to consummate the transactions to be performed by it in connection with the Closing is subject to the satisfaction or written waiver, at or prior to the Closing Date, of each of the following conditions:

(i) No Orders or Illegality. There shall not be any applicable Law in effect that makes the consummation of the transactions contemplated by this Agreement illegal or any Order in effect preventing the consummation of the transactions contemplated by this Agreement.

(ii) Required Vote. The Required Vote shall have been obtained in accordance with the DGCL, the Buyer Governing Documents, and the rules and regulations of the Stock Exchange.

(iii) Stock Exchange Listing. The Buyer Capital Stock shall have been approved for listing upon the Closing Date by the Stock Exchange.

(iv) HSR Filings. Any waiting period (and any extension thereof) under the HSR Act relating to the transactions contemplated by this Agreement shall have expired or terminated.

(v) Other Regulatory Approvals. All other Regulatory Filings and any other consents, authorizations, orders, clearances and approvals required to be obtained in connection with the consummation of the transactions contemplated by this Agreement set forth on Section 8.1(a) of the Company’s Disclosure Letter shall have been obtained.

(vi) Net Tangible Assets. After giving effect to the transactions contemplated hereby, Buyer shall have at least $5,000,001 of net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Securities Exchange Act) upon the Closing.

(b) Conditions to Obligations of the Buyer. The obligation of the Buyer to consummate the transactions to be performed by the Buyer in connection with the Closing is subject to the satisfaction or written waiver, at or prior to the Closing Date, of each of the following conditions:

(i) Representations and Warranties.

(A) The representations and warranties of the Company set forth in Article III (other than the Company Fundamental Representations), without giving effect to any materiality or Material Adverse Effect qualifiers contained therein, shall be true and correct as of the Effective Date and as of the Closing Date as though then made (or if such representations and warranties relate to a specific date, such representations and warranties shall be true and correct as of such date), except in each case, to the extent such failure of the representations and warranties to be so true and correct, individually or in the aggregate, has not had a Material Adverse Effect;

(B) The Company Fundamental Representations (other than Section 3.5), without giving effect to any materiality or Material Adverse Effect qualifiers contained therein, as applicable, shall be true and correct in all material respects as of the Effective Date and as of the Closing Date as though then made (or if such representations and warranties relate to a specific date, such representations and warranties shall be true and correct in all material respects as of such date); and

(C) The representation and warranty in Section 3.5 shall be true and correct in all respects.

(ii) Performance and Obligations of the Company. The Company shall have performed or complied in all material respects with all covenants required by this Agreement to be performed or complied with by the Company on or prior to the Closing Date.

(iii) Material Adverse Effect. Since the Effective Date, there shall not have been a Material Adverse Effect.

(iv) Recapitalization. The Recapitalization shall have been effectuated as described herein and in compliance with the terms and conditions of the Company OA, and the Buyer shall have received copies of legal documentation reasonably satisfactory to the Buyer evidencing its completion on the terms set forth in Exhibit I (the “Recapitalization Steps Plan”).

(v) BioTE Mexico Transfer. The BioTE Mexico Transfer shall have been effectuated prior to Closing in accordance with applicable Law and the BioTE Mexico Sub Governing Documents, and the Buyer shall have received copies of legal documentation reasonably satisfactory to the Buyer providing evidence therefor.

(vi) Company Closing Deliveries. The Buyer shall have received the Closing deliveries set forth in Section 2.4(a).

(vii) Requisite Consent. The Requisite Consent shall have been obtained, provided as of the Effective Date, and be in full force and effect.

(c) Conditions to Obligations of the Company. The obligation of the Company to consummate the transactions to be performed by the Company in connection with the Closing is subject to the satisfaction or written waiver, at or prior to the Closing Date, of each of the following conditions:

(i) Representations and Warranties.

(A) The representations and warranties of the Buyer set forth in Article IV (other than the Buyer Fundamental Representations), in each case, without giving effect to any materiality or Buyer Material Adverse Effect qualifiers contained therein, shall be true and correct as of the Effective Date and as of the Closing Date as though then made (or if such representations and warranties relate to a specific date, such representations and warranties shall be true and correct as of such date), except in each case, to the extent such failure of the representations and warranties to be so true and correct, individually or in the aggregate, has not had a Buyer Material Adverse Effect; and

(B) The Buyer Fundamental Representations, in each case, without giving effect to any materiality or Buyer Material Adverse Effect qualifiers contained therein, shall be true and correct in all material respects as of the Effective Date and as of the Closing Date as though then made (or if such representations and warranties relate to a specific date, such representations and warranties shall be true and correct in all material respects as of such date).

(ii) Performance and Obligations of the Buyer. The Buyer shall have performed or complied in all material respects with all covenants required by this Agreement to be performed or complied with by the Buyer on or prior to the Closing Date.

(iii) Closing Date Cash. Closing Date Cash shall not be less than one hundred twenty-five million dollars ($125,000,000).

(iv) Buyer Governing Documents. The Buyer Second A&R Certificate of Incorporation shall have been filed with the Secretary of State of the State of Delaware, and the Buyer shall have adopted the Buyer A&R Bylaws.

(v) Buyer Closing Deliveries. The Company shall have received the Closing deliveries set forth in Section 2.4(b).

(d) Frustration of Closing Conditions. None of the Company or the Buyer may rely on the failure of any condition set forth in this Section 8.1 to be satisfied if such failure was caused by such Party’s failure to act in good faith or to use commercially reasonable efforts to cause the Closing conditions of such other Party to be satisfied.

(e) Waiver of Closing Conditions. Upon the occurrence of the Closing, any condition set forth in this Section 8.1 that was not satisfied as of the Closing shall be deemed to have been waived as of and from the Closing.

ARTICLE IX

TERMINATION

Section 9.1 Termination. This Agreement may be terminated, and the transactions contemplated by this Agreement abandoned, at any time prior to the Closing only as follows:

(a) by the mutual written consent of the Company and the Buyer;

(b) by the Company or the Buyer by written notice to the other Party or Parties if any applicable Law is in effect making the consummation of the transactions contemplated by this Agreement illegal or any final, non-appealable Order is in effect permanently preventing the consummation of the transactions contemplated by this Agreement; provided, however, that the right to terminate this Agreement pursuant to this Section 9.1(b) shall not be available to any Party whose breach of or failure to perform any of its representations, warranties, covenants, agreements, or other obligations contained in this Agreement has been the cause of or has resulted in such final, non-appealable Order or other action;

(c) by the Company or the Buyer by written notice to the other Party or Parties if the consummation of the transactions contemplated by this Agreement shall not have occurred on or before the date that is six (6) months following the Effective Date (the “Outside Date”); provided, however, that the right to terminate this Agreement pursuant to this Section 9.1(c) shall not be available to any Party whose breach of or failure to perform any of its representations, warranties, covenants, agreements, or other obligations contained in this Agreement has been the cause of or has resulted in the failure of the Closing to occur on or prior to the Outside Date;

(d) by the Company if the Buyer breaches in any material respect any of its representations or warranties contained in this Agreement or breaches or fails to perform in any material respect any of its agreements or covenants contained in this Agreement, which breach or failure to perform (i) would render a condition precedent to the Company’s obligations to consummate the transactions set forth in Section 8.1(a) or Section 8.1(c) not capable of being satisfied, and (ii) after the giving of written notice of such breach or failure to perform to the Buyer by the Company, cannot be cured or has not been cured by the earlier of the Outside Date and thirty (30) days after receipt of such written notice and the Company has not waived in writing such breach or failure; provided, however, that the right to terminate this Agreement under this Section 9.1(d) shall not be available to the Company if the Company is then in material breach of any representation, warranty, covenant, or agreement contained in this Agreement such that the conditions set forth in Section 8.1(a) or Section 8.1(b) would not be satisfied; and

(e) by the Buyer if the Company breaches in any material respect any of its representations or warranties contained in this Agreement or the Company breaches or fails to perform in any material respect any of its agreements or covenants contained in this Agreement, which breach or failure to perform (i) would render a condition precedent to the Buyer’s obligations to consummate the transactions set forth in Section 8.1(a) or Section 8.1(b) not capable of being satisfied, and (ii) after the giving of written notice of such breach or failure to perform to the Company by the Buyer, cannot be cured or has not been cured by the earlier of the Outside Date and thirty (30) days after the delivery of such written notice and the Buyer has not waived in writing such breach or failure; provided, however, that the right to terminate this Agreement under this Section 9.1(e) shall not be available to the Buyer if the Buyer is then in material breach of any representation, warranty, covenant, or agreement contained in this Agreement such that the conditions set forth in Section 8.1(a) or Section 8.1(c) would not be satisfied.

Section 9.2 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 9.1, this Agreement shall immediately become null and void, without any Liability on the part of any Party or any other Person, and all rights and obligations of each Party shall cease; provided that (a) the Confidentiality Agreement and the agreements contained in Section 5.11(a), Section 5.12, this Section 9.2 and Article X shall survive any termination of this Agreement and remain in full force and effect, (b) no such termination shall relieve any Party from any Liability arising out of or incurred as a result of its Fraud or its willful and material breach of this Agreement, and (c) no such termination shall relieve the Class A Member or the Founder from any Liability arising out of or incurred as a result of its breach of its obligations under Section 5.17.

ARTICLE X

MISCELLANEOUS

Section 10.1 Amendment and Waiver. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Buyer, the Company and the Members’ Representative. No waiver of any provision or condition of this Agreement shall be valid unless the same shall be in writing and signed by the Party against which such waiver is to be enforced. No waiver by any Party of any default, breach of representation or warranty, or breach of covenant hereunder, whether intentional or not, shall be deemed to extend to any other, prior or subsequent default or breach or affect in any way any rights arising by virtue of any other, prior, or subsequent such occurrence. Any such amendment or waiver may occur after the approval of the Buyer Stockholder Voting Matters at the Buyer Stockholder Meeting. Sections 10.5, 10.10, 10.12, 10.13, 10.15 and this Section 10.1 (and any provision of this Agreement to the extent a modification, waiver or termination of such provision would modify the substance of Sections 10.5, 10.10, 10.12, 10.13, 10.15 and this Section 10.1) may not be modified, waived or terminated in a manner that impacts or is adverse in any respect to the Financing Source Parties without the prior written consent of the Financing Sources.

Section 10.2 Waiver of Remedies; Survival of Representations and Warranties.

(a) Except (i) in the case of Fraud, (ii) as set forth in Section 9.2, or (iii) claims to enforce the performance of the covenants required to be performed in whole or in part after the Closing in accordance with Section 10.11, the Company Parties shall have no liability to the Buyer, the BioTE Companies, or its and their respective successors and permitted assigns, officers, directors, managers, equityholders, members, partners, employees, Affiliates, agents and representatives (collectively, the “Buyer Parties”) for any or all losses that are sustained or incurred by any of the Buyer Parties by reason of, resulting from, or arising out of any breach of or inaccuracy in any of the Company’s representations or warranties or breach of any covenant to the extent providing for performance prior to the Closing contained in this Agreement or any Ancillary Agreement. Except (i) in the case of Fraud, (ii) as set forth in Section 9.2, or (iii) claims to enforce the performance of the covenants required to be performed in whole or in part after the Closing in accordance with Section 10.11, the Buyer Parties shall have no liability to the Company and its successors and permitted assigns, officers, directors, managers, equityholders, members, partners, employees, Affiliates, agents and representatives (collectively, the “Company Parties”) for any or all losses that are sustained or incurred by any of the Company Parties by reason of, resulting from, or arising out of any breach of or inaccuracy in any of the Buyer’s representations or warranties or breach of any covenant to the extent providing for performance prior to the Closing contained in this Agreement or any certificate delivered in connection with this Agreement.

(b) The representations and warranties of the Parties set forth in Article III and Article IV and all covenants of any of the Parties that are to be fully performed prior to Closing, shall not survive the Closing.

Section 10.3 Members’ Representative.

(a) In connection with the Recapitalization, the Members shall appoint the Members’ Representative as agent and attorney in fact (with the full power of substitution) for and on behalf of the Members to (i) interpret the terms and provisions of this Agreement and the Ancillary Agreements, (ii) execute, deliver and receive deliveries of all agreements, certificates, statements, notices, approvals, extensions, waivers, undertakings, amendments and other documents required or permitted to be given in connection with this Agreement, the Ancillary Agreements and the consummation of the transactions contemplated hereby, (iii) receive service of process in connection with any claims under this Agreement, (iv) agree to, negotiate, enter into settlements and compromises of, assume the defense of any Proceedings, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such Proceedings, and to take all actions necessary or appropriate in the judgment of the Members’ Representative for the accomplishment of the foregoing, (v) give and receive notices and communications, (vi) make any determinations and settle any matters related to any Tax matters pursuant to Article VII, (vii) administer, pay out, deduct, hold back or redirect any funds (including any Earnout

Voting Shares and/or Member Earnout Units), which may be payable or distributable to any Member pursuant to the terms of this Agreement or any Ancillary Agreement for, (A) any amount that may be payable by the Members pursuant to this Agreement, including Section 2.5 and Article VII or (B) any costs, fees, expenses and other liabilities incurred by the Members’ Representative, acting in such capacity, in connection with this Agreement and the Ancillary Agreements, and (viii) take all actions necessary or appropriate in the judgment of the Members’ Representative on behalf of the Members in connection with this Agreement and the Ancillary Agreements.

(b) The Members’ Representative, or any successor hereafter appointed, may resign at any time by written notice to the Buyer. Any change in the Members’ Representative will become effective upon notice to the Buyer in accordance with this Section 10.3. All power, authority, rights and privileges conferred in this Agreement to the Members’ Representative will apply to any successor Members’ Representative.

(c) The Members’ Representative will not be liable for any act done or omitted under this Agreement as Members’ Representative while acting in good faith, and any act taken or omitted to be taken pursuant to the advice of counsel will be conclusive evidence of such good faith. The Buyer agrees that it will not look to the assets of the Members’ Representative, acting in such capacity, for the satisfaction of any obligations to be performed by the BioTE Companies. In performing any of its duties under this Agreement or any Ancillary Agreements, the Members’ Representative will not be liable to the Members for any losses that any such Person may incur as a result of any act, or failure to act, by the Members’ Representative under this Agreement or any Ancillary Agreements, and the Members’ Representative will be indemnified and held harmless by the Company for all losses, except to the extent that the actions or omissions of the Members’ Representative constituted fraud, gross negligence or willful misconduct. The limitation of liability provisions of this Section 10.3(c) will survive the termination of this Agreement and the resignation of the Members’ Representative.

(d) The Buyer shall be entitled to rely exclusively upon any notices and other acts of the Members’ Representative relating to the Members’ rights and obligations hereunder as being legally binding acts of each Member individually and collectively.

Section 10.4 Notices. All notices, demands and other communications to be given or delivered under this Agreement shall be in writing and shall be deemed to have been given (a) when personally delivered (or, if delivery is refused, upon presentment) or received by email prior to 5:00 p.m. eastern time on a Business Day and, if otherwise, on the next Business Day, or (b) when received (or, if delivery is refused, upon presentment) following sending by reputable overnight express courier (charges prepaid) or certified or registered mail and return receipt requested (postage prepaid). Unless another address is specified in writing pursuant to the provisions of this Section 10.4, notices, demands and other communications to the Company, the Members’ Representative and the Buyer shall be sent to the addresses indicated below:

Notices to the Company, and following the Closing, the Buyer: BioTe Holdings, LLC 1875 W. Walnut Hill Ln #100 Irving, TX 75038 Attention: Marybeth Conlon Email: marybeth.conlon@biote.com	with a copy to (which shall not constitute notice): Cooley (UK) LLP 22 Bishopsgate London EC2N 4BQ, UK Attention:Michal Berkner Ryan Sansom Email: mberkner@cooley.com rsansom@cooley.com
Notices to the Members’ Representative: Teresa S. Weber 1875 W. Walnut Hill Ln #100 Irving, TX 75038 Email: terry.weber@biote.com	with copies to (which shall not constitute notice): BioTe Holdings, LLC 1875 W. Walnut Hill Ln #100 Irving, TX 75038 Attention: Marybeth Conlon Email: marybeth.conlon@biote.com

Notices to the Buyer: c/o Haymaker Acquisition Corp. III 501 Madison Avenue, Floor 12 New York, NY 10022 Attention: Christopher Bradley Email: cbradley@mistralequity.com with a copy to (which shall not constitute notice):

DLA Piper LLP (US)

1251 Avenue of the Americas, 27th floor

New York, NY 10020

Attention:Sidney Burke

      Stephen P. Alicanti

Email:   sidney.burke@us.dlapiper.com

      stephen.alicanti@us.dlapiper.com

Section 10.5 Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns; provided that neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned or delegated by any Party (including by operation of Law) without the prior written consent of the other Parties. Any purported assignment or delegation not permitted under this Section 10.5 shall be null and void. Notwithstanding the foregoing, the Company may pledge, transfer or assign its rights hereunder to the Financing Sources as collateral security without the prior written consent of any other party hereto.

Section 10.6 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Agreement or the application of any such provision to any Person or circumstance shall be held to be prohibited by or invalid, illegal, or unenforceable under applicable Law in any respect by a court of competent jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity, illegality, or unenforceability, without invalidating the remainder of such provision or the remaining provisions of this Agreement. Furthermore, in lieu of such illegal, invalid, or unenforceable provision, there shall be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible.

Section 10.7 Interpretation. The headings and captions used in this Agreement and the table of contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any capitalized terms used in any Disclosure Letter, Schedule, or Exhibit attached hereto or delivered at the same time and not otherwise defined therein shall have the meanings set forth in this Agreement. The use of the word “including” herein shall mean “including without limitation.” The words “hereof,” “herein,” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement. References herein to a specific Section, Subsection, Clause, Recital, Section of a Disclosure Letter, Schedule or Exhibit shall refer, respectively, to Sections, Subsections, Clauses, Recitals, Sections of a Disclosure Letter, Schedules or Exhibits of this Agreement. Terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa. References herein to any gender shall include each other gender. The word “or” shall not be exclusive unless the context clearly requires the selection of one (1) (but not more than one (1)) of a number of items. References to “written” or “in writing” include in electronic form. References herein to any Person shall include such Person’s heirs, executors, personal representatives, administrators, successors and permitted assigns; provided, however, that nothing contained in this Section 10.7 is intended to authorize any assignment or transfer not otherwise permitted by this Agreement. References herein to a Person in a particular capacity or capacities shall exclude such Person in any other capacity. Any reference to “days” shall mean calendar days unless Business Days are specified; provided that if any action is required to be done or taken on a day that is not a Business Day, then such action shall be required to be done or taken not on such day but on the first succeeding Business Day thereafter. References herein to any Contract (including this Agreement) mean such Contract as amended, restated, supplemented or modified from time to time in accordance with the terms thereof; provided that with respect to any Contract listed (or required to be listed) on the Disclosure Letters, all material amendments and modifications thereto must also be listed on the appropriate section of the applicable Disclosure Letter. With respect to the determination of any period of time, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding.” References herein to any Law shall be deemed also to refer to such Law, as amended, and all rules and regulations promulgated thereunder. If any Party has breached any representation, warranty, covenant, or agreement contained in this Agreement in any respect, the fact that there exists another representation, warranty, covenant, or agreement relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, covenant, or agreement. The word “extent” in the phrase “to the extent” (or similar phrases) shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.” An accounting term not otherwise defined in this Agreement has the meaning assigned to it in accordance with GAAP. Except where otherwise provided, all amounts in this Agreement are stated and shall be paid in United States dollars. The Parties and their respective counsel have reviewed and negotiated this Agreement as the joint agreement and understanding of the Parties, and the language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Person. Any information or materials shall be deemed provided, made available or delivered to the Buyer if such information or materials have been uploaded to the electronic data room maintained by the Company and its financial advisors on the Donnelley Financial Solutions (DFS) Venue online-platform for purposes of the transactions contemplated by this Agreement (the “Data Room”) or otherwise provided to the Buyer’s representatives (including counsel) via electronic mail, in each case, on or prior to the date that is three (3) Business Days prior to the Effective Date.

Section 10.8 Entire Agreement. This Agreement, the Ancillary Agreements and the Confidentiality Agreement (together with the Disclosure Letters and the Exhibits to this Agreement) contain the entire agreement and understanding among the Parties with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous agreements, understandings and discussions, whether written or oral, relating to such subject matter in any way. No Party shall be liable or bound to any other Party in any manner by any representations, warranties, or covenants relating to such subject matter except as specifically set forth herein or in the Ancillary Agreements and the Confidentiality Agreement (together with the Disclosure Letters and the Exhibits to this Agreement).

Section 10.9 Counterparts; Electronic Delivery. This Agreement, the Ancillary Agreements and the other agreements, certificates, instruments and documents delivered pursuant to this Agreement may be executed and delivered in one or more counterparts and by email or other electronic transmission, each of which shall be deemed an original and all of which shall be considered one and the same agreement. No Party shall raise the use of email or other electronic transmission to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of email or other electronic transmission as a defense to the formation or enforceability of a Contract and each Party forever waives any such defense.

Section 10.10 Governing Law; Waiver of Jury Trial; Jurisdiction. The Law of the State of Delaware shall govern (a) all claims or matters related to or arising from this Agreement (including any tort or non-contractual claims) and (b) any questions concerning the construction, interpretation, validity and enforceability of this Agreement, and the performance of the obligations imposed by this Agreement, in each case without giving effect to any choice-of-law or conflict-of-law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Law of any jurisdiction other than the State of Delaware; provided, that notwithstanding the foregoing, each of the parties hereto agrees that all claims or causes of action (whether at law, in equity, in contract, in tort or otherwise) against any of the Financing Sources in any way relating to the Debt Financing, shall be governed by, and construed in accordance with, and enforced under the laws of the State of New York without giving regard to conflicts or choice of law principles that would result in the application of any Law other than the Law of the State of New York. EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE BETWEEN OR AMONG ANY OF THE PARTIES (WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT AND/OR THE RELATIONSHIPS ESTABLISHED AMONG THE PARTIES UNDER THIS AGREEMENT. THE PARTIES FURTHER WARRANT AND REPRESENT THAT EACH HAS

REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. Each of the Parties submits to the exclusive jurisdiction of first, the Chancery Court of the State of Delaware or if such court declines jurisdiction, then to the Federal District Court for the District of Delaware, in any Proceeding arising out of or relating to this Agreement, agrees that all claims in respect of the Proceeding shall be heard and determined in any such court and agrees not to bring any Proceeding arising out of or relating to this Agreement in any other courts. Nothing in this Section 10.10, however, shall affect the right of any Party to serve legal process in any other manner permitted by Law or at equity. Each Party agrees that a final judgment in any Proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by Law or at equity. Notwithstanding anything in this Agreement to the contrary, but subject to the next sentence, each of the parties hereto agrees that (i) it will not bring or support any action, cause of action, claim, cross-claim or third-party claim of any kind or description, whether in law or in equity, whether in contract or in tort or otherwise, against the Financing Source Parties, in any way relating to this Agreement or any of the transactions contemplated by this Agreement, including but not limited to any dispute arising out of or relating in any way to the Debt Financing or the definitive agreements executed in connection therewith or the performance thereof, in any forum other than the Supreme Court of the State of New York, County of New York, or, if under applicable law exclusive jurisdiction is vested in the federal courts, the United States District Court for the Southern District of New York (and, in each case, appellate courts thereof) and (ii) any such action, cause of action, claim, cross-claim or third-party claim shall be governed by the laws of the State of New York. The Buyer further agrees that it shall not, and shall cause any of its affiliates and its direct and indirect unitholders not to, bring or support any action, cause of action, claim, cross-claim or third-party claim of any kind or description, whether in law or in equity, whether in contract or in tort or otherwise, against any Financing Source Party, in any way relating to this Agreement or the transactions contemplated hereby, including any dispute arising out of or relating in any way to the Financing or the definitive agreements executed in connection therewith or the performance thereof. Notwithstanding anything herein to the contrary, no Financing Source Party shall have any liability or obligation to the Buyer or any of its affiliates or any of its direct or indirect securityholders relating to or arising out of this Agreement or the Financing or in respect of any oral representation made or alleged to be have been made in connection herewith or therewith, whether in equity or at law, in contract, in tort or otherwise, and the Buyer shall not seek to, and shall cause its affiliates and its direct and indirect securityholders not to seek to, recover any money damages (including consequential, special, indirect or punitive damages, or damages on account of a willful and material breach) or obtain any equitable relief from or with respect to any Financing Source Party. For the avoidance of doubt, and notwithstanding anything herein to the contrary, nothing in the foregoing is intended to limit or otherwise restrict the Company from fully enforcing its rights, and the obligations of the Financing Source Parties, under the Financing and any other agreements entered into with the Financing Source Parties related thereto.

Section 10.11 Trust Account Waiver. Each of the Parties acknowledges that the Buyer has established the Trust Account for the benefit of its public Buyer Stockholders, which holds proceeds of its initial public offering. For and in consideration of the Buyer entering into this Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of the Parties (other than the Buyer), for itself and the Affiliates it has the authority to bind, hereby agrees it does not now and shall not at any time hereafter have any right, title, interest or claim of any kind in or to any assets in the Trust Account (or distributions therefrom to (i) the public Buyer Stockholders upon the redemption of their shares and (ii) the underwriters of the Buyer’s initial public offering in respect of their deferred underwriting commissions held in the Trust Account, in each case as set forth in the Trust Agreement (collectively, the “Trust Distributions”)), and hereby waives any claims it has or may have at any time solely against the Trust Account (including the Trust Distributions) as a result of, or arising out of, any discussions, contracts or agreements (including this Agreement) between the Buyer and such Party and will not seek recourse against the Trust Account (including the Trust Distributions) for any reason whatsoever. Each of the Parties (other than the Buyer) agrees and acknowledges that such irrevocable waiver is material to this Agreement and specifically relied upon by the Buyer and the Sponsor to induce the Buyer to enter in this Agreement, and each of such Parties further intends and understands such waiver to be valid, binding and enforceable against such Party and each of its respective

Affiliates that it has the authority to bind under applicable Law. To the extent a Party (other than the Buyer) or any of such Party’s Affiliates that such Party has the authority to bind commences any Proceeding against the Buyer, its Affiliates or its representatives based upon, in connection with, relating to or arising out of any matter relating to the Buyer, its Affiliates or its representatives, which Proceeding seeks, in whole or in part, monetary relief against the Buyer or such Affiliate or its representatives, each Party hereby acknowledges and agrees that such Party’s and its Affiliates’ sole remedy shall be against assets of the Buyer or such Affiliate or representatives, not in the Trust Account and that such claim shall not permit any such Party or such Affiliates (or any Person claiming on any of their behalves) to have any claim against the Trust Account (including the Trust Distributions) or any amounts contained in the Trust Account while in the Trust Account.

Section 10.12 Specific Performance. Each Party acknowledges that the rights of each Party to consummate the transactions contemplated by this Agreement are unique and recognize and affirm that in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached, money damages would be inadequate (and therefore the non-breaching Party would have no adequate remedy at Law) and the non-breaching Party would be irreparably damaged. Accordingly, each Party agrees that each other Party shall be entitled to specific performance, an injunction or other equitable relief (without posting of bond or other security or needing to prove irreparable harm) to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any Proceeding, in addition to any other remedy to which such Person may be entitled. Each Party agrees that it will not oppose the granting of specific performance and other equitable relief on the basis that the other Parties have an adequate remedy at Law or that an award of specific performance is not an appropriate remedy for any reason at Law or equity. The Parties acknowledge and agree that any Party seeking an injunction to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 10.12 shall not be required to provide any bond or other security in connection with any such injunction. Notwithstanding the foregoing, in no event shall the Buyer be entitled to seek the remedy of specific performance of this Agreement directly against the Financing Sources, solely in their respective capacities as lenders or arrangers in connection with the Debt Financing.

Section 10.13 No Third-Party Beneficiaries. This Agreement is for the sole benefit of the Parties and their permitted assigns and nothing herein expressed or implied shall give or be construed to give any Person, other than the Parties and such permitted assigns, any legal or equitable rights hereunder (other than in respect of the Company Indemnified Persons, the Buyer Indemnified Persons, Cooley, DLA, and the Non-Party Affiliates, each of whom is an express third-party beneficiary hereunder to the specific provisions in which such Person is referenced and entitled to enforce only such obligations hereunder). The provisions of this Section 10.13 and Sections 10.5, 10.10, 10.12 and 10.15 shall be enforceable against all parties to this Agreement by each Financing Source Party.

Section 10.14 Disclosure Letters and Exhibits. The Disclosure Letters and Exhibits attached hereto or referred to in this Agreement are (a) each hereby incorporated in and made a part of this Agreement as if set forth in full herein and (b) qualified in their entirety by reference to specific provisions of this Agreement. Any fact or item disclosed in any Section of a Disclosure Letter shall be deemed disclosed in each other Section of the applicable Disclosure Letter to which such fact or item may apply so long as (i) such other Section is referenced by applicable cross-reference or (ii) it is reasonably apparent on the face of such disclosure that such disclosure is applicable to such other Section or portion of the Disclosure Letter. The headings contained in the Disclosure Letters are for convenience of reference only and shall not be deemed to modify or influence the interpretation of the information contained in the Disclosure Letters or this Agreement. The Disclosure Letters are not intended to constitute, and shall not be construed as, an admission or indication that any such fact or item is required to be disclosed. The Disclosure Letters shall not be deemed to expand in any way the scope or effect of any representations, warranties or covenants described in this Agreement. Any fact or item, including the specification of any dollar amount, disclosed in the Disclosure Letters shall not by reason only of such inclusion be deemed to be material, to establish any standard of materiality or to define further the meaning of such terms for purposes of this Agreement, and matters reflected in the Disclosure Letters are not necessarily limited to matters required by this Agreement to be reflected herein and may be included solely for information purposes. No disclosure in the Disclosure Letters relating to any possible breach or violation of any Contract, Law or Order shall be construed as an admission or indication that any such breach or violation exists or has actually occurred. Moreover, in disclosing the information in the Disclosure Letters, the Parties do not waive any attorney-client privilege associated with such information or any protection afforded by the work-product doctrine with respect to any of the matters disclosed or discussed therein. The information contained in the Disclosure Letters shall be kept strictly confidential by the Parties and no third party may rely on any information disclosed or set forth therein.

Section 10.15 No Recourse. Notwithstanding anything that may be expressed or implied in this Agreement (except in the case of the immediately succeeding sentence) or any Ancillary Agreement, and notwithstanding the fact that any Party may be a corporation, partnership, limited liability company, or otherwise, each Party, by its acceptance of the benefits of this Agreement, covenants, agrees and acknowledges that no Persons other than the Parties shall have any obligation hereunder and that it has no rights of recovery hereunder against, and no recourse hereunder or under any Ancillary Agreements or other instruments delivered contemporaneously herewith or in respect of any oral representations made or alleged to be made in connection herewith or therewith shall be had against any former, current, or future director, officer, agent, Affiliate, manager, assignee, incorporator, controlling Person, fiduciary, representative or employee of any Party (or any of their successors or permitted assignees), against any former, current, or future general or limited partner, manager, stockholder, or member of any Party (or any of their successors or permitted assignees) or any Affiliate thereof, or against any former, current, or future director, officer, agent, employee, Affiliate, manager, assignee, incorporator, controlling Person, fiduciary, representative, general or limited partner, stockholder, manager or member of any of the foregoing, but in each case not including the Parties (each, but excluding for the avoidance of doubt, the Parties, a “Non-Party Affiliate”), whether by or through attempted piercing of the corporate veil, by or through a claim (whether in tort, Contract or otherwise) by or on behalf of such Party against the Non-Party Affiliates, by the enforcement of any assessment or by any Proceeding, or by virtue of any statute, regulation or other applicable Law, or otherwise; it being agreed and acknowledged that no personal Liability whatsoever shall attach to, be imposed on, or otherwise be incurred by any Non-Party Affiliate, as such, for any obligations of the applicable Party under this Agreement or the transactions contemplated by this Agreement, under any documents or instruments delivered contemporaneously herewith, in respect of any oral representations made or alleged to be made in connection herewith or therewith, or for any claim (whether in tort, Contract or otherwise) based on, in respect of, or by reason of, such obligations or their creation. Notwithstanding the forgoing, a Non-Party Affiliate may have obligations under any documents, agreements, or instruments delivered contemporaneously herewith or otherwise required by this Agreement if such Non-Party Affiliate is party to such document, agreement or instrument. Except to the extent otherwise set forth in, and subject in all cases to the terms and conditions of and limitations herein, this Agreement may only be enforced against, and any claim or cause of action of any kind based upon, arising out of, or related to this Agreement, or the negotiation, execution or performance of this Agreement, may only be brought against the entities that are named as Parties and then only with respect to the specific obligations set forth herein with respect to such Party. Each Non-Party Affiliate is intended as a third-party beneficiary of this Section 10.15.

Section 10.16 Legal Representation.

(a) The Company.

(i) Each Party hereby agrees, on its own behalf and on behalf of its directors, managers, officers, owners, employees and Affiliates and each of their successors and assigns (all such parties, the “Waiving Parties”), that Cooley LLP (or any successor thereto) (“Cooley”) may represent any BioTE Company or any direct or indirect director, manager, officer, owner, employee or Affiliate thereof, in connection with any dispute, claim, Proceeding or Liability arising out of or relating to this Agreement, any Ancillary Agreement or the transactions contemplated hereby or thereby (any such representation, the “Company Post-Closing Representation”) notwithstanding its representation (or any continued representation) of the BioTE Companies in connection with the transactions contemplated by this Agreement, and each Party on behalf of itself and the Waiving Parties hereby consents thereto and irrevocably waives (and will not assert) any conflict of interest or any objection arising therefrom or relating thereto, even though the interests of the Company Post-Closing Representation may be directly adverse to the Waiving Parties.

(ii) Each of the Buyer and the Company acknowledges that the foregoing provision applies whether or not Cooley provides legal services to the BioTE Companies after the Closing Date. Each of the Buyer and the Company, for itself and the Waiving Parties, hereby irrevocably acknowledges and agrees that all communications among Cooley, the BioTE Companies and/or any director, manager, officer, owner, employee or representative of any of the foregoing made in connection with the negotiation, preparation, execution, delivery and performance under, or any dispute, claim, Proceeding or Liability arising out of or relating to, this Agreement, any Ancillary Agreement or the transactions contemplated hereby or thereby or any matter relating to any of the foregoing, are privileged communications and the attorney-client privilege and the expectation of client confidence belongs solely to the BioTE Companies and is exclusively controlled by the BioTE Companies and shall not pass to or be claimed by the Members’ Representative or the Buyer. From and after the Closing, none of the Buyer or any Person purporting to act on behalf of or through the Buyer or any of the Waiving Parties, will seek to obtain the same by any process. From and after the Closing, the Buyer on behalf of itself and the Waiving Parties, irrevocably waives and will not assert any attorney-client privilege with respect to any communication among Cooley, any BioTE Company and/or any director, manager, officer, owner, employee or representative of any of the foregoing occurring prior to the Closing in connection with any Company Post-Closing Representation. Notwithstanding the foregoing, in the event that a dispute arises between the Buyer, on the one hand, and a third party other than a BioTE Company, on the other hand, the Buyer may assert the attorney-client privilege to prevent disclosure of confidential communications to such third party; provided, however, that the Buyer may not waive such privilege without the prior written consent of a BioTE Company.

(b) The Buyer.

(i) Each Waiving Party hereby agrees that DLA Piper LLP (US) (or any successor thereto) (“DLA”) may represent the Buyer or any direct or indirect director, manager, officer, owner, employee or Affiliate of the Buyer (including the BioTE Companies), in connection with any dispute, claim, Proceeding or Liability arising out of or relating to this Agreement, any Ancillary Agreement or the transactions contemplated hereby or thereby (any such representation, the “Buyer Post-Closing Representation”) notwithstanding its representation (or any continued representation) of the Buyer in connection with the transactions contemplated by this Agreement, and the Company, on behalf of itself and the Waiving Parties, hereby consents thereto and irrevocably waive (and will not assert) any conflict of interest or any objection arising therefrom or relating thereto, even though the interests of the Buyer Post-Closing Representation may be directly adverse to the Waiving Parties.

(ii) Each of the Buyer and the Company acknowledges that the foregoing provision applies whether or not DLA provides legal services to the Buyer after the Closing Date. Each of the Buyer and the Company, for itself and the Waiving Parties, hereby irrevocably acknowledges and agrees that all communications among DLA, the Buyer, the Sponsor, and/or any director, manager, officer, owner, employee or representative of any of the foregoing made in connection with the negotiation, preparation, execution, delivery and performance under, or any dispute, claim, Proceeding or Liability arising out of or relating to, this Agreement, any Ancillary Agreement or the transactions contemplated hereby or thereby or any matter relating to any of the foregoing, are privileged communications and the attorney-client privilege and the expectation of client confidence belongs solely to the Sponsor and is exclusively controlled by the Sponsor and shall not pass to or be claimed by the Buyer or any of the BioTE Companies. From and after the Closing, none of the Buyer, the Company, nor any Person purporting to act on behalf of or through the Buyer, the Company, or any of the Waiving Parties, will seek to obtain the same by any process. From and after the Closing, each of the Buyer, the Company, and the Waiving Parties, irrevocably waives and will not assert any attorney-client privilege with respect to any communication among DLA, the Buyer, the Sponsor and/or any director, manager, officer, owner, employee or representative of any of the foregoing occurring prior to the Closing in connection with any Buyer Post-Closing Representation. Without limiting the generality of the foregoing, upon and after the Closing, (A) the Sponsor shall be the sole holder of the attorney-client privilege with respect to such engagement, and none of the Buyer, the BioTE Companies, or their respective Affiliates (other than the Sponsor) shall be a holder thereof, (B) to the extent that files of DLA in respect of such engagement constitute property of the client, only the Sponsor (and not the Buyer, the BioTE Companies, or their respective Affiliates (other than the Sponsor)) shall hold such property rights and (C) DLA shall have no duty whatsoever to reveal or disclose any such attorney-client communications or files to any of the Buyer, the BioTE Companies, or their respective Affiliates (other than the Sponsor) by reason of any attorney-client relationship between DLA and the Buyer, the BioTE Companies, or their respective Affiliates (other than the Sponsor) or otherwise. Notwithstanding the foregoing, in the event that a dispute arises between the Buyer or any BioTE Company, on the one hand, and a third party, on the other hand, the Buyer and the applicable BioTE Company may assert the attorney-client privilege to prevent disclosure of confidential communications to such third party; provided, however, that the Buyer or any BioTE Company may not waive such privilege without the prior written consent of the Sponsor.

Section 10.17 Acknowledgements.

(a) The Company. Each of the BioTE Companies specifically acknowledges and agrees to the Buyer’s disclaimer of any representations or warranties other than those set forth in Article IV and any Ancillary Agreement or certificate delivered by the Buyer pursuant to this Agreement, whether made by the Buyer or any of its Affiliates or representatives, and of all Liability and responsibility for any representation, warranty, projection, forecast, statement, or information made, communicated, or furnished (orally or in writing) to the BioTE Companies, its Affiliates or representatives (including any opinion, information, projection, or advice that may have been or may be provided by the Buyer, its Affiliates or representatives to the Company or any of its Affiliates or representatives), other than those set forth in Article IV and any Ancillary Agreement or certificate delivered by the Buyer pursuant to this Agreement. The Company specifically acknowledges and agrees that, without limiting the generality of this Section 10.17, neither the Buyer nor any of its Affiliates or representatives has made any representation or warranty with respect to any projections or other future forecasts. The Company specifically acknowledges and agrees that except for the representations and warranties set forth in Article IV and any Ancillary Agreement or certificate delivered by the Buyer pursuant to this Agreement, the Buyer makes no, nor has the Buyer made, any other express or implied representation or warranty with respect to the Buyer, its assets or Liabilities, the businesses of the Buyer or the transactions contemplated by this Agreement or the Ancillary Agreements.

(b) The Buyer. The Buyer specifically acknowledges and agrees to the Company disclaimer of any representations or warranties other than those set forth in Article III and any Ancillary Agreement or certificate delivered by any BioTE Company or the Members’ Representative pursuant to this Agreement, whether made by the Company or any of its Affiliates or representatives, and of all Liability and responsibility for any representation, warranty, projection, forecast, statement, or information made, communicated, or furnished (orally or in writing) to the Buyer, its Affiliates or representatives (including any opinion, information, projection, or advice that may have been or may be provided to the Buyer, its Affiliates or representatives by any BioTE Company or any of its respective Affiliates or representatives), other than those set forth in Article III and any Ancillary Agreement or certificate delivered by any BioTE Company or the Members’ Representative pursuant to this Agreement. The Buyer specifically acknowledges and agrees that, without limiting the generality of this Section 10.17, no BioTE Company nor any of their respective Affiliates or representatives has made any representation or warranty with respect to any projections or other future forecasts. The Buyer specifically acknowledges and agrees that except for the representations and warranties set forth in Article III and any Ancillary Agreement or certificate delivered by any BioTE Company or the Members’ Representative pursuant to this Agreement, the Company does not make, nor has the Company made, any other express or implied representation or warranty with respect to the BioTE Companies, their assets or Liabilities, the businesses of the BioTE Companies or the transactions contemplated by this Agreement or the Ancillary Agreements.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the undersigned has caused this Business Combination Agreement to be duly executed as of the date first above written.

BUYER:

HAYMAKER ACQUISITION CORP. III

By:	/s/ Christopher Bradley

Name:	Christopher Bradley
Title:	Chief Financial Officer

SPONSOR:

HAYMAKER SPONSOR III LLC

By:	/s/ Steven J. Heyer

Name:	Steven J. Heyer
Title:	Managing Member

[Signature Page to Business Combination Agreement]

IN WITNESS WHEREOF, each of the undersigned has caused this Business Combination Agreement to be duly executed as of the date first above written.

BIOTE HOLDINGS, LLC and

CLASS A MEMBER:
BIOTE MANAGEMENT, LLC (for itself as Class A Member hereunder and on behalf of BioTE Holdings, LLC, as its sole member and manager)

By:	/s/ Gary S. Donovitz
Name: Gary S. Donovitz, its Sole Member and Manager

[Signature Page to Business Combination Agreement]

IN WITNESS WHEREOF, each of the undersigned has caused this Business Combination Agreement to be duly executed as of the date first above written.

FOUNDER:

DR. GARY DONOVITZ

By:	/s/ Gary S. Donovitz

[Signature Page to Business Combination Agreement]

IN WITNESS WHEREOF, each of the undersigned has caused this Business Combination Agreement to be duly executed as of the date first above written.

MEMBERS’ REPRESENTATIVE:

TERESA S. WEBER

By:	/s/ Teresa S. Weber

[Signature Page to Business Combination Agreement]

Annex B

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

HAYMAKER ACQUISITION CORP. III

March 1, 2021

Haymaker Acquisition Corp. III, a corporation organized and existing under the laws of the State of Delaware, DOES HEREBY CERTIFY AS FOLLOWS:

1. The name of the Corporation is “Haymaker Acquisition Corp. III”

2. This Amended and Restated Certificate of Incorporation (the “Amended and Restated Certificate”), which both restates and amends the provisions of the original certificate of incorporation of the Corporation filed with the Secretary of State of the State of Delaware on July 6, 2020 (the “Original Certificate”), was duly adopted in accordance with Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware, as amended from time to time (the “DGCL”).

3. This Amended and Restated Certificate of Incorporation shall become effective on the date of filing with the Secretary of State of Delaware.

4. The text of the Original Certificate is hereby restated and amended in its entirety to read as follows:

ARTICLE I

NAME

The name of the corporation is Haymaker Acquisition Corp. III (the “Corporation”).

ARTICLE II

PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL. In addition to the powers and privileges conferred upon the Corporation by law and those incidental thereto, the Corporation shall possess and may exercise all the powers and privileges that are necessary or convenient to the conduct, promotion or attainment of the business or purposes of the Corporation, including, but not limited to, effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination, involving the Corporation and one or more businesses (a “Business Combination”).

ARTICLE III

REGISTERED AGENT

The address of the Corporation’s registered office in the State of Delaware is 251 Little Falls Drive, in the City of Wilmington, County of New Castle, State of Delaware, 19808, and the name of the Corporation’s registered agent at such address is Corporation Service Company.

ARTICLE IV

CAPITALIZATION

Section 4.1 Authorized Capital Stock. The total number of shares of all classes of capital stock, each with a par value of $0.0001 per share, which the Corporation is authorized to issue is 221,000,000 shares, consisting of (a) 220,000,000 shares of common stock (the “Common Stock”), including (i) 200,000,000 shares of Class A common stock (the “Class A Common Stock”), and (ii) 20,000,000 shares of Class B common stock (the “Class B Common Stock”), and (b) 1,000,000 shares of preferred stock (the “Preferred Stock”).”

Section 4.2 Preferred Stock. Subject to Article IX of this Amended and Restated Certificate, the Board of Directors of the Corporation (the “Board”) is hereby expressly authorized to provide out of the unissued shares of the Preferred Stock for one or more series of Preferred Stock and to establish from time to time the number of shares to be included in each such series and to fix the voting rights, if any, designations, powers, preferences and relative, participating, optional, special and other rights, if any, of each such series and any qualifications, limitations and restrictions thereof, as shall be stated in the resolution or resolutions adopted by the Board providing for the issuance of such series and included in a certificate of designation (a “Preferred Stock Designation”) filed pursuant to the DGCL, and the Board is hereby expressly vested with the authority to the full extent provided by law, now or hereafter, to adopt any such resolution or resolutions.

Section 4.3 Common Stock.

(a) Voting.

(i) Except as otherwise required by law or this Amended and Restated Certificate (including any Preferred Stock Designation and Section 9.9), the holders of shares of Common Stock shall exclusively possess all voting power with respect to the Corporation.

(ii) Except as otherwise required by law or this Amended and Restated Certificate (including any Preferred Stock Designation and Section 9.9), the holders of shares of Common Stock shall be entitled to one vote for each such share on each matter properly submitted to the stockholders of the Corporation on which the holders of the Common Stock are entitled to vote.

(iii) Except as otherwise required by law or this Amended and Restated Certificate (including any Preferred Stock Designation and Section 9.9), at any annual or special meeting of the stockholders of the Corporation, holders of the Class A Common Stock and holders of the Class B Common Stock, voting together as a single class, shall have the exclusive right to vote for the election of directors and on all other matters properly submitted to a vote of the stockholders. Notwithstanding the foregoing, except as otherwise required by law or this Amended and Restated Certificate (including any Preferred Stock Designation), holders of shares of any series of Common Stock shall not be entitled to vote on any amendment to this Amended and Restated Certificate (including any amendment to any Preferred Stock Designation) that relates solely to the terms of one or more outstanding series of Preferred Stock or other series of Common Stock if the holders of such affected series of Preferred Stock or Common Stock, as applicable, are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Amended and Restated Certificate (including any Preferred Stock Designation) or the DGCL.

(b) Class B Common Stock.

(i) Shares of Class B Common Stock shall be convertible into shares of Class A Common Stock on a one-for-one basis (the “Initial Conversion Ratio”) automatically at the time of the Business Combination.

(ii) Notwithstanding the Initial Conversion Ratio, in the case that additional shares of Class A Common Stock, or Equity-linked Securities (as defined below), are issued or deemed issued in excess of the amounts sold in the Corporation’s initial public offering of securities (the “Offering”) and related to or in connection with the closing of the initial Business Combination, the number of shares of Class A Common Stock into which all issued and outstanding shares of Class B Common Stock shall automatically convert at the time of the closing of the initial Business Combination will be adjusted (unless the holders of a majority of the outstanding shares of Class B Common Stock agree to waive such adjustments with respect to any such issuance or deemed issuance) so that the number of shares of Class A Common Stock issuable upon conversion of all shares of Class B Common Stock will equal, in the aggregate, 25% of the sum of (a) the total number of all shares of Class A Common Stock issued in the Offering (including any shares of Class A Common Stock issued pursuant to the underwriters’ over-allotment option) plus (b) the sum of all shares of Class A Common Stock issued or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued in connection with or in relation to the consummation of a Business Combination (including any shares of Class A Common Stock issued pursuant to a forward purchase agreement), excluding any shares of Class A Common Stock or equity-linked securities or rights issued, or to be issued, to any seller in a Business Combination in consideration for such seller’s interest in the Business Combination target, any private placement warrants issued to Haymaker Sponsor III LLC (the “Sponsor”) or other investors, or an affiliate of the Sponsor or the Corporation’s officers and directors upon the conversion of working capital loans made to the Corporation.

As used herein, the term “Equity-linked Securities” means any securities of the Corporation which are convertible into or exchangeable or exercisable for Common Stock.

Notwithstanding anything to the contrary contained herein, (i) the foregoing adjustment to the Initial Conversion Ratio may be waived as to any particular issuance or deemed issuance of additional shares of Class A Common Stock or Equity-linked Securities by the written consent or agreement of holders of a majority of the shares of Class B Common Stock then outstanding consenting or agreeing separately as a single class in the manner provided in Section 4.3(b)(iii), and (ii) in no event shall the Class B Common Stock convert into Class A Common Stock at a ratio that is less than one-for-one.

The foregoing conversion ratio shall also be adjusted to account for any subdivision (by stock split, subdivision, exchange, stock dividend, reclassification, recapitalization or otherwise) or combination (by reverse stock split, exchange, reclassification, recapitalization or otherwise) or similar reclassification or recapitalization of the outstanding shares of Class A Common Stock into a greater or lesser number of shares occurring after the original filing of this Amended and Restated Certificate without a proportionate and corresponding subdivision, combination or similar reclassification or recapitalization of the outstanding shares of Class B Common Stock.

Each share of Class B Common Stock shall convert into its pro rata number of shares of Class A Common Stock pursuant to this Section 4.3(b). The pro rata share for each holder of Class B Common Stock will be determined as follows: Each share of Class B Common Stock shall convert into such number of shares of Class A Common Stock as is equal to the product of one (1) multiplied by a fraction, the numerator of which shall be the total number of shares of Class A Common Stock into which all of the issued and outstanding shares of Class B Common Stock shall be converted pursuant to this Section 4.3(b) and the denominator of which shall be the total number of issued and outstanding shares of Class B Common Stock at the time of conversion.

(iii) Voting. Except as otherwise required by law or this Amended and Restated Certificate (including any Preferred Stock Designation), for so long as any shares of Class B Common Stock shall remain outstanding, the Corporation shall not, without the prior vote or written consent of the holders of a majority of the shares of Class B Common Stock then outstanding, voting separately as a single class, amend, alter or repeal any provision of this Amended and Restated Certificate, whether by merger, consolidation or otherwise, if such amendment, alteration or repeal would alter or change the powers, preferences or relative, participating, optional or other or special rights of the Class B Common Stock. Any action required or permitted to be taken at any meeting of the holders of Class B Common Stock may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of the outstanding Class B Common Stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of Class B Common Stock were present and voted and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or to the Secretary of the Corporation or another officer or agent of the Corporation having custody of the book in which minutes of proceedings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. Prompt written notice of the taking of corporate action without a meeting by less than unanimous written consent of the holders of Class B Common Stock shall, to the extent required by law, be given to those holders of Class B Common Stock who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of such meeting had been the date that written consents signed by a sufficient number of holders of Class B Common Stock to take the action were delivered to the Corporation.

(c) Dividends. Subject to applicable law, the rights, if any, of the holders of any outstanding series of the Preferred Stock and the provisions of Article IX hereof, the holders of shares of Common Stock shall be entitled to receive such dividends and other distributions (payable in cash, property or capital stock of the Corporation) when, as and if declared thereon by the Board from time to time out of any assets or funds of the Corporation legally available therefor and shall share equally on a per share basis in such dividends and distributions.

(d) Liquidation, Dissolution or Winding Up of the Corporation. Subject to applicable law, the rights, if any, of the holders of any outstanding series of the Preferred Stock and the provisions of Article IX hereof, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of shares of Common Stock shall be entitled to receive all the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of Class A Common Stock (on an as converted basis with respect to the Class B Common Stock) held by them.

Section 4.4 Rights and Options. The Corporation has the authority to create and issue rights, warrants and options entitling the holders thereof to acquire from the Corporation any shares of its capital stock of any class or classes, with such rights, warrants and options to be evidenced by or in instrument(s) approved by the Board. The Board is empowered to set the exercise price, duration, times for exercise and other terms and conditions of such rights, warrants or options; provided, however, that the consideration to be received for any shares of capital stock issuable upon exercise thereof may not be less than the par value thereof.

ARTICLE V

BOARD OF DIRECTORS

Section 5.1 Board Powers. The business and affairs of the Corporation shall be managed by, or under the direction of, the Board. In addition to the powers and authority expressly conferred upon the Board by statute, this Amended and Restated Certificate or the Bylaws of the Corporation (“Bylaws”), the Board is hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the DGCL, this Amended and Restated Certificate, and any Bylaws adopted by the stockholders of the Corporation; provided, however, that no Bylaws hereafter adopted by the stockholders of the Corporation shall invalidate any prior act of the Board that would have been valid if such Bylaws had not been adopted.

Section 5.2 Number, Election and Term.

(a) The number of directors of the Corporation, other than those who may be elected by the holders of one or more series of the Preferred Stock voting separately by class or series, shall be fixed from time to time exclusively by the Board pursuant to a resolution adopted by a majority of the Board.

(b) Subject to Section 5.5 hereof, the Board shall be divided into three classes, as nearly equal in number as possible and designated Class I, Class II and Class III. The term of the initial Class I Directors shall expire at the first annual meeting of the stockholders of the Corporation following the effectiveness of this Amended and Restated Certificate; the term of the initial Class II Directors shall expire at the second annual meeting of the stockholders of the Corporation following the effectiveness of this Amended and Restated Certificate; and the term of the initial Class III Directors shall expire at the third annual meeting of the stockholders of the Corporation following the effectiveness of this Amended and Restated Certificate. At each succeeding annual meeting of the stockholders of the Corporation, beginning with the first annual meeting of the stockholders of the Corporation following the effectiveness of this Amended and Restated Certificate, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term or until the election and qualification of their respective successors in office, subject to their earlier death, resignation or removal. Subject to Section 5.5 hereof, if the number of directors is changed, any increase or decrease shall be apportioned by the Board among the classes so as to maintain the number of directors in each class as nearly equal as possible, but in no case shall a decrease in the number of directors shorten the term of any incumbent director. Directors shall be elected by a plurality of the votes cast at an annual meeting of stockholders by holders of the Common Stock. The Board is hereby expressly authorized, by resolution or resolutions thereof, to assign members of the Board already in office to the aforesaid classes at the time this Amended and Restated Certificate (and therefore such classification) becomes effective in accordance with the DGCL.

(c) Unless and except to the extent that the Bylaws shall so require, the election of directors need not be by written ballot.

Section 5.3 Newly Created Directorships and Vacancies. Subject to Section 5.5 hereof, newly created directorships resulting from an increase in the number of directors and any vacancies on the Board resulting from death, resignation, retirement, disqualification, removal or other cause may be filled solely and exclusively by a majority vote of the remaining directors then in office, even if less than a quorum, or by a sole remaining director (and not by stockholders), and any director so chosen shall hold office for the remainder of the full term of the class of directors to which the new directorship was added or in which the vacancy occurred and until his or her successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal.

Section 5.4 Removal. Subject to Section 5.5 hereof and except as otherwise required by this Amended and Restated Certificate (including Section 9.9 hereof), any or all of the directors may be removed from office at any time, but only for cause and only by the affirmative vote of holders of a majority of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

Section 5.5 Preferred Stock—Directors. Notwithstanding any other provision of this Article V, and except as otherwise required by law, whenever the holders of one or more series of the Preferred Stock shall have the right, voting separately by class or series, to elect one or more directors, the term of office, the filling of vacancies, the removal from office and other features of such directorships shall be governed by the terms of such series of the Preferred Stock as set forth in this Amended and Restated Certificate (including any Preferred Stock Designation) and such directors shall not be included in any of the classes created pursuant to this Article V unless expressly provided by such terms.

ARTICLE VI

BYLAWS

In furtherance and not in limitation of the powers conferred upon it by law, the Board shall have the power and is expressly authorized to adopt, amend, alter or repeal the Bylaws. The Bylaws also may be adopted, amended, altered or repealed by the stockholders of the Corporation; provided, however, that in addition to any vote of the holders of any class or series of capital stock of the Corporation required by law or by this Amended and Restated Certificate (including any Preferred Stock Designation), the affirmative vote of the holders of a majority of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required for the stockholders of the Corporation to adopt, amend, alter or repeal the Bylaws; and provided further, however, that no Bylaws hereafter adopted by the stockholders of the Corporation shall invalidate any prior act of the Board that would have been valid if such Bylaws had not been adopted.

ARTICLE VII

SPECIAL MEETINGS OF STOCKHOLDERS; ACTION BY WRITTEN CONSENT

Section 7.1 Special Meetings. Subject to the rights, if any, of the holders of any outstanding series of the Preferred Stock, and to the requirements of applicable law, special meetings of stockholders of the Corporation may be called only by the Chairman of the Board, Chief Executive Officer of the Corporation, or the Board pursuant to a resolution adopted by a majority of the Board, and the ability of the stockholders of the Corporation to call a special meeting is hereby specifically denied. Except as provided in the foregoing sentence, special meetings of stockholders of the Corporation may not be called by another person or persons.

Section 7.2 Advance Notice. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws.

Section 7.3 Action by Written Consent. Except as may be otherwise provided for or fixed pursuant to this Amended and Restated Certificate (including any Preferred Stock Designation) relating to the rights of the holders of any outstanding series of Preferred Stock, subsequent to the consummation of the Offering, any action required or permitted to be taken by the stockholders of the Corporation must be effected by a duly called annual or special meeting of such stockholders and may not be effected by written consent of the stockholders other than with respect to the Class B Common Stock with respect to which action may be taken by written consent.

ARTICLE VIII

LIMITED LIABILITY; INDEMNIFICATION

Section 8.1 Limitation of Director Liability. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

Section 8.2 Indemnification and Advancement of Expenses.

(a) To the fullest extent permitted by applicable law, as the same exists or may hereafter be amended, the Corporation shall indemnify and hold harmless each person who is or was made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that he or she is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or nonprofit entity, including service with respect to an employee benefit plan (an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, against all liability and loss suffered and expenses (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred by such indemnitee in connection with such proceeding. The Corporation shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys’ fees) incurred by an indemnitee in defending or otherwise participating in any proceeding in advance of its final disposition; provided, however, that, to the extent required by applicable law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking, by or on behalf of the indemnitee, to repay all amounts so advanced if it shall ultimately be determined that the indemnitee is not entitled to be indemnified under this Section 8.2 or otherwise. The rights to indemnification and advancement of expenses conferred by this Section 8.2 shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators. Notwithstanding the foregoing provisions of this Section 8.2(a), except for proceedings to enforce rights to indemnification and advancement of expenses, the Corporation shall indemnify and advance expenses to an indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board.

(b) The rights to indemnification and advancement of expenses conferred on any indemnitee by this Section 8.2 shall not be exclusive of any other rights that any indemnitee may have or hereafter acquire under law, this Amended and Restated Certificate, the Bylaws, an agreement, vote of stockholders or disinterested directors, or otherwise.

(c) Any repeal or amendment of this Section 8.2 by the stockholders of the Corporation or by changes in law, or the adoption of any other provision of this Amended and Restated Certificate inconsistent with this Section 8.2, shall, unless otherwise required by law, be prospective only (except to the extent such amendment or change in law permits the Corporation to provide broader indemnification rights on a retroactive basis than permitted prior thereto), and shall not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision in respect of any proceeding (regardless of when such proceeding is first threatened, commenced or completed) arising out of, or related to, any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

(d) This Section 8.2 shall not limit the right of the Corporation, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other than indemnitees.

(e) To the extent an indemnitee has rights to indemnification, advancement of expenses and/or insurance provided by a third party, (i) the Corporation shall be the indemnitor of first resort (i.e., that its obligations to an indemnitee are primary and any obligation of such third party to advance expenses or to provide indemnification for the same expenses or liabilities incurred by an indemnitee are secondary), (ii) the Corporation shall be required to advance the full amount of expenses incurred by an indemnitee and shall be liable for the full amount of all claims, liabilities, damages, losses, costs and expenses (including amounts paid in satisfaction of judgments, in compromises and settlements, as fines and penalties and legal or other costs and reasonable expenses of investigating or defending against any claim or alleged claim) to the extent legally permitted and as required by the terms of this Amended and Restated Certificate of Incorporation, the Bylaws and the agreements to which the Corporation is a party, without regard to any rights an indemnitee may have against such third party and (iii) the Corporation irrevocably waives, relinquishes and releases such third party from any and all claims against them for contribution, subrogation or any other recovery of any kind in respect thereof. No advancement or payment by such third party on behalf of an indemnitee with respect to any claim for which an indemnitee has sought indemnification from the Corporation shall affect the foregoing, and such third party shall have a right of contribution and be subrogated to the extent of such advancement or payment to all of the rights of recovery of an indemnitee against the Corporation.

ARTICLE IX

BUSINESS COMBINATION REQUIREMENTS; EXISTENCE

Section 9.1 General.

(a) The provisions of this Article IX shall apply during the period commencing upon the effectiveness of this Amended and Restated Certificate and terminating upon the consummation of the Corporation’s initial Business Combination and no amendment to this Article IX shall be effective prior to the consummation of the initial Business Combination unless approved by the affirmative vote of the holders of at least sixty-five percent (65%) of all then outstanding shares of the Common Stock.

(b) Immediately after the Offering, a certain amount of the net offering proceeds received by the Corporation in the Offering (including the proceeds of any exercise of the underwriters’ over-allotment option) and certain other amounts specified in the Corporation’s registration statement on Form S-1, as initially filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 12, 2021, as amended (the “Registration Statement”), shall be deposited in a trust account (the “Trust Account”), established for the benefit of the Public Stockholders (as defined below) pursuant to a trust agreement described in the Registration Statement. Except for the withdrawal of interest to pay taxes, none of the funds held in the Trust Account (including the interest earned on the funds held in the Trust Account) will be released from the Trust Account until the earliest to occur of (i) the completion of the initial Business Combination, (ii) the redemption of 100% of the Offering Shares (as defined below) if the Corporation is unable to complete its initial Business Combination within the 24 months from the closing of the Offering (or, if the Office of the Delaware Division of Corporations shall not be open for business (including filing of corporate documents) on such date, the next date upon which the Office of the Delaware Division of Corporations shall be open) (the “Completion Window”) or (iii) the redemption of shares in connection with a vote seeking to amend any provisions of this Amended and Restated Certificate as described in Section 9.7. Holders of shares of the Common Stock included as part of the units sold in the Offering (the “Offering Shares”) (whether such Offering Shares were purchased in the Offering or in the secondary market following the Offering and whether or not such holders are affiliates or officers or directors of the Corporation, or affiliates of any of the foregoing) are referred to herein as “Public Stockholders.”

Section 9.2 Redemption Rights.

(a) Prior to the consummation of the initial Business Combination, the Corporation shall provide all holders of Offering Shares with the opportunity to have their Offering Shares redeemed upon the consummation of the initial Business Combination pursuant to, and subject to the limitations of, Sections 9.2(b) and 9.2(c) (such rights of such holders to have their Offering Shares redeemed pursuant to such Sections, the “Redemption Rights”) hereof for cash equal to the applicable redemption price per share determined in accordance with Section 9.2(b) hereof (the “Redemption Price”); provided, however, that the Corporation shall not redeem or repurchase Offering Shares to the extent that such redemption would result in the Corporation’s failure to have net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (or any successor rule)) in excess of $5 million (such limitation hereinafter called the “Redemption Limitation”). Notwithstanding anything to the contrary contained in this Amended and Restated Certificate, there shall be no Redemption Rights or liquidating distributions with respect to any warrant issued pursuant to the Offering.

(b) If the Corporation offers to redeem the Offering Shares other than in conjunction with a stockholder vote on an initial Business Combination with a proxy solicitation pursuant to Regulation 14A under the Exchange Act (or any successor rules or regulations) and filing proxy materials with the SEC, the Corporation shall offer to redeem the Offering Shares upon the consummation of the initial Business Combination, subject to lawfully available funds therefor, in accordance with the provisions of Section 9.2(a) hereof pursuant to a tender offer in accordance with Rule 13e-4 and Regulation 14E under the Exchange Act (or any successor rule or regulation) (such rules and regulations hereinafter called the “Tender Offer Rules”) which it shall commence prior to the consummation of the initial Business Combination and shall file tender offer documents with the SEC prior to the consummation of the initial Business Combination that contain substantially the same financial and other information about the initial Business Combination and the Redemption Rights as is required under Regulation 14A under the Exchange Act (or any successor rule or regulation) (such rules and regulations hereinafter called the “Proxy Solicitation Rules”), even if such information is not required under the Tender Offer Rules; provided, however, that if a stockholder vote is required by law to approve the proposed initial Business Combination, or the Corporation decides to submit the proposed initial Business Combination to the stockholders for their approval for business or other legal reasons, the Corporation shall offer to redeem the Offering Shares, subject to lawfully available funds therefor, in accordance with the provisions of Section 9.2(a) hereof in conjunction with a proxy solicitation pursuant to the Proxy Solicitation Rules (and not the Tender Offer Rules) at a price per share equal to the Redemption Price calculated in accordance with the following provisions of this Section 9.2(b). In the event that the Corporation offers to redeem the Offering Shares pursuant to a tender offer in accordance with the Tender Offer Rules, the Redemption Price per share of the Common Stock payable to holders of the Offering Shares tendering their Offering Shares pursuant to such tender offer shall be equal to the quotient obtained by dividing: (i) the aggregate amount on deposit in the Trust Account as of two business days prior to the consummation of the initial Business Combination, including interest not previously released to the Corporation to pay taxes, by (ii) the total number of then outstanding Offering Shares. If the Corporation offers to redeem the Offering Shares in conjunction with a stockholder vote on the proposed initial Business Combination pursuant to a proxy solicitation, the Redemption Price per share of the Common Stock payable to holders of the Offering Shares exercising their Redemption Rights (irrespective of whether they voted in favor or against the Business Combination) shall be equal to the quotient obtained by dividing (a) the aggregate amount on deposit in the Trust Account as of two business days prior to the consummation of the initial Business Combination, including interest not previously released to the Corporation to pay taxes, by (b) the total number of then outstanding Offering Shares.

(c) If the Corporation offers to redeem the Offering Shares in conjunction with a stockholder vote on an initial Business Combination pursuant to a proxy solicitation, a Public Stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13(d)(3) of the Exchange Act), shall be restricted from seeking Redemption Rights with respect to more than an aggregate of 15% of the Offering Shares without the consent of the Corporation.

(d) In the event that the Corporation has not consummated an initial Business Combination within the Completion Window, the Corporation shall (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter subject to lawfully available funds therefor, redeem 100% of the Offering Shares in consideration of a per share price, payable in cash, equal to the quotient obtained by dividing (A) the aggregate amount then on deposit in the Trust Account (net of amounts withdrawn to pay taxes and less up to $100,000 of such net interest to pay dissolution expenses), including interest, by (B) the total number of then outstanding Offering Shares, which redemption will completely extinguish rights of the Public Stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining stockholders and the Board in accordance with applicable law, dissolve and liquidate, subject in each case to the Corporation’s obligations under the DGCL to provide for claims of creditors and other requirements of applicable law.

(e) If the Corporation offers to redeem the Offering Shares in conjunction with a stockholder vote on an initial Business Combination, the Corporation shall consummate the proposed initial Business Combination only if (i) such initial Business Combination is approved by the affirmative vote of the holders of a majority of the shares of the Common Stock that are voted at a stockholder meeting held to consider such initial Business Combination (or such other vote as the applicable law or stock exchange rules then in effect may require) and (ii) the Redemption Limitation is not exceeded.

(f) If the Corporation conducts a tender offer pursuant to Section 9.2(b), the Corporation shall consummate the proposed initial Business Combination only if the Redemption Limitation is not exceeded.

Section 9.3 Distributions from the Trust Account.

(a) A Public Stockholder shall be entitled to receive funds from the Trust Account only as provided in Sections 9.2(a), 9.2(b), 9.2(d) or 9.7 hereof. In no other circumstances shall a Public Stockholder have any right or interest of any kind in or to distributions from the Trust Account, and no stockholder other than a Public Stockholder shall have any interest in or to the Trust Account.

(b) Each Public Stockholder that does not exercise its Redemption Rights shall retain its interest in the Corporation and shall be deemed to have given its consent to the release of the remaining funds in the Trust Account to the Corporation, and following payment to any Public Stockholders exercising their Redemption Rights, the remaining funds in the Trust Account shall be released to the Corporation.

(c) The exercise by a Public Stockholder of the Redemption Rights shall be conditioned on such Public Stockholder following the specific procedures for redemptions set forth by the Corporation in any applicable tender offer or proxy materials sent to the Public Stockholders relating to the proposed initial Business Combination. Payment of the amounts necessary to satisfy the Redemption Rights properly exercised shall be made as promptly as practical after the consummation of the initial Business Combination.

Section 9.4 Share Issuances. Prior to the consummation of the Corporation’s initial Business Combination, the Corporation shall not issue any additional shares of capital stock of the Corporation that would entitle the holders thereof to receive funds from the Trust Account or vote on any initial Business Combination, on any pre-Business Combination activity or on any amendment to this Article IX.

Section 9.5 Transactions with Affiliates. In the event the Corporation enters into an initial Business Combination with a target business that is affiliated with an owner of Class B Common Stock, or the directors or officers of the Corporation, the Corporation, or a committee of the independent directors of the Corporation, shall obtain an opinion from an independent accounting firm or an independent investment banking firm that is a member of the Financial Industry Regulatory Authority or an independent accounting firm that such Business Combination is fair to the Corporation from a financial point of view.

Section 9.6 No Transactions with Other Blank Check Companies. The Corporation shall not enter into an initial Business Combination with another blank check company or a similar company with nominal operations.

Section 9.7 Additional Redemption Rights. If, in accordance with Section 9.1(a), any amendment is made to this Amended and Restated Certificate of Incorporation to modify the substance or timing of the Corporation’s obligation to provide for the redemption of the Offering Shares in connection with an initial Business Combination or to redeem 100% of the Offering Shares if the Corporation has not consummated an initial Business Combination within the Completion Window or with respect to any other material provisions of this Amended and Restated Certificate of Incorporation relating to stockholder’s rights or pre-initial Business Combination activity, the Public Stockholders shall be provided with the opportunity to redeem their Offering Shares upon the approval of any such amendment, at a per share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest, divided by the number of then outstanding Offering Shares. The Corporation’s ability to provide such opportunity is subject to the Redemption Limitation.

Section 9.8 Minimum Value of Target. The Corporation’s initial Business Combination must occur with one or more operating businesses that together have a fair market value of at least 80% of the value of the assets held in the Trust Account (excluding the amount of any deferred underwriting commissions and taxes payable on the interest earned on the Trust Account) at the time of the agreement to enter into the initial Business Combination.

Section 9.9 Appointment and Removal of Directors. Notwithstanding any other provision in this Amended and Restated Certificate, prior to the closing of the initial Business Combination, the holders of Class B Common Stock shall have the exclusive right to elect and remove any director, and the holders of Class A Common Stock shall have no right to vote on the election or removal of any director. This Section 9.9 may be amended only by a resolution passed by a holders of at least 90% of the outstanding Common Stock entitled to vote thereon.

ARTICLE X

CORPORATE OPPORTUNITY

To the fullest extent allowed by law (including without limitation Section 122(17) of the DGCL, the doctrine of corporate opportunity, or any other analogous doctrine, shall not apply with respect to the Corporation or any of its officers or directors, or any of their respective affiliates, and the Corporation renounces any expectancy that any of the directors or officers of the Corporation, or any of their respective affiliates, will offer any such corporate opportunity of which he or she may become aware to the Corporation, except, the doctrine of corporate opportunity shall apply with respect to any of the directors or officers of the Corporation only with respect to a corporate opportunity that was offered to such person solely and exclusively in his or her capacity as a director or officer of the Corporation and such opportunity is one the Corporation is legally and contractually permitted to undertake and would otherwise be reasonable for the Corporation to pursue, and to the extent the director or officer is permitted to refer that opportunity to the Corporation without violating any legal obligation.

ARTICLE XI

AMENDMENT OF AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate (including any Preferred Stock Designation), and other provisions authorized by the laws of the State of Delaware at the time in force that may be added or inserted, in the manner now or hereafter prescribed by this Amended and Restated Certificate and the DGCL; and, except as set forth in Article VIII, all rights, preferences and privileges of whatever nature herein conferred upon stockholders, directors or any other persons by and pursuant to this Amended and Restated Certificate in its present form or as hereafter amended are granted subject to the right reserved in this Article XI; provided, however, that Article IX of this Amended and Restated Certificate may be amended only as provided therein.

ARTICLE XII

EXCLUSIVE FORUM FOR CERTAIN LAWSUITS

Section 12.1 Forum. Subject to the last sentence in this Section 12.1, and unless the Corporation consents in writing to the selection of an alternative forum, to the fullest extent permitted by the applicable law, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation, its directors, officers or employees arising pursuant to any provision of the DGCL or this Amended and Restated Certificate or the Bylaws, or (iv) any action asserting a claim against the Corporation, its directors, officers or employees governed by the internal affairs doctrine and, if brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder’s counsel except any action (A) as to which the Court of Chancery in the State of Delaware determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), (B) which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or (C) for which the Court of Chancery does not have subject matter jurisdiction. Notwithstanding the foregoing, (i) the provisions of this Section 12.1 will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction and (ii) unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.

Section 12.2 Consent to Jurisdiction. If any action the subject matter of which is within the scope of Section 12.1 immediately above is filed in a court other than a court located within the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce Section 12.1 immediately above (an “FSC Enforcement Action”) and (ii) having service of process made upon such stockholder in any such FSC Enforcement Action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article XII.

ARTICLE XIII

SEVERABILITY

If any provision or provisions (or any part thereof) of this Amended and Restated Certificate shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, (i) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Amended and Restated Certificate (including, without limitation, each portion of any paragraph of this Amended and Restated Certificate containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby, and (ii) the provisions of this Amended and Restated Certificate (including, without limitation, each portion of any paragraph of this Amended and Restated Certificate containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their faith service or for the benefit of the Corporation to the fullest extent permitted by law.

[Signature page follows]

IN WITNESS WHEREOF, Haymaker Acquisition Corp. III has caused this Amended and Restated Certificate to be duly executed and acknowledged in its name and on its behalf by an authorized officer as of the date first set forth above.

Haymaker Acquisition Corp. III

By:	/s/ Christopher Bradley
Name: Christopher Bradley
Title: Chief Financial Officer

[Signature Page to Amended and Restated Certificate of Incorporation]

Annex C

SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

HAYMAKER ACQUISITION CORP. III

[●], 2022

Haymaker Acquisition Corp. III, a corporation organized and existing under the laws of the State of Delaware (the “Existing Corporation”), DOES HEREBY CERTIFY AS FOLLOWS:

1. The name of the Existing Corporation is “Haymaker Acquisition Corp. III”. The original certificate of incorporation was filed with the Secretary of State of the State of Delaware on July 6, 2020 (the “Original Certificate”).

2. The Existing Corporation’s first Amended and Restated Certificate of Incorporation, which amended and restated the provisions of the Original Certificate, was filed with the Secretary of State of the State of Delaware on March 1, 2021 (as amended, the “First Amended and Restated Certificate”).

3. This Second Amended and Restated Certificate of Incorporation (the “Second Amended and Restated Certificate”), which both restates and amends the provisions of the First Amended and Restated Certificate, was duly adopted in accordance with Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware, as amended from time to time (the “DGCL”).

4. This Second Amended and Restated Certificate is restating and amending the provisions of the First Amended and Restated Certificate in connection with the business combination (the “Initial Business Combination”) contemplated by that certain Business Combination Agreement dated as of December 13, 2021, by and among the Existing Corporation, Haymaker Sponsor III LLC (the “Sponsor”), BioTE Holdings LLC, BioTE Management, LLC, Dr. Gary Donovitz, in his individual capacity, and Teresa S. Weber, as Members’ Representative.

5. This Second Amended and Restated Certificate shall become effective on the date of filing with the Secretary of State of Delaware.

6. Certain capitalized terms used in this Second Amended and Restated Certificate are defined where appropriate herein.

7. The text of the First Amended and Restated Certificate is hereby restated and amended in its entirety to read as follows:

ARTICLE I

NAME

The name of the corporation is biote Corp. (the “Corporation”).

ARTICLE II

PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the DGCL.

ARTICLE III

REGISTERED AGENT

The address of the Corporation’s registered office in the State of Delaware is 251 Little Falls Drive, in the City of Wilmington, County of New Castle, State of Delaware, 19808, and the name of the Corporation’s registered agent at such address is Corporation Service Company.

ARTICLE IV

CAPITALIZATION

Section 4.1 Authorized Capital Stock. The total number of shares of all classes of capital stock, each with a par value of $0.0001 per share, which the Corporation is authorized to issue is [●] shares, consisting of (a) [●] shares of common stock (the “Common Stock”), including (i) [●] shares of Class A common stock (the “Class A Common Stock”), (ii) [●] shares of Class B common stock (the “Class B Common Stock” and, together with the Class A Common Stock, the “Economic Common Stock”), and (iii) [●] shares of Class V common stock (the “Class V Common Stock”); and (b) 1,000,000 shares of preferred stock (the “Preferred Stock”).

Section 4.2 Preferred Stock. Subject to Article IX of this Second Amended and Restated Certificate, the board of directors of the Corporation (the “Board”) is hereby expressly authorized to provide out of the unissued shares of the Preferred Stock for one or more series of Preferred Stock and to establish from time to time the number of shares to be included in each such series and to fix the voting rights, if any, designations, powers, preferences and relative, participating, optional, special and other rights, if any, of each such series and any qualifications, limitations and restrictions thereof, as shall be stated in the resolution or resolutions adopted by the Board providing for the issuance of such series and included in a certificate of designation (a “Preferred Stock Designation”) filed pursuant to the DGCL, and the Board is hereby expressly vested with the authority to the full extent provided by law, now or hereafter, to adopt any such resolution or resolutions.

Section 4.3 Common Stock.

(a) Voting.

(i) Except as otherwise required by law or this Second Amended and Restated Certificate (including any Preferred Stock Designation and Section 9.9), the holders of shares of Common Stock shall exclusively possess all voting power with respect to the Corporation.

(ii) Except as otherwise required by law or this Second Amended and Restated Certificate (including any Preferred Stock Designation and Section 9.9), the holders of shares of Common Stock shall be entitled to one vote for each such share on each matter properly submitted to the stockholders on which the holders of the Common Stock are entitled to vote.

(iii) Except as otherwise required by law or this Second Amended and Restated Certificate (including any Preferred Stock Designation and Section 9.9), at any annual or special meeting of the stockholders of the Corporation, holders of the Class A Common Stock, holders of the Class B Common Stock and holders of the Class V Common Stock, voting together as a single class, shall have the exclusive right to vote for the election of directors and on all other matters properly submitted to a vote of the stockholders. Notwithstanding the foregoing, except as otherwise required by law or this Second Amended and Restated Certificate (including any Preferred Stock Designation), holders of shares of any series of Common Stock shall not be entitled to vote on any amendment to this Second Amended and Restated Certificate (including any amendment to any Preferred Stock Designation) that relates solely to the terms of one or more outstanding series of Preferred Stock or other series of Common Stock if the holders of such affected series of Preferred Stock or Common Stock, as applicable, are entitled exclusively, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Second Amended and Restated Certificate (including any Preferred Stock Designation) or the DGCL.

(b) Class B Common Stock.

(i) Shares of Class B Common Stock shall be convertible into shares of Class A Common Stock on a one-for-one basis (the “Initial Conversion Ratio”) automatically at the time of the closing of a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination involving the Corporation and one or more businesses (a “Business Combination”).

(ii) Notwithstanding the Initial Conversion Ratio, in the case that additional shares of Class A Common Stock, or Equity-linked Securities (as defined below), are issued or deemed issued in excess of the amounts sold in the Corporation’s initial public offering of securities (the “Offering”) and related to or in connection with the closing of the Initial Business Combination, the number of shares of Class A Common Stock into which all issued and outstanding shares of Class B Common Stock shall automatically convert at the time of the closing of the Initial Business Combination will be adjusted (unless the holders of a majority of the outstanding shares of Class B Common Stock agree to waive such adjustments with respect to any such issuance or deemed issuance) so that the number of shares of Class A Common Stock issuable upon conversion of all shares of Class B Common Stock will equal, in the aggregate, twenty-five percent (25%) of the sum of (a) the total number of all shares of Class A Common Stock issued in the Offering (including any shares of Class A Common Stock issued pursuant to the underwriters’ over-allotment option) plus (b) the sum of all shares of Class A Common Stock issued or deemed issued or issuable upon conversion or exercise of any Equity-linked Securities or rights issued or deemed issued in connection with or in relation to the consummation of a Business Combination (including any shares of Class A Common Stock issued pursuant to a forward purchase agreement), excluding any shares of Class A Common Stock or Equity-linked Securities or rights issued, or to be issued, to any seller in a Business Combination in consideration for such seller’s interest in the Business Combination target, any private placement warrants issued to the Sponsor or other investors, or an affiliate of the Sponsor or the Corporation’s officers and directors upon the conversion of working capital loans made to the Corporation.

As used herein, the term “Equity-linked Securities” means any securities of the Corporation which are convertible into or exchangeable or exercisable for Common Stock.

Notwithstanding anything to the contrary contained herein, (i) the foregoing adjustment to the Initial Conversion Ratio may be waived as to any particular issuance or deemed issuance of additional shares of Class A Common Stock or Equity-linked Securities by the written consent or agreement of holders of a majority of the shares of Class B Common Stock then-outstanding consenting or agreeing separately as a single class in the manner provided in Section 4.3(b)(iii), and (ii) in no event shall the Class B Common Stock convert into Class A Common Stock at a ratio that is less than one-for-one.

The foregoing conversion ratio shall also be adjusted to account for any subdivision (by stock split, subdivision, exchange, stock dividend, reclassification, recapitalization or otherwise) or combination (by reverse stock split, exchange, reclassification, recapitalization or otherwise) or similar reclassification or recapitalization of the outstanding shares of Class A Common Stock into a greater or lesser number of shares occurring after the original filing of this Second Amended and Restated Certificate without a proportionate and corresponding subdivision, combination or similar reclassification or recapitalization of the outstanding shares of Class B Common Stock.

Each share of Class B Common Stock shall convert into its pro rata number of shares of Class A Common Stock pursuant to this Section 4.3(b). The pro rata share for each holder of Class B Common Stock will be determined as follows: Each share of Class B Common Stock shall convert into such number of shares of Class A Common Stock as is equal to the product of one (1) multiplied by a fraction, the numerator of which shall be the total number of shares of Class A Common Stock into which all of the issued and outstanding shares of Class B Common Stock shall be converted pursuant to this Section 4.3(b) and the denominator of which shall be the total number of issued and outstanding shares of Class B Common Stock at the time of conversion.

(iii) Voting. Except as otherwise required by law or this Second Amended and Restated Certificate (including any Preferred Stock Designation), for so long as any shares of Class B Common Stock shall remain outstanding, the Corporation shall not, without the prior vote or written consent of the holders of a majority of the shares of Class B Common Stock then outstanding, voting separately as a single class, amend, alter or repeal any provision of this Second Amended and Restated Certificate, whether by merger, consolidation or otherwise, if such amendment, alteration or repeal would alter or change the powers, preferences or relative, participating, optional or other or special rights of the Class B Common Stock. Any action required or permitted to be taken at any meeting of the holders of Class B Common Stock may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of the outstanding Class B Common Stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of Class B Common Stock were present and voted and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or to the Secretary of the Corporation or another officer or agent of the Corporation having custody of the book in which minutes of proceedings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. Prompt written notice of the taking of corporate action without a meeting by less than unanimous written consent of the holders of Class B Common Stock shall, to the extent required by law, be given to those holders of Class B Common Stock who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of such meeting had been the date that written consents signed by a sufficient number of holders of Class B Common Stock to take the action were delivered to the Corporation.

(c) Dividends. Subject to applicable law, the rights, if any, of the holders of any outstanding series of the Preferred Stock and the provisions of Article IX hereof, the holders of shares of Economic Common Stock shall be entitled to receive such dividends and other distributions (payable in cash, property or capital stock of the Corporation) when, as and if declared thereon by the Board from time to time out of any assets or funds of the Corporation legally available therefor and shall share equally on a per share basis in such dividends and distributions. Dividends or distributions of cash, property or shares of capital stock of the Corporation may not be declared or paid on the non-Economic Common Stock.

(d) Liquidation, Dissolution or Winding Up of the Corporation. Subject to applicable law, the rights, if any, of the holders of any outstanding series of the Preferred Stock and the provisions of Article IX hereof, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of shares of Economic Common Stock shall be entitled to receive all the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of Economic Common Stock held by them. The holders of shares of non-Economic Common Stock, as such, will not be entitled to receive, with respect of such shares, any assets of the Corporation in excess of the par value thereof, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

Section 4.4 Rights and Options. The Corporation has the authority to create and issue rights, warrants and options entitling the holders thereof to acquire from the Corporation any shares of its capital stock of any class or classes, with such rights, warrants and options to be evidenced by or in instrument(s) approved by the Board. The Board is empowered to set the exercise price, duration, times for exercise and other terms and conditions of such rights, warrants or options; provided, however, that the consideration to be received for any shares of capital stock issuable upon exercise thereof may not be less than the par value thereof.

ARTICLE V

BOARD OF DIRECTORS

Section 5.1 Board Powers. The business and affairs of the Corporation shall be managed by, or under the direction of, the Board. In addition to the powers and authority expressly conferred upon the Board by statute, this Second Amended and Restated Certificate or the Amended and Restated Bylaws of the Corporation (“Bylaws”), the Board is hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the DGCL, this Second Amended and Restated Certificate and any Bylaws adopted by the stockholders of the Corporation; provided, however, that no Bylaws hereafter adopted by the stockholders of the Corporation shall invalidate any prior act of the Board that would have been valid if such Bylaws had not been adopted.

Section 5.2 Number, Election and Term.

(a) The number of directors of the Corporation, other than those who may be elected by the holders of one or more series of the Preferred Stock voting separately by class or series, shall be fixed from time to time exclusively by the Board pursuant to a resolution adopted by a majority of the Board.

(b) Subject to Section 5.5 hereof, the Board shall be divided into three classes, as nearly equal in number as possible and designated Class I, Class II and Class III. The term of the initial Class I Directors shall expire at the first annual meeting of the stockholders of the Corporation following the closing of the Initial Business Combination, the term of the initial Class II Directors shall expire at the second annual meeting of the stockholders of the Corporation following the closing of the Initial Business Combination and the term of the initial Class III Directors shall expire at the third annual meeting of the stockholders of the Corporation. At each succeeding annual meeting of the stockholders of the Corporation, beginning with the first annual meeting of the stockholders of the Corporation following the closing of the Initial Business Combination, each of the successors elected to replace the class of directors whose term expires at that annual meeting shall be elected for a three-year term or until the election and qualification of their respective successors in office, subject to their earlier death, resignation or removal. Subject to Section 5.5, if the number of directors that constitutes the Board is changed, any increase or decrease shall be apportioned by the Board among the classes so as to maintain the number of directors in each class as nearly equal as possible, but in no case shall a decrease in the number of directors constituting the Board shorten the term of any incumbent director. Subject to the rights of the holders of one or more series of Preferred Stock, voting separately by class or series, to elect directors pursuant to the terms of one or more series of Preferred Stock, the election of directors shall be determined by a plurality of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon. The Board is hereby expressly authorized, by resolution or resolutions thereof, to assign members of the Board already in office to the aforesaid classes at the time this Second Amended and Restated Certificate (and therefore such classification) becomes effective in accordance with the DGCL.

(c) Unless and except to the extent that the Bylaws shall so require, the election of directors need not be by written ballot.

Section 5.3 Newly Created Directorships and Vacancies. Subject to Section 5.5, newly created directorships resulting from an increase in the number of directors and any vacancies on the Board resulting from death, resignation, retirement, disqualification, removal or other cause may be filled solely and exclusively by a majority vote of the remaining directors then in office, even if less than a quorum, or by a sole remaining director (and not by stockholders), and any director so chosen shall hold office for the remainder of the full term of the class of directors to which the new directorship was added or in which the vacancy occurred and until his or her successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal.

Section 5.4 Removal. Subject to Section 5.5 and except as otherwise required by this Second Amended and Restated Certificate (including Section 9.9), any or all of the directors may be removed from office at any time, but only for cause and only by the affirmative vote of holders of a majority of the voting power of all then-outstanding shares of voting stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

Section 5.5 Preferred Stock—Directors. Notwithstanding any other provision of this Article V, and except as otherwise required by law, whenever the holders of one or more series of the Preferred Stock shall have the right, voting separately by class or series, to elect one or more directors, the term of office, the filling of vacancies, the removal from office and other features of such directorships shall be governed by the terms of such series of the Preferred Stock as set forth in this Second Amended and Restated Certificate (including any Preferred Stock Designation) and such directors shall not be included in any of the classes created pursuant to this Article V unless expressly provided by such terms.

ARTICLE VI

BYLAWS

In furtherance and not in limitation of the powers conferred upon it by law, the Board shall have the power and is expressly authorized to adopt, amend, alter or repeal the Bylaws. The affirmative vote of a majority of the Board or action by written consent of the Board shall be required to adopt, amend, alter or repeal the Bylaws. The Bylaws also may be adopted, amended, altered or repealed by the stockholders of the Corporation; provided, however, that in addition to any vote of the holders of any class or series of capital stock of the Corporation required by law or by this Second Amended and Restated Certificate (including any Preferred Stock Designation), the affirmative vote of the holders of at least a majority of the voting power of all shares of the then-outstanding voting stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required for the stockholders of the Corporation to adopt, amend, alter or repeal the Bylaws; and provided, further, however, that no Bylaws hereafter adopted by the stockholders of the Corporation shall invalidate any prior act of the Board that would have been valid if such Bylaws had not been adopted.

ARTICLE VII

SPECIAL MEETINGS OF STOCKHOLDERS; ACTION BY WRITTEN CONSENT

Section 7.1 Special Meetings. Subject to the rights, if any, of the holders of any outstanding series of the Preferred Stock, and to the requirements of applicable law, special meetings of stockholders of the Corporation may be called only by the Chairman of the Board, Chief Executive Officer of the Corporation, or the Board pursuant to a resolution adopted by a majority of the Board, and the ability of the stockholders of the Corporation to call a special meeting is hereby specifically denied. Except as provided in the foregoing sentence, special meetings of stockholders of the Corporation may not be called by another person or persons.

Section 7.2 Advance Notice. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws.

Section 7.3 Action by Written Consent. Except as may be otherwise provided for or fixed pursuant to this Second Amended and Restated Certificate (including any Preferred Stock Designation) relating to the rights of the holders of any outstanding series of Preferred Stock, subsequent to the consummation of the Offering, any action required or permitted to be taken by the stockholders of the Corporation must be effected by a duly called annual or special meeting of such stockholders and may not be effected by written consent of the stockholders other than with respect to the Class B Common Stock with respect to which action may be taken by written consent.

ARTICLE VIII

LIMITED LIABILITY; INDEMNIFICATION

Section 8.1 Limitation of Director Liability. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

Section 8.2 Indemnification and Advancement of Expenses.

(a) To the fullest extent permitted by applicable law, as the same exists or may hereafter be amended, the Corporation shall indemnify and hold harmless each person who is or was made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that he or she is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or nonprofit entity, including service with respect to an employee benefit plan (an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, against all liability and loss suffered and expenses (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred by such indemnitee in connection with such proceeding. The Corporation shall, to the fullest extent not prohibited by applicable law, pay the expenses (including attorneys’ fees) incurred by an indemnitee in defending or otherwise participating in any proceeding in advance of its final disposition; provided, however, that, to the extent required by applicable law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking, by or on behalf of the indemnitee, to repay all amounts so advanced if it shall ultimately be determined that the indemnitee is not entitled to be indemnified under this Section 8.2 or otherwise. The rights to indemnification and advancement of expenses conferred by this Section 8.2 shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators. Notwithstanding the foregoing provisions of this Section 8.2(a), except for proceedings to enforce rights to indemnification and advancement of expenses, the Corporation shall indemnify and advance expenses to an indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board.

(b) The rights to indemnification and advancement of expenses conferred on any indemnitee by this Section 8.2 shall not be exclusive of any other rights that any indemnitee may have or hereafter acquire under law, this Second Amended and Restated Certificate, the Bylaws, an agreement, vote of stockholders or disinterested directors, or otherwise.

(c) Any repeal or amendment of this Section 8.2 by the stockholders of the Corporation or by changes in law, or the adoption of any other provision of this Second Amended and Restated Certificate inconsistent with this Section 8.2, shall, unless otherwise required by law, be prospective only (except to the extent such amendment or change in law permits the Corporation to provide broader indemnification rights on a retroactive basis than permitted prior thereto), and shall not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision in respect of any proceeding (regardless of when such proceeding is first threatened, commenced or completed) arising out of, or related to, any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

(d) This Section 8.2 shall not limit the right of the Corporation, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other than indemnitees.

(e) To the extent an indemnitee has rights to indemnification, advancement of expenses and/or insurance provided by a third party, (i) the Corporation shall be the indemnitor of first resort (i.e., that its obligations to an indemnitee are primary and any obligation of such third party to advance expenses or to provide indemnification for the same expenses or liabilities incurred by an indemnitee are secondary), (ii) the Corporation shall be required to advance the full amount of expenses incurred by an indemnitee and shall be liable for the full amount of all claims, liabilities, damages, losses, costs and expenses (including amounts paid in satisfaction of judgments, in compromises and settlements, as fines and penalties and legal or other costs and reasonable expenses of investigating or defending against any claim or alleged claim) to the extent legally permitted and as required by the terms of this Second Amended and Restated Certificate, the Bylaws and the agreements to which the Corporation is a party, without regard to any rights an indemnitee may have against such third party and (iii) the Corporation irrevocably waives, relinquishes and releases such third party from any and all claims against them for contribution, subrogation or any other recovery of any kind in respect thereof. No advancement or payment by such third party on behalf of an indemnitee with respect to any claim for which an indemnitee has sought indemnification from the Corporation shall affect the foregoing, and such third party shall have a right of contribution and be subrogated to the extent of such advancement or payment to all of the rights of recovery of an indemnitee against the Corporation.

ARTICLE IX

BUSINESS COMBINATION REQUIREMENTS; EXISTENCE

Section 9.1 General.

(a) The provisions of this Article IX shall apply during the period commencing upon the effectiveness of this Second Amended and Restated Certificate and terminating upon the consummation of the Corporation’s Initial Business Combination and no amendment to this Article IX shall be effective prior to the consummation of the Initial Business Combination unless approved by the affirmative vote of the holders of at least sixty-five percent (65%) of all then outstanding shares of the Common Stock.

(b) Immediately after the Offering, a certain amount of the net offering proceeds received by the Corporation in the Offering (including the proceeds of any exercise of the underwriters’ over-allotment option) and certain other amounts specified in the Corporation’s registration statement on Form S-1, as initially filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 12, 2021, as amended (the “Registration Statement”), shall be deposited in a trust account (the “Trust Account”), established for the benefit of the Public Stockholders (as defined below) pursuant to a trust agreement described in the Registration Statement. Except for the withdrawal of interest to pay taxes, none of the funds held in the Trust Account (including the interest earned on the funds held in the Trust Account) will be released from the Trust Account until the earliest to occur of (i) the completion of the Initial Business Combination, (ii) the redemption of one hundred percent (100%) of the Offering Shares (as defined below) if the Corporation is unable to complete its Initial Business Combination within the 24 months from the closing of the Offering (or, if the Office of the Delaware Division of Corporations shall not be open for business (including filing of corporate documents) on such date, the next date upon which the Office of the Delaware Division of Corporations shall be open) (the “Completion Window”) or (iii) the redemption of shares in connection with a vote seeking to amend any provisions of this Second Amended and Restated Certificate as described in Section 9.7. Holders of shares of the Common Stock included as part of the units sold in the Offering (the “Offering Shares”) (whether such Offering Shares were purchased in the Offering or in the secondary market following the Offering and whether or not such holders are affiliates or officers or directors of the Corporation, or affiliates of any of the foregoing) are referred to herein as “Public Stockholders.”

Section 9.2 Redemption Rights.

(a) Prior to the consummation of the Initial Business Combination, the Corporation shall provide all holders of Offering Shares with the opportunity to have their Offering Shares redeemed upon the consummation of the Initial Business Combination pursuant to, and subject to the limitations of, Sections 9.2(b) and 9.2(c) (such rights of such holders to have their Offering Shares redeemed pursuant to such Sections, the “Redemption Rights”) for cash equal to the applicable redemption price per share determined in accordance with Section 9.2(b) (the “Redemption Price”); provided, however, that the Corporation shall not redeem or repurchase Offering Shares to the extent that such redemption would result in the Corporation’s failure to have net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (or any successor rule)) in excess of $5 million (such limitation hereinafter called the “Redemption Limitation”). Notwithstanding anything to the contrary contained in this Second Amended and Restated Certificate, there shall be no Redemption Rights or liquidating distributions with respect to any warrant issued pursuant to the Offering.

(b) If the Corporation offers to redeem the Offering Shares other than in conjunction with a stockholder vote on an Initial Business Combination with a proxy solicitation pursuant to Regulation 14A under the Exchange Act (or any successor rules or regulations) and filing proxy materials with the SEC, the Corporation shall offer to redeem the Offering Shares upon the consummation of the Initial Business Combination, subject to lawfully available funds therefor, in accordance with the provisions of Section 9.2(a) pursuant to a tender offer in accordance with Rule 13e-4 and Regulation 14E under the Exchange Act (or any successor rule or regulation) (such rules and regulations hereinafter called the “Tender Offer Rules”) which it shall commence prior to the consummation of the Initial Business Combination and shall file tender offer documents with the SEC prior to the consummation of the Initial Business Combination that contain substantially the same financial and other information about the Initial Business Combination and the Redemption Rights as is required under Regulation 14A under the Exchange Act (or any successor rule or regulation) (such rules and regulations hereinafter called the “Proxy Solicitation Rules”), even if such information is not required under the Tender Offer Rules; provided, however, that if a stockholder vote is required by law to approve the proposed Initial Business Combination, or the Corporation decides to submit the proposed Initial Business Combination to the stockholders for their approval for business or other legal reasons, the Corporation shall offer to redeem the Offering Shares, subject to lawfully available funds therefor, in accordance with the provisions of Section 9.2(a) in conjunction with a proxy solicitation pursuant to the Proxy Solicitation Rules (and not the Tender Offer Rules) at a price per share equal to the Redemption Price calculated in accordance with the following provisions of this Section 9.2(b). In the event that the Corporation offers to redeem the Offering Shares pursuant to a tender offer in accordance with the Tender Offer Rules, the Redemption Price per share of the Common Stock payable to holders of the Offering Shares tendering their Offering Shares pursuant to such tender offer shall be equal to the quotient obtained by dividing: (i) the aggregate amount on deposit in the Trust Account as of two business days prior to the consummation of the Initial Business Combination, including interest not previously released to the Corporation to pay taxes, by (ii) the total number of then-outstanding Offering Shares. If the Corporation offers to redeem the Offering Shares in conjunction with a stockholder vote on the proposed Initial Business Combination pursuant to a proxy solicitation, the Redemption Price per share of the Common Stock payable to holders of the Offering Shares exercising their Redemption Rights (irrespective of whether they voted in favor or against the Business Combination) shall be equal to the quotient obtained by dividing (a) the aggregate amount on deposit in the Trust Account as of two business days prior to the consummation of the Initial Business Combination, including interest not previously released to the Corporation to pay taxes, by (b) the total number of then outstanding Offering Shares.

(c) If the Corporation offers to redeem the Offering Shares in conjunction with a stockholder vote on an Initial Business Combination pursuant to a proxy solicitation, a Public Stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13(d)(3) of the Exchange Act), shall be restricted from seeking Redemption Rights with respect to more than an aggregate of fifteen percent (15%) of the Offering Shares without the consent of the Corporation.

(d) In the event that the Corporation has not consummated an Initial Business Combination within the Completion Window, the Corporation shall (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter subject to lawfully available funds therefor, redeem one hundred percent (100%) of the Offering Shares in consideration of a per share price, payable in cash, equal to the quotient obtained by dividing (A) the aggregate amount then on deposit in the Trust Account (net of amounts withdrawn to pay taxes and less up to $100,000 of such net interest to pay dissolution expenses), including interest, by (B) the total number of then outstanding Offering Shares, which redemption will completely extinguish rights of the Public Stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining stockholders and the Board in accordance with applicable law, dissolve and liquidate, subject in each case to the Corporation’s obligations under the DGCL to provide for claims of creditors and other requirements of applicable law.

(e) If the Corporation offers to redeem the Offering Shares in conjunction with a stockholder vote on an Initial Business Combination, the Corporation shall consummate the proposed Initial Business Combination only if (i) such Initial Business Combination is approved by the affirmative vote of the holders of a majority of the shares of the Common Stock that are voted at a stockholder meeting held to consider such initial Business Combination (or such other vote as the applicable law or stock exchange rules then in effect may require) and (ii) the Redemption Limitation is not exceeded.

(f) If the Corporation conducts a tender offer pursuant to Section 9.2(b), the Corporation shall consummate the proposed initial Business Combination only if the Redemption Limitation is not exceeded.

Section 9.3 Distributions from the Trust Account.

(a) A Public Stockholder shall be entitled to receive funds from the Trust Account only as provided in Sections 9.2(a), 9.2(b), 9.2(d) or 9.7. In no other circumstances shall a Public Stockholder have any right or interest of any kind in or to distributions from the Trust Account, and no stockholder other than a Public Stockholder shall have any interest in or to the Trust Account.

(b) Each Public Stockholder that does not exercise its Redemption Rights shall retain its interest in the Corporation and shall be deemed to have given its consent to the release of the remaining funds in the Trust Account to the Corporation, and following payment to any Public Stockholders exercising their Redemption Rights, the remaining funds in the Trust Account shall be released to the Corporation.

(c) The exercise by a Public Stockholder of the Redemption Rights shall be conditioned on such Public Stockholder following the specific procedures for redemptions set forth by the Corporation in any applicable tender offer or proxy materials sent to the Public Stockholders relating to the proposed initial Business Combination. Payment of the amounts necessary to satisfy the Redemption Rights properly exercised shall be made as promptly as practical after the consummation of the Initial Business Combination.

Section 9.4 Share Issuances. Prior to the consummation of the Initial Business Combination, the Corporation shall not issue any additional shares of capital stock of the Corporation that would entitle the holders thereof to receive funds from the Trust Account or vote on any Initial Business Combination, on any pre-Business Combination activity or on any amendment to this Article IX.

Section 9.5 Transactions with Affiliates. In the event the Corporation enters into an Initial Business Combination with a target business that is affiliated with an owner of Class B Common Stock, or the directors or officers of the Corporation, the Corporation, or a committee of the independent directors of the Corporation, shall obtain an opinion from an independent accounting firm or an independent investment banking firm that is a member of the Financial Industry Regulatory Authority or an independent accounting firm that such Business Combination is fair to the Corporation from a financial point of view.

Section 9.6 No Transactions with Other Blank Check Companies. The Corporation shall not enter into an Initial Business Combination with another blank check company or a similar company with nominal operations.

Section 9.7 Additional Redemption Rights. If, in accordance with Section 9.1(a), any amendment is made to this Second Amended and Restated Certificate to modify the substance or timing of the Corporation’s obligation to provide for the redemption of the Offering Shares in connection with an Initial Business Combination or to redeem 100% of the Offering Shares if the Corporation has not consummated an Initial Business Combination within the Completion Window or with respect to any other material provisions of this Second Amended and Restated Certificate relating to stockholder’s rights or pre-initial Business Combination activity, the Public Stockholders shall be provided with the opportunity to redeem their Offering Shares upon the approval of any such amendment, at a per share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest, divided by the number of then outstanding Offering Shares. The Corporation’s ability to provide such opportunity is subject to the Redemption Limitation.

Section 9.8 Minimum Value of Target. The Corporation’s initial Business Combination must occur with one or more operating businesses that together have a fair market value of at least 80% of the value of the assets held in the Trust Account (excluding the amount of any deferred underwriting commissions and taxes payable on the interest earned on the Trust Account) at the time of the agreement to enter into the Initial Business Combination.

Section 9.9 Appointment and Removal of Directors. Notwithstanding any other provision in this Second Amended and Restated Certificate, prior to the closing of the Initial Business Combination, the holders of Class B Common Stock shall have the exclusive right to elect and remove any director, and the holders of Class A Common Stock shall have no right to vote on the election or removal of any director. This Section 9.9 may be amended only by a resolution passed by holders of at least 90% of the outstanding Common Stock entitled to vote thereon.

ARTICLE X

DGCL SECTION 203

Effective immediately following the closing of the Initial Business Combination, the Corporation hereby expressly elects not to be governed by Section 203 of the DGCL.

ARTICLE XI

CORPORATE OPPORTUNITY

To the fullest extent allowed by law (including without limitation Section 122(17) of the DGCL, the doctrine of corporate opportunity, or any other analogous doctrine, shall not apply with respect to the Corporation or any of its officers or directors, or any of their respective affiliates, and the Corporation renounces any expectancy that any of the directors or officers of the Corporation, or any of their respective affiliates, will offer any such corporate opportunity of which he or she may become aware to the Corporation, except, the doctrine of corporate opportunity shall apply with respect to any of the directors or officers of the Corporation only with respect to a corporate opportunity that was offered to such person solely and exclusively in his or her capacity as a director or officer of the Corporation and such opportunity is one the Corporation is legally and contractually permitted to undertake and would otherwise be reasonable for the Corporation to pursue, and to the extent the director or officer is permitted to refer that opportunity to the Corporation without violating any legal obligation.

ARTICLE XII

AMENDMENT OF SECOND AMENDED AND RESTATED CERTIFICATE OF

INCORPORATION

The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Second Amended and Restated Certificate (including any Preferred Stock Designation), and other provisions authorized by the laws of the State of Delaware at the time in force that may be added or inserted, in the manner now or hereafter prescribed by this Second Amended and Restated Certificate and the DGCL; and, except as set forth in Article VIII, all rights, preferences and privileges of whatever nature herein conferred upon stockholders, directors or any other persons by and pursuant to this Second Amended and Restated Certificate in its present form or as hereafter amended are granted subject to the right reserved in this Article XII; provided, however, that Article IX of this Second Amended and Restated Certificate may be amended only as provided therein.

ARTICLE XIII

EXCLUSIVE FORUM FOR CERTAIN LAWSUITS

Section 13.1 Forum. Subject to the last sentence in this Section 13.1, and unless the Corporation consents in writing to the selection of an alternative forum, to the fullest extent permitted by the applicable law, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation, its directors, officers or employees arising pursuant to any provision of the DGCL or this Second Amended and Restated Certificate or the Bylaws, or (iv) any action asserting a claim against the Corporation, its directors, officers or employees governed by the internal affairs doctrine and, if brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder’s counsel except any action (A) as to which the Court of Chancery in the State of Delaware determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), (B) which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or (C) for which the Court of Chancery does not have subject matter jurisdiction. Notwithstanding the foregoing, (i) the provisions of this Section 13.1 will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction and (ii) unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall to the fullest extent permitted by law, be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933 as amended, or the rules and regulations promulgated thereunder.

Section 13.2 Consent to Jurisdiction. If any action the subject matter of which is within the scope of Section 13.1 immediately above is filed in a court other than a court located within the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce Section 13.1 immediately above (an “FSC Enforcement Action”) and (ii) having service of process made upon such stockholder in any such FSC Enforcement Action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article XIII.

ARTICLE XIV

SEVERABILITY

If any provision or provisions (or any part thereof) of this Second Amended and Restated Certificate shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, (i) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Second Amended and Restated Certificate (including, without limitation, each portion of any paragraph of this Second Amended and Restated Certificate containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby, and (ii) the provisions of this Second Amended and Restated Certificate (including, without limitation, each portion of any paragraph of this Second Amended and Restated Certificate containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their faith service or for the benefit of the Corporation to the fullest extent permitted by law.

[Signature page follows]

IN WITNESS WHEREOF, the Corporation has caused this Second Amended and Restated Certificate to be duly executed and acknowledged in its name and on its behalf by an authorized officer as of the date first set forth above.

HAYMAKER ACQUISITION CORP. III

By:
Name: [●] Title: [●]

[Signature Page to Second Amended and Restated Certificate of Incorporation]

Annex D

AMENDED AND RESTATED BYLAWS

OF

biote CORP.

(THE “CORPORATION”)

ARTICLE I

OFFICES

Section 1.1. Registered Office. The registered office of the Corporation within the State of Delaware shall be located at either (a) the principal place of business of the Corporation in the State of Delaware or (b) the office of the corporation or individual acting as the Corporation’s registered agent in Delaware.

Section 1.2. Additional Offices. The Corporation may, in addition to its registered office in the State of Delaware, have such other offices and places of business, both within and outside the State of Delaware, as the Board of Directors of the Corporation (the “Board”) may from time to time determine or as the business and affairs of the Corporation may require.

ARTICLE II

STOCKHOLDERS MEETINGS

Section 2.1. Annual Meetings. The annual meeting of stockholders shall be held at such place, either within or without the State of Delaware, and time and on such date as shall be determined by the Board and stated in the notice of the meeting, provided that the Board may in its sole discretion determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication pursuant to Section 9.5(a). At each annual meeting, the stockholders entitled to vote on such matters shall elect those directors of the Corporation to fill any term of a directorship that expires on the date of such annual meeting and may transact any other business as may properly be brought before the meeting.

Section 2.2. Special Meetings. Subject to the rights of the holders of any outstanding series of the preferred stock of the Corporation (“Preferred Stock”), and to the requirements of applicable law, special meetings of stockholders, for any purpose or purposes, may be called only by the Chairman of the Board, the Chief Executive Officer, or by the Board pursuant to a resolution adopted by a majority of the Board, and may not be called by any other person. Special meetings of stockholders shall be held at such place, either within or without the State of Delaware, and at such time and on such date as shall be determined by the Board and stated in the Corporation’s notice of the meeting, provided that the Board may in its sole discretion determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication pursuant to Section 9.5(a).

Section 2.3. Notices. Written notice of each stockholders meeting stating the place, if any, date, and time of the meeting, and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting and the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, shall be given in the manner permitted by Section 9.3 to each stockholder entitled to vote thereat as of the record date for determining the stockholders entitled to notice of the meeting, by the Corporation not less than 10 nor more than 60 days before the date of the meeting unless otherwise required by the General Corporation Law of the State of Delaware (the “DGCL”). If said notice is for a stockholders meeting other than an annual meeting, it shall in addition state the purpose or purposes for which the meeting is called, and the business transacted at such meeting shall be limited to the matters so stated in the Corporation’s notice of meeting (or any supplement thereto). Any meeting of stockholders as to which notice has been given may be postponed, and any meeting of stockholders as to which notice has been given may be cancelled, by the Board upon public announcement (as defined in Section 2.7(c)) given before the date previously scheduled for such meeting.

Section 2.4. Quorum. Except as otherwise provided by applicable law, the Corporation’s second amended and restated certificate of incorporation (as the same may be further amended or restated from time to time, the “Certificate of Incorporation”) or these amended and restated bylaws (these “Bylaws”), the presence, in person or by proxy, at a stockholders meeting of the holders of shares of outstanding capital stock of the Corporation representing a majority of the voting power of all outstanding shares of capital stock of the Corporation entitled to vote at such meeting shall constitute a quorum for the transaction of business at such meeting, except that when specified business is to be voted on by a class or series of stock voting as a class, the holders of shares representing a majority of the voting power of the outstanding shares of such class or series shall constitute a quorum of such class or series for the transaction of such business. If a quorum shall not be present or represented by proxy at any meeting of the stockholders of the Corporation, the chairman of the meeting may adjourn the meeting from time to time in the manner provided in Section 2.6 until a quorum shall attend. The stockholders present at a duly convened meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the voting power of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation or any such other corporation to vote shares held by it in a fiduciary capacity.

Section 2.5. Voting of Shares.

(a) Voting Lists. The Secretary of the Corporation (the “Secretary”) shall prepare, or shall cause the officer or agent who has charge of the stock ledger of the Corporation to prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders of record entitled to vote at such meeting; provided, however, that if the record date for determining the stockholders entitled to vote is less than 10 days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date, arranged in alphabetical order and showing the address and the number and class of shares registered in the name of each stockholder. Nothing contained in this Section 2.5(a) shall require the Corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least 10 days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If a meeting of stockholders is to be held solely by means of remote communication as permitted by Section 9.5(a), the list shall be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of meeting. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list required by this Section 2.5(a) or to vote in person or by proxy at any meeting of stockholders.

(b) Manner of Voting. At any stockholders meeting, every stockholder entitled to vote may vote in person or by proxy. If authorized by the Board, the voting by stockholders or proxy holders at any meeting conducted by remote communication may be effected by a ballot submitted by electronic transmission (as defined in Section 9.3), provided that any such electronic transmission must either set forth or be submitted with information from which the Corporation can determine that the electronic transmission was authorized by the stockholder or proxy holder. The Board, in its discretion, or the chairman of the meeting of stockholders, in such person’s discretion, may require that any votes cast at such meeting shall be cast by written ballot.

(c) Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. Proxies need not be filed with the Secretary until the meeting is called to order, but shall be filed with the Secretary before being voted. Without limiting the manner in which a stockholder may authorize another person or persons to act for such stockholder as proxy, either of the following shall constitute a valid means by which a stockholder may grant such authority. No stockholder shall have cumulative voting rights.

(i) A stockholder may execute a writing authorizing another person or persons to act for such stockholder as proxy. Execution may be accomplished by the stockholder or such stockholder’s authorized officer, director, employee or agent signing such writing or causing such person’s signature to be affixed to such writing by any reasonable means, including, but not limited to, by facsimile signature.

(ii) A stockholder may authorize another person or persons to act for such stockholder as proxy by transmitting or authorizing the transmission of an electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission authorizing another person or persons to act as proxy for a stockholder may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used; provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

(d) Required Vote. Subject to the rights of the holders of one or more series of Preferred Stock, voting separately by class or series, to elect directors pursuant to the terms of one or more series of Preferred Stock, at all meetings of stockholders at which a quorum is present, the election of directors shall be determined by a plurality of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon. All other matters presented to the stockholders at a meeting at which a quorum is present shall be determined by the vote of a majority of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon, unless the matter is one upon which, by applicable law, the Certificate of Incorporation, these Bylaws or applicable stock exchange rules, a different vote is required, in which case such provision shall govern and control the decision of such matter.

(e) Inspectors of Election. The Board may, and shall if required by law, in advance of any meeting of stockholders, appoint one or more persons as inspectors of election, who may be employees of the Corporation or otherwise serve the Corporation in other capacities, to act at such meeting of stockholders or any adjournment thereof and to make a written report thereof. The Board may appoint one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspectors of election or alternates are appointed by the Board, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall ascertain and report the number of outstanding shares and the voting power of each; determine the number of shares present in person or represented by proxy at the meeting and the validity of proxies and ballots; count all votes and ballots and report the results; determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors; and certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. No person who is a candidate for an office at an election may serve as an inspector at such election. Each report of an inspector shall be in writing and signed by the inspector or by a majority of them if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors.

Section 2.6. Adjournments. Any meeting of stockholders, annual or special, may be adjourned by the chairman of the meeting, from time to time, whether or not there is a quorum, to reconvene at the same or some other place. Notice need not be given of any such adjourned meeting if the date, time, and place, if any, thereof, and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting the stockholders, or the holders of any class or series of stock entitled to vote separately as a class, as the case may be, may transact any business that might have been transacted at the original meeting. If the adjournment is for more than 30 days, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board shall fix a new record date for notice of such adjourned meeting in accordance with Section 9.2, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.

Section 2.7. Advance Notice for Business.

(a) Annual Meetings of Stockholders. No business may be transacted at an annual meeting of stockholders, other than business that is either (i) specified in the Corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board, (ii) otherwise properly brought before the annual meeting by or at the direction of the Board or (iii) otherwise properly brought before the annual meeting by any stockholder of the Corporation (x) who is a stockholder of record entitled to vote at such annual meeting on the date of the giving of the notice provided for in this Section 2.7(a) and on the record date for the determination of stockholders entitled to vote at such annual meeting and (y) who complies with the notice procedures set forth in this Section 2.7(a). Notwithstanding anything in this Section 2.7(a) to the contrary, only persons nominated for election as a director to fill any term of a directorship that expires on the date of the annual meeting pursuant to Section 3.2 will be considered for election at such meeting.

(i) In addition to any other applicable requirements, for business (other than nominations) to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary and such business must otherwise be a proper matter for stockholder action. Subject to Section 2.7(a)(iii), a stockholder’s notice to the Secretary with respect to such business, to be timely, must be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the 90th day nor earlier than the close of business on the 120th day before the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is more than 30 days before or more than 60 days after such anniversary date (or if there has been no prior annual meeting), notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day before the meeting and not later than the later of (x) the close of business on the 90th day before the meeting or (y) the close of business on the 10th day following the day on which public announcement of the date of the annual meeting is first made by the Corporation. The public announcement of an adjournment or postponement of an annual meeting shall not commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described in this Section 2.7(a).

(ii) To be in proper written form, a stockholder’s notice to the Secretary with respect to any business (other than nominations) must set forth as to each such matter such stockholder proposes to bring before the annual meeting (A) a brief description of the business desired to be brought before the annual meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event such business includes a proposal to amend these Bylaws, the language of the proposed amendment) and the reasons for conducting such business at the annual meeting, (B) the name and record address of such stockholder and the name and address of the beneficial owner, if any, on whose behalf the proposal is made, (C) the class or series and number of shares of capital stock of the Corporation that are owned beneficially and of record by such stockholder and by the beneficial owner, if any, on whose behalf the proposal is made, (D) a description of all arrangements or understandings between such stockholder and the beneficial owner, if any, on whose behalf the proposal is made and any other person or persons (including their names) in connection with the proposal of such business by such stockholder, (E) any material interest of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made in such business and (F) a representation that such stockholder (or a qualified representative of such stockholder) intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

(iii) The foregoing notice requirements of this Section 2.7(a) shall be deemed satisfied by a stockholder as to any proposal (other than nominations) if the stockholder has notified the Corporation of such stockholder’s intention to present such proposal at an annual meeting in compliance with Rule 14a-8 (or any successor thereof) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and such stockholder has complied with the requirements of such Rule for inclusion of such proposal in a proxy statement prepared by the Corporation to solicit proxies for such annual meeting. No business shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 2.7(a), provided, however, that once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 2.7(a) shall be deemed to preclude discussion by any stockholder of any such business. If the Board or the chairman of the annual meeting determines that any stockholder proposal was not made in accordance with the provisions of this Section 2.7(a) or that the information provided in a stockholder’s notice does not satisfy the information requirements of this Section 2.7(a), such proposal shall not be presented for action at the annual meeting. Notwithstanding the foregoing provisions of this Section 2.7(a), if the stockholder (or a qualified representative of the stockholder) does not appear at the annual meeting of stockholders of the Corporation to present the proposed business, such proposed business shall not be transacted, notwithstanding that proxies in respect of such matter may have been received by the Corporation.

(iv) In addition to the provisions of this Section 2.7(a), a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein. Nothing in this Section 2.7(a) shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

(b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting only pursuant to Section 3.2.

(c) Public Announcement. For purposes of these Bylaws, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed or furnished by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act (or any successor thereto).

Section 2.8. Conduct of Meetings. The chairman of each annual and special meeting of stockholders shall be the Chairman of the Board or, in the absence (or inability or refusal to act) of the Chairman of the Board, the Chief Executive Officer (if he or she shall be a director) or, in the absence (or inability or refusal to act of the Chief Executive Officer or if the Chief Executive Officer is not a director, the President (if he or she shall be a director) or, in the absence (or inability or refusal to act) of the President or if the President is not a director, such other person as shall be appointed by the Board. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the chairman of the meeting. The Board may adopt such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with these Bylaws or such rules and regulations as adopted by the Board, the chairman of any meeting of stockholders shall have the right and authority to convene and to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the chairman of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) rules and procedures for maintaining order at the meeting and the safety of those present; (c) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (d) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (e) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure. The secretary of each annual and special meeting of stockholders shall be the Secretary or, in the absence (or inability or refusal to act) of the Secretary, an Assistant Secretary so appointed to act by the chairman of the meeting. In the absence (or inability or refusal to act) of the Secretary and all Assistant Secretaries, the chairman of the meeting may appoint any person to act as secretary of the meeting.

ARTICLE III

DIRECTORS

Section 3.1. Powers; Number. The business and affairs of the Corporation shall be managed by or under the direction of the Board, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws required to be exercised or done by the stockholders. Directors need not be stockholders or residents of the State of Delaware. Subject to the Certificate of Incorporation, the number of directors shall be fixed exclusively by resolution of the Board.

Section 3.2. Advance Notice for Nomination of Directors.

(a) Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation, except as may be otherwise provided by the terms of one or more series of Preferred Stock with respect to the rights of holders of one or more series of Preferred Stock to elect directors. Nominations of persons for election to the Board at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors as set forth in the Corporation’s notice of such special meeting, may be made (i) by or at the direction of the Board or (ii) by any stockholder of the Corporation (x) who is a stockholder of record entitled to vote in the election of directors on the date of the giving of the notice provided for in this Section 3.2 and on the record date for the determination of stockholders entitled to vote at such meeting and (y) who complies with the notice procedures set forth in this Section 3.2.

(b) In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary. To be timely, a stockholder’s notice to the Secretary must be received by the Secretary at the principal executive offices of the Corporation (i) in the case of an annual meeting, not later than the close of business on the 90th day nor earlier than the close of business on the 120th day before the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is more than 30 days before or more than 60 days after such anniversary date (or if there has been no prior annual meeting), notice by the stockholder to be timely must be so received not earlier than the close of business on the 120th day before the meeting and not later than the later of (x) the close of business on the 90th day before the meeting or (y) the close of business on the 10th day following the day on which public announcement of the date of the annual meeting was first made by the Corporation; and (ii) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the 10th day following the day on which public announcement of the date of the special meeting is first made by the Corporation. In no event shall the public announcement of an adjournment or postponement of an annual meeting or special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described in this Section 3.2.

(c) Notwithstanding anything in paragraph (b) to the contrary, in the event that the number of directors to be elected to the Board at an annual meeting is greater than the number of directors whose terms expire on the date of the annual meeting and there is no public announcement by the Corporation naming all of the nominees for the additional directors to be elected or specifying the size of the increased Board before the close of business on the 90th day prior to the anniversary date of the immediately preceding annual meeting of stockholders, a stockholder’s notice required by this Section 3.2 shall also be considered timely, but only with respect to nominees for the additional directorships created by such increase that are to be filled by election at such annual meeting, if it shall be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the date on which such public announcement was first made by the Corporation.

(d) To be in proper written form, a stockholder’s notice to the Secretary must set forth (i) as to each person whom the stockholder proposes to nominate for election as a director (A) the name, age, business address and residence address of the person, (B) the principal occupation or employment of the person, (C) the class or series and number of shares of capital stock of the Corporation that are owned beneficially or of record by the person and (D) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and (ii) as to the stockholder giving the notice (A) the name and record address of such stockholder as they appear on the Corporation’s books and the name and address of the beneficial owner, if any, on whose behalf the nomination is made, (B) the class or series and number of shares of capital stock of the Corporation that are owned beneficially and of record by such stockholder and the beneficial owner, if any, on whose behalf the nomination is made, (C) a description of all arrangements or understandings relating to the nomination to be made by such stockholder among such stockholder, the beneficial owner, if any, on whose behalf the nomination is made, each proposed nominee and any other person or persons (including their names), (D) a representation that such stockholder (or a qualified representative of such stockholder) intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (E) any other information relating to such stockholder and the beneficial owner, if any, on whose behalf the nomination is made that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

(e) If the Board or the chairman of the meeting of stockholders determines that any nomination was not made in accordance with the provisions of this Section 3.2, or that the information provided in a stockholder’s notice does not satisfy the information requirements of this Section 3.2, then such nomination shall not be considered at the meeting in question. Notwithstanding the foregoing provisions of this Section 3.2, if the stockholder (or a qualified representative of the stockholder) does not appear at the meeting of stockholders of the Corporation to present the nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such nomination may have been received by the Corporation.

(f) In addition to the provisions of this Section 3.2, a stockholder shall also comply with all of the applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein. Nothing in this Section 3.2 shall be deemed to affect any rights of the holders of Preferred Stock to elect directors pursuant to the Certificate of Incorporation.

Section 3.3. Compensation. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board shall have the authority to fix the compensation of directors, including for service on a committee of the Board, and may be paid either a fixed sum for attendance at each meeting of the Board or other compensation as director. The directors may be reimbursed their expenses, if any, of attendance at each meeting of the Board. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of committees of the Board may be allowed like compensation and reimbursement of expenses for service on the committee.

ARTICLE IV

BOARD MEETINGS

Section 4.1. Annual Meetings. The Board shall meet as soon as practicable after the adjournment of each annual stockholders meeting at the place of the annual stockholders meeting unless the Board shall fix another time and place and give notice thereof in the manner required herein for special meetings of the Board. No notice to the directors shall be necessary to legally convene this meeting, except as provided in this Section 4.1.

Section 4.2. Regular Meetings. Regularly scheduled, periodic meetings of the Board may be held without notice at such times, dates and places (within or without the State of Delaware) as shall from time to time be determined by the Board.

Section 4.3. Special Meetings. Special meetings of the Board (a) may be called by the Chairman of the Board, Chief Executive Officer or President and (b) shall be called by the Chairman of the Board, Chief Executive Officer, President or Secretary on the written request of at least a majority of directors then in office, or the sole director, as the case may be, and shall be held at such time, date and place (within or without the State of Delaware) as may be determined by the person calling the meeting or, if called upon the request of directors or the sole director, as specified in such written request. Notice of each special meeting of the Board shall be given, as provided in Section 9.3, to each director (i) at least 24 hours before the meeting if such notice is oral notice given personally or by telephone or written notice given by hand delivery or by means of a form of electronic transmission and delivery; (ii) at least two days before the meeting if such notice is sent by a nationally recognized overnight delivery service; and (iii) at least five days before the meeting if such notice is sent through the United States mail. If the Secretary shall fail or refuse to give such notice, then the notice may be given by the officer who called the meeting or the directors who requested the meeting. Any and all business that may be transacted at a regular meeting of the Board may be transacted at a special meeting. Except as may be otherwise expressly provided by applicable law, the Certificate of Incorporation, or these Bylaws, neither the business to be transacted at, nor the purpose of, any special meeting need be specified in the notice or waiver of notice of such meeting. A special meeting may be held at any time without notice if all the directors are present or if those not present waive notice of the meeting in accordance with Section 9.4.

Section 4.4. Quorum; Required Vote. A majority of the Board shall constitute a quorum for the transaction of business at any meeting of the Board, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board, except as may be otherwise specifically provided by applicable law, the Certificate of Incorporation or these Bylaws. If a quorum shall not be present at any meeting, a majority of the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

Section 4.5. Consent In Lieu of Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board or any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions (or paper reproductions thereof) are filed with the minutes of proceedings of the Board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 4.6. Organization. The chairman of each meeting of the Board shall be the Chairman of the Board or, in the absence (or inability or refusal to act) of the Chairman of the Board, the Chief Executive Officer (if he or she shall be a director) or, in the absence (or inability or refusal to act) of the Chief Executive Officer or if the Chief Executive Officer is not a director, the President (if he or she shall be a director) or in the absence (or inability or refusal to act) of the President or if the President is not a director, a chairman elected from the directors present. The Secretary shall act as secretary of all meetings of the Board. In the absence (or inability or refusal to act) of the Secretary, an Assistant Secretary shall perform the duties of the Secretary at such meeting. In the absence (or inability or refusal to act) of the Secretary and all Assistant Secretaries, the chairman of the meeting may appoint any person to act as secretary of the meeting.

ARTICLE V

COMMITTEES OF DIRECTORS

Section 5.1. Establishment. The Board may by resolution of the Board designate one or more committees, each committee to consist of one or more of the directors of the Corporation. Each committee shall keep regular minutes of its meetings and report the same to the Board when required by the resolution designating such committee. The Board shall have the power at any time to fill vacancies in, to change the membership of, or to dissolve any such committee.

Section 5.2. Available Powers. Any committee established pursuant to Section 5.1 hereof, to the extent permitted by applicable law and by resolution of the Board, shall have and may exercise all of the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it.

Section 5.3. Alternate Members. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in place of any such absent or disqualified member.

Section 5.4. Procedures. Unless the Board otherwise provides, the time, date, place, if any, and notice of meetings of a committee shall be determined by such committee. At meetings of a committee, a majority of the number of members of the committee (but not including any alternate member, unless such alternate member has replaced any absent or disqualified member at the time of, or in connection with, such meeting) shall constitute a quorum for the transaction of business. The act of a majority of the members present at any meeting at which a quorum is present shall be the act of the committee, except as otherwise specifically provided by applicable law, the Certificate of Incorporation, these Bylaws or the Board. If a quorum is not present at a meeting of a committee, the members present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present. Unless the Board otherwise provides and except as provided in these Bylaws, each committee designated by the Board may make, alter, amend and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board is authorized to conduct its business pursuant to Article III and Article IV of these Bylaws.

ARTICLE VI

OFFICERS

Section 6.1. Officers. The officers of the Corporation elected by the Board shall be a Chief Executive Officer, a Chief Financial Officer, a Secretary and such other officers (including without limitation, a Chairman of the Board, Presidents, Vice Presidents, Assistant Secretaries and a Treasurer) as the Board from time to time may determine. Officers elected by the Board shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article VI. Such officers shall also have such powers and duties as from time to time may be conferred by the Board. The Chief Executive Officer or President may also appoint such other officers (including without limitation one or more Vice Presidents and Controllers) as may be necessary or desirable for the conduct of the business of the Corporation. Such other officers shall have such powers and duties and shall hold their offices for such terms as may be provided in these Bylaws or as may be prescribed by the Board or, if such officer has been appointed by the Chief Executive Officer or President, as may be prescribed by the appointing officer.

(a) Chairman of the Board. The Chairman of the Board shall preside when present at all meetings of the stockholders and the Board. In the absence (or inability or refusal to act) of the Chairman of the Board, the Chief Executive Officer (if he or she shall be a director) shall preside when present at all meetings of the stockholders and the Board. The powers and duties of the Chairman of the Board shall not include supervision or control of the preparation of the financial statements of the Corporation (other than through participation as a member of the Board). The position of Chairman of the Board and Chief Executive Officer may be held by the same person.

(b) Chief Executive Officer. The Chief Executive Officer shall be the chief executive officer of the Corporation, shall have general supervision of the affairs of the Corporation and general control of all of its business subject to the ultimate authority of the Board, and shall be responsible for the execution of the policies of the Board with respect to such matters, except to the extent any such powers and duties have been prescribed to the Chairman of the Board pursuant to Section 6.1(a) above. In the absence (or inability or refusal to act) of the Chairman of the Board, the Chief Executive Officer (if he or she shall be a director) shall preside when present at all meetings of the stockholders and the Board. The position of Chief Executive Officer and President may be held by the same person.

(c) President. The President shall make recommendations to the Chief Executive Officer on all operational matters that would normally be reserved for the final executive responsibility of the Chief Executive Officer. In the absence (or inability or refusal to act) of the Chairman of the Board and Chief Executive Officer, the President (if he or she shall be a director) shall preside when present at all meetings of the stockholders and the Board. The President shall also perform such duties and have such powers as shall be designated by the Board. The position of President and Chief Executive Officer may be held by the same person.

(d) Vice Presidents. In the absence (or inability or refusal to act) of the President, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Board) shall perform the duties and have the powers of the President. Any one or more of the Vice Presidents may be given an additional designation of rank or function.

(e) Secretary.

(i) The Secretary shall attend all meetings of the stockholders, the Board and (as required) committees of the Board and shall record the proceedings of such meetings in books to be kept for that purpose. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board and shall perform such other duties as may be prescribed by the Board, the Chairman of the Board, Chief Executive Officer or President. The Secretary shall have custody of the corporate seal of the Corporation and the Secretary, or any Assistant Secretary, shall have authority to affix the same to any instrument requiring it, and when so affixed, it may be attested by his or her signature or by the signature of such Assistant Secretary. The Board may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing thereof by his or her signature.

(ii) The Secretary shall keep, or cause to be kept, at the principal executive office of the Corporation or at the office of the Corporation’s transfer agent or registrar, if one has been appointed, a stock ledger, or duplicate stock ledger, showing the names of the stockholders and their addresses, the number and classes of shares held by each and, with respect to certificated shares, the number and date of certificates issued for the same and the number and date of certificates cancelled.

(f) Assistant Secretaries. The Assistant Secretary or, if there be more than one, the Assistant Secretaries in the order determined by the Board shall, in the absence (or inability or refusal to act) of the Secretary, perform the duties and have the powers of the Secretary.

(g) Chief Financial Officer. The Chief Financial Officer shall perform all duties commonly incident to that office, including, without limitation, the care and custody of the funds and securities of the Corporation, which from time to time may come into the Chief Financial Officer’s hands and the deposit of the funds of the Corporation in such banks or trust companies as the Board, the Chief Executive Officer or the President may authorize.

(h) Treasurer. The Treasurer shall, in the absence (or inability or refusal to act) of the Chief Financial Officer, perform the duties and exercise the powers of the Chief Financial Officer.

Section 6.2. Term of Office; Removal; Vacancies. The elected officers of the Corporation shall be appointed by the Board and shall hold office until their successors are duly elected and qualified by the Board or until their earlier death, resignation, retirement, disqualification, or removal from office. Any officer may be removed, with or without cause, at any time by the Board. Any officer appointed by the Chief Executive Officer or President may also be removed, with or without cause, by the Chief Executive Officer or President, as the case may be, unless the Board otherwise provides. Any vacancy occurring in any elected office of the Corporation may be filled by the Board. Any vacancy occurring in any office appointed by the Chief Executive Officer or President may be filled by the Chief Executive Officer, or President, as the case may be, unless the Board then determines that such office shall thereupon be elected by the Board, in which case the Board shall elect such officer.

Section 6.3. Other Officers. The Board may delegate the power to appoint such other officers and agents, and may also remove such officers and agents or delegate the power to remove same, as it shall from time to time deem necessary or desirable.

Section 6.4. Multiple Officeholders; Stockholder and Director Officers. Any number of offices may be held by the same person unless the Certificate of Incorporation or these Bylaws otherwise provide. Officers need not be stockholders or residents of the State of Delaware.

ARTICLE VII

SHARES

Section 7.1. Certificated and Uncertificated Shares. The shares of the Corporation may be certificated or uncertificated, subject to the sole discretion of the Board and the requirements of the DGCL.

Section 7.2. Multiple Classes of Stock. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the Corporation shall (a) cause the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights to be set forth in full or summarized on the face or back of any certificate that the Corporation issues to represent shares of such class or series of stock or (b) in the case of uncertificated shares, within a reasonable time after the issuance or transfer of such shares, send to the registered owner thereof a written notice containing the information required to be set forth on certificates as specified in clause (a) above; provided, however, that, except as otherwise provided by applicable law, in lieu of the foregoing requirements, there may be set forth on the face or back of such certificate or, in the case of uncertificated shares, on such written notice a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences or rights.

Section 7.3. Signatures. Each certificate representing capital stock of the Corporation shall be signed by or in the name of the Corporation by (a) the Chairman of the Board, Chief Executive Officer, the President or a Vice President and (b) the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Corporation. Any or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar on the date of issue.

Section 7.4. Consideration and Payment for Shares.

(a) Subject to applicable law and the Certificate of Incorporation, shares of stock may be issued for such consideration, having in the case of shares with par value a value not less than the par value thereof, and to such persons, as determined from time to time by the Board. The consideration may consist of any tangible or intangible property or any benefit to the Corporation including cash, promissory notes, services performed, contracts for services to be performed or other securities, or any combination thereof.

(b) Subject to applicable law and the Certificate of Incorporation, shares may not be issued until the full amount of the consideration has been paid, unless upon the face or back of each certificate issued to represent any partly paid shares of capital stock or upon the books and records of the Corporation in the case of partly paid uncertificated shares, there shall have been set forth the total amount of the consideration to be paid therefor and the amount paid thereon up to and including the time said certificate representing certificated shares or said uncertificated shares are issued.

Section 7.5. Lost, Destroyed or Wrongfully Taken Certificates.

(a) If an owner of a certificate representing shares claims that such certificate has been lost, destroyed or wrongfully taken, the Corporation shall issue a new certificate representing such shares or such shares in uncertificated form if the owner: (i) requests such a new certificate before the Corporation has notice that the certificate representing such shares has been acquired by a protected purchaser; (ii) if requested by the Corporation, delivers to the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, wrongful taking or destruction of such certificate or the issuance of such new certificate or uncertificated shares; and (iii) satisfies other reasonable requirements imposed by the Corporation.

(b) If a certificate representing shares has been lost, apparently destroyed or wrongfully taken, and the owner fails to notify the Corporation of that fact within a reasonable time after the owner has notice of such loss, apparent destruction or wrongful taking and the Corporation registers a transfer of such shares before receiving notification, the owner shall be precluded from asserting against the Corporation any claim for registering such transfer or a claim to a new certificate representing such shares or such shares in uncertificated form.

Section 7.6. Transfer of Stock.

(a) If a certificate representing shares of the Corporation is presented to the Corporation with an endorsement requesting the registration of transfer of such shares or an instruction is presented to the Corporation requesting the registration of transfer of uncertificated shares, the Corporation shall register the transfer as requested if:

(i) in the case of certificated shares, the certificate representing such shares has been surrendered;

(ii)(A) with respect to certificated shares, the endorsement is made by the person specified by the certificate as entitled to such shares; (B) with respect to uncertificated shares, an instruction is made by the registered owner of such uncertificated shares; or (C) with respect to certificated shares or uncertificated shares, the endorsement or instruction is made by any other appropriate person or by an agent who has actual authority to act on behalf of the appropriate person;

(iii) the Corporation has received a guarantee of signature of the person signing such endorsement or instruction or such other reasonable assurance that the endorsement or instruction is genuine and authorized as the Corporation may request;

(iv) the transfer does not violate any restriction on transfer imposed by the Corporation that is enforceable in accordance with Section 7.8(a); and

(v) such other conditions for such transfer as shall be provided for under applicable law have been satisfied.

(b) Whenever any transfer of shares shall be made for collateral security and not absolutely, the Corporation shall so record such fact in the entry of transfer if, when the certificate for such shares is presented to the Corporation for transfer or, if such shares are uncertificated, when the instruction for registration of transfer thereof is presented to the Corporation, both the transferor and transferee request the Corporation to do so.

Section 7.7. Registered Stockholders. Before due presentment for registration of transfer of a certificate representing shares of the Corporation or of an instruction requesting registration of transfer of uncertificated shares, the Corporation may treat the registered owner as the person exclusively entitled to inspect for any proper purpose the stock ledger and the other books and records of the Corporation, vote such shares, receive dividends or notifications with respect to such shares and otherwise exercise all the rights and powers of the owner of such shares, except that a person who is the beneficial owner of such shares (if held in a voting trust or by a nominee on behalf of such person) may, upon providing documentary evidence of beneficial ownership of such shares and satisfying such other conditions as are provided under applicable law, may also so inspect the books and records of the Corporation.

Section 7.8. Effect of the Corporation’s Restriction on Transfer.

(a) A written restriction on the transfer or registration of transfer of shares of the Corporation or on the amount of shares of the Corporation that may be owned by any person or group of persons, if permitted by the DGCL and noted conspicuously on the certificate representing such shares or, in the case of uncertificated shares, contained in a notice, offering circular or prospectus sent by the Corporation to the registered owner of such shares within a reasonable time prior to or after the issuance or transfer of such shares, may be enforced against the holder of such shares or any successor or transferee of the holder including an executor, administrator, trustee, guardian or other fiduciary entrusted with like responsibility for the person or estate of the holder.

(b) A restriction imposed by the Corporation on the transfer or the registration of shares of the Corporation or on the amount of shares of the Corporation that may be owned by any person or group of persons, even if otherwise lawful, is ineffective against a person without actual knowledge of such restriction unless: (i) the shares are certificated and such restriction is noted conspicuously on the certificate; or (ii) the shares are uncertificated and such restriction was contained in a notice, offering circular or prospectus sent by the Corporation to the registered owner of such shares within a reasonable time prior to or after the issuance or transfer of such shares.

Section 7.9. Regulations. The Board shall have power and authority to make such additional rules and regulations, subject to any applicable requirement of law, as the Board may deem necessary and appropriate with respect to the issue, transfer or registration of transfer of shares of stock or certificates representing shares. The Board may appoint one or more transfer agents or registrars and may require for the validity thereof that certificates representing shares bear the signature of any transfer agent or registrar so appointed.

ARTICLE VIII

INDEMNIFICATION

Section 8.1. Right to Indemnification. To the fullest extent permitted by applicable law, as the same exists or may hereafter be amended, the Corporation shall indemnify and hold harmless each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or nonprofit entity, including service with respect to an employee benefit plan (hereinafter an “Indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, against all liability and loss suffered and expenses (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred by such Indemnitee in connection with such proceeding; provided, however, that, except as provided in Section 8.3 with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify an Indemnitee in connection with a proceeding (or part thereof) initiated by such Indemnitee only if such proceeding (or part thereof) was authorized by the Board.

Section 8.2. Right to Advancement of Expenses. In addition to the right to indemnification conferred in Section 8.1, an Indemnitee shall also have the right to be paid by the Corporation to the fullest extent not prohibited by applicable law the expenses (including, without limitation, attorneys’ fees) incurred in defending or otherwise participating in any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the DGCL requires, an advancement of expenses incurred by an Indemnitee in his or her capacity as a director or officer of the Corporation (and not in any other capacity in which service was or is rendered by such Indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon the Corporation’s receipt of an undertaking (hereinafter an “undertaking”), by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined that such Indemnitee is not entitled to be indemnified under this Article VIII or otherwise.

Section 8.3. Right of Indemnitee to Bring Suit. If a claim under Section 8.1 or Section 8.2 is not paid in full by the Corporation within 60 days after a written claim therefor has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Indemnitee shall also be entitled to be paid the expense of prosecuting or defending such suit. In (a) any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by an Indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (b) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that, the Indemnitee has not met any applicable standard for indemnification set forth in the DGCL. Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including a determination by its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, shall be a defense to such suit. In any suit brought by the Indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article VIII or otherwise shall be on the Corporation.

Section 8.4. Non-Exclusivity of Rights. The rights provided to any Indemnitee pursuant to this Article VIII shall not be exclusive of any other right, which such Indemnitee may have or hereafter acquire under applicable law, the Certificate of Incorporation, these Bylaws, an agreement, a vote of stockholders or disinterested directors, or otherwise.

Section 8.5. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and/or any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Section 8.6. Indemnification of Other Persons. This Article VIII shall not limit the right of the Corporation to the extent and in the manner authorized or permitted by law to indemnify and to advance expenses to persons other than Indemnitees. Without limiting the foregoing, the Corporation may, to the extent authorized from time to time by the Board, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation and to any other person who is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, to the fullest extent of the provisions of this Article VIII with respect to the indemnification and advancement of expenses of Indemnitees under this Article VIII.

Section 8.7. Amendments. Any repeal or amendment of this Article VIII by the Board or the stockholders of the Corporation or by changes in applicable law, or the adoption of any other provision of these Bylaws inconsistent with this Article VIII, will, to the extent permitted by applicable law, be prospective only (except to the extent such amendment or change in applicable law permits the Corporation to provide broader indemnification rights to Indemnitees on a retroactive basis than permitted prior thereto), and will not in any way diminish or adversely affect any right or protection existing hereunder in respect of any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision; provided, however, that amendments or repeals of this Article VIII shall require the affirmative vote of the stockholders holding at least 66.7% of the voting power of all then-outstanding shares of capital stock of the Corporation.

Section 8.8. Certain Definitions. For purposes of this Article VIII, (a) references to “other enterprise” shall include any employee benefit plan; (b) references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; (c) references to “serving at the request of the Corporation” shall include any service that imposes duties on, or involves services by, a person with respect to any employee benefit plan, its participants, or beneficiaries; and (d) a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interest of the Corporation” for purposes of Section 145 of the DGCL.

Section 8.9. Contract Rights. The rights provided to Indemnitees pursuant to this Article VIII shall be contract rights and such rights shall continue as to an Indemnitee who has ceased to be a director, officer, agent or employee and shall inure to the benefit of the Indemnitee’s heirs, executors and administrators.

Section 8.10. Severability. If any provision or provisions of this Article VIII shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Article VIII shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Article VIII (including, without limitation, each such portion of this Article VIII containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

ARTICLE IX

MISCELLANEOUS

Section 9.1. Place of Meetings. If the place of any meeting of stockholders, the Board or committee of the Board for which notice is required under these Bylaws is not designated in the notice of such meeting, such meeting shall be held at the principal business office of the Corporation; provided, however, if the Board has, in its sole discretion, determined that a meeting shall not be held at any place, but instead shall be held by means of remote communication pursuant to Section 9.5 hereof, then such meeting shall not be held at any place.

Section 9.2. Fixing Record Dates.

(a) In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than 60 nor less than 10 days before the date of such meeting. If the Board so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the business day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance with the foregoing provisions of this Section 9.2(a) at the adjourned meeting.

(b) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

Section 9.3. Means of Giving Notice.

(a) Notice to Directors. Whenever under applicable law, the Certificate of Incorporation or these Bylaws notice is required to be given to any director, such notice shall be given either (i) in writing and sent by mail, or by a nationally recognized delivery service, (ii) by means of facsimile telecommunication or other form of electronic transmission, or (iii) by oral notice given personally or by telephone. A notice to a director will be deemed given as follows: (i) if given by hand delivery, orally, or by telephone, when actually received by the director, (ii) if sent through the United States mail, when deposited in the United States mail, with postage and fees thereon prepaid, addressed to the director at the director’s address appearing on the records of the Corporation, (iii) if sent for next day delivery by a nationally recognized overnight delivery service, when deposited with such service, with fees thereon prepaid, addressed to the director at the director’s address appearing on the records of the Corporation, (iv) if sent by facsimile telecommunication, when sent to the facsimile transmission number for such director appearing on the records of the Corporation, (v) if sent by electronic mail, when sent to the electronic mail address for such director appearing on the records of the Corporation, or (vi) if sent by any other form of electronic transmission, when sent to the address, location or number (as applicable) for such director appearing on the records of the Corporation.

(b) Notice to Stockholders. Whenever under applicable law, the Certificate of Incorporation or these Bylaws notice is required to be given to any stockholder, such notice may be given (i) in writing and sent either by hand delivery, through the United States mail, or by a nationally recognized overnight delivery service for next day delivery, or (ii) by means of a form of electronic transmission consented to by the stockholder, to the extent permitted by, and subject to the conditions set forth in Section 232 of the DGCL. A notice to a stockholder shall be deemed given as follows: (i) if given by hand delivery, when actually received by the stockholder, (ii) if sent through the United States mail, when deposited in the United States mail, with postage and fees thereon prepaid, addressed to the stockholder at the stockholder’s address appearing on the stock ledger of the Corporation, (iii) if sent for next day delivery by a nationally recognized overnight delivery service, when deposited with such service, with fees thereon prepaid, addressed to the stockholder at the stockholder’s address appearing on the stock ledger of the Corporation, and (iv) if given by a form of electronic transmission consented to by the stockholder to whom the notice is given and otherwise meeting the requirements set forth above, (A) if by facsimile transmission, when directed to a number at which the stockholder has consented to receive notice, (B) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice, (C) if by a posting on an electronic network together with separate notice to the stockholder of such specified posting, upon the later of (1) such posting and (2) the giving of such separate notice, and (D) if by any other form of electronic transmission, when directed to the stockholder. A stockholder may revoke such stockholder’s consent to receiving notice by means of electronic communication by giving written notice of such revocation to the Corporation. Any such consent shall be deemed revoked if (1) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent and (2) such inability becomes known to the Secretary or an Assistant Secretary or to the Corporation’s transfer agent, or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.

(c) Electronic Transmission. “Electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process, including but not limited to transmission by telex, facsimile telecommunication, electronic mail, telegram and cablegram.

(d) Notice to Stockholders Sharing Same Address. Without limiting the manner by which notice otherwise may be given effectively by the Corporation to stockholders, any notice to stockholders given by the Corporation under any provision of the DGCL, the Certificate of Incorporation or these Bylaws shall be effective if given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given. A stockholder may revoke such stockholder’s consent by delivering written notice of such revocation to the Corporation. Any stockholder who fails to object in writing to the Corporation within 60 days of having been given written notice by the Corporation of its intention to send such a single written notice shall be deemed to have consented to receiving such single written notice.

(e) Exceptions to Notice Requirements. Whenever notice is required to be given, under the DGCL, the Certificate of Incorporation or these Bylaws, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting that shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given. In the event that the action taken by the Corporation is such as to require the filing of a certificate with the Secretary of State of Delaware, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.

Whenever notice is required to be given by the Corporation, under any provision of the DGCL, the Certificate of Incorporation or these Bylaws, to any stockholder to whom (1) notice of two consecutive annual meetings of stockholders and all notices of stockholder meetings or of the taking of action by written consent of stockholders without a meeting to such stockholder during the period between such two consecutive annual meetings, or (2) all, and at least two payments (if sent by first-class mail) of dividends or interest on securities during a 12-month period, have been mailed addressed to such stockholder at such stockholder’s address as shown on the records of the Corporation and have been returned undeliverable, the giving of such notice to such stockholder shall not be required. Any action or meeting that shall be taken or held without notice to such stockholder shall have the same force and effect as if such notice had been duly given. If any such stockholder shall deliver to the Corporation a written notice setting forth such stockholder’s then current address, the requirement that notice be given to such stockholder shall be reinstated. In the event that the action taken by the Corporation is such as to require the filing of a certificate with the Secretary of State of Delaware, the certificate need not state that notice was not given to persons to whom notice was not required to be given pursuant to Section 230(b) of the DGCL. The exception in subsection (1) of the first sentence of this paragraph to the requirement that notice be given shall not be applicable to any notice returned as undeliverable if the notice was given by electronic transmission.

Section 9.4. Waiver of Notice. Whenever any notice is required to be given under applicable law, the Certificate of Incorporation, or these Bylaws, a written waiver of such notice, signed by the person or persons entitled to said notice, or a waiver by electronic transmission by the person entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to such required notice. All such waivers shall be kept with the books of the Corporation. Attendance at a meeting shall constitute a waiver of notice of such meeting, except where a person attends for the express purpose of objecting to the transaction of any business on the ground that the meeting was not lawfully called or convened.

Section 9.5. Meeting Attendance via Remote Communication Equipment.

(a) Stockholder Meetings. If authorized by the Board in its sole discretion, and subject to such guidelines and procedures as the Board may adopt, stockholders entitled to vote at such meeting and proxy holders not physically present at a meeting of stockholders may, by means of remote communication:

(i) participate in a meeting of stockholders; and

(ii) be deemed present in person and vote at a meeting of stockholders, whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (A) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxy holder, (B) the Corporation shall implement reasonable measures to provide such stockholders and proxy holders a reasonable opportunity to participate in the meeting and, if entitled to vote, to vote on matters submitted to the applicable stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (C) if any stockholder or proxy holder votes or takes other action at the meeting by means of remote communication, a record of such votes or other action shall be maintained by the Corporation.

(b) Board Meetings. Unless otherwise restricted by applicable law, the Certificate of Incorporation or these Bylaws, members of the Board or any committee thereof may participate in a meeting of the Board or any committee thereof by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. Such participation in a meeting shall constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting was not lawfully called or convened.

Section 9.6. Dividends. The Board may from time to time declare, and the Corporation may pay, dividends (payable in cash, property or shares of the Corporation’s capital stock) on the Corporation’s outstanding shares of capital stock, subject to applicable law and the Certificate of Incorporation.

Section 9.7. Reserves. The Board may set apart out of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve.

Section 9.8. Contracts and Negotiable Instruments. Except as otherwise provided by applicable law, the Certificate of Incorporation or these Bylaws, any contract, bond, deed, lease, mortgage or other instrument may be executed and delivered in the name and on behalf of the Corporation by such officer or officers or other employee or employees of the Corporation as the Board may from time to time authorize. Such authority may be general or confined to specific instances as the Board may determine. The Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, the Treasurer or any Vice President may execute and deliver any contract, bond, deed, lease, mortgage or other instrument in the name and on behalf of the Corporation. Subject to any restrictions imposed by the Board, the Chairman of the Board Chief Executive Officer, President, the Chief Financial Officer, the Treasurer or any Vice President may delegate powers to execute and deliver any contract, bond, deed, lease, mortgage or other instrument in the name and on behalf of the Corporation to other officers or employees of the Corporation under such person’s supervision and authority, it being understood, however, that any such delegation of power shall not relieve such officer of responsibility with respect to the exercise of such delegated power.

Section 9.9. Fiscal Year. The fiscal year of the Corporation shall be fixed by the Board.

Section 9.10. Seal. The Board may adopt a corporate seal, which shall be in such form as the Board determines. The seal may be used by causing it or a facsimile thereof to be impressed, affixed or otherwise reproduced.

Section 9.11. Books and Records. The books and records of the Corporation may be kept within or outside the State of Delaware at such place or places as may from time to time be designated by the Board.

Section 9.12. Resignation. Any director, committee member or officer may resign by giving notice thereof in writing or by electronic transmission to the Chairman of the Board, the Chief Executive Officer, the President or the Secretary. The resignation shall take effect at the time it is delivered unless the resignation specifies a later effective date or an effective date determined upon the happening of an event or events. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 9.13. Surety Bonds. Such officers, employees and agents of the Corporation (if any) as the Chairman of the Board, Chief Executive Officer, President or the Board may direct, from time to time, shall be bonded for the faithful performance of their duties and for the restoration to the Corporation, in case of their death, resignation, retirement, disqualification or removal from office, of all books, papers, vouchers, money and other property of whatever kind in their possession or under their control belonging to the Corporation, in such amounts and by such surety companies as the Chairman of the Board, Chief Executive Officer, President or the Board may determine. The premiums on such bonds shall be paid by the Corporation and the bonds so furnished shall be in the custody of the Secretary.

Section 9.14. Securities of Other Corporations. Powers of attorney, proxies, waivers of notice of meeting, consents in writing and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the Chairman of the Board, Chief Executive Officer, President, any Vice President or any officers authorized by the Board. Any such officer, may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities, or to consent in writing, in the name of the Corporation as such holder, to any action by such corporation, and at any such meeting or with respect to any such consent shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed. The Board may from time to time confer like powers upon any other person or persons.

Section 9.15. Amendments. The Board shall have the power to adopt, amend, alter or repeal the Bylaws. The affirmative vote of a majority of the Board shall be required to adopt, amend, alter or repeal the Bylaws. The Bylaws also may be adopted, amended, altered or repealed by the stockholders; provided, however, that in addition to any vote of the holders of any class or series of capital stock of the Corporation required by applicable law or the Certificate of Incorporation, the affirmative vote of the holders of at least a majority of the voting power (except as otherwise provided in Section 8.7) of all outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required for the stockholders to adopt, amend, alter or repeal the Bylaws.

Annex E

BIOTE CORP.

2022 EQUITY INCENTIVE PLAN

ADOPTED BY THE BOARD OF DIRECTORS: [●]

APPROVED BY THE STOCKHOLDERS: [●]

1. GENERAL.

(a) Plan Purpose. The Company, by means of the Plan, seeks to secure and retain the services of Employees, Directors and Consultants, to provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate and to provide a means by which such persons may be given an opportunity to benefit from increases in value of the Common Stock through the granting of Awards.

(b) Available Awards. The Plan provides for the grant of the following Awards: (i) Incentive Stock Options; (ii) Nonstatutory Stock Options; (iii) SARs; (iv) Restricted Stock Awards; (v) RSU Awards; (vi) Performance Awards; and (vii) Other Awards.

(c) Adoption Date; Effective Date. The Plan will come into existence on the Adoption Date, but no Award may be granted prior to the Effective Date.

2. SHARES SUBJECT TO THE PLAN.

(a) Share Reserve. Subject to adjustment in accordance with Section 2(c) and any adjustments as necessary to implement any Capitalization Adjustments, the aggregate number of shares of Common Stock that may be issued pursuant to Awards will not exceed [●] shares of Common Stock. In addition, subject to any adjustments as necessary to implement any Capitalization Adjustments, such aggregate number of shares of Common Stock will automatically increase on January 1 of each year for a period of ten years commencing on January 1, 2023 and ending on (and including) January 1, 2032, in an amount equal to five percent (5%) of the total number of shares of the Company’s Capital Stock outstanding on a fully diluted basis and securities convertible into or exchangeable for the Company’s Capital Stock on December 31 of the preceding year; provided, however that the Board may act prior to January 1st of a given year to provide that the increase for such year will be a lesser number of shares of Common Stock.

(b) Aggregate Incentive Stock Option Limit. Notwithstanding anything to the contrary in Section 2(a) and subject to any adjustments as necessary to implement any Capitalization Adjustments, the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options is [●] shares (equal to three times the total number of shares of Common Stock initially reserved for issuance under Section 2(a)).

(c) Share Reserve Operation.

(i) Limit Applies to Common Stock Issued Pursuant to Awards. For clarity, the Share Reserve is a limit on the number of shares of Common Stock that may be issued pursuant to Awards and does not limit the granting of Awards, except that the Company will keep available at all times the number of shares of Common Stock required to satisfy its obligations to issue shares pursuant to such Awards. Shares may be issued in connection with a merger or acquisition as permitted by, as applicable, Nasdaq Listing Rule 5635(c), NYSE Listed Company Manual Section 303A.08, NYSE American Company Guide Section 711 or other applicable rule, and such issuance will not reduce the number of shares available for issuance under the Plan.

(ii) Actions that Do Not Constitute Issuance of Common Stock and Do Not Reduce Share Reserve. The following actions do not result in an issuance of shares under the Plan and accordingly do not reduce the number of shares subject to the Share Reserve and available for issuance under the Plan: (1) the expiration or termination of any portion of an Award without the shares covered by such portion of the Award having been issued; (2) the settlement of any portion of an Award in cash (i.e., the Participant receives cash rather than Common Stock); (3) the withholding of shares that would otherwise be issued by the Company to satisfy the exercise, strike or purchase price of an Award; or (4) the withholding of shares that would otherwise be issued by the Company to satisfy a tax withholding obligation in connection with an Award.

(iii) Reversion of Previously Issued Shares of Common Stock to Share Reserve. The following shares of Common Stock underlying a previously granted Award and accordingly initially deducted from the Share Reserve will be added back to the Share Reserve and again become available for issuance under the Plan: (1) any shares that are forfeited back to or repurchased by the Company because of a failure to meet a contingency or condition required for the vesting of an Award; (2) any shares that are reacquired by the Company to satisfy the exercise, strike or purchase price of an Award; and (3) any shares that are reacquired by the Company to satisfy a tax withholding obligation in connection with an Award.

(d) Phantom Share Reserve. An additional [3,887,750] shares of Common Stock, subject to adjustments as necessary to implement any Capitalization Adjustments, shall be reserved under this Plan to be used exclusively to satisfy the Company’s obligations under the Phantom Equity Acknowledgements (as defined in the Business Combination Agreement) (the “Phantom Share Reserve”). The Phantom Share Reserve shall be in addition to and shall not reduce the Share Reserve, provided that any shares of Common Stock issued pursuant to this Section 2(d) shall constitute Awards under this Plan for all other relevant purposes. The shares of Common Stock issued pursuant to this Section 2(d) that are forfeited, canceled, held back upon exercise or settlement to cover the exercise price or tax withholding, reacquired or repurchased by the Company, satisfied without the issuance of Common Stock or otherwise terminated (other than by exercise) shall be added back to the Phantom Share Reserve, but shall not be added back to the Share Reserve.

3. ELIGIBILITY AND LIMITATIONS.

(a) Eligible Award Recipients. Subject to the terms of the Plan, Employees, Directors and Consultants are eligible to receive Awards.

(b) Specific Award Limitations.

(i) Limitations on Incentive Stock Option Recipients. Incentive Stock Options may be granted only to Employees of the Company or a “parent corporation” or “subsidiary corporation” thereof (as such terms are defined in Sections 424(e) and (f) of the Code).

(ii) Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and any Affiliates) exceeds $100,000 (or such other limit established in the Code) or otherwise does not comply with the rules governing Incentive Stock Options, the Options or portions thereof that exceed such limit (according to the order in which they were granted) or otherwise do not comply with such rules will be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).

(iii) Limitations on Incentive Stock Options Granted to Ten Percent Stockholders. A Ten Percent Stockholder may not be granted an Incentive Stock Option unless (i) the exercise price of such Option is at least 110% of the Fair Market Value on the date of grant of such Option and (ii) the Option is not exercisable after the expiration of five years from the date of grant of such Option.

(iv) Limitations on Nonstatutory Stock Options and SARs. Nonstatutory Stock Options and SARs may not be granted to Employees, Directors and Consultants who are providing Continuous Service only to any

“parent” of the Company (as such term is defined in Rule 405) unless the stock underlying such Awards is treated as “service recipient stock” under Section 409A because the Awards are granted pursuant to a corporate transaction (such as a spin off transaction) or unless such Awards otherwise comply with the distribution requirements of Section 409A.

(c) Aggregate Incentive Stock Option Limit. The aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options is the number of shares specified in Section 2(b).

(d) Non-Employee Director Compensation Limit. The aggregate value of all compensation granted or paid, as applicable, to any individual for service as a Non-Employee Director with respect to any calendar year, including Awards granted and cash fees paid by the Company to such Non-Employee Director, will not exceed (i) $750,000 in total value or (ii) in the event such Non-Employee Director is first appointed or elected to the Board during such calendar year, $1,200,000 in total value, in each case calculating the value of any equity awards based on the grant date fair value of such equity awards for financial reporting purposes. The limitations in this Section 3(d) shall apply commencing with the first calendar year that begins following the Effective Date.

4. OPTIONS AND STOCK APPRECIATION RIGHTS.

Each Option and SAR will have such terms and conditions as determined by the Board. Each Option will be designated in writing as an Incentive Stock Option or Nonstatutory Stock Option at the time of grant; provided, however, that if an Option is not so designated, then such Option will be a Nonstatutory Stock Option, and the shares purchased upon exercise of each type of Option will be separately accounted for. Each SAR will be denominated in shares of Common Stock equivalents. The terms and conditions of separate Options and SARs need not be identical; provided, however, that each Option Agreement and SAR Agreement will conform (through incorporation of provisions hereof by reference in the Award Agreement or otherwise) to the substance of each of the following provisions:

(a) Term. Subject to Section 3(b) regarding Ten Percent Stockholders, no Option or SAR will be exercisable after the expiration of ten years from the date of grant of such Award or such shorter period specified in the Award Agreement.

(b) Exercise or Strike Price. Subject to Section 3(b) regarding Ten Percent Stockholders, the exercise or strike price of each Option or SAR will not be less than 100% of the Fair Market Value on the date of grant of such Award. Notwithstanding the foregoing, an Option or SAR may be granted with an exercise or strike price lower than 100% of the Fair Market Value on the date of grant of such Award if such Award is granted pursuant to an assumption of or substitution for another option or stock appreciation right pursuant to a Corporate Transaction and in a manner consistent with the provisions of Sections 409A and, if applicable, 424(a) of the Code.

(c) Exercise Procedure and Payment of Exercise Price for Options. In order to exercise an Option, the Participant must provide notice of exercise to the Plan Administrator in accordance with the procedures specified in the Option Agreement or otherwise provided by the Company. The Board has the authority to grant Options that do not permit all of the following methods of payment (or otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to utilize a particular method of payment. The exercise price of an Option may be paid, to the extent permitted by Applicable Law and as determined by the Board, by one or more of the following methods of payment to the extent set forth in the Option Agreement:

(i) by cash or check, bank draft or money order (or an electronic equivalent thereof) payable to the Company;

(ii) pursuant to a “cashless exercise” program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of the Common Stock subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the exercise price to the Company from the sales proceeds;

(iii) by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock that are already owned by the Participant free and clear of any liens, claims, encumbrances or security interests, with a Fair Market Value on the date of exercise that does not exceed the exercise price, provided that (1) at the time of exercise the Common Stock is publicly traded, (2) any remaining balance of the exercise price not satisfied by such delivery is paid by the Participant in cash or other permitted form of payment, (3) such delivery would not violate any Applicable Law or agreement restricting the redemption of the Common Stock, (4) any certificated shares are endorsed or accompanied by an executed assignment separate from certificate, and (5) such shares have been held by the Participant for any minimum period necessary to avoid adverse accounting treatment as a result of such delivery;

(iv) if the Option is a Nonstatutory Stock Option, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value on the date of exercise that does not exceed the exercise price, provided that (1) such shares used to pay the exercise price will not be exercisable thereafter and (2) any remaining balance of the exercise price not satisfied by such net exercise is paid by the Participant in cash or other permitted form of payment; or

(v) in any other form of consideration that may be acceptable to the Board and permissible under Applicable Law.

(d) Exercise Procedure and Payment of Appreciation Distribution for SARs. In order to exercise any SAR, the Participant must provide notice of exercise to the Plan Administrator in accordance with the SAR Agreement. The appreciation distribution payable to a Participant upon the exercise of a SAR will not be greater than an amount equal to the excess of (i) the aggregate Fair Market Value on the date of exercise of a number of shares of Common Stock equal to the number of Common Stock equivalents that are vested and being exercised under such SAR, over (ii) the aggregate strike price of such SAR. Such appreciation distribution may be paid to the Participant in the form of Common Stock or cash (or any combination of Common Stock and cash) or in any other form of payment, as determined by the Board and specified in the SAR Agreement.

(e) Transferability. Options and SARs may not be transferred to third party financial institutions for value. The Board may impose such additional limitations on the transferability of an Option or SAR as it determines. In the absence of any such determination by the Board, the following restrictions on the transferability of Options and SARs will apply, provided that except as explicitly provided herein, neither an Option nor a SAR may be transferred for consideration and provided, further, that if an Option is an Incentive Stock Option, such Option may be deemed to be a Nonstatutory Stock Option as a result of such transfer:

(i) Restrictions on Transfer. An Option or SAR will not be transferable, except by will or by the laws of descent and distribution, and will be exercisable during the lifetime of the Participant only by the Participant; provided, however, that the Board may permit transfer of an Option or SAR in a manner that is not prohibited by applicable tax and securities laws upon the Participant’s request, including to a trust if the Participant is considered to be the sole beneficial owner of such trust (as determined under Section 671 of the Code and applicable state law) while such Option or SAR is held in such trust, provided that the Participant and the trustee enter into a transfer and other agreements required by the Company.

(ii) Domestic Relations Orders. Notwithstanding the foregoing, subject to the execution of transfer documentation in a format acceptable to the Company and subject to the approval of the Board or a duly authorized Officer, an Option or SAR may be transferred pursuant to a domestic relations order.

(f) Vesting. The Board may impose such restrictions on or conditions to the vesting and/or exercisability of an Option or SAR as determined by the Board. Except as otherwise provided in the Award Agreement or other written agreement between a Participant and the Company or an Affiliate, vesting of Options and SARs will cease upon termination of the Participant’s Continuous Service.

(g) Termination of Continuous Service for Cause. Except as explicitly otherwise provided in the Award Agreement or other written agreement between a Participant and the Company or an Affiliate, if a Participant’s Continuous Service is terminated for Cause, the Participant’s Options and SARs, whether vested or unvested, will terminate and be forfeited immediately upon such termination of Continuous Service, and the Participant will be prohibited from exercising any portion (including any vested portion) of such Awards on and after the date of such termination of Continuous Service and the Participant will have no further right, title or interest in such forfeited Award, the shares of Common Stock subject to the forfeited Award, or any consideration in respect of the forfeited Award.

(h) Post-Termination Exercise Period Following Termination of Continuous Service for Reasons Other than Cause. Subject to Section 4(i), if a Participant’s Continuous Service terminates for any reason other than for Cause, the Participant may exercise his or her Option or SAR to the extent vested and exercisable, but only within the following period of time or, if applicable, such other period of time provided in the Award Agreement or other written agreement between a Participant and the Company or an Affiliate; provided, however, that in no event may such Award be exercised after the expiration of its maximum term (as set forth in Section 4(a)):

(i) three months following the date of such termination if such termination is a termination without Cause (other than any termination due to the Participant’s Disability or death);

(ii) 12 months following the date of such termination if such termination is due to the Participant’s Disability;

(iii) 18 months following the date of such termination if such termination is due to the Participant’s death; or

(iv) 18 months following the date of the Participant’s death if such death occurs following the date of such termination but during the period such Award is otherwise exercisable (as provided in (i) or (ii) above).

Following the date of such termination, to the extent the Participant does not exercise such Award within the applicable Post-Termination Exercise Period (or, if earlier, prior to the expiration of the maximum term of such Award), such unexercised portion of the Award will terminate, and the Participant will have no further right, title or interest in the terminated Award, the shares of Common Stock subject to the terminated Award, or any consideration in respect of the terminated Award.

(i) Restrictions on Exercise; Extension of Exercisability. A Participant may not exercise an Option or SAR at any time that the issuance of shares of Common Stock upon such exercise would violate Applicable Law. Except as otherwise provided in the Award Agreement or other written agreement between a Participant and the Company or an Affiliate, if a Participant’s Continuous Service terminates for any reason other than for Cause and, at any time during the last thirty days of the applicable Post-Termination Exercise Period: (i) the exercise of the Participant’s Option or SAR would be prohibited solely because the issuance of shares of Common Stock upon such exercise would violate Applicable Law, or (ii) the immediate sale of any shares of Common Stock issued upon such exercise would violate the Company’s Trading Policy, then the applicable Post-Termination Exercise Period will be extended to the last day of the calendar month that commences following the date the Award would otherwise expire, with an additional extension of the exercise period to the last day of the next calendar month to apply if any of the foregoing restrictions apply at any time during such extended exercise period, generally without limitation as to the maximum permitted number of extensions); provided, however, that in no event may such Award be exercised after the expiration of its maximum term (as set forth in Section 4(a)).

(j) Non-Exempt Employees. No Option or SAR, whether or not vested, granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, will be first exercisable for any shares of Common Stock until at least six months following the date of grant of such Award. Notwithstanding the foregoing, in accordance with the provisions of the Worker Economic Opportunity Act, any vested portion of such Award may be exercised earlier than six months following the date of grant of such Award in the event of (i) such Participant’s death or Disability, (ii) a Corporate Transaction in which such Award is not assumed, continued or substituted, (iii) a Change in Control, or (iv) such Participant’s retirement (as such term may be defined in the Award Agreement or another applicable agreement or, in the absence of any such definition, in accordance with the Company’s then current employment policies and guidelines). This Section 4(j) is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option or SAR will be exempt from his or her regular rate of pay.

(k) Whole Shares. Options and SARs may be exercised only with respect to whole shares of Common Stock or their equivalents.

5. AWARDS OTHER THAN OPTIONS AND STOCK APPRECIATION RIGHTS.

(a) Restricted Stock Awards and RSU Awards. Each Restricted Stock Award and RSU Award will have such terms and conditions as determined by the Board; provided, however, that each Restricted Stock Award Agreement and RSU Award Agreement will conform (through incorporation of the provisions hereof by reference in the Award Agreement or otherwise) to the substance of each of the following provisions:

(i) Form of Award.

(1) RSAs: To the extent consistent with the Company’s Bylaws, at the Board’s election, shares of Common Stock subject to a Restricted Stock Award may be (i) held in book entry form subject to the Company’s instructions until such shares become vested or any other restrictions lapse, or (ii) evidenced by a certificate, which certificate will be held in such form and manner as determined by the Board. Unless otherwise determined by the Board, a Participant will have voting and other rights as a stockholder of the Company (including with respect to dividends as set forth in Section 5(a)(v) below) with respect to any shares subject to a Restricted Stock Award.

(2) RSUs: A RSU Award represents a Participant’s right to be issued on a future date the number of shares of Common Stock that is equal to the number of restricted stock units subject to the RSU Award. As a holder of a RSU Award, a Participant is an unsecured creditor of the Company with respect to the Company’s unfunded obligation, if any, to issue shares of Common Stock in settlement of such Award and nothing contained in the Plan or any RSU Agreement, and no action taken pursuant to its provisions, will create or be construed to create a trust of any kind or a fiduciary relationship between a Participant and the Company or an Affiliate or any other person. A Participant will not have voting or any other rights as a stockholder of the Company with respect to any RSU Award unless and until shares are actually issued in settlement of a vested RSU Award (including with respect to dividend equivalents as set forth in Section 5(a)(v) below).

(ii) Consideration.

(1) RSA: A Restricted Stock Award may be granted in consideration for (A) cash or check, bank draft or money order payable to the Company, (B) past services to the Company or an Affiliate, or (C) any other form of consideration (including future services) as the Board may determine and permissible under Applicable Law.

(2) RSU: Unless otherwise determined by the Board at the time of grant, a RSU Award will be granted in consideration for the Participant’s services to the Company or an Affiliate, such that the Participant will not be required to make any payment to the Company (other than such services) with respect to the grant or vesting of the RSU Award, or the issuance of any shares of Common Stock pursuant to the RSU Award. If, at the time of grant, the Board determines that any consideration must be paid by the Participant (in a form other than the Participant’s services to the Company or an Affiliate) upon the issuance of any shares of Common Stock in settlement of the RSU Award, such consideration may be paid in any form of consideration as the Board may determine and permissible under Applicable Law.

(iii) Vesting. The Board may impose such restrictions on or conditions to the vesting of a Restricted Stock Award or RSU Award as determined by the Board. Except as otherwise provided in the Award Agreement or other written agreement between a Participant and the Company or an Affiliate, vesting of Restricted Stock Awards and RSU Awards will cease upon termination of the Participant’s Continuous Service.

(iv) Termination of Continuous Service. Except as otherwise provided in the Award Agreement or other written agreement between a Participant and the Company or an Affiliate, if a Participant’s Continuous Service terminates for any reason, (i) the Company may receive through a forfeiture condition or a repurchase right any or all of the shares of Common Stock held by the Participant under his or her Restricted Stock Award that have not vested as of the date of such termination as set forth in the Restricted Stock Award Agreement and (ii) any portion of his or her RSU Award that has not vested will be forfeited upon such termination and the Participant will have no further right, title or interest in the RSU Award, the shares of Common Stock issuable pursuant to the RSU Award, or any consideration in respect of the RSU Award.

(v) Dividends and Dividend Equivalents. Dividends or dividend equivalents may be paid or credited, as applicable, with respect to any shares of Common Stock subject to a Restricted Stock Award or RSU Award, as determined by the Board and specified in the Award Agreement).

(vi) Settlement of RSU Awards. A RSU Award may be settled by the issuance of shares of Common Stock or cash (or any combination thereof) or in any other form of payment, as determined by the Board and specified in the RSU Award Agreement. At the time of grant, the Board may determine to impose such restrictions or conditions that delay such delivery to a date following the vesting of the RSU Award.

(b) Performance Awards. With respect to any Performance Award, the length of any Performance Period, the Performance Goals to be achieved during the Performance Period, the other terms and conditions of such Award, and the measure of whether and to what degree such Performance Goals have been attained will be determined by the Board.

(c) Other Awards. Other forms of Awards valued in whole or in part by reference to, or otherwise based on, Common Stock, including the appreciation in value thereof (e.g., options or stock rights with an exercise price or strike price less than 100% of the Fair Market Value at the time of grant) or that may be convertible or exchangeable for Common Stock may be granted either alone or in addition to Awards provided for under Section 4 and the preceding provisions of this Section 5. Subject to the provisions of the Plan and Applicable Law, the Board will have sole and complete discretion to determine the persons to whom and the time or times at which such Other Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Other Awards and all other terms and conditions of such Other Awards.

6. ADJUSTMENTS UPON CHANGES IN COMMON STOCK; OTHER CORPORATE EVENTS.

(a) Capitalization Adjustments. In the event of a Capitalization Adjustment, the Board shall appropriately and proportionately adjust, for the purpose of preventing dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan: (i) the class(es) and maximum number of shares of Common Stock subject to the Plan and the maximum number of shares by which the Share Reserve may annually increase pursuant to Section 2(a); (ii) the class(es) and maximum number of shares that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 2(a); and (iii) the class(es) and number of securities and exercise price, strike price or purchase price of Common Stock subject to outstanding Awards. The

Board shall make such adjustments, and its determination shall be final, binding and conclusive. Notwithstanding the foregoing, no fractional shares or rights for fractional shares of Common Stock shall be created in order to implement any Capitalization Adjustment. The Board shall determine an appropriate equivalent benefit, if any, for any fractional shares or rights to fractional shares that might be created by the adjustments referred to in the preceding provisions of this Section.

(b) Dissolution or Liquidation. Except as otherwise provided in the Award Agreement, in the event of a dissolution or liquidation of the Company, all outstanding Awards (other than Awards consisting of vested and outstanding shares of Common Stock not subject to a forfeiture condition or the Company’s right of repurchase) will terminate immediately prior to the completion of such dissolution or liquidation, and the shares of Common Stock subject to the Company’s repurchase rights or subject to a forfeiture condition may be repurchased or reacquired by the Company notwithstanding the fact that the holder of such Award is providing Continuous Service; provided, however, that the Board may determine to cause some or all Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Awards have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.

(c) Corporate Transaction. The following provisions will apply to Awards in the event of a Corporate Transaction unless otherwise provided in the instrument evidencing the Award or any other written agreement between the Company or any Affiliate and the Participant or unless otherwise expressly provided by the Board at the time of grant of an Award.

(i) Awards May Be Assumed. In the event of a Corporate Transaction, any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume or continue any or all Awards outstanding under the Plan or may substitute similar awards for Awards outstanding under the Plan (including but not limited to, awards to acquire the same consideration paid to the stockholders of the Company pursuant to the Corporate Transaction), and any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to Awards may be assigned by the Company to the successor of the Company (or the successor’s parent company, if any), in connection with such Corporate Transaction. A surviving corporation or acquiring corporation (or its parent) may choose to assume or continue only a portion of an Award or substitute a similar award for only a portion of an Award, or may choose to assume or continue the Awards held by some, but not all Participants. The terms of any assumption, continuation or substitution will be set by the Board.

(ii) Awards Held by Current Participants. In the event of a Corporate Transaction in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue such outstanding Awards or substitute similar awards for such outstanding Awards, then with respect to Awards that have not been assumed, continued or substituted and that are held by Participants whose Continuous Service has not terminated prior to the effective time of the Corporate Transaction (referred to as the “Current Participants”), the vesting of such Awards (and, with respect to Options and Stock Appreciation Rights, the time when such Awards may be exercised) will be accelerated in full to a date prior to the effective time of such Corporate Transaction (contingent upon the effectiveness of the Corporate Transaction) as the Board determines (or, if the Board does not determine such a date, to the date that is five (5) days prior to the effective time of the Corporate Transaction), and such Awards will terminate if not exercised (if applicable) at or prior to the effective time of the Corporate Transaction, and any reacquisition or repurchase rights held by the Company with respect to such Awards will lapse (contingent upon the effectiveness of the Corporate Transaction). With respect to the vesting of Performance Awards that will accelerate upon the occurrence of a Corporate Transaction pursuant to this subsection (ii) and that have multiple vesting levels depending on the level of performance, unless otherwise provided in the Award Agreement or unless otherwise provided by the Board, the vesting of such Performance Awards will accelerate at 100% of the target level upon the occurrence of the Corporate Transaction. With respect to the vesting of Awards that will accelerate upon the occurrence of a Corporate Transaction pursuant to this subsection (ii) and are settled in the form of a cash payment, such cash payment will be made no later than 30 days following the occurrence of the Corporate Transaction.

(iii) Awards Held by Persons other than Current Participants. In the event of a Corporate Transaction in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue such outstanding Awards or substitute similar awards for such outstanding Awards, then with respect to Awards that have not been assumed, continued or substituted and that are held by persons other than Current Participants, such Awards will terminate if not exercised (if applicable) prior to the occurrence of the Corporate Transaction; provided, however, that any reacquisition or repurchase rights held by the Company with respect to such Awards will not terminate and may continue to be exercised notwithstanding the Corporate Transaction.

(iv) Payment for Awards in Lieu of Exercise. Notwithstanding the foregoing, in the event an Award will terminate if not exercised prior to the effective time of a Corporate Transaction, the Board may provide, in its sole discretion, that the holder of such Award may not exercise such Award but will receive a payment, in such form as may be determined by the Board, equal in value, at the effective time, to the excess, if any, of (1) the value of the property the Participant would have received upon the exercise of the Award (including, at the discretion of the Board, any unvested portion of such Award), over (2) any exercise price payable by such holder in connection with such exercise.

(d) Appointment of Stockholder Representative. As a condition to the receipt of an Award under this Plan, a Participant will be deemed to have agreed that the Award will be subject to the terms of any agreement governing a Corporate Transaction involving the Company, including, without limitation, a provision for the appointment of a stockholder representative that is authorized to act on the Participant’s behalf with respect to any escrow, indemnities and any contingent consideration.

(e) No Restriction on Right to Undertake Transactions. The grant of any Award under the Plan and the issuance of shares pursuant to any Award does not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, rights or options to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

7. ADMINISTRATION.

(a) Administration by Board. The Board will administer the Plan unless and until the Board delegates administration of the Plan to a Committee or Committees, as provided in subsection (c) below.

(b) Powers of Board. The Board (or its delegated Committee(s)) will have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine from time to time (1) which of the persons eligible under the Plan will be granted Awards; (2) when and how each Award will be granted; (3) what type or combination of types of Award will be granted; (4) the provisions of each Award granted (which need not be identical), including the time or times when a person will be permitted to receive an issuance of Common Stock or other payment pursuant to an Award; (5) the number of shares of Common Stock or cash equivalent with respect to which an Award will be granted to each such person; (6) the Fair Market Value applicable to an Award; and (7) the terms of any Performance Award that is not valued in whole or in part by reference to, or otherwise based on, the Common Stock, including the amount of cash payment or other property that may be earned and the timing of payment.

(ii) To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board (or its delegated Committee(s)), in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Award Agreement, in a manner and to the extent it deems necessary or expedient to make the Plan or Award fully effective.

(iii) To settle all controversies regarding the Plan and Awards granted under it.

(iv) To accelerate the time at which an Award may first be exercised or the time during which an Award or any part thereof will vest, notwithstanding the provisions in the Award Agreement stating the time at which it may first be exercised or the time during which it will vest.

(v) To prohibit the exercise of any Option, SAR or other exercisable Award during a period of up to 30 days prior to the consummation of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of Common Stock or the share price of the Common Stock including any Corporate Transaction, for reasons of administrative convenience.

(vi) To suspend or terminate the Plan at any time. Suspension or termination of the Plan will not Materially Impair rights and obligations under any Award granted while the Plan is in effect except with the written consent of the affected Participant.

(vii) To amend the Plan in any respect the Board deems necessary or advisable; provided, however, that stockholder approval will be required for any amendment to the extent required by Applicable Law. Except as provided above, rights under any Award granted before amendment of the Plan will not be Materially Impaired by any amendment of the Plan unless (1) the Company requests the consent of the affected Participant, and (2) such Participant consents in writing.

(viii) To submit any amendment to the Plan for stockholder approval.

(ix) To approve forms of Award Agreements for use under the Plan and to amend the terms of any one or more Awards, including, but not limited to, amendments to provide terms more favorable to the Participant than previously provided in the Award Agreement, subject to any specified limits in the Plan that are not subject to Board discretion; provided however, that, a Participant’s rights under any Award will not be Materially Impaired by any such amendment unless (1) the Company requests the consent of the affected Participant, and (2) such Participant consents in writing.

(x) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan or Awards.

(xi) To adopt such procedures and sub-plans as are necessary or appropriate to permit and facilitate participation in the Plan by, or take advantage of specific tax treatment for Awards granted to, Employees, Directors or Consultants who are foreign nationals or employed outside the United States (provided that Board approval will not be necessary for immaterial modifications to the Plan or any Award Agreement to ensure or facilitate compliance with the laws of the relevant foreign jurisdiction).

(xii) To effect, at any time and from time to time, subject to the consent of any Participant whose Award is Materially Impaired by such action, (1) the reduction of the exercise price (or strike price) of any outstanding Option or SAR; (2) the cancellation of any outstanding Option or SAR and the grant in substitution therefor of (A) a new Option, SAR, Restricted Stock Award, RSU Award or Other Award, under the Plan or another equity plan of the Company, covering the same or a different number of shares of Common Stock, (B) cash and/or (C) other valuable consideration (as determined by the Board); or (3) any other action that is treated as a repricing under generally accepted accounting principles.

(c) Delegation to Committee.

(i) General. The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration of the Plan is delegated to a Committee, the Committee will have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to another Committee or a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board will thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. Each Committee may retain the authority to concurrently administer the Plan with Committee or subcommittee to which it has delegated its authority hereunder and may, at any time, revest in such Committee some or all of the powers previously delegated. The Board may retain the authority to concurrently administer the Plan with any Committee and may, at any time, revest in the Board some or all of the powers previously delegated.

(ii) Rule 16b-3 Compliance. To the extent an Award is intended to qualify for the exemption from Section 16(b) of the Exchange Act that is available under Rule 16b-3 of the Exchange Act, the Award will be granted by the Board or a Committee that consists solely of two or more Non-Employee Directors, as determined under Rule 16b-3(b)(3) of the Exchange Act and thereafter any action establishing or modifying the terms of the Award will be approved by the Board or a Committee meeting such requirements to the extent necessary for such exemption to remain available.

(d) Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board or any Committee in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons.

(e) Delegation to an Officer. The Board or any Committee may delegate to one or more Officers the authority to do one or both of the following (i) designate Employees who are not Officers to be recipients of Options and SARs (and, to the extent permitted by Applicable Law, other types of Awards) and, to the extent permitted by Applicable Law, the terms thereof, and (ii) determine the number of shares of Common Stock to be subject to such Awards granted to such Employees; provided, however, that the resolutions or charter adopted by the Board or any Committee evidencing such delegation will specify the total number of shares of Common Stock that may be subject to the Awards granted by such Officer and that such Officer may not grant an Award to himself or herself. Any such Awards will be granted on the applicable form of Award Agreement most recently approved for use by the Board or the Committee, unless otherwise provided in the resolutions approving the delegation authority. Notwithstanding anything to the contrary herein, neither the Board nor any Committee may delegate to an Officer who is acting solely in the capacity of an Officer (and not also as a Director) the authority to determine the Fair Market Value.

8. TAX WITHHOLDING

(a) Withholding Authorization. As a condition to acceptance of any Award under the Plan, a Participant authorizes withholding from payroll and any other amounts payable to such Participant, and otherwise agrees to make adequate provision for (including), any sums required to satisfy any U.S. federal, state, local and/or foreign tax or social insurance contribution withholding obligations of the Company or an Affiliate, if any, which arise in connection with the exercise, vesting or settlement of such Award, as applicable. Accordingly, a Participant may not be able to exercise an Award even though the Award is vested, and the Company shall have no obligation to issue shares of Common Stock subject to an Award, unless and until such obligations are satisfied.

(b) Satisfaction of Withholding Obligation. To the extent permitted by the terms of an Award Agreement, the Company may, in its sole discretion, satisfy any U.S. federal, state, local and/or foreign tax or social insurance withholding obligation relating to an Award by any of the following means or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Award; (iii) withholding cash from an Award settled in cash; (iv) withholding payment from any amounts otherwise payable to the Participant; (v) by allowing a Participant to effectuate a “cashless exercise” pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board; or (vi) by such other method as may be set forth in the Award Agreement.

(c) No Obligation to Notify or Minimize Taxes; No Liability to Claims. Except as required by Applicable Law the Company has no duty or obligation to any Participant to advise such holder as to the time or manner of exercising such Award. Furthermore, the Company has no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of an Award or a possible period in which the Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of an Award to the holder of such Award and will not be liable to any holder of an Award for any adverse tax consequences to such holder in connection with an Award. As a condition to accepting an Award under the Plan, each Participant (i) agrees to not make any claim against the Company, or any of its Officers, Directors, Employees or Affiliates related to tax liabilities arising from such Award or other Company compensation and (ii) acknowledges that such Participant was advised to consult with his or her own personal tax, financial and other legal advisors regarding the tax consequences of the Award and has either done so or knowingly and voluntarily declined to do so. Additionally, each Participant acknowledges any Option or SAR granted under the Plan is exempt from Section 409A only if the exercise or strike price is at least equal to the “fair market value” of the Common Stock on the date of grant as determined by the Internal Revenue Service and there is no other impermissible deferral of compensation associated with the Award. Additionally, as a condition to accepting an Option or SAR granted under the Plan, each Participant agrees not make any claim against the Company, or any of its Officers, Directors, Employees or Affiliates in the event that the Internal Revenue Service asserts that such exercise price or strike price is less than the “fair market value” of the Common Stock on the date of grant as subsequently determined by the Internal Revenue Service.

(d) Withholding Indemnification. As a condition to accepting an Award under the Plan, in the event that the amount of the Company’s and/or its Affiliate’s withholding obligation in connection with such Award was greater than the amount actually withheld by the Company and/or its Affiliates, each Participant agrees to indemnify and hold the Company and/or its Affiliates harmless from any failure by the Company and/or its Affiliates to withhold the proper amount.

9. MISCELLANEOUS.

(a) Source of Shares. The stock issuable under the Plan will be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market or otherwise.

(b) Use of Proceeds from Sales of Common Stock. Proceeds from the sale of shares of Common Stock pursuant to Awards will constitute general funds of the Company.

(c) Corporate Action Constituting Grant of Awards. Corporate action constituting a grant by the Company of an Award to any Participant will be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate, or letter evidencing the Award is communicated to, or actually received or accepted by, the Participant. In the event that the corporate records (e.g., Board consents, resolutions or minutes) documenting the corporate action approving the grant contain terms (e.g., exercise price, vesting schedule or number of shares) that are inconsistent with those in the Award Agreement or related grant documents as a result of a clerical error in the Award Agreement or related grant documents, the corporate records will control and the Participant will have no legally binding right to the incorrect term in the Award Agreement or related grant documents.

(d) Stockholder Rights. No Participant will be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Award unless and until (i) such Participant has satisfied all requirements for exercise of the Award pursuant to its terms, if applicable, and (ii) the issuance of the Common Stock subject to such Award is reflected in the records of the Company.

(e) No Employment or Other Service Rights. Nothing in the Plan, any Award Agreement or any other instrument executed thereunder or in connection with any Award granted pursuant thereto will confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the

Award was granted or affect the right of the Company or an Affiliate to terminate at will and without regard to any future vesting opportunity that a Participant may have with respect to any Award (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state or foreign jurisdiction in which the Company or the Affiliate is incorporated, as the case may be. Further, nothing in the Plan, any Award Agreement or any other instrument executed thereunder or in connection with any Award will constitute any promise or commitment by the Company or an Affiliate regarding the fact or nature of future positions, future work assignments, future compensation or any other term or condition of employment or service or confer any right or benefit under the Award or the Plan unless such right or benefit has specifically accrued under the terms of the Award Agreement and/or Plan.

(f) Change in Time Commitment. In the event a Participant’s regular level of time commitment in the performance of his or her services for the Company and any Affiliates is reduced (for example, and without limitation, if the Participant is an Employee of the Company and the Employee has a change in status from a full-time Employee to a part-time Employee or takes an extended leave of absence) after the date of grant of any Award to the Participant, the Board may determine, to the extent permitted by Applicable Law, to (i) make a corresponding reduction in the number of shares or cash amount subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment, and (ii) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Award. In the event of any such reduction, the Participant will have no right with respect to any portion of the Award that is so reduced or extended.

(g) Execution of Additional Documents. As a condition to accepting an Award under the Plan, the Participant agrees to execute any additional documents or instruments necessary or desirable, as determined in the Plan Administrator’s sole discretion, to carry out the purposes or intent of the Award, or facilitate compliance with securities and/or other regulatory requirements, in each case at the Plan Administrator’s request.

(h) Electronic Delivery and Participation. Any reference herein or in an Award Agreement to a “written” agreement or document will include any agreement or document delivered electronically, filed publicly at www.sec.gov (or any successor website thereto) or posted on the Company’s intranet (or other shared electronic medium controlled by the Company to which the Participant has access). By accepting any Award the Participant consents to receive documents by electronic delivery and to participate in the Plan through any on-line electronic system established and maintained by the Plan Administrator or another third party selected by the Plan Administrator. The form of delivery of any Common Stock (e.g., a stock certificate or electronic entry evidencing such shares) shall be determined by the Company.

(i) Clawback/Recovery. All Awards granted under the Plan will be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other Applicable Law and any clawback policy that the Company otherwise adopts, to the extent applicable and permissible under Applicable Law. In addition, the Board may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Board determines necessary or appropriate, including but not limited to a reacquisition right in respect of previously acquired shares of Common Stock or other cash or property upon the occurrence of Cause. No recovery of compensation under such a clawback policy will be an event giving rise to a Participant’s right to voluntarily terminate employment upon a “resignation for good reason,” or for a “constructive termination” or any similar term under any plan of or agreement with the Company.

(j) Securities Law Compliance. A Participant will not be issued any shares in respect of an Award unless either (i) the shares are registered under the Securities Act; or (ii) the Company has determined that such issuance would be exempt from the registration requirements of the Securities Act. Each Award also must comply with other Applicable Law governing the Award, and a Participant will not receive such shares if the Company determines that such receipt would not be in material compliance with Applicable Law.

(k) Transfer or Assignment of Awards; Issued Shares. Except as expressly provided in the Plan or the form of Award Agreement, Awards granted under the Plan may not be transferred or assigned by the Participant. After the vested shares subject to an Award have been issued, or in the case of Restricted Stock and similar awards, after the issued shares have vested, the holder of such shares is free to assign, hypothecate, donate, encumber or otherwise dispose of any interest in such shares provided that any such actions are in compliance with the provisions herein, the terms of the Trading Policy and Applicable Law.

(l) Effect on Other Employee Benefit Plans. The value of any Award granted under the Plan, as determined upon grant, vesting or settlement, shall not be included as compensation, earnings, salaries, or other similar terms used when calculating any Participant’s benefits under any employee benefit plan sponsored by the Company or any Affiliate, except as such plan otherwise expressly provides. The Company expressly reserves its rights to amend, modify, or terminate any of the Company’s or any Affiliate’s employee benefit plans.

(m) Deferrals. To the extent permitted by Applicable Law, the Board, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may also establish programs and procedures for deferral elections to be made by Participants. Deferrals will be made in accordance with the requirements of Section 409A.

(n) Section 409A. Unless otherwise expressly provided for in an Award Agreement, the Plan and Award Agreements will be interpreted to the greatest extent possible in a manner that makes the Plan and the Awards granted hereunder exempt from Section 409A, and, to the extent not so exempt, in compliance with the requirements of Section 409A. If the Board determines that any Award granted hereunder is not exempt from and is therefore subject to Section 409A, the Award Agreement evidencing such Award will incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code, and to the extent an Award Agreement is silent on terms necessary for compliance, such terms are hereby incorporated by reference into the Award Agreement. Notwithstanding anything to the contrary in this Plan (and unless the Award Agreement specifically provides otherwise), if the shares of Common Stock are publicly traded, and if a Participant holding an Award that constitutes “deferred compensation” under Section 409A is a “specified employee” for purposes of Section 409A, no distribution or payment of any amount that is due because of a “separation from service” (as defined in Section 409A without regard to alternative definitions thereunder) will be issued or paid before the date that is six months and one day following the date of such Participant’s “separation from service” or, if earlier, the date of the Participant’s death, unless such distribution or payment can be made in a manner that complies with Section 409A, and any amounts so deferred will be paid in a lump sum on the day after such six month period elapses, with the balance paid thereafter on the original schedule. If an Award includes a “series of installment payments” (within the meaning of Treasury Regulations Section 1.409A-2(b)(2)(iii)), a Participant’s right to such series of installment payments shall be treated as a right to a series of separate payments and not as a right to a single payment, and if an Award includes “dividend equivalents” (within the meaning of Treasury Regulations Section 1.409A-3(e)), a Participant’s right to such dividend equivalents shall be treated separately from the right to other amounts under the Award.

(o) Choice of Law. This Plan and any controversy arising out of or relating to this Plan shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without regard to conflict of law principles that would result in any application of any law other than the law of the State of Delaware.

10. COVENANTS OF THE COMPANY.

(a) Compliance with Law. The Company will seek to obtain from each regulatory commission or agency, as may be deemed to be necessary, having jurisdiction over the Plan such authority as may be required to grant Awards and to issue and sell shares of Common Stock upon exercise or vesting of the Awards; provided, however, that this undertaking will not require the Company to register under the Securities Act the Plan, any Award or any Common Stock issued or issuable pursuant to any such Award. If, after reasonable efforts and at a reasonable cost, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary or advisable for the lawful issuance and sale of Common Stock under the Plan, the Company will be relieved from any liability for failure to issue and sell Common Stock upon exercise or vesting of such Awards unless and until such authority is obtained. A Participant is not eligible for the grant of an Award or the subsequent issuance of Common Stock pursuant to the Award if such grant or issuance would be in violation of any Applicable Law.

11. ADDITIONAL RULES FOR AWARDS SUBJECT TO SECTION 409A.

(a) Application. Unless the provisions of this Section of the Plan are expressly superseded by the provisions in the form of Award Agreement, the provisions of this Section shall apply and shall supersede anything to the contrary set forth in the Award Agreement for a Non-Exempt Award.

(b) Non-Exempt Awards Subject to Non-Exempt Severance Arrangements. To the extent a Non-Exempt Award is subject to Section 409A due to application of a Non-Exempt Severance Arrangement, the following provisions of this subsection (b) apply.

(i) If the Non-Exempt Award vests in the ordinary course during the Participant’s Continuous Service in accordance with the vesting schedule set forth in the Award Agreement, and does not accelerate vesting under the terms of a Non-Exempt Severance Arrangement, in no event will the shares be issued in respect of such Non-Exempt Award any later than the later of: (i) December 31st of the calendar year that includes the applicable vesting date, or (ii) the 60th day that follows the applicable vesting date.

(ii) If vesting of the Non-Exempt Award accelerates under the terms of a Non-Exempt Severance Arrangement in connection with the Participant’s Separation from Service, and such vesting acceleration provisions were in effect as of the date of grant of the Non-Exempt Award and, therefore, are part of the terms of such Non-Exempt Award as of the date of grant, then the shares will be earlier issued in settlement of such Non-Exempt Award upon the Participant’s Separation from Service in accordance with the terms of the Non-Exempt Severance Arrangement, but in no event later than the 60th day that follows the date of the Participant’s Separation from Service. However, if at the time the shares would otherwise be issued the Participant is subject to the distribution limitations contained in Section 409A applicable to “specified employees,” as defined in Section 409A(a)(2)(B)(i) of the Code, such shares shall not be issued before the date that is six months following the date of such Participant’s Separation from Service, or, if earlier, the date of the Participant’s death that occurs within such six month period.

(iii) If vesting of a Non-Exempt Award accelerates under the terms of a Non-Exempt Severance Arrangement in connection with a Participant’s Separation from Service, and such vesting acceleration provisions were not in effect as of the date of grant of the Non-Exempt Award and, therefore, are not a part of the terms of such Non-Exempt Award on the date of grant, then such acceleration of vesting of the Non-Exempt Award shall not accelerate the issuance date of the shares, but the shares shall instead be issued on the same schedule as set forth in the Grant Notice as if they had vested in the ordinary course during the Participant’s Continuous Service, notwithstanding the vesting acceleration of the Non-Exempt Award. Such issuance schedule is intended to satisfy the requirements of payment on a specified date or pursuant to a fixed schedule, as provided under Treasury Regulations Section 1.409A-3(a)(4).

(c) Treatment of Non-Exempt Awards Upon a Corporate Transaction for Employees and Consultants. The provisions of this subsection (c) shall apply and shall supersede anything to the contrary set forth in the Plan with respect to the permitted treatment of any Non-Exempt Award in connection with a Corporate Transaction if the Participant was either an Employee or Consultant upon the applicable date of grant of the Non-Exempt Award.

(i) Vested Non-Exempt Awards. The following provisions shall apply to any Vested Non-Exempt Award in connection with a Corporate Transaction:

(1) If the Corporate Transaction is also a Section 409A Change in Control then the Acquiring Entity may not assume, continue or substitute the Vested Non-Exempt Award. Upon the Section 409A Change in Control the settlement of the Vested Non-Exempt Award will automatically be accelerated and the shares will be immediately issued in respect of the Vested Non-Exempt Award. Alternatively, the Company may instead provide that the Participant will receive a cash settlement equal to the Fair Market Value of the shares that would otherwise be issued to the Participant upon the Section 409A Change in Control.

(2) If the Corporate Transaction is not also a Section 409A Change in Control, then the Acquiring Entity must either assume, continue or substitute each Vested Non-Exempt Award. The shares to be issued in respect of the Vested Non-Exempt Award shall be issued to the Participant by the Acquiring Entity on the same schedule that the shares would have been issued to the Participant if the Corporate Transaction had not occurred. In the Acquiring Entity’s discretion, in lieu of an issuance of shares, the Acquiring Entity may instead substitute a cash payment on each applicable issuance date, equal to the Fair Market Value of the shares that would otherwise be issued to the Participant on such issuance dates, with the determination of the Fair Market Value of the shares made on the date of the Corporate Transaction.

(ii) Unvested Non-Exempt Awards. The following provisions shall apply to any Unvested Non-Exempt Award unless otherwise determined by the Board pursuant to subsection (e) of this Section.

(1) In the event of a Corporate Transaction, the Acquiring Entity shall assume, continue or substitute any Unvested Non-Exempt Award. Unless otherwise determined by the Board, any Unvested Non-Exempt Award will remain subject to the same vesting and forfeiture restrictions that were applicable to the Award prior to the Corporate Transaction. The shares to be issued in respect of any Unvested Non-Exempt Award shall be issued to the Participant by the Acquiring Entity on the same schedule that the shares would have been issued to the Participant if the Corporate Transaction had not occurred. In the Acquiring Entity’s discretion, in lieu of an issuance of shares, the Acquiring Entity may instead substitute a cash payment on each applicable issuance date, equal to the Fair Market Value of the shares that would otherwise be issued to the Participant on such issuance dates, with the determination of Fair Market Value of the shares made on the date of the Corporate Transaction.

(2) If the Acquiring Entity will not assume, substitute or continue any Unvested Non-Exempt Award in connection with a Corporate Transaction, then such Award shall automatically terminate and be forfeited upon the Corporate Transaction with no consideration payable to any Participant in respect of such forfeited Unvested Non-Exempt Award. Notwithstanding the foregoing, to the extent permitted and in compliance with the requirements of Section 409A, the Board may in its discretion determine to elect to accelerate the vesting and settlement of the Unvested Non-Exempt Award upon the Corporate Transaction, or instead substitute a cash payment equal to the Fair Market Value of such shares that would otherwise be issued to the Participant, as further provided in subsection (e)(ii) below. In the absence of such discretionary election by the Board, any Unvested Non-Exempt Award shall be forfeited without payment of any consideration to the affected Participants if the Acquiring Entity will not assume, substitute or continue the Unvested Non-Exempt Awards in connection with the Corporate Transaction.

(3) The foregoing treatment shall apply with respect to all Unvested Non-Exempt Awards upon any Corporate Transaction, and regardless of whether or not such Corporate Transaction is also a Section 409A Change in Control.

(d) Treatment of Non-Exempt Awards Upon a Corporate Transaction for Non-Employee Directors. The following provisions of this subsection (d) shall apply and shall supersede anything to the contrary that may be set forth in the Plan with respect to the permitted treatment of a Non-Exempt Director Award in connection with a Corporate Transaction.

(i) If the Corporate Transaction is also a Section 409A Change in Control then the Acquiring Entity may not assume, continue or substitute the Non-Exempt Director Award. Upon the Section 409A Change in Control the vesting and settlement of any Non-Exempt Director Award will automatically be accelerated and the shares will be immediately issued to the Participant in respect of the Non-Exempt Director Award. Alternatively, the Company may provide that the Participant will instead receive a cash settlement equal to the Fair Market Value of the shares that would otherwise be issued to the Participant upon the Section 409A Change in Control pursuant to the preceding provision.

(ii) If the Corporate Transaction is not also a Section 409A Change in Control, then the Acquiring Entity must either assume, continue or substitute the Non-Exempt Director Award. Unless otherwise determined by the Board, the Non-Exempt Director Award will remain subject to the same vesting and forfeiture restrictions that were applicable to the Award prior to the Corporate Transaction. The shares to be issued in respect of the Non-Exempt Director Award shall be issued to the Participant by the Acquiring Entity on the same schedule that the shares would have been issued to the Participant if the Corporate Transaction had not occurred. In the Acquiring Entity’s discretion, in lieu of an issuance of shares, the Acquiring Entity may instead substitute a cash payment on each applicable issuance date, equal to the Fair Market Value of the shares that would otherwise be issued to the Participant on such issuance dates, with the determination of Fair Market Value made on the date of the Corporate Transaction.

(e) If the RSU Award is a Non-Exempt Award, then the provisions in this Section 11(e) shall apply and supersede anything to the contrary that may be set forth in the Plan or the Award Agreement with respect to the permitted treatment of such Non-Exempt Award:

(i) Any exercise by the Board of discretion to accelerate the vesting of a Non-Exempt Award shall not result in any acceleration of the scheduled issuance dates for the shares in respect of the Non-Exempt Award unless earlier issuance of the shares upon the applicable vesting dates would be in compliance with the requirements of Section 409A.

(ii) The Company explicitly reserves the right to earlier settle any Non-Exempt Award to the extent permitted and in compliance with the requirements of Section 409A, including pursuant to any of the exemptions available in Treasury Regulations Section 1.409A-3(j)(4)(ix).

(iii) To the extent the terms of any Non-Exempt Award provide that it will be settled upon a Change in Control or Corporate Transaction, to the extent it is required for compliance with the requirements of Section 409A, the Change in Control or Corporate Transaction event triggering settlement must also constitute a Section 409A Change in Control. To the extent the terms of a Non-Exempt Award provides that it will be settled upon a termination of employment or termination of Continuous Service, to the extent it is required for compliance with the requirements of Section 409A, the termination event triggering settlement must also constitute a Separation From Service. However, if at the time the shares would otherwise be issued to a Participant in connection with a “separation from service” such Participant is subject to the distribution limitations contained in Section 409A applicable to “specified employees,” as defined in Section 409A(a)(2)(B)(i) of the Code, such shares shall not be issued before the date that is six months following the date of the Participant’s Separation From Service, or, if earlier, the date of the Participant’s death that occurs within such six month period.

(iv) The provisions in this subsection (e) for delivery of the shares in respect of the settlement of a RSU Award that is a Non-Exempt Award are intended to comply with the requirements of Section 409A so that the delivery of the shares to the Participant in respect of such Non-Exempt Award will not trigger the additional tax imposed under Section 409A, and any ambiguities herein will be so interpreted.

12. SEVERABILITY.

If all or any part of the Plan or any Award Agreement is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any portion of the Plan or such Award

Agreement not declared to be unlawful or invalid. Any Section of the Plan or any Award Agreement (or part of such a Section) so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

13. TERMINATION OF THE PLAN.

The Board may suspend or terminate the Plan at any time. No Incentive Stock Options may be granted after the tenth anniversary of the earlier of: (i) the Adoption Date, or (ii) the date the Plan is approved by the Company’s stockholders. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

14. DEFINITIONS.

As used in the Plan, the following definitions apply to the capitalized terms indicated below:

(a) “Acquiring Entity” means the surviving or acquiring corporation (or its parent company) in connection with a Corporate Transaction.

(b) “Adoption Date” means the date the Plan is first approved by the Board or Compensation Committee.

(c) “Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405 promulgated under the Securities Act. The Board may determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.

(d) “Applicable Law” means any applicable securities, federal, state, foreign, material local or municipal or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, listing rule, regulation, judicial decision, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body (including under the authority of any applicable self-regulating organization such as the Nasdaq Stock Market, New York Stock Exchange, or the Financial Industry Regulatory Authority).

(e) “Award” means any right to receive Common Stock, cash or other property granted under the Plan (including an Incentive Stock Option, a Nonstatutory Stock Option, a Restricted Stock Award, a RSU Award, a SAR, a Performance Award or any Other Award).

(f) “Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an Award. The Award Agreement generally consists of the Grant Notice and the agreement containing the written summary of the general terms and conditions applicable to the Award and which is provided to a Participant along with the Grant Notice.

(g) “Board” means the Board of Directors of the Company (or its designee). Any decision or determination made by the Board shall be a decision or determination that is made in the sole discretion of the Board (or its designee), and such decision or determination shall be final and binding on all Participants.

(h) “Business Combination Agreement” means that certain Business Combination Agreement, dated as of December 13, 2021, by and among (i) Haymaker Acquisition Corp. III, a Delaware corporation, (ii) Haymaker Sponsor III LLC, a Delaware limited liability company, (iii) BioTe Holdings, LLC, a Nevada limited liability company, (iv) BioTe Management, LLC, a Nevada limited liability company; and the certain other parties thereto.

(i) “Capital Stock” means each and every class of common stock of the Company, regardless of the number of votes per share.

(j) “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Award after the Effective Date without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, reverse stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or any similar equity restructuring transaction, as that term is used in Statement of Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto). Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.

(k) “Cause” has the meaning ascribed to such term in any written agreement between the Participant and the Company defining such term and, in the absence of such agreement, such term means, with respect to a Participant, the occurrence of any of the following events: (i) a material breach of any covenant or condition under any material agreement between the Participant and the Company; (ii) any act constituting dishonesty, fraud, immoral or disreputable conduct; (iii) any conduct which constitutes a felony under applicable law; (iv) material violation of any Company policy (including those pertaining to discrimination or harassment); (v) gross negligence or misconduct; (vi) breach of fiduciary duty to the Company; or (vii) refusal to follow or implement a clear and reasonable directive of Company. For purposes of this definition, the “Company” shall mean and include Subsidiaries and Affiliates. Any determination by the Company that the Continuous Service of a Participant was terminated with or without Cause for the purposes of outstanding Awards held by such Participant will have no effect upon any determination of the rights or obligations of the Company or such Participant for any other purpose.

(l) “Change in Control” or “Change of Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events; provided, however, to the extent necessary to avoid adverse personal income tax consequences to the Participant in connection with an Award, also constitutes a Section 409A Change in Control:

(i) any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control shall not be deemed to occur (A) on account of the acquisition of securities of the Company directly from the Company, (B) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person that acquires the Company’s securities in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities, or (C) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding; provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control shall be deemed to occur;

(ii) there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than 50% of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than 50% of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction;

(iii) there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than 50% of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; or

(iv) individuals who, on the date the Plan is adopted by the Board, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall, for purposes of this Plan, be considered as a member of the Incumbent Board.

Notwithstanding the foregoing or any other provision of this Plan, (A) the term Change in Control shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company, and (B) the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant shall supersede the foregoing definition with respect to Awards subject to such agreement; provided, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition shall apply.

(m) “Code” means the Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.

(n) “Committee” means the Compensation Committee and any other committee of Directors to whom authority has been delegated by the Board or Compensation Committee in accordance with the Plan.

(o) “Common Stock” means shares of Class A common stock of the Company.

(p) “Company” means biote Corp., a Delaware corporation.

(q) “Compensation Committee” means the Compensation Committee of the Board.

(r) “Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, will not cause a Director to be considered a “Consultant” for purposes of the Plan. Notwithstanding the foregoing, a person is treated as a Consultant under this Plan only if (A) a Form S-8 Registration Statement under the Securities Act is available to register either the offer or the sale of the Company’s securities to such person and (B) such Consultant is providing services directly to the Company or any Subsidiary.

(s) “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Director or Consultant or a change in the Entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, will not terminate a Participant’s Continuous Service; provided, however, that if the Entity for which a Participant is rendering services ceases to qualify as an Affiliate, as determined by the Board, such Participant’s Continuous Service will be considered to have terminated on the date such Entity ceases to qualify as an Affiliate. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or to a Director will not constitute an interruption of Continuous Service. To the extent permitted by law, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service will be considered interrupted in the case of (i) any leave of absence approved by the Board or chief executive officer, including sick leave, military leave or any other personal leave, or (ii) transfers between the Company, an Affiliate, or their successors. Notwithstanding the foregoing, a leave of absence will be treated as Continuous Service for purposes of vesting in an Award only to such extent as may be provided in the Company’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law. In addition, to the extent required for exemption from or compliance with Section 409A, the determination of whether there has been a termination of Continuous Service will be made, and such term will be construed, in a manner that is consistent with the definition of “separation from service” as defined under Treasury Regulation Section 1.409A-1(h) (without regard to any alternative definition thereunder).

(t) “Corporate Transaction” means the consummation, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) a sale or other disposition of all or substantially all, as determined by the Board, of the consolidated assets of the Company and its Subsidiaries;

(ii) a sale or other disposition of at least 50% of the outstanding securities of the Company;

(iii) a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv) a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

(u) “Director” means a member of the Board.

(v) “determine” or “determined” means as determined by the Board or the Committee (or its designee) in its sole discretion.

(w) “Disability” means, with respect to a Participant, such Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months, as provided in Section 22(e)(3) of the Code, and will be determined by the Board on the basis of such medical evidence as the Board deems warranted under the circumstances.

(x) “Effective Date” means [●].

(y) “Employee” means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an “Employee” for purposes of the Plan.

(z) “Employer” means the Company or the Affiliate of the Company that employs the Participant.

(aa) “Entity” means a corporation, partnership, limited liability company or other entity.

(bb) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(cc) “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” will not include (i) the

Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to a registered public offering of such securities, (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company; or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the Effective Date, is the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities.

(dd) “Fair Market Value” means, as of any date, unless otherwise determined by the Board, the value of the Common Stock (as determined on a per share or aggregate basis, as applicable) determined as follows:

(i) If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value will be the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in a source the Board deems reliable.

(ii) If there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value will be the closing selling price on the last preceding date for which such quotation exists.

(iii) In the absence of such markets for the Common Stock, or if otherwise determined by the Board, the Fair Market Value will be determined by the Board in good faith and in a manner that complies with Sections 409A and 422 of the Code.

(ee) “Governmental Body” means any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; (c) governmental or regulatory body, or quasi-governmental body of any nature (including any governmental division, department, administrative agency or bureau, commission, authority, instrumentality, official, ministry, fund, foundation, center, organization, unit, body or Entity and any court or other tribunal, and for the avoidance of doubt, any Tax authority) or other body exercising similar powers or authority; or (d) self-regulatory organization (including the Nasdaq Stock Market, New York Stock Exchange, and the Financial Industry Regulatory Authority).

(ff) “Grant Notice” means the notice provided to a Participant that he or she has been granted an Award under the Plan and which includes the name of the Participant, the type of Award, the date of grant of the Award, number of shares of Common Stock subject to the Award or potential cash payment right, (if any), the vesting schedule for the Award (if any) and other key terms applicable to the Award.

(gg) “Incentive Stock Option” means an option granted pursuant to Section 4 of the Plan that is intended to be, and qualifies as, an “incentive stock option” within the meaning of Section 422 of the Code.

(hh) “Materially Impair” means any amendment to the terms of the Award that materially adversely affects the Participant’s rights under the Award. A Participant’s rights under an Award will not be deemed to have been Materially Impaired by any such amendment if the Board, in its sole discretion, determines that the amendment, taken as a whole, does not materially impair the Participant’s rights. For example, the following types of amendments to the terms of an Award do not Materially Impair the Participant’s rights under the Award: (i) imposition of reasonable restrictions on the minimum number of shares subject to an Option that may be exercised; (ii) to maintain the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code; (iii) to change the terms of an Incentive Stock Option in a manner that disqualifies, impairs or otherwise affects the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code; (iv) to clarify the manner of exemption from, or to bring the Award into compliance with or qualify it for an exemption from, Section 409A; or (v) to comply with other Applicable Laws.

(ii) “Non-Employee Director” means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

(jj) “Non-Exempt Award” means any Award that is subject to, and not exempt from, Section 409A, including as the result of (i) a deferral of the issuance of the shares subject to the Award which is elected by the Participant or imposed by the Company, (ii) the terms of any Non-Exempt Severance Agreement.

(kk) “Non-Exempt Director Award” means a Non-Exempt Award granted to a Participant who was a Director but not an Employee on the applicable grant date.

(ll) “Non-Exempt Severance Arrangement” means a severance arrangement or other agreement between the Participant and the Company that provides for acceleration of vesting of an Award and issuance of the shares in respect of such Award upon the Participant’s termination of employment or separation from service (as such term is defined in Section 409A(a)(2)(A)(i) of the Code (and without regard to any alternative definition thereunder) (“Separation from Service”) and such severance benefit does not satisfy the requirements for an exemption from application of Section 409A provided under Treasury Regulations Section 1.409A-1(b)(4), 1.409A-1(b)(9) or otherwise.

(mm) “Nonstatutory Stock Option” means any option granted pursuant to Section 4 of the Plan that does not qualify as an Incentive Stock Option.

(nn) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.

(oo) “Option” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to the Plan.

(pp) “Option Agreement” means a written agreement between the Company and the Optionholder evidencing the terms and conditions of the Option grant. The Option Agreement includes the Grant Notice for the Option and the agreement containing the written summary of the general terms and conditions applicable to the Option and which is provided to a Participant along with the Grant Notice. Each Option Agreement will be subject to the terms and conditions of the Plan.

(qq) “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

(rr) “Other Award” means an award based in whole or in part by reference to the Common Stock which is granted pursuant to the terms and conditions of Section 5(c).

(ss) “Other Award Agreement” means a written agreement between the Company and a holder of an Other Award evidencing the terms and conditions of an Other Award grant. Each Other Award Agreement will be subject to the terms and conditions of the Plan.

(tt) “Own,” “Owned,” “Owner,” “Ownership” means that a person or Entity will be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

(uu) “Participant” means an Employee, Director or Consultant to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Award.

(vv) “Performance Award” means an Award that may vest or may be exercised or a cash award that may vest or become earned and paid contingent upon the attainment during a Performance Period of certain Performance Goals and which is granted under the terms and conditions of Section 5(b) pursuant to such terms as are approved by the Board. In addition, to the extent permitted by Applicable Law and set forth in the applicable Award Agreement, the Board may determine that cash or other property may be used in payment of Performance Awards. Performance Awards that are settled in cash or other property are not required to be valued in whole or in part by reference to, or otherwise based on, the Common Stock.

(ww) “Performance Criteria” means the one or more criteria that the Board will select for purposes of establishing the Performance Goals for a Performance Period. The Performance Criteria that will be used to establish such Performance Goals may be based on any measure of performance selected by the Board.

(xx) “Performance Goals” means, for a Performance Period, the one or more goals established by the Board for the Performance Period based upon the Performance Criteria. Performance Goals may be based on a Company-wide basis, with respect to one or more business units, divisions, Affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Unless specified otherwise by the Board (i) in the Award Agreement at the time the Award is granted or (ii) in such other document setting forth the Performance Goals at the time the Performance Goals are established, the Board will appropriately make adjustments in the method of calculating the attainment of Performance Goals for a Performance Period as follows: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of any statutory adjustments to corporate tax rates; (5) to exclude the effects of items that are “unusual” in nature or occur “infrequently” as determined under generally accepted accounting principles; (6) to exclude the dilutive effects of acquisitions or joint ventures; (7) to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a Performance Period following such divestiture; (8) to exclude the effect of any change in the outstanding shares of common stock of the Company by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends; (9) to exclude the effects of stock based compensation and the award of bonuses under the Company’s bonus plans; (10) to exclude costs incurred in connection with potential acquisitions or divestitures that are required to expense under generally accepted accounting principles; and (11) to exclude the goodwill and intangible asset impairment charges that are required to be recorded under generally accepted accounting principles. In addition, the Board retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of Performance Goals and to define the manner of calculating the Performance Criteria it selects to use for such Performance Period. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the Award Agreement or the written terms of a Performance Cash Award.

(yy) “Performance Period” means the period of time selected by the Board over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to vesting or exercise of an Award. Performance Periods may be of varying and overlapping duration, at the sole discretion of the Board.

(zz) “Plan” means this biote Corp. 2022 Equity Incentive Plan, as amended from time to time.

(aaa) “Plan Administrator” means the person, persons, and/or third-party administrator designated by the Company to administer the day to day operations of the Plan and the Company’s other equity incentive programs.

(bbb) “Post-Termination Exercise Period” means the period following termination of a Participant’s Continuous Service within which an Option or SAR is exercisable, as specified in Section 4(h).

(ccc) “Restricted Stock Award” or “RSA” means an Award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 5(a).

(ddd) “Restricted Stock Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Award evidencing the terms and conditions of a Restricted Stock Award grant. The Restricted Stock Award Agreement includes the Grant Notice for the Restricted Stock Award and the agreement containing the written summary of the general terms and conditions applicable to the Restricted Stock Award and which is provided to a Participant along with the Grant Notice. Each Restricted Stock Award Agreement will be subject to the terms and conditions of the Plan.

(eee) “RSU Award” or “RSU” means an Award of restricted stock units representing the right to receive an issuance of shares of Common Stock which is granted pursuant to the terms and conditions of Section 5(a).

(fff) “RSU Award Agreement” means a written agreement between the Company and a holder of an RSU Award evidencing the terms and conditions of a RSU Award grant. The RSU Award Agreement includes the Grant Notice for the RSU Award and the agreement containing the written summary of the general terms and conditions applicable to the RSU Award and which is provided to a Participant along with the Grant Notice. Each RSU Award Agreement will be subject to the terms and conditions of the Plan.

(ggg) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(hhh) “Rule 405” means Rule 405 promulgated under the Securities Act.

(iii) “Section 409A” means Section 409A of the Code and the regulations and other guidance thereunder.

(jjj) “Section 409A Change in Control” means a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the Company’s assets, as provided in Section 409A(a)(2)(A)(v) of the Code and Treasury Regulations Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder).

(kkk) “Securities Act” means the Securities Act of 1933, as amended.

(lll) “Share Reserve” means the number of shares available for issuance under the Plan as set forth in Section 2(a).

(mmm) “Stock Appreciation Right” or “SAR” means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 4.

(nnn) “SAR Agreement” means a written agreement between the Company and a holder of a SAR evidencing the terms and conditions of a SAR grant. The SAR Agreement includes the Grant Notice for the SAR and the agreement containing the written summary of the general terms and conditions applicable to the SAR and which is provided to a Participant along with the Grant Notice. Each SAR Agreement will be subject to the terms and conditions of the Plan.

(ooo) “Subsidiary” means, with respect to the Company, (i) any corporation of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation will have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly,

Owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than 50%.

(ppp) “Ten Percent Stockholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Affiliate.

(qqq) “Trading Policy” means the Company’s policy permitting certain individuals to sell Company shares only during certain “window” periods and/or otherwise restricts the ability of certain individuals to transfer or encumber Company shares, as in effect from time to time.

(rrr) “Unvested Non-Exempt Award” means the portion of any Non-Exempt Award that had not vested in accordance with its terms upon or prior to the date of any Corporate Transaction.

(sss) “Vested Non-Exempt Award” means the portion of any Non-Exempt Award that had vested in accordance with its terms upon or prior to the date of a Corporate Transaction.

Annex F

BIOTE CORP.

2022 EMPLOYEE STOCK PURCHASE PLAN

ADOPTED BY THE BOARD OF DIRECTORS: [●]

APPROVED BY THE STOCKHOLDERS: [●]

1. GENERAL; PURPOSE.

(a) The Plan provides a means by which Eligible Employees of the Company and certain designated Related Corporations may be given an opportunity to purchase shares of Common Stock. The Plan permits the Company to grant a series of Purchase Rights to Eligible Employees under an Employee Stock Purchase Plan. The Plan is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code and shall be interpreted in a manner that is consistent with that intent.

(b) The Company, by means of the Plan, seeks to retain the services of such Employees, to secure and retain the services of new Employees and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Related Corporations.

2. ADMINISTRATION.

(a) The Board will administer the Plan unless and until the Board delegates administration of the Plan to a Committee or Committees, as provided in Section 2(c).

(b) The Board will have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine how and when Purchase Rights will be granted and the provisions of each Offering (which need not be identical).

(ii) To designate from time to time which Related Corporations of the Company will be eligible to participate in the Plan.

(iii) To construe and interpret the Plan and Purchase Rights, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it deems necessary or expedient to make the Plan fully effective.

(iv) To settle all controversies regarding the Plan and Purchase Rights granted under the Plan.

(v) To suspend or terminate the Plan at any time as provided in Section 12.

(vi) To amend the Plan at any time as provided in Section 12.

(vii) Generally, to exercise such powers and to perform such acts as it deems necessary or expedient to promote the best interests of the Company and its Related Corporations and to carry out the intent that the Plan be treated as an Employee Stock Purchase Plan.

(viii) To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees who are foreign nationals or employed outside the United States.

(c) The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration is delegated to a Committee, the Committee will have, in connection with the administration of

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the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references to the Board in this Plan and in any applicable Offering Document will thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated. Whether or not the Board has delegated administration of the Plan to a Committee, the Board will have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan.

(d) All determinations, interpretations and constructions made by the Board in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons.

3. SHARES OF COMMON STOCK SUBJECT TO THE PLAN.

(a) Subject to the provisions of Section 11(a) relating to Capitalization Adjustments, the maximum number of shares of Common Stock that may be issued under the Plan will not exceed [•] shares of Common Stock (the “Initial Share Reserve”), plus the number of shares of Common Stock that are automatically added on January 1st of each year for a period of up to ten years, commencing on January 1, 2023 and ending on (and including) January 1, 2032, in an amount equal to the lesser of (i) 1% of the total number of shares of Capital Stock outstanding and securities convertible into or exchangeable for the Company’s Capital Stock on December 31st of the preceding calendar year, and (ii) the Initial Share Reserve. Notwithstanding the foregoing, the Board may act prior to the first day of any calendar year to provide that there will be no January 1st increase in the share reserve for such calendar year or that the increase in the share reserve for such calendar year will be a lesser number of shares of Common Stock than would otherwise occur pursuant to the preceding sentence.

(b) If any Purchase Right granted under the Plan terminates without having been exercised in full, the shares of Common Stock not purchased under such Purchase Right will again become available for issuance under the Plan.

(c) The stock purchasable under the Plan will be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market.

4. GRANT OF PURCHASE RIGHTS; OFFERING.

(a) The Board may from time to time grant or provide for the grant of Purchase Rights to Eligible Employees under an Offering (consisting of one or more Purchase Periods) on an Offering Date or Offering Dates selected by the Board. Each Offering will be in such form and will contain such terms and conditions as the Board will deem appropriate, and will comply with the requirement of Section 423(b)(5) of the Code that all Employees granted Purchase Rights will have the same rights and privileges. The terms and conditions of an Offering shall be incorporated by reference into the Plan and treated as part of the Plan. The provisions of separate Offerings need not be identical, but each Offering will include (through incorporation of the provisions of this Plan by reference in the document comprising the Offering or otherwise) the period during which the Offering will be effective, which period will not exceed 27 months beginning with the Offering Date, and the substance of the provisions contained in Sections 5 through 8, inclusive.

(b) If a Participant has more than one Purchase Right outstanding under the Plan, unless he or she otherwise indicates in forms delivered to the Company: (i) each form will apply to all of his or her Purchase Rights under the Plan, and (ii) a Purchase Right with a lower exercise price (or an earlier-granted Purchase Right, if different Purchase Rights have identical exercise prices) will be exercised to the fullest possible extent before a Purchase Right with a higher exercise price (or a later-granted Purchase Right if different Purchase Rights have identical exercise prices) will be exercised.

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(c) The Board will have the discretion to structure an Offering so that if the Fair Market Value of a share of Common Stock on the first Trading Day of a new Purchase Period within that Offering is less than or equal to the Fair Market Value of a share of Common Stock on the Offering Date for that Offering, then (i) that Offering will terminate immediately as of that first Trading Day, and (ii) the Participants in such terminated Offering will be automatically enrolled in a new Offering beginning on the first Trading Day of such new Purchase Period.

5. ELIGIBILITY.

(a) Purchase Rights may be granted only to Employees of the Company or, as the Board may designate in accordance with Section 2(b), to Employees of a Related Corporation. Except as provided in Section 5(b), an Employee will not be eligible to be granted Purchase Rights unless, on the Offering Date, the Employee has been in the employ of the Company or the Related Corporation, as the case may be, for such continuous period preceding such Offering Date as the Board may require, but in no event will the required period of continuous employment be equal to or greater than two years. In addition, the Board may provide that no Employee will be eligible to be granted Purchase Rights under the Plan unless, on the Offering Date, such Employee’s customary employment with the Company or the Related Corporation is more than 20 hours per week and more than five months per calendar year or such other criteria as the Board may determine consistent with Section 423 of the Code.

(b) The Board may provide that each person who, during the course of an Offering, first becomes an Eligible Employee will, on a date or dates specified in the Offering which coincides with the day on which such person becomes an Eligible Employee or which occurs thereafter, receive a Purchase Right under that Offering, which Purchase Right will thereafter be deemed to be a part of that Offering. Such Purchase Right will have the same characteristics as any Purchase Rights originally granted under that Offering, as described herein, except that:

(i) the date on which such Purchase Right is granted will be the “Offering Date” of such Purchase Right for all purposes, including determination of the exercise price of such Purchase Right;

(ii) the period of the Offering with respect to such Purchase Right will begin on its Offering Date and end coincident with the end of such Offering; and

(iii) the Board may provide that if such person first becomes an Eligible Employee within a specified period of time before the end of the Offering, he or she will not receive any Purchase Right under that Offering.

(c) No Employee will be eligible for the grant of any Purchase Rights if, immediately after any such Purchase Rights are granted, such Employee owns stock possessing five percent or more of the total combined voting power or value of all classes of stock of the Company or of any Related Corporation. For purposes of this Section 5(c), the rules of Section 424(d) of the Code will apply in determining the stock ownership of any Employee, and stock which such Employee may purchase under all outstanding Purchase Rights and options will be treated as stock owned by such Employee.

(d) As specified by Section 423(b)(8) of the Code, an Eligible Employee may be granted Purchase Rights only if such Purchase Rights, together with any other rights granted under all Employee Stock Purchase Plans of the Company and any Related Corporations, do not permit such Eligible Employee’s rights to purchase stock of the Company or any Related Corporation to accrue at a rate which, when aggregated, exceeds $25,000 of Fair Market Value of such stock (determined at the time such rights are granted, and which, with respect to the Plan, will be determined as of their respective Offering Dates) for each calendar year in which such rights are outstanding at any time.

(e) Officers of the Company and any designated Related Corporation, if they are otherwise Eligible Employees, will be eligible to participate in Offerings under the Plan. Notwithstanding the foregoing, the Board

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may provide in an Offering that Employees who are highly compensated Employees within the meaning of Section 423(b)(4)(D) of the Code will not be eligible to participate.

6. PURCHASE RIGHTS; PURCHASE PRICE.

(a) On each Offering Date, each Eligible Employee, pursuant to an Offering made under the Plan, will be granted a Purchase Right to purchase up to that number of shares of Common Stock purchasable either with a percentage or with a maximum dollar amount, as designated by the Board, during the period that begins on the Offering Date (or such later date as the Board determines for a particular Offering) and ends on the date stated in the Offering, which date will be no later than the end of the Offering.

(b) The Board will establish one or more Purchase Dates during an Offering on which Purchase Rights granted for that Offering will be exercised and shares of Common Stock will be purchased in accordance with such Offering.

(c) In connection with each Offering made under the Plan, the Board may specify (i) a maximum number of shares of Common Stock that may be purchased by any Participant on any Purchase Date during such Offering, (ii) a maximum aggregate number of shares of Common Stock that may be purchased by all Participants pursuant to such Offering and/or (iii) a maximum aggregate number of shares of Common Stock that may be purchased by all Participants on any Purchase Date under the Offering. If the aggregate purchase of shares of Common Stock issuable upon exercise of Purchase Rights granted under the Offering would exceed any such maximum aggregate number, then, in the absence of any Board action otherwise, a pro rata (based on each Participant’s accumulated Contributions) allocation of the shares of Common Stock available will be made in as nearly a uniform manner as will be practicable and equitable.

(d) The purchase price of shares of Common Stock acquired pursuant to Purchase Rights will be not less than the lesser of:

(i) an amount equal to 85% of the Fair Market Value of the shares of Common Stock on the Offering Date; or

(ii) an amount equal to 85% of the Fair Market Value of the shares of Common Stock on the applicable Purchase Date.

7. PARTICIPATION; WITHDRAWAL; TERMINATION.

(a) An Eligible Employee may elect to participate in an Offering and authorize payroll deductions as the means of making Contributions by completing and delivering to the Company, within the time specified in the Offering, an enrollment form provided by the Company. The enrollment form will specify the amount of Contributions not to exceed the maximum amount specified by the Board. Each Participant’s Contributions will be credited to a bookkeeping account for such Participant under the Plan and will be deposited with the general funds of the Company except where applicable law requires that Contributions be deposited with a third party. If permitted in the Offering, a Participant may begin such Contributions with the first practicable payroll occurring on or after the Offering Date (or, in the case of a payroll date that occurs after the end of the prior Offering but before the Offering Date of the next new Offering, Contributions from such payroll will be included in the new Offering). If permitted in the Offering, a Participant may thereafter reduce (including to zero) or increase his or her Contributions. If specifically provided in the Offering, in addition to or instead of making Contributions by payroll deductions, a Participant may make Contributions through the payment by cash or check prior to a Purchase Date.

(b) During an Offering, a Participant may cease making Contributions and withdraw from the Offering by delivering to the Company a withdrawal form provided by the Company. The Company may impose a deadline

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before a Purchase Date for withdrawing. Upon such withdrawal, such Participant’s Purchase Right in that Offering will immediately terminate and the Company will distribute as soon as practicable to such Participant all of his or her accumulated but unused Contributions and such Participant’s Purchase Right in that Offering shall thereupon terminate. A Participant’s withdrawal from that Offering will have no effect upon his or her eligibility to participate in any other Offerings under the Plan, but such Participant will be required to deliver a new enrollment form to participate in subsequent Offerings.

(c) Unless otherwise required by applicable law, Purchase Rights granted pursuant to any Offering under the Plan will terminate immediately if the Participant either (i) is no longer an Employee for any reason or for no reason (subject to any post-employment participation period required by law) or (ii) is otherwise no longer eligible to participate. The Company will distribute to such individual as soon as practicable all of his or her accumulated but unused Contributions.

(d) During a Participant’s lifetime, Purchase Rights will be exercisable only by such Participant. Purchase Rights are not transferable by a Participant, except by will, by the laws of descent and distribution, or, if permitted by the Company, by a beneficiary designation as described in Section 10.

(e) Unless otherwise specified in the Offering or required by applicable law, the Company will have no obligation to pay interest on Contributions.

8. EXERCISE OF PURCHASE RIGHTS.

(a) On each Purchase Date, each Participant’s accumulated Contributions will be applied to the purchase of shares of Common Stock, up to the maximum number of shares of Common Stock permitted by the Plan and the applicable Offering, at the purchase price specified in the Offering. No fractional shares will be issued unless specifically provided for in the Offering.

(b) Unless otherwise provided in the Offering, if any amount of accumulated Contributions remains in a Participant’s account after the purchase of shares of Common Stock and such remaining amount is less than the amount required to purchase one share of Common Stock on the final Purchase Date of an Offering, then such remaining amount will be held in such Participant’s account for the purchase of shares of Common Stock under the next Offering under the Plan, unless such Participant withdraws from or is not eligible to participate in such next Offering, in which case such amount will be distributed to such Participant after the final Purchase Date without interest (unless the payment of interest is otherwise required by applicable law). If the amount of Contributions remaining in a Participant’s account after the purchase of shares of Common Stock is at least equal to the amount required to purchase one (1) whole share of Common Stock on the final Purchase Date of an Offering, then such remaining amount will be distributed in full to such Participant after the final Purchase Date of such Offering without interest.

(c) No Purchase Rights may be exercised to any extent unless the shares of Common Stock to be issued upon such exercise under the Plan are covered by an effective registration statement pursuant to the Securities Act and the Plan is in material compliance with all applicable federal, state, foreign and other securities and other laws applicable to the Plan. If on a Purchase Date the shares of Common Stock are not so registered or the Plan is not in such compliance, no Purchase Rights will be exercised on such Purchase Date, and the Purchase Date will be delayed until the shares of Common Stock are subject to such an effective registration statement and the Plan is in material compliance, except that the Purchase Date will in no event be more than 6 months from the Offering Date. If, on the Purchase Date, as delayed to the maximum extent permissible, the shares of Common Stock are not registered and the Plan is not in material compliance with all applicable laws, no Purchase Rights will be exercised and all accumulated but unused Contributions will be distributed to the Participants without interest.

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9. COVENANTS OF THE COMPANY.

The Company will seek to obtain from each U.S. federal or state, foreign or other regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Purchase Rights and issue and sell shares of Common Stock thereunder unless the Company determines, in its sole discretion, that doing so would cause the Company to incur costs that are unreasonable. If, after commercially reasonable efforts, the Company is unable to obtain the authority that counsel for the Company deems necessary for the grant of Purchase Rights or the lawful issuance and sale of Common Stock under the Plan, and at a commercially reasonable cost, the Company will be relieved from any liability for failure to grant Purchase Rights and/or to issue and sell Common Stock upon exercise of such Purchase Rights.

10. DESIGNATION OF BENEFICIARY.

(a) The Company may, but is not obligated to, permit a Participant to submit a form designating a beneficiary who will receive any shares of Common Stock and/or Contributions from the Participant’s account under the Plan if the Participant dies before such shares and/or Contributions are delivered to the Participant. The Company may, but is not obligated to, permit the Participant to change such designation of beneficiary. Any such designation and/or change must be on a form approved by the Company.

(b) If a Participant dies, and in the absence of a valid beneficiary designation, the Company will deliver any shares of Common Stock and/or Contributions to the executor or administrator of the estate of the Participant. If no executor or administrator has been appointed (to the knowledge of the Company), the Company, in its sole discretion, may deliver such shares of Common Stock and/or Contributions without interest (unless the payment of interest is otherwise required by applicable law) to the Participant’s spouse, dependents or relatives, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

11. ADJUSTMENTS UPON CHANGES IN COMMON STOCK; CORPORATE TRANSACTIONS.

(a) In the event of a Capitalization Adjustment, the Board will appropriately and proportionately adjust, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a), (ii) the class(es) and maximum number of securities by which the share reserve is to increase automatically each year pursuant to Section 3(a), (iii) the class(es) and number of securities subject to, and the purchase price applicable to outstanding Offerings and Purchase Rights, and (iv) the class(es) and number of securities that are the subject of the purchase limits under each ongoing Offering. The Board will make these adjustments, and its determination will be final, binding and conclusive.

(b) In the event of a Corporate Transaction, then: (i) any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume or continue outstanding Purchase Rights or may substitute similar rights (including a right to acquire the same consideration paid to the stockholders in the Corporate Transaction) for outstanding Purchase Rights, or (ii) if any surviving or acquiring corporation (or its parent company) does not assume or continue such Purchase Rights or does not substitute similar rights for such Purchase Rights, then the Participants’ accumulated Contributions will be used to purchase shares of Common Stock within ten business days prior to the Corporate Transaction under the outstanding Purchase Rights, and the Purchase Rights will terminate immediately after such purchase.

12. AMENDMENT, TERMINATION OR SUSPENSION OF THE PLAN.

(a) The Board may amend the Plan at any time in any respect the Board deems necessary or advisable. However, except as provided in Section 11(a) relating to Capitalization Adjustments, stockholder approval will be required for any amendment of the Plan for which stockholder approval is required by applicable law or listing requirements.

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(b) The Board may suspend or terminate the Plan at any time. No Purchase Rights may be granted under the Plan while the Plan is suspended or after it is terminated.

(c) Any benefits, privileges, entitlements and obligations under any outstanding Purchase Rights granted before an amendment, suspension or termination of the Plan will not be materially impaired by any such amendment, suspension or termination except (i) with the consent of the person to whom such Purchase Rights were granted, (ii) as necessary to comply with any laws, listing requirements, or governmental regulations (including, without limitation, the provisions of Section 423 of the Code and the regulations and other interpretive guidance issued thereunder relating to Employee Stock Purchase Plans) including without limitation any such regulations or other guidance that may be issued or amended after the date the Plan is adopted by the Board, or (iii) as necessary to obtain or maintain favorable tax, listing, or regulatory treatment. To be clear, the Board may amend outstanding Purchase Rights without a Participant’s consent if such amendment is necessary to ensure that the Purchase Right and/or the Plan complies with the requirements of Section 423 of the Code.

Notwithstanding anything in the Plan or any Offering Document to the contrary, the Board will be entitled to: (i) establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars; (ii) permit Contributions in excess of the amount designated by a Participant in order to adjust for mistakes in the Company’s processing of properly completed Contribution elections; (iii) establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant’s Contributions; (iv) amend any outstanding Purchase Rights or clarify any ambiguities regarding the terms of any Offering to enable the Purchase Rights to qualify under and/or comply with Section 423 of the Code; and (v) establish other limitations or procedures as the Board determines in its sole discretion advisable that are consistent with the Plan. The actions of the Board pursuant to this paragraph will not be considered to alter or impair any Purchase Rights granted under an Offering as they are part of the initial terms of each Offering and the Purchase Rights granted under each Offering.

13. EFFECTIVE DATE OF PLAN.

The Plan will become effective on [•]. No Purchase Rights will be exercised unless and until the Plan has been approved by the stockholders of the Company, which approval must be within 12 months before or after the date the Plan is adopted (or if required under Section 12(a) above, materially amended) by the Board.

14. MISCELLANEOUS PROVISIONS.

(a) Proceeds from the sale of shares of Common Stock pursuant to Purchase Rights will constitute general funds of the Company.

(b) A Participant will not be deemed to be the holder of, or to have any of the rights of a holder with respect to, shares of Common Stock subject to Purchase Rights unless and until the Participant’s shares of Common Stock acquired upon exercise of Purchase Rights are recorded in the books of the Company (or its transfer agent).

(c) The Plan and Offering do not constitute an employment contract. Nothing in the Plan or in the Offering will in any way alter the at will nature of a Participant’s employment or be deemed to create in any way whatsoever any obligation on the part of any Participant to continue in the employ of the Company or a Related Corporation, or on the part of the Company or a Related Corporation to continue the employment of a Participant.

(d) To the extent required by applicable law, a Participant must make arrangements satisfactory to the Company for the payment of any withholding or similar tax obligations that arise in connection with the Plan. At any time, the Company or any Related Corporation may, but will not be obligated to, withhold from a Participant’s compensation the amount necessary for the Company or any Related Corporation to meet applicable

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withholding obligations, including any withholding required to make available to the Company or any Related Corporation any tax deductions or benefits attributable to the sale or early disposition of shares of Common Stock by such Participant. In addition, the Company or any Related Corporation may, but will not be obligated to, withhold from the proceeds of the sale of shares of Common Stock or any other method of withholding that the Company or any Related Corporation deems appropriate to the extent permitted by, where applicable, Treasury Regulation Section 1.423-2(f). The Company will not be required to issue any shares of Common Stock under the Plan until such obligations are satisfied.

(e) The provisions of the Plan will be governed by the laws of the State of Delaware without resort to that state’s conflict of laws rules.

15. DEFINITIONS.

As used in the Plan, the following definitions will apply to the capitalized terms indicated below:

(a) “Board” means the Board of Directors of the Company.

(a) “Business Combination Agreement” means that certain Business Combination Agreement, dated as of December 13, 2021, by and among (i) Haymaker Acquisition Corp. III, a Delaware corporation, (ii) Haymaker Sponsor III LLC, a Delaware limited liability company, (iii) BioTe Holdings, LLC, a Nevada limited liability company, (iv) BioTe Management, LLC, a Nevada limited liability company; and the certain other parties thereto.

(b) “Capital Stock” means each and every class of common stock of the Company, regardless of the number of votes per share.

(c) “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Purchase Right after the date the Plan is adopted by the Board without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other similar equity restructuring transaction, as that term is used in Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto). Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.

(d) “Code” means the Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.

(e) “Committee” means a committee of one or more members of the Board to whom authority has been delegated by the Board in accordance with Section 2(c).

(f) “Common Stock” means the Class A common stock of the Company.

(g) “Company” means biote Corp., a Delaware corporation.

(h) “Contributions” means the payroll deductions and other additional payments specifically provided for in the Offering that a Participant contributes to fund the exercise of a Purchase Right. A Participant may make additional payments into his or her account if specifically provided for in the Offering, and then only if the Participant has not already had the maximum permitted amount withheld during the Offering through payroll deductions.

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(i) “Corporate Transaction” means the consummation, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) a sale or other disposition of all or substantially all, as determined by the Board in its sole discretion, of the consolidated assets of the Company and its subsidiaries;

(ii) a sale or other disposition of more than 50% of the outstanding securities of the Company;

(iii) a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv) a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

(j) “Director” means a member of the Board.

(k) “Eligible Employee” means an Employee who meets the requirements set forth in the document(s) governing the Offering for eligibility to participate in the Offering, provided that such Employee also meets the requirements for eligibility to participate set forth in the Plan.

(l) “Employee” means any person, including an Officer or Director, who is “employed” for purposes of Section 423(b)(4) of the Code by the Company or a Related Corporation. However, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an “Employee” for purposes of the Plan.

(m) “Employee Stock Purchase Plan” means a plan that grants Purchase Rights intended to be options issued under an “employee stock purchase plan,” as that term is defined in Section 423(b) of the Code.

(n) “Exchange Act” means the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder.

(o) “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value of a share of Common Stock will be, unless otherwise determined by the Board, the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in such source as the Board deems reliable. Unless otherwise provided by the Board, if there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value will be the closing sales price on the last preceding date for which such quotation exists.

(ii) In the absence of such markets for the Common Stock, the Fair Market Value will be determined by the Board in good faith in compliance with applicable laws and in a manner that complies with Sections 409A of the Code.

(p) “Offering” means the grant to Eligible Employees of Purchase Rights, with the exercise of those Purchase Rights automatically occurring at the end of one or more Purchase Periods. The terms and conditions of an Offering will generally be set forth in the “Offering Document” approved by the Board for that Offering.

(q) “Offering Date” means a date selected by the Board for an Offering to commence.

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(r) “Officer” means a person who is an officer of the Company or a Related Corporation within the meaning of Section 16 of the Exchange Act.

(s) “Participant” means an Eligible Employee who holds an outstanding Purchase Right.

(t) “Plan” means this biote Corp. 2022 Employee Stock Purchase Plan, as amended from time to time.

(u) “Purchase Date” means one or more dates during an Offering selected by the Board on which Purchase Rights will be exercised and on which purchases of shares of Common Stock will be carried out in accordance with such Offering.

(v) “Purchase Period” means a period of time specified within an Offering, generally beginning on the Offering Date or on the first Trading Day following a Purchase Date, and ending on a Purchase Date. An Offering may consist of one or more Purchase Periods.

(w) “Purchase Right” means an option to purchase shares of Common Stock granted pursuant to the Plan.

(x) “Related Corporation” means any “parent corporation” or “subsidiary corporation” of the Company whether now or subsequently established, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

(y) “Securities Act” means the Securities Act of 1933, as amended.

(z) “Trading Day” means any day on which the exchange(s) or market(s) on which shares of Common Stock are listed, including but not limited to the New York Stock Exchange, Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market or any successors thereto, is open for trading.

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Annex G

TAX RECEIVABLE AGREEMENT

AMONG

BIOTE CORP.

BIOTE HOLDINGS, LLC

AND

THE PERSONS NAMED HEREIN

DATED AS OF [●]

Exhibit A    Form of Joinder

G-i

TAX RECEIVABLE AGREEMENT

This TAX RECEIVABLE AGREEMENT (this “TRA Agreement”), is dated as of [●], by and among biote Corp. (formerly, Haymaker Acquisition Corp. III), a Delaware corporation, (the “Corporate Taxpayer”), BioTE Holdings, LLC, a Delaware limited liability company (“OpCo”), and each of the members of OpCo that is a party hereto (each such member, a “TRA Party” and together the “TRA Parties”), Teresa S. Weber, in her capacity as the TRA Party Representative, and each of the other Persons from time to time that become a party to this TRA Agreement. Capitalized terms used but not defined herein shall have their respective meanings set forth in the Business Combination Agreement (as defined below).

RECITALS

WHEREAS, the TRA Parties directly or indirectly hold Class A Common Units in OpCo, which is classified as a partnership for U.S. federal income tax purposes;

WHEREAS, the Corporate Taxpayer, OpCo and certain other persons, entered into a Business Combination Agreement, dated December 13, 2021 (as amended, modified or supplemented from time to time in accordance with such agreement, the “Business Combination Agreement”), pursuant to which, for U.S. federal income tax purposes, the Corporate Taxpayer acquired the Purchased Company Units from certain TRA Parties in the Deemed Sale (as defined in the Business Combination Agreement) in exchange for the Cash Consideration and certain rights provided under this TRA Agreement in a disguised sale of partnership interests governed by Section 707(a)(2)(B) of the Code and the Treasury Regulations thereunder (the “Purchase”);

WHEREAS, in connection with the transactions contemplated by the Business Combination Agreement, the Corporate Taxpayer will become the sole managing member of, and will hold equity interests in, OpCo;

WHEREAS, on and after the date hereof, pursuant to and subject to the conditions and limitations of the Limited Liability Company Agreement, each TRA Party has the right, from time to time, to require OpCo to effect an Exchange in which OpCo shall redeem such TRA Party’s Class A Common Units (together with the surrender and delivery of a corresponding number of shares of Buyer Class V Voting Stock to the Corporate Taxpayer for immediate cancellation) for, at OpCo’s election, shares of Buyer Class A Common Stock or for cash, in either case contributed to OpCo by the Corporate Taxpayer, provided that, at the election of the Corporate Taxpayer, the Corporate Taxpayer may effect a Direct Exchange of such shares of Buyer Class A Common Stock or cash for such Class A Common Units;

WHEREAS, OpCo and each direct or indirect Subsidiary of OpCo treated as a partnership for U.S. federal income tax purposes has and will have in effect an election under Section 754 of the Code for each Taxable Year that includes the Closing Date and for each Taxable Year in which an Exchange occurs;

WHEREAS, as a result of the Closing (including the Purchase) and future Exchanges, the income, gain, loss, deduction, expense and other tax items of the Corporate Taxpayer and its Subsidiaries may be affected by (i) Basis Adjustments and (ii) any deduction attributable to any payment (including amounts attributable to Imputed Interest) made under this TRA Agreement, (collectively, the “Tax Attributes”); and

WHEREAS, the parties to this TRA Agreement desire to provide for certain payments and make certain arrangements with respect to the effect of the Tax Attributes on the liability for Covered Taxes of or with respect to the Corporate Taxpayer and its Subsidiaries.

NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements set forth in this TRA Agreement, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. As used in this TRA Agreement, the terms set forth in this Article I shall have the following meanings.

“Actual Tax Liability” means, with respect to any Taxable Year, the actual liability for Covered Taxes imposed at the Blended Rate of, without duplication, (i) the Corporate Taxpayer, and (ii) OpCo and its Subsidiaries, but only with respect to Covered Taxes imposed on the net taxable income of OpCo and its Subsidiaries and allocable to the Corporate Taxpayer for such Taxable Year; provided that, for the avoidance of doubt, such amounts shall include any Covered Taxes (A) imposed by way of withholding, (B) arising under the BBA Rules to the extent such amounts are imposed on, and payable by, the Corporate Taxpayer directly, or (C) without duplication of (A) or (B), attributable to the Corporate Taxpayer pursuant to Section 10.4 of the Limited Liability Company Agreement; provided further, that, if applicable, such amounts shall be determined in accordance with a Determination (including interest imposed in respect thereof under applicable law).

“Advisory Firm” means PricewaterhouseCoopers, Ernst & Young, Deloitte, KPMG, or, if mutually agreed in writing by the Corporate Taxpayer and the TRA Party Representative, another accounting firm that is nationally recognized as being expert in U.S. federal, state and local income tax matters.

“Affiliate” of any particular Person means any other Person controlling, controlled by, or under common control with such Person, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, its capacity as a sole or managing member, or otherwise. For purposes of this TRA Agreement, no TRA Party shall be considered to be an Affiliate of the Corporate Taxpayer or OpCo or any of their respective Subsidiaries.

“Agreed Rate” means a per annum rate of LIBOR plus 100 basis points.

“Amended Schedule” has the meaning set forth in Section 2.3(b).

“Amount Realized” means, with respect to the Purchase or any Exchange at any time, the sum of (i) the Market Value of the shares of Class A Common Stock or the amount of cash (as applicable) received by a Member pursuant to such Purchase or Exchange, (ii) the amount of payments made pursuant to this Agreement with respect to such Purchase or Exchange (but excluding any portions thereof attributable to Imputed Interest) and (iii) the amount of liabilities allocated to the Class A Common Units acquired pursuant to such Purchase or Exchange under Section 752 of the Code and the applicable Treasury Regulations.

“Attributable” means the portion of any Tax Attribute of the Corporate Taxpayer or OpCo and its Subsidiaries that is attributable to a TRA Party and shall be determined by reference to the Tax Attributes, under the following principles:

(i) any Purchase Basis Adjustments shall be determined separately with respect to each TRA Party and are Attributable to each TRA Party in an amount equal to the total Purchase Basis Adjustments relating to the Purchased Company Units acquired by the Corporate Taxpayer from such TRA Party;

(ii) any Exchange Basis Adjustments shall be determined separately with respect to each Exchanging Member and are Attributable to each Exchanging Member in an amount equal to the total

Exchange Basis Adjustments relating to such Class A Common Units Exchanged by such Exchanging Member; and

(iii) any deduction to the Corporate Taxpayer, as applicable, with respect to a Taxable Year in respect of any payment (including amounts attributable to Imputed Interest) made under this TRA Agreement is Attributable to the Person that is required to include the Imputed Interest or other payment in income (without regard to whether such Person is actually subject to tax thereon).

“Basis Adjustment” means a Purchase Basis Adjustment or an Exchange Basis Adjustment.

“Basis Schedule” has the meaning set forth in Section 2.1.

“BBA Rules” has the meaning set forth in the Limited Liability Company Agreement.

“Blended Rate” means, with respect to any Taxable Year, the sum of (x) the product of (i) the actual U.S. federal income tax rate applicable to the Corporate Taxpayer for such Taxable Year and (ii) 100% minus the rate computed under clause (y) of this definition and (y) the actual rates of tax imposed on the net income of the Corporate Taxpayer in each U.S. state or local jurisdiction in which the Corporate Taxpayer files Tax Returns for such Taxable Year, with the actual rate in any U.S. state or local jurisdiction being equal to the product of (i) the apportionment factor on the income or franchise Corporate Taxpayer Return in such jurisdiction for such Taxable Year and (ii) the actual applicable corporate income tax rate in such jurisdiction in such Taxable Year; it being understood that the sum of the apportionment factors applicable to all such jurisdictions may exceed 100%. As an illustration of the calculation of Blended Rate for a Taxable Year, if the Corporate Taxpayer solely files Tax Returns in State 1 and State 2 in a Taxable Year, the actual applicable corporate income tax rates in such states in such Taxable Year are 6.5% and 5.5%, respectively, and the apportionment factors for such states in such Taxable Year are 55% and 45%, respectively, then the Blended Rate for such Taxable Year is 25.7795%, equal to the sum of (A) 19.7295%, which is the product of 21% (assuming 21% is the relevant U.S. federal income tax rate) and 93.95% (100% minus 6.05%) and (B) 6.05% (i.e., 6.5% multiplied by 55% plus 5.5% multiplied by 45%).

“Board” means the board of directors of the Corporate Taxpayer.

“Business Combination Agreement” has the meaning set forth in the Recitals.

“Business Day” means any day except a Saturday, a Sunday, or any other day on which commercial banks are required or authorized to close in the State of New York.

“Cash Exchange Payment” has the meaning set forth in the Limited Liability Company Agreement.

“Change of Control” shall have occurred upon the earlier of (i) a direct or indirect sale, transfer, or other disposition of all or substantially all of the assets of the Corporate Taxpayer (taken as a whole) in any transaction or series of related transactions to a “person” or a “group” (as such term is defined under Regulation 13D under the Exchange Act) that is not a TRA Party or a Permitted Transferee of a TRA Party, other than such sale, transfer or other disposition by the Corporate Taxpayer of all or substantially all of its assets to an entity (or an Affiliate of an entity) at least fifty percent (50%) of the combined voting power of the voting securities of which are owned by shareholders of the Corporate Taxpayer in substantially the same proportions as their ownership of the Corporate Taxpayer immediately prior to such sale, transfer or other disposition; (ii) any merger, consolidation, or reorganization of the Corporate Taxpayer or OpCo with another entity, except for a merger, consolidation, or reorganization in which, after giving effect to such merger, consolidation, or reorganization, the holders of the Corporate Taxpayer’s or OpCo’s outstanding voting securities (on a fully-diluted basis) immediately prior to the merger, consolidation, or reorganization will own, directly or indirectly, immediately following the merger, consolidation, or reorganization, a majority of the voting securities (on a fully diluted basis) of the Corporate Taxpayer, OpCo, or the entity into which the Corporate Taxpayer or OpCo merged, consolidated, or reorganized with; (iii) the shareholders of the Corporate Taxpayer approve a plan of complete liquidation or dissolution of the Corporate Taxpayer, other than such a liquidation or dissolution pursuant to which substantially all of the assets of the Corporate Taxpayer are transferred to an entity (or an Affiliate of an entity) at least fifty percent (50%) of the combined voting power of the voting securities of which are owned by shareholders of the Corporate Taxpayer in substantially the same proportions as their ownership of the Corporate Taxpayer immediately prior to such liquidation or dissolution; or (iv) any sale or transfer or series of related sales or transfers of the outstanding voting securities of the Corporate Taxpayer which results in a “person” or “group” (as such term is defined under Regulation 13D under the Exchange Act) that is not a TRA Party or a Permitted Transferee of a TRA Party beneficially owning outstanding voting securities of the Corporate Taxpayer representing greater than fifty percent (50%) of all of the outstanding voting securities of the Corporate Taxpayer. For the avoidance of doubt, a “Change of Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of transactions immediately following which the record holders of the Class A Common Stock and Class V Common Stock of the Corporate Taxpayer immediately prior to such transaction or series of transactions continue to have the same proportionate ownership in and voting control over, and own the same number of the shares of, an entity which owns, directly or indirectly, all or substantially all of the assets of the Corporate Taxpayer immediately following such transaction or series of transactions, nor shall a “Change of Control” be deemed to have occurred by virtue of the exchange of OpCo units for shares of Class A Common Stock pursuant to their terms in existence on the date hereof.

“Class A Common Unit” has the meaning set forth in the Limited Liability Company Agreement.

“Closing” has the meaning set forth in the Business Combination Agreement.

“Closing Date” has the meaning set forth in the Business Combination Agreement.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Corporate Taxpayer” has the meaning set forth in the Preamble.

“Corporate Taxpayer Return” means the U.S. federal and/or state and/or local and/or foreign Tax Return, as applicable, of the Corporate Taxpayer filed with respect to Covered Taxes of any Taxable Year.

“Covered Taxes” means any and all U.S. federal, state or local taxes, assessments or similar charges that are based on or measured with respect to net income or profits, including franchise taxes that are based on or measured with respect to net income or profits, and any interest related to such tax.

“Cumulative Net Realized Tax Benefit” for a Taxable Year means the cumulative amount of Realized Tax Benefits for all Taxable Years of the Corporate Taxpayer, up to and including such Taxable Year, net of the cumulative amount of Realized Tax Detriments for the same such Taxable Years. The Realized Tax Benefit and Realized Tax Detriment for each Taxable Year shall be determined based on the most recent Tax Benefit Schedule or Amended Schedule, if any, in existence at the time of such determination; provided, that the computation of the Cumulative Net Realized Tax Benefit shall be adjusted to reflect any applicable Determination with respect to any Realized Tax Benefits and/or Realized Tax Detriments.

“Default Rate” means a per annum rate of LIBOR plus 500 basis points, but in no event less than 7%.

“Determination” shall have the meaning ascribed to such term in Section 1313(a) of the Code or similar provision of U.S. state, foreign or local tax law, as applicable, or any other event (including the execution of IRS Form 870-AD) that finally and conclusively establishes the amount of any liability for tax.

“DGCL” means the General Corporation Law of the State of Delaware.

“Early Termination Date” means the date of an Early Termination Notice for purposes of determining the Early Termination Payment.

“Early Termination Effective Date” means the date on which an Early Termination Schedule becomes binding pursuant to Section 4.2.

“Early Termination Notice” has the meaning set forth in Section 4.2.

“Early Termination Payment” has the meaning set forth in Section 4.3(b).

“Early Termination Rate” means the lesser of (i) 6.5% per annum, compounded annually, and (ii) LIBOR plus 100 basis points.

“Early Termination Schedule” has the meaning set forth in Section 4.2.

“Exchange” has the meaning set forth in the Limited Liability Company Agreement and shall include a Direct Exchange (as defined in the Limited Liability Company Agreement), and “Exchanged” has a correlative meaning.

“Exchange Act” has the meaning set forth in the Limited Liability Company Agreement.

“Exchange Basis Adjustment” means the adjustment to the tax basis of a Reference Asset under Sections 732, 734(b) and 1012 of the Code (in situations where, as a result of one or more Exchanges, OpCo becomes an entity that is disregarded as separate from its owner for U.S. federal income tax purposes) or under Sections 734(b), 743(b), 754 and/or 755 of the Code (in situations where, following an Exchange, OpCo remains in existence as an entity treated as a partnership for U.S. federal income tax purposes) and, in each case, analogous sections of state, local and foreign tax laws, as a result of an Exchange and the payments made pursuant to this TRA Agreement in respect of such Exchange. For purposes of determining the Corporate Taxpayer’s proportionate share of the tax basis of the Reference Assets with respect to the Class A Common Units transferred in an Exchange under Treasury Regulations Section 1.743-1(b) (or any similar provisions of U.S. state or local tax Law), the consideration paid by the Corporate Taxpayer for such Class A Common Units shall be the Amount Realized, and the amount of any Exchange Basis Adjustment shall be determined without regard to any Pre-Exchange Transfer of such Class A Common Units and as if any such Pre-Exchange Transfer had not occurred. For the avoidance of doubt, payments made under this TRA Agreement shall not be treated as resulting in an Exchange Basis Adjustment to the extent such payments are treated as Imputed Interest.

“Exchange Date” means the date of any Exchange.

“Exchanging Member” shall mean an “Exchanging Member” as defined in the Limited Liability Company Agreement.

“Expert” has the meaning set forth in Section 7.9.

“Final Payment Date” means, with respect to any payment required to be made pursuant to this TRA Agreement, the last date on which such payment may be made within the applicable time period prescribed for such payment under this TRA Agreement (i.e., the date on which such payment is due under this TRA Agreement). For example, the Final Payment Date in respect of a Tax Benefit Payment is determined pursuant to Section 3.1(a) of this TRA Agreement.

“Future TRAs” has the meaning set forth in Section 5.1.

“Hypothetical Tax Liability” means, with respect to any Taxable Year, an amount, not less than zero, equal to the hypothetical liability for Covered Taxes imposed at the Blended Rate of, without duplication, (i) the

Corporate Taxpayer, and (ii) OpCo and its Subsidiaries, but only with respect to Covered Taxes imposed on the taxable income of OpCo and its Subsidiaries and allocable to the Corporate Taxpayer for such Taxable Year, determined using the same methods, elections, conventions and similar practices used in computing the Actual Tax Liability (provided that, such amounts shall include any Covered Taxes (A) imposed by way of withholding, (B) arising under the BBA Rules to the extent such amounts are imposed on, and payable by, the Corporate Taxpayer directly, or (C) without duplication of (A) or (B), attributable to the Corporate Taxpayer pursuant to Section 10.4 of the Limited Liability Company Agreement; provided further, that, if applicable, such amounts shall be determined in accordance with a Determination), but, in each case, (a) calculating depreciation, amortization or similar deductions and income, gain or loss using the Non-Adjusted Tax Basis of the Reference Assets as reflected on the Schedules for such Taxable Year, and (b) excluding any deduction attributable to any payment (including amounts attributable to Imputed Interest) made under this TRA Agreement. Hypothetical Tax Liability shall be determined without taking into account the carryover or carryback of any tax item (or portion thereof) that is attributable to a Tax Attribute, as applicable, including any tax credit that arises as a result of the Corporate Taxpayer’s liability under any corporate alternative minimum tax to the extent that, had such corporate alternative minimum tax not been payable, the Corporate Taxpayer would have had a Realized Tax Benefit (the “CAMT Tax Credits”).

“ICC” has the meaning set forth in Section 7.9.

“Imputed Interest” in respect of a TRA Party shall mean any interest imputed under Section 1272, 1274, 7872 or 483 or other provision of the Code and any similar provision of U.S. state, local and foreign tax law with respect to the Corporate Taxpayer’s payment obligations in respect of such TRA Party under this TRA Agreement.

“Interest Amount” has the meaning set forth in Section 3.1(b).

“IRS” means the U.S. Internal Revenue Service.

“LIBOR” means during any period, the rate which appears on the Bloomberg Page BBAM1 (or on such other substitute Bloomberg page that displays rates at which U.S. dollar deposits are offered by leading banks in the London interbank deposit market), or the rate which is quoted by another source unanimously selected by the Corporate Taxpayer and the TRA Party Representative as an authorized information vendor for the purpose of displaying rates at which U.S. dollar deposits are offered by leading banks in the London interbank deposit market (an “Alternate Source”), at approximately 11:00 a.m., London time, two (2) Business Days prior to the first day of such period as the London interbank offered rate for U.S. dollars having a borrowing date and a maturity comparable to such period (or if there shall at any time, for any reason, no longer exist a Bloomberg Page BBAM1 (or any substitute page) or any LIBOR Alternate Source, a comparable replacement rate unanimously determined by the Corporate Taxpayer and the TRA Party Representative at such time); provided, that at no time shall LIBOR be less than 0%. If the Corporate Taxpayer and the TRA Party Representative have unanimously made the determination that LIBOR is no longer a widely recognized benchmark rate for newly originated loans in the U.S. loan market in U.S. dollars, then the Corporate Taxpayer and the TRA Party Representative shall establish a replacement interest rate (the “Replacement Rate”), after giving due consideration to any evolving or then prevailing conventions in the U.S. loan market for loans in U.S. dollars for such alternative benchmark, and including any mathematical or other adjustments to such benchmark, including spread adjustments, giving due consideration to any evolving or then prevailing convention for similar loans in the U.S. loan market in U.S. dollars for such benchmark, which adjustment, method for calculating such adjustment and benchmark shall be published on an information service as unanimously selected from time to time by the Corporate Taxpayer and the TRA Party Representative. The Replacement Rate shall, subject to the next two sentences, replace LIBOR for all purposes under this TRA Agreement. In connection with the establishment and application of the Replacement Rate, this TRA Agreement shall be amended, with the consent of the Corporate Taxpayer, OpCo and the TRA Party Representative (which consent of the Corporate Taxpayer, OpCo and the TRA Party Representative shall not be unreasonably withheld, delayed, or conditioned), as necessary or appropriate, in the reasonable judgment of the Corporate Taxpayer and the TRA Party Representative, to replace the definition of LIBOR and otherwise to effect the provisions of this definition. The Replacement Rate shall be applied in a manner consistent with market practice, as unanimously determined by the Corporate Taxpayer and the TRA Party Representative.

“Limited Liability Company Agreement” means, with respect to OpCo, the Third Amended and Restated Limited Liability Company Agreement of OpCo, dated the date hereof, as such agreement may be further amended, restated, supplemented and/or otherwise modified from time to time in accordance with the terms of such agreement.

“Market Value” shall mean, with respect to a Class A Common Unit (i) Exchanged for a Stock Exchange Payment or that is subject to a deemed Exchange under this TRA Agreement, the Stock Value on the Exchange Date or the date of the applicable deemed Exchange, as applicable, or (ii) Exchanged for a Cash Exchange Payment, the amount of the Cash Exchange Payment paid in respect of such Class A Common Unit.

“Material Objection Notice” has the meaning set forth in Section 4.2.

“Net Tax Benefit” has the meaning set forth in Section 3.1(b).

“Non-Adjusted Tax Basis” means, with respect to any Reference Asset at any time, the tax basis that such asset would have had at such time if no Basis Adjustments had been made.

“Objection Notice” has the meaning set forth in Section 2.3(a).

“OpCo” has the meaning set forth in the Preamble.

“Opt-Out Notice” has the meaning set forth in Section 4.1(b).

“Permitted Transferee” has the meaning set forth in the Limited Liability Company Agreement.

“Person” means any natural person, sole proprietorship, partnership, trust, unincorporated association, corporation, limited liability company, entity or governmental entity.

“Pre-Exchange Transfer” means any transfer (including upon death) or distribution in respect of one or more Units (i) that occurs prior to an Exchange of such Units, and (ii) to which Section 734(b) or 743(b) of the Code applies.

“Purchase” has the meaning set forth in the Recitals, and “Purchased” has a correlative meaning.

“Purchased Company Units” means the units of OpCo acquired by the Corporate Taxpayer in the Purchase, it being understood that the number of Purchased Company Units acquired from each TRA Party shall equal the quotient of (x) the Cash Consideration received by such TRA Party and (y) $10.

“Purchase Basis Adjustment” means the adjustment to the tax basis of a Reference Asset under Sections 734(b), 743(b), 754 and/or 755 of the Code and, in each case, analogous sections of state, local and foreign tax laws, as a result of the Purchase and the payments made pursuant to this TRA Agreement in respect of such Purchase. For purposes of determining the Corporate Taxpayer’s proportionate share of the tax basis of the Reference Assets with respect to the Class A Common Units acquired as a result of the Purchase under Treasury Regulations Section 1.743-1(b) (or any similar provisions of U.S. state or local tax Law), the consideration paid by the Corporate Taxpayer for such Class A Common Units shall be the Amount Realized. For the avoidance of doubt, payments made under this TRA Agreement shall not be treated as resulting in a Purchase Basis Adjustment to the extent such payments are treated as Imputed Interest.

“Realized Tax Benefit” means, for a Taxable Year, the excess, if any, of the Hypothetical Tax Liability over the Actual Tax Liability. If all or a portion of the Actual Tax Liability for the Taxable Year arises as a result of an audit or similar proceeding by a Taxing Authority of any Taxable Year, such liability and the corresponding Hypothetical Tax Liability shall not be included in determining the Realized Tax Benefit unless and until there has been a Determination with respect to such Actual Tax Liability.

“Realized Tax Detriment” means, for a Taxable Year, the excess, if any, of the Actual Tax Liability over the Hypothetical Tax Liability. If all or a portion of the Actual Tax Liability for the Taxable Year arises as a result of an audit or similar proceeding by a Taxing Authority of any Taxable Year, such liability and the corresponding Hypothetical Tax Liability shall not be included in determining the Realized Tax Detriment unless and until there has been a Determination with respect to such Actual Tax Liability.

“Reconciliation Dispute” has the meaning set forth in Section 7.9.

“Reconciliation Procedures” has the meaning set forth in Section 2.3(a).

“Reference Asset” means an asset that is held by OpCo, or by any of its direct or indirect Subsidiaries treated as a partnership or disregarded entity (but only if such indirect Subsidiaries are held only through Subsidiaries treated as partnerships or disregarded entities) for purposes of the applicable tax, at the time of the Purchase or an Exchange, as relevant. A Reference Asset also includes any asset the tax basis of which is determined, in whole or in part, for purposes of the applicable tax, by reference to the tax basis of an asset that is described in the preceding sentence, including, for U.S. federal income tax purposes, any asset that is “substituted basis property” under Section 7701(a)(42) of the Code with respect to a Reference Asset.

“Schedule” means any of the following: (i) a Basis Schedule; (ii) a Tax Benefit Schedule; or (iii) the Early Termination Schedule, and, in each case, any amendments thereto.

“Securities Act” has the meaning set forth in the Limited Liability Company Agreement.

“Senior Obligations” has the meaning set forth in Section 5.1.

“Stock Exchange Payment” has the meaning set forth in the Limited Liability Company Agreement.

“Stock Value” means, on any date, (i) if the Buyer Class A Common Stock trades on a national securities exchange or automated or electronic quotation system, the arithmetic average of the high trading and the low trading price on such date (or if such date is not a trading day, the immediately preceding trading day) or (ii) if the Buyer Class A Common Stock is not then traded on a national securities exchange or automated or electronic quotation system, as applicable, the Appraiser FMV (as defined in the Limited Liability Company Agreement) on such date of one (1) share of Buyer Class A Common Stock that would be obtained in an arms-length transaction between an informed and willing buyer and an informed and willing seller, neither of whom is under any compulsion to buy or sell, respectively, and without regard to the particular circumstances of the buyer or seller.

“Subsidiaries” means, of any Person, any corporation, association, partnership, limited liability company, or other business entity of which more than fifty percent (50%) of the voting power or equity is owned or controlled directly or indirectly by such Person, or one (1) or more of the Subsidiaries of such Person, or a combination thereof.

“Tax Attributes” has the meaning set forth in the Recitals.

“Tax Benefit Payment” has the meaning set forth in Section 3.1(b).

“Tax Benefit Schedule” has the meaning set forth in Section 2.2.

“Tax Return” means any return, declaration, report, information returns, claims for refund, disclosures or similar statement filed or required to be filed with respect to or in connection with Covered Taxes (including any related or supporting schedules, attachments, statements or information filed or required to be filed with respect thereto), including any amendments thereof and declarations of estimated tax.

“Taxable Year” means a taxable year of the Corporate Taxpayer as defined in Section 441(b) of the Code or comparable section of state, local or foreign tax law, as applicable (and which may include a period of more or less than twelve (12) months for which a Tax Return is made), ending on or after the Closing Date.

“Taxing Authority” means any domestic, federal, national, state, county or municipal or other local government, any subdivision, agency, commission or authority thereof, or any quasi-governmental body, in each case, exercising any taxing authority or any other authority or jurisdiction of any kind in relation to tax matters.

“TRA Agreement” has the meaning set forth in the Preamble.

“TRA Disinterested Majority” means a majority of the directors of the Board who are disinterested as determined by the Board in accordance with the DGCL with respect to the matter being considered by the Board; provided that to the extent a matter being considered by the Board is required to be considered by disinterested directors under the rules of the national securities exchange on which the Buyer Class A Common Stock is then listed, the Securities Act, or the Exchange Act, such rules with respect to the definition of disinterested director shall apply solely with respect to such matter.

“TRA Party” has the meaning set forth in the Preamble.

“TRA Party Representative” means, initially, Teresa S. Weber, and thereafter, if any TRA Party Representative voluntarily resigns in accordance with Section 7.13, such other Person that the TRA Parties determine from time to time by a plurality vote of the TRA Parties ratably in accordance with their right to receive Early Termination Payments under this TRA Agreement determined as if all TRA Parties had fully Exchanged their Class A Common Units for shares of Buyer Class A Common Stock or other consideration and the Corporate Taxpayer had exercised its right of early termination on the date of the most recent Exchange.

“Transfer” has the meaning set forth in the Limited Liability Company Agreement and the terms “Transferee,” “Transferor,” “Transferred,” and other forms of the word “Transfer” shall have the correlative meanings.

“Treasury Regulations” means the final, temporary and proposed regulations under the Code as in effect for the relevant taxable period.

“Valuation Assumptions” shall mean, as of an Early Termination Date, the assumptions that in each Taxable Year ending on or after such Early Termination Date, (i) the Corporate Taxpayer will have taxable income sufficient to fully utilize the tax items, including deductions and CAMT Tax Credits, arising from the Tax Attributes (other than any items addressed in clause (ii) below) during such Taxable Year or future Taxable Years (including deductions and other tax items arising from Basis Adjustments and Imputed Interest that would result from the applicable future payments made under this TRA Agreement that would be paid in accordance with the Valuation Assumptions, further assuming that such applicable future payments would be paid on the due date (including extensions) for filing the Corporate Taxpayer Return for the applicable Taxable Year) in which such deductions or other tax items would become available, (ii) any loss carryovers generated by deductions arising from any Tax Attributes, which loss carryovers are available in the Taxable Year that includes such Early Termination Date, will be used by the Corporate Taxpayer on a pro rata basis from such Early Termination Date through (A) the scheduled expiration date of such loss carryovers (if any) or (B) if there is no such scheduled expiration, then the fifteen (15) year anniversary of the Early Termination Date, (iii) the U.S. federal, state, local and foreign income tax rates that will be in effect for each such Taxable Year will be those specified for each such Taxable Year by the Code and other law as in effect on the Early Termination Date and the Blended Rate will be calculated based on such rates and the apportionment factors applicable in the most recently ended Taxable Year, except to the extent any change to such tax rates for such Taxable Year have already been enacted into law, and LIBOR or the Replacement Rate, as applicable, that will be in effect for each such Taxable Year will be the rate in effect on the Early Termination Date, (iv) except as described in clause (v) below, any non-amortizable, non-depreciable Reference Assets will be disposed of on the later of (A) the fifteenth (15th) anniversary of either the applicable Exchange (in the case of Exchange Basis Adjustments) or the Closing Date (in the case of Purchase Basis Adjustments), as applicable, or (B) the Early Termination Date, and any cash equivalents will be disposed of twelve (12) months following the Early Termination Date; provided, that in the event of a Change of Control, such non-amortizable, non-depreciable assets shall be deemed disposed of at the time of sale (if applicable) of the relevant asset in the Change of Control (if earlier than the applicable fifteenth (15th) anniversary), (v) the stock of or other interests in Subsidiaries that are treated as C corporations for U.S. federal income tax purposes will never be disposed of, and (vi) if, on the Early Termination Date, there are Class A Common Units that have not been Exchanged, then each such Class A Common Unit shall be deemed Exchanged in a fully taxable transaction for the Market Value (as determined in accordance with clause (i) of the definition thereof) that would be applicable if the Exchange occurred on the Early Termination Date.

ARTICLE II

DETERMINATION OF CERTAIN REALIZED TAX BENEFIT

Section 2.1 Basis Schedule. Within ninety (90) calendar days after the due date (including extensions) of IRS Form 1120 (or any successor form) of the Corporate Taxpayer for each Taxable Year, the Corporate Taxpayer shall deliver to each TRA Party a schedule (the “Basis Schedule”) that shows, in reasonable detail necessary to perform the calculations required by this TRA Agreement, (i) the actual tax basis and the Non-Adjusted Tax Basis of the Reference Assets as of the Closing Date and the date of each Exchange, (ii) the Exchange Basis Adjustments Attributable to such TRA Party with respect to the Reference Assets as a result of Exchanges effected by such TRA Party in such Taxable Year and prior Taxable Years, (iii) the Purchase Basis Adjustments Attributable to such TRA Party for the Taxable Year of the Closing, and (iv) the period (or periods) over which such Basis Adjustments are amortizable and/or depreciable, in each case, calculated in the aggregate for all TRA Parties and solely with respect to the TRA Party to which such Basis Schedule is delivered. All costs and expenses incurred in connection with the provision and preparation of the Basis Schedules and Tax Benefit Schedules for each TRA Party in compliance with this TRA Agreement shall be borne by OpCo. Each Basis Schedule shall become final as provided in Section 2.3(a) and may be amended as provided in Section 2.3(b) (subject to the procedures set forth in Section 2.3(b)).

Section 2.2 Tax Benefit Schedule.

(a) Tax Benefit Schedule. Within ninety (90) calendar days after the due date (including extensions) of IRS Form 1120 (or any successor form) of the Corporate Taxpayer for any Taxable Year, the Corporate Taxpayer shall provide to each TRA Party a schedule showing, in reasonable detail, the calculation of the Tax Benefit Payment (and any Realized Tax Benefit) or the lack of a Tax Benefit Payment (and any Realized Tax Detriment), as applicable, Attributable to such TRA Party for such Taxable Year (a “Tax Benefit Schedule”). Each Tax Benefit Schedule shall become final as provided in Section 2.3(a) and may be amended as provided in Section 2.3(b) (subject to the procedures set forth in Section 2.3(b)).

(b) Applicable Principles. Subject to Section 3.3, the Realized Tax Benefit (or the Realized Tax Detriment) for each Taxable Year is intended to measure the decrease (or increase) in the actual liability for Covered Taxes of the Corporate Taxpayer for such Taxable Year attributable to the Tax Attributes, determined using a “with and without” methodology. Carryovers or carrybacks of any tax item attributable to any of the Tax Attributes (including CAMT Tax Credits) shall be considered to be subject to the rules of the Code and the

Treasury Regulations or the appropriate provisions of U.S. state, local and foreign income and franchise tax law, as applicable, governing the use, limitation and expiration of carryovers or carrybacks of the relevant type. If a carryover or carryback of any tax item includes a portion that is attributable to any Tax Attribute (“TRA Portion”) and another portion that is not (“Non-TRA Portion”), such portions shall be considered to be used in accordance with the “with and without” methodology so that the amount of any Non-TRA Portion is deemed utilized, to the extent available, prior to the amount of any TRA Portion, to the extent available (with the TRA Portion being applied on a proportionate basis consistent with the provisions of Section 3.3). The parties agree that (A) (i) the payments made pursuant to this TRA Agreement in respect of the Purchase (to the extent permitted by applicable law and other than amounts accounted for as Imputed Interest) are intended to be treated and shall be reported for all purposes, including tax purposes, as additional contingent consideration to the applicable TRA Parties for the Purchase at and after the Closing that has the effect of creating additional Purchase Basis Adjustments and (ii) the payments made pursuant to this TRA Agreement in respect of an Exchange are intended to be treated and shall be reported for all purposes, including tax purposes, as additional contingent consideration to the applicable Exchanging Member for such Exchange that has the effect of creating additional Exchange Basis Adjustments, in each case of (i) and (ii), to the Reference Assets in the Taxable Year of payment, (B) such additional Purchase Basis Adjustments and Exchange Basis Adjustments shall be incorporated into the calculation for the Taxable Year of the applicable payment and into the calculations for subsequent Taxable Years, as appropriate and (C) the Actual Tax Liability shall take into account the deduction of the portion of the Tax Benefit Payment that must be accounted for as Imputed Interest under applicable law.

Section 2.3 Procedures, Amendments.

(a) Procedure. Every time the Corporate Taxpayer delivers to a TRA Party an applicable Schedule under this TRA Agreement, including any Amended Schedule delivered pursuant to Section 2.3(b), and any Early Termination Schedule or amended Early Termination Schedule, the Corporate Taxpayer shall also (y) deliver to such TRA Party supporting schedules and work papers, as determined by the Corporate Taxpayer or as reasonably requested by such TRA Party, providing reasonable detail regarding data and calculations that were relevant for purposes of preparing the Schedule, , and (z) allow the TRA Party Representative and its advisors reasonable access to the appropriate representatives at the Corporate Taxpayer and (at the cost and expense of OpCo) at the Advisory Firm that prepared the applicable Schedule in connection with a review of such Schedule. Without limiting the generality of the preceding sentence, the Corporate Taxpayer shall ensure that any Tax Benefit Schedule or Early Termination Schedule that is delivered to a TRA Party, along with any supporting schedules and work papers, provides a reasonably detailed presentation of the calculation of the Actual Tax Liability (the “with” calculation) and the Hypothetical Tax Liability (the “without” calculation) and identifies any material assumptions or operating procedures or principles that were used for purposes of such calculations. An applicable Schedule or amendment thereto shall become final and binding on all parties thirty (30) calendar days from the date on which all relevant TRA Parties have received the applicable Schedule or amendment thereto under Section 7.1 unless the TRA Party Representative (i) prior to such date, gives the Corporate Taxpayer written notice of a material objection to such Schedule or amendment thereto made in good faith (“Objection Notice”), or (ii) provides a written waiver of its right to give an Objection Notice within the period described in clause (i) above, in which case such Schedule or amendment thereto becomes binding on the date such waiver is given by the TRA Party Representative. If the Corporate Taxpayer and the TRA Party Representative, for any reason, are unable to successfully resolve the issues raised in any Objection Notice within thirty (30) calendar days after receipt by the Corporate Taxpayer of such Objection Notice, the Corporate Taxpayer and the TRA Party Representative shall employ the reconciliation procedures described in Section 7.9 (the “Reconciliation Procedures”), in which case such Schedule or Amended Schedule shall become binding in accordance with Section 7.9.

(b) Amended Schedule. The applicable Schedule for any Taxable Year may be amended from time to time by the Corporate Taxpayer (i) in connection with a Determination affecting such Schedule, (ii) to correct material inaccuracies in the Schedule, including those identified as a result of the receipt of additional factual information relating to a Taxable Year after the date the Schedule was provided to a TRA Party, (iii) to comply with an Expert’s determination under the Reconciliation Procedures, (iv) to reflect a change in the Realized Tax Benefit or the Realized Tax Detriment for such Taxable Year attributable to a carryback or carryforward of a loss or other tax item to such Taxable Year, (v) to reflect a change in the Realized Tax Benefit or the Realized Tax Detriment for such Taxable Year attributable to an amended Tax Return filed for such Taxable Year, or (vi) to adjust an applicable TRA Party’s Basis Schedule to take into account payments made pursuant to this TRA Agreement (any such Schedule, an “Amended Schedule”). The Corporate Taxpayer shall provide an Amended Schedule to each TRA Party when the Corporate Taxpayer delivers the Basis Schedule for the following Taxable Year (or, in the sole discretion of the Corporate Taxpayer, at an earlier date). In the event a Schedule is amended after such Schedule becomes final pursuant to Section 2.3(a) or, if applicable, Section 7.9, (A) the Amended Schedule shall not be taken into account in calculating any Tax Benefit Payment in the Taxable Year to which the amendment relates but instead shall be taken into account in calculating the Cumulative Net Realized Tax Benefit for the Taxable Year in which the amendment actually occurs, and (B) as a result of the foregoing, any increase of the Net Tax Benefit attributable to an Amended Schedule shall not accrue the Interest Amount (or any other interest hereunder) until after the due date (without extensions) for filing IRS Form 1120 (or any successor form) of the Corporate Taxpayer with respect to Covered Taxes for the Taxable Year in which the amendment actually occurs.

Section 2.4 Basis Adjustments

(a) Basis Adjustments. The parties to this Agreement acknowledge and agree to treat (A) each Direct Exchange as giving rise to Basis Adjustments and (B) the Purchase, and each Exchange using cash or Class A Common Stock contributed to OpCo by the Corporate Taxpayer, as a direct purchase of Class A Common Units by the Corporate Taxpayer from the applicable TRA Party pursuant to Section 707(a)(2)(B) of the Code as giving rise to Basis Adjustments, in each case, to the extent that it is more likely than not that such Basis Adjustment would be sustained by a court of competent jurisdiction. The Parties agree (i) to file (and cause their Affiliates to file) their respective tax returns consistent with the foregoing except as otherwise required by applicable Law, (ii) to claim positive Basis Adjustments, and (iii) to utilize the Basis Adjustments and Imputed Interest to reduce the amount of Taxes that the Corporate Taxpayer would otherwise be required to pay, in each case, to the extent that it is more likely than not that such Basis Adjustment would be sustained by a court of competent jurisdiction.

(b) Section 754 Election. In its capacity as the sole managing member of OpCo, the Corporate Taxpayer shall ensure that, for the Taxable Year that includes the date hereof and for each Taxable Year in which an Exchange occurs and with respect to which the Corporate Taxpayer has obligations under this TRA Agreement, OpCo and each of its direct and indirect Subsidiaries that is treated as a partnership for U.S. federal income tax purposes will have in effect an election under Section 754 of the Code (and under any similar provisions of applicable U.S. state or local law) for each such Taxable Year.

ARTICLE III

TAX BENEFIT PAYMENTS

Section 3.1 Payments.

(a) Payments. Within five (5) Business Days after a Tax Benefit Schedule delivered to a TRA Party becomes final in accordance with Section 2.3(a) or, if applicable, Section 7.9, the Corporate Taxpayer shall pay such TRA Party for such Taxable Year the Tax Benefit Payment determined pursuant to Section 3.1(b) that is Attributable to such TRA Party. Each such Tax Benefit Payment shall be made by wire transfer of immediately available funds to the bank account previously designated by such TRA Party to the Corporate Taxpayer in writing or as otherwise agreed by the Corporate Taxpayer and such TRA Party or, in the absence of such designation or agreement, by check mailed to the last mailing address provided by such TRA Party to the Corporate Taxpayer. The payments provided for pursuant to the above sentence shall be computed separately for each TRA Party. Without limiting the Corporate Taxpayer’s ability to make offsets against Tax Benefit Payments to the extent permitted by Section 3.5, no TRA Party shall be required under any circumstances to make a payment or return a payment to the Corporate Taxpayer in respect of any portion of any Tax Benefit Payment previously paid by the Corporate Taxpayer to such TRA Party (including any portion of any Early Termination Payment). Notwithstanding anything to the contrary in this Agreement, unless a TRA Party notifies the Corporate Taxpayer otherwise on or prior to the Closing (with respect to the Purchase) or the date of the Exchange (with respect to any future Exchange), or specifies a different stated maximum selling price, including, in each case, in connection with its notice of its Exchange, the stated maximum selling price (within the meaning of Treasury Regulations section 15A.453-1(c)(2)) with respect to the Purchase or any Exchange by such TRA Party shall not exceed the sum of (1) fifty percent (50%) of the amount of the initial consideration received in connection with such Purchase or Exchange (which initial consideration, for the avoidance of doubt, shall include the amount of any cash and the fair market value of any Buyer Class A Common Stock received in such Exchange and shall exclude the fair market value of any Tax Benefit Payments) and (2) the amount of the initial consideration received in connection with such Purchase or Exchange. The aggregate Tax Benefit Payments to such TRA Party in respect of the Purchase or any Exchange (other than amounts accounted for as interest under the Code) shall not exceed the amount set forth in (1) of the preceding sentence.

(b) For purposes of this TRA Agreement:

(i) A “Tax Benefit Payment” in respect of a TRA Party for a Taxable Year means an amount, not less than zero, equal to the sum of (i) Net Tax Benefit that is Attributable to such TRA Party and (ii) the Interest Amount with respect thereto.

(ii) Subject to Section 3.3, the “Net Tax Benefit” for a Taxable Year shall be an amount equal to the excess, if any, of eighty-five percent (85%) of the Cumulative Net Realized Tax Benefit as of the end of such Taxable Year, over the total amount of payments previously made under the first sentence of Section 3.1(a) (excluding payments attributable to Interest Amounts); provided, that if there is no such excess (or if a deficit exists), no TRA Party shall be required to make a payment (or return a payment) to the Corporate Taxpayer in respect of any portion of any Tax Benefit Payment previously paid by the Corporate Taxpayer to such TRA Party.

(iii) The “Interest Amount” shall equal the interest on the Net Tax Benefit calculated at the Agreed Rate from the due date (without extensions) for filing IRS Form 1120 (or any successor form) of the Corporate Taxpayer with respect to Covered Taxes for the applicable Taxable Year until the payment date under Section 3.1(a); provided that such interest shall not accrue on the amount of any Net Tax Benefit after the date on which such amount is actually paid to the applicable TRA Party, regardless of whether such payment is made prior to the due date for such payment under Section 3.1(a) and regardless of whether the amount of any unpaid Net Tax Benefit has yet become final in accordance with Section 2.3(a) or, if applicable, Section 7.9.

Section 3.2 No Duplicative Payments. It is intended that the provisions of this TRA Agreement will not result in duplicative payment of any amount (including interest) required under this TRA Agreement. It is also intended that the provisions of this TRA Agreement will result in eighty five percent (85%) of the Corporate Taxpayer’s Cumulative Net Realized Tax Benefits, and the Interest Amounts thereon, being paid to the TRA Parties pursuant to this TRA Agreement. The provisions of this TRA Agreement shall be construed in the appropriate manner so that these fundamental results are achieved. For purposes of this TRA Agreement, and also for the avoidance of doubt, no Tax Benefit Payment shall be required to be calculated or made in respect of any estimated tax payments, including, without limitation, any estimated U.S. federal income tax payments.

Section 3.3 Pro Rata Payments. Notwithstanding anything in Section 3.1 to the contrary, to the extent that the aggregate Realized Tax Benefit of the Corporate Taxpayer with respect to the Tax Attributes is limited in a particular Taxable Year because the Corporate Taxpayer does not have sufficient taxable income, the Net Tax Benefit for the Corporate Taxpayer shall be allocated among all parties eligible for Tax Benefit Payments under this TRA Agreement in proportion to the amounts of Net Tax Benefit, respectively, that would have been Attributable to each TRA Party if the Corporate Taxpayer had sufficient taxable income so that there were no such limitation.

Section 3.4 Payment Ordering. If for any reason the Corporate Taxpayer does not fully satisfy its payment obligations to make all Tax Benefit Payments due under this TRA Agreement in respect of a particular Taxable Year, then the Corporate Taxpayer and the TRA Parties agree that (i) Tax Benefit Payments for such Taxable Year shall be allocated to all parties eligible for Tax Benefit Payments under this TRA Agreement in proportion to the amounts of Net Tax Benefit, respectively, that would have been Attributable to each TRA Party if the Corporate Taxpayer had sufficient cash available to make such Tax Benefit Payments and (ii) no Tax Benefit Payments shall be made in respect of any Taxable Year until all Tax Benefit Payments to all TRA Parties in respect of all prior Taxable Years have been made in full.

Section 3.5 Overpayments. To the extent the Corporate Taxpayer makes a payment to a TRA Party in respect of a particular Taxable Year under Section 3.1(a) in an amount in excess of the amount of such payment that should have been made to such TRA Party in respect of such Taxable Year (taking into account Section 3.3 and Section 3.4) under the terms of this TRA Agreement, then such TRA Party shall not receive further payments under Section 3.1(a) until such TRA Party has foregone an amount of payments equal to such excess.

ARTICLE IV

TERMINATION

Section 4.1 Early Termination of Agreement; Breach of Agreement.

(a) Corporate Taxpayer’s Early Termination Right. The Corporate Taxpayer may, with the prior written consent of the Board and the TRA Disinterested Majority, terminate this TRA Agreement (including with respect to all amounts payable to the TRA Parties and with respect to all of the Class A Common Units held by the TRA Parties, subject to the immediately succeeding sentence) at any time by paying to each TRA Party the Early Termination Payment in respect of such TRA Party; provided, however, that this TRA Agreement shall terminate only upon the receipt by each TRA Party of its respective Early Termination Payment and payments described in the next sentence, if any, and provided, further, that the Corporate Taxpayer may withdraw any notice to execute its termination rights under this Section 4.1(a) prior to the time at which any Early Termination Payment has been paid. Upon payment of the Early Termination Payment by the Corporate Taxpayer, none of the TRA Parties or the Corporate Taxpayer shall have any further payment obligations under this TRA Agreement, other than with respect to (i) any Tax Benefit Payments due and payable and that remain unpaid as of the Early Termination Date (which Tax Benefit Payments shall not be included in the Early Termination Payments) and as of the date of payment of the Early Termination Payment and (ii) any Tax Benefit Payments due for the Taxable Year ending immediately prior to or including the Early Termination Date (except to the extent that the amounts described in this clause (ii) are included in the calculation of the Early Termination Payments (at the option of the Corporate Taxpayer) or are included in clause (i)); provided that upon payment of all amounts, to the extent applicable and without duplication, described in this sentence, this TRA Agreement shall terminate. For the avoidance of doubt, if an Exchange occurs after the Corporate Taxpayer makes all of the required Early Termination Payments, the Corporate Taxpayer shall have no obligations under this TRA Agreement with respect to such Exchange.

(b) Acceleration Upon Change of Control. The Corporate Taxpayer shall provide written notice to the TRA Party Representative thirty (30) days in advance of the closing of any Change of Control, and the TRA Party Representative shall have the option, upon written notice to the Corporate Taxpayer (“Opt-Out Notice”) within twenty (20) days thereafter, to cause the TRA Parties to continue as such under this Agreement after such Change of Control, in which case each TRA Party will not be entitled to receive the amounts set forth in the remainder of this Section 4.1(b), and Valuation Assumptions (i), (ii), (iv), and (v) (substituting in each case the terms “date of a Change of Control” for an “Early Termination Date”) shall apply to Tax Benefit Payments to each such TRA Party following the closing of such Change of Control. Notwithstanding anything to the contrary in the preceding sentence, if an Opt-Out Notice is not timely provided, all obligations hereunder shall be accelerated, and such payment obligations shall be calculated as if an Early Termination Notice had been delivered on the date of such Change of Control and shall include, without duplication: (i) the Early Termination Payments calculated with respect to such TRA Parties as if the Early Termination Date is the date of such Change of Control, (ii) any Tax Benefit Payments due and payable and that remain unpaid as of the date of such Change of Control (which Tax Benefit Payments shall not be included in the Early Termination Payments described in clause (i)); and (iii) any Tax Benefit Payments due for the Taxable Year ending immediately prior to or including the date of such Change of Control (except to the extent that the amounts described in this clause (iii) are included in the calculation of Early Termination Payments described in clause (i) (at the option of the Corporate Taxpayer) or are included in clause (ii)); provided, that the procedures of Section 4.2 (and Section 2.3, to the extent applicable) and Section 4.3 shall apply mutatis mutandis with respect to the determination of the amount payable by the Corporate Taxpayer pursuant to this sentence and the payment thereof, except that such amount shall not be due and payable until five (5) Business Days after such amount has become final pursuant to Section 4.2 or, if applicable, Section 7.9. In the event of an acceleration following a Change of Control, any Early Termination Payment described in the preceding sentence shall be calculated utilizing the Valuation Assumptions, substituting in each case the terms “date of a Change of Control” for an “Early Termination Date,” and if an Exchange occurs after the Corporate Taxpayer makes all such required Early Termination Payments and other payments described in this Section 4.1(b), the Corporate Taxpayer shall have no obligations under this TRA Agreement with respect to such Exchange.

(c) Acceleration Upon Material Breach of TRA Agreement. In the event that the Corporate Taxpayer materially breaches any of its material obligations under this TRA Agreement, whether as a result of a failure to make a payment required to be made pursuant to this TRA Agreement by the Final Payment Date therefor (except for all or a portion of such payment that is being validly disputed in good faith under this TRA Agreement, and then only with respect to the amount in dispute), failure to honor any other material obligations under this TRA Agreement to the extent not cured within thirty (30) calendar days following receipt by the Corporate Taxpayer of written notice of such failure from the TRA Party Representative following such failure, or by operation of law as a result of the rejection of this TRA Agreement in a case commenced under bankruptcy laws then all obligations hereunder shall automatically accelerate (unless such acceleration is waived in writing by the TRA Party Representative, which waiver may be retroactive) and such obligations shall be calculated as if an Early Termination Notice had been delivered on the date of such breach and shall include, but not be limited to, (1) an Early Termination Payment calculated pursuant to Section 4.1(a) as if an Early Termination Notice had been delivered on the date of the breach, (2) any Tax Benefit Payment that is due and payable but unpaid as of the date of the breach (which Tax Benefit Payments shall not be included in the Early Termination Payments described in clause (1)) and (3) any Tax Benefit Payment due for the Taxable Year ending with or including the date of the breach (except to the extent that the amounts described in this clause (3) are included in the calculation of Early Termination Payments described in clause (1) (at the option of the Corporate Taxpayer) or are included in clause (2)). Notwithstanding the foregoing, in the event the Corporate Taxpayer breaches this TRA Agreement with respect to one or more TRA Parties, such TRA Parties shall be entitled to elect to receive the amounts set forth in clauses (1), (2) and (3) above or to seek specific performance of the terms hereof. For purposes of this Section 4.1(c), and subject to the following sentence, the Parties agree that the failure to make any payment due pursuant to this TRA Agreement within thirty (30) calendar days of the relevant Final Payment Date shall be deemed to be a material breach of a material obligation under this TRA Agreement for all purposes of this TRA Agreement, and that it will not be considered to be a material breach of a material obligation under this TRA Agreement to make a payment due pursuant to this TRA Agreement within thirty (30) calendar days of the relevant Final Payment Date. Notwithstanding anything in this TRA Agreement to the contrary, it shall not be a material breach of a material obligation of this TRA Agreement if the Corporate Taxpayer fails to make any Tax Benefit Payment within thirty (30) calendar days of the relevant Final Payment Date to the extent that the Corporate Taxpayer has insufficient funds or cannot make such payment as a result of obligations imposed in connection with the Senior Obligations or under applicable law, and cannot obtain sufficient funds despite using reasonable best efforts to obtain funds to make such payment (including by causing Subsidiaries to distribute or lend funds for such payment and access any sources of available credit to fund such payment); provided that the interest provisions of Section 5.2 shall apply to such late payment (unless the Corporate Taxpayer does not have sufficient funds to make such payment as a result of limitations imposed by, or payment obligations under, any Senior Obligations, in which case Section 5.2 shall apply, but the Default Rate shall be replaced by the Agreed Rate); and provided, further, that such payment obligation shall nonetheless accrue for the benefit of the TRA Parties and the Corporate Taxpayer shall make such payment at the first opportunity that it has sufficient funds and is otherwise able to make such payment.

Section 4.2 Early Termination Notice. If the Corporate Taxpayer chooses to exercise its right of early termination in accordance with Section 4.1(a) above, the Corporate Taxpayer shall deliver to each TRA Party written notice of such decision to exercise such right (“Early Termination Notice”) and a schedule (the “Early Termination Schedule”) specifying the Corporate Taxpayer’s decision to exercise such right and showing in reasonable detail the calculation of the Early Termination Payment(s) due for each TRA Party. Each Early Termination Schedule shall become final and binding on all parties thirty (30) calendar days from the first date on which all TRA Parties have been given such Schedule under Section 7.1 unless the TRA Party Representative (i) within thirty (30) calendar days after such date gives the Corporate Taxpayer written notice of a material objection to such Schedule made in good faith (“Material Objection Notice”) or (ii) provides a written waiver of its right to give a Material Objection Notice within the period described in clause (i) above, in which case such Schedule becomes binding on the date such waiver is given by the TRA Party Representative to the Corporate Taxpayer. If the Corporate Taxpayer and the TRA Party Representative, for any reason, are unable to successfully resolve the issues raised in such Material Objection Notice within thirty (30) calendar days after the receipt by the Corporate Taxpayer of the Material Objection Notice, the Corporate Taxpayer and the TRA Party Representative shall employ the Reconciliation Procedures in which case such Schedule becomes binding in accordance with Section 7.9. The TRA Party Representative will represent the interests of each of the TRA Parties and shall raise and pursue, in accordance with this Section 4.2, any objection to an Early Termination Schedule timely given in writing to the TRA Party Representative by a TRA Party.

Section 4.3 Payment upon Early Termination.

(a) Within five (5) Business Days after an Early Termination Effective Date, the Corporate Taxpayer shall pay to each TRA Party an amount equal to the Early Termination Payment Attributable to such TRA Party. Such payment shall be made by wire transfer of immediately available funds to a bank account or accounts designated in writing by such TRA Party or as otherwise agreed by the Corporate Taxpayer and such TRA Party or, in the absence of such designation or agreement, by check mailed to the last mailing address provided by such TRA Party to the Corporate Taxpayer.

(b) “Early Termination Payment” in respect of a TRA Party shall equal the present value, discounted at the Early Termination Rate as of and starting from the applicable Early Termination Date, of all Tax Benefit Payments (excluding the Interest Amount) in respect of such TRA Party that would be required to be paid by the Corporate Taxpayer beginning from the Early Termination Date (but which have not been previously paid as of such date), and assuming that the Valuation Assumptions in respect of such TRA Party are applied and that each such Tax Benefit Payment for each relevant Taxable Year would be paid on the due date (including extensions) under applicable law as of the Early Termination Date for filing of IRS Form 1120 (or any successor form) of the Corporate Taxpayer for each such Taxable Year. For the avoidance of doubt, an Early Termination Payment shall be made to each applicable TRA Party regardless of whether such TRA Party has exchanged all of its Class A Common Units as of the Early Termination Date.

ARTICLE V

SUBORDINATION AND LATE PAYMENTS

Section 5.1 Subordination. Notwithstanding any other provision of this TRA Agreement to the contrary, any Tax Benefit Payment, Early Termination Payment, or any other payment required to be made by the Corporate Taxpayer to any TRA Party under this TRA Agreement shall rank subordinate and junior in right of payment to any principal, interest, or other amounts due and payable in respect of any obligations in respect of indebtedness for borrowed money of the Corporate Taxpayer and its Subsidiaries (the “Senior Obligations”) and shall rank pari passu in right of payment with all current or future unsecured obligations of the Corporate Taxpayer that are not Senior Obligations. To the extent that any payment under this TRA Agreement is not permitted to be made at the time payment is due as a result of this Section 5.1 or the terms of the agreements governing Senior Obligations, such payment obligation nevertheless shall accrue for the benefit of the TRA Parties and the Corporate Taxpayer shall make such payments at the first opportunity that such payments are permitted to be made in accordance with this Section 5.1 or the terms of the Senior Obligations, as applicable, and Section 5.2 shall apply to such payment. Notwithstanding any other provision of this TRA Agreement to the contrary, to the extent that the Corporate Taxpayer or any of its Affiliates enters into future tax receivable or other similar agreements (“Future TRAs”), the Corporate Taxpayer shall ensure that the terms of any such Future TRA shall provide that the Tax Attributes subject to this TRA Agreement shall be senior in priority in all respects to any tax attributes subject to any such Future TRA for purposes of calculating the amount and timing of payments under any such Future TRA. To the extent the Corporate Taxpayer or its Subsidiaries (including OpCo and its Subsidiaries) incur, create, or assume any Senior Obligations after the date hereof, the Corporate Taxpayer shall, and shall cause its Subsidiaries to, make reasonable efforts to ensure that such indebtedness permits the amounts payable hereunder to be paid.

Section 5.2 Late Payments by the Corporate Taxpayer. The amount of all or any portion of any Tax Benefit Payment or Early Termination Payment not made to the TRA Parties when due under the terms of this TRA Agreement, whether as a result of Section 5.1 or otherwise, shall be payable together with any interest thereon, computed at the Default Rate commencing from the Final Payment Date therefor accruing to the date of actual payment; provided, that if the Corporate Taxpayer does not have sufficient funds to make the payment as a result of limitations imposed by, or payment obligations in respect of, any Senior Obligations, interest shall instead be computed at the Agreed Rate; provided, further, that if any unpaid portion of any Tax Benefit Payment is the subject of a Reconciliation Dispute and is finally determined in such Reconciliation Dispute to be due and payable, then interest shall accrue on such unpaid portion at the Default Rate (in place of the Agreed Rate) from the due date for the applicable Tax Benefit Schedule until the date of actual payment.

ARTICLE VI

NO DISPUTES; CONSISTENCY; COOPERATION

Section 6.1 Participation in the Corporate Taxpayer’s and OpCo’s Tax Matters. Except as otherwise provided in this TRA Agreement, the Business Combination Agreement, or the Limited Liability Company Agreement, the Corporate Taxpayer shall have full responsibility for, and sole discretion over, all tax matters concerning the Corporate Taxpayer and OpCo, including the preparation, filing, or amending of any Tax Return and defending, contesting, or settling any issue pertaining to Covered Taxes. Notwithstanding the foregoing, the Corporate Taxpayer shall notify the TRA Party Representative in writing of the commencement of, and keep the TRA Party Representative reasonably informed with respect to, the portion of any audit of the Corporate Taxpayer and OpCo or any of OpCo’s Subsidiaries by a Taxing Authority the outcome of which would reasonably be expected to affect the rights and obligations of a TRA Party under this TRA Agreement, including the Tax Benefit Payments payable to TRA Parties, and shall provide to the TRA Party Representative reasonable opportunity (at the cost and expense of the TRA Parties) to participate in or provide information and other input to the Corporate Taxpayer and OpCo and OpCo’s Subsidiaries and their respective advisors concerning the conduct of any such portion of such audit; provided, however, that the Corporate Taxpayer and OpCo and OpCo’s Subsidiaries shall not be required to take any action that is inconsistent with any provision of the Limited Liability Company Agreement or the Business Combination Agreement; provided, further, that the Corporate Taxpayer shall not settle or fail to contest any issue pertaining to any Basis Adjustments or the deduction of Imputed Interest (in each case, that is reasonable expected to materially adversely affect the TRA Parties’ rights and obligations under this TRA Agreement) without the prior written consent of the TRA Party Representative, such consent not to be unreasonably withheld, conditioned, or delayed.

Section 6.2 Consistency. The Corporate Taxpayer and the TRA Parties agree to report and cause their respective controlled Affiliates to report for all purposes, including U.S. federal, state, local and foreign tax purposes and financial reporting purposes, all tax-related items (including the Basis Adjustments and each Tax Benefit Payment) in a manner consistent with that set forth in this TRA Agreement or specified by the Corporate Taxpayer in any Schedule (or Amended Schedule, as applicable) provided by or on behalf of the Corporate Taxpayer under this TRA Agreement that is final and binding on the parties unless otherwise required by applicable law. The Corporate Taxpayer shall (and shall cause OpCo and its Subsidiaries to) use commercially reasonable efforts,(for the avoidance of doubt, taking into account the interests and entitlements of all TRA Parties under this TRA Agreement) to defend the tax treatment contemplated by this TRA Agreement and any Schedule (or Amended Schedule, as applicable) in any audit, contest, or similar proceeding with any Taxing Authority.

Section 6.3 Cooperation. Each of the TRA Parties shall (a) furnish to the Corporate Taxpayer in a timely manner such information, documents and other materials as the Corporate Taxpayer may reasonably request for purposes of making any determination or computation necessary or appropriate under this TRA Agreement, preparing any Tax Return or contesting or defending any audit, examination or controversy with any Taxing Authority, (b) make itself available to the Corporate Taxpayer and its representatives to provide explanations of documents and materials and such other information as the Corporate Taxpayer or its representatives may reasonably request in connection with any of the matters described in clause (a) above, and (c) reasonably cooperate in connection with any such matter. OpCo shall reimburse the TRA Parties for any reasonable and documented out-of-pocket costs and expenses incurred pursuant to this Section 6.3. Except where otherwise expressly provided in this TRA Agreement, the Corporate Taxpayer shall not, and shall cause each of its Subsidiaries not to, without the prior written consent of the TRA Party Representative, take any action that has the primary purpose of avoiding, reducing, or preventing the achievement or attainment of any Tax Benefit Payment or Early Termination Payment under this TRA Agreement.

ARTICLE VII

MISCELLANEOUS

Section 7.1 Notices. All notices, demands and other communications to be given or delivered under this TRA Agreement shall be in writing and shall be deemed to have been given (a) when personally delivered (or, if delivery is refused, upon presentment) or received by email (with non-automated confirmation of receipt) prior to 5:00 p.m. eastern time on a Business Day and, if otherwise, on the next Business Day, or (b) when delivered (or, if delivery is refused, upon presentment) by reputable overnight express courier (charges prepaid) or certified or registered mail, postage prepaid and return receipt requested. Unless another address is specified in writing pursuant to the provisions of this Section 7.1, notices, demands and other communications shall be sent to the addresses indicated below:

If to the Corporate Taxpayer, to:

biote Corp.

c/o BioTe Holdings, LLC

1875 W. Walnut Hill Ln #100

Irving, TX 75038

Attention: Marybeth Conlon

Email: marybeth.conlon@biote.com

with a copy, in any case, to: DLA Piper LLP (US)

1251 Avenue of the Americas, 27th floor

New York, NY 10020

Attention: Sidney Burke & Stephen P. Alicanti

Email:sidney.burke@us.dlapiper.com & stephen.alicanti@us.dlapiper.com

If to the TRA Party Representative, to:

Teresa S. Weber

1875 W. Walnut Hill Ln #100

Irving, TX 75038

Email: terry.weber@biote.com

with copies to:

BioTe Holdings, LLC

1875 W. Walnut Hill Ln #100

Irving, TX 75038

Attention: Marybeth Conlon

Email: marybeth.conlon@biote.com

and

Cooley (UK) LLP

22 Bishopsgate

London EC2N 4BQ, UK

Attention: Michal Berkner & Ryan Sansom

Email: mberkner@cooley.com & rsansom@cooley.com

Section 7.2 Counterparts. This TRA Agreement may be executed and delivered in one or more counterparts and by fax, email, or other electronic transmission, each of which shall be deemed an original and all of which shall be considered one and the same agreement. No party shall raise the use of a fax machine or email to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a fax machine or email as a defense to the formation or enforceability of a contract and each party forever waives any such defense.

Section 7.3 Entire Agreement; No Third Party Beneficiaries. This TRA Agreement (together with all Exhibits and Schedules to this TRA Agreement), the Business Combination Agreement (together with the Disclosure Letters and Exhibits thereto), the Limited Liability Company Agreement and the other Ancillary Agreements contain the entire agreement and understanding among the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, whether written or oral, relating to such subject matter in any way. Nothing in this TRA Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this TRA Agreement.

Section 7.4 Governing Law. The law of the State of Delaware shall govern (a) all claims or matters related to or arising from this TRA Agreement (including any tort or non-contractual claims) and (b) any questions concerning the construction, interpretation, validity and enforceability of this TRA Agreement, and the performance of the obligations imposed by this TRA Agreement, in each case without giving effect to any choice-of-law or conflict-of-law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of Delaware.

Section 7.5 Severability. If any provision of this TRA Agreement is determined to be invalid, illegal, or unenforceable by any governmental entity, all other provisions of this TRA Agreement shall nevertheless remain in full force and effect. Upon such determination that any provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this TRA Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

Section 7.6 Successors; Assignment; Amendments; Waivers.

(a) No TRA Party may assign all or any portion of its rights or obligations under this TRA Agreement to any Person without the prior written approval of the Board, except that, to the extent that a TRA Party Transfers Class A Common Units to any of such TRA Party’s Permitted Transferees in accordance with the terms of the Limited Liability Company Agreement, the Transferring TRA Party shall have the option to assign, without the approval of the Board, to the Permitted Transferee of such Class A Common Units the Transferring TRA Party’s rights and obligations under this TRA Agreement with respect to such Transferred Class A Common Units. As a condition to any such assignment, each Transferee which is a Permitted Transferee or approved by the Board shall execute and deliver a joinder to this TRA Agreement, in the form attached hereto as Exhibit A, agreeing to become a TRA Party for all purposes of this TRA Agreement, except as otherwise provided in such joinder. If a TRA Party Transfers Class A Common Units in accordance with the terms of the Limited Liability Company Agreement but does not assign to the Transferee of such Class A Common Units its rights and obligations under this TRA Agreement with respect to such Transferred Class A Common Units, (i) such TRA Party shall remain a TRA Party under this TRA Agreement for all purposes, including with respect to the receipt of Tax Benefit Payments to the extent payable hereunder (including any Tax Benefit Payments in respect of the Exchanges of such Transferred Class A Common Units by such Transferee), and (ii) the Transferee of such Class A Common Units shall not be a TRA Party. The Corporate Taxpayer may not assign any of its rights or obligations under this TRA Agreement to any Person (other than in connection with a Mandatory Assignment) without the prior written consent of the TRA Party Representative (not to be unreasonably withheld, conditioned, or delayed). Any purported assignment in violation of the terms of this Section 7.6 shall be null and void. Notwithstanding the foregoing, once an Exchange has occurred, any and all payments that may become payable to a TRA Party pursuant to this TRA Agreement with respect to such Exchange may be assigned to any Person or Persons, as long as any such Person has executed and delivered, or, in connection with such assignment, executes and delivers, a joinder to this TRA Agreement, in form and substance reasonably satisfactory to the Corporate Taxpayer, agreeing to be bound by Section 7.12.

(b) No provision of this TRA Agreement may be amended unless such amendment is approved in writing by each of the Corporate Taxpayer and by the TRA Parties who would be entitled to receive at least two-thirds of the total amount of the Early Termination Payments payable to all TRA Parties under this TRA Agreement if the Corporate Taxpayer had exercised its right of early termination on the date of the most recent Exchange prior to such amendment (excluding, for purposes of this sentence, all payments made to any TRA Party pursuant to this TRA Agreement since the date of such most recent Exchange); provided, that no such amendment shall be effective if such amendment will have a disproportionate effect on the payments one or more TRA Parties will be entitled to receive under this TRA Agreement unless such amendment is consented to in writing by such TRA Parties disproportionately affected; provided, further, that amendment of the definition of Change of Control will also require the written approval of the TRA Party Representative and the TRA Disinterested Majority. No provision of this TRA Agreement may be waived unless such waiver is in writing and signed by the TRA Parties who would be entitled to receive at least a majority of the total amount of the Early Termination Payments payable to all TRA Parties under this TRA Agreement if the Corporate Taxpayer had exercised its right of early termination on the date of the most recent Exchange prior to such amendment (excluding, for purposes of this sentence, all payments made to any TRA Party pursuant to this TRA Agreement since the date of such most recent Exchange).

(c) Except as otherwise specifically provided herein, all of the terms and provisions of this TRA Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the parties hereto and their respective successors, permitted assigns, heirs, executors, administrators and legal representatives. The

Corporate Taxpayer shall require and cause any direct or indirect successor (whether by purchase, merger, consolidation, or otherwise) to all or substantially all of the business or assets of the Corporate Taxpayer, whether in a Change of Control or otherwise, to, by written agreement, expressly assume and agree to perform this TRA Agreement in the same manner and to the same extent that the Corporate Taxpayer would be required to perform if no such succession had taken place (any such assignment, a “Mandatory Assignment”).

Section 7.7 Interpretation. The headings and captions used in this TRA Agreement and the table of contents to this TRA Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this TRA Agreement. Any capitalized terms used in any Schedule or Exhibit attached hereto and not otherwise defined therein shall have the meanings set forth in this TRA Agreement. The use of the word “including” herein shall mean “including without limitation.” The words “hereof,” “herein,” and “hereunder” and words of similar import, when used in this TRA Agreement, shall refer to this TRA Agreement as a whole and not to any particular provision of this TRA Agreement. References herein to the Preamble or to a specific Section, Subsection, Recital, Clause, Schedule or Exhibit shall refer, respectively, to the Preamble, Sections, Subsections, Recitals, Clauses, Schedules or Exhibits of this TRA Agreement. Terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa. References herein to any gender shall include each other gender. The word “or” shall not be exclusive unless the context clearly requires the selection of one (1) (but not more than one (1)) of a number of items. References to “written” or “in writing” include in electronic form. References herein to any Person shall include such Person’s heirs, executors, personal representatives, administrators, successors and permitted assigns; provided, however, that nothing contained in this Section 7.7 is intended to authorize any assignment or transfer not otherwise permitted by this TRA Agreement. References herein to a Person in a particular capacity or capacities shall exclude such Person in any other capacity. Any reference to “days” shall mean calendar days unless Business Days are expressly specified; provided that if any action is required to be done or taken on a day that is not a Business Day, then such action shall be required to be done or taken not on such day but on the first succeeding Business Day thereafter. References herein to any contract or agreement (including this TRA Agreement) mean such contract or agreement as amended, restated, supplemented or modified from time to time in accordance with the terms thereof. With respect to the determination of any period of time, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding.” References herein to any law shall be deemed also to refer to such law, as amended (and any successor laws), and all rules and regulations promulgated thereunder. The word “extent” in the phrase “to the extent” (or similar phrases) shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.” Except where otherwise expressly provided, all amounts in this TRA Agreement are stated and shall be paid in U.S. dollars. The parties to this TRA Agreement and their respective counsel have reviewed and negotiated this TRA Agreement as the joint agreement and understanding of such parties, and the language used in this TRA Agreement shall be deemed to be the language chosen by such parties to express their mutual intent, and no rule of strict construction shall be applied against any Person.

Section 7.8 Waiver of Jury Trial; Jurisdiction.

(a) EACH PARTY TO THIS TRA AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE BETWEEN OR AMONG ANY OF THE PARTIES (WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THIS TRA AGREEMENT, THE TRANSACTIONS CONTEMPLATED BY THIS TRA AGREEMENT AND/OR THE RELATIONSHIPS ESTABLISHED AMONG THE PARTIES HEREUNDER. THE PARTIES HERETO FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

(b) Subject to Section 7.9, each of the parties hereto submits to the exclusive jurisdiction of first, the Chancery Court of the State of Delaware or if such court declines jurisdiction, then to the Federal District Court for the District of Delaware, in any action, suit or proceeding arising out of or relating to this TRA Agreement, agrees that all claims in respect of such action, suit or proceeding shall be heard and determined in any such court and agrees not to bring any action, suit or proceeding arising out of or relating to this TRA Agreement in any other courts. Nothing in this Section 7.8, however, shall affect the right of any party to serve legal process in any other manner permitted by law or at equity. Each party hereto agrees that a final judgment in any action, suit or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or at equity.

Section 7.9 Reconciliation. In the event that the Corporate Taxpayer and the TRA Party Representative are unable to resolve a disagreement with respect to the calculation of amounts owed pursuant to this TRA Agreement within the relevant period designated in this TRA Agreement (“Reconciliation Dispute”), the Reconciliation Dispute shall be submitted for determination to a nationally recognized expert in the particular area of disagreement, acting as an expert and not as an arbitrator (the “Expert”), mutually acceptable to the Corporate Taxpayer and the TRA Party Representative. The Expert shall be a partner or principal of an Advisory Firm, and unless the Corporate Taxpayer and the TRA Party Representative each agree in writing otherwise, the Expert shall not, and the firm that employs the Expert shall not, have any material relationship with any party to this TRA Agreement or any Affiliate of any such parties or any other actual or potential conflict of interest. If the Corporate Taxpayer and the TRA Party Representative are unable to agree on an Expert within fifteen (15) calendar days of receipt by the respondent(s) of written notice of a Reconciliation Dispute, then the Corporate Taxpayer and the TRA Party Representative shall cause the Expert to be selected by the International Chamber of Commerce Centre for Expertise (the “ICC”) in accordance with the criteria set forth above in this Section 7.9. The Expert shall resolve any matter relating to the Basis Schedule or an amendment thereto or the Early Termination Schedule or an amendment thereto within thirty (30) calendar days and shall resolve any matter relating to a Tax Benefit Schedule or an amendment thereto within fifteen (15) calendar days or, in each case, as soon thereafter as is reasonably practicable, in each case after the matter has been submitted to the Expert for resolution. Notwithstanding the preceding sentence, if the matter is not resolved before any payment that is the subject of a disagreement would be due (in the absence of such disagreement) or any Tax Return reflecting the subject of a disagreement is due, the undisputed amount shall be paid on the date prescribed by this TRA Agreement and such Tax Return may be filed as prepared by the Corporate Taxpayer, subject to adjustment or amendment upon resolution. The sum of (a) the costs and expenses relating to (i) the engagement (and, if applicable, selection by the ICC) of such Expert and (ii) if applicable, amending any Tax Return in connection with the decision of such Expert and (b) the reasonable out-of-pocket costs and expenses of the Corporate Taxpayer and the TRA Party Representative incurred in the conduct of such proceeding shall be allocated between the Corporate Taxpayer, on the one hand, and the TRA Parties, on the other hand, in the same proportion that the aggregate amount of the disputed items so submitted to the Expert that is unsuccessfully disputed by each such party (as finally determined by the Expert) bears to the total amount of such disputed items so submitted, and each such party shall promptly reimburse the other party for the excess that such other party has paid in respect of such costs and expenses over the amount it has been so allocated (such sharing of costs described in (a) and (b), the “Reconciliation Cost Sharing Method”). The Corporate Taxpayer may withhold payments under this TRA Agreement to collect amounts due under the preceding sentence. Any dispute as to whether a dispute is a Reconciliation Dispute within the meaning of this Section 7.9 shall be decided by the Expert. The Expert shall finally determine any Reconciliation Dispute and the determinations of the Expert pursuant to this Section 7.9 shall be binding on the Corporate Taxpayer and each of the TRA Parties and may be entered and enforced in any court having jurisdiction. Except as otherwise provided herein (such as with respect to the Reconciliation Cost Sharing Method) , in the event that any suit, claim, action or other proceeding is instituted under or in relation to this TRA Agreement, including without limitation to enforce any provision in this TRA Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this TRA Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants.

Section 7.10 Withholding. The Corporate Taxpayer shall be entitled to deduct and withhold from any payment payable pursuant to this TRA Agreement such amounts as the Corporate Taxpayer is required to deduct and withhold with respect to the making of such payment under the Code or any provision of state, local, foreign or other tax law; provided, however, that the Corporate Taxpayer shall use commercially reasonable efforts to notify and shall reasonably cooperate with the applicable TRA Party prior to the making of such deductions and withholding payments to determine whether any such deductions or withholding payments (other than any deduction or withholding required by reason of such TRA Party’s failure to comply with the last sentence of this Section 7.10) are required under applicable law and in obtaining any available exemption or reduction of, or otherwise minimizing to the extent permitted by applicable law, such deduction and withholding. To the extent that amounts are so withheld and paid over to the appropriate Taxing Authority by the Corporate Taxpayer, such withheld amounts shall be treated for all purposes of this TRA Agreement as having been paid to the Person in respect of whom such withholding was made. Each TRA Party shall promptly provide the Corporate Taxpayer, OpCo, or other applicable withholding agent with any applicable tax forms and certifications (including IRS Form W-9 or the applicable version of IRS Form W-8) upon reasonable request and shall promptly provide an update of any such tax form or certificate previously delivered if the same has become incorrect or has expired.

Section 7.11 Admission of the Corporate Taxpayer into a Consolidated Group; Transfers of Corporate Assets.

(a) If the Corporate Taxpayer is or becomes a member of an affiliated, consolidated, combined or unitary group of corporations that files a consolidated, combined or unitary income Tax Return pursuant to Sections 1501 et seq. of the Code or any corresponding provisions of U.S. state, local or foreign tax law, then: (i) the provisions of this TRA Agreement shall be applied with respect to the group as a whole; and (ii) Tax Benefit Payments, Early Termination Payments and other applicable items hereunder shall be computed with reference to the affiliated, consolidated, combined or unitary taxable income of the group as a whole.

(b) If any Person the income of which is included in the income of the Corporate Taxpayer or the Corporate Taxpayer’s affiliated, consolidated combined or unitary group, transfers (or is deemed to transfer for U.S. federal income Tax purposes) one or more assets to a corporation (or a Person classified as a corporation for U.S. federal income tax purposes) with which such entity does not file a consolidated Tax Return pursuant to Section 1501 of the Code or any corresponding provisions of U.S. state, local or foreign tax law, such entity, for purposes of calculating the amount of any Tax Benefit Payment or Early Termination Payment due hereunder, shall be treated as having disposed of such asset in a fully taxable transaction on the date of such contribution. The consideration deemed to be received in a transaction contemplated in the prior sentence shall be equal to the fair market value of the deemed transferred asset, plus (i) the amount of debt to which such asset is subject, in the case of a transfer of an encumbered asset or (ii) the amount of debt allocated to such asset, in the case of a transfer of a partnership interest. The transactions described in this Section 7.11(b) shall be taken into account in determining the Realized Tax Benefit or Realized Tax Detriment, as applicable, for such Taxable Year based on the income, gain or loss deemed allocated to the Corporate Taxpayer using the Non-Adjusted Tax Basis of the Referenced Assets in calculating its Hypothetical Tax Liability for such Taxable Year and using the actual tax basis of the Reference Assets in calculating its Actual Tax Liability, determined using the “with and without” methodology. Thus, for example, in determining the Hypothetical Tax Liability of the Corporate Taxpayer the taxable income of the Corporate Taxpayer shall be determined by treating OpCo as having sold the applicable Reference Asset for its fair market value, recovering any basis applicable to such Reference Asset (using the Non-Adjusted Tax Basis), while the Actual Tax Liability of the Corporate Taxpayer would be determined by recovering the actual tax basis of the Reference Asset that reflects any Basis Adjustments. For purposes of this Section 7.11, a transfer of a partnership interest shall be treated as a transfer of the transferring partner’s share of each of the assets and liabilities of that partnership. Notwithstanding the foregoing, after the occurrence of any such transfer as described in the first sentence of this Section 7.11(b), if the Corporate Taxpayer takes actions to ensure that the amount to be received by the TRA Parties hereunder and the timing thereof, taking into account such actions (which actions may, at the election of the Corporate Taxpayer, include the payment of an additional amount to a TRA Party), would be the same amount and timing as if such transfer described in the first sentence of Section 7.11(b) did not occur then this Section 7.11(b) shall not apply with respect to such transfer.

(c) If any member of a group described in Section 7.11(a) that owns any Class A Common Unit deconsolidates from the group (or the Corporate Taxpayer deconsolidates from the group), then the Corporate Taxpayer shall cause such member (or the parent of the consolidated group in a case where the Corporate Taxpayer deconsolidates from the group) to assume the obligation to make payments hereunder with respect to the applicable Tax Attributes associated with any Reference Asset it owns (directly or indirectly) in a manner consistent with the terms of this Agreement as the member (or one of its Affiliates) actually realizes Tax benefits. If a transferee or a member of a group described in Section 7.11(a) assumes an obligation to make payments hereunder pursuant to this Section 7.11(c), then the initial obligor is relieved of the obligation assumed.

(d) Except as otherwise set forth in Section 7.11(c), if the Corporate Taxpayer (or any member of a group described in Section 7.11(a)) transfers (or is deemed to transfer for U.S. federal income Tax purposes) any Class A Common Unit in a transaction that is wholly or partially taxable, then for purposes of calculating payments under this Agreement, OpCo shall be treated as having disposed of the portion of any Reference Asset (determined based on a pro rata share of an undivided interest in each Reference Asset) that is indirectly transferred by the Corporate Taxpayer or other entity described above (i.e., taking into account the number of Class A Common Units transferred) in a wholly or partially taxable transaction, as applicable, in which all income, gain or loss is allocated to the Corporate Taxpayer. The consideration deemed to be received by OpCo shall be equal to the fair market value of the deemed transferred asset, plus (i) the amount of debt to which such asset is subject, in the case of a transfer of an encumbered asset or (ii) the amount of debt allocated to such asset, in the case of a transfer of a partnership interest.

Section 7.12 Confidentiality.

(a) Subject to Section 6.3, each TRA Party acknowledges and agrees that the information of the Corporate Taxpayer is confidential and, except in the course of performing any duties as necessary for the Corporate Taxpayer and its Affiliates, as required by law or legal process or to enforce the terms of this TRA Agreement in good faith, such person shall keep and retain in confidence and not disclose to any Person any confidential matters of the Corporate Taxpayer and its Affiliates and successors or concerning OpCo and its Affiliates and successors learned by the TRA Party pursuant to this TRA Agreement. This Section 7.12 shall not apply to (i) any information that has been made public by the Corporate Taxpayer or any of its Affiliates or becomes public knowledge (except as a result of an act of the TRA Party in violation of this TRA Agreement or any other agreement) and (ii) the disclosure of information to the extent reasonably necessary for the TRA Party to prepare and file its Tax Returns, to respond to any inquiries regarding the same from any Taxing Authority, or to prosecute or defend any material action, proceeding or audit by any Taxing Authority with respect to such returns. Notwithstanding anything to the contrary in this TRA Agreement, to the extent required by applicable law or to the extent reasonably necessary for the TRA Party to comply with any applicable reportable transaction requirements under applicable law, each TRA Party (and each employee, representative or other agent of the TRA Party, as applicable) may disclose the tax treatment and tax structure of the Corporate Taxpayer, OpCo and their Affiliates, and any of their transactions, and all materials of any kind (including opinions or other tax analyses) that are provided to the TRA Party relating to such tax treatment and tax structure.

(b) If a TRA Party breaches any of the provisions of this Section 7.12, the Corporate Taxpayer shall have the right to seek to have the provisions of this Section 7.12 specifically enforced by injunctive relief by any court of competent jurisdiction without the need to post any bond or other security, it being acknowledged and agreed that any such breach shall cause irreparable injury to the Corporate Taxpayer or any of its Affiliates and that money damages alone shall not provide an adequate remedy to such Persons. Such rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available at law or in equity.

(c) In no event shall this Section 7.12 limit any obligation of any party under the Limited Liability Company Agreement, the Business Combination Agreement, or any other Ancillary Agreement.

Section 7.13 TRA Party Representative. By executing this TRA Agreement, each of the TRA Parties shall be deemed to have irrevocably appointed the TRA Party Representative as its agent and attorney in fact with full power of substitution to act from and after the date hereof and to do any and all things and execute any and all documents on behalf of such TRA Parties which may be necessary, convenient or appropriate to facilitate any matters under this TRA Agreement, including: (i) execution of the documents and certificates required pursuant to this TRA Agreement; (ii) except to the extent provided in this TRA Agreement, receipt and forwarding of notices and communications pursuant to this TRA Agreement; (iii) administration of the provisions of this TRA Agreement; (iv) any and all consents, waivers, amendments or modifications deemed by the TRA Party Representative to be necessary or appropriate under this TRA Agreement and the execution or delivery of any documents that may be necessary or appropriate in connection therewith; (v) taking actions the TRA Party Representative is authorized to take pursuant to the other provisions of this TRA Agreement; (vi) negotiating and compromising, on behalf of such TRA Parties, any dispute that may arise under, and exercising or refraining from exercising any remedies available under, this TRA Agreement and executing, on behalf of such TRA Parties, any settlement agreement, release or other document with respect to such dispute or remedy; and (vii) engaging attorneys, accountants, agents or consultants on behalf of such TRA Parties in connection with this TRA Agreement and paying any fees related thereto on behalf of such TRA Parties, subject to reimbursement by such TRA Parties. The TRA Parties shall promptly reimburse the TRA Party Representative for all reasonable costs and expenses incurred in connection with the TRA Party Representative performing its duties hereunder. The TRA Party Representative may resign upon thirty (30) days’ written notice to the Corporate Taxpayer.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the undersigned has caused this TRA Agreement to be duly executed as of the date first above written.

CORPORATE TAXPAYER: BIOTE CORP.

By:
Name:
Title:

[Signature Page to Tax Receivable Agreement]

IN WITNESS WHEREOF, each of the undersigned has caused this TRA Agreement to be duly executed as of the date first above written.

OPCO: BIOTE HOLDINGS, LLC

By:
Name:
Title:

[Signature Page to Tax Receivable Agreement]

IN WITNESS WHEREOF, each of the undersigned has caused this TRA Agreement to be duly executed as of the date first above written.

TRA PARTY REPRESENTATIVE:

By:
Name:

[Signature Page to Tax Receivable Agreement]

IN WITNESS WHEREOF, each of the undersigned has caused this TRA Agreement to be duly executed as of the date first above written.

TRA PARTY:

BioTE Management, LLC

By:
Name:	Gary S. Donovitz, Manager
Title:	Chief Executive Officer

Gary S. Donovitz 2012 Irrevocable Trust

By:
Name:
Title:

Donovitz Family Irrevocable Trust

By:
Name:
Title:

[Signature Page to Tax Receivable Agreement]

IN WITNESS WHEREOF, each of the undersigned has caused this TRA Agreement to be duly executed as of the date first above written.

TRA PARTY: Yosaki Trust

By:
Name:
Title:

[Signature Page to Tax Receivable Agreement]

IN WITNESS WHEREOF, each of the undersigned has caused this TRA Agreement to be duly executed as of the date first above written.

TRA PARTY: Mioko Trust

By:
Name:
Title:

[Signature Page to Tax Receivable Agreement]

IN WITNESS WHEREOF, each of the undersigned has caused this TRA Agreement to be duly executed as of the date first above written.

TRA PARTY: Kiana Trust

By:
Name:
Title:

[Signature Page to Tax Receivable Agreement]

IN WITNESS WHEREOF, each of the undersigned has caused this TRA Agreement to be duly executed as of the date first above written.

TRA PARTY: Teresa S. Weber

By:
Name:
Title:

[Signature Page to Tax Receivable Agreement]

IN WITNESS WHEREOF, each of the undersigned has caused this TRA Agreement to be duly executed as of the date first above written.

TRA PARTY: James Mark Hincher

By:

[Signature Page to Tax Receivable Agreement]

IN WITNESS WHEREOF, each of the undersigned has caused this TRA Agreement to be duly executed as of the date first above written.

TRA PARTY: Marc D. Beer

By:

[Signature Page to Tax Receivable Agreement]

Exhibit A

FORM OF JOINDER

This Joinder (this “Joinder”) to the Tax Receivable Agreement, made as of , is between (“Transferor”) and (“Transferee”).

WHEREAS, Transferor is a party to that certain Tax Receivable Agreement (the “Tax Receivable Agreement”), dated as of [●], among biote Corp. (formerly, Haymaker Acquisition Corp. III), a Delaware corporation, (the “Corporate Taxpayer”), BioTE Holdings, LLC, a Delaware limited liability company (“OpCo”), and certain other persons (each such member, a “TRA Party” and together the “TRA Parties”), and Teresa S. Weber, in her capacity as the TRA Party Representative (as defined in the Tax Receivable Agreement); and

WHEREAS, Transferee is required, at the time of and as a condition to the assignment by Transferor to Transferee of all or any portion of Transferor’s rights or obligations under the Tax Receivable Agreement, to become a party to the Tax Receivable Agreement by executing and delivering this Joinder, whereupon such Transferee will be treated as a Party (with the same rights and obligations as the Transferor) for all purposes of the Tax Receivable Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:

Definitions. To the extent capitalized words used in this Joinder are not defined in this Joinder, such words shall have the respective meanings set forth in the Tax Receivable Agreement.

Acquisition. Transferor hereby assigns to Transferee all of Transferor’s rights or obligations under the Tax Receivable Agreement.

Joinder. Transferee hereby acknowledges and agrees that (a) such Transferee has received and read the Tax Receivable Agreement, (b) such Transferee accepts such assignment in accordance with and subject to the terms and conditions of the Tax Receivable Agreement and (c) such Transferee will be treated as a Party (with the same rights and obligations as the Transferor) for all purposes of the Tax Receivable Agreement.

Notice. Any notice, demand or other communication under the Tax Receivable Agreement to Transferee shall be given to Transferee at the address set forth on the signature page hereto in accordance with Section 7.1 of the Tax Receivable Agreement.

Governing Law. This Joinder shall be governed by and construed in accordance with the Law of the State of Delaware.

Counterparts; Electronic Delivery. This Joinder may be executed and delivered in one or more counterparts, by fax, email or other electronic transmission, each of which shall be deemed an original and all of which shall be considered one and the same agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Joinder or any document to be signed in connection with this Joinder shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

[Exhibit A to Tax Receivable Agreement]

[Signature Page Follows]

IN WITNESS WHEREOF, this Joinder has been duly executed and delivered by the parties as of the date first above written.

TRANSFEROR:

By:
Name:
Title:

TRANSFEREE:

By:
Name:
Title:
Address for notices:

Annex H

SPONSOR LETTER AGREEMENT

This SPONSOR LETTER AGREEMENT (this “Sponsor Letter Agreement”) is entered into as of December 13, 2021, by and among Haymaker Acquisition Corp. III, a Delaware corporation (“HYAC”), Haymaker Sponsor III LLC, a Delaware limited liability company (together with its successors, the “Sponsor”), BioTE Holdings, LLC, a Nevada limited liability company (“BioTE”), Teresa S. Weber (“Members’ Representative”), and each other holder of the issued and outstanding shares of Class B common stock of HYAC, par value $0.0001 per share (the “Class B Common Shares”), that is required to become bound by the terms and conditions hereof (collectively with the Sponsor, the “Class B Holders”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Business Combination Agreement (as defined below).

WHEREAS, concurrently with the execution of this Sponsor Letter Agreement, HYAC, the Sponsor, BioTE, the Members’ Representative and the other parties thereto will enter into that certain Business Combination Agreement, to be dated as of the date hereof (as it may be amended, restated or otherwise modified from time to time, the “Business Combination Agreement”), pursuant to which, among other things, HYAC will effectuate a business combination with BioTE, on the terms and subject to the conditions set forth therein (the “Transaction”);

WHEREAS, (a) Section 4.3(b)(i) of HYAC’s Amended and Restated Certificate of Incorporation (the “HYAC Charter”) provides that Class B Common Shares shall automatically convert into Class A Common Shares on a one-for-one basis (such ratio, the “Initial Conversion Ratio”) on the closing of the initial Business Combination (as defined in the HYAC Charter), and (b) Section 4.3(b)(ii) of the HYAC Charter provides that the Initial Conversion Ratio shall be adjusted in the event that additional Class A Common Shares, or Equity-linked Securities (as defined in the HYAC Charter), are issued (or deemed issued) in excess of the amounts offered in HYAC’s initial public offering of securities such that the Class B Holders shall continue to own 20% of the issued and outstanding Common Shares after giving effect to such issuance;

WHEREAS, the Transaction constitutes a Business Combination under the HYAC Charter; and

WHEREAS, in connection with the Transaction, the parties hereto desire to enter into this Sponsor Letter Agreement pursuant to which: (i) the Sponsor will agree to vote, at any duly called meeting of the shareholders of HYAC, in favor of approval of the Business Combination Agreement and the Transaction; (ii) except as otherwise provided herein, the Sponsor will agree not to effect any sale or distribution of any of its Class B Common Shares or Buyer Warrants during the period described herein; and (iii) each Class B Holder shall irrevocably waive its rights under Section 4.3(b)(ii) of the HYAC Charter to receive additional Class A Common Shares upon conversion of the Class B Common Shares held by him, her or it in connection with the Transaction or any other anti-dilution (or similar) protections in respect of the Class B Common Shares in connection with the Transaction.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Agreement to Vote.

The Sponsor, by this Sponsor Letter Agreement, with respect to its Class B Common Shares, hereby agrees to vote at any duly called meeting of the shareholders of HYAC (or any adjournment or postponement thereof), and in any action by resolution of the shareholders of HYAC, all of Sponsor’s Class B Common Shares in favor of the approval and adoption of the Business Combination Agreement and the transactions contemplated by the Business Combination Agreement.

Section 2. Lockup.

(a) The Sponsor agrees that any of its Class B Common Shares and the Buyer Warrants (collectively, the “Sponsor Securities”) may not be transferred, assigned or sold (except to the extent set forth in Section 2(b) (the “Lockup”) until the earliest to occur: (i) the termination of the Business Combination Agreement in accordance with its terms and (ii) the Closing Date.

(b) Notwithstanding the provisions set forth in Section 2(a), transfers, assignments and sales by the Sponsor of the Sponsor Securities are permitted (i) to HYAC’s officers or directors, any affiliates or family members of any of HYAC’s officers or directors, any members or partners of the Sponsor or their affiliates, any affiliates of the Sponsor, or any employees of such affiliates; (ii) in the case of an individual, by gift to a member of the individual’s immediate family or to a trust, the beneficiary of which is a member of one of the individual’s immediate family, an affiliate of such person or to a charitable organization; (iii) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (iv) in the case of an individual, pursuant to a qualified domestic relations order; (v) by virtue of the Sponsor’s governing documents upon the winding up and subsequent liquidation or dissolution of the Sponsor; (vi) to HYAC for no value for cancellation in connection with the consummation of the transactions contemplated by the Business Combination Agreement; (vii) in the event of HYAC’s liquidation prior to the completion of the transactions contemplated by the Business Combination Agreement; (viii) by private sales or transfers made in connection with the consummation of the transactions contemplated by the Business Combination Agreement at prices no greater than the price at which the securities were originally purchased; (ix) transfers by virtue of the laws of the State of Delaware or the Sponsor’s limited liability company agreement upon dissolution of the Sponsor; or (x) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under the foregoing clauses; provided, however, that in the case of clauses (i) through (v) these permitted transferees must enter into a written agreement agreeing to be bound by the restrictions herein.

Section 3. Waiver.

(a) The Sponsor, on behalf of itself and each transferee of any of the Class B Common Shares, and each other Class B Holder after the date hereof hereby irrevocably and unconditionally relinquishes and waives (the “Waiver”) as of the date hereof any and all rights to adjustment or other anti-dilution protections related to the Class B Common Shares (whether prior, existing or in the future), including the right under Section 4.3(b)(ii) of the HYAC Charter to receive Class A Common Shares in excess of the number issuable at the Initial Conversion Ratio (the “Excess Shares”) upon conversion of the Class B Common Shares held by it in connection with the Transaction.

(b) Each Class B Holder acknowledges and agrees that if such Class B Holder receives any Excess Shares, such issuance of Excess Shares shall be void, ab initio and such Excess Shares shall automatically be deemed to be surrendered for no consideration to HYAC for cancellation. Each Class B Holder agrees to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the immediately preceding sentence, including promptly surrendering such shares to HYAC for cancellation for no consideration (and any evidence of issuance thereof, whether book-entry or certificates).

Section 4. Authorization; Enforcement. Each of the parties hereto represents to the other parties hereto that such party has the requisite corporate, limited liability company or other similar power and authority to execute and deliver this Sponsor Letter Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Sponsor Letter Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of such party. This Sponsor Letter Agreement has been duly and validly executed and delivered by each party and constitutes a valid, legal and binding agreement of such party (assuming this Sponsor Letter Agreement has been duly authorized, executed and delivered by each party), enforceable against such party in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity).

Section 5. Representations and Warranties of the Class B Holders. Each Class B Holder represents and warrants to HYAC and the Members’ Representative that the following statements are true and correct:

(a) The Sponsor is the record owner of all of the outstanding Class B Common Shares as of the date hereof. Immediately prior to giving effect to the transactions occurring on the Closing Date, all of the Class B Common Shares to be forfeited pursuant to the Business Combination Agreement will be owned of record by the Sponsor, and all other Class B Common Shares will be owned of record by the Sponsor or its direct or indirect equityholders. None of the Class B Holders has asserted or perfected any rights to adjustment or other anti-dilution protections with respect to any equity securities of HYAC (including the Class B Common Shares) (whether in connection with the transactions contemplated by the Business Combination Agreement or otherwise).

(b) The execution, delivery and performance by it of this Sponsor Letter Agreement and the consummation by the Class B Holder of the transactions contemplated hereby do not: (a) conflict with or result in any breach of any provision of the Governing Documents of the Class B Holder, (b) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default or give rise to any right of termination, cancellation or acceleration under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which the Class B Holder is a party or by which its properties or assets may be bound, (c) violate any Order or Law of any Governmental Entity applicable to the Class B Holder or its Subsidiaries or any of their respective properties or assets, as applicable or (d) result in the creation of any Lien upon any of the assets (including the Class B Common Shares) of the Class B Holder, except in the case of clauses (b), (c) and (d) above, for violations which would not reasonably be expected to materially impact, impair or delay or prevent the ability of the Class B Holder to consummate the transactions contemplated by this Sponsor Letter Agreement or have a material adverse effect on the ability of the Class B Holder to perform its obligations hereunder.

Section 6. Successors and Assigns. Each Class B Holder acknowledges and agrees that the terms of this Sponsor Letter Agreement are binding on and shall inure to the benefit of such Class B Holder’s beneficiaries, heirs, legatees and other statutorily designated representatives. Each Class B Holder also understands that this Sponsor Letter Agreement, once executed, is irrevocable and binding, and if a Class B Holder transfers, sells or otherwise assigns any Class B Common Shares held by it as of the date of this Sponsor Letter Agreement, the transferee of such Class B Common Shares shall be bound by the terms of this Sponsor Letter Agreement as if such transferee were a party hereto; provided that any such obligations under Section 2 shall only apply to the extent so required by the proviso in Section 2(b) hereof. Any Class B Holder that desires to transfer, sell or otherwise assign any Class B Common Shares prior to the Closing shall, in addition to any other existing obligations or restrictions applicable to such proposed transfer, sale or assignment that may exist, provide the proposed transferee with a copy of this Sponsor Letter Agreement and, as a condition to such transfer, sale or assignment, obtain from such proposed transferee a written acknowledgment (in substantially the same form attached hereto as Exhibit A) that such proposed transferee acknowledges and agrees to the Waiver as a Class B Holder (including all of the representations, warranties, covenants and obligations of the Class B Holders hereunder) and the other matters set forth in this Sponsor Letter Agreement. Notwithstanding the foregoing or anything to the contrary in the Business Combination Agreement or any Ancillary Agreement, nothing in this Sponsor Letter Agreement shall permit the Sponsor to transfer any of the Class B Common Shares to any Person in contravention of any of the covenants or agreements in the Business Combination Agreement or any Ancillary Agreement or any other restrictions on transfer under the Governing Documents of HYAC or under applicable securities Laws.

Section 7. Effect of this Sponsor Letter Agreement on HYAC Charter. The HYAC Charter, as affected hereby, shall remain in full force and effect. The Waiver contained in this Sponsor Letter Agreement shall not constitute a waiver of any other provision of the HYAC Charter, except as expressly provided herein.

Section 8. Termination. This Sponsor Letter Agreement shall terminate, and have no further force and effect, if the Business Combination Agreement is terminated in accordance with its terms prior to the Closing.

Section 9. Cooperation. Upon the request of any party hereto, any Class B Holder shall, without further consideration, execute and deliver, or cause to be executed and delivered, such other instruments, and shall use reasonable best efforts to take, or cause to be taken, such further or other actions as such other party may deem reasonably necessary or desirable to carry out the intent and purposes of this Sponsor Letter Agreement.

Section 10. Amendment. This Sponsor Letter Agreement may be amended or modified only by a written agreement executed and delivered by duly authorized officers of HYAC, the Members’ Representative, BioTE, and the Sponsor. This Sponsor Letter Agreement may not be modified or amended except as provided in the immediately preceding sentence and any purported amendment by any party or parties hereto effected in a manner which does not comply with this Section 10 shall be void, ab initio.

Section 11. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by facsimile (having obtained electronic delivery confirmation thereof), e-mail (having obtained electronic delivery confirmation thereof), or by registered or certified mail (postage prepaid, return receipt requested) to the other parties hereto as follows:

(c) If to HYAC or the Sponsor, to:

c/o Haymaker Acquisition Corp. III

501 Madison Avenue, Floor 12

New York, NY 10022

Attn: Christopher Bradley

Email: cbradley@mistralequity.com

with a copy (which shall not constitute notice) to:

DLA Piper LLP (US)

1251 Avenue of the Americas, 27th Floor

New York, NY 10020

Attention: Sidney Burke

     Stephen P. Alicanti

Facsimile: (212) 335-4501

E-mail: sidney.burke@us.dlapiper.com

 stephen.alicanti@us.dlapiper.com

(d) If to BioTE or Members’ Representative, to:

c/o BioTE Holdings, LLC

1875 W. Walnut Hill Ln #100

Irving, TX 75038

Attention: Marybeth Conlon

Email: marybeth.conlon@biote.com

with a copy (which shall not constitute notice) to:

Cooley (UK) LLP

22 Bishopsgate

London EC2N 4BQ, UK

Attention: Michal Berkner; Ryan Sansom

Email: mberkner@cooley.com; rsansom@cooley.com

or to such other address as the party to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

Section 12. Incorporation by Reference. The provisions set forth in Sections 10.4, 10.5, 10.6, 10.7, 10.8, 10.9, 10.10, 10.11, 10.13, 10.14, and 10.15 of the Business Combination Agreement, as in effect as of the date hereof, are hereby incorporated by reference into, and shall be deemed to apply to, this Agreement mutatis mutandis.

signature page follows

IN WITNESS WHEREOF, the parties hereto have executed this Sponsor Letter Agreement as of the date first written above.

HAYMAKER ACQUISITION CORP. III

By:	/s/ Christopher Bradley
Name: Christopher Bradley
Title: Chief Financial Officer

HAYMAKER SPONSOR III LLC

By:	/s/ Steven J. Heyer
Name: Steven J. Heyer
Title: Managing Member

BIOTE HOLDINGS, LLC

CLASS A MEMBER BIOTE MANAGEMENT, LLC

By:	/s/ Gary S. Donovitz
Gary S. Donovitz, its Sole Member and Manager

MEMBERS’ REPRESENTATIVE

/s/ Teresa S. Weber
Teresa S. Weber

[Signature Page to Sponsor Letter Agreement]

EXHIBIT A

JOINDER TO

SPONSOR LETTER AGREEMENT

The undersigned is executing and delivering this Joinder pursuant to the Sponsor Letter Agreement dated as of [●], 2021 (as amended and as the same may hereafter be amended, restated, supplemented and modified, the “Sponsor Letter Agreement”), by and among Haymaker Acquisition Corp. III, a Delaware corporation (“HYAC”), Haymaker Sponsor III LLC, a Delaware limited liability company, BioTE Holdings, LLC, a Nevada limited liability company, Teresa S. Weber, and each holder of the issued and outstanding shares of Class B common stock of HYAC required to become bound by the terms and conditions of the Sponsor Letter Agreement.

By executing and delivering this Joinder to HYAC, the undersigned hereby agrees to become a party to, to make all representations and warranties under, to be bound by all obligations under, and to comply with the provisions of the Sponsor Letter Agreement in the same manner as if the undersigned were an original signatory to the Sponsor Letter Agreement; provided that any such obligations under Section 2 of the Sponsor Letter Agreement shall only apply to the extent so required by the proviso in Section 2(b) thereof.

Accordingly, the undersigned has executed and delivered this Joinder as of the                 day of [●], 202[X].

[TRANSFEREE]

By:
Its:

Annex I

SECOND AMENDED AND RESTATED

OPERATING AGREEMENT

OF

BIOTE HOLDINGS, LLC

(a Delaware limited liability company)

Dated as of [●], 2022

THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR ANY OTHER APPLICABLE SECURITIES LAWS AND ARE BEING SOLD IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS. SUCH SECURITIES MUST BE ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE OFFERED FOR SALE, PLEDGED, HYPOTHECATED, SOLD, ASSIGNED OR TRANSFERRED AT ANY TIME EXCEPT IN COMPLIANCE WITH (I) THE SECURITIES ACT, ANY APPLICABLE STATE SECURITIES LAWS AND ANY OTHER APPLICABLE SECURITIES LAWS; AND (II) THE TERMS AND CONDITIONS OF THIS SECOND AMENDED AND RESTATED OPERATING AGREEMENT IN THE ABSENCE OF SUCH REGISTRATION, UNLESS THE TRANSFEROR DELIVERS TO THE COMPANY AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT THE PROPOSED SALE, TRANSFER OR OTHER DISPOSITION MAY BE EFFECTED WITHOUT REGISTRATION UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS.

I-i

(continued)

I-ii

SECOND AMENDED AND RESTATED OPERATING AGREEMENT

OF

BIOTE HOLDINGS, LLC

THIS SECOND AMENDED AND RESTATED OPERATING AGREEMENT (as amended, supplemented or restated from time to time in accordance herewith, this “Agreement”) of BIOTE HOLDINGS, LLC (the “Company”), dated as of [●], 2022, is entered by and among the Company, the Original Member Representative (as defined herein), the Managing Member (as defined herein) and the other Members (as defined herein).

WHEREAS, the Company was formed on December 11, 2012 (the “Formation Date”), as a limited liability company under and pursuant to the Nevada Limited Liability Company Act;

WHEREAS, the Company adopted an operating agreement of the Company on December 12, 2012, which was amended and restated on December 31, 2015 and further amended on March 31, 2019 (as amended, the “Prior Agreement”);

WHEREAS, the Company converted into a Delaware limited liability company on [●], 2022 pursuant to the provisions of Section 18-214 of the Delaware Limited Liability Company Act, Del. Code title 6,Section 18-101, et seq., as amended from time to time or any corresponding provisions of succeeding law) (the “Act”) by filing a certificate of conversion with the Delaware Secretary of State on [●], 2022;]

WHEREAS, in connection with a series of transactions effected pursuant to that certain Business Combination Agreement, dated as of December 13, 2021, by and among the Company, PubCo, and certain other persons (as amended, modified, supplemented or waived from time to time in accordance with its terms, the “Business Combination Agreement”), PubCo (in its capacity as a Member and as the Managing Member), the Original Member Representative (as defined herein), and the Original Members (as defined herein) now desire to amend and restate the Prior Agreement to reflect, amongst other things: (a) the recapitalization of the Company to convert the Pre-Closing Units (as defined herein) held by the Original Members (as defined herein) into Class A Common Units (as defined herein) in such amounts as set forth in this Agreement (the “Recapitalization”), (b) the designation of PubCo as the sole Managing Member of the Company, and (c) the rights and obligations of the Members and other terms and provisions, in each case as set forth in this Agreement; and

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement, intending to be legally bound, agree as follows:

ARTICLE I

DEFINED TERMS

1.1 Definitions. The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement:

“Adjusted Capital Account Deficit” means the deficit balance, if any, in such Member’s Capital Account at the end of any Fiscal Year or other taxable period, with the following adjustments:

(a) credit to such Capital Account any amount that such Member is obligated to restore under Regulations Section 1.704-1(b)(2)(ii)(c), as well as any addition thereto pursuant to the next to last sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5) after taking into account thereunder any changes during such year in Company Minimum Gain and Member Minimum Gain; and

(b) debit to such Capital Account the items described in Regulations Sections 1.704-1(b) (2)(ii)(d)(4), (5) and (6).

This definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

“Affiliate” of any particular Person means any other Person, directly or indirectly, controlling, controlled by, or under common control with such Person, where “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person whether through the ownership of voting securities, its capacity as a sole or managing member, by contract, or otherwise.

“Agreement” means this Second Amended and Restated Operating Agreement of BioTE Holdings, LLC, together with the Schedules and Exhibits hereto, as now or hereafter amended, restated, modified, supplemented or replaced.

“Appraiser FMV” means the fair market value of any Class A Share as determined by an independent appraiser mutually agreed upon by the Managing Member and the relevant Exchanging Member, whose determination shall be final and binding for those purposes for which Appraiser FMV is used in this Agreement. Appraiser FMV shall be the fair market value determined without regard to any discounts for minority interest, illiquidity, or other discounts. The cost of any independent appraisal in connection with the determination of Appraiser FMV in accordance with this Agreement shall be borne by the Company.

“Assets” means any assets and property of the Company, and “Asset” means any one such asset or property.

“Assignee” means a Person to whom a Company Interest has been Transferred but who has not become a Substituted Member, and who has the rights set forth in Section 11.5.

“Assumed Tax Liability” means, with respect to a Member for a taxable period, an amount equal to the United States federal, state and local income taxes (including applicable estimated taxes) that the Managing Member reasonably estimates would be due from such Member as of such Tax Distribution Date for such taxable period, (a) assuming such Member earned solely the items of income, gain, deduction, loss, and/or credit allocated to such Member by the Company for such taxable period, (b) assuming that such Member is subject to tax at the Assumed Tax Rate, and (c) computed with regard to adjustments to taxable income in respect of Section 704(c) of the Code and without regard to any increases to the tax basis in the Company pursuant to Sections 734(b) or 743(b) of the Code. In addition, for the avoidance of doubt, any item of income, gain, loss, or credit earned by the Company prior to the Closing Date shall be disregarded for purposes of calculating any Member’s Assumed Tax Liability.

“Assumed State Rate” means the higher of the (i) state and local income tax rate applicable to an individual residing in New York, New York or (ii) with respect to any Fiscal Year, the sum of the apportionment-weighted effective rates of tax imposed on the aggregate net income of an individual owner of the Company in each U.S. state and local jurisdiction in which such individual files tax returns for such Fiscal Year purely as a result of its ownership of an interest in the Company; provided, that for any distribution under Section 5.2 for a Tax Distribution Date prior to the end of the Fiscal Year to which such distribution relates, such sum shall be calculated with respect to the prior Fiscal Year or as otherwise reasonably determined by the Managing Member.

“Assumed Tax Rate” means the highest combined marginal United States federal, state and local income tax rate applicable to an individual residing in New York, New York (w) taking into account the tax on net investment income under Section 1411 of the Code, (x) taking into account any deduction under Code Section 199A or any similar state or local law, as reasonably determined by the Managing Member, (y) taking into account the character (e.g., capital gains or losses, dividends, ordinary income, etc.) of the applicable items of income, and (z) taking into account the deductibility of state and local taxes (to the extent applicable)

applicable to an individual subject to tax at the Assumed State Rate. For the avoidance of doubt, the Company shall use the same Assumed Tax Rate for determining the Assumed Tax Liability for each Member with respect to any particular item of income or gain, regardless of whether the Member is a corporation, individual, partnership, trust, estate, or other juridical entity.

“BBA Rules” means Code Sections 6221 through 6241, together with any guidance issued thereunder or successor provisions and any similar provision of state or local tax laws.

“Board” means the board of directors of PubCo.

“Business Day” means any day except a Saturday, a Sunday or any other day on which commercial banks are required or authorized to close in the State of New York.

“Capital Account” means, with respect to any Member, the capital account maintained by the Managing Member for such Member on the Company’s books and records in accordance with Section 4.6.

“Capital Contribution” means, with respect to any Member, the amount of money and the initial Gross Asset Value of any Contributed Asset (other than money) that such Member contributes to the Company or is deemed to contribute pursuant to Article IV. As of the date of this Agreement, each Member shall be deemed to have made Capital Contributions equal to the Closing Date Capital Account Balance of such Member set forth next to such Member’s name on Exhibit A hereto.

“Capital Share” means a share of any class or series of stock of PubCo now or hereafter authorized, other than a Class A Share or a Class V Share.

“Cash Exchange Class A 3-Day VWAP” means the arithmetic average of the VWAP for each of the three (3) consecutive Trading Days ending on the Trading Day immediately prior to the Exchange Notice Date.

“Cash Exchange Payment” means with respect to a particular Exchange (including a Direct Exchange) for which the Managing Member, on behalf of the Company, or PubCo, as applicable, has elected to make a Cash Exchange Payment in accordance with Section 14.1(a)(ii):

(a) if the Class A Shares trade on a National Securities Exchange or automated or electronic quotation system, an amount of cash equal to the product of (x) the number of Class A Shares that would have been received by the Exchanging Member in the Exchange (or Direct Exchange) for that portion of the Class A Common Units subject to the Exchange set forth in the Cash Exchange Notice if the Company or PubCo, as applicable, had paid the Stock Exchange Payment with respect to such number of Class A Common Units, and (y) the Cash Exchange Class A 3-Day VWAP; or

(b) if the Class A Shares are not then traded on a National Securities Exchange or automated or electronic quotation system, as applicable, an amount of cash equal to the product of (x) the number of Class A Shares that would have been received by the Exchanging Member in the Exchange (or Direct Exchange) for that portion of the Class A Common Units subject to the Exchange set forth in the Cash Exchange Notice if the Company had paid the Stock Exchange Payment with respect to such number of Class A Common Units, for which the Managing Member has elected to make a Cash Exchange Payment and (y) the Appraiser FMV of one (1) Class A Share that would be obtained in an arms-length transaction between an informed and willing buyer and an informed and willing seller, neither of whom is under any compulsion to buy or sell, respectively, and without regard to the particular circumstances of the buyer or seller;

provided that, if a Holder in an Exchange Notice makes an Exchange (including a Direct Exchange) contingent (including as to timing) upon an event determined pursuant to the second sentence of Section 14.1(a)(i), the Cash Exchange Payment shall in no event be less than an amount equal to the product of (x) the number of Class A

Shares that would have been received by the Exchanging Member in the Exchange (or Direct Exchange) for that portion of the Class A Common Units subject to the Exchange set forth in the Cash Exchange Notice if the Company had paid the Stock Exchange Payment with respect to such number of Class A Common Units, for which the Managing Member has elected to make a Cash Exchange Payment and (y) the amount payable in respect of one (1) Class A Share in the event that the Exchange is made contingent upon.

“Certificate” means the Certificate of Formation executed and filed in the Office of the Secretary of State of the State of Delaware (and any and all amendments thereto and restatements thereof) on behalf of the Company pursuant to the Act.

“Change of Control” means (a) a direct or indirect sale, lease, transfer, or other disposition of all or substantially all of the assets of PubCo and the Company and their Subsidiaries (taken as a whole) in any transaction or series of related transactions to a Person or a “group” (as such term is defined under Regulation 13D under the Securities Exchange Act), or (b) any transaction with a Person or “group” (as such term is defined under Regulation 13D under the Securities Exchange Act), pursuant to which such Person or group acquires, directly or indirectly, in any single transaction or series of related transactions, more than 50% of the total voting power or economic rights of the equity securities of PubCo or the Company (excluding, for the avoidance of doubt, any Earnout Company Units, Earnout Voting Shares or Sponsor Earnout Shares (as defined in the Business Combination Agreement) to be issued or to become vested pursuant to the Business Combination Agreement, in each case, in connection with such Change of Control, as applicable) (whether by merger, consolidation, sale, exchange, issuance, transfer or redemption of equity securities or otherwise).

“Class A Common Unit” means the Company Interests issued pursuant to Sections 4.1 and 4.2 and having the rights and preferences specified herein.

“Class A Share” means a share of Class A common stock of PubCo, par value one ten-thousandth of one dollar ($0.0001) per share.

“Class V Share” means a share of Class V voting stock of PubCo, par value one ten-thousandth of one dollar ($0.0001) per share.

“Closing Date” means the Closing Date under the Business Combination Agreement.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Company” means BioTE Holdings, LLC, the limited liability company formed and continued under the Act and pursuant to this Agreement, and any successor thereto.

“Company Employee” means an employee of the Company or an employee of a Subsidiary of the Company, if any.

“Company Interest” means an ownership interest in the Company held by a Member (including PubCo) and includes any and all benefits to which the holder of such a Company Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. There may be one or more classes or series of Company Interests. A Company Interest may be expressed as a number of Class A Common Units or other Company Units.

“Company Minimum Gain” has the meaning set forth for the term “partnership minimum gain” in Regulations section 1.704-2(b)(2) and is computed in accordance with Regulation section 1.704-2(d).

“Company Record Date” means the record date established by the Managing Member for the purpose of determining the Members entitled to notice of or to vote at any meeting of Members or to consent to any matter, or to receive any distribution or the allotment of any other rights, or in order to make a determination of Members for any other proper purpose, which, in the case of a record date fixed for the determination of Members entitled to receive any distribution, shall (unless otherwise determined by the Managing Member) generally be the same as the record date established by PubCo for a distribution to its stockholders of some or all of its portion of such distribution.

“Company Unit” means a Class A Common Unit or any other fractional share of the Company Interests that the Managing Member has authorized pursuant to Section 4.1, Section 4.2, or Section 4.3.

“Contributed Asset” means each Asset or other asset, in such form as may be permitted by the Act, but excluding cash, contributed or deemed contributed to the Company.

“Controlled Entity” means, as to any Person, (a) any corporation more than fifty percent (50%) of the outstanding voting stock of which is owned by such Person or such Person’s Family Members or Affiliates, (b) any trust, whether or not revocable, of which such Person or such Person’s Family Members or Affiliates are the sole beneficiaries, (c) any partnership of which such Person or an Affiliate of such Person is the general or managing partner or in which such Person or such Person’s Family Members or Affiliates hold partnership interests representing at least fifty percent (50%) of such partnership’s capital and profits and (d) any limited liability company of which such Person or an Affiliate of such Person is the manager or managing member or in which such Person or such Person’s Family Members or Affiliates hold membership interests representing at least fifty percent (50%) of such limited liability company’s capital and profits.

“Debt” means, as to any Person, as of any date of determination, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, (b) all amounts owed by such Person to banks or other Persons in respect of reimbursement obligations under letters of credit, surety bonds and other similar instruments guaranteeing payment or other performance of obligations by such Person, (c) all indebtedness for borrowed money or for the deferred purchase price of property or services secured by any lien on any property owned by such Person, to the extent attributable to such Person’s interest in such property, even though such Person has not assumed or become liable for the payment thereof, and (d) obligations of such Person as lessee under capital leases.

“De Minimis” shall mean an amount small enough as to make not accounting for it commercially reasonable or accounting for it administratively impractical, in each case as determined by the Managing Member.

“Depreciation” means, for each Fiscal Year or other applicable period, an amount equal to the federal income tax depreciation, amortization or other cost recovery deduction allowable under United States federal income tax principles with respect to an asset for such year or other period, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or period, Depreciation shall be in an amount that bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis; provided, however, that if the federal income tax depreciation, amortization or other cost recovery deduction for such year or period is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Managing Member.

“Earnout Company Units” means, collectively, the Member Earnout Units and the Sponsor Earnout Units. The Earnout Company Units issued and outstanding as of the Closing Date are held by the Holders thereof as set forth on Exhibit A attached hereto.

“Earnout Voting Shares” has the meaning set forth in the Business Combination Agreement.

“Effective Time” means the time of the “Closing” as defined in the Business Combination Agreement.

“Equity Plan” means any plan, agreement, or other arrangement that provides for the grant or issuance of equity or equity-based awards and that is now in effect or is hereafter adopted by the Company or PubCo for the benefit of any of their respective employees or other service providers (including directors, advisers and consultants), or the employees or other services providers (including directors, advisers and consultants) of any of their respective Affiliates or Subsidiaries.

“Equity Securities” means, with respect to any Person, all of the shares of capital stock or equity of (or other ownership or profit interests in) such Person, all of the warrants, options, or other rights for the purchase or acquisition from such Person of shares of capital stock or preferred interests or equity of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock or equity of (or other ownership or profit interests in) such Person or warrants, rights, or options for the purchase or acquisition from such Person of such shares or equity (or such other interests), restricted stock awards, restricted stock units, equity appreciation rights, phantom equity rights, profit participation and all of the other ownership or profit interests of such Person (including partnership or member interests therein), whether voting or nonvoting.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Exchange” means the exchange by the Company of Class A Common Units held by a Member (together with the surrender and cancellation of the same number of outstanding Class V Shares held by such Member) for either (a) a Stock Exchange Payment or (b) a Cash Exchange Payment, in each case, in accordance with Section 14.1.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor statute thereto, and the rules and regulations of the SEC promulgated thereunder.

“Exchange Blackout Period” means any “black out” or similar period under PubCo’s policies covering trading in PubCo’s securities to which the applicable Exchanging Member is subject (or will be subject at such time as it owns Class A Shares, including but not limited to PubCo’s Insider Trading Policy), which period restricts the ability of such Exchanging Member to immediately resell shares of Class A Shares to be delivered to such Exchanging Member in connection with a Stock Exchange Payment.

“Exchange Date” means the latest of (a) the date that is five (5) Business Days after the Exchange Notice Date, (b) the date specified in the Exchange Notice, or (c) the date on which a contingency described in Section 14.1(a)(i) that is specified in the Exchange Notice is satisfied; provided, that if the Exchange Date for any Exchange to the extent settled with the Stock Exchange Payment would otherwise fall within any Exchange Blackout Period, then the Exchange Date shall occur on the next Business Day following the end of such Exchange Blackout Period;

“Exchange Notice” means a written election in the form of Exhibit B, attached hereto; provided that the Exchange Notice may be modified by, as elected by a Holder, to address any contingency referred to in the second sentence of Section 14.1(a)(i).

“Exchange Notice Date” means, with respect to any Exchange Notice, the date such Exchange Notice is given to the Company in accordance with Section 14.1.

“Exchanged Units” means, with respect to any Exchange (or Direct Exchange), the Class A Common Units being exchanged pursuant to a relevant Exchange Notice, and an equal number of Class V Shares being surrendered or cancelled by the applicable Exchanging Member or Exchanging Members.

“Exchanging Member” means any Member holding Class A Common Units (other than PubCo) whose Class A Common Units are subject to an Exchange (or Direct Exchange).

“Family Members” means, as to a Person that is an individual, such Person’s spouse, ancestors, descendants (whether by blood, marriage, or adoption), brothers and sisters (whether by blood, marriage or adoption) and inter vivos or testamentary trusts of which only such Person or his spouse, ancestors, descendants (whether by blood, marriage, or adoption), brothers, or sisters (whether by blood, marriage or adoption) are beneficiaries.

“Fiscal Year” has the meaning set forth in Section 15.4.

“Funding Debt” means any Debt incurred by or on behalf of PubCo for the purpose of providing funds to the Company.

“Gross Asset Value” means, with respect to any asset, the asset’s adjusted basis for federal income tax purposes, except as follows:

(i) The initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross fair market value of such asset as determined by the Managing Member (with the approval of the Original Member Representative, such approval not to be unreasonably withheld, delayed, or conditioned) using such reasonable method of valuation as it may adopt.

(ii) The Gross Asset Values of all Company assets immediately prior to the occurrence of any event described below (x) may, in the case of (ii)(1) and (ii)(2), if and as determined by the Managing Member (with the approval of the Original Member Representative, such approval not to be unreasonably withheld, delayed, or conditioned) to be necessary or appropriate to reflect the relative economic interests of the Members in the Company, and (y) shall, in the case of (ii)(3), (ii)(4), (ii)(5) and (ii)(6), be adjusted to equal their respective gross fair market values (taking Section 7701(g) of the Code into account), using such reasonable method of valuation as it may adopt, as of the following times:

(1) the acquisition of an additional interest in the Company (including acquisitions pursuant to Section 4.2 or contributions or deemed contributions by the Managing Member pursuant to Section 4.2) by a new or existing Member in exchange for more than a De Minimis Capital Contribution;

(2) the distribution by the Company to a Member of more than a De Minimis amount of Company property as consideration for an interest in the Company;

(3) the liquidation of the Company within the meaning of Regulations section 1.704-1(b)(2)(ii)(g);

(4) the acquisition of an interest in the Company by any new or existing Member upon the exercise of a non-compensatory option in accordance with Regulations Section 1.704-1(b)(2)(iv)(s);

(5) at such other times as the Managing Member shall reasonably determine (with the approval of the Original Member Representative, such approval not to be unreasonably withheld, delayed, or conditioned) necessary or advisable in order to comply with Regulations sections 1.704-1(b) and 1.704-2. If any non-compensatory options are outstanding upon the occurrence of an event described in this paragraph (ii) (other than, if applicable, non-compensatory options being exercised that give rise to the occurrence of such event), the Company shall adjust the Gross Asset Values of its properties in accordance with Regulations Sections 1.704-1(b)(2)(iv)(f)(1) and 1.704-1(b)(2)(iv)(h)(2); and

(6) for the avoidance of doubt, the closing of the transactions contemplated by the Recapitalization and Business Combination Agreement on the Closing Date.

(iii) The Gross Asset Value of any Company asset distributed to a Member shall be the gross fair market value of such asset on the date of distribution as determined by the Managing Member (with the approval of the Original Member Representative, such approval not to be unreasonably withheld, delayed, or conditioned) using such reasonable method of valuation as it may adopt.

(iv) The Gross Asset Values of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Section 734(b) of the Code or Section 743(b) of the Code, but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations section 1.704-1(b)(2)(iv)(m); provided, however, that Gross Asset Values shall not be adjusted pursuant to this subsection (iv) to the extent that the Managing Member reasonably determines (with the approval of the Original Member Representative, such approval not to be unreasonably withheld, delayed, or conditioned) that an adjustment pursuant to subsection (ii) above is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this subsection (iv).

(v) If the Gross Asset Value of a Company asset has been determined or adjusted pursuant to subsection (i), subsection (ii) or subsection (iv) above, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Net Income and Net Losses.

“Holder” means either (a) a Member or (b) an Assignee that owns a Company Unit.

“Incapacity” or “Incapacitated” means, (a) as to any Member who is an individual, death, total physical disability or entry by a court of competent jurisdiction adjudicating such Member incompetent to manage his or her person or his or her estate; (b) as to any Member that is a corporation or limited liability company, the filing of a certificate of dissolution, or its equivalent, for the corporation or the revocation of its charter; (c) as to any Member that is a partnership, the dissolution and commencement of winding up of the partnership; (d) as to any Member that is an estate, the distribution by the fiduciary of the estate’s entire interest in the Company; (e) as to any trustee of a trust that is a Member, the termination of the trust (but not the substitution of a new trustee); or (f) as to any Member, the bankruptcy of such Member.

“Investor Rights Agreement” means that certain Investor Rights Agreement, dated on or about the date hereof, by and among PubCo, the Original Members and certain other Persons party thereto, as the same may be amended, modified, supplemented or waived from time to time.

“IRS” means the United States Internal Revenue Service.

“Lock-Up Period” has the meaning set forth in the Investor Rights Agreement.

“Lock-Up Shares” has the meaning set forth in the Investor Rights Agreement.

“Majority in Interest of the Members” means Members (including PubCo and any Controlled Entity of PubCo) holding more than fifty percent (50%) of all outstanding Company Units held by all Members (including PubCo and any Controlled Entity of PubCo); provided that if any Member is, by reason of this Agreement or applicable law, not entitled to vote on or consent to such matter, the Company Units held by such Member shall be excluded for all purposes of such determination (i.e., excluded from both the numerator and denominator).

“Managing Member” means PubCo or any additional or successor Managing Member(s) designated as such pursuant to this Agreement.

“Member” means PubCo, the Original Members and any other Person that is, from time to time, admitted to the Company as a member pursuant to the Act and this Agreement, and any Substituted Member, each shown as such in the books and records of the Company.

“Member Earnout Units” has the meaning set forth in the Business Combination Agreement.

“Member Minimum Gain” means an amount, with respect to each Member Nonrecourse Debt, equal to the Company Minimum Gain that would result if such Member Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulations section 1.704-2(i)(3).

“Member Nonrecourse Debt” has the meaning set forth in Regulations section 1.704-2(b)(4).

“Member Nonrecourse Deductions” has the meaning set forth in Regulations section 1.704-2(i)(1) and 1.704-2(i)(2), and the amount of Member Nonrecourse Deductions with respect to a Member Nonrecourse Debt for a Fiscal Year shall be determined in accordance with the rules of Regulations section 1.704-2(i)(1) and 1.704-2(i)(2).

“Minimum Exchange Amount” means a number of Class A Common Units held by an Exchanging Member equal to the lesser of (a) 1,000 Class A Common Units and (b) all of the Class A Common Units then held by the applicable Exchanging Member.

“Nasdaq” means the Nasdaq Stock Market LLC.

“National Securities Exchange” means a securities exchange that has registered with the SEC under Section 6 of the Exchange Act.

“Net Income” or “Net Loss” means, for each Fiscal Year of the Company, an amount equal to the Company’s taxable income or loss for such year, determined in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included in taxable income or loss), with the following adjustments:

(i) Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Net Income (or Net Loss) pursuant to this definition of “Net Income” or “Net Loss” shall be added to (or subtracted from, as the case may be) such taxable income (or loss);

(ii) Any expenditure of the Company described in Section 705(a)(2)(B) of the Code or treated as an expenditure under Section 705(a)(2)(B) of the Code pursuant to Regulations section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Net Income (or Net Loss) pursuant to this definition of “Net Income” or “Net Loss,” shall be subtracted from (or added to, as the case may be) such taxable income (or loss);

(iii) In the event the Gross Asset Value of any Company asset is adjusted pursuant to subsection (ii) or subsection (iii) of the definition of “Gross Asset Value,” the amount of such adjustment (i.e., the hypothetical gain or loss from the revaluation of the Company asset) shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Net Income or Net Loss;

(iv) Gain or loss resulting from any disposition of property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

(v) In lieu of the depreciation, amortization and other cost recovery deductions that would otherwise be taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year;

(vi) To the extent that an adjustment to the adjusted tax basis of any Company asset pursuant to Section 734(b) of the Code or Section 743(b) of the Code is required pursuant to Regulations section 1.704-1(b)(2)(iv)(m) to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Member’s interest in the Company, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Net Income or Net Loss; and

(vii) Notwithstanding any other provision of this definition of “Net Income” or “Net Loss,” any item that is specially allocated pursuant to Section 6.2 shall not be taken into account in computing Net Income or Net Loss. The amounts of the items of Company income, gain, loss or deduction available to be specially allocated pursuant to Section 6.2 shall be determined by applying rules analogous to those set forth in this definition of “Net Income” or “Net Loss.”

“Nonrecourse Deductions” has the meaning set forth in Regulations section 1.704-2(b)(1), and the amount of Nonrecourse Deductions for a Fiscal Year shall be determined in accordance with the rules of Regulations section 1.704-2(c).

“Nonrecourse Liability” has the meaning set forth in Regulations section 1.752-1(a)(2).

“Original Member” means any Person that is a Member as of the consummation of the transactions contemplated by the Business Combination Agreement, but does not include PubCo or any Assignee or other transferee of any Company Interest of any Original Member succeeding to all or any part of such Company Interest; provided that with respect to the period on or after the Closing Date, references to “Original Member” shall also include any Permitted Transferees of such Original Member.

“Original Member Representative” means Teresa S. Weber or such other Person as may be appointed from time to time by holders of a majority of Company Units held by Original Members who hold Company Units at the time of determination.

“Partnership Representative” means any Person acting as “tax matters partner” or the “partnership representative” pursuant to Section 10.03.

“Percentage Interest” means, with respect to each Member, as to any class or series of Company Interests, the fraction, expressed as a percentage, the numerator of which is the aggregate number of Company Units of such class or series held by such Member and the denominator of which is the total number of Company Units of such class or series held by all Members. If not otherwise specified, “Percentage Interest” shall be deemed to refer to Class A Common Units.

“Permitted Transfer” means a Transfer by a Member of all or part of its Company Interest to any Permitted Transferee of such Member.

“Permitted Transferee” means with respect to any Person, (a) any Family Member of such Person, (b) any Affiliate of such Person, (c) any Affiliate of any Family Member of such Person (excluding any Affiliate under this clause (c) who operates or engages in a business which competes with the business of PubCo or the Company or any of its Subsidiaries), (d) any Controlled Entity of such Person and (e) any charitable organization to which such Person Transfers its Company Interests. Notwithstanding the foregoing, in no event shall any Person who (in the Managing Member’s determination) is participating or involved in any capacity in any business that is or which the Managing Member determines (in good faith) to be competitive with the business of the Company or any of its Subsidiaries be a Permitted Transferee.

“Person” means an individual or a corporation, partnership, trust, unincorporated organization, association, limited liability company, or other entity.

“Pre-Closing Units” has the meaning set forth in Section 3.1.

“Phantom Equity Acknowledgments” has the meaning set forth in the Business Combination Agreement.

“PubCo” means biote Corp., and any successor thereto.

“PubCo Approved Change of Control” means any Change of Control of PubCo that meets the following conditions: (i) such Change of Control was approved by the Board prior to such Change of Control, (ii) the terms of such Change of Control provide for the consideration for the Class A Common Units in such Change of Control to consist solely of (A) freely and immediately tradeable common equity securities of an issuer listed on a national securities exchange and/or (B) cash and (iii) if such common equity securities would be Registrable Securities (as defined in the Investor Rights Agreement) of such issuer for any shareholder party to the Investor Rights Agreement, the issuer of such listed equity securities has become a party thereto as a successor to PubCo effective upon closing of such Change of Control.

“PubCo Tax Shortfall” has the meaning set forth in Section 5.2.

“Recapitalization” has the meaning set forth in the Recitals.

“Regulations” means one or more Treasury regulations promulgated under the Code, whether such regulations are in proposed, temporary or final form, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Sponsor Earnout Shares” has the meaning set forth in the Business Combination Agreement.

“Sponsor Earnout Units” has the meaning set forth in the Business Combination Agreement.

“Stock Exchange Payment” means, with respect to the portion of any Exchange (or Direct Exchange) for which a Cash Exchange Notice is not delivered by the Managing Member, on behalf of the Company, a number of Class A Shares equal to the number of Class A Common Units so exchanged.

“Subsidiary” means, with respect to any Person, any corporation or other entity of which a majority of (a) the voting power of the voting equity securities or (b) the outstanding equity interests is owned, directly or indirectly, by such Person.

“Substituted Member” means a Person who is admitted as a Member to the Company pursuant to Section 11.4.

“Tax Distribution Date” means for any Fiscal Year April 10, June 10, September 10 and December 10 of such Fiscal Year, which shall be adjusted by the Managing Member as reasonably necessary to take into account changes in estimated tax payment due dates for U.S. federal income taxes under applicable law.

“Tax Receivables Agreement” means that certain tax receivable agreement, dated as of the date hereof, by and among PubCo, the Company, and certain other parties thereto.

“Trading Day” means any day on which the Class A Shares are traded on Nasdaq or, if Nasdaq is not the principal trading market for the Class A Shares on such day, then on the principal national securities exchange or securities market on which the Class A Shares are then traded.

“Transfer” means any sale, assignment, bequest, conveyance, devise, gift (outright or in trust), pledge, encumbrance, hypothecation, mortgage, exchange, transfer or other disposition or act of alienation, whether voluntary or involuntary or by operation of law; provided, however, that when the term is used in Article XI, “Transfer” does not include any Exchange of Class A Common Units by the Company, or acquisition of

Exchanged Units by PubCo, pursuant to Section 14.1. The terms “Transferred” and “Transferring” have correlative meanings.”VWAP” means the daily per share volume-weighted average price of the Class A Shares on Nasdaq, or, if Nasdaq is not the principal trading market for the Class A Shares on such day, then on the principal national securities exchange or securities market on which the Class A Shares are then traded, as displayed under the heading Bloomberg VWAP on the Bloomberg page designated for the Class A Shares (or its equivalent successor if such page is not available) in respect of the period from the open of trading on such Trading Day until the close of trading on such Trading Day (or if such volume-weighted average price is unavailable, (a) the per share volume-weighted average price of a Class A Share on such Trading Day (determined without regard to after-hours trading or any other trading outside the regular trading session or trading hours), or (b) if such determination is not feasible, the market price per Class A Share, in either case as determined by a nationally recognized independent investment banking firm retained in good faith for this purpose by the Managing Member.

“Warrants” means any warrants to acquire Class A Shares.

1.2 Interpretation. In this Agreement and in the exhibits hereto, except to the extent that the context otherwise requires:

(a) the headings are for convenience of reference only and shall not affect the interpretation of this Agreement;

(b) defined terms include the plural as well as the singular and vice versa;

(c) words importing gender include all genders;

(d) a reference to any statute or statutory provision shall be construed as a reference to the same as it may have been or may from time to time be amended, extended, re-enacted or consolidated and to all statutory instruments or orders made under it;

(e) any reference to a “day” or a “Business Day” shall mean the whole of such day, being the period of 24 hours running from midnight to midnight;

(f) references to Articles, Sections, subsections, clauses and Exhibits are references to Articles, Sections, subsections, clauses and Exhibits to, this Agreement;

(g) the words “including” and “include” and other words of similar import shall be deemed to be followed by the phrase “without limitation”; and

(h) unless otherwise specified, references to any party to this Agreement or any other document or agreement shall include its successors and permitted assigns.

ARTICLE II

GENERAL PROVISIONS

2.1 Formation. The Company has been organized as a Delaware limited liability company pursuant to the provisions of the Act and upon the terms and conditions set forth in this Agreement.

2.2 Name. The name of the Company shall be “BioTE Holdings, LLC” and all business of the Company shall be conducted in such name or such other name as the Managing Member shall determine. The Company may also conduct business at the same time under one or more fictitious names if the Managing Member determines that such is in the best interests of the Company. The Managing Member may change the name of the Company, from time to time, in accordance with applicable law.

2.3 Principal Place of Business; Other Places of Business. The principal business office of the Company shall be at such place or places as the Managing Member may from time to time designate.

2.4 Designated Agent for Service of Process. So long as required by the Act, the Company shall continuously maintain a registered office and a designated and duly qualified agent for service of process on the Company in the State of Delaware. As of the date of this Agreement, the address of the registered office of the Company in the State of Delaware is c/o 251 Little Falls Drive, in the City of Wilmington, County of New Castle, State of Delaware, 19808. The Company’s registered agent for service of process at such address is Corporation Service Company.

2.5 Term. The term of the Company commenced on the Formation Date and such term shall continue until the Company is dissolved in accordance with the Act or this Agreement. Notwithstanding the dissolution of the Company, the existence of the Company shall continue until termination pursuant to this Agreement or as otherwise provided in the Act.

2.6 No State Law Partnership; Federal Income Tax Status. The Members intend that the Company not be a partnership (including, without limitation, a limited partnership) or joint venture, and that no Member be a partner or joint venturer of any other Member by virtue of this Agreement, for any purposes (including Section 303 of the Federal Bankruptcy Code), and neither this Agreement nor any other document entered into by the Company or any Member relating to the subject matter hereof shall be construed to suggest otherwise. Notwithstanding the foregoing, the Members intend for the Company to be treated as a partnership for U.S. federal and, if applicable, state or local income tax purposes, and each Member and the Company shall file all tax returns and shall otherwise take all tax and financial reporting positions in a manner consistent with such treatment. Neither the Company nor any Member shall take any action (including the filing of an election for the Company to be classified as a corporation for income tax purposes) inconsistent with the express intent of the parties hereto as set forth in this Section 2.6.

2.7 Business Purpose. The purpose of the Company shall be: (a) to carry on any and all lawful business, purpose or activity, whether or not for profit, which a limited liability company may carry on under the Act and the laws of any other jurisdiction in which the Company is so engaged in regard thereto; and (b) to do anything incidental to the foregoing.

2.8 Powers. Subject to the limitations set forth in this Agreement, the Company will possess and may exercise all of the powers and privileges granted to it by the Act, by any other applicable law or this Agreement, together with all powers incidental thereto, so far as such powers are necessary or convenient to the conduct, promotion or attainment of the purpose of the Company set forth in Section 2.7.

2.9 Certificates; Filings. The Certificate was previously filed on behalf of the Company, in the Office of the Secretary of State of the State of Delaware as required by the Act. The Managing Member may execute and file any duly authorized amendments to the Certificate from time to time in a form prescribed by the Act. The Managing Member shall also cause to be made, on behalf of the Company, such additional filings and recordings as the Managing Member shall deem necessary or advisable. If requested by the Managing Member, the Members shall promptly execute all certificates and other documents consistent with the terms of this Agreement necessary for the Managing Member to accomplish all filing, recording, publishing and other acts as may be appropriate to comply with all requirements for (a) the formation and operation of a limited liability company under the laws of the State of Delaware, (b) if the Managing Member deems it advisable, the operation of the Company as a limited liability company in all jurisdictions where the Company proposes to operate and (c) all other filings required to be made by the Company.

2.10 Representations and Warranties by the Members.

(a) Each Member that is an individual (including each Substituted Member as a condition to becoming a Substituted Member) represents and warrants to, and covenants with, each other Member that (i) the consummation of the transactions contemplated by this Agreement to be performed by such Member will not result in a breach or violation of, or a default under, any material agreement by which such Member or any of such Member’s property is bound, or any statute, regulation, order or other law to which such Member is subject and (ii) this Agreement is binding upon, and enforceable against, such Member in accordance with its terms.

(b) Each Member that is not an individual (including each Substituted Member as a condition to becoming a Substituted Member) represents and warrants to, and covenants with, each other Member that (i) all transactions contemplated by this Agreement to be performed by it have been duly authorized by all necessary action, including that of its general partner(s), committee(s), trustee(s), beneficiaries, directors and/or stockholder(s) (as the case may be) as required, (ii) the consummation of such transactions shall not result in a breach or violation of, or a default under, its partnership or operating agreement, trust agreement, charter or bylaws (as the case may be), any material agreement by which such Member or any of such Member’s properties or any of its partners, members, beneficiaries, trustees or stockholders (as the case may be) is or are bound, or any statute, regulation, order or other law to which such Member or any of its partners, members, trustees, beneficiaries or stockholders (as the case may be) is or are subject, and (iii) this Agreement is binding upon, and enforceable against, such Member in accordance with its terms.

(c) Each Member (including each Substituted Member as a condition to becoming a Substituted Member) represents and warrants that it is an “accredited investor” as defined in Rule 501 promulgated under the Securities Act and represents, warrants and agrees that it has acquired and continues to hold its interest in the Company for its own account for investment purposes only and not for the purpose of, or with a view toward, the resale or distribution of all or any part thereof, and not with a view toward selling or otherwise distributing such interest or any part thereof at any particular time or under any predetermined circumstances. Subject to Article XIV and the applicable terms of the Investor Rights Agreement, each Member further represents and warrants that (i) it is aware of and understands that the Company Units held by such Member are not registered under the Securities Act and must be held by such Member until such Company Units are registered under the Securities Act or an exemption from such registration is available, (ii) that the Company shall have no obligation to take any action that may be necessary to make available any exemption from registration under the Securities Act, (iii) there is no established market for the Company Units and no market (public or otherwise) for the Company Units will develop in the foreseeable future, (iv) such Member has no rights to require that the Company Units be registered under the Securities Act or the securities laws of various states, and the Member will not be able to avail itself of the provisions of Rule 144 adopted by the Securities and Exchange Commission under the Securities Act, and (v) that it is a sophisticated investor, able and accustomed to handling sophisticated financial matters for itself, and that it has a sufficiently high net worth that it does not anticipate a need for the funds that it has invested in the Company in what it understands to be a speculative and illiquid investment. Each Member (including each Substituted Member as a condition to becoming a Substituted Member) represents and warrants to the Company, and will represent as of each subsequent date that such Member acquires any additional Company Units, that such Member is treated as a single partner within the meaning of Treasury Regulations Section 1.7704-1(h) (determined taking into account the rules of Treasury Regulations Section 1.7704-1(h)(3)).

(d) The representations and warranties contained in Sections 2.10(a), 2.10(b) and 2.10(c) shall survive the execution and delivery of this Agreement by each Member (and, in the case of a Substituted Member, the admission of such Substituted Member as a Member in the Company) and the dissolution, liquidation and termination of the Company.

(e) Each Member (including each Substituted Member as a condition to becoming a Substituted Member) hereby acknowledges that no representations as to potential profit, cash flows, funds from operations or yield, if any, in respect of the Company or PubCo have been made by any Member or any employee or representative or Affiliate of any Member, and that projections and any other information, including financial and descriptive information and documentation, that may have been in any manner submitted to such Member shall not constitute any representation or warranty of any kind or nature, express or implied.

(f) Notwithstanding the foregoing, the Managing Member may permit the modification of any of the representations and warranties contained in Sections 2.10(a), 2.10(b) and 2.10(c), as applicable, to any Member (including any Substituted Member or any transferee of either) provided that such representations and warranties, as modified, shall be set forth in a separate writing addressed to the Company and the Managing Member.

2.11 References to Certain Equity Securities. Each reference to a Class A Share, Class V Share, Class A Common Unit, other Company Unit, or other Company Interest shall be deemed to include a reference to each Equity Security received in respect thereof in connection with any combination of equity interests, recapitalization, merger, consolidation, or other reorganization, or by way of interest split, interest dividend, or other distribution; provided that, for the avoidance of doubt, restrictions applicable to the Class A Common Units and Class V Shares shall not apply to Class A Shares received in respect thereof in connection with the Exchange (or Direct Exchange).

ARTICLE III

RECAPITALIZATION

3.1 Recapitalization. To effectuate the Recapitalization, upon execution of this Agreement and as of immediately prior to the Effective Time, all Company Interests that were issued and outstanding and held by the Original Members immediately prior to the execution of this Agreement, which are set forth next to each Original Member’s name on Exhibit A (the “Pre-Closing Units”), are hereby converted into that number of Class A Common Units set forth next to such Original Member’s name on Exhibit A hereto under the heading “Post-Recapitalization Units”, and such Class A Common Units are hereby issued and outstanding as of the Effective Time and the holders of such Class A Common Units hereby continue as Members.

ARTICLE IV

CLASSES OF COMPANY INTERESTS; CAPITAL CONTRIBUTIONS

4.1 Classes of Company Interests; Capital Contributions of the Members. Each Member’s relative rights, privileges, preferences, restrictions and obligations with respect to the Company are represented by such Member’s Company Interests. There shall initially be one (1) class of Company Interests, that being Class A Common Units, which shall be issued to and held by the Members (or their Permitted Transferees), including PubCo. An unlimited number of Class A Common Units are hereby authorized for issuance. As of the Closing Date, as a result of the transactions contemplated by the Recapitalization and the Business Combination Agreement, the Company Interests are held by the Members in the amounts set forth on Exhibit A hereto.

Each Original Member has heretofore made or is deemed to have made Capital Contributions to the Company and concurrently with the consummation of the transactions contemplated by the Business Combination Agreement, PubCo is making a Capital Contribution to the Company. Except as provided by law or otherwise pursuant to this Agreement, the Members shall have no obligation or, except with the prior written consent of the Managing Member, right to make any other Capital Contributions or any loans to the Company. The Managing Member shall cause to be maintained in the principal business office of the Company, or such other place as may be determined by the Managing Member, the books and records of the Company, which shall include, among other things, a register containing the name, address and number of Company Units of each Member, and such other information as the Managing Member may deem necessary or desirable (the “Register”). The Register shall not be deemed part of this Agreement. The Managing Member shall from time to time update the Register as necessary to accurately reflect the information therein, including as a result of any sales, exchanges or other Transfers, or any redemptions, issuances or similar events involving Company Units. Any reference in this Agreement to the Register shall be deemed a reference to the Register as in effect from time to time. Subject to the terms of this Agreement, the Managing Member may take any action authorized hereunder in respect of the Register without any need to obtain the consent of any other Member. No action of any Member shall be required to amend or update the Register. Except as required by law, no Member shall be entitled to receive a copy of the information set forth in the Register relating to any Member other than itself.

4.2 Issuances of Additional Company Interests. Subject to the terms and conditions of this Agreement (including Section 4.4):

(a) General. The Managing Member is hereby authorized to cause the Company to issue additional Company Interests, in the form of Company Units, for any Company purpose, at any time or from time to time, to the Members or to other Persons, and to admit such Persons as Members, for such consideration and on such terms and conditions as shall be established by the Managing Member, all without the approval of any other Member or any other Person (except as provided in the immediately following sentence). Without limiting the foregoing, the Managing Member is expressly authorized to cause the Company to issue Company Units (i) upon the conversion, redemption, or exchange of any Debt, Company Units, or other securities issued by the Company, (ii) for less than fair market value, (iii) for no consideration, (iv) in connection with any merger, consolidation, or other reorganization, or (v) upon the contribution of property or assets to the Company; provided, that, any material issuance of Company Interests for no consideration in a manner that disproportionately and adversely affects the Original Members (but excluding any such issuance in accordance with Section 4.4(a)) shall be subject to the prior written consent of the Original Members Representative, such consent not to be unreasonably withheld, conditioned or delayed. A Company Interest of any class or series other than a Class A Common Unit shall not entitle the holder thereof to vote on, or consent to, any matter. Upon the issuance of any additional Company Interest, the Managing Member shall amend the Register and the books and records of the Company as appropriate to reflect such issuance.

(b) No Preemptive Rights. Except as expressly provided in this Agreement, no Person, including any Holder, shall have any preemptive, preferential, participation, or similar right or rights to subscribe for or acquire any Company Interest.

4.3 Additional Funds and Capital Contributions.

(a) General. The Managing Member may, at any time and from time to time, determine that the Company requires additional funds (“Additional Funds”) for the acquisition or development of additional Assets, for the redemption of Company Units, or for such other purposes as the Managing Member may determine. Additional Funds may be obtained by the Company, at the election of the Managing Member, in any manner provided in, and in accordance with, the terms of this Section 4.3 without the approval of any Member or any other Person.

(b) Loans by Third Parties. The Managing Member, on behalf of the Company, may obtain any Additional Funds by causing the Company to incur Debt to any Person (other than, except as contemplated in Section 4.3(c), the Managing Member) upon such terms as the Managing Member determines appropriate, including making such Debt convertible, redeemable, or exchangeable for Company Units; provided, however, that the Company shall not incur any such Debt if any Member (other than the Managing Member in its capacity as such) would be personally liable for the repayment of such Debt (unless such Member otherwise agrees).

(c) PubCo Loans. The Managing Member, on behalf of the Company, may obtain any Additional Funds by causing the Company to incur Debt with PubCo if (i) such Debt is, to the extent permitted by law, on substantially the same terms and conditions (including interest rate, repayment schedule, and conversion, redemption, repurchase and exchange rights) as Funding Debt incurred by PubCo, the net proceeds of which are loaned to the Company to provide such Additional Funds, or (ii) such Debt is on terms and conditions no less favorable to the Company than would be available to the Company from any third party; provided, however, that the Company shall not incur any such Debt if any Member would be personally liable for the repayment of such Debt (unless such Member otherwise agrees).

4.4 Issuances; Repurchases and Redemptions; Recapitalizations.

(a) Issuances by PubCo

(i) Subject to Section 4.4(a)(ii) and Section 14.1, if, at any time after the Closing Date, PubCo sells or issues Class A Shares or any other Equity Securities of PubCo (other than Class V Shares), (x) the Company shall concurrently issue to PubCo an equal number of Class A Common Units (if PubCo issues Class A Shares), or an equal number of such other Equity Security of the Company corresponding to the Equity Securities issued by PubCo (if PubCo issues Equity Securities other than Class A Shares), and with substantially the same rights to dividends and distributions (including distributions upon liquidation) and other economic rights as those of such Equity Securities of PubCo so issued and (y) PubCo shall concurrently contribute to the Company the net proceeds or other property received by PubCo, if any, for such Class A Share or other Equity Security.

(ii) Notwithstanding anything to the contrary contained in Section 4.4(a)(i) or Section 4.4(a)(iii), this Section 4.4(a) shall not apply to (x) the issuance and distribution to holders of Class A Shares or other Equity Securities of PubCo of rights to purchase Equity Securities of PubCo under a “poison pill” or similar shareholder rights plan (and upon exchange of Class A Common Units for Class A Shares, such Class A Shares will be issued together with a corresponding right under such plan) or (y) the issuance under PubCo’s employee benefit plans of any warrants, options, stock appreciation right, restricted stock, restricted stock units, performance based award or other rights to acquire Equity Securities of PubCo or rights or property that may be converted into or settled in Equity Securities of PubCo, but shall in each of the foregoing cases apply to the issuance of Equity Securities of PubCo in connection with the exercise or settlement of such warrants, options, stock appreciation right, restricted stock units, performance based awards or the vesting of restricted stock (including as set forth in clause (iii) below, as applicable).

(iii) In the event any outstanding Equity Security of PubCo is exercised or otherwise converted and, as a result, any Class A Shares or other Equity Securities of PubCo are issued (including as a result of the exercise of Warrants), (x) the corresponding Equity Security outstanding at the Company, if any, shall be similarly exercised or otherwise converted, if applicable, (y) an equivalent number of Class A Common Units or equivalent Equity Securities of the Company shall be issued to PubCo as required by the first sentence of Section 4.4(a)(i), and (z) PubCo shall concurrently contribute to the Company the net proceeds received by PubCo, if any, from any such exercise or conversion.

(iv) In the event that the Company or any of its Subsidiaries elects, pursuant to the terms of the Phantom Equity Acknowledgments, to settle any of its obligations thereunder by delivering Class A Shares to the persons specified therein, then immediately prior to such delivery, (x) PubCo shall contribute (or be deemed to contribute) to the Company the applicable number of Class A Shares to be delivered thereunder by the Company or applicable Subsidiary, and (y) the Company shall concurrently issue to PubCo an equal number of Class A Common Units.

(b) New Company Issuances. Except pursuant to Section 14.1, (x) the Company may not issue any additional Class A Common Units or Company Units to PubCo or any of its Subsidiaries (other than the Company and its Subsidiaries) unless substantially simultaneously therewith PubCo or such Subsidiary issues or transfers an equal number of newly-issued Class A Shares (or relevant Equity Security of such Subsidiary) to another Person or Persons and contributes the net proceeds therefrom, if any, to the Company, and (y) the Company may not issue any other Equity Securities of the Company to PubCo or any of its Subsidiaries (other than the Company and its Subsidiaries) unless substantially simultaneously therewith PubCo or such Subsidiary issues or transfers, to another Person, an equal number of newly-issued shares of Equity Securities of PubCo or such Subsidiary with substantially the same rights to dividends and distributions (including distributions upon liquidation) and other economic rights as those of such Equity Securities of the Company and contributes the net proceeds therefrom, if any, to the Company.

(c) Repurchases and Redemptions.

(i) PubCo or any of its Subsidiaries (other than the Company and its Subsidiaries) may not redeem, repurchase, or otherwise acquire (A) Class A Shares pursuant to a Board approved repurchase plan or program (or otherwise in connection with a transaction approved by the Board) unless substantially simultaneously therewith the Company redeems, repurchases, or otherwise acquires from PubCo or such Subsidiary an equal number of Class A Common Units for the same price per security, if any, or (B) any other Equity Securities of PubCo or any of its Subsidiaries (other than the Company and its Subsidiaries) pursuant to a Board approved repurchase plan or program (or otherwise in connection with a transaction approved by the Board) unless substantially simultaneously therewith the Company redeems, repurchases or otherwise acquires from PubCo or such Subsidiary an equal number of the corresponding class or series of Equity Securities of the Company with the same rights to dividends and distributions (including distributions upon liquidation) and other economic rights as those of such Equity Securities of PubCo or such Subsidiary for the same price per security, if any.

(ii) The Company may not redeem, repurchase, or otherwise acquire (x) any Class A Common Units from PubCo or any of its Subsidiaries (other than the Company and its Subsidiaries) unless substantially simultaneously PubCo or such Subsidiary redeems, repurchases, or otherwise acquires pursuant to a Board approved repurchase plan or program (or otherwise in connection with a transaction approved by the Board) an equal number of Class A Shares for the same price per security from holders thereof or (y) any other Company Units of the Company from PubCo or any of its Subsidiaries (other than the Company and its Subsidiaries) unless substantially simultaneously PubCo or such Subsidiary redeems, repurchases, or otherwise acquires pursuant to a Board approved repurchase plan or program (or otherwise in connection with a transaction approved by the Board) for the same price per security an equal number of Equity Securities of PubCo (or such Subsidiary) of a corresponding class or series with substantially the same rights to dividends and distributions (including distributions upon liquidation) and other economic rights as those of such Company Units of PubCo or such Subsidiary.

(d) Equity Subdivisions and Combinations. Except in accordance with Section 14.1:

(i) The Company shall not in any manner effect any subdivision (by any equity split, equity distribution, reclassification, recapitalization, or otherwise) or combination (by reverse equity split, reclassification, recapitalization, or otherwise) of the outstanding Company Units unless accompanied by an identical subdivision or combination, as applicable, of the outstanding Capital Shares or other related class or series of Equity Security of PubCo, with corresponding changes made with respect to any other exchangeable or convertible Equity Securities of the Company and PubCo.

(ii) PubCo shall not in any manner effect any subdivision (by any equity split, equity distribution, reclassification, recapitalization or otherwise) or combination (by reverse equity split, reclassification, recapitalization or otherwise) of the outstanding Capital Shares or any other class or series of Equity Security of PubCo, unless accompanied by an identical subdivision or combination, as applicable, of the outstanding Company Units or other related class or series of Equity Security of the Company, with corresponding changes made with respect to any applicable exchangeable or convertible Equity Securities of the Company and PubCo.

(e) General Authority. For the avoidance of doubt, but subject to Section 4.1, Section 4.2 and Section 4.4, the Company and the Managing Member shall be permitted to undertake all actions, including an issuance, redemption, reclassification, distribution, division, or recapitalization, with respect to the Class A Common Units as the Managing Member determines (with the approval of the Original Member Representative, such approval not to be unreasonably withheld, delayed, or conditioned) to be necessary to maintain at all times a one-to-one ratio between (i) the number of Class A Common Units owned by PubCo (including Sponsor Earnout Units), directly or indirectly, and the number of outstanding Class A Shares (including Sponsor Earnout Shares), and (ii) the number of outstanding Class V Shares held by all Persons other than PubCo (including Earnout

Voting Shares) and the number of Class A Common Units held by all Persons other than PubCo (including Member Earnout Units), disregarding, for purposes of maintaining the one-to-one ratios in clause (i), (A) options, rights or securities of PubCo issued under any plan involving the issuance of any Equity Securities that are convertible into or exercisable or exchangeable for Class A Shares, (B) treasury stock, or (C) preferred stock or other debt or equity securities (including warrants, options or rights) issued by PubCo that are convertible or into or exercisable or exchangeable for Class A Shares (but in each case prior to such conversion, exercise or exchange).

4.5 No Interest; No Return. No Member shall be entitled to interest on its Capital Contribution or on such Member’s Capital Account. Except as provided herein or by law, no Member shall have any right to demand or receive the return of its Capital Contribution from the Company.

4.6 Capital Accounts.

(a) A Capital Account shall be maintained by the Managing Member for each Member in accordance with the provisions of Regulations Section 1.704-1(b)(2)(iv) and, to the extent consistent with such Regulations, the other provisions of this Agreement. Each Member’s Capital Account balance as of the date hereof shall be equal to the amount of its respective Closing Date Capital Account Balance set forth opposite such Member’s name on Exhibit A, which balances shall reflect a revaluation of the Company’s assets in accordance with clause (6) of the definition of Gross Asset Value. Thereafter, each Member’s Capital Account shall be (a) increased by (i) allocations to such Member of Net Income pursuant to Section 6.1 and any other items of income or gain allocated to such Member pursuant to Section 6.2, (ii) the amount of cash or the initial Gross Asset Value of any asset (net of any Liabilities assumed by the Company and any Liabilities to which the asset is subject) contributed to the Company by such Member, and (iii) any other increases allowed or required by Regulations Section 1.704-1(b)(2)(iv), and (b) decreased by (i) allocations to such Member of Net Losses pursuant to Section 6.1 and any other items of deduction or loss allocated to such Member pursuant to the provisions of Section 6.2, (ii) the amount of any cash or the Gross Asset Value of any asset (net of any Liabilities assumed by the Member and any Liabilities to which the asset is subject) distributed to such Member, and (iii) any other decreases allowed or required by Regulations Section 1.704-1(b)(2)(iv).

(b) In the event of a Transfer of Company Units made in accordance with this Agreement, the Capital Account of the Transferor that is attributable to the transferred Company Units shall carry over to the Transferee Member in accordance with the provisions of Regulations Section 1.704-1(b)(2)(iv)(l).

(c) This Section 4.6 and other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with the Regulations promulgated under Code Section 704(b), including Regulation Section 1.704-1(b)(2)(iv), and shall be interpreted and applied in a manner consistent with such Regulations. In determining the amount of any Liability for purposes of calculating Capital Accounts, there shall be taken into account Section 752(c) of the Code and any other applicable provisions of the Code and Regulations. The Members’ Capital Accounts will normally be adjusted on an annual or other periodic basis as determined by the Managing Member (with the approval of the Original Member Representative, such approval not to be unreasonably withheld, delayed, or conditioned), but the Capital Accounts may be adjusted more often if a new Member is admitted to the Company or if circumstances otherwise make it advisable in the judgment of the Managing Member.

ARTICLE V

DISTRIBUTIONS

5.1 Distributions Generally. Subject to Section 5.5, the Managing Member may cause the Company to distribute all or any portion of available cash generated by the Company to the Holders of Class A Common

Units in accordance with their respective Percentage Interests of Class A Common Units on the Company Record Date with respect to such distribution. To the extent that any distribution is made payable with respect to any Company Units for a particular period, distributions payable with respect to any Company Units that were not outstanding during the entire period in respect of which any distribution is made shall be prorated based on the portion of the period that such Company Units were outstanding. Solely for purposes of determining amounts distributable pursuant to this Section 5.1, any Earnout Company Unit shall be treated as not outstanding until the time at which the earnout criteria set forth in Section 2.5 of the Business Combination Agreement have been satisfied with respect to such Company Unit.

5.2 Tax Distributions. Prior to making distributions pursuant to Section 5.1, on or prior to each Tax Distribution Date, the Company shall be required to, subject only to Section 5.5, make pro rata distributions of cash to the Holders of Class A Common Units (in accordance with their respective Percentage Interests of Class A Common Units) in an amount sufficient to ensure that each such Holder receives a distribution at least equal to such Holder’s Assumed Tax Liability, if any, with respect to the relevant taxable period to which the distribution relates; provided, that distributions pursuant to this Section 5.2, if any, shall be made to a Member only to the extent all previous distributions to such Member pursuant to Section 5.1 and Section 5.2 with respect to the taxable period are less than the distributions such Member otherwise would have been entitled to receive with respect to such taxable period pursuant to this Section 5.2. Notwithstanding anything in this Agreement to the contrary, if at any time the Managing Member determines in good faith (including based on any notice provided by PubCo) that the sum of PubCo’s tax obligations and its obligations pursuant to the Tax Receivable Agreement that will be required to be paid prior to the time another distribution will be made under Section 5.1 or Section 5.2 (without regard to this sentence) will be in excess of the cash available to PubCo to satisfy such amounts (such excess, a “PubCo Tax Shortfall”), then the Company shall be required to, subject only to Section 5.5, make an additional pro rata tax distribution under this Section 5.2 to the Holders of Class A Common Units (in accordance with their respective Percentage Interests of Class  A Common Units) to the extent and until PubCo has received an amount equal to the PubCo Tax Shortfall.

5.3 Distributions in Kind. No Holder may demand to receive property other than cash as provided in this Agreement. The Managing Member may cause the Company to make a distribution in kind of Company assets to the Holders, and such assets shall be distributed in such a fashion as to ensure that the fair market value is distributed and allocated in accordance with Articles V, Article VI and Article X; provided, however, that in the case of the distribution by the Company of the Class V Shares contributed to the Company pursuant to Section 2.1(b) of the Business Combination Agreement, the Company shall distribute such Class V Shares (including Earnout Voting Shares) to the Original Members pro rata in accordance with the number of Class  A Common Units (including Member Earnout Units) held by the Original Members.

5.4 Distributions to Reflect Additional Company Units. In the event that the Company issues additional Company Units pursuant to the provisions of Article IV, the Managing Member is hereby authorized to make such revisions to this Article V and to Article VI as it determines are necessary or desirable to reflect the issuance of such additional Company Units, including making preferential distributions to certain classes of Company Units (with the approval of the Original Member Representative, such approval not to be unreasonably withheld, delayed, or conditioned).

5.5 Restricted Distributions. Notwithstanding any provision to the contrary contained in this Agreement, neither the Company nor the Managing Member, on behalf of the Company, shall make a distribution to any Holder if such distribution would violate the Act or other applicable law.

5.6 Use of Distributions. PubCo shall use distributions received from and other cash of the Company for payment of taxes, liabilities, or expenses of PubCo, to loan funds to the Company in accordance with this Agreement, for the payment of dividends to its shareholders or for other general corporate purposes, in each case in accordance with a budget approved by, or otherwise approved by, the Board; provided that PubCo may not use such distributions or other cash of the Company to acquire any Company Interests, except as otherwise provided in Section 4.4 hereof.

ARTICLE VI

ALLOCATIONS

6.1 General Allocations. After giving effect to the allocations under Section 6.2 and subject to Section 6.2 and Section 6.4, Net Income and Net Loss (and, to the extent reasonably determined by the Managing Member to be necessary and appropriate to achieve the resulting Capital Account balances described below, any allocable items of income, gain, loss, deduction or credit includable in the computation of Net Income and Net Loss) for each Fiscal Year or other taxable period shall be allocated among the Members during such Fiscal Year or other taxable period in a manner such that, after giving effect to all distributions through the end of such Fiscal Year or other taxable period, the Capital Account balance of each Member, immediately after making such allocation, is, as nearly as possible, equal to (a) the amount such Member would receive pursuant to Section 12.3 if all assets of the Company on hand at the end of such Fiscal Year or other taxable period were sold for cash equal to their Gross Asset Values, all liabilities of the Company were satisfied in cash in accordance with their terms (limited with respect to each nonrecourse liability to the Gross Asset Value of the assets securing such liability), and all remaining or resulting cash was distributed, in accordance with Section 12.3 to the Members immediately after making such allocation, minus (b) such Member’s share of Company Minimum Gain and Member Minimum Gain, computed immediately prior to the hypothetical sale of assets, and the amount any such Member is treated as obligated to contribute to the Company, computed immediately after the hypothetical sale of assets.

6.2 Additional Allocation Provisions. Notwithstanding the foregoing provisions of this Article VI:

(a) Regulatory Allocations.

(i) Minimum Gain Chargeback. Except as otherwise provided in Regulations section 1.704-2(f), notwithstanding the provisions of Section 6.1, or any other provision of this Article VI, if there is a net decrease in Company Minimum Gain during any Fiscal Year, each Holder shall be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Holder’s share of the net decrease in Company Minimum Gain, as determined under Regulations section 1.704-2(g)(2). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Holder pursuant thereto. The items to be allocated shall be determined in accordance with Regulations sections 1.704-2(f)(6) and 1.704-2(j)(2). This Section 6.2(a)(i) is intended to comply with the minimum gain chargeback requirement in Regulations section 1.704-2(f) and shall be interpreted consistently therewith.

(ii) Member Nonrecourse Debt Minimum Gain Chargeback. Except as otherwise provided in Regulations section 1.704-2(i)(4) or in Section 6.2(a)(i), if there is a net decrease in Member Minimum Gain attributable to a Member Nonrecourse Debt during any Fiscal Year, each Holder who has a share of the Member Minimum Gain attributable to such Member Nonrecourse Debt (determined in accordance with Regulations section 1.704-2(i)(5)) as of the beginning of the Fiscal Year shall be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Holder’s respective share of the net decrease in Member Minimum Gain attributable to such Member Nonrecourse Debt. A Holder’s share of the net decrease in Member Minimum Gain shall be determined in accordance with Regulations section 1.704-2(i)(4); provided that a Holder shall not be subject to this provision to the extent that an exception is provided by Regulations section 1.704-2(i)(4) and any IRS revenue rulings, revenue procedures, or notices issued with respect thereto. Allocations pursuant to this Section 6.2(a)(ii) shall be made in proportion to the respective amounts required to be allocated to each Holder pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations sections 1.704-2(i)(4) and 1.704-2(j)(2). This Section 6.2(a)(ii) is intended to comply with the minimum gain chargeback requirement in Regulations section 1.704-2(i) and shall be interpreted consistently therewith.

(iii) Nonrecourse Deductions and Member Nonrecourse Deductions. Any Nonrecourse Deductions for any Fiscal Year shall be specially allocated to the Holders in accordance with their respective

Percentage Interests. Any Member Nonrecourse Deductions for any Fiscal Year shall be specially allocated to the Holder(s) who bears the economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable, in accordance with Regulations section 1.704-2(i).

(iv) Qualified Income Offset. If any Holder unexpectedly receives an adjustment, allocation or distribution described in Regulations section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of Company income and gain shall be allocated, in accordance with Regulations section 1.704-1(b)(2)(ii)(d), to such Holder in an amount and manner sufficient to eliminate, to the extent required by such Regulations, the Adjusted Capital Account Deficit of such Holder as quickly as possible, provided that an allocation pursuant to this Section 6.2(a)(iv) shall be made if and only to the extent that such Holder would have an Adjusted Capital Account Deficit after all other allocations provided in this Article VI have been tentatively made as if this Section 6.2(a)(iv) were not in the Agreement. It is intended that this Section 6.2(a)(iv) comply with the qualified income offset requirement in Regulations section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

(v) Gross Income Allocation. In the event that any Holder has a deficit Capital Account at the end of any Fiscal Year that is in excess of the sum of (1) the amount (if any) that such Holder is obligated to restore to the Company upon complete liquidation of such Holder’s Company Interest and (2) the amount that such Holder is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations sections 1.704-2(g)(1) and 1.704-2(i)(5), each such Holder shall be specially allocated items of Company income and gain in the amount of such excess to eliminate such deficit as quickly as possible, provided that an allocation pursuant to this Section 6.2(a)(v) shall be made if and only to the extent that such Holder would have a deficit Capital Account in excess of such sum after all other allocations provided in this Article VI have been tentatively made as if this Section 6.2(a)(v) and Section 6.2(a)(iv) were not in the Agreement.

(vi) Limitation on Allocation of Net Loss. To the extent that any allocation of Net Loss (or items of loss) would cause or increase an Adjusted Capital Account Deficit as to any Holder, such allocation of Net Loss (or items of loss) shall be reallocated (x) first, among the other Holders of Class A Common Units in accordance with their respective Percentage Interests, and (y) thereafter, among the Holders of other Company Units, as determined by the Managing Member (with the approval of the Original Member Representative, such approval not to be unreasonably withheld, delayed, or conditioned), subject to the limitations of this Section 6.2(a)(vi).

(vii) Section 754 Adjustment. To the extent that an adjustment to the adjusted tax basis of any Company asset pursuant to Section 734(b) of the Code or Section 743(b) of the Code is required, pursuant to Regulations section 1.704-1(b)(2)(iv)(m)(2) or Regulations section 1.704-1(b)(2) (iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a distribution to a Holder of Class A Common Units in complete liquidation of its interest in the Company, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such gain or loss shall be specially allocated to the Holders of Class A Common Units in accordance with their respective Percentage Interests in the event that Regulations section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Holder(s) to whom such distribution was made in the event that Regulations section 1.704-1(b) (2)(iv)(m)(4) applies.

(viii) Curative Allocations. The allocations set forth in Sections 6.2(a)(i), (ii), (iii), (iv), (v), (vi) and (vii) (the “Regulatory Allocations”) are intended to comply with certain regulatory requirements, including the requirements of Regulations sections 1.704-1(b) and 1.704-2. Notwithstanding the provisions of Section 6.1, the Regulatory Allocations shall be taken into account in allocating other items of income, gain, loss and deduction among the Holders of Class A Common Units so that to the extent possible without violating the requirements giving rise to the Regulatory Allocations, the net amount of such allocations of other items and the Regulatory Allocations to each Holder of a Class A Common Unit shall be equal to the net amount that would have been allocated to each such Holder if the Regulatory Allocations had not occurred.

(ix) Certain Deductions. If the Company is entitled to a deduction for compensation to a person providing services to the Company or its subsidiaries or any other deductible payment, in each case, the economic cost of which is borne by a Member (and not the Company or its subsidiaries), whether paid in cash, Class A Common Units, or other property, the Company shall allocate the deduction attributable to such payment to such Member. For the avoidance of doubt, any amount which is reflected as (i) Company Transaction Expenses (as defined in the Business Combination Agreement) or (ii) a reduction in the number of Retained Company Units (as defined in the Business Combination Agreement) pursuant to clause (c) or (d) of such term, shall be treated as an economic cost borne by the Original Members

(b) Allocation of Excess Nonrecourse Liabilities. For purposes of determining a Holder’s proportional share of the “excess nonrecourse liabilities” of the Company within the meaning of Regulations section 1.752-3(a)(3), each Holder’s respective interest in Company profits shall be equal to such Holder’s Percentage Interest with respect to Class A Common Units.

6.3 Tax Allocations.

(a) In General. Except as otherwise provided in this Section 6.3, for income tax purposes under the Code and the Regulations each Company item of income, gain, loss and deduction (collectively, “Tax Items”) shall be allocated among the Holders in the same manner as its correlative item of “book” income, gain, loss or deduction is allocated pursuant to Sections 6.1 and Section 6.2.

(b) Section 704(c) Allocations. Notwithstanding Section 6.3(a), Tax Items with respect to an Asset that is contributed to the Company with a Gross Asset Value that varies from its basis in the hands of the contributing Member immediately preceding the date of contribution shall be allocated among the Holders for income tax purposes pursuant to Regulations promulgated under Section 704(c) of the Code so as to take into account such variation. The Company shall account for such variation under the traditional method as described in Regulations section 1.704-3(b), or such other method determined by the Managing Member and permitted by Regulations (with the approval of the Original Member Representative, such approval not to be unreasonably withheld, delayed, or conditioned). In the event that the Gross Asset Value of any Company asset is adjusted pursuant to subsection (b) of the definition of “Gross Asset Value” (provided in Section 1.1), subsequent allocations of Tax Items with respect to such asset shall take account of the variation, if any, between the adjusted basis of such asset and its Gross Asset Value in the same manner as under Section 704(c) of the Code and the applicable Regulations and using the traditional method as described in Regulations section 1.704-3(b), or such other method determined by the Managing Member and permitted by Regulations (with the approval of the Original Member Representative, such approval not to be unreasonably withheld, delayed, or conditioned). If, as a result of an exercise of a non-compensatory option to acquire an interest in the Company, a Capital Account reallocation is required under Regulations Sections 1.704-1(b)(2)(iv)(s)(3), the Company shall make corrective allocations pursuant to Regulations Section 1.704-1(b)(4)(x). If, pursuant to Section 6.2(a)(i), the Managing Member causes a Capital Account reallocation in accordance with principles similar to those set forth in Regulations Section 1.704-1(b)(2)(iv)(s)(3), the Managing Member shall make corrective allocations in accordance with principles similar to those set forth in Regulations Section 1.704-1(b)(4)(x).

6.4 Other Allocation Rules. With regard to PubCo’s acquisition of the Class A Common Units (including the Sponsor Earnout Units) pursuant to the Business Combination Agreement, Net Income and Net Loss shall be allocated to the Members of the Company so as to take into account the varying interests of the Members in the Company using an “interim closing of the books” method in a manner that complies with the provisions of Section 706 of the Code and the Regulations thereunder. If during any Fiscal Year there is any other change in any Member’s ownership of Company Units in the Company, the Managing Member shall consult in good faith with the Original Member Representative and the tax advisors to the Company and allocate the Net Income or Net Loss to the Members of the Company so as to take into account the varying interests of the Members in the Company using an “interim closing of the books” method in a manner that complies with the provisions of Section 706 of the Code and the Regulations thereunder; provided however that such allocations may instead be made in another manner that complies with the provisions of Section 706 of the Code and the Regulations thereunder and that is selected by the Managing Member (with the prior written consent of the Original Member Representative, not to be unreasonably withheld, conditioned or delayed).

6.5 Earnout Company Units. Notwithstanding any other provision of this Agreement (including the last sentence of Section 5.1), the parties intend that, for U.S. federal income tax purposes, Earnout Company Units shall be treated as having satisfied the earnout criteria set forth in Section 2.5 of the Business Combination Agreement for purposes of allocating Net Income and Net Loss pursuant to this Article VI (including for the purposes of determining amounts that would be distributable to the Members in the case of any hypothetical distribution or liquidation and determining such Members’ Assumed Tax Liability and entitlement to distributions pursuant to Section 5.2, but not, for the avoidance of doubt, entitlement to actual distributions pursuant to Section 5.1). If and when the Earnout Company Units are forfeited for failing to have satisfied the earnout criteria set forth in the Business Combination Agreement, the parties intend and agree (x) that the Managing Member may make such allocations as deemed necessary to reflect such forfeiture and (y) to prepare and file all tax returns consistent therewith unless otherwise required by a “determination” within the meaning of Section 1313 of the Code.

ARTICLE VII

OPERATIONS

7.1 Management.

(a) The Managing Member shall have full, exclusive and complete discretion to manage and control the business and affairs of the Company, to make all decisions affecting the business and affairs of the Company and to do or cause to be done any and all acts, at the expense of the Company, as it deems necessary or appropriate to accomplish the purposes and direct the affairs of the Company. The Managing Member shall have the exclusive power and authority to bind the Company, except and to the extent that such power is expressly delegated in writing to any other Person by the Managing Member, and such delegation shall not cause the Managing Member to cease to be a Member or the Managing Member of the Company. The Managing Member shall be an agent of the Company’s business, and the actions of the Managing Member taken in such capacity and in accordance with this Agreement shall bind the Company. The Managing Member shall at all times be a Member of the Company. The Managing Member shall constitute a “manager” under the Act. Notwithstanding any provision of this Agreement, the Company, and the Managing Member on behalf of the Company, may enter into and perform any document without any vote or consent of any other Person. No Member or Assignee (other than in its separate capacity as the Managing Member, any of its Affiliates or any member, officer or employee of the Managing Member, the Company or any of their Affiliates, in their capacity as such) shall take part in the operations, management or control (within the meaning of the Act) of the Company’s business, transact any business in the Company’s name, or have the power to sign documents for or otherwise bind the Company. The transaction of any such business by the Managing Member, any of its Affiliates or any member, officer or employee of the Managing Member, the Company or any of their Affiliates, in their capacity as such, shall not affect, impair, or eliminate the limitations on the liability of the Members or Assignees under this Agreement. The Managing Member may not withdraw or be removed from the Company except as set forth in Section 11.2.

(b) The determination as to any of the following matters, made by or at the direction of the Managing Member consistent with the Act and this Agreement, shall be final and conclusive and shall be binding upon the Company and every Member: (i) the amount of assets at any time available for distribution or the redemption of Class A Common Units; (ii) the amount and timing of any distribution; (iii) any determination to Exchange Class A Common Units or waive any condition of this Agreement with respect thereto; (iv) the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged); (v) the fair value, or any sale, bid or asked price to be applied in determining the fair value, of any asset owned or held by the Company; (vi) any matter relating to the acquisition, holding and disposition of any assets by the Company; or (vii) any other matter relating to the business and affairs of the Company or required or permitted by applicable law, this Agreement or otherwise to be determined by the Managing Member.

(c) The Managing Member may also, from time to time, appoint such officers and establish such management and/or advisory boards or committees of the Company as the Managing Member deems necessary or advisable, each of which shall have such powers, authority and responsibilities as are delegated in writing by the Managing Member from time to time, provided that in no event shall the Managing Member or the Board be absolved of its fiduciary duties pursuant to Section 7.5(c) by virtue of any such appointment. Each such officer and/or board or committee member shall serve at the pleasure of the Managing Member.

(d) Except as otherwise expressly provided in this Agreement or required by any non-waivable provision of the Act or other applicable law, no Member other than the Managing Member shall (i) have any right to vote on or consent to any other matter, act, decision or document involving the Company or its business, or (ii) take part in the day-to-day management, or the operation or control, of the business and affairs of the Company. Without limiting the generality of the foregoing, the Managing Member may cause the Company, without the consent or approval of any other Member, to enter into any of the following in one or a series of related transactions: (A) any merger, (B) any acquisition, (C) any consolidation, (D) any sale, lease, division or other transfer or conveyance of assets, (E) any recapitalization or reorganization of outstanding securities, (F) any merger, sale, lease, spin-off, exchange, transfer or other disposition of a subsidiary, division or other business, (G) any issuance of debt or equity securities (subject to any limitations expressly provided for herein) or (H) any incurrence of indebtedness. Except to the extent expressly delegated in writing by the Managing Member, no Member or Person other than the Managing Member shall be an agent for the Company or have any right, power or authority to transact any business in the name of the Company or to act for or on behalf of or to bind the Company.

(e) Only the Managing Member may commence a voluntary case on behalf of, or an involuntary case against, the Company under a chapter of Title 11 U.S.C. by the filing of a “petition” (as defined in 11 U.S.C. 101(42)) with the United States Bankruptcy Court. Any such petition filed by any other Member, to the fullest extent permitted by applicable law, shall be deemed an unauthorized and bad faith filing and all parties to this Agreement shall use their best efforts to cause such petition to be dismissed.

(f) It is anticipated that PubCo’s primary business activities shall be focused on the operation of the Company and its Subsidiaries. Subject to the foregoing, the Members acknowledge and agree that, subject to the terms of any other employment, consulting or similar arrangements or engagement with the Company, the Managing Member, or any Affiliate of either of them:

(i) any Member and its Affiliates may engage or invest in any other business, activity or opportunity of any nature, independently or with others;

(ii) neither the Company nor any Member (in its capacity as such) shall have any right to participate in any manner in such engagement or investment, or the profits or income earned or derived therefrom; and

(iii) the pursuit of such activities by any such Member shall not be deemed in violation or breach of this Agreement or any obligation or duty owed by such Member to the Company or the other Members.

(g) Subject to Section 7.1(h), the Managing Member shall have the power, without the consent of the Members or the consent or approval of any Member, to amend this Agreement as may be required to facilitate or implement any of the following purposes:

(i) to add to the obligations of the Managing Member or surrender any right or power granted to the Managing Member or any Affiliate of the Managing Member for the benefit of the Members;

(ii) to reflect the admission, substitution or withdrawal of Members, the Transfer of any Company Interest or the termination of the Company in accordance with this Agreement, and to amend the Register in connection with such admission, substitution, withdrawal or Transfer;

(iii) to reflect a change that is of an inconsequential nature or does not adversely affect the Members in any material respect, or to cure any ambiguity, correct or supplement any provision in this Agreement not inconsistent with law or with other provisions, or make other changes with respect to matters arising under this Agreement that will not be inconsistent with law or with the provisions of this Agreement;

(iv) to satisfy any requirements, conditions or guidelines contained in any order, directive, opinion, ruling or regulation of a federal or state agency or contained in federal or state law;

(v) to modify either or both of the manner in which items of Net Income or Net Loss are allocated pursuant to Article VI or the manner in which Capital Accounts are adjusted, computed, or maintained (but in each case only to the extent set forth in the definition of “Capital Account” or Section 5.4 or as contemplated by the Code or the Regulations);

(vi) to reflect the issuance of additional Company Interests in accordance with Article IV;

(vii) to set forth or amend the designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications or terms or conditions of redemption of any additional Company Units issued pursuant to Article IV; and

(viii) to reflect any other modification to this Agreement as is reasonably necessary for the business or operations of the Company or PubCo and which does not violate Section 7.1(h).

(h) Notwithstanding Article XIII, this Agreement shall not be amended, and no action may be taken by the Managing Member, without the consent of each Member adversely affected thereby (if any), if such amendment or action would (i) modify the limited liability of a Member or increase the obligation of a Member to make a Capital Contribution to the Company, (ii) adversely alter the rights of any Member to receive the distributions to which such Member is entitled pursuant to Article V or Section 12.3(a)(iii), or alter the allocations specified in Article VI (except, in any case, as permitted pursuant to Sections 4.2, 5.4 and 7.1(g)), (iii) alter or modify in a manner that adversely affects any Member the Exchange rights, Cash Exchange Payment or Stock Exchange Payment as set forth in Section 14.1, provided that the waiver by the Managing Member of any condition with respect to an Exchange shall not be deemed to adversely affect any Member, or amend or modify any related definitions, (iv) would convert the Company into a corporation, or (v) amend Section 7.3(b) or this Section 7.1(h); provided, however, that, with respect to clauses (ii), (iii), (iv) and (v), the consent of any individual Member adversely affected shall not be required for any amendment or action that affects all Members holding the same class or series of Company Units on a uniform or pro rata basis, if approved by a Majority in Interest of the Members of such class or series. Further, no amendment may alter the restrictions on the Managing Member’s authority set forth elsewhere in this Section 7.1 without the consent specified therein. Any such amendment or action consented to by any Member shall be effective as to that Member, notwithstanding the absence of such consent by any other Member.

7.2 Compensation and Advances.

(a) The Managing Member shall not receive any fees from the Company for its services in administering the Company, except as otherwise provided herein (including the provisions of Articles V and VI regarding distributions, payments and allocations to which it may be entitled in its capacity as the Managing Member).

(b) The Company shall be liable for, and shall reimburse the Managing Member, on a monthly basis, or such other basis as the Managing Member may determine, for sums to the extent expended by the Managing

Member (and specifically excluding sums paid directly by the Company or any of its subsidiaries) in connection with the Company’s business, including (i) expenses relating to the ownership of interests in and management and operation of, or for the benefit of, the Company, (ii) compensation of officers and employees of PubCo or the Company, (iii) director fees and expenses, (iv) all costs and expenses of PubCo being a public company, including costs of filings with the SEC, tax returns, reports and other distributions to its stockholders, and (v) other costs and expenses incidental to their existence or related to the foregoing matters; provided that for the avoidance of doubt in no event shall the expenses payable pursuant to this Section 7.2(b) include any tax liability of PubCo. Such reimbursements shall be in addition to any reimbursement of PubCo as a result of indemnification pursuant to Section 7.6. Notwithstanding anything herein to the contrary, (A) PubCo shall not be entitled to reimbursement of expenses incurred at or prior to the Effective Time unless and to the extent such expenses constitute Buyer Transaction Expenses within the meaning of the Business Combination Agreement and (B) in the event PubCo is not the Managing Member, the Managing Member shall not be entitled to reimbursement of expenses incurred pursuant to clauses (ii), (iii) or (iv) of this Section 7.2(b).

(c) To the extent practicable, Company expenses shall be billed directly to and paid by the Company and, if and to the extent any reimbursements to PubCo or any of its Affiliates by the Company pursuant to this Section 7.2 constitute gross income to such Person (as opposed to a repayment of advances made by such Person on behalf of the Company), such amounts shall be treated as “guaranteed payments” within the meaning of Section 707(c) of the Code (unless otherwise required by the Code and the Regulations) and shall not be treated as distributions for purposes of computing the Members’ Capital Accounts.

7.3 Outside Activities.

(a) PubCo shall not directly or indirectly enter into or conduct any business, other than in connection with and to the extent permitted hereby, (i) the ownership, acquisition and disposition of Company Interests, (ii) the management of the business of the Company, (iii) its operation as a reporting company with a class (or classes) of securities registered under the Exchange Act, (iv) the offering, sale, syndication, private placement or public offering of stock, bonds, securities or other interests, (v) financing or refinancing of any type related to the Company or its assets or activities, and (vi) such activities as are incidental thereto. Nothing contained herein shall be deemed to prohibit PubCo from executing guarantees of Company debt for which it would otherwise be liable.

(b) Subject to any agreements entered into pursuant to Section 7.4 and any other agreements entered into by a Member or any of its Affiliates with PubCo, the Company or a Subsidiary (including any employment agreement), any Member and any Assignee, officer, director, employee, agent, trustee, Affiliate, member or stockholder of any Member shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Company, including business interests and activities that are in direct or indirect competition with the Company or that are enhanced by the activities of the Company. Neither the Company nor any Member shall have any rights by virtue of this Agreement in any business ventures of any Member or any Assignee, officer, director, employee, agent, trustee, Affiliate, member or stockholder of any Member. Subject to such agreements, none of the Members nor any other Person shall have any rights by virtue of this Agreement in any business ventures of any other Person (other than PubCo, to the extent expressly provided herein), and such Person shall have no obligation pursuant to this Agreement, subject to Section 7.4 and any other agreements entered into by a Member or its Affiliates with PubCo, the Company or a Subsidiary, to offer any interest in any such business ventures to the Company, any Member, or any such other Person, even if such opportunity is of a character that, if presented to the Company, any Member or such other Person, could be taken by such Person.

7.4 Transactions with Affiliates.

(a) The Company may lend or contribute funds or other assets to PubCo and its Subsidiaries or other Persons in which PubCo has an equity investment, and such Persons may borrow funds from the Company, on terms and conditions no less favorable to the Company in the aggregate than would be available from unaffiliated third parties as determined by the Managing Member. The foregoing authority shall not create any right or benefit in favor of any Member or any other Person. It is expressly acknowledged and agreed by each Member that, to the extent approved by the Managing Member, PubCo may (i) borrow funds from the Company in order to redeem, at any time or from time to time, options or warrants previously or hereafter issued by PubCo, (ii) put to the Company, for cash, any rights, options, warrants or convertible or exchangeable securities that PubCo may desire or be required to purchase or redeem, (iii) borrow funds from the Company to acquire assets that will be contributed to the Company for Company Units, or (iv) pay expenses of PubCo, including expenses referred to in Section 7.2(b).

(b) Except as provided in Section 7.3, the Company may transfer assets to joint ventures, limited liability companies, partnerships, corporations, business trusts or other business entities in which it is or thereby becomes a participant upon such terms and subject to such conditions consistent with this Agreement and applicable law.

(c) PubCo and its Affiliates may sell, transfer or convey any property to the Company, directly or indirectly, on terms and conditions no less favorable to the Company in the aggregate than would be available from unaffiliated third parties as determined by the Managing Member.

(d) PubCo may propose and adopt, on behalf of the Company, employee benefit plans funded by the Company for the benefit of employees of PubCo, the Company, Subsidiaries of the Company or any Affiliate of any of them in respect of services performed, directly or indirectly, for the benefit of PubCo, the Company or any of the Company’s Subsidiaries.

7.5 Liability of Members; Fiduciary and Other Duties; Indemnification.

(a) Except as otherwise provided by the Act, the debts, expenses, obligations and liabilities of the Company, whether arising in contact, tort or otherwise, shall be solely the debts, expenses, obligations and liabilities of the Company, and no Member (including any Managing Member) shall be obligated personally for any such debt, expense, obligation, or liability of the Company solely by reason of being a Member. All Persons dealing with the Company shall have recourse solely to the Company for the payment of the debts, expenses, obligations or liabilities of the Company.

(b) To the greatest extent permitted under applicable law, no Member, including the Managing Member, PubCo and the Original Member Representative in each such Member’s capacity as such, and none of such Person’s officers, directors, partners, managers members, shareholders and employees, nor the members of the Board nor the employees and officers of the Company (all such persons being referred to as “Indemnitees”) shall be liable, in damages or otherwise, to the Company or to any Member for any losses sustained or liabilities incurred as a result of any act or omission of such Indemnitee not in violation of its fiduciary duties, if any.

(c) An Indemnitee acting under this Agreement shall not be liable to the Company or to any other Indemnitee for such Person’s good-faith reliance on the provisions of this Agreement. No Member, in its capacity as Member, shall owe any duty (including fiduciary duty) to the Company or any of its Members (all such duties being hereby eliminated to the greatest extent possible).

(d) The Managing Member may consult with legal counsel, accountants and financial or other advisors, and any act or omission suffered or taken by the Managing Member on behalf of the Company or in furtherance of the interests of the Company in good faith in reliance upon and in accordance with the advice of such counsel, accountants or financial or other advisors will be full justification for any such act or omission, and the Managing Member will be fully protected in so acting or omitting to act so long as such counsel or accountants or financial or other advisors were selected with reasonable care.

7.6 Indemnification.

(a) The Company shall indemnify and hold harmless each Indemnitee (and such person’s heirs, successors, assigns, executors or administrators) to the full extent permitted by law from and against any and all losses, claims, damages, liabilities, expenses (including reasonable attorney’s fees and other legal fees and expenses), judgments, fines, settlements and other amounts of any nature whatsoever, known or unknown, liquid or illiquid (collectively, “Liabilities”) arising from any and any threatened, pending or completed claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, and whether formal or informal, including appeals (“Actions”), in which such Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of any act performed or omitted to be performed by such Indemnitee on behalf of the Company or by reason of the fact that the Indemnitee is or was serving as an officer, director, partner, trustee, employee, representative or agent of the Company if (i) the Indemnitee acted in good faith, within the scope of such Indemnitee’s authority, and in a manner it believed to be in, or not contrary to, the best interests of the Company, (ii) the Action was not initiated by the Indemnitee (other than an action to enforce such Indemnitee’s rights to indemnification or advance of expenses under this Section 7.6), (iii) the Indemnitee has not been established by a final judgment of a court of competent jurisdiction to be liable to the Company, and (iv) such action or inaction did not constitute fraud or willful misconduct by the Indemnitee.

(b) Expenses incurred by an Indemnitee in defending any Action, subject to this Section 7.6 shall be advanced by the Company prior to the final disposition of such Action upon receipt by the Company of a written commitment by or on behalf of the Indemnitee to repay such amount if it shall be determined that such Indemnitee is not entitled to be indemnified as authorized in this Section 7.6.

(c) Any indemnification obligations of the Company arising under this Section 7.6 shall be satisfied out of any Company assets (including any amounts otherwise currently or subsequently distributable to any Member(s)) and not from any assets of the Members.

(d) The provisions of this Section 7.6 are for the benefit of the Indemnitees and shall not be deemed to create any rights for the benefit of any other Person.

(e) The right to indemnification provided hereby shall not be exclusive of, and shall not affect, any other rights to which an Indemnitee or any other Person may be entitled under any agreement, pursuant to any vote of the Members, as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns, executors and administrators of the Indemnitee unless otherwise provided in a written agreement with such Indemnitee or in the writing pursuant to which such Indemnitee is indemnified.

(f) To the fullest extent permitted by applicable law, the Company may, but shall not be obligated to, purchase and maintain insurance, on behalf of any of the Indemnitees and such other Persons as the Managing Member shall determine, against any liability that may be asserted against or expenses that may be incurred by such Person in connection with the Company’s activities, regardless of whether the Company would have the power to indemnify such Person against such liability under the provisions of this Agreement.

(g) An Indemnitee shall not be denied indemnification in whole or in part under this Section 7.6 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

(h) The provisions of this Section 7.6 are for the benefit of the Indemnitees, their heirs, successors, assigns, executors and administrators and shall not be deemed to create any rights for the benefit of any other Persons. Any amendment, modification or repeal of this Section 7.6 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the Company’s liability to any Indemnitee under this Section 7.6 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

(i) Notwithstanding anything to the contrary in this Agreement, the indemnification rights and obligations set forth in this Agreement shall not apply to any breaches of fiduciary duties set forth in Section 7.5(c), to the extent (and only to the extent) that it has been finally determined by a court of competent jurisdiction that, respectively, a director of a Delaware corporation would be prohibited by the laws of the State of Delaware from being indemnified with respect to such matter or a Delaware corporation is prohibited by the laws of the State of Delaware from indemnifying a member of its board of directors with respect to such matter.

ARTICLE VIII

RIGHTS AND OBLIGATIONS OF MEMBERS

8.1 Return of Capital. Except pursuant to the rights of Exchange set forth in Section 14.1, no Member shall be entitled to the withdrawal or return of its Capital Contribution, except to the extent of distributions made pursuant to this Agreement or upon dissolution of the Company as provided herein. Except to the extent provided in Article V or Article VI or otherwise expressly provided in this Agreement, no Member or Assignee shall have priority over any other Member or Assignee either as to the return of Capital Contributions or as to profits, losses or distributions.

8.2 Rights of Members Relating to the Company.

(a) In addition to other rights provided by this Agreement or by the Act, the Managing Member shall deliver to each Member a copy of any information mailed to all of the common stockholders of PubCo as soon as practicable after such mailing.

(b) Notwithstanding any other provision of this Section 8.2, the Managing Member may keep confidential from the Members (or any of them), for such period of time as the Managing Member determines to be reasonable, any information that (i) the Managing Member believes to be in the nature of trade secrets or other information the disclosure of which the Managing Member in good faith believes is not in the best interests of the Company or PubCo or (ii) the Company or PubCo is required by law or by agreement to keep confidential.

ARTICLE IX

BOOKS AND RECORDS

9.1 Books and Records. At all times during the continuance of the Company, the Company shall prepare and maintain separate books of account for the Company for financial reporting purposes, on an accrual basis, in accordance with United States generally accepted accounting principles, consistently applied. The Company shall keep at its principal office the following:

(a) a current list of the full name and the last known street address of each Member;

(b) a copy of the Certificate and this Agreement and all amendments thereto; and

(c) copies of the Company’s federal, state and local income tax returns and reports, if any, for the three most recent years.

9.2 Inspection. Subject to Section 15.12, Members (personally or through an authorized representative) may, for purposes reasonably related to their respective Company Interests, examine and copy (at their own cost and expense) the books and records of the Company at all reasonable business hours upon reasonable prior notice.

ARTICLE X

TAX MATTERS

10.1 Preparation of Tax Returns. The Managing Member shall arrange for the preparation and timely filing of all returns with respect to Company income, gains, deductions, losses and other items required of the Company for federal and state income tax purposes and shall use all reasonable effort to furnish, within ninety (90) days of the close of each taxable year, an estimate of the tax information reasonably required by the Members (including a draft Schedule K-1) for federal and state income tax and any other tax reporting purposes and, within one hundred and eighty (180) days of the close of each taxable year, such final information (including a final Schedule K-1).

10.2 Tax Elections. The Managing Member shall file (or cause to be filed) an election pursuant to Code Section 754 (and any corresponding provision for state and local income tax purposes) for the Company for the Fiscal Year that includes the Closing Date and shall maintain and keep such election in effect at all times (and, if applicable, the Managing Member and the Company shall cause any Subsidiary of the Company to file and maintain such an election). Except as otherwise provided herein, the Managing Member shall determine whether to make any other available election pursuant to the Code; provided that the Managing Member shall consult in good faith with the Original Member Representative with respect to any material tax election with respect to the Company that could reasonably be expected to have an adverse effect on the Original Members.

10.3 Partnership Representative.

(a) The Original Member Representative is hereby designated as the Company’s “tax matters partner” for U.S. federal income tax purposes under Section 6231(a)(7) of the Code, as in effect for taxable years of the Company beginning on or before December 31, 2017, and as the Company’s “partnership representative” as that term is defined in pursuant to Section 6223(a) of the Code for taxable years of the Company beginning after December 31, 2017 and ending prior to January 1, 2022. The Managing Member is hereby designated as the “partnership representative” pursuant to Section 6223(a) of the Code for taxable years beginning on or after January 1, 2022. For each Fiscal Year in which the Partnership Representative is an entity, the Company shall appoint the “designated individual” identified by the Partnership Representative and approved by the Board to act on its behalf in accordance with the applicable Regulations or analogous provisions of state or local law. Each Member hereby expressly consents to such designations and agrees to take, and that the Managing Member is authorized to take (or cause the Company to take), such other actions as may be necessary or advisable pursuant to Regulations or other Internal Revenue Service or Treasury guidance or state or local law to cause such designations or evidence such Member’s consent to such designations.

(b) Subject to this Section 10.3, the Partnership Representative shall have the sole authority to act on behalf of the Company in connection with, make all relevant decisions regarding application of, and to exercise the rights and powers provided for in the BBA Rules, including making any elections under the BBA Rules or any decisions to settle, compromise, challenge, litigate or otherwise alter the defense of any Action, audit or examination before the IRS or any other tax authority (each, an “Audit”), and to expend Company funds for professional services and other expenses reasonably incurred in connection therewith.

(c) Without limiting the foregoing, the Partnership Representative shall give prompt written notice to the Original Member Representative of the commencement of any Audit of the Company or any of its Subsidiaries (a “Specified Audit”). The Partnership Representative shall (i) keep the Original Member Representative reasonably informed of the material developments and status of any such Specified Audit, (ii) permit the Original Member Representative (or its designee) to participate (including using separate counsel), in each case at the Original Members’ sole cost and expense, in any such Specified Audit, and (iii) promptly notify the Original Member Representative of receipt of a notice of a final partnership adjustment (or equivalent under applicable laws) or a final decision of a court or IRS Appeals panel (or equivalent body under applicable laws) with respect to such Specified Audit. The Partnership Representative or the Company shall promptly provide the Original Member Representative with copies of all material correspondence between the Partnership Representative or the Company (as applicable) and any governmental entity in connection with such Specified Audit and shall give the Original Member Representative a reasonable opportunity to review and comment on any material correspondence, submission (including settlement or compromise offers) or filing in connection with any such Specified Audit. Additionally, the Partnership Representative shall not (and the Company shall not (and shall not authorize the Partnership Representative to)) settle, compromise or abandon any Specified Audit in a manner that would reasonably be expected to have a disproportionate (compared to PubCo) and material adverse effect on the Original Members without the Original Member Representative’s prior written consent (which consent shall not be unreasonably withheld, delayed or conditioned). The Partnership Representative shall obtain the prior written consent of the Original Member Representative (which consent shall not be unreasonably withheld, delayed or conditioned) before taking any material action under the BBA Rules that would reasonably be expected to have a disproportionate (compared to PubCo) and material adverse effect on the Original Members.

(d) Notwithstanding anything to the contrary contained in this Agreement, in the event of any conflict between Section 7.1 of the Business Combination Agreement and this Agreement, Section 7.1 of the Business Combination Agreement shall control. The Company, the Partnership Representative, the Managing Member, and the Members hereby acknowledge and agree to the foregoing sentence and expressly agree to be bound by the terms of Section 7.1 of the Business Combination Agreement.

(e) This Section 10.3 shall be interpreted to apply to Members and former Members and shall survive the Transfer of a Member’s Company Units and the termination, dissolution, liquidation and winding up of the Company and, for this purpose to the extent not prohibited by applicable law, the Company shall be treated as continuing in existence.

10.4 Withholding Tax Indemnification.

(a) If the Company or any other Person in which the Company holds an interest is required by law to withhold or to make tax payments on behalf of or with respect to any Member, or the Company is subjected to tax itself (including any amounts withheld from amounts directly or indirectly payable to the Company or to any other Person in which the Company holds an interest) by reason of the status of any Member as such or that is specifically attributable to a Member (including federal, state, local or foreign withholding, personal property, unincorporated business or other taxes, the amount of any taxes arising under the BBA Rules, the amount of any taxes imposed under Code Section 1446(f), and any interest, penalties, additions to tax, and expenses related to any such amounts) (“Tax Advances”), the Managing Member may cause the Company to withhold such amounts and cause the Company to make such tax payments as so required, and each Member hereby authorizes the Company to do so. All Tax Advances made on behalf of a Member shall be repaid by reducing the amount of the current or next succeeding distribution pursuant to Section 5.1 or Section 5.2 of this Agreement and, if applicable, the proceeds of liquidation that would otherwise have been made to such Member under this Agreement. For all purposes of this Agreement, such Member shall be treated as having received the amount of the distribution, if applicable, that is equal to the Tax Advance at the time of such Tax Advance. Notwithstanding the foregoing, to the extent that the aggregate amount of Tax Advances for any period made on behalf of a Member exceeds the actual distributions that would have otherwise been made to such Member pursuant to Section 5.1 or Section 5.2 following such Tax Advances, then such Member shall indemnify and hold harmless the Company for the entire amount of such excess (which has not offset distributions pursuant to this Section 10.4). For the avoidance of doubt, any income taxes, penalties, additions to tax and interest payable by the Company or any fiscally transparent entity in which the Company owns an interest shall be treated as specifically attributable to the Members and shall be allocated among the Members such that the burden of (or any diminution in distributable proceeds resulting from) any such amounts is borne by those Members to whom such amounts are specifically attributable (whether as a result of their status, actions, inactions or otherwise, including pursuant to an allocation made under Section 10.3(c)), in each case as reasonably determined by the

Partnership Representative. For the avoidance of doubt, any taxes, penalties, and interest payable under the BBA Rules by the Company or any fiscally transparent entity in which the Company owns an interest shall be treated as specifically attributable to the Members of the Company, and the Managing Member shall use commercially reasonable efforts to allocate the burden of (or any diminution in distributable proceeds resulting from) any such taxes, penalties or interest to those Members to whom such amounts are specifically attributable (whether as a result of their status, actions, inactions or otherwise), as determined by the Managing Member.

(b) To the extent there are any Tax Advances outstanding with respect to the Company Units that are the subject of an Exchange (or Direct Exchange) as of the Exchange Date, the Exchanging Member shall repay the Company such Tax Advances on the Exchange Date, immediately prior to the Exchange (or Direct Exchange) and in no event shall the Managing Member have any liability with respect to such Tax Advances outstanding on or prior to the date of such Exchange (or Direct Exchange).

(c) This Section 10.4 shall be interpreted to apply to Members and former Members and shall survive the Transfer of a Member’s Company Units (and shall not burden any such Transferred Company Units nor the transferee of such Company Units) and the termination, dissolution, liquidation and winding up of the Company and, for this purpose to the extent not prohibited by applicable law, the Company shall be treated as continuing in existence.

ARTICLE XI

MEMBER TRANSFERS AND WITHDRAWALS

11.1 Transfer.

(a) No part of the interest of a Member shall be subject to the claims of any creditor, to any spouse for alimony or support, or to legal process, and may not be voluntarily or involuntarily alienated or encumbered except as may be specifically provided for in this Agreement.

(b) No Company Interest shall be Transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article XI. Any Transfer or purported Transfer of a Company Interest not made in accordance with this Article XI shall be null and void ab initio.

11.2 Transfer of Managing Member’s Company Interest. Except as set forth in this Agreement, PubCo may not (i) Transfer all or any portion of its Company Interest, (ii) voluntarily withdraw as the Managing Member of the Company, or (iii) be removed as Managing Member of the Company, in each case, without the consent of the Majority in Interest of the Members and PubCo.

11.3 Members’ Rights to Transfer.

(a) General. Except as provided herein, no Member shall Transfer all or any portion of such Company Interest to any transferee without the consent of the Managing Member. Notwithstanding the foregoing, any Member may, at any time, without the consent of the Managing Member, Transfer all or any portion of its Company Interest pursuant to a Permitted Transfer.

(i) Opinion of Counsel. The Transferor shall deliver or cause to be delivered to the Managing Member an opinion of legal counsel reasonably satisfactory to the Managing Member to the effect that the proposed Transfer may be effected without registration under the Securities Act and will not otherwise violate the registration provisions of the Securities Act and the regulations promulgated thereunder or violate any state securities laws or regulations applicable to the Company or the Company Interests Transferred; provided, however, that the Managing Member may waive this condition upon the request of the Transferor. If the

Managing Member determines, based on the advice of counsel, that such Transfer would create a material risk of requiring the filing of a registration statement under the Securities Act or otherwise violating any federal or state securities laws or regulations applicable to the Company or the Company Units, the Managing Member may prohibit any Transfer otherwise permitted under this Section 11.3 by a Member of Company Interests.

(ii) Exception for Permitted Transfers. The condition set forth in the following sentence of this Section 11.3(a)(ii) shall not apply in the case of a Permitted Transfer. It is a condition to any Transfer otherwise permitted hereunder (whether or not such Transfer is effected during or after the applicable Lock-Up Period) that the transferee assumes by operation of law or express agreement all of the obligations of the transferor Member under this Agreement with respect to such Transferred Company Interest, and no such Transfer (other than pursuant to a statutory merger or consolidation wherein all obligations and liabilities of the transferor Member are assumed by a successor corporation by operation of law) shall relieve the transferor Member of its obligations under this Agreement without the approval of the Managing Member. Any transferee, whether or not admitted as a Substituted Member, shall take subject to the obligations of the transferor hereunder. Unless admitted as a Substituted Member, no transferee, whether by a voluntary Transfer, by operation of law or otherwise, shall have any rights hereunder, other than the rights of an Assignee as provided in Section 11.5.

(b) Incapacity. If a Member is subject to Incapacity, the executor, administrator, trustee, committee, guardian, conservator or receiver of such Member’s estate shall have all the rights of a Member, but not more rights than those enjoyed by other Members, for the purpose of settling or managing the estate, and such power as the Incapacitated Member possessed to Transfer all or any part of its interest in the Company. The Incapacity of a Member, in and of itself, shall not dissolve or terminate the Company.

(c) Adverse Tax Consequences. No Transfer by a Member of its Company Interests may be made to or by any Person if the Managing Member reasonably determines in good faith, such Transfer (i) would create a material risk of the Company being classified as a “publicly traded partnership” within the meaning of Section 7704 of the Code or (ii) would result in the Company having more than 100 partners within the meaning of Treasury Regulations Section 1.7704-1(h) (determined taking into account the rules of Treasury Regulations Section 1.7704-1(h)(3)); provided that, for such purposes, the Company and the Managing Member shall assume that each Original Member and PubCo is treated as a single partner within the meaning of Regulations Section 1.7704-1(h) (determined taking into account the rules of Regulations Section 1.7704-1(h)(3)), unless otherwise required by applicable law.

11.4 Substituted Members.

(a) No Member shall have the right to substitute a transferee other than a Permitted Transferee as a Member in its place. A transferee of the interest of a Member may be admitted as a Substituted Member only with the consent of the Managing Member; provided, however, that a Permitted Transferee shall be admitted as a Substituted Member pursuant to a Permitted Transfer without the consent of the Managing Member, subject to compliance with the last sentence of this Section 11.4. The failure or refusal by the Managing Member to permit a transferee of any such interests to become a Substituted Member shall not give rise to any cause of action against the Company, the Managing Member, or PubCo. Subject to the foregoing, an Assignee shall not be admitted as a Substituted Member until and unless it furnishes to the Managing Member (i) evidence of acceptance, in form and substance reasonably satisfactory to the Managing Member, of all the terms, conditions and applicable obligations of this Agreement and the Investor Rights Agreement, (ii) a counterpart signature page to this Agreement and the Investor Rights Agreement executed by such Assignee, (iii) Consent by Spouse and (iv) such other documents and instruments as the Managing Member may reasonably require to effect such Assignee’s admission as a Substituted Member.

(b) Concurrently with, and as evidence of, the admission of a Substituted Member, the Managing Member shall amend the Register and the books and records of the Company to reflect the name, address and number of Company Units of such Substituted Member and to eliminate or adjust, if necessary, the name, address and number of Company Units of the predecessor of such Substituted Member.

(c) A transferee who has been admitted as a Substituted Member in accordance with this Article XI shall have all the rights and powers and be subject to all the restrictions and liabilities of a Member under this Agreement.

11.5 Assignees. If the Managing Member’s consent is required for the admission of any transferee under Section 11.3 as a Substituted Member, as described in Section 11.4, and the Managing Member withholds such consent, such transferee shall be considered an Assignee for purposes of this Agreement. An Assignee shall be entitled to all the rights of an assignee of a membership interest under the Act, including the right to receive distributions from the Company and the share of Net Income, Net Losses and other items of income, gain, loss, deduction and credit of the Company attributable to the Company Units assigned to such transferee and the rights to Transfer the Company Units provided in this Article XI, but shall not be deemed to be a holder of Company Units for any other purpose under this Agreement (other than as expressly provided in Section 14.1 with respect to a Member (other than PubCo) that becomes an Exchanging Member), and shall not be entitled to effect a consent or vote with respect to such Company Units on any matter presented to the Members for approval (such right to consent or vote, to the extent provided in this Agreement or under the Act, fully remaining with the transferor Member). In the event that any such transferee desires to make a further assignment of any such Company Units, such transferee shall be subject to all the provisions of this Article XI to the same extent and in the same manner as any Member desiring to make an assignment of Company Units.

11.6 General Provisions.

(a) No Member may withdraw from the Company other than: (i) as a result of a permitted Transfer of all of such Member’s Company Interest in accordance with this Article XI with respect to which the transferee becomes a Substituted Member; (ii) pursuant to a redemption (or acquisition by PubCo) of all of its Company Interest pursuant to an Exchange under Section 14.1; or (iii) as a result of the acquisition by PubCo of all of such Member’s Company Interest, whether or not pursuant to Section 14.1(b).

(b) Any Member who shall Transfer all of its Company Units (i) in a Transfer permitted pursuant to this Article XI where such transferee was admitted as a Substituted Member, (ii) pursuant to the exercise of its rights to effect an exchange of all of its Company Units pursuant to an Exchange under Section 14.1 or (iii) to PubCo, whether or not pursuant to Article XIV, shall cease to be a Member.

(c) If any Company Unit is Transferred in compliance with the provisions of this Article XI, or is redeemed by the Company, or acquired by PubCo, on any day other than the first day of a Fiscal Year, then Net Income, Net Losses, each item thereof and all other items of income, gain, loss, deduction and credit attributable to such Company Unit for such Fiscal Year shall be allocated to the transferor Member or the Exchanging Member (as the case may be) and, in the case of a Transfer or assignment other than an Exchange, to the transferee Member, by taking into account their varying interests during the Fiscal Year in accordance with Section 706(d) of the Code, using the “interim closing of the books” method or another permissible method or methods selected by the Managing Member. Solely for purposes of making such allocations, unless otherwise determined by the Managing Member, each of such items for the calendar month in which a Transfer occurs shall be allocated to the transferee Member and none of such items for the calendar month in which a Transfer or an Exchange occurs shall be allocated to the transferor Member, or the Exchanging Member (as the case may be) if such Transfer occurs on or before the fifteenth (15th) day of the month, otherwise such items shall be allocated to the transferor. All distributions attributable to such Company Unit with respect to which the Company Record Date is before the date of such Transfer, assignment or Exchange shall be made to the transferor Member or the Exchanging Member (as the case may be) and, in the case of a Transfer other than an Exchange, all distributions thereafter attributable to such Company Unit shall be made to the transferee Member.

(d) In addition to any other restrictions on Transfer herein contained, in no event may any Transfer or assignment of a Company Interest by any Member (including any Exchange, any acquisition of Company Units by PubCo or any other acquisition of Company Units by the Company) be made (i) to any person or entity who lacks the legal right, power or capacity to own a Company Interest; (ii) in violation of applicable law; (iii) of any component portion of a Company Interest, such as the Capital Account, or rights to distributions, separate and apart from all other components of a Company Interest; (iv) if the Managing Member determines that such Transfer would create a material risk that the Company would become, with respect to any employee benefit plan subject to Title I of ERISA, a “party-in-interest” (as defined in ERISA Section 3(14)) or a “disqualified person” (as defined in Section 4975(c) of the Code); (v) if the Managing Member determines, based on the advice of counsel, that such Transfer would create a material risk that any portion of the assets of the Company would constitute assets of any employee benefit plan pursuant to Department of Labor Regulations section 2510.2-101; (vi) if such Transfer requires the registration of such Company Interest pursuant to any applicable federal or state securities laws; (vii) if the Managing Member determines that such Transfer creates a material risk that the Company would become a reporting company under the Exchange Act; or (viii) if such Transfer subjects the Company to regulation under the Investment Company Act of 1940, the Investment Advisors Act of 1940 or ERISA, each as amended.

(e) For the avoidance of doubt, except to the extent expressly incorporated therein by reference, the provisions of this Article XI shall not apply to an Exchange pursuant to Article XIV.

(f) In the event any Transfer is permitted pursuant to this Article XI, the transferring parties shall demonstrate to the satisfaction of the Managing Member either that no withholding is required in connection with such transfer under applicable U.S. federal, state, local or non-U.S. law (including under Section 1445 or 1446 of the Code) or that any amounts required to be withheld in connection with such transfer under applicable U.S. federal, state, local or non-U.S. law (including under Section 1446 of the Code, other than by reason of Section 1446(f)(4)) have been so withheld.

ARTICLE XII

DISSOLUTION, LIQUIDATION AND TERMINATION

12.1 No Dissolution. The Company may be dissolved, liquidated and terminated only pursuant to the provisions of this Article XII, and the Members hereby irrevocably waive any and all other rights they may have to cause a dissolution of the Company or a sale or partition of any or all of the Company assets.

12.2 Events Causing Dissolution. The Company shall be dissolved and its affairs shall be wound up upon the occurrence of any of the following events (each, a “Liquidating Event”):

(a) the sale of all or substantially all of the Company’s assets;

(b) at any time there are no members of the Company;

(c) an election to dissolve the Company made by the Managing Member, with the consent of the Majority in Interest of the Members; or

(d) the entry of a decree of judicial dissolution under Section 17-802 of the Act.

12.3 Distribution upon Dissolution.

(a) Upon the dissolution of the Company pursuant to Section 12.2, the Managing Member (or, in the event that there is no remaining Managing Member or PubCo has dissolved, become bankrupt or ceased to operate, any Person elected by a Majority in Interest of the Members (the Managing Member or such other Person being referred to herein as the “Liquidator”)) shall be responsible for overseeing the winding up and dissolution of the Company and shall take full account of the Company’s liabilities and property, and the Company property shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom (which may, to the extent determined by the Managing Member, include shares of stock in PubCo) shall be applied and distributed in the following order:

(i) First, to the satisfaction of all of the Company’s debts and liabilities to creditors including Members who are creditors (other than with respect to liabilities owed to Members in satisfaction of liabilities for distributions), whether by payment or the making of reasonable provision for payment thereof;

(ii) Second, to the satisfaction of all of the Company’s liabilities to the Members in satisfaction of liabilities for distributions, whether by payment or the making of reasonable provision for payment thereof; and

(iii) The balance, if any, to the Holders in accordance with Section 5.1. The Managing Member shall not receive any additional compensation for any services performed pursuant to this Article XII.

(b) Notwithstanding the provisions of Section 12.3(a) that require liquidation of the assets of the Company, but subject to the order of priorities set forth therein, if prior to or upon dissolution of the Company, the Liquidator determines that an immediate sale of part or all of the Company’s assets would be impractical or would cause undue loss to the Holders, the Liquidator may, in its sole and absolute discretion, defer for a reasonable time the liquidation of any assets except those necessary to satisfy liabilities of the Company (including to those Holders as creditors) and/or distribute to the Holders, in lieu of cash, as tenants in common and in accordance with the provisions of Section 12.3(a), undivided interests in such Company assets as the Liquidator deems not suitable for liquidation. Any such distributions in kind shall be made only if, in the good faith judgment of the Liquidator, such distributions in kind are in the best interest of the Holders, and shall be subject to such conditions relating to the disposition and management of such properties as the Liquidator deems reasonable and equitable and to any agreements governing the operation of such properties at such time. The Liquidator shall determine the fair market value of any property distributed in kind using such reasonable method of valuation as it may adopt.

(c) No Member shall be personally liable for a deficit Capital Account balance of that Member, it being expressly understood that the distribution of liquidation proceeds shall be made solely from existing Company assets. In the sole and absolute discretion of the Managing Member or the Liquidator, a pro rata portion of the distributions that would otherwise be made to the Holders pursuant to this Article XII may be:

(i) distributed to a trust established for the benefit of the Managing Member and the Holders for the purpose of liquidating Company assets, collecting amounts owed to the Company, and paying any contingent or unforeseen liabilities or obligations of the Company or of the Managing Member arising out of or in connection with the Company and/or Company activities. The assets of any such trust shall be distributed to the Holders, from time to time, in the reasonable discretion of the Managing Member, in the same proportions and amounts as would otherwise have been distributed to the Holders pursuant to this Agreement; or

(ii) withheld or escrowed to provide a reasonable reserve for Company liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Company, provided that such withheld or escrowed amounts shall be distributed to the Holders in the manner and order of priority set forth in Section 12.3(a) as soon as practicable.

12.4 Rights of Holders. Except as otherwise provided in this Agreement, (a) each Holder shall look solely to the assets of the Company for the return of its Capital Contribution, (b) no Holder shall have the right or power to demand or receive property other than cash from the Company and (c) no Holder shall have priority over any other Holder as to the return of its Capital Contributions, distributions or allocations.

12.5 Termination. The Company shall terminate when all of the assets of the Company, after payment of or due provision for all debts, liabilities and obligations of the Company, shall have been distributed to the holders of Company Units in the manner provided for in this Article XII, and the Certificate shall have been cancelled in the manner required by the Act.

12.6 Reasonable Time for Winding-Up. A reasonable time shall be allowed for the orderly winding-up of the business and affairs of the Company and the liquidation of its assets pursuant to Section 12.3, in order to minimize any losses otherwise attendant upon such winding-up, and the provisions of this Agreement shall remain in effect between and among the Members during the period of liquidation.

ARTICLE XIII

AMENDMENTS; MEETINGS

13.1 Amendments. Except as otherwise required or permitted by this Agreement (including Section 7.1), amendments, modifications and restatements of this Agreement must be approved by the consent of the Managing Member, the Majority in Interest of the Members and, for as long as the Original Members have a Percentage Interest equal to or greater than 10%, the Original Member Representative; provided that no modification, amendment, or restatement of any provision of this Agreement that materially and adversely affects the rights or obligations hereunder of any Holder, in its capacity as such, without similarly affecting the rights or obligations hereunder of all Holders shall be effective against such Holder unless approved in writing by such Holder; provided further that any amendment, modification, or restatement of Section 4.4 shall also require the consent of Original Members holding a Percentage Interest equal to 67% of the Percentage Interests held by all Original Members. Upon obtaining any such consent, or any other consent required by this Agreement, and without further action or execution by any other Person, including any Member, (i) any amendment to this Agreement may be implemented and reflected in a writing executed solely by the Managing Member, and (ii) the Members shall be deemed a party to and bound by such amendment of this Agreement. Within thirty (30) days after the effectiveness of any amendment to this Agreement that does not receive the consent of all Members, the Managing Member shall deliver a copy of such amendment to all Members that did not consent to such amendment.

13.2 Procedures for Meetings and Actions of the Members.

(a) No meetings of the Members are required to be held. Meetings of the Members may be called only by the Managing Member. The call of any meeting by the Managing Member shall state the nature of the business to be transacted. Notice of any such annual meeting shall be given to all Members entitled to act at the meeting not less than ten (10) days nor more than sixty (60) days prior to the date of such meeting. Members may vote in person or by proxy at such meeting, in each case, by telephone, video conference call, or internet proxy. Unless approval by a different number or proportion of the Members is required by this Agreement, the affirmative vote of a Majority in Interest of the Members shall be sufficient to approve any proposal at a meeting of the Members. Whenever the consent of any Members is permitted or required under this Agreement, such consent may be given at a meeting of Members or in accordance with the procedure prescribed in Section 13.2(b).

(b) Any action requiring the consent of any Member or a group of Members pursuant to this Agreement, or that is required or permitted to be taken at a meeting of the Members may be taken without a meeting if a consent in writing or by electronic transmission setting forth the action so taken or consented to is given by Members whose affirmative vote would be sufficient to approve such action or provide such consent at a meeting of the Members. Such consent may be in one instrument or in several instruments, and shall have the same force and effect as the affirmative vote of such Members at a meeting of the Members. Such consent shall be filed with the Managing Member. An action so taken shall be deemed to have been taken at a meeting held on the effective date so certified. For purposes of obtaining a consent in writing or by electronic transmission, the Managing Member may require a response within a reasonable specified time, but not less than fifteen (15) days of receipt of notice, and failure to respond in such time period shall constitute a consent that is consistent with the Managing Member’s recommendation with respect to the proposal; provided, however, that an action shall become effective at such time as requisite consents are received even if prior to such specified time.

(c) Each Member entitled to act at a meeting of Members may authorize any Person or Persons to act for it by proxy on all matters in which a Member is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Each proxy must be signed by the Member or its attorney-in-fact. No proxy shall be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy (or there is receipt of a proxy authorizing a later date). Every proxy shall be revocable at the pleasure of the Member executing it, such revocation to be effective upon the Company’s receipt of written notice of such revocation from the Member executing such proxy, unless such proxy states that it is irrevocable and is coupled with an interest.

(d) The Managing Member may set, in advance, a record date for the purpose of determining the Members (i) entitled to consent to any action, (ii) entitled to receive notice of or vote at any meeting of the Members, or (iii) in order to make a determination of Members for any other proper purpose. Such date, in any case, shall not be prior to the close of business on the day the record date is fixed and shall be not more than ninety (90) days and, in the case of a meeting of the Members, not less than ten (10) days, before the date on which the meeting is to be held. If no record date is fixed, the record date for the determination of Members entitled to notice of or to vote at a meeting of the Members shall be at the close of business on the day on which the notice of the meeting is sent, and the record date for any other determination of Members shall be the effective date of such Member action, distribution or other event. When a determination of the Members entitled to vote at any meeting of the Members has been made as provided in this section, such determination shall apply to any adjournment thereof.

(e) Each meeting of Members shall be conducted by the Managing Member or such other Person as the Managing Member may appoint pursuant to such rules for the conduct of the meeting as the Managing Member or such other Person deems appropriate in its sole and absolute discretion. Without limitation, meetings of Members may be conducted in the same manner as meetings of PubCo’s stockholders and may be held at the same time as, and as part of, the meetings of PubCo’s stockholders.

ARTICLE XIV

EXCHANGE RIGHTS

14.1 Exchange Rights of the Members.

(a) Exchange Procedures.

(i) Upon the terms and subject to the conditions set forth in this Section 14.1, after the expiration of the applicable Lock-Up Period, in respect of any Lock-Up Shares, and subject to any contractual limitation under the Investor Rights Agreement or otherwise agreed to in writing by such Member, each Member (other than PubCo) shall be entitled at any time and from time to time on any Exchange Date to cause the Company to effect an Exchange with respect to a number of Class A Common Units at least equal to or exceeding the Minimum Exchange Amount, by delivering an Exchange Notice to the Company, with a copy to PubCo. An Exchange Notice may specify that the Exchange is to be contingent (including as to timing) upon the consummation of a purchase by another Person (whether in a tender or exchange offer, an underwritten offering or otherwise) of the Class A Shares into which the Class A Common Units are exchangeable, or contingent (including as to timing) upon the closing of an announced merger, consolidation or other transaction or event in which such Class A Shares would be exchanged or converted or become exchangeable for or convertible into cash or other securities or property. Notwithstanding anything to the contrary contained in this Agreement, if, in connection with an Exchange in accordance with this Section 14.1, a filing is required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (“HSR Act”), then the Exchange Date with respect to all Exchanged Units which would be exchanged into an equal number of Class A Shares resulting from such Exchange shall be delayed until the earlier of (i) such time as the required filing under the HSR Act has been made and the waiting period applicable to such Exchange under the HSR Act shall have expired or been terminated or (ii) such filing is no longer required, at which time such Exchange shall automatically occur without any further action by the holders of any such Exchange Units. Each of the Members, including PubCo, agree to promptly take all actions required to make such filing under the HSR Act and the filing fee for such filing shall be paid by the Company.

(ii) Solely in connection with an Exchange that coincides with a substantially concurrent public offering or private sale of Class A Shares, within three (3) Business Days of the giving of an Exchange Notice, the Managing Member, on behalf of the Company, may elect to settle all or a portion of the Exchange in cash proceeds from such public offering or private sale in an amount equal to the Cash Exchange Payment (in lieu of Class A Shares), exercisable by giving written notice of such election to the Exchanging Member within such three (3) Business Day period (such notice, the “Cash Exchange Notice”). The Cash Exchange Notice shall set forth the portion of the Class A Common Units subject to the Exchange which will be exchanged for cash in lieu of Class A Shares. Any portion of the Exchange not settled for a Cash Exchange Payment shall be settled for a Stock Exchange Payment. For the avoidance of doubt, the Company shall have no obligation to make a Cash Settlement that exceeds the cash contributed to the Company by PubCo from PubCo’s offering or sales of Class A Shares referenced in this Section 14.1(a)(ii).

(iii) The Exchanging Member may elect to retract its Exchange Notice by giving written notice of such election to the Company (with a copy to PubCo) no later than (1) Business Day prior to the Exchange Date. The giving of any notice pursuant to this Section 14.1 shall terminate all of the Exchanging Member’s, PubCo’s and the Company’s rights and obligations under this Section 14.1 arising from such retracted Exchange Notice (but not, for the avoidance of doubt, from any Exchange Notice not retracted or that may be delivered in the future).

(iv) Notwithstanding anything to the contrary in this Section 14.1, PubCo may, in its sole and absolute discretion, elect to effect on the Exchange Date the Exchange of Exchanged Units for the Cash Exchange Payment and/or the Stock Exchange Payment, as the case may be (and subject to the terms of Section 14.1(a)(ii) and (iii)), through a direct exchange of such Exchanged Units and with such consideration between the Exchanging Member and PubCo (a “Direct Exchange”). Upon such Direct Exchange pursuant to this Section 14.1(a)(iv), PubCo shall acquire the Exchanged Units and shall be treated for all purposes of this Agreement as the owner of such Units; provided, that, any such election by PubCo shall not relieve the Company of its obligation arising with respect to such applicable Exchange Notice. PubCo may, at any time prior to an Exchange Date, deliver written notice (a “Direct Exchange Election Notice”) to the Company and the Exchanging Member setting forth its election to exercise its right to consummate a Direct Exchange; provided that such election does not prejudice the ability of the parties to consummate an Exchange or Direct Exchange on the Exchange Date. A Direct Exchange Election Notice may be revoked by PubCo at any time; provided that any such revocation does not prejudice the ability of the parties to consummate an Exchange or Direct Exchange on the Exchange Date. The right to consummate a Direct Exchange in all events shall be exercisable for all the Exchanged Units that would otherwise have been subject to an Exchange. Except as otherwise provided in this Section 14.1(a)(iv), a Direct Exchange shall be consummated pursuant to the same timeframe and in the same manner as the relevant Exchange would have been consummated if PubCo had not delivered a Direct Exchange Election Notice.

(v) A Member Earnout Unit is not permitted to be treated as an Exchanged Unit under this Agreement and in no event shall the Company, PubCo or the Managing Member effect an Exchange (including a Direct Exchange) of such a Member Earnout Unit unless and until such Member Earnout Unit has satisfied the earnout criteria set forth in Section 2.5 of the Business Combination Agreement.

(b) Exchange Payment.

(i) The Exchange (including a Direct Exchange) shall be consummated on the Exchange Date.

(ii) On the Exchange Date (to be effective immediately prior to the close of business on the Exchange Date), in the case of an Exchange, (i) PubCo shall contribute to the Company for delivery to the Exchanging Member (x) the Stock Exchange Payment with respect to any Exchanged Units not subject to a Cash Exchange Notice and (y) the Cash Exchange Payment with respect to any Exchanged Units subject to a Cash Exchange Notice, (ii) the Exchanging Member shall transfer and surrender the Exchanged Units to the Company and surrender the corresponding Class V Shares to PubCo, free and clear of all liens and encumbrances, other than those arising under this Agreement or securities laws, (iii) the Company shall issue to PubCo a number of Class A Common Units equal to the number of Class A Common Units surrendered pursuant to clause (ii), (iv) solely to the extent necessary in connection with an Exchange, PubCo shall undertake all actions, including an issuance, reclassification, distribution, division or recapitalization, with respect to the Class A Shares to maintain a one-to-one ratio between the number of Class A Common Units owned by PubCo, directly or indirectly, and the number of outstanding Class A Shares, taking into account the issuance in clause (iii), any Stock Exchange Payment, and any other action taken in connection with this Section 14.1, (v) the Company shall (x) cancel the redeemed Class A Common Units which were Exchanged Units held by the Exchanging Member and (y) transfer to the Exchanging Member the Cash Exchange Payment and/or the Stock Exchange Payment, as applicable, and (vi) PubCo shall cancel the surrendered Class V Shares.

(iii) On the Exchange Date (to be effective immediately prior to the close of business on the Exchange Date), in the case of a Direct Exchange, (i) PubCo shall deliver to the Exchanging Member (x) the Stock Exchange Payment with respect to any Exchanged Units not subject to a Cash Exchange Notice and (y) the Cash Exchange Payment with respect to any Exchanged Units subject to a Cash Exchange Notice, (ii) the Exchanging Member shall transfer to PubCo the Exchanged Units, free and clear of all liens and encumbrances, other than those arising under this Agreement or securities laws, (iii) solely to the extent necessary in connection with a Direct Exchange, PubCo shall undertake all actions, including an issuance, reclassification, distribution, division or recapitalization, with respect to the Class A Shares to maintain a one-to-one ratio between the number of Class A Common Units owned by PubCo, directly or indirectly, and the number of outstanding Class A Shares, any Stock Exchange Payment, and any other action taken in connection with this Section 14.1, and (iv) PubCo shall cancel the surrendered shares of Class V Shares.

(iv) Upon the Exchange (including by way of a Direct Exchange) of all of a Member’s Class A Common Units, such Member shall cease to be a Member of the Company.

(c) Splits, Distributions and Reclassifications. If there is any reclassification, reorganization, recapitalization or other similar transaction in which the Class A Shares are converted or changed into another security, securities or other property, this Section 14.1 shall continue to be applicable, mutatis mutandis, with respect to such security or other property. This Section 14.1(c) is intended to preserve the intended economic effect of Section 4.4 and this Section 14.1 and to put each Member in the same economic position, to the greatest extent possible, with respect to Exchanges (including Direct Exchanges) as if such reclassification, reorganization, recapitalization or other similar transaction had not occurred and shall be interpreted in a manner consistent with such intent.

(d) PubCo Covenants. PubCo shall at all times keep available, solely for the purpose of issuance upon an Exchange (or Direct Exchange, as applicable), out of its authorized but unissued Class A Shares, such number of Class A Shares that shall be issuable upon the Exchange (or Direct Exchange, as applicable) of all outstanding Class A Common Units, including the Member Earnout Units; provided that nothing contained in this Agreement shall be construed to preclude PubCo and the Company from satisfying their obligations with respect to an Exchange (or Direct Exchange, as applicable) by delivery of a Cash Exchange Payment or Class A Shares that are held in treasury of PubCo. PubCo covenants that all Class A Shares that shall be issued upon an Exchange (or Direct Exchange, as applicable) shall, upon issuance thereof, be validly issued, fully paid and non-assessable, free and clear of all liens and encumbrances, other than those arising under the Investor Rights Agreement or securities laws. In addition, for so long as the Class A Shares are listed on a stock exchange or automated or electronic quotation system, PubCo shall cause all Class A Shares issued upon an Exchange (or Direct Exchange, as applicable) to be listed on such stock exchange or automated or electronic quotation system at the time of such issuance. For purposes of this Section 14.1(d), references to the “Class A Shares” shall be deemed to include any Equity Securities issued or issuable as a result of any reclassification, combination, subdivision or similar transaction of the Class A Shares that any Member would be entitled to receive pursuant to Section 14.1(c).

(e) Exchange Taxes. The issuance of Class A Shares upon an Exchange (or Direct Exchange, as applicable) shall be made without charge to the Exchanging Member for any stamp or other similar tax in respect of such issuance; provided, however, that if any such Class A Shares are to be issued in a name other than that of the Exchanging Member (subject to the restrictions in Article XI), then the Person or Persons in whose name the shares are to be issued shall pay to PubCo the amount of any additional tax that may be payable in respect of any Transfer involved in such issuance in excess of the amount otherwise due if such shares were issued in the name of the Exchanging Member or shall establish to the satisfaction of PubCo that such additional tax has been paid or is not payable.

(f) Distribution Rights. No Exchange (or Direct Exchange) shall impair the right of the Exchanging Member to receive any distributions payable on the Class A Common Units exchanged pursuant to such Exchange (or Direct Exchange, as applicable) in respect of a Company Record Date that occurs prior to the Exchange Date for such Exchange (or Direct Exchange, as applicable). No Exchanging Member, or a Person designated by an Exchanging Member to receive Class A Shares, shall be entitled to receive, with respect to such record date, distributions or dividends both on Class A Common Units redeemed by the Company from such Exchanging Member and on Class A Shares received by such Exchanging Member, or other Person so designated, if applicable, in such Exchange (or Direct Exchange, as applicable).

(g) Exchange Restrictions. The Managing Member may impose additional limitations and restrictions on Exchanges (including by way of a Direct Exchange), including limiting Exchanges or creating priority procedures for Exchanges, to the extent it reasonably determines in good faith (with the approval of the Original Member Representative, such approval not to be unreasonably withheld, delayed, or conditioned) that such limitations and restrictions are necessary to avoid the Company being classified as a “publicly traded partnership” within the meaning of Section 7704 of the Code; provided that, for such purposes, the Company and the Managing Member shall assume that each Original Member and the Managing Member is treated as a single partner within the meaning of Regulations Section 1.7704-1(h) (determined taking into account the rules of Regulations Section 1.7704-1(h)(3)), unless otherwise required by applicable law.

(h) Tax Matters.

(i) In connection with any Exchange (or Direct Exchange, as applicable), the Exchanging Member shall, to the extent it is legally entitled to deliver such form, deliver to PubCo or the Company, as applicable, a certificate, dated as of the Exchange Date, in a form reasonably acceptable to PubCo or the Company, as applicable, certifying as to such Exchanging Member’s taxpayer identification number and that such Exchanging Member is not a foreign person for purposes of Section 1445 and Section 1446(f) of the Code (which certificate may be an Internal Revenue Service Form W-9 if then sufficient for such purposes under applicable law) (such certificate a “Non-Foreign Person Certificate”). If an Exchanging Member is unable to provide a Non-Foreign Person Certificate in connection with an Exchange, then (i) such Exchanging Member shall provide a certificate substantially in the form described in Proposed Regulations Section 1.1446(f)-2(c)(2)(ii)(B) or (ii) the Company shall deliver a certificate substantially in the form described in Proposed Regulations Section 1.1446(f)-2(c)(2)(ii)(C), in each case setting forth the liabilities of the Company allocated to the Class A Common Units subject to the Exchange under Section 752 of the Code, and PubCo or the Company, as applicable, shall be permitted to withhold on the amount realized by such Exchanging Member in respect of such Exchange as provided in Section 1446(f) of the Code and Proposed Regulations thereunder and consistent with the certificate provided pursuant to clause (i) or (ii) of this sentence, as applicable; provided, however, that PubCo or the Company, as applicable, shall be permitted to withhold a different amount as PubCo or the Company, as applicable, determines to be required by applicable law to be withheld if PubCo or the Company, as applicable, has actual knowledge that the certificate provided pursuant to clause (i) or (ii) is incorrect or unreliable; provided, further, that, prior to making any such withholding, PubCo or the Company, as applicable, provides to the Exchanging Member notice and the basis for the determination that the certificate provided pursuant to clause (i) or (ii) is incorrect or unreliable.

(ii) For U.S. federal and applicable state and local income tax purposes, each of the Exchanging Member, the Company and PubCo agree to treat each Exchange (and Direct Exchange) as a taxable sale by the Exchanging Member of the Exchanging Member’s Class A Common Units (together with an equal number of shares of Class V Common Stock, which shares shall not be allocated any economic value) to PubCo in exchange for (A) the payment by PubCo of the Stock Exchange Payment, the Cash Exchange Payment, or other applicable consideration to the Exchanging Member and (B) corresponding payments under the Tax Receivables Agreement. Within thirty (30) days following the Exchange Date, PubCo shall deliver a Section 743 notification to the Company in accordance with Regulations Section 1.743-1(k)(2). Within ninety (90) days following the Closing Date and each Exchange Date, PubCo and the Original Member Representative shall use commercially reasonable efforts to agree to a reasonable allocation of the Stock Exchange Payment, the Cash Exchange Payment or other applicable consideration among the assets of the Company in accordance with Regulations Section 1.755-1(a)(2). If PubCo and the Original Member Representative reach an agreement with respect to the allocation, PubCo and the Exchanging Members shall, and shall cause their respective Affiliates to, report consistently with the allocation on all tax returns, and neither PubCo nor the Exchanging Members shall take any position on any tax return that is inconsistent with the allocation, unless otherwise required by applicable laws; provided, however, that no party shall be unreasonably impeded in its ability and discretion to negotiate, compromise, and/or settle any tax audit, claim, or similar proceedings in connection with such allocation.

(iii) Each of the Company and PubCo shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable upon an Exchange such amounts as may be required to be deducted or withheld therefrom under the Code or any provision of applicable law, and to the extent deduction and withholding is required, such deduction and withholding may be taken in Class A Shares. To the extent that amounts are so withheld and paid over to the appropriate taxing authority (or, if taken in Class A Shares, cash in the amount of the fair market value of such shares is paid over to the appropriate taxing authority), such amounts will be treated for purposes of this Agreement as having been paid to the applicable Exchanging Member.

(i) Representations and Warranties. In connection with any Exchange or Direct Exchange, as applicable, (i) upon the acceptance of the Class A Shares or an amount of cash equal to the Cash Exchange Payment, the Exchanging Member shall represent and warrant that the Exchanging Member is the owner of the number of Exchanged Units the Exchanging Member is electing to Exchange and that such Exchanged Units are not subject to any liens or restrictions on transfer (other than restrictions imposed by this Agreement, the charter and governing documents of PubCo and applicable law) and (ii) with respect to any Exchange settled with the Stock Exchange Payment, PubCo shall represent that (A) the Class A Shares issued as the Stock Exchange Payment are duly authorized, validly issued, fully paid and non-assessable and were issued in compliance in all material respects with applicable securities laws, and (B) the issuance of such Class A Shares to the Exchanging Member does not conflict with or result in any breach of the organizational documents of PubCo.

14.2 PubCo Change of Control. In connection with a PubCo Approved Change of Control, PubCo shall have the right, in its sole discretion, to require each Member (other than PubCo) to effect an exchange of all or a portion of such Member’s and all other Members’ Class A Common Units together with an equal number of Class V Shares, pursuant to which such Class A Common Units and such Class V Shares will be exchanged for Class A Shares (or economically equivalent cash or other securities or property of a successor entity that would be received by holders of Class A Shares), mutatis mutandis, in accordance with Section 14.1 and otherwise in accordance with this Section 14.2. Any such exchange pursuant to this Section 14.2 shall be effective immediately prior to the consummation of the PubCo Approved Change of Control (and, for the avoidance of doubt, shall not be effective if such PubCo Approved Change of Control is not consummated) (the date of such exchange, the “Change of Control Exchange Date”). From and after the Change of Control Exchange Date,

(i) the Class A Common Units and any Class V Shares subject to such exchange shall be deemed to be transferred to PubCo on the Change of Control Exchange Date and (ii) each such Member shall cease to have any rights with respect to the Class A Common Units and any Class V Shares subject to such exchange (other than the right to receive Class A Shares (or economically equivalent cash or other securities or property in a successor entity) pursuant to such exchange, and without limiting any rights in respect of the Tax Receivable Agreement). PubCo shall provide written notice of an expected PubCo Approved Change of Control to all Members on or prior to the earlier of (x) five (5) Business Days following the execution of an agreement with respect to such PubCo Approved Change of Control and (y) ten (10) Business Days before the proposed date upon which the contemplated PubCo Approved Change of Control is to be effected, including in such notice such information as may reasonably describe the PubCo Approved Change of Control transaction, subject to Law, including the date of execution of such agreement or such proposed effective date, as applicable, the amount and types of consideration to be paid for Class A Shares in the PubCo Approved Change of Control, and any election with respect to types of consideration that a holder of Class A Shares shall be entitled to make in connection with such PubCo Approved Change of Control (which election shall be available to each Member on the same terms as holders of Class A Shares). Following delivery of such notice and on or prior to the Change of Control Exchange Date, the Members shall take all actions reasonably requested by PubCo to effect such Exchange, including taking any action and delivering any document required pursuant to this Section 14.2 to effect such exchange. In the case of any PubCo Approved Change of Control that was initially proposed by PubCo, PubCo shall use reasonable best efforts to enable and permit the Members to participate in such transaction to the same extent or on an economically equivalent basis as the holders of Class A Shares, and, if efficient from a tax perspective or otherwise, to enable such Members to participate in such transaction without being required to effect an Exchange with respect to their Class A Common Units in connection therewith.

ARTICLE XV

MISCELLANEOUS

15.1 Company Counsel. THE COMPANY, PUBCO, THE ORIGINAL MEMBERS AND EACH OF THEIR RESPECTIVE SUBSIDIARIES AND AFFILIATES MAY BE REPRESENTED BY THE SAME COUNSEL (COUNSEL THAT REPRESENTS THE COMPANY, “COMPANY COUNSEL”). THE ATTORNEYS, ACCOUNTANTS AND OTHER EXPERTS WHO PERFORM SERVICES FOR THE COMPANY MAY ALSO PERFORM SERVICES FOR PUBCO, THE ORIGINAL MEMBERS AND EACH OF THEIR RESPECTIVE SUBSIDIARIES AND AFFILIATES. THE MANAGING MEMBER MAY, WITHOUT THE CONSENT OF THE MEMBERS, EXECUTE ON BEHALF OF THE COMPANY ANY CONSENT TO THE REPRESENTATION OF THE COMPANY THAT COUNSEL MAY REQUEST PURSUANT TO THE DELAWARE RULES OF PROFESSIONAL CONDUCT OR SIMILAR RULES IN ANY OTHER JURISDICTION. EACH MEMBER ACKNOWLEDGES THAT COMPANY COUNSEL DOES NOT REPRESENT ANY MEMBER IN ITS CAPACITY AS SUCH IN THE ABSENCE OF A CLEAR AND EXPLICIT WRITTEN AGREEMENT TO SUCH EFFECT BETWEEN SUCH MEMBER AND COMPANY COUNSEL (AND THEN ONLY TO THE EXTENT SPECIALLY SET FORTH IN SUCH AGREEMENT), AND THAT IN THE ABSENCE OF ANY SUCH AGREEMENT COMPANY COUNSEL SHALL OWE NO DUTIES TO EACH MEMBER. EACH MEMBER FURTHER ACKNOWLEDGES THAT, WHETHER OR NOT COMPANY COUNSEL HAS IN THE PAST REPRESENTED OR IS CURRENTLY REPRESENTING SUCH MEMBER WITH RESPECT TO OTHER MATTERS, COMPANY COUNSEL HAS NOT REPRESENTED THE INTERESTS OF ANY MEMBER IN THE PREPARATION AND/OR NEGOTIATION OF THIS AGREEMENT.

15.2 Appointment of Managing Member as Attorney-in-Fact.

(a) Each Member, including each Substituted Member, irrevocably makes, constitutes and appoints the Managing Member, any Liquidator, and authorized officers and attorneys-in-fact of each, and each of those acting singly, in each case with full power of substitution, as its true and lawful attorney-in-fact with full power and authority in its name, place and stead to execute, acknowledge, deliver, swear to, file and record at the appropriate public offices such documents as may be necessary or appropriate to carry out the provisions of this Agreement, including but not limited to:

(i) All certificates and other instruments (including counterparts of this Agreement), and all amendments thereto, which the Managing Member deems appropriate to form, qualify, continue or otherwise operate the Company as a limited liability company (or other entity in which the Members will have limited liability comparable to that provided in the Act), in the jurisdictions in which the Company may conduct business or in which such formation, qualification or continuation is, in the opinion of the Managing Member, necessary or desirable to protect the limited liability of the Members.

(ii) All amendments to this Agreement adopted in accordance with the terms hereof, and all instruments which the Managing Member deems appropriate to reflect a change or modification of the Company in accordance with the terms of this Agreement.

(iii) All conveyances of Company assets, and other instruments which the Managing Member reasonably deems necessary in order to complete a dissolution and termination of the Company pursuant to this Agreement.

(b) The appointment by all Members of the Managing Member as attorney-in-fact shall be deemed to be a power coupled with an interest, in recognition of the fact that each of the Members and Assignees under this Agreement will be relying upon the power of the Managing Member to act as contemplated by this Agreement in any filing and other action by it on behalf of the Company, shall survive the Incapacity of any Person hereby giving such power, and the Transfer or assignment of all or any portion of such Person’s Company Interest, and shall not be affected by the subsequent Incapacity of the principal; provided, however, that in the event of the assignment by a Member of all of its Company Interest, the foregoing power of attorney of an assignor Member shall survive such assignment only until such time as the Assignee shall have been admitted to the Company as a Substituted Member and all required documents and instruments shall have been duly executed, filed and recorded to effect such substitution.

15.3 Arbitration.

(a) Except as otherwise expressly provided herein, any dispute, controversy or claim arising out of or in connection with this Agreement, or the interpretation, breach, termination or validity thereof (“Dispute”) shall be finally resolved by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association (“AAA”) then in effect (the “Rules”), except as modified herein and such arbitration shall be administered by the AAA. The place of arbitration shall be Dallas, Texas.

(b) There shall be one arbitrator who shall be agreed upon by the parties within twenty (20) days of receipt by respondent of a copy of the demand for arbitration. If any arbitrator is not appointed within the time limit provided herein, such arbitrator shall be appointed by the AAA in accordance with the listing, striking and ranking procedure in the Rules, with each party being given a limited number of strikes, except for cause. Any arbitrator appointed by the AAA shall be a retired judge or a practicing attorney with no less than fifteen years of experience with corporate and limited liability company matters and an experienced arbitrator. In rendering an award, the arbitrator shall be required to follow the laws of the state of Delaware.

(c) The award shall be in writing and shall briefly state the findings of fact and conclusions of law on which it is based. The arbitrator shall not be permitted to award punitive, multiple, or other non-compensatory damages. The award shall be final and binding upon the parties and shall be the sole and exclusive remedy between the parties regarding any claims, counterclaims, issues or accounting presented to the arbitrator. Judgment upon the award may be entered in any court having jurisdiction over any party or any of its assets. Any costs or fees (including attorneys’ fees and expenses) incident to enforcing the award shall be charged against the party resisting such enforcement.

(d) All Disputes shall be resolved in a confidential manner. The arbitrator shall agree to hold any information received during the arbitration in the strictest of confidence and shall not disclose to any non-party the existence, contents or results of the arbitration or any other information about such arbitration. The parties to the arbitration shall not disclose any information about the evidence adduced or the documents produced by the other party in the arbitration proceedings or about the existence, contents or results of the proceeding except as may be required by law, regulatory or governmental authority or as may be necessary in an action in aid of arbitration or for enforcement of an arbitral award. Before making any disclosure permitted by the preceding sentence (other than private disclosure to financial regulatory authorities), the party intending to make such disclosure shall use reasonable efforts to give the other party reasonable written notice of the intended disclosure and afford the other party a reasonable opportunity to protect its interests.

(e) Barring extraordinary circumstances (as determined in the sole discretion of the arbitrator), discovery shall be limited to pre-hearing disclosure of documents that each side will present in support of its case, and non-privileged documents essential to a matter of import in the proceeding for which a party has demonstrated a substantial need. The parties agree that they will produce to each other all such requested non-privileged documents, except documents objected to and with respect to which a ruling has been or shall be sought from the arbitrator. There will be no depositions.

(f) Any claim brought by a Member must be brought in such Member’s individual capacity and not as a plaintiff or class member in any purported class, collective or representative proceeding.

15.4 Accounting and Fiscal Year. Subject to Section 448 of the Code, the books of the Company shall be kept on such method of accounting for tax and financial reporting purposes as may be determined by the Managing Member. The fiscal year of the Company (the “Fiscal Year”) shall be the calendar year, or, in the case of the first and last Fiscal Years of the Company, the fraction thereof commencing on the date of this Agreement or ending on the date on which the winding-up of the Company is completed, as the case may be, unless otherwise determined by the Managing Member and permitted under the Code.

15.5 Entire Agreement. This Agreement and the other agreements referenced herein and therein constitute the entire agreement between the parties hereto pertaining to the subject matter hereof and thereof and fully supersedes any and all prior or contemporaneous agreements or understandings between the parties hereto pertaining to the subject matter hereof and thereof, including the Prior Agreement.

15.6 Further Assurances. Each of the parties hereto does hereby covenant and agree on behalf of itself, its successors, and its assigns, without further consideration, to prepare, execute, acknowledge, file, record, publish, and deliver such other instruments, documents and statements, and to take such other action as may be required by law or reasonably necessary to effectively carry out the purposes of this Agreement.

15.7 Notices. Any notice, consent, payment, demand, or communication required or permitted to be given by any provision of this Agreement shall be in writing and shall be deemed to have been given (a) when personally delivered (or, if delivery is refused, upon presentment) or received by email (with non-automated confirmation of receipt) prior to 5:00 p.m. eastern time on a Business Day and, if otherwise, on the next Business Day, or (b) when delivered (or, if delivery is refused, upon presentment) by reputable overnight express courier (charges prepaid) or certified or registered mail, postage prepaid and return receipt requested:

(i) if to the Company or PubCo, to BioTE Holdings, LLC, 1875 W. Walnut Hill Ln #100, Irving, TX 75038 Attention: Marybeth Conlon; Email: marybeth.conlon@biote.com or to such other address as the Company or the Managing Member may from time to time specify by notice to the Members; and

(ii) if to any Member, to such Member at the address set forth in the records of the Company.

15.8 Governing Law. This Agreement, including its existence, validity, construction, and operating effect, and the rights of each of the parties hereto, shall be governed by and construed in accordance with the laws of the

State of Delaware without regard to otherwise governing principles of conflicts of law that would cause the law of another jurisdiction to be applied.

15.9 Construction. This Agreement shall be construed as if all parties hereto prepared this Agreement.

15.10 Binding Effect. Except as otherwise expressly provided herein, this Agreement shall be binding on and inure to the benefit of the Members, their heirs, executors, administrators, successors and all other Persons hereafter holding, having or receiving an interest in the Company, whether as Assignees, Substituted Members or otherwise.

15.11 Severability. In the event that any provision of this Agreement as applied to any party or to any circumstance, shall be adjudged by a court to be void, unenforceable or inoperative as a matter of law, then the same shall in no way affect any other provision in this Agreement, the application of such provision in any other circumstance or with respect to any other party, or the validity or enforceability of the Agreement as a whole.

15.12 Confidentiality. A Member’s rights to access or receive any information about the Company or its business are conditioned on such Member’s willingness and ability to assure that the Company information will be used solely by such Member for purposes reasonably related to such Member’s interest as a Member, and that such Company information will not become publicly available as a result of such Member’s rights to access or receive such Company information. Each Member hereby acknowledges that the Company creates and will be in possession of confidential information, the improper use or disclosure of which could have a material adverse effect upon the Company and its Subsidiaries. Each Member further acknowledges and agrees that the Company information constitutes a valuable trade secret of the Company and agrees to maintain any Company information provided to it in the strictest confidence. Accordingly, without limiting the generality of the foregoing:

(a) Notwithstanding Article IX, the Managing Member shall have the right to keep confidential from the Members (and their respective agents and attorneys) for such period of time as the Managing Member deems reasonable, any information: (i) that the Managing Member believes to be in the nature of trade secrets; or (ii) which the Managing Member (or its Affiliates, employees, officers, directors, members, partners or personnel) is required by law or by agreement with a third party to keep confidential; provided, that the Managing Member shall make available to a Member, upon reasonable request, information required by such Member to comply with applicable laws, rules and regulations, as well as any requests from any federal or state regulatory body having jurisdiction over such Member. Notwithstanding the immediately preceding proviso, in no event shall the Managing Member be required to disclose to any Member the identity of, or any account details relating to, any other Member unless it is required to do so by law applicable to it, as determined by a court of competent jurisdiction.

(b) Except as permitted by this Section 15.12 or as required by applicable law, each party hereto agrees that the provisions of this Agreement, all of the information and documents described in Article IX, all understandings, agreements and other arrangements between and among the parties (or any of them), and all other non-public information received from, or otherwise relating to, the Company or any of its Subsidiaries, any Members, PubCo and/or their respective Affiliates shall be confidential, and shall not disclose or otherwise release to any other Person (other than another party hereto) such matters, without the written consent of the Managing Member.

(c) The confidentiality obligations of the parties under this Section 15.12 shall not apply: (i) to the disclosure by a Member of information to the other Members or such Member’s Affiliates, partners, officers, agents, board members, trustees, attorneys, auditors, employees, prospective transferees permitted hereunder, financial advisors and other professional advisors (provided, that such prospective transferees and other Persons agree to hold confidential such information substantially in accordance with this Section 15.12 or are otherwise bound by a duty of confidentiality to such Member) solely on a need-to-know basis, which Persons shall be bound by this Section 15.12 as if they were Members, (ii) to information already known to the general public at the time of disclosure or that became known prior to such disclosure through no act or omission by any Member or any Person acting on behalf of any of the foregoing, (iii) to information received from a source not bound by a duty of confidentiality to the Company or any of its Subsidiaries, any Member or any Affiliate of any of the foregoing, (iv) to any party to the extent that the disclosure by such party of information otherwise determined to be confidential is required by applicable law (foreign or domestic) or legal process (including pursuant to an arbitration proceeding), or by any federal, state, local or foreign regulatory body with jurisdiction over such party, (v) to disclosures made in connection with any lawsuit initiated to enforce any rights granted under this Agreement, or (vi) to the disclosure of confidential information to rating agencies to the extent such disclosure is required by such rating agencies; provided, that prior to disclosing such confidential information, a party shall, to the extent permitted by applicable law, notify the Managing Member thereof, which notice shall include the basis upon which such party believes the information is required to be disclosed. Notwithstanding the foregoing or anything to the contrary herein, in no event shall this Section 15.12(c) permit any Member to disclose the identity of, or any account details relating to, any other Member without the prior written consent of the Managing Member (which may be given or withheld in the Managing Member’s sole discretion) unless the Member delivers to the Managing Member a written opinion of counsel to the Member (which opinion and counsel shall be reasonably acceptable to the Managing Member) to the effect that such disclosure is required under applicable law.

(d) To the extent that a Member is subject to the United States Freedom of Information Act or any similar public disclosure or public records act statutes: (i) such Member acknowledges PubCo’s and the Company’s position that the information intended to be protected by the provisions of Sections 15.12(a) and 15.12(b) constitutes or includes sensitive financial data, proprietary data, commercial and financial information and/or trade secrets that are being provided to and/or entered into with the Member with the specific understanding that such documents and information will remain confidential; (ii) the Managing Member advises each such Member that the documents and information intended to be protected by the provisions of Sections 15.12(a) and 15.12(b) would not be supplied to such Member without an understanding that such documents and information will be held and treated by such Member as confidential information; and (iii) to the extent that such Member is nevertheless required to disclose any such confidential information, (A) such Member shall, unless legally prohibited, give the Managing Member prior notice of any such required disclosure and (B) such Member shall in any event maintain the confidentiality of the Company’s information (including this Agreement) to at least the same extent as, and in a manner no less favorable to the Company and the Managing Member than the manner in which, it maintains the confidentiality of comparable information in respect of any other private investment vehicles in which such Member invests (whether such vehicles are focused on private investments, public investments or otherwise). Notwithstanding the foregoing or anything to the contrary herein, in no event shall this Section 15.12(d) permit any Member to disclose the identity of, or any account details relating to, any other Member, without the prior written consent of the Managing Member (which may be given or withheld in the Managing Member’s sole discretion) unless the Member delivers to the Managing Member a written opinion of counsel to the Member (which opinion and counsel shall be reasonably acceptable to the Managing Member) to the effect that such disclosure is required under applicable law.

(e) The Company and PubCo shall be entitled to enforce the obligations of each Member under this Section 15.12 to maintain the confidentiality of the information described herein. The remedies provided for in this Section 15.12 are in addition to and not in limitation of any other right or remedy of the Company or PubCo provided by law or equity, this Agreement or any other agreement entered into by or among one or more of the Members and/or the Company. Each Member expressly acknowledges that the remedy at law for damages resulting from a breach of this Section 15.12 may be inadequate and that the Company and PubCo shall be entitled to institute an action for specific performance of a Member’s obligations hereunder. The Managing Member shall be entitled to consider the different circumstances of different Members with respect to the restrictions and obligations imposed on Members hereunder to the full extent permitted by law, and, to the full extent permitted by law, the Managing Member may, in its good faith discretion, waive or modify such restrictions and obligations with respect to a Member without waiving or modifying such restrictions and obligations for other Members.

(f) In addition, to the full extent permitted by law, each Member agrees to indemnify the Company and each Indemnitee against any claim, demand, controversy, dispute, cost, loss, damage, expense (including attorneys’ fees), judgment and/or liability incurred by or imposed upon the Company or any such Indemnitee in connection with any action, suit or proceeding (including any proceeding before any administrative or legislative body or agency), to which the Company or any such Indemnitee may be made a party or otherwise involved or with which the Company or any such Indemnitee shall be threatened, by reason of the Member’s obligations (or breach thereof) set forth in this Section 15.12.

(g) Notwithstanding any other provision of this Agreement (including this Section 15.12), PubCo may disclose any confidential information otherwise subject to the confidentiality obligations of this Section 15.12 to any federal, state, local or foreign regulatory or self-regulatory body or any securities exchange or listing authority to the extent required or requested by such body, exchange or authority, or as necessary and appropriate in connection with filings, or as otherwise legally required.

15.13 Consent to Use of Name. Each Member hereby consents to the use and inclusion of its name in the Company’s books and records hereto.

15.14 Consent by Spouse. Each Member who is a natural person and is married (and not formally separated with an agreed-upon division of assets) and is subject to the community property laws of any state shall deliver a duly executed Consent by Spouse, in the form prescribed in Exhibit C attached hereto, and at the time of execution of this Agreement. Each such Member shall also have such Consent by Spouse executed by any spouse married to him or her at any time subsequent thereto while such natural person is a Member. Each Member agrees and acknowledges that compliance with the requirements of this Section 15.14 by each other Member constitutes an essential part of the consideration for his or her execution of this Agreement.

15.15 Counterparts. This Agreement may be executed in any number of multiple counterparts, each of which shall be deemed to be an original copy and all of which shall constitute one agreement, binding on all parties hereto.

15.16 Survival. The provision of Section 7.5, 7.6, 15.1, 15.2, 15.3, 15.5, 15.6, 15.7,15.8, 15.12, 15.13 and 15.14 (and this Section 15.16) (and any other provisions herein necessary for the effectiveness of the foregoing sections) shall survive the termination of the Company and/or the termination of this Agreement.

15.17 Anti-Money Laundering Representations and Undertakings. Each Member acknowledges that it has read the representations and undertakings contained on Exhibit D attached hereto and hereby confirms they are true and correct.

IN WITNESS WHEREOF, this Agreement has been executed as of the date first written above.

BioTE Management, LLC

Name:	Gary S. Donovitz, Manager
Title:	CEO

Gary S. Donovitz 2012 Irrevocable Trust

Name:
Title:

Donovitz Family Irrevocable Trust

Name:
Title:

Yosaki Trust

Name:
Title:

SIGNATURE PAGE TO AMENDED AND RESTATED

OPERATING AGREEMENT OF BIOTE HOLDINGS, LLC

IN WITNESS WHEREOF, this Agreement has been executed as of the date first written above.

Mioko Trust

Name:
Title:

Kiana Trust

Name:
Title:

Teresa S. Weber

Name:
Title:

James Mark Hincher

Name:
Title:

SIGNATURE PAGE TO AMENDED AND RESTATED

OPERATING AGREEMENT OF BIOTE HOLDINGS, LLC

In Witness Whereof, this Agreement has been executed as of the date first written above.

Marc D. Beer

Name:
Title:

SIGNATURE PAGE TO AMENDED AND RESTATED

OPERATING AGREEMENT OF BIOTE HOLDINGS, LLC

EXHIBIT A

CAPITAL CONTRIBUTIONS

EXHIBIT A

EXHIBIT B

EXCHANGE NOTICE

biote Corp.

1875 W. Walnut Hill Ln #100

Irving, TX 75038

The undersigned Member or Assignee hereby irrevocably tenders for Exchange Class A Common Units in BioTE Holdings, LLC (the “Company”) in accordance with the terms of the Second Amended and Restated Operating Agreement of the Company (the “Agreement”), and the Exchange rights referred to therein in Section 14.1. All capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Agreement. The undersigned Member or Assignee:

(a)	undertakes to surrender such Class A Common Units at the closing of the Exchange;

(b)

directs that the certified check representing or, at the Managing Member’s discretion, a wire transfer of the Cash Exchange Payment, and/or the Stock Exchange Payment, as applicable, deliverable upon the closing of such Exchange be delivered to the address or bank account, as applicable, specified below;

(c)

represents, warrants, certifies and agrees that: (i) the undersigned Member or Assignee is eligible to make an Exchange pursuant to Section 14.1 of the Agreement; (ii) the undersigned Member or Assignee has, and at the closing of the Exchange will have, good, marketable and unencumbered title to such Class A Common Units, free and clear of the rights or interests of any other person or entity; (iii) the undersigned Member or Assignee has, and at the closing of the Exchange will have, the full right, power and authority to tender and surrender such Class A Common Units as provided herein; (iv) the undersigned Member or Assignee, and the tender and surrender of such Class A Common Units for Exchange as provided herein complies with all conditions and requirements for redemption of Class A Common Units set forth in the Agreement; and (v) the undersigned Member or Assignee has obtained the consent or approval of all persons and entities, if any, having the right to consent to or approve such tender and surrender; and

(d)

acknowledges that the undersigned will continue to own such Class A Common Units unless and until either (1) such Class A Common Units are acquired by the Managing Member pursuant to Section 14.1 of the Agreement or (2) such exchange transaction closes.

Dated:

Name of Member or Assignee:

Signature of Member or Assignee

Street Address

City, State and Zip Code

Signature Medallion Guaranteed by:*

Issue Check Payable to (or shares in the name of):

Bank Account Details:

*	Required unless waived by the Managing Member or Transfer Agent.

EXHIBIT B

EXHIBIT C

CONSENT BY SPOUSE

I acknowledge that I have read the Second Amended and Restated Limited Liability Company Agreement (the “Company Agreement”) of BioTE Holdings, LLC (the “Company”), effective as of [•], 2022, and that I know its contents. I am aware that by its provisions, my spouse agrees to sell, convert, dispose of, or otherwise transfer his or her interest in the Company, including any property or other interest that I have or acquire therein, under certain circumstances. I hereby consent to such sale, conversion, disposition or other transfer; and approve of the provisions of the Company Agreement and any action hereafter taken by my spouse thereunder with respect to his or her interest, and I agree to be bound thereby.

I further agree that in the event of my death or a dissolution of marriage or legal separation, my spouse shall have the absolute right to have my interest, if any, in the Company set apart to him or her, whether through a will, a trust, a property settlement agreement or by decree of court, or otherwise, and that if he or she be required by the terms of such will, trust, settlement or decree, or otherwise, to compensate me for said interest, that the price shall be an amount equal to: (i) the then-current balance of the Capital Account relating to said interest; multiplied by (ii) my percentage of ownership in such interest (all without regard to the effect of any vesting provisions in the Company Agreement related thereto).

This consent, including its existence, validity, construction, and operating effect, and the rights of each of the parties hereto, shall be governed by and construed in accordance with the laws of the Delaware without regard to otherwise governing principles of choice of law or conflicts of law.

Dated:

NAME:

EXHIBIT C

EXHIBIT D

ANTI-MONEY LAUNDERING REPRESENTATIONS AND UNDERTAKINGS

Each Member hereby makes the following representations, warranties and covenants as of the date of this Agreement, and for so long as each such Member holds any Company Interest thereafter:

(a)

The monies used to fund the Member’s acquisition of an interest in the Company, and the monies that have been or will be used to make Capital Contributions, have not been, and will not in any case be, derived from or related to any activity that would be illegal in any Relevant Jurisdiction (“Illegal Activity”). In addition, the proceeds from the Member’s investment in the Company will not be used to finance any Illegal Activities. To the best of the Member’s knowledge, no contribution or payment, in and of itself, by any Member to the Company will directly cause the Company or its affiliates to be in violation of applicable anti-money laundering, terrorist financing, or sanctions laws, regulations or government guidance, including but not limited to the Bank Secrecy Act, as amended by the USA PATRIOT Act of 2001, and the Bank Secrecy Act’s implementing regulations (collectively, “BSA laws and regulations”); the economic and trade sanctions administered and enforced by the Office of Foreign Assets Control, United States Department of the Treasury (“OFAC”); or applicable anti-money laundering and terrorist financing laws, regulations or government guidance of any Relevant Jurisdiction. “Relevant Jurisdiction” means the United States or the Member’s place of organization or principal place of business.

(b)

Neither a Member nor any person or entity controlled by or controlling the Member, excluding such persons or entities that are shareholders of the Member or any person or entity controlled by or controlling the Member in the event the Member or any person or entity controlled by or controlling the Member is a public company traded on a recognized securities exchange:

(i)

Appears on the Specially Designated Nationals and Blocked Persons List maintained by OFAC or the Annex to Executive Order 13224 issued by the President of the United States, each as amended from time to time;

(ii)

Is a person or entity resident in or, if an entity, organized or chartered under the laws of a jurisdiction that (a) has been designated by the Secretary of the United States Department of the Treasury as warranting special measures due to money laundering concerns or (b) has been designated as non-cooperative with international anti-money laundering principles or procedures by an intergovernmental group or organization of which the United States is a member, if the United States has concurred in such designation;

(iii)	Is subject to economic or trade sanctions administered and enforced by OFAC;

(iv)

Unless disclosed to the Company, is a Senior Foreign Political Figure, defined as a current or former senior official in the executive, legislative, administrative, military, or judicial branches of a foreign government (whether elected or not); a senior official of a major foreign political party; a senior executive of a foreign government-owned commercial enterprise; a corporation, business, or other entity that has been formed by, or for the benefit of, such an individual; or the parent, sibling, spouse, child, in-law or close associate of such an individual; or

(v)

Is a foreign shell bank defined as a foreign bank that does not have a physical presence in any country unless the foreign bank is an affiliate of a depository institution, credit union, or foreign bank that maintains a physical presence in the United States or a foreign country and is subject to the supervision by a banking authority in the country regulating the affiliated depository institution, credit union or foreign bank.

(c)

The Members understand that the Company (and/or its affiliates) may be subject to certain legal requirements that require verification of the source of funds paid to the Company by the Members, as well as the Members’ identity and that of any associated persons. The Members agree that it will provide such materials as may from time to time be reasonably requested by the Company or the Managing Member for

EXHIBIT D

such purposes. In addition, the Members agree to provide to the Company and its affiliates any additional information regarding itself and any person or entity controlled by or controlling the Member, excluding such persons or entities that are shareholders of the Member or any person or entity controlled by or controlling the Member in the event the Member or any person or entity controlled by or controlling the Member is a public company traded on a recognized securities exchange, that may be deemed necessary to ensure compliance with all applicable laws concerning money laundering and terrorist financing, as well as trade and economic sanctions. The Company may take such actions as the Managing Member may reasonably determine if this information is not provided or on the basis of information that is provided.

(d)

All evidence of identity and related information concerning each Member and any person controlling or controlled by the Member, excluding such persons or entities that are shareholders of the Member or any person or entity controlled by or controlling the Member in the event the Member or any person or entity controlled by or controlling the Member is a public company traded on a recognized securities exchange, provided to the Company is and will be true, accurate and complete. Each Member will promptly notify the Company and the Managing Member if any of the representations in this section cease to be true and accurate.

(e)

The Managing Member may segregate and/or redeem a Member’s investment in the Company, prohibit future investments or capital contributions, or take other appropriate action if the Managing Member determines that the continued participation of any Member could materially adversely affect the Company or if the action is necessary in order for the Company to comply with applicable laws, regulations, orders, directives or special measures. The Members further understand that the Company and the Managing Member (and any of their affiliates) may release confidential information about each such Member and, if applicable, any of its direct or indirect beneficial owners, to proper authorities if, in their sole and absolute discretion, they determine that such release is in the interest of any of the foregoing in light of applicable laws and regulations. The Managing Member will take such steps as it determines are necessary to comply with applicable laws, regulations, orders, directives and special measures.

EXHIBIT D

Annex J

INVESTOR RIGHTS AGREEMENT

THIS INVESTOR RIGHTS AGREEMENT (as it may be amended, supplemented or restated from time to time in accordance with the terms of this Investor Rights Agreement, the “Investor Rights Agreement”), dated as of December 13, 2022 (the “Effective Date”), is made by and among (i) biote Corp. (formerly Haymaker Acquisition Corp. III), a Delaware corporation (“PubCo” or the “Company”); (ii) each of the member signatories party hereto (each, a “Member” and collectively, the “Members”); (iii) Teresa S. Weber in her capacity as the Members’ representative hereunder (the “Members’ Representative”); (iv) Haymaker Sponsor III LLC, a Delaware limited liability company (the “Sponsor”); and (v) solely for the purpose of Section 4.3, each of the SPAC Insiders (as defined in Section 1.1). Each of PubCo, the Members, the Members’ Representative, the Sponsor and the SPAC Insiders may be referred to herein as a “Party” and collectively as the “Parties”. Capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the BCA (as defined below).

RECITALS

WHEREAS, PubCo has entered into that certain Business Combination Agreement, dated as of December 13, 2021, by and among PubCo, the Sponsor, BioTE Holdings, LLC, a Nevada limited liability company (the “Operating Company”), and the Members’ Representative (as may be amended, restated, amended and restated, modified or supplemented from time to time in accordance with the terms of such agreement, the “BCA”), in connection with the business combination (the “Business Combination”) contemplated by the BCA;

WHEREAS, pursuant to the BCA, at the Closing, the Members, in the aggregate, retained the Retained Company Units (including the Earnout Company Units) and PubCo issued to the Members an aggregate number of shares of Buyer Class V Voting Stock (including the Earnout Voting Shares) equal to the number of Retained Company Units;

WHEREAS, simultaneously with the Closing, the Members amended and restated the Operating Company’s operating agreement by adopting the Second Amended and Restated Operating Agreement of the Operating Company (the “Operating Company A&R OA”);

WHEREAS, (i) the Earnout Company Units will be earned by the Members upon the satisfaction of the conditions set forth in the BCA (the “Earned Earnout Company Units”), and (ii) the Earnout Voting Shares will be earned by the Members upon the satisfaction of the conditions set forth in the BCA (the “Earned Earnout Voting Shares”);

WHEREAS, each of the Members has the right to exchange Retained Company Units (including the Earned Earnout Company Units) and an equal number of shares of Buyer Class V Voting Stock for shares of Buyer Class A Common Stock in the manner set forth in, and pursuant to the terms and conditions of, the Operating Company A&R OA;

WHEREAS, pursuant to the terms and conditions of the Certificate of Incorporation (as herein defined), the BCA and the Sponsor Letter Agreement, in connection with the Closing, all then-outstanding shares of Class B Common Stock (as herein defined) converted into shares of Buyer Class A Common Stock (the “Class B Common Stock Conversion”), and the Sponsor will subject the Sponsor Earnout Shares to certain restrictions and potential forfeiture pending the achievement (if any) of certain earnout targets pursuant to the terms of the BCA;

WHEREAS, PubCo and the Sponsor entered into that certain Registration Rights Agreement, dated as of March 1, 2021 (the “Original RRA”);

WHEREAS, in connection with the execution of this Investor Rights Agreement, PubCo and the Sponsor desire to terminate the Original RRA and replace it with this Investor Rights Agreement; and

WHEREAS, on the Effective Date, the Parties desire to set forth their agreement with respect to registration rights and certain other matters, in each case in accordance with the terms and conditions of this Investor Rights Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Investor Rights Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Parties hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. As used in this Investor Rights Agreement, the following terms shall have the following meanings:

“Adverse Disclosure” means any public disclosure of material non-public information, which disclosure, in the good faith determination of the Board, after consultation with counsel to PubCo, (a) would be required to be made in any Registration Statement or Prospectus in order for the applicable Registration Statement or Prospectus not to contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein (in the case of any Prospectus and any preliminary Prospectus, in the light of the circumstances under which they were made) not misleading, (b) would not be required to be made at such time if the Registration Statement were not being filed, and (c) PubCo has a bona fide business purpose for not making such information public.

“Affiliate” of any particular Person means any other Person controlling, controlled by or under common control with such Person, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, its capacity as a sole or managing member or otherwise; provided that no Party shall be deemed an Affiliate of PubCo or any of its Subsidiaries for purposes of this Investor Rights Agreement.

“Automatic Shelf Registration Statement” has the meaning set forth in Rule 405 promulgated by the SEC pursuant to the Securities Act.

“BCA” has the meaning set forth in the Recitals.

“Beneficially Own” has the meaning set forth in Rule 13d-3 promulgated under the Exchange Act.

“Board” means the board of directors of PubCo.

“Business Combination” has the meaning set forth in the Recitals.

“Business Day” means any day except a Saturday, a Sunday or any other day on which commercial banks are required or authorized to close in the State of New York.

“Bylaws” means the Amended and Restated Bylaws of Buyer, as the same may be amended or amended and restated from time to time.

“Certificate of Incorporation” means the Second Amended and Restated Certificate of Incorporation of Buyer, as the same may be amended or amended and restated from time to time.

“Class A Common Stock” means, the Class A common stock, par value $0.0001 per share, of PubCo, including (a) any shares of such Class A common stock issuable upon the exercise of any warrant or other right to acquire shares of such Class A common stock, (b) any shares of such Class A common stock issued pursuant to the Class B Common Stock Conversion, and (c) any Equity Securities of PubCo that are issued or distributed or may be issuable with respect to such Class A common stock by way of conversion, dividend, stock split or other distribution, consolidation, merger, exchange, reclassification, recapitalization or other similar transaction.

“Class A Common Units” means Class A Common Units (as defined in the Operating Company A&R OA) owned by one or more of the Members or any of their Permitted Transferees, including Retained Company Units and Earned Earnout Company Units.

“Class B Common Stock” means, the Class B common stock, par value $0.0001 per share, of PubCo, all of the outstanding shares of which were converted into shares of Class A Common Stock in connection with the Closing of the BCA pursuant to the Class B Common Stock Conversion.

“Class B Common Stock Conversion” has the meaning set forth in the Recitals.

“Class V Voting Stock” means, the Class V common stock, par value $0.0001 per share, of PubCo, including (a) any shares of such Class V common stock issuable upon the exercise of any warrant or other right to acquire shares of such Class V common stock and (b) any Equity Securities of PubCo that are issued or distributed or may be issuable with respect to such Class V common stock by way of conversion, dividend, stock split or other distribution, consolidation, merger, exchange, reclassification, recapitalization or other similar transaction.

“Common Stock” means shares of the Class A Common Stock and the Class V Voting Stock, including any shares of the Class A Common Stock and the Class V Voting Stock issuable upon the exercise of any warrant or other right to acquire shares of the Class A Common Stock and the Class V Voting Stock.

“Confidential Information” has the meaning set forth in Section 2.2.

“Controlled Entity” means, as to any Person, (a) any corporation more than fifty percent (50%) of the outstanding voting stock of which is Beneficially Owned by such Person or such Person’s Family Members, or either of their Affiliates, (b) any trust, whether or not revocable, of which such Person or such Person’s Family Members or Affiliates are the sole beneficiaries, (c) any partnership of which such Person or an Affiliate of such Person is the managing or general partner or in which such Person or such Person’s Family Members or Affiliates hold partnership interests representing at least fifty percent (50%) of such partnership’s capital and profits, and (d) any limited liability company of which such Person or an Affiliate of such Person is the manager or managing member or in which such Person or such Person’s Family Members or Affiliates hold membership interests representing at least fifty percent (50%) of such limited liability company’s capital and profits.

“Demanding Holders” has the meaning set forth in Section 3.1(c).

“Effective Date” has the meaning set forth in the Preamble.

“Equity Securities” means, with respect to any Person, all of the shares of capital stock or equity of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock or equity of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock or equity of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares or equity (or such other interests), restricted stock awards, restricted stock units, equity appreciation rights, phantom equity rights, profit participation and all of the other ownership or profit interests of such Person (including partnership or member interests therein), whether voting or nonvoting.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor thereto, as the same shall be in effect from time to time.

“Family Member” means with respect to any Person, such Person’s spouse, ancestors, descendants (whether by blood, marriage or adoption) or spouse of a descendant of such Person, brothers and sisters (whether by blood, marriage or adoption) and inter vivos or testamentary trusts of which only such Person and his spouse, ancestors, descendants (whether by blood, marriage or adoption), brothers and sisters (whether by blood, marriage or adoption) are beneficiaries.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Form S-1 Shelf” has the meaning set forth in Section 3.1(a).

“Form S-3 Shelf” has the meaning set forth in Section 3.1(a).

“Holder” means any holder of Registrable Securities who is a Party to, or who succeeds to rights under, this Investor Rights Agreement pursuant to Section 5.1.

“Holder Information” has the meaning set forth in Section 3.10(b).

“Initial Shares” means an aggregate of [●] Retained Company Units (and any Equity Securities into which such units may be exchanged), proportionately amongst the Members based on their respective percentage interests held in the Operating Company as of immediately after the Closing.

“Investor Rights Agreement” has the meaning set forth in the Preamble.

“Lock-Up Period” has the meaning set forth in Section 4.1(a).

“Lock-Up Shares” has the meaning set forth in Section 4.1(a).

“Maximum Number of Securities” has the meaning set forth in Section 3.1(d).

“Member Director” has the meaning set forth in Section 2.1(a).

“Members” has the meaning set forth in the Preamble.

“Member Lock-Up Period” has the meaning set forth in Section 4.1(a).

“Members’ Representative” has the meaning set forth in the Preamble.

“Minimum Takedown Threshold” has the meaning set forth in Section 3.1(c).

“Misstatement” means an untrue statement of a material fact or an omission to state a material fact required to be stated in a Registration Statement or Prospectus, or necessary to make the statements in a Registration Statement or Prospectus, in the light of the circumstances under which they were made, not misleading.

“Nasdaq” means The Nasdaq Stock Market LLC.

“Nasdaq Independent” means a person who shall qualify as an “independent director” as such term is defined under Nasdaq Stock Market Rule 5605(a)(2) (or any successor rule) and applicable SEC rules and regulations, as of (i) the time of the nomination of such director pursuant to Section 2.1 and (ii) the time of any vote, decision or recommendation made by such director as a member of the Board.

“Necessary Action” means, with respect to any Party and a specified result, all actions (to the extent such actions are not prohibited by applicable Law and within such Party’s control, and in the case of any action that requires a vote or other action on the part of the Board to the extent such action is consistent with fiduciary duties that PubCo’s directors may have in such capacity) necessary to cause such result, including (a) calling special meetings of stockholders, (b) voting or providing a written consent or proxy, if applicable in each case, with respect to shares of Common Stock, (c) causing the adoption of stockholders’ resolutions and amendments to the Organizational Documents, (d) executing agreements and instruments, (e) making, or causing to be made, with Governmental Entities, all filings, registrations or similar actions that are required to achieve such result, and (f) nominating certain Persons for election to the Board in connection with the annual or special meeting of stockholders of PubCo.

“Operating Company” has the meaning set forth in the Recitals.

“Operating Company A&R OA” has the meaning set forth in the Recitals.

“Organizational Documents” means the Certificate of Incorporation and the Bylaws.

“Original RRA” has the meaning set forth in the Recitals.

“Party” has the meaning set forth in the Preamble.

“Permitted Transferee” means with respect to any Person, (a) any Family Member of such Person, (b) any Affiliate of such Person, (c) any Affiliate of any Family Member of such Person (excluding any Affiliate under this clause (c) who operates or engages in a business which competes with the business of PubCo or the Operating Company or any of their respective Subsidiaries), (d) any Controlled Entity of such Person, (e) any member of the Sponsor or any of their affiliates, (f) by virtue of the laws of the State of Delaware or the Sponsor’s limited liability company agreement upon dissolution of the Sponsor; (g) any charitable organization to which such Person Transfers their securities; or (h) who received Registrable Securities in connection with Transfers by private sales or Transfers made in connection with the consummation of the Business Combination, in each case by the Sponsor, at prices no greater than the price at which the securities were originally purchased.

“Piggyback Registration” has the meaning set forth in Section 3.2(a).

“Prospectus” means the prospectus included in any Registration Statement, all amendments (including post-effective amendments) and supplements to such prospectus, and all material incorporated by reference in such prospectus.

“PubCo” has the meaning set forth in the Preamble.

“Registrable Securities” means at any time (a) any shares of Class A Common Stock (including, without limitation, Class A Common Stock (i) issuable pursuant to the Operating Company A&R OA upon an exchange of Class A Common Units and an equal number of shares of Class V Voting Stock for Class A Common Stock, (ii) issued pursuant to the Class B Common Stock Conversion, or (iii) the Sponsor Earnout Shares), (b) any Warrants or any shares of Class A Common Stock issued or issuable upon the exercise thereof, and (c) any Equity Securities of PubCo or any Subsidiary of PubCo that may be issued or distributed or be issuable with respect to the securities referred to in clauses (a) or (b) by way of conversion, dividend, stock split or other distribution, merger, consolidation, exchange, recapitalization or reclassification or similar transaction, in each case held by a Holder, other than any security received pursuant to an incentive plan adopted by PubCo on or after the Closing Date; provided, however, that any such Registrable Securities shall cease to be Registrable Securities to the extent (A) a Registration Statement with respect to the sale of such Registrable Securities has become effective under the Securities Act and such Registrable Securities have been sold, transferred, disposed of or exchanged in accordance with the plan of distribution set forth in such Registration Statement, (B) such

Registrable Securities shall have ceased to be outstanding, (C) such Registrable Securities have been sold to, or through, a broker, dealer or underwriter in a public distribution or other public securities transaction, or (D) (i) for purposes of Article III hereof, the Holder thereof, together with its, his or her Permitted Transferees, Beneficially Owns less than one percent (1%) of the shares of Class A Common Stock that are outstanding at such time and (ii) such shares of Class A Common Stock are eligible for resale without volume or manner-of-sale restrictions and without current public information pursuant to Rule 144 as set forth in a written opinion letter to be provided by counsel to PubCo to such effect, addressed, delivered and acceptable to PubCo’s transfer agent and the affected Holder (which opinion may rely on a representation from such Holder that it is not, and has not been at any time during the 90 days immediately before the date of such opinion, an Affiliate of PubCo).

“Registration” means a registration, including any related Shelf Takedown, effected by preparing and filing a registration statement, prospectus or similar document in compliance with the requirements of the Securities Act, and such registration statement becoming effective.

“Registration Expenses” means the expenses of a Registration or other Transfer pursuant to the terms of this Investor Rights Agreement, including the following:

(a) all SEC or securities exchange registration, listing and filing fees (including fees with respect to filings required to be made with FINRA);

(b) all fees and expenses of compliance with securities or blue sky Laws (including fees and disbursements of counsel for the Underwriters in connection with blue sky qualifications of Registrable Securities);

(c) all printing, messenger, telephone and delivery expenses;

(d) all fees and disbursements of counsel for PubCo;

(e) all fees and disbursements of all independent registered public accountants of PubCo incurred in connection with such Registration or Transfer, including the expenses of any special audits and/or comfort letters required or incident to such performance and compliance;

(f) all fees and disbursements of one (1) separate outside counsel (and local and special counsel, to the extent necessary) selected by the majority-in-interest of the Holders participating in such Registration;

(g) the costs and expenses of PubCo relating to analyst and investor presentations or any “road show” undertaken in connection with the Registration and/or marketing of the Registrable Securities (including the reasonable out-of-pocket expenses of any Requesting Demand Holders in connection therewith); and

(h) any other fees and disbursements customarily paid by the issuers of securities.

(i) “Registration Statement” means any registration statement that covers the Registrable Securities pursuant to the provisions of this Investor Rights Agreement, including the Prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and all material incorporated by reference in such registration statement.

“Representatives” means, with respect to any Person, any of such Person’s officers, directors, managers, members, equityholders, employees, agents, attorneys, accountants, actuaries, consultants, or financial advisors or other Person acting on behalf of such Person.

“Requesting Holder” means any Holder requesting piggyback rights pursuant to Section 3.2 with respect to an Underwritten Shelf Takedown.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and any successor thereto, as the same shall be in effect from time to time.

“Shelf” has the meaning set forth in Section 3.1(a).

“Shelf Registration” means a registration of securities pursuant to a Registration Statement filed with the SEC in accordance with and pursuant to Rule 415 promulgated under the Securities Act.

“Shelf Takedown” means an Underwritten Shelf Takedown or any proposed transfer or sale using a Registration Statement, including a Piggyback Registration.

“SPAC Insiders” means Steven J. Heyer, Andrew J. Heyer, Christopher Bradley, Joseph M. Tonnos, Roger Meltzer, Frederic H. Mayerson and Stephen W. Powell.

“Sponsor” has the meaning set forth in the Preamble.

“Sponsor Letter” means that certain Letter Agreement, dated as of March 1, 2021, by and among PubCo, its officers and directors, and the Sponsor, as the same may be amended, modified, supplemented or waived from time to time.

“Sponsor Lock-Up Period” has the meaning set forth in Section 4.1(a).

“Subsequent Shelf Registration” has the meaning set forth in Section 3.1(b).

“Trading Day” means any day on which the Class A Common Stock is traded on Nasdaq, or, if Nasdaq is not the principal trading market for the Class A Common Stock on such day, then on the principal national securities exchange or securities market on which the Class A Common Stock is then traded.

“Transfer” means, when used as a noun, any voluntary or involuntary transfer, sale or hypothecation or other disposition by the Transferor (whether by operation of law or otherwise) and, when used as a verb, the Transferor voluntarily or involuntarily, transfers, sells or hypothecates or otherwise disposes of (whether by operation of law or otherwise), including, in each case, (a) the establishment or increase of a put equivalent position or liquidation with respect to, or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any security or (b) entry into any swap or other arrangement that transfers to another Person, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise. The terms “Transferee,” “Transferor,” “Transferred,” and other forms of the word “Transfer” shall have the correlative meanings.

“Underwriter” means any investment banker(s) and manager(s) appointed to administer the offering of any Registrable Securities as principal in an Underwritten Offering.

“Underwritten Offering” means a Registration in which securities of PubCo are sold to an Underwriter for distribution to the public.

“Underwritten Shelf Takedown” has the meaning set forth in Section 3.1(e).

“VWAP” means the volume-weighted average share price of Class A Common Stock as displayed on PubCo’s page on Bloomberg (or any successor service) in respect of the period from 9:30 a.m. to 4:00 p.m., New York City time, on such Trading Day.

“Warrants” means the following outstanding warrants of PubCo, that upon exercise entitle the Sponsor to acquire in the aggregate up to 5,333,333 shares of Class A Common Stock and were issued to the Sponsor pursuant to that certain Private Placement Warrants Purchase Agreement, dated March 1, 2021, by and among PubCo and the Sponsor.

“Warrant Agreement” means that certain Warrant Agreement, dated as of March 1, 2021, by and between PubCo and Continental Stock Transfer & Trust Company, a New York corporation, as warrant agent.

“Well-Known Seasoned Issuer” has the meaning set forth in Rule 405 promulgated by the SEC pursuant to the Securities Act.

“Withdrawal Notice” has the meaning set forth in Section 3.1(e).

Section 1.2 Interpretive Provisions. For all purposes of this Investor Rights Agreement, except as otherwise provided in this Investor Rights Agreement or unless the context otherwise requires:

(a) the singular shall include the plural, and the plural shall include the singular, unless the context clearly prohibits that construction.

(b) the words “hereof”, “herein”, “hereunder” and words of similar import, when used in this Investor Rights Agreement, refer to this Investor Rights Agreement as a whole and not to any particular provision of this Investor Rights Agreement.

(c) references in this Investor Rights Agreement to any Law shall be deemed also to refer to such Law, and all rules and regulations promulgated thereunder.

(d) whenever the words “include”, “includes” or “including” are used in this Investor Rights Agreement, they shall mean “without limitation.”

(e) the captions and headings of this Investor Rights Agreement are for convenience of reference only and shall not affect the interpretation of this Investor Rights Agreement.

(f) pronouns of any gender or neuter shall include, as appropriate, the other pronoun forms.

(g) the word “or” shall be construed to mean “and/or” and the words “neither,” “nor,” “any,” “either” and “or” shall not be exclusive, unless the context clearly prohibits that construction.

(h) the phrase “to the extent” shall be construed to mean “the degree by which.”

ARTICLE II

RESERVED

ARTICLE III

REGISTRATION RIGHTS

Section 3.1 Shelf Registration.

(a) Filing. PubCo shall file, within thirty (30) days of the Closing Date or such other earlier date as it is required in accordance with the Warrant Agreement or any other agreements concerning the registration of Registrable Securities to which PubCo is party (each, an “Other Registration Agreement”), a Registration Statement for a Shelf Registration on Form S-3 (the “Form S-3 Shelf”), or if PubCo is ineligible to use a Form S-3 Shelf, a Registration Statement for a Shelf Registration on Form S-1 (the “Form S-1 Shelf,” and together with the Form S-3 Shelf (and any Subsequent Shelf Registration), the “Shelf”), in each case, covering the resale of all Registrable Securities (determined as of two (2) Business Days prior to such filing) on a delayed or continuous basis. PubCo shall use its reasonable best efforts to cause the Shelf to become effective, under (x) the Securities Act and (y) the blue sky laws of such jurisdictions as any participating Holder reasonably requests, as soon as practicable after such filing, but in no event later than sixty (60) days after the initial filing thereof (such date, the “Effectiveness Deadline”); provided, that the Effectiveness Deadline shall be extended to ninety (90) calendar days after the Closing Date if the Registration Statement is reviewed by, and comments thereto are provided from, the SEC; provided, further, that PubCo shall have the Shelf declared effective within five (5) Business Days after the date PubCo is notified (orally or in writing, whichever is earlier) by the staff of the SEC that the Shelf will not be “reviewed” or will not be subject to further review; provided, further, that if the Effectiveness Deadline falls on a Saturday, Sunday or other day that the SEC is closed for business, the Effectiveness Deadline shall be extended to the next Business Day on which the SEC is open for business. The Shelf shall provide for the resale of the Registrable Securities included therein pursuant to any method or combination of methods legally available to, and reasonably requested by, any Holder. In the event PubCo files a Form S-1 Shelf, PubCo shall use its reasonable best efforts to convert the Form S-1 Shelf (and any Subsequent Shelf Registration) to a Form S-3 Shelf as soon as practicable after PubCo is eligible to use Form S-3.

(b) Subsequent Shelf Registration. If any Shelf ceases to be effective under the Securities Act for any reason at any time while there are any Registrable Securities outstanding, PubCo shall use its reasonable best efforts to as promptly as is reasonably practicable cause such Shelf to again become effective under the Securities Act (including obtaining the prompt withdrawal of any order suspending the effectiveness of such Shelf), and shall use its reasonable best efforts to as promptly as is reasonably practicable amend such Shelf in a manner reasonably expected to result in the withdrawal of any order suspending the effectiveness of such Shelf or file an additional Registration Statement as a Shelf Registration (a “Subsequent Shelf Registration”) registering the resale of all outstanding Registrable Securities from time to time, and pursuant to any method or combination of methods legally available to, and requested by, any Holder. If a Subsequent Shelf Registration is filed, PubCo shall use its reasonable best efforts to (i) cause such Subsequent Shelf Registration to become effective under the Securities Act as promptly as is reasonably practicable after the filing thereof (it being agreed that the Subsequent Shelf Registration shall be an Automatic Shelf Registration Statement if PubCo is a Well-Known Seasoned Issuer) and (ii) keep such Subsequent Shelf Registration continuously effective, available for use and in compliance with the provisions of the Securities Act until such time as there are no longer any Registrable Securities outstanding. Any such Subsequent Shelf Registration shall be on Form S-3 to the extent that PubCo is eligible to use such form. Otherwise, such Subsequent Shelf Registration shall be on another appropriate form. In the event that any Holder holds Registrable Securities that are not registered for resale on a delayed or continuous basis, PubCo, upon request of a Holder, shall promptly use its reasonable best efforts to cause the resale of such Registrable Securities to be covered by either, at PubCo’s option, the Shelf (including by means of a post-effective amendment) or a Subsequent Shelf Registration and cause the same to become effective as soon as practicable after such filing and such Shelf or Subsequent Shelf Registration shall be subject to the terms of this Investor Rights Agreement.

(c) Requests for Underwritten Shelf Takedowns. At any time and from time to time after the Shelf has been declared effective by the SEC, the Sponsor or Holders of at least fifteen percent (15%) of the then-outstanding number of Registrable Securities may request (such requesting Holders, the “Demanding Holders”) to sell all or any portion of their Registrable Securities in an underwritten offering that is registered pursuant to the Shelf (each, an “Underwritten Shelf Takedown”); provided that PubCo shall only be obligated to effect an Underwritten Shelf Takedown if such offering (i) shall include securities with a total offering price (including piggyback securities and before deduction of underwriting discounts) reasonably expected to exceed, in the aggregate, $10 million (the “Minimum Takedown Threshold”) or (ii) shall be made with respect to all of the Registrable Securities of the Demanding Holder. All requests for Underwritten Shelf Takedowns shall be made by giving written notice to PubCo, which shall specify the approximate number of Registrable Securities proposed to be sold in the Underwritten Shelf Takedown and the expected price range (net of underwriting discounts and commissions) of such Underwritten Shelf Takedown; provided that each Holder agrees that the fact that such a notice has been delivered shall constitute Confidential Information subject to Section 2.2. The

Demanding Holders shall have the right to select the Underwriters for such offering (which shall consist of one (1) or more reputable nationally or regionally recognized investment banks), and to agree to the pricing and other terms of such offering; provided that such selection shall be subject to the consent of PubCo, which consent shall not be unreasonably withheld, conditioned or delayed. Notwithstanding anything to the contrary contained in this Investor Rights Agreement, in no event shall any Holder or any Transferee thereof request an Underwritten Shelf Takedown during the Lock-Up Period applicable to such Person. There shall be no limit to the number of Underwritten Shelf Takedowns that may be requested by any Holder, subject to the first sentence of this Section 3.1(c); provided that PubCo shall not be obligated to effect, or to take any action to effect, any Underwritten Shelf Takedown otherwise permitted pursuant to this Section 3.1(c) if PubCo has already effected an Underwritten Shelf Takedown in the preceding six (6) month period; provided, further, under no circumstances shall PubCo be obligated to effect more than an aggregate of three (3) Registrations pursuant to an Underwritten Shelf Takedown under this subsection 3.1(c) with respect to any or all Registrable Securities held by the Sponsor (or any of its Permitted Transferees), except that a Registration shall not be counted for such purposes unless a Shelf has been initiated by the Sponsor, has become effective and all of the Registrable Securities requested by the Sponsor to be registered in such Underwritten Shelf Takedown have been sold, in accordance with this Section 3.1 of this Investor Rights Agreement.

(d) Reduction of Underwritten Shelf Takedowns. If the managing Underwriter or Underwriters in an Underwritten Shelf Takedown, in good faith, advise PubCo, the Demanding Holders and the Requesting Holders (if any) in writing that the dollar amount or number of Registrable Securities that the Demanding Holders and the Requesting Holders (if any) desire to sell, taken together with all other shares of Common Stock or other Equity Securities that PubCo desires to sell and all other Common Stock or other Equity Securities, if any, that have been requested to be sold in such Underwritten Offering pursuant to separate written contractual piggyback registration rights held by any other stockholders, exceeds the maximum dollar amount or maximum number of Equity Securities that can be sold in the Underwritten Offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of such securities, as applicable, the “Maximum Number of Securities”), then PubCo shall include in such Underwritten Offering, as follows: at all times (i) first, the Registrable Securities of the Demanding Holders and the Requesting Holders (if any) (pro rata based on the respective number of Registrable Securities that each Demanding Holder and Requesting Holder (if any) has requested be included in such Underwritten Shelf Takedown) that can be sold without exceeding the Maximum Number of Securities; (ii) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), the Common Stock or other Equity Securities that PubCo desires to sell, which can be sold without exceeding the Maximum Number of Securities; (iii) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i) and (ii), the Common Stock or other Equity Securities of other Persons that PubCo is obligated to include in such Underwritten Offering pursuant to separate written contractual arrangements with such Persons and that can be sold without exceeding the Maximum Number of Securities.

(e) Withdrawal. Any of the Demanding Holders initiating an Underwritten Shelf Takedown shall have the right to withdraw from such Underwritten Shelf Takedown for any or no reason whatsoever upon written notification (a “Withdrawal Notice”) to PubCo and the Underwriter or Underwriters (if any) of such Demanding Holder’s intention to withdraw from such Underwritten Shelf Takedown, prior to the public announcement of the Underwritten Shelf Takedown by PubCo; provided that a Holder not so withdrawing may elect to have PubCo continue an Underwritten Shelf Takedown if the Minimum Takedown Threshold would still be satisfied or if the Underwritten Shelf Takedown would be made with respect to all of the Registrable Securities of such Holder. Following the receipt of any Withdrawal Notice, PubCo shall promptly forward such Withdrawal Notice to any other Holders that had elected to participate in such Underwritten Shelf Takedown. Notwithstanding anything to the contrary contained in this Investor Rights Agreement, PubCo shall be responsible for the Registration Expenses incurred in connection with the Underwritten Shelf Takedown prior to delivery of a Withdrawal Notice under this Section 3.1(e).

(f) Long-Form Demands. Upon the expiration of the Lock-Up Period applicable to such Person, and at any time or from time to time that PubCo does not then have an effective Registration Statement outstanding covering all of the Registrable Securities, each Holder may demand that PubCo file a Registration Statement on Form S-1 for the purpose of conducting an Underwritten Offering of any or all of such Holder’s Registrable Securities (each, a “Demand Registration”). PubCo shall, within ten (10) days of its receipt of the Demand Registration request, notify, in writing, all other Holders of Registrable Securities of such demand, and each Holder of Registrable Securities who thereafter wishes to include all or a portion of such Holder’s Registrable Securities in such Demand Registration (each such Holder that includes all or a portion of such Holder’s Registrable Securities in such Registration, a “Requesting Demand Holder”) shall so notify PubCo, in writing, within five (5) days after the receipt by the Holder of the notice from PubCo. Upon receipt by PubCo of any such written notification from a Requesting Demand Holder(s) to PubCo, such Requesting Demand Holder(s) shall be entitled to have their Registrable Securities included in a Registration pursuant to a Demand Registration and PubCo shall effect, as soon thereafter as practicable, the Registration of all Registrable Securities requested by the Requesting Demand Holders pursuant to such Demand Registration in accordance with the provision of this Section 3.1(f). Under no circumstances shall PubCo be obligated to effect more than an aggregate of three (3) Registrations pursuant to a Demand Registration under this Section 3.1(f) with respect to any or all Registrable Securities; provided, however, that a Registration shall not be counted for such purposes unless a Form S-1 has become effective and all of the Registrable Securities requested by the Requesting Demand Holders to be registered on behalf of the Requesting Demand Holders in such Demand Registration have been sold, in accordance with Section 3.1 of this Investor Rights Agreement. PubCo shall file such Registration Statement within thirty (30) days of receipt of such demand and use its reasonable best efforts to cause the same to be declared effective within sixty (60) days of filing; provided, that such deadline shall be extended to ninety (90) calendar days after the date of filing if the Registration Statement on Form S-1 is reviewed by, and comments thereto are provided from, the SEC; provided, further PubCo shall have the Form S-1 declared effective within five (5) Business Days after the date PubCo is notified (orally or in writing, whichever is earlier) by the staff of the SEC that the Registration Statement will not be “reviewed” or will not be subject to further review; provided, further, that if such deadline falls on a Saturday, Sunday or other day that the SEC is closed for business, the deadline shall be extended to the next Business Day on which the SEC is open for business. The provisions of Section 3.1(c), Section 3.1(d) and Section 3.1(e) shall apply to this Section 3.1(f) as if a Demand Registration under this Section 3.1(f) were an Underwritten Shelf Takedown, provided that in order to withdraw a demand under this Section 3.1(f), such withdrawal must be received by PubCo prior to PubCo having publicly filed a Registration Statement pursuant to this Section 3.1(f).

Section 3.2 Piggyback Registration.

(a) Piggyback Rights. If PubCo proposes to conduct a registered offering of Equity Securities on behalf of any Holders (other than pursuant to Underwritten Shelf Registration), or if PubCo proposes to file a Registration Statement under the Securities Act with respect to an offering of Equity Securities of PubCo, for its own account, in each case, other than a Registration Statement (or any registered offering with respect thereto) (i) filed in connection with any employee stock option or other benefit plan, (ii) for an exchange offer or offering of securities solely to PubCo’s existing stockholders, (iii) for an offering of debt that is convertible into Equity Securities of PubCo, or (iv) for a dividend reinvestment plan, then PubCo shall give written notice of such proposed offering to all of the Holders of Registrable Securities as soon as practicable but not less than ten (10) days before the anticipated filing date of such Registration Statement, which notice shall (A) describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any, in such offering, and (B) offer to all of the Holders of Registrable Securities the opportunity to register the sale of such number of Registrable Securities as such Holders may request in writing within five (5) days after receipt of such written notice (such registered offering, a “Piggyback Registration”); provided that each Holder agrees that the fact that such a notice has been delivered shall constitute Confidential Information subject to Section 2.2. PubCo shall use its reasonable best efforts to cause such Registrable Securities to be included in such Piggyback Registration and shall use its reasonable best efforts to cause the managing Underwriter or Underwriters of a proposed Underwritten Offering to permit the Registrable Securities requested by the Holders pursuant to this Section 3.2(a) to be included in a Piggyback Registration on the same terms and conditions as any similar securities of PubCo included in such registered offering and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. The inclusion of any Holder’s Registrable Securities in a Piggyback Registration shall be subject to such Holder’s agreement to abide by the terms of Section 3.6 below.

(b) Reduction of Piggyback Registration. If the managing Underwriter or Underwriters in an Underwritten Offering that is to be a Piggyback Registration (other than a Demand Registration or an Underwritten Shelf Takedown), in good faith, advises PubCo and the Holders participating in the Piggyback Registration in writing that the dollar amount or number of shares of Common Stock or other Equity Securities that PubCo desires to sell, taken together with (i) the Common Stock or other Equity Securities, if any, as to which Registration or a registered offering has been demanded pursuant to an Other Registration Agreement, and (ii) the Common Stock or other Equity Securities, if any, as to which registration has been requested pursuant to Section 3.2, exceeds the Maximum Number of Securities, then:

(i) If the Registration is initiated and undertaken for PubCo’s account, PubCo shall include in any such Registration (A) first, the Common Stock or other Equity Securities that PubCo desires to sell, which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to Section 3.2(a) (pro rata based on the respective number of Registrable Securities that each Holder has requested be included in such Registration), which can be sold without exceeding the Maximum Number of Securities; and (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), the Common Stock or other Equity Securities, if any, as to which Registration has been requested pursuant to written contractual piggyback registration rights of other stockholders of PubCo, which can be sold without exceeding the Maximum Number of Securities; or

(ii) If the Registration is pursuant to a request by Persons other than the Holders, then PubCo shall include in any such Registration (A) first, the Common Stock or other Equity Securities, if any, of such requesting Persons, other than the Holders, which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to Section 3.2(a) (pro rata based on the respective number of Registrable Securities that each Holder has requested be included in such Registration) which can be sold without exceeding the Maximum Number of Securities; (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), the Common Stock or other Equity Securities that PubCo desires to sell, which can be sold without exceeding the Maximum Number of Securities; and (D) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A), (B) and (C), the Common Stock or other Equity Securities, if any, for the account of other Persons that PubCo is obligated to register pursuant to Other Registration Agreements, which can be sold without exceeding the Maximum Number of Securities.

Notwithstanding anything to the contrary in this Section 3.2(b), in the event a Demanding Holder has submitted notice for a bona fide Underwritten Shelf Takedown or Demand Registration and all sales pursuant to such Underwritten Shelf Takedown or Demand Registration pursuant to Section 3.1 have not been effected in accordance with the applicable plan of distribution or submitted a Withdrawal Notice prior to such time that PubCo has given written notice of a Piggyback Registration to all Holders pursuant to Section 3.2, then any reduction in the number of Registrable Securities to be offered in such offering shall be determined in accordance with Section 3.1(d), instead of this Section 3.2(b).

(c) Piggyback Registration Withdrawal. Any Holder shall have the right to withdraw from a Piggyback Registration for any or no reason whatsoever upon written notification to PubCo and the Underwriter or Underwriters (if any) of such Holder’s intention to withdraw from such Piggyback Registration prior to the effectiveness of the Registration Statement filed with the SEC with respect to such Piggyback Registration or, in the case of a Piggyback Registration pursuant to a Shelf Registration, the filing of the applicable “red herring” prospectus or prospectus supplement with respect to such Piggyback Registration used for marketing such transaction. PubCo (whether on its own good faith determination or as the result of a request for withdrawal by Persons pursuant to separate written contractual obligations) may withdraw a Registration Statement filed with the SEC in connection with a Piggyback Registration (which, in no circumstance, shall include the Shelf) at any time prior to the effectiveness of such Registration Statement. Notwithstanding anything to the contrary set forth in this Investor Rights Agreement, PubCo shall be responsible for the Registration Expenses incurred in connection with the Piggyback Registration prior to its withdrawal under this Section 3.2(c).

(d) Notwithstanding anything herein to the contrary, this Section 3.2 shall not apply (a) for any Holder or Party, prior to the expiration of the Lock-Up Period in respect of such Holder or Party or (b) to any Demand Registration or any Shelf Takedown irrespective of whether such Shelf Takedown is an Underwritten Shelf Takedown or not an Underwritten Shelf Takedown.

Section 3.3 Restriction on Transfer. In connection with any Underwritten Offering of Equity Securities of PubCo and if required by the managing underwriter(s), each Holder that holds more than one percent (1%) of the issued and outstanding Common Stock (after giving effect to the exchange of all outstanding Class A Common Units for Class A Common Stock), agrees that it shall not Transfer any Common Stock (other than those included in such offering pursuant to this Investor Rights Agreement), without the prior written consent of PubCo, during the ten (10) Business Days prior (to the extent notice of such Underwritten Offering has been provided) to and the 90-day period beginning on the date of pricing of such offering, except in the event the Underwriter managing the offering otherwise agrees by written consent, and further agrees to execute a customary lock-up agreement in favor of the Underwriters to such effect (in each case on substantially the same terms and conditions as all such Holders). Notwithstanding the foregoing, a Holder shall not be subject to this Section 3.3 with respect to an Underwritten Offering unless each Holder that holds at least one percent (1%) of the issued and outstanding Common Stock (after giving effect to the exchange of all outstanding Class A Common Units), each other Holder that is participating in the Underwritten Offering, and each of PubCo’s directors and executive officers have executed a lock-up on terms at least as restrictive with respect to such Underwritten Offering as requested of the Holders.

Section 3.4 General Procedures. In connection with effecting any Registration and/or Shelf Takedown, subject to applicable Law and any regulations promulgated by any securities exchange on which PubCo’s Equity Securities are then listed, each as interpreted by PubCo with the advice of its counsel, PubCo shall use its reasonable best efforts (except as set forth in clause (d) below) to effect such Registration to permit the sale of the Registrable Securities included in such Registration in accordance with the intended plan of distribution thereof, and pursuant thereto PubCo shall use its commercially reasonable efforts to, as expeditiously as possible:

(a) prepare and file with the SEC as soon as practicable a Registration Statement with respect to such Registrable Securities and, subject to the applicable terms of this Investor Rights Agreement, cause such Registration Statement to become effective and remain effective until all Registrable Securities covered by such Registration Statement have been sold;

(b) prepare and file with the SEC such amendments and post-effective amendments to the Registration Statement, and such supplements to the Prospectus, as may be reasonably requested by any Holder or as may be required by the rules, regulations or instructions applicable to the registration form used by PubCo or by the Securities Act or rules and regulations thereunder to keep the Registration Statement effective until all Registrable Securities covered by such Registration Statement are sold in accordance with the intended plan of distribution set forth in such Registration Statement or supplement to the Prospectus;

(c) at least three (3) calendar days prior to filing a Registration Statement or Prospectus, or any amendment or supplement thereto, furnish without charge to the Underwriters, if any, and the Holders of

Registrable Securities included in such Registration, and such Holders’ legal counsel, if any, as applicable, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the Prospectus included in such Registration Statement (including each preliminary Prospectus), or such other documents as the Underwriters or the Holders of Registrable Securities included in such Registration or the legal counsel for any such Holders, if any, may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Holders;

(d) prior to any public offering of Registrable Securities, use its best efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” Laws of such jurisdictions in the United States as the Holders of Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may request (or provide evidence satisfactory to such Holders that the Registrable Securities are exempt from such registration or qualification), and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other Governmental Entities as may be necessary by virtue of the business and operations of PubCo and do any and all other acts and things that may be necessary or advisable to enable the Holders of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that PubCo shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify or take any action to which it would be subject to general service of process (other than service of process in connection with such qualification or any sale of Registrable Securities in connection therewith) in any such jurisdiction where it is not then otherwise so subject;

(e) cause all such Registrable Securities to be listed on each securities exchange or automated quotation system on which similar securities issued by PubCo are then listed;

(f) provide a transfer agent or warrant agent, as applicable, and registrar for all such Registrable Securities no later than the effective date of such Registration Statement;

(g) advise each Holder of Registrable Securities covered by a Registration Statement, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for such purpose and promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

(h) furnish to each seller of Registrable Securities under a Registration Statement or Prospectus such number of copies of such Registration Statement, each amendment and supplement thereto, the Prospectus included in such Registration Statement (including each preliminary prospectus), each Free-Writing Prospectus and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

(i) notify the Holders at any time when a Prospectus relating to such Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes a Misstatement, and then to correct such Misstatement as set forth in Section 3.7;

(j) permit Representatives of the Holders, the Underwriters, if any, and any attorney, consultant or accountant retained by such Holders or Underwriter to participate, at each such Person’s own expense except to the extent such expenses constitute Registration Expenses, in the preparation of the Registration Statement, and cause PubCo’s officers, directors and employees to supply all information reasonably requested by any such Representative, Underwriter, attorney, consultant or accountant in connection with the Registration; provided, however, that such Persons agree to confidentiality arrangements reasonably satisfactory to PubCo, prior to the release or disclosure of any such information;

(k) obtain a “cold comfort” letter, and a bring-down thereof, from PubCo’s independent registered public accountants in the event of an Underwritten Offering which the participating Holders may rely on, in customary form and covering such matters of the type customarily covered by “cold comfort” letters as the managing Underwriter may reasonably request, and reasonably satisfactory to a majority-in-interest of the participating Holders;

(l) on the date the Registrable Securities are delivered for sale pursuant to such Registration, obtain an opinion and negative assurances letter, dated such date, of counsel representing PubCo for the purposes of such Registration, addressed to the Holders, the placement agent or sales agent, if any, and the Underwriters, if any, covering such legal matters with respect to the Registration in respect of which such opinion is being given as the Holders, placement agent, sales agent, or Underwriter may reasonably request and as are customarily included in such opinions and negative assurance letters;

(m) in the event of any Underwritten Offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing Underwriter of such offering;

(n) make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months beginning within three months after the effective date of the Registration Statement which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any successor rule promulgated thereafter by the SEC);

(o) if an Underwritten Offering involves Registrable Securities with a total offering price (including piggyback securities and before deduction of underwriting discounts) reasonably expected to exceed, in the aggregate, fifty million dollars ($50,000,000), use its reasonable best efforts to make available senior executives of PubCo to participate in customary “road show” presentations that may be reasonably requested by the Underwriter in such Underwritten Offering; and

(p) otherwise, in good faith, cooperate reasonably with, and take such customary actions as may reasonably be requested, by the Holders, in connection with such Registration.

Section 3.5 Registration Expenses. The Registration Expenses of all Registrations shall be borne by PubCo. It is acknowledged by the Holders that the Holders selling any Registrable Securities in an offering shall bear all incremental selling expenses relating to the sale of Registrable Securities (including all reasonable fees and expenses of any legal counsel representing such Holders (to the extent such counsel is not also representing PubCo, as determined in accordance with clause (f) of the definition of “Registration Expenses”)), such as Underwriters’ commissions and discounts, brokerage fees, Underwriter marketing costs, in each case pro rata based on the number of Registrable Securities that such Holders have sold in such Registration.

Section 3.6 Requirements for Participating in Underwritten Offerings. Notwithstanding anything to the contrary contained in this Investor Rights Agreement, if any Holder does not provide PubCo or the managing underwriter, if any, with its requested Holder Information, PubCo may exclude such Holder’s Registrable Securities from the applicable Registration Statement or Prospectus if PubCo determines, based on the advice of counsel, that such information is necessary to effect the registration and such Holder continues thereafter to withhold such information. No Person may participate in any Underwritten Offering of Equity Securities of PubCo pursuant to a Registration under this Investor Rights Agreement unless, on or prior to the later of (i) the fifth (5th) Business Day following the date on which documents or other information are requested from such Holder and (ii) the second (2nd) Business Day prior to the first anticipated filing date of a Registration Statement or Prospectus pursuant to this Investor Rights Agreement, such Person (a) agrees to sell such Person’s Registrable Securities on the basis provided in any underwriting and other arrangements approved by PubCo in the case of an Underwritten Offering of Equity Securities initiated by PubCo, and approved by the Demanding Holders in the case of an Underwritten Offering initiated by the Demanding Holders, and (b) completes and executes all customary questionnaires, powers of attorney, custody agreements, indemnities, lock-up agreements, underwriting agreements and other customary documents as may be reasonably required under the terms of such underwriting arrangements. Subject to the minimum thresholds set forth in Section 3.1(c) and 3.4(o), the exclusion of a Holder’s Registrable Securities as a result of this Section 3.6 shall not affect the registration of the other Registrable Securities to be included in such Registration.

Section 3.7 Suspension of Sales; Adverse Disclosure. Upon receipt of written notice from PubCo that a Registration Statement or Prospectus contains a Misstatement, each of the Holders shall forthwith discontinue disposition of Registrable Securities until it has received copies of a supplemented or amended Prospectus correcting the Misstatement (and PubCo hereby covenants to prepare and file such supplement or amendment as soon as practicable after giving such notice), or until it is advised in writing by PubCo that the use of the Prospectus may be resumed. If the filing, initial effectiveness or continued use of a Registration Statement in respect of any Registration at any time would require PubCo to make an Adverse Disclosure or would require the inclusion in such Registration Statement of financial statements that are unavailable to PubCo for reasons beyond PubCo’s control, PubCo may, upon giving prompt written notice of such action to the Holders, delay the filing or initial effectiveness of, or suspend use of, such Registration Statement for the shortest period of time, but in no event more than ninety (90) days in any 12-month period, determined in good faith by PubCo to be necessary for such purpose. In the event PubCo exercises its rights under the preceding sentence, the Holders agree to suspend, immediately upon their receipt of the notice referred to above, their use of the Prospectus relating to such Registration in connection with any sale or offer to sell Registrable Securities. PubCo shall immediately notify the Holders of the expiration of any period during which it exercised its rights under this Section 3.7.

Section 3.8 Reporting Obligations. As long as any Holder shall own Registrable Securities, PubCo, at all times while it shall be a reporting company under the Exchange Act, covenants to file, timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by PubCo after the Effective Date pursuant to Sections 13(a) or 15(d) of the Exchange Act and, upon receipt of request from a Holder, to promptly furnish such Holder(s) with true and complete copies of all such filings; provided that any documents publicly filed or furnished with the SEC pursuant to the Electronic Data Gathering, Analysis and Retrieval System shall be deemed to have been furnished to the Holders pursuant to this Section 3.8.

Section 3.9 Other Obligations. In connection with a Transfer of Registrable Securities exempt from Section 5 of the Securities Act or through any broker-dealer transactions described in the plan of distribution set forth within the Prospectus and pursuant to the Registration Statement of which such Prospectus forms a part, PubCo shall, subject to applicable Law, as interpreted by PubCo with the advice of counsel, and the receipt of any customary documentation required from the applicable Holders in connection therewith, (a) promptly instruct its transfer agent to remove any restrictive legends applicable to the Registrable Securities being Transferred, and (b) cause its legal counsel to deliver the necessary legal opinions, if any, to the transfer agent in connection with the instruction under clause (a). In addition, PubCo shall cooperate reasonably with, and take such customary actions as may reasonably be requested by the Holders, in connection with the aforementioned Transfers; provided, however, that PubCo shall have no obligation to participate in any “road shows” or assist with the preparation of any offering memoranda or related documentation with respect to any Transfer of Registrable Securities in any transaction that does not constitute an Underwritten Offering.

Section 3.10 Indemnification and Contribution.

(a) PubCo agrees to indemnify and hold harmless each Holder, its officers, managers, directors, trustees, equityholders, beneficiaries, affiliates, agents and Representatives and each Person who controls such Holder (within the meaning of the Securities Act) against all losses, claims, damages, losses, liabilities and expenses (including attorneys’ fees) (or actions in respect thereto) caused by, resulting from, arising out of or based upon (i) any untrue or alleged untrue statement of material fact contained in any Registration Statement, Prospectus or preliminary Prospectus or similar document incident to any Registration, qualification, compliance or sale effected pursuant to this Article III or any amendment thereof or supplement thereto, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any violation or alleged violation by PubCo of the Securities Act or any other similar federal or state securities Laws, and will reimburse, as incurred, each such Holder, its officers, managers, directors, trustees, equityholders, beneficiaries, affiliates, agents and Representatives and each Person who controls such Holder (within the meaning of the Securities Act) for any legal and any other out-of-pocket expenses actually and reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action; provided that, PubCo will not be liable in any such case to the extent that any such claim, damage, loss, liability or expense are caused by or arises out of or is based on any untrue statement or omission made in reliance and in conformity with written information furnished to PubCo by or on behalf of such Holder expressly for use therein. PubCo shall indemnify the Underwriters, their officers and directors and each Person who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing sentence with respect to the indemnification of each Holder.

(b) In connection with any Registration Statement in which a Holder of Registrable Securities is participating, such Holder shall furnish to PubCo in writing such information and affidavits as PubCo reasonably requests for use in connection with any such Registration Statement or Prospectus (the “Holder Information”) and, to the extent permitted by Law, such Holder shall indemnify and hold harmless PubCo, its directors, officers, employees, equityholders, affiliates and agents and each Person who controls PubCo (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses (including reasonable attorneys’ fees) (or actions in respect thereof) arising out of, resulting from or based on any untrue statement of material fact contained in the Registration Statement, Prospectus or preliminary Prospectus or similar document or any amendment thereof or supplement thereto, or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by or on behalf of such Holder expressly for use therein; provided, however, that the obligation to indemnify shall be several, not joint and several, among such Holders of Registrable Securities, and the liability of each such Holder of Registrable Securities shall be in proportion to and limited to the net proceeds received by such Holder from the sale of Registrable Securities pursuant to such Registration Statement. The Holders of Registrable Securities shall indemnify the Underwriters, their officers, directors and each Person who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing sentence with respect to indemnification of PubCo.

(c) Any Person entitled to indemnification under this Section 3.10 shall (i) give prompt written notice, after such Person has actual knowledge thereof, to the indemnifying party of any claim with respect to which such Person seeks indemnification (provided that the failure to give prompt notice shall not impair any Person’s right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party in the defense of any such claim or any such litigation) and (ii) permit such indemnifying party to assume the defense of such claim with legal counsel reasonably satisfactory to the indemnified party (such permission not to be unreasonably withheld, conditioned or delayed) and the indemnified party may participate in such defense at the indemnifying party’s expense if representation of such indemnified party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. An indemnifying party, in the defense of any such claim or litigation, without the consent of each indemnified party, may only consent to the entry of any judgment or enter into any settlement that (i) includes as a term thereof the giving by the claimant or plaintiff therein to such indemnified party of an unconditional release from all liability with respect to such claim or litigation, and (ii) does not include any recovery (including any statement as to or an admission of fault, culpability or a failure to act by or on behalf of such indemnified party) other than monetary damages, and provided, that any sums payable in connection with such settlement are paid in full by the indemnifying party.

(d) The indemnification provided under this Investor Rights Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, manager, director, Representative or controlling Person of such indemnified party and shall survive the Transfer of securities.

(e) If the indemnification provided in this Section 3.10 from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action; provided, however, that the liability of any Holder under this Section 3.10(e) shall be limited to the amount of the net proceeds received by such Holder in such offering giving rise to such liability. The amount paid or payable by a Party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in Sections 3.10(a), 3.10(b) and 3.10(c), any out-of-pocket legal or other fees, charges or expenses actually and reasonably incurred by such Party in connection with any investigation or proceeding. The Parties agree that it would not be just and equitable if contribution pursuant to this Section 3.1(e) were determined by pro rata allocation or by any other method of allocation, which does not take account of the equitable considerations referred to in this Section 3.1(e). No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 3.1(e) from any Person who was not guilty of such fraudulent misrepresentation.

Section 3.11 Other Registration Rights. Other than the registration rights set forth in the Original RRA [and][,] the Warrant Agreement [and the subscription agreements executed in connection with the Equity Financing], PubCo represents and warrants that no Person, other than a Holder of Registrable Securities pursuant to this Investor Rights Agreement, has any right to require PubCo to register any securities of PubCo for sale or to include such securities of PubCo in any Registration Statement filed by PubCo for the sale of securities for its own account or for the account of any other Person. Further, each of PubCo and the Sponsor represents and warrants that this Investor Rights Agreement supersedes any other registration rights agreement or agreement (including the Original RRA) for the benefit of the Sponsor, other than the Warrant Agreement.

Section 3.12 Rule 144. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act, PubCo covenants that it will (a) make available at all times information necessary to comply with Rule 144, if such Rule is available with respect to resales of the Registrable Securities under the Securities Act, and (b) take such further action as the Holders may reasonably request, all to the extent required from time to time to enable them to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act (if available with respect to resales of the Registrable Securities), as such rule may be amended from time to time. Upon the request of any Holder, PubCo will deliver to such Holder a written statement as to whether PubCo has complied with such information requirements, and, if not, the reasons for non-compliance to the extent such information does not constitute disclosure of material non-public information.

Section 3.13 Term. Article III shall terminate with respect to any Holder on the date that such Holder no longer holds any Registrable Securities. The provisions of Section 3.10 shall survive any such termination with respect to such Holder.

Section 3.14 Holder Information. Each Holder agrees, if requested in writing by PubCo, to represent to PubCo the total number of Registrable Securities held by such Holder in order for PubCo to make determinations under this Investor Rights Agreement, including for purposes of Section 3.12. Other than the Members and the Sponsor, a Party who does not hold Registrable Securities as of the Closing Date and who acquires Registrable Securities after the Closing Date will not be a “Holder” until such Party gives PubCo a representation in writing of the number of Registrable Securities it holds.

Section 3.15 Termination of Original RRA. Upon the Closing, PubCo and the Sponsor hereby agree that the Original RRA and all of the respective rights and obligations of the parties thereunder are hereby terminated in their entirety and shall be of no further force or effect.

Section 3.16 Distributions; Direct Ownership.

(a) Notwithstanding anything to the contrary contained herein, in the event that the members or former members of the Sponsor hold any Registrable Securities directly, such members or former members of the Sponsor shall be treated as the Sponsor under this Investor Rights Agreement; provided that such members or former members of the Sponsor, taken as a whole, shall (i) exercise their rights based on the majority-in-interest of such members or former members holding Registrable Securities; and (ii) not be entitled to rights in excess of those conferred on the Sponsor, as if the Sponsor remained a single entity party to this Investor Rights Agreement.

(b) In the event that a Member distributes all of its Registrable Securities to its members, such distributees shall be treated as a Member under this Investor Rights Agreement; provided that such distributees, taken as a whole, shall (i) exercise their rights based on the majority-in-interest of such distributees holding Registrable Securities; and (ii) not be entitled to rights in excess of those conferred on a Member, as if such Member remained a single party to this Investor Rights Agreement.

(c) Notwithstanding the foregoing, other than Transfers by private sales or Transfers made in connection with the consummation of the Business Combination at prices no greater than the price at which the securities were originally purchased, no distribution for purposes of this Section 3.16 may occur prior to the conclusion of any Lock-Up Period applicable to the Sponsor or such Member, as applicable.

Section 3.17 Adjustments. If there are any changes in the Common Stock as a result of a stock split, stock dividend, combination or reclassification, or through merger, consolidation, recapitalization or other similar event, appropriate adjustment shall be made in the provisions of this Investor Rights Agreement, as may be required, so that the rights, privileges, duties and obligations under this Investor Rights Agreement shall continue with respect to the Common Stock as so changed.

ARTICLE IV

LOCK-UP

Section 4.1 Lock-Up.

(a) Each Holder severally, and not jointly, agrees with PubCo not to effect any Transfer, or make a public announcement of any intention to effect such Transfer, of any Lock-Up Shares (as defined below) Beneficially Owned or otherwise held by such Person during the Lock-Up Period (as defined below) applicable to such Person; provided, that such prohibition shall not apply to Transfers (i) permitted pursuant to Section 4.2, (ii) by any Member following the Member Lock-Up Period (as defined below), (iii) Transfers by private sales or Transfers made in connection with the consummation of the Business Combination, in each case by the Sponsor, at prices no greater than the price at which the securities were originally purchased, or (iv) by the Sponsor following the Sponsor Lock-Up Period (as defined below). The “Member Lock-Up Period” shall be the period commencing on the Closing Date and continuing until the date that is six (6) months after the Closing Date; provided that, the Member Lock-Up Period with respect to any Member’s Earnout Company Units and Earnout Voting Shares shall not end prior to the date that such Member’s Earnout Company Units and Earnout Voting Shares are earned in accordance with the BCA. The “Sponsor Lock-Up Period” shall be (w) with respect to Sponsor Earnout Shares, until the date such securities have been earned in accordance with the BCA, (x) with respect to the shares of Class A Common Stock issued in connection with the Class B Common Stock Conversion (other than the Sponsor Earnout Shares), the period commencing on the Closing Date and continuing until the date that is six (6) months after the Closing Date, and (y) with respect to the Warrants (and the Class A Common Stock issuable upon exercise of the Warrants), the period commencing on the Closing Date and continuing until the date that is thirty (30) days after the Closing Date. “Lock-Up Period” means with respect to the Members (including any Person who succeeds to such Member’s rights under this Investor Rights Agreement pursuant to Section 5.1), the Member Lock-Up Period and, with respect to the Sponsor (including any Person who succeeds to the Sponsor’s rights under this Investor Rights Agreement pursuant to Section 5.1), the Sponsor Lock-Up Period. “Lock-Up Shares” means the Equity Securities in PubCo and the Operating Company held by the Holders, directly or indirectly, as of the Closing Date, including the Warrants (or any shares of Class A Common Stock resulting from the exercise of any Warrant), Class A Common Stock, Class V Voting Stock, and the Class A Common Units held by the Members or the Sponsor as of the Closing Date.

(b) During the Lock-Up Period, any purported Transfer of Lock-Up Shares other than in accordance with this Investor Rights Agreement shall be null and void, and PubCo shall refuse to recognize any such Transfer for any purpose.

(c) The Holders acknowledge and agree that, notwithstanding anything to the contrary contained in this Investor Rights Agreement, the Equity Securities in the Operating Company (including the Retained Company Units and the Earnout Company Units), the Earnout Voting Shares, shares of Class V Voting Stock and shares of Class A Common Stock, in each case, Beneficially Owned by such Person shall remain subject to any restrictions on Transfer under applicable securities Laws of any Governmental Entity, including all applicable holding periods under the Securities Act and other rules of the SEC.

Section 4.2 Permitted Transfers. Notwithstanding anything to the contrary contained in this Investor Rights Agreement, during the Lock-Up Period applicable to such Person, the Holders may Transfer, without the consent of PubCo, any of such Person’s Lock-Up Shares (i) to any of such Person’s Permitted Transferees, upon written notice to PubCo or (ii) (a) in the case of an individual, by virtue of Laws of descent and distribution upon death of the individual; (b) in the case of an individual, pursuant to a qualified domestic relations order; or (c) pursuant to any liquidation, merger, stock exchange or other similar transaction which results in all of PubCo’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property subsequent to the Business Combination; provided, that in connection with any Transfer of such Lock-Up Shares pursuant to clause (ii)(a) or clause (ii)(b) above, (x) the restrictions and obligations contained in Section 4.1 and this Section 4.2 will continue to apply to such Lock-Up Shares after any Transfer of such Lock-Up Shares, and (y) the Transferee of such Lock-Up Shares shall have no rights under this Investor Rights Agreement, unless, for the avoidance of doubt, such Transferee is a Permitted Transferee in accordance with this Investor Rights Agreement. Any Transferee of Lock-Up Shares that is a Permitted Transferee of the Transferor shall be required, at the time of and as a condition to such Transfer, to become a party to this Investor Rights Agreement by executing and delivering a joinder in the form attached to this Investor Rights Agreement as Exhibit A, whereupon such Transferee will be treated as a Party (with the same rights and obligations as the Transferor) for all purposes of this Investor Rights Agreement; provided that the (A) restrictions on Transfers under this Article IV shall not apply to Permitted Transferees who receive Registrable Securities in connection with Transfers by private sales or Transfers made in connection with the consummation of the Business Combination, in each case by the Sponsor, at prices no greater than the price at which the securities were originally purchased, and (B) the Permitted Transferees identified in clause (A) of this proviso may elect to join this Investor Rights Agreement (after giving effect to clause (A) of this proviso) at the time of such Transfer but shall not be required to do so as a condition to such Transfer.

Section 4.3 Other Lock-Up Restrictions. Each of PubCo, the SPAC Insiders and the Sponsor hereby acknowledge and agree that this Article IV supersedes the Sponsor Letter in all respects, and the parties’ obligations thereunder are terminated.

ARTICLE V

GENERAL PROVISIONS

Section 5.1 Assignment; Successors and Assigns; No Third-Party Beneficiaries.

(a) Except as otherwise permitted pursuant to this Investor Rights Agreement, and other than assignments in connection with a distribution pursuant to Section 3.16, no Party may assign such Party’s rights and obligations under this Investor Rights Agreement, in whole or in part, without the prior written consent of PubCo. Any such assignee may not again assign those rights, other than in accordance with this Article V. Any attempted assignment of rights or obligations in violation of this Article V shall be null and void.

(b) Notwithstanding anything to the contrary contained in this Investor Rights Agreement (other than the succeeding sentence of this Section 5.1(b)), (i) prior to the expiration of the Lock-Up Period applicable to such Holder, no Holder may Transfer such Holder’s rights or obligations under this Investor Rights Agreement in connection with a Transfer of such Holder’s Registrable Securities, in whole or in part, except in connection with a Transfer pursuant to Section 4.2; and (ii) after the expiration of the Lock-Up Period applicable to such Holder, a Holder may Transfer such Holder’s rights or obligations under this Investor Rights Agreement in connection with a Transfer of such Holder’s Registrable Securities, in whole or in part, to (x) any of such Holder’s Permitted Transferees, or (y) any Person with the prior written consent of PubCo. Any Transferee of Registrable Securities (other than pursuant to an effective Registration Statement or a Rule 144 transaction) pursuant to this Section 5.1(b) shall be required, at the time of and as a condition to such Transfer, to become a party to this Investor Rights Agreement by executing and delivering a joinder in the form attached to this Investor Rights Agreement as Exhibit A, whereupon such Transferee will be treated as a Party (with the same rights and obligations as the Transferor, except as otherwise provided in this Investor Rights Agreement) for all purposes of this Investor Rights Agreement; provided that (A) this requirement shall not apply to Permitted Transferees who receive Registrable Securities in connection with Transfers by private sales or Transfers made in connection with the consummation of the Business Combination, in each case by the Sponsor, at prices no greater than the price at which the securities were originally purchased, and (B) the Permitted Transferees identified in clause (A) of this proviso may elect to join this Investor Rights Agreement at the time of such Transfer but shall not be required to do so as a condition to such Transfer. No Transfer of Registrable Securities by a Holder shall be registered on PubCo’s books and records, and such Transfer of Registrable Securities shall be null and void and not otherwise effective, unless any such Transfer is made in accordance with the terms and conditions of this Investor Rights Agreement, and PubCo is hereby authorized by all of the Holders to enter appropriate stop transfer notations on its transfer records to give effect to this Investor Rights Agreement. The Parties acknowledge that there is no intention to form a “group” (as defined in Section 13(d)(3) of the Exchange Act) between the Parties to this Investor Rights Agreement.

(c) All of the terms and provisions of this Investor Rights Agreement shall be binding upon the Parties and their respective successors, assigns, heirs and representatives, but shall inure to the benefit of and be enforceable by the successors, assigns, heirs and representatives of any Party only to the extent that they are permitted successors, assigns, heirs and representatives pursuant to the terms of this Investor Rights Agreement.

(d) Nothing in this Investor Rights Agreement, express or implied, is intended to confer upon any Party, other than the Parties and their respective permitted successors, assigns, heirs and representatives, any rights or remedies under this Investor Rights Agreement or otherwise create any third party beneficiary hereto.

Section 5.2 Termination. Article III of this Investor Rights Agreement shall terminate as set forth in Section 3.13. The remainder of this Investor Rights Agreement shall terminate automatically (without any action by any Party) as to each Holder when such Holder ceases to Beneficially Own any Registrable Securities; provided that, the provisions of Section 3.10 shall survive any such termination with respect to such Holder.

Section 5.3 Severability. If any provision of this Investor Rights Agreement is determined to be invalid, illegal or unenforceable by any Governmental Entity, the remaining provisions of this Investor Rights Agreement, to the extent permitted by Law shall remain in full force and effect.

Section 5.4 Entire Agreement; Amendments; No Waiver.

(a) This Investor Rights Agreement, together with the Exhibit to this Investor Rights Agreement, the BCA, the Operating Company A&R OA, and all other Ancillary Agreements, constitute the entire agreement among the Parties with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous agreements, understandings and discussions, whether oral or written, relating to such subject matter in any way and there are no warranties, representations or other agreements among the Parties in connection with such subject matter except as set forth in this Investor Rights Agreement and therein.

(b) No provision of this Investor Rights Agreement may be amended or modified in whole or in part at any time without the express written consent of (i) PubCo, (ii) for so long as the Members and their Permitted Transferees collectively Beneficially Own five percent (5%) or more of the voting power of the stock of PubCo held by the Members immediately after the Closing, the Members’ Representative, (iii) for so long as the Sponsor and its Permitted Transferees collectively Beneficially Own Class A Common Stock in PubCo representing fifty percent (50%) or more of the Class A Common Stock held by the Sponsor immediately after the Closing, the Sponsor, and (iv) in any event at least the Holders holding in the aggregate more than fifty percent (50%) of the Registrable Securities Beneficially Owned by the Holders; provided that any such amendment or modification that would be materially adverse in any respect to any Holder shall require the prior written consent of such Holder; provided, further that a provision that has terminated with respect to a Party shall not require any consent of such Party (and such Party’s Class A Common Stock shall not be considered in computing any percentages) with respect to amending or modifying such provision.

(c) No waiver of any provision or default under, nor consent to any exception to, the terms of this Investor Rights Agreement shall be effective unless in writing and signed by the Party to be bound and then only to the specific purpose, extent and instance so provided; provided that, notwithstanding the foregoing, no waiver of any provision or default under, nor consent to any exception to, the terms and provisions of Article IV shall be effective unless in writing and signed by each of (i) PubCo, (ii) for so long as the Members and their Permitted Transferees collectively Beneficially Own fifteen percent (15%) or more of the voting power of the stock of PubCo held by the Members immediately after the Closing, the Members’ Representative, (iii) for so long as the Sponsor and its Permitted Transferees collectively Beneficially Own Class A Common Stock in PubCo representing fifty percent (50%) or more of the Class A Common Stock held by the Sponsor immediately after the Closing, the Sponsor, and (iv) at least the Holders holding in the aggregate more than fifty percent (50%) of the Registrable Securities Beneficially Owned by the Holders.

(d) Notwithstanding the foregoing provisions of this Section 5.4, other than with respect to amendments, modifications, waivers or consents relating to or airing out of Article IV, no amendment, modification, waiver or consent shall be required by (i) the Sponsor or its Permitted Transferees, with respect to any provision that has, in accordance with Section 5.2, terminated as to the Sponsor or (ii) the Members’ Representative or a particular Member or its Permitted Transferees, with respect to any provision that has, in accordance with Section 5.2, terminated as to such Member or all of the Members.

Section 5.5 Counterparts; Electronic Delivery. This Investor Rights Agreement and any other agreements, certificates, instruments and documents delivered pursuant to this Investor Rights Agreement may be executed and delivered in one or more counterparts and by email or other electronic transmission, each of which shall be deemed an original and all of which shall be considered one and the same agreement. No Party shall raise the use of email to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of email as a defense to the formation or enforceability of a contract and each Party forever waives any such defense.

Section 5.6 Notices. All notices, demands and other communications to be given or delivered under this Investor Rights Agreement shall be in writing and shall be deemed to have been given (a) when personally delivered (or, if delivery is refused, upon presentment) or received by email (with confirmation of transmission, which may include electronic confirmation) prior to 5:00 p.m. eastern time on a Business Day and, if otherwise, on the next Business Day, (b) one (1) Business Day following sending by reputable overnight express courier (charges prepaid), or (c) three (3) calendar days following mailing by certified or registered mail, postage prepaid and return receipt requested. Unless another address is specified in writing pursuant to the provisions of this Section 5.6, notices, demands and other communications shall be sent to the addresses indicated below:

if to PubCo, to:

biote Corp.

1875 W. Walnut Hill Ln #100

Irving, TX 75038

Attention: Marybeth Conlon

Email: marybeth.conlon@biote.com

with a copy (which shall not constitute notice) to:

Cooley (UK) LLP

22 Bishopsgate

London EC2N 4BQ, UK

Attention: Michal Berkner; Ryan Sansom

Email: mberkner@cooley.com; rsansom@cooley.com

if to the Members, to:

BioTe Holdings, LLC

1875 W. Walnut Hill Ln #100

Irving, TX 75038

Attention: Marybeth Conlon

Email: marybeth.conlon@biote.com

with a copy (which shall not constitute notice) to:

Cooley (UK) LLP

22 Bishopsgate

London EC2N 4BQ, UK

Attention: Michal Berkner; Ryan Sansom

Email: mberkner@cooley.com; rsansom@cooley.com

if to the Sponsor:

Haymaker Sponsor III LLC

501 Madison Avenue, Floor 12

New York, NY 10022

Attention: Christopher Bradley

Email: cbradley@mistralequity.com

with a copy (which shall not constitute notice) to:

DLA Piper LLP (US)

1251 Avenue of the Americas

New York, New York 10020

Attention: Sidney Burke, Stephen P. Alicanti

Email: sidney.burke@us.dlapiper.com; stephen.alicanti@us.dlaiper.com if to the Members’ Representative:

Teresa S. Weber

1875 W. Walnut Hill Ln #100

Irving, TX 75038

Email: terry.weber@biote.com

with a copy (which shall not constitute notice) to:

BioTe Holdings, LLC

1875 W. Walnut Hill Ln #100

Irving, TX 75038

Attention: Marybeth Conlon

Email: marybeth.conlon@biote.com

Section 5.7 Governing Law; Waiver of Jury Trial; Jurisdiction. The Law of the State of Delaware shall govern (a) all Proceedings, claims or matters related to or arising from this Investor Rights Agreement (including any tort or non-contractual claims) and (b) any questions concerning the construction, interpretation, validity and enforceability of this Investor Rights Agreement, and the performance of the obligations imposed by this Investor Rights Agreement, in each case without giving effect to any choice of Law or conflict of Law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Law of any jurisdiction other than the State of Delaware. EACH PARTY TO THIS INVESTOR RIGHTS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY PROCEEDING IN RESPECT OF ANY DISPUTE BETWEEN OR AMONG ANY OF THE PARTIES (WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THIS INVESTOR RIGHTS AGREEMENT, THE TRANSACTIONS CONTEMPLATED BY THIS INVESTOR RIGHTS AGREEMENT AND/OR THE RELATIONSHIPS ESTABLISHED AMONG THE PARTIES UNDER THIS INVESTOR RIGHTS AGREEMENT. THE PARTIES FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH SUCH PARTY’S LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES SUCH PARTY’S JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. Each of the Parties submits to the exclusive jurisdiction of first, the Chancery Court of the State of Delaware or if such court declines jurisdiction, then to the Federal District Court for the District of Delaware, in each case in Wilmington, Delaware, in any Proceeding arising out of or relating to this Investor Rights Agreement, agrees that all claims in respect of the Proceeding shall be heard and determined in any such court and agrees not to bring any Proceeding arising out of or relating to this Investor Rights Agreement in any other courts. Nothing in this Section 5.7, however, shall affect the right of any Party to serve legal process in any manner permitted by Law or at equity. Each Party agrees that a final judgment in any Proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by Law or at equity.

Section 5.8 Specific Performance. Each Party hereby agrees and acknowledges that it will be impossible to measure in money the damages that would be suffered if the Parties fail to comply with any of the obligations imposed on them by this Investor Rights Agreement and that, in the event of any such failure, an aggrieved Party will be irreparably damaged and will not have an adequate remedy at Law. Any such Party shall, therefore, be entitled (in addition to any other remedy to which such Party may be entitled at Law or in equity) to seek injunctive relief, including specific performance, to enforce such obligations, without the posting of any bond, and if any Proceeding should be brought in equity to enforce any of the provisions of this Investor Rights Agreement, none of the Parties shall raise the defense that there is an adequate remedy at Law.

Section 5.9 Subsequent Acquisition of Shares. Any Equity Securities of PubCo or Operating Company acquired subsequent to the Effective Date by a Holder shall be subject to the terms and conditions of this Investor

Rights Agreement (other than Article IV) and such shares shall be considered to be “Registrable Securities” as such term is used in this Investor Rights Agreement.

Section 5.10 Legends. Each of the Holders acknowledges that (i) no Transfer, hypothecation or assignment of any Registrable Securities Beneficially Owned by such Holder may be made except in compliance with applicable federal and state securities laws, and (ii) PubCo shall (x) place customary restrictive legends on the certificates or book entries representing the Registrable Securities subject to this Investor Rights Agreement, and (y) remove such restrictive legends upon the request of a Holder following the time the applicable Transfer and other restrictions contemplated thereby are no longer applicable to the Registrable Securities represented by such certificates or book entries.

Section 5.11 No Third-Party Liabilities. This Investor Rights Agreement may only be enforced against the named parties hereto. All claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to any of this Investor Rights Agreement, or the negotiation, execution or performance of this Investor Rights Agreement (including any representation or warranty made in or in connection with this Investor Rights Agreement or as an inducement to enter into this Investor Rights Agreement), may be made only against the Persons that are expressly identified as parties hereto, as applicable; and no past, present or future direct or indirect director, officer, employee, incorporator, member, partner, stockholder, Affiliate, portfolio company in which any such Party or any of its investment fund Affiliates have made a debt or equity investment (and vice versa), agent, attorney or representative of any Party hereto (including any Person negotiating or executing this Investor Rights Agreement on behalf of a Party hereto), unless a Party to this Investor Rights Agreement, shall have any liability or obligation with respect to this Investor Rights Agreement or with respect any claim or cause of action (whether in contract or tort) that may arise out of or relate to this Investor Rights Agreement, or the negotiation, execution or performance of this Investor Rights Agreement (including a representation or warranty made in or in connection with this Investor Rights Agreement or as an inducement to enter into this Investor Rights Agreement).

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the Parties has duly executed this Investor Rights Agreement as of the Effective Date.

PUBCO:

BIOTE CORP.

By
Name:
Title:

SPONSOR:

HAYMAKER SPONSOR III LLC

By
Name:
Title:

SPAC INSIDERS (solely for the purpose of Section 4.3):

Steven J. Heyer

Andrew R. Heyer

Christopher Bradley

Joseph M. Tonnos

Roger Meltzer

Frederic H. Mayerson

Stephen W. Powell

[Signature Page to Investor Rights Agreement]

IN WITNESS WHEREOF, each of the Parties has duly executed this Investor Rights Agreement as of the Effective Date.

MEMBERS’ REPRESENTATIVE:

Teresa S. Weber

[Signature Page to Investor Rights Agreement]

Exhibit A

FORM OF JOINDER

This Joinder (this “Joinder”) to the Investor Rights Agreement is made as of [    ], 20[    ], is between [    ] (“Transferor”) and [    ] (“Transferee”).

WHEREAS, as of the date hereof, Transferee is acquiring [    ] Registrable Securities (the “Acquired Interests”) from Transferor;

WHEREAS, Transferor is a party to that certain Investor Rights Agreement, dated as of [●], 2022, among biote Corp. (“PubCo”) and the other persons party thereto (the “Investor Rights Agreement”); and

WHEREAS, Transferee is required, at the time of and as a condition to such Transfer, to become a party to the Investor Rights Agreement by executing and delivering this Joinder, whereupon such Transferee will be treated as a Party (with the same rights and obligations as the Transferor) for all purposes of the Investor Rights Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:

Definitions. To the extent capitalized words used in this Joinder are not defined in this Joinder, such words shall have the respective meanings set forth in the Investor Rights Agreement.

Acquisition. The Transferor hereby Transfers to the Transferee all of the Acquired Interests.

Joinder. Transferee hereby acknowledges and agrees that (a) such Transferee has received and read the Investor Rights Agreement, (b) such Transferee is acquiring the Acquired Interests in accordance with and subject to the terms and conditions of the Investor Rights Agreement and (c) such Transferee will be treated as a Party (with the same rights and obligations as the Transferor, except as otherwise provided in the Investor Rights Agreement) for all purposes of the Investor Rights Agreement.

Notice. Any notice, demand or other communication under the Investor Rights Agreement to Transferee shall be given to Transferee at the address set forth on the signature page hereto in accordance with Section 5.6 of the Investor Rights Agreement.

Governing Law. This Joinder shall be governed by and construed in accordance with the Law of the State of Delaware.

Third Party Beneficiary. Pubco is an express third party beneficiary of this Joinder.

Counterparts; Electronic Delivery. This Joinder may be executed and delivered in one or more counterparts, by fax, email or other electronic transmission, each of which shall be deemed an original and all of which shall be considered one and the same agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Joinder or any document to be signed in connection with this Joinder shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

[Signature Page Follows]

Exhibit A

IN WITNESS WHEREOF, this Joinder has been duly executed and delivered by the parties as of the date first above written.

TRANSFEROR:

By
Name:
Title:

TRANSFEREE:

By
Name:
Title:

Address for notices:

[Signature Page to Exhibit A to Investor Rights Agreement]

Preliminary Proxy Card, Subject to Completion

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet – QUICK «« « EASY

IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail

HAYMAKER ACQUISITION CORP. III

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern time, on [Xxxx XX], 2022.

INTERNET –
www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

Vote at the Meeting –
If you plan to attend the virtual online annual meeting, you will need your 12 digit control number to vote electronically at the annual meeting. To attend:
https://www.cstproxy.com/
haymakeracquisitioniii/2022

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

Ù FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED Ù

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

HAYMAKER ACQUISITION CORP. III

The undersigned appoints Steven J. Heyer, Andrew R. Heyer and Christopher Bradley as proxies (the “Proxies”), and each of them with full power to act without the other, each with the power to appoint a substitute, and hereby authorizes any of them to represent and to vote, as designated below, all common stock of Haymaker Acquisition Corp. III held of record by the undersigned on [X], 2022 at the special meeting of stockholders (the “Meeting”) to be held on [X], 2022, at 10:00 a.m., Eastern time, via live webcast at: https://www.cstproxy.com/haymakeracquisitioniii/2022, or any postponement or adjournment thereof. Such shares shall be voted as indicated with respect to the proposals listed below and in the Proxies’ discretion on such other matters as may properly come before the Meeting or any adjournment or postponement thereof.

THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF THE ACCOMPANYING PROXY STATEMENT AND REVOKES ALL PRIOR PROXIES FOR SAID MEETING. THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS, THE PROXY WILL BE VOTED “FOR” PROPOSALS NO. 1, 2, 3, 4, 5, 6 AND 8 AND “FOR” EACH DIRECTOR NOMINEE.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

(Continued, and to be marked, dated and signed, on the other side)

Preliminary Proxy Card, Subject to Completion

Proxy Materials for the Special Meeting of Stockholders are available at:

https://www.cstproxy.com/haymakeracquisitioniii/2022

PROXY CARD
HAYMAKER ACQUISITION CORP. III—THE BOARD RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2, 3, 4, 5, 6 and 8 AND “FOR” EACH DIRECTOR NOMINEE.	Please mark your votes like this	☒

Proposal No. 1 — To consider and vote upon a proposal to approve and adopt the Business	FOR ☐	AGAINST ☐	ABSTAIN ☐

Combination Agreement, dated as of December 13, 2021 (a copy of which is attached to the accompanying proxy statement as Annex A) (as amended, the “Business Combination Agreement”), by and among Haymaker Acquisition Corp. III (the “Company”), Haymaker Sponsor III LLC, BioTE Holdings, LLC (“Biote”), BioTE Management, LLC, Dr. Gary Donovitz, in his individual capacity, and Teresa S. Weber, in her capacity as the members’ representative, and approve the other transactions contemplated thereby;

Proposal No. 2 — Nasdaq Proposal — To consider and vote upon a proposal to approve,	FOR ☐	AGAINST ☐	ABSTAIN ☐

for purposes of complying with applicable Nasdaq listing rules, the issuance of more than 20% of the Company’s issued and outstanding common stock (i) pursuant to the terms of the Business Combination Agreement and (ii) upon the redemption of the Retained Biote Units pursuant to the terms of Biote’s Second Amended and Restated Operating Agreement (the “Biote A&R OA), in each case, that may result in a Member owning more than 20% of our outstanding common stock, or more than 20% of the voting power, which could constitute a “change of control” under Nasdaq rules;

Proposal No. 3 — Charter Proposal — To consider and vote upon a proposal to approve	FOR ☐	AGAINST ☐	ABSTAIN ☐

the Company’s proposed second amended and restated certificate of incorporation, substantially in the form attached to the accompanying proxy statement as Annex C, in connection with the business combination;

Proposal No. 4 — Advisory Charter Proposals — To consider and act upon the following proposals to approve and adopt, on a non-binding advisory basis, certain material differences between the Company’s amended and restated certificate of incorporation and the second amended and restated certificate of incorporation, which are being presented in accordance with the requirements of the U.S. Securities and Exchange Commission as three separate sub-proposals;

Advisory Charter Proposal A — to elect not to be governed by Section 203 of the DGCL;	FOR ☐	AGAINST ☐	ABSTAIN ☐

Advisory Charter Proposal B — to change the name of the new public entity to “biote Corp.” from “Haymaker Acquisition Corp. III”;	FOR ☐	AGAINST ☐	ABSTAIN ☐

Advisory Charter Proposal C — to, upon completion of the business combination,	FOR ☐	AGAINST ☐	ABSTAIN ☐

increase the authorized capital stock from 221,000,000 shares, consisting of 200,000,000 shares of Class A common stock, 20,000,000 shares of Class B common stock and 1,000,000 shares of preferred stock, to [●] shares, which would consist of [●] shares of common stock, including [●] shares of Class A common stock, [●] shares of Class B common stock, [●] shares of Class V voting stock and [●] shares of preferred stock;

Proposal No. 5 — Incentive Plan Proposal — To consider and vote upon a proposal to	FOR ☐	AGAINST ☐	ABSTAIN ☐

approve the biote Corp. 2022 Equity Incentive Plan (the “Incentive Plan”), substantially in the form attached to the accompanying proxy statement as Annex E, including the authorization of the initial share reserve under the Incentive Plan;

Proposal No. 6 — ESPP Proposal — To consider and vote upon a proposal to approve	FOR ☐	AGAINST ☐	ABSTAIN ☐

the biote Corp. 2022 Employee Stock Purchase Plan (the “ESPP”), substantially in the form attached to the accompanying proxy statement as Annex F, including the authorization of the initial share reserve under the ESPP;

Proposal No. 7 — Director Election Proposal — a proposal to consider and vote upon a proposal to elect seven directors to serve staggered terms on the Board until immediately following the 2023, 2024 and 2025 annual meetings of our stockholders, as applicable, and until their respective successors are duly elected and qualified; alternatively, in the event the condition precedent proposals are not approved, the holders of our Class A common stock and Class B common stock, voting together as a single class, have the right under the Company’s existing certificate of incorporation to elect one director to serve as a Class I director on the Board for a term of three years expiring at the annual meeting of stockholders to be held in 2025 or until such director’s successor has been duly elected and qualified; and

	FOR All ☐	WITHHOLD ALL ☐	FOR All EXCEPT ☐
To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the name of the nominee(s) on the line below.

Proposal No. 8 — Adjournment Proposal — To consider and vote upon a proposal to	FOR ☐	AGAINST ☐	ABSTAIN ☐

approve the adjournment of the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if there are insufficient votes for, or otherwise in connection with, the approval of the condition precedent proposals.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CONTROL NUMBER

Signature                                                     Signature, if held jointly                                         Date                        , 2022

When Shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or another authorized officer. If a partnership, please sign in partnership name by an authorized person. The shares represented by the proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted “FOR” each of Proposal Nos. 1, 2, 3, 4, 5, 6 and 8 and “FOR” each director nominee. If any other matters properly come before the meeting, unless such authority is withheld on this proxy card, the Proxies will vote on such matters in their discretion.